                                                    Filed pursuant to Rule 424B5
                                                  Registration No. 333-116258-02

           PROSPECTUS SUPPLEMENT TO PROSPECTUS DATED OCTOBER 18, 2004

                                 $1,054,143,000
                                 (Approximate)

         Commercial Mortgage Pass-Through Certificates, Series 2004-C4
              Credit Suisse First Boston Mortgage Securities Corp.
                                   depositor

                             Column Financial, Inc.

                          KeyBank National Association

                                    NCB, FSB
                             mortgage loan sellers
                            ------------------------

    We, Credit Suisse First Boston Mortgage Securities Corp., intend to establish a trust fund. The primary assets of that trust fund will consist of 179 commercial and multifamily mortgage loans, with the characteristics described in this prospectus supplement. The trust fund will issue 26 classes of certificates, ten (10) of which are being offered by this prospectus supplement, as listed below. The trust fund will pay interest and/or principal monthly, commencing in December 2004. The offered certificates represent obligations of the trust fund only and do not represent obligations of or interests in us or any of our affiliates. We do not intend to list the offered certificates on any national securities exchange or any automated quotation system of any registered securities association.

    The underwriters have agreed to purchase the offered certificates from us at a price of 100.49% of the total initial principal balance of the offered certificates plus accrued interest from November 1, 2004. The underwriters propose to offer the offered certificates from time to time for sale in negotiated transactions or otherwise, at market prices prevailing at the time of sale, at prices related to the prevailing market prices or at negotiated prices.

    Investing in the offered certificates involves risks. See "Risk Factors" beginning on page S-38 of this prospectus supplement.

                          Approximate         Initial
                         Total Initial      Pass-Through     Assumed Final        Rated Final      Expected Ratings
   Offered Classes     Principal Balance        Rate       Distribution Date   Distribution Date    (Moody's/S&P)
   ---------------     ------------------   ------------   -----------------   -----------------   ----------------
Class A-1............     $  32,626,000      3.4660%          March 2009        October 2039         Aaa/AAA
Class A-2............     $ 161,607,000      3.8800%         October 2009       October 2039         Aaa/AAA
Class A-3............     $  33,994,000      4.1770%          July 2011         October 2039         Aaa/AAA
Class A-4............     $ 105,155,000      4.2830%          July 2011         October 2039         Aaa/AAA
Class A-5............     $  24,031,000      4.5140%        September 2013      October 2039         Aaa/AAA
Class A-6............     $ 267,162,000      4.6910%          July 2014         October 2039         Aaa/AAA
Class A-1-A..........     $ 285,886,000      4.5060%         August 2014        October 2039         Aaa/AAA
Class A-J............     $  78,243,000      4.7720%         August 2014        October 2039         Aaa/AAA
Class B..............     $  39,832,000      4.8160%        September 2014      October 2039          Aa2/AA
Class C..............     $  25,607,000      4.8990%        September 2014      October 2039           A2/A

    Delivery of the offered certificates, in book-entry form only, will be made on or about November 10, 2004.

    Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

    Credit Suisse First Boston LLC will act as lead and book running manager. Not every underwriter will have an obligation to purchase offered certificates from us. See "Underwriting" in this prospectus supplement.

  Credit Suisse First Boston

                              KeyBanc Capital Markets

                                                          Goldman, Sachs & Co.

          The date of this prospectus supplement is October 27, 2004.

[CREDIT SUISEE FIRST BOSTON LOGO]

CREDIT SUISEE FIRST BOSTON MORTGAGE SECURITIES CORP.
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2004-C4

                                  [MAP OMITTED]

NEW YORK                       TEXAS
78 PROPERTIES                  21 PROPERTIES
15.7% OF TOTAL                 14.4% OF TOTAL

PENNSYLVANIA                   OKLAHOMA
2 PROPERTIES                   1 PROPERTY
2.8% OF TOTAL                  0.3% OF TOTAL

CONNECTICUT                    ARIZONA
5 PROPERTIES                   5 PROPERTIES
1.3% OF TOTAL                  1.4% OF TOTAL

NEW JERSEY                     UTAH
3 PROPERTIES                   1 PROPERTY
9.1% OF TOTAL                  0.2% OF TOTAL

MARYLAND                       NEVADA
5 PROPERTIES                   1 PROPERTY
2.2% OF TOTAL                  0.5% OF TOTAL

DELAWARE                       CALIFORNIA
1 PROPERTY                     13 PROPERTIES
0.3% OF TOTAL                  8.8% OF TOTAL
                               NORTHERN CALIFORNIA
DISTRICT OF COLUMBIA           11 PROPERTIES
1 PROPERTY                     7.4% OF TOTAL
7.0% OF TOTAL                  SOUTHERN CALIFORNIA
                               2 PROPERTIES
VIRGINIA                       1.4% OF TOTAL
2 PROPERTIES
1.3% OF TOTAL                  ALASKA
                               1 PROPERTY
NORTH CALIFORNIA               0.1% OF TOTAL
4 PROPERTIES
1.3% OF TOTAL                  OREGON
                               1 PROPERTY
KENTUCKY                       0.3% OF TOTAL
1 PROPERTY
0.2% OF TOTAL                  WASHINGTON
                               2 PROPERTIES
TENNESSEE                      1.7% OF TOTAL
4 PROPERTIES
2.7% OF TOTAL                  COLORADO
                               3 PROPERTIES
GEORGIA                        0.4% OF TOTAL
3 PROPERTIES
4.7% OF TOTAL                  NEBRASKA
                               1 PROPERTY
FLORIDA                        0.4% OF TOTAL
9 PROPERTIES
6.4% OF TOTAL                  MINNESOTA
                               1 PROPERTY
MISSISSIPPI                    2.2% OF TOTAL
2 PROPERTIES
1.3% OF TOTAL                  ILLINOIS
                               6 PROPERTIES
LOUISIANA                      5.7% OF TOTAL
3 PROPERTIES
0.8% OF TOTAL                  MICHIGAN
                               8 PROPERTIES
ARKANSAS                       3.9% OF TOTAL
1 PROPERTY
0.5% OF TOTAL                  INDIANA
                               1 PROPERTY
MISSOURI                       1.2% OF TOTAL
1 PROPERTY
0.1% OF TOTAL                  OHIO
                               2 PROPERTIES
                               0.7% OF TOTAL

[CHART]

Office                  21.5%
Multifamily             31.4%
Retail                  39.0%
Self Storage             0.6%
Mixed Use                1.1%
Industrial               0.5%
Hotel                    5.9%

                                                 [PHOTO OMITTED]

                                                 ASHFORD PLACE APARTMENTS
[PHOTO OMITTED]                                  FLOWOOD, MS

1201 NEW YORK AVENUE
WASHINGTON, D.C.
                                                 [PHOTO OMITTED]

                                                 AVALON TOWN CENTER
                                                 ORLANDO, FL

[PHOTO OMITTED]                                  [PHOTO OMITTED]

BRUNSWICK SQUARE                                 T-MOBILE USA OFFICE BUILDING
EAST BRUNSWICK, NJ                               NASHVILLE, TN

[PHOTO OMITTED]

DELTA AIRLINES BUILDING
MIRAMAR, FL

[PHOTO OMITTED]

WAL-MART SUPER CENTER - JONESBORO
JONESBORO, AR

[PHOTO OMITTED]

CITY PARK OFFICE
LINCOLNSHIRE, IL

[PHOTO OMITTED]                                  [PHOTO OMITTED]

LAUREL MALL                                      469 SEVENTH AVENUE
HAZLETON, PA                                     NEW YORK, NY

[PHOTO OMITTED]

GOVERNOR'S MARKETPLACE SHOPPING CENTER
TALLAHASSEE, FL

[PHOTO OMITTED]                                  [PHOTO OMITTED]

HIDDEN RIVER SOUTH                               VILLAGE SQUARE SHOPPING CENTER
ADRIAN, MI                                       LAKE ZURICH, IL

                                TABLE OF CONTENTS

                              PROSPECTUS SUPPLEMENT

IMPORTANT NOTICE ABOUT INFORMATION
   PRESENTED IN THIS PROSPECTUS SUPPLEMENT
   AND THE ACCOMPANYING PROSPECTUS ..........................................S-4
NOTICE TO RESIDENTS OF THE UNITED KINGDOM....................................S-4
SUMMARY OF PROSPECTUS SUPPLEMENT.............................................S-5
RISK FACTORS................................................................S-38
CAPITALIZED TERMS USED IN THIS PROSPECTUS SUPPLEMENT........................S-59
FORWARD-LOOKING STATEMENTS..................................................S-59
DESCRIPTION OF THE UNDERLYING MORTGAGE LOANS................................S-59
DESCRIPTION OF THE OFFERED CERTIFICATES....................................S-118
YIELD AND MATURITY CONSIDERATIONS..........................................S-143

THE SERIES 2004-C4 POOLING AND SERVICING AGREEMENT.........................S-147
CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS
   FOR MORTGAGED PROPERTIES LOCATED IN NEW YORK AND TEXAS .................S-175
U.S. FEDERAL INCOME TAX CONSEQUENCES.......................................S-176
ERISA CONSIDERATIONS.......................................................S-178
LEGAL INVESTMENT...........................................................S-181
USE OF PROCEEDS............................................................S-182
UNDERWRITING...............................................................S-182
LEGAL MATTERS..............................................................S-183
RATING.....................................................................S-183
GLOSSARY...................................................................S-185

                        EXHIBITS TO PROSPECTUS SUPPLEMENT

EXHIBIT A-1  --  CHARACTERISTICS OF THE UNDERLYING MORTGAGE LOANS AND THE
                 RELATED MORTGAGED REAL PROPERTIES
EXHIBIT A-2  --  MORTGAGE POOL INFORMATION
EXHIBIT B    --  FORM OF TRUSTEE REPORT
EXHIBIT C    --  DECREMENT TABLES FOR THE OFFERED CERTIFICATES
EXHIBIT D    --  SCHEDULE OF REFERENCE RATES
EXHIBIT E    --  GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

                                   PROSPECTUS

IMPORTANT NOTICE ABOUT THE INFORMATION PRESENTED IN THIS PROSPECTUS ...........3
AVAILABLE INFORMATION; INCORPORATION BY REFERENCE..............................3
SUMMARY OF PROSPECTUS..........................................................4
RISK FACTORS..................................................................12
CAPITALIZED TERMS USED IN THIS PROSPECTUS.....................................29
CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP...........................29
USE OF PROCEEDS...............................................................29
DESCRIPTION OF THE TRUST ASSETS...............................................30
YIELD AND MATURITY CONSIDERATIONS.............................................53
DESCRIPTION OF THE CERTIFICATES...............................................59
DESCRIPTION OF THE GOVERNING DOCUMENTS........................................67
DESCRIPTION OF CREDIT SUPPORT.................................................77
LEGAL ASPECTS OF MORTGAGE LOANS...............................................79
FEDERAL INCOME TAX CONSEQUENCES...............................................90
STATE AND OTHER TAX CONSEQUENCES.............................................124
ERISA CONSIDERATIONS.........................................................124
LEGAL INVESTMENT.............................................................127
PLAN OF DISTRIBUTION.........................................................128
LEGAL MATTERS................................................................130
FINANCIAL INFORMATION........................................................130
RATING.......................................................................130
GLOSSARY.....................................................................131

     YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS DOCUMENT OR TO WHICH WE HAVE REFERRED YOU. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT. THIS DOCUMENT MAY ONLY BE USED WHERE IT IS LEGAL TO SELL THESE SECURITIES. THE INFORMATION IN THIS DOCUMENT MAY ONLY BE ACCURATE ON THE DATE OF THIS DOCUMENT.

                      DEALER PROSPECTUS DELIVERY OBLIGATION

     UNTIL JANUARY 25, 2005, ALL DEALERS THAT EFFECT TRANSACTIONS IN THE OFFERED CERTIFICATES, WHETHER OR NOT PARTICIPATING IN THIS OFFERING, MAY BE REQUIRED TO DELIVER A PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS. THIS IS IN ADDITION TO THE DEALER'S OBLIGATION TO DELIVER A PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS WHEN ACTING AS AN UNDERWRITER AND WITH RESPECT TO UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

   IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS SUPPLEMENT
                         AND THE ACCOMPANYING PROSPECTUS

     We provide information to you about the offered certificates in two separate documents that progressively provide more detail--

     - the accompanying prospectus, which provides general information, some of which may not apply to the offered certificates, and

     - this prospectus supplement, which describes the specific terms of the offered certificates.

     You should read both this prospectus supplement and the accompanying prospectus in full to obtain material information concerning the offered certificates.

     In addition, we have filed with the Securities and Exchange Commission a registration statement under the Securities Act of 1933, as amended, with respect to the offered certificates. For further information regarding the documents referred to in this prospectus supplement and the accompanying prospectus, you should refer to our registration statement and the exhibits to it. Our registration statement and the exhibits to it can be inspected and copied at prescribed rates at the public reference facility maintained by the SEC at its public reference room, 450 Fifth Street, N.W., Washington, D.C. 20549. Information on the operation of the public reference room can be obtained by calling the SEC at 1-800-SEC-0330. Copies of these materials can also be obtained electronically through the SEC's internet web site (http://www.sec.gov).

     The photographs of mortgaged real properties included in this prospectus supplement are not representative of all the mortgaged real properties that secure the mortgage loans expected to back the offered certificates or of any particular type of mortgaged real property.

     This prospectus supplement and the accompanying prospectus include cross-references to sections in these materials where you can find further related discussions. The Table of Contents in each of this prospectus supplement and the accompanying prospectus identify the pages where these sections are located.

                    NOTICE TO RESIDENTS OF THE UNITED KINGDOM

     The trust fund described in this prospectus supplement is a collective investment scheme as defined in the Financial Services and Markets Act 2000 ("FSMA") of the United Kingdom. It has not been authorized, or otherwise recognized or approved, by the United Kingdom's Financial Services Authority and, as an unregulated collective investment scheme, accordingly cannot be marketed in the United Kingdom to the general public.

     The distribution of this prospectus supplement (A) if made by a person who is not an authorized person under the FSMA, is being made only to, or directed only at, persons who (i) are outside the United Kingdom, or (ii) have professional experience in matters relating to investments, or (iii) are persons falling within Article 49(2)(a) through (d) ("high net worth companies, unincorporated associations, etc.") of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2001 (all such persons together being referred to as "FPO Persons"); and (B) if made by a person who is an authorized person under the FSMA, is being made only to, or directed only at, persons who (i) are outside the United Kingdom, or (ii) have professional experience in participating in unregulated collective investment schemes, or (iii) are persons falling within Article 22(2)(a) through (d) ("high net worth companies, unincorporated associations, etc.") of the Financial Services and Markets Act 2000 (Promotion of Collective Investment Schemes) (Exemptions) Order 2001 (all such persons together being referred to as "PCIS Persons" and, together with the FPO Persons, the "Relevant Persons"). This prospectus supplement must not be acted on or relied on by persons who are not Relevant Persons. Any investment or investment activity to which this prospectus supplement relates, including the offered certificates, is available only to Relevant Persons and will be engaged in only with Relevant Persons.

     Potential investors in the United Kingdom are advised that all, or most, of the protections afforded by the United Kingdom regulatory system will not apply to an investment in the trust fund and that compensation will not be available under the United Kingdom Financial Services Compensation Scheme.

                        SUMMARY OF PROSPECTUS SUPPLEMENT

     This summary highlights selected information from this prospectus supplement and does not contain all of the information that you need to consider in making your investment decision.

     To understand all of the terms of the offered certificates, carefully read this prospectus supplement and the accompanying prospectus.

     This summary provides an overview of certain information to aid your understanding and is qualified by the full description presented in this prospectus supplement and the accompanying prospectus.

                              TRANSACTION OVERVIEW

     The offered certificates will be part of a series of commercial mortgage pass-through certificates designated as the Series 2004-C4 Commercial Mortgage Pass-Through Certificates. The series 2004-C4 certificates will consist of 26 classes. The table below identifies and specifies various characteristics for 24 of those classes.

                                           APPROXIMATE
                                             % OF TOTAL                                        ASSUMED
                           INITIAL TOTAL     INITIAL                                           WEIGHTED
                             PRINCIPAL     CERTIFICATE  APPROXIMATE  PASS-THROUGH   INITIAL    AVERAGE    ASSUMED     ASSUMED FINAL
          EXPECTED RATINGS   BALANCE OR     PRINCIPAL     CREDIT         RATE     PASS-THROUG   LIFE     PRINCIPAL    DISTRIBUTION
  CLASS     (MOODY'S/S&P)  NOTIONAL AMOUNT   BALANCE      SUPPORT    DESCRIPTION     RATE      (YEARS)     WINDOW         DATE
  -----   ---------------- --------------- -----------  ------------ ------------ ----------- --------   ---------    -------------
   A-1        Aaa/AAA      $    32,626,000    2.87%       20.00%        Fixed                  3.2.60%   12/04-3/09     March 2009
   A-2        Aaa/AAA      $   161,607,000   14.20%       20.00%        Fixed                  3.4.60%    3/09-10/09   October 2009
   A-3        Aaa/AAA      $    33,994,000    2.99%       20.00%        Fixed                  4.5.90%    10/09-7/11    July 2011
   A-4        Aaa/AAA      $   105,155,000    9.24%       20.00%        Fixed                  4.6.70%    7/11-7/11     July 2011
   A-5        Aaa/AAA      $    24,031,000    2.11%       20.00%        Fixed                  4.7.90%    7/11-9/13   September 2013
   A-6        Aaa/AAA      $   267,162,000   23.47%       20.00%        Fixed                  4.9.50%    9/13-7/14     July 2014
  A-1-A       Aaa/AAA      $   285,886,000   25.12%       20.00%        Fixed                  4.7.90%    12/04-8/14   August 2014
   A-J        Aaa/AAA      $    78,243,000    6.88%       13.13%        Fixed                  4.9.80%    8/14-8/14    August 2014
    B          Aa2/AA      $    39,832,000    3.50%        9.63%        Fixed                  4.9.80%    8/14-9/14   September 2014
    C           A2/A       $    25,607,000    2.25%        7.38%       WAC Cap                 4.9.80%    9/14-9/14   September 2014
    D          A3/A-       $     9,958,000    0.87%        6.50%       WAC Cap                 5.N/A0%      N/A            N/A
    E        Baa1/BBB+     $    12,804,000    1.13%        5.38%       WAC Cap                 5.N/A0%      N/A            N/A
    F         Baa2/BBB     $     8,535,000    0.75%        4.63%       WAC Cap                 5.N/A0%      N/A            N/A
    G        Baa3/BBB-     $    14,226,000    1.25%        3.38%       WAC Cap                 5.N/A0%      N/A            N/A
    H         Ba1/BB+      $     2,845,000    0.25%        3.13%       WAC Cap                 4.N/A0%      N/A            N/A
    J          Ba2/BB      $     4,268,000    0.38%        2.75%       WAC Cap                 4.N/A0%      N/A            N/A
    K         Ba3/BB-      $     5,691,000    0.50%        2.25%       WAC Cap                 4.N/A0%      N/A            N/A
    L          B1/B+       $     4,267,000    0.37%        1.88%       WAC Cap                 4.N/A0%      N/A            N/A
    M           B2/B       $     2,846,000    0.25%        1.63%       WAC Cap                 4.N/A0%      N/A            N/A
    N          B3/B-       $     4,267,000    0.37%        1.25%       WAC Cap                 4.N/A0%      N/A            N/A
    O          NR/NR       $    14,226,748    1.25%        0.00%       WAC Cap                 4.N/A0%      N/A            N/A
   A-X        Aaa/AAA      $ 1,138,076,748     N/A          N/A       Variable IO               0.N/A8%      N/A            N/A
   A-SP       Aaa/AAA      $ 1,078,876,000     N/A          N/A       Variable IO               1.N/A2%      N/A            N/A
   A-Y        Aaa/AAA      $   150,433,781     N/A          N/A       Variable IO               0.N/A0%      N/A            N/A

     In reviewing the foregoing table, please note that:

     - Only the class A-1, A-2, A-3, A-4, A-5, A-6, A-1-A, A-J, B and C certificates are offered by this prospectus supplement.

     - The ratings shown in the foregoing table are those of Moody's Investors Service, Inc. and Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., respectively. "NR" means not rated.

     - Subject to the discussion under "Rating" in this prospectus supplement, the ratings on the offered certificates address the likelihood of the timely receipt by holders of all payments of interest to which they are entitled on each distribution date and the ultimate receipt by holders of all payments of principal to which they are entitled on or before the applicable rated final distribution date. The rated final distribution date for each class of offered certificates is the distribution date in October 2039.

     - All of the classes in the table on page S-5, except the A-X, A-SP and A-Y classes, will have principal balances. All of the classes shown in that table will bear interest. The series 2004-C4 certificates with principal balances constitute the series 2004-C4 principal balance certificates.

     - For purposes of calculating the accrual of interest, the class A-X certificates will have a total notional amount that is, as of any date of determination, equal to the then total principal balance of the class A-1, A-2, A-3, A-4, A-5, A-6, A-1-A, A-J, B, C, D, E, F, G, H,
          J, K, L, M, N and O certificates.

     - For purposes of calculating the accrual of interest, the class A-SP certificates will have a total notional amount that is--

          (1) during the period from the date of initial issuance of the series 2004-C4 certificates through and including the distribution date in November 2005, the sum of (a) the lesser of $28,787,000 and the total principal balance of the class A-1 certificates outstanding from time to time, (b) the lesser of $283,161,000 and the total principal balance of the class A-1-A certificates outstanding from time to time, and (c) the total principal balance of the class A-2, A-3, A-4, A-5, A-6, A-J, B, C, D, E and F certificates outstanding from time to time;

          (2) during the period following the distribution date in November 2005 through and including the distribution date in November 2006, the sum of (a) the lesser of $154,134,000 and the total principal balance of the class A-2 certificates outstanding from time to time, (b) the lesser of $270,045,000 and the total principal balance of the class A-1-A certificates outstanding from time to time, and (c) the total principal balance of the class A-3, A-4, A-5, A-6, A-J, B, C, D, E and F certificates outstanding from time to time;

          (3) during the period following the distribution date in November 2006 through and including the distribution date in November 2007, the sum of (a) the lesser of $111,585,000 and the total principal balance of the class A-2 certificates outstanding from time to time, (b) the lesser of $256,632,000 and the total principal balance of the class A-1-A certificates outstanding from time to time, and (c) the total principal balance of the class A-3, A-4, A-5, A-6, A-J, B, C, D, E and F certificates outstanding from time to time;

          (4) during the period following the distribution date in November 2007 through and including the distribution date in November 2008 , the sum of (a) the lesser of $74,745,000 and the total principal balance of the class A-2 certificates outstanding from time to time, (b) the lesser of $244,002,000 and the total principal balance of the class A-1-A certificates outstanding from time to time, (c) the total principal balance of the class A-3, A-4, A-5, A-6, A-J, B, C and D certificates outstanding from time to time, and (d) the lesser of $8,868,000 and the total principal balance of the class E certificates outstanding from time to time;

          (5) during the period following the distribution date in November 2008 through and including the distribution date in November 2009, the sum of (a) the lesser of $59,940,000 and the total principal balance of the class A-4 certificates outstanding from time to time, (b) the lesser of $190,216,000 and the total principal balance of the class A-1-A certificates outstanding from time to time, (c) the total principal balance of the class A-5, A-6, A-J and B certificates outstanding from time to time, and (d) the lesser of $25,160,000 and the total principal balance of the class C certificates outstanding from time to time;

          (6) during the period following the distribution date in November 2009 through and including the distribution date in November 2010, the sum of (a) the lesser of $19,757,000 and the total principal balance of the class A-4 certificates outstanding from time to time, (b) the lesser of $179,954,000 and the total principal balance of the class A-1-A certificates outstanding from time to time, (c) the total principal balance of the class A-5, A-6, A-J and B certificates outstanding from time to time, and (d) the lesser of $9,306,000 and the total principal balance of the class C certificates outstanding from time to time;

          (7) during the period following the distribution date in November 2010 through and including the distribution date in November 2011, the sum of (a) the lesser of $213,850,000 and the total principal balance of the class A-6 certificates outstanding from time to time, (b) the lesser of $159,211,000 and the total principal balance of the class A-1-A certificates outstanding from time to time, (c) the total principal balance of the class A-J certificates outstanding from time to time, and (d) the lesser of $35,865,000 and the total principal balance of the class B certificates outstanding from time to time; and

          (8)  following the distribution date in November 2011, $0.

     - For purposes of calculating the accrual of interest, the class A-Y certificates will have a total notional amount that is, as of any date of determination, equal to the then total principal balance of those residential cooperative mortgage loans in the trust fund sold to us by NCB, FSB (with such total principal balance to be calculated from the perspective of the series 2004-C4 certificateholders, based on collections and advances of principal on those mortgage loans previously distributed, and losses on those mortgage loans previously allocated, to the series 2004-C4 certificateholders).

     - The total initial principal balance or notional amount of any class shown in the table on page S-5 may be larger or smaller depending on, among other things, the actual initial mortgage pool balance. The initial mortgage pool balance may be 5% more or less than the amount shown in this prospectus supplement.

     - Each class identified in the table on page S-5 as having a "Fixed" pass-through rate has a fixed pass-through rate that will remain constant at the initial pass-through rate shown for that class in that table.

     - Each class identified in the table on page S-5 as having a "WAC Cap" pass-through rate has a variable pass-through rate equal to the lesser of--

          (a) the initial pass-through rate shown for that class in that table, and

          (b) a weighted average coupon derived from net interest rates on the underlying mortgage loans.

     - The pass-through rate for the class A-SP certificates, for each interest accrual period through and including the October 2011 interest accrual period, will equal the weighted average of the respective strip rates, which we refer to as class A-SP strip rates, at which interest accrues from time to time on the respective components of the total notional amount of the class A-SP certificates outstanding immediately prior to the related distribution date, with the relevant weighting to be done based upon the relative sizes of those components. Each of those components will be comprised of all or a designated portion of the total principal balance of a specified class of series 2004-C4 principal balance certificates. If the entire total principal balance of any class of series 2004-C4 principal balance certificates is identified as being part of the total notional amount of the class A-SP certificates immediately prior to any distribution date, then that total principal balance will, in its entirety, represent a separate component of the total notional amount of the class A-SP certificates for purposes of calculating the accrual of interest during the related interest accrual period. If only part of the total principal balance of any class of series 2004-C4 principal balance certificates is identified as being part of the total notional amount of the class A-SP certificates immediately prior to any distribution date, then that particular portion of the total principal balance of that class of series 2004-C4 principal balance certificates will represent a separate component of the total notional amount of the class A-SP certificates for purposes of calculating the accrual of interest during the related interest accrual period. For purposes of accruing interest during any interest accrual period, through and including the October 2011 interest accrual period, on any particular component of the total notional amount of the class A-SP certificates immediately prior to the related distribution date, the applicable class A-SP strip rate will equal the excess, if any, of:

          (1) the lesser of (a) the reference rate specified on Exhibit D to this prospectus supplement with respect to the related distribution date and (b) a weighted average coupon derived from net interest rates on the underlying mortgage loans, over

          (2) the pass-through rate in effect during the subject interest accrual period for the class of series 2004-C4 principal balance certificates whose total principal balance, or a designated portion thereof, comprises such component.

          Following the October 2011 interest accrual period, the class A-SP certificates will cease to accrue interest. In connection therewith, the class A-SP certificates will have a 0% pass-through rate for the November 2011 interest accrual period and for each interest accrual period thereafter.

     - The pass-through rate for the class A-X certificates for any interest accrual period will equal the weighted average of the respective strip rates, which we refer to as class A-X strip rates, at which interest accrues from time to time on the respective components of the total notional amount of the class A-X certificates outstanding immediately prior to the related distribution date, with the relevant weighting to be done based upon the relative sizes of those components. Each of those components will be comprised of all or a designated portion of the total principal balance of one of the classes of series 2004-C4 principal balance certificates. In general, the total principal balance of each class of series 2004-C4 principal balance certificates will constitute a separate component of the total notional amount of the class A-X certificates. However, if a portion, but not all, of the total principal balance of any such class of series 2004-C4 principal balance certificates is identified as being part of the total notional amount of the class A-SP certificates immediately prior to any distribution date, then that identified portion of such total principal balance will represent one separate component of the total notional amount of the class A-X certificates for purposes of calculating the accrual of interest during the related interest accrual period, and the remaining portion of such total principal balance will represent another separate component of the total notional amount of the class A-X certificates for purposes of calculating the accrual of interest during the related interest accrual period. For purposes of accruing interest during any interest accrual period, through and including the October 2011 interest accrual period, on any particular component of the total notional amount of the class A-X certificates immediately prior to the related distribution date, the applicable class A-X strip rate will be calculated as follows:

          (1) if such particular component consists of the entire total principal balance of any class of series 2004-C4 principal balance certificates, and if such total principal balance also constitutes, in its entirety, a component of the total notional amount of the class A-SP certificates immediately prior to the related distribution date, then the applicable class A-X strip rate will equal the excess, if any, of (a) a weighted average coupon derived from net interest rates on the underlying mortgage loans, over (b) the reference rate specified on Exhibit D to this prospectus supplement with respect to the related distribution date;

          (2) if such particular component consists of a designated portion (but not all) of the total principal balance of any class of series 2004-C4 principal balance certificates, and if such designated portion of such total principal balance also constitutes a component of the total notional amount of the class A-SP certificates immediately prior to the related distribution date, then the applicable class A-X strip rate will equal the excess, if any, of (a) a weighted average coupon derived from net interest rates on the underlying mortgage loans, over (b) the reference rate specified on Exhibit D to this prospectus supplement with respect to the related distribution date;

          (3) if such particular component consists of the entire total principal balance of any class of series 2004-C4 principal balance certificates, and if such total principal balance does not, in whole or in part, also constitute a component of the total notional amount of the class A-SP certificates immediately prior to the related distribution date, then the applicable class A-X strip rate will equal the excess, if any, of (a) a weighted average coupon derived from net interest rates on the underlying mortgage loans, over (b) the pass-through rate in effect during the subject interest accrual period for the subject class of series 2004-C4 principal balance certificates; and

          (4) if such particular component consists of a designated portion (but not all) of the total principal balance of any class of series 2004-C4 principal balance certificates, and if such designated portion of such total principal balance does not also constitute a component of the total notional amount of the class A-SP certificates immediately prior to the related distribution date, then the applicable class A-X strip rate will equal the excess, if any, of (a) a weighted average coupon derived from net interest rates on the underlying mortgage loans, over (b) the pass-through rate in effect during the subject interest accrual period for the subject class of series 2004-C4 principal balance certificates.

          Notwithstanding the foregoing, for purposes of accruing interest on the class A-X certificates during each interest accrual period subsequent to the October 2011 interest accrual period, the total principal balance of each class of series 2004-C4 principal balance certificates will constitute a single separate component of the total notional amount of the class A-X certificates, and the applicable class A-X strip rate with respect to each such component for each such interest accrual period will equal the excess, if any, of (a) a weighted average coupon derived from net interest rates on the underlying mortgage loans, over (b) the pass-through rate in effect during the subject interest accrual period for the class of series 2004-C4 principal balance certificates whose principal balance makes up such component.

     - The references to "net interest rates on the underlying mortgage loans" in the five preceding bullets mean, as to any particular mortgage loan in the trust fund, an annual interest rate that is generally equal to:

          1. in the case of each mortgage loan in the trust fund, other than a residential cooperative mortgage loan sold to us by NCB, FSB, the related mortgage interest rate in effect as of the date of initial issuance of the offered certificates, minus the sum of the annual rates at which the related master servicing fee, the related primary servicing fee and the trustee fee are calculated; and

          2. in the case of each residential cooperative mortgage loan in the trust fund sold to us by NCB, FSB, the related mortgage interest rate in effect as of the date of initial issuance of the offered certificates, minus the sum of (a) the annual rates at which the related master servicing fee, the related primary servicing fee and the trustee fee are calculated, and (b) 0.15% per annum.

          provided that, if the subject mortgage loan accrues interest on the basis of the actual number of days elapsed during any one-month interest accrual period in a year assumed to consist of 360 days, then, in some months, the applicable foregoing rate for that mortgage loan will be converted to an annual rate that would generally produce an equivalent amount of interest accrued on the basis of an assumed 360-day year consisting of 12 30-day months.

     - The pass-through rate for the class A-Y certificates will be a variable rate equal to the weighted average from time to time of the class A-Y strip rates attributable to each of the residential cooperative mortgage loans in the trust fund sold to us by NCB, FSB. The class A-Y strip rate for each of those residential cooperative mortgage loans will equal 0.15% per annum; provided that, if the subject mortgage loan accrues interest on the basis of the actual number of days elapsed during each one-month interest accrual period in a year assumed to consist of 360 days, then the foregoing 0.15% will be multiplied by a fraction, expressed as a percentage, the numerator of which is the number of days in the subject interest accrual period, and the denominator of which is 30.

     - The initial pass-through rates shown in the table on page S-5 with respect to the class A-X and A-SP certificates are each approximate.

     - As to any given class of offered certificates shown in the table on page S-5, the assumed weighted average life, the assumed principal window and the assumed final distribution date have been calculated assuming, among other things, that--

          1. any of the underlying mortgage loans with an anticipated repayment date will be repaid in full on that date,

          2. there are otherwise no voluntary or involuntary prepayments with respect to the underlying mortgage loans, and

          3. there are no defaults with respect to the underlying mortgage loans.

     - As to any given class of offered certificates shown in the table on page S-5, the assumed weighted average life is the average amount of time in years between the assumed settlement date for the offered certificates and the payment of each dollar of principal on that class.

     - As to any given class of offered certificates shown in the table on page S-5, the assumed principal window is the period during which holders of that class would receive distributions of principal.

     - As to any given class of offered certificates shown in the table on page S-5, the assumed final distribution date is the distribution date on which the last distribution of principal and interest is assumed to be made on that class.

     - The class R and V certificates are not represented in the table on page S-5. They do not have principal balances, notional amounts or pass-through rates.

     The document that will govern the issuance of the series 2004-C4 certificates, the creation of the related trust fund and the servicing and administration of the underlying mortgage loans will be a pooling and servicing agreement to be dated as of November 1, 2004, between us, as depositor, and a trustee, two master servicers and two special servicers.

     The series 2004-C4 certificates will evidence the entire beneficial ownership of a trust fund that we intend to establish. The primary assets of that trust fund will be a segregated pool of commercial and multifamily mortgage loans. Those mortgage loans will provide for monthly debt service payments and, except as described under "--The Underlying Mortgage Loans" below, will have fixed mortgage interest rates in the absence of default. We will acquire those mortgage loans, for deposit in the trust fund, from four mortgage loan sellers.

     The pool of mortgage loans that we intend to include in the trust fund will have the following general characteristics as of their respective due dates in November 2004. All percentages are approximate. To better understand the following information, see the discussion under "--The Underlying Mortgage Loans" below.

     Initial mortgage pool balance........................................................       $  1,138,076,748
     Number of underlying mortgage loans..................................................                    179
     Number of mortgaged real properties..................................................                    193

     Greatest cut-off date principal balance..............................................            $86,000,000
     Smallest cut-off date principal balance..............................................               $118,609
     Average cut-off date principal balance...............................................             $6,357,971

     Highest mortgage interest rate.......................................................                  8.300%
     Lowest mortgage interest rate........................................................                  4.700%
     Weighted average mortgage interest rate..............................................                  5.772%

     Longest original term to maturity or anticipated repayment date......................             240 months
     Shortest original term to maturity or anticipated repayment date.....................              60 months
     Weighted average original term to maturity or anticipated repayment date.............             107 months

     Longest remaining term to maturity or anticipated repayment date.....................             237 months
     Shortest remaining term to maturity or anticipated repayment date....................              52 months
     Weighted average remaining term to maturity or anticipated repayment date............             103 months

     Highest debt service coverage ratio, based on underwritten net cash flow.............                  35.69x
     Lowest debt service coverage ratio, based on underwritten net cash flow..............                   1.21x
     Weighted average debt service coverage ratio, based on underwritten net cash flow....                   2.19x

     Highest cut-off date loan-to-value ratio.............................................                   80.0%
     Lowest cut-off date loan-to-value ratio..............................................                    2.0%
     Weighted average cut-off date loan-to-value ratio....................................                   63.1%

     In reviewing the foregoing table, please note that:

     - The mortgaged real property identified on Exhibit A-1 to this prospectus supplement as 1201 New York Avenue secures, on a subordinated basis, two (2) junior mortgage loans, with a total cut-off date principal balance of $25,000,000, that will not be included in the trust fund. Those two (2) junior 1201 New York Avenue outside-the-trust fund mortgage loans are PARI PASSU relative to each other in right of payment. Loan-to-value and debt service coverage information shown in this prospectus supplement, including in the table above, with respect to the 1201 New York Avenue underlying mortgage loan will be calculated, unless expressly indicated otherwise, without regard to the two (2) junior 1201 New York Avenue outside-the-trust fund mortgage loans.

     - In the case of two (2) of the underlying mortgage loans, representing 1.0% of the initial mortgage pool balance, each borrower has encumbered the related mortgaged real property with junior debt that is evidenced by a separate promissory note, which junior loan is secured by the same mortgage or deed of trust that secures the related underlying mortgage loan. None of the statistical information regarding those two (2) underlying mortgage loans provided in this prospectus supplement includes any numerical information with respect to those junior loans. Those two (2) underlying mortgage loans are in addition to the 1201 New York Avenue underlying mortgage loan. For more information regarding these loans, see "Description of the Underlying Mortgage Loans--The CBA A/B Loan Pairs" in this prospectus supplement.

     - The underwritten net cash flow for a residential cooperative property is based on projected net operating income at the property as determined by the appraisal obtained in connection with the origination of the related mortgage loan, assuming that property was operated as a rental property with rents set at prevailing market rates taking into account the presence of existing rent-controlled or rent-stabilized occupants, reduced by underwritten capital expenditures, property operating expenses, a market-rate vacancy assumption and projected reserves.

     - The appraised value of a residential cooperative property is based on the market value, as determined by an appraisal, of that property, as if operated as a residential cooperative.

     - The underwritten net cash flow for any mortgaged real property is an estimated number based on numerous assumptions that may not necessarily reflect recent historical performance and may not ultimately prove to be an accurate prediction of future performance.

     For purposes of calculating distributions on the respective classes of the series 2004-C4 certificates, the underlying mortgage loans will be divided into the following two loan groups:

     - Loan group no. 1, which will consist of all of the mortgage loans that are secured by property types other than multifamily and manufactured housing property types, together with 57 mortgage loans that are secured by multifamily and manufactured housing property types. Loan group no. 1 will consist of 122 mortgage loans, with an initial loan group no. 1 balance of $852,190,435, representing approximately 74.9% of the initial mortgage pool balance.

     - Loan group no. 2, which will consist of all but 57 of the mortgage loans that are secured by multifamily and manufactured housing property types. Loan group no. 2 will consist of 57 mortgage loans, with an initial loan group no. 2 balance of $285,886,314, representing approximately 25.1% of the initial mortgage pool balance.

     Exhibit A-1 to this prospectus supplement identifies which mortgage loans are included in each of loan group no. 1 and loan group no. 2.

                            RELEVANT PARTIES/ENTITIES

TRUST FUND.................   CSFB Commercial Mortgage Trust 2004-C4, a New York
                              common law trust, will issue the series 2004-C4 certificates. The primary assets of the issuing trust fund will be the mortgage loans that we are acquiring from the three mortgage loan sellers.

DEPOSITOR..................   Credit Suisse First Boston Mortgage Securities
                              Corp., a Delaware corporation and an affiliate of one of the mortgage loan sellers and one of the underwriters, will create the issuing trust fund and transfer the subject mortgage loans to it. Our principal executive office is located at Eleven
                              Madison Avenue, New York, New York 10010. All references to "we," "us" and "our" in this prospectus supplement and the accompanying prospectus are intended to mean Credit Suisse
                              First Boston Mortgage Securities Corp. See "Credit
                              Suisse First Boston Mortgage Securities Corp." in the accompanying prospectus.

MASTER SERVICERS...........   KeyCorp Real Estate Capital Markets, Inc., an Ohio
                              corporation, and a wholly-owned subsidiary of KeyBank National Association, one of the mortgage loan sellers, and an affiliate of McDonald
                              Investments Inc., one of the underwriters, will act as master servicer with respect to 98 of the underlying mortgage loans, representing 84.8% of the initial mortgage pool balance. The servicing offices of KeyCorp Real Estate Capital Markets,
                              Inc. are located at 911 Main Street, Suite 1500,
                              Kansas City, Missouri 64105.

                              NCB, FSB, a federal savings bank chartered by the Office of Thrift Supervision of the U.S. Department of the Treasury, will act as master servicer with respect to 81 of the underlying mortgage loans, representing 15.2% of the initial mortgage pool balance. It is one of the mortgage loan sellers and, further, is a wholly owned subsidiary of National Consumer Cooperative Bank, one of the special servicers. Its servicing offices are located at 1725 I Street, N.W., Washington, D.C. 20006.

                              See "The Series 2004-C4 Pooling and Servicing Agreement--The Master Servicers" in this prospectus supplement.

SPECIAL SERVICERS..........   If and when necessary, J.E. Robert Company, Inc.,
                              a Virginia corporation, will initially act as special servicer with respect to the underlying mortgage loans as to which KeyCorp Real Estate
                              Capital Markets, Inc. is the applicable master servicer and the three (3) mortgage loans as to which NCB, FSB is the applicable master servicer which are not residential cooperative mortgage loans, as well as any related foreclosure properties. Its servicing offices are located at 1650 Tysons Boulevard, Suite 1600, McLean,
                              Virginia 22102.

                              If and when necessary, National Consumer
                              Cooperative Bank, a federally chartered
                              corporation, will initially act as special servicer with respect to the 78 underlying residential cooperative mortgage loans as to which NCB, FSB is the applicable master servicer, as well as any related foreclosure properties. National Consumer Cooperative Bank wholly owns NCB, FSB, which is not only one of the master servicers, but also one of the mortgage loan sellers. Its servicing offices are located at 1725 I Street, N.W., Washington, D.C. 20006.

                              See "The Series 2004-C4 Pooling and Servicing Agreement--The Special Servicers" in this prospectus supplement.

                              The special servicers will, in general, be responsible for servicing and administering:

                              - underlying mortgage loans that, in general, are in default or as to which default is reasonably foreseeable; and

                              - any real estate acquired by the trust fund upon foreclosure of a defaulted underlying mortgage loan.

                              Any special servicer will be permitted to purchase series 2004-C4 certificates.

                              In addition, the holders of a majority interest in the series 2004-C4 controlling class can replace either special servicer, with or without cause.

TRUSTEE....................   Wells Fargo Bank, N.A., a national banking
                              association, will act as trustee on behalf of the series 2004-C4 certificateholders. It maintains an office at 9062 Old Annapolis Road, Columbia,
                              Maryland 21045-1951. See "The Series 2004-C4
                              Pooling and Servicing Agreement--The Trustee" in this prospectus supplement.

CONTROLLING CLASS OF SERIES
2004-C4
CERTIFICATEHOLDERS.........   At any time of determination, the controlling
                              class of series 2004-C4 certificateholders will be the holders of the most subordinate class of series 2004-C4 certificates, exclusive of the A-X, A-SP, A-Y, R and V classes, that has a total principal balance at least equal to 25% of the total initial principal balance of that class.
                              However, if no class of series 2004-C4
                              certificates, exclusive of the A-X, A-SP, A-Y, R and V classes, has a total principal balance at least equal to 25% of the total initial principal balance of that class, then the controlling class of series 2004-C4 certificateholders will be the holders of the most subordinate class of series
                              2004-C4 certificates, exclusive of the A-X, A-SP, A-Y, R and V classes, that has a total principal balance greater than zero. For purposes of determining and exercising the rights of the controlling class of series 2004-C4 certificateholders, the class A-1, A-2, A-3, A-4,
                              A-5, A-6 and A-1-A certificateholders will be considered a single class. See "The Series 2004-C4
                              Pooling and Servicing Agreement--Realization Upon
                              Mortgage Loans--Series 2004-C4 Controlling Class and Series 2004-C4 Directing Certificateholder" in this prospectus supplement.

SERIES 2004-C4 DIRECTING
CERTIFICATEHOLDER..........   The series 2004-C4 directing certificateholder
                              will, in general, be a certificateholder or its designee (or, in the case of a class of book-entry certificates, a beneficial owner) of the series

                              2004-C4 controlling class selected by holders (or beneficial owners) of series 2004-C4 certificates representing a majority interest in the series 2004-C4 controlling class. It is anticipated that JER Investors Trust Inc., which is an affiliate of J.E. Robert Company, Inc., one of the initial special servicers, will serve as the initial series 2004-C4 directing certificateholder.

                              As and to the extent described under "The Series 2004-C4 Pooling and Servicing
                              Agreement--Realization Upon Mortgage Loans--Asset Status Report" in this prospectus supplement, the series 2004-C4 directing certificateholder may direct the applicable special servicer with respect to various servicing matters involving each of the underlying mortgage loans.

                              See "The Series 2004-C4 Pooling and Servicing Agreement--Realization Upon Mortgage Loans--Asset Status Report" and "--Realization Upon Mortgage Loans--Series 2004-C4 Controlling Class and Series 2004-C4 Directing Certificateholder" and "Description of the Underlying Mortgage Loans--Certain Matters Regarding the 1201 New York Avenue Mortgage Loan" in this prospectus supplement.

1201 NEW YORK AVENUE
JUNIOR COMPANION LENDERS...   The mortgaged real property identified on Exhibit
                              A-1 to this prospectus supplement as 1201 New York
                              Avenue secures, on a subordinate basis relative to the 1201 New York Avenue underlying mortgage loan, two (2) junior mortgage loans that will NOT be part of the trust fund. Those two (2) --- junior
                              1201 New York Avenue outside-the-trust fund mortgage loans have cut-off date principal balances of $15,000,000 and $10,000,000, respectively. The two (2) junior 1201 New York
                              Avenue outside-the-trust fund mortgage loans are PARI PASSU relative to each other in right of payment but subordinate in right of payment to the 1201 New York Avenue underlying mortgage loan.

                              If and for so long as (a) an amount generally equal to the unpaid principal balance of the junior 1201 New York Avenue outside-the-trust fund mortgage loans (net of any appraisal reduction amount with respect to the 1201 New York Avenue loan group that is allocable thereto) is equal to or greater than (b) 25% of the initial unpaid principal balance of the junior 1201 New York Avenue outside-the-trust fund mortgage loans, then the holders of the two (2) junior 1201 New York Avenue outside-the-trust fund mortgage loans will be entitled to contact and consult with the applicable special servicer with respect to various servicing matters involving the 1201 New York Avenue loan group through a designee.

                              In addition, the holders of the junior 1201 New York Avenue outside-the-trust fund mortgage loans will also be entitled, through their designee, to:

                              - purchase the 1201 New York Avenue underlying mortgage loan under various default scenarios; and

                              - cure defaults with respect to the 1201 New York Avenue underlying mortgage loan.

                              See "Description of the Underlying Mortgage
                              Loans--Certain Matters Regarding the 1201 New York Avenue Mortgage Loan" and "--Significant Mortgage Loans--1201 New York Avenue" in this prospectus supplement.

UNDERWRITERS...............   Credit Suisse First Boston LLC, KeyBanc Capital
                              Markets, a Division of McDonald Investments Inc., and Goldman, Sachs & Co. are the underwriters with respect to this offering. Credit Suisse First
                              Boston LLC will be lead and bookrunning manager.
                              Credit Suisse First Boston LLC is an affiliate of us and Column Financial, Inc., one of the mortgage loan sellers. KeyBanc Capital Markets is a trade name under which corporate and investment banking services of KeyCorp and its subsidiaries, including McDonald Investments Inc. and KeyBank
                              National Association, are marketed to
                              institutional clients. McDonald Investments Inc.
                              is an affiliate of KeyBank National Association, one of the mortgage loan sellers, and of KeyCorp
                              Real Estate Capital Markets, Inc., one of the master servicers.

MORTGAGE LOAN SELLERS......   We will acquire the mortgage loans that are to
                              back the offered certificates from three separate mortgage loan sellers.

                              -    Column Financial, Inc., a Delaware
                                   corporation. It is an affiliate of us and of Credit Suisse First Boston LLC, one of the underwriters. Column Financial, Inc. maintains an office at 3414 Peachtree Road, N.E., Suite 1140, Atlanta, Georgia 30326.

                              - KeyBank National Association, a national banking association. It is the parent of KeyCorp Real Estate Capital Markets, Inc., one of the master servicers, and is an affiliate of McDonald Investments Inc., one of the underwriters. KeyBank National Association maintains an office at Key Tower, 127 Public Square, Cleveland, Ohio 44114.

                              - NCB, FSB, a federal savings bank chartered by the Office of Thrift Supervision of the U.S. Department of the Treasury. It is one of the master servicers and is a wholly-owned subsidiary of National Consumer Cooperative Bank, one of the special servicers. NCB, FSB maintains an office at 1725 I Street, N.W., Washington, D.C. 20006.

                              See "Description of the Underlying Mortgage
                              Loans--The Mortgage Loan Sellers" in this prospectus supplement.

                          SIGNIFICANT DATES AND PERIODS

CUT-OFF DATE...............   The underlying mortgage loans will be considered
                              part of the trust fund as of their respective due dates in November 2004. All payments and collections received on each of the underlying mortgage loans after its due date in November
                              2004, excluding any payments or collections that represent amounts due on or before that date, will belong to the trust fund. The respective due dates for the underlying mortgage loans in November 2004 are individually and collectively considered the cut-off date for the trust fund.

ISSUE DATE.................   The date of initial issuance for the series
                              2004-C4 certificates will be on or about November
                              10, 2004.

DUE DATES..................   Subject, in some cases, to a next business day
                              convention, the dates on which monthly
                              installments of principal and/or interest will be due on the underlying mortgage loans are as follows:

                                                                    % OF INITIAL
                                                  NUMBER OF           MORTGAGE
                                 DUE DATE       MORTGAGE LOANS      POOL BALANCE
                                 --------       --------------      ------------
                                   11th               77               70.8%
                                   1st               102               29.2%

DETERMINATION DATE.........   The monthly cut-off for collections on the
                              underlying mortgage loans that are to be distributed, and information regarding the underlying mortgage loans that is to be reported, to the holders of the series 2004-C4 certificates on any distribution date will be the close of business on the determination date in the same month as that distribution date. The determination date will be the 11th calendar day of each month, commencing with December 2004, or, if the 11th calendar day of any such month is not a business day, then the next succeeding business day.

DISTRIBUTION DATE..........   Distributions on the series 2004-C4 certificates
                              are scheduled to occur monthly, commencing in December 2004. During any given month, the distribution date will be the fourth business day following the determination date in that month.

RECORD DATE................   The record date for each monthly distribution on a
                              series 2004-C4 certificate will be the last business day of the prior calendar month. The registered holders of the series 2004-C4 certificates at the close of business on each record date will be entitled to receive any distribution on those certificates on the following distribution date, except that the final distribution of principal and/or interest on any offered certificate will be made only upon presentation and surrender of that certificate at the location to be specified in a notice of the pendency of that final distribution.

COLLECTION PERIOD..........   Amounts available for distribution on the series
                              2004-C4 certificates on any distribution date will depend on the payments and other collections received, and any advances of payments due, on or with respect to the underlying mortgage loans during the related collection period. Each collection period--

                              - will relate to a particular distribution date,

                              - will begin when the prior collection period ends or, in the case of the first collection period, will begin as of the issue date, and

                              - will end at the close of business on the determination date that occurs in the same month as the related distribution date.

INTEREST ACCRUAL PERIOD....   The amount of interest payable with respect to the
                              interest-bearing classes of the series 2004-C4 certificates on any distribution date will be a function of the interest accrued during the related interest accrual period. The interest accrual period for any distribution date will be the calendar month immediately preceding the month in which that distribution date occurs.

                            THE OFFERED CERTIFICATES

GENERAL....................   The series 2004-C4 certificates offered by this
                              prospectus supplement are the class A-1, A-2, A-3, A-4, A-5, A-6, A-1-A, A-J, B and C certificates.
                              Each class of offered certificates will have the initial total principal balance and pass-through rate set forth in the table on page S-5 or otherwise described under "--Transaction Overview" above. There are no other securities offered by this prospectus supplement.

DISTRIBUTIONS

A. GENERAL.................   Funds collected or advanced on the underlying
                              mortgage loans will be distributed on each distribution date, net of specified trust fund expenses including servicing fees, trustee fees and related compensation.

B. PRIORITY OF
DISTRIBUTIONS..............   The trustee will make distributions of interest
                              and, if and when applicable, principal, to the following classes of series 2004-C4 certificateholders, in the following order:


                                       DISTRIBUTION ORDER                         CLASS
                                       ------------------            --------------------------------
                                              1st                     A-1, A-2, A-3, A-4, A-5, A-6,
                                                                         A-1-A, A-X, A-SP and A-Y
                                              2nd                                  A-J
                                              3rd                                   B
                                              4th                                   C
                                           Thereafter                 The Other Non-Offered Classes,
                                                                     Exclusive of the R and V Classes

                              Allocation of interest distributions among the class A-1, A-2, A-3, A-4, A-5, A-6, A-1-A, A-X,
                              A-SP and A-Y certificates are to be made concurrently:

                              - in the case of the A-1, A-2, A-3, A-4, A-5 and A-6 classes, on a PRO RATA basis in accordance with the respective interest entitlements evidenced by those classes of certificates from available funds attributable to loan group no. 1;

                              -    in the case of the A-1-A class, from
                                   available funds attributable to loan group no. 2; and

                              - in the case of the A-X, A-SP and A-Y classes, on a PRO RATA basis in accordance with the respective interest entitlements evidenced by those classes, from available funds attributable to loan group no. 1 and/or loan group no. 2;

                              provided that, if the foregoing would result in a shortfall in the interest distributions on any of the A-1, A-2, A-3, A-4, A-5, A-6, A-1-A, A-X, A-SP
                              and/or A-Y classes, then distributions of interest will be made on those classes of series 2004-C4 certificates, on a PRO RATA basis in accordance with the respective interest entitlements evidenced by those classes, from available funds attributable to the entire mortgage pool.

                              Allocation of principal distributions among the class A-1, A-2, A-3, A-4, A-5, A-6 and A-1-A certificates is described under
                              "--Distributions--Principal Distributions" below.
                              The class A-X, A-SP, A-Y, R and V certificates do not have principal balances and do not entitle holders to distributions of principal.

                              See "Description of the Offered
                              Certificates--Distributions--Priority of
                              Distributions" in this prospectus supplement.

C.INTEREST DISTRIBUTIONS...   Each class of series 2004-C4 certificates, other
                              than the class R and V certificates, will bear interest. With respect to each interest-bearing class of series 2004-C4 certificates, that interest will accrue during each interest accrual period based upon:

                              - the pass-through rate with respect to that class for that interest accrual period;

                              -    the total principal balance or notional
                                   amount, as the case may be, of that class outstanding immediately prior to the related distribution date; and

                              - the assumption that each year consists of twelve 30-day months.

                              However, the class A-SP certificates will not accrue interest beyond the October 2011 interest accrual period.

                              A whole or partial prepayment on an underlying mortgage loan may not be accompanied by the amount of a full month's interest on the prepayment. These shortfalls (to the extent not covered by the applicable master servicer as described under "The Series 2004-C4 Pooling and Servicing Agreement--Servicing and Other Compensation and Payment of Expenses" in this prospectus supplement) will be allocated, as described under "Description of the Offered
                              Certificates--Distributions--Interest
                              Distributions," to reduce the amount of accrued interest otherwise payable to the holders of one or more of the interest-bearing classes of series 2004-C4 certificates, including the offered certificates.

                              On each distribution date, subject to available funds and the distribution priorities described under "--Distributions--Priority of Distributions" above, you will be entitled to receive your proportionate share of all unpaid distributable interest accrued with respect to your class of offered certificates through the end of the related interest accrual period.

                              See "Description of the Offered
                              Certificates--Distributions--Interest
                              Distributions" and "--Distributions--Priority of Distributions" in this prospectus supplement.

D. PRINCIPAL
DISTRIBUTIONS..............   Subject to--

                              -    available funds,

                              - the distribution priorities described under "--Distributions--Priority of Distributions" above, and

                              -    the reductions to principal balances
                                   described under "--Reductions of Certificate
                                   Principal Balances in Connection with Losses and Expenses" below,

                              the holders of each class of offered certificates will be entitled to receive a total amount of principal over time equal to the total principal balance of their particular class.

                              The total distributions of principal to be made on the series 2004-C4 certificates on any distribution date will, in general, be a function of--

                              - the amount of scheduled payments of principal due or, in some cases, deemed due, on the underlying mortgage loans during the related collection period, which payments are either received as of the end of that collection period or advanced by the master servicers and/or the trustee, as applicable, and

                              - the amount of any prepayments, including in the form of accelerated amortization on any underlying mortgage loan that remains outstanding past any applicable anticipated repayment date, and other unscheduled collections of previously unadvanced principal with respect to the underlying mortgage loans that are received during the related collection period.

                              However, if a master servicer or the trustee reimburses itself out of general collections on the mortgage pool for any advance that it has determined is not recoverable out of collections on the related underlying mortgage loan, then that advance (together with accrued interest thereon) will be deemed to be reimbursed first out of payments and other collections of principal on all the underlying mortgage loans (thereby reducing the amount of principal otherwise distributable on the series 2004-C4 certificates on the related distribution date), prior to being deemed reimbursed out of payments and other collections of interest on all the underlying mortgage loans.

                              Additionally, in the event that any advance
                              (including any interest accrued thereon) with respect to a defaulted underlying mortgage loan remains unreimbursed following the time that such underlying mortgage loan is modified and returned to performing status, the applicable master servicer or the trustee will be entitled to reimbursement for that advance (even though that advance is not deemed nonrecoverable out of collections on the related underlying mortgage loan), on a monthly basis, out of - but solely out of - payments and other collections of principal on all the underlying mortgage loans after the application of those principal payments and collections to reimburse any party for nonrecoverable debt service advances and/or servicing advances as described in the prior paragraph (thereby reducing the amount of principal otherwise distributable on the series 2004-C4 certificates on the related distribution date). If any such advance is not reimbursed in whole on any distribution date due to insufficient principal collections during the related collection period, then the portion of that advance which remains unreimbursed will be carried over (with interest thereon continuing to accrue) for reimbursement on the following distribution date (to the extent of principal collections available for that purpose). If any such advance, or any portion of any such advance, is determined, at any time during this reimbursement process, to be ultimately nonrecoverable out of collections on the related underlying mortgage loan, then the applicable master servicer or the trustee, as applicable, will be entitled to immediate reimbursement as a nonrecoverable advance in an amount equal to the portion of that advance that remains outstanding, plus accrued interest.

                              The trustee must make principal distributions in a specified sequential order, taking account of whether the payments (or advances in lieu thereof) and other collections of principal that are to be distributed were received and/or made with respect to the mortgage loans in loan group no. 1 or the mortgage loans in loan group no. 2, such that:

                              - no principal distributions will be made to the holders of any of the class D, E, F, G, H, J, K, L, M, N or O certificates until the total principal balance of the offered certificates is reduced to zero;

                              - no principal distributions will be made to the holders of the class A-J, B or C certificates until, in the case of each of those classes, the total principal balance of all more senior classes of offered certificates is reduced to zero;

                              -    except as described in the paragraph
                                   following these bullets, no distributions of principal with respect to loan group no. 1 will be made to the holders of the class A-1-A certificates until the total principal balance of the class A-1, A-2, A-3, A-4, A-5 and A-6 certificates is reduced to zero;

                              -    except as described in the paragraph
                                   following these bullets, no distributions of principal with respect to loan group no. 2 will be made to the holders of the class A-1, A-2, A-3, A-4, A-5 and/or A-6 certificates until the total principal balance of the class A-1-A certificates is reduced to zero;

                              -    except as described in the paragraph
                                   following these bullets, no distributions of principal will be made to the holders of the class A-6 certificates until the total principal balance of the class A-1, A-2, A-3, A-4 and A-5 certificates is reduced to zero;

                              -    except as described in the paragraph
                                   following these bullets, no distributions of principal will be made to the holders of the class A-5 certificates until the total principal balance of the class A-1, A-2, A-3 and A-4 certificates is reduced to zero;

                              -    except as described in the paragraph
                                   following these bullets, no distributions of principal will be made to the holders of the class A-4 certificates until the total principal balance of the class A-1, A-2 and A-3 certificates is reduced to zero;

                              -    except as described in the paragraph
                                   following these bullets, no distributions of principal will be made to the holders of the class A-3 certificates until the total principal balance of the class A-1 and A-2 certificates is reduced to zero; and

                              -    except as described in the paragraph
                                   following these bullets, no distributions of principal will be made to the holders of the class A-2 certificates until the total principal balance of the class A-1 certificates is reduced to zero.

                              Because of the losses on the underlying mortgage loans and/or default-related or other unanticipated trust fund expenses, the total principal balance of the class A-J, B, C, D, E, F, G, H, J, K, L, M, N and O certificates could be reduced to zero at a time when any two or more of the A-1, A-2, A-3, A-4, A-5, A-6 and A-1-A classes remain outstanding. Under those circumstances, any principal distributions on the A-1, A-2, A-3, A-4, A-5, A-6 and A-1-A classes will be made on a PRO RATA basis in accordance with the relative sizes of the respective then outstanding total principal balances of those classes.

                              The class A-X, A-SP, A-Y, R and V certificates do not have principal balances. They do not entitle holders to any distributions of principal.

                              See "Description of the Offered
                              Certificates--Distributions--Principal
                              Distributions" and "--Distributions--Priority of Distributions" in this prospectus supplement.

E. DISTRIBUTIONS OF
PREPAYMENT PREMIUMS AND
YIELD MAINTENANCE
CHARGES....................   Any prepayment premium or yield maintenance charge
                              collected in respect of any of the underlying mortgage loans will be distributed, in the proportions described under "Description of the Offered Certificates--Distributions--Distributions of Static Prepayment Premiums and Yield
                              Maintenance Charges" in this prospectus
                              supplement, as additional interest to the holders of the class A-X and, in some cases, the class
                              A-SP and/or A-Y certificates and/or as additional interest to any holders of class A-1, A-2, A-3, A-4, A-5, A-6, A-1-A, A-J, B, C, D, E, F or G
                              certificates that are then entitled to receive principal distributions.

REDUCTIONS OF CERTIFICATE
PRINCIPAL BALANCES IN
CONNECTION WITH LOSSES AND
EXPENSES...................   As and to the extent described under "Description
                              of the Offered Certificates--Reductions of
                              Certificate Principal Balances in Connection with
                              Realized Losses and Additional Trust Fund
                              Expenses" in this prospectus supplement, losses on, and default-related or other unanticipated trust fund expenses attributable to, the underlying mortgage loans will, in general, be allocated to reduce the principal balances of the following classes of the series 2004-C4 principal balance certificates, sequentially, in the following order:

                                   REDUCTION ORDER                 CLASS
                                   ---------------          -------------------
                                         1st                         O
                                         2nd                         N
                                         3rd                         M
                                         4th                         L
                                         5th                         K
                                         6th                         J
                                         7th                         H
                                         8th                         G
                                         9th                         F
                                         10th                        E
                                         11th                        D
                                         12th                        C
                                         13th                        B
                                         14th                       A-J
                                         15th               A-1, A-2, A-3, A-4,
                                                             A-5, A-6 and A-1-A

                              Any reduction of the principal balances of the A-1, A-2, A-3, A-4, A-5, A-6 and A-1-A classes will be made on a PRO RATA basis in accordance with the relative sizes of those principal balances at the time of the reduction.

ADVANCES OF DELINQUENT
MONTHLY DEBT SERVICE
PAYMENTS...................   Except as described below in this "--Advances of
                              Delinquent Monthly Debt Service Payments" section, each master servicer will be required to make advances with respect to any delinquent scheduled monthly payments, other than certain payments
                              (including balloon payments), of principal and/or interest due on those underlying mortgage loans for which it is acting as master servicer. The applicable master servicer will be required to make advances for balloon loans that become defaulted upon their maturity dates on the same amortization schedule as if the maturity date had not occurred. In addition, the trustee must make any of those advances that a master servicer fails to make. As described under "Description of the Offered Certificates--Advances of Delinquent
                              Monthly Debt Service Payments" in this prospectus supplement, any party that makes an advance will be entitled to be reimbursed for the advance, together with interest at the prime rate described in that section of this prospectus supplement.

                              Neither the master servicers nor the trustee will advance master servicing fees, primary servicing fees or work-out fees.

                              Notwithstanding the foregoing, neither the master servicers nor the trustee will be required to make any advance that it determines will not be recoverable from proceeds of the related underlying mortgage loan.

                              In addition, if any of the adverse events or circumstances that we refer to under "The Series 2004-C4 Pooling and Servicing Agreement--Required Appraisals" in this prospectus supplement, occur or exist with respect to any underlying mortgage loan or the related mortgaged real property, the applicable special servicer will generally be obligated to obtain a new appraisal or, in some cases involving mortgage loans with principal balances of less than $2,000,000, conduct an internal valuation of that property. If, based on that appraisal or other valuation, it is determined that--

                              -    the principal balance of, and other
                                   delinquent amounts due under, the subject mortgage loan, exceed

                              -    an amount equal to--

                                   1. 90% of the new appraised/estimated value of that real property (as such value may be adjusted downward by the applicable special servicer), minus

                                   2. any liens on that real property that are prior to the lien of the subject mortgage loan, plus

                                   3.   the amount of related escrow payments,
                                        reserve funds and letters of credit
                                        which are posted as additional security
                                        for payments due on the subject mortgage loan,

                              then the amount otherwise required to be advanced with respect to interest on the subject mortgage loan will be reduced. That reduction will generally be in the same proportion that (a) the excess, sometimes referred to in this prospectus supplement as an appraisal reduction amount, bears to (b) the principal balance of the subject mortgage loan, net of related unreimbursed advances of principal. Due to the distribution priorities, any reduction will first reduce the funds available to pay interest on the most subordinate interest-bearing class of series 2004-C4 certificates outstanding.

                              Notwithstanding the foregoing, any reduction in advances with respect to the 1201 New York Avenue underlying mortgage loan in accordance with the preceding paragraph will be based on the portion of any appraisal reduction amount calculated with respect to the entire 1201 New York Avenue loan group that is allocable to the 1201 New York Avenue underlying mortgage loan. The applicable master servicer or special servicer will calculate any appraisal reduction amount with respect to the 1201 New York Avenue loan group in the manner described above with respect to appraisal reduction amounts relating to individual underlying mortgage loans and will then allocate that appraisal reduction amount, FIRST, to the two
                              (2) junior 1201 New York Avenue outside-the-trust fund mortgage loans, PRO RATA, in accordance with their respective percentage interests, in each case up to the unpaid principal balance of the subject junior mortgage loan, and THEN, to the 1201 New York Avenue underlying mortgage loan.

                              See "Description of the Offered
                              Certificates--Advances of Delinquent Monthly Debt Service Payments" and "The Series 2004-C4 Pooling and Servicing Agreement--Required Appraisals" in this prospectus supplement. See also "Description of the Certificates--Advances" in the accompanying prospectus.

REPORTS TO
CERTIFICATEHOLDERS.........   On each distribution date, the trustee will
                              provide or make available to the registered holders of the offered certificates a monthly report substantially in the form of Exhibit B to this prospectus supplement. The trustee's report will detail, among other things, the distributions made to the series 2004-C4 certificateholders on that distribution date and the performance of the underlying mortgage loans and the mortgaged real properties. The trustee will also make available to the registered holders of the offered certificates, via its website, any report at our request.

                              You may also review via the trustee's website or, upon reasonable prior notice, at the trustee's offices during normal business hours, a variety of information and documents that pertain to the underlying mortgage loans and the mortgaged real properties securing those loans. We expect that the available information and documents will include loan documents, borrower operating statements, rent rolls (for all properties other than residential cooperative properties) and property inspection reports, to the extent received by the trustee.

                              See "Description of the Offered
                              Certificates--Reports to Certificateholders;
                              Available Information" in this prospectus supplement.

OPTIONAL TERMINATION.......   The following parties will each in turn, according
                              to the order listed below, have the option to purchase all of the underlying mortgage loans and all other property remaining in the trust fund on any distribution date on which the total principal balance of the underlying mortgage loans from the perspective of the series 2004-C4 certificateholders, based on collections and advances of principal on those mortgage loans previously distributed, and losses on those mortgage loans previously allocated, to the series
                              2004-C4 certificateholders, is less than 1.0% of the initial mortgage pool balance:

                              - any single holder or group of holders of the majority of the total outstanding principal balance of certificates of the series 2004-C4 controlling class;

                              -    the master servicer of the underlying
                                   mortgage loans sold to us by NCB, FSB for inclusion in the trust fund;

                              -    the special servicer of the underlying
                                   residential cooperative mortgage loans sold to us by NCB, FSB for inclusion in the trust fund;

                              -    the other master servicer; and

                              -    the other special servicer;

                              provided that if any party above, other than NCB, FSB as the master servicer of the loans sold by it, exercises such purchase option, then NCB, FSB will be entitled to purchase the remaining mortgage loans sold to us by NCB, FSB for inclusion in the trust fund and any related property, and in such event that other party will then purchase only the remaining mortgage loans and properties that are not being so purchased by NCB, FSB.

                              In the event that any party above exercises this option, the trust fund will terminate and all outstanding offered certificates will be retired, as described in more detail in this prospectus supplement.

                              Following the date on which the total principal balance of the offered certificates and the class D, E, F and G certificates is reduced to zero, the trust fund may also be terminated in connection with an exchange of all the remaining series 2004-C4 certificates (other than the class R and V certificates) for all the mortgage loans and foreclosure properties in the trust fund at the time of the exchange.

DENOMINATIONS..............   The offered certificates will be issuable in
                              registered form, in the following denominations:

                                                                                MULTIPLES IN EXCESS
                                                                                     OF MINIMUM
                                      CLASS             MINIMUM DENOMINATION        DENOMINATION
                              ---------------------     --------------------    -------------------
                                  A-1, A-2, A-3,

                              A-4, A-5, A-6, A-1-A,
                                   A-J, B and C             $  10,000                  $  1

CLEARANCE AND
SETTLEMENT.................   You will initially hold your offered certificates
                              through The Depository Trust Company, in the
                              United States, or Clearstream Banking, Luxembourg or The Euroclear System, in Europe. As a result, you will not receive a fully registered physical certificate representing your interest in any offered certificate, except under the limited circumstances described under "Description of the Offered Certificates--Registration and
                              Denominations" in this prospectus supplement and "Description of the Certificates--Book-Entry
                              Registration" in the accompanying prospectus. We may elect to terminate the book-entry system through DTC with respect to all or any portion of any class of offered certificates.

                       LEGAL AND INVESTMENT CONSIDERATIONS

FEDERAL INCOME TAX
CONSEQUENCES...............   The trustee or its agent will make elections to
                              treat designated portions of the assets of the trust fund as multiple separate real estate mortgage investment conduits under sections 860A through 860G of the Internal Revenue Code of 1986.
                              There will be the following REMICs:

                              - REMIC I, which will consist of, among other things--

                                   1.   the underlying mortgage loans, and

                                   2.   any mortgaged real properties that may
                                        be acquired by the trust fund following
                                        a borrower default,

                                   but will exclude collections of additional interest accrued and deferred as to payment with respect to each underlying mortgage loan with an anticipated repayment date that remains outstanding past that date; and

                              -    REMIC II, which will hold the regular
                                   interests in REMIC I.

                              Any assets not included in a REMIC will constitute one or more grantor trusts for U.S. federal income tax purposes.

                              The offered certificates will be treated as regular interests in REMIC II. This means that they will be treated as newly issued debt instruments for U.S. federal income tax purposes. You will have to report income on your offered certificates in accordance with the accrual method of accounting even if you are otherwise a cash method taxpayer. The offered certificates will not represent any interest in the grantor trusts referred to above.

                              It is anticipated that the offered certificates will be issued at a premium.

                              When determining the rate of accrual of original issue discount and market discount, if any, or the amortization of premium for U.S. federal income tax purposes, the prepayment assumption will be that, subsequent to the date of any determination--

                              -    the underlying mortgage loans with
                                   anticipated repayment dates will, in each case, be paid in full on that date,

                              - no underlying mortgage loan will otherwise be prepaid prior to maturity, and

                              - there will be no extension of maturity for any underlying mortgage loan.

                              However, no representation is made as to the actual rate at which the underlying mortgage loans will prepay, if at all.

                              For a more detailed discussion of the U.S. federal income tax aspects of investing in the offered certificates, see "U.S. Federal Income Tax Consequences" in this prospectus supplement and "Federal Income Tax Consequences" in the accompanying prospectus.

ERISA CONSIDERATIONS.......   The acquisition of an offered certificate by an
                              employee benefit plan or other plan or arrangement subject to the Employee Retirement Income Security
                              Act of 1974, as amended, or to section 4975 of the Internal Revenue Code of 1986, as amended, could, in some instances, result in a prohibited transaction or other violation of the fiduciary responsibility provisions of these laws.

                              We anticipate, however, that, subject to satisfaction of the conditions referred to under "ERISA Considerations" in this prospectus supplement, retirement plans and other employee benefit plans and arrangements subject to--

                              -    Title I of ERISA, or

                              -    section 4975 of the Internal Revenue Code,

                              will be able to invest in the offered certificates without giving rise to a prohibited transaction. This is based upon an individual prohibited transaction exemption granted to Credit Suisse First Boston LLC by the U.S. Department of Labor.

                              If you are a fiduciary of any retirement plan or other employee benefit plan or arrangement subject to Title I of ERISA or section 4975 of the Internal Revenue Code or any materially similar provisions of applicable federal, state or local law, you should consult your own legal advisors to determine whether the purchase or holding of the offered certificates could give rise to a transaction that is prohibited under ERISA or section 4975 of the Internal Revenue Code or applicable similar law. See "ERISA Considerations" in this prospectus supplement and in the accompanying prospectus.

LEGAL INVESTMENT...........   The offered certificates, other than the class C
                              certificates, will be "mortgage related
                              securities" within the meaning of the Secondary
                              Mortgage Market Enhancement Act of 1984, as amended, so long as they are rated in one of the two highest ratings categories by one of the rating agencies.

                              You should consult your own legal advisors to determine whether and to what extent the offered certificates will be legal investments for you. See "Legal Investment" in this prospectus supplement and in the accompanying prospectus.

INVESTMENT CONSIDERATIONS..   The rate and timing of payments and other
                              collections of principal on or with respect to the underlying mortgage loans will affect the yield to maturity on each offered certificate. In the case of offered certificates purchased at a discount, a slower than anticipated rate of payments and other collections of principal on the underlying mortgage loans could result in a lower than anticipated yield. In the case of offered certificates purchased at a premium, a faster than anticipated rate of payments and other collections of principal on the underlying mortgage loans could result in a lower than anticipated yield.

                              Holders of the class A-1, A-2, A-3, A-4, A-5 and A-6 certificates will be affected by the rate and timing of payments and other collections of principal of the mortgage loans in loan group no. 1 and, in the absence of significant losses, should be largely unaffected by the rate and timing of payments and other collections of principal on the mortgage loans in loan group no. 2.

                              Holders of the class A-1-A certificates will be affected by the rate and timing of payments and other collections of principal of the mortgage loans in loan group no. 2 and, in the absence of significant losses, should be largely unaffected by the rate and timing of payments and other collections of principal on the mortgage loans in loan group no. 1.

                              The yield on the offered certificates with variable or capped pass-through rates could also be adversely affected if the underlying mortgage loans with relatively higher net mortgage interest rates pay principal faster than the mortgage loans with relatively lower net mortgage interest rates.

                              See "Yield and Maturity Considerations" in this prospectus supplement and in the accompanying prospectus.

                          THE UNDERLYING MORTGAGE LOANS

GENERAL....................   We intend to include the 179 mortgage loans
                              identified on Exhibit A-1 to this prospectus supplement in the trust fund for the offered certificates. With respect to the mortgage loan identified on Exhibit A-1 to this prospectus supplement as 1201 New York Avenue, references to "underlying mortgage loans" in this prospectus supplement include only the 1201 New York Avenue underlying mortgage loan (and not the two (2) junior 1201 New York Avenue outside-the-trust fund mortgage loans). In this section, "--The
                              Underlying Mortgage Loans," we provide summary information with respect to those mortgage loans.
                              For more detailed information regarding those mortgage loans, you should review the following sections in this prospectus supplement:

                              -    "Description of the Underlying Mortgage
                                   Loans";

                              -    "Risk Factors--Risks Related to the
                                   Underlying Mortgage Loans";

                              -    Exhibit A-1--Characteristics of the
                                   Underlying Mortgage Loans and the Related
                                   Mortgaged Real Properties; and

                              -    Exhibit A-2--Mortgage Pool Information.

                              For purposes of calculating distributions on the respective classes of series 2004-C4 certificates, the pool of mortgage loans backing the offered certificates will be divided into the following two loan groups:

                              - Loan group no. 1, which will consist of all of the mortgage loans that are secured by property types other than multifamily and manufactured housing property types, together with 57 mortgage loans that are secured by multifamily and manufactured housing property types. Loan group no. 1 will consist of 122 mortgage loans, with an initial loan group no. 1 balance of $852,190,435, representing approximately 74.9% of the initial mortgage pool balance.

                              - Loan group no. 2, which will consist of all but 57 of the mortgage loans that are secured by multifamily and manufactured housing property types. Loan group no. 2 will consist of 57 mortgage loans, with an initial loan group no. 2 balance of $285,886,314, representing approximately 25.1% of the initial mortgage pool balance.

                              Exhibit A-1 to this prospectus supplement identifies which mortgage loans are included in each of loan group no. 1 and loan group no. 2.

                              When reviewing the information that we have included in this prospectus supplement with respect to the mortgage loans that we intend to include in the trust fund, please note that--

                              -    All numerical information provided with
                                   respect to the mortgage loans is provided on an approximate basis.

                              - All weighted average information provided with respect to the underlying mortgage loans reflects a weighting based on their respective cut-off date principal balances. We will transfer the cut-off date principal balance for each of the underlying mortgage loans to the trust fund. We show the cut-off date principal balance for each of the underlying mortgage loans on Exhibit A-1 to this prospectus supplement. References in this prospectus supplement to the initial mortgage pool balance are to the total cut-off date principal balance of the underlying mortgage loans.

                              - In calculating the respective cut-off date principal balances of the underlying mortgage loans, we have assumed that--

                                   1.   all scheduled payments of principal
                                        and/or interest due on those mortgage
                                        loans on or before their respective due
                                        dates in November 2004 are timely made,
                                        and

                                   2.   there are no prepayments or other
                                        unscheduled collections of principal
                                        with respect to any of those mortgage
                                        loans during the period from its due
                                        date in October 2004 up to and including its due date in November 2004.

                              - Whenever we refer to the following terms in this prospectus supplement, we intend for them to have the respective meanings specified below:

                                   1.   initial mortgage pool balance -- the
                                        total cut-off date principal balance of
                                        the entire mortgage pool;

                                   2.   initial loan group no. 1 balance -- the
                                        total cut-off date principal balance of
                                        all of loan group no. 1; and

                                   3.   initial loan group no. 2 balance -- the
                                        total cut-off date principal balance of
                                        all of loan group no. 2.

                              - When information with respect to mortgaged real properties is expressed as a percentage of the initial mortgage pool balance, the initial loan group no. 1 balance or the initial loan group no. 2 balance, as the case may be, the percentages are based upon the cut-off date principal balances of the related underlying mortgage loans.

                              - Some of the underlying mortgage loans are cross-collateralized and cross-defaulted with one or more other underlying mortgage loans. Except as otherwise indicated, when an underlying mortgage loan is cross-collateralized and cross-defaulted with another underlying mortgage loan, we present the information regarding those mortgage loans as if each of them was secured only by a mortgage lien on the corresponding mortgaged real property identified on Exhibit A-1 to this prospectus supplement. One exception is that each and every underlying mortgage loan in any particular group of cross-collateralized and cross-defaulted mortgage loans is treated as having the same loan-to-value ratio and the same debt service coverage ratio. Other than as described under "Description of the Underlying Mortgage Loans--The CBA A/B Loan Pairs" and "--Significant Mortgage Loans--1201 New York Avenue" in this prospectus supplement, none of the underlying mortgage loans will be cross-collateralized with any mortgage loan that is not in the trust fund.

                              -    In some cases, an individual underlying
                                   mortgage loan is secured by multiple
                                   mortgaged real properties. For purposes of providing property-specific information, we have allocated each of those mortgage loans among the related mortgaged real properties based upon--

                                   1.   relative appraised values,

                                   2.   relative underwritten net cash flow, or

                                   3.   prior allocations reflected in the
                                        related loan documents.

                              - If an underlying mortgage loan is secured by multiple parcels of real property and the operation or management of those parcels so warranted, we treat those parcels as a single parcel of real property.

                              - Whenever we refer to a particular mortgaged real property by name, we mean the property identified by that name on Exhibit A-1 to this prospectus supplement. Whenever we refer to a particular underlying mortgage loan by name, we mean the underlying mortgage loan secured by the mortgaged property identified by that name on Exhibit A-1 to this prospectus supplement.

                              -    Statistical information regarding the
                                   underlying mortgage loans may change prior to the date of initial issuance of the offered certificates due to changes in the composition of the mortgage pool prior to that date.

                              - The general characteristics of the entire mortgage pool backing the offered certificates are not necessarily representative of the general characteristics of either loan group no. 1 or loan group no.
                                   2. The yield and risk of loss on any class of offered certificates will depend on, among other things, the composition of each of loan group no. 1 and loan group no. 2. The general characteristics of each of those loan groups should also be analyzed when making an investment decision. See "--Additional Statistical Information" below.

SOURCE OF THE UNDERLYING
MORTGAGE LOANS.............   We are not the originator of the mortgage loans
                              that we intend to include in the trust fund. We will acquire those mortgage loans from three separate sellers. Each of the underlying mortgage loans was originated--

                              - by the related mortgage loan seller from whom we are acquiring the mortgage loan,

                              - by an affiliate of the related mortgage loan seller, or

                              - by a correspondent in the related mortgage loan seller's or its affiliate's conduit lending program.

                              The following table sets forth the number of underlying mortgage loans, and the percentage of initial mortgage pool balance, that we will acquire from each of the mortgage loan sellers:

                                                                           NUMBER OF      % OF INITIAL
                                                                           MORTGAGE      MORTGAGE POOL
                                        MORTGAGE LOAN SELLER                LOANS            BALANCE
                              ---------------------------------------      ---------     -------------
                              1. Column Financial, Inc...............         77             70.8%
                              2. NCB, FSB............................         81             15.2%
                              3. KeyBank National Association........         21             14.0%
                              TOTAL..................................        179            100.0%

PAYMENT AND OTHER TERMS....   Each of the mortgage loans that we intend to
                              include in the trust fund is the obligation of a borrower to repay a specified sum with interest.

                              Repayment of each of the underlying mortgage loans is secured by a mortgage lien on the fee and/or leasehold interest of the related borrower or another party in one or more commercial or multifamily real properties. That mortgage lien will be a first priority lien, except for limited permitted encumbrances, which we refer to under "Description of the Underlying Mortgage Loans--General" in, and describe in the glossary to, this prospectus supplement.

                              Most of the mortgage loans that we intend to include in the trust fund are, with limited exceptions, nonrecourse. Most residential cooperative mortgage loans that we intend to include in the trust fund are fully recourse to the borrower (however, in those cases, the borrower's principal asset is the related mortgaged real property). Even where a mortgage loan that we intend to include in the trust fund is fully or partially recourse, however, we have generally not evaluated the creditworthiness of the subject obligor. Accordingly, even fully or partially recourse mortgage loans that we will include in the trust fund should be considered nonrecourse.

                              None of the underlying mortgage loans are insured or guaranteed by any governmental agency or instrumentality or by any private mortgage insurer.

                              Each of the underlying mortgage loans currently accrues interest at the annual rate specified with respect to that mortgage loan on Exhibit A-1 to this prospectus supplement. Except as otherwise described below with respect to underlying mortgage loans that have anticipated repayment dates, the mortgage interest rate for each underlying mortgage loan is, in the absence of default, fixed for the entire term of the loan.

BALLOON LOANS..............   One-hundred sixty (160) of the mortgage loans that
                              we intend to include in the trust fund,
                              representing 87.6% of the initial mortgage pool balance, of which 109 mortgage loans are in loan group no. 1, representing 86.5% of the initial loan group no. 1 balance, and 51 mortgage loans are in loan group no. 2, representing 91.0% of the initial loan group no. 2 balance, are balloon loans that provide for:

                              -    an amortization schedule that is
                                   significantly longer than its remaining term to stated maturity or no amortization prior to stated maturity; and

                              - a substantial payment of principal on its maturity date.

LOANS WITH ANTICIPATED
REPAYMENT DATES............   Seven (7) of the mortgage loans that we intend to
                              include in the trust fund, representing 10.3% of the initial mortgage pool balance, and of which six (6) mortgage loans are in loan group no. 1, representing 11.7% of the initial loan group no. 1 balance, and one (1) mortgage loan is in loan group no. 2, representing 6.0% of the initial loan group no. 2 balance, provide material incentives to, but do not require, the related borrower to pay its mortgage loan in full by a specified date prior to stated maturity. We consider each such specified date to be the anticipated repayment date for the related mortgage loan. There can be no assurance, however, that these incentives will result in any of these mortgage loans being paid in full on or before its anticipated repayment date. The incentives generally include the following:

                              -    Commencing on the related anticipated
                                   repayment date, the subject mortgage loan will accrue interest in excess of interest at the initial mortgage interest rate. The additional interest will--

                                   1.   be deferred,

                                   2.   in some cases, compound,

                                   3.   be payable only after the outstanding
                                        principal balance of the subject
                                        mortgage loan is paid in full, and

                                   4.   be payable only to the holders of the
                                        class V certificates, which are not
                                        offered by this prospectus supplement.

                              -    Commencing no later than the related
                                   anticipated repayment date, the subject
                                   mortgage loan may be freely prepaid.

                              -    Commencing no later than the related
                                   anticipated repayment date, cash flow from the related mortgaged real property will be deposited into a lockbox under the control of the lender or the party servicing the subject mortgage loan.

                              -    Commencing on the related anticipated
                                   repayment date, cash flow from the related mortgaged real property that is not otherwise applied to pay the normal monthly debt service payment or to pay or escrow for the payment of various expenses, will be applied to pay down the principal balance of the subject mortgage loan.

FULLY AMORTIZING LOANS.....   Twelve (12) of the mortgage loans that we intend
                              to include in the trust fund, representing 2.1% of the initial mortgage pool balance, of which seven
                              (7) mortgage loans are in loan group no. 1, representing 1.8% of the initial loan group no. 1 balance, and five (5) mortgage loans are in loan group no. 2, representing 3.0% of the initial loan group no. 2 balance, each has a payment schedule that provides for the payment of the subject mortgage loan in full or substantially in full by its maturity date. These 12 mortgage loans do not provide for any of the repayment incentives associated with mortgage loans with anticipated repayment dates.

MORTGAGE LOANS WITH
INITIAL INTEREST ONLY
PERIODS....................   Eighteen (18) of the mortgage loans that we intend
                              to include in the trust fund, representing 17.5%
                              of the initial mortgage pool balance, of which 15 mortgage loans are in loan group no. 1, representing 18.4% of the initial loan group no. 1 balance, and three
                              (3) mortgage loans are in loan group no. 2, representing 14.7% of the initial loan group no. 2 balance, do not provide for any amortization prior to the maturity date or, in the case of the ARD
                              Loans, the anticipated repayment date. Twenty (20) other mortgage loans that we intend to include in the trust fund, representing 41.5% of the initial mortgage pool balance, of which 18 mortgage loans are in loan group no. 1, representing 53.2% of the initial loan group no. 1 balance, and two (2) mortgage loans are in loan group no. 2, representing 6.7% of the initial loan group no. 2 balance, provide for an interest only period of between 12 and 60 months following origination, which interest only period, in respect of all of those mortgage loans, has not yet expired.

CROSSED MORTGAGE LOANS AND
MULTI-PROPERTY MORTGAGE
LOANS.....................    The trust fund will include three (3) groups of
                              mortgage loans that are cross-collateralized and cross-defaulted with each other. The table below identifies those crossed loans.

                                                                          NUMBER OF    % OF INITIAL
                                                                          MORTGAGE     MORTGAGE POOL
                                     PROPERTY/PORTFOLIO NAME(s)             LOANS         BALANCE
                              ---------------------------------------     --------     -------------
                              1. Lake Zurich Portfolio...............         2            2.8%
                              2. Timberlake Apartments
                                 Madison Pointe Apartments...........         2            1.7%
                              3. Klotzman Portfolio--NRM
                                 Klotzman Portfolio--KMP1
                                 Klotzman Portfolio--Kaymar..........         3            0.7%

                              The trust fund will also include four (4) mortgage loans that are, in each such case, secured by multiple real properties. The table below identifies those multi-property mortgage loans.

                                                                          NUMBER OF    % OF INITIAL
                                                                          UNDERLYING   MORTGAGE POOL
                                     PROPERTY/PORTFOLIO NAME(s)           PROPERTIES      BALANCE
                              ---------------------------------------     ----------   -------------
                              1. Highland Hospitality Portfolio......         3            5.9%
                              2. Bertakis MHP Portfolio..............         7            3.2%
                              3. Key Bank Portfolio #2...............         4            0.4%
                              4. New Haven Portfolio.................         4            0.3%

                              In reviewing each of the foregoing two tables, you should note that some of the underlying mortgage loans referred to in those tables allow for the termination of the applicable cross-collateralization provisions and/or for the release of individual mortgaged real properties, whether through partial prepayment of a release price, through partial defeasance, through property substitution and/or upon the satisfaction of various underwriting criteria. See "Risk Factors--Risks Related to the Underlying Mortgage Loans--Enforceability of Cross-Collateralization
                              Provisions May Be Challenged and the Benefits of these Provisions May Otherwise Be Limited" and "Description of the Underlying Mortgage Loans--Cross-Collateralized Mortgage Loans,
                              Multi-Property Mortgage Loans and Mortgage Loans with Affiliated Borrowers" in this prospectus supplement.

DEFEASANCE MORTGAGE LOANS..   Ninety-nine (99) of the mortgage loans that we
                              intend to include in the trust fund, representing
                              83.2% of the initial mortgage pool balance, of which 57 mortgage loans are in loan group no. 1, representing 81.8% of the initial loan group no. 1 balance, and 42 mortgage loans are in loan group no. 2, representing 87.5% of the initial loan group no. 2 balance, permit the borrower to obtain the release of the related mortgaged real property - or, in the case of a crossed mortgage loan or multi-property mortgage loan, the release of one or more of the related mortgaged real properties - from the lien of the related mortgage instrument(s) upon the pledge to the trustee of certain non-callable U.S. government obligations.
                              The U.S. government obligations must provide for payments that equal or exceed scheduled interest and principal payments due under the related mortgage note(s).

ADDITIONAL COLLATERAL
MORTGAGE LOANS.............   Seven (7) of the mortgage loans that we intend to
                              include in the trust fund, representing 8.1% of the initial mortgage pool balance, of which five
                              (5) mortgage loans are in loan group no. 1, representing 8.2% of the initial loan group no. 1 balance, and two (2) mortgage loans are in loan group no. 2, representing 7.9% of the initial loan group no. 2 balance, are secured by letters of credit or cash reserves in material amounts that in each such case:

                              - will be released to the related borrower upon satisfaction by the related borrower of certain performance related conditions, which may include, in some cases, meeting debt service coverage ratio levels and/or satisfying leasing conditions; and

                              - if not so released, will or, under certain mortgage loans, at the discretion of the lender, may prior to loan maturity (or earlier loan default or loan acceleration) be applied to prepay a portion of the subject mortgage loan if such performance related conditions are not satisfied within specified time periods.

                              Based on the amount of such collateral at the time of closing of each such loan, the aggregate additional collateral is $5,220,000.

                              See "Description of the Underlying Mortgage
                              Loans--Certain Terms and Conditions of the Underlying Mortgage Loans--Mortgage Loans Which May Require Principal Paydowns" in this prospectus supplement.

LOCKBOX TERMS..............   Twenty-nine (29) mortgage loans that we intend to
                              include in the trust fund, representing 52.4% of the initial mortgage pool balance, of which 18 mortgage loans are in loan group no. 1, representing 60.0% of the initial loan group no. 1 balance, and 11 mortgage loans are in loan group no. 2, representing 29.8% of the initial loan group no. 2 balance, generally provide that all rents, credit card receipts, accounts receivable payments and other income derived from the related mortgaged real properties will be paid into one of the following types of lockboxes, each of which is described below:

                              HARD LOCKBOX. Income (or some portion of income sufficient to pay monthly debt service) is paid directly to a lockbox account controlled by the lender, except that with respect to multifamily rental properties, income (or some portion of income sufficient to pay monthly debt service) is collected and deposited in the lockbox account by the manager of the mortgaged real property and, with respect to hospitality properties, cash or "over-the-counter" receipts are deposited into the lockbox account by the manager, while credit card receivables will be deposited directly into a lockbox account.

                              SPRINGING LOCKBOX. Income is collected and retained by or is otherwise accessible by the borrower until the occurrence of a triggering event, following which a hard lockbox or modified lockbox is put in place. Examples of triggering events include:

                              - a failure to pay the related mortgage loan in full on or before any related anticipated repayment date; or

                              - a decline, by more than a specified amount, in the net operating income of the related mortgaged real property; or

                              - a failure to meet a specified debt service coverage ratio; or

                              -    an event of default under the mortgage.

                              For purposes of this prospectus supplement, a springing lockbox can be either an account that is currently under the control of both the lender and the borrower, but which comes under the sole control of the lender upon the occurrence of the triggering event, or an account that is required to be established by the borrower (but to be under the sole control of the lender) upon the occurrence of the triggering event.

                              MODIFIED LOCKBOX. Except in those cases involving multifamily and hospitality properties that are described under "Hard Lockbox" above, income is collected by the property manager of the mortgaged real property (or, in some cases, the borrower) and is deposited into a lender-controlled lockbox account on a regular basis.

                              The above-referenced 29 mortgage loans provide for the following types of lockbox accounts:

                                                                                     % OF INITIAL
                                                                     NUMBER OF         MORTGAGE
                                       TYPE OF LOCKBOX            MORTGAGE LOANS     POOL BALANCE
                              ------------------------------      --------------     ------------
                              Hard..........................            11               25.3%
                              Springing.....................            17               23.0%
                              Modified......................             1                4.1%
                              TOTAL.........................            29               52.4%

PREPAYMENT CHARACTERISTICS
OF THE MORTGAGE LOANS......   Each underlying mortgage loan restricts voluntary
                              prepayments in one or more of the following ways:

                              - by prohibiting any voluntary prepayments for a specified period of time after the underlying mortgage loan is originated; and/or

                              - by prohibiting any voluntary prepayments for a specified period of time after the underlying mortgage loan is originated, although, for a portion of that period, beginning no sooner than the second anniversary of the date of initial issuance of the offered certificates, the underlying mortgage loan may be defeased; and/or

                              - by requiring that any voluntary principal prepayment made during a specified period of time be accompanied by a prepayment premium or yield maintenance charge.

                              However, as described under "--Additional
                              Collateral Mortgage Loans" above, some underlying mortgage loans may require partial principal prepayments during the related lock-out period.

                              In addition, the holders of the two (2) junior 1201 New York Avenue outside-the-trust fund mortgage loans will have the right to purchase the 1201 New York Avenue underlying mortgage loan under certain circumstances following a default under such mortgage, which would have the same effect on the offered certificates as a prepayment in full of such loan, except that such purchase will not be accompanied by any prepayment premium or yield maintenance charge. See "Description of the Underlying Mortgage Loans--Certain Matters Regarding the 1201 New York Avenue Mortgage Loan" in this prospectus supplement.

                              The holder of each CBA outside-the-trust fund mortgage loan will have the right to purchase the related CBA underlying mortgage loan under certain circumstances following a default under such mortgage loan, which would have the same effect on the offered certificates as a prepayment in full of such mortgage loan, except that, in certain circumstances, such purchase will not be accompanied by any prepayment premium or yield maintenance charge. See "Description of the Underlying Mortgage Loans--The CBA A/B Loan Pairs" in this prospectus supplement.

                              Set forth below is information regarding the remaining terms of the prepayment lock-out or prepayment lock-out/defeasance periods, as applicable, for the underlying mortgage loans that currently prohibit voluntary prepayments:

                              Maximum remaining lock-out or
                                lock-out/defeasance period....................              233 months
                              Minimum remaining lock-out or
                                lock-out/defeasance period....................               36 months
                              Weighted average remaining lock-out or
                                lock-out/defeasance period....................               97 months

                              In general, except with respect to loans secured by residential cooperative properties, the underlying mortgage loans that provide for a yield maintenance charge also provide that such yield maintenance charge will not be less than a fixed percentage of the amount prepaid. See "Description of the Underlying Mortgage Loans--Certain Terms and Conditions of the Underlying Mortgage Loans--Prepayment Provisions" in this prospectus supplement.

DELINQUENCY STATUS.........   None of the mortgage loans that we intend to
                              include in the trust fund was 30 days or more delinquent in respect of any monthly debt service payment--

                              - as of the related due date in November 2004, or

                              -    at any time during the 12-month period
                                   preceding the related due date in November
                                   2004.

ADDITIONAL STATISTICAL INFORMATION

A. GENERAL
CHARACTERISTICS............   The mortgage loans that we intend to include in
                              the mortgage pool will have the following general characteristics as of their respective due dates in November 2004:

                                                                                         Loan Group          Loan Group
                                                                    Mortgage Pool          No. 1               No. 2
                                                                  ----------------    ----------------    ----------------
        Initial mortgage pool balance .......................     $  1,138,076,748    $    852,190,435    $    285,886,314
        Number of underlying mortgage loans .................                  179                 122                  57
        Number of mortgaged real properties .................                  193                 127                  66

        Greatest cut-off date principal balance .............     $     86,000,000    $     86,000,000    $     36,500,000
        Smallest cut-off date principal balance .............     $        118,609    $        118,609    $        197,551
        Average cut-off date principal balance ..............     $      6,357,971    $      6,985,167    $      5,015,549

        Highest annual mortgage interest rate ...............                8.300%              8.300%              7.680%
        Lowest annual mortgage interest rate ................                4.700%              4.980%              4.700%
        Weighted average annual mortgage interest rate
                                                                             5.772%              5.804%              5.676%

        Longest original term to maturity or
          anticipated repayment date ........................           240 months          240 months          240 months
        Shortest original term to maturity or
          anticipated repayment date ........................            60 months           60 months           60 months
        Weighted average original term to maturity or
          anticipated repayment date ........................           107 months          105 months          113 months
        Longest remaining term to maturity or
          anticipated repayment date ........................           237 months          235 months          237 months
        Shortest remaining term to maturity or
          anticipated repayment date ........................            52 months           52 months           54 months
        Weighted average remaining term to maturity
          or anticipated repayment date .....................           103 months          100 months          109 months
        Highest debt service coverage ratio, based on
          underwritten net cash flow ........................                35.69x              35.69x              11.49x
        Lowest debt service coverage ratio, based on
          underwritten net cash flow ........................                 1.21x               1.21x               1.21x
        Weighted average debt service coverage ratio,
          based on underwritten net cash flow ...............                 2.19x               2.13x               2.39x
        Highest cut-off date loan-to-value ratio ............                 80.0%               80.0%               79.8%
        Lowest cut-off date loan-to-value ratio .............                  2.0%                2.0%                4.5%
        Weighted average cut-off date loan-to-value
          ratio .............................................                 63.1%               64.5%               58.7%

                              In reviewing the foregoing table, please note that:

                              - The mortgaged real property identified on Exhibit A-1 to this prospectus supplement as 1201 New York Avenue secures, on a subordinated basis, two (2) junior mortgage loans, with a total cut-off date principal balance of $25,000,000, that will NOT be included in the trust fund. Those two (2) junior 1201 New York Avenue outside-the-trust fund mortgage loans are PARI PASSU relative to each other in right of payment. Loan-to-value and debt service coverage information shown in this prospectus supplement, including in the table above, with respect to the 1201 New York Avenue underlying mortgage loan will be calculated, unless expressly indicated otherwise, without regard to the two (2) junior 1201 New York Avenue outside-the-trust fund mortgage loans.

                              - In the case of two (2) of the underlying mortgage loans, representing 1.0% of the initial mortgage pool balance, each borrower has encumbered the related mortgaged real property with junior debt that is evidenced by a separate promissory note, but which junior debt is secured by the same mortgage or deed of trust that secures the related underlying mortgage loan. None of the statistical information regarding those two
                                   (2) underlying mortgage loans provided in this prospectus supplement includes any numerical information with respect to those junior loans. Those two (2) underlying mortgage loans are in addition to the 1201 New York Avenue underlying mortgage loan. For more information regarding these loans, see "Description of the Underlying Mortgage Loans--The CBA A/B Loan Pairs" in this prospectus supplement.

                              -    The appraised value of a residential
                                   cooperative property is based on the market value, as determined by the appraisal, of that property, as if operated as a residential cooperative.

                              -    The underwritten net cash flow for a
                                   residential cooperative property is based on projected net operating income at the property, as determined by the appraisal obtained in connection with the origination of the related mortgage loan, assuming that property was operated as a rental property with rents set at prevailing market rates taking into account the presence of existing rent-controlled or rent-stabilized occupants, reduced by underwritten capital expenditures, property operating expenses, a market-rate vacancy assumption and projected reserves.

                              -    The underwritten net cash flow for any
                                   mortgaged real property is an estimated
                                   number based on numerous assumptions that may not necessarily reflect recent historical performance and may not ultimately prove to be an accurate prediction of future performance.

B. GEOGRAPHIC
CONCENTRATION..............   The table below shows the number of, and
                              percentage of the initial mortgage pool balance secured by, mortgaged real properties located in the indicated states:

                                                                                       % OF INITIAL
                                                                     NUMBER OF           MORTGAGE
                                            STATE                   PROPERTIES         POOL BALANCE
                              ------------------------------        ----------         ------------
                              New York......................           78                  15.7%
                              Texas.........................           21                  14.4%
                              New Jersey....................            3                   9.1%
                              California....................           13                   8.8%
                              District of Columbia..........            1                   7.0%
                              Florida.......................            9                   6.4%
                              Illinois......................            6                   5.7%

                              The remaining mortgaged real properties with respect to the mortgage pool are located throughout 26 other states. No more than 4.8% of the initial mortgage pool balance is secured by mortgaged real properties located in any of these other states. In circumstances where a particular underlying mortgage loan is secured by multiple mortgaged real properties located in two or more states, the foregoing information reflects the allocated loan amounts for those properties.

                              Sixty-one (61) of the New York properties, securing 12.0% of the initial mortgage pool balance, are located in New York City. The table below shows the number of, and the percentage of the initial mortgage pool balance secured by, mortgaged real properties located in the respective New York City boroughs:

                                                                                       % OF INITIAL
                                                                     NUMBER OF           MORTGAGE
                                           BOROUGH                  PROPERTIES         POOL BALANCE
                              ------------------------------        ----------         ------------
                              Manhattan.....................             39                 8.6%
                              Brooklyn......................             13                 1.8%
                              Queens........................              5                 1.1%
                              The Bronx.....................              4                 0.5%

                              Two (2) of the California properties, securing 1.4% of the initial mortgage pool balance, are located in southern California - areas with zip codes of 93600 or below - and 11 of the California properties, securing 7.4% of the initial mortgage pool balance, are located in northern California - areas with zip codes above 93600.

C. PROPERTY TYPES..........   The table below shows the number of, and
                              percentage of the initial mortgage pool balance secured by, mortgaged real properties operated for each indicated purpose:

                                                                                       % OF INITIAL
                                                                     NUMBER OF           MORTGAGE
                                        PROPERTY TYPE               PROPERTIES         POOL BALANCE
                              ------------------------------        ----------         ------------
                              Retail........................             46                39.0%
                              Multifamily(1)................            120                31.4%
                              Office........................             16                21.5%
                              Hotel.........................              3                 5.9%
                              Mixed Use.....................              3                 1.1%
                              Self Storage..................              3                 0.6%
                              Industrial....................              2                 0.5%
                                                                    ----------         ------------
                              TOTAL.........................            193               100.0%
                                                                    ==========         ============

----------
                              (1) Multifamily properties include conventional rental properties, manufactured housing properties and residential cooperative properties.

D. ENCUMBERED INTERESTS....   The table below shows the number of, and
                              percentage of the initial mortgage pool balance secured by, mortgaged real properties for which the encumbered interest is as indicated:

                                                                                       % OF INITIAL
                                 ENCUMBERED INTEREST IN THE          NUMBER OF           MORTGAGE
                                   MORTGAGED REAL PROPERTY          PROPERTIES         POOL BALANCE
                              ------------------------------        ----------         ------------
                              Fee...........................            188                96.7%
                              Leasehold.....................              5                 3.3%
                                                                    ----------         ------------
                              TOTAL.........................            193               100.0%
                                                                    ==========         ============

                              In circumstances where both the fee and leasehold interest in the entire mortgaged real property are encumbered, we have treated that as simply an encumbered fee interest.

E. SIGNIFICANT
MORTGAGE LOANS.............   The ten (10) largest mortgage loans or groups of
                              cross-collateralized mortgage loans that we intend to include in the trust fund represent 43.2% of the initial mortgage pool balance. See
                              "Description of the Underlying Mortgage
                              Loans--Significant Mortgage Loans" in this prospectus supplement.

                                  RISK FACTORS

     The risks and uncertainties described below, in addition to those risks described in the prospectus under "Risk Factors," summarize the material risks in connection with the purchase of the offered certificates. All numerical information concerning the mortgage loans that we intend to include in the trust fund is provided on an approximate basis.

RISKS RELATED TO THE UNDERLYING MORTGAGE LOANS

     COMMERCIAL AND MULTIFAMILY LENDING SUBJECTS YOUR INVESTMENT TO SPECIAL RISKS THAT ARE NOT ASSOCIATED WITH SINGLE-FAMILY RESIDENTIAL LENDING. The mortgage loans that we intend to include in the trust fund are secured by the following income-producing property types:

     - multifamily properties, including conventional rental properties, manufactured housing properties and residential cooperative properties;

     -    anchored, including shadow anchored, and unanchored retail properties;

     -    mixed use properties;

     -    office properties;

     -    limited service and full service hotel properties;

     -    self storage properties; and

     -    industrial properties.

     Commercial and multifamily lending is generally thought to be riskier than single-family residential lending because, among other things, larger loans are made to single borrowers or groups of related borrowers.

     Furthermore, the risks associated with lending on commercial and multifamily properties are inherently different from those associated with lending on the security of single-family residential properties. For example, repayment of each of the underlying mortgage loans will be dependent on the performance and/or value of the related mortgaged real property.

     There are additional factors in connection with commercial and multifamily lending, not present in connection with single-family residential lending, which could adversely affect the economic performance of the respective mortgaged real properties that secure the underlying mortgage loans. Any one of these additional factors, discussed in more detail in this prospectus supplement, could result in a reduction in the level of cash flow from those mortgaged real properties that is required to ensure timely distributions on your offered certificates.

     THE SOURCE OF REPAYMENT ON YOUR OFFERED CERTIFICATES WILL BE LIMITED TO PAYMENTS AND OTHER COLLECTIONS ON THE UNDERLYING MORTGAGE LOANS. The offered certificates will represent interests solely in the trust fund. The primary assets of the trust fund will be a segregated pool of commercial and multifamily mortgage loans. Accordingly, repayment of the offered certificates will be limited to payments and other collections on the underlying mortgage loans.

     The underlying mortgage loans will not be an obligation of, or be insured or guaranteed by:

     -    any governmental entity;

     -    any private mortgage insurer;

     -    us;

     -    any mortgage loan seller;

     -    any master servicer;

     -    any special servicer;

     -    any sub-servicer of a master servicer or a special servicer;

     -    the trustee; or

     -    any of their respective affiliates.

     REPAYMENT OF EACH OF THE UNDERLYING MORTGAGE LOANS WILL BE DEPENDENT ON THE CASH FLOW PRODUCED BY THE RELATED MORTGAGED PROPERTY, WHICH CAN BE VOLATILE AND INSUFFICIENT TO ALLOW TIMELY DISTRIBUTIONS ON YOUR OFFERED CERTIFICATES, AND ON THE VALUE OF THE RELATED MORTGAGED PROPERTY, WHICH MAY FLUCTUATE OVER TIME. All of the mortgage loans that we intend to include in the trust fund are, with limited exceptions, or should be considered to be, nonrecourse. If there is a default with respect to any of the underlying mortgage loans, there will generally only be recourse against the specific real property or properties that secure the defaulted mortgage loan and other assets that have been pledged to secure that mortgage loan. Even if an underlying mortgage loan provides for recourse to a borrower or any of its affiliates, it is unlikely the trust fund will ultimately recover any amounts in addition to the liquidation proceeds from the related mortgaged real property or properties.

     Repayment of loans secured by commercial and multifamily rental properties typically depends on the cash flow produced by those properties. The ratio of net cash flow to debt service of a mortgage loan secured by an income-producing property is an important measure of the risk of default on the loan.

     Repayment of loans secured by residential cooperative properties typically depends upon the payments received by the cooperative corporation from its tenants/shareholders and any special assessments levied against the tenant/shareholder.

     Payment on each underlying mortgage loan may also depend on:

     - with respect to balloon loans and loans with anticipated repayment dates, the ability of the related borrower to sell the related mortgaged real property or refinance the subject mortgage loan, whether at scheduled maturity or on the anticipated repayment date, in an amount sufficient to repay the subject mortgage loan; and/or

     - in the event of a default under the subject mortgage loan and a subsequent sale of the related mortgaged real property upon the acceleration of such mortgage loan's maturity, the amount of the sale proceeds, taking into account any adverse effect of a foreclosure proceeding on those sale proceeds.

     In general, if an underlying mortgage loan has a relatively high loan-to-value ratio or a relatively low debt service coverage ratio, a foreclosure sale is more likely to result in proceeds insufficient to satisfy the outstanding debt.

     One-hundred sixty (160) of the mortgage loans that we intend to include in the trust fund, representing 87.6% of the initial mortgage pool balance, of which 109 mortgage loans are in loan group no. 1, representing 86.5% of the initial loan group no. 1 balance, and 51 mortgage loans are in loan group no. 2, representing 91.0% of the initial loan group no. 2 balance, are balloon loans; and seven (7) of the mortgage loans that we intend to include in the trust fund, representing 10.3% of the initial mortgage pool balance, of which six (6) mortgage loans are in loan group no. 1, representing 11.7% of the initial loan group no. 1 balance, and one (1) mortgage loan is in loan group no. 2, representing 6.0% of the initial loan group no. 2 balance, provide material incentives for the related borrower to repay the loan by an anticipated repayment date prior to maturity. One hundred thirty-nine (139) of these mortgage loans, representing 62.7% of the initial mortgage pool balance, of which 98 mortgage loans are in loan group no. 1, representing 62.5% of the initial loan group no. 1 balance, and 41 mortgage loans are in loan group no. 2, representing 63.2% of the initial loan group no. 2 balance, have balloon payments that are scheduled to be due or anticipated repayment dates that are to occur, in each case, during the 12-month period from November 2013 through November 2014, inclusive. Although an underlying mortgage loan may provide the related borrower with incentives to repay the loan by an anticipated repayment date prior to maturity, the failure of that borrower to do so will not be a default under that loan.

     The cash flows from the operation of commercial and multifamily real properties are volatile and may be insufficient to cover debt service on the related mortgage loan and pay operating expenses at any given time. This may cause the value of a property to decline. Cash flows and property values generally affect:

     -    the ability to cover debt service;

     - the ability to pay an underlying mortgage loan in full with sales or refinance proceeds; and

     -    the amount of proceeds recovered upon foreclosure.

     Cash flows and property values depend upon a number of factors, including:

     -    national, regional and local economic conditions;

     - local real estate conditions, such as an oversupply of space similar to the space at the related mortgaged real property;

     - changes or continued weakness in a specific industry segment that is important to the success of the related mortgaged real property;

     - the nature of expenses of the related mortgaged real property, such as whether expenses are fixed or vary with revenue;

     - the nature of income from the related mortgaged real property, such as whether rents are fixed or vary with tenant revenues;

     - the level of required capital expenditures for proper maintenance and improvements demanded by tenants at the related mortgaged real property;

     - the number and type of tenants at the related mortgaged real property and the duration of their respective leases;

     -    demographic factors;

     - retroactive changes in building or similar codes that require modifications to the related mortgaged real property;

     - capable management and adequate maintenance for the related mortgaged real property;

     -    location of the related mortgaged real property;

     - if the mortgaged real property has uses subject to significant regulation, changes in applicable laws;

     - perceptions by prospective tenants and, if applicable, their customers, of the safety, convenience, services and attractiveness of the related mortgaged real property;

     - the age, construction, quality and design of the related mortgaged real property; and

     - whether the related mortgaged real property is readily convertible to alternative uses.

     TEN PERCENT OR MORE OF THE INITIAL MORTGAGE POOL BALANCE WILL BE REPRESENTED BY MORTGAGE LOANS SECURED BY RETAIL PROPERTIES, THEREBY MATERIALLY EXPOSING OFFERED CERTIFICATEHOLDERS TO RISKS ASSOCIATED WITH THE PERFORMANCE OF RETAIL PROPERTIES. Forty-six (46) mortgaged real properties, securing mortgage loans that represent 39.0% of the initial mortgage pool balance, are primarily used for retail purposes. A number of factors may adversely affect the value and successful operation of a retail property. Some of these factors include:

     -    the strength, stability, number and quality of the tenants;

     -    tenants' sales;

     -    tenant mix;

     - the ability of the management team to effectively manage the subject property;

     -    whether the subject property is in a desirable location;

     - the physical condition and amenities of the subject building in relation to competing buildings;

     - competition from nontraditional sources such as catalog retailers, home shopping networks, electronic media shopping, telemarketing and outlet centers;

     - whether a retail property is anchored, shadow anchored or unanchored and, if anchored or shadow anchored, the strength, stability, quality and continuous occupancy of the anchor tenant or the shadow anchor, as the case may be, are particularly important factors; and

     -    the financial condition of the owner of the subject property.

     We consider 32 of the subject retail properties, securing mortgage loans that represent 34.5% of the initial mortgage pool balance, to be anchored, including shadow anchored; and 14 of the subject retail properties, securing mortgage loans that represent 4.5% of the initial mortgage pool balance, to be unanchored. Retail properties that are anchored have traditionally been perceived as less risky than unanchored properties. As to any given retail property, an anchor tenant is generally understood to be a nationally or regionally recognized tenant whose space is proportionately larger in size than the space occupied by other tenants at the subject property and is important in attracting customers to the subject property. A shadow anchor is a store or business that satisfies the criteria for an anchor tenant, but which may be located at an adjoining property or on a portion of the subject retail property that is not collateral for the related mortgage loan. A shadow anchor may own the space it occupies and, therefore, that space is not part of the collateral.

     In those cases where the property owner does not control the space occupied by the anchor tenant, and in cases involving a shadow anchor, the property owner may not be able to take actions with respect to the space that it otherwise typically would, such as removing or replacing an ineffective anchor tenant. In some cases, an anchor tenant or shadow anchor may cease to operate at a retail property, thereby leaving its space unoccupied even though it continues to own or pay rent on the vacant space. If an anchor tenant or a shadow anchor ceases operations at a retail property, other tenants at the property may be entitled to terminate their leases prior to the scheduled termination date or to pay rent at a reduced rate for the remaining term of the lease.

     See "Description of the Trust Assets--Mortgage Loans--Various Types of Multifamily and Commercial Properties May Secure Mortgage Loans Underlying a Series of Offered Certificates--Retail Properties" in the accompanying prospectus.

     TEN PERCENT OR MORE OF THE INITIAL MORTGAGE POOL BALANCE WILL BE REPRESENTED BY MORTGAGE LOANS SECURED BY MULTIFAMILY RENTAL AND MANUFACTURED HOUSING PROPERTIES (BUT EXCLUDING FOR THIS PURPOSE, MULTIFAMILY RESIDENTIAL COOPERATIVE PROPERTIES), THEREBY MATERIALLY EXPOSING OFFERED CERTIFICATEHOLDERS TO RISKS ASSOCIATED WITH THE PERFORMANCE OF MULTIFAMILY RENTAL PROPERTIES AND MANUFACTURED HOUSING PROPERTIES. Forty-one (41) mortgaged real properties, securing mortgage loans that represent 17.1% of the initial mortgage pool balance, are primarily used for multifamily rental purposes or are manufactured housing properties (but excluding for this purpose, multifamily residential cooperative properties). A number of factors may adversely affect the value and successful operation of a multifamily rental property or a manufactured housing property. Some of these factors include:

     - the number of competing residential developments in the local market, including apartment buildings, manufactured housing communities and site-built single family homes;

     - the physical condition and amenities of the subject property in relation to competing properties;

     -    the subject property's reputation;

     - applicable state and local regulations designed to protect tenants in connection with evictions and rent increases;

     -    local factory or other large employer closings;

     - the level of mortgage interest rates to the extent it encourages tenants to purchase single-family housing;

     - the ability of the management team to effectively manage the subject property;

     - compliance and continuance of any government housing rental subsidiary programs from which the subject property receives benefits;

     -    distance from employment centers and shopping areas;

     -    the financial condition of the owner of the subject property; and

     - government agency rights to approve the conveyance of such mortgaged real properties could potentially interfere with the foreclosure or execution of a deed in lieu of foreclosure of such properties.

In addition, multifamily rental properties and manufactured housing properties are part of a market that, in general, is characterized by low barriers to entry. Thus, a particular multifamily rental/manufactured housing property market with historically low vacancies could experience substantial new construction and a resultant oversupply of rental units within a relatively short period of time. Because leases with respect to a multifamily rental/manufactured housing property are typically leased on a short-term basis, the tenants residing at a particular property may easily move to alternative multifamily rental/manufactured housing properties with more desirable amenities or locations or to single family housing.

     Some of the multifamily rental properties that will secure mortgage loans that we intend to include in the trust fund are subject to land use restrictive covenants or contractual covenants in favor of federal or state housing agencies. These covenants normally require that a minimum number or percentage of units be rented to tenants who have incomes that are substantially lower than median incomes in the applicable area or region. These covenants may limit the potential rental rates that may govern rentals at any of those properties, the potential tenant base for any of those properties or both.

     Some of the mortgaged real properties that will secure mortgage loans that we may include in the trust fund entitle their owners to receive low-income housing tax credits pursuant to section 42 of the Internal Revenue Code of 1986.
Section 42 of the Internal Revenue Code of 1986 provides a tax credit for owners of multifamily rental properties meeting the definition of low-income housing who have received a tax credit allocation from the state or local allocating agency. The total amount of tax credits to which the property owner is entitled, is based upon the percentage of total units made available to qualified tenants.

     The tax credit provisions limit the gross rent for each low-income unit. Under the tax credit provisions, a property owner must comply with the tenant income restrictions and rental restrictions over a minimum of a 15-year compliance period. In addition, agreements governing the multifamily rental property may require an "extended use period," which has the effect of extending the income and rental restrictions for an additional period.

     In the event a multifamily rental property does not maintain compliance with the tax credit restrictions on tenant income or rental rates or otherwise satisfy the tax credit provisions of the Internal Revenue Code of 1986, the property owner may suffer a reduction in the amount of available tax credits and/or face the recapture of all or part of the tax credits related to the period of the noncompliance and face the partial recapture of previously taken tax credits. The loss of tax credits, and the possibility of recapture of tax credits already taken, may provide significant incentive for the property owner to keep the related multifamily rental property in compliance with such tax credit restrictions and limit the income derived from the related property.

     See "Description of the Trust Assets--Mortgage Loans--Various Types of Multifamily and Commercial Properties May Secure Mortgage Loans Underlying a Series of Offered Certificates--Multifamily Rental Properties" in the accompanying prospectus.

     TEN PERCENT OR MORE OF THE INITIAL MORTGAGE POOL BALANCE WILL BE REPRESENTED BY MORTGAGE LOANS SECURED BY RESIDENTIAL COOPERATIVE PROPERTIES, THEREBY MATERIALLY EXPOSING THE OFFERED CERTIFICATEHOLDERS TO RISKS ASSOCIATED WITH THE PERFORMANCE OF RESIDENTIAL COOPERATIVE PROPERTIES. Seventy-nine (79) mortgaged real properties securing mortgage loans that represent 14.2% of the initial mortgage pool balance, are residential cooperative properties.

     A number of factors may adversely affect the value and successful operation of a cooperative property. Some of these factors include:

     - the ability of tenants to remain in a cooperative property after its conversion from a rental property, at below market rents and subject to applicable rent control and stabilization laws;

     - the primary dependence of a borrower upon maintenance payments and any rental income from units or commercial areas to meet debt service obligations;

     - the initial concentration of shares relating to occupied rental units of the sponsor, owner or investor after conversion from rental housing, which may result in an inability to meet debt service obligations on the corporation's mortgage loan if the sponsor, owner or investor is unable to make the required maintenance payments;

     - the failure of a borrower to qualify for favorable tax treatment as a "cooperative housing corporation" each year, which may reduce the cash flow available to make payments on the related mortgage loan; and

     - that, upon foreclosure, in the event a cooperative property becomes a rental property, certain units could be subject to rent control, stabilization and tenants' rights laws, at below market rents, which may affect rental income levels and the marketability and sale proceeds of the rental property as a whole.

     A residential cooperative building and the land under the building are owned or leased by a non-profit residential cooperative corporation. The cooperative owns all the units in the building and all common areas. Its tenants own stock, shares or membership certificates in the corporation. This ownership entitles the tenant-stockholders to proprietary leases or occupancy agreements which confer exclusive rights to occupy specific units. Generally, the tenant-stockholders make monthly maintenance payments which represent their share of the cooperative corporation's mortgage loan, real property taxes, reserve contributions and capital expenditures, maintenance and other expenses, less any income the corporation may receive. These payments are in addition to any payments of principal and interest the tenant-stockholder may be required to make on any loans secured by its shares in the cooperative.

     In certain instances, an apartment building or a portion thereof and the land thereunder may be converted to the condominium form of ownership, and thereby be divided into two or more condominium units. Generally, in such instances, the non-profit cooperative corporation does not own the entire apartment building and the land under the building, but rather owns a single condominium unit that generally comprises the residential portions of such apartment building. The other condominium units in such apartment building will generally comprise commercial space and will generally be owned by persons or entities other than the non-profit cooperative corporation. In instances where an apartment building has been converted to the condominium form of ownership, certain of the common areas in such building may be owned by the non-profit cooperative corporation and other common areas (often including the land under the building) may constitute common elements of the condominium, which common elements are owned in common by the non-profit cooperative corporation and the owners of the other condominium units. Where the apartment building has been submitted to the condominium form of ownership, each condominium unit owner will be directly responsible for the payment of real estate taxes on such owner's unit. Certain specified maintenance and other obligations, including hazard and liability insurance premiums, may not be the direct responsibility of the non-profit cooperative corporation but rather will be the responsibility of the condominium board of managers. The ability of the condominium board of managers to pay certain expenses of the building will be dependent upon the payment by all condominium unit owners of common charges assessed by the condominium board of managers. See "Risk Factors--Condominium Ownership May Limit Use and Improvements" in this prospectus supplement.

     See "Description of the Trust Assets--Mortgage Loans--Various Types of Multifamily and Commercial Properties May Secure Mortgage Loans Underlying a Series of Offered Certificates--Cooperatively-Owned Apartment Buildings" in the accompanying prospectus.

     TEN PERCENT OR MORE OF THE INITIAL MORTGAGE POOL BALANCE WILL BE REPRESENTED BY MORTGAGE LOANS SECURED BY OFFICE PROPERTIES, THEREBY MATERIALLY EXPOSING OFFERED CERTIFICATEHOLDERS TO RISKS ASSOCIATED WITH THE PERFORMANCE OF OFFICE PROPERTIES. Sixteen (16) mortgaged real properties, securing mortgage loans that represent 21.5% of the initial mortgage pool balance, are primarily used for office purposes. A number of factors may adversely affect the value and successful operation of an office property. Some of these factors include:

     -    the strength, stability, number and quality of the tenants;

     -    accessibility from surrounding highways/streets;

     - the ability of the management team to effectively manage the subject property;

     - the physical condition and amenities of the subject building in relation to competing buildings, including the condition of the HVAC system, parking and the subject building's compatibility with current business wiring requirements;

     - whether the area is a desirable business location, including local labor cost and quality, access to transportation, tax environment, including tax benefits, and quality of life issues, such as schools and cultural amenities; and

     -    the financial condition of the owner of the subject property.

     See "Description of the Trust Assets--Mortgage Loans--Various Types of Multifamily and Commercial Properties May Secure Mortgage Loans Underlying a Series of Offered Certificates--Office Properties" in the accompanying prospectus.

     PROPERTY MANAGEMENT IS IMPORTANT TO THE SUCCESSFUL OPERATION OF THE MORTGAGED REAL PROPERTY. The successful operation of a real estate project depends in part on the performance and viability of the property manager. The property manager is generally responsible for:

     -    operating the property and providing building services;

     -    establishing and implementing the rental structure;

     -    managing operating expenses;

     -    responding to changes in the local market; and

     - advising the borrower with respect to maintenance and capital improvements.

     Properties deriving revenues primarily from short-term sources, such as hotels and self storage facilities, generally are more management intensive than properties leased to creditworthy tenants under long-term leases.

     A good property manager, by controlling costs, providing necessary services to tenants and overseeing and performing maintenance or improvements on the property, can improve cash flow, reduce vacancies, reduce leasing and repair costs and preserve building value. On the other hand, management errors can, in some cases, impair short-term cash flow and the long-term viability of an income-producing property.

     We, the underwriters and the mortgage loan sellers do not make any representation or warranty as to the skills of any present or future property managers with respect to the mortgaged real properties that will secure the underlying mortgage loans. Furthermore, we cannot assure you that the property managers will be in a financial condition to fulfill their management responsibilities throughout the terms of their respective management agreements. In addition, certain of the mortgaged real properties are managed by affiliates of the applicable borrower. If an underlying mortgage loan is in default or undergoing special servicing, this could disrupt the management of the mortgaged real property and may adversely affect cash flow.

     RELIANCE ON A SINGLE OR MAJOR TENANT MAY INCREASE THE RISK THAT CASH FLOW WILL BE INTERRUPTED. Eleven (11) mortgaged real properties, securing 3.6% of the initial mortgage pool balance, are each leased by a single tenant. In addition, 12 other mortgaged real properties, securing 6.8% of the initial mortgage pool balance, have, in each case, a single tenant that occupies 50% or more, but less than 100%, of the space at the particular property. In certain cases, the single tenant lease is a master lease or similar arrangement with a tenant who is an affiliate of the borrower under the subject mortgage loan. Reliance on a single or major tenant may increase the risk that cash flow will be interrupted, which will adversely affect the ability of a borrower to repay its mortgage loan.

     OPTIONS AND OTHER PURCHASE RIGHTS MAY AFFECT VALUE OR HINDER RECOVERY WITH RESPECT TO MORTGAGED REAL PROPERTIES. With respect to certain of the underlying mortgage loans, the related borrower has given to one or more tenants a right of first refusal in the event a sale is contemplated or an option to purchase all or a portion of the related mortgaged real property. These tenant rights may impede the mortgagee's ability to sell the related mortgaged real property at foreclosure or after acquiring such property pursuant to foreclosure, or adversely affect the future proceeds.

     CONDOMINIUM OWNERSHIP MAY LIMIT USE AND IMPROVEMENTS. One (1) of the mortgage loans that we intend to include in the trust fund, representing 0.8% of the initial mortgage pool balance, is secured by a mortgaged real property that consists of the related borrower's interest in condominium interests in buildings and/or other improvements, the related percentage interests in the common areas and the related voting rights in the condominium association. In the case of condominiums, a board of managers generally has discretion to make decisions affecting the condominium building and there may be no assurance that the borrower under a mortgage loan secured by one or more interests in that condominium will have any control over decisions made by the related board of managers. Thus, decisions made by that board of managers, including regarding assessments to be paid by the unit owners, insurance to be maintained on the condominium building and many other decisions affecting the maintenance, repair and, in the event of a casualty or condemnation, restoration of that building, may have a significant impact on the mortgage loans in the trust fund that are secured by mortgaged real properties consisting of such condominium interests. There can be no assurance that the related board of managers will always act in the best interests of the borrower under those mortgage loans. Further, due to the nature of condominiums, a default under the related mortgage loan will not allow the applicable special servicer the same flexibility in realizing on the collateral as is generally available with respect to properties that are not condominiums. The rights of other unit owners, the documents governing the management of the condominium units and the state and local laws applicable to condominium units must be considered. In addition, in the event of a casualty with respect to such a mortgaged real property, due to the possible existence of multiple loss payees on any insurance policy covering that mortgaged real property, there could be a delay in the allocation of related insurance proceeds, if any. Consequently, servicing and realizing upon the collateral described above could subject the series 2004-C4 certificateholders to a greater delay, expense and risk than with respect to a mortgage loan secured by a property that is not a condominium.

     LOSSES ON LARGER LOANS MAY ADVERSELY AFFECT DISTRIBUTIONS ON YOUR CERTIFICATES. Certain of the mortgage loans or groups of cross-collateralized mortgage loans that we intend to include in the trust fund have cut-off date principal balances that are substantially higher than the average cut-off date principal balance. In general, these concentrations can result in losses that are more severe than would be the case if the total principal balance of the mortgage loans backing the offered certificates were more evenly distributed. The following chart lists the ten (10) largest mortgage loans or groups of cross-collateralized mortgage loans that are to be included in the trust fund.

   TEN LARGEST MORTGAGE LOANS OR GROUPS OF CROSS-COLLATERALIZED MORTGAGE LOANS

                                                                                              % OF INITIAL
                                                                       CUT-OFF DATE             MORTGAGE
                       PROPERTY/PORTFOLIO NAME                       PRINCIPAL BALANCE        POOL BALANCE
     ---------------------------------------------------------       -----------------        ------------
     1.  Brunswick Square.....................................         $  86,000,000              7.6%
     2.  1201 New York Avenue.................................         $  80,000,000              7.0%
     3.  Highland Hospitality Portfolio.......................         $  67,000,000              5.9%
     4.  469 Seventh Avenue...................................         $  51,000,000              4.5%
     5.  Village on the Parkway...............................         $  47,000,000              4.1%
     6.  The Shops at Legacy..................................         $  44,500,000              3.9%
     7.  Bertakis MHP Portfolio...............................         $  36,500,000              3.2%
     8.  Lake Zurich Portfolio................................         $  32,000,000              2.8%
     9.  Wayzata Office.......................................         $  24,500,000              2.2%
     10. Laurel Mall..........................................         $  22,765,174              2.0%

     MORTGAGE LOANS TO RELATED BORROWERS MAY RESULT IN MORE SEVERE LOSSES ON YOUR OFFERED CERTIFICATES. Certain groups of the mortgage loans that we intend to include in the trust fund were made to the same borrower or to borrowers under common ownership. In some cases, the mortgage loans in any of those groups are not cross-collateralized. Mortgage loans with the same borrower or related borrowers pose additional risks. Among other things:

     - financial difficulty at one mortgaged real property could cause the owner to defer maintenance at another mortgaged real property in order to satisfy current expenses with respect to the troubled mortgaged real property; and

     - the owner could attempt to avert foreclosure on one mortgaged real property by filing a bankruptcy petition that might have the effect of interrupting monthly payments for an indefinite period on all of the related mortgage loans.

See "Description of the Underlying Mortgage Loans--Cross-Collateralized Mortgage Loans, Multi-Property Mortgage Loans and Mortgage Loans with Affiliated Borrowers" in this prospectus supplement.

     ENFORCEABILITY OF CROSS-COLLATERALIZATION PROVISIONS MAY BE CHALLENGED AND THE BENEFITS OF THESE PROVISIONS MAY OTHERWISE BE LIMITED. Seven (7) of the mortgage loans that we intend to include in the trust fund, representing 5.2% of the initial mortgage pool balance, are secured by multiple real properties, through cross-collateralization with other mortgage loans that are to be included in the trust fund or otherwise. These arrangements attempt to reduce the risk that one mortgaged real property may not generate enough net operating income to pay debt service. However, arrangements of this type involving more than one borrower could be challenged as a fraudulent conveyance if:

     - one of the borrowers were to become a debtor in a bankruptcy case, or were to become subject to an action brought by one or more of its creditors outside a bankruptcy case;

     - the related borrower did not receive fair consideration or reasonably equivalent value in exchange for allowing its mortgaged real property to be encumbered; and

     -    at the time the lien was granted, the borrower was:

          1.   insolvent;

          2.   inadequately capitalized; or

          3.   unable to pay its debts.

     In addition, some of the underlying mortgage loans referred to in the foregoing paragraph allow for the termination of the applicable cross-collateralization provisions and/or for the release of individual mortgaged real properties, whether through partial prepayment of a release price, property substitution or partial defeasance and/or upon the satisfaction of various underwriting criteria. See "Description of the Underlying Mortgage Loans--Cross-Collateralized Mortgage Loans, Multi-Property Mortgage Loans and Mortgage Loans with Affiliated Borrowers" in this prospectus supplement.

     Furthermore, when multiple real properties secure a mortgage loan or group of cross-collateralized mortgage loans, the amount of the mortgage encumbering any particular one of those properties may be less than the full amount of the related mortgage loan or group of cross-collateralized mortgage loans, generally, to minimize recording tax. This mortgage amount may equal the appraised value or allocated loan amount for the mortgaged real property and will limit the extent to which proceeds from the property will be available to offset declines in value of the other properties securing the same mortgage loan or group of cross-collateralized mortgage loans.

     Moreover, one (1) group of cross-collateralized mortgage loans and three
(3) individual multi-property mortgage loans that we intend to include in the trust fund, collectively representing 11.2% of the initial mortgage pool balance, are each secured by mortgaged real properties located in multiple states. Foreclosure actions are brought in state court and the courts of one state cannot exercise jurisdiction over property in another state. Upon a default under any of these mortgage loans, it may not be possible to foreclose on the related mortgaged real properties simultaneously.

     A BORROWER'S OTHER LOANS MAY REDUCE THE CASH FLOW AVAILABLE TO OPERATE AND MAINTAIN THE RELATED MORTGAGED REAL PROPERTY OR MAY INTERFERE WITH THE TRUST FUND'S RIGHTS UNDER THE RELATED UNDERLYING MORTGAGE LOAN, THEREBY ADVERSELY AFFECTING DISTRIBUTIONS ON YOUR OFFERED CERTIFICATES. As described under "Description of the Underlying Mortgage Loans--Additional Loan and Property Information--Additional Secured Financing" in this prospectus supplement, some mortgaged real properties securing the underlying mortgage loans have been or may be encumbered by other subordinate or PARI PASSU debt. In addition, subject, in some cases, to certain limitations relating to maximum amounts, the borrowers generally may incur trade and operational debt or other unsecured debt, and enter into equipment and other personal property and fixture financing and leasing arrangements, in connection with the ordinary operation and maintenance of the related mortgaged real property. Furthermore, in the case of those mortgage loans which require or allow letters of credit to be posted by the related borrower as additional security for its mortgage loan, in lieu of reserves or otherwise, the related borrower may be obligated to pay fees and expenses associated with the letter of credit and/or to reimburse the letter of credit issuer or others in the event of a draw upon the letter of credit by the lender.

     The existence of other debt could:

     - adversely affect the financial viability of a borrower by reducing the cash flow available to the borrower to operate and maintain the related mortgaged real property;

     - adversely affect the security interest of the lender in the equipment or other assets acquired through its financings;

     -    complicate bankruptcy proceedings; and

     -    delay foreclosure on the related mortgaged real property.

     In addition, in the case of one (1) mortgage loan that we intend to include in the trust fund, representing 7.0% of the initial mortgage pool balance, and secured by the mortgaged real property identified on Exhibit A-1 to this prospectus supplement as 1201 New York Avenue, the holders of the two (2) junior 1201 New York Avenue outside-the-trust fund mortgage loans secured by 1201 New York Avenue have the following rights which may be exercised by one or both of the holders through a designee:

     - the right to consult with the applicable servicing parties with respect to various servicing actions affecting the subject underlying mortgage loan;

     - the right to purchase the subject underlying mortgage loan under various default scenarios; and

     - the right to cure various events of default under the subject underlying mortgage loan.

     The party or parties entitled to exercise or participate in the exercise of the rights described in the preceding paragraph may have interests that conflict with the interests of the holders of the series 2004-C4 certificates.

     See "Description of the Underlying Mortgage Loans--Certain Matters Regarding the 1201 New York Avenue Mortgage Loan" in this prospectus supplement.

     MEZZANINE DEBT CAN ACT AS A DISINCENTIVE TO THE PRINCIPALS OF A BORROWER. If any of the principals in a borrower under one of the mortgage loans that we intend to include in the trust fund pledges its equity interest in that borrower to secure a debt, frequently called mezzanine debt, then:

     - depending on the use of the proceeds from that loan, the equity interest of that principal in that borrower will be reduced and, further, depending on its remaining equity interest, that principal could be less inclined to infuse that borrower with additional funds if the performance and/or value of the related mortgaged real property declines; and

     - if that equity interest is foreclosed upon following a default under the mezzanine debt, there could be a change in control of that borrower.

     As described under "Description of the Underlying Mortgage
Loans--Additional Loan and Property Information--Additional Secured Financing" in this prospectus supplement, we are aware of certain mortgage loans that we intend to include in the trust fund as to which mezzanine financing exists or is permitted to be incurred.

     SOME BORROWERS UNDER THE UNDERLYING MORTGAGE LOANS WILL NOT BE LIMITED TO OWNING THEIR RESPECTIVE MORTGAGED REAL PROPERTIES, THEREBY INCREASING THE RISK OF BORROWER BANKRUPTCY. The business activities of some of the borrowers under mortgage loans that we intend to include in the trust fund are not limited to owning their respective mortgaged real properties. Accordingly, the financial success of these borrowers may be affected by the performance of their other business activities, including other real estate interests. In addition, some borrowers have incurred or are permitted in the future to incur debt unrelated to operating the related mortgaged real property. Those other business activities and/or that additional debt increase the possibility that the borrower may become bankrupt or insolvent. In addition, the organizational documents for the borrowers under the residential cooperative mortgage loans in the trust fund do not require the borrowers to be special purpose entities. See "Description of the Underlying Mortgage Loans--Additional Loan and Property Information--Non-Special Purpose Entity Borrowers" in this prospectus supplement.

     TENANCIES IN COMMON MAY HINDER RECOVERY. Six (6) of the mortgage loans that we intend to include in the trust fund, representing 3.6% of the initial mortgage pool balance, have borrowers that own the related mortgaged real properties as tenants-in-common. The bankruptcy, dissolution or action for partition by one or more of the tenants-in-common could result in an early repayment of the related mortgage loan, a significant delay in recovery against the tenant in common borrowers, a material impairment in property management and a substantial decrease in the amount recoverable upon the related mortgage loan. Not all tenants-in-common for these mortgage loans are special purpose entities and, in some cases, the borrower is actually an individual.

     CHANGES IN MORTGAGE POOL COMPOSITION CAN CHANGE THE NATURE OF YOUR INVESTMENT. If you purchase any class A-2, A-3, A-4, A-5, A-6, A-J, B and/or C certificates, you will be more exposed to risks associated with changes in concentrations of borrower, loan or property characteristics in loan group no. 1 than are persons who own class A-1 certificates.

     GEOGRAPHIC CONCENTRATION OF THE MORTGAGED REAL PROPERTIES MAY ADVERSELY AFFECT DISTRIBUTIONS ON YOUR OFFERED CERTIFICATES. The concentration of mortgaged real properties in a specific state or region will make the performance of the mortgage loans that we intend to include in the trust fund, as a whole, more sensitive to the following factors in the state or region where the borrowers and the mortgaged real properties are concentrated:

     -    economic conditions, including real estate market conditions;

     -    changes in governmental rules and fiscal policies;

     -    acts of God, which may result in uninsured losses; and

     -    other factors that are beyond the control of the borrowers.

     The mortgaged real properties are located in 32 states and the District of Columbia. The table below sets forth the states in which a significant percentage of the mortgaged real properties are located. Except as set forth below, no state contains more than 4.8%, by cut-off date principal balance or allocated loan amount, of the mortgaged real properties that secure the underlying mortgage loans.

       SIGNIFICANT GEOGRAPHIC CONCENTRATIONS OF MORTGAGED REAL PROPERTIES

                                                                                  % OF INITIAL
                                                        NUMBER OF MORTGAGED         MORTGAGE
                             STATE                        REAL PROPERTIES         POOL BALANCE
          ----------------------------------------      -------------------       ------------
          New York................................              78                    15.7%
          Texas...................................              21                    14.4%
          New Jersey..............................               3                     9.1%
          California..............................              13                     8.8%
          District of Columbia....................               1                     7.0%
          Florida.................................               9                     6.4%
          Illinois................................               6                     5.7%

     SOME REMEDIES MAY NOT BE AVAILABLE FOLLOWING A MORTGAGE LOAN DEFAULT. The mortgage loans that we intend to include in the trust fund contain "due-on-sale" and "due-on-encumbrance" clauses. These clauses permit the holder of an underlying mortgage loan to accelerate the maturity of the mortgage loan if the related borrower sells or otherwise transfers or encumbers the related mortgaged real property or its interest in the related mortgaged real property in violation of the terms of the mortgage. All of the mortgage loans that we intend to include in the trust fund also include a debt-acceleration clause that permits the related lender to accelerate the debt upon specified monetary or non-monetary defaults of the related borrower.

     The courts of all states will enforce clauses providing for acceleration in the event of a material payment default. The equity courts of a state, however, may refuse the foreclosure or other sale of a mortgaged real property or refuse to permit the acceleration of the indebtedness as a result of a default deemed to be immaterial or if the exercise of these remedies would be inequitable or unjust.

     Each of the mortgage loans that we intend to include in the trust fund is secured by an assignment of leases and rents from the related borrower, which assignment may be contained within the mortgage instrument. However, in many cases, the related borrower generally may collect rents for so long as there is no default. As a result, the trust fund's rights to these rents will be limited because:

     - the trust fund may not have a perfected security interest in the rent payments until the applicable master servicer or special servicer collects them;

     - the applicable master servicer or special servicer may not be entitled to collect the rent payments without court action; and

     - the bankruptcy of the related borrower could limit the ability of the applicable master servicer or special servicer to collect the rents.

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     LENDING ON INCOME-PRODUCING REAL PROPERTIES ENTAILS ENVIRONMENTAL RISKS.
Under various federal and state laws, a current or previous owner or operator of real property may be liable for the costs of cleanup of environmental contamination on, under, at or emanating from, the property. These laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of the contamination. The costs of any required cleanup and the owner's liability for these costs are generally not limited under these laws and could exceed the value of the property and/or the total assets of the owner. Contamination of a property may give rise to a lien on the property to assure the costs of cleanup. An environmental lien may have priority over the lien of an existing mortgage. In addition, the presence of hazardous or toxic substances, or the failure to properly clean up contamination on the property, may adversely affect the owner's or operator's future ability to refinance the property.

     Certain environmental laws impose liability for releases of asbestos into the air, and govern the responsibility for the removal, encapsulation or disturbance of asbestos-containing materials when the asbestos-containing materials are in poor condition or when a property with asbestos-containing materials undergoes renovation or demolition. Certain laws impose liability for lead-based paint, lead in drinking water, elevated radon gas inside buildings and releases of polychlorinated biphenyl compounds. Third parties may also seek recovery from owners or operators of real property for personal injury or property damage associated with exposure to asbestos, lead, radon, polychlorinated biphenyl compounds and any other contaminants.

     A third-party environmental consultant conducted some form of environmental investigation with respect to all of the mortgaged real properties securing the mortgage loans that we intend to include in the trust fund, except for 29 mortgaged real properties, securing 4.2% of initial pool balance, as to which the related mortgage loan seller obtained environmental insurance. With respect to those mortgaged real properties as to which an environmental assessment was prepared, such environmental assessments were generally prepared during the 12-month period ending in November 2004, except in the case of three (3) mortgaged real properties as to which the assessment was prepared within an 19-month period ending in November 2004. In the case of 164 mortgaged real properties, securing 95.8% of the initial mortgage pool balance, that environmental investigation included a Phase I environmental site assessment or an update (which may have been performed pursuant to a database or transaction screen update) of a previously conducted assessment. In the case of nine (9) mortgaged real properties, securing 0.2% of the initial mortgage pool balance, the assessment consisted of a transaction screen. In the case of 29 mortgaged real properties, securing 4.2% of the initial mortgage pool balance, which properties are covered by environmental insurance, that environmental investigation was limited to an assessment concerning asbestos-containing materials, lead based paint and/or radon. In some cases, a third-party consultant also conducted a Phase II environmental site assessment of the mortgaged real property.

     In several cases, the environmental testing for a mortgaged real property identified potential and, in some cases, significant environmental issues at nearby properties.

     If the environmental investigations described above identified material adverse or potentially material adverse environmental conditions at or with respect to any of the respective mortgaged real properties securing a mortgage loan that we intend to include in the trust fund or at a nearby property with potential to affect a mortgaged real property, then:

     - an environmental consultant investigated those conditions and recommended no further investigations or remediation;

     - an operation and maintenance plan or other remediation was required and/or an escrow reserve was established to cover the estimated costs of obtaining that plan and/or effecting that remediation;

     -    those conditions were remediated or abated prior to the closing date;

     - a letter was obtained from the applicable regulatory authority stating that no further action was required;

     - either the expenditure of funds reasonably estimated to be necessary to remediate the conditions is not more than the greater of (a) $50,000 and (b) 2% of the outstanding principal balance of the related mortgage loan or an environmental insurance policy was obtained, a letter of credit was provided, an escrow reserve account was established, another party has acknowledged responsibility or an indemnity from a responsible party other than the related borrower was obtained to cover the estimated costs of any required investigation, testing, monitoring or remediation, which in some cases has been estimated to be in excess of $50,000;

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     -    in those cases in which it was known that an offsite property is the location of a leaking underground storage tank or groundwater contamination, a responsible party other than the related borrower has been identified under applicable law, and generally one or more of the following are true--

          1. that condition is not known to have affected the mortgaged real property, or

          2. the responsible party has either received a letter from the applicable regulatory agency stating no further action is required, established a remediation fund, engaged in responsive remediation, or provided an indemnity or guaranty to the borrower or the mortgagee/lender, or

          3. an environmental insurance policy was obtained (which is not necessarily in all cases a secured creditor impaired property policy); or

     - in those cases involving mortgage loans with an original principal balance of less than $1,000,000, the borrower expressly agreed to comply with all federal, state and local statutes or regulations respecting the identified adverse environmental conditions.

     In many cases, the environmental investigation described above identified the presence of asbestos-containing materials, lead-based paint, mold and/or radon. Where these substances were present, the environmental consultant often recommended, and the related loan documents generally required, the establishment of an operation and maintenance plan to address the issue or, in some cases involving asbestos-containing materials, lead-based paint, mold and/or radon, an abatement, mitigation, removal or long-term testing program. In a few cases, the particular asbestos-containing materials, lead-based paint, mold and/or radon was in need of repair, mitigation or other remediation. This could result in a claim for damages by any party injured by that condition. In certain cases, the related lender did not require the establishment of an operation and maintenance plan despite the identification of issues involving asbestos-containing materials and/or lead-based paint.

     In some cases, the environmental consultant did not recommend that any action be taken with respect to a potentially material adverse environmental condition at a mortgaged real property securing a mortgage loan that we intend to include in the trust fund, because a responsible party with respect to that condition had already been identified. There can be no assurance, however, that such a responsible party will be financially able to address the subject condition.

     In some cases where the environmental consultant recommended specific remediation of an adverse environmental condition, the related originator of a mortgage loan that we intend to include in the trust fund required the related borrower generally:

     1.   to carry out the specific remedial measures prior to closing;

     2. to carry out the specific remedial measures post-closing and, if deemed necessary by the related originator of the subject mortgage loan, deposit with the lender a cash reserve in an amount generally equal to 100% to 125% of the estimated cost to complete the remedial measures; or

     3. to monitor the environmental condition and/or to carry out additional testing, in the manner and within the time frame specified in the related loan documents.

     Some borrowers under the mortgage loans that we intend to include in the trust fund have not satisfied all post-closing obligations required by the related loan documents with respect to environmental matters. There can be no assurance that recommended operations and maintenance plans have been or will continue to be implemented.

     Furthermore, any particular environmental testing may not have covered all potential adverse conditions. For example, testing for lead-based paint, asbestos-containing materials, lead in water and radon was done only if the use, age and condition of the subject property warranted that testing. In general, testing was done for lead based paint only in the case of a multifamily property built prior to 1978, for asbestos containing materials only in the case of a property built prior to 1981 and for radon gas only in the case of a multifamily property.

     There can be no assurance that--

     - the environmental testing referred to above identified all material adverse environmental conditions and circumstances at the subject properties,

     - the recommendation of the environmental consultant was, in the case of all identified problems, the appropriate action to take,

     - any of the environmental escrows established or letters of credit obtained with respect to any of the mortgage loans that we intend to include in the trust fund will be sufficient to cover the recommended remediation or other action, or

     - an environmental insurance policy will cover all or part of a claim asserted against it because such policies are subject to various deductibles, terms, exclusions, conditions and limitations, and have not been extensively interpreted by the courts.

     In the case of 29 mortgaged real properties, securing 4.2% of the initial mortgage pool balance, the environmental investigation which was conducted in connection with the origination of the related underlying mortgage loan was limited to testing for asbestos-containing materials, lead-based paint and/or radon. In general, the related originator's election to limit the environmental testing with respect to those 29 mortgaged real properties was based upon the delivery of a secured creditor impaired property policy covering specific environmental matters with respect to the particular property. Those 29 mortgaged real properties are covered by a blanket secured creditor impaired property policy. The policy, however, does not provide coverage for adverse environmental conditions at levels below legal limits and typically does not provide coverage for conditions involving asbestos and lead-based paint or, in some cases, microbial matter.

     In some cases, the originator of the related mortgage loan--

     - agreed to release a principal of the related borrower from its obligations under an environmental or hazardous substances indemnity with respect to the particular mortgaged real property in connection with the delivery of a secured creditor impaired property policy covering that property, or

     - required an environmental insurance policy (which may not have been a secured creditor impaired property policy) because of a specific environmental issue with respect to the particular mortgaged real property.

     See "Description of the Underlying Mortgage Loans--Underwriting Matters--Environmental Insurance" in this prospectus supplement.

     APPRAISALS AND MARKET STUDIES MAY INACCURATELY REFLECT THE VALUE OF THE MORTGAGED REAL PROPERTIES. In connection with the origination of each of the mortgage loans that we intend to include in the trust fund, the related mortgaged real property was appraised by an independent appraiser.

     Appraisals are not guarantees, and may not be fully indicative, of present or future value because:

     - they represent the analysis and opinion of the appraiser at the time the appraisal is conducted;

     - there can be no assurance that another appraiser would not have arrived at a different valuation, even if the appraiser used the same general approach to, and the same method of, appraising the mortgaged real property; and

     - appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller and therefore, could be significantly higher than the amount obtained from the sale of a mortgaged real property under a distress or liquidation sale.

     PROPERTY MANAGERS AND BORROWERS MAY EACH EXPERIENCE CONFLICTS OF INTEREST IN MANAGING MULTIPLE PROPERTIES. In the case of many of the mortgage loans that we intend to include in the trust fund, the related property managers and borrowers may experience conflicts of interest in the management and/or ownership of the related mortgaged real properties because:

     - a substantial number of those mortgaged real properties are managed by property managers affiliated with the respective borrowers;

     - the property managers also may manage additional properties, including properties that may compete with those mortgaged real properties; and

     - affiliates of the property managers and/or the borrowers, or the property managers and/or the borrowers themselves, also may own other properties, including properties that may compete with those mortgaged real properties.

     THE MASTER SERVICERS AND THE SPECIAL SERVICERS MAY EXPERIENCE CONFLICTS OF INTEREST. The master servicers and the special servicers will service loans other than those included in the trust fund in the ordinary course of their businesses. These other loans may be similar to the mortgage loans in the trust fund. The mortgaged real properties securing these other loans may--

     - be in the same markets as mortgaged real properties securing mortgage loans in the trust fund, and/or

     - have owners and/or property managers in common with mortgaged real properties securing mortgage loans in the trust fund, and/or

     - be sponsored by parties that also sponsor mortgaged real properties securing mortgage loans in the trust fund.

     In these cases, the interests of a master servicer or a special servicer, as applicable, and its other clients may differ from and compete with the interests of the trust fund and these activities may adversely affect the amount and timing of collections on the mortgage loans in the trust fund. Under the series 2004-C4 pooling and servicing agreement, the master servicers and the special servicers are each required to service the mortgage loans in the trust fund for which it is responsible in the same manner, and with the same care, as similar mortgage loans serviced by it and held as part of its own portfolio or the portfolios of third parties.

     ENCUMBERED LEASEHOLD INTERESTS ARE SUBJECT TO TERMS OF THE GROUND LEASE AND ARE THEREFORE RISKIER THAN ENCUMBERED FEE ESTATES AS COLLATERAL. Five (5) of the mortgage loans that we intend to include in the trust fund, representing 3.3% of the initial mortgage pool balance, are secured in whole or in material part by leasehold interests with respect to which the related owner of the fee estate has not mortgaged the corresponding fee estate as security for the related mortgage loan. For the purposes of this prospectus supplement, when the ground lessee and ground lessor are both parties to the related mortgage instrument, or have each entered into a mortgage instrument encumbering their respective estates, the interest in the related mortgaged real property has been categorized as a fee simple estate.

     Upon the bankruptcy of a lessor or a lessee under a ground lease, the debtor entity has the right to continue or terminate the ground lease. Pursuant to Section 365(h) of the U.S. Bankruptcy Code, subject to the discussion in the next paragraph, a ground lessee whose ground lease is terminated by a debtor ground lessor has the right to remain in possession of its leased premises under the rent reserved in the lease for the term thereof, including any renewals, but is not entitled to enforce the obligation of the ground lessor to provide any services required under the ground lease. In the event of concurrent bankruptcy proceedings involving the ground lessor and the ground lessee/borrower, the ground lease could be terminated.

     Further, in a recent decision by the United States Court of Appeals for the Seventh Circuit (Precision Indus. v. Qualitech Steel SBQ, LLC, 327 F.3d 537
(2003)), the court ruled that where a statutory sale of the leased property occurs under Section 363(f) of the U.S. Bankruptcy Code upon the bankruptcy of a landlord, that sale terminates a lessee's possessory interest in the property, and the purchaser assumes title free and clear of any interest, including any leasehold estates. Pursuant to Section 363(e) of the U.S. Bankruptcy Code, a lessee may request the bankruptcy court to prohibit or condition the statutory sale of the property so as to provide adequate protection of the leasehold interest; however, the court ruled that this provision does not ensure continued possession of the property, but rather entitles the lessee to compensation for the value of its leasehold interest, typically from the sale proceeds. As a result, there can be no assurance that, in the event of a statutory sale of leased property pursuant to Section 363(f) of the U.S. Bankruptcy Code, the lessee will be able to maintain possession of the property under the ground lease. In addition, there can be no assurance that the lessee and/or the lender (to the extent it can obtain standing to intervene) will be able to recoup the full value of the leasehold interest in bankruptcy court.

     Because of the possible termination of the related ground lease lending on a leasehold interest in a real property is riskier than lending on the fee interest in the property.

     In those cases where the ground lessor has subjected its fee interest to the related mortgage instrument, we have identified the subject underlying mortgage loans as being secured by fee mortgages. However, a ground lessor's execution of a mortgage over its fee interest to secure the ground lessee's debt may be subject to challenge as a fraudulent conveyance.

Among other things, a legal challenge to the granting of any such lien may focus on the benefits realized by the ground lessor from the related mortgage loan. If a court concluded that the ground lessor's granting of the mortgage was an avoidable fraudulent conveyance, it might take actions detrimental to the holders of the offered certificates, including, under certain circumstances, invalidating the mortgage over the ground lessor's fee interest.

     CHANGES IN ZONING LAWS MAY AFFECT ABILITY TO REPAIR OR RESTORE A MORTGAGED REAL PROPERTY. Due to changes in applicable building and zoning ordinances and codes affecting several of the mortgaged real properties that are to secure the underlying mortgage loans, which changes occurred after the construction of the improvements on these properties, these mortgaged real properties may not comply fully with current zoning laws because of:

     -    density;

     -    use;

     -    parking;

     -    set-back requirements; or

     -    other building related conditions.

     These changes will not interfere with the current use of the mortgaged real property. However, these changes may limit the ability of the related borrower to rebuild the premises "as is" in the event of a substantial casualty loss which may adversely affect the ability of the related borrower to meet its mortgage loan obligations from cash flow. With some exceptions, the underlying mortgage loans secured by mortgaged real properties which no longer conform to current zoning ordinances and codes will require, or contain provisions under which the lender in its reasonable discretion may require, the borrower to maintain "law and ordinance" coverage which, subject to the terms and conditions of such coverage, will insure the increased cost of construction to comply with current zoning ordinances and codes. Insurance proceeds may not be sufficient to pay off the related mortgage loan in full. In addition, if the mortgaged real property were to be repaired or restored in conformity with then current law, its value could be less than the remaining balance on the related mortgage loan and it may produce less revenue than before repair or restoration.

     LENDING ON INCOME-PRODUCING PROPERTIES ENTAILS RISKS RELATED TO PROPERTY CONDITION. All of the mortgaged real properties were inspected by engineers during the 22-month period preceding November 2004. One hundred eighty-five
(185) of those inspected mortgaged real properties, securing 91.3% of the initial mortgage pool balance, were inspected during the 12-month period preceding November 2004. The scope of those inspections included an assessment of--

     - the structure, exterior walls, roofing, interior construction, mechanical and electrical systems, and

     - the general condition of the site, buildings and other improvements located at each property.

     At six (6) of those properties, the inspections identified conditions requiring escrows to be established for repairs or replacements estimated to cost in excess of $100,000. In many of these cases, the originator required the related borrower to fund reserves, or deliver letters of credit or other instruments, to cover all or a portion of these costs. While the aforementioned escrows were based on recommendations in an engineering report, there can be no assurance that the reserves or letters of credit or other instruments will be sufficient to cover the repairs or replacements. Additionally, there can be no assurance that all conditions requiring repair or replacement have been identified in these inspections, or that all building code and other legal compliance issues have been identified through inspection or otherwise, or, if identified, adequately addressed by escrows or otherwise.

     THE ABSENCE OR INADEQUACY OF TERRORISM INSURANCE COVERAGE ON THE MORTGAGED PROPERTIES MAY ADVERSELY AFFECT PAYMENTS ON YOUR CERTIFICATES. After the September 11, 2001 terrorist attacks in New York City, the Washington, D.C. area and Pennsylvania, the cost of insurance coverage for acts of terrorism increased and the availability of such insurance decreased. In an attempt to redress this situation, President George W. Bush signed into law the Terrorism Risk Insurance Act of 2002, which establishes a three-year federal back-stop program under which the federal government and the insurance industry will share in the risk of loss associated with certain future terrorist attacks. Pursuant to the provisions of the act, (a) qualifying insurers must offer terrorism insurance coverage in all property and casualty insurance policies on terms not materially different than terms applicable to other losses, (b) the federal government will reimburse insurers 90% of amounts paid on claims, in excess of a specified deductible, provided that aggregate property and casualty insurance losses resulting from an act of terrorism exceed $5,000,000, (c) the federal government's aggregate insured losses are limited to $100 billion per program year, (d) reimbursement to insurers will require a claim based on a loss from a terrorist act, (e) to qualify for reimbursement, an insurer must have previously disclosed to the policyholder the premium charged for terrorism coverage and its share of anticipated recovery for insured losses under the federal program, and (f) the federal program by its terms will terminate December 31, 2005. With regard to policies in existence on November 26, 2002, the act provides that any terrorism exclusion in a property and casualty insurance contract in force on such date is void if such exclusion exempts losses that would otherwise be subject to the act, provided, that an insurer may reinstate such a terrorism exclusion if the insured either (x) authorizes such reinstatement in writing or (y) fails to pay the premium increase related to the terrorism coverage within 30 days of receiving notice of such premium increase and of its rights in connection with such coverage.

     The Terrorism Risk Insurance Act of 2002 only applies to losses resulting from attacks that have been committed by individuals on behalf of a foreign person or foreign interest, and does not cover acts of purely domestic terrorism. Further, any such attack must be certified as an "act of terrorism" by the federal government, which decision is not subject to judicial review. As a result, insurers may continue to try to exclude from coverage under their policies losses resulting from terrorist acts not covered by the act. Moreover, the act's deductible and copayment provisions still leaves insurers with high potential exposure for terrorism-related claims. Because nothing in the act prevents an insurer from raising premium rates on policyholders to cover potential losses, or from obtaining reinsurance coverage to offset its increased liability, the cost of premiums for such terrorism insurance coverage is still expected to be high. Finally, upon expiration of the federal program established by the act, there is no assurance that subsequent terrorism legislation would be passed.

     The applicable master servicer will use reasonable efforts to cause the borrower under such underlying mortgage loan to maintain - or, if the borrower does not so maintain, then the applicable master servicer will maintain - all-risk casualty insurance (the cost of which will be payable as a servicing advance), which does not contain any carve-out for terrorist or similar acts, to the extent not prohibited by the terms of the related mortgage loan documents, provided, however, that the applicable master servicer will not be obligated to require any borrower to obtain or maintain insurance in excess of the amounts of coverage and deductibles required by the related mortgage loan documents or by the related mortgage loan seller immediately prior to the date of initial issuance of the offered certificates, unless the master servicer determines, in accordance with the servicing standard, that the insurance required immediately prior to the date of initial issuance of the offered certificates (if less than what is required by the related loan documents) would not be commercially reasonable for property of the same type, size and/or location as the related mortgaged real property and the applicable special servicer, with the consent of the series 2004-C4 directing certificateholder, approves such determination. The cost of any such insurance so maintained by the applicable master servicer will be reimbursable to it as a servicing advance. Notwithstanding the foregoing, the applicable master servicer will not be required to call a default under a mortgage loan in the trust fund if the related borrower fails to maintain such insurance, and the applicable master servicer need not maintain such insurance, if the applicable master servicer has determined after due inquiry (with the consent of the applicable special servicer and the series 2004-C4 directing certificateholder), in accordance with the servicing standard, that either--

     - such insurance is not available at commercially reasonable rates and that such hazards are not at the time commonly insured against for properties similar to the subject mortgaged real property and located in or around the region in which the subject mortgaged real property is located, or

     -    such insurance is not available at any rate.

     If the related loan documents do not expressly require insurance against acts of terrorism, but permit the mortgagee to require such other insurance as is reasonable, the related borrower may challenge whether maintaining insurance against acts of terrorism is reasonable in light of all the circumstances, including the cost. The applicable master servicer's efforts to require such insurance may be further impeded if the originating lender did not require the subject borrower to maintain such insurance, regardless of the terms of the related loan documents.

     If any mortgaged real property securing an underlying mortgage loan sustains damage as a result of an uninsured terrorist or similar act, a default on the subject mortgage loan may result, and such damaged mortgaged real property may not provide adequate collateral to satisfy all amounts owing under such mortgage loan, which could result in losses on some classes of the series 2004-C4 certificates.

     If a borrower is required, under the circumstances described above, to maintain insurance coverage with respect to terrorist or similar acts, the borrower may incur higher costs for insurance premiums in obtaining that coverage which would have an adverse effect on the net cash flow of the related mortgaged real property.

     Some of the mortgage loans that we intend to include in the trust fund specifically require terrorism insurance, but such insurance may be required only to the extent it can be obtained for premiums less than or equal to a "cap" amount specified in the related loan documents, only if it can be purchased at commercially reasonable rates and/or only with a deductible at a certain threshold. See "Description of the Underlying Mortgage Loans--Certain Terms and Conditions of the Underlying Mortgage Loans--Hazard, Liability and Other Insurance" in this prospectus supplement.

     We are aware that in the case of at least three (3) mortgage loans that we intend to include in the trust fund, representing 1.1% of the initial mortgage pool balance, property damage at the related mortgaged real properties resulting from acts of terrorism is not covered by the related property insurance or a separate terrorism insurance policy. There can be no assurance that mortgaged real properties currently covered by terrorism insurance will continue to be so covered or that the coverage is, or will remain, adequate.

     COMPLIANCE WITH AMERICANS WITH DISABILITIES ACT MAY RESULT IN ADDITIONAL COSTS TO BORROWERS. Under the Americans with Disabilities Act of 1990, all public accommodations are required to meet certain federal requirements related to access and use by disabled persons. To the extent a mortgaged real property securing an underlying mortgage loan does not comply with the Americans with Disabilities Act of 1990, the related borrower may be required to incur costs to comply with this law. In addition, noncompliance could result in the imposition of fines by the federal government or an award of damages to private litigants.

     CERTAIN LOANS MAY REQUIRE PRINCIPAL PAYDOWNS WHICH MAY REDUCE THE YIELD ON YOUR OFFERED CERTIFICATES. Some of the mortgage loans that we intend to include in the trust fund may require the related borrower to make, or permit the lender to apply reserve funds to make, partial prepayments if certain conditions, such as meeting certain debt service coverage ratios and/or satisfying certain leasing conditions, have not been satisfied. The required prepayment may need to be made even though the subject mortgage loan is in its lock-out period. See "Description of the Underlying Mortgage Loans--Certain Terms and Conditions of the Underlying Mortgage Loans--Mortgage Loans Which May Require Principal Paydowns" in this prospectus supplement.

     PRIOR BANKRUPTCIES MAY REFLECT FUTURE PERFORMANCE. In the case of one (1) mortgage loan that we intend to include in the trust fund, representing 0.3% of the initial mortgage pool balance, a guarantor or a principal of the borrower has been a debtor in prior bankruptcy proceedings within the ten-year period preceding November 2004.

     LITIGATION MAY ADVERSELY AFFECT PROPERTY PERFORMANCE. There may be pending or, from time to time, threatened legal proceedings against the borrowers under the underlying mortgage loans, the managers of the related mortgaged real properties and their respective affiliates, arising out of the ordinary business of those borrowers, managers and affiliates. We cannot assure you that litigation will not have a material adverse effect on your investment.

     ONE ACTION RULES MAY LIMIT REMEDIES. Several states, including California, have laws that prohibit more than one "judicial action" to enforce a mortgage obligation, and some courts have construed the term "judicial action" broadly. Accordingly, the applicable special servicer is required to obtain advice of counsel prior to enforcing any of the trust fund's rights under any of the underlying mortgage loans that are secured by mortgaged real properties located where the rule could be applicable. In the case of either a cross-collateralized mortgage loan or a multi-property mortgage loan that is secured by mortgaged real properties located in multiple states, the applicable special servicer may be required to foreclose first on properties located in states where the "one action" rules apply, and where non-judicial foreclosure is permitted, before foreclosing on properties located in states where judicial foreclosure is the only permitted method of foreclosure.

     TAX CONSIDERATIONS RELATED TO FORECLOSURE. Under the series 2004-C4 pooling and servicing agreement, the applicable special servicer, on behalf of the trust fund, among others, may acquire one or more mortgaged real properties pursuant to a foreclosure or deed in lieu of foreclosure. Any net income from the operation and management of any such property that is not qualifying "rents from real property," within the meaning of section 856(d) of the Internal Revenue Code of 1986, as amended, and any rental income based on the net profits of a tenant or sub-tenant or allocable to a service that is non-customary in the area and for the type of property involved, will subject the trust fund to U.S. federal (and possibly state or local) tax on such income at the highest marginal corporate tax rate (currently 35%), thereby reducing net proceeds available for distribution to the series 2004-C4 certificateholders. The risk of taxation being imposed on income derived from the operation of foreclosed property is particularly present in the case of hotels. The series 2004-C4 pooling and servicing agreement permits the applicable special servicer to cause the trust fund to earn "net income from foreclosure property" that is subject to tax. See "U.S. Federal Income Tax Consequences" in this prospectus supplement and "Federal Income Tax Consequences" in the accompanying prospectus.

     In addition, if a special servicer, on behalf of the trust fund, among others, were to acquire one or more mortgaged real properties pursuant to a foreclosure or deed in lieu of foreclosure, upon acquisition of those mortgaged real properties, it may be required in certain jurisdictions, particularly in California and New York, to pay state or local transfer or excise taxes upon liquidation of such properties. Such state or local taxes may reduce net proceeds available for distribution to the series 2004-C4 certificateholders.

     RISKS RELATED TO THE OFFERED CERTIFICATES

     THE TRUST FUND'S ASSETS MAY BE INSUFFICIENT TO ALLOW FOR REPAYMENT IN FULL ON YOUR OFFERED CERTIFICATES. If the assets of the trust fund are insufficient to make distributions on the offered certificates, no other assets will be available for distribution of the deficiency. The offered certificates will represent interests in the trust fund only and will not be obligations of or represent interests in us, any of our affiliates or any other person or entity. The offered certificates have not been guaranteed or insured by any governmental agency or instrumentality or by any other person or entity.

     THE CLASS A-J, B AND C CERTIFICATES ARE SUBORDINATE TO, AND ARE THEREFORE RISKIER THAN, THE CLASS A-1, A-2, A-3, A-4, A-5, A-6, A-1-A, A-X, A-SP AND A-Y CERTIFICATES. If you purchase class A-J, B or C certificates, then your offered certificates will provide credit support to the other more senior classes of offered certificates, as well as the class A-X, A-SP and A-Y certificates. As a result, you will receive distributions after, and must bear the effects of losses on the underlying mortgage loans before, the holders of those other more senior classes of series 2004-C4 certificates.

     When making an investment decision, you should consider, among other things--

     - the distribution priorities of the respective classes of the series 2004-C4 certificates,

     - the order in which the principal balances of the respective classes of the series 2004-C4 certificates with principal balances will be reduced in connection with losses and default-related shortfalls, and

     -    the characteristics and quality of the underlying mortgage loans.

     THE OFFERED CERTIFICATES HAVE UNCERTAIN YIELDS TO MATURITY. The yield on your offered certificates will depend on, among other things--

     -    the price you paid for your offered certificates, and

     - the rate, timing and amount of distributions on your offered certificates.

     The rate, timing and amount of distributions on your offered certificates will depend on--

     - the pass-through rate for, and the other payment terms of, your offered certificates,

     - the rate and timing of payments and other collections of principal on the underlying mortgage loans,

     - the rate and timing of defaults, and the severity of losses, if any, on the underlying mortgage loans,

     - the rate, timing, severity and allocation of other shortfalls and expenses that reduce amounts available for distribution on the series 2004-C4 certificates,

     - the collection and payment of yield maintenance charges and/or other prepayment consideration with respect to the underlying mortgage loans; and

     -    servicing decisions with respect to the underlying mortgage loans.

     These factors cannot be predicted with any certainty. Accordingly, you may find it difficult to analyze the effect that these factors might have on the yield to maturity of your offered certificates.

     In the absence of significant losses, holders of the class A-1, A-2, A-3, A-4, A-5 and A-6 certificates should be concerned with the factors described in the second, third, fourth, fifth and sixth bullets of the second preceding paragraph primarily insofar as they relate to the mortgage loans in loan group no. 1, and holders of the class A-1-A certificates should be concerned with those factors primarily insofar as they relate to the mortgage loans in loan group no. 2.

     If you purchase your offered certificates at a premium, and if payments and other collections of principal on the underlying mortgage loans occur at a rate faster than you anticipated at the time of your purchase, then your actual yield to maturity may be lower than you had assumed at the time of your purchase. Conversely, if you purchase your offered certificates at a discount, and if payments and other collections of principal on the underlying mortgage loans occur at a rate slower than you anticipated at the time of your purchase, then your actual yield to maturity may be lower than you had assumed at the time of your purchase. Holders of the class A-1, A-2, A-3, A-4, A-5 and A-6 certificates will be affected by the rate of payments and other collections of principal on the mortgage loans in loan group no. 1 and, in the absence of significant losses, should be largely unaffected by the rate of payments and other collections of principal on the mortgage loans in loan group no. 2. Holders of the class A-1-A certificates will be affected by the rate of payments and other collections of principal on the mortgage loans in loan group no. 2 and, in the absence of significant losses, should be largely unaffected by the rate of payments and other collections of principal on the mortgage loans in loan group no. 1.

     The yields on the offered certificates with variable or capped pass-through rates could also be adversely affected if the underlying mortgage loans with relatively higher net mortgage interest rates pay principal faster than the mortgage loans with relatively lower net mortgage interest rates.

     Generally speaking, a borrower is less likely to prepay if prevailing interest rates are at or above the interest rate borne by its mortgage loan. On the other hand, a borrower is more likely to prepay if prevailing rates fall significantly below the interest rate borne by its mortgage loan. Borrowers are less likely to prepay mortgage loans with lock-out periods, yield maintenance charge provisions or prepayment premium provisions, to the extent enforceable, than otherwise identical mortgage loans without these provisions, with shorter lock-out periods or with lower or no yield maintenance charges or prepayment premiums. None of the master servicers and the special servicers will be required to advance any yield maintenance charges or prepayment premiums.

     Delinquencies on the underlying mortgage loans, if the delinquent amounts are not advanced, may result in shortfalls in distributions of interest and/or principal to the holders of the offered certificates for the current month. Furthermore, no interest will accrue on this shortfall during the period of time that the payment is delinquent. Even if losses on the underlying mortgage loans are not allocated to a particular class of offered certificates, the losses may affect the weighted average life and yield to maturity of that class of offered certificates. Losses on the underlying mortgage loans, even if not allocated to a class of offered certificates, may result in a higher percentage ownership interest evidenced by those offered certificates in the remaining underlying mortgage loans than would otherwise have resulted absent the loss. The consequent effect on the weighted average life and yield to maturity of the offered certificates will depend upon the characteristics of the remaining underlying mortgage loans. Even if defaults are non-monetary, the applicable special servicer may still accelerate the maturity of the related mortgage loan which could result in an acceleration of payments to the series 2004-C4 certificateholders.

     Provisions requiring prepayment consideration may not be enforceable in some states and under federal bankruptcy law, and may constitute interest for usury purposes. Accordingly, no assurance can be given that the obligation to pay a prepayment premium or yield maintenance charge will be enforceable or, if enforceable, that the foreclosure proceeds will be sufficient to pay the prepayment premium or yield maintenance charge in connection with an involuntary prepayment. In general, prepayment premiums and yield maintenance charges will be among the last items payable out of foreclosure proceeds. Additionally, although the collateral substitution provisions related to defeasance are not intended to be, and do not have the same effect on the series 2004-C4 certificateholders as, a prepayment, there can be no assurance that a court would not interpret these provisions as requiring a prepayment premium or yield maintenance charge which may be unenforceable or usurious under applicable law.

     THE RIGHT OF THE MASTER SERVICERS, THE SPECIAL SERVICERS AND THE TRUSTEE TO RECEIVE INTEREST ON ADVANCES MAY RESULT IN ADDITIONAL LOSSES TO THE TRUST FUND. The master servicers, the special servicers and the trustee will each be entitled to receive interest on unreimbursed advances made by it. This interest will generally accrue from the date on which the related advance is made through the date of reimbursement. The right to receive these distributions of interest is senior to the rights of holders to receive distributions on the offered certificates and, consequently, may result in losses being allocated to the offered certificates that would not have resulted absent the accrual of this interest.

     IF ANY OF THE MASTER SERVICERS OR SPECIAL SERVICERS PURCHASES SERIES 2004-C4 CERTIFICATES, A CONFLICT OF INTEREST COULD ARISE BETWEEN THEIR DUTIES AND THEIR INTERESTS IN THE SERIES 2004-C4 CERTIFICATES. Any of the master servicers and/or special servicers or an affiliate of any of them may purchase or retain any of the series 2004-C4 certificates. In fact, it is anticipated that JER will purchase some of the non-offered series 2004-C4 certificates and that NCB, FSB will receive the class A-Y certificates. The purchase of series 2004-C4 certificates by any of the master servicers and/or special servicers could cause a conflict between its duties under the series 2004-C4 pooling and servicing agreement and its interest as a holder of a series 2004-C4 certificate, especially to the extent that certain actions or events have a disproportionate effect on one or more classes of series 2004-C4 certificates. However, under the series 2004-C4 pooling and servicing agreement, the master servicers and special servicers are each required to service the underlying mortgage loans for which it is responsible in the same manner, and with the same care, as similar mortgage loans serviced by it for its own portfolio or for the portfolios of third parties.

     THE INTERESTS OF THE SERIES 2004-C4 CONTROLLING CLASS CERTIFICATEHOLDERS MAY BE IN CONFLICT WITH THE INTERESTS OF THE OFFERED CERTIFICATEHOLDERS. The holders (or, in the case of a class of book-entry certificates, the beneficial owners) of series 2004-C4 certificates representing a majority interest in the controlling class of series 2004-C4 certificates will be entitled to designate a particular series 2004-C4 controlling class certificateholder (or beneficial owner of series 2004-C4 controlling class certificates), referred to in this prospectus supplement as the series 2004-C4 directing certificateholder, to exercise the various rights and powers in respect of the mortgage pool described under "The Series 2004-C4 Pooling and Servicing Agreement--Realization Upon Mortgage Loans--Series 2004-C4 Controlling Class and Series 2004-C4 Directing Certificateholder" in this prospectus supplement. You should expect that the series 2004-C4 directing certificateholder will exercise those rights and powers on behalf of the series 2004-C4 controlling class certificateholders, and it will not be liable to any class of series 2004-C4 certificateholders for doing so. In addition, subject to the conditions described under "The Series 2004-C4 Pooling and Servicing Agreement--Replacement of a Special Servicer" in this prospectus supplement, the holders of series 2004-C4 certificates representing a majority interest in the controlling class of series 2004-C4 certificates may remove any special servicer, with or without cause, and appoint a successor special servicer chosen by them without the consent of the holders of any other series 2004-C4 certificates, the trustee or the master servicers. In the absence of significant losses on the underlying mortgage loans, the series 2004-C4 controlling class will be a non-offered class of series 2004-C4 certificates. The series 2004-C4 controlling class certificateholders are therefore likely to have interests that conflict with those of the holders of the offered certificates.

     THE INTERESTS OF THE RESPECTIVE HOLDERS OF THE 1201 NEW YORK AVENUE OUTSIDE-THE-TRUST FUND MORTGAGE LOANS MAY BE IN CONFLICT WITH THE INTERESTS OF THE OFFERED CERTIFICATEHOLDERS. The holders of the 1201 New York Avenue outside-the-trust fund mortgage loans will be entitled, through a designee, to exercise the rights and powers with respect to the 1201 New York Avenue underlying mortgage loan and the 1201 New York Avenue outside-the-trust fund mortgage loans described under "Description of the Underlying Mortgage Loans--Certain Matters Regarding the 1201 New York Avenue Mortgage Loan" in this prospectus supplement. You should expect that the holder of a 1201 New York Avenue outside-the-trust fund mortgage loan will exercise those rights and powers exclusively for its own benefit, and it will not be liable to any class of series 2004-C4 certificateholders for doing so.

     BOOK-ENTRY REGISTRATION OF THE OFFERED CERTIFICATES MAY REQUIRE YOU TO EXERCISE YOUR RIGHTS THROUGH THE DEPOSITORY TRUST COMPANY. Each class of offered certificates initially will be represented by one or more certificates registered in the name of Cede & Co., as the nominee for The Depository Trust Company, and will not be registered in the names of the related beneficial owners of those certificates or their nominees. As a result, unless and until definitive certificates are issued, beneficial owners of offered certificates will not be recognized as "certificateholders" for certain purposes. Therefore, until you are recognized as a "certificateholder," you will be able to exercise the rights of holders of certificates only indirectly through The Depository Trust Company and its participating organizations. See "Description of the Offered Certificates--Registration and Denominations" in this prospectus supplement.

     As a beneficial owner holding an offered certificate through the book-entry system, you will be entitled to receive the reports described under "Description of the Offered Certificates--Reports to Certificateholders; Available Information" in this prospectus supplement and notices only through the facilities of The Depository Trust Company and its respective participants or from the trustee, if you have certified to the trustee that you are a beneficial owner of offered certificates using the form annexed to the series 2004-C4 pooling and servicing agreement. Upon presentation of evidence satisfactory to the trustee of your beneficial ownership interest in the offered certificates, you will be entitled to receive, upon request in writing, copies of monthly reports to certificateholders from the trustee.

     YOU MAY BE BOUND BY THE ACTIONS OF OTHER SERIES 2004-C4 CERTIFICATEHOLDERS. In some circumstances, the consent or approval of the holders of a specified percentage of the series 2004-C4 certificates will be required to direct, consent to or approve certain actions, including amending the series 2004-C4 pooling and servicing agreement. In these cases, this consent or approval will be sufficient to bind all holders of series 2004-C4 certificates.

     LACK OF A SECONDARY MARKET FOR THE OFFERED CERTIFICATES MAY MAKE IT DIFFICULT FOR YOU TO RESELL YOUR OFFERED CERTIFICATES. There currently is no secondary market for the offered certificates. Although the underwriters have advised us that they currently intend to make a secondary market in the offered certificates, they are under no obligation to do so. Accordingly, there can be no assurance that a secondary market for the offered certificates will develop. Moreover, if a secondary market does develop, there can be no assurance that it will provide you with liquidity of investment or that it will continue for the life of the offered certificates. The offered certificates will not be listed on any securities exchange. Lack of liquidity could adversely affect the market value of the offered certificates. The market value of the offered certificates at any time may be affected by many other factors, including then prevailing interest rates, and no representation is made by any person or entity as to what the market value of any offered certificate will be at any time.

FUTURE TERRORIST ATTACKS AND MILITARY ACTIONS MAY ADVERSELY AFFECT THE VALUE OF THE OFFERED CERTIFICATES AND PAYMENTS ON THE UNDERLYING MORTGAGE LOANS

     On September 11, 2001, the United States was subjected to multiple terrorist attacks, resulting in the loss of many lives and massive property damage and destruction in New York City, the Washington D.C. area and Pennsylvania. It is impossible to predict the extent to which future terrorist activities may occur in the United States.

     The United States military currently occupies Iraq and maintains a presence in Afghanistan, which may prompt further terrorist attacks against the United States.

     It is uncertain what effects the U.S. military occupation of Iraq, any future terrorist activities in the United States or abroad and/or any consequent actions on the part of the United States Government and others, including military action, could have on general economic conditions, real estate markets, particular business segments (including those that are important to the performance of commercial and multifamily mortgage loans) and/or insurance costs and the availability of insurance coverage for terrorist acts. Among other things, reduced investor confidence could result in substantial volatility in securities markets and a decline in real estate-related investments. In addition, reduced consumer confidence, as well as a heightened concern for personal safety, could result in a material decline in personal spending and travel.

     As a result of the foregoing, defaults on commercial real estate loans could increase; and, regardless of the performance of the underlying mortgage loans, the liquidity and market value of the offered certificates may be impaired. See "Risk Factors--Limited Liquidity of Your Certificates May Have an Adverse Impact on Your Ability to Sell Your Offered Certificates," "--The Market Value of Your Certificates Will Be Sensitive to Factors Unrelated to the Performance of Your Certificates and the Underlying Mortgage Assets" and "--Risks Associated with Commercial or Multifamily Mortgage Loans" in the accompanying prospectus.

              CAPITALIZED TERMS USED IN THIS PROSPECTUS SUPPLEMENT

     From time to time we use capitalized terms in this prospectus supplement. A capitalized term used throughout this prospectus supplement will have the meaning assigned to it in the "Glossary" to this prospectus supplement.

                           FORWARD-LOOKING STATEMENTS

     This prospectus supplement and the accompanying prospectus includes the words "expects," "intends," "anticipates," "estimates," and similar words and expressions. These words and expressions are intended to identify forward-looking statements. Any forward-looking statements are made subject to risks and uncertainties that could cause actual results to differ materially from those stated. These risks and uncertainties include, among other things, declines in general economic and business conditions, increased competition, changes in demographics, changes in political and social conditions, regulatory initiatives and changes in customer preferences, many of which are beyond our control and the control of any other person or entity related to this offering. The forward-looking statements made in this prospectus supplement are accurate as of the date stated on the cover of this prospectus supplement. We have no obligation to update or revise any forward-looking statement.

                  DESCRIPTION OF THE UNDERLYING MORTGAGE LOANS

GENERAL

     We intend to include the 179 mortgage loans identified on Exhibit A-1 to this prospectus supplement in the trust fund. The mortgage pool consisting of those loans will have an initial mortgage pool balance of $1,138,076,748. However, the actual initial mortgage pool balance may be as much as 5% smaller or larger than that amount if any of those mortgage loans are removed from the mortgage pool or any other mortgage loans are added to the mortgage pool. See "--Changes in Mortgage Pool Characteristics" below.

     For purposes of calculating distributions on the respective classes of the series 2004-C4 certificates, the mortgage loans will be divided into the following two loan groups:

     - Loan group no. 1, which will consist of all of the mortgage loans that are secured by property types other than multifamily and manufactured housing, together with 57 mortgage loans that are secured by multifamily and manufactured housing property types. Loan group no. 1 will consist of 122 mortgage loans, with an initial loan group no. 1 balance of $852,190,435, representing approximately 74.9% of the initial mortgage pool balance.

     - Loan group no. 2, which will consist of all but 57 of the mortgage loans that are secured by multifamily and manufactured housing property types. Loan group no. 2 will consist of 57 mortgage loans, with an initial loan group no. 2 balance of $285,886,314, representing approximately 25.1% of the initial mortgage pool balance.

     Exhibit A-1 to this prospectus supplement identifies which mortgage loans are included in each of loan group no. 1 and loan group no. 2.

     The initial mortgage pool balance will equal the total cut-off date principal balance of all the underlying mortgage loans, the initial loan group no. 1 balance will equal the total cut-off date principal balance of the mortgage loans in loan group no. 1, and the initial loan group no. 2 balance will equal the total cut-off date principal balance of the mortgage loans in loan group no. 2. The cut-off date principal balance of any underlying mortgage loan or any Companion Loan is equal to its unpaid principal balance as of its due date in November 2004, after application of all monthly debt service payments due with respect to the mortgage loan on or before that date, whether or not those payments were received. The cut-off date principal balance of each mortgage loan that we intend to include in the trust fund is shown on Exhibit A-1 to this prospectus supplement.

     Each of the mortgage loans that we intend to include in the trust fund is an obligation of the related borrower to repay a specified sum with interest. Each of those mortgage loans is evidenced by one or more promissory notes and secured by a mortgage, deed of trust or other similar security instrument that creates a mortgage lien on the ownership and/or leasehold interest of the related borrower or another party in one or more commercial or multifamily real properties. That mortgage lien will, in all cases, be a first priority lien, subject only to Permitted Encumbrances.

     You should consider each of the mortgage loans that we intend to include in the trust fund to be a nonrecourse obligation of the related borrower. You should assume that, in the event of a payment default by the related borrower, recourse will be limited to the corresponding mortgaged real property or properties for satisfaction of that borrower's obligations. Even in those cases where recourse to a borrower or guarantor is permitted under the related loan documents, we have not undertaken an evaluation of the financial condition of any of these persons. None of the mortgage loans that we intend to include in the trust fund will be insured or guaranteed by any governmental entity or by any other person.

     The 1201 New York Avenue Property also secures the two (2) 1201 New York Avenue Junior Companion Loans on a subordinated basis relative to the 1201 New York Avenue Mortgage Loan, which we refer to in this prospectus supplement as the "1201 New York Avenue Mortgage Loan." The two (2) 1201 New York Avenue Junior Companion Loans, are PARI PASSU in right of payment to each other. The 1201 New York Avenue Mortgage Loan and the 1201 New York Avenue Junior Companion Loans collectively constitute the 1201 New York Avenue Total Loan. However, neither of the 1201 New York Avenue Junior Companion Loans is included in the trust fund. The 1201 New York Avenue Mortgage Loan has a cut-off date principal balance of $80,000,000 and the 1201 New York Avenue Junior Companion Loans have a total cut-off date principal balance of $25,000,000.

     We provide in this prospectus supplement a variety of information regarding the mortgage loans that we intend to include in the trust fund. When reviewing this information, please note that--

     - All numerical information provided with respect to those mortgage loans is provided on an approximate basis.

     - All weighted average information provided with respect to those mortgage loans reflects a weighting by their respective cut-off date principal balances.

     - In calculating the cut-off date principal balances of the mortgage loans that we intend to include in the trust fund, we have assumed that--

     1. all scheduled payments of principal and/or interest due on those mortgage loans on or before their respective due dates in November 2004, are timely made, and

     2. there are no prepayments or other unscheduled collections of principal with respect to any of those mortgage loans during the period from its due date in October 2004 up to and including its due date in November 2004.

- When information with respect to mortgaged real properties is expressed as a percentage of the initial mortgage pool balance, the initial loan group no. 1 balance, or the initial loan group no. 2 balance, as the case may be, the percentages are based upon the cut-off date principal balances of the related underlying mortgage loans.

- Some of the underlying mortgage loans are cross-collateralized and cross-defaulted with one or more other underlying mortgage loans. Except as otherwise indicated, when an underlying mortgage loan is cross-collateralized and cross-defaulted with another underlying mortgage loan, we present the information regarding those mortgage loans as if each of them was secured only by a mortgage lien on the corresponding mortgaged real property identified on Exhibit A-1 to this prospectus supplement. One exception is that each and every underlying mortgage loan in any particular group of cross-collateralized and cross-defaulted mortgage loans is treated as having the same loan-to-value ratio and the same debt service coverage ratio. Other than as described under "--The CBA A/B Loan Pairs" and "--Significant Mortgage Loans--1201 New York Avenue" in this prospectus supplement, none of the underlying mortgage loans will be cross-collateralized with any mortgage loan that is not in the trust fund.

- Loan-to-value and debt service coverage information shown in this prospectus supplement with respect to the 1201 New York Avenue Mortgage Loan will be calculated based on the relevant total principal balance of, and debt service payments on, the 1201 New York Avenue Total Loan.

- In some cases, multiple mortgaged real properties secure a single underlying mortgage loan. For purposes of providing property-specific information, we have allocated that mortgage loan among those properties based upon--

     1.   relative appraised values,

     2.   relative underwritten net cashflow, or

     3.   prior allocations reflected in the related loan documents.

- If multiple parcels of real property secure a single underlying mortgage loan and the operation or management of those parcels so warrant, we treat those parcels as a single real property.

- Whenever we refer to a particular mortgaged real property by name, we mean the property identified by that name on Exhibit A-1 to this prospectus supplement. Whenever we refer to a particular underlying mortgage loan by name, we mean the underlying mortgage loan secured by the mortgaged real property identified by that name on Exhibit A-1 to this prospectus supplement.

- Statistical information regarding the mortgage loans that we intend to include in the trust fund may change prior to the date of initial issuance of the offered certificates due to changes in the composition of the mortgage pool prior to that date.

CROSS-COLLATERALIZED MORTGAGE LOANS, MULTI-PROPERTY MORTGAGE LOANS AND MORTGAGE LOANS WITH AFFILIATED BORROWERS

     The mortgage pool will include 11 mortgage loans that are, in each case, individually or through cross-collateralization with other underlying mortgage loans, secured by two or more real properties. However, the amount of the mortgage lien encumbering any particular one of those properties may be less than the full amount of the related mortgage loan or group of cross-collateralized mortgage loans, generally to minimize recording tax. The mortgage amount may equal the appraised value or allocated loan amount for the particular real property. This would limit the extent to which proceeds from that property would be available to offset declines in value of the other mortgaged real properties securing the same mortgage loan or group of cross-collateralized mortgage loans in the trust fund.

     The table below identifies the respective groups of cross-collateralized mortgage loans that we intend to include in the trust fund.

                                                                                    NUMBER OF
                                                                                  STATES WHERE         % OF INITIAL
                                                                                 THE PROPERTIES          MORTGAGE
                            PROPERTY/PORTFOLIO NAME                                ARE LOCATED         POOL BALANCE
  --------------------------------------------------------------------------    ----------------     ----------------
  1.   Lake Zurich Portfolio...........................................                 1                  2.8%
  2.   Timberlake Apartments
       Madison Pointe Apartments.......................................                 2                  1.7%
  3.   Klotzman Portfolio--NRM
       Klotzman Portfolio--KMP1
       Klotzman Portfolio--Kaymar......................................                 1                  0.7%

     In the case of one group of cross-collateralized underlying mortgage loans, which collectively represent 2.8% of the initial mortgage pool balance and are secured by the mortgaged real properties identified on Exhibit A-1 to this prospectus supplement as Lake Zurich Portfolio, in connection with a defeasance or assumption of either of the two (2) mortgage loans after a date that is 28 months after the first payment date of that mortgage loan, the related borrower may obtain a release of that defeased or assumed mortgage loan from the related cross-collateralization provisions (such that the mortgage loan will no longer be cross-collateralized and cross-defaulted with the other loan in that cross-collateralized group) if certain conditions are satisfied, including a specified debt service coverage ratio and specified loan-to-value ratio with respect to the other mortgage loan (and, in connection with an assumption of the mortgage loan, also with respect to the defeased mortgage loan) in that cross-collateralized group and, if required by the lender, an opinion that the trust fund will not fail to maintain its status as a REMIC solely as a result of the release. In addition, in connection with a defeasance of the Lake Zurich Portfolio mortgage loans, there is a required defeasance equal to 110% of a standard deposit calculated based upon the related mortgage note with respect to the Village Square Shopping Center mortgage loan, and 120% of a standard deposit calculated based upon the related mortgage note with respect to the Deerpath Court Shopping Center mortgage loan.

     In the case of one group of cross-collateralized underlying mortgage loans, which collectively represent 1.7% of the initial mortgage pool balance and are secured by the mortgaged real properties identified on Exhibit A-1 to this prospectus supplement as Timberlake Apartments and Madison Pointe Apartments, respectively, in connection with a defeasance of either mortgage loan after a date that is 27 and 28 months, respectively, after the first payment date of that mortgage loan, the related borrower may obtain a release of that defeased mortgage loan from the related cross-collateralization provisions (such that the mortgage loan will no longer be cross-collateralized and cross-defaulted with the other loan in that cross-collateralized group) if certain conditions are satisfied, including a specified debt service coverage ratio and specified loan-to-value ratio with respect to the other mortgage loan in that cross-collateralized group and, if required by the lender, an opinion that the trust fund will not fail to maintain its status as a REMIC solely as a result of the release. In addition, in connection with a defeasance of the Timberlake Apartments and Madison Pointe Apartments mortgage loans, there is a required defeasance equal to 115% of a standard deposit calculated based upon the related mortgage note.

     The table below identifies each group of mortgaged real properties that secures an individual multi-property mortgage loan that we intend to include in the trust fund.

                                                                                    NUMBER OF
                                                                                  STATES WHERE         % OF INITIAL
                                                                                 THE PROPERTIES          MORTGAGE
                            PROPERTY/PORTFOLIO NAME                                ARE LOCATED         POOL BALANCE
  -----------------------------------------------------------------------       ----------------      --------------
  1.    Highland Hospitality Portfolio.................................                 3                  5.9%
  2.    Bertakis MHP Portfolio.........................................                 2                  3.2%
  3.    Key Bank Portfolio #2..........................................                 2                  0.4%
  4.    New Haven Portfolio............................................                 1                  0.3%

     In the case of the underlying mortgage loan secured by the mortgaged real properties identified on Exhibit A-1 to this prospectus supplement as Highland Hospitality Portfolio, which represents 5.9% of the initial mortgage pool balance, the borrower may obtain release of any of the three (3) related mortgaged real properties if certain conditions are satisfied including a specified debt service coverage ratio and specified loan-to-value ratio for the remaining properties, and defeasance of a portion of that mortgage loan equal to 125% of the PRO RATA release amount for such individual property to be released stipulated in the loan documents (or if the undefeased portion of the mortgage loan at the time a release is requested is less than such stipulated amount, defeasance of the remaining mortgage loan balance at the time of release). Additionally, the related borrower has the right to obtain the release of an individual mortgaged property by substituting therefor another hotel property of like kind and quality acquired by the borrower provided that certain stipulated conditions are satisfied, including conditions with respect to the substitute property, debt service coverage tests for the mortgage loan and receipt of rating agency confirmation to the effect that such substitution will not result in a withdrawal, qualification or downgrade of the ratings assigned to the certificates in effect immediately prior to such substitution.

     In the case of the underlying mortgage loan secured by the mortgaged real properties identified on Exhibit A-1 to this prospectus supplement as Bertakis MHP Portfolio, which represents 3.2% of the initial mortgage pool balance, the borrower may obtain release of any of the seven (7) related mortgaged real properties if certain conditions are satisfied including a specified debt service coverage ratio and specified loan-to-value ratio for the remaining properties, and defeasance of a portion of that mortgage loan equal to 110% of the PRO RATA release amount for such individual property to be released stipulated in the related loan documents (or if the undefeased portion of the mortgage loan at the time a release is requested is less than such stipulated amount, defeasance of the remaining the mortgage loan balance at the time of release).

     In the case of the underlying mortgage loan secured by the mortgaged real properties identified on Exhibit A-1 to this prospectus supplement as KeyBank Portfolio #2, which represents 0.4% of the initial mortgage pool balance, the borrower may, after the fifth loan year, obtain the release of any of the four
(4) related mortgaged real properties if certain conditions are satisfied including prepayment of 120% of the portion of the then-outstanding principal balance of the mortgage loan that is attributable to the mortgaged real property being released, calculated as stipulated in the related loan documents, and payment of the applicable prepayment consideration with respect to such release price.

     The table below shows each group of mortgaged real properties that--

     -    have the same or affiliated borrowers, and

     - secure two or more non-cross-collateralized mortgage loans or groups of mortgage loans that we intend to include in the trust fund, which mortgage loans have a total cut-off date principal balance equal to at least 1.0% of the initial mortgage pool balance.

                                                                               NUMBER OF         % OF INITIAL MORTGAGE
                         PROPERTY/PORTFOLIO NAME                             MORTGAGE LOANS           POOL BALANCE
  ------------------------------------------------------------------       -----------------    -----------------------
  1201 New York Avenue/Delta Airlines Building...................                   2                     7.7%
  Governor's Marketplace Shopping Center/
    Paradise Shoppes of Prominence Point/
    Saucon Valley Square/ WalMart Super Center-Jonesboro/
    Davis Towne Crossing........................................                    5                     4.5%
  Timberlake Apartments/ Madison Pointe Apartments/
    Timber Hollow Apartments/ Shadowood Apartments..............                    4                     2.9%
  City Park Retail/City Park Office..............................                   2                     2.5%
  Grassmere Office Building/ Von Karman..........................                   2                     2.3%

PARTIAL RELEASES OF PROPERTY

     In the case of the underlying mortgage loan secured by the mortgaged real property identified on Exhibit A-1 to this prospectus supplement as ATYS Industrial Building, which mortgage loan represents 0.3% of the initial mortgage pool balance, the related borrower has the right to obtain the release of an excess, unimproved parcel of the related mortgaged real property, as identified in the related mortgage, without a partial defeasance or payment of a release price, upon satisfaction of various specified criteria, including, among other things, lawful subdivision or lot split, the parcel to be released and the remaining mortgaged real property are each a separate tax lot, compliance with zoning laws, establishment of acceptable reciprocal easement agreements and providing a title policy endorsement.

     In the case of the underlying mortgage loan secured by the mortgaged real property identified on Exhibit A-1 to this prospectus supplement as Favalora Apartments, which mortgage loan represents 0.1% of the initial mortgage pool balance, the related borrower has the right to obtain the release of an unimproved portion of the related mortgaged real property, as identified in the related mortgage, without a partial defeasance or payment of a release price, upon satisfaction of various specified criteria, including, among other things, lawful subdivision or lot split, compliance with zoning laws and no diminution of the value of the remaining mortgaged real property.

     In the case of the underlying mortgage loan secured by the mortgaged real property identified on Exhibit A-1 to this prospectus supplement as Laurel Mall, which mortgage loan represents 2.0% of the initial mortgage pool balance, the related borrower has the right to obtain the release of an unimproved portion of the mortgaged real property, without a partial defeasance or payment of a release price, upon satisfaction of various specified criteria, including, among other things, the parcel to be released and the remaining mortgaged real property are each a separate tax lot, compliance with zoning laws, a specified loan-to-value ratio based on the remaining mortgaged real property and providing a title policy endorsement.

CERTAIN TERMS AND CONDITIONS OF THE UNDERLYING MORTGAGE LOANS

     DUE DATES. Subject, in some cases, to a next business day convention, the dates on which monthly installments of principal and interest will be due on the underlying mortgage loans are as follows:

                                                            % OF INITIAL
                                  NUMBER OF MORTGAGE          MORTGAGE
           DUE DATE                      LOANS              POOL BALANCE
        --------------            ------------------      ----------------
             11th                          77                   70.8%
              1st                         102                   29.2%
                                  ------------------      ----------------
             TOTAL                        179                  100.0%
                                  ==================      ================

     MORTGAGE RATES; CALCULATIONS OF INTEREST. In general, each of the mortgage loans that we intend to include in the trust fund bears interest at a mortgage interest rate that, in the absence of default, is fixed until maturity. However, as described below under "--ARD Loans" below, each of the ARD Loans will accrue interest after its anticipated repayment date at a rate that is in excess of its mortgage interest rate prior to that date.

     The current mortgage interest rate for each of the mortgage loans that we intend to include in the trust fund is shown on Exhibit A-1 to this prospectus supplement.

     Except for ARD Loans that remain outstanding past their respective anticipated repayment dates, none of the mortgage loans that we intend to include in the trust fund provides for negative amortization or for the deferral of interest.

     One-hundred thirty-five (135) of the mortgage loans that we intend to include in the trust fund, representing 88.1% of the initial mortgage pool balance, of which 88 mortgage loans are in loan group no. 1, representing 88.0% of the initial loan group no. 1 balance, and 47 mortgage loans are in loan group no. 2, representing 88.2% of the initial loan group no. 2 balance, accrue interest on an Actual/360 Basis.

     Forty-four (44) of the mortgage loans that we intend to include in the trust fund, representing 11.9% of the initial mortgage pool balance, of which 34 mortgage loans are in loan group no. 1, representing 12.0% of the initial loan group no. 1 balance, and ten (10) mortgage loans are in loan group no. 2, representing 11.8% of the initial loan group no. 2 balance, accrue interest on a 30/360 Basis.

     BALLOON LOANS. One-hundred sixty (160) of the mortgage loans that we intend to include in the trust fund, representing 87.6% of the initial mortgage pool balance, of which 109 mortgage loans are in loan group no. 1, representing 86.5% of the initial loan group no. 1 balance, and 51 mortgage loans are in loan group no. 2, representing 91.0% of the initial loan group no. 2 balance, are each characterized by--

     - either (a) an amortization schedule that is significantly longer than the actual term of the subject mortgage loan or (b) no amortization prior to the stated maturity of the subject mortgage loan, and

     - in either case, a substantial payment of principal on its stated maturity date.

     ARD LOANS. Seven (7) of the mortgage loans that we intend to include in the trust fund, representing 10.3% of the initial mortgage pool balance, of which six (6) mortgage loans are in loan group no. 1, representing 11.7% of the initial loan group no. 1 balance, and one (1) mortgage loan is in loan group no. 2, representing 6.0% of the initial loan group no. 2 balance, are each characterized by the following features:

     - A maturity date that is generally 24 to 30 years following origination.

     - The designation of an anticipated repayment date that is generally 5 to 10 years following origination. The anticipated repayment date for each of the ARD Loans is listed on Exhibit A-1 to this prospectus supplement.

     - The ability of the related borrower to prepay the subject mortgage loan, without restriction, including without any obligation to pay a Static Prepayment Premium or Yield Maintenance Charge, at any time on or after a date that is generally not later than the related anticipated repayment date.

     - Until its anticipated repayment date, the calculation of interest at its initial mortgage interest rate.

     - From and after its anticipated repayment date, the accrual of interest at a revised annual rate that is equal to--

          1. in the case of three (3) ARD Loans, representing 7.8% of the initial mortgage pool balance, two percentage points over the initial mortgage interest rate, and

          2. in the case of four (4) ARD Loans, representing 2.4% of the initial mortgage pool balance, the greater of (x) two percentage points over the initial mortgage interest rate, and (y) two percentage points over the value of a particular U.S. Treasury or other benchmark floating rate at or about the related anticipated repayment date.

     - The deferral of any additional interest accrued with respect to the subject mortgage loan from and after the related anticipated repayment date at the difference between its revised mortgage interest rate and its initial mortgage interest rate. This Post-ARD Additional Interest may, in some cases, compound at the new revised mortgage interest rate. Any Post-ARD Additional Interest accrued with respect to an ARD Loan following its anticipated repayment date will not be payable until the entire principal balance of that mortgage loan has been paid in full.

     - From and after its anticipated repayment date, the accelerated amortization of the subject mortgage loan out of any and all monthly cash flow from the corresponding mortgaged real property which remains after payment of the applicable monthly debt service payments and permitted operating expenses and capital expenditures and the funding of any required reserves. These accelerated amortization payments and the Post-ARD Additional Interest are considered separate from the monthly debt service payments due with respect to an ARD Loan.

     In the case of each of the ARD Loans that we intend to include in the trust fund, the related borrower has agreed to enter into a cash management agreement no later than the related anticipated repayment date if it has not already done so. The related borrower or the manager of the corresponding mortgaged real property will be required under the terms of that cash management agreement to deposit or cause the deposit of all revenue from that property received after the related anticipated repayment date into a designated account controlled by the lender under the ARD Loan.

     FULLY AMORTIZING LOANS. Twelve (12) of the mortgage loans that we intend to include in the trust, representing 2.1% of the initial mortgage pool balance, of which seven (7) mortgage loans are in loan group no. 1, representing 1.8% of the initial loan group no. 1 balance, and five (5) mortgage loans are in loan group no. 2, representing 3.0% of the initial loan group no. 2 balance, are characterized by--

     - constant scheduled debt service payments throughout the substantial term of the mortgage loan, and

     - an amortization schedule that is approximately equal to the actual term of the mortgage loan.

     These fully amortizing mortgage loans do not have either--

     -    an anticipated repayment date, or

     -    the associated payment incentives.

     ADDITIONAL AMORTIZATION CONSIDERATIONS. Eighteen (18) of the mortgage loans that we intend to include in the trust fund, representing 17.5% of the initial mortgage pool balance, of which 15 mortgage loans are in loan group no. 1, representing 18.4% of the initial loan group no. 1 balance, and three (3) mortgage loans are in loan group no. 2, representing 14.7% of the initial loan group no. 2 balance, provide for an interest-only period that extends to maturity, or in the case of the ARD Loans, the anticipated repayment date.

     Five (5) of the mortgage loans that we intend to include in the trust fund, representing 12.3% of the initial mortgage pool balance, which mortgage loans are in loan group no. 1, representing 16.5% of the initial loan group no. 1 balance, provide for an initial interest only period of 12 months.

     Seven (7) of the mortgage loans that we intend to include in the trust fund, representing 18.5% of the initial mortgage pool balance, of which six (6) mortgage loans are in loan group no. 1, representing 23.4% of the initial loan group no. 1 balance, and one (1) mortgage loan is in loan group no. 2, representing 4.0% of the initial loan group no. 2 balance, provide for an initial interest only period of 24 months.

     One (1) of the mortgage loans that we intend to include in the trust fund, representing 0.7% of the initial mortgage pool balance, which mortgage loan is in loan group no. 2, representing 2.7% of the initial loan group no. 2 balance, provides for an initial interest only period of 25 months on a portion of its balance.

     Four (4) of the mortgage loans that we intend to include in the trust fund, representing 6.0% of the initial mortgage pool balance, which mortgage loans are in loan group no. 1, representing 8.0% of the initial loan group no. 1 balance, provide for an initial interest only period of 36 months.

     Three (3) of the mortgage loans that we intend to include in the trust fund, representing 4.0% of the initial mortgage pool balance, which mortgage loans are in loan group no. 1, representing 5.4% of the initial loan group no. 1 balance, provide for an initial interest only period of 60 months.

     Some of the underlying mortgage loans will provide, in each case, for a recast of the amortization schedule and an adjustment of the monthly debt service payments on the mortgage loan upon application of specified amounts of condemnation proceeds or insurance proceeds to pay the related unpaid principal balance.

     PREPAYMENT PROVISIONS. As of origination:

     - Ninety-nine (99) of the mortgage loans that we intend to include in the trust fund, representing 83.2% of the initial mortgage pool balance, of which 57 mortgage loans are in loan group no. 1, representing 81.8% of the initial loan group no. 1 balance, and 42 mortgage loans are in loan group no. 2, representing 87.5% of the initial loan group no. 2 balance, provided for--

          1. a prepayment lock-out period and/or a defeasance period, during which voluntary principal prepayments are prohibited although, for a portion of that period, beginning no sooner than the second anniversary of the date of initial issuance of the offered certificates, the mortgage loan may be defeased, followed by

          2. an open prepayment period during which voluntary principal prepayments may be made without any restriction or prepayment consideration;

     - Fifty-seven (57) of the mortgage loans that we intend to include in the trust fund, representing 8.0% of the initial mortgage pool balance, of which 43 mortgage loans are in loan group no. 1, representing 7.3% of the initial loan group no. 1 balance, and 14 mortgage loans are in loan group no. 2, representing 10.2% of the initial loan group no. 2 balance, provided for--

          1. a prepayment lock-out period during which voluntary principal prepayments are prohibited, followed by

          2. a prepayment consideration period during which voluntary principal prepayments must be accompanied by a Static Prepayment Premium, followed by

          3. an open prepayment period during which voluntary principal prepayments may be made without any restriction or prepayment consideration;

     - Eight (8) of the mortgage loans that we intend to include in the trust fund, representing 5.5% of the initial mortgage pool balance, which mortgage loans are in loan group no. 1, representing 7.3% of the initial loan group no. 1 balance, provided for--

          1. a prepayment consideration period during which voluntary principal prepayments must be accompanied by a Yield Maintenance Charge, followed by

          2. an open prepayment period during which voluntary principal prepayments may be made without any restriction or prepayment consideration; and

     - Thirteen (13) of the mortgage loans that we intend to include in the trust fund, representing 2.9% of the initial mortgage pool balance, of which 12 mortgage loans are in loan group no. 1, representing 3.0% of the initial loan group no. 1 balance, and one (1) mortgage loan is in loan group no. 2, representing 2.3% of the initial loan group no. 2 balance, provided for--

          1. a prepayment lock-out period during which voluntary principal prepayments are prohibited, followed by

          2. a prepayment consideration period during which voluntary principal payments must be accompanied by a Yield Maintenance Charge, followed by

          3. an open prepayment period during which voluntary principal prepayments may be made without restriction or prepayment consideration;

     - Two (2) of the mortgage loans that we intend to include in the trust fund, representing 0.4% of the initial mortgage pool balance, which mortgage loans are in loan group no. 1, representing 0.6% of the initial loan group no. 1 balance, provided for--

          1.   a prepayment consideration period during which voluntary

               principal prepayments must be accompanied by a Yield Maintenance Charge, followed by

          2. a prepayment consideration period during which voluntary principal prepayments must be accompanied by a Static Prepayment Premium, followed by

          3. an open prepayment period during which voluntary principal prepayments may be made without any restriction or prepayment consideration.

     The open prepayment period for any underlying mortgage loan will generally begin one to six months prior to stated maturity or, in the case of an ARD Loan, prior to the related anticipated repayment date.

     Notwithstanding otherwise applicable prepayment lock-out periods, partial prepayments of the Additional Collateral Loans will be required under the circumstances described under "--Mortgage Loans Which May Require Principal Paydowns" below and partial prepayments of multi-property mortgage loans and groups of cross-collateralized mortgage loans will be required under the circumstances described under "--Cross-Collateralized Mortgage Loans, Multi-Property Mortgage Loans and Mortgage Loans with Affiliated Borrowers" above.

     The prepayment terms of the mortgage loans that we intend to include in the trust fund are more particularly described in Exhibit A-1 to this prospectus supplement.

     For the purposes of this prospectus supplement and the statistical information presented in this prospectus supplement--

     - the entire principal balance of each Additional Collateral Loan is deemed to be subject to a prepayment lock-out period for the related remaining prepayment lock-out period set forth on Exhibit A-1 hereto, notwithstanding that required prepayments could occur under that Additional Collateral Loan during that prepayment lock-out period, and

     - it is assumed that each ARD Loan prepays on the related anticipated repayment date, notwithstanding the fact that prepayments could occur under such ARD Loans prior to that anticipated repayment date and that, in either case, such prepayments would not be accompanied by payment of a Yield Maintenance Charge.

     PREPAYMENT LOCK-OUT PERIODS. One hundred sixty-nine (169) of the mortgage loans that we intend to include in the trust fund, representing 94.1% of the initial mortgage pool balance, of which 112 mortgage loans are in loan group no. 1, representing 92.1% of the initial loan group no. 1 balance, and 57 mortgage loans are in loan group no. 2, representing 100.0% of the initial loan group no. 2 balance, provide for prepayment lock-out/defeasance periods as of their respective due dates in November 2004. With respect to those mortgage loans, and taking into account periods during which defeasance can occur so long as the subject mortgage loan cannot be voluntarily prepaid:

     - the maximum remaining prepayment lock-out/defeasance period as of the related due date in November 2004 is 233 months with respect to the entire mortgage pool, 231 months with respect to loan group no. 1 and 233 months with respect to loan group no. 2;

     - the minimum remaining prepayment lock-out/defeasance period as of the related due date in November 2004 is 36 months with respect to the entire mortgage pool, 36 months with respect to loan group no. 1 and 47 months with respect to loan group no. 2; and

     - the weighted average remaining prepayment lock-out/defeasance period as of the respective related due dates in November 2004 is 97 months with respect to the entire mortgage pool, 95 months with respect to loan group no. 1 and 103 months with respect to loan group no. 2.

     Notwithstanding otherwise applicable prepayment lock-out periods, partial prepayments of the Additional Collateral Loans will be required under the circumstances described under "--Mortgage Loans Which May Require Principal Paydowns" below, and partial prepayments of multi-property mortgage loans and groups of cross-collateralized mortgage loans will be required under the circumstances described under "--Cross-Collateralized Mortgage Loans, Multi-Property Mortgage Loans and Mortgage Loans with Affiliated Borrowers" above.

     PREPAYMENT CONSIDERATION PERIODS. Eighty (80) of the mortgage loans that we intend to include in the trust fund, representing 16.8% of the initial mortgage pool balance, of which 65 mortgage loans are in loan group no. 1, representing 18.2% of the initial loan group no. 1 balance, and 15 mortgage loans are in loan group no. 2, representing 12.5% of the initial loan group no. 2 balance, provide for a prepayment consideration period during some portion of their respective loan terms and, in some cases, following an initial prepayment lock-out and/or defeasance period. The relevant prepayment consideration will generally consist of the following:

     - In the case of 57 of those mortgage loans, representing 8.0% of the initial mortgage pool balance, of which 43 mortgage loans are in loan group no. 1, representing 7.3% of the initial loan group no. 1 balance, and 14 mortgage loans are in loan group no. 2, representing 10.2% of the initial loan group no. 2 balance, a Static Prepayment Premium in an amount equal to a specified percentage of the amount prepaid.

     - In the case of 13 of those mortgage loans, representing 6.8% of the initial mortgage pool balance, which mortgage loans are in loan group no. 1, representing 9.1% of the initial loan group no. 1 balance, a Yield Maintenance Charge in an amount generally equal to the greater of the following: (1) a specified percentage of the principal balance of the subject mortgage loan being prepaid; and (2) the present value, as of the prepayment date, of the remaining scheduled payments of principal and interest from the prepayment date through the maturity date (including any balloon payment) or, in the case of an ARD Loan, the anticipated repayment date (including the principal balance scheduled to be due on the related anticipated repayment date), determined by discounting such payments at the Discount Rate, less the amount of principal being prepaid. For purposes of the foregoing, the term "Discount Rate" shall mean the rate that, when compounded monthly, is equivalent to the Treasury Rate when compounded semi-annually. The term "Treasury Rate" shall mean the yield calculated by the linear interpolation of the yields, as reported in Federal Reserve Statistical Release H.15-Selected Interest Rates under the heading U.S. Government Securities/Treasury Constant Maturities for the week ending prior to the prepayment date, of U.S. Treasury Constant Maturities with maturity dates (one longer and one shorter) most nearly approximating the maturity date or anticipated repayment date, as applicable, for the subject mortgage loan. If Release H.15 is no longer published, the lender will select a comparable publication to determine the Treasury Rate.

     - In the case of 10 of those mortgage loans, representing 2.0% of the initial mortgage pool balance, of which nine (9) mortgage loans are in loan group no. 1, representing 1.8% of the initial loan group no. 1 balance, and one (1) mortgage loan is in loan group no. 2, representing 2.3% of the initial loan group no. 2 balance, all of which were originated by NCB, FSB or one of its affiliates, a Yield Maintenance Charge in an amount equal to the product obtained by multiplying (a) the excess of the then applicable interest rate payable over the yield rate on publicly traded current coupon United States Treasury bonds, notes or bills having the closest matching maturity date to the maturity date of the prepaid mortgage loan, as such yield rate is reported in THE WALL STREET JOURNAL (or a similar business publication of general circulation selected by the payee) on the fifth business day preceding the prepayment date or, if no yield rate on publicly traded current coupon United States Treasury bonds, notes or bills is obtainable, at the yield rate of the issue most closely equivalent to such United States Treasury bonds, notes or bills, as determined by the payee, by
          (b) the number of years and fraction thereof remaining between the noticed prepayment date and the maturity date, and by (c) the outstanding principal amount.

     Unless a mortgage loan is relatively near its stated maturity date or anticipated repayment date, as applicable, or unless the sale price or the amount of the refinancing of the related mortgaged real property is considerably higher than the current outstanding principal balance of that mortgage loan, due to an increase in the value of the mortgaged real property or otherwise, the prepayment consideration may, even in a relatively low interest rate environment, offset entirely or render insignificant any economic benefit to be received by the borrower upon a refinancing or sale of the mortgaged real property. The prepayment consideration provision of a mortgage loan creates an economic disincentive for the borrower to prepay that mortgage loan voluntarily and, accordingly, the related borrower may elect not to prepay that mortgage loan.

     However, there can be no assurance that the imposition of a Static Prepayment Premium or a Yield Maintenance Charge will provide a sufficient disincentive to prevent a voluntary principal prepayment. Furthermore, certain state laws limit the amounts that a lender may collect from a borrower as an additional charge in connection with the prepayment of a mortgage loan.

     The underlying mortgage loans generally provide that, in the event of an involuntary prepayment made after an event of default has occurred, a Static Prepayment Premium or a Yield Maintenance Charge will be due. The enforceability of provisions providing for payments comparable to the prepayment consideration upon an involuntary prepayment is unclear under the laws of a number of states. No assurance can be given that, at the time a Static Prepayment Premium or a Yield Maintenance Charge is required to be made on any of the underlying mortgage loans in connection with an involuntary prepayment, the obligation to pay that Static Prepayment Premium or Yield Maintenance Charge will be enforceable under applicable state law. Furthermore, the series 2004-C4 pooling and servicing agreement will provide that amounts received from borrowers will be applied to payments of principal and interest on the underlying mortgage loans being prepaid prior to being distributed as prepayment consideration. See "Legal Aspects of Mortgage Loans" in the accompanying prospectus.

     Neither we nor any of the mortgage loan sellers makes any representation as to the enforceability of the provision of any underlying mortgage loan requiring the payment of a Static Prepayment Premium or Yield Maintenance Charge, or of the collectability of any Static Prepayment Premium or Yield Maintenance Charge.

     CASUALTY AND CONDEMNATION. In the event of a condemnation or casualty at the mortgaged real property securing any of the underlying mortgage loans, the borrower will generally be required to restore that mortgaged real property. However, the lender may under certain circumstances apply the condemnation award or insurance proceeds to the repayment of debt, which, in the case of substantially all of the underlying mortgage loans, will not require payment of any prepayment consideration.

     Several of the mortgage loans that we intend to include in the trust fund provide that, if casualty or condemnation proceeds are applied to the loan (usually above a specified amount or above a specified percentage of the value of the related mortgaged real property), then the borrower will be permitted to supplement those proceeds with an amount sufficient to prepay all or a portion of the remaining principal balance of the subject mortgage loan without any prepayment consideration. Some mortgage loans that we intend to include in the trust fund provide that, in the event of a partial prepayment resulting from the occurrence of a casualty or condemnation, the constant monthly debt service payment may be reduced based on the remaining amortization period, the mortgage interest rate and the outstanding principal balance.

     MORTGAGE LOANS WHICH MAY REQUIRE PRINCIPAL PAYDOWNS. Seven (7) mortgage loans that we intend to include in the trust fund, representing 8.1% of the initial mortgage pool balance, of which five (5) mortgage loans are in loan group no. 1, representing 8.2% of the initial loan group no. 1 balance, and two
(2) mortgage loans are in loan group no. 2, representing 7.9% of the initial loan group no. 2 balance, are secured by letters of credit or cash reserves that in each such case:

     - will be released to the related borrower upon satisfaction by the related borrower of certain performance related conditions, which may include, in some cases, meeting debt service coverage ratio levels and/or satisfying leasing conditions; and

     - if not so released, will or, under certain mortgage loans, at the discretion of the lender, may prior to loan maturity (or earlier loan default or loan acceleration), be drawn on and/or applied to prepay the subject mortgage loan if such performance related conditions are not satisfied within specified time periods.

Based on the amount of such collateral at the time of closing of each such loan, the aggregate additional collateral is $5,220,000.

     DEFEASANCE LOANS. Ninety-nine (99) of the mortgage loans that we intend to include in the trust fund, representing 83.2% of the initial mortgage pool balance, of which 57 mortgage loans are in loan group no. 1, representing 81.8% of the initial loan group no. 1 balance, and 42 mortgage loans are in loan group no. 2, representing 87.5% of the initial loan group no. 2 balance, permit the borrower to deliver direct, non-callable U.S. government obligations as substitute collateral.

     Each of these mortgage loans permits the related borrower, during specified periods and subject to specified conditions, to pledge to the holder of the subject underlying mortgage loan the requisite amount of direct, non-callable U.S. government obligations and obtain a full or partial release of the mortgaged real property. In general, the U.S. government securities that are to be delivered in connection with the defeasance of any underlying mortgage loan must provide for a series of payments that--

     - will be made prior, but as closely as possible, to all successive due dates through and including the maturity date (or, in some cases, the end of the lockout period), and

     - will, in the case of each due date, be in a total amount equal to or greater than the monthly debt service payment, including any applicable balloon payment, scheduled to be due on that date.

For purposes of determining the defeasance collateral for an ARD Loan, however, the subject underlying mortgage loan will be treated as if it was a balloon loan that matures on its anticipated repayment date.

     If fewer than all of the real properties securing any particular multi-property mortgage loan or group of cross-collateralized mortgage loans are to be released in connection with any defeasance, the requisite defeasance collateral will be calculated based on the allocated loan amount for the properties to be released and the portion of the monthly debt service payments attributable to the defeased loan amount.

     In connection with any delivery of defeasance collateral, the related borrower will be required to deliver a security agreement granting the trust fund a first priority security interest in the collateral, together with an opinion of counsel confirming the first priority status of the security interest.

     Neither we nor any of the mortgage loan sellers makes any representation as to the enforceability of the defeasance provisions of any of the underlying mortgage loans.

     LOCKBOXES. Twenty-nine (29) mortgage loans that we intend to include in the trust fund, representing 52.4% of the initial mortgage pool balance, of which 18 mortgage loans are in loan group no. 1, representing 60.0% of the initial loan group no. 1 balance, and 11 mortgage loans are in loan group no. 2, representing 29.8% of the initial loan group no. 2 balance, generally provide that all rents, credit card receipts, accounts receivable payments and other income derived from the related mortgaged real properties will be paid into one of the following types of lockboxes, each of which is described below.

     - HARD LOCKBOX. Income (or some portion of income sufficient to pay monthly debt service) is paid directly to a lockbox account controlled by the lender, except that with respect to multifamily rental properties, income (or some portion of income sufficient to pay monthly debt service) is collected and deposited in the lockbox account by the manager of the mortgaged real property and, with respect to hospitality properties, cash or "over-the-counter" receipts are deposited into the lockbox account by the manager, while credit card receivables will be deposited directly into a lockbox account.

     - SPRINGING LOCKBOX. Income is collected and retained by or is otherwise accessible by the borrower until the occurrence of a triggering event, following which a hard lockbox or modified lockbox is put in place. Examples of triggering events include:

          1. a failure to pay the related mortgage loan in full on or before any related anticipated repayment date; or

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          2.   a decline, by more than a specified amount, in the net operating income of the related mortgaged real property; or

          3.   a failure to meet a specified debt service coverage ratio; or

          4.   an event of default under the mortgage.

          For purposes of this prospectus supplement, a springing lockbox can be either an account that is currently under the control of both the lender and the borrower, but which comes under the sole control of the lender upon the occurrence of the triggering event, or an account that is required to be established by the borrower (but to be under the sole control of the lender) upon the occurrence of the triggering event.

     - MODIFIED LOCKBOX. Except in those cases involving multifamily rental properties and hospitality properties that are described under "Hard Lockbox" above, income is collected by the property manager of the mortgaged real property (or, in some cases, the borrower) and is deposited into a lender-controlled lockbox account on a regular basis.

The above-referenced 29 mortgage loans provide for the following types of lockbox accounts:

                                                                               % OF INITIAL
                                                      NUMBER OF MORTGAGE         MORTGAGE
                        TYPE OF LOCKBOX                     LOANS              POOL BALANCE
            --------------------------------------    ------------------     ----------------
            Hard................................                11                 25.3%
            Springing...........................                17                 23.0%
            Modified............................                 1                  4.1%
                                                      ------------------     ----------------
            TOTAL...............................                29                 52.4%
                                                      ==================     ================

     For any hard lockbox, income (or some portion of income sufficient to pay monthly debt service) deposited directly into the related lockbox account may not include amounts paid in cash which are paid directly to the related property manager or borrower, notwithstanding requirements to the contrary. Mortgage loans whose terms call for the establishment of a lockbox account require that amounts paid to the property manager of the related mortgaged real property, to the related borrower or "over-the-counter" will be deposited into a lockbox account on a regular basis. Lockbox accounts will not be assets of the trust fund.

     ESCROW AND RESERVE ACCOUNTS. Many of the mortgage loans that we intend to include in the trust fund provide for the establishment of escrow and/or reserve accounts for the purpose of holding amounts required to be on deposit as reserves for--

     -    taxes and insurance,

     -    capital improvements,

     -    furniture, fixtures and equipment, and/or

     -    various other purposes.

     As of the date of initial issuance of the offered certificates, these accounts will be under the sole control of the applicable master servicer. In the case of most of the underlying mortgage loans as to which there is this type of account, the account will be funded out of monthly escrow and/or reserve payments by the related borrower or from funds transferred from another account.

     TAX ESCROWS. In the case of 117 of the mortgage loans that we intend to include in the trust fund, representing 70.1% of the initial mortgage pool balance, of which 71 mortgage loans are in loan group no. 1, representing 66.2% of the initial loan group no. 1 balance, and 46 mortgage loans are in loan group no. 2, representing 81.6% of the initial loan group no. 2 balance, escrows were established for taxes. The related borrower is generally required to deposit on a monthly basis an amount equal to one-twelfth of the annual real estate taxes and assessments.

     If an escrow was established, the funds will be applied by the applicable master servicer to pay for taxes and assessments at the related mortgaged real property.

     In some cases, no tax escrow was required because the originator did not deem it necessary for various reasons, including because a tenant at the mortgaged real property is responsible for paying all or a portion of the real estate taxes and assessments.

     INSURANCE ESCROWS. In the case of 83 of the mortgage loans that we intend to include in the trust fund, representing 64.6% of the initial mortgage pool balance, of which 48 mortgage loans are in loan group no. 1, representing 63.3% of the initial loan group no. 1 balance, and 35 mortgage loans are in loan group no. 2, representing 68.4% of the initial loan group no. 2 balance, escrows were established for insurance premiums. The related borrower is generally required to deposit on a monthly basis an amount equal to one-twelfth of the annual premiums payable on insurance policies that the borrower is required to maintain.

     If an escrow was established, the funds will be applied by the applicable master servicer to pay for insurance premiums at the related mortgaged real property.

     Under some of the other mortgage loans that we intend to include in the trust fund, the insurance carried by the related borrower is in the form of a blanket policy. In these cases, the amount of the escrow is an estimate of the proportional share of the premium allocable to the mortgaged real property, or the related borrower pays the premium directly.

     In still other cases, no insurance escrow was required because the originator did not deem it necessary for various reasons, including because a tenant at the mortgaged real property is responsible for paying all or a portion of the insurance premiums directly.

     RECURRING REPLACEMENT RESERVES. The table titled "Engineering Reserves and Recurring Replacement Reserves" on Exhibit A-1 to this prospectus supplement shows for each applicable mortgage loan that we intend to include in the trust fund the reserve deposits that the related borrower has been or is required to make into a separate account or, if applicable, a sub-account of another account for--

     - capital replacements, repairs and furniture, fixtures and equipment, or

     -    leasing commissions and tenant improvements.

     In the case of most of the mortgaged real properties that secure a mortgage loan that we intend to include in the trust fund, those reserve deposits are initial amounts and may vary over time. In these cases, the related mortgage instrument and/or other related loan documents may provide for applicable reserve deposits to cease upon achieving predetermined maximum amounts in the related reserve account. In addition, in some cases, reserves for leasing commissions and tenant improvements were determined for specific tenant spaces, in which cases the execution of a lease covering the space could result in the termination and/or release of the corresponding reserve. Under some of the mortgage loans that we intend to include in the trust fund, the related borrowers were permitted to deliver letters of credit from third parties in lieu of establishing and funding the reserve accounts or may substitute letters of credit and obtain release of established reserve accounts.

     ENGINEERING RESERVES. The table titled "Engineering Reserves and Recurring Replacement Reserves" on Exhibit A-1 to this prospectus supplement shows the engineering reserves established at the origination of the corresponding underlying mortgage loans for deferred maintenance items that are required to be corrected within 12 months from origination. In most of those cases, the engineering reserve is 100% to 125% of the estimated cost to make the required repairs. However, in some of those cases, the engineering reserve for a mortgaged real property is less than the cost estimate in the related inspection report because--

     - the related originator may not have considered various items identified in the related inspection report significant enough to require a reserve, and/or

     - various items identified in the related inspection report may have been corrected.

     In the case of several mortgaged real properties securing mortgage loans that we intend to include in the trust fund, the engineering reserve was a significant amount and substantially in excess of the cost estimate set forth in the related inspection report because the related originator required the borrower to establish reserves for the completion of major work that had been commenced. In the case of some mortgaged real properties acquired with the proceeds of the related mortgage loan to be included in the trust fund, the related borrower escrowed an amount substantially in excess of the cost estimate set forth in the related inspection report because it contemplated completing repairs in addition to those shown in the related inspection report. No engineering reserve is required to be replenished. We cannot provide any assurance that the work for which reserves were required will be completed in a timely manner or that the reserved amounts will be sufficient to cover the entire cost of the required work.

     DUE-ON-SALE AND DUE-ON-ENCUMBRANCE PROVISIONS. Most of the mortgage loans that we intend to include in the trust fund contain both a due-on-sale clause and a due-on-encumbrance clause. In general, except for the permitted transfers discussed in the next paragraph and subject to the discussion under "--Additional Loan and Property Information--Additional Secured Financing" below, these clauses either--

     - permit the holder of the related mortgage instrument to accelerate the maturity of the subject mortgage loan if the borrower sells or otherwise transfers or encumbers the corresponding mortgaged real property without the consent of the holder of the mortgage, or

     - prohibit the borrower from selling, transferring or encumbering the corresponding mortgaged real property without the consent of the holder of the mortgage.

     Some of the mortgage loans that we intend to include in the trust fund permit one or more of the following types of transfers:

     - transfers of the corresponding mortgaged real property if specified conditions are satisfied, which conditions normally include--

          1. confirmation in writing by each applicable rating agency that the transfer will not result in a qualification, downgrade or withdrawal of any of its then current ratings of the series 2004-C4 certificates, or

          2.   the reasonable acceptability of the transferee to the lender;

     - a transfer of the corresponding mortgaged real property to a person that is affiliated with or otherwise related to the related borrower;

     - involuntary transfers caused by the death of any owner, general partner or manager of the related borrower;

     - transfers of the corresponding mortgaged real property or ownership interests in the related borrower to specified entities or types of entities or entities satisfying the minimum criteria relating to creditworthiness and/or other standards specified in the related mortgage loan documents;

     - issuance by the related borrower of new partnership or membership interests, so long as there is no change in control of the related borrower;

     - for residential cooperative mortgage loans, a transfer of shares in the related cooperative corporation in connection with the assignment of a proprietary lease for one or more units in the related mortgaged real property;

     -    a transfer of ownership interests for estate planning purposes;

     - changes in ownership between existing partners and members of the related borrower;

     - a transfer of non-controlling ownership interests in the related borrower;

     - a required or permitted restructuring of a tenant-in-common group of borrowers into a single purpose successor borrower; or

     -    other transfers similar in nature to the foregoing.

     HAZARD, LIABILITY AND OTHER INSURANCE. The loan documents for each of the mortgage loans that we intend to include in the trust fund generally require the related borrower to maintain with respect to the corresponding mortgaged real property the following insurance coverage, subject to exceptions in some cases for tenant insurance or for permitted self-insurance:

     - hazard insurance in an amount that is, subject to a customary deductible, at least equal to the lesser of--

          1. the outstanding principal balance of the related mortgage loan, and

          2. the full insurable replacement cost of the improvements located on the insured property;

     - if any portion of the subject property was in an area identified in the federal register by the Flood Emergency Management Agency as having special flood hazards, flood insurance meeting the requirements of the Federal Insurance Administration guidelines, in an amount that is equal to the least of--

          1.   the outstanding principal balance of the related mortgage loan,

          2. the replacement cost or the full insurable value of the insured property, and

          3. the maximum amount of insurance available under the National Flood Insurance Act of 1968 and the Flood Disaster Protection Act of 1973, as amended, or the Flood Disaster Protection Act of 1978, as amended;

     - comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the insured property, in an amount at least equal to $1,000,000 per occurrence; and

     - business interruption or rent loss insurance either in an amount not less than 100% of the projected rental income or revenue or maintenance income from the insured property for at least 12 months or, alternatively, in a specified dollar amount, subject to certain exceptions in the case of some underlying mortgage loans with respect to which such insurance may not be required or may be required for a shorter period.

     In general, the mortgaged real properties for the mortgage loans that we intend to include in the trust fund are not insured against earthquake risks. In the case of those properties located in California and in seismic zones 3 and 4, other than those that are manufactured housing communities, a third-party consultant conducted seismic studies to assess the probable maximum loss for the property. In general, when the resulting reports concluded that a mortgaged real property was likely to experience a probable maximum loss in excess of 20% of the estimated replacement cost of the improvements, the related originator required the borrower to--

     -    obtain earthquake insurance, or

     - establish reserves to cover the estimated costs of completing seismic retrofitting recommended by the consultant.

     With respect to each of the mortgaged real properties for the underlying mortgage loans, subject to the discussion below regarding insurance for acts of terrorism, the applicable master servicer will use reasonable efforts, consistent with the Servicing Standard, to cause the related borrower to maintain all insurance coverage as is required under the related mortgage loan documents. If the related borrower fails to do so, the applicable master servicer must maintain that insurance coverage, to the extent--

     -    the trustee has an insurable interest,

     - the insurance coverage is available at commercially reasonable rates, and

     - any related servicing advance is deemed by the applicable master servicer to be recoverable from collections on the related mortgage loan.

     Where insurance coverage at the mortgaged real property for any mortgage loan in the trust fund is left to the lender's discretion, the applicable master servicer will be required to exercise that discretion in a manner consistent with the Servicing Standard.

     In addition, the applicable master servicer must, to the extent it is not prohibited by the terms of the related mortgage loan documents, use reasonable efforts to cause the related borrower to maintain, and if the related borrower does not so maintain, the applicable master servicer must maintain, all-risk casualty insurance or extended coverage insurance (with special form coverage) which does not contain any carve-out for (or, alternatively, a separate insurance policy that expressly provides coverage for) property damage resulting from a terrorist or similar act; provided, however, that the applicable master servicer will not be obligated to require any borrower to obtain or maintain insurance in excess of the amounts of coverage and deductibles required by the related mortgage loan documents or by the related mortgage loan seller immediately prior to the date of initial issuance of the offered certificates, unless the master servicer determines, in accordance with the Servicing Standard, that the insurance required immediately prior to the date of initial issuance of the offered certificates (if less than what is required by the related loan documents) would not be commercially reasonable for property of the same type, size and/or location as the related mortgaged real property and the applicable special servicer, with the consent of the Series 2004-C4 Directing Certificateholder, approves such determination. Notwithstanding the foregoing, the applicable master servicer will not be required to call a default under a mortgage loan in the trust fund if the related borrower fails to maintain such insurance, and the applicable master servicer need not maintain such insurance, if the applicable master servicer has determined after due inquiry (with the consent of the applicable special servicer and the Series 2004-C4 Directing Certificateholder), in accordance with the Servicing Standard, that either:

     - such insurance is not available at commercially reasonable rates and such hazards are not at the time commonly insured against for properties similar to the subject mortgaged real property and located in and around the region in which the subject mortgaged real property is located; or

     -    such insurance is not available at any rate.

     If the related loan documents do not expressly require a particular type of insurance but permit the mortgagee to require such other insurance as is reasonable, the related borrower may challenge whether maintaining that type of insurance is reasonable in light of all the circumstances, including the cost. The applicable master servicer's efforts to require such insurance may be further impeded if the originating lender did not require the subject borrower to maintain such insurance, regardless of the terms of the related loan documents.

     Various forms of insurance maintained with respect to one or more of the mortgaged real properties securing the underlying mortgage loans, including casualty insurance, environmental insurance and earthquake insurance, may be provided under a blanket insurance policy. That blanket insurance policy will also cover other real properties, some of which may not secure loans in the trust fund. As a result of total limits under any of those blanket policies, losses at other properties covered by the blanket insurance policy may reduce the amount of insurance coverage with respect to a property securing one of the loans in the trust fund.

     The mortgage loans that we intend to include in the trust fund generally provide that insurance and condemnation proceeds in excess of minimum thresholds specified in the related mortgage loan documents are to be applied either--

     - to restore the related mortgaged real property (with any balance to be paid to the borrower), or


     -    towards payment of the subject mortgage loan.

     If any mortgaged real property is acquired by the trust fund through foreclosure, deed-in-lieu of foreclosure or otherwise following a default on the related underlying mortgage loan, the applicable special servicer will be required to maintain for that property generally the same insurance coverage as was previously required under the mortgage instrument that had covered the property or, at the applicable special servicer's election with the Series 2004-C4 Directing Certificateholder's consent, coverage satisfying insurance requirements consistent with the Servicing Standard, provided that such coverage is available at commercially reasonable rates.

     Each of the master servicers and the special servicers may satisfy its obligations regarding maintenance of the hazard insurance policies referred to in this prospectus supplement by maintaining a blanket insurance policy or master single interest insurance policy insuring against hazard losses on all of the mortgage loans and/or REO Properties in the trust fund for which it is responsible. If any blanket insurance policy or master single interest insurance policy maintained by a master servicer or a special servicer contains a deductible clause, however, that master servicer or special servicer, as the case may be, will be required, in the event of a casualty that would have been covered by an individual policy, to pay out of its own funds all sums that--

     -    are not paid because of the deductible clause, and

     - exceed the deductible limitation that pertains to the related mortgage loan or, in the absence of any such deductible limitation, an assumed deductible limitation for an individual policy which is consistent with the Servicing Standard.

     There can be no assurance as regards the extent to which the mortgaged real properties securing the underlying mortgage loans will be insured against acts of terrorism.

     Some of the mortgage loans that we intend to include in the trust fund specifically require terrorism insurance, but such insurance may be required only to the extent it can be obtained for premiums less than or equal to a "cap" amount specified in the related loan documents, only if it can be purchased at commercially reasonable rates and/or only with a deductible at a certain threshold.

     We are aware that in the case of at least three (3) mortgage loans that we intend to include in the trust fund, representing 1.1% of the initial mortgage pool balance, property damage at the related mortgaged real properties resulting from acts of terrorism is not covered by the related property insurance or a separate terrorism insurance policy.

MORTGAGE POOL CHARACTERISTICS

     A detailed presentation of various characteristics of the mortgage loans that we intend to include in the trust fund, and of the corresponding mortgaged real properties, on an individual basis and in tabular format, is shown on Exhibit A-1 and Exhibit A-2 to this prospectus supplement. The statistics in the tables and schedules on Exhibit A-1 and Exhibit A-2 to this prospectus supplement were derived, in many cases, from information and operating statements furnished by or on behalf of the respective borrowers. The information and the operating statements were generally unaudited and have not been independently verified by us or any of the underwriters.

ADDITIONAL LOAN AND PROPERTY INFORMATION

     DELINQUENCIES. None of the mortgage loans that we intend to include in the trust fund was as of its due date in November 2004, or has been at any time during the 12-month period preceding that date, 30 days or more delinquent with respect to any monthly debt service payment.

     TENANT MATTERS. Described and listed below are special considerations regarding tenants at the mortgaged real properties that will secure the underlying mortgage loans--

     - Twelve (12) mortgaged real properties, securing 6.8% of the initial mortgage pool balance, which mortgage loans are in loan group no. 1, representing 9.0% of the initial loan group no. 1 balance, are, in each case, a retail property, an office property, an industrial property or a mixed-use property that is leased to one or more significant tenants that each occupies at least 50%, but less than 100%, of the net rentable area of the particular property.

     - Eleven (11) mortgaged real properties, securing 3.6% of the initial mortgage pool balance, which mortgage loans are in loan group no. 1, representing 4.8% of the initial loan group no. 1 balance, are either wholly owner-occupied or leased to a single tenant.

     - Some of the mortgaged real properties that are retail or office properties may have Dark Tenants.

     - A number of the anchor tenants at the mortgaged real properties that are retail properties are not subject to operating covenants, and shadow anchors are not generally subject to operating covenants.

     - A number of companies are Major Tenants at more than one of the mortgaged real properties.

     - There are several cases in which a particular entity is a tenant at more than one of the mortgaged real properties, and although it may not be a Major Tenant at any of those properties, may be significant to the success of the properties in the aggregate.

     - Tenant leases at some of the mortgage retail properties may provide for tenant "exclusive use" provisions which may be linked to the limitation on use of an adjoining property over which the related mortgagor may not have control.

     GROUND LEASES. Five (5) of the mortgage loans that we intend to include in the trust fund, representing 3.3% of the initial mortgage pool balance, which mortgage loans are in loan group no. 1, representing 4.5% of the initial loan group no. 1 balance, are secured by a mortgage lien on the borrower's leasehold interest in all or a material portion of the related mortgaged real property but not by any mortgage lien on the corresponding fee interest. The following is true in each of those cases--

     - the related ground lease, after giving effect to all extension options, expires approximately 10 years or more after the amortization term of the related mortgage loan,

     - the related ground lessor has agreed, in the related ground lease or under a separate estoppel or other agreement, to give the holder of the related mortgage loan notice of, and the right to cure, any default or breach by the ground lessee, and

     - in general, the ground lease or a separate estoppel or other agreement otherwise contains standard provisions that are intended to protect the interests of the holder of the related mortgage loan.

     ADDITIONAL SECURED FINANCING. Other than as described in the succeeding paragraphs, the mortgage loans that we intend to include in the trust fund generally prohibit borrowers from incurring, without lender consent, any additional debt that is secured by the related mortgaged real property, other than financing for fixtures, equipment and other personal property.

     The 1201 New York Avenue Mortgage Loan, which represents 7.0% of the initial mortgage pool balance, is secured by the 1201 New York Avenue Property, which also secures the 1201 New York Avenue Junior Companion Loans, which are subordinate to the 1201 New York Avenue Mortgage Loan. The 1201 New York Avenue Junior Companion Loans are not included in the trust fund.

     In the case of the underlying mortgage loan secured by the mortgaged real property identified on Exhibit A-1 to this prospectus supplement as Creekside Plaza, which represents 1.5% of the initial mortgage pool balance, the borrower was permitted to maintain $1,348,301 in subordinate debt that is secured by the related mortgaged real property. The lender under this subordinate debt has entered into a standstill and subordination agreement with respect to this subordinate debt.

     Each of the CBA A-Note Mortgage Loans is secured by a mortgaged real property that also secures, on a subordinated basis, a CBA B-Note Companion Loan that is not included in the trust. The CBA A-Note Mortgage Loans collectively represent 1.0% of the initial mortgage pool balance. See "--The CBA A/B Loan Pairs" below.

     The borrowers under 60 underlying mortgage loans, which collectively represent 11.0% of the initial mortgage pool balance, and are all secured by residential cooperative properties, are permitted to incur and/or have incurred a limited amount of indebtedness secured by the related mortgaged real properties. It is a condition to the incurrence of any future secured subordinate indebtedness on these mortgage loans that: (a) the total loan-to-value ratio of these loans be below certain thresholds and (b) that subordination agreements be put in place between the trustee and the related lenders. With respect to each of the underlying mortgage loans secured by residential cooperative properties, the series 2004-C4 pooling and servicing agreement permits the applicable master servicer to grant consent to additional subordinate financing secured by the related residential cooperative property (even if the subordinate financing is prohibited by the terms of the related loan documents), subject to the satisfaction of certain conditions, including the condition that the maximum combined loan-to-value ratio does not exceed the lesser of (i) 40% and (ii) the sum of 15% plus the initial loan-to-value ratio for the subject residential cooperative mortgage loan (based on the Value Co-op Basis of the related mortgaged real property as set forth in the updated appraisal obtained in connection with the proposed indebtedness), the condition that the total subordinate financing secured by the related mortgaged real property not exceed $3.5 million and the condition that the net proceeds of the subordinate debt be principally used for funding capital expenditures, major repairs or reserves. In all of the aforementioned cases, NCB, FSB or one of its affiliates is likely to be the lender on the subordinate financing, although it is not obligated to do so.

     In the case of the mortgage loan secured by the mortgaged real property identified on Exhibit A-1 to this prospectus supplement as Casa Pacifica Apartments, which mortgage loan represents 1.0% of the initial mortgage pool balance, the related borrower may incur additional debt secured by the related mortgaged real property on a subordinate basis upon the written approval of the holder of the related mortgage and the satisfaction of various specified conditions, including specified debt-service-coverage and loan-to-value ratios, execution of an intercreditor and subordination agreement by an institutional lender, execution of a lockbox agreement and, if required, receipt of rating agency confirmation.

     MEZZANINE DEBT. In the case of seven (7) mortgage loans that we intend to include in the trust fund, one or more of the principals of the related borrower have incurred or are permitted to incur mezzanine debt. Further, many of the mortgage loans included in the trust fund do not prohibit limited partners or other owners of non-controlling interests in the related borrower from pledging their interests in the borrower as security for mezzanine debt. Mezzanine debt is debt that is secured by the principal's ownership interest in the borrower. This type of financing effectively reduces the indirect equity interest of any principal in the corresponding real mortgaged property. Although the mezzanine lender has no security interest in or

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rights to the related mortgaged real property, a default under the mezzanine loan could cause a change in control of the related borrower.

     In the case of the underlying mortgage loan secured by the mortgaged real property identified on Exhibit A-1 to this prospectus supplement as 469 Seventh Avenue, which mortgage loan represents 4.5% of the initial mortgage pool balance, there is a $5,000,000 mezzanine loan secured by 100% of the ownership interests in the borrower and 100% of the shares of capital stock of 469 Springing Member Property Corp (collectively, the "membership interests"). The lender of the subject underlying mortgage loan, Column Financial, Inc., and the holder of the mezzanine financing have entered into an intercreditor agreement which, among other things, (a) restricts the mezzanine lender's ability to transfer more than 49% of its interest in the mezzanine loan unless the transfer complies with any one or more of certain conditions such as the approval of the rating agencies or the transfer to an institutional lender (which includes certain affiliates of the mezzanine lender), (b) requires, among other things, the mezzanine lender to obtain rating agency approval of the new owner of the membership interests unless such new owner is an institutional lender (which includes certain affiliates of the mezzanine lender) in the event of foreclosure on the pledge of the membership interests, and (c) requires the holder of the subject underlying mortgage loan to provide certain notices and cure rights under the subject underlying mortgage loan to the mezzanine lender. Additionally, if the holder of the subject underlying mortgage loan accelerates the loan, starts a foreclosure procedure or such loan becomes a specially serviced loan, then the mezzanine lender will have the right to purchase the subject underlying mortgage loan for a price equal to its outstanding principal balance plus all accrued interest and other amounts due thereon.

     In the case of the underlying mortgage loan secured by the mortgaged real property identified on Exhibit A-1 to this prospectus supplement as Wayzata Office, which mortgage loan represents 2.2% of the initial mortgage pool balance, the members of the related borrower are allowed to incur future mezzanine debt so long as the following conditions are met: (a) the security granted in connection with such indebtedness consists of a pledge of the member interests of the related borrower, (b) the related mortgaged real property satisfies a stipulated debt service coverage ratio of 1.25x when the subject mezzanine debt is incurred for the aggregate sum of the subject mortgage loan and the subject mezzanine debt, (c) the aggregate sum of the debt under the subject mortgage loan and the subject mezzanine debt does not exceed a stipulated loan-to-value ratio of 75%, (d) the lender of the subject mezzanine debt executes an intercreditor agreement in form and substance acceptable to the mortgage lender in which the mezzanine lender must agree to a standstill arrangement and to not assign the mezzanine debt until the subject mortgage loan is repaid in full and (e) the loan documents evidencing the mezzanine debt are approved in all respects by the mortgage loan lender.

     In the case of the underlying mortgage loans secured by the mortgaged real properties identified on Exhibit A-1 to this prospectus supplement as City Park Retail and City Park Office, respectively, which mortgage loans represent 1.6% and 1.0%, respectively of the initial mortgage pool balance, the members of each related borrower are allowed to incur future mezzanine debt so long as the following conditions, among others, are met: (a) the related mortgaged real property satisfies a stipulated debt service coverage ratio of 1.15x when the subject mezzanine debt is incurred for the aggregate sum of the subject mortgage loan and the subject mezzanine debt, (b) the aggregate sum of the debt under the subject mortgage loan and the subject mezzanine debt does not exceed a stipulated loan-to-value ratio of 85%, (c) the tangible net worth and financial liquidity of the related borrower does not fall below $4,241,663 and $1,125,527 respectively, (d) a subordination and standstill agreement is executed in favor of the lender and (e) the holder of the mezzanine loan may not transfer its interest until the payment in full of the related underlying mortgage loan.

     In the case of the underlying mortgage loans secured by the mortgaged real properties identified on Exhibit A-1 to this prospectus supplement as Timberlake Apartments and Madison Pointe Apartments, each of the limited partner of the related borrower and sole member of the general partner of the related borrower is the borrower under a mezzanine loan (with aggregate principal balances as of the cut-off date of $1,502,500 and $1,235,000, respectively) made by Column, which is secured by all of the partnership interests in the related borrower. The two mezzanine loans are cross-collateralized and cross-defaulted.

     In the case of the underlying mortgage loan secured by the mortgaged real properties identified on Exhibit A-1 to this prospectus supplement as Oak Grove Apartments, which mortgage loan represents 1.5% of the initial mortgage pool balance, partners of the related borrower may pledge their respective partnership interest in the related borrower, upon the prior written consent of the holder of the related mortgage and the satisfaction of various specified conditions, including specified debt service coverage and loan-to-value ratios, execution of an intercreditor and subordination agreement by an institutional mezzanine lender, establishment of a lockbox arrangement and receipt of rating agency confirmation if required.

     UNSECURED INDEBTEDNESS. The borrowers under some of the mortgage loans that we intend to include in the trust fund have incurred or may incur unsecured indebtedness other than in the ordinary course of business which is or may be substantial in relation to the amount of the subject mortgage loan. Each unsecured debt creditor could cause the related borrower to seek protection under applicable bankruptcy laws. Additionally, in some instances, the borrower under a

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mortgage loan intended to be included in the trust fund is required or allowed to post letters of credit as additional security for that mortgage loan, in lieu of reserves or otherwise, and the related borrower may be obligated to pay fees and expenses associated with the letter of credit and/or to reimburse the letter of credit issuer or others in the event of a draw upon the letter of credit by the lender.

     In the case of the underlying mortgage loan secured by the mortgaged real property identified on Exhibit A-1 to this prospectus supplement as Village on the Parkway, which mortgage loan represents 4.1% of the initial mortgage pool balance, the borrower may incur unsecured financing in an amount of up to $1,500,000 for the sole purpose of property improvements.

     NON-SPECIAL PURPOSE ENTITY BORROWERS. The business activities of the borrowers under many mortgage loans that we intend to include in the trust fund with cut-off date principal balances below $5,000,000 are generally not limited to owning their respective mortgaged real properties or limited in their business activities, including incurring debt and other liabilities. In addition, even in the case of mortgage loans with cut-off date principal balances of $5,000,000 or more, there are several borrowers that are similarly not limited to owning their respective mortgaged real properties nor limited in their business activities. In addition, the borrowers under some mortgage loans that we intend to include in the trust fund have incurred or are permitted in the future to incur debt unrelated to operating the related mortgaged real property. The financial success of the borrowers under these mortgage loans may be affected by the performance of their respective business activities (other than owning their respective properties). These other business activities increase the possibility that these borrowers may become bankrupt or insolvent. In addition, the organizational documents for each borrower under an underlying mortgage loan secured by a residential cooperative property, do not require the borrower to be a special purpose entity.

     TITLE, SURVEY AND SIMILAR ISSUES. In the case of a few of the mortgaged real properties securing mortgage loans that we intend to include in the trust fund, the permanent improvements on the subject property encroach over an easement or a setback line or onto another property. In other instances, certain oil, gas or water estates affect a property. Generally in those cases, either
(i) the related lender's title policy insures against loss if a court orders the removal of the improvements causing the encroachment or (ii) the respective title and/or survey issue was analyzed by the originating lender and determined not to materially affect the respective mortgaged real property for its intended use. There is no assurance, however, that any such analysis in this regard is correct, or that such determination was made in each and every case.

CERTAIN MATTERS REGARDING THE 1201 NEW YORK AVENUE MORTGAGE LOAN

     GENERAL. The mortgage loan identified on Exhibit A-1 to this prospectus supplement as 1201 New York Avenue (referred to herein as the "1201 New York Avenue Mortgage Loan") is secured, on a senior basis with two other notes (the "1201 New York Avenue Junior Companion Loans"), by the related mortgaged real property (the "1201 New York Avenue Property"). The 1201 New York Avenue Mortgage Loan together with the 1201 New York Avenue Junior Companion Loans is referred to herein as the "1201 New York Avenue Total Loan" and the holders of the 1201 New York Avenue Junior Companion Loans are referred to herein as the "1201 New York Avenue Junior Companion Lenders." The interest rate of the 1201 New York Avenue Junior Companion Loans is 6.64% and, as of the cut-off date, have a total outstanding principal balance of $25,000,000.

     The 1201 New York Avenue Junior Companion Loans are not included in the trust fund. City and County of San Francisco Employees' Retirement System ("CCSFERS") and Prima Mortgage Investment Trust, LLC ("Prima Trust") are the current lenders under the 1201 New York Avenue Junior Companion Loans. CCSFERS, Prima Trust and Column Financial, Inc., as the initial holder of the 1201 New York Avenue Mortgage Loan, have entered into an agreement among noteholders (the "1201 New York Avenue Agreement Among Noteholders").

     1201 NEW YORK AVENUE AGREEMENT AMONG NOTEHOLDERS; ALLOCATION OF PAYMENTS BETWEEN THE 1201 NEW YORK AVENUE MORTGAGE LOAN AND THE 1201 NEW YORK AVENUE JUNIOR COMPANION LOANS - PAYMENTS PRIOR TO CERTAIN LOAN DEFAULTS. The right of the holders of the 1201 New York Avenue Junior Companion Loans to receive payments with respect to the 1201 New York Avenue Total Loan is at all times junior to the right of the holder of the 1201 New York Avenue Mortgage Loan to receive payments of interest, principal and other amounts from amounts collected with respect to the 1201 New York Avenue Total Loan.

     If no default with respect to an obligation of the related borrower to pay money due under the 1201 New York Avenue Total Loan and no other default which causes the 1201 New York Avenue Total Loan to become a specially serviced loan (each a "Triggering Loan Default") has occurred and is continuing, then all amounts tendered by the related borrower or otherwise available for payment on the 1201 New York Avenue Total Loan (including amounts received by the applicable master servicer or special servicer), whether received in the form of monthly payments, a balloon payment, liquidation

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proceeds, payment or prepayment of principal, proceeds under title, hazard or other insurance policies or awards or settlements in respect of condemnation proceedings or similar eminent domain proceedings (other than any amounts for required reserves or escrows and other than proceeds, awards or settlements to be applied to the restoration or repair of the mortgaged real property or released to the borrower in accordance with the Servicing Standard or the related loan documents) are (net of any amounts then due to the applicable master servicer, the applicable special servicer or the trustee with respect to the 1201 New York Avenue Total Loan under the series 2004-C4 pooling and servicing agreement, including any trustee fees, servicing fees and special servicing fees) to be applied in the following order of priority:

     - FIRST, to the trust fund in an amount equal to unreimbursed servicing advances and interest payments due on the 1201 New York Avenue Mortgage Loan;

     - SECOND, to the applicable master servicer, the applicable accrued and unpaid servicing fees, and then to the applicable special servicer, any special servicing fees;

     - THIRD, to the trust fund, in an amount equal to the accrued and unpaid interest on the principal balance of the 1201 New York Avenue Mortgage Loan;

     - FOURTH, to the trust fund in an amount equal to its PRO RATA portion of (i) any principal prepayment on the 1201 New York Avenue Total Loan in accordance with its percentage interest and (ii) scheduled principal payment (including any balloon payment) on the 1201 New York Avenue Total Loan in accordance with its percentage interest;

     - FIFTH, to any holder of a 1201 New York Avenue Junior Companion Loan up to the amount of any unreimbursed servicing advances with respect to the related 1201 New York Avenue Junior Companion Loan made by such holder and, servicing advances and interest payments paid (or advanced) by such holder with respect to the 1201 New York Avenue Mortgage Loan;

     - SIXTH, to each holder of a 1201 New York Avenue Junior Companion Loan in an amount equal to its relative portion of accrued and unpaid interest payments due on the 1201 New York Avenue Junior Companion Loans;

     - SEVENTH, to each holder of a 1201 New York Avenue Junior Companion Loan in an amount equal to (i) its relative portion of any principal prepayment on the 1201 New York Avenue Total Loan in accordance with its percentage interest and (ii) its relative portion of any scheduled principal payment (including any balloon payment) on the 1201 New York Avenue Total Loan in accordance with its percentage interest;

     - EIGHTH, (a) to the trust fund, any default interest accrued on the 1201 New York Avenue Mortgage Loan and then (b) to each holder of a 1201 New York Avenue Junior Companion Loan, its relative portion of any default interest accrued on the 1201 New York Avenue Junior Companion Loans;

     - NINTH, PRO RATA, to: (A) the trust fund, its relative portion of any Yield Maintenance Charges or Static Prepayment Premiums allocable to the 1201 New York Avenue Total Loan, to the extent actually paid by the related borrower, and (B) each holder of a 1201 New York Avenue Junior Companion Loan, its relative portion of any Yield Maintenance Charges or Static Prepayment Premiums allocable to the 1201 New York Avenue Total Loan, to the extent actually paid by the related borrower;

     - TENTH, PRO RATA, to: (A) the trust fund, any late payment charges allocable to the 1201 New York Avenue Mortgage Loan, to the extent actually paid by the related borrower and not payable to the applicable master servicer, the applicable special servicer or the trustee pursuant to the series 2004-C4 pooling and servicing agreement, and (B) each holder of a 1201 New York Avenue Junior Companion Loan, any late payment charges allocable to the related 1201 New York Avenue Junior Companion Loan, to the extent actually paid by the related borrower and not payable to the trust fund, the applicable master servicer, the applicable special servicer or the trustee pursuant to the series 2004-C4 pooling and servicing agreement; and

     - ELEVENTH, any excess amount not otherwise applied pursuant to the foregoing clauses will generally be applied as follows: to the trust fund and each holder of a 1201 New York Avenue Junior Companion Loan, PRO RATA, in accordance with their respective percentage interests.

     PAYMENTS FOLLOWING CERTAIN LOAN DEFAULTS. If a Triggering Loan Default has occurred and is continuing, the right of the holders of the 1201 New York Avenue Junior Companion Loans to receive payments with respect to the 1201 New

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York Avenue Total Loan will be subordinated to the payment rights of the holder of the 1201 New York Avenue Mortgage Loan to receive payments from all amounts tendered by the related borrower or otherwise available for payment of the 1201 New York Avenue Total Loan (including amounts received by the applicable master servicer or the applicable special servicer), whether received in the form of monthly payments, a balloon payment, liquidation proceeds, payment or prepayment of principal, proceeds under title, hazard or other insurance policies or awards or settlements in respect of condemnation proceedings or similar eminent domain proceedings (other than proceeds, awards or settlements to be applied to the restoration or repair of the mortgaged real property or released to the borrower in accordance with the Servicing Standard or the related loan documents) are (net of any amounts then due to the applicable master servicer, the applicable special servicer or the trustee with respect to the 1201 New York Avenue Total Loan under the series 2004-C4 pooling and servicing agreement, including any trustee fees, servicing fees and special servicing fees) required to be applied in the following order of priority:

     - FIRST, to the trust fund in an amount equal to unreimbursed servicing advances and interest payments due on the 1201 New York Avenue Mortgage Loan;

     - SECOND, to the applicable master servicer, the applicable accrued and unpaid servicing fees, and then to the applicable special servicer, any special servicing fees;

     - THIRD, to the trust fund, in an amount equal to the accrued and unpaid interest on the principal balance of the 1201 New York Avenue Mortgage Loan;

     - FOURTH, to the trust fund, in an amount equal to the principal balance of the 1201 New York Avenue Mortgage Loan, until such principal balance has been paid in full;

     - FIFTH, to any holder of a 1201 New York Avenue Junior Companion Loan up to the amount of any unreimbursed servicing advances with respect to the related 1201 New York Avenue Junior Companion Loan made by such holder and, servicing advances and interest payments paid (or advanced) by such holder with respect to the 1201 New York Avenue Mortgage Loan;

     - SIXTH, to each holder of a 1201 New York Avenue Junior Companion Loan in an amount equal to its relative portion of accrued and unpaid interest payments due on the 1201 New York Avenue Junior Companion Loans;

     - SEVENTH, to each holder of a 1201 New York Avenue Junior Companion Loan in an amount equal to its relative portion of the total principal balance of the 1201 New York Avenue Junior Companion Loans, until such principal balance has been paid in full;

     - EIGHTH, (a) to the trust fund, any default interest accrued on the 1201 New York Avenue Mortgage Loan and then (b) to each holder of a 1201 New York Avenue Junior Companion Loan, its relative portion of any default interest accrued on the 1201 New York Avenue Junior Companion Loans;

     - NINTH, PRO RATA, to: (A) the trust fund, its relative portion of any Yield Maintenance Charges or Static Prepayment Premiums allocable to the 1201 New York Avenue Total Loan, to the extent actually paid by the related borrower, and (B) each holder of the 1201 New York Avenue Junior Companion Loan, its relative portion of any Yield Maintenance Charges or Static Prepayment Premiums allocable to the 1201 New York Avenue Junior Total Loan, to the extent actually paid by the related borrower;

     - TENTH, PRO RATA, to: (A) the trust fund, any late payment charges allocable to the 1201 New York Avenue Mortgage Loan, to the extent actually paid by the related borrower and not payable to the applicable master servicer, the applicable special servicer or the trustee pursuant to the series 2004-C4 pooling and servicing agreement, and (B) each holder of a 1201 New York Avenue Junior Companion Loan, any late payment charges allocable to the related 1201 New York Avenue Junior Companion Loan, to the extent actually paid by the related borrower and not payable to the trust fund, the applicable master servicer, the applicable special servicer or the trustee pursuant to the series 2004-C4 pooling and servicing agreement;

     - ELEVENTH, PRO RATA, to: (A) the trust fund, its relative portion of any exit fees allocable to the 1201 New York Avenue Total Loan, to the extent actually paid by the related borrower, and (B) each holder of a 1201 New York Avenue Junior Companion Loan, its relative portion of any exit fees allocable to the 1201 New York Avenue Total Loan, to the extent actually paid by the related borrower, and

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     -    TWELFTH, any excess amount not otherwise applied pursuant to the foregoing clauses will generally be applied as follows: to the trust fund and each holder of a 1201 New York Avenue Junior Companion Loan, PRO RATA, in accordance with their respective percentage interests.

     CERTAIN RIGHTS AND POWERS OF THE 1201 NEW YORK AVENUE JUNIOR COMPANION LENDERS. The applicable special servicer under the series 2004-C4 pooling and servicing agreement is required to notify the 1201 New York Avenue Controlling Holders in writing of its intention to take, or consent to the taking by the applicable master servicer of, any 1201 New York Avenue Consultation Action in respect of the 1201 New York Avenue Total Loan or any related REO Property. The 1201 New York Avenue Controlling Holders will then have 10 business days following such notice, and having been provided with all reasonably requested information with respect to any particular 1201 New York Avenue Consultation Action, in which to contact and consult with the applicable special servicer regarding such particular action(s); provided, that if the 1201 New York Avenue Controlling Holders fail to notify the applicable special servicer of their response to any such proposed action(s) within 10 business days following such notice, the response of the 1201 New York Avenue Controlling Holders shall be deemed to have been received by the applicable special servicer.

     Notwithstanding the foregoing, the applicable master servicer or special servicer may, in its sole discretion, reject any advice or consultation provided by the 1201 New York Avenue Controlling Holders, and no such advice or objection of the 1201 New York Avenue Controlling Holders contemplated by the foregoing paragraphs may--

     - require or cause the applicable special servicer or master servicer to violate any applicable law;

     - require or cause the applicable special servicer or master servicer to violate the provisions of the series 2004-C4 pooling and servicing agreement, including those requiring the applicable special servicer or master servicer to act in accordance with the Servicing Standard under the series 2004-C4 pooling and servicing agreement and not to impair the status of any REMIC created under the series 2004-C4 pooling and servicing agreement as a REMIC;

     - require or cause the applicable special servicer or master servicer to violate the terms of a mortgage loan or any applicable intercreditor, co-lender or similar agreement; and

     - or materially expand the scope of the applicable special servicer's or master servicer's responsibilities under the series 2004-C4 pooling and servicing agreement.

     Neither the applicable special servicer nor master servicer will follow any such direction or initiate any such actions.

     The "1201 New York Avenue Controlling Holder(s)" means (i) the 1201 New York Avenue Junior Companion Lenders (acting through their designee) or (ii) the Series 2004-C4 Directing Certificateholder (as designee of the trust fund as holder of the 1201 New York Avenue Mortgage Loan) under certain circumstances provided in the 1201 New York Avenue Agreement Among Noteholders.

     PURCHASE OPTION. If any event of default with respect to an obligation of the related borrower to pay money due under the 1201 New York Avenue Total Loan, or any non-monetary event of default as to which the 1201 New York Avenue Total Loan becomes specially serviced, has occurred and is continuing, then each holder of a 1201 New York Avenue Junior Companion Loan may purchase the 1201 New York Avenue Mortgage Loan at any time thereafter until the earliest to occur of
(a) the cure of the subject event of default, (b) the consummation of a foreclosure sale, sale by power of sale or delivery of a deed in lieu of foreclosure of the 1201 New York Avenue Property, (c) the modification of the related loan documents in accordance with the terms of the series 2004-C4 pooling and servicing agreement (subject to the approval rights of the 1201 New York Avenue Controlling Holders) and (d) the date that is 90 days after the designee of the holders of the 1201 New York Avenue Junior Companion Loans has been notified of the subject event of default. In the case of the 1201 New York Avenue Mortgage Loan, the relevant purchase price will generally equal the related unpaid principal balance, plus accrued and unpaid interest thereon (exclusive of Default Interest), plus any related unreimbursed servicing advances, plus any unreimbursed costs arising from the 1201 New York Avenue Mortgage Loan, any interest payable on related advances, plus any related servicing or special servicing compensation payable under the series 2004-C4 pooling and servicing agreement.

     CURE RIGHTS. The applicable master servicer or special servicer, as applicable, will be required to deliver to the designee of the 1201 New York Avenue Junior Companion Lenders, notice of any monetary or, to the extent the applicable master servicer or special servicer, as the case may be, is aware of it, any non-monetary default with respect to the 1201 New York Avenue Mortgage Loan. Each holder of a 1201 New York Avenue Junior Companion Loan will have the right to cure defaults with respect to the 1201 New York Avenue Mortgage Loan; provided that the subject cure must be completed, in the case of a monetary default, within five business days of receipt by that holder (or its designee) of notice of the continuation of

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the default beyond any applicable notice and grace periods, and in the case of a non-monetary default, within 30 business days of receipt by that holder (or its designee) of notice of the continuation of the default beyond any applicable notice and grace periods; and provided, further, that, subject to obtaining the consent of the applicable special servicer and the Series 2004-C4 Directing Certificateholder (as designee of the trust fund as holder of the 1201 New York Avenue Mortgage Loan) to the contrary, the right to cure a monetary default or non-monetary default will be limited to six cure events over the life of the 1201 New York Avenue Total Loan and no single cure event may exceed three consecutive months. For purposes of the foregoing, a cure event means the exercise of cure rights, whether for one month or for consecutive months in the aggregate. In the event that a holder of the 1201 New York Avenue Junior Companion Loan elects to cure a default that can be cured by the payment of money (each such payment, a "1201 New York Avenue Cure Payment"), that holder is required to make such 1201 New York Avenue Cure Payment to the applicable master servicer or special servicer, as applicable. The applicable master servicer or special servicer, as applicable, is required to apply such funds to reimburse itself or the trustee for any advances, together with interest thereon, made in respect of the default so cured and any related trust fund expenses of the trust fund. The right of the curing party to be reimbursed for any 1201 New York
Avenue Cure Payment (including the reimbursement of a previous advance and interest thereon made by the applicable master servicer, the applicable special servicer or the trustee) will be subordinate to the payment of all other amounts due with respect to the 1201 New York Avenue Mortgage Loan.

THE CBA A/B LOAN PAIRS

     GENERAL. The CBA A-Note Mortgage Loans, which collectively represent 1.0% of the initial mortgage pool balance, are secured by the mortgaged real properties identified on Exhibit A-1 to this prospectus supplement as High Vista Apartments and Creswell Plaza, respectively. In the case of each CBA A-Note Mortgage Loan, the related borrower has encumbered the related mortgaged real property with junior debt, which constitutes the related CBA B-Note Companion Loan. In each case, the aggregate debt consisting of the CBA A-Note Mortgage Loan and the related CBA B-Note Companion Loan, which two mortgage loans constitute a CBA A/B Loan Pair, is secured by a single mortgage or deed of trust on the subject mortgaged real property. We intend to include the CBA A-Note Mortgage Loans in the trust fund. The related CBA B-Note Companion Loans were sold immediately after origination to CBA-Mezzanine Capital Finance, LLC ("CBA"), and will not be included in the trust fund.

     Each CBA A-Note Mortgage Loan and CBA B-Note Companion Loan comprising a CBA A/B Loan Pair are cross-defaulted. The outstanding principal balance of each CBA B-Note Companion Loan does not exceed 5% of the underwritten appraised value of the related mortgaged real property that secures the related CBA A/B Loan Pair. Each CBA B-Note Companion Loan has an interest rate of 12.75% per annum and has the same maturity date, amortization schedule and prepayment structure as the related CBA A-Note Mortgage Loan. For purposes of the information presented in this prospectus supplement with respect to each CBA A-Note Mortgage Loan, the loan-to-value ratio and debt service coverage ratio information reflects only the CBA A-Note Mortgage Loan and does not take into account the related CBA B-Note Companion Loan.

     The trust, as the holder of each CBA A-Note Mortgage Loan, and the holder of the related CBA B-Note Companion Loan will be successor parties to a separate intercreditor agreement, which we refer to as a CBA A/B Intercreditor Agreement, with respect to each CBA A/B Loan Pair. Servicing and administration of each CBA A-Note Mortgage Loan (and, to the extent described below, each CBA B-Note Companion Loan) will be performed by the applicable master servicer on behalf of the trust (or, in the case of a CBA B-Note Companion Loan, on behalf of the holder of that loan). The applicable master servicer will provide certain information and reports related to each CBA A/B Loan Pair to the holder of the related CBA B-Note Companion Loan. The applicable master servicer will collect payments with respect to each CBA B-Note Companion Loan, but not until the occurrence of certain events of default with respect to the subject CBA A/B Loan Pair described in the related CBA A/B Intercreditor Agreement. The following describes certain provisions of the CBA A/B Intercreditor Agreements. The following does not purport to be complete and is subject, and qualified in its entirety by reference to the actual provisions of each CBA A/B Intercreditor Agreement.

     ALLOCATION OF PAYMENTS BETWEEN A CBA A-NOTE MORTGAGE LOAN AND THE RELATED CBA B-NOTE COMPANION LOAN. The right of the holder of each CBA B-Note Companion Loan to receive payments of interest, principal and other amounts are subordinated to the rights of the holder of the related CBA A-Note Mortgage Loan to receive such amounts. For each CBA A/B Loan Pair, an "CBA A/B Material Default" consists of the following events: (a) the acceleration of the CBA A-Note Mortgage Loan or the related CBA B-Note Companion Loan; (b) the existence of a continuing monetary default; and/or (c) the filing of a bankruptcy or insolvency action by, or against, the related borrower or the related borrower otherwise being the subject of a bankruptcy or insolvency proceeding. So long as a CBA A/B Material Default has not occurred or, if a CBA A/B Material Default has occurred, that CBA A/B Material Default is no longer continuing with respect to a CBA A/B Loan Pair, the related borrower under the CBA A/B Loan Pair will make separate payments of principal and interest to the

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respective holders of the related CBA A-Note Mortgage Loan and CBA B-Note
Companion Loan. Escrow and reserve payments will be made to the applicable master servicer on behalf of the trust (as the holder of the subject CBA A-Note Mortgage Loan). With respect to the CBA A/B Loan Pair related to the CBA A-Note Mortgage Loan identified on Exhibit A-1 to this prospectus supplement as Creswell Plaza, any proceeds under title, hazard or other insurance policies, or awards or settlements in respect of condemnation proceedings or similar exercises of the power of eminent domain, or any other principal prepayment of such CBA A/B Loan Pair (together with any applicable Yield Maintenance Charges), will generally be applied first to the principal balance of the subject CBA A-Note Mortgage Loan and then to the principal balance of the subject CBA B-Note Companion Loan. With respect to the CBA A/B Loan Pair related to the CBA A-Note Mortgage Loan identified on Exhibit A-1 to this prospectus supplement as High Vista Apartments, any partial or full prepayment of the CBA A/B Loan Pair will generally be applied as provided in the related loan documents; provided that, any partial or full prepayment resulting from the payment of insurance proceeds or condemnation awards, or from any partial or full prepayment accepted during the continuance of an event of default, will be applied as though a CBA A/B Material Default existed in the order of priority set forth in a sequential payment waterfall in the related CBA A/B Intercreditor Agreement, which generally provides that all interest, principal, Yield Maintenance Charges, Static Prepayment Premiums and outstanding expenses with respect to the subject CBA A-Note Mortgage Loan will be paid in full prior to any application of payments to the subject CBA B-Note Companion Loan. If a CBA A/B Material Default occurs and is continuing with respect to a CBA A/B Loan Pair, then all amounts tendered by the related borrower or otherwise available for payment of such CBA A/B Loan Pair will be applied by the applicable master servicer (with any payments received by the holder of the subject CBA B-Note Companion Loan after and during such a CBA A/B Material Default to be forwarded to the applicable master servicer), net of certain amounts, in the order of priority set forth in a sequential payment waterfall in the related CBA A/B Intercreditor Agreement, which generally provides that all interest, principal, Yield Maintenance Charges, Static Prepayment Premiums and outstanding expenses with respect to the subject CBA A-Note Mortgage Loan will be paid in full prior to any application of payments to the subject CBA B-Note Companion Loan.

     If, after the expiration of the right of the holder of a CBA B-Note Companion Loan to purchase the related CBA A-Note Mortgage Loan (as described below), a CBA A-Note Mortgage Loan or the related CBA B-Note Companion Loan is modified in connection with a work-out so that, with respect to either the subject CBA A-Note Mortgage Loan or the subject CBA B-Note Companion Loan, (a) the outstanding principal balance is decreased, (b) payments of interest or principal are waived, reduced or deferred or (c) any other adjustment is made to any of the terms of such mortgage loan, then all payments to the trust (as the holder of the subject CBA A-Note Mortgage Loan) will be made as though such work-out did not occur and the payment terms of the subject CBA A-Note Mortgage Loan will remain the same. In that case, the holder of the subject CBA B-Note Companion Loan will bear the full economic effect of all waivers, reductions or deferrals of amounts due on either the subject CBA A-Note Mortgage Loan or the subject CBA B-Note Companion Loan attributable to such work-out (up to the outstanding principal balance, together with accrued interest thereon, of the subject CBA B-Note Companion Loan).

     SERVICING OF THE CBA A/B LOAN PAIRS. Each CBA A-Note Mortgage Loan and the related mortgaged real property will be serviced and administered by the applicable master servicer pursuant to the series 2004-C4 pooling and servicing agreement. The applicable master servicer and/or applicable special servicer will service and administer each CBA B-Note Companion Loan to the extent described below. The servicing standard set forth in the series 2004-C4 pooling and servicing agreement will require the applicable master servicer and the applicable special servicer to take into account the interests of both the trust and the holder of the related CBA B-Note Companion Loan when servicing a CBA A/B Loan Pair, with a view to maximizing the realization for both the trust and such holder as a collective whole. Any holder of a CBA B-Note Companion Loan will be deemed a third-party beneficiary of the series 2004-C4 pooling and servicing agreement.

     The applicable master servicer and the applicable special servicer have the sole and exclusive authority to service and administer, and to exercise the rights and remedies with respect to, each CBA A/B Loan Pair, and (subject to certain limitations with respect to modifications and certain rights of the holder of the related CBA B-Note Companion Loan to purchase the corresponding CBA A-Note Mortgage Loan) the holder of the related CBA B-Note Companion Loan has no voting, consent or other rights whatsoever with respect to the applicable master servicer's or special servicer's administration of, or the exercise of its rights and remedies with respect to, the subject CBA A/B Loan Pair.

     So long as a CBA A/B Material Default has not occurred with respect to a CBA A/B Loan Pair, the applicable master servicer will have no obligation to collect payments with respect to the related CBA B-Note Companion Loan. A separate servicer of each CBA B-Note Companion Loan will be responsible for collecting amounts payable in respect of such CBA B-Note Companion Loan. That servicer will have no servicing duties or obligations with respect to the related CBA A-Note Mortgage Loan or the related mortgaged real property. If a CBA A/B Material Default occurs with respect to a CBA A/B Loan Pair, the applicable master servicer or the applicable special servicer, as applicable, will (during the continuance of that CBA A/B Material Default) collect and distribute payments for both of the subject CBA A-Note Mortgage Loan and the

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related CBA B-Note Companion Loan pursuant to the sequential payment waterfall set forth in the related CBA A/B Intercreditor Agreement.

     ADVANCES. Neither the applicable master servicer nor the trustee is required to make any monthly debt service advances with respect to a CBA B-Note Companion Loan. Neither the holder of a CBA B-Note Companion Loan nor any related separate servicer is required to make any monthly debt service advance with respect to the related CBA A-Note Mortgage Loan or any servicing advance with respect to the related mortgaged real property. The applicable master servicer, the applicable special servicer and, if applicable, the trustee will make servicing advances with respect to the mortgaged real properties securing each CBA A/B Loan Pair.

     MODIFICATIONS. The ability of the applicable master servicer or the applicable special servicer, as applicable, to enter into any amendment, deferral, extension, modification, increase, renewal, replacement, consolidation, supplement or waiver of any term or provision of a CBA B-Note Companion Loan, the related CBA A-Note Mortgage Loan or the related loan documents, is limited by the rights of the holder of the CBA B-Note Companion Loan to approve such modifications and other actions as set forth in the related CBA A/B Intercreditor Agreement; provided that the consent of the holder of a CBA B-Note Companion Loan will not be required in connection with any such modification or other action with respect to a CBA A/B Loan Pair after the expiration of such holder's right to purchase the related CBA A-Note Mortgage Loan. The holder of a CBA B-Note Companion Loan may not enter into any assumption, amendment, deferral, extension, modification, increase, renewal, replacement, consolidation, supplement or waiver of such CBA B-Note Companion Loan or the related loan documents without the prior written consent of the trustee, as holder of the related CBA A-Note Mortgage Loan.

     PURCHASE OF A CBA A-NOTE MORTGAGE LOAN BY THE HOLDER OF THE RELATED CBA B-NOTE COMPANION LOAN. Upon the occurrence of any one of certain defaults that are set forth in each CBA A/B Intercreditor Agreement, the holder of the subject CBA B-Note Companion Loan will have the right to purchase the related CBA A-Note Mortgage Loan at a purchase price determined under that CBA A/B Intercreditor Agreement and generally equal the sum of (a) the outstanding principal balance of such CBA A-Note Mortgage Loan, (b) accrued and unpaid interest on the outstanding principal balance of the CBA A-Note Mortgage Loan (excluding any default interest or other late payment charges), (c) any unreimbursed servicing advances made by the applicable master servicer or the trustee with respect to such CBA A-Note Mortgage Loan, together with any advance interest thereon, (d) reasonable out-of-pocket legal fees and costs incurred in connection with enforcement of the subject CBA A/B Loan Pair by the applicable master servicer or applicable special servicer, (e) any interest on any unreimbursed debt service advances made by the applicable master servicer or the trustee with respect to such CBA A-Note Mortgage Loan, (f) any related master servicing fees, primary servicing fees, special servicing fees and trustee's fees payable under the series 2004-C4 pooling and servicing agreement, and (g) out-of-pocket expenses incurred by the trustee or the applicable master servicer with respect to the subject CBA A/B Loan Pair together with advance interest thereon. The holder of the CBA B-Note Companion Loan does not have any rights to cure any defaults with respect to the subject CBA A/B Loan Pair.

UNDERWRITING MATTERS

     GENERAL. In connection with the origination or acquisition of each of the mortgage loans that we intend to include in the trust fund, the related originator or acquiror of the subject mortgage loan evaluated the corresponding mortgaged real property or properties in a manner generally consistent with the standards described in this "--Underwriting Matters" section.

     ENVIRONMENTAL ASSESSMENTS. A third-party environmental consultant conducted some form of environmental investigation with respect to all of the mortgaged real properties securing the mortgage loans that we intend to include in the trust fund, except for 29 mortgaged real properties, securing 4.2% of initial pool balance, as to which the related mortgage loan seller obtained environmental insurance. With respect to those mortgaged real properties as to which an environmental assessment was prepared, such environmental assessments were generally prepared during the 12-month period ending in November 2004, except in the case of three (3) mortgaged real properties as to which the assessment was prepared within an 19-month period ending in November 2004. In the case of 164 mortgaged real properties, securing 95.8% of the initial mortgage pool balance, that environmental investigation included a Phase I environmental site assessment or an update (which may have been performed pursuant to a database or transaction screen update) of a previously conducted assessment. In the case of nine (9) mortgaged real properties, securing 0.2% of the initial mortgage pool balance, the assessment consisted of a transaction screen. In the case of 29 mortgaged real properties, securing 4.2% of the initial mortgage pool balance, which properties are covered by environmental insurance, that environmental investigation was limited to an assessment concerning asbestos-containing materials, lead based paint and/or radon. In some cases, a third-party consultant also conducted a Phase II environmental site assessment of the mortgaged real property.

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     In several cases, the environmental testing for a mortgaged real property identified potential and, in some cases, significant environmental issues at nearby properties.

     If the environmental investigations described above identified material adverse or potentially material adverse environmental conditions at or with respect to any of the respective mortgaged real properties securing a mortgage loan that we intend to include in the trust fund or at a nearby property with potential to affect a mortgaged real property, then:

     - an environmental consultant investigated those conditions and recommended no further investigations or remediation;

     - an operation and maintenance plan or other remediation was required and/or an escrow reserve was established to cover the estimated costs of obtaining that plan and/or effecting that remediation;

     -    those conditions were remediated or abated prior to the closing date;

     - a letter was obtained from the applicable regulatory authority stating that no further action was required;

     - either the expenditure of funds reasonably estimated to be necessary to remediate the conditions is not more than the greater of (a) $50,000 and (b) 2% of the outstanding principal balance of the related mortgage loan or an environmental insurance policy was obtained, a letter of credit was provided, an escrow reserve account was established, another party has acknowledged responsibility or an indemnity from a responsible party other than the related borrower was obtained to cover the estimated costs of any required investigation, testing, monitoring or remediation, which in some cases has been estimated to be in excess of $50,000;

     - in those cases in which it is known that an offsite property is the location of a leaking underground storage tank or groundwater contamination, a responsible party other than the related borrower has been identified under applicable law, and generally one or more of the following are true--

          1. that condition is not known to have affected the mortgaged real property, or

          2. the responsible party has either received a letter from the applicable regulatory agency stating no further action is required, established a remediation fund, engaged in responsive remediation or provided an indemnity or guaranty to the borrower or the mortgagee/lender; or

          3. an environmental insurance policy was obtained (which is not necessarily in all cases a secured creditor impaired property policy); or

     - in those cases involving mortgage loans with an original principal balance of less than $1,000,000, the borrower expressly agreed to comply with all federal, state and local statutes or regulations respecting the identified adverse environmental conditions.

     In the case of the underlying mortgage loan secured by the mortgaged real property identified on Exhibit A-1 to this prospectus supplement as Sweetwater Town & Country Shopping Center, representing 2.0% of the initial mortgage pool balance, the mortgaged property's soil and groundwater have been impacted by releases from a dry cleaner tenant. The dry cleaner tenant has replaced its dry cleaning equipment with a closed loop system. A remedial workplan has been approved by the San Diego Department of Environmental Health requiring the dry cleaner tenant to install and operate a soil vapor extraction system, repair a leaking sewer line and conduct groundwater monitoring. An escrow in the amount of $100,000 was established at closing in connection with completing the workplan and taking related recommended actions.

     In many cases, the identified condition related to the presence of asbestos-containing materials, lead-based paint, mold and/or radon. Where these substances were present, the environmental consultant often recommended, and the related loan documents required--

     - the establishment of an operation and maintenance plan to address the issue, or

     - in some cases involving asbestos-containing materials, lead-based paint, mold and/or radon, an abatement, mitigation or removal program or a long-term testing program.

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     In a few cases, the particular asbestos-containing materials, lead-based paint, mold and/or radon was in need of repair or other remediation. This could result in a claim for damages by any party injured by that condition. In certain cases, the related lender did not require the establishment of an operation and maintenance plan despite the identification of issues involving asbestos-containing materials and/or lead-based paint.

     In some cases, the environmental consultant did not recommend that any action be taken with respect to a potentially material adverse environmental condition at a mortgaged real property securing a mortgage loan that we intend to include in the trust fund, because a responsible party with respect to that condition had already been identified. There can be no assurance, however, that such a responsible party will be financially able to address the subject condition.

     In some cases where the environmental consultant recommended specific remediation of an adverse environmental condition, the related originator of a mortgage loan that we intend to include in the trust fund required the related borrower generally:

     1.   to carry out the specific remedial measures prior to closing;

     2. to carry out the specific remedial measures post-closing and, if deemed necessary by the related originator of the subject mortgage loan, deposit with the lender a cash reserve in an amount generally equal to 100% to 125% of the estimated cost to complete the remedial measures; or

     3. to monitor the environmental condition and/or to carry out additional testing, in the manner and within the time frame specified in the related loan documents.

     Some borrowers under the mortgage loans that we intend to include in the trust fund have not satisfied all post-closing obligations required by the related loan documents with respect to environmental matters. There can be no assurance that recommended operations and maintenance plans have been or will continue to be implemented.

     The information provided by us in this prospectus supplement regarding environmental conditions at the respective mortgaged real properties is based on the environmental site assessments referred to in this "--Underwriting Matters--Environmental Assessments" subsection and has not been independently verified by--

     -    us,

     - any of the other parties to the series 2004-C4 pooling and servicing agreement,

     -    any of the mortgage loan sellers,

     -    any of the underwriters, or

     -    the affiliates of any of these parties.

     There can be no assurance that the environmental assessments or studies, as applicable, identified all environmental conditions and risks at, or that any environmental conditions will not have a material adverse effect on the value of or cash flow from, one or more of the mortgaged real properties.

     In the case of 29 mortgaged real properties, securing 4.2% of the initial mortgage pool balance, the environmental investigation which was conducted in connection with the origination of the related mortgage loan was limited to testing for asbestos-containing materials, lead-based paint and/or radon. In general, the related originator's election to limit the environmental testing with respect to any of those 29 properties was based upon the delivery of a secured creditor impaired property policy covering environmental matters with respect to that property. All of those 29 mortgaged real properties are covered by a blanket secured creditor impaired property policy. However, those policies have coverage limits. In addition, those policies do not provide coverage for adverse environmental conditions at levels below legal limits or for conditions involving asbestos, lead-based paint or, in some cases, microbial matter.

     In some cases, the originator of the related mortgage loan--

     - agreed to release a principal of the related borrower from its obligations under an environmental or hazardous substances indemnity with respect to the particular mortgaged real property in connection with the delivery of a secured creditor impaired property policy covering that property, or

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     -    required an environmental insurance policy (which may not be a secured creditor impaired property policy) because of a specific environmental issue with respect to the particular mortgaged real property.

     See "--Underwriting Matters--Environmental Insurance" below.

     The series 2004-C4 pooling and servicing agreement requires that the applicable special servicer obtain an environmental site assessment of a mortgaged real property within 12 months prior to acquiring title to the property or assuming its operation. This requirement precludes enforcement of the security for the related mortgage loan until a satisfactory environmental site assessment is obtained or until any required remedial action is taken. There can be no assurance that the requirements of the series 2004-C4 pooling and servicing agreement will effectively insulate the trust fund from potential liability for a materially adverse environmental condition at any mortgaged real property.

     ENVIRONMENTAL INSURANCE. As discussed above, some of the mortgaged real properties securing underlying mortgage loans will, in each case, be covered by an individual or a blanket environmental insurance policy. In general, those policies are secured creditor impaired property policies that provide coverage for the following losses, subject to the applicable deductibles, policy terms and exclusions, any maximum loss amount and, further, subject to the various conditions and limitations discussed below:

     1. if during the term of the policy, a borrower defaults under one of the subject mortgage loans and adverse environmental conditions exist at the related mortgaged real property in concentrations or amounts exceeding maximum levels allowed by applicable environmental laws or standards or, in some cases, if remediation has been ordered by a governmental authority, the insurer will indemnify the trust fund for the lesser of clean up costs or the outstanding principal balance of the subject mortgage loan on the date of the default, which is defined by the policy as principal and accrued interest, from the day after a payment was missed under a loan until the date that the outstanding principal balance is paid;

     2. if the trust fund becomes legally obligated to pay as a result of a claim first made against the trust fund and reported to the insurer during the term of the policy, for bodily injury, property damage or clean-up costs resulting from adverse environmental conditions on, under or emanating from a mortgaged real property, the insurer will defend against and pay that claim; and

     3. if the trust fund enforces the related mortgage or, in some cases, if remediation has been ordered by a governmental authority, the insurer will thereafter pay legally required clean-up costs for adverse environmental conditions at levels above legal limits which exist on or under the acquired mortgaged real property, if those costs were incurred because the insured first became aware of the conditions during the policy period, provided that those conditions were reported to the government in accordance with applicable law.

     Each of the secured creditor impaired property policies described above requires that the appropriate party associated with the trust fund report a loss as soon as possible and covers only losses reported during the term of the policy. Not all of those policies pays for unreimbursed servicing advances. In addition to other excluded matters, the policies typically do not cover claims arising out of conditions involving lead-based paint or asbestos or, in some cases, microbial matter.

     The premium for each of the secured creditor impaired property policies described above, has been or, as of the date of initial issuance of the offered certificates, will have been paid in full. The insurers under those policies are Zurich and AIG or one of their member companies. Zurich currently has an "A" rating by A.M. Best. AIG currently has an "Aaa" rating by Moody's, "AAA" by S&P, "AAA" by Fitch and "A++" by A.M. Best.

     PROPERTY CONDITION ASSESSMENTS. All of the mortgaged real properties securing the mortgage loans that we intend to include in the trust were inspected during the 22-month period ending in November 2004 by third-party engineering firms or, a previously conducted inspection was updated, to assess exterior walls, roofing, interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements located at each of the mortgaged real properties. One hundred eighty-five (185) of those mortgaged real properties, securing 91.3% of the initial mortgage pool balance, of which 120 mortgage loans are in loan group no. 1, representing 88.7% of the initial loan group no. 1 balance, and 65 mortgage loans are in loan group no. 2, representing 99.0% of the initial loan group no. 2 balance, were inspected during the 12-month period ending in November 2004.

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     The inspections identified various deferred maintenance items and necessary capital improvements at some of the mortgaged real properties. The resulting inspection reports generally included an estimate of cost for any recommended repairs or replacements at a mortgaged real property. When repairs or replacements were recommended and deemed material by the related originator, the related borrower was required to carry out necessary repairs or replacements and, in some instances, to establish reserves, generally in the amount of 100% to 125% of the cost estimated in the inspection report, to fund deferred maintenance or replacement items that the reports characterized as in need of prompt attention. See the table titled "Engineering Reserves and Recurring Replacement Reserves" on Exhibit A-1 to this prospectus supplement. There can be no assurance that another inspector would not have discovered additional maintenance problems or risks, or arrived at different, and perhaps significantly different, judgments regarding the problems and risks disclosed by the respective inspection reports and the cost of corrective action.

     APPRAISALS AND MARKET STUDIES. In the case of 184 mortgaged real properties, securing 94.5% of the initial mortgage pool balance, of which 119 mortgage loans are in loan group no. 1, representing 92.9% of the initial loan group no. 1 balance, and 65 mortgage loans are in loan group no. 2, representing 99.0% of the initial loan group no. 2 balance, an independent appraiser that is state-certified and/or a member of the Appraisal Institute conducted an appraisal during the 12-month period ending in November 2004, in order to establish the approximate value of the mortgaged real property. Those appraisals are the basis for the Most Recent Appraised Values for the respective mortgaged real properties set forth on Exhibit A-1 to this prospectus supplement.

     Each of the appraisals referred to above represents the analysis and opinions of the appraiser at or before the origination of the related underlying mortgage loan. The appraisals are not guarantees of, and may not be indicative of, the present or future value of the subject mortgaged real property. There can be no assurance that another appraiser would not have arrived at a different valuation of any particular mortgaged real property, even if the appraiser used the same general approach to, and the same method of, appraising that property. Neither we nor any of the underwriters has confirmed the values of the respective mortgaged real properties in the appraisals referred to above.


     In general, appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller. However, this amount could be significantly higher than the amount obtained from the sale of a particular mortgaged real property under a distress or liquidation sale. Implied in the Most Recent Appraised Values shown on Exhibit A-1 to this prospectus supplement, is the contemplation of a sale at a specific date and the passing of ownership from seller to buyer under the following conditions:

     -    buyer and seller are motivated;

     - both parties are well informed or well advised, and each is acting in what he considers his own best interests;

     -    a reasonable time is allowed to show the property in the open market;

     - payment is made in terms of cash in U.S. dollars or in comparable financial arrangements; and

     - the price paid for the property is not adjusted by special or creative financing or sales concessions granted by anyone associated with the sale.

     Each appraisal of a mortgaged real property referred to above involved a physical inspection of the property and reflects a correlation of the values established through the Sales Comparison Approach, the Income Approach and/or the Cost Approach.

     Either the appraisal upon which is based the Most Recent Appraised Value for each mortgaged real property shown on Exhibit A-1 to this prospectus supplement, or a separate letter, contains a statement to the effect that the appraisal guidelines set forth in Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989 were followed in preparing that appraisal. However, neither we nor any of the underwriters or mortgage loan sellers has independently verified the accuracy of this statement.

     IN THE CASE OF UNDERLYING MORTGAGE LOANS THAT ARE ACQUISITION FINANCING, THE RELATED BORROWER MAY HAVE ACQUIRED THE MORTGAGED REAL PROPERTY AT A PRICE LESS THAN THE APPRAISED VALUE ON WHICH THE SUBJECT MORTGAGE LOAN WAS UNDERWRITTEN.

     ZONING AND BUILDING CODE COMPLIANCE. In connection with the origination of each mortgage loan that we intend to include in the trust fund, the related originator examined whether the use and operation of the related mortgaged real property were in material compliance with zoning, land-use, building, fire and health ordinances, rules, regulations and orders then-applicable to the mortgaged real property. Evidence of this compliance may have been in the form of legal opinions, certifications and other correspondence from government officials, title insurance endorsements, engineering or consulting reports, appraisals and/or representations by the related borrower. Where a material noncompliance was found or the property as currently operated is a permitted non-conforming use and/or structure, an analysis was generally conducted as to--

     - whether, in the case of material noncompliance, such noncompliance constitutes a permitted non-conforming use and/or structure, and if not, whether an escrow or other requirement was appropriate to secure the taking of necessary steps to remediate any material noncompliance or constitute the condition as a permitted non-conforming use or structure,

     - the likelihood that a material casualty would occur that would prevent the property from being rebuilt in its current form, and

     - whether existing replacement cost hazard insurance or, if necessary, supplemental law or ordinance coverage would, in the event of a material casualty, be sufficient--

          1.   to satisfy the entire subject mortgage loan, or

          2. taking into account the cost of repair, to pay down the subject mortgage loan to a level that the remaining collateral would be adequate security for the remaining loan amount.

There is no assurance, however, that any such analysis in this regard is correct, or that the above determinations were made in each and every case. Furthermore, in light of the relatively low loan-to-value ratios for the underlying mortgage loans secured by residential cooperative properties, the related originator generally did not conduct such an analysis with respect to those loans.

     SMALL BALANCE LOANS. When originating mortgage loans under its "small balance loan" program, Column generally follows its standard underwriting procedures, subject to one or both of the following exceptions:

     - all third-party reports made on the related mortgaged real property are abbreviated; and

     - review and analysis of environmental conditions of the related mortgaged real property are based on transaction screen assessments or other reduced environmental testing, rather than Phase I environmental site assessments, performed on the mortgaged real property.

     In addition, the related mortgage loan documents, in some cases, provide for full recourse against the related borrower and, in certain cases, against a principal of such borrower. In some cases the borrower is actually an individual. Twenty-eight (28) of the underlying mortgage loans, representing 5.0% of the initial mortgage pool balance, of which 13 mortgage loans are in loan group no. 1, representing 3.1% of the initial loan group no. 1 balance, and 15 mortgage loans are in loan group no. 2, representing 10.6% of the initial loan group no. 2 balance, were originated under Column's "small balance loan" program.

SIGNIFICANT MORTGAGE LOANS

     Set forth below are summary discussions of the ten (10) largest mortgage loans, or groups of cross-collateralized mortgage loans, that we intend to include in the trust fund.

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                BRUNSWICK SQUARE

                                LOAN INFORMATION

ORIGINAL PRINCIPAL BALANCE:            $86,000,000
CUT-OFF DATE PRINCIPAL BALANCE:        $86,000,000
FIRST PAYMENT DATE:                    September 11, 2004

MORTGAGE INTEREST RATE:                5.650% per annum
AMORTIZATION TERM:                     360 months(1)
HYPERAMORTIZATION:                     N/A
ARD DATE:                              N/A
MATURITY DATE:                         August 11, 2014
MATURITY/ARD BALANCE:                  $75,606,764
BORROWER:                              Brunswick Square Mall, LLC
INTEREST CALCULATION:                  Actual/360
CALL PROTECTION:                       Lockout/defeasance until on or after
                                       the date that is six months prior to
                                       the maturity date.
LOAN PER SQUARE FOOT(2):               $285
UP-FRONT RESERVES:                     None
ONGOING RESERVES:                      Tax and Insurance Reserve(3):  Springing
                                       Replacement Reserve(4):        Springing
                                       TI/LC Reserve(5):              Springing
LOCKBOX:                               Hard
MEZZANINE:                             None

                              PROPERTY INFORMATION

SINGLE ASSET/PORTFOLIO:                Single Asset
PROPERTY TYPE:                         Retail
PROPERTY SUB-TYPE:                     Anchored
LOCATION:                              East Brunswick, NJ
YEAR BUILT/RENOVATED:                  1973/2000
SQUARE FEET:                           301,607
OCCUPANCY AT U/W(6):                   92%
OWNERSHIP INTEREST:                    Fee (7)

ANCHORS/
MAJOR TENANTS         NRSF        % OF TOTAL NRSF       LEASE EXPIRATION
-------------         ----        ---------------       ----------------
Macy's(8)            244,000            N/A                    N/A
JC Penney(8)         223,626            N/A                    N/A
Mega Movies           49,313           16.4%               1/31/2020

PROPERTY MANAGEMENT:                   Simon Management Associates, LLC
U/W NCF:                               $7,673,777
U/W DSCR:                              1.29x
APPRAISED VALUE:                       $110,000,000
APPRAISAL DATE:                        June 21, 2004
CUT-OFF DATE LTV RATIO(2):             78.2%
MATURITY/ARD LTV RATIO:                68.7%

----------
(1)  The Brunswick Square Loan has an interest-only period of 24 months.
(2)  Based on the cut-off date principal balance.
(3) Upon the occurrence of a trigger event based upon an event of default and/or NOI falling below a specified threshold, the borrower will make monthly deposits into a tax and insurance reserve fund in the amount of (i) one-twelfth of the annual real estate taxes, as estimated by the lender, and (ii) one-twelfth of the insurance premiums that the lender estimates will be payable for the renewal of the coverage afforded by the insurance policies required under the loan documents, provided that the borrower has the option of posting a guaranty from Simon Property Group, L.P. (the "Sponsor"), in lieu of the aforesaid monthly deposits, so long as the Sponsor maintains an investment grade rating.
(4) Upon the occurrence of a trigger event based upon an event of default and/or NOI falling below a specified threshold, the borrower is required to deposit $3,767.59 per month into a replacement reserve fund. The borrower may cease making deposits into the replacement reserve fund when amounts on deposit therein equal or exceed $135,633.24. The borrower has the option of posting a guaranty from the Sponsor, in lieu of the aforesaid monthly deposits, so long as the Sponsor maintains an investment grade rating.
(5) Upon the occurrence of a trigger event based upon an event of default and/or NOI falling below a specified threshold, the borrower is required to deposit monthly deposits of $22,916.67 per month into a tenant improvement and leasing commission reserve fund. The borrower may cease making deposits into the tenant improvement and leasing commission reserve fund when amounts on deposit therein equal or exceed $275,000.00. The borrower has the option of posting a guaranty from the Sponsor, instead of making the aforesaid monthly deposits, if the Sponsor maintains an investment grade rating.
(6)  Occupancy at U/W is based on the June 7, 2004 rent roll.
(7) The borrower owns the Brunswick Square Property through a ground lease with an affiliate of the borrower, Simon Capital GP. In connection with the Brunswick Square Loan, Simon Capital GP granted the lender a mortgage on its fee interest in the Brunswick Square Property, which such fee mortgage is additional security for the Brunswick Square Loan.
(8)  Anchor owned.

     THE LOAN. The largest loan was originated on July 28, 2004. The Brunswick Square Loan is secured by first priority mortgages encumbering the borrower's leasehold interest and Simon Capital GP's fee interest in the Brunswick Square Property, respectively.

     THE BORROWER. The borrower under the Brunswick Square Loan is Brunswick Square Mall, LLC. The borrower is a limited liability company organized under the laws of the State of Delaware. The sponsor, Simon Property Group, L.P., is a Delaware limited partnership which owns and manages 246 properties in 37 states throughout the United States plus Canada and Puerto Rico. The sponsor also holds interests in 48 assets in Europe (in France, Italy, Poland and Portugal).

     THE BRUNSWICK SQUARE PROPERTY. The Brunswick Square Property is a retail property located in East Brunswick, New Jersey and contains approximately 301,607 rentable square feet. The Brunswick Square Property is anchored by Macy's, JC Penney and Mega Movies. The Brunswick Square Property does not include the spaces occupied by Macy's and JC Penney, but they are physically connected to the Brunswick Square Property.

     PROPERTY MANAGEMENT. The Brunswick Square Property is managed by Simon Management Associates, LLC, an affiliate of the borrower, which is headquartered in Indianapolis, Indiana. The management agreement generally provides for a management fee of 3% of revenues per annum, which is subordinated to the Brunswick Square Loan. The management of the Brunswick Square Property will be performed by either Simon Management Associates, LLC or a substitute manager which, in the reasonable judgment of the lender, is a reputable management organization possessing experience in managing properties similar in size, scope, use and value as the Brunswick Square Property, provided that the rating agencies have provided written confirmation, at the expense of the borrower, that such substitute management organization does not cause a downgrade, withdrawal or qualification of the then current ratings of the certificates. The lender under the Brunswick Square Loan has the right to require termination of the management agreement following the occurrence of, among other things, an event of default under the Brunswick Square Loan.

     GROUND LEASE. The Brunswick Square Property is leased to the borrower pursuant to a ground lease with Simon Capital GP, an affiliate of the borrower, which expires on July 28, 2054. Simon Capital GP granted the lender a mortgage on its fee interest in the Brunswick Square Property, which fee mortgage is additional security for the Brunswick Square Loan. As of the closing date of the Brunswick Square Loan, the borrower has prepaid the entire amount due under the ground lease.

     CASH MANAGEMENT/LOCKBOX. The borrower under the Brunswick Square Loan must cause the tenants of the Brunswick Square Property to deposit all rents directly into a lockbox account under the control of the lender. The rents will be transferred to an account controlled by the borrower within one business day after receipt into the lockbox account. Upon the occurrence of a trigger event, such funds shall be disbursed from the lockbox account once each week into a cash management account under the control of the lender from which all required payments and deposits to reserves under the Brunswick Square Loan will be made. Unless and until an event of default occurs and is continuing under the Brunswick Square Loan, the borrower is entitled to a disbursement of the remaining funds after all such required payments are made.

                              1201 NEW YORK AVENUE

                                LOAN INFORMATION

PRINCIPAL BALANCE:                            ORIGINAL       CUT-OFF DATE
                                              --------       ------------
  1201 NEW YORK AVENUE
  MORTGAGE LOAN(1):                        $  80,000,000     $  80,000,000
  1201 NEW YORK AVENUE
  JUNIOR COMPANION LOAN(1):                $  25,000,000     $  25,000,000
                                           -------------     -------------
  1201 NEW YORK AVENUE TOTAL LOAN(1):      $ 105,000,000     $ 105,000,000

FIRST PAYMENT DATE:                   May 11, 2004
MORTGAGE INTEREST RATE:               5.485% per annum(2)
AMORTIZATION TERM:                    Interest Only(3)
HYPERAMORTIZATION:                    After April 11, 2009, the interest rate
                                      increases by two percentage points and
                                      all excess cash flow is used to reduce
                                      the principal balance of the 1201 New
                                      York Avenue Mortgage Loan until the
                                      principal balance is reduced to zero.
ARD DATE:                             April 11, 2009
MATURITY DATE:                        April 11, 2034
MATURITY/ARD BALANCE(4):              $80,000,000
BORROWER:                             New York Avenue Owner Corp.
INTEREST CALCULATION:                 Actual/360
CALL PROTECTION:                      Lockout/defeasance until on or after the
                                      date that is four months prior to the
                                      anticipated repayment date.
LOAN PER SQUARE FOOT(5):              $191
UP-FRONT RESERVES:                    Engineering Reserve(6):             $1,050
                                      Initial TI/LC Reserve(7):       $5,000,000
                                      Free Rent Reserve(8):           $5,800,000
                                      Environmental Reserve(9):             $750
                                      TI/LC Reserve(10):             $11,478,475
ONGOING RESERVES:                     Tax and Insurance Reserve(11):         Yes
                                      TI/LC Reserve(12):                     Yes
LOCKBOX:                              Hard
MEZZANINE:                            None

                              PROPERTY INFORMATION

SINGLE ASSET/PORTFOLIO:               Single Asset
PROPERTY TYPE:                        Office
PROPERTY SUB-TYPE:                    CBD
LOCATION:                             Washington, D.C.
YEAR BUILT/RENOVATED:                 1987/2003
SQUARE FEET:                          419,037
OCCUPANCY AT U/W(13):                 89%
OWNERSHIP INTEREST:                   Fee

                                                  % OF TOTAL
MAJOR TENANTS                         NRSF           NRSF        LEASE EXPIRATION
-------------                         ----        ----------     ----------------
Corporation for National Service    110,601          26.4%          10/31/2014
GSA - Department of Homeland
Security                             68,963          16.5%           2/1/2009
Staas & Halsey LLP                   34,335           8.2%          3/31/2015

PROPERTY MANAGEMENT:                  CB Richard Ellis, Inc.
U/W NCF:                              $9,245,811
U/W DSCR(5):                          2.08x
APPRAISED VALUE:                      $141,800,000
APPRAISAL DATE:                       August 10, 2004
CUT-OFF DATE LTV RATIO(5):            56.4%
MATURITY/ARD LTV RATIO(5):            56.4%

----------
(1) The 1201 New York Avenue Junior Companion Loans are comprised of two subordinate notes, the B-1 Note in the amount of $15,000,000 and the B-2
     Note in the amount of $10,000,000 and are subordinate to the 1201 New York Avenue Mortgage Loan. The 1201 New York Avenue Junior Companion Loans are PARI PASSU in right of payment.
(2) The 1201 New York Avenue Junior Companions Loans have a mortgage interest rate of 6.640% per annum.
(3) The 1201 New York Avenue Mortgage Loan has an interest only period during the term of the loan.
(4)  The 1201 New York Avenue Total Loan maturity balance is $105,000,000.
(5) Based on the cut-off date principal balance of the 1201 New York Avenue Mortgage Loan. The U/W DSCR for the 1201 New York Avenue Total Loan is 1.51x and the cut-off date LTV ratio for the 1201 New York Avenue Total Loan is 74%.
(6) The engineering reserve was established at closing to fund immediate repairs.
(7) The initial TI/LC reserve was established at closing in connection with tenant improvements and leasing commissions for the vacant space.
(8) The free rent reserve was established at closing in connection with free rent for certain tenants under the leases.
(9) The environmental reserve was established at closing to be held as security for the secondary containment of an above ground storage tank.
(10) The TI/LC reserve was established at closing in connection with known tenant improvements and leasing commissions.
(11) The borrower is required to make monthly payments into a tax and insurance reserve fund to accumulate funds necessary to (a) pay all taxes prior to their respective due dates and (b) pay insurance premiums prior to the expiration of the related policies.
(12) The borrower is required to make monthly deposits into a tenant improvement and leasing commission reserve fund in the amount of $103,250.75, provided that the amounts so deposited in the tenant improvement and leasing commission reserve fund should be limited to an amount equal to not more than $10.00 per rentable square foot of space of the 1201 New York Avenue Property as determined by the lender in its sole determination.
(13) Occupancy at U/W is based on the July 1, 2004 rent roll.

     THE LOAN. The second largest loan was originated on March 12, 2004. The 1201 New York Avenue Mortgage Loan is secured by a first priority mortgage encumbering an office building in Washington, D.C.

     THE BORROWER. The borrower under the 1201 New York Avenue Mortgage Loan is New York Avenue Owner Corp. The borrower is a corporation organized under the laws of the State of Delaware. The sponsor, Falcon Real Estate Advisors, Ltd., specializes in providing advisory and management services for investors (primarily non-U.S. individuals and institutional investors) in real estate located in the United States.

     THE 1201 NEW YORK AVENUE PROPERTY. The 1201 New York Avenue Property is an office building located in Washington, D.C. The office building is comprised of approximately 419,037 rentable square feet.

     PROPERTY MANAGEMENT. The 1201 New York Avenue Property is managed by CB Richard Ellis, Inc. The management agreement generally provides for a management fee of 3% of revenues per annum, which is subordinated to the 1201 New York Avenue Total Loan. The management of the 1201 New York Avenue Property will be performed by either CB Richard Ellis or a substitute manager approved by the lender in its reasonable discretion. The lender under the 1201 New York Avenue Total Loan has the right to require a termination of the management agreement following the occurrence of, among other circumstances, an event of default under the 1201 New York Avenue Total Loan.

     CASH MANAGEMENT/LOCKBOX. The borrower under the 1201 New York Avenue Total Loan must cause the tenants of the 1201 New York Avenue Property to deposit all rents directly into a lockbox account under the control of the lender from which all required payments and deposits under the 1201 New York Avenue Mortgage Loan are to be made. Absent the existence of an event of default under the 1201 New York Avenue Total Loan or other trigger event under the cash management agreement, the borrower is entitled to a disbursement of the remaining funds.

     OTHER FINANCING. The 1201 New York Avenue Property secures, on a subordinate basis, the 1201 New York Avenue Junior Companion Loans which are PARI PASSU relative to each other in right of payment. The 1201 New York Avenue Junior Companion Loans are not included in the trust fund. The 1201 New York Avenue Junior Companion Loans, along with the 1201 New York Avenue Mortgage Loan, will be serviced pursuant to the series 2004-C4 pooling and servicing agreement.

     Additionally, New York Avenue Tenant Corp., the "Master Tenant" of the 1201 New York Avenue Property, has received a $50,000,000 unsecured loan from a Panama corporation. The Master Tenant has no right to occupy the 1201 New York Avenue Property. There is a complete standstill if an event of default occurs under the 1201 New York Avenue Total Loan. Alton Properties & Trading S.A., the holder of the unsecured loan, is not entitled to exercise remedies or to transfer any interest in the unsecured note unless and until the lender consents (which may be withheld in the lender's sole and absolute discretion) and rating agency approval has been obtained. In addition, the lender has received a pledge of the unsecured note as collateral for obligations under the standstill agreement.

     1201 NEW YORK AVENUE AGREEMENT AMONG NOTEHOLDERS. The 1201 New York Avenue Agreement Among Noteholders governs various matters regarding the respective rights and obligations of the trust fund, as holder of the 1201 New York Avenue Mortgage Loan, and the holders of the 1201 New York Avenue Junior Companion Loans. The 1201 New York Avenue Agreement Among Noteholders provides, among other things, for the application of payments among the 1201 New York Avenue Mortgage Loan and the 1201 New York Avenue Junior Companion Loans.

     See "--Certain Matters Regarding the 1201 New York Avenue Mortgage Loan" in this prospectus supplement.

                         HIGHLAND HOSPITALITY PORTFOLIO

                                LOAN INFORMATION

ORIGINAL PRINCIPAL BALANCE:           $67,000,000
CUT-OFF DATE PRINCIPAL BALANCE:       $67,000,000
FIRST PAYMENT DATE:                   August 11, 2004
MORTGAGE INTEREST RATE:               6.470% per annum
AMORTIZATION TERM:                    300 months(1)
HYPERAMORTIZATION:                    N/A
ARD DATE:                             N/A
MATURITY DATE:                        July 11, 2011
MATURITY/ARD BALANCE:                 $59,555,793
BORROWER:                             HH Savannah LLC, HH Baltimore Holdings
                                      LLC and Portsmouth Hotel Associates LLC
INTEREST CALCULATION:                 Actual/360
CALL PROTECTION:                      Lockout/defeasance until on or after the
                                      date that is six months prior to the
                                      maturity date.
LOAN PER ROOM(2):                     $88,859
UP-FRONT RESERVES:                    Engineering Reserves(3):         $25,000
                                      Ground Rent Reserve(4):       $10,416.67
ONGOING RESERVES:                     Tax and Insurance Reserve(5):        Yes
                                      FF&E Reserve(6):                     Yes
                                      Ground Rent Reserve(7):              Yes
LOCKBOX:                              Springing
MEZZANINE:                            None

                              PROPERTY INFORMATION

SINGLE ASSET/PORTFOLIO:               Portfolio
PROPERTY TYPE:                        Hotel
PROPERTY SUB-TYPE:                    Full Service
LOCATION:                             Various
YEAR BUILT/RENOVATED:                 Various
ROOMS:                                754
OCCUPANCY AT U/W:                     N/A
OWNERSHIP INTEREST:                   Fee and Leasehold(8)
PROPERTY MANAGEMENT:                  Various(9)
U/W NCF:                              $8,124,832
U/W DSCR:                             1.50x
APPRAISED VALUE:                      $90,800,000
APPRAISAL DATE:                       June 1, 2004
CUT-OFF DATE LTV RATIO(2):            73.8%
MATURITY/ARD LTV RATIO:               65.6%

----------
(1) The Highland Hospitality Portfolio Loan has an interest-only period of 12 months.
(2)  Based on the cut-off date principal balance.
(3) The engineering reserve was established at closing to fund immediate repairs.
(4) The ground rent reserve was established at closing to fund ground rent payments.
(5) The borrowers are required to make monthly payments into a tax and insurance reserve to accumulate funds necessary to (a) pay all taxes prior to their respective due dates and (b) pay insurance premiums prior to the expiration of the related policies.
(6) The annual contractual recurring FF&E reserve will be collected by Hyatt Corporation under the Hyatt Regency Savannah management agreement, by Crestline Hotels & Resorts, Inc. under the Portsmouth Renaissance Hotel management agreement and by Crestline Hotels & Resorts, Inc. under the Hilton Garden Inn management agreement. With respect to each individual property securing the Highland Hospitality Portfolio Loan, if the contractual recurring FF&E reserve falls below 4% of gross revenues, such difference will be collected by the lender pursuant to the loan agreement.
(7) The borrowers are required to deposit $10,416.67 per month into a ground rent reserve to fund ground rent payments.
(8) The Hyatt Regency Savannah property and the Hilton Garden Inn property are secured by fee parcels, and the Portsmouth Renaissance Hotel property is secured by a leasehold parcel.
(9)  See "--Property Management" below.

     THE LOAN. The third largest loan was originated on July 9, 2004. The Highland Hospitality Portfolio Loan is secured by a first priority mortgage encumbering the fee interests in the Hilton Garden Inn property and the Hyatt Regency Savannah property, and by a first priority mortgage encumbering the leasehold interest in the Portsmouth Renaissance Hotel property.

     THE BORROWER. The borrowers under the Highland Hospitality Portfolio Loan are HH Savannah LLC, HH Baltimore Holdings LLC and Portsmouth Hotel Associates LLC. Each of the borrowers is a limited liability company organized under the laws of the State of Delaware. The sponsor, Highland Hospitality, L.P., is a subsidiary of Highland Hospitality Corporation, a publicly traded REIT which owns fourteen upscale full-service and limited-service hotel properties with an aggregate of 4,168 guestrooms in eight states.

     THE HIGHLAND HOSPITALITY PORTFOLIO PROPERTIES. The Highland Hospitality Portfolio Properties consist of three hotels, as set forth in the following table:

                                       YEAR                                     OCCUPANCY     ORIGINAL LOAN
         PROPERTY NAME            BUILT/RENOVATED      LOCATION        ROOMS      AT U/W         BALANCE      APPRAISED VALUE
------------------------------    ---------------  -----------------   -----    ---------     -------------   ---------------
Hilton Garden Inn.............        1999/NA      Linthicum, MD         158       N/A          $16,500,000      $22,500,000
Hyatt Regency Savannah........       1981/2002     Savannah, GA          347       N/A          $40,000,000      $51,500,000
Portsmouth Renaissance Hotel..        2001/NA      Portsmouth, VA        249       N/A          $10,500,000      $16,800,000

     The Hilton Garden Inn property contains over 2,000 square feet of meeting space and provides amenities such as complimentary high-speed internet access, a pool, a fitness room and airport shuttle transportation. The Hyatt Regency Savannah property contains approximately 36,000 square feet of meeting space (including an 11,000 square foot exhibit hall with river views), a 7,950 square foot ballroom, a restaurant and lounge with river views, an indoor pool, a fitness club, and various gift shops and boutiques. The Portsmouth Renaissance Hotel property contains 24,239 square feet of meeting space, a 70-seat amphitheater with video conferencing and interactive computer training facilities, and a restaurant and lounge.

     PROPERTY MANAGEMENT. The Hilton Garden Inn property is managed by Crestline Hotels & Resorts, Inc. The management agreement with respect to the Hilton Garden Inn property generally provides for base management fees in the amount of 3.5% of gross revenues and incentive management fees in the amount of 15% of the amount by which operating profit exceeds the Hilton Garden Inn borrower's preferred return (11%) on its investment in the Hilton Garden Inn property. Under such management agreement, total management fees shall not exceed 4.5% of gross revenues. Incentive management fees, but not base management fees, are subordinated to the Highland Hospitality Portfolio Loan. The lender under the Highland Hospitality Portfolio Loan has the right to require termination of the Hilton Garden Inn management agreement upon the occurrence of a material default by Crestline Hotels & Resorts, Inc. under the Hilton Garden Inn management agreement or upon the insolvency or bankruptcy of Crestline Hotels & Resorts, Inc.

     The Hyatt Regency Savannah property is managed by Hyatt Corporation. The management agreement with respect to the Hyatt Regency Savannah property generally provides for base management fees in the amount of 4% of gross revenues and incentive management fees in the amount of 20% of the amount by which operating profit exceeds base management fees. Such management fees are subordinated to the Highland Hospitality Portfolio Loan. The lender under the Highland Hospitality Portfolio Loan has the right to require termination of the Hyatt Regency Savannah management agreement upon the occurrence of a material default by Hyatt Corporation under the Hyatt Regency Savannah management agreement or upon the insolvency or bankruptcy of Hyatt Corporation.

     The Portsmouth Renaissance Hotel property is managed by Crestline Hotels & Resorts, Inc. The management agreement with respect to the Portsmouth Renaissance Hotel property generally provides for base management fees in the amount of 3.0% of gross revenues and incentive management fees in the amount of 15% of the amount by which operating profit exceeds the Portsmouth Renaissance Hotel borrower's preferred return (11%) on its investment in the Portsmouth Renaissance Hotel property. Under the Portsmouth Renaissance Hotel management agreement, total management fees shall not exceed 4.5% of gross revenues. Incentive management fees, but not the base management fees, are subordinated to the Highland Hospitality Portfolio Loan. The lender under the Highland Hospitality Portfolio Loan has the right to require termination of the Portsmouth Renaissance Hotel management agreement upon the occurrence of a material default by Crestline Hotels & Resorts, Inc. under the Portsmouth Renaissance Hotel management agreement or upon the insolvency or bankruptcy of Crestline Hotels & Resorts, Inc. Crestline Hotels & Resorts, Inc. is the hotel management subsidiary of Barcelo Crestline Corporation and is among the nation's 15 largest independent hospitality management companies. Crestline Hotels & Resorts, Inc. currently manages and leases 37 hotels, resorts, and conference and convention centers with over 8,200 rooms. It is active in 12 states and the District of Columbia.

     GROUND LEASE. The Portsmouth Renaissance Hotel property is leased to the Portsmouth Renaissance Hotel borrower pursuant to two ground leases, each of which expires on May 23, 2049. Currently, base rent is payable under the ground leases at a combined rate of $125,000 per year. In addition to the base rent, the ground leases include a percentage rent component. The Portsmouth Renaissance Hotel borrower is entitled to renew the ground lease four times for a period of ten years per renewal and once for a period of nine years. In addition, the Portsmouth Renaissance Hotel borrower has an option to purchase the fee interest in the Portsmouth Renaissance Hotel property, provided that the leasehold mortgage spreads to cover the fee estate and the purchase does not have a material adverse effect on the use, operation or value of the Portsmouth Renaissance Hotel property or the business operations or the financial condition of the Portsmouth Renaissance Hotel borrower.

     CONDOMINIUM OWNERSHIP. The Portsmouth Renaissance Hotel property is subject to a condominium ownership regime. Portsmouth Hotel Associates LLC controls the condominium and a majority of interests in the condominium.

     OPERATING LEASES. Each mortgaged property securing the Highland Hospitality Portfolio Loan is subject to an operating lease between the applicable borrower and the related operating tenant through one or more assignments. Such operating lease is absolutely and unconditionally subordinate to the Highland Hospitality Portfolio Loan.

     CASH MANAGEMENT/LOCKBOX. The borrowers, the operating tenants and the property managers must cause all rents to be deposited directly into a lockbox account under the control of the lender upon (a) an event of default under the loan documents, (b) an event of default by a borrower or an operating tenant under the cash management agreement or (c) net cash flow being less than 80% of initial net cash flow ($7,840,283) (each, a "Triggering Event"). At the lender's direction, the income will be transferred to an account maintained by the lender from which all required payments and deposits to reserves under the Highland Hospitality Portfolio Loan will be made in accordance with the cash management agreement. Unless and until a Triggering Event occurs, the borrowers will have access to those funds.

     RELEASE. Each borrower may obtain release of the related mortgaged property that secures the Highland Hospitality Portfolio Loan if certain conditions are satisfied, including a specified debt service coverage ratio and specified loan-to-value ratio for the remaining properties, and defeasance of a portion of that mortgage loan equal to 125% of the PRO RATA release amount for such individual property to be released stipulated in the related loan documents (or if the undefeased portion of the mortgage loan at the time a release is requested is less than such stipulated amount, defeasance of the remaining mortgage loan balance at the time of release). In addition, the borrowers may obtain release of one of the mortgaged properties that secures the Highland Hospitality Portfolio Loan by substituting in its place another hotel property of like kind and quality acquired by one of the borrowers if certain conditions are satisfied, including a specified fair market value of the substitute property, a specified net operating income for the substitute property and confirmation from the rating agencies that such substitution will not result in a withdrawal, qualification or downgrade of the ratings assigned to the offered certificates.

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                               469 SEVENTH AVENUE

                                LOAN INFORMATION

ORIGINAL PRINCIPAL BALANCE:           $51,000,000
CUT-OFF DATE PRINCIPAL BALANCE:       $51,000,000
FIRST PAYMENT DATE:                   August 11, 2004
MORTGAGE INTEREST RATE:               5.873% per annum
AMORTIZATION TERM:                    407 months(1)
HYPERAMORTIZATION:                    N/A
ARD DATE:                             N/A
MATURITY DATE:                        July 11, 2014
MATURITY/ARD BALANCE:                 $46,588,415
BORROWER:                             469 Owners LLC
INTEREST CALCULATION:                 Actual/360
CALL PROTECTION:                      Lockout/defeasance until on or after the
                                      date that is three months prior to the
                                      maturity date.
LOAN PER SQUARE FOOT(2):              $212
UP-FRONT RESERVES:                    None
ONGOING RESERVES:                     Tax and Insurance Reserve(3):       Yes
                                      Replacement Reserve(4):             Yes
                                      TI/LC Reserve(5):                   Yes
LOCKBOX:                              Hard
MEZZANINE:                            Yes(6)

                              PROPERTY INFORMATION

SINGLE ASSET/PORTFOLIO:               Single Asset
PROPERTY TYPE:                        Office
PROPERTY SUB-TYPE:                    CBD
LOCATION:                             New York, NY
YEAR BUILT/RENOVATED:                 1921/1989
SQUARE FEET:                          240,388
OCCUPANCY AT U/W(7):                  92%
OWNERSHIP INTEREST:                   Fee

MAJOR TENANTS             NRSF      % OF TOTAL NRSF     LEASE EXPIRATION
-------------             ----      ---------------     ----------------
MTA                      59,000          24.5%             12/31/2009
Cranston Printworks      29,200          12.1%             6/30/2009
Value City Stores        15,697           6.5%             3/31/2008

PROPERTY MANAGEMENT:                  Sitt Asset Management LLC
U/W NCF:                              $4,512,295
U/W DSCR:                             1.30x
APPRAISED VALUE:                      $71,900,000
APPRAISAL DATE:                       May 10, 2004
CUT-OFF DATE LTV RATIO(2):            70.9%
MATURITY/ARD LTV RATIO:               64.8%

----------
(1)  The 469 Seventh Avenue Loan has an interest-only period of 24 months.
(2)  Based on the cut-off date principal balance.
(3) The borrower is required to make monthly payments into a tax and insurance reserve to accumulate funds necessary to (a) pay all taxes prior to their respective due dates and (b) pay insurance premiums prior to the expiration of the related policies.
(4) The borrower is required to deposit $4,000 per month into a replacement reserve to fund ongoing repairs and replacements.
(5) The borrower is required to deposit $20,833.33 per month into a TI/LC reserve to fund tenant improvements and leasing commissions.
(6)  See "--Other Financing" below.
(7)  Occupancy at U/W is based on the July 1, 2004 rent roll.

     THE LOAN. The fourth largest loan was originated on July 9, 2004. The 469 Seventh Avenue Loan is secured by a first priority mortgage encumbering an office building in New York, New York.

     THE BORROWER. The borrower under the 469 Seventh Avenue Loan is 469 Owners LLC. The borrower is a limited liability company organized under the laws of the State of Delaware. The sponsors, Marilyn Sitt and Sharon Sutton, own and manage four properties totaling 650,000 square feet in Manhattan.

     THE 469 SEVENTH AVENUE PROPERTY. The 469 Seventh Avenue Property is an office building located in New York, New York. The office building is comprised of approximately 240,388 rentable square feet.

     PROPERTY MANAGEMENT. The 469 Seventh Avenue Property is managed by Sitt Asset Management LLC, an affiliate of the borrower. The management agreement generally provides for a management fee of 3.25% of revenues per annum which is subordinated to the 469 Seventh Avenue Loan. The management of the 469 Seventh Avenue Property will be performed by either Sitt Asset Management LLC or a substitute manager which, in the reasonable judgment of the lender, is a reputable management organization possessing experience in managing properties similar in size, scope, use and value as the 469 Seventh Avenue Property, provided that the borrower shall have obtained prior written confirmation from the applicable rating agencies that such substitute management organization does not cause a downgrade, withdrawal or qualification of the then current ratings of the certificates. The lender under the 469 Seventh Avenue Loan has the right to require termination of the management agreement following the occurrence of, among other things, an event of default under the 469 Seventh Avenue Loan. Sitt Asset Management LLC manages four office buildings and is headquartered in New York, New York.

     CASH MANAGEMENT/LOCKBOX. The borrower or the property manager must cause all rents to be deposited directly into a lockbox account under the control of the lender. In the event the borrower receives payments from the tenants, the borrower is required to deposit such payments into the lockbox account within one business day of receipt. The rents will be transferred once every business day to an account maintained by the lender from which all required payments and deposits to reserves under the 469 Seventh Avenue Loan will be made. The borrower under the 469 Seventh Avenue Loan must cause the tenants of the 469 Seventh Avenue Property to deposit all rents directly into a lockbox account under the control of the lender.

     OTHER FINANCING. There is a $5 million mezzanine loan made by Column Financial, Inc. to Mezz 469 LLC, which is the sole member of the borrower, secured by a pledge of membership interests in the borrower and stock in springing member of the borrower.

                             VILLAGE ON THE PARKWAY

                                LOAN INFORMATION

ORIGINAL PRINCIPAL BALANCE:           $47,000,000
CUT-OFF DATE PRINCIPAL BALANCE:       $47,000,000
FIRST PAYMENT DATE:                   August 11, 2004
MORTGAGE INTEREST RATE:               5.770% per annum
AMORTIZATION TERM:                    360 months(1)
HYPERAMORTIZATION:                    N/A
ARD DATE:                             N/A
MATURITY DATE:                        July 11, 2011
MATURITY/ARD BALANCE:                 $44,543,490
BORROWER:                             VOP Beltline Limited Partnership

INTEREST CALCULATION:                 Actual/360
CALL PROTECTION:                      Lockout/defeasance until after the date
                                      that is six months prior to the maturity
                                      date.
LOAN PER SQUARE FOOT(2):              $123
UP-FRONT RESERVES:                    Engineering Reserves(3):           $11,875
ONGOING RESERVES:                     Tax and Insurance Reserve(4):          Yes
                                      Replacement Reserve(5):                Yes
                                      Bed Bath & Beyond Reserve(6):    Springing
                                      TI/LC Reserve(7):                      Yes
LOCKBOX:                              Modified
MEZZANINE:                            None

                              PROPERTY INFORMATION

SINGLE ASSET/PORTFOLIO:               Single Asset
PROPERTY TYPE:                        Retail
PROPERTY SUB-TYPE:                    Anchored
LOCATION:                             Addison, TX
YEAR BUILT/RENOVATED:                 1981/2002
SQUARE FEET:                          381,166
OCCUPANCY AT U/W(8):                  94%
OWNERSHIP INTEREST:                   Fee

MAJOR TENANTS           NRSF      % OF TOTAL NRSF      LEASE EXPIRATION
-------------           ----      ---------------      ----------------
Bed Bath & Beyond     127,441          33.4%               1/31/2010
24-Hour Fitness        41,601          10.9%               8/31/2015
Brooks Mays Music
Company                20,039           5.3%               1/31/2009

PROPERTY MANAGEMENT:                  Colonial Properties Services, Inc.
U/W NCF:                              $4,330,863
U/W DSCR:                             1.31x
APPRAISED VALUE:                      $62,000,000
APPRAISAL DATE:                       May 10, 2004
CUT-OFF DATE LTV RATIO(2):            75.8%
MATURITY/ARD LTV RATIO:               71.8%

----------
(1)  The Village on the Parkway Loan has an interest-only period of 36 months.
(2)  Based on the cut-off date principal balance.
(3) The engineering reserve was established at closing to fund immediate repairs.
(4) The borrower is required to make monthly payments into a tax and insurance reserve to accumulate funds necessary to (a) pay all taxes prior to their respective due dates and (b) pay insurance premiums prior to the expiration of the related policies.
(5) The borrower is required to deposit $3,333 per month into a replacement reserve to fund ongoing repairs and replacements.
(6) The borrower is required to deposit $100,000 per month into a Bed Bath & Beyond reserve beginning 12 months prior to the expiration of the Bed Bath & Beyond lease until the earlier of the repayment of the Village on the Parkway Loan or the date upon which such tenant extends its lease for five additional years.
(7) The borrower is required to deposit $24,000 per month into a TI/LC reserve to fund tenant improvement and leasing commissions. The borrower may cease making deposits into the TI/LC reserve fund when amounts on deposit therein equal or exceed $288,000 and shall commence payments if/when the balance in the TI/LC reserve falls below $288,000.
(8)  Occupancy at U/W is based on the June 1, 2004 rent roll.

     THE LOAN. The fifth largest loan was originated on June 11, 2004. The Village on the Parkway Loan is secured by a first priority mortgage encumbering a retail property in Addison, Texas.

     THE BORROWER. The borrower under the Village on the Parkway Loan is VOP Beltline Limited Partnership. The borrower is a limited partnership organized under the laws of the State of Delaware. The sponsor, Colonial Properties Trust, is an Alabama real estate investment trust which owns and manages 106 properties in nine states throughout the United States.

     THE VILLAGE ON THE PARKWAY PROPERTY. The Village on the Parkway Property is a retail property located in Addison, Texas. The Village on the Parkway Property contains approximately 381,166 rentable square feet. Major tenants include Bed Bath & Beyond, 24-Hour Fitness and Brooks Mays Music Company.


     PROPERTY MANAGEMENT. The Village on the Parkway Property is managed by Colonial Properties Services, Inc., an affiliate of the borrower, pursuant to a management, leasing and asset management agreement. The management agreement generally provides for management fees (consisting of a 4% management fee, a 5% asset management fee, and various leasing and construction fees) which management fees may be suspended during any period in which the debt service coverage ratio for the Village on the Parkway Loan is less than 1.10x. The management of the Village on the Parkway Property will be performed by either Colonial Properties Services, Inc. or a substitute manager which, in the reasonable judgment of the lender, is a reputable management organization possessing experience in managing properties similar in size, scope, use and value as the Village on the Parkway Property, provided that the borrower shall have obtained prior written confirmation from the applicable rating agencies that such substitute management organization does not cause a downgrade, withdrawal or qualification of the then current ratings of the certificates. The lender under the Village on the Parkway Loan has the right to require termination of the management agreement following the occurrence of, among other circumstances, an event of default under the Village on the Parkway Loan. Colonial Properties Services, Inc. operates more than 33,000,000 square feet of office space and retail properties and is headquartered in Birmingham, Alabama.

     CASH MANAGEMENT/LOCKBOX. The borrower or the property manager must deposit all income within one business day of receipt directly into a lockbox account under the control of the lender. The rents will be transferred once every business day to an account maintained by the lender from which all required payments and deposits to reserves under the Village on the Parkway Loan will be made. Unless and until an event of default occurs under the Village on the Parkway Loan, the borrower is entitled to a disbursement of the remaining funds after all such required payments are made.

                               THE SHOPS AT LEGACY

                                LOAN INFORMATION

ORIGINAL PRINCIPAL BALANCE:           $44,500,000
CUT-OFF DATE PRINCIPAL BALANCE:       $44,500,000
FIRST PAYMENT DATE:                   August 11, 2004
MORTGAGE INTEREST RATE:               5.970% per annum
AMORTIZATION TERM:                    360 months(1)
HYPERAMORTIZATION:                    N/A
ARD DATE:                             N/A
MATURITY DATE:                        July 11, 2014
MATURITY/ARD BALANCE:                 $38,586,620
BORROWER:                             The Shops at Legacy L.P.
INTEREST CALCULATION:                 Actual/360
CALL PROTECTION:                      Lockout/defeasance until after the date
                                      that is three months prior to the
                                      maturity date.
LOAN PER SQUARE FOOT(2):              $167
UP-FRONT RESERVES:                    Specific Tenant Reserve(3):       $812,803
                                      Earnout Reserve(4):             $3,000,000
                                      Goodman Homes Reserve(5):         $163,000
                                      Initial TI/LC Reserve(6):       $1,018,000
                                      Debt Service Reserve(7):          $325,000
ONGOING RESERVES:                     Tax and Insurance Reserve(8):          Yes
                                      Replacement Reserve(9):                Yes
                                      TI/LC Reserve(10):                     Yes
LOCKBOX:                              Springing
MEZZANINE:                            None

                              PROPERTY INFORMATION

SINGLE ASSET/PORTFOLIO:               Single Asset
PROPERTY TYPE:                        Retail
PROPERTY SUB-TYPE:                    Anchored
LOCATION:                             Plano, TX
YEAR BUILT/RENOVATED:                 2002/NA
SQUARE FEET:                          266,048
OCCUPANCY AT U/W(11):                 86%
OWNERSHIP INTEREST:                   Fee

ANCHORS/
MAJOR TENANTS                  NRSF       % OF TOTAL NRSF      LEASE EXPIRATION
-------------                  ----       ---------------      ----------------
Angelika Theaters             27,125           10.2%              6/30/2014
Column Financial, Inc.        14,637            5.5%              2/12/2010
Marriott International        14,600            5.5%             10/31/2007

PROPERTY MANAGEMENT:                  K-N Ventures, Inc.
U/W NCF:                              $4,011,273
U/W DSCR:                             1.26x
APPRAISED VALUE:                      $70,100,000
APPRAISAL DATE:                       May 14, 2004
CUT-OFF DATE LTV RATIO(2):            63.5%
MATURITY/ARD LTV RATIO:               55.0%

----------
(1)  The Shops at Legacy Loan has an interest-only period of 12 months.
(2)  Based on the cut-off date principal balance.
(3) At closing, the borrower was required to deposit $812,803 into a specific tenant reserve to fund outstanding tenant improvement and leasing commissions obligations under the leases with Nicolas, D-Hierro, Lucky Girl, Ya-Ya's, Legal People, Beaudine and Day Spa.
(4) At closing, the borrower was required to deposit $3,000,000 into an earnout reserve which is to be disbursed once The Shops at Legacy Property has achieved a verifiable debt service coverage ratio of no less than 1.25x. The borrower is entitled to no more than three disbursements from the earnout reserve. If a disbursement is requested after February 25, 2005, in addition to the foregoing requirement, the loan-to-value ratio must be no more than 65%. The borrower's deadline to obtain a disbursement from the earnout reserve is June 25, 2006, absent which the entirety of the earnout reserve may be applied by the lender against the Shops at Legacy Loan whereupon the borrower shall be responsible for a prepayment premium based upon proportionate required yield maintenance.
(5) At closing, the borrower was required to deposit $163,000 into a Goodman Homes reserve to fund outstanding tenant improvement obligations under the lease with Goodman Homes. Until a final certificate of occupancy is obtained, the Goodman Homes reserve cannot be drawn below $40,000.
(6) At closing, the borrower was required to deposit $1,018,000 into an initial TI/LC reserve to fund tenant improvements and leasing commissions with respect to currently vacant and unleased space at the Shops at Legacy Property.
(7) At closing, the borrower was required to deposit $325,000 into a debt service reserve. If at any time on or after the 25th payment date, the debt service coverage ratio falls below 1.10:1, then all net cash flow from the Shops at Legacy Property shall be swept on a monthly basis into the debt service reserve. In lieu of the monthly sweep deposits, the borrower may elect to deposit $800,000 in the form of cash or a letter of credit into the debt service reserve.
(8) The borrower is required to make monthly payments into a tax and insurance reserve to accumulate funds necessary to (a) pay all taxes prior to their respective due dates and (b) pay insurance premiums prior to the expiration of the related policies.
(9) The borrower is required to deposit $2,217 per month into a replacement reserve to fund ongoing repairs and replacements.
(10) Beginning with the 13th payment, the borrower is required to deposit $10,000 per month into a TI/LC reserve to fund tenant improvements and leasing commissions. The borrower may cease making deposits into the TI/LC reserve fund when amounts on deposit therein equal or exceed $400,000. However, if the balance falls below $400,000, payments must resume.
(11) Occupancy at U/W is based on the June 4, 2004 rent roll.

     THE LOAN. The sixth largest loan was originated on June 25, 2004. The Shops at Legacy Loan is secured by a first priority mortgage encumbering a retail property in Plano, Texas.

     THE BORROWER. The borrower under the Shops at Legacy Loan is The Shops at Legacy L.P. The borrower is a limited partnership organized under the laws of the State of Texas. The general partner of the borrower is K/S Legacy, L.L.C., a special purpose Delaware limited liability company with one independent director. The sponsor, Fehmi Karahan, has been in the real estate business for 26 years and currently owns and manages three properties in Dallas, Texas.

     THE SHOPS AT LEGACY PROPERTY. The Shops at Legacy Property is a retail property located at 7200 Bishop Road in Plano, Texas. The Shops at Legacy Property was originally built in 2002 and contains approximately 266,048 rentable square feet. Anchors include the Angelika Theaters, Column Financial, Inc., Marriott International and Achieve Global.

     PROPERTY MANAGEMENT. The Shops at Legacy Property is managed by K-N Ventures, Inc., an affiliate of the borrower. The management agreement generally provides for a management fee of 4% of the income per annum which is subordinated to the Shops at Legacy Loan. The lender has the right to require a termination of the management agreement in the event of (a) a default under the Shops at Legacy Loan or under any management contract then in effect, which default is not cured within any applicable grace or cure period, (b) a change in control (50% or more) of the ownership of the property manager or if the property manager provides cause for termination including, without limitation, gross negligence, willful misconduct or fraud, or (c) the property manager becoming insolvent or a debtor in any bankruptcy or insolvency proceeding. Any substitute manager must, in the reasonable judgment of the lender, be a reputable and experienced management organization possessing experience in managing properties similar in size, scope, use and value as the Shops at Legacy Property, and the borrower shall have obtained an appropriate "no downgrade" assurance from any applicable rating agencies. K-N Ventures, Inc. manages three retail properties containing 304,000 square feet in the Dallas metropolitan area and is headquartered in Plano, Texas.

     CASH MANAGEMENT/LOCKBOX. The lockbox becomes a hard lockbox on or after the 25th payment if the debt service coverage ratio for the Shops at Legacy Property is less than 1.10x. Upon the lockbox becoming a hard lockbox, the borrower must cause the tenants at the Shops at Legacy Property to begin direct deposit of their monthly rental payments into a lockbox account under the control of the lender. Such rents are to be transferred at least weekly to an account maintained by the lender from which all required payments and deposits to reserves under the Shops at Legacy Loan will be made. To the extent "sweep" deposits are not required into the debt service reserve, all remaining sums available after payment of the borrower's monthly debt service obligations to the lender are made available to the borrower.

                             BERTAKIS MHP PORTFOLIO

                                LOAN INFORMATION

ORIGINAL PRINCIPAL BALANCE:           $36,500,000
CUT-OFF DATE PRINCIPAL BALANCE:       $36,500,000
FIRST PAYMENT DATE:                   September 11, 2004
MORTGAGE INTEREST RATE:               4.930% per annum
AMORTIZATION TERM:                    Interest Only(1)
HYPERAMORTIZATION:                    N/A
ARD DATE:                             N/A
MATURITY DATE:                        August 11, 2009
MATURITY/ARD BALANCE:                 $36,500,000
BORROWER:                             Various
INTEREST CALCULATION:                 Actual/360
CALL PROTECTION:                      Lockout/defeasance until after the date
                                      that is three months prior to the
                                      maturity date.
LOAN PER UNIT(2):                     $21,184
UP-FRONT RESERVES:                    Engineering Reserve(3): $25,133
ONGOING RESERVES:                     Tax and Insurance Reserve(4):Springing
LOCKBOX:                              N/A
MEZZANINE:                            None

                              PROPERTY INFORMATION

SINGLE ASSET/PORTFOLIO:               Portfolio
PROPERTY TYPE:                        Multifamily
PROPERTY SUB-TYPE:                    Manufactured Housing
LOCATION:                             Various
YEAR BUILT/RENOVATED:                 Various
UNITS:                                1,723
OCCUPANCY AT U/W(5):                  90%
OWNERSHIP INTEREST:                   Fee
PROPERTY MANAGEMENT:                  Bertakis Management Company, Inc.
U/W NCF:                              $4,294,923
U/W DSCR:                             2.35x
APPRAISED VALUE:                      $57,900,000
APPRAISAL DATE:                       Various
CUT-OFF DATE LTV RATIO(2):            63.0%
MATURITY/ARD LTV RATIO:               63.0%

----------
(1) The Bertakis MHP Portfolio Loan has an interest-only period for the term of the loan.
(2)  Based on the cut-off date principal balance.
(3) The engineering reserve was established at closing to fund immediate repairs.
(4) Upon the occurrence of a trigger event based upon an event of default, the borrower will make monthly deposits into a tax and insurance reserve fund in the amount of (i) one-twelfth of the annual real estate taxes, as estimated by the lender, and (ii) one-twelfth of the insurance premiums that the lender estimates will be payable for the renewal of the coverage afforded by the insurance policies required under the loan documents.
(5) Occupancy at U/W is based on the July 2004 rent rolls. See "--The Bertakis MHP Portfolio Properties" below.

     THE LOAN. The seventh largest loan was originated on August 3, 2004. The Bertakis MHP Portfolio Loan is secured by first priority mortgages encumbering seven mobile home parks in Adrian, Michigan, Manvel, Texas, Taylor, Michigan and Harrison Township, Michigan.

     THE BORROWER. The borrowers under the Bertakis MHP Portfolio Loan are (a) Hidden River Limited Partnership, a Michigan limited partnership whose general partner is BDC - GP, L.L.C., a Michigan limited liability company, whose sole member is Bertakis Development, Inc., (b) Madison BDC, L.L.C., a Michigan limited liability company whose managing member is Madison BDC Management, Inc., a Michigan corporation, (c) Manvel BDC Limited Partnership, a Michigan limited partnership whose general partner is BDC - GP, L.L.C., a Michigan limited liability company, whose sole member is Bertakis Development, Inc., a Michigan corporation, (d) Robbinwood Annex, Inc., a Michigan corporation, (e) Robbinwood Villa, Inc., a Michigan corporation, (f) Wellington Investment Limited Partnership, a Michigan limited partnership whose general partner is Wellington Estates, Inc., a Michigan corporation and (g) Joy Villa Estates, L.L.C., a Michigan limited liability company whose members are John N. Bertakis, James G. Bertakis and Michael J. Bertakis. The sponsors, John N. Bertakis, James G. Bertakis and Michael J. Bertakis, have developed and managed the Bertakis MHP Portfolio Properties for 15 years.

     THE BERTAKIS MHP PORTFOLIO PROPERTIES. The Bertakis MHP Portfolio consists of seven multifamily properties set forth in the following table:

                                 YEAR                                         OCCUPANCY AT     ALLOCATED
      PROPERTY NAME        BUILT/RENOVATED          LOCATION          UNITS        U/W        LOAN BALANCE    APPRAISED VALUE
------------------------   ---------------    ---------------------   -----   ------------    ------------    ---------------
Hidden River North....        1993/1996            Adrian, MI          211         95%        $  4,700,000      $  7,300,000
Hidden River South....         2001/NA             Adrian, MI          202         77%        $  2,700,000      $  5,920,000
Oak Crest MHP.........         2000/NA             Manvel, TX          218         78%        $  3,100,000      $  5,440,000
Robbinwood Annex......         1958/NA             Taylor, MI          269         92%        $  5,700,000      $  8,550,000
Robbinwood Villa......         1964/NA             Taylor, MI          114        100%        $  2,600,000      $  3,860,000
Wellington Estates....         1988/NA             Taylor, MI          411         96%        $ 11,200,000      $ 17,000,000
Willow Point MHP......        1960/1964       Harrison Township, MI    298         90%        $  6,500,000      $  9,830,000

     Each of the properties secured by the Bertakis MHP Portfolio Loan has amenities including laundry facilities and recreational areas.

     PROPERTY MANAGEMENT. The Bertakis MHP Portfolio is managed by Bertakis Management Company, Inc., an affiliate of the borrowers. The management agreement generally provides for a management fee, which is subordinated to the Bertakis MHP Portfolio Loan, of a maximum of 4% of the monthly gross income from each individual mortgaged real property that secures the Bertakis MHP Portfolio Loan. The management of the Bertakis MHP Portfolio Properties will be performed by either (a) the borrowers or an entity affiliated with the borrowers approved by the lender for so long as the borrowers or the affiliated entity is managing the Bertakis MHP Portfolio Properties in a first class manner or (b) a professional property management company approved by the lender. Such management by the affiliated entity or a professional property management company will be pursuant to a written agreement approved by the lender. In no event may any property manager be removed or replaced or the terms of any property management agreement modified or amended without the prior written consent of the lender except for gross negligence, willful misconduct or fraud by the property manager. In the event that (a) a default occurs under the deed of trust or under any management contract then in effect, which default is not cured within any applicable grace or cure period, (b) a change in control (50% or more) of the ownership of property manager occurs or (c) the property manager provides cause for termination, the lender may terminate, or direct the borrowers to terminate, such management agreement at any time and, in any such event of termination of the management contract, to retain, or to direct the borrowers to retain, a new property manager pursuant to a property management agreement approved by the lender. Any such successor property manager must be a reputable management company having a senior executive with at least five years' experience in the management of mobile home park properties in the States of Michigan and Texas, must be the property manager of at least three projects comparable to the Bertakis MHP Portfolio Properties and must be reasonably acceptable to the lender. Bertakis Management Company, Inc. manages only the Bertakis MHP Portfolio Properties and is headquartered in Roseville, Michigan.

     RELEASE. One or more of the Bertakis MHP Portfolio Properties securing the Bertakis MHP Portfolio Loan may be released if certain conditions are satisfied, including a specified debt service coverage ratio and specified loan-to-value ratio for the remaining properties, and partial defeasance of the mortgage loan at 110% of the allocated value of each released mortgaged property.

                              LAKE ZURICH PORTFOLIO

                                LOAN INFORMATION

ORIGINAL PRINCIPAL BALANCE:           $32,000,000(1)
CUT-OFF DATE PRINCIPAL BALANCE:       $32,000,000(1)
FIRST PAYMENT DATE:                   July 11, 2004
MORTGAGE INTEREST RATE:               5.680% per annum
AMORTIZATION TERM:                    360 months(2)
HYPERAMORTIZATION:                    N/A
ARD DATE:                             N/A
MATURITY DATE:                        June 11, 2014
MATURITY/ARD BALANCE:                 $28,153,033
BORROWER:                             Various
INTEREST CALCULATION:                 Actual/360
CALL PROTECTION:                      Lockout/defeasance until after the date
                                      that is three months prior to the
                                      maturity date.
LOAN PER SQUARE FOOT(3):              $88
UP-FRONT RESERVES:                    Environmental Reserve(4):            Yes
ONGOING RESERVES:                     Tax and Insurance Reserve(5):  Springing
LOCKBOX:                              N/A
MEZZANINE:                            None

                              PROPERTY INFORMATION

SINGLE ASSET/PORTFOLIO:               Portfolio
PROPERTY TYPE:                        Retail
PROPERTY SUB-TYPE:                    Anchored
LOCATION:                             Lake Zurich, IL
YEAR BUILT/RENOVATED:                 Village Square - 1974/1989
                                      Deerpath - 1990/1995
SQUARE FEET(6):                       363,021
OCCUPANCY AT U/W:                     98%(7)
OWNERSHIP INTEREST:                   Fee
PROPERTY MANAGEMENT:                  The Fidelity Group, Ltd.
U/W NCF:                              $3,182,039(8)
U/W DSCR(9):                          1.43x
APPRAISED VALUE(10):                  $43,650,000
APPRAISAL DATE:                       May 8, 2004
CUT-OFF DATE LTV RATIO(3):            73.3%
MATURITY/ARD LTV RATIO:               64.5%

----------
(1) This is the combined principal balance of the Village Square Shopping Center Loan ($19,500,000) and the Deerpath Court Shopping Center Loan ($12,500,000) which are cross-defaulted and cross-collateralized.
(2) The Lake Zurich Portfolio Loan has an interest-only period of 24 months.
(3) Based on the total cut-off date principal balance of the Lake Zurich Portfolio Loan.
(4) Environmental reserves were established at closing for each of the Village Square Shopping Center ($2,625) and Deerpath Court Shopping Center ($375) to fund immediate environmental work.
(5) Each borrower can pay taxes and insurance directly and is not required to make monthly payments into a tax and insurance reserve to accumulate funds necessary to (a) pay all taxes prior to their respective due dates and (b) pay insurance premiums prior to the expiration of the relevant related policies unless there is an event of default or the borrower otherwise fails to comply with the provisions of the mortgage related to payment of taxes or maintaining insurance, which such failure shall include failure to provide evidence of renewal of insurance or payment of taxes at least fifteen days prior to due date.
(6) Based on the total square footage of both the Village Square Shopping Center Property (209,969) and the Deerpath Court Shopping Center Property (153,052).
(7) This is the average occupancy at U/W for the Lake Zurich Portfolio Properties. Occupancy at U/W for the Village Square Shopping Center Property is 100% which is based on the June 30, 2004 rent roll. Occupancy at U/W for the Deerpath Court Shopping Center Property is 96% which is based on the July 1, 2004 rent roll.
(8) This is the combined U/W NCF for the Lake Zurich Portfolio Properties. U/W NCF for the Village Square Shopping Center Property is $1,989,143. U/W NCF for the Deerpath Court Shopping Center Property is $1,192,896.
(9)  Based on both loans and properties.
(10) Based on the total appraised value of the Lake Zurich Portfolio Properties.

     THE LOAN. The Lake Zurich Portfolio Loan was originated on June 11, 2004. The Lake Zurich Portfolio Loan is secured by first priority mortgages encumbering two retail properties in Lake Zurich, Illinois. The two mortgage loans are cross-collateralized and cross-defaulted.

     THE BORROWER. The borrower under the Village Square Shopping Center Loan is Village Square Retail Center LLC. The borrower under the Deerpath Court Shopping Center Loan is Deerpath Court Retail Center LLC. Each borrower is a limited liability company organized under the laws of the State of Delaware. The sole member of the borrower under the Village Square Shopping Center Loan is Fidelity Development Group, Inc., an Illinois corporation. The sole member of the borrower under the Deerpath Court Shopping Center Loan is The Fidelity Group, LP, an Illinois limited partnership. The sponsor, John Alan Sfire, is the non-member manager of each borrower and the sole owner of both Fidelity Development Group, Inc. and The Fidelity Group, LP. The sponsor owns and manages 11 properties, comprising 826,500 square feet of space in Illinois, which are composed of five (5) retail properties and six (6) office properties. With the exception of Park

Pointe Plaza, a 95,000 square feet retail property of which he owns 50%, all other properties are owned by entities in which the sponsor has 100% ownership interest.

     THE LAKE ZURICH PORTFOLIO PROPERTIES. The Lake Zurich Portfolio Properties consist of anchored retail properties located in Lake Zurich, Illinois. The following table identifies the properties and sets forth the specified information with respect to each of them.

                                                CUT-OFF              YEAR                          APPRAISED      OCCUPANCY
             PROPERTY NAME                    DATE BALANCE      BUILT/RENOVATED   SQUARE FEET        VALUE         AT U/W
--------------------------------------        ------------      ---------------   -----------     -----------     ---------
Village Square Shopping Center........         $19,500,000         1974/1989        209,969       $26,650,000        100%
Deerpath Court Shopping Center........         $12,500,000         1990/1995        153,052       $17,000,000         96%

     MAJOR TENANTS. The following table identifies major tenants with respect to the Village Square Shopping Center Property.

                                                 NET RENTABLE               % OF TOTAL NET
           MAJOR TENANTS                        SQUARE FOOTAGE           RENTABLE SQ. FOOTAGE           LEASE EXPIRATION
----------------------------------              --------------           --------------------         --------------------
TJ Maxx...........................                   28,000                     13.3%                      1/31/2009
Office Max, Inc...................                   23,500                     11.2%                      1/31/2014
Petco Animal Supplies, Inc........                   18,810                      9.0%                      1/31/2009

     The following table identifies major tenants with respect to the Deerpath Court Shopping Center Property.

                                                 NET RENTABLE               % OF TOTAL NET
           MAJOR TENANTS                        SQUARE FOOTAGE           RENTABLE SQ. FOOTAGE           LEASE EXPIRATION
----------------------------------              --------------           --------------------         --------------------
Bay Furniture.....................                   36,000                     23.5%                      4/30/2006
Big Lots..........................                   21,333                     13.9%                      1/31/2006
Sears Roebuck and Co..............                   21,069                     13.8%                      10/17/2005

     PROPERTY MANAGEMENT. Each of the Lake Zurich Portfolio Properties is managed under a separate management agreement by The Fidelity Group, Ltd., which is an affiliate of the borrowers. Each management agreement generally provides for a management fee of 4.0% of revenues per annum which is subordinated to the Village Square Shopping Center Loan or Deerpath Court Shopping Center Loan, as the case may be. The management of the Lake Zurich Portfolio Properties will be performed by either The Fidelity Group, Ltd. or a substitute manager which, in the reasonable judgment of the lender, is a reputable management organization possessing experience in managing properties similar in size, scope, use and value as the relevant property, provided that the borrower shall have obtained prior written confirmation from the applicable rating agencies that such substitute management organization does not cause a downgrade, withdrawal or qualification of the then current ratings of the certificates. The lender under the Lake Zurich Portfolio Properties has the right to require termination of either management agreement following the occurrence of, among other things, an event of default under the relevant loan. The Fidelity Group, Ltd. manages eleven properties and is headquartered in Lake Zurich, Illinois.

     RELEASE. The borrowers may obtain release of the two Lake Zurich Portfolio Properties upon defeasance of both loans. Also, the borrowers may obtain release of one of the two Lake Zurich Portfolio Properties if certain conditions are satisfied, including a specified debt service coverage ratio and specified loan-to-value ratio for the remaining property.

                                 WAYZATA OFFICE

                                LOAN INFORMATION

ORIGINAL PRINCIPAL BALANCE:           $24,500,000
CUT-OFF DATE PRINCIPAL BALANCE:       $24,500,000
FIRST PAYMENT DATE:                   August 11, 2004
MORTGAGE INTEREST RATE:               5.970% per annum
AMORTIZATION TERM:                    300 months(1)
HYPERAMORTIZATION:                    N/A
ARD DATE:                             N/A
MATURITY DATE:                        July 11, 2014
MATURITY/ARD BALANCE:                 $22,142,596
BORROWER:                             Bay Holdings, LLC
INTEREST CALCULATION:                 Actual/360
CALL PROTECTION:                      Lockout/defeasance until after the date
                                      that is three months prior to the
                                      maturity date.
LOAN PER SQUARE FOOT(2):              $373
UP-FRONT RESERVES:                    TI/LC Reserve(3):                $297,000
ONGOING RESERVES:                     Tax and Insurance Reserve(4):         Yes
                                      Replacement Reserve(5):               Yes
LOCKBOX:                              Springing
MEZZANINE:                            None(6)

                              PROPERTY INFORMATION

SINGLE ASSET/PORTFOLIO:               Single Asset
PROPERTY TYPE:                        Office
PROPERTY SUB-TYPE:                    Suburban
LOCATION:                             Wayzata, MN
YEAR BUILT/RENOVATED:                 1940/2002
SQUARE FEET:                          65,626
OCCUPANCY AT U/W(7):                  89%
OWNERSHIP INTEREST:                   Fee

MAJOR TENANTS                   NRSF       % OF TOTAL NRSF      LEASE EXPIRATION
-------------                   ----       ---------------      ----------------
Wachovia Securities, LLC       10,328           15.7%              12/31/2013
Stonewood Wayzata
Partners, LLC                   7,463           11.4%               5/31/2014
Morgan Stanley DW, Inc.         7,324           11.2%               5/31/2012

PROPERTY MANAGEMENT:                  Wayzata Bay Management, LLC
U/W NCF:                              $2,531,055
U/W DSCR:                             1.34x
APPRAISED VALUE:                      $32,900,000
APPRAISAL DATE:                       April 1, 2004
CUT-OFF DATE LTV RATIO(2):            74.5%
MATURITY/ARD LTV RATIO:               67.3%

----------
(1)  The Wayzata Office Loan has an interest-only period of 60 months.
(2)  Based on the cut-off date principal balance.
(3) At closing, the borrower was required to deposit a $297,000 letter of credit for tenant improvement and leasing commissions in lieu of making monthly deposits of $8,250 into the TI/LC reserve.
(4) The borrower is required to make monthly payments into a tax and insurance reserve to accumulate funds necessary to (a) pay all taxes prior to their respective due dates and (b) pay insurance premiums prior to the expiration of the related policies.
(5) The borrower is required to deposit $1,600 per month into a replacement reserve to fund ongoing repairs and replacements.
(6)  See "--Other Financing" below.
(7)  Occupancy at U/W is based on the August 1, 2004 rent roll.

     THE LOAN. The ninth largest loan was originated on July 9, 2004. The Wayzata Office Loan is secured by a first priority mortgage encumbering an office building in Wayzata, Minnesota.

     THE BORROWER. The borrower under the Wayzata Office Loan is Bay Holdings, LLC. The borrower is a multi-member limited liability company organized under the laws of the State of Minnesota and is owned by Boat Works Development Company, LLC (99%) and Grove Holdings, Inc. (1%). Grove Holdings, Inc., a Minnesota corporation, is the managing member of the borrower and is governed by a board of directors which includes one independent director. The sponsor, M.G. Kaminski, owns and manages 97,000 square feet of space in the Minneapolis/St. Paul region.

     THE WAYZATA OFFICE PROPERTY. The Wayzata Office Property is an office building located at 294 Grove Lane East in Wayzata, Minnesota. The Wayzata Office Property was originally built in 1940 and contains approximately 65,626 rentable square feet. The Wayzata Office Property also includes rights, pursuant to an annually issued license, to 78 adjacent boat slips and related amenities.

     PROPERTY MANAGEMENT. The Wayzata Office Property is managed by Wayzata Bay Management, LLC, an affiliate of the borrower. The management agreement generally provides for a management fee of 4% of gross revenues per annum which is subordinated to the Wayzata Office Loan. The lender under the Wayzata Office Loan has the right to require a termination of the management agreement in the event of (a) a default under the Wayzata Office Loan or under any management contract then in effect, which default is not cured within any applicable grace or cure period, (b) a change in control (50% or more) of the ownership of the property manager or if the property manager provides cause for termination including, without limitation, gross negligence, willful misconduct or fraud, or
(c) the property manager becoming insolvent or a debtor in any bankruptcy or insolvency proceeding. Any substitute manager must, in the reasonable judgment of the lender, be a reputable and experienced management organization possessing experience in managing properties similar in size, scope, use and value as the Wayzata Office Property, and the borrower shall have obtained an appropriate "no downgrade" assurance from any applicable rating agencies. Wayzata Bay Management, LLC manages 97,000 square feet of commercial space office properties and is headquartered in Wayzata, Minnesota.

     CASH MANAGEMENT/LOCKBOX. The borrower is required to cause all rents to be deposited into a lockbox account to which the borrower will have access. During the existence of an event of default, all income received into the lockbox account is required to be transferred no less often than once per week into an account maintained and controlled by the lender from which all required payments and deposits to reserves under the Wayzata Office Loan are to be made, provided that if a subsequent event of default occurs following the first event of default, the borrower is entitled to cure such event of default and have access to funds in the lockbox account only after the expiration of twelve consecutive months without the occurrence of any other event of default.

     OTHER FINANCING. The borrower under the Wayzata Office Loan is permitted to incur future mezzanine debt that is secured solely by a pledge of the membership interests in the borrower, provided that (a) the combined loan-to-value ratio of the mezzanine loan and the Wayzata Office Loan does not exceed 75%, (b) the combined debt service coverage ratio of the mezzanine loan and the Wayzata Office Loan is not less than 1.25x, (c) pursuant to an intercreditor or similar agreement, the holder of the mezzanine note must agree to a standstill arrangement and to not assign such indebtedness until the Wayzata Office Loan is fully repaid, and (d) the loan documents evidencing the financing must be approved in all respects by the lender.

                                   LAUREL MALL

                                LOAN INFORMATION
ORIGINAL PRINCIPAL BALANCE:                          $23,000,000
CUT-OFF DATE PRINCIPAL BALANCE:                      $22,765,174
FIRST PAYMENT DATE:                                  January 11, 2004
MORTGAGE INTEREST RATE:                              6.000% per annum
AMORTIZATION TERM:                                   360 months
HYPERAMORTIZATION:                                   N/A
ARD DATE:                                            N/A
MATURITY DATE:                                       December 11, 2013
MATURITY/ARD BALANCE:                                $19,508,650
BORROWER:                                            Laurel Mall Associates
INTEREST CALCULATION:                                Actual/360
CALL PROTECTION:                                     Lockout/defeasance until on or
                                                     after the date that is three
                                                     months prior to the maturity
                                                     date.
LOAN PER SQUARE FOOT(1):                             $41
UP-FRONT RESERVES:                                   N/A
ONGOING RESERVES:                                    Tax and Insurance Reserve(2):  Springing

                                                     Replacement Reserve(3):              Yes
                                                     TI/LC Reserve(4):              Springing

LOCKBOX:                                             Springing

MEZZANINE:                                           None

                              PROPERTY INFORMATION

SINGLE ASSET/PORTFOLIO:                              Single Asset
PROPERTY TYPE:                                       Retail
PROPERTY SUB-TYPE:                                   Anchored
LOCATION:                                            Hazleton, PA
YEAR BUILT/RENOVATED:                                1972/1994
SQUARE FEET:                                         558,802
OCCUPANCY AT U/W(5):                                 95%
OWNERSHIP INTEREST:                                  Fee

MAJOR TENANTS                   NRSF         % OF TOTAL NRSF       LEASE EXPIRATION
Boscov's (ground lease)       183,000             32.7%               10/31/2009
K-Mart (ground lease)         117,521             21.0%                8/31/2019
J.C. Penney (ground lease)     49,802              8.9%               10/31/2009

PROPERTY MANAGEMENT:                                 Royce Realty, Inc.
U/W NCF:                                             $2,825,280
U/W DSCR:                                            1.71x
APPRAISED VALUE:                                     $35,400,000
APPRAISAL DATE:                                      September 2, 2003
CUT-OFF DATE LTV RATIO(1):                           64.3%
MATURITY/ARD LTV RATIO:                              55.1%

----------
(1)  Based on the cut-off date principal balance.
(2) The borrower is required to make monthly payments into a tax and insurance reserve to accumulate funds necessary to (a) pay all taxes prior to their respective due dates and (b) pay insurance premiums prior to the expiration of the related policies, provided that the borrower shall not be required to escrow monies for taxes and insurance premiums only if (i) no event of default has occurred and is continuing and (ii) either the borrower delivers to the lender not less than 30 days prior to the delinquency date of each annual installment of taxes, evidence that such has been paid, or the borrower delivers to the lender not less than 30 days prior to the expiration of any insurance policies required to be obtained by the borrower, evidence of the renewal of such insurance policies together with paid receipts or other proof evidencing the payment of insurance premiums, as applicable.
(3) The borrower is required to deposit $9,343.78 per month into a replacement reserve to fund ongoing repairs and replacements.
(4) Upon the occurrence and during the continuance of certain trigger events relating to Boscov's, K-Mart or J.C. Penney (which trigger events include lease termination, going dark, failing to renew, becoming bankrupt or insolvent, and other similar events), any excess amounts remaining after the allocation of the amounts deposited in the cash management account pursuant to the loan agreement shall be deposited into a TI/LC reserve which shall be used solely for tenant improvements and leasing commissions to retain or replace Boscov's, JC Penney and/or K-Mart as tenants.
(5)  Occupancy at U/W is based on the April 30, 2004 rent roll.

     THE LOAN. The tenth largest loan was originated on November 20, 2003. The Laurel Mall Loan is secured by a first priority mortgage encumbering a retail property in Hazleton, Pennsylvania.

     THE BORROWER. The borrower under the Laurel Mall Loan is Laurel Mall Associates. The borrower is a general partnership organized under the laws of the State of Pennsylvania. The borrower consists of three general partners, each of which is a Pennsylvania limited partnership and has one independent director/manager at its respective general partner level. The sponsors are Preit Associates, L.P., LFM Senior LLC, Edwin A. Lakin and Albert B. Boscov. Preit Associates, L.P. owns 47 properties comprising 12.8 million square feet of retail space and 7,242 apartment units. Edwin Lakin and Albert Boscov operate 35 Boscov's Department Stores in Pennsylvania, Delaware, Maryland, New Jersey and New York.

     THE LAUREL MALL PROPERTY. The Laurel Mall Property is a retail property located in Hazleton, Pennsylvania. The Laurel Mall Property contains approximately 558,802 rentable square feet.

     PROPERTY MANAGEMENT. The Laurel Mall Property is managed by Royce Realty, Inc., an affiliate of the borrower. The management agreement generally provides for a management fee of 4% of revenues per annum and to the extent excess cash flow is available after payment of debt service and reserves under the Laurel Mall Loan and other expenses of the borrower, an additional management fee of 1% of revenues per annum, both of which are subordinated to the Laurel Mall Loan. The lender under the Laurel Mall Loan has the right to require termination of the management agreement following the occurrence of, among other things, an event of default under the Laurel Mall Loan. Royce Realty, Inc. manages 88 properties comprising 11.6 million square feet in sixteen states and is headquartered in Plymouth Meeting, Pennsylvania.

     CASH MANAGEMENT/LOCKBOX. Prior to the occurrence of an event of default or a trigger event (a "Trigger Event"), the borrower shall have access to the lockbox account and shall be entitled, without limitation, to make all required payments from the lockbox account. Following the occurrence of a Trigger Event, the borrower or the property manager must cause the tenants at the Laurel Mall Property to begin direct deposit of their monthly rental payments into the lockbox account under the control of the lender. In the event the borrower receives payments from the tenants, the borrower is required to deposit such payments into the lockbox account within one day of receipt. All amounts on deposit in the lockbox account will be transferred once every business day to an account maintained by the lender from which all required payments and deposits to reserves under the Laurel Mall Loan will be made. Unless and until a Trigger Event occurs under the Laurel Mall Loan, the borrower is entitled to a disbursement of the remaining funds after all the required payments are made.

THE MORTGAGE LOAN SELLERS

     GENERAL. We did not originate any of the mortgage loans that we intend to include in the trust fund. We will acquire those mortgage loans from the following entities:

     - Column--77 mortgage loans, representing 70.8% of the initial mortgage pool balance, of which 47 mortgage loans are in loan group no. 1, representing 74.7% of the initial loan group no. 1 balance, and 30 mortgage loans are in loan group no. 2, representing 59.2% of the initial loan group no. 2 balance;

     - NCB, FSB--81 mortgage loans, representing 15.2% of the initial mortgage pool balance, of which 59 mortgage loans are in loan group no. 1, representing 12.1% of the initial loan group no. 1 balance, and 22 mortgage loans are in loan group no. 2, representing 24.3% of the initial loan group no. 2 balance; and

     - KeyBank--21 mortgage loans, representing 14.0% of the initial mortgage pool balance, of which 16 mortgage loans are in loan group no. 1, representing 13.1% of the initial loan group no. 1 balance, and five
          (5) mortgage loans are in loan group no. 2, representing 16.6% of the initial loan group no. 2 balance.

     Each of the underlying mortgage loans was originated--

     - by the related mortgage loan seller from whom we are acquiring the mortgage loan,

     -    by an affiliate of the related mortgage loan seller, or

     - by a correspondent in the related mortgage loan seller's or its affiliate's conduit lending program.

     The information set forth in this prospectus supplement regarding the mortgage loan sellers has, in each case, been provided by the respective party. Neither we nor any of the underwriters makes any representation or warranty as to the accuracy or completeness of that information.

     COLUMN FINANCIAL, INC. Column is a corporation organized under the laws of Delaware. Its principal offices are in Atlanta, Georgia. Column underwrites and closes multifamily rental and commercial mortgage loans through its own origination offices and various correspondents in local markets across the country. Loan underwriting and quality control procedures are undertaken principally in regional offices located in Atlanta, Georgia; Bethesda, Maryland; Boston, Massachusetts; Chicago, Illinois; Cleveland, Ohio; Dallas, Texas; Denver, Colorado; Houston, Texas; Los Angeles, California; New York, New York; Newport Beach, California; Norwalk, Connecticut; Philadelphia, Pennsylvania; San Francisco, California and Tampa, Florida. Column has originated approximately 5,800 commercial and multifamily rental mortgage loans totaling $49 billion since beginning operations in 1993. Column is a wholly owned subsidiary of Credit Suisse Group and an affiliate of us and Credit Suisse First Boston LLC, one of the underwriters.

     NCB, FSB. NCB, FSB is a federal savings bank chartered by the Office of Thrift Supervision of the U.S. Department of the Treasury. NCB, FSB is a wholly owned subsidiary of NCB, one of the special servicers. NCB, FSB maintains an office at 1725 I Street, N.W., Washington, D.C. 20006. NCB, FSB, together with its parent, NCB, have originated over $4.5 billion in commercial and multifamily loans and securitized over $3.4 billion of such originations in 30 public securitization transactions.

     KEYBANK NATIONAL ASSOCIATION. KeyBank is a national banking association. KeyBank provides financial services, including commercial and multifamily real estate financing, throughout the United States. As of June 30, 2004, KeyBank had total assets of approximately $74.85 billion, total liabilities (including minority interest in consolidated subsidiaries) of approximately $69.95 billion and approximately $4.90 billion in stockholder's equity. The principal executive offices of KeyBank are located at Key Tower, 127 Public Square, Cleveland, Ohio 44114. Its telephone number is (216) 689-6300. KeyBank is a wholly owned subsidiary of KeyCorp and is the parent of KRECM, one of the master servicers. KeyCorp is also the parent of McDonald Investments Inc., one of the underwriters.

ASSIGNMENT OF THE UNDERLYING MORTGAGE LOANS

     On or before the date of initial issuance of the offered certificates, each of the mortgage loan sellers will transfer to us those mortgage loans that it is including in the securitization, and we will transfer to the trustee all of those mortgage loans. In each case, the transferor will assign the subject mortgage loans, without recourse, to the transferee.

     In connection with the foregoing transfers, at the closing or at such later date as is permitted under the series 2004-C4 pooling and servicing agreement, each mortgage loan seller will generally be required to deliver or cause the delivery of the following documents, among others, to the trustee with respect to each of the mortgage loans as to which it is identified as the mortgage loan seller on Exhibit A-1 to this prospectus supplement:

     -    either--

          1. the original promissory note, endorsed without recourse to the order of the trustee or in blank, or

          2. if the original promissory note has been lost, a copy of that note, together with a lost note affidavit and indemnity;

     - the original or a copy of the mortgage instrument, together with originals or copies of any intervening assignments of that document, in each case, unless the particular document has not been returned from the applicable recording office (in which case, the mortgage loan seller or the applicable title insurer shall provide a written certification to that effect), with evidence of recording on the document or certified by the applicable recording office;

     - the original or a copy of any separate assignment of leases and rents, together with originals or copies of any intervening assignments of that document, in each case, unless the particular document has not been returned from the applicable recording office (in which case, the mortgage loan seller or the applicable title insurer shall provide a written certification to that effect), with evidence of recording on the document or certified by the applicable recording office;

     - an executed original assignment of the related mortgage instrument in favor of the trustee or in blank, in recordable form except for missing recording information relating to that mortgage instrument;

     - an executed original assignment of any separate related assignment of leases and rents in favor of the trustee or in blank, in recordable form except for missing recording information relating to that assignment of leases and rents;

     - originals or copies of all written assumption, modification and substitution agreements, if any, in those instances where the terms or provisions of the mortgage instrument or promissory note have been modified or the mortgage loan has been assumed;

     - copies of the letters of credit, if any, and amendments thereto which entitle the trust fund to draw thereon; provided, however, that originals of letters of credit will be delivered to and held by the applicable master servicer;

     - copies of franchise agreements and franchisor comfort letters, if any, for hospitality properties;

     - an original or copy of the lender's title insurance policy or, if a title insurance policy has not yet been issued or located, a PRO FORMA title policy or a "marked up" commitment for title insurance, which in either case is binding on the title insurance company; and

     - in those cases where applicable, the original or a copy of the related ground lease.

     The trustee, either directly or through a custodian, is required to hold all of the documents delivered to it with respect to the mortgage loans in trust for the benefit of the series 2004-C4 certificateholders under the terms of the series 2004-C4 pooling and servicing agreement. Within a specified period of time following that delivery, the trustee directly or through a custodian, will be further required to conduct a review of those documents. The scope of the trustee's review of those documents will, in general, be limited solely to confirming that they have been received, that they appear regular on their face (handwritten additions, changes or corrections will not be considered irregularities if initialed by the borrower), that (if applicable) they appear to have been executed and that they purport to relate to a mortgage loan in the trust fund. None of the trustee, the master servicers, the special servicers or any custodian is under any duty or obligation to inspect, review or examine any of the documents relating to the mortgage loans to determine whether the document is valid, effective, enforceable, in recordable form or otherwise appropriate for the represented purpose.

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     If--

     - any of the above-described documents required to be delivered by a mortgage loan seller to the trustee is not delivered or is otherwise defective, and

     - that omission or defect materially and adversely affects the value of, or the interests of any class of series 2004-C4 certificateholders in, the subject mortgage loan,

then the omission or defect will constitute a material document defect as to which the series 2004-C4 certificateholders will have the rights against the applicable mortgage loan seller described under "--Cures, Repurchases and Substitutions" below.

     Within a specified period of time following the later of--

     -    the date on which the offered certificates are initially issued, and

     - the date on which all recording information necessary to complete the subject document is received by the trustee,

the trustee or a third-party independent contractor will be required to submit for recording in the real property records of the applicable jurisdiction each of the assignments of recorded loan documents in the trustee's favor described above. Because most of the mortgage loans that we intend to include in the trust fund are newly originated, many of those assignments cannot be completed and recorded until the related mortgage instrument and/or the assignment of leases and rents, reflecting the necessary recording information, is returned from the applicable recording office.

REPRESENTATIONS AND WARRANTIES

     As of the date of initial issuance of the offered certificates, each mortgage loan seller will make, with respect to each mortgage loan that it is selling to us for inclusion in the trust fund (except as described below), specific representations and warranties generally to the effect listed below, together with any other representations and warranties as may be required by the rating agencies. The respective representations and warranties to be made by each mortgage loan seller may not be identical and may be qualified by exceptions disclosed in the mortgage loan purchase agreement between the applicable mortgage loan seller and us. However, the representations and warranties to be made by each mortgage loan seller will generally include, among other things--

     1. the information set forth in the schedule of the mortgage loans attached to the related mortgage loan purchase agreement is complete and accurate in all material respects as of the relevant date;

     2. such seller is transferring the mortgage loan free and clear of any and all pledges, liens and/or other security interests, except for certain interests in servicing rights (including those being assigned pursuant to the series 2004-C4 pooling and servicing agreement);

     3. no scheduled payment of principal and interest under the mortgage loan was 30 days or more delinquent as of the cut-off date, and the mortgage loan has not been more than 30 days delinquent since origination;

     4. the related mortgage constitutes, subject to certain creditors' rights exceptions, a valid and enforceable first priority mortgage lien (subject to the Permitted Encumbrances) upon the related mortgaged real property;

     5. the assignment of the related mortgage in favor of the trustee constitutes a legal, valid and binding assignment, except as enforcement thereof may be limited by laws affecting the enforcement of creditors' rights;

     6. the related assignment of leases and rents establishes and creates, subject to certain creditors' rights exceptions, a valid first priority lien (subject to certain permitted encumbrances) in the related borrower's interest in all leases of the mortgaged real property;

     7. the mortgage has not been satisfied, canceled, rescinded or subordinated in whole or in material part, except by an instrument included in the mortgage file, and the related mortgaged real property has not been released, in whole or in material part, from the lien of the related mortgage instrument in any manner that materially interferes with the security intended to be provided by that mortgage instrument;

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     8.   except as set forth in a property inspection report or engineering report prepared in connection with the origination of the mortgage loan, the related mortgaged real property is, to the seller's knowledge, free and clear of any material damage that would materially and adversely affect its value as security for the mortgage loan (normal wear and tear excepted) or reserves have been established to remediate such damage;

     9. to the seller's knowledge, there is no proceeding pending for the condemnation of all or any material portion of any mortgaged real property that would have a material adverse effect on the use or value of the related mortgaged real property;

     10. the related mortgaged real property is covered by an American Land Title Association (or an equivalent form of) lender's title insurance policy or a "marked-up" title insurance commitment or the equivalent thereof (for which the required premium has been paid) which evidences such title insurance policy that insures that the related mortgage is a valid, first priority lien on such mortgaged real property, subject only to the exceptions stated therein and the other Permitted Encumbrances;

     11. the proceeds of the mortgage loan have been fully disbursed and there is no obligation for future advances with respect thereto;

     12. an environmental site assessment was performed with respect to the mortgaged real property in connection with the origination of the related mortgage loan, and such seller has no knowledge of any material noncompliance with environmental laws affecting such mortgaged real property that was not disclosed in the report of such assessment; provided, however, as previously described in this prospectus supplement, for certain mortgage loans the environmental site assessment was limited or an environmental insurance policy was obtained in lieu of an environmental site assessment;

     13. each mortgage note, mortgage and other agreement executed by or for the benefit of the borrower, any guarantor or their successors and assigns in connection with the mortgage loan is, subject to certain creditors' rights exceptions and other exceptions of general application, the legal, valid and binding obligation of the maker thereof, enforceable in accordance with its terms, and, there is no valid defense, counterclaim or right of rescission available to the related borrower with respect to such mortgage note, mortgage or other agreement, except as such enforcement may be limited by laws affecting the enforcement of creditors' rights;

     14. the related mortgaged real property is, and is required pursuant to the related mortgage to be, insured by casualty and liability insurance policies of a type specified in the related mortgage;

     15. there are no delinquent and unpaid taxes or assessments affecting the related mortgaged real property that are or may become a lien of priority equal to or higher than the lien of the related mortgage or an escrow of funds has been created for the payment of such taxes and assessments;

     16. the related borrower is not, to such seller's knowledge, a debtor in any state or federal bankruptcy or insolvency proceeding;

     17. except as described in this prospectus supplement with respect to the 1201 New York Avenue Mortgage Loan and the CBA A/B Loan Pairs, the mortgage loan is not cross-collateralized or cross-defaulted with any loan other than one or more other mortgage loans in the trust fund;

     18. except as disclosed in this prospectus supplement with respect to crossed loans and multi-property loans, no mortgage requires the holder thereof to release any material portion of the related mortgaged real property from the lien thereof except upon payment in full of the mortgage loan or defeasance, or in certain cases, (a) upon the satisfaction of certain legal and underwriting requirements, or
          (b) releases of unimproved out-parcels or (c) releases of portions which will not have a material adverse effect on the value of the collateral for the mortgage loan; and

     19. to such seller's knowledge, there exists no material default, breach, violation or event of acceleration (and no event - other than payments due but not yet delinquent - which, with the passage of time or the giving of notice, or both, would constitute any of the foregoing) under the related mortgage note or mortgage, in any such case to the extent the same materially and adversely affects the value of the mortgage loan and the related mortgaged real property; provided that this representation and warranty will not cover a default,

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          breach, violation or event of acceleration arising out of the subject matter covered by any other representation and warranty made by such seller.

     The representations and warranties made by each mortgage loan seller as listed and described above will be assigned by us to the trustee under the series 2004-C4 pooling and servicing agreement.

     If--

     - there exists a breach of any of the above-described representations and warranties made by any mortgage loan seller, and

     - that breach materially and adversely affects the value of, or the interests of any class of series 2004-C4 certificateholders in, the subject mortgage loan,

then that breach will be a material breach of the representation and warranty. The rights of the series 2004-C4 certificateholders against the applicable warranting party with respect to any material breach are described under "--Cures, Repurchases and Substitutions" below.

CURES, REPURCHASES AND SUBSTITUTIONS

     If a mortgage loan seller has been notified of a defect in any mortgage file or a breach of any of its representations and warranties, or, itself, has discovered any such defect or breach, which, in either case, materially and adversely affects the value of any mortgage loan (including any REO Property acquired in respect of any foreclosed mortgage loan) or any interests of the holders of any class of series 2004-C4 certificates therein, then that mortgage loan seller will be required to take one of the following courses of action:

     -    cure such breach or defect in all material respects; or

     - repurchase the affected mortgage loan at a price generally equal to the sum of--

          1. the outstanding principal balance of such mortgage loan as of the date of purchase, plus

          2. all accrued and unpaid interest on such mortgage loan at the related mortgage interest rate in effect from time to time in absence of a default, to but not including the due date in the collection period of purchase (which includes unpaid master servicing fees and primary servicing fees), but exclusive of Post-ARD Additional Interest, plus

          3. all related unreimbursed servicing advances plus, in general, accrued and unpaid interest on related advances at the reimbursement rate (as set forth in the series 2004-C4 pooling and servicing agreement), plus

          4. all expenses incurred (whether paid or then owing) by the applicable master servicer, the applicable special servicer, us and the trustee in respect of the defect or breach giving rise to the repurchase obligation, including any expenses arising out of the enforcement of the repurchase obligation, plus

          5. the amount of any special servicing fees accrued on such mortgage loan and, if the mortgage loan is repurchased following the expiration of the applicable cure period (as it may be extended as described below), the amount of the liquidation fee payable to the applicable special servicer; or

     - replace the affected mortgage loan with a Qualified Substitute Mortgage Loan; provided, that in no event may a substitution occur later than the second anniversary of the date of initial issuance of series 2004-C4 certificates; or

     -    for certain breaches, reimburse the trust fund for certain costs.

     The time period within which the applicable mortgage loan seller must complete the remedy, repurchase or substitution described in the immediately preceding paragraph, will generally be limited to 90 days or less following its receipt of notice of the subject material breach or material document defect. However, if the applicable mortgage loan seller is diligently attempting to correct the problem, then it will be entitled to as much as an additional 90 days to complete that remedy, repurchase or substitution.

     In addition to the foregoing, if--

     - any underlying mortgage loan is required to be repurchased or substituted as contemplated above, and

     -    such underlying mortgage loan is a crossed loan,

then the applicable defect or breach (as the case may be) will be deemed to constitute a defect or breach (as the case may be) as to any related crossed loan for purposes of the above provisions, and the applicable mortgage loan seller will be required to repurchase or substitute for any related crossed loan in accordance with the provisions above unless all of the following conditions would be satisfied if the applicable mortgage loan seller were to repurchase or substitute for only the affected crossed loans as to which a defect or breach had initially occurred:

    (i) the debt service coverage ratio for any related crossed loans that remain in the trust fund for the four calendar quarters immediately preceding the repurchase or substitution is not less than the greater of (a) the debt service coverage ratio for all such crossed loans, including the affected crossed loan, for the four calendar quarters immediately preceding the repurchase or substitution and (b) 1.25x,


    (ii) the loan-to-value ratio for any related crossed loans that remain in the trust fund (determined at the time of repurchase or substitution based upon an appraisal obtained by the applicable special servicer at the expense of the party obligated to effect the repurchase or the substitution) is not greater than the least of (a) the loan-to-value ratio for such crossed loans including the affected crossed loan (determined at the time of repurchase or substitution based upon an appraisal obtained by the applicable special servicer at the expense of the party responsible for effecting the repurchase or substitution), (b) the loan-to-value ratio for such crossed loans including the affected crossed loan set forth in the tables in Exhibit A-1 hereto and (c) 75.0%, and

    (iii) the trustee receives an opinion of independent counsel to the effect that such repurchase or substitution will not result in the imposition of a tax on the trust fund or its assets, income or gain or cause any REMIC created under the series 2004-C4 pooling and servicing agreement to fail to qualify as a REMIC for U.S. federal or applicable state tax purposes at any time that any series 2004-C4 certificate is outstanding.

     In the event that each of the conditions set forth in the preceding sentence would be so satisfied, the party responsible for completing the repurchase or substitution may elect either to repurchase or substitute for only the affected crossed loan as to which the defect or breach exists or to repurchase or substitute for the aggregate crossed loans. The determination of the applicable special servicer as to whether the conditions set forth above have been satisfied shall be conclusive and binding in the absence of manifest error. To the extent that the party responsible for completing the repurchase or substitution repurchases or substitutes for an affected crossed loan in the manner prescribed above while the trustee continues to hold any related crossed loans, we and each mortgage loan seller have agreed in the mortgage loan purchase agreement to modify, upon such repurchase or substitution, the related loan documents in a manner such that (a) the repurchased or replaced crossed loan and (b) any related crossed loans that remain in the trust would no longer be cross-defaulted or cross-collateralized with one another.

     Any of the following document defects will be conclusively presumed materially and adversely to affect the interests of a class of series 2004-C4 certificateholders in an underlying mortgage loan:

     - the absence from the mortgage file of the original signed mortgage note, unless the mortgage file contains a signed lost note affidavit and indemnity;

     - the absence from the mortgage file of the original signed mortgage, unless there is included in the mortgage file (a) a certified copy of the recorded mortgage, (b) a certified copy of the mortgage in the form sent for recording, together with a certificate stating that the original mortgage was sent for recordation, or (c) a copy of the mortgage and the related recording information;

     - the absence from the mortgage file of the original lender's title insurance policy or a copy thereof (together with all endorsements or riders that were issued with or subsequent to the issuance of such policy), or if the policy has not yet been issued, a binding written commitment (including a PRO FORMA or specimen title insurance policy, which has been accepted or approved in writing by the related title insurance company) relating to the subject mortgage loan;

     - the absence from the mortgage file of any intervening assignments required to create an effective assignment to the trustee on behalf of the trust fund, unless there is included in the mortgage file (a) a certified copy of the recorded intervening assignment, (b) a certified copy of the intervening assignment, together with a certificate stating that the original intervening assignment was sent for recordation, or (c) a copy of the intervening assignment and the related recording information;

     - the absence from the mortgage file of any original letter of credit; provided that such defect may be cured by providing a substitute letter of credit or a cash reserve; or

     - the absence from the mortgage file of a copy of any required ground lease.

     The foregoing obligation to cure, repurchase, provide a substitute mortgage loan or loans or reimburse the trust fund will constitute the sole remedy available to the certificateholders and the trustee for any defect in a mortgage file or any breach on the part of the related mortgage loan seller of its representations or warranties regarding the underlying mortgage loans.

     Any defect or any breach that, in either case, causes any mortgage loan not to be a "qualified mortgage" within the meaning of the REMIC provisions of the Code shall be deemed to materially and adversely affect the interests of certificateholders therein, requiring the related mortgage loan seller to purchase or substitute for the affected mortgage loan from the trust fund within 90 days following its receipt of notice of the defect or breach at the applicable purchase price or in conformity with the mortgage loan purchase agreement.

     Each mortgage loan seller has only limited assets with which to fulfill any repurchase/substitution obligations on its part that may arise as a result of a material document defect or a material breach of any of its representations or warranties. There can be no assurance that any such party has or will have sufficient assets with which to fulfill any repurchase/substitution obligations on its part that may arise.

CHANGES IN MORTGAGE POOL CHARACTERISTICS

     The description in this prospectus supplement of the mortgage pool is based upon the mortgage pool as it is expected to be constituted at the time the offered certificates are issued, with adjustments for the monthly debt service payments due on the underlying mortgage loans on or before their respective due dates in November 2004. Prior to the issuance of the offered certificates, one or more mortgage loans may be removed from the mortgage pool if we consider the removal necessary or appropriate. A limited number of other mortgage loans may be included in the mortgage pool prior to the issuance of the offered certificates, unless including those mortgage loans would materially alter the characteristics of the mortgage pool as described in this prospectus supplement. We believe that the information in this prospectus supplement will be generally representative of the characteristics of the mortgage pool as it will be constituted at the time the offered certificates are issued. However, the range of mortgage interest rates and maturities, as well as the other characteristics of the underlying mortgage loans described in this prospectus supplement, may vary, and the actual initial mortgage pool balance may be as much as 5% larger or smaller than the initial mortgage pool balance specified in this prospectus supplement.

     A current report on Form 8-K will be available to purchasers of the offered certificates on or shortly after the date of initial issuance of the offered certificates. That current report on Form 8-K will be filed, together with the series 2004-C4 pooling and servicing agreement, with the SEC within 15 days after the initial issuance of the offered certificates. If mortgage loans are removed from or added to the mortgage pool, that removal or addition will be noted in that current report on Form 8-K.

                     DESCRIPTION OF THE OFFERED CERTIFICATES

GENERAL

     The series 2004-C4 certificates will be issued, on or about November 10, 2004, under a pooling and servicing agreement to be dated as of November 1,

2004, between us, as depositor, and the trustee, the master servicers and the special servicers. They will represent the entire beneficial ownership interest of the trust fund. The assets of the trust fund will include:

     -    the underlying mortgage loans;

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     -    any and all payments under and proceeds of the underlying mortgage loans received after their respective due dates in November 2004, in each case exclusive of payments of principal, interest and other amounts due on or before that date;

     -    the loan documents for the underlying mortgage loans;

     -    our rights under each of the mortgage loan purchase agreements;

     - any REO Properties acquired by the trust fund with respect to defaulted underlying mortgage loans; and

     - those funds or assets as from time to time are deposited in each master servicer's collection account described under "The Series 2004-C4 Pooling and Servicing Agreement--Collection Accounts" in this prospectus supplement, each special servicer's REO account described under "The Series 2004-C4 Pooling and Servicing Agreement--REO Properties," the trustee's distribution account described under "--Distribution Account" below or the trustee's interest reserve account described under "--Interest Reserve Account" below.

     The series 2004-C4 certificates will include the following classes:

     - the A-1, A-2, A-3, A-4, A-5, A-6, A-1-A, A-J, B and C classes, which are the classes of series 2004-C4 certificates that are offered by this prospectus supplement; and

     - the A-X, A-SP, A-Y, D, E, F, G, H, J, K, L, M, N, O, R and V classes, which are the classes of series 2004-C4 certificates that--

          1.   will be retained or privately placed by us, and

          2.   are not offered by this prospectus supplement.

     The class A-1, A-2, A-3, A-4, A-5, A-6, A-1-A, A-J, B, C, D, E, F, G, H, J,
K, L, M, N and O certificates are the series 2004-C4 certificates that will have principal balances. The series 2004-C4 certificates with principal balances constitute the series 2004-C4 principal balance certificates. The principal balance of any of these certificates will represent the total distributions of principal to which the holder of the certificate is entitled over time out of payments, or advances in lieu of payments, and other collections on the assets of the trust fund. Accordingly, on each distribution date, the principal balance of each of these certificates will be permanently reduced by any principal distributions actually made with respect to the certificate on that distribution date. See "--Distributions" below. On any particular distribution date, the principal balance of each of these certificates may also be permanently reduced, without any corresponding distribution, in connection with losses on the underlying mortgage loans and default-related and otherwise unanticipated trust fund expenses. See "--Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses" below.

     The class A-X, A-SP, A-Y, R and V certificates will not have principal balances, and the holders of those certificates will not be entitled to receive distributions of principal. However, each of the class A-X, A-SP and A-Y certificates will have a notional amount for purposes of calculating the accrual of interest with respect to that certificate. The class A-X, A-SP and A-Y certificates are sometimes referred to in this prospectus supplement as the series 2004-C4 interest only certificates.

     For purposes of calculating the accrual of interest, the class A-X certificates will have a total notional amount that is, as of any date of determination, equal to the then total principal balance of the class A-1, A-2, A-3, A-4, A-5, A-6, A-1-A, A-J, B, C, D, E, F, G, H, J, K, L, M, N and O
certificates.

     For purposes of calculating the accrual of interest, the class A-SP certificates will have a total notional amount that is--

     1. during the period from the date of initial issuance of the series 2004-C4 certificates through and including the distribution date in November 2005, the sum of (a) the lesser of $28,787,000 and the total principal balance of the class A-1 certificates outstanding from time to time, (b) the lesser of $283,161,000 and the total principal balance of the class A-1-A certificates outstanding from time to time, and (c) the total principal balance of the class A-2, A-3, A-4, A-5, A-6, A-J, B, C, D, E and F certificates outstanding from time to time;

     2. during the period following the distribution date in November 2005 through and including the distribution date in November 2006, the sum of (a) the lesser of $154,134,000 and the total principal balance of the class A-2 certificates outstanding from time to time, (b) the lesser of $270,045,000 and the total principal balance of the class A-1-A certificates outstanding from time to time, and (c) the total principal balance of the class A-3, A-4, A-5, A-6, A-J, B, C, D, E and F certificates outstanding from time to time;

     3. during the period following the distribution date in November 2006 through and including the distribution date in November 2007, the sum of (a) the lesser of $111,585,000 and the total principal balance of the class A-2 certificates outstanding from time to time, (b) the lesser of $256,632,000 and the total principal balance of the class A-1-A certificates outstanding from time to time, and (c) the total principal balance of the class A-3, A-4, A-5, A-6, A-J, B, C, D, E and F certificates outstanding from time to time;

     4. during the period following the distribution date in November 2007 through and including the distribution date in November 2008 , the sum of (a) the lesser of $74,745,000 and the total principal balance of the class A-2 certificates outstanding from time to time, (b) the lesser of $244,002,000 and the total principal balance of the class A-1-A certificates outstanding from time to time, (c) the total principal balance of the class A-3, A-4, A-5, A-6, A-J, B, C and D certificates outstanding from time to time, and (d) the lesser of $8,868,000 and the total principal balance of the class E certificates outstanding from time to time;

     5. during the period following the distribution date in November 2008 through and including the distribution date in November 2009, the sum of (a) the lesser of $59,940,000 and the total principal balance of the class A-4 certificates outstanding from time to time, (b) the lesser of $190,216,000 and the total principal balance of the class A-1-A certificates outstanding from time to time, (c) the total principal balance of the class A-5, A-6, A-J and B certificates outstanding from time to time, and (d) the lesser of $25,160,000 and the total principal balance of the class C certificates outstanding from time to time;

     6. during the period following the distribution date in November 2009 through and including the distribution date in November 2010, the sum of (a) the lesser of $19,757,000 and the total principal balance of the class A-4 certificates outstanding from time to time, (b) the lesser of $179,954,000 and the total principal balance of the class A-1-A certificates outstanding from time to time, (c) the total principal balance of the class A-5, A-6, A-J and B certificates outstanding from time to time, and (d) the lesser of $9,306,000 and the total principal balance of the class C certificates outstanding from time to time;

     7. during the period following the distribution date in November 2010 through and including the distribution date in November 2011, the sum of (a) the lesser of $213,850,000 and the total principal balance of the class A-6 certificates outstanding from time to time, (b) the lesser of $159,211,000 and the total principal balance of the class A-1-A certificates outstanding from time to time, (c) the total principal balance of the class A-J certificates outstanding from time to time, and (d) the lesser of $35,865,000 and the total principal balance of the class B certificates outstanding from time to time; and

     8.   following the distribution date in November 2011, $0.

     For purposes of calculating the accrual of interest, the class A-Y certificates will have a total notional amount that is, as of any date of determination, equal to the then Stated Principal Balance of the residential cooperative mortgage loans in the trust fund sold to us by NCB, FSB.

     In general, principal balances and notional amounts will be reported on a class-by-class basis. In order to determine the principal balance of any of your offered certificates from time to time, you may multiply the original principal balance of that certificate as of the date of initial issuance of the series 2004-C4 certificates, as specified on the face of that certificate, by the then-applicable certificate factor for the relevant class. The certificate factor for any class of offered certificates, as of any date of determination, will equal a fraction, expressed as a percentage, the numerator of which will be the then outstanding total principal balance of that class, and the denominator of which will be the original total principal balance of that class. Certificate factors will be reported monthly in the trustee's report.

REGISTRATION AND DENOMINATIONS

     GENERAL. The offered certificates will be issued in book-entry form in original denominations of $10,000 initial principal balance and any whole dollar denomination in excess of $10,000.

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     Each class of offered certificates will initially be represented by one or more certificates registered in the name of Cede & Co., as nominee of The Depository Trust Company. You will not be entitled to receive an offered certificate issued in fully registered, certificated form, except under the limited circumstances described under "Description of the Certificates--Book-Entry Registration" in the accompanying prospectus. For so long as any class of offered certificates is held in book-entry form--

     - all references in this prospectus supplement to actions by holders of those certificates will refer to actions taken by DTC upon instructions received from beneficial owners of those certificates through its participating organizations, and

     - all references in this prospectus supplement to payments, distributions, remittances, notices, reports and statements made or sent to holders of those certificates will refer to payments, distributions, remittances, notices, reports and statements made or sent to DTC or Cede & Co., as the registered holder of those certificates, for payment or transmittal, as applicable, to the beneficial owners of those certificates through its participating organizations in accordance with DTC's procedures.

     The trustee will initially serve as registrar for purposes of providing for the registration of the offered certificates and, if and to the extent physical certificates are issued to the actual beneficial owners of any of the offered certificates, the registration of transfers and exchanges of those certificates.

     DTC, EUROCLEAR AND CLEARSTREAM, LUXEMBOURG. You will hold your certificates through DTC, in the United States, or Clearstream Banking, Luxembourg or The Euroclear System, in Europe, if you are a participating organization of the applicable system, or indirectly through organizations that are participants in the applicable system. Clearstream, Luxembourg and Euroclear will hold omnibus positions on behalf of organizations that are participants in either of these systems, through customers' securities accounts in Clearstream, Luxembourg's or Euroclear's names on the books of their respective depositaries. Those depositaries will, in turn, hold those positions in customers' securities accounts in the depositaries' names on the books of DTC. For a discussion of DTC, Euroclear and Clearstream, Luxembourg, see "Description of the Certificates--Book-Entry Registration--DTC, Euroclear and Clearstream, Luxembourg" in the accompanying prospectus.

     Transfers between participants in DTC will occur in accordance with DTC's rules. Transfers between participants in Clearstream, Luxembourg and Euroclear will occur in accordance with their applicable rules and operating procedures. See "Description of the Certificates--Book-Entry Registration--Holding and Transferring Book-Entry Certificates" in the accompanying prospectus.

     Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly through participants in Clearstream, Luxembourg or Euroclear, on the other, will be accomplished through DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its depositary. However, these cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in that system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its depositary to take action to effect final settlement on its behalf by delivering or receiving securities through DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Participants in Clearstream, Luxembourg and Euroclear may not deliver instructions directly to the depositaries.

     Because of time-zone differences--

     - credits of securities in Clearstream, Luxembourg or Euroclear as a result of a transaction with a DTC participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and

     - those credits or any transactions in those securities settled during that processing will be reported to the relevant Clearstream, Luxembourg or Euroclear participant on that business day.

     Cash received in Clearstream, Luxembourg or Euroclear as a result of sales of securities by or through a Clearstream, Luxembourg or Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream, Luxembourg or Euroclear cash account only as of the business day following settlement in DTC. For additional information regarding clearance and settlement procedures for the offered certificates and for information with respect to tax documentation procedures relating to the offered certificates, see Exhibit E hereto.

     Beneficial owners of offered certificates that are not participating organizations in DTC, Clearstream, Luxembourg or Euroclear, but desire to purchase, sell or otherwise transfer ownership or other interests in those certificates, may do so only through participating organizations in DTC, Clearstream, Luxembourg or Euroclear. In addition, those beneficial owners will receive all distributions of principal and interest from the trustee through DTC and its participating organizations. Similarly, reports distributed to holders of the offered certificates pursuant to the series 2004-C4 pooling and servicing agreement and requests for the consent of those holders will be delivered to the beneficial owners of those certificates only through DTC, Clearstream, Luxembourg, Euroclear and their participating organizations. Under a book-entry format, beneficial owners of offered certificates may experience some delay in their receipt of payments, reports and notices, since these payments, reports and notices will be forwarded by the trustee to Cede & Co., as nominee for DTC. DTC will forward the payments, reports and notices to its participating organizations, which thereafter will forward them to indirect DTC participants, Clearstream, Luxembourg, Euroclear or beneficial owners of the offered certificates, as applicable.

     Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers of offered certificates among participating organizations on whose behalf it acts with respect to the offered certificates and to receive and transmit distributions of principal of, and interest on, the offered certificates. Direct and indirect DTC participants with which beneficial owners of the offered certificates have accounts with respect to those certificates similarly are required to make book-entry transfers and receive and transmit the payments on behalf of those beneficial owners. Accordingly, although the beneficial owners of offered certificates will not possess the offered certificates, the DTC rules provide a mechanism that will allow them to receive payments on their certificates and will be able to transfer their interests.

     DTC has no knowledge of the actual certificate owners of the book-entry certificates. DTC's records reflect only the identity of the direct participants to whose accounts those certificates are credited, which may or may not be the beneficial owners of those certificates. The participants will remain responsible for keeping account of their holdings on behalf of their customers.

     DTC's practice is to credit direct participants' accounts on the related distribution date in accordance with their respective holdings shown on DTC's records unless DTC has reason to believe that it will not receive payment on that date. Disbursement of those distributions by participants to beneficial owners of offered certificates will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of each such participant (and not of DTC, us or any trustee or servicer), subject to any statutory or regulatory requirements as may be in effect from time to time. Under a book-entry system, the beneficial owners of offered certificates may receive payments after the related distribution date.

     The only holder of the offered certificates will be the nominee of DTC, and the beneficial owners of the offered certificates will not be recognized as certificateholders under the series 2004-C4 pooling and servicing agreement. Beneficial owners of the offered certificates will be permitted to exercise the rights of certificateholders under the series 2004-C4 pooling and servicing agreement only indirectly through the participants, which in turn will exercise their rights through DTC.

     Because DTC can only act on behalf of direct DTC participants, who in turn act on behalf of indirect DTC participants and certain banks, the ability of a beneficial owner of offered certificates to pledge those certificates to persons or entities that do not participate in the DTC system, or to otherwise act with respect to those certificates, may be limited due to the lack of a physical certificate for those certificates.

     DTC has advised us that it will take any action permitted to be taken by holders of the offered certificates under the series 2004-C4 pooling and servicing agreement only at the direction of one or more participating organizations to whose accounts with DTC those certificates are credited. DTC may take conflicting actions with respect to other undivided interests to the extent that those actions are taken on behalf of participating organizations in DTC whose holdings include those undivided interests.

     Neither we nor any of the master servicers, the certificate registrar, the underwriters, the special servicers or the trustee will have any liability for any actions taken by DTC or its nominee, including actions for any aspect of the records relating to or payments made on account of beneficial ownership interests in the offered certificates held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

     Although DTC, Clearstream, Luxembourg and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of the offered certificates among participants of DTC, Clearstream, Luxembourg and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

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     See "Description of the Certificates--Book-Entry Registration--Holding and
Transferring Book-Entry Certificates" in the accompanying prospectus.

DISTRIBUTION ACCOUNT

     GENERAL. The trustee must establish and maintain an account in which it will hold funds pending their distribution on the series 2004-C4 certificates and from which it will make those distributions. That distribution account must be maintained in a manner and with a depository institution that satisfies rating agency standards for securitizations similar to the one involving the offered certificates. Funds held in the trustee's distribution account may be held in cash or, at the trustee's risk, invested in Permitted Investments. Subject to the limitations in the series 2004-C4 pooling and servicing agreement, any interest or other income earned on funds in the trustee's distribution account will be paid to the trustee as additional compensation.

     DEPOSITS. On the business day prior to each distribution date, each master servicer will be required to remit to the trustee for deposit in the distribution account the following funds:

     - All payments and other collections on the mortgage loans and any REO Properties in the trust fund on deposit in that master servicer's collection account as of close of business on the second business day prior to such remittance date, exclusive of any portion of those payments and other collections that represents one or more of the following:

          1. monthly debt service payments due on a due date subsequent to the end of the related collection period;

          2. payments and other collections received after the end of the related collection period;

          3. amounts that are payable or reimbursable from that master servicer's collection account to any person other than the series 2004-C4 certificateholders, including--

               (a) amounts payable to that master servicer or a special servicer as compensation, including master servicing fees, primary servicing fees, special servicing fees, work-out fees, liquidation fees, assumption fees, assumption application fees, modification fees, extension fees, consent fees, waiver fees, earnout fees and similar charges and, to the extent not otherwise applied to cover interest on advances and/or other Additional Trust Fund Expenses with respect to the related underlying mortgage loan, Default Interest and late payment charges, or as indemnification,

               (b) amounts payable in reimbursement of outstanding advances, together with interest on those advances, and

               (c)  amounts payable with respect to other trust fund expenses;

          4. net investment income on the funds in that master servicer's collection account;

          5. amounts deposited in that master servicer's collection account in error; and

          6.   any amounts payable to the holder of a Companion Loan.

     - Any advances of delinquent monthly debt service payments made by that master servicer with respect to that distribution date.

     - Any payments made by that master servicer to cover Prepayment Interest Shortfalls incurred during the related collection period.

     See "--Advances of Delinquent Monthly Debt Service Payments" below and "The Series 2004-C4 Pooling and Servicing Agreement--Collection Accounts" and "--Servicing and Other Compensation and Payment of Expenses" in this prospectus supplement.

     With respect to each distribution date that occurs during March, commencing in March 2005, the trustee will be required to transfer from its interest reserve account, which we describe under "--Interest Reserve Account" below, to its distribution account the interest reserve amounts that are then being held in that interest reserve account with respect to the mortgage loans in the trust fund that accrue interest on an Actual/360 Basis.

     The trustee will be required to deposit in its distribution account the amount of any losses of principal arising from investments of funds held in the distribution account. However, it will not be obligated to cover any losses resulting from the bankruptcy or insolvency of any depository institution holding the distribution account.

     WITHDRAWALS. The trustee may from time to time make withdrawals from its distribution account for any of the following purposes:

     - to pay itself a monthly fee which is described under "The Series 2004-C4 Pooling and Servicing Agreement--Matters Regarding the Trustee" in this prospectus supplement;

     - to reimburse itself or any master servicer, as applicable, with interest thereon, for any unreimbursed advance made by that party as described under "--Advances of Delinquent Monthly Debt Service Payments" below and/or "The Series 2004-C4 Pooling and Servicing Agreement--Servicing and Other Compensation and Payment of Expenses" in this prospectus supplement, which advance has been determined not to be ultimately recoverable out of collections on the related underlying mortgage loans (any such advance, a "Nonrecoverable Advance"); provided that the trustee or any such master servicer may choose in its sole discretion to be reimbursed in installments; and provided, further, that any such reimbursement would first be made out of payments and other collections of principal on the mortgage pool;

     - to reimburse itself or any master servicer, as applicable, with interest thereon, for any unreimbursed advance made by that party as described under "--Advances of Delinquent Monthly Debt Service Payments" below and/or "The Series 2004-C4 Pooling and Servicing Agreement--Servicing and Other Compensation and Payment of Expenses" in this prospectus supplement, which advance remains unreimbursed following the time that the related underlying mortgage is modified in connection with a default and returned to performing status (even though such advance is not deemed non-recoverable out of collections on the related underlying mortgage loan), on a monthly basis, out of - but solely out of - payments and other collections of principal on all the underlying mortgage loans after the application of those principal payments and collections to reimburse any party for Nonrecoverable Advances;

     - to indemnify itself and various related persons as described under "Description of the Governing Documents--Matters Regarding the Trustee" in the accompanying prospectus and under "The Series 2004-C4 Pooling and Servicing Agreement--Certain Indemnities" in this prospectus supplement;

     - to pay for the cost of recording the series 2004-C4 pooling and servicing agreement;

     - to pay for any opinions of counsel required to be obtained in connection with any amendments to the series 2004-C4 pooling and servicing agreement;

     - with respect to each distribution date during February of any year and each distribution date during January of any year that is not a leap year, to transfer to the trustee's interest reserve account the interest reserve amounts required to be so transferred in that month with respect to the underlying mortgage loans that accrue interest on an Actual/360 Basis;

     - to pay itself interest and other investment income earned on funds held in the distribution account;

     - to pay any U.S. federal, state and local taxes imposed on the trust, its assets and/or transactions, together with all incidental costs and expenses; and

     - to pay to the person entitled thereto any amounts deposited in the distribution account in error.

     On each distribution date, all amounts on deposit in the trustee's distribution account, exclusive of any portion of those amounts that are to be withdrawn for the purposes contemplated in the foregoing paragraph, will represent the Total Available Funds for that date. On each distribution date, the trustee will apply the Total Available Funds to make distributions on the series 2004-C4 certificates.

     For any distribution date, the Total Available Funds will consist of three separate components:

     - the portion of those funds that represent Static Prepayment Premiums and Yield Maintenance Charges collected on the underlying mortgage loans during the related collection period, which will be paid as additional interest to the holders of the class A-X, A-SP, A-Y, A-1, A-2, A-3, A-4, A-5, A-6, A-1-A, A-J, B, C, D, E, F and/or G
          certificates, as described under "--Distributions--Distributions of Static Prepayment Premiums and Yield Maintenance Charges" below;

     - the portion of those funds that represent Post-ARD Additional Interest collected on the ARD Loans in the trust fund during the related collection period, which will be paid to the holders of the class V certificates as described under "--Distributions--Distributions of Post-ARD Additional Interest" below; and

     - the remaining portion of those funds, referred to in this prospectus supplement as the Available P&I Funds, which will be paid to the holders of all the series 2004-C4 certificates, other than the class V certificates, as described under "--Distributions--Priority of Distributions" below.

     In no event will any amounts allocable to the 1201 New York Avenue Junior Companion Loans be available to cover any payments or reimbursements associated with any pooled mortgage loan other than the related 1201 New York Avenue Mortgage Loan. In addition, any amounts allocable to the 1201 New York Avenue Junior Companion Loans will be available to cover payments and/or reimbursements associated with the 1201 New York Avenue Mortgage Loan only to the extent described under "Description of the Underlying Mortgage Loans--Certain Matters Regarding the 1201 New York Avenue Mortgage Loan" in this prospectus supplement.

INTEREST RESERVE ACCOUNT

     The trustee must maintain an account or subaccount in which it will hold the interest reserve amounts described in the next paragraph with respect to the underlying mortgage loans that accrue interest on an Actual/360 Basis. That interest reserve account must be maintained in a manner and with a depository that satisfies rating agency standards for securitizations similar to the one involving the offered certificates.

     During January, except in a leap year, and February of each calendar year, the trustee will, on or before the distribution date in that month, withdraw from its distribution account and deposit in its interest reserve account the interest reserve amount with respect to each of the underlying mortgage loans that accrue interest on an Actual/360 Basis and for which the monthly debt service payment due in that month was either received or advanced. In general, that interest reserve amount for each of those mortgage loans will equal one day's interest accrued at the related Net Mortgage Interest Rate (or, in the case of a residential cooperative mortgage loan sold to us by NCB, FSB, the related Net Mortgage Interest Rate minus 0.15% per annum) on the Stated Principal Balance of that loan as of the end of the related collection period. In the case of an ARD Loan, however, the interest reserve amount will not include Post-ARD Additional Interest.

     During March of each calendar year, the trustee will, on or before the distribution date in that month, withdraw from its interest reserve account and deposit in its distribution account any and all interest reserve amounts then on deposit in the interest reserve account with respect to the underlying mortgage loans that accrue interest on an Actual/360 Basis. All interest reserve amounts that are so transferred from the interest reserve account to the distribution account will be included in the Available P&I Funds for the distribution date during the month of transfer.

     The funds held in the trustee's interest reserve account may be held in cash or, at the risk of the trustee, invested in Permitted Investments. Subject to the limitations in the series 2004-C4 pooling and servicing agreement, any interest or other income earned on funds in the trustee's interest reserve account may be withdrawn from the interest reserve account and paid to the trustee as additional compensation.

     The trustee will be required to deposit in its interest reserve account the amount of any losses of principal arising from investments of funds held in the interest reserve account. However, it will not be obligated to cover any losses resulting from the bankruptcy or insolvency of any depository institution holding the interest reserve account.

DISTRIBUTIONS

     GENERAL. On each distribution date, the trustee will, subject to the Total Available Funds and the exception described in the next sentence, make all distributions required to be made on the series 2004-C4 certificates on that date to the holders of record as of the close of business on the last business day of the calendar month preceding the month in which those distributions are to occur. The final distribution of principal and/or interest on any offered certificate, however, will be made only upon presentation and surrender of that certificate at the location to be specified in a notice of the pendency of that final distribution.

     In order for a series 2004-C4 certificateholder to receive distributions by wire transfer on and after any particular distribution date, that certificateholder must provide the trustee with written wiring instructions no later than the last day of the calendar month preceding the month in which that distribution date occurs. Otherwise, that certificateholder will receive its distributions by check mailed to it.

     Cede & Co. will be the registered holder of your offered certificates, and you will receive distributions on your offered certificates through DTC and its participating organizations, until physical certificates are issued, if ever. See "--Registration and Denominations" above.

     Distributions made to a class of series 2004-C4 certificateholders will be allocated among those certificateholders in proportion to their respective percentage interests in that class.

     INTEREST DISTRIBUTIONS. All of the classes of the series 2004-C4 certificates will bear interest, except for the R and V classes.

     With respect to each interest-bearing class of the series 2004-C4 certificates, that interest will accrue during each interest accrual period based upon:

     - the pass-through rate with respect to that class for that interest accrual period;

     - the total principal balance or notional amount, as the case may be, of that class outstanding immediately prior to the related distribution date; and

     -    the assumption that each year consists of twelve 30-day months.

     However, no interest will accrue with respect to the class A-SP certificates following the October 2011 interest accrual period.

     On each distribution date, subject to the Available P&I Funds for that date and the distribution priorities described below, the holders of each interest-bearing class of the series 2004-C4 certificates will be entitled to receive--

     - the total amount of interest accrued during the related interest accrual period with respect to that class of certificates, reduced (to not less than zero) by

     - the total portion of any Net Aggregate Prepayment Interest Shortfall for that distribution date that is allocable to that class of series 2004-C4 certificates.

     If the holders of any interest-bearing class of the series 2004-C4 certificates do not receive all of the interest to which they are entitled on any distribution date, as described in the prior paragraph, then they will continue to be entitled to receive the unpaid portion of that interest on future distribution dates, subject to the Available P&I Funds for those future distribution dates and the distribution priorities described below.

     The portion of any Net Aggregate Prepayment Interest Shortfall for any distribution date that is allocable to reduce the current accrued interest then payable with respect to any particular interest-bearing class of the series 2004-C4 certificates (other than the class A-Y certificates) will equal the product of:

     - the total amount of that Net Aggregate Prepayment Interest Shortfall (exclusive of any portion thereof allocable to the class A-Y certificates in accordance with the next paragraph), multiplied by

     - a fraction, the numerator of which is the total amount of interest accrued during the related interest accrual period with respect to the subject interest-bearing class of series 2004-C4 certificates (calculated without regard to any allocation of that Net Aggregate Prepayment Interest Shortfall), and the denominator of which is the total amount of interest accrued during the related interest accrual period with respect to all of the interest-bearing classes of the series 2004-C4 certificates (other than the class A-Y certificates and calculated without regard to any allocation of that Net Aggregate Prepayment Interest Shortfall).

     The portion of any Net Aggregate Prepayment Interest Shortfall for any distribution date that is allocable to reduce the current accrued interest then payable with respect to the class A-Y certificates will equal the sum of the products obtained by multiplying, in the case of each residential cooperative mortgage loan in the trust fund sold to us by NCB, FSB that was the subject of a Prepayment Interest Shortfall incurred during the related collection period:

     - the total amount of any portion of that Net Aggregate Prepayment Interest Shortfall attributable to such residential cooperative mortgage loan, multiplied by

     - a fraction, the numerator of which is 0.15%, and the denominator of which is the Net Mortgage Interest Rate for such residential cooperative mortgage loan.

     Distributions of interest on the class A-Y certificates will not be reduced by any portion of a Net Aggregate Prepayment Interest Shortfall that is attributable to a Prepayment Interest Shortfall incurred with respect to any mortgage loan in the trust fund that is other than a residential cooperative mortgage loan in the trust fund sold to us by NCB, FSB.

     CALCULATION OF PASS-THROUGH RATES. The pass-through rate applicable to each interest-bearing class of series 2004-C4 certificates for the initial interest accrual period is shown in the table on page S-5. However, the initial pass-through rates shown in the table on page S-5 with respect to the class A-X, A-SP and A-Y certificates are each approximate.

     The pass-through rates applicable to the class A-1, A-2, A-3, A-4, A-5, A-6, A-1-A, A-J and B certificates for each interest accrual period will, in the case of each of those classes, remain fixed at the initial pass-through rate for that class shown in the table on page S-5.

     The pass-through rates applicable to the class C, D, E, F, G, H, J, K, L, M, N and O certificates for each interest accrual period will, in the case of each of those classes, equal the lesser of--

     - the pass-through rate applicable to the particular class of series 2004-C4 certificates for the initial interest accrual period shown on page S-5, and

     - the Weighted Average Net Mortgage Pass-Through Rate for the related distribution date.

     The pass-through rate for the class A-SP certificates, for each interest accrual period through and including the October 2011 interest accrual period, will equal the weighted average of the respective strip rates, which we refer to as class A-SP strip rates, at which interest accrues from time to time on the respective components of the total notional amount of the class A-SP certificates outstanding immediately prior to the related distribution date, with the relevant weighting to be done based upon the relative sizes of those components. Each of those components will be comprised of all or a designated portion of the total principal balance of a specified class of series of 2004-C4 principal balance certificates. If the entire total principal balance of any class of series 2004-C4 principal balance certificates is identified under "--General" above as being part of the total notional amount of the class A-SP certificates immediately prior to any distribution date, then that total principal balance will, in its entirety, represent a separate component of the total notional amount of the class A-SP certificates for purposes of calculating the accrual of interest during the related interest accrual period. If only part of the total principal balance of any class of series 2004-C4 principal balance certificates is identified as being part of the total notional balance of the class A-SP certificates immediately prior to any distribution date, then that particular portion of the total principal balance of that class of series 2004-C4 principal balance certificates will represent a separate component of the total notional amount of the class A-SP certificates for purposes of calculating the accrual of interest during the related interest accrual period. For purposes of accruing interest during any interest accrual period, through and including the October 2011 interest accrual period, on any particular component of the total notional amount of the class A-SP certificates immediately prior to the related distribution date, the applicable class A-SP strip rate will equal the excess, if any, of:

     - the lesser of (a) the reference rate specified on Exhibit D to this prospectus supplement with respect to the related distribution date and (b) the Weighted Average Net Mortgage Pass-Through Rate for the related distribution date, over

     - the pass-through rate in effect during the subject interest accrual period for the class of series 2004-C4 principal balance certificates whose total principal balance, or a designated portion thereof, comprises such component.

     Following the October 2011 interest accrual period, the class A-SP certificates will cease to accrue interest. In connection therewith, the class A-SP certificates will have a 0% pass-through rate for the November 2011 interest accrual period and for each interest accrual period thereafter.

     The pass-through rate for the class A-X certificates for any interest accrual period will equal the weighted average of the respective strip rates, which we refer to as class A-X strip rates, at which interest accrues from time to time on the respective components of the total notional amount of the class A-X certificates outstanding immediately prior to the related distribution date, with the relevant weighting to be done based upon the relative sizes of those components. Each of those components will be comprised of all or a designated portion of the total principal balance of one of the classes of series 2004-C4 principal balance certificates. In general, the total principal balance of each class of series 2004-C4 principal balance certificates will constitute a separate component of the total notional amount of the class A-X certificates; provided that, if a portion, but not all, of the total principal balance of any particular class of series 2004-C4 principal balance certificates is identified under "--General" above as being part of the total notional amount of the class A-SP certificates immediately prior to any distribution date, then that identified portion of such total principal balance will represent one separate component of the total notional amount of the class A-X certificates for purposes of calculating the accrual of interest during the related interest accrual period and the remaining portion of such total principal balance will represent another separate component of the total notional amount of the class A-X certificates for purposes of calculating the accrual of interest during the related interest accrual period. For purposes of accruing interest during any interest accrual period, through and including the October 2011 interest accrual period, on any particular component of the total notional amount of class A-X certificates immediately prior to the related distribution date, the applicable class A-X strip rate will be calculated as follows:

     - if such particular component consists of the entire total principal balance of any class of series 2004-C4 principal balance certificates, and if such total principal balance also constitutes, in its entirety, a component of the total notional amount of the class A-SP certificates immediately prior to the related distribution date, then the applicable class A-X strip rate will equal the excess, if any, of
          (1) the Weighted Average Net Mortgage Pass-Through Rate for the related distribution date, over (2) the reference rate specified on Exhibit D to this prospectus supplement with respect to the related distribution date;

     - if such particular component consists of a designated portion (but not all) of the total principal balance of any class of series 2004-C4 principal balance certificates and if such designated portion of such total principal balance also constitutes a component of the total notional amount of the class A-SP certificates immediately prior to the related distribution date, then the applicable class A-X strip rate will equal the excess, if any, of (1) the Weighted Average Net Mortgage Pass-Through Rate for the related distribution date, over (2) the reference rate specified on Exhibit D to this prospectus supplement with respect to the related distribution date;

     - if such particular component consists of the entire total principal balance of any class of series 2004-C4 principal balance certificates, and if such total principal balance does not, in whole or in part, also constitute a component of the total notional amount of the class A-SP certificates immediately prior to the related distribution date, then the applicable class A-X strip rate will equal the excess, if any, of (1) the Weighted Average Net Mortgage Pass-Through Rate for the related distribution date, over (2) the pass-through rate in effect during the subject interest accrual period for the subject class of series 2004-C4 principal balance certificates; and

     - if such particular component consists of a designated portion (but not all) of the total principal balance of any class of series 2004-C4 principal balance certificates, and if such designated portion of such total principal balance does not also constitute a component of the total notional amount of the class A-SP certificates immediately prior to the related distribution date, then the applicable class A-X strip rate will equal the excess, if any, of (1) the Weighted Average Net Mortgage Pass-Through Rate for the related distribution date, over (2) the pass-through rate in effect during the subject interest accrual period for the subject class of series 2004-C4 principal balance certificates.

     Notwithstanding the foregoing, for purposes of accruing interest on the class A-X certificates during each interest accrual period subsequent to the October 2011 interest accrual period, the total principal balance of each class of series 2004-C4 principal balance certificates will constitute a single separate component of the total notional amount of the class A-X certificates, and the applicable class A-X strip rate with respect to each such component for each such interest accrual period will equal the excess, if any, of (a) the Weighted Average Net Mortgage Pass-Through Rate for the related distribution date, over (b) the pass-through rate in effect during the subject interest accrual period for the class of series 2004-C4 principal balance certificates whose principal balance makes up such component.


     The pass-through rate for the class A-Y certificates will be a variable rate equal to the weighted average from time to time of the various class A-Y strip rates attributable to each of the residential cooperative mortgage loans in the trust fund sold to us by NCB, FSB. The class A-Y strip rate for each of those residential cooperative mortgage loans will equal 0.15% per annum; provided that, if the subject mortgage loan accrues interest on the basis of the actual number of days elapsed during each one-month interest accrual period in a year assumed to consist of 360 days, then the foregoing 0.15% will be multiplied by a fraction, expressed as a percentage, the numerator of which is the number of days in the subject interest accrual period, and the denominator of which is 30.

     The calculation of the Weighted Average Net Mortgage Pass-Through Rate and the Net Mortgage Pass-Through Rate will be unaffected by any change in the mortgage interest rate for any underlying mortgage loan, including in connection with any bankruptcy or insolvency of the related borrower or any modification of that mortgage loan agreed to by the applicable master servicer or the applicable special servicer.

     The class R and V certificates will not be interest-bearing and, therefore, will not have pass-through rates.

     PRINCIPAL DISTRIBUTIONS. Subject to the Available P&I Funds and the priority of distributions described below, the total amount of principal payable with respect to the series 2004-C4 principal balance certificates on each distribution date will equal the Total Principal Distribution Amount for that distribution date.

     In general, subject to the Available P&I Funds and the priority of distributions described below, the total amount of principal to which the holders of the class A-1, A-2, A-3, A-4, A-5, A-6 and A-1-A certificates will be entitled on each distribution date will, in the case of each of those classes, generally equal:

     - in the case of the class A-1-A certificates, an amount (not to exceed the total principal balance of the class A-1-A certificates outstanding immediately prior to the subject distribution date) equal to the portion of the Total Principal Distribution Amount for the subject distribution date that is attributable to loan group no. 2;

     - in the case of the class A-1 certificates, an amount (not to exceed the total principal balance of the class A-1 certificates outstanding immediately prior to the subject distribution date) equal to the Total Principal Distribution Amount for the subject distribution date (exclusive of any distributions of principal to which the holders of the class A-1-A certificates are entitled on the subject distribution date as described in the immediately preceding bullet);

     - in the case of the class A-2 certificates, an amount (not to exceed the total principal balance of the class A-2 certificates outstanding immediately prior to the subject distribution date) equal to the Total Principal Distribution Amount for the subject distribution date (exclusive of any distributions of principal to which the holders of the class A-1-A and/or A-1 certificates are entitled on the subject distribution date as described in the immediately preceding two bullets);

     - in the case of the class A-3 certificates, an amount (not to exceed the total principal balance of the class A-3 certificates outstanding immediately prior to the subject distribution date) equal to the Total Principal Distribution Amount for the subject distribution date (exclusive of any distributions of principal to which the holders of the class A-1-A, A-1 and/or A-2 certificates are entitled on the subject distribution date as described in the immediately preceding three bullets);

     - in the case of the class A-4 certificates, an amount (not to exceed the total principal balance of the class A-4 certificates outstanding immediately prior to the subject distribution date) equal to the Total Principal Distribution Amount for the subject distribution date (exclusive of any distributions of principal to which the holders of the class A-1-A, A-1, A-2 and/or A-3 certificates are entitled on the subject distribution date as described in the immediately preceding four bullets);

     - in the case of the class A-5 certificates, an amount (not to exceed the total principal balance of the class A-5 certificates outstanding immediately prior to the subject distribution date) equal to the Total Principal Distribution Amount for the subject distribution date (exclusive of any distributions of principal to which the holders of the class A-1-A, A-1, A-2, A-3 and/or A-4 certificates are entitled on the subject distribution date as described in the immediately preceding five bullets); and

     - in the case of the class A-6 certificates, an amount (not to exceed the total principal balance of the class A-6 certificates outstanding immediately prior to the subject distribution date) equal to the Total Principal Distribution Amount for the subject distribution date (exclusive of any distributions of principal to which the holders of the class A-1-A, A-1, A-2, A-3, A-4 and/or A-5 certificates are entitled on the subject distribution date as described in the immediately preceding six bullets).

     In addition, if the total principal balance of the class A-1, A-2, A-3, A-4, A-5 and A-6 certificates is reduced to zero before the total principal balance of the class A-1-A certificates is reduced to zero, then (subject to the Available P&I Funds and the priority of distributions described below) the holders of the class A-1-A certificates, to the extent necessary to reduce the total principal balance of the class A-1-A certificates to zero, will be entitled to an additional distribution of principal up to the portion of the Total Principal Distribution Amount for each distribution date attributable to loan group no. 1 (to the extent such portion of the Total Principal Distribution Amount was not otherwise applied, on such distribution date, to reduce the total principal balance of the class A-1, A-2, A-3, A-4, A-5 and A-6 certificates to zero).

     Notwithstanding the foregoing, on each distribution date coinciding with or following the Senior Principal Distribution Cross-Over Date, and in any event on the final distribution date, assuming that any two or more of the A-1, A-2, A-3, A-4, A-5, A-6 and A-1-A classes are outstanding at that time, distributions of principal on the A-1, A-2, A-3, A-4, A-5, A-6 and/or A-1-A classes, as applicable, will be made on a PRO RATA basis in accordance with the respective total principal balances of those classes then outstanding, up to the Total Principal Distribution Amount for the subject distribution date.

     While the class A-1, A-2, A-3, A-4, A-5, A-6 and A-1-A certificates are outstanding, no portion of the Total Principal Distribution Amount for any distribution date will be allocated to any other class of series 2004-C4 principal balance certificates.

     Following the retirement of the class A-1, A-2, A-3, A-4, A-5, A-6 and A-1-A certificates, the Total Principal Distribution Amount for each distribution date will be allocated to the respective classes of series 2004-C4 principal balance certificates identified in the table below in the order of priority set forth in that table, in each case up to the lesser of--

     - the portion of that Total Principal Distribution Amount that remains unallocated, and

     - the total principal balance of the subject class immediately prior to that distribution date.

                ORDER OF ALLOCATION      CLASS
                -------------------     -------
                        1st               A-J
                        2nd                B
                        3rd                C
                        4th                D
                        5th                E
                        6th                F
                        7th                G
                        8th                H
                        9th                J
                        10th               K
                        11th               L
                        12th               M
                        13th               N
                        14th               O

     In no event will the holders of any class of series 2004-C4 principal balance certificates listed in the foregoing table be entitled to receive any distributions of principal until the total principal balance of all other classes of series 2004-C4 principal balance certificates, if any, listed above it in the foregoing table is reduced to zero.

     If the master servicer or the trustee reimburses itself out of general collections on the mortgage pool for any Nonrecoverable Advance, then that advance (together with accrued interest thereon) will be deemed, to the fullest extent permitted, to be reimbursed first out of payments and other collections of principal on the mortgage pool otherwise distributable on the series 2004-C4 certificates, prior to being deemed reimbursed out of payments and other collections of interest on the mortgage pool otherwise distributable on the series 2004-C4 certificates.

     Additionally, in the event that any advance (including any interest accrued thereon) with respect to a defaulted mortgage loan in the trust fund remains unreimbursed following the time that such mortgage loan is modified and returned to performing status, the master servicer or trustee will be entitled to reimbursement for such advance (even though such advance is not deemed to be a Nonrecoverable Advance), on a monthly basis, out of - but solely out of - payments and other collections of principal on all the underlying mortgage loans after the application of those principal payments and collections to reimburse any party for any Nonrecoverable Advance, as described in the preceding paragraph, prior to any distributions of principal on the series 2004-C4 certificates. If any such advance is not reimbursed in whole on any distribution date due to insufficient principal collections during the related collection period, then the portion of that advance which remains unreimbursed will be carried over (with interest thereon continuing to accrue) for reimbursement on the following distribution date (to the extent of principal collections available for that purpose). If any such advance, or any portion of any such advance, is determined, at any time during this reimbursement process, to be a Nonrecoverable Advance, then the applicable master servicer or the trustee, as applicable, will be entitled to immediate reimbursement as a Nonrecoverable Advance in an amount equal to the portion of that advance that remains outstanding, plus accrued interest.

     Reimbursements of the type described in the two preceding paragraphs would result in a reduction of the Total Principal Distribution Amount for the related distribution date.

     In addition, to the extent that reimbursements of any nonrecoverable and/or other advances relating to one or more underlying mortgage loans are deemed to be reimbursed out of payments and other collections of principal on all the underlying mortgage loans as described in the second and third preceding paragraphs, the reimbursements will further be deemed to have been reimbursed, first, out of the payments and other collections of principal on the loan group that includes the respective mortgage loans for which the nonrecoverable or other advances were incurred, until there are no remaining principal payments or other collections for that loan group for the related collection period, and then out of the payments and other collections of principal on the other loan group, until there are no remaining principal payments or other collections for that loan group for the related collection period.

     LOSS REIMBURSEMENT AMOUNTS. As discussed under "--Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses" below, the total principal balance of any class of series 2004-C4 principal balance certificates may be reduced without a corresponding distribution of principal. If that occurs with respect to any class of series 2004-C4 principal balance certificates, then, subject to the Available P&I Funds for each subsequent distribution date and the priority of distributions described below, the holders of that class will be entitled to be reimbursed for the amount of that reduction, without interest. References to "loss reimbursement amount" in this prospectus supplement mean, in the case of any class of series 2004-C4 principal balance certificates, for any distribution date, the total amount to which the holders of that class are entitled as reimbursement for all previously unreimbursed reductions, if any, made in the total principal balance of that class on all prior distribution dates as discussed under "--Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses" below.

     PRIORITY OF DISTRIBUTIONS. On each distribution date, the trustee will apply the Available P&I Funds for that date to make the following distributions in the following order of priority, in each case to the extent of the remaining portion of the Available P&I Funds:

   ORDER OF         RECIPIENT
 DISTRIBUTION   CLASS OR CLASSES                                    TYPE AND AMOUNT OF DISTRIBUTION
-------------   ----------------   ------------------------------------------------------------------------------------------------
     1st         A-1, A-2, A-3,    From the portion of the Available P&I Funds attributable to the underlying mortgage loans in
                  A-4, A-5 and     loan group no. 1, interest up to the total interest distributable on those classes, PRO RATA
                     A-6**         based on the respective interest entitlements of those classes

                     A-1-A*        From the portion of the Available P&I Funds attributable to the underlying mortgage loans in loan group no. 2, interest up to the total interest distributable on that class

                    A-X, A-SP      From the entire Available P&I Funds, interest up to the total interest distributable on those
                    and A-Y*       classes, PRO RATA based on the respective interest entitlements of those classes, without regard to loan groups

     2nd            A-1, A-2,      Principal up to the portion of the Total Principal Distribution Amount that is attributable to
                  A-3, A-4, A-5    loan group no. 1 (and, if the class A-1-A certificates are retired, any portion of the Total
                    and A-6**      Principal Distribution Amount that is attributable to loan group no. 2), to class A-1, A-2,
                                   A-3, A-4, A-5 and A-6 in that order, in each case until the total principal balance of that class has been reduced to zero

                     A-1-A**       Principal up to the portion of the Total Principal Distribution Amount that is attributable to loan group no. 2 (and, if the class A-6 certificates are retired, any portion of the Total
                                   Principal Distribution Amount that is attributable to loan group no. 1), until the total principal balance of that class has been reduced to zero

     3rd         A-1, A-2, A-3,    Reimbursement up to the loss reimbursement amounts for those classes, PRO RATA based on the
                 A-4, A-5, A-6     respective loss reimbursement amounts for those classes
                    and A-1-A

     4th               A-J         Interest up to the total principal distributable on that class

     5th               A-J         Principal up to the total principal distributable on that class

     6th               A-J         Reimbursement up to the loss reimbursement amount for that class

     7th                B          Interest up to the total principal distributable on that class

     8th                B          Principal up to the total principal distributable on that class

     9th                B          Reimbursement up to the loss reimbursement amount for that class

----------
* If the portion of the Available P&I Funds allocable to pay interest on any one or more of the A-1, A-2, A-3, A-4, A-5, A-6, A-1-A, A-X, A-SP and A-Y classes, as set forth in the table above, is insufficient for that purpose, then the Available P&I Funds will be applied to pay interest on all those classes, pro rata based on entitlement.

** In general, no payments of principal will be made in respect of the class A-2 certificates until the total principal balance of the class A-1 certificates is reduced to zero, no payments of principal will be made in respect of the class A-3 certificates until the total principal balance of the class A-2 certificates is reduced to zero, no payments of principal will be made in respect of the class A-4 certificates until the total principal balance of the class A-3 certificates is reduced to zero, no payments of principal will be made in respect of the class A-5 certificates until the total principal balance of the class A-4 certificates is reduced to zero and no payments of principal will be made in respect of the class A-6 certificates until the total principal balance of the class A-5 certificates is reduced to zero. In addition, for purposes of receiving distributions of principal from the portion of the Total Principal Distribution Amount attributable to loan group no. 1, the holders of the class A-1, A-2, A-3, A-4, A-5 and A-6 certificates will have a prior right, relative to the holders of the class A-1-A certificates, to any such funds; and, for purposes of receiving distributions of principal from the portion of the Total Principal Distribution Amount attributable to loan group no. 2, the holders of the class A-1-A certificates will have a prior right, relative to the holders of the class A-1, A-2, A-3, A-4, A-5 and A-6 certificates, to any such funds. On and after the Senior Principal Distribution Cross-Over Date and, in any event on the final distribution date, principal distributions on the A-1, A-2, A-3, A-4, A-5, A-6 and A-1-A classes will be made on a pro rata basis in accordance with outstanding balances.

   ORDER OF         RECIPIENT
 DISTRIBUTION   CLASS OR CLASSES                      TYPE AND AMOUNT OF DISTRIBUTION
-------------   ----------------   ---------------------------------------------------------------------

     10th               C          Interest up to the total interest distributable on that class

     11th               C          Principal up to the total principal distributable on that class

     12th               C          Reimbursement up to the loss reimbursement amount for that class

     13th               D          Interest up to the total interest distributable on that class

     14th               D          Principal up to the total principal distributable on that class

     15th               D          Reimbursement up to the loss reimbursement amount for that class

     16th               E          Interest up to the total interest distributable on that class

     17th               E          Principal up to the total principal distributable on that class

     18th               E          Reimbursement up to the loss reimbursement amount for that class

     19th               F          Interest up to the total interest distributable on that class

     20th               F          Principal up to the total principal distributable on that class

     21st               F          Reimbursement up to the loss reimbursement amount for that class

     22nd               G          Interest up to the total interest distributable on that class

     23rd               G          Principal up to the total principal distributable on that class

     24th               G          Reimbursement up to the loss reimbursement amount for that class

     25th               H          Interest up to the total interest distributable on that class

     26th               H          Principal up to the total principal distributable on that class

     27th               H          Reimbursement up to the loss reimbursement amount for that class

     28th               J          Interest up to the total interest distributable on that class

     29th               J          Principal up to the total principal distributable on that class

     30th               J          Reimbursement up to the loss reimbursement amount for that class

     31st               K          Interest up to the total interest distributable on that class

     32nd               K          Principal up to the total principal distributable on that class

     33rd               K          Reimbursement up to the loss reimbursement amount for that class

   ORDER OF         RECIPIENT
 DISTRIBUTION   CLASS OR CLASSES                      TYPE AND AMOUNT OF DISTRIBUTION
-------------   ----------------   ---------------------------------------------------------------------
     34th               L          Interest up to the total interest distributable on that class

     35th               L          Principal up to the total principal distributable on that class

     36th               L          Reimbursement up to the loss reimbursement amount for that class

     37th               M          Interest up to the total interest distributable on that class

     38th               M          Principal up to the total principal distributable on that class

     39th               M          Reimbursement up to the loss reimbursement amount for that class

     40th               N          Interest up to the total interest distributable on that class

     41st               N          Principal up to the total principal distributable on that class

     42nd               N          Reimbursement up to the loss reimbursement amount for that class


     43rd               O          Interest up to the total interest distributable on that class

     44th               O          Principal up to the total principal distributable on that class

     45th               O          Reimbursement up to the loss reimbursement amount for that class

     46th               R          Any remaining portion of the Available P&I Funds

     DISTRIBUTIONS OF STATIC PREPAYMENT PREMIUMS AND YIELD MAINTENANCE CHARGES. If any Yield Maintenance Charge is collected during any particular collection period in connection with the prepayment of any of the underlying mortgage loans, then the trustee will distribute that Yield Maintenance Charge as additional interest, on the distribution date corresponding to that collection period, as follows:

     - the holders of any class A-1, A-2, A-3, A-4, A-5, A-6, A-1-A, A-J, B, C, D, E, F and G certificates that are then entitled to distributions of principal on the subject distribution date out of that portion of the Total Principal Distribution Amount for that date that is attributable to the loan group (i.e., loan group no. 1 or loan group no. 2) that includes the prepaid mortgage loan will be entitled to an amount equal to, in the case of each such class, the product of--

          1.   the amount of the subject Yield Maintenance Charge, multiplied by

          2. a fraction, not greater than one or less than zero, the numerator of which is equal to the excess, if any, of the pass-through rate applicable to that class of series 2004-C4 principal balance certificates for the related interest accrual period, over the relevant discount rate, and the denominator of which is equal to the excess, if any, of the mortgage interest rate for the prepaid mortgage loan, over the relevant discount rate, multiplied by

          3. a fraction, not greater than one or less than zero, the numerator of which is equal to the total distributions of principal to be made with respect to that class of series 2004-C4 principal balance certificates on the subject distribution date from that portion of the Total Principal Distribution Amount for that date that is attributable to the loan group that includes the prepaid mortgage loan, and the denominator of which is equal to the Total Principal Distribution Amount for the subject distribution date that is attributable to the loan group that includes the prepaid mortgage loan; and

     - any portion of the subject Yield Maintenance Charge that may remain after any distribution(s) contemplated by the prior bullet will be distributed as follows:

          1. for each of the first 36 distribution dates, if the class A-SP certificates are then outstanding, 30.0% of such amount to the holders of the class A-SP certificates and 70.0% of such amount to the holders of the class A-X certificates; and

          2.   otherwise, entirely to the holders of the class A-X certificates.

     For purposes of the foregoing, the relevant discount rate will, in general, be the same discount rate that was used to calculate the subject Yield Maintenance Charge, exclusive of any applicable spread. However, in the case of any underlying mortgage loan that provides for a discount rate that is equal to or based on a U.S. Treasury rate that has not been converted to a monthly equivalent rate, the relevant discount rate for purposes of the foregoing, exclusive of any applicable spread, will be so converted.

     Notwithstanding the foregoing, if the Yield Maintenance Charge to be distributed was collected with respect to any residential cooperative mortgage loan included in the trust fund sold to us by NCB, FSB, then the amount distributable in accordance with the second preceding paragraph will equal the amount of the Yield Maintenance Charge that would have been payable with respect to such residential cooperative mortgage loan if the related mortgage interest rate was equal to the Net Mortgage Interest Rate for such mortgage loan minus 0.15% per annum, and the remaining portion of the Yield Maintenance Charge actually collected will be distributed to the holders of the class A-Y certificates.

     If any Static Prepayment Premium is collected during any particular collection period in connection with the prepayment of any of the underlying mortgage loans, then the trustee will distribute that Static Prepayment Premium as additional interest, on the distribution date corresponding to that collection period, as follows:

     - the holders of any class A-1, A-2, A-3, A-4, A-5, A-6, A-1-A, A-J, B, C, D, E, F and G Certificates that are then entitled to distributions of principal on the subject distribution date out of that portion of the Total Principal Distribution Amount for that date that is attributable to the loan group (i.e., loan group no. 1 or loan group no. 2) that includes the prepaid mortgage loan will be entitled to an amount equal to, in the case of each such class, the product of--

          1. the amount of the subject Static Prepayment Premium, multiplied by

          2. a fraction, not greater than one or less than zero, the numerator of which is equal to the excess, if any, of the pass-through rate applicable to that class of series 2004-C4 principal balance certificates for the related interest accrual period, over the relevant discount rate, and the denominator of which is equal to the excess, if any, of the mortgage interest rate for the prepaid mortgage loan, over the relevant discount rate, multiplied by

          3. a fraction, not greater than one or less than zero, the numerator of which is equal to the total distributions of principal to be made with respect to that class of series 2004-C4 principal balance certificates on the subject distribution date from that portion of the Total Principal Distribution Amount for that date that is attributable to the loan group that includes the prepaid mortgage loan, and the denominator of which is equal to the Total Principal Distribution Amount for the subject distribution date that is attributable to the loan group that includes the prepaid mortgage loan; and

     - any portion of the subject Static Prepayment Premium that may remain after any distribution(s) contemplated by the prior bullets will be distributable to the holders of the class A-X certificates.

     For purposes of the foregoing, the relevant discount rate will, in general, be the same discount rate that would have been used to calculate a Yield Maintenance Charge if a Yield Maintenance Charge had been payable. The relevant discount rate for purposes of the foregoing will be converted to a monthly equivalent rate.

     Notwithstanding the foregoing, if the Static Prepayment Premium to be distributed was collected with respect to any residential cooperative mortgage loan included in the trust fund sold to us by NCB, FSB, then the amount distributable in accordance with the preceding paragraph will equal 50% of the amount of that Static Prepayment Premium, and the remaining portion of that Static Prepayment Premium will be distributed to the holders of the class A-Y certificates.

     After the distribution date on which the last of the offered certificates is retired, 100% of all prepayment consideration collected on the mortgage loans will be distributed to the holders of non-offered classes of the series 2004-C4 certificates.

     As described under "The Series 2004-C4 Pooling and Servicing Agreement--Servicing and Other Compensation and Payment of Expenses" in this prospectus supplement, liquidation fees may be paid from Yield Maintenance Charges and Static Prepayment Premiums. In such cases, the formulas described above for allocating any Yield Maintenance Charges and Static Prepayment Premiums to any particular class of series 2004-C4 certificates will be applied to the prepayment consideration in question, net of any liquidation fee payable therefrom.

     Neither we nor any of the underwriters makes any representation as to--

     - the enforceability of any provision of the underlying mortgage loans requiring the payment of any prepayment consideration, or

     -    the collectability of that prepayment consideration.

     See "Description of the Underlying Mortgage Loans--Certain Terms and Conditions of the Underlying Mortgage Loans--Prepayment Provisions" in this prospectus supplement.

     In no event will the holders of the offered certificates receive any Yield Maintenance Charge, Static Prepayment Premium or other prepayment consideration in connection with any repurchase of an underlying mortgage loan as described under "Description of the Underlying Mortgage Loans--Cures, Repurchases and Substitutions" in this prospectus supplement.

     DISTRIBUTIONS OF POST-ARD ADDITIONAL INTEREST. The holders of the class V certificates will be entitled to all amounts, if any, collected on the ARD Loans in the trust fund that are applied as Post-ARD Additional Interest (exclusive of any liquidation fees and/or work-out fees payable to the applicable special servicer from that Post-ARD Additional Interest).

TREATMENT OF REO PROPERTIES

     Notwithstanding that any mortgaged real property may be acquired as part of the trust fund through foreclosure, deed-in-lieu of foreclosure or otherwise, the related underlying mortgage loan will be treated as having remained outstanding, until the REO Property is liquidated, for purposes of determining--

     -    distributions on the series 2004-C4 certificates,

     - allocations of Realized Losses and Additional Trust Fund Expenses to the series 2004-C4 certificates, and

     - the amount of all fees payable to the applicable master servicer, the applicable special servicer and the trustee under the series 2004-C4 pooling and servicing agreement.

     In connection with the foregoing, the related underlying mortgage loan will be taken into account when determining the Weighted Average Net Mortgage Pass-Through Rate and the Total Principal Distribution Amount for each distribution date.

     Operating revenues and other proceeds from an REO Property will be applied--

     - FIRST, to pay, or to reimburse the applicable master servicer, the applicable special servicer and/or the trustee for the payment of, any costs and expenses incurred in connection with the operation and disposition of the REO Property, and

     - THEREAFTER, as collections of principal, interest and other amounts due on the related underlying mortgage loan.

     To the extent described under "--Advances of Delinquent Monthly Debt Service Payments" below, the applicable master servicer and the trustee will be required to advance delinquent monthly debt service payments with respect to each underlying mortgage loan as to which the corresponding mortgaged real property has become an REO Property, in all cases as if that underlying mortgage loan had remained outstanding.

REDUCTIONS OF CERTIFICATE PRINCIPAL BALANCES IN CONNECTION WITH REALIZED LOSSES AND ADDITIONAL TRUST FUND EXPENSES

     As a result of Realized Losses and Additional Trust Fund Expenses, the total Stated Principal Balance of the mortgage pool may decline below the total principal balance of the series 2004-C4 principal balance certificates. If this occurs following the distributions made to the 2004-C4 certificateholders on any distribution date, then the respective total principal balances of the following classes of the series 2004-C4 certificates are to be sequentially reduced in the following order, until the total principal balance of those classes of series 2004-C4 certificates equals the total Stated Principal Balance of the mortgage pool (which total Stated Principal Balance will be increased, for this purpose only, by amounts of principal previously used to reimburse nonrecoverable advances and certain advances related to rehabilitated mortgage loans, as described herein under "--Advances of Delinquent Monthly Debt Service Payments" and "The Series 2004-C4 Pooling and Servicing Agreement--Servicing and Other Compensation and Payment of Expenses--Payment of Expenses; Servicing Advances," other than any such amounts previously used to reimburse advances with respect to mortgage loans that have since become liquidated loans) that will be outstanding immediately following that distribution date.

                 ORDER OF ALLOCATION                 CLASS
                         1st                           O
                         2nd                           N
                         3rd                           M
                         4th                           L
                         5th                           K
                         6th                           J
                         7th                           H
                         8th                           G
                         9th                           F
                         10th                          E
                         11th                          D
                         12th                          C
                         13th                          B
                         14th                         A-J
                         15th                 A-1, A-2, A-3, A-4,
                                              A-5, A-6 and A-1-A*

----------
          * PRO RATA based on the respective total principal balances of the subject classes.

     The above-described reductions in the total principal balances of the respective classes of the series 2004-C4 certificates identified in the foregoing table, will represent an allocation of the Realized Losses and/or Additional Trust Fund Expenses that caused the particular mismatch in balances between the underlying mortgage loans and those classes of series 2004-C4 certificates.

     The Realized Loss, if any, in connection with the liquidation of a defaulted underlying mortgage loan, or related REO Property, held by the trust fund, will be an amount generally equal to the excess, if any, of:

     - the outstanding principal balance of the subject mortgage loan as of the date of liquidation, together with all accrued and unpaid interest on the subject mortgage loan to but not including the due date in the collection period in which the liquidation occurred, exclusive, however, of any portion of that interest that represents Default Interest or Post-ARD Additional Interest, over

     - the total amount of liquidation proceeds, if any, recovered in connection with the liquidation that are available to pay interest (other than Default Interest and/or Post-ARD Additional Interest, if applicable) on and principal of the subject mortgage loan.

     If any portion of the debt due under any of the underlying mortgage loans is forgiven, whether in connection with a modification, waiver or amendment granted or agreed to by the applicable master servicer or the applicable special servicer or in connection with the bankruptcy, insolvency or similar proceeding involving the related borrower, the amount forgiven, other than Default Interest and Post-ARD Additional Interest, also will be treated as a Realized Loss.

     The following items, to the extent that they are paid out of collections on the mortgage pool (other than late payment charges and/or Default Interest collected on the underlying mortgage loans), are some examples of Additional Trust Fund Expenses:

     - any special servicing fees, work-out fees and liquidation fees paid to a special servicer;

     - any interest paid to a master servicer, a special servicer and/or the trustee with respect to advances;

     - the cost of various opinions of counsel required or permitted to be obtained in connection with the servicing of the underlying mortgage loans and the administration of the other assets of the trust fund;

     - any unanticipated, non-mortgage loan specific expenses of the trust fund, including--

          1. any reimbursements and indemnifications to the trustee and various related persons and entities, as described under "Description of the Governing Documents--Matters Regarding the Trustee" in the accompanying prospectus and "The Series 2004-C4 Pooling and Servicing Agreement--Certain Indemnities" in this prospectus supplement,

          2. any reimbursements and indemnification to the master servicers, the special servicers, us and various related persons and entities, as described under "Description of the Governing Documents--Matters Regarding the Master Servicer, the Special Servicer, the Manager and Us" in the accompanying prospectus and "The Series 2004-C4 Pooling and Servicing Agreement--Certain Indemnities" in this prospectus supplement, and

          3. any U.S. federal, state and local taxes, and tax-related expenses, payable out of assets of the trust fund, as described under "Federal Income Tax Consequences--REMICs--Prohibited Transactions Tax and Other Taxes" in the accompanying prospectus;

     - rating agency fees, other than on-going surveillance fees, that cannot be recovered from the borrower and that are not paid by any party to the series 2004-C4 pooling and servicing agreement or the related mortgage loan seller; and

     - any amounts expended on behalf of the trust fund to remediate an adverse environmental condition at any mortgaged real property securing a defaulted underlying mortgage loan, as described under "The Series 2004-C4 Pooling and Servicing Agreement--Procedures with Respect to Defaulted Mortgage Loans" in this prospectus supplement.

     Late payment charges and Default Interest collected with respect to any underlying mortgage loan are to be applied to pay interest on any advances that have been or are being reimbursed with respect to that mortgage loan. In addition, late payment charges and Default Interest collected with respect to any underlying mortgage loan are also to be applied to reimburse the trust for any Additional Trust Fund Expenses previously incurred by the trust with respect to that mortgage loan. Late payment charges and Default Interest collected with respect to any underlying mortgage loan that are not so applied to pay interest on advances or to reimburse the trust for previously incurred Additional Trust Fund Expenses will be paid to the master servicer and/or the special servicer as additional servicing compensation.

ADVANCES OF DELINQUENT MONTHLY DEBT SERVICE PAYMENTS

     Each master servicer will be required to make, for each distribution date, a total amount of advances of principal and/or interest generally equal to all scheduled monthly debt service payments, other than balloon payments, Post-ARD Additional Interest, Default Interest and late payment charges, and assumed monthly debt service payments, in each case net of related master servicing fees, primary servicing fees and work-out fees, that--

     - were due or deemed due, as the case may be, during the related collection period with respect to the underlying mortgage loans as to which it acts as master servicer, and

     - were not paid by or on behalf of the respective borrowers thereunder or otherwise collected as of the close of business on the last day of the related collection period.

     Notwithstanding the foregoing, if it is determined that an Appraisal Reduction Amount exists with respect to any mortgage loan in the trust fund, then the applicable master servicer will reduce the interest portion, but not the principal portion, of each monthly debt service advance that it must make with respect to that mortgage loan during the period that the Appraisal Reduction Amount exists. The interest portion of any monthly debt service advance required to be made with respect to any underlying mortgage loan as to which there exists an Appraisal Reduction Amount, will equal the product of--

     - the amount of the interest portion of that monthly debt service advance that would otherwise be required to be made for the subject distribution date without regard to this sentence and the prior sentence, multiplied by

     -    a fraction--

          1. the numerator of which is equal to the Stated Principal Balance of the subject mortgage loan, net of the Appraisal Reduction Amount, and

          2. the denominator of which is equal to the Stated Principal Balance of the subject mortgage loan.

     Notwithstanding the foregoing, any reduction in advances with respect to the 1201 New York Avenue Mortgage Loan in accordance with the preceding paragraph will be based on the portion of any Appraisal Reduction Amount calculated with respect to the entire 1201 New York Avenue Total Loan that is allocable to the 1201 New York Avenue Mortgage Loan. The applicable master servicer or special servicer will calculate any Appraisal Reduction Amount with respect to the 1201 New York Avenue Total Loan in generally the same manner described in this prospectus supplement as if it were an individual underlying mortgage loan and will then allocate that Appraisal Reduction Amount, FIRST, to the 1201 New York Avenue Junior Companion Loans, PRO RATA, in accordance with their respective percentage interests, in each case up to the unpaid principal balance of the subject 1201 New York Avenue Junior Companion Loan, and THEN, to the 1201 New York Avenue Mortgage Loan.

     Neither the holder of a Companion Loan nor any related servicer or any party associated with a securitization of a Companion Loan is required to make any monthly debt service advance with respect to the related underlying mortgage loan.

     With respect to any distribution date, each master servicer will be required to make monthly debt service advances either out of its own funds or, subject to replacement as and to the extent provided in the series 2004-C4 pooling and servicing agreement, out of funds held in that master servicer's collection account that are not required to be paid on the series 2004-C4 certificates on the related distribution date. Neither the servicers nor the trustee are required to make any monthly debt service advances with respect to any Companion Loan.

     If any master servicer fails to make a required monthly debt service advance and the trustee is aware of that failure, the trustee will be obligated to make that advance.

     The master servicers and the trustee will each be entitled to recover any monthly debt service advance made by it out of its own funds (together with interest accrued thereon), from collections on the underlying mortgage loan as to which the advance was made. None of the master servicers or the trustee will be obligated to make any monthly debt service advance that, in its judgment, would not ultimately be recoverable out of collections on the related mortgage loan. If a master servicer or the trustee makes any monthly debt service advance with respect to any of the underlying mortgage loans that it or the applicable special servicer subsequently determines will not be recoverable out of collections on that mortgage loan (such advance, a "Nonrecoverable P&I Advance"), it may obtain reimbursement for that advance, together with interest accrued on the advance as described in the third succeeding paragraph, out of general collections on the mortgage pool. See "Description of the Certificates--Advances" in the accompanying prospectus and "The Series 2004-C4 Pooling and Servicing Agreement--Collection Accounts" in this prospectus supplement. Any reimbursement of a Nonrecoverable P&I Advance (including interest accrued thereon) as described in the second preceding sentence will be deemed to be reimbursed first from payments and other collections of principal on the mortgage pool (thereby reducing the amount of principal otherwise distributable on the series 2004-C4 certificates on the related distribution date) prior to the application of any other general collections on the mortgage pool against such reimbursement. The trustee may conclusively rely on the determination of the applicable master servicer and applicable special servicer regarding the recoverability of any monthly debt service advance, and the applicable master servicer may conclusively rely on the determination of the applicable special servicer regarding the recoverability of any monthly debt service advance.

     Notwithstanding the foregoing, instead of obtaining reimbursement out of general collections on the mortgage pool immediately for a Nonrecoverable P&I Advance, the relevant master servicer or the trustee, as applicable, may, in its sole discretion, elect to obtain reimbursement for such Nonrecoverable P&I Advance over a period of time (not to exceed six months without the consent of the Series 2004-C4 Directing Certificateholder or 12 months in any event), with interest continuing to accrue thereon at the prime rate as described below. At any time after such a determination to obtain reimbursement over time in accordance with the preceding sentence, the relevant master servicer or the trustee, as applicable, may, in its sole discretion, decide to obtain reimbursement for such Nonrecoverable P&I Advance from general collections on the mortgage pool (including, without limitation, interest collections) immediately. In general, such a reimbursement deferral will only be permitted under the series 2004-C4 pooling and servicing agreement if and to the extent that the subject Nonrecoverable P&I Advance, after taking into account other outstanding Nonrecoverable Advances, could not be reimbursed with interest out of payments and other collections of principal on the mortgage pool. The fact that a decision to recover a Nonrecoverable P&I Advance over time, or not to do so, benefits some classes of series 2004-C4 certificateholders to the detriment of other classes of 2004-C4 certificateholders will not constitute a violation of the Servicing Standard or a breach of the terms of the series 2004-C4 pooling and servicing agreement by any party thereto or a violation of any duty owed by any party thereto to the series 2004-C4 certificateholders.

     In addition, in the event that any monthly debt service advance (including interest accrued thereon) with respect to a defaulted underlying mortgage loan remains unreimbursed following the time that such mortgage loan is modified and returned to performing status, the relevant master servicer or the trustee will be entitled to reimbursement for that advance (even though that advance is not deemed a Nonrecoverable P&I Advance), on a monthly basis, out of - but solely out of - payments and other collections of principal on all the underlying mortgage loans after the application of those principal payments and collections to reimburse any party for any Nonrecoverable Advance, prior to any distributions of principal on the series 2004-C4 certificates. If any such advance is not reimbursed in whole on any distribution date due to insufficient principal collections during the related collection period, then the portion of that advance which remains unreimbursed will be carried over (with interest thereon continuing to accrue) for reimbursement on the following distribution date (to the extent of principal collections available for that purpose). If any such advance, or any portion of any such advance, is determined, at any time during this reimbursement process, to be a Nonrecoverable Advance, then the applicable master servicer or the trustee, as applicable, will be entitled to immediate reimbursement as a Nonrecoverable Advance in an amount equal to the portion of that advance that remains outstanding, plus accrued interest.

     In addition, to the extent that reimbursements of any Nonrecoverable P&I Advances and/or other above-described monthly debt service advances relating to one or more underlying mortgage loans are reimbursed out of payments and other collections of principal on all the underlying mortgage loans as described in the preceding paragraphs, the reimbursements will further be deemed to have been reimbursed, first, out of the payments and other collections of principal on the loan group that includes the respective mortgage loans for which the Nonrecoverable P&I Advances and/or other monthly debt service advances were incurred, until there are no remaining principal payments or other collections for that loan group for the related collection period, and then out of the payments and other collections of principal on the other loan group, until there are no remaining principal payments or other collections for that loan group for the related collection period. This would affect the relative portions of the Total Principal Distribution Amount that are attributable to the respective loan groups.

     The master servicers and the trustee will each be entitled to receive interest on monthly debt service advances made by that party out of its own funds. That interest will accrue on the amount of each monthly debt service advance for so long as that advance is outstanding from the date made (or, if made prior to the end of the applicable grace period, from the end of that grace period), at an annual rate equal to the prime rate as published in the "Money Rates" section of THE WALL STREET JOURNAL, as that prime rate may change from time to time. Subject to the discussion in the two preceding paragraphs, interest accrued with respect to any monthly debt service advance on an underlying mortgage loan will be payable out of general collections on the mortgage pool.

     A monthly debt service payment will be assumed to be due with respect to:

     - each underlying mortgage loan that is delinquent with respect to its balloon payment beyond the end of the collection period in which its maturity date occurs and as to which no arrangements have been agreed to for the collection of the delinquent amounts, including an extension of maturity; and

     - each underlying mortgage loan as to which the corresponding mortgaged real property has become an REO Property.

     The assumed monthly debt service payment deemed due on any underlying mortgage loan described in the prior sentence will equal, for its maturity date (if applicable) and for each successive due date following the relevant event that it or any related REO Property remains part of the trust fund, the sum of
(a) the principal portion, if any, of the monthly debt service payment that would have been due on the subject mortgage loan on the relevant date if the related balloon payment had not come due or the related mortgaged real property had not become an REO property, as the case may be, and the subject mortgage loan had, instead, continued to amortize and accrue interest according to its terms in effect prior to that event, plus (b) one month's interest on the Stated Principal Balance of the subject mortgage loan at the related mortgage interest rate (but not including Post-ARD Additional Interest).

REPORTS TO CERTIFICATEHOLDERS; AVAILABLE INFORMATION

     TRUSTEE REPORTS. Based solely on information provided on a one-time basis by the respective mortgage loan sellers, and in monthly reports prepared by the master servicers and the special servicers, and in any event delivered to the trustee, the trustee will be required to prepare and make available electronically or, upon written request, provide by first class mail, on each distribution date to each registered holder of a series 2004-C4 certificate, a reporting statement substantially in the form of, and containing substantially the information set forth in, Exhibit B to this prospectus supplement. The trustee's reporting statement will detail the distributions on the series 2004-C4 certificates on that distribution date and the performance, both in total and individually to the extent available, of the underlying mortgage loans and the related mortgaged real properties. Recipients will be deemed to have agreed to keep the subject information confidential.

     Each master servicer will be required to provide the standard CMSA investor reporting package to the trustee on a monthly basis. However, due to the time required to collect all the necessary data and enter it onto each master servicer's computer system, none of the master servicers are required to provide monthly CMSA reports, other than the CMSA loan periodic update file, before the distribution date in January 2005.

     BOOK-ENTRY CERTIFICATES. If you hold your offered certificates in book-entry form through DTC, you may obtain direct access to the monthly reports of the trustee as if you were a registered certificateholder; provided that you deliver a written certification to the trustee in the form attached to the series 2004-C4 pooling and servicing agreement confirming your beneficial ownership in the offered certificates and agree to keep the subject information confidential to the extent such information is not available to the general public. Otherwise, until definitive certificates are issued with respect to your offered certificates, the information contained in the trustee's monthly reports will be available to you only to the extent that it is made available through DTC and the DTC participants or is available on the trustee's internet website. Conveyance of notices and other communications by DTC to the DTC participants, and by the DTC participants to beneficial owners of the offered certificates, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. We, the master servicers, the special servicers, the trustee and the certificate registrar are required to recognize as series 2004-C4 certificateholders only those persons in whose names the series 2004-C4 certificates are registered on the books and records of the certificate registrar.

     INFORMATION AVAILABLE ELECTRONICALLY. The trustee will make the trustee's reports available each month via the trustee's internet website. In addition, the trustee will also make this prospectus supplement, the accompanying prospectus, the series 2004-C4 pooling and servicing agreement and certain underlying mortgage loan information as presented in the standard CMSA investor reporting package formats available to any registered holder or beneficial owner of an offered certificate and to certain other persons via the trustee's internet website in accordance with the terms and provisions of the series 2004-C4 pooling and servicing agreement. The trustee's internet website will initially be located at "http://www.ctslink.com/cmbs." For assistance with the trustee's internet website certificateholders may call (301) 815-6600.

     The trustee will make no representations or warranties as to the accuracy or completeness of, and may disclaim responsibility for, any information made available by it for which it is not the original source.

     The trustee may require registration and the acceptance of a disclaimer, as well as an agreement to keep the subject information confidential, in connection with providing access to its internet website. The trustee will not be liable for the dissemination of information made by it in accordance with the series 2004-C4 pooling and servicing agreement.

     OTHER INFORMATION. The series 2004-C4 pooling and servicing agreement will obligate the trustee (or in the case of the items listed in the fifth, sixth and seventh bullet points below, the Master Servicer or Special Servicer, as applicable) to make available at its offices, during normal business hours, upon reasonable advance written notice, or electronically via its website, for review by any holder or beneficial owner of an offered certificate or any person identified to the trustee as a prospective transferee of an offered certificate or any interest in that offered certificates, originals or copies, in paper or electronic form, of, among other things, the following items:

     - the series 2004-C4 pooling and servicing agreement, including exhibits, and any amendments to the series 2004-C4 pooling and servicing agreement;

     - all monthly reports of the trustee delivered, or otherwise electronically made available, to series 2004-C4 certificateholders since the date of initial issuance of the offered certificates;

     - all officer's certificates delivered to the trustee by the master servicers and/or the special servicers since the date of initial issuance of the offered certificates, as described under "The Series 2004-C4 Pooling and Servicing Agreement--Evidence as to Compliance" in this prospectus supplement;

     - all accountant's reports delivered to the trustee with respect to the master servicers and/or the special servicers since the date of initial issuance of the offered certificates, as described under "The Series 2004-C4 Pooling and Servicing Agreement--Evidence as to Compliance" in this prospectus supplement;

     - the most recent inspection report with respect to each mortgaged real property securing a mortgage loan prepared by the applicable master servicer or the applicable special servicer and delivered to the trustee as described under "The Series 2004-C4 Pooling and Servicing Agreement--Inspections; Collection of Operating Information" in this prospectus supplement;

     - the most recent appraisal, if any, with respect to each mortgaged real property securing a mortgage loan obtained by the applicable master servicer or the applicable special servicer and delivered to the trustee;

     - the most recent quarterly and annual operating statement and rent roll (for all mortgaged real properties other than residential cooperative properties) for each mortgaged real property securing a mortgage loan and financial statements of the related borrower collected by the applicable master servicer or the applicable special servicer and delivered to the trustee as described under "The Series 2004-C4 Pooling and Servicing Agreement--Inspections; Collection of Operating Information" in this prospectus supplement; and

     - the mortgage files for the mortgage loans, including all documents, such as modifications, waivers and amendments, that are to be added to those mortgage files from time to time and any updated list of exceptions to the trustee's review of the mortgage files for the underlying mortgage loans.

     Copies of any and all of the foregoing items will be available from the trustee, master servicer or special servicer upon request. However, the trustee, master servicer or special servicer, as applicable, will be permitted to require payment of a sum sufficient to cover the reasonable costs and expenses of providing the copies.

     In connection with providing access to or copies of the items described above, the trustee, master servicer or special servicer may require:

     - in the case of a registered holder or beneficial owner of an offered certificate, a written confirmation executed by the requesting person or entity, in the form attached to the series 2004-C4 pooling and servicing agreement, generally to the effect that, among other things, the person or entity is a registered holder or beneficial owner of offered certificates and will keep the information confidential and will indemnify the trustee, the master servicer and the special servicer; and

     - in the case of a prospective purchaser of an offered certificate or any interest in that offered certificate, confirmation executed by the requesting person or entity, in the form attached to the series 2004-C4 pooling and servicing agreement, generally to the effect that, among other things, the person or entity is a prospective purchaser of offered certificates or an interest in offered certificates, is requesting the information for use in evaluating a possible investment in the offered certificates and will otherwise keep the information confidential and will indemnify the trustee, the master servicer and the special servicer.

VOTING RIGHTS

     The voting rights for the series 2004-C4 certificates will be allocated as follows:

     - 99% of the voting rights will be allocated to the class A-1, A-2, A-3, A-4, A-5, A-6, A-1-A, A-J, B, C, D, E, F, G, H, J, K, L, M, N and O
          certificates, in proportion to the respective total principal balances of those classes;

     - 1% of the voting rights will be allocated to the class A-X, A-SP and A-Y certificates, in proportion to the respective notional amounts of those classes; and

     - 0% of the voting rights will be allocated to the holders of the class R and V certificates.

     Voting rights allocated to a class of series 2004-C4 certificateholders will be allocated among those certificateholders in proportion to their respective percentage interests in that class.

                        YIELD AND MATURITY CONSIDERATIONS

YIELD CONSIDERATIONS

     GENERAL. The yield on any offered certificate will depend on--

     -    the price at which the certificate is purchased by an investor, and

     -    the rate, timing and amount of distributions on the certificate.

     The rate, timing and amount of distributions on any offered certificate will in turn depend on, among other things--

     -    the pass-through rate for the certificate,

     - the rate and timing of principal payments, including principal prepayments, and other principal collections on the underlying mortgage loans and the extent to which those amounts are to be applied or otherwise result in reduction of the principal balance of the certificate,

     - the rate, timing and severity of Realized Losses and Additional Trust Fund Expenses and the extent to which those losses and expenses result in the reduction of the principal balance of the certificate, and

     - the timing and severity of any Net Aggregate Prepayment Interest Shortfalls and the extent to which those shortfalls result in the reduction of the interest distributions on the certificate.

     PASS-THROUGH RATES. The pass-through rate on the class C certificates will be variable and will be equal to or limited by the Weighted Average Net Mortgage Pass-Through Rate from time to time. The Weighted Average Net Mortgage Pass-Through Rate would decline if the rate of principal payments on the underlying mortgage loans with higher Net Mortgage Pass-Through Rates was faster than the rate of principal payments on the underlying mortgage loans with lower Net Mortgage Pass-Through Rates. Accordingly, the yield on the class C certificates will be sensitive to changes in the relative composition of the mortgage pool as a result of scheduled amortization, voluntary prepayments and liquidations of underlying mortgage loans following default. The Weighted Average Net Mortgage Pass-Through Rate will not be affected by modifications, waivers or amendments with respect to the underlying mortgage loans.

     RATE AND TIMING OF PRINCIPAL PAYMENTS. The yield to maturity on any offered certificates purchased at a discount or a premium will be affected by, the rate and timing of principal distributions made in reduction of the total principal balances of those certificates. In turn, the rate and timing of principal distributions that are paid or otherwise result in reduction of the total principal balance of any offered certificate will be directly related to the rate and timing of principal payments on or with respect to the underlying mortgage loans. Finally, the rate and timing of principal payments on or with respect to the underlying mortgage loans will be affected by their amortization schedules, the dates on which balloon payments are due and the rate and timing of principal prepayments and other unscheduled collections on them, including for this purpose, collections made in connection with liquidations of underlying mortgage loans due to defaults, casualties or condemnations affecting the mortgaged real properties, or purchases or other removals of underlying mortgage loans from the trust fund.


     Prepayments and other early liquidations of the underlying mortgage loans will result in distributions on the offered certificates of amounts that would otherwise be paid over the remaining terms of the subject mortgage loans. This will tend to shorten the weighted average lives of the offered certificates. Defaults on the underlying mortgage loans, particularly at or near their maturity dates, may result in significant delays in distributions of principal on the subject mortgage loans and, accordingly, on the offered certificates, while work-outs are negotiated or foreclosures are completed. These delays will tend to lengthen the weighted average lives of the offered certificates. See "The Series 2004-C4 Pooling and Servicing Agreement--Modifications, Waivers, Amendments and Consents" in this prospectus supplement. In addition, the ability of a borrower under an ARD Loan to repay that loan on the related anticipated repayment date will generally depend on its ability to either refinance that mortgage loan or sell the corresponding mortgaged real property. Also, a borrower may have little incentive to repay its mortgage loan on the related anticipated repayment date if then prevailing interest rates are relatively

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high. Accordingly, there can be no assurance that any ARD Loan in the trust fund will be paid in full on its anticipated repayment date.

     The extent to which the yield to maturity on any offered certificate may vary from the anticipated yield will depend upon the degree to which the certificate is purchased at a discount or premium and when, and to what degree payments of principal on the underlying mortgage loans are in turn paid in a reduction of the principal balance of the certificate. If you purchase your offered certificates at a discount, you should consider the risk that a slower than anticipated rate of principal payments on the underlying mortgage loans could result in an actual yield to you that is lower than your anticipated yield. If you purchase your offered certificates at a premium, you should consider the risk that a faster than anticipated rate of principal payments on the underlying mortgage loans could result in an actual yield to you that is lower than your anticipated yield.

     Because the rate of principal payments on or with respect to the underlying mortgage loans will depend on future events and a variety of factors, no assurance can be given as to that rate or the rate of principal prepayments in particular.

     DELINQUENCIES AND DEFAULTS ON THE MORTGAGE LOANS. The rate and timing of delinquencies and defaults on the underlying mortgage loans will affect--

     -    the amount of distributions on your offered certificates,

     -    the yield to maturity of your offered certificates,

     -    the rate of principal distributions on your offered certificates, and

     -    the weighted average life of your offered certificates.

     Delinquencies on the underlying mortgage loans, unless covered by advances, may result in shortfalls in distributions of interest and/or principal on your offered certificates for the current month. Although any shortfalls in distributions of interest may be made up on future distribution dates, no interest would accrue on those shortfalls. Thus, any shortfalls in distributions of interest would adversely affect the yield to maturity of your offered certificates.

     If--

     - you calculate the anticipated yield to maturity for your offered certificates based on an assumed rate of default and amount of losses on the underlying mortgage loans that is lower than the default rate and amount of losses actually experienced, and

     - the additional losses result in a reduction of the total distributions on or the total principal balance of your offered certificates,

then your actual yield to maturity will be lower than you calculated and could, under some scenarios, be negative.

     The timing of any loss on a liquidated mortgage loan that results in a reduction of the total distributions on or the total principal balance of your offered certificates will also affect your actual yield to maturity, even if the rate of defaults and severity of losses are consistent with your expectations. In general, the earlier your loss occurs, the greater the effect on your yield to maturity.

     Even if losses on the underlying mortgage loans do not result in a reduction of the total distributions on or the total principal balance of your offered certificates, the losses may still affect the timing of distributions on, and the weighted average life and yield to maturity of, your offered certificates.

     In addition, if the applicable master servicer or the trustee reimburses itself out of general collections on the mortgage pool for any Nonrecoverable Advance, then that advance (together with accrued interest thereon) will be deemed, to the fullest extent permitted, to be reimbursed first out of payments and other collections of principal on the mortgage pool otherwise distributable on the series 2004-C4 certificates, prior to being deemed reimbursed out of payments and other collections of interest on the mortgage pool otherwise distributable on the series 2004-C4 certificates.

     In the event that any advance (including any interest accrued thereon) with respect to a defaulted underlying mortgage loan remains unreimbursed following the time that such underlying mortgage loan is modified and returned to performing status, the relevant master servicer or the trustee, as applicable, will be entitled to reimbursement for that advance (even though that advance is not deemed a Nonrecoverable Advance), on a monthly basis, out of - but solely out of -

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payments and other collections of principal on all the underlying mortgage loans after the application of those principal payments and collections to reimburse any party for any Nonrecoverable Advance, as described in the preceding paragraph, prior to any distributions of principal on the series 2004-C4 certificates. If any such advance is not reimbursed in whole on any distribution date due to insufficient principal collections during the related collection period, then the portion of that advance which remains unreimbursed will be carried over (with interest thereon continuing to accrue) for reimbursement on the following distribution date (to the extent of principal collections available for that purpose). If any such advance, or any portion of any such advance, is determined, at any time during this reimbursement process, to be a Nonrecoverable Advance, then the applicable master servicer or the trustee, as applicable, will be entitled to immediate reimbursement as a Nonrecoverable Advance in an amount equal to the portion of that advance that remains outstanding, plus accrued interest.

     THE EFFECT OF LOAN GROUPS. Because the mortgage pool has been divided into two loan groups for purposes of calculating distributions on the series 2004-C4 certificates, the holders of the class A-1, A-2, A-3, A-4, A-5 and A-6 certificates will be affected by the rate, timing and amount of payments and other collections of principal on, and by delinquencies and defaults on, the mortgage loans in loan group no. 1 and, in the absence of significant losses, should be largely unaffected by the rate, timing and amount of payments and other collections of principal on, and by delinquencies and defaults on, the mortgage loans in loan group no. 2. Similarly, the holders of the class A-1-A certificates will be affected by the rate, timing and amount of payments and other collections of principal on, and by delinquencies and defaults on, the mortgage loans in loan group no. 2 and, in the absence of significant losses, should be largely unaffected by the rate, timing and amount of payments and other collections of principal on, and by delinquencies and defaults on, the mortgage loans in loan group no. 1. Investors should take this into account when reviewing this "Yield and Maturity Considerations" section.

     RELEVANT FACTORS. The following factors, among others, will affect the rate and timing of principal payments and defaults and the severity of losses on or with respect to the underlying mortgage loans:

     -    prevailing interest rates;

     -    the terms of those mortgage loans, including--

          1. provisions that impose prepayment lock-out periods or require Yield Maintenance Charges and/or Static Prepayment Premiums, and

          2.   amortization terms that require balloon payments;

     - the demographics and relative economic vitality of the areas in which the mortgaged real properties are located;

     - the general supply and demand for commercial and multifamily rental space of the type available at the mortgaged real properties in the areas in which those properties are located;

     -    the quality of management of the mortgaged real properties;

     -    the servicing of those mortgage loans;

     -    possible changes in tax laws; and

     -    other opportunities for investment.

     See "Risk Factors--Risks Related to the Underlying Mortgage Loans," "Description of the Underlying Mortgage Loans" and "The Series 2004-C4 Pooling and Servicing Agreement" in this prospectus supplement and "Description of the Governing Documents" and "Yield and Maturity Considerations--Yield and Prepayment Considerations" in the accompanying prospectus.

     The rate of prepayment on the mortgage loans in the trust fund is likely to be affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. When the prevailing market interest rate is below the annual rate at which a mortgage loan accrues interest, the related borrower may have an increased incentive to refinance that mortgage loan. Conversely, to the extent prevailing market interest rates exceed the annual rate at which a mortgage loan accrues interest, the related borrower may be less likely to voluntarily prepay that mortgage loan. Assuming prevailing market interest rates exceed the revised mortgage interest rate at which an ARD Loan accrues interest following its anticipated repayment date, the primary incentive for the related borrower to prepay the subject mortgage loan on or before its anticipated repayment date is to give the borrower access to excess cash flow, all of which, net of the minimum required debt service, approved property expenses and any required reserves, must be applied to pay down principal of the subject mortgage loan. Accordingly, there can be no assurance that any ARD Loan in the trust fund will be prepaid on or before its anticipated repayment date or on any other date prior to maturity.

     Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some underlying borrowers may sell their mortgaged real properties in order to realize their equity in those properties, to meet cash flow needs or to make other investments. In addition, some underlying borrowers may be motivated by U.S. federal and state tax laws, which are subject to change, to sell their mortgaged real properties.

     A number of the underlying borrowers are partnerships. The bankruptcy of the general partner in a partnership may result in the dissolution of the partnership. The dissolution of a borrower partnership, the winding-up of its affairs and the distribution of its assets could result in an acceleration of its payment obligations under the related mortgage loan.

     We make no representation or warranty regarding:

     - the particular factors that will affect the rate and timing of prepayments and defaults on the underlying mortgage loans;

     -    the relative importance of those factors;

     - the percentage of the total principal balance of the underlying mortgage loans that will be prepaid or as to which a default will have occurred as of any particular date; or

     - the overall rate of prepayment or default on the underlying mortgage loans.

     DELAY IN DISTRIBUTIONS. Because monthly distributions will not be made on the offered certificates until several days after the due dates for the underlying mortgage loans during the related collection period, your effective yield will be lower than the yield that would otherwise be produced by your pass-through rate and purchase price, assuming that purchase price did not account for a delay.

WEIGHTED AVERAGE LIVES OF THE OFFERED CERTIFICATES

     For purposes of this prospectus supplement, the weighted average life of any offered certificate refers to the average amount of time that will elapse from the assumed settlement date of November 12, 2004 until each dollar to be applied in reduction of the total principal balance of those certificates is paid to the investor. For purposes of this "Yield and Maturity Considerations" section, the weighted average life of any offered certificate is determined by:

     - multiplying the amount of each principal distribution on the certificate by the number of years from the assumed settlement date to the related distribution date;

     -    summing the results; and

     - dividing the sum by the total amount of the reductions in the principal balance of the certificate.

Accordingly, the weighted average life of any offered certificate will be influenced by, among other things, the rate at which principal of the underlying mortgage loans is paid or otherwise collected or advanced and the extent to which those payments, collections and/or advances of principal are in turn applied in reduction of the principal balance of that certificate.

     As described in this prospectus supplement, the Total Principal Distribution Amount for each distribution date will be payable first with respect to the class A-1, A-2, A-3, A-4, A-5, A-6 and/or A-1-A certificates (allocated among those classes as described under "Description of the Offered Certificates--Distributions--Principal Distributions" in this prospectus supplement) until the total principal balances of those classes are reduced to zero, and will thereafter be distributable entirely with respect to the other classes of offered certificates, sequentially based upon their relative seniority, in each case until the related total principal balance is reduced to zero. As a consequence of the foregoing, the weighted average lives of the class A-1, A-2, A-3, A-4, A-5, A-6 and A-1-A certificates may be shorter, and the weighted average lives of the other classes of offered certificates may be longer, than would otherwise be the case if the Total Principal Distribution Amount for each distribution date was being paid on a PRO RATA basis among the respective classes of series 2004-C4 principal balance certificates.

     The tables set forth in Exhibit C show with respect to each class of offered certificates--

     -    the weighted average life of that class, and

     - the percentage of the initial total principal balance of that class that would be outstanding after each of the specified dates,

based upon each of the indicated levels of CPR and the Modeling Assumptions.

     The actual characteristics and performance of the underlying mortgage loans will differ from the assumptions used in calculating the tables on Exhibit C to this prospectus supplement. Those tables are hypothetical in nature and are provided only to give a general sense of how the principal cash flows might behave under the assumed prepayment scenarios. Any difference between the assumptions used in calculating the tables on Exhibit C to this prospectus supplement and the actual characteristics and performance of the underlying mortgage loans, or actual prepayment or loss experience, will affect the percentages of initial total principal balances outstanding over time and the weighted average lives of the respective classes of offered certificates. You must make your own decisions as to the appropriate prepayment, liquidation and loss assumptions to be used in deciding whether to purchase any offered certificate.

     We make no representation that--

     - the underlying mortgage loans will prepay in accordance with the assumptions set forth in this prospectus supplement at any of the indicated levels of CPR or at any other particular prepayment rate,

     - all the underlying mortgage loans will prepay in accordance with the assumptions set forth in this prospectus supplement at the same rate, or

     - underlying mortgage loans that are in a prepayment lock-out period, including any part of that period when defeasance is allowed, or prepayable with a Yield Maintenance Charge or a Static Prepayment Premium will not prepay as a result of involuntary liquidations upon default or otherwise during that period.

               THE SERIES 2004-C4 POOLING AND SERVICING AGREEMENT

GENERAL

     The series 2004-C4 certificates will be issued, the trust fund will be created and the underlying mortgage loans will be serviced and administered under a pooling and servicing agreement to be dated as of November 1, 2004, by and among us, as depositor, and the master servicers, the special servicers and the trustee.

     Reference is made to the accompanying prospectus for important information in addition to that set forth in this prospectus supplement regarding the terms of the series 2004-C4 pooling and servicing agreement, in particular the section entitled "Description of the Governing Documents." The trustee will provide a copy of the series 2004-C4 pooling and servicing agreement to a prospective or actual holder or beneficial owner of an offered certificate, upon written request and, at the trustee's discretion, payment of a reasonable fee for any expenses. The series 2004-C4 pooling and servicing agreement will also be made available by the trustee on its website, at the address set forth under "Description of the Offered Certificates--Reports to Certificateholders; Available Information" in this prospectus supplement. In addition, we will arrange for the series 2004-C4 pooling and servicing agreement to be filed with the SEC by means of the EDGAR System, and it should be available on the SEC's website, the address of which is "http://www.sec.gov."

THE MASTER SERVICERS

     GENERAL. There will be two master servicers under the series 2004-C4 pooling and servicing agreement. Set forth below is information regarding the total number of underlying mortgage loans and percentage of the initial mortgage pool balance for which each of those master servicers is responsible.

                                                                % OF INITIAL
                                                   NO. OF         MORTGAGE
                          NAME                     LOANS        POOL BALANCE
             KRECM..........................         98             84.8%
             NCB, FSB.......................         81             15.2%

     Exhibit A-1 identifies the applicable master servicer for each of the underlying mortgage loans.

     The information set forth in this prospectus supplement concerning each of the master servicers has been provided by it. Neither we nor any of the underwriters makes any representation or warranty as to the accuracy or completeness of this information.

     KRECM. KRECM is an Ohio corporation. KRECM is a wholly-owned subsidiary of KeyBank, one of the mortgage loan sellers, and an affiliate of McDonald Investments Inc., one of the underwriters. KeyBank and McDonald Investments Inc. are both wholly-owned subsidiaries of KeyCorp. KRECM's primary servicing location is 911 Main Street, Suite 1500, Kansas City, Missouri 64105.

     As of June 30, 2004, KRECM was responsible for servicing approximately 4,599 commercial and multifamily loans with a total principal balance of approximately $28.3 billion, the collateral for which is located throughout the United States, the District of Columbia and the Virgin Islands. Approximately 3,596 of those loans, with a total principal balance of approximately $24.3 billion, pertain to commercial and multifamily mortgage-backed securities. KRECM's portfolio includes multifamily, office, retail, hospitality and other types of income producing properties. KRECM also services newly originated loans and loans acquired in the secondary market for issuers of commercial and multifamily mortgage-backed securities, financial institutions and private investors.

     NCB, FSB. NCB, FSB is a federal savings bank chartered by the Office of Thrift Supervision of the U.S. Department of the Treasury. It is one of the mortgage loan sellers and, further, is a wholly owned subsidiary of NCB, one of the special servicers. See "--The Special Servicers--General." NCB, FSB's servicing offices are located at 1725 I Street, N.W., Washington, D.C. 20006.

     As of September 30, 2004, NCB, FSB was servicing a portfolio with a total principal balance of approximately $3.5 billion, most of which are commercial and residential cooperative real estate assets. Included in this serviced portfolio are $3.1 billion of commercial and residential cooperative real estate assets representing 27 securitization transactions for which NCB, FSB, is primary or master servicer.

THE SPECIAL SERVICERS

     GENERAL. NCB will act as special servicer under the series 2004-C4 pooling and servicing agreement with respect to the underlying residential cooperative mortgage loans that NCB, FSB is selling to us for inclusion in the trust fund. JER will act as special servicer under the series 2004-C4 pooling and servicing agreement with respect to all of the other underlying mortgage loans.

     The information set forth in this prospectus supplement concerning each of the special servicers has been provided by it. Neither we nor any of the underwriters makes any representation or warranty as to the accuracy or completeness of this information.

     JER. JER is a corporation incorporated under the laws of the Commonwealth of Virginia. JER is a privately owned company whose principal offices are located at 1650 Tysons Boulevard, Suite 1600, McLean, Virginia 22102. The company has additional regional offices in Dallas, Texas; North Haven, Connecticut; Los Angeles, California, Chicago, Illinois and New York, New York and international offices in Paris, London and Mexico City. The principal business of the special servicer is real estate investment and asset management of distressed and underperforming real estate, loans secured by real estate and related assets. Since its founding in 1981, JER has been a large asset manager for both the private and government sectors, having managed over $30 billion in book value of real estate and real estate debt. As a special servicer, JER has been engaged on 31 transactions covering over $11.5 billion in book value and has been assigned over 1,700 loans under its special servicing capacity. JER has also been an active investor in non-investment grade commercial mortgage-backed securities, having acquired subordinate securities in excess of $530 million. As of December 31, 2003, the special servicer and its affiliates were managing portfolios of approximately $1.6 billion comprised of real estate loans and real estate owned assets.

     NCB. NCB, which does business under the trade name National Cooperative Bank, was chartered by an act of Congress in 1978 for the purpose of providing loans and other financial services to cooperatively owned and organized corporations throughout the United States. By Congressional amendments in 1981, NCB was converted to a private institution owned by its member cooperative customers. The principal executive office of NCB is located at 1725 I Street, N.W., Washington, D.C. 20006.

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     As of September 30, 2004, NCB and its affiliates were managing a portfolio with a total principal balance of approximately $3.5 billion, most of which are commercial and residential cooperative real estate assets. Included in this managed portfolio are $3.1 billion of commercial and residential cooperative real estate assets representing 27 securitization transactions, for which NCB or an affiliate is servicer or special servicer.

THE TRUSTEE

     Wells Fargo will act as trustee under the series 2004-C4 pooling and servicing agreement. Wells Fargo is a direct wholly-owned subsidiary of Wells Fargo & Company. It is a national banking association and is engaged in a wide range of activities typical of a national bank. Wells Fargo maintains an office at: (a) with respect to certificate transfers and surrenders, Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479-013; and (b) for all other purposes, 9062 Old Annapolis Road, Columbia, Maryland 21045-1951. Its CMBS customer service help desk can be contacted at (301) 815-6600.

ASSIGNMENT OF THE MORTGAGE LOANS

     On the date of initial issuance of the offered certificates, we will sell, assign, transfer or otherwise convey all of our right, title and interest in and to the mortgage loans acquired from the mortgage loan sellers, without recourse, to the trustee for the benefit of the holders of the series 2004-C4 certificates. We will also assign to the trustee our rights under the agreements whereby we acquired the mortgage loans from the respective mortgage loan sellers.

SERVICING UNDER THE SERIES 2004-C4 POOLING AND SERVICING AGREEMENT

     GENERAL. Each master servicer and special servicer must service and administer the underlying mortgage loans and any REO Properties owned by the trust fund for which it is responsible under the series 2004-C4 pooling and servicing agreement, directly or through sub-servicers, in accordance with--

     -    any and all applicable laws,

     - the express terms of the series 2004-C4 pooling and servicing agreement,

     - the express terms of the respective underlying mortgage loans and any applicable intercreditor or co-lender agreements, and

     -    to the extent consistent with the foregoing, the Servicing Standard.

In general, the master servicers will be responsible for the servicing and administration of--

     - all mortgage loans in the trust fund as to which no Servicing Transfer Event has occurred, and

     - all worked-out mortgage loans in the trust fund as to which no new Servicing Transfer Event has occurred.

     In the event that a Servicing Transfer Event occurs with respect to any mortgage loan in the trust fund, that mortgage loan will not be considered to be "worked-out" until all applicable Servicing Transfer Events have ceased to exist.

     In general, subject to specified requirements and certain consents and approvals of the Series 2004-C4 Directing Certificateholder, the 1201 New York Avenue Junior Companion Lenders and/or the holder of any related CBA B-Note Companion Loan, as applicable, contained in the series 2004-C4 pooling and servicing agreement, the special servicers will be responsible for the servicing and administration of each mortgage loan in the trust fund as to which a Servicing Transfer Event has occurred and is continuing. They will also be responsible for the administration of each REO Property in the trust fund.

     Despite the foregoing, the series 2004-C4 pooling and servicing agreement will require the master servicers:

     - to continue to receive payments and, subject to the applicable master servicer's timely receipt of information from the applicable special servicer, prepare all reports to the trustee required with respect to any specially serviced assets; and

     - otherwise, to render other incidental services with respect to any specially serviced assets.

     None of the master servicers and special servicers will have responsibility for the performance by any other master servicer or special servicer of its respective obligations and duties under the series 2004-C4 pooling and servicing agreement.

     The applicable master servicer will transfer servicing of a mortgage loan in the trust fund to the applicable special servicer upon the occurrence of a Servicing Transfer Event with respect to that mortgage loan. The applicable special servicer will return the servicing of that mortgage loan to the applicable master servicer, and that mortgage loan will be considered to have been worked-out, if and when all Servicing Transfer Events with respect to that mortgage loan cease to exist and that mortgage loan has become a Corrected Mortgage Loan.

     In the case of a number of underlying mortgage loans, it is expected that each master servicer will perform some or all of its servicing duties through sub-servicers that cannot be terminated, including by a successor to that master servicer, except for cause.

     1201 NEW YORK AVENUE JUNIOR COMPANION LOANS. The 1201 New York Avenue Junior Companion Loans will NOT be included in the trust fund, and references in this prospectus supplement to "underlying mortgage loans" do not include the 1201 New York Avenue Junior Companion Loans. The 1201 New York Avenue Junior Companion Loans will, however, be serviced under the series 2004-C4 pooling and servicing agreement by the applicable master servicer and special servicer in the same manner, except that neither the servicers nor the trustee are required to make any monthly debt service advances with respect to the 1201 New York Avenue Junior Companion Loans, and subject to the same servicing standard, as the 1201 New York Avenue Mortgage Loan. The 1201 New York Avenue Mortgage Loan and the 1201 New York Avenue Junior Companion Loans are subject to the 1201 New York Avenue Agreement Among Noteholders.

     CBA B-NOTE COMPANION LOANS. No CBA B-Note Companion Loan will be included in the trust fund, and references in this prospectus supplement to "underlying mortgage loans" do not include the CBA B-Note Companion Loans. Each CBA B-Note Companion Loan will, however, be serviced under the series 2004-C4 pooling and servicing agreement by the applicable master servicer or special servicer if a CBA A/B Material Default with respect to that loan has occurred and is continuing under the related CBA A/B Intercreditor Agreement.

SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES

     THE MASTER SERVICING FEE. The principal compensation to be paid to each master servicer with respect to its master servicing activities will be the corresponding master servicing fees.

     A master servicing fee:

     - will be earned with respect to each and every underlying mortgage loan including (without duplication)--

          1.   each specially serviced mortgage loan, if any,

          2. each mortgage loan, if any, as to which the corresponding mortgaged real property has become an REO Property, and

          3.   each mortgage loan, if any, as to which defeasance has occurred;
               and

     -    in the case of each underlying mortgage loan will--

          1. be calculated on the same interest accrual basis as that mortgage loan,

          2. accrue at a master servicing fee rate (exclusive of any primary servicing fee rate) that on a loan-by-loan basis ranges from 0.01% per annum to 0.08% per annum,

          3. accrue on the same principal amount as interest accrues or is deemed to accrue from time to time with respect to that mortgage loan, and

          4. be payable monthly from amounts received with respect to interest on that mortgage loan (or if not so paid, will remain outstanding).

     Each master servicer will also be entitled to a primary servicing fee with respect to those underlying mortgage loans for which it is primary servicer. The mortgage loans not primarily serviced by a master servicer will be serviced by various other parties. The rate at which the primary servicing fee for each underlying mortgage loan accrues will be the rate, net of

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the master servicing fee rate and the trustee fee rate, set forth in the table entitled "Additional Mortgage Loan Information" (under the heading "Servicing Fees and Trustee Fees") included on Exhibit A-1 of this prospectus supplement. A primary servicing fee will also be payable with respect to, and out of collections on, each 1201 New York Avenue Junior Companion Loan.

     If KRECM or NCB, FSB resigns or is terminated as a master servicer, then it will be entitled to retain the related Excess Servicing Strip, which is equal to that portion of the applicable master servicing fees (accrued at a rate in excess of 0.005% per annum), except to the extent that any portion of such Excess Servicing Strip is needed to compensate any replacement master servicer for assuming the duties of KRECM or NCB, FSB, as the case may be, as a master servicer under the series 2004-C4 pooling and servicing agreement. In the event that KRECM or NCB, FSB resigns or is terminated as a primary servicer, it will be entitled to retain its primary servicing fee with respect to those underlying mortgage loans for which it is primary servicer, except to the extent that any such portion of such primary servicing fee is needed to compensate any replacement primary servicer for assuming the duties of KRECM or NCB, FSB, as the case may be, as a primary servicer under the series 2004-C4 pooling and servicing agreement. An initial master servicer will be entitled to transfer any such Excess Servicing Strip and/or primary servicing fees that may be retained by it in connection with its resignation or termination.

     PREPAYMENT INTEREST SHORTFALLS. The series 2004-C4 pooling and servicing agreement provides that, if any Prepayment Interest Shortfall is incurred with respect to the mortgage pool by reason of a master servicer's acceptance of any principal prepayment by the related borrower of any underlying mortgage loan during any collection period (other than Prepayment Interest Shortfalls resulting from a principal prepayment accepted by the applicable master servicer
(i) with respect to any specially serviced mortgage loan, (ii) as a result of the payment of insurance proceeds or condemnation proceeds, (iii) subsequent to a default under the related mortgage loan documents (provided that the applicable master servicer or applicable special servicer reasonably believes that acceptance of such prepayment is consistent with the Servicing Standard),
(iv) pursuant to applicable law or a court order, (v) at the request of or with the consent of the Series 2004-C4 Directing Certificateholder or (vi) as permitted by the related loan documents), then the applicable master servicer must make a non-reimbursable payment with respect to the related distribution date in an amount equal to such Prepayment Interest Shortfall.

     In addition, if a Prepayment Interest Shortfall is incurred during any collection period with respect to any underlying mortgage loan and the applicable master servicer does not make a payment in respect of such Prepayment Interest Shortfall as contemplated by the prior paragraph, then such master servicer (a) must apply any Prepayment Interest Excesses received during that collection period with respect to other underlying mortgage loans for which it is also the applicable master servicer to offset such Prepayment Interest Shortfall and (b) may retain, as additional compensation, any such Prepayment Interest Excesses that are not needed to accomplish such offset.

     No other master servicing compensation will be available to cover Prepayment Interest Shortfalls, and a master servicer's obligation to make payments to cover Prepayment Interest Shortfalls in respect of a particular collection period will not carry over to any subsequent collection period.

     Any payments made by a master servicer with respect to any distribution date to cover Prepayment Interest Shortfalls, and any Prepayment Interest Excesses applied to offset Prepayment Interest Shortfalls, will be included in the Available P&I Funds for that distribution date, as described under "Description of the Offered Certificates--Distributions" in this prospectus supplement. If the amount of Prepayment Interest Shortfalls incurred with respect to the mortgage pool during any collection period exceeds the sum of--

     - any payments made by the master servicers with respect to the related distribution date to cover those Prepayment Interest Shortfalls, and

     - any Prepayment Interest Excesses applied to offset those Prepayment Interest Shortfalls,

then the resulting Net Aggregate Prepayment Interest Shortfall will be allocated among the respective interest-bearing classes of the series 2004-C4 certificates, in reduction of the interest distributable on those certificates, as and to the extent described under "Description of the Offered
Certificates--Distributions--Interest Distributions" in this prospectus supplement.

     No master servicer will make payments to cover, or apply Prepayment Interest Excesses received on underlying mortgage loans for which it is the applicable master servicer to offset, Prepayment Interest Shortfalls incurred with respect to underlying mortgage loans for which it is not the applicable master servicer.

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     PRINCIPAL SPECIAL SERVICING COMPENSATION. The principal compensation to be paid to each special servicer with respect to its special servicing activities will be--

     -    the corresponding special servicing fees,

     -    the corresponding work-out fees, and

     -    the corresponding liquidation fees.

     SPECIAL SERVICING FEE. A special servicing fee:

     -    will be earned with respect to--

          1. each underlying mortgage loan, if any, that is being specially serviced, and

          2. each underlying mortgage loan, if any, as to which the corresponding mortgaged real property has become an REO Property;

     - in the case of each underlying mortgage loan described in the foregoing bullet, will--

          1. be calculated on the same interest accrual basis as that mortgage loan,

          2.   accrue at a special servicing fee rate of 0.25% per annum, and

          3. accrue on the Stated Principal Balance of that mortgage loan outstanding from time to time; and

     - will generally be payable to the applicable special servicer monthly from collections of interest on that mortgage loan.

     No special servicing fees in respect of any 1201 New York Avenue Junior Companion Loan will be payable out of collections on the mortgage pool.

     WORK-OUT FEE. Each special servicer will, in general, be entitled to receive a work-out fee with respect to each specially serviced mortgage loan in the trust fund that has been worked out by it. The work-out fee will be payable out of, and will generally be calculated by application of a work-out fee rate of 1.0% to, each payment of interest (other than Default Interest) and principal (including scheduled payments, prepayments, balloon payments, payments at maturity and payments resulting from a partial condemnation) received on the mortgage loan for so long as it remains a worked-out mortgage loan. The work-out fee with respect to any worked-out mortgage loan will cease to be payable if a new Servicing Transfer Event occurs with respect to that mortgage loan. However, a new work-out fee would become payable if the mortgage loan again became a worked-out mortgage loan with respect to that new Servicing Transfer Event.

     If either of the special servicers is terminated (other than for cause) or resigns, it will retain the right to receive any and all work-out fees payable with respect to underlying mortgage loans that were (or were close to being) worked out by it during the period that it acted as a special servicer and as to which no new Servicing Transfer Event had occurred as of the time of that termination. The successor special servicer will not be entitled to any portion of those work-out fees.

     Although work-out fees are intended to provide each special servicer with an incentive to better perform its duties, the payment of any work-out fee will reduce amounts payable to the series 2004-C4 certificateholders.

     No work-out fees in respect of any 1201 New York Avenue Junior Companion Loan will be payable out of collections on the mortgage pool.

     LIQUIDATION FEE. Each special servicer will be entitled to receive a liquidation fee with respect to each specially serviced mortgage loan in the trust fund for which it obtains a full, partial or discounted payoff from the related borrower. Each special servicer will also be entitled to receive a liquidation fee with respect to any specially serviced mortgage loan or REO Property in the trust fund as to which it receives any liquidation proceeds or condemnation proceeds, except as described in the next paragraph. A liquidation fee will also be payable in connection with the repurchase or replacement of any worked-out mortgage loan in the trust fund for a material breach of representation or warranty or a material document defect, as described under "Description of the Underlying Mortgage Loans--Cures, Repurchases and Substitutions" in this prospectus supplement, if the repurchase or substitution occurs after the end of the applicable cure period (and any applicable extension thereof). As to each specially serviced mortgage loan and REO Property in the trust fund, the liquidation fee will

                                      S-152
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generally be payable from, and will be calculated by application of a liquidation fee rate of 1.0% to, the related payment or proceeds, exclusive of liquidation expenses.

     Despite anything to the contrary described in the prior paragraph, no liquidation fee will be payable based on, or out of, proceeds received in connection with--

     - the repurchase or replacement of any underlying mortgage loan for a material breach of representation or warranty or a material document defect as described under "Description of the Underlying Mortgage Loans--Cures, Repurchases and Substitutions" in this prospectus supplement, within the applicable cure period (and any applicable extension thereof);

     - the purchase of any Defaulted Loan by the applicable special servicer or the Series 2004-C4 Directing Certificateholder, as described under "--Realization Upon Mortgage Loans" below;

     - the purchase of the 1201 New York Avenue Mortgage Loan by any 1201 New York Avenue Junior Companion Lender, as described under "Description of the Underlying Mortgage Loans--Certain Matters Regarding the 1201 New York Avenue Mortgage Loan" in this prospectus supplement;

     - the purchase of any CBA A-Note Mortgage Loan by the holder of the related CBA B-Note Mortgage Loan, as described under "Description of the Underlying Mortgage Loans--The CBA A/B Loan Pairs" above;

     - the actual purchase of an underlying mortgage loan by a mezzanine lender pursuant to the terms of any related intercreditor agreement unless the purchase price with respect thereto includes the liquidation fee; or

     - the purchase of all of the mortgage loans and REO Properties in the trust fund by any master servicer, any special servicer or any single certificateholder or group of certificateholders of the series 2004-C4 controlling class in connection with the termination of the trust fund, as described under "--Termination" below.

     Although liquidation fees are intended to provide the special servicer with an incentive to better perform its duties, the payment of any liquidation fee will reduce amounts payable to the series 2004-C4 certificateholders.

     No liquidation fees in respect of any 1201 New York Avenue Junior Companion Loan will be payable out of collections on the mortgage pool.

     SPECIAL SERVICING COMPENSATION WITH RESPECT TO THE CBA B-NOTE COMPANION LOANS. The special servicer will be entitled to such compensation with respect to the CBA B-Note Companion Loans as is provided under the respective CBA A/B Intercreditor Agreements; provided that in no such case will the payment of any such compensation reduce amounts otherwise payable to the series 2004-C4 certificateholders with respect to the related CBA A-Note Mortgage Loan.

     ADDITIONAL SERVICING COMPENSATION. Each master servicer may retain, as additional compensation, any Prepayment Interest Excesses received with respect to the underlying mortgage loans as to which it is the applicable master servicer, but only to the extent that such Prepayment Interest Excesses are not needed to offset Prepayment Interest Shortfalls, as described under "--Prepayment Interest Shortfalls" above.

     In addition, the following items collected on the mortgage loans in the trust fund will be allocated between the applicable master servicer and the applicable special servicer as additional compensation in accordance with the series 2004-C4 pooling and servicing agreement:

     - any late payment charges and Default Interest actually collected on an underlying mortgage loan and that are not otherwise applied--


          1. to pay the applicable master servicer or the trustee, as applicable, any unpaid interest on advances made by that party with respect to that mortgage loan or the related mortgaged real property,

          2. to reimburse the trust fund for any unreimbursed interest on advances that were made with respect to that mortgage loan or the related mortgaged real property, which interest was paid to the applicable master servicer or the trustee, as applicable, from collections on the mortgage pool other than late payment charges and Default Interest collected on that mortgage loan, or

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          3.   to reimburse the trust fund for any other Additional Trust Fund
               Expenses related to that mortgage loan, and

     - any extension fees, modification fees, assumption fees, assumption application fees, earnout fees, defeasance fees, consent/waiver fees and other comparable transaction fees and charges.

     Each master servicer will be authorized to invest or direct the investment of funds held in its collection account, or in any escrow and/or reserve account maintained by it, in Permitted Investments. See "--Collection Accounts" below. Each master servicer--

     - will generally be entitled to retain any interest or other income earned on those funds, and

     - will be required to cover any losses of principal from its own funds, to the extent those losses are incurred with respect to investments made for that master servicer's benefit.

     Generally, a master servicer will not be obligated, however, to cover any losses resulting from the bankruptcy or insolvency of any depository institution or trust company holding any of those accounts, provided that it may be obligated if certain requirements in the series 2004-C4 pooling and servicing agreement are not complied with.

     Each special servicer will be authorized to invest or direct the investment of funds held in its REO account in Permitted Investments. See "--Realization Upon Mortgage Loans--REO Account" below. Each special servicer--

     - will generally be entitled to retain any interest or other income earned on those funds, and

     - will be required to cover any losses of principal from its own funds, to the extent those losses are incurred with respect to investments made for that special servicer's benefit.

     Generally, a special servicer will not be obligated, however, to cover any losses resulting from the bankruptcy or insolvency of any depository institution or trust company holding its REO account, provided that it may be obligated if certain requirements in the series 2004-C4 pooling and servicing agreement are not complied with.

     SERVICING ADVANCES. With respect to each underlying mortgage loan, in accordance with the Servicing Standard, the applicable master servicer will be obligated, if and to the extent necessary, to advance all such amounts as are necessary to pay, among other things, (a) ground rents, if applicable, with respect to the related mortgaged real property, (b) premiums on insurance policies with respect to the related mortgaged real property, (c) operating, leasing, managing and liquidation expenses for the related mortgaged real property after it has become an REO property, (d) the cost of environmental inspections with respect to the related mortgaged real property, (e) real estate taxes, assessments and other items that are or may become a lien on the related mortgaged real property, (f) the costs of any enforcement or judicial proceedings with respect to that mortgage loan, including foreclosure and similar proceedings, and (g) the cost of appraisals required under the series 2004-C4 pooling and servicing agreement with respect to the related mortgaged real property.

     Any and all customary, reasonable and necessary out-of-pocket costs and expenses (including for the remediation of any adverse environmental circumstance or condition at any of the mortgaged real properties) incurred by a master servicer or special servicer in connection with the servicing of an underlying mortgage loan if a default, delinquency or other unanticipated event has occurred or is reasonably foreseeable, or in connection with the administration of any REO Property in the trust fund, will be servicing advances. Servicing advances will be reimbursable from future payments and other collections, including insurance proceeds, condemnation proceeds and liquidation proceeds, received in connection with the related mortgage loan or REO Property.

     The applicable special servicer will request the applicable master servicer to make required servicing advances with respect to a specially serviced mortgage loan or REO Property on a monthly basis (except for servicing advances required on an emergency basis). Each special servicer must make the request a specified number of days prior to when the subject advance is required to be made. The applicable master servicer must make the requested servicing advance within a specified number of days following that master servicer's receipt of the request. The applicable special servicer will be required to provide the applicable master servicer any information in its possession as that master servicer may reasonably request to enable that master servicer to determine whether a requested servicing advance would be recoverable from expected collections on the related mortgage loan or REO Property.

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     To the extent that a master servicer fails to make a servicing advance that it is required to make under the series 2004-C4 pooling and servicing agreement and a responsible officer of the trustee has been notified in writing of such failure, the trustee will make such servicing advance pursuant to the series 2004-C4 pooling and servicing agreement no later than two business days following that master servicer's failure to make such servicing advances by expiration of the cure period in the definition of a master servicer event of default.

     Despite the foregoing discussion or anything else to the contrary in this prospectus supplement, neither the trustee nor any master servicer will be obligated to make servicing advances that, in its judgment, would not be ultimately recoverable from expected collections on the related mortgage loan or REO Property. If a master servicer or the trustee makes a servicing advance with respect to any mortgage loan (or any related Companion Loan) or related REO Property that it subsequently determines is not recoverable from expected collections on that mortgage loan or REO Property (any such servicing advance, a "Nonrecoverable Servicing Advance"), it may obtain reimbursement for that advance, together with interest on that advance, out of general collections on the mortgage pool. Any reimbursement of a Nonrecoverable Servicing Advance (including interest accrued thereon) as described in the preceding sentence will be deemed to be reimbursed first from payments and other collections of principal on the mortgage pool (thereby reducing the amount of principal otherwise distributable on the series 2004-C4 certificates on the related distribution date) prior to the application of any other general collections on the mortgage pool against such reimbursement. The trustee may conclusively rely on the determination of the applicable master servicer and applicable special servicer regarding the recoverability of any servicing advance and the applicable master servicer may conclusively rely on the determination of the applicable special servicer regarding the recoverability of any servicing advance.

     Notwithstanding the foregoing, instead of obtaining reimbursement out of general collections on the mortgage pool immediately, a master servicer or the trustee, as applicable, may, in its sole discretion, elect to obtain reimbursement for a Nonrecoverable Servicing Advance over a period of time (not to exceed six months without the consent of the Series 2004-C4 Directing Certificateholder or 12 months in any event), with interest thereon at the prime rate described below. At any time after such a determination to obtain reimbursement over time in accordance with the preceding sentence, the applicable master servicer or the trustee, as applicable, may, in its sole discretion, decide to obtain reimbursement from general collections on the mortgage pool immediately. In general, such a reimbursement deferral will only be permitted under the series 2004-C4 pooling and servicing agreement if and to the extent that the subject Nonrecoverable Servicing Advance, after taking into account other outstanding Nonrecoverable Advances, could not be reimbursed with interest out of payments and other collections of principal on the mortgage pool. The fact that a decision to recover a Nonrecoverable Servicing Advance over time, or not to do so, benefits some classes of series 2004-C4 certificateholders to the detriment of other classes of 2004-C4 certificateholders will not constitute a violation of the Servicing Standard or a breach of the terms of the series 2004-C4 pooling and servicing agreement by any party thereto or a violation of any duty owed by any party thereto to the series 2004-C4 certificateholder.

     In addition, in the event that any servicing advance (including interest accrued thereon) with respect to a defaulted underlying mortgage loan remains unreimbursed following the time that such underlying mortgage loan is modified and returned to performing status, the applicable master servicer or the trustee, as applicable, will be entitled to reimbursement for such advance (even though that advance is not deemed a Nonrecoverable Servicing Advance), on a monthly basis, out of - but solely out of - payments and other collections of principal on all the underlying mortgage loans after the application of those principal payments and collections to reimburse any party for any Nonrecoverable Advance, prior to any distributions of principal on the series 2004-C4 certificates. If any such advance is not reimbursed in whole on any distribution date due to insufficient principal collections during the related collection period, the portion of that advance which remains unreimbursed will be carried over (with interest thereon continuing to accrue) for reimbursement on the following distribution date (to the extent of principal collections available for that purpose). If any such advance, or any portion of any such advance, is determined, at any time during this reimbursement process, to be a Nonrecoverable Advance, then the applicable master servicer or the trustee, as applicable, will be entitled to immediate reimbursement as a Nonrecoverable Advance in an amount equal to the portion of that advance that remains outstanding, plus accrued interest.

     In addition, to the extent that reimbursements of any Servicing Advances and/or other above-described servicing advances relating to one or more underlying mortgage loans are reimbursed out of payments and other collections of principal on all the underlying mortgage loans as described in the preceding paragraphs, the reimbursements will further be deemed to have been reimbursed, first, out of the payments and other collections of principal on the loan group that includes the respective mortgage loans for which the Servicing Advances and/or other servicing advances were incurred, until there are no remaining principal payments or other collections for that loan group for the related collection period, and then out of the payments and other collections of principal on the other loan group, until there are no remaining principal payments or other collections for that loan group for the related collection period. This would affect the relative portions of the Total Principal Distribution Amount that are attributable to the respective loan groups.

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     The series 2004-C4 pooling and servicing agreement will permit the applicable master servicer, at the direction of the applicable special servicer if a specially serviced asset is involved, to pay directly out of its collection account any servicing expense that, if advanced by the applicable master servicer, would not be recoverable from expected collections on the related mortgage loan or REO Property. This is only to be done, however, when the applicable master servicer, or the applicable special servicer if a specially serviced asset is involved, has determined in accordance with the Servicing Standard that making the payment is in the best interests of the series 2004-C4 certificateholders and any holder of a related Companion Loan, as a collective whole.

     The master servicers and the trustee will be entitled to receive interest on servicing advances made by them. The interest will accrue on the amount of each servicing advance for so long as the servicing advance is outstanding, at a rate per annum equal to the prime rate as published in the "Money Rates" section of THE WALL STREET JOURNAL, as that prime rate may change from time to time. Interest accrued with respect to any servicing advance will be payable out of general collections on the mortgage pool.

REPLACEMENT OF A SPECIAL SERVICER

     The holder or holders of more than 50% of the total principal balance of the series 2004-C4 controlling class may, upon not less than 10 business days' prior written notice to the respective parties to the series 2004-C4 pooling and servicing agreement, remove any existing special servicer, with or without cause, and appoint a successor special servicer, except that, if removal is without cause, all costs of the trust fund incurred in connection with transferring the subject special servicing responsibilities to a successor special servicer will be the responsibility of the certificateholders of the series 2004-C4 controlling class that effected the termination. However, any such appointment of a successor special servicer will be subject to, among other things, receipt by the trustee of--

     1. written confirmation from each of S&P and Moody's that the appointment will not result in a qualification, downgrade or withdrawal of any of the ratings then assigned thereby to the series 2004-C4 certificates, and

     2. the written agreement of the proposed special servicer to be bound by the terms and conditions of the series 2004-C4 pooling and servicing agreement.

     In connection with any termination of a special servicer under the series 2004-C4 as described in the preceding paragraph, the terminated special servicer may be entitled to--

     - payment out of the applicable master servicer's collection account for all accrued and unpaid special servicing fees and additional special servicing compensation;

     - continued rights to indemnification as described under "Description of the Governing Documents--Matters Regarding the Master Servicer, the Special Servicer, the Manager and Us" in the accompanying prospectus; and

     - continued rights to some or all work-out fees earned by it as described under "--Servicing and Other Compensation and Payment of Expenses" above.

ENFORCEMENT OF "DUE-ON-SALE" AND "DUE-ON-ENCUMBRANCE" CLAUSES

     The underlying mortgage loans contain provisions in the nature of "due-on-sale" or assumption clauses, which by their terms (a) provide that the underlying mortgage loans will (or, at the lender's option, may) become due and payable upon the sale or other transfer of certain interests in the related mortgaged real property or the related borrower or (b) provide that the underlying mortgage loans may be assumed with, among other conditions, the consent of the lender, in connection with any such sale or other transfer. The applicable master servicer (with respect to performing mortgage loans) or the applicable special servicer (with respect to specially serviced mortgage loans) will be required to enforce any such due-on-sale clause or refuse to consent to such assumption, unless the applicable master servicer or the applicable special servicer, as applicable, determines, in accordance with the Servicing Standard, that either (a) not declaring an event of default under the related mortgage or
(b) granting such consent, whichever is applicable, would likely result in a greater recovery (or an equal recovery, provided the other conditions for an assumption or a waiver of a due-on-sale clause, if any, are met) on a present value basis (discounting at the related mortgage interest rate), than would enforcement of such clause or the failure to grant such consent, as the case may be.

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     If the applicable master servicer or the applicable special servicer, as applicable, determines that--

     -    not declaring an event of default under the related mortgage, or

     -    granting such consent,

     would likely result in a greater recovery (or an equal recovery, provided the other conditions for an assumption or waiver of a due-on-sale clause, if any, are met), then, subject to the discussion under "--Realization Upon Mortgage Loans" and "--Modifications, Waivers, Amendments and Consents" below and "Description of the Underlying Mortgage Loans--Certain Matters Regarding the 1201 New York Avenue Mortgage Loan" in this prospectus supplement, the applicable master servicer or the special servicer is authorized to (or may authorize the applicable master servicer or a primary servicer to) take or enter into an assumption agreement from or with the proposed transferee as obligor thereon, provided that--

     (1) the taking or entering into such assumption agreement complies with the Servicing Standard;

     (2) in the case of performing underlying mortgage loans, the applicable master servicer has obtained the consent of the applicable special servicer pursuant to the terms of the series 2004-C4 pooling and servicing agreement; and

     (3) with respect to any underlying mortgage loan (i) the principal balance of which is $20,000,000 or more or (ii) that by itself, or as part of a cross-collateralized group or a group of mortgage loans with affiliated borrowers, (a) represents a specified percentage of the aggregate outstanding principal balance of all of the mortgage pool at such time or (b) is one of the ten largest mortgage loans by outstanding principal balance of all of the mortgage loans in the trust fund at such time (treating any group of cross-collateralized mortgage loans or any group of mortgage loans with affiliated borrowers as a single mortgage loan), the applicable master servicer or the applicable special servicer, as applicable, has received written confirmation from Moody's and S&P that such assumption would not, in and of itself, cause a downgrade, qualification or withdrawal of the then current ratings assigned to the series 2004-C4 certificates; provided that the applicable master servicer or the applicable special servicer representing the trust in the transaction must use reasonable efforts to require the borrower to pay the cost of any such confirmation and any such costs not paid by the borrower shall be an expense of the trust fund.

     Mortgage loans described in clause (3) of the preceding sentence are referred to as "Significant Mortgage Loans."

     No assumption agreement may contain any terms that are different from any term of any mortgage or related underlying mortgage note, except pursuant to the provisions described under "--Realization Upon Mortgage Loans" and "--Modifications, Waivers, Amendments and Consents" below.

     Notwithstanding the foregoing, the consent of the applicable master servicer or the applicable special servicer and, except as described in this prospectus supplement, the receipt of a rating confirmation will not be required in the event that the holder of mezzanine debt related to an underlying mortgage loan forecloses upon the equity in a borrower under an underlying mortgage loan.

     The underlying mortgage loans contain provisions in the nature of a "due-on-encumbrance" clause which provide--

     - that the underlying mortgage loans shall (or, at the lender's option, may) become due and payable upon the creation of any additional lien or other encumbrance on the related mortgaged real property or on certain interests in the related borrower; or

     - require the consent of the related lender to the creation of any such additional lien or other encumbrance on the related mortgaged real property or on certain interests in the related borrower.

     The applicable master servicer or the applicable special servicer will be required to enforce such due-on-encumbrance clause and in connection therewith will be required to (i) accelerate payments thereon or (ii) withhold its consent to such lien or encumbrance unless (except with respect to limited circumstances set forth in the series 2004-C4 pooling and servicing agreement involving easements, rights-of-way and similar agreements and subject to the discussion under "--Modifications, Waivers, Amendments and Consents" and "--Realization Upon Mortgage Loans" below and "Description of the Underlying Mortgage Loans--Certain Matters Regarding the 1201 New York Avenue Mortgage Loan" above in this prospectus supplement)--

     - the applicable master servicer or the applicable special servicer determines, in accordance with the Servicing Standard, that not accelerating the payments on the related mortgage loan or granting such consent would result in a greater recovery (or an equal recovery, provided the other conditions for a waiver of a due-on-encumbrance clause, if any, are met) on a present value basis (discounting at the related mortgage interest rate) than would enforcement of such clause or the failure to grant such consent,

     - in the case of performing underlying mortgage loans, the applicable master servicer has obtained the consent of the applicable special servicer pursuant to the terms of the series 2004-C4 pooling and servicing agreement; and

     - with respect to any mortgage loan that (a) is a Significant Mortgage Loan, or (b) together with the proposed subordinate debt, would have either a combined debt service coverage ratio below 1.20x or a combined loan-to-value ratio equal to or greater than 85%, the applicable master servicer or the applicable special servicer, as applicable, receives prior written confirmation from, as applicable, Moody's and S&P that either not accelerating payments on the related mortgage loan or granting such consent, whichever is applicable, would not, in and of itself, cause a downgrade, qualification or withdrawal of any of the then current ratings assigned to the series 2004-C4 certificates; provided that the applicable master servicer or the applicable special servicer, as applicable, must use reasonable efforts to require the borrower to pay the cost of any such confirmation and any such costs not paid by the borrower shall be an expense of the trust fund.

     Notwithstanding the foregoing, in cases involving a residential cooperative property, the applicable master servicer shall be permitted to waive a due-on-encumbrance provision so as to permit the related borrower to incur additional subordinate financing (even if the subordinate financing is prohibited by the terms of the related loan documents) and without the need to obtain the consent of any party and without the need to obtain confirmation by any rating agency subject to the satisfaction of certain conditions, including the condition that the maximum combined loan-to-value ratio for the subject mortgage loan does not exceed the lesser of (i) 40% and (ii) the sum of 15% plus the initial loan-to-value ratio for the subject residential cooperative mortgage loan (based on the Value Co-op Basis of the related property as set forth in the updated appraisal obtained in connection with the proposed subordinate indebtedness), the condition that the total subordinate debt secured by the related mortgaged real property not exceed $3.5 million and the condition that the net proceeds of the subordinate debt be primarily used to fund capital improvements, major repairs and reserves. In all of the aforementioned cases, NCB, FSB or one of its affiliates is likely to be the lender on the subordinate financing, although it is not obligated to do so.

MODIFICATIONS, WAIVERS, AMENDMENTS AND CONSENTS

     The series 2004-C4 pooling and servicing agreement will permit the applicable master servicer or the applicable special servicer, as applicable, to modify, waive or amend any term of any non-specially serviced mortgage loan in the trust fund if it determines, in accordance with the Servicing Standard, that it is appropriate to do so. However, no such modification, waiver or amendment of a non-specially serviced mortgage loan may--

     - with limited exception generally involving the waiver of Default Interest and late payment charges, affect the amount or timing of any scheduled payments of principal, interest or other amounts (including Yield Maintenance Charges) payable under the mortgage loan;

     - affect the obligation of the related borrower to pay a Yield Maintenance Charge or Static Prepayment Premium or permit a principal prepayment during the applicable lockout period;

     - except as expressly provided by the related mortgage or in connection with a material adverse environmental condition at the related mortgaged real property, result in a release of the lien of the related mortgage on any material portion of such mortgaged real property without a corresponding principal prepayment; or

  - in the judgment of the applicable master servicer or the applicable special servicer, as applicable, materially impair the security for the mortgage loan or reduce the likelihood of timely payment of amounts due thereon;

unless either (x) the subject mortgage loan is in default or default is reasonably foreseeable or (y) the applicable special servicer has determined (and may rely on an opinion of counsel in making the determination) that the modification, waiver or amendment will not be a "significant modification" of the subject mortgage loan within the meaning of Treasury regulations section 1.860G-2(b). Additionally, in accordance with the series 2004-C4 pooling and servicing agreement and the underlying loan documents, the applicable master servicer or applicable special servicer will approve any substitution or release of any mortgaged real property securing a non-specially-serviced mortgage loan in the trust fund.

     Notwithstanding the second sentence of the preceding paragraph, but subject to the following paragraph, the applicable special servicer may (or, in some cases, may permit the applicable master servicer to)--

     - reduce the amounts owing under any specially serviced mortgage loan by forgiving principal, accrued interest and/or any Yield Maintenance Charge or Static Prepayment Premium;

     - reduce the amount of the monthly payment on any specially serviced mortgage loan, including by way of a reduction in the related mortgage interest rate;

     - forbear in the enforcement of any right granted under any mortgage note or mortgage relating to a specially serviced mortgage loan;

     -    extend the maturity of a specially serviced mortgage loan;

     - waive Post-ARD Additional Interest if such waiver conforms to the Servicing Standard;

     - permit the release or substitution of collateral for a specially serviced mortgage loan; and/or

     -    accept a principal prepayment during any lockout period;

provided that the related borrower is in default with respect to the specially serviced mortgage loan or, in the judgment of the applicable special servicer, such default is reasonably foreseeable.

     However, in no event will the applicable special servicer be permitted to (or permit the applicable master servicer to)--

     (1) extend the maturity date of a mortgage loan (other than an interest-only ARD Loan) beyond a date that is three years prior to the rated final distribution date or in the case of an interest-only ARD Loan, extend the maturity date of such interest-only ARD Loan beyond a date that is five years prior to the rated final distribution date;

     (2) extend the maturity date of any mortgage loan at an interest rate less than the lower of (a) the interest rate in effect prior to such extension or (b) the then prevailing interest rate for comparable mortgage loans;

     (3) extend the maturity date of any mortgage loan beyond a date which is 10 years prior to the expiration of the term of the related ground lease (after giving effect to all extension options) if the mortgage loan is secured by a ground lease; or

     (4) defer interest due on any mortgage loan in excess of 5% of the Stated Principal Balance of such mortgage loan.

     With respect to clause (3) above, the applicable special servicer is required to give due consideration to the term of the ground lease before extending the maturity date beyond a date which is 20 years prior to the expiration of the term of such ground lease (after giving effect to all extension options). Neither the applicable master servicer nor the applicable special servicer may permit or modify a mortgage loan to permit a voluntary prepayment of a mortgage loan (other than a specially serviced mortgage loan) on any day other than its due date, unless: (a) the applicable master servicer or the applicable special servicer also collects interest thereon through the due date following the date of such prepayment; (b) it is otherwise permitted under the related mortgage loan documents; (c) that such principal prepayment would not result in a Prepayment Interest Shortfall; (d) that principal prepayment is accepted by the applicable master servicer or the applicable special servicer at the request of or with the consent of the Series 2004-C4 Directing Certificateholder, or if accepted by the applicable master servicer, with the consent of the applicable special servicer; or (e) it is consistent with the Servicing Standard to do so. Prepayments of specially serviced mortgage loans will be permitted to be made on any day without the payment of interest through the following due date.

     The applicable special servicer will notify the applicable master servicer and the trustee, among others, of any modification, waiver or amendment of any term of an underlying mortgage loan and must deliver to the trustee (with a copy to the applicable master servicer) for deposit in the related mortgage file an original counterpart of the agreement related to such modification, waiver or amendment, promptly following the execution thereof (and, in any event, within 10 business days). Copies of each agreement whereby any such modification, waiver or amendment of any term of any mortgage loan is effected are to be available for review during normal business hours, upon prior request, at the offices of the applicable special servicer. Notwithstanding the foregoing, no such notice shall be required with respect to any waiver of Default Interest or late payment charges and any such waiver need not be in writing.

     The ability of the applicable master servicer or the applicable special servicer to agree to modify, waive or amend any of the terms of any underlying mortgage loan will be subject to the discussions under one or more of the following headings in this prospectus supplement: "--Realization Upon Mortgage Loans--Series 2004-C4 Controlling Class and Series 2004-C4 Directing Certificateholder" below and "Description of the Underlying Mortgage Loans--Certain Matters Regarding the 1201 New York Avenue Mortgage Loan" and "--The CBA A/B Loan Pairs" in this prospectus supplement.

REQUIRED APPRAISALS

     Within 60 days following the occurrence of any Appraisal Reduction Event with respect to any of the mortgage loans in the trust fund, the applicable special servicer must obtain an MAI appraisal of the related mortgaged real property from an independent appraiser meeting the qualifications imposed in the series 2004-C4 pooling and servicing agreement (provided that in no event shall the period to receive such appraisal exceed 120 days from the occurrence of the event that, with the passage of time, would become such Appraisal Reduction Event), unless--

     - an appraisal had previously been obtained within the prior 12 months, and

     - there has been no material change in the circumstances surrounding the related mortgaged real property subsequent to that appraisal that would, in the judgment of the applicable special servicer, materially affect the value set forth in that earlier appraisal.

     Notwithstanding the foregoing, if the unpaid principal balance of the subject underlying mortgage loan is less than $2,000,000, then the applicable special servicer may perform an internal valuation of the related mortgaged real property in lieu of an appraisal.

     As a result of any appraisal or internal valuation, the applicable master servicer or special servicer may determine that an Appraisal Reduction Amount exists with respect to the subject underlying mortgage loan (or, if applicable, the 1201 New York Avenue Total Loan or a CBA A/B Loan Pair). If such appraisal is not received or an internal valuation is not completed, as applicable, by such date, the Appraisal Reduction Amount for the related underlying mortgage loan (or, if applicable, the 1201 New York Avenue Total Loan or a CBA A/B Loan
Pair) will be 25% of the Stated Principal Balance of such mortgage loan (or, if applicable, the 1201 New York Avenue Total Loan or a CBA A/B Loan Pair) as of the date of the related Appraisal Reduction Event. An Appraisal Reduction Amount is relevant to the determination of the amount of any advances of delinquent interest required to be made with respect to the affected underlying mortgage loan and, in the case of the 1201 New York Avenue Mortgage Loan, is also relevant to certain control issues. See "Description of the Offered Certificates--Advances of Delinquent Monthly Debt Service Payments" and "Description of the Underlying Mortgage Loans--Certain Matters Regarding the 1201 New York Avenue Mortgage Loan" in this prospectus supplement.

     If an Appraisal Reduction Event occurs with respect to any mortgage loan in the trust fund, then the applicable special servicer will have an ongoing obligation to obtain or perform, as the case may be, within 30 days of each anniversary of the occurrence of that Appraisal Trigger Event, an update of the prior required appraisal or other valuation. Based upon that update, the Appraisal Reduction Amount, if any, will be redetermined pursuant to the pooling and servicing agreement and reported to the trustee and the applicable master servicer or special servicer with respect to the subject underlying mortgage loan. This ongoing obligation will cease if and when--

     - the subject underlying mortgage loan has become a worked-out mortgage loan as contemplated under "--Servicing Under the Series 2004-C4 Pooling and Servicing Agreement" above and has remained current for 12 consecutive monthly payments under the terms of the work-out, and

     - no other Servicing Transfer Event or Appraisal Reduction Event has occurred with respect to the subject mortgage loan during the preceding three months.

     The cost of each required appraisal, and any update of that appraisal, will be advanced by the applicable master servicer, at the direction of the applicable special servicer, and will be reimbursable to the applicable master servicer as a servicing advance.

COLLECTION ACCOUNTS

     GENERAL. Each master servicer will be required to establish and maintain a collection account for purposes of holding payments and other collections that it receives with respect to the mortgage loans. Each collection account must be maintained in a manner and with a depository institution that satisfies rating agency standards for securitizations similar to the one involving the offered certificates. The collection account will contain sub-accounts that provide for segregation of the amounts received with respect to the CBA B-Note Companion Loans and the 1201 New York Avenue Junior Companion Loans.

     The funds held in each master servicer's collection account may be held as cash or invested in Permitted Investments. Subject to the limitations in the series 2004-C4 pooling and servicing agreement, any interest or other income earned on funds in each master servicer's collection account will be paid to that master servicer as additional compensation.

     DEPOSITS. Each master servicer must deposit or cause to be deposited in its collection account, within one business day following receipt by it, in the case of payments from borrowers and other collections on the mortgage loans, or as otherwise required under the series 2004-C4 pooling and servicing agreement, the following payments and collections received or made by or on behalf of that master servicer with respect to the underlying mortgage loans for which it is responsible, subsequent to the date of initial issuance of the offered certificates--

     -    all principal payments collected, including principal prepayments;

     - all interest payments collected, including late payment charges, Default Interest and Post-ARD Additional Interest (net of master servicing fees and primary servicing fees, and in respect of late payment charges and Default Interest, net of amounts used to offset interest on any advances);

     -    any Static Prepayment Premiums and Yield Maintenance Charges;

     - any proceeds received under any hazard, flood, title or other insurance policy that provides coverage with respect to a mortgaged real property or the related mortgage loan, and all proceeds received in connection with the condemnation or the taking by right of eminent domain of a mortgaged real property, in each case to the extent not required to be applied to the restoration of the related mortgaged real property or released to the related borrower;

     - any amounts received and retained in connection with the liquidation of defaulted mortgage loans by foreclosure, deed-in-lieu of foreclosure or as otherwise contemplated under "--Realization Upon Mortgage Loans" below, in each case to the extent not required to be returned to the related borrower;

     - any amounts paid by a mortgage loan seller in connection with the repurchase or replacement of, or the curing of any breach of representation and warranty with respect to, a mortgage loan by that party as described under "Description of the Underlying Mortgage Loans--Cures, Repurchases and Substitutions" in this prospectus supplement;

     - any amounts paid to purchase or otherwise acquire all the mortgage loans and any REO Properties in connection with the termination of the trust fund as contemplated under "--Termination" below;

     - any amounts paid by a holder of any Companion Loan or by a mezzanine lender in connection with any purchase option exercised or cure payment remitted pursuant to the terms of the related intercreditor agreement;

     - any amounts required to be deposited by that master servicer in connection with losses incurred with respect to Permitted Investments of funds held in its collection account;

     - all payments required to be paid by that master servicer or received from the applicable special servicer with respect to any deductible clause in any blanket hazard insurance policy or master force placed hazard insurance policy, as described under "Description of the Underlying Mortgage Loans--Certain Terms and Conditions of the Underlying Mortgage Loans--Hazard, Liability and Other Insurance" in this prospectus supplement; and

     - any amount transferred by a special servicer from its REO account with respect to the REO Properties.

     Upon its receipt of any of the amounts described in the first eight bullets of the prior paragraph with respect to any specially serviced mortgage loan in the trust fund, each special servicer is required to remit those amounts within one business day to the applicable master servicer for deposit in that master servicer's collection account.

     Notwithstanding the foregoing, amounts received with respect to the 1201 New York Avenue Total Loan or the related mortgaged real property and allocable to a 1201 New York Avenue Junior Companion Loan will be deposited by the applicable master servicer into its collection account and thereafter transferred to a custodial account or sub-account that relates to that Companion Loan.

     Also, notwithstanding the foregoing, after the occurrence of a CBA A/B Material Default with respect to any CBA A/B Loan Pair, for so long as such CBA A/B Material Default is continuing, amounts received with respect to that CBA A/B Loan Pair or the related mortgaged real property and allocable to the related CBA B-Note Companion Loan will be deposited by the applicable master servicer into its collection account and thereafter transferred to a custodial account or sub-account that relates to that Companion Loan.

     WITHDRAWALS. The master servicers may make withdrawals from their respective collection accounts for any of the following purposes, which are not listed in any order of priority:

     1. to remit to the trustee for deposit in the trustee's distribution account, as described under "Description of the Offered Certificates--Distribution Account" in this prospectus supplement, on the business day preceding each distribution date, all payments and other collections on the mortgage loans and any REO Properties in the trust fund that are then on deposit in the collection accounts, exclusive of any portion of those payments and other collections that represents one or more of the following--

          (a) monthly debt service payments due on a due date subsequent to the end of the related collection period,

          (b) payments and other collections received by or on behalf of the trust fund after the end of the related collection period,

          (c)  amounts allocable to the Companion Loans, and

          (d) amounts that are payable or reimbursable from the collection account to any person other than the series 2004-C4 certificateholders in accordance with any of clauses 2. through
               16. and clauses 18. through 20. below;

     2. to reimburse any master servicer, any special servicer or the trustee, as applicable, for any unreimbursed advances made by that party with respect to the mortgage pool, as described under "--Servicing and Other Compensation and Payment of Expenses" above and "Description of the Offered Certificates--Advances of Delinquent Monthly Debt Service Payments" in this prospectus supplement, with that reimbursement to be made out of collections on the underlying mortgage loan or REO Property as to which the advance was made;

     3. to pay itself, any primary servicer or the trustee any earned and unpaid master servicing fees, primary servicing fees or trustee fees, as applicable, with respect to each mortgage loan in the trust fund and the 1201 New York Avenue Junior Companion Loans, with that payment to be made out of collections on that mortgage loan that are allocable as interest;

     4. to pay the applicable special servicer, out of related collections of interest, earned and unpaid special servicing fees with respect to each mortgage loan in the trust fund that is either--

          (a)  a specially serviced mortgage loan, or

          (b) a mortgage loan as to which the related mortgaged real property has become an REO Property;

     5. to pay the applicable special servicer or, if applicable, any predecessor special servicer, earned and unpaid work-out fees and liquidation fees to which it is entitled, with that payment to be made from the sources described under "--Servicing and Other Compensation and Payment of Expenses" above;

     6. to reimburse any master servicer, any special servicer or the trustee, as applicable, out of general collections on the mortgage pool, for any unreimbursed advance made by that party with respect to the mortgage pool as described under "--Servicing and Other Compensation and Payment of Expenses" above and "Description of the Offered Certificates--Advances of Delinquent Monthly Debt Service Payments" in this prospectus supplement, which advance has been determined not to be ultimately recoverable under clause 2. above (or, if the subject underlying mortgage loan has been worked out and returned to performing status, is not recoverable under clause 2. above by the time it is returned to performing status) out of collections on the related underlying mortgage loan or REO Property; provided that any such reimbursement is to be made as and to the extent described under "--Servicing and Other Compensation and Payment of Expenses" above, in the case of a servicing advance, or "Description of the Offered Certificates--Advances of Delinquent Monthly Debt Service Payments" in this prospectus supplement, in the case of a P&I advance;

     7. to pay any master servicer, any special servicer or the trustee, as applicable, out of general collections on the mortgage pool unpaid interest accrued on any advance made by that party with respect to the mortgage pool (generally at or about the time of reimbursement of that advance); provided that, in the case of any advance reimbursed as described in clause 6. above, the payment of any interest thereon is to be made as and to the extent described under "--Servicing and Other Compensation and Payment of Expenses" above, in the case of interest on any such advance that is a servicing advance, or "Description of the Offered Certificates--Advances of Delinquent Monthly Debt Service Payments" in this prospectus supplement, in the case of interest on any such advance that is a P&I Advance;

     8. to pay itself or the applicable special servicer, as applicable, any items of additional servicing compensation on deposit in the collection account as discussed under "--Servicing and Other Compensation and Payment of Expenses--Additional Servicing Compensation" above;

     9. to pay any unpaid liquidation expenses incurred with respect to any liquidated mortgage loan or REO Property in the trust fund;

     10. to pay, out of general collections on the mortgage pool, any servicing expenses that would, if advanced, be nonrecoverable under clause 2. above;

     11. to pay, out of general collections on the mortgage pool, for costs and expenses incurred by the trust fund due to actions taken pursuant to any environmental assessment;

     12. to pay any master servicer, any special servicer, the trustee, us or any of their or our respective affiliates, directors, members, managers, shareholders, officers, employees, controlling persons and agents (including any primary servicer), as the case may be, out of general collections on the mortgage pool, any of the reimbursements or indemnities to which we or any of those other persons or entities are entitled as described under "Description of the Governing Documents--Matters Regarding the Master Servicer, the Special Servicer, the Manager and Us" and "--Matters Regarding the Trustee" in the accompanying prospectus and "--Certain Indemnities" below;

     13. to pay, out of general collections on the mortgage pool, for (a) the costs of various opinions of counsel related to the servicing and administration of mortgage loans, (b) expenses properly incurred by the trustee in connection with providing tax-related advice to the applicable special servicer and (c) the fees of a master servicer or the trustee for confirming a fair value determination by the applicable special servicer of a Defaulted Loan;

     14. to reimburse any master servicer, any special servicer, us or the trustee, as the case may be, for any unreimbursed expenses reasonably incurred in respect of any breach or defect in respect of an underlying mortgage loan giving rise to a repurchase obligation of a mortgage loan seller or other party, or the enforcement of such obligation, under the related mortgage loan purchase agreement;

     15.  to pay for--

          - the cost of the opinions of counsel for purposes of REMIC administration or amending the series 2004-C4 pooling and servicing agreement; and


          - the cost of obtaining an extension from the Internal Revenue Service for the sale of any REO Property;

     16. to pay, out of general collections for any and all U.S. federal, state and local taxes imposed on any of the REMICs or their assets or transactions together with incidental expenses;

     17. to transfer any amounts collected on and allocable to any CBA B-Note Companion Loan or 1201 New York Avenue Junior Companion Loan to the related loan-specific custodial account or sub-account;

     18. to pay to the related mortgage loan seller any amounts that represent monthly debt service payments due on the mortgage loans on or before their respective due dates in November 2004 or, in the case of a replacement mortgage loan, during or before the month in which that loan was added to the trust fund;

     19. to withdraw amounts deposited in the collection account in error, including amounts received on any mortgage loan or REO Property that has been purchased or otherwise removed from the trust fund;

     20. to pay any amounts, in addition to normal remittances, due and payable by the trust fund, to the holder of a Companion Loan under the terms of any CBA A/B Intercreditor Agreement or the 1201 New York Avenue Agreement Among Noteholders, as applicable;

     21. to pay any other items described in this prospectus supplement as being payable from a collection account; and

     22. to clear and terminate the collection account upon the termination of the series 2004-C4 pooling and servicing agreement.

     In no event will any amounts allocable to the 1201 New York Avenue Junior Companion Loans be available to cover any payments or reimbursements associated with any underlying mortgage loan other than the 1201 New York Avenue Mortgage Loan. The 1201 New York Avenue Junior Companion Loans will provide limited subordination to the 1201 New York Avenue Mortgage Loan regarding various payments and reimbursements related to the 1201 New York Avenue Mortgage Loan that arise out of a credit default.

     Furthermore, in no event will any amounts allocable to a CBA B-Note Companion Loan be available to cover any payments or reimbursements associated with any underlying mortgage loan other than the related CBA A-Note Mortgage Loan. In addition, any amounts allocable to a CBA B-Note Companion Loan will be available to cover payments and/or reimbursements associated with the related CBA A-Note Mortgage Loan only to the extent described under "Description of the Mortgage Pool--The CBA A/B Loan Pairs" in this prospectus supplement.

REALIZATION UPON MORTGAGE LOANS

     PURCHASE OPTION. The series 2004-C4 pooling and servicing agreement grants the Series 2004-C4 Directing Certificateholder an assignable option (a "Purchase Option") to purchase Defaulted Loans from the trust fund in the manner and at the price described below. The Purchase Option held or assigned by a series 2004-C4 certificateholder (if not earlier exercised or declined) will expire at such time as the related class of series 2004-C4 certificates is no longer the series 2004-C4 controlling class.

     Promptly after the determination that a mortgage loan in the trust fund has become a Defaulted Loan, the applicable special servicer will be required to notify the trustee, the applicable master servicer and the Series 2004-C4 Directing Certificateholder of such determination.

     Within 60 days after a mortgage loan becomes a Defaulted Loan, the applicable special servicer will be required to determine the fair value of such mortgage loan in accordance with the Servicing Standard and consistent with the guidelines contained in the series 2004-C4 pooling and servicing agreement. The applicable special servicer will be permitted to change from time to time thereafter, its determination of the fair value of a Defaulted Loan based upon changed circumstances, new information or otherwise, in accordance with the Servicing Standard. In the event that the applicable special servicer or a Series 2004-C4 Directing Certificateholder or an assignee thereof that is an affiliate of the applicable special servicer proposes to purchase a Defaulted Loan, the applicable master servicer is required pursuant to the series 2004-C4 pooling and servicing agreement to determine whether the applicable special servicer's determination of fair value for a Defaulted Loan constitutes a fair price in its reasonable judgment. The applicable master servicer shall be entitled to a one-time fee, as specified in the series 2004-C4 pooling and servicing agreement, in connection with each such fair value determination. All reasonable costs and expenses of the applicable special servicer and the applicable master servicer in connection with the determination of the fair value of a Defaulted Loan will be reimbursable as servicing advances. The applicable special servicer must give prompt written notice of its fair value determination to the trustee, the applicable master servicer and the Series 2004-C4 Directing Certificateholder.

     If neither the Series 2004-C4 Directing Certificateholder nor its assignee exercises a Purchase Option with respect to any Defaulted Loan following a fair value determination, then the applicable special servicer may do so for a limited period.

     Each holder of a Purchase Option may, at its option, purchase the subject Defaulted Loan from the trust fund at a price (the "Option Price") equal to--

     - if the applicable special servicer has not yet determined the fair value of that Defaulted Loan, the unpaid principal balance of that Defaulted Loan, plus accrued and unpaid interest on such balance, all related unreimbursed servicing advances together with any unpaid interest on any advance owing to the party or parties that made them, and all accrued special servicing fees and additional trust expenses allocable to that Defaulted Loan whether paid or unpaid and all costs and expenses in connection with the sale, or

     - if the applicable special servicer has made such fair value determination, the fair value of that Defaulted Loan as determined by the special servicer.


If the most recent fair value calculation was made more than 90 days prior to the exercise date of a Purchase Option, then the applicable special servicer must confirm or revise the fair value determination, and the Option Price at which the Defaulted Loan may be purchased will be modified accordingly.

     Unless and until the Purchase Option with respect to a Defaulted Loan is exercised, the applicable special servicer will be required to pursue such other resolution strategies available under the series 2004-C4 pooling and servicing agreement, including work-out and foreclosure, consistent with the Servicing Standard, but it will not be permitted to sell the Defaulted Loan other than pursuant to the exercise of the Purchase Option or in accordance with any applicable intercreditor or co-lender agreement.

     If not exercised sooner, the Purchase Option with respect to any Defaulted Loan will automatically terminate upon--

     - the cure by the related borrower or a party with cure rights of all defaults that caused the subject underlying mortgage loan to be a Defaulted Loan,

     - the acquisition on behalf of the trust of title to the related mortgaged real property by foreclosure or deed in lieu of foreclosure, or

     - the modification or pay-off (full or discounted) of the Defaulted Loan in connection with a work-out.

     FORECLOSURE AND SIMILAR PROCEEDINGS. Pursuant to the series 2004-C4 pooling and servicing agreement, if an event of default on an underlying mortgage loan has occurred and is continuing, the applicable special servicer, on behalf of the trust fund, may at any time institute foreclosure proceedings, exercise any power of sale contained in the related mortgage or otherwise acquire title to the related mortgaged real property. The applicable special servicer shall not, however, acquire title to any mortgaged real property or take any other action with respect to any mortgaged real property that would cause the trustee, for the benefit of the series 2004-C4 certificateholders and the holder(s) of any related Companion Loan(s), or any other specified person to be considered to hold title to, to be a "mortgagee-in-possession" of or to be an "owner" or an "operator" of such mortgaged real property within the meaning of certain federal environmental laws, unless the applicable special servicer has previously received a report prepared by a person who regularly conducts environmental audits (the cost of which report will be a servicing advance) and either--

     - such report indicates that (a) the mortgaged real property is in compliance with applicable environmental laws and regulations and (b) there are no circumstances or conditions present at the mortgaged real property for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any applicable environmental laws and regulations; or

     - the applicable special servicer, based solely (as to environmental matters and related costs) on the information set forth in such report, determines that taking such actions as are necessary to bring the mortgaged real property into compliance with applicable environmental laws and regulations and/or taking the actions contemplated by clause (b) of the preceding bullet, is reasonably likely to increase the net proceeds of the liquidation of such mortgaged real property, than not taking such actions.

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     REO PROPERTIES. If title to any mortgaged real property is acquired by the applicable special servicer on behalf of the trust fund (or, in the case of the 1201 New York Avenue Total Loan or a CBA A/B Loan Pair, on behalf of the trust fund and the holder(s) of the related Companion Loan(s)), the applicable special servicer will be required to sell that property not later than the end of the third calendar year following the year of acquisition, unless--

     -    the IRS grants an extension of time to sell the property, or

     - the applicable special servicer obtains an opinion of independent counsel generally to the effect that the holding of the property subsequent to the end of the third calendar year following the year in which the acquisition occurred will not result in the imposition of a tax on the assets of the trust fund or cause any REMIC created under the series 2004-C4 pooling and servicing agreement to fail to qualify as a REMIC under the Code.

     The applicable special servicer will be required to use reasonable efforts to solicit cash offers for any REO Property held in the trust fund in a manner that will be reasonably likely to realize a fair price for the property within the time periods contemplated by the prior paragraph. The applicable special servicer may, at the expense of the trust fund, retain an independent contractor to operate and manage any REO Property. The retention of an independent contractor will not relieve the applicable special servicer of its obligations with respect to any REO Property. Regardless of whether the applicable special servicer applies for or is granted an extension of time to sell any REO Property, the applicable special servicer will be required to act in accordance with the Servicing Standard to liquidate that REO Property on a timely basis. If an extension is granted or opinion given, the applicable special servicer must sell the subject REO Property within the period specified in the extension or opinion.

     In general, the applicable special servicer or an independent contractor employed by the applicable special servicer at the expense of the trust fund will be obligated to operate and manage any REO Property held by the trust fund solely for the purpose of its prompt disposition and sale, in a manner that:

     -    maintains its status as "foreclosure property" with the meaning of section 860G(a)(8) of the Code; and

     - does not result in the receipt by the trust fund of any "income from non-permitted assets" within the meaning of section 860F(a)(2)(B) of the Code.

     Subject to the Servicing Standard and any other limitations imposed by the series 2004-C4 pooling and servicing agreement, a special servicer will be permitted, with respect to any REO Property, to incur a tax on net income from foreclosure property, within the meaning of section 857(b)(4)(B) of the Code.

     To the extent that income the trust fund receives from an REO property is subject to--

     - a tax on net income from foreclosure property, that income would be subject to U.S. federal tax at the highest marginal corporate tax rate, which is currently 35%,

     - a tax on prohibited transactions, that income would be subject to U.S. federal tax at a 100% rate.

     The determination as to whether income from an REO Property held by the trust fund would be subject to a tax will depend on the specific facts and circumstances relating to the management and operation of each REO Property. The risk of taxation being imposed on income derived from the operation of foreclosed property is particularly present in the case of hotels or hospitality properties. Generally, income from an REO property that is directly operated by the applicable special servicer would be apportioned and classified as service or non-service income. The service portion of the income could be subject to U.S. federal tax either at the highest marginal corporate tax rate or at the 100% prohibited transactions rate. The non-service portion of the income could be subject to U.S. federal tax at the highest marginal corporate tax rate or, although it appears unlikely, at the 100% prohibited transactions rate. Any tax imposed on the trust fund's income from an REO Property would reduce the amount available for payment to the series 2004-C4 certificateholders. See "U.S. Federal Income Tax Consequences" in this prospectus supplement and "Federal Income Tax Consequences" in the accompanying prospectus. The reasonable out-of-pocket costs and expenses of obtaining professional tax advice in connection with the foregoing will be payable out of the applicable master servicer's collection account.

     REO ACCOUNT. The applicable special servicer will be required to segregate and hold all funds collected and received in connection with any REO Property held by the trust fund separate and apart from its own funds and general assets. If an REO Property is acquired by the trust fund, the applicable special servicer will be required to establish and maintain an account for the retention of revenues and other proceeds derived from that REO Property. That REO account

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must be maintained in a manner and with a depository institution that satisfies rating agency standards for securitizations similar to the one involving the offered certificates. The applicable special servicer will be required to deposit, or cause to be deposited, in its REO account, within one business day following receipt, all net income, insurance proceeds, condemnation proceeds and liquidation proceeds received with respect to each REO Property held by the trust fund. The funds held in this REO account may be held as cash or invested in Permitted Investments. Any interest or other income earned on funds in the applicable special servicer's REO account will be payable to that special servicer, subject to the limitations described in the series 2004-C4 pooling and servicing agreement.

     LIQUIDATION PROCEEDS. To the extent that liquidation proceeds collected with respect to any underlying mortgage loan are less than the sum of--

     -    the outstanding principal balance of that mortgage loan,

     -    interest (other than Default Interest) accrued on that mortgage loan,

     - interest accrued on any monthly debt service advance made with respect to that mortgage loan,

     - the aggregate amount of outstanding reimbursable expenses (including any unreimbursed servicing advances and unpaid and accrued interest on such advances) incurred with respect to that mortgage loan, and

     - any and all special servicing compensation payable with respect to that mortgage loan,


then the trust fund will realize a loss in the amount of such shortfall.

     The trustee, the applicable master servicer and/or the applicable special servicer will be entitled to reimbursement out of the liquidation proceeds recovered on an underlying mortgage loan, prior to the distribution of such liquidation proceeds to series 2004-C4 certificateholders, of any and all amounts that represent unpaid servicing compensation or trustee fees in respect of that mortgage loan, certain unreimbursed expenses incurred with respect to that mortgage loan and any unreimbursed advances made with respect to that mortgage loan. In addition, amounts otherwise distributable on the series 2004-C4 certificates will be further reduced by interest payable to the applicable master servicer or the trustee, as applicable, on any such advances.

     If any mortgaged real property suffers damage such that the proceeds, if any, of the related hazard insurance policies or flood insurance are insufficient to restore fully the damaged property, the applicable master servicer will not be required to make servicing advances to effect such restoration unless--

     - the applicable special servicer determines that such restoration will increase the proceeds to the series 2004-C4 certificateholders and the holder(s) of any related Companion Loan(s) on liquidation of the mortgage loan after reimbursement of the applicable special servicer, the applicable master servicer or the trustee, as the case may be, for its expenses; and

     - the applicable master servicer determines that such expenses will be recoverable by it from related liquidation proceeds.

     SPECIALLY SERVICED MORTGAGE LOANS. With respect to any mortgage loan in the trust fund as to which a Servicing Transfer Event has occurred, the applicable master servicer will transfer its servicing responsibilities to the applicable special servicer, but will continue to receive payments on such mortgage loan (including amounts collected by the applicable special servicer), to make certain calculations with respect to such mortgage loan and to make remittances and prepare certain reports to the trustee with respect to such mortgage loan.

     The applicable special servicer will continue to be responsible for the operation and management of an REO Property. The applicable master servicer will have no responsibility for the performance by the applicable special servicer of its duties under the series 2004-C4 pooling and servicing agreement.

     The applicable special servicer will return the full servicing of a specially serviced mortgage loan to the applicable master servicer when all Servicing Transfer Events with respect to that mortgage loan have ceased to exist and that mortgage loan has become a Corrected Mortgage Loan.

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     SERIES 2004-C4 CONTROLLING CLASS AND SERIES 2004-C4 DIRECTING
CERTIFICATEHOLDER. The series 2004-C4 controlling class will be the most subordinate class of series 2004-C4 certificates (other than the class A-X, A-SP, A-Y, R and V certificates) that has a total principal balance at least equal to 25% of the total initial principal balance of that class, or if none of the classes of series 2004-C4 principal balance certificates has a total principal balance at least equal to 25% of the total initial principal balance of that class, then the series 2004-C4 controlling class will be the most subordinate of the class of series 2004-C4 principal balance certificates that has a total principal balance greater than zero.

     The series 2004-C4 controlling class as of the closing date will be the class O certificates.

     The "Series 2004-C4 Directing Certificateholder" will be a holder or beneficial owner of certificates of the series 2004-C4 controlling class or a designee selected by the holders or beneficial owners of more than 50% of the total principal balance of the series 2004-C4 controlling class; provided, however, that until a Series 2004-C4 Directing Certificateholder is so selected or after receipt of a notice from the holders of more than 50% of the total principal balance of the series 2004-C4 controlling class that a Series 2004-C4 Directing Certificateholder is no longer designated, the person or entity that beneficially owns the largest aggregate principal balance of the series 2004-C4 controlling class certificates will be the Series 2004-C4 Directing Certificateholder. It is anticipated that JER Investors Trust Inc., which is an affiliate of J.E. Robert Company, Inc., one of the initial special servicers, will serve as the initial Series 2004-C4 Directing Certificateholder.

     ASSET STATUS REPORT. Pursuant to the series 2004-C4 pooling and servicing agreement, the applicable special servicer is required to prepare and deliver a report to each rating agency and the Series 2004-C4 Directing Certificateholder (the "Asset Status Report") with respect to any underlying mortgage loan that becomes a specially serviced mortgage loan within 30 days of any such mortgage loan becoming specially serviced. The special servicer will not be permitted to take any action under an Asset Status Report until such report has also been delivered to each master servicer and, if written confirmation from each rating agency that the proposed action will not lead to a withdrawal, downgrade, or qualification of the then-current rating assigned by each rating agency to any class of series 2004-C4 certificates then rated by each rating agency is required under the series 2004-C4 pooling and servicing agreement or the relevant loan documents, such written confirmation has been obtained. Any Asset Status Report with respect to any CBA A-Note Mortgage Loan will also be delivered to the holder of the related CBA B-Note Companion Loan. Any Asset Status Report with respect to the 1201 New York Avenue Mortgage Loan will also be delivered to the holders of the 1201 New York Avenue Junior Companion Loans not later than 45 days after such mortgage loan becomes specially serviced.

     Any Asset Status Report prepared by a special servicer will set forth the following information, to the extent reasonably determined, which includes:

     - a summary of the status of the subject specially serviced mortgage loan;

     - a discussion of the legal and environmental considerations reasonably known to that special servicer, consistent with the Servicing Standard, that are applicable to the exercise of remedies and whether outside legal counsel has been retained;

     - a current rent roll (for all properties other than residential cooperative properties) and income or operating statement available for the related mortgaged real property;

     - a recommendation by that special servicer as to how the subject specially serviced mortgage loan might be returned to performing status, returned to the applicable master servicer for regular servicing or otherwise realized upon;

     -    a summary of any proposed actions; and

     - a status report on any foreclosure actions or other proceedings undertaken with respect to the related mortgaged real property, any proposed workouts with respect to the subject specially serviced mortgage loan and the status of any negotiations with respect to those workouts and an assessment of the likelihood of additional events of default thereon.

     With respect to any mortgage loan in the trust fund that becomes a specially serviced mortgage loan (excluding the 1201 New York Avenue Mortgage
Loan), if, within ten business days following delivery of the Asset Status Report, the Series 2004-C4 Directing Certificateholder does not disapprove in writing of any action proposed to be taken in that Asset Status Report, the applicable special servicer is required to implement the recommended action as outlined in such Asset Status Report. If the Series 2004-C4 Directing Certificateholder disapproves in writing such Asset Status Report, the applicable special servicer is required to revise and deliver a new Asset Status Report within 30 days after the Series 2004-C4

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Directing Certificateholder's disapproval. The applicable special servicer must continue to revise that Asset Status Report until either the Series 2004-C4 Directing Certificateholder fails to disapprove the revised Asset Status Report within ten business days of receipt or the passage of 60 days from the date of preparation of the first Asset Status Report; provided that the applicable special servicer (a) may, following the occurrence of an extraordinary event with respect to the related mortgaged real property, take any action set forth in such Asset Status Report before the expiration of a 10-business day approval period if the applicable special servicer has reasonably determined that failure to take such action would materially and adversely affect the interests of the series 2004-C4 certificateholders and it has made a reasonable effort to contact the Series 2004-C4 Directing Certificateholder and (b) in any case, shall determine whether any affirmative disapproval by the Series 2004-C4 Directing Certificateholder described in this paragraph would violate the Servicing Standard.

     The applicable special servicer may not take any action inconsistent with an Asset Status Report, unless that action would be required in order to act in accordance with the Servicing Standard. The applicable special servicer may, from time to time, modify any Asset Status Report it has previously delivered and implement that report, provided that the revised report has been prepared, reviewed and not rejected pursuant to the terms described above.

     In addition to the foregoing, the applicable special servicer is required to, subject to the Servicing Standard and the terms of the series 2004-C4 pooling and servicing agreement, obtain the consent of the Series 2004-C4 Directing Certificateholder prior to the taking by that special servicer of the following actions--

     - any proposed or actual foreclosure upon or comparable conversion of, which may include acquisitions of an REO Property, the ownership of the property or properties securing any specially serviced mortgage loans in the trust fund as come into and continue in default;

     - any modification, amendment or waiver of a monetary term (including any change in the timing of payments but excluding the waiver of Default Interest and late payment charges) or any material non-monetary term (excluding any waiver of a due-on-sale or due-on-encumbrance clause, which is covered by the last bullet) of a mortgage loan in the trust fund;

     - any acceptance of a discounted payoff with respect to a specially serviced mortgage loan in the trust fund;

     - any proposed or actual sale of an REO Property out of the trust fund for less than the outstanding principal balance of, and accrued interest (other than Default Interest and Excess-ARD Additional Interest) on, the related mortgage loan, except in connection with a termination of the trust fund as described under "--Termination" below;

     - any determination to bring an REO Property held by the trust fund into compliance with applicable environmental laws or to otherwise address hazardous material located at the REO Property;

     - any release of material real property collateral for a mortgage loan in the trust fund, other than in accordance with the specific terms of, or upon satisfaction of, that mortgage loan;

     - any acceptance of substitute or additional real property collateral for a specially serviced mortgage loan in the trust fund, other than in accordance with the specific terms of that mortgage loan;

     - any releases of earn-out reserves or related letters of credit with respect to a mortgaged real property securing a mortgage loan in the trust fund other than in accordance with the specific terms of that mortgage loan; and

     - any waiver of a due-on-sale or due-on-encumbrance clause in a mortgage loan in the trust fund and other than in respect of permitted subordinate debt for mortgage loans secured by residential cooperative properties).

     Notwithstanding the foregoing, no direction of the Series 2004-C4 Directing Certificateholder, and no failure to consent to any action requiring the consent thereof under the series 2004-C4 pooling and servicing agreement, may (a) require or cause the applicable special servicer to violate the terms of the subject specially serviced mortgage loan, applicable law or any provision of the series 2004-C4 pooling and servicing agreement, (b) result in the imposition of a "prohibited transaction" or "prohibited contribution" tax under the REMIC provisions of the Code, (c) expose the applicable master servicer, the applicable special servicer, the trustee, us, the trust fund or any of various other parties to any material claim, suit or liability or (d) materially expand the scope of the applicable special servicer's or the applicable master servicer's responsibilities under the series 2004-C4 pooling and servicing agreement. The applicable special servicer will not (x) follow

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any such direction of the Series 2004-C4 Directing Certificateholder or (y)
refrain from taking any action, based on its failure to obtain the consent of the Series 2004-C4 Directing Certificateholder, if the failure to take such action would violate the Servicing Standard.

INSPECTIONS; COLLECTION OF OPERATING INFORMATION

     The applicable special servicer will be required, at the expense of the trust fund, to physically inspect or cause a physical inspection of the related corresponding mortgaged real property as soon as practicable after any mortgage loan in the trust fund becomes a specially serviced mortgage loan and annually thereafter for so long as that mortgage loan remains a specially serviced mortgage loan. Beginning in 2005, each master servicer will be required, at its own expense, to physically inspect or cause a physical inspection of each mortgaged real property securing an underlying mortgage loan for which it acts as master servicer at least once per calendar year or, in the case of each underlying mortgage loan with an unpaid principal balance of under $2,500,000, once every two years (or at such lesser frequency as each rating agency shall have confirmed in writing to such master servicer will not, in and of itself, result in a downgrade, qualification or withdrawal of the then current ratings assigned to any class of series 2004-C4 certificates), if the applicable special servicer has not already done so in that period as contemplated by the preceding sentence. Each master servicer and each special servicer will be required to prepare or cause the preparation of a written report of each inspection performed by it that generally describes the condition of the particular real property and, upon request, deliver such written report in electronic format to the trustee.

     Most of the mortgages obligate the related borrower to deliver quarterly, and substantially all mortgages require annual, property operating statements. However, there can be no assurance that any operating statements required to be delivered will in fact be delivered, nor is the applicable special servicer or the applicable master servicer likely to have any practical means of compelling such delivery in the case of an otherwise performing mortgage loan.

EVIDENCE AS TO COMPLIANCE

     On or before May 1 of each year, beginning in 2005, each master servicer and each special servicer must:

     - at its expense, cause a firm of independent public accountants, that is a member of the American Institute of Certified Public Accountants to furnish a statement to the trustee, among others, to the effect that--

          1. the firm has examined certain documents and records relating to the servicing operations of that master servicer or special servicer, as the case may be, for the previous year, and

          2. on the basis of that examination, conducted substantially in compliance with USAP or the Audit Program, the firm confirms that such master servicer or special servicer, as applicable, has complied during the previous year with the minimum servicing standards, to the extent applicable to multifamily and commercial mortgage loans, identified in USAP or the Audit Program, in all material respects, except for the significant exceptions or errors in records that, in the opinion of the firm, USAP or the Audit Program requires it to report; and

     - deliver to the trustee, among others, a statement signed by an officer of that master servicer or special servicer, as the case may be, to the effect that, to the knowledge of that officer, that master servicer or special servicer, as the case may be, has fulfilled its obligations under the series 2004-C4 pooling and servicing agreement in all material respects throughout the preceding calendar year or, if there has been a material default, specifying each material default known to such officer, the nature and status of such default and the action proposed to be taken with respect thereto.

     In rendering its report, the accounting firm referred to in the first bullet of the prior sentence may, as to matters relating to the direct servicing of commercial and multifamily mortgage loans by sub-servicers, rely upon comparable reports of firms of independent certified public accountants rendered on the basis of examinations conducted in accordance with the same standards, within one year of the report, with respect to those sub-servicers.

EVENTS OF DEFAULT

     Each of the following events, circumstances and conditions will be considered events of default with respect to the applicable master servicer or special servicer under the series 2004-C4 pooling and servicing agreement:

     - any failure by such master servicer to make (a) any required deposit into its collection account or any other account created under the series 2004-C4 pooling and servicing agreement, which failure continues

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          unremedied for two business days, or any required remittance
          (including any monthly debt service advances) to the trustee for deposit in the trustee's distribution account by the time required under the series 2004-C4 pooling and servicing agreement on the business day prior to the related distribution date, which failure continues unremedied until 11:00 a.m. (New York City time) on the related distribution date, or (b) any required servicing advance within the time specified in the series 2004-C4 pooling and servicing agreement, which failure remains uncured for three business days following the date on which notice has been given to such master servicer by the trustee or the applicable special servicer or as provided in the series 2004-C4 pooling and servicing agreement;

     - any failure by such special servicer to deposit into the REO Account, or to remit to the applicable master servicer for deposit in that master servicer's collection account, any such deposit or remittance required to be made by that special servicer, when so required under the series 2004-C4 pooling and servicing agreement, which failure continues unremedied for two business days;

     - any failure by such master servicer or such special servicer duly to observe or perform in any material respect any of its other covenants or obligations under the series 2004-C4 pooling and servicing agreement, which failure continues unremedied for 30 days (or 60 days so long as that master servicer or special servicer, as applicable, is diligently pursuing such cure) after written notice thereof has been given to that master servicer or special servicer, as the case may be, by any other party to the series 2004-C4 pooling and servicing agreement;

     - any breach by such master servicer or such special servicer of a representation or warranty contained in the series 2004-C4 pooling and servicing agreement which materially and adversely affects the interests of the series 2004-C4 certificateholders and continues unremedied for 30 days after the date on which notice of such breach shall have been given to that master servicer or special servicer, as the case may be, by any other party to the series 2004-C4 pooling and servicing agreement; provided, however, if such breach is not capable of being cured within such 30-day period and that master servicer or special servicer, as applicable, is diligently pursuing such cure, then such 30-day period shall be extended for an additional 30 days;

     - certain events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings in respect of or relating to such master servicer or such special servicer, as applicable, and certain actions by or on behalf of that master servicer or special servicer, as applicable indicating its insolvency or inability to pay its obligations and such decree or order shall have remained in force for 60 days; provided however, that, with respect to any such decree or order that cannot be discharged, dismissed or stayed within such 60-day period, the applicable master servicer or the applicable special servicer, as appropriate, will have an additional period of 30 days to effect such discharge, dismissal or stay so long as it has commenced proceedings to have such decree or order dismissed, discharged or stayed within the initial 60-day period and has diligently pursued, and is continuing to pursue, such discharge, dismissal or stay;

     - such master servicer is removed from S&P's approved master servicer list, or such special servicer is removed from S&P's approved special servicer list, and that master servicer or special servicer, as the case may be, is not reinstated to that list within 60 days after its removal therefrom; or

     - Moody's has (a) qualified, downgraded or withdrawn any rating then assigned by it to any class of series 2004-C4 certificates, or (b) placed any class of series 2004-C4 certificates on "watch status" in contemplation of possible rating downgrade or withdrawal (and that "watch status" placement has not have been withdrawn by it within 60 days of such placement), and, in either case, cited servicing concerns with such master servicer or such special servicer as the sole or a material factor in such rating action.

     The series 2004-C4 pooling and servicing agreement may provide for additional events of default relating to remittances to the holders of the 1201 New York Avenue Junior Companion Loans.

RIGHTS UPON EVENT OF DEFAULT

     If an event of default described above under "--Events of Default" above occurs with respect to a master servicer or a special servicer and remains unremedied, the trustee will be authorized, and at the direction of certificateholders entitled to not less than 25% of the series 2004-C4 voting rights, the trustee will be required, to terminate all of the obligations and, with limited exception, all of the rights of the defaulting party under the series 2004-C4 pooling and servicing agreement and in and to the assets of the trust fund, other than any rights the defaulting party may have (a) as a series 2004-C4

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certificateholder, or (b) in respect of any unpaid servicing compensation, including the Excess Servicing Strip, if applicable, unreimbursed advances and interest thereon or rights to indemnification. Upon any such termination, subject to the discussion in the next two paragraphs and under "--Replacement of a Special Servicer" above, the trustee must either:

     - succeed to all of the responsibilities, duties and liabilities of the defaulting party under the series 2004-C4 pooling and servicing agreement; or

     - appoint an established mortgage loan servicing institution to act as successor to the defaulting party under the series 2004-C4 pooling and servicing agreement.

     Certificateholders entitled to at least 51% of the series 2004-C4 voting rights may require the trustee to appoint an established mortgage loan servicing institution, or other entity as to which the trustee has received written notice from each rating agency that such appointment would not, in and of itself, result in the downgrade, qualification or withdrawal of the then current ratings assigned to any class of series 2004-C4 certificates, to act as successor to the defaulting party rather than have the trustee act as that successor. It is expected that each master servicer will perform some or all of its servicing duties through primary servicers that cannot be terminated, including by a master servicer, except for cause.

     In general, certificateholders entitled to at least 66 2/3% of the voting rights allocated to each class of series 2004-C4 certificates affected by any event of default may waive the event of default. However, the events of default described in the first bullet under "--Events of Default" above may only be waived by all of the holders of the affected classes of series 2004-C4 certificates. Furthermore, if the trustee is required to spend any monies in connection with any event of default, then that event of default may not be waived unless and until the trustee has been reimbursed, with interest, by the party requesting the waiver. Upon any waiver of an event of default, the event of default will cease to exist and will be deemed to have been remedied for every purpose under the series 2004-C4 pooling and servicing agreement.

     No series 2004-C4 certificateholder will have the right under the series 2004-C4 pooling and servicing agreement to institute any proceeding with respect thereto unless:

     - that holder previously has given to the trustee written notice of default;

     - except in the case of a default by the trustee, series 2004-C4 certificateholders representing at least 25% of a class have made written request upon the trustee to institute that proceeding in its own name as trustee under the series 2004-C4 pooling and servicing agreement and have offered to the trustee reasonable indemnity; and

     - the trustee for 60 days has neglected or refused to institute any such proceeding.

     The trustee, however, will be under no obligations to exercise any of the trusts or powers vested in it by the series 2004-C4 pooling and servicing agreement or to make any investigation of matters arising thereunder or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the series 2004-C4 certificateholders, unless in the trustee's opinion, those series 2004-C4 certificateholders have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred by the trustee as a result.

MATTERS REGARDING THE TRUSTEE

     The trustee is at all times required to be a corporation, national bank, trust company or national banking association organized and doing business under the laws of the U.S. or any State of the U.S. or the District of Columbia. Furthermore, the trustee must at all times, among other things--

     -    be authorized under those laws to exercise corporate trust powers,

     -    have a combined capital and surplus of at least $50,000,000, and

     - be subject to supervision or examination by federal or state authority.

     If the corporation, national bank, trust company or national banking association publishes reports of condition at least annually, in accordance with law or the requirements of the supervising or examining authority, then the combined capital and surplus of that corporation, national bank or national banking association will be deemed to be its combined capital and surplus as described in its most recent published report of condition.

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     We, the master servicers, the special servicers and our and their respective affiliates, may from time to time enter into normal banking and trustee relationships with the trustee and its affiliates. The trustee and any of its respective affiliates may hold series 2004-C4 certificates in their own names. In addition, for purposes of meeting the legal requirements of some local jurisdictions, the trustee will have the power to appoint a co-trustee or separate trustee of all or any part of the assets of the trust fund. All rights, powers, duties and obligations conferred or imposed upon the trustee will be conferred or imposed upon the trustee and the separate trustee or co-trustee jointly or, in any jurisdiction in which the trustee shall be incompetent or unqualified to perform some acts, singly upon the separate trustee or co-trustee, who shall exercise and perform its rights, powers, duties and obligations solely at the direction of the trustee.

     The trustee will be entitled to a monthly fee for its services. That fee will accrue with respect to each and every mortgage loan in the mortgage pool. In each case, that fee will accrue at 0.002175% per annum on the Stated Principal Balance of the subject mortgage loan outstanding from time to time and will be calculated on the same basis as on the subject mortgage loan. The trustee fee is payable out of general collections on the mortgage pool in the trust fund.

     The trustee will be authorized to invest or direct the investment of funds held in its distribution account and interest reserve account in Permitted Investments. It will be--

     - entitled to retain any interest or other income earned on those funds, and

     - required to cover any losses of principal of those investments from its own funds.

     The trustee will not be obligated, however, to cover any losses resulting from the bankruptcy or insolvency of any depository institution or trust company holding the distribution account or the interest reserve account meeting the requirements set forth in the series 2004-C4 pooling and servicing agreement.

     See also "Description of the Governing Documents--The Trustee," "--Duties of the Trustee," "--Matters Regarding the Trustee" and "--Resignation and Removal of the Trustee" in the accompanying prospectus.

CERTAIN INDEMNITIES

     We, the trustee, each master servicer, each special servicer and each of our and their respective members, managers, shareholders, affiliates, directors, officers, employees, agents and controlling persons will be entitled to indemnification from the trust fund against any loss, liability or expense that is incurred without negligence or willful misconduct on our or their respective parts, arising out of or in connection with the series 2004-C4 pooling and servicing agreement and the series 2004-C4 certificates. In addition, the trustee, each master servicer, each special servicer and each of their respective members, managers, shareholders, affiliates, directors, officers, employees, agents and controlling persons will be entitled to indemnification from the trust fund against any loss, liability or expense incurred in connection with any legal action relating to any misstatement or omission or any alleged misstatement or omission in various reports to be filed with respect to the trust fund under the Securities Exchange Act of 1934, as amended.

TERMINATION

     The obligations created by the series 2004-C4 pooling and servicing agreement will terminate following the earlier of--

     1. the final payment or advance on, or other liquidation of, the last mortgage loan or related REO Property remaining in the trust fund, and

     2. the purchase of all of the mortgage loans and REO Properties remaining in the trust fund by any single certificateholder or group of certificateholders of a majority of the total outstanding principal balance of the series 2004-C4 controlling class, a master servicer or a special servicer, in the order of preference discussed below, and

     3.   the distribution date in October 2039.

     Written notice of termination of the series 2004-C4 pooling and servicing agreement will be given to each series 2004-C4 certificateholder. The final distribution with respect to each series 2004-C4 certificate will be made only upon surrender and cancellation of that certificate at the office of the series 2004-C4 certificate registrar or at any other location specified in the notice of termination.

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     The following parties will each in turn, according to the order listed below, have the option to purchase all of the mortgage loans and all other property remaining in the trust fund on any distribution date on which the total Stated Principal Balance of the mortgage pool is less than 1.0% of the initial mortgage pool balance:

     - any single holder or group of holders of the controlling class of series 2004-C4 certificates;

     - the master servicer of the underlying mortgage loans sold by NCB, FSB to us for inclusion in the trust fund;

     - the special servicer of the underlying residential cooperative mortgage loans sold by NCB, FSB to us for inclusion in the trust fund;

     -    the other master servicer; and

     -    the other special servicer;

provided that if any party above, other than NCB, FSB as the master servicer of the loans sold by it, exercises such purchase option, then NCB, FSB will be entitled to purchase the remaining mortgage loans sold to us by NCB, FSB for inclusion in the trust fund and any related property, and in such event that other party will then purchase only the remaining mortgage loans and property that are not being so purchased by NCB, FSB.

     Any purchase by any single certificateholder or group of certificateholders of the series 2004-C4 controlling class, a master servicer or a special servicer of all the mortgage loans and REO Properties remaining in the trust fund is required to be made at a price equal to:

     -    the sum of--

          1. the total Stated Principal Balance of all the mortgage loans then included in the trust fund, other than any mortgage loans as to which the mortgaged real properties have become REO Properties, together with--

               - all unpaid and unadvanced interest, other than Default Interest and Post-ARD Additional Interest, on those mortgage loans through their respective due dates in the related collection period, and

               - all unreimbursed advances for those mortgage loans, together with any interest on those advances owing to the parties that made them, and

          2. the appraised value of all REO properties then included in the trust fund, as determined by an appraiser mutually agreed upon by the applicable master servicer(s), the applicable special servicer(s) and the trustee; minus

     - solely in the case of a purchase by a master servicer or a special servicer, the total of all amounts payable or reimbursable to the purchaser under the series 2004-C4 pooling and servicing agreement.

     The purchase will result in early retirement of the then outstanding series 2004-C4 certificates. However, the right of any single certificateholder or group of certificateholders of the series 2004-C4 controlling class, of a master servicer or a special servicer to make the purchase is subject to the requirement that the total Stated Principal Balance of the mortgage pool be less than 1.0% of the initial mortgage pool balance. The termination price, exclusive of any portion of the termination price payable or reimbursable to any person other than the series 2004-C4 certificateholders, will constitute part of the Available P&I Funds for the final distribution date. Any person or entity making the purchase will be responsible for reimbursing the parties to the series 2004-C4 pooling and servicing agreement for all reasonable out-of-pocket costs and expenses incurred by those parties in connection with the purchase.

     Following the date on which the total principal balance of the offered certificates, together with the class D, E, F and G certificates, is reduced to zero, subject to any conditions set forth in the series 2004-C4 pooling and servicing agreement, any single holder or group of holders of all the remaining series 2004-C4 certificates (other than the class V and R certificates) may exchange those certificates for all mortgage loans and REO Properties remaining in the trust fund at the time of exchange.

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AMENDMENT

     In general, the series 2004-C4 pooling and servicing agreement is subject to amendment as described under "Description of the Governing
Documents--Amendment" in the accompanying prospectus. However, no amendment of the series 2004-C4 pooling and servicing agreement may significantly change the activities of the trust fund without the consent of--

     - the holders of the series 2004-C4 certificates entitled to not less than 66 2/3% of the series 2004-C4 voting rights, not taking into account series 2004-C4 certificates held by us or any of our affiliates or agents, and

     - all of the series 2004-C4 certificateholders that will be adversely affected by the amendment in any material respect.

     Additionally, absent a material adverse effect on any certificateholder, the series 2004-C4 pooling and servicing agreement may be amended by the parties thereto without the consent of any of the certificateholders to the extent necessary in order for any mortgage loan seller and their affiliates to obtain accounting "sale" treatment for the mortgage loans under FAS 140.

     Furthermore, no amendment of the series 2004-C4 pooling and servicing agreement may adversely affect any holder of a Companion Loan without the consent of that person.

THE MASTER SERVICERS AND THE SPECIAL SERVICERS PERMITTED TO BUY CERTIFICATES

     The master servicers and special servicers will be permitted to purchase any class of series 2004-C4 certificates. Such a purchase by a master servicer or a special servicer could cause a conflict relating to that master servicer's or special servicer's duties pursuant to the series 2004-C4 pooling and servicing agreement and that master servicer's or special servicer's interest as a holder of the series 2004-C4 certificates, especially to the extent that certain actions or events have a disproportionate effect on one or more classes of certificates. Pursuant to the series 2004-C4 pooling and servicing agreement, each master servicer and special servicer is required to administer the relevant underlying mortgage loans in accordance with the Servicing Standard without regard to ownership of any series 2004-C4 certificate by that master servicer or special servicer or any affiliate thereof.

                   CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS FOR
               MORTGAGED PROPERTIES LOCATED IN NEW YORK AND TEXAS

     The following discussion contains a summary of certain legal aspects of the underlying mortgage loans secured by mortgaged real properties in New York, which mortgage loans represent 15.7% of the initial mortgage pool balance, and in Texas, which mortgage loans represent 14.4% of the initial mortgage pool balance. The summary does not purport to be complete and is qualified in its entirety by reference to the applicable U.S. federal and state laws governing the subject mortgage loans.

NEW YORK

     Mortgage loans in New York are generally secured by mortgages on the related real estate. Foreclosure of a mortgage is usually accomplished in judicial proceedings. After an action for foreclosure is commenced, and if the lender secures a ruling that is entitled to foreclosure ordinarily by motion for summary judgment, the court then appoints a referee to compute the amount owed together with certain costs, expenses and legal fees of the action. The lender then moves to confirm the referee's report and enter a final judgment of foreclosure and sale. Public notice of the foreclosure sale, including the amount of the judgment, is given for a statutory period of time, after which the mortgaged real estate is sold by a referee at public auction. There is no right of redemption after the foreclosure sale. In certain circumstances, deficiency judgments may be obtained. Under mortgages containing a statutorily sanctioned covenant, the lender has a right to have a receiver appointed without notice and without regard to the adequacy of the mortgaged real estate as security for the amount owed.

TEXAS

     Under Texas law, a deed of trust customarily is foreclosed by non-judicial process. Judicial process is generally not used. A mortgagee does not preclude its ability to sue on a recourse note by instituting foreclosure proceedings. Unless a longer period or other curative rights are provided by the loan documents, at least 21 days' notice prior to foreclosure is required and foreclosure sales must be held on the first Tuesday of a calendar month. Absent contrary provisions in the loan documents, deficiency judgments are obtainable under Texas law. To determine the amount of any deficiency judgment, a borrower is given credit for the greater of the actual sale price (excluding trustee's and other allowable costs) or the fair market value of the property. Under a relation-back theory, the entire amount of any mechanic's or materialmen's lien takes priority over the lien of a deed of trust if the lien claimant began work or delivered its first materials prior to recordation of the deed of trust, provided that the loan affidavit is timely and properly perfected.

                      U.S. FEDERAL INCOME TAX CONSEQUENCES

GENERAL

     Upon the initial issuance of the offered certificates, Cadwalader, Wickersham & Taft LLP, our counsel, will deliver its opinion that, assuming compliance with the series 2004-C4 pooling and servicing agreement, and subject to any other assumptions set forth in the opinion, REMIC I and REMIC II, respectively, will each qualify as a REMIC under the Code and the arrangement under which the right to Post-ARD Additional Interest is held will be classified as a grantor trust for U.S. federal income tax purposes.

     The assets of REMIC I will generally include--

     -    the underlying mortgage loans,

     - any REO Properties acquired on behalf of the series 2004-C4 certificateholders in respect of the underlying mortgage loans referred to in the prior bullet,

     -    each master servicer's collection account,

     -    each special servicer's REO account, and

     -    the trustee's distribution account and interest reserve account,

but will exclude any collections of Post-ARD Additional Interest on the ARD
Loans.

     For U.S. federal income tax purposes,

     - the separate non-certificated regular interests in REMIC I will be the regular interests in REMIC I and will be the assets of REMIC II,

     -    the class A-X, A-SP, A-Y, A-1, A-2, A-3, A-4, A-5, A-6, A-1-A, A-J, B,
          C, D, E, F, G, H, J, K, L, M, N and O certificates will evidence the regular interests in, and will be treated as debt obligations of, REMIC II,

     - the class R certificates will evidence interests in the sole class of residual interests in each of REMIC I and REMIC II, and

     - the class V certificates will evidence interests in a grantor trust and will generally be treated as representing beneficial ownership of any Post-ARD Additional Interest accrued and received with respect to the ARD Loans.

DISCOUNT AND PREMIUM; PREPAYMENT CONSIDERATION

     For federal income tax reporting purposes, it is anticipated that the offered certificates will be issued at a premium.

     The IRS has issued regulations under sections 1271 to 1275 of the Code generally addressing the treatment of debt instruments issued with original issue discount. Section 1272(a)(6) of the Code provides for special rules applicable to the accrual of original issue discount on, among other things, REMIC regular certificates. The Treasury Department has not issued regulations under that section. You should be aware, however, that the regulations issued under sections 1271 to 1275 of the Code and section 1272(a)(6) of the Code do not adequately address all issues relevant to, or are not applicable to, prepayable securities such as the offered certificates. You should consult with your own tax advisor concerning the tax treatment of your offered certificates.

     Whether any holder of the classes of offered certificates will be treated as holding a certificate with amortizable bond premium will depend on the certificateholder's purchase price and the payments remaining to be made on the certificate at the time of its acquisition by the certificateholder. If you acquire an interest in any class of offered certificates issued at a premium, you should consider consulting your own tax advisor regarding the possibility of making an election to amortize the premium. See "Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Regular Certificates--Premium" in the accompanying prospectus.

     When determining the rate of accrual of original issue discount, market discount and premium, if any, for U.S. federal income tax purposes, the prepayment assumption will be that, subsequent to the date of any determination--

     - the ARD Loans in the trust fund will be paid in full on their respective anticipated repayment dates,

     - no mortgage loan in the trust fund will otherwise be prepaid prior to maturity, and

     - there will be no extension of maturity for any mortgage loan in the trust fund.

     However, no representation is made as to the actual rate at which the mortgage loans in the trust fund will prepay, if at all. See "Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Regular Certificates" in the accompanying prospectus.

CHARACTERIZATION OF INVESTMENTS IN OFFERED CERTIFICATES

     Except to the extent noted below, the offered certificates will be "real estate assets" within the meaning of section 856(c)(5)(B) of the Code in the same proportion that the assets of the trust fund would be so treated. In addition, interest, including original issue discount, if any, on the offered certificates will be interest described in section 856(c)(3)(B) of the Code to the extent that those certificates are treated as "real estate assets" within the meaning of section 856(c)(5)(B) of the Code. Moreover, so long as 95% or more of the assets of the REMIC are "real estate assets," the offered certificates will be treated in their entirety as real estate assets.

     Most of the mortgage loans to be included in the trust fund are not secured by real estate used for residential or other purposes prescribed in section 7701(a)(19)(C) of the Code. Consequently, the offered certificates will be treated as assets qualifying under that section to only a limited extent. Accordingly, investment in the offered certificates may not be suitable for a thrift institution seeking to be treated as a "domestic building and loan association" under section 7701(a)(19)(C) of the Code. The offered certificates will be treated as--

     - "qualified mortgages" for another REMIC under section 860G(a)(3)(C) of the Code, and

     - "permitted assets" for a "financial asset securitization investment trust" under section 860L(c) of the Code.

     To the extent an offered certificate represents ownership of an interest in an underlying mortgage loan that is secured in part by cash reserves, that mortgage loan is not secured solely by real estate. Therefore:

     - a portion of that certificate may not represent ownership of "loans secured by an interest in real property" or other assets described in section 7701(a)(19)(C) of the Code;

     - a portion of that certificate may not represent ownership of "real estate assets" under section 856(c)(5)(B) of the Code; and

     - the interest on that certificate may not constitute "interest on obligations secured by mortgages on real property" within the meaning of section 856(c)(3)(B) of the Code.

     In addition, most of the mortgage loans that we intend to include in the trust fund contain defeasance provisions under which the lender may release its lien on the collateral securing the subject mortgage loan in return for the borrower's pledge of substitute collateral in the form of government securities. Generally, under the Treasury regulations, if a REMIC releases its lien on real property that secures a qualified mortgage, the subject mortgage loan ceases to be a qualified mortgage on the date the lien is released unless certain conditions are satisfied. In order for the defeased mortgage loan to remain a qualified mortgage, the Treasury regulations require that--

     1. the borrower pledges substitute collateral that consist solely of certain government securities,

     2.   the related mortgage loan documents allow that substitution,

     3. the lien is released to facilitate the disposition of the property or any other customary commercial transaction, and not as part of an arrangement to collateralize a REMIC offering with obligations that are not real estate mortgages, and

     4.   the release is not within two years of the startup day of the REMIC.

     Following the defeasance of a mortgage loan, regardless of whether the foregoing conditions were satisfied, that mortgage loan would not be treated as a "loan secured by an interest in real property" or a "real estate asset" and interest on that loan would not constitute "interest on obligations secured by real property" for purposes of sections 7701(a)(19)(C), 856(c)(5)(B) and 856(e)(3)(B) of the Code, respectively.

YIELD MAINTENANCE CHARGES

     It is not entirely clear under the Code when the amount of a Static Prepayment Premium or Yield Maintenance Charge should be taxed to the holder of offered certificates entitled to that amount. For U.S. federal income tax reporting purposes, the trustee will report Static Prepayment Premiums and Yield Maintenance Charges as income to the holders of offered certificates entitled to those amounts only after the applicable master servicer's actual receipt thereof. The IRS may nevertheless seek to require that an assumed amount of Static Prepayment Premiums and Yield Maintenance Charges be included in payments projected to be made on those offered certificates and that taxable income be reported based on the projected constant yield to maturity of those offered certificates, taking into account such projected Static Prepayment Premiums and Yield Maintenance Charges. If so, the projected Static Prepayment Premiums and Yield Maintenance Charges would be included in income prior to their actual receipt by holders of the applicable offered certificates. If any projected Static Prepayment Premium or Yield Maintenance Charge was not actually received, presumably the holder of an offered certificate would be allowed to claim a deduction or reduction in gross income at the time the unpaid Static Prepayment Premium or Yield Maintenance Charge had been projected to be received. It appears that Static Prepayment Premiums and Yield Maintenance Charges are to be treated as ordinary income rather than capital gain. However, the correct characterization of the income is not entirely clear. We recommend you consult your own tax advisors concerning the treatment of Static Prepayment Premiums and Yield Maintenance Charges.

     See "Description of the Underlying Mortgage Loans" in this prospectus supplement and "Federal Income Tax Consequences--REMICs--Characterization of Investments in REMIC Certificates" in the accompanying prospectus.

                              ERISA CONSIDERATIONS

     If you are--

     -    a fiduciary of a Plan, or

     -    any other person investing "plan assets" of any Plan,

you should carefully review with your legal advisors whether the purchase or holding of an offered certificate would be a "prohibited transaction" or would otherwise be impermissible under ERISA or section 4975 of the Code. See "ERISA Considerations" in the accompanying prospectus.

     If a Plan acquires an offered certificate, the assets in the trust fund will be deemed for purposes of ERISA to be assets of the investing Plan, unless certain exceptions apply. See "ERISA Considerations--Plan Asset Regulations" in the accompanying prospectus. However, we cannot predict in advance, nor can there be any continuing assurance, whether those exceptions may be applicable because of the factual nature of the rules set forth in the Plan Asset Regulations. For example, one of the exceptions in the Plan Asset Regulations states that the underlying assets of an entity will not be considered "plan assets" if less than 25% of the value of each class of equity interests is held by "benefit plan investors," which include Plans, as well as employee benefit plans not subject to ERISA, such as governmental plans. This exception is tested, however, immediately after each acquisition of a series 2004-C4 certificate, whether upon initial issuance or in the secondary market. Because there are no relevant restrictions on the purchase and transfer of the series 2004-C4 certificates by Plans, it cannot be assured that benefit plan investors will own less than 25% of each class of the series 2004-C4 certificates.

     If one of the exceptions in the Plan Asset Regulations applies, the prohibited transaction provisions of ERISA and the Code will not apply to transactions involving assets in the trust fund. If the trust fund or any of the Exemption-Favored Parties is a Party in Interest with respect to the Plan, however, the acquisition or holding of offered certificates by that Plan could result in a prohibited transaction, unless the Underwriter Exemption, as discussed below, or some other exemption is available.

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THE UNDERWRITER EXEMPTION

     The U.S. Department of Labor has issued an individual prohibited transaction exemption to Credit Suisse First Boston LLC identified as PTE 89-90, as amended by PTE 97-34, PTE 2000-58 and PTE 2002-41. Subject to the satisfaction of conditions set forth in it, the Underwriter Exemption generally exempts from the application of the prohibited transaction provisions of ERISA and the Code, specified transactions relating to, among other things--

     - the servicing and operation of pools of real estate loans, such as the mortgage pool, and

     - the purchase, sale and holding of mortgage pass-through certificates, such as the offered certificates, that are underwritten by an Exemption-Favored Party.

     The Underwriter Exemption sets forth five general conditions that must be satisfied for a transaction involving the purchase, sale and holding of an offered certificate to be eligible for exemptive relief under that exemption. The conditions are as follows:

     - FIRST, the acquisition of that certificate by a Plan must be on terms that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party;

     -    SECOND, at the time of its acquisition by the Plan, that certificate must be rated in one of the four highest generic rating categories by Moody's, S&P or Fitch;

     - THIRD, the trustee cannot be an affiliate of any other member of the Restricted Group (other than an underwriter);


     -    FOURTH, the following must be true--

          1. the sum of all payments made to and retained by Exemption-Favored Parties must represent not more than reasonable compensation for underwriting the relevant class of certificates,

          2. the sum of all payments made to and retained by us in connection with the assignment of the underlying mortgage loans to the trust fund must represent not more than the fair market value of the obligations, and

          3. the sum of all payments made to and retained by the master servicers, the special servicers and any sub-servicers must represent not more than reasonable compensation for that person's services under the series 2004-C4 pooling and servicing agreement and reimbursement of that person's reasonable expenses in connection therewith; and

     - FIFTH, the investing Plan must be an accredited investor as defined in Rule 501(a)(1) of Regulation D under the Securities Act of 1933, as amended.

     It is a condition of their issuance that the offered certificates be rated not lower than investment grade by each of Moody's and S&P. In addition, the trustee is not an affiliate of any other member of the Restricted Group. Accordingly, as of the date of initial issuance of the offered certificates, the second and third general conditions set forth above will be satisfied with respect to the offered certificates. A fiduciary of a Plan contemplating the purchase of an offered certificate in the secondary market must make its own determination that, at the time of the purchase, the certificate continues to satisfy the second and third general conditions set forth above. A fiduciary of a Plan contemplating a purchase of an offered certificate, whether in the initial issuance of that certificate or in the secondary market, must make its own determination that the first and fourth general conditions set forth above will be satisfied with respect to that certificate as of the date of the purchase. A Plan's authorizing fiduciary will be deemed to make a representation regarding satisfaction of the fifth general condition set forth above in connection with the purchase of an offered certificate.

     The Underwriter Exemption also requires that the trust fund meet the following requirements:

     - the assets of the trust fund must consist solely of assets of the type that have been included in other investment pools;

     - certificates evidencing interests in those other investment pools must have been rated in one of the four highest generic categories of Moody's, S&P or Fitch for at least one year prior to the Plan's acquisition of an offered certificate; and

     - certificates evidencing interests in those other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan's acquisition of an offered certificate.

     We believe that these requirements have been satisfied as of the date of this prospectus supplement.

     If the general conditions of the Underwriter Exemption are satisfied, they may each provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA, as well as the excise taxes imposed by sections 4975(a) and
(b) of the Code by reason of sections 4975(c)(1)(A) through (D) of the Code, in connection with--

     - the direct or indirect sale, exchange or transfer of offered certificates acquired by a Plan upon initial issuance from us or an Exemption-Favored Party when we are, or a mortgage loan seller, the trustee, a master servicer, a special servicer or any sub-servicer, provider of credit support, Exemption-Favored Party or borrower is, a Party in Interest with respect to the investing Plan,

     - the direct or indirect acquisition or disposition in the secondary market of offered certificates by a Plan, and

     -    the continued holding of offered certificates by a Plan.


     However, no exemption is provided from the restrictions of Sections 406(a)(1)(E), 406(a)(2) and 407 of ERISA if the acquisition or holding of an offered certificate is--

     - on behalf of a Plan sponsored by any member of the Restricted Group, and

     - by any person who has discretionary authority or renders investment advice with respect to the assets of that Plan.

     Moreover, if the general conditions of the Underwriter Exemption, as well as other conditions set forth in that exemption, are satisfied, the Underwriter Exemption may also provide an exemption from the restrictions imposed by Sections 406(b)(1) and (b)(2) of ERISA and the taxes imposed by section 4975(c)(1)(E) of the Code in connection with--

     - the direct or indirect sale, exchange or transfer of offered certificates in the initial issuance of those certificates between us or an Exemption-Favored Party, on the one hand, and a Plan, on the other hand, when the person who has discretionary authority or renders investment advice with respect to the investment of the assets of the Plan in those certificates is--

          1. a borrower with respect to 5% or less of the fair market value of the underlying mortgage loans, or

          2.   an affiliate of that borrower,

     - the direct or indirect acquisition or disposition in the secondary market of offered certificates by a Plan, and

     -    the continued holding of offered certificates by a Plan.

     Further, if the general conditions of the Underwriter Exemption, as well as other conditions set forth in that exemption, are satisfied, the Underwriter Exemption may provide an exemption from the restrictions imposed by Sections 406(a), 406(b) and 407(a) of ERISA, and the taxes imposed by sections 4975(a) and (b) of the Code by reason of section 4975(c) of the Code, for transactions in connection with the servicing, management and operation of the assets of the trust fund.

     Lastly, if the general conditions of the Underwriter Exemption are satisfied, it may also provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA, and the taxes imposed by section 4975(a) and (b) of the Code by reason of sections 4975(c)(1)(A) through (D) of the Code, if the restrictions are deemed to otherwise apply merely because a person is deemed to be a Party in Interest with respect to an investing plan by virtue of--

     -    providing services to the Plan, or

     -    having a specified relationship to this person,

solely as a result of the Plan's ownership of offered certificates.

     Before purchasing an offered certificate, a fiduciary of a Plan should itself confirm that the general and other conditions set forth in the Underwriter Exemption, and the other requirements set forth in that exemption, would be satisfied at the time of the purchase.

EXEMPT PLAN

     A governmental plan as defined in Section 3(32) of ERISA is not subject to ERISA or section 4975 of the Code. However, a governmental plan may be subject to a federal, state or local law that is, to a material extent, similar to the foregoing provisions of ERISA or the Code. A fiduciary of a governmental plan should make its own determination as to the need for and the availability of any exemptive relief under any similar law.

FURTHER WARNINGS

     Any fiduciary of a Plan considering whether to purchase an offered certificate on behalf of that Plan should consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA and the Code to the investment.

     The sale of offered certificates to a Plan is in no way a representation or warranty by us or any of the underwriters that--

     - the investment meets all relevant legal requirements with respect to investments by Plans generally or by any particular Plan, or

     - the investment is appropriate for Plans generally or for any particular Plan.

                                LEGAL INVESTMENT

     The offered certificates, other than the class C certificates, will be "mortgage related securities" within the meaning of SMMEA, so long as they are rated in one of the two highest rating categories by one of the rating agencies.

     Except as to the status of certain classes of the offered certificates as "mortgage related securities," neither we nor any of the underwriters makes any representation as to the ability of particular investors to purchase the offered certificates under applicable legal investment or other restrictions. All institutions whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the offered certificates--

     -    are legal investments for them, or

     -    are subject to investment, capital or other restrictions.

     In addition, investors should consider the applicability of statutes, rules, regulations, orders, guidelines or agreements generally governing investments made by a particular investor, including--

     -    prudent investor provisions,

     -    percentage-of-assets limits, and

     - provisions which may restrict or prohibit investment in securities which are not interest bearing or income paying.

     There may be other restrictions on the ability of investors, including depository institutions, either to purchase offered certificates or to purchase offered certificates representing more than a specified percentage of the investor's assets. Investors should consult their own legal advisors in determining whether and to what extent the offered certificates are legal investments for the investors.

     See "Legal Investment" in the accompanying prospectus.

                                 USE OF PROCEEDS

     We will use the net proceeds from the sale of the offered certificates to pay part of the purchase price of the mortgage loans that we intend to include in the trust fund.

                                  UNDERWRITING

     Under the terms and subject to the conditions set forth in an underwriting agreement dated October 27, 2004, we have agreed to sell to the underwriters named below the following respective principal amounts of the offered certificates:

             UNDERWRITER                   CLASS A-1       CLASS A-2       CLASS A-3       CLASS A-4       CLASS A-5
--------------------------------------   -------------   -------------   -------------   -------------   -------------
Credit Suisse First Boston LLC .......   $  32,626,000   $ 161,607,000   $  33,994,000   $ 105,155,000   $  24,031,000
KeyBanc Capital Markets, a Division
   of McDonald Investments Inc. ......   $           0   $           0   $           0   $           0   $           0
Goldman, Sachs & Co. .................   $           0   $           0   $           0   $           0   $           0
                                         -------------   -------------   -------------   -------------   -------------
TOTAL ................................   $  32,626,000   $ 161,607,000   $  33,994,000   $ 105,155,000   $  24,031,000
                                         =============   =============   =============   =============   =============

             UNDERWRITER                   CLASS A-6      CLASS A-1-A      CLASS A-J        CLASS B         CLASS C
--------------------------------------   -------------   -------------   -------------   -------------   -------------
Credit Suisse First Boston LLC .......   $ 267,162,000   $ 285,886,000   $  78,243,000   $  39,832,000   $  25,607,000
KeyBanc Capital Markets, a Division ..   $           0   $           0   $           0   $           0
   of McDonald Investments Inc. ......   $           0
Goldman, Sachs & Co. .................   $           0   $           0   $           0   $           0   $           0
                                         -------------   -------------   -------------   -------------   -------------
TOTAL ................................   $ 267,162,000   $ 285,886,000   $  78,243,000   $  39,832,000   $  25,607,000
                                         =============   =============   =============   =============   =============

     The underwriting agreement provides that the underwriters are obligated to purchase all of the offered certificates if any are purchased. The underwriting agreement also provides that if an underwriter defaults, the purchase commitments of the non-defaulting underwriters may be increased or the offering of the offered certificates may be terminated. Not every underwriter will have an obligation to purchase offered certificates from us.

     Our proceeds from the sale of the offered certificates will be approximately 100.49% of the total initial principal balance of the offered certificates, plus accrued interest from November 1, 2004, before deducting expenses payable by us. We estimate that our out-of-pocket expenses for this offering will be approximately $4,416,000.

     The underwriters will offer the offered certificates for sale from time to time in one or more transactions, which may include block transactions, in negotiated transactions or otherwise, or a combination of those methods of sale, at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices. The underwriters may do so by selling the offered certificates to or through broker/dealers, who may receive compensation in the form of underwriting discounts, concessions or commissions from the underwriters and/or the purchasers of the offered certificates for whom they may act as agents. In connection with the sale of the offered certificates, the underwriters may be deemed to have received compensation from us in the form of underwriting discounts, and the underwriters may also receive commissions from the purchasers of the offered certificates for whom they may act as agent. The underwriters and any broker/dealers that participate with the underwriters in the distribution of the offered certificates may be deemed to be underwriters, and any discounts or commissions received by them and any profit on the resale of the offered certificates by them may be deemed to be underwriting discounts or commissions.

     The offered certificates are a new issue of securities with no established trading market. The underwriters have advised us that they currently intend to make a market in the offered certificates. Nevertheless, the underwriters do not have any obligation to make a market, any market making may be discontinued at any time and there can be no assurance that an active public market for the offered certificates will develop.

     We have agreed to indemnify the underwriters against liabilities under the Securities Act of 1933, as amended, or contribute to payments that the underwriters may be required to make in respect thereof. The mortgage loan sellers have agreed to indemnify us and the underwriters with respect to liabilities under the Securities Act of 1933, as amended, or contribute to payments that we or the underwriters may be required to make in respect thereof, relating to the underlying mortgage loans.

     The trust fund described in this prospectus supplement is a collective investment scheme as defined in the Financial Services and Markets Act 2000 ("FSMA") of the United Kingdom. It has not been authorized, or otherwise recognized or approved by the United Kingdom's Financial Services Authority and, as an unregulated collective investment scheme, accordingly cannot be marketed in the United Kingdom to the general public. This prospectus supplement must not be acted on or relied on by persons who are not Relevant Persons. Any investment or investment activity to which this prospectus supplement relates, including the offered certificates, is available only to Relevant Persons and will be engaged in only with Relevant Persons. Potential investors in the United Kingdom are advised that all, or most, of the protections afforded by the United Kingdom regulatory system will not apply to an investment in the trust fund and that compensation will not be available under the United Kingdom Financial Services Compensation Scheme.

     We expect that delivery of the offered certificates will be made against payment therefor on or about the closing date specified on the cover page of this prospectus supplement, which is the 10th business day following the date hereof (this settlement cycle being referred to as "T+10"). Under Rule 15c6-1 of the SEC under the Securities Exchange Act of 1934, as amended, trades in the secondary market generally are required to settle in three business days, unless the parties to that trade expressly agree otherwise. Accordingly, purchasers who wish to trade the offered certificates on the date hereof or the next seven succeeding business days will be required, by virtue of the fact that the offered certificates initially will settle in T+10, to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement and should consult their own advisor.

                                  LEGAL MATTERS

     Certain legal matters will be passed upon for us and the underwriters by Cadwalader, Wickersham & Taft LLP, New York, New York.

                                     RATING

     It is a condition to their issuance that the respective classes of offered certificates be rated as follows:

                 CLASS            MOODY'S          S&P
              -----------       -----------     ---------
                  A-1               Aaa            AAA
                  A-2               Aaa            AAA
                  A-3               Aaa            AAA
                  A-4               Aaa            AAA
                  A-5               Aaa            AAA
                  A-6               Aaa            AAA
                 A-1-A              Aaa            AAA
                  A-J               Aaa            AAA
                   B                Aa2             AA
                   C                A2              A

     The ratings on the offered certificates address the likelihood of--

     - the timely receipt by their holders of all distributions of interest to which they are entitled on each distribution date, and

     - the ultimate receipt by their holders of all distributions of principal to which they are entitled on or before the rated final distribution date.

     The ratings on the offered certificates take into consideration--

     -    the credit quality of the mortgage pool,

     - structural and legal aspects associated with the offered certificates, and

     - the extent to which the payment stream from the mortgage pool is adequate to make distributions of interest and/or principal required under the offered certificates.

     The ratings on the respective classes of offered certificates do not represent any assessment of--

     -    the tax attributes of the offered certificates or of the trust fund,

     - whether or to what extent prepayments of principal may be received on the underlying mortgage loans,

     - the likelihood or frequency of prepayments of principal on the underlying mortgage loans,

     - the degree to which the amount or frequency of prepayments of principal on the underlying mortgage loans might differ from those originally anticipated,

     - whether or to what extent the interest payable on any class of offered certificates may be reduced in connection with Net Aggregate Prepayment Interest Shortfalls, and

     - whether and to what extent Default Interest or Post-ARD Additional Interest will be received.

     Also, a security rating does not represent any assessment of the yield to maturity that investors may experience in the event of rapid prepayments and/or other liquidations of the underlying mortgage loans. In general, the ratings on the offered certificates address credit risk and not prepayment risk.

     There can be no assurance as to whether any rating agency not requested to rate the offered certificates will nonetheless issue a rating to any class of offered certificates and, if so, what the rating would be. A rating assigned to any class of offered certificates by a rating agency that has not been requested by us to do so may be lower than the rating assigned thereto by Moody's and/or S&P.

     The ratings on the offered certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating. See "Rating" in the accompanying prospectus.

                                    GLOSSARY

     The following capitalized terms will have the respective meanings assigned to them in this "Glossary" section whenever they are used in this prospectus supplement, including in any of the exhibits to this prospectus supplement or on the accompanying diskette.

     "0.0%/y" means, with respect to any of the underlying mortgage loans, a duration of y payments for the open period during which the loan is freely payable.

     "1201 NEW YORK AVENUE AGREEMENT AMONG NOTEHOLDERS" has the meaning assigned to that term under "Description of the Underlying Mortgage Loans--Certain Matters Regarding the 1201 New York Avenue Mortgage Loan" in this prospectus supplement.

     "1201 NEW YORK AVENUE JUNIOR COMPANION LENDERS" means the holders of the 1201 New York Avenue Junior Companion Loans.

     "1201 NEW YORK AVENUE JUNIOR COMPANION LOANS" means the two (2) 1201 New York Avenue outside-the-trust fund mortgage loans with cut-off date principal balances of $15,000,000 and $10,000,000, respectively, that are secured by the 1201 New York Avenue Property, which mortgage loans will NOT be included in the trust fund. The 1201 New York Avenue Junior Companion Loans are subordinate in right of payment to the 1201 New York Avenue Mortgage Loan.

     "1201 NEW YORK AVENUE CONSULTATION ACTIONS" means any of the following actions with respect to the 1201 New York Avenue Mortgage Loan:

     - any adoption or implementation of a business plan submitted by the related borrower with respect to the 1201 New York Avenue Property;

     - the execution or renewal of any lease (if a lender approval is provided for in the related mortgage loan documents);

     - the release of any escrow held in conjunction with the related mortgage loan to the related borrower not expressly required by the related mortgage loan documents or under applicable law;

     - material alterations on the 1201 New York Avenue Property, if approval by the lender is required by the related mortgage loan documents;

     - material change in any related ancillary mortgage loan documents, except for non-economic terms;

     -    the waiver of any notice provisions related to prepayment;

     - any modification or waiver of a monetary term of the related mortgage loan and any modification of, or waiver that would result in the extension of the maturity date, a reduction in the interest rate on the related note or the monthly debt service payment or prepayment premium payable on the related note or a deferral or forgiveness of interest (including, without limitation, default interest) on or principal of the related note or penalty charges payable with respect thereto, or a modification or waiver of any other monetary term of the related note relating to the timing or amount of any payment of principal and interest (including, without limitation, default interest);

     - any modification of, or waiver with respect to, the related mortgage loan that would result in a discounted pay-off of the related note;

     - any foreclosure upon or comparable conversion (which may include acquisition of a related REO Property) of the ownership of the 1201 New York Avenue Property or any acquisition of the 1201 New York Avenue Property by deed in lieu of foreclosure;

     -    any sale of the 1201 New York Avenue Property or related REO Property;

     - any release of the related borrower or any guarantor from liability with respect to the related mortgage loan;

     - any waiver of or determination not to enforce a "due-on-sale" or "due-on-encumbrance" clause (unless such clause is not exercisable under applicable law or such exercise is reasonably likely to result in successful legal action by the related borrower);

     - any action to bring the 1201 New York Avenue Property or related REO Property into compliance with Environmental Laws (as defined in the 1201 New York Avenue Agreement Among Noteholders);

     - any substitution or release of collateral for the related mortgage loan, except as permitted by the related mortgage loan documents;

     - any substitution or release of collateral for the 1201 New York Avenue Total Loan, except as permitted by the related mortgage loan documents;

     - any transfer of the 1201 New York Avenue Property or any portion thereof, or any transfer of any direct or indirect ownership interest in the borrower by a person entitled to exercise voting rights, directly or indirectly, in such borrower, except in each case as permitted by the related mortgage loan documents;

     - any incurrence of additional debt by the Borrower or any mezzanine financing by any beneficial owner of the borrower;

     - the voting on any plan of reorganization, restructuring or similar plan in the bankruptcy of the borrower;

     - any proposed modification or waiver of any provision of the 1201 New York Avenue Mortgage Loan documentation governing the types, nature or amount of insurance coverage required to be obtained and maintained by the borrower;

     - any renewal or replacement of the then existing insurance policies (to the extent the lender's approval is required under the applicable mortgage loan documents); and

such other events as may be expressly provided for in the series 2004-C4 pooling and servicing agreement. The 1201 New York Avenue Consultation Actions are not intended to limit the Series 2004-C4 Directing Certificateholder's rights to consent to actions taken by the applicable master servicer in respect of the 1201 New York Avenue Mortgage Loan while such loan is a performing mortgage loan that such Series 2004-C4 Directing Certificateholder otherwise has pursuant to the series 2004-C4 pooling and servicing agreement.

     "1201 NEW YORK AVENUE CONTROLLING HOLDER(S)" has the meaning assigned to that term under "Description of the Underlying Mortgage Loans--Certain Matters Regarding the 1201 New York Avenue Mortgage Loan" in this prospectus supplement.

     "1201 NEW YORK AVENUE CURE PAYMENT" means any payment made by the holders of the 1201 New York Avenue Junior Companion Loans to cure a default on the part of the related borrower under the 1201 New York Avenue Total Loan.

     "1201 NEW YORK AVENUE MORTGAGE LOAN" means the senior underlying mortgage loan secured by the 1201 New York Avenue Property.

     "1201 NEW YORK AVENUE PROPERTY" means the mortgaged real property identified on Exhibit A-1 to this prospectus supplement as "1201 New York Avenue."

     "1201 NEW YORK AVENUE TOTAL LOAN" means the 1201 New York Avenue Mortgage Loan and the 1201 New York Avenue Junior Companion Loans, collectively.

     "30/360 BASIS" means the accrual of interest based on a 360-day year consisting of twelve 30-day months.

     "ACTUAL/360 BASIS" means the accrual of interest based on the actual number of days elapsed during each one-month accrual period in a year assumed to consist of 360 days.

     "ADDITIONAL COLLATERAL LOAN" means any underlying mortgage loan that has the characteristics described in the first paragraph under "Description of the Underlying Mortgage Loans--Certain Terms and Conditions of the Underlying Mortgage Loans--Mortgage Loans Which May Require Principal Paydowns" in this prospectus supplement.

     "ADDITIONAL TRUST FUND EXPENSE" means an expense (other than master servicing fees and trustee fees) of the trust fund that--

     - arises out of a default on an underlying mortgage loan or an otherwise unanticipated event,

     - is not covered by a servicing advance or a corresponding collection from the related borrower, and

     - does not represent a loss on a mortgage loan arising from the inability of a master servicer and/or a special servicer to collect all amounts due and owing under the mortgage loan, including by reason of the fraud or bankruptcy of the borrower or, to the extent not covered by insurance, a casualty of any nature at a mortgaged real property.

     We provide some examples of Additional Trust Fund Expenses under "Description of the Offered Certificates--Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses" in this prospectus supplement.

     "ADMINISTRATIVE FEE" means, with respect to any underlying mortgage loan, the sum of the annual rates at which the master servicing fee, any primary servicing fee and the trustee fee are calculated.

     "AIG" means American International Group, Inc.

     "A.M. BEST" means A.M. Best Company.

     "APPRAISAL REDUCTION AMOUNT" means, for any distribution date and for any mortgage loan as to which any Appraisal Reduction Event has occurred, subject to the discussion under "The Series 2004-C4 Pooling and Servicing Agreement--Required Appraisals" in this prospectus supplement, an amount equal to the excess, if any, of (1) the Stated Principal Balance of the subject mortgage loan over (2) the excess, if any, of (a) the sum of (i) 90% of the appraised value of the related mortgaged real property as determined (A) by one or more independent MAI appraisals with respect to any mortgage loan with an outstanding principal balance equal to or in excess of $2,000,000 (the costs of which shall be paid by the applicable master servicer as a servicing advance) or
(B) by an independent MAI appraisal (or an update of a prior appraisal) or an internal valuation performed by the special servicer with respect to any mortgage loan with an outstanding principal balance less than $2,000,000, in the case of either (A) or (B), as such appraisal or internal valuation may be adjusted downward by the applicable special servicer in accordance with the Servicing Standard, without implying any duty to do so, based upon the special servicer's review of such appraisal, internal valuation or such other information as the applicable special servicer deems relevant, plus (ii) any letter of credit, reserve, escrow or similar amount held by the applicable master servicer which may be applied to payments on the subject mortgage loan over (b) the sum of (i) to the extent not previously advanced by the applicable master servicer or the trustee, all unpaid interest on the subject mortgage loan at a per annum rate equal to its mortgage rate, (ii) all unreimbursed advances in respect of the subject mortgage loan and interest thereon at the Prime Rate and (iii) all currently due and unpaid real estate taxes and assessments, insurance policy premiums, ground rents and all other amounts due and unpaid with respect to the subject mortgage loan (which taxes, assessments, premiums, ground rents and other amounts have not been subject to an advance by the applicable master servicer or the trustee and/or for which funds have not been escrowed).

     Notwithstanding the foregoing:

     - In the case of the 1201 New York Avenue Mortgage Loan, any Appraisal Reduction Amount will be calculated in respect of the 1201 New York Avenue Total Loan, as if it were a single underlying mortgage loan, and then allocated, FIRST, to the 1201 New York Avenue Junior Companion Loans, PRO RATA, in accordance with their respective percentage interests, up to their unpaid principal balances, and SECOND, to the 1201 New York Avenue Mortgage Loan.

     - In the case of any CBA A-Note Mortgage Loan, any Appraisal Reduction Amount will be calculated in respect of the subject CBA A/B Loan Pair, as if it were a single underlying mortgage loan, and then allocated, FIRST, to the related CBA B-Note Companion Loan, up to the amount of its unpaid principal balance, and SECOND, to the subject CBA A-Note Mortgage Loan.

     "APPRAISAL REDUCTION EVENT" means, with respect to any mortgage loan in the trust fund, the earliest of any of the following events--

     - 120 days after an uncured delinquency (without regard to the application of any grace period) occurs in respect of a mortgage loan (except that with respect to a balloon payment, such date may extend until such mortgage loan becomes a specially serviced mortgage loan);

     - the date on which a reduction in the amount of monthly payments on a mortgage loan, or a change in any other material economic term of the mortgage loan (other than an extension of its maturity for a period of six months or less), becomes effective as a result of a modification of such mortgage loan by the special servicer;

     - 60 days after a receiver has been appointed for the related borrower or immediately after a receiver has been appointed for the related mortgaged real property;

     -    30 days after a borrower declares bankruptcy;

     - 60 days after the borrower becomes the subject of an undischarged and unstayed decree or order for a bankruptcy proceeding; and

     -    immediately after a mortgaged real property becomes an REO Property;

provided, however, that there shall be no reduction in any advance for delinquent monthly debt service payments if an Appraisal Reduction Event shall occur at any time after the aggregate certificate balances of all classes of series 2004-C4 principal balance certificates (other than the class A-1, A-2, A-3, A-4, A-5, A-6 and A-1-A certificates) have been reduced to zero.

     "ARD" means, with respect to any ARD Loan, the related anticipated repayment date.

     "ARD LOAN" means any underlying mortgage loan that has the characteristics described in the first paragraph under "Description of the Underlying Mortgage Loans--Certain Terms and Conditions of the Underlying Mortgage Loans--ARD Loans" in this prospectus supplement.

     "ASSET STATUS REPORT" means the report designated as such and described under, "The Series 2004-C4 Pooling and Servicing Agreement--Asset Status Report" in this prospectus supplement.

     "ASTM" means the American Society for Testing and Materials.

     "AUDIT PROGRAM" means the Audit Program for Mortgages serviced for FHLMC.

     "AVAILABLE P&I FUNDS" means, with respect to any distribution date, the Total Available Funds for that distribution date, exclusive of any portion of those funds that represents--


     -    Yield Maintenance Charges,

     -    Post-ARD Additional Interest, or

     -    Static Prepayment Premiums.

     The trustee will apply the Available P&I Funds as described under "Description of the Offered Certificates--Distributions" in this prospectus supplement to pay principal and accrued interest on the series 2004-C4 certificates (other than the class V certificates) on that date.

     "CBA" means CBA Mezzanine Capital Finance, LLC.

     "CBA A/B INTERCREDITOR AGREEMENT" means, with respect to each CBA A/B Loan Pair, the related Intercreditor Agreement Among Note Holders (as amended, modified, supplemented and/or restated from time to time) by and between KeyBank or Column, as applicable, as the initial holder of the related CBA A-Note Mortgage Loan, and CBA, as the initial holder of the related CBA B-Note Companion Loan.

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     "CBA A/B LOAN PAIR" shall mean any CBA A-Note Mortgage Loan, together with the related CBA B-Note Companion Loan.

     "CBA A/B MATERIAL DEFAULT" means, with respect to any CBA A/B Loan Pair, one of the following events: (a) either the related CBA A-Note Mortgage Loan or the related CBA B-Note Companion Loan has been accelerated; (b) a continuing monetary default; or (c) a bankruptcy or insolvency action has been filed by or against the related borrower.

     "CBA A-NOTE MORTGAGE LOAN" means any of the underlying mortgage loans that are secured by the mortgaged real properties identified on Exhibit A-1 to this prospectus supplement as the High Vista Apartments and Creswell Plaza, respectively. Each CBA A-Note Mortgage Loan will, together with the corresponding CBA B-Note Companion Loan, be secured by a single mortgage or deed of trust on a single mortgaged real property.

     "CBA B-NOTE COMPANION LOAN" shall mean, with respect to each CBA A-Note Mortgage Loan, the other mortgage loan that (i) is not included in the trust fund, (ii) is subordinate in right of payment to such CBA A-Note Mortgage Loan to the extent set forth in the related CBA A/B Intercreditor Agreement and (iii) is secured by the same mortgage or deed of trust on the same mortgaged real property as such CBA A-Note Mortgage Loan.

     "CERCLA" means the federal Comprehensive Environmental Response, Compensation & Liability Act of 1980, as amended.

     "CLEARSTREAM, LUXEMBOURG" means Clearstream Banking, Luxembourg.

     "CMSA" means the Commercial Mortgage Securities Association, an international trade organization for the commercial real estate capital markets.

     "CODE" means the Internal Revenue Code of 1986, as amended.

     "COLUMN" means Column Financial, Inc.

     "COMPANION LOANS" means, collectively, the 1201 New York Avenue Junior Companion Loans and the CBA B-Note Companion Loans.

     "CO-OP BASIS LOAN-TO-VALUE RATIO" means, with respect to any residential cooperative mortgage loan in the trust fund, the same as "Cut-off Date Loan-to-Value Ratio."

     "CORRECTED MORTGAGE LOAN" means any specially serviced mortgage loan that has become a performing mortgage loan, in accordance with its original term or as modified in accordance with the series 2004-C4 pooling and servicing agreement, for three consecutive monthly payments and the servicing of which has been returned to the applicable master servicer; provided that no additional Servicing Transfer Event is foreseeable in the reasonable judgment of the applicable special servicer.

     "COST APPROACH" means the determination of the value of a mortgaged real property arrived at by adding the estimated value of the land to an estimate of the current replacement cost of the improvements, and then subtracting depreciation from all sources.

     "CPR" means an assumed constant rate of prepayment each month, which is expressed on a per annum basis, relative to the then-outstanding principal balance of a pool of mortgage loans for the life of those loans. The CPR model is the prepayment model that we use in this prospectus supplement.

     "CSFBMC" means Credit Suisse First Boston Mortgage Capital LLC.

     "CUT-OFF DATE LOAN-TO-VALUE RATIO" or "CUT-OFF DATE LTV RATIO" means:

     - with respect to any underlying mortgage loan, other than an underlying mortgage loan referred to in the next bullet, the ratio of--

          1. the cut-off-date principal balance of the subject mortgage loan, to

          2. the Most Recent Appraised Value of the related mortgaged real property; and

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     -    with respect to any underlying mortgage loan that is secured, including through cross-collateralization, by multiple real properties, the ratio of--

          1. the total cut-off date principal balance of the subject mortgage loan, and all other mortgage loans with which it is cross-collateralized, to

          2. the total Most Recent Appraised Value for all of the related mortgaged real properties.

     "DARK TENANT" means a tenant that has ceased to occupy its space at a mortgaged real property, but that is obligated to continue, and is, paying rent on that space.

     "DEFAULT INTEREST" means any interest that--

     - accrues on a defaulted underlying mortgage loan solely by reason of the subject default, and

     - is in excess of all interest at the regular mortgage interest rate for the subject mortgage loan, including any Post-ARD Additional Interest accrued on the subject mortgage loan.

     "DEFAULTED LOAN" means any underlying mortgage loan that is at least 60 days delinquent in respect of its monthly payments or delinquent in respect of its balloon payment, if any, in each case without giving effect to any grace period permitted by the related mortgage or mortgage note or if any non-monetary event of default occurs that results in the mortgage loan becoming a specially serviced mortgage loan.

     "DTC" means The Depository Trust Company.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

     "ERISA PLAN" means any employee benefit plan that is subject to the fiduciary responsibility provisions of ERISA.

     "ESTIMATED ANNUAL OPERATING EXPENSES" means, for each of the mortgaged real properties (other than a residential cooperative property) securing an underlying mortgage loan, the historical annual operating expenses for the property, adjusted upward or downward, as appropriate, to reflect any expense modifications made as discussed below.

     For purposes of calculating the Estimated Annual Operating Expenses for any mortgaged real property securing an underlying mortgage loan:

     - the "historical annual operating expenses" for that property normally consist of historical expenses that were generally obtained/estimated--

          1. from operating statements relating to a complete fiscal year of the borrower ended in 2000, 2001 or 2002 or a trailing 12-month period ended in 2002 or 2003,

          2. by annualizing the amount of expenses for partial 2002 or 2003 periods for which operating statements were available, with adjustments for some items deemed inappropriate for annualization,

          3. by calculating a stabilized estimate of operating expenses which takes into consideration historical financial statements and material changes in the operating position of the property, such as newly signed leases and market data, or

          4. if the property was recently constructed, by calculating an estimate of operating expenses based upon the appraisal of the property or market data; and

     - the "expense modifications" made to the historical annual operating expenses for that property include--

          1. assuming, in most cases, that a management fee, equal to approximately 2.5% to 5% of total revenues, was payable to the property manager,

          2. adjusting historical expense items upwards or downwards to reflect inflation and/or industry norms for the particular type of property,

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          3.   the underwritten recurring replacement reserve amounts,

          4. adjusting historical expenses downwards by eliminating various items which are considered non-recurring in nature or which are considered capital improvements, including recurring capital improvements,

          5. in the case of hospitality properties, adjusting historical expenses to reflect reserves for furniture, fixtures and equipment of between 4% and 5% of total revenues,

          6. in the case of hospitality properties and some multifamily rental properties, retail properties and industrial properties, adjusting historical expenses upward or downward to result in an expense-to-room or expense-to-total revenues ratio that approximates historical or industry norms, and

          7. in the case of mortgaged real properties used primarily for office, retail and industrial purposes, adjusting historical expenses to account for stabilized tenant improvements and leasing commissions at costs consistent with historical trends or prevailing market conditions.

     The amount of any underwritten recurring replacement reserve amounts and/or underwritten leasing commissions and tenant improvements for each of the mortgaged real properties securing an underlying mortgage loan is shown in the table titled "Engineering Reserves and Recurring Replacement Reserves" on Exhibit A-1 to this prospectus supplement. The underwritten recurring replacement reserve amounts shown on Exhibit A-1 to this prospectus supplement are expressed as dollars per unit in the case of multifamily rental properties and manufactured housing communities, a percentage of total departmental revenues in the case of hospitality properties and dollars per leasable square foot in the case of other commercial properties.

     By way of example, Estimated Annual Operating Expenses generally include--

     -    salaries and wages,

     -    the costs or fees of--

          1.   utilities,

          2.   repairs and maintenance,

          3.   replacement reserves,

          4.   marketing,

          5.   insurance,

          6.   management,

          7.   landscaping,

          8.   security, if provided at the property, and

     - the amount of taxes, general and administrative expenses, ground lease payments and other costs.

     Estimated Annual Operating Expenses do not reflect, however, any deductions for debt service, depreciation and amortization or capital expenditures or reserves for any of those items, except as described above. In the case of those mortgaged real properties used in whole or in part for retail, office and industrial purposes, Estimated Annual Operating Expenses include both expenses that may be recovered from tenants and those that are not. In the case of some mortgaged real properties used in whole or in part for retail, office and industrial purposes, Estimated Annual Operating Expenses may have included leasing commissions and tenant improvement costs. However, for some tenants with longer than average lease terms or which were considered not to require these improvements, adjustments were not made to reflect tenant improvements and leasing commissions. In the case of hospitality properties Estimated Annual Operating Expenses include departmental expenses, reserves for furniture, fixtures and equipment, management fees and, where applicable, franchise fees.

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     "ESTIMATED ANNUAL REVENUES" means, for each of the mortgaged real properties (other than a residential cooperative property) securing an underlying mortgage loan, the base estimated annual revenues for the property, adjusted upward or downward, as appropriate, to reflect any revenue modifications made as discussed below.

     For purposes of calculating the Estimated Annual Revenues for any mortgaged real property securing an underlying mortgage loan:

     - the "base estimated annual revenues" for that property were generally assumed to equal--

          1. in the case of a multifamily rental property or a manufactured housing community, the annualized amounts of gross potential rents,

          2. in the case of a hospitality property, the estimated average room sales, and

          3. in the case of any other commercial property, the monthly contractual base rents as reflected in the rent roll or leases, plus tenant reimbursements; and

     - the "revenue modifications" made to the base estimated annual revenues for that property include--

          1. adjusting the revenues downwards by applying a combined vacancy and rent loss, including concessions, adjustment that reflected then current occupancy or, in some cases, a stabilized occupancy or, in some cases, an occupancy that was itself adjusted for historical trends or market rates of occupancy with consideration to competitive properties,

          2. adjusting the revenues upwards to reflect, in the case of some tenants, increases in base rents scheduled to occur during the following 12 months,

          3. adjusting the revenues upwards for percentage rents based on contractual requirements, sales history and historical trends and, additionally, for other estimated income consisting of, among other items, late fees, laundry income, application fees, cable television fees, storage charges, electrical pass throughs, pet charges, janitorial services, furniture rental and parking fees,

          4. adjusting the revenues downwards in some instances where rental rates were determined to be significantly above market rates and the subject space was then currently leased to tenants that did not have long-term leases or were believed to be unlikely to renew their leases, and

          5. in the case of hospitality properties, adjusting the revenues upwards to include estimated revenues from food and beverage, telephones and other hotel related income.

     By way of example, Estimated Annual Revenues generally include:

     - for multifamily rental properties and manufactured housing communities, rental and other revenues,

     - for hospitality properties, room, food and beverage, telephone and other revenues, and

     - for other commercial properties, base rent, percentage rent, expense reimbursements and other revenues.

     In the case of an owner-occupied property for which no leases exist, the Estimated Annual Revenues were--

     - determined on the assumption that the property was net leased to a single tenant at market rents, and

     - derived from rental rate and vacancy information for the surrounding real estate market.

     "EUROCLEAR" means The Euroclear System.

     "EXCESS SERVICING STRIP" means, as to any master servicer, a portion of the applicable master servicing fees equal to fees accrued at a rate in excess of 0.005% per annum.

     "EXEMPTION-FAVORED PARTY" means any of the following--

     -    Credit Suisse First Boston LLC,

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     -    any person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with Credit Suisse First Boston LLC, and

     - any member of the underwriting syndicate or selling group of which a person described in the prior two bullets is a manager or co-manager with respect to any particular class of the offered certificates.

     "FAIR VALUE" means the amount that, in the applicable special servicer's judgment, exercised in accordance with the Servicing Standard, and taking into account the factors specified in the series 2004-C4 pooling and servicing agreement, is the fair value of a Defaulted Loan.

     "FF&E" means furniture, fixtures and equipment.

     "FHLMC" means the Federal Home Loan Mortgage Corporation.

     "FITCH" means Fitch, Inc.

     "FSMA" means the Financial Services and Markets Act 2000 of the United Kingdom.

     "GAAP" means generally accepted accounting principles.

     "INCOME APPROACH" means the determination of the value of a mortgaged real property by using the discounted cash flow method of valuation or by the direct capitalization method. The discounted cash flow analysis is used in order to measure the return on a real estate investment and to determine the present value of the future income stream expected to be generated by the mortgaged real property. The future income of the mortgaged real property, as projected over an anticipated holding period, and the resulting net operating incomes or cash flows are then discounted to present value using an appropriate discount rate. The direct capitalization method generally converts an estimate of a single year's income expectancy, or, in some cases, a hypothetical stabilized single year's income expectancy, into an indication of value by dividing the income estimate by an appropriate capitalization rate. An applicable capitalization method and appropriate capitalization rates are developed for use in computations that lead to an indication of value. In utilizing the Income Approach, the appraiser's method of determination of gross income, gross expense and net operating income for the subject property may vary from the method of determining Underwritten Net Operating Income for that property, resulting in variances in the related net operating income values.

     "IRS" means the Internal Revenue Service.

     "JER" means J.E. Robert Company, Inc.

     "KEYBANK" means KeyBank National Association.

     "KRECM" means KeyCorp Real Estate Capital Markets, Inc.

     "LEASABLE SQUARE FOOTAGE," "S.F." or "SQ. FT." means, in the case of any mortgaged real property that is a commercial property, other than a hospitality property, the estimated square footage of the gross leasable area at the property, as reflected in information provided by the related borrower or in the appraisal on which the Most Recent Appraised Value of the property is based.

     "LOCK/x" means, with respect to any of the underlying mortgage loans, a duration of x payments for the lock-out period during which prepayment is prohibited, including any defeasance period.

     "MAJOR TENANT" means the top three tenants of a commercial property, including ground leased space, based on the NRSF.

     "MATURITY/ARD BALANCE" or "MATURITY BALANCE" means, with respect to any underlying mortgage loan, the unpaid principal balance of the subject mortgage loan immediately prior to its maturity or, in the case of an ARD Loan, the related anticipated repayment date, according to the payment schedule for the subject mortgage loan and otherwise assuming no prepayments, defaults or extensions.

     "MATURITY/ARD LOAN-TO-VALUE RATIO" or "MATURITY/ARD LTV RATIO" means:

     - with respect to any underlying balloon mortgage loan or ARD Loan, other than an underlying mortgage loan referred to in the next bullet, the ratio of--

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          1.   the Maturity/ARD Balance of the subject mortgage loan, to

          2. the Most Recent Appraised Value of the related mortgaged real property; and

     - with respect to any underlying balloon mortgage loan or ARD Loan that is secured, including through cross-collateralization with other mortgage loans, by multiple real properties, the ratio of--

          1. the total Maturity/ARD Balance of the subject mortgage loan, and all other mortgage loans with which it is cross-collateralized, to

          2. the total Most Recent Appraised Value of all of the related mortgaged real properties.

     "MODELING ASSUMPTIONS" means, collectively, the following assumptions regarding the series 2004-C4 certificates and the underlying mortgage loans:

     - the underlying mortgage loans have the characteristics set forth on Exhibit A-1 to this prospectus supplement and the initial mortgage pool balance is approximately $1,138,076,748;

     - the total initial principal balance or notional amount, as the case may be, of each class of series 2004-C4 certificates is as described in this prospectus supplement;

     - the pass-through rate for each interest-bearing class of series 2004-C4 certificates is as described in this prospectus supplement;

     - there are no delinquencies or losses with respect to the underlying mortgage loans;

     - there are no modifications, extensions, waivers or amendments affecting the monthly debt service payments by borrowers on the underlying mortgage loans;

     - there are no Appraisal Reduction Amounts with respect to the underlying mortgage loans;

     - there are no casualties or condemnations affecting the corresponding mortgaged real properties;

     - each of the underlying mortgage loans provides monthly debt service payments to be due on the first or eleventh day of each month, regardless of whether the subject date is a business day or not;

     - monthly debt service payments on the underlying mortgage loans are timely received on their respective due dates in each month, regardless of whether the subject date is a business day or not;

     - no voluntary or involuntary prepayments are received as to any underlying mortgage loan during that mortgage loan's prepayment lock-out period, including any contemporaneous defeasance period, or yield maintenance period;

     - each ARD Loan in the trust fund is paid in full on its anticipated repayment date;

     - except as otherwise assumed in the immediately preceding two bullets, prepayments are made on each of the underlying mortgage loans at the indicated CPRs set forth in the subject tables or other relevant part of this prospectus supplement, without regard to any limitations in those mortgage loans on partial voluntary principal prepayments;

     -    all prepayments on the underlying mortgage loans are assumed to be--

          1    accompanied by a full month's interest,

          2. if received during a prepayment premium period, accompanied by the appropriate Static Prepayment Premium or Yield Maintenance Charge, and

          3.   received on the applicable due date of the relevant month;

     - no person or entity entitled thereto exercises its right of optional termination as described in this prospectus supplement under "The Series 2004-C4 Pooling and Servicing Agreement--Termination";

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     -    none of the underlying mortgage loans is required to be repurchased or replaced by the related mortgage loan seller or any other person, as described under "Description of the Underlying Mortgage Loans--Cures, Repurchases and Substitutions" in this prospectus supplement;

     - the only trust fund expenses are the trustee fee, the master servicing fee and the primary servicing fees;

     -    there are no Additional Trust Fund Expenses;

     - funds released from the interest reserve account for any underlying mortgage loan that has paid in full will be included in the calculation of net weighted average coupon of the remaining underlying mortgage loans;

     - payments on the offered certificates are made on the 15th day of each month, commencing in December 2004; and

     - the offered certificates are settled on an assumed settlement date of November 12, 2004.

     "MOODY'S" means Moody's Investors Service, Inc.

     "MOST RECENT APPRAISED VALUE" or "APPRAISED VALUE" means:

     - for any residential cooperative property securing a mortgage loan in the trust fund, the Value Co-op Basis; and

     - for any mortgaged real property (other than a residential cooperative property) securing an underlying mortgage loan in the trust fund, the "as is" or, if provided, the "as cured" value estimate reflected in the most recent appraisal obtained by or otherwise in the possession of the related mortgage loan seller. The appraiser's "as cured" value, as stated in the appraisal, is generally calculated as the sum of--

          1.   the "as is" value set forth in the related appraisal, plus

          2. the estimated costs, as of the date of the appraisal, of implementing any deferred maintenance required to be undertaken immediately or in the short term under the terms of the related mortgage loan.

     In general, the amount of costs assumed by the appraiser for these purposes is based on--

     -    an estimate by the individual appraiser,

     -    an estimate by the related borrower,

     - the estimate set forth in the property condition assessment conducted in connection with the origination of the related mortgage loan, or

     -    a combination of these estimates.

     "MOST RECENT DEBT SERVICE COVERAGE RATIO" or "MOST RECENT DSCR" means:

     - with respect to any underlying mortgage loan, other than an underlying mortgage loan referred to in the next bullet, the ratio of--

          1. the Most Recent Net Cash Flow for the related mortgaged real property, to

          2. twelve times the monthly debt service payment for the subject mortgage loan due on its due date in November 2004; and

     - with respect to any underlying mortgage loan that is secured, including through cross-collateralization with other mortgage loans, by multiple mortgaged real properties, the ratio of--

          1.   the total Most Recent Net Cash Flow for those properties, to

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          2.   twelve times the monthly debt service payment(s) for that
               underlying mortgage loan, and any and all other mortgage loans with which it is cross-collateralized, due on the related due date in November 2004;

provided that, if the subject mortgage loan or group of mortgage loans is currently in an interest-only period, then the amount in clause 2. of any of the foregoing bullets of this definition will be either (a) if that interest-only period extends to maturity or, in the case of an ARD Loan, to the related anticipated repayment date, the aggregate of the monthly debt service payments to be due thereon from and including the due date in November 2004 through and including the due date in October 2005 or (b) if that interest-only period ends prior to maturity or, in the case of an ARD Loan, prior to the related anticipated repayment date, twelve times the monthly debt service payment to be due thereon on the first due date after amortization begins.

     "MOST RECENT EXPENSES" means, for any mortgaged real property (other than a residential cooperative property) that secures an underlying mortgage loan, the expenses incurred, or annualized or estimated in some cases, for the property for the 12-month period ended as of the Most Recent Operating Statement Date, based upon the latest available annual or, in some cases, partial-year operating statement and other information furnished by the related borrower.

     Expenses generally consist of all expenses incurred for the property, including--

     -    salaries and wages,

     -    the costs or fees of--

          1.   utilities,

          2.   repairs and maintenance,

          3.   marketing,

          4.   insurance,

          5.   management,

          6.   landscaping,

          7.   security, if provided at the property, and

     -    the amount of--

          1.   real estate taxes,

          2.   general and administrative expenses,

          3.   ground lease payments, and

          4.   other costs.

     For purposes of the foregoing, expenses do not reflect, however, any deductions for debt service, depreciation, amortization, capital expenditures, leasing commissions and tenant improvements or furniture, fixtures and equipment. In the case of a hospitality property, such expenses also include expenses relating to guest rooms, food and beverage costs, telephone bills and rental and other expenses, as well as operating expenses as general administrative expenses, marketing expenses and franchise fees.

     In determining the Most Recent Expenses for any property, the related mortgage loan seller may have made adjustments to the financial information provided by the related borrower similar to those used in calculating the Estimated Annual Operating Expenses for that property.

     "MOST RECENT NET CASH FLOW" or "MOST RECENT NCF" means:

     - with respect to each mortgaged real property (other than a residential cooperative property) that secures an underlying mortgage loan in the trust fund, the Most Recent Net Operating Income, less:

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          1.   underwritten replacement reserve amounts; and

          2. in the case of hospitality properties, expenses for furniture, fixtures and equipment; and

          3. in the case of mortgaged real properties used primarily for office, retail and industrial purposes, underwritten leasing commissions and tenant improvements; and

     - with respect to any residential cooperative property that secures an underlying mortgage loan, the projected net operating income at that property, as determined by the appraisal obtained in connection with the origination of that loan, assuming such property was operated as a rental property with rents set at prevailing market rates taking into account the presence of existing rent-controlled or rent-stabilized occupants, reduced by underwritten capital expenditures, property operating expenses, a market-rate vacancy assumption and projected reserves.

     "MOST RECENT NET OPERATING INCOME" or "MOST RECENT NOI" means:

     - with respect to each of the mortgaged real properties (other than the residential cooperative properties) that secures an underlying mortgage loan, the total cash flow derived from the property that was available for annual debt service on the related underlying mortgage loan, calculated as the Most Recent Revenues less Most Recent Expenses for that property; and

     - with respect to any residential cooperative property that secures an underlying mortgage loan, the Most Recent Net Cash Flow.

     "MOST RECENT OPERATING STATEMENT DATE" means, with respect to each of the underlying mortgage loans, the date indicated on Exhibit A-1 as the Most Recent Operating Statement Date with respect to that mortgage loan. In general, this date is the end date of the period covered by the latest available annual or, in some cases, partial-year operating statement for the related mortgaged real property.

     "MOST RECENT REVENUES" means, for any mortgaged real property (other than a residential cooperative property) that secures an underlying mortgage loan, the revenues received, or annualized or estimated in some cases, in respect of the property for the 12-month period ended as of the Most Recent Operating Statement Date, based upon the latest available annual or, in some cases, partial-year operating statement and other information furnished by the related borrower. For purposes of the foregoing, revenues generally consist of all revenues received in respect of the property, including:

     - for a multifamily rental property or a manufactured housing community, rental and other revenues;

     - for a hospitality property, guest room rates, food and beverage charges, telephone charges and other revenues; and

     - for any other commercial property, base rent, percentage rent, expense reimbursements and other revenues.

     In determining the Most Recent Revenues for any property, the related mortgage loan seller may have made adjustments to the financial information provided by the related borrower similar to those used in calculating the Estimated Annual Revenues for that property.

     "NCB" means National Consumer Cooperative Bank.

     "NET AGGREGATE PREPAYMENT INTEREST SHORTFALL" means, with respect to any distribution date, the excess, if any, of:

     - the total Prepayment Interest Shortfalls incurred with respect to the mortgage pool during the related collection period, over

     -    the sum of--

          1. the total payments made by the master servicers to cover any Prepayment Interest Shortfalls incurred during the related collection period; and

          2. the total Prepayment Interest Excesses collected during the related collection period that are applied to offset Prepayment Interest Shortfalls incurred during the related collection period.

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     No master servicer will make payments to cover, or apply Prepayment
Interest Excesses received on underlying mortgage loans for which it is the applicable master servicer to offset, Prepayment Interest Shortfalls incurred with respect to underlying mortgage loans for which it is not the applicable master servicer.

     "NET MORTGAGE INTEREST RATE" means, with respect to any mortgage loan in the trust fund, the related mortgage interest rate reduced by the sum of the annual rates at which the related master servicing fee, any related primary servicing fee, the trustee fee and, in the case of an ARD Loan following its anticipated repayment date, Post-ARD Additional Interest, are calculated.

     "NET MORTGAGE PASS-THROUGH RATE" means:

     - with respect to any underlying mortgage loan that accrues interest on a 30/360 Basis, for any distribution date, a rate per annum equal to the Net Mortgage Interest Rate in effect for that mortgage loan as of the date of initial issuance of the offered certificates (or, in the case of a residential cooperative mortgage loan sold to us by NCB, FSB, such Net Mortgage Interest Rate minus 0.15% per annum); and

     - with respect to any underlying mortgage loan that accrues interest on an Actual/360 Basis, for any distribution date, a rate per annum equal to twelve times a fraction, expressed as a percentage--

          1. the numerator of which fraction is, subject to adjustment as described below in this definition, an amount of interest equal to the product of (a) the number of days in the related interest accrual period, multiplied by (b) the Stated Principal Balance of that mortgage loan immediately preceding that distribution date, multiplied by (c) 1/360, multiplied by (d) the Net Mortgage Interest Rate in effect for that mortgage loan as of the date of initial issuance of the offered certificates (or, in the case of a residential cooperative mortgage loan sold to us by NCB, FSB, such Net Mortgage Interest Rate minus 0.15% per annum), and

          2. the denominator of which is the Stated Principal Balance of that mortgage loan immediately preceding that distribution date.

     Notwithstanding the foregoing, if the subject distribution date occurs during January, except during a leap year, or February, then the amount of interest referred to in the fractional numerator described in clause 1. of the second bullet of the prior sentence will be decreased to reflect any interest reserve amount with respect to the subject mortgage loan that is transferred from the trustee's distribution account to the trustee's interest reserve account during that month. Furthermore, if the subject distribution date occurs during March, then the amount of interest referred to in the fractional numerator described in clause 1. of the second bullet of the second preceding sentence will be increased to reflect any interest reserve amount(s) with respect to the subject mortgage loan that are transferred from the trustee's interest reserve account to the trustee's distribution account during that month.

     "NONRECOVERABLE ADVANCE" has the meaning assigned to that term under "Description of the Offered Certificates--Distribution Account--Withdrawals" in this prospectus supplement.

     "NONRECOVERABLE SERVICING ADVANCE" has the meaning assigned to that term under "The Series 2004-C4 Pooling and Servicing Agreement--Servicing and other Compensation and Payment of Expenses--Servicing Advances" in this prospectus supplement.

     "NONRECOVERABLE P&I ADVANCE" has the meaning assigned to that term under "Description of the Offered Certificates--Advances of Delinquent Monthly Debt Service Payments" in this prospectus supplement.

     "NRSF" means net rentable square footage.

     "OCCUPANCY RATE AT UNDERWRITING" or "OCCUPANCY RATE AT U/W" means the percentage of leasable square footage, in the case of mortgaged real properties that are commercial properties, other than hospitality properties, or units, in the case of mortgaged real properties that are multifamily rental properties and/or manufactured housing communities, of the subject property that were occupied or leased as of the approximate date of the original underwriting of the related mortgage loan in the trust fund or any later date as we considered appropriate, in any event as reflected in information provided by the related borrower or in the appraisal on which the Most Recent Appraised Value of the property is based. The Occupancy Rate at Underwriting reflects Dark Tenants.

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     "OPTION PRICE" means the cash price at which any Defaulted Loan may be purchased under the related Purchase Option, as described under "The Series 2004-C4 Pooling and Servicing Agreement--Realization Upon Mortgage Loans" in this prospectus supplement.

     "PADS" means, in the case of any mortgaged real property that is a manufactured housing community, the estimated number of pads at the particular property to which a mobile home can be hooked up, as reflected in information provided by the related borrower or in the appraisal on which the Most Recent Appraised Value is based.

     "PARTY IN INTEREST" means any person that is a "party in interest" as defined in Section 3(14) of ERISA or a "disqualified person" as defined in section 4975 of the Code.

     "PERMITTED ENCUMBRANCES" means, with respect to any mortgaged real property securing a mortgage loan in the trust fund, any and all of the following--

     - the lien of current real property taxes, water charges, sewer rents and assessments not yet delinquent or accruing interest or penalties,

     - covenants, conditions and restrictions, rights of way, easements and other matters that are of public record,

     - exceptions and exclusions specifically referred to in the related lender's title insurance policy or, if that policy has not yet been issued, referred to in a PRO FORMA title policy or marked-up commitment, which in either case is binding on the subject title insurance company,

     -    other matters to which like properties are commonly subject,

     - the rights of tenants, as tenants only, under leases, including subleases, pertaining to the related mortgaged real property,

     - if the related mortgage loan is the 1201 New York Avenue Mortgage Loan or a CBA A-Note Mortgage Loan, the portion of the lien of the related mortgage instrument that secures the related Companion Loan,

     - if the related mortgage loan is cross-collateralized with any other mortgage loan in the trust fund, the lien of the mortgage instrument for that other mortgage loan, and

     - if the subject mortgaged real property is a unit in a condominium, the related condominium declaration.

     "PERMITTED INVESTMENTS" means the U.S. government securities and other investment grade obligations specified in the series 2004-C4 pooling and servicing agreement.

     "PLAN" means any ERISA Plan or any other employee benefit or retirement plan, arrangement or account, including any individual retirement account or Keogh plan, that is subject to section 4975 of the Code.

     "PLAN ASSET REGULATIONS" means the regulations of the U.S. Department of Labor promulgated under ERISA describing what constitutes the assets of a Plan.

     "POST-ARD ADDITIONAL INTEREST" means, with respect to any ARD Loan in the trust fund, the additional interest accrued with respect to that mortgage loan as a result of the marginal increase in the related mortgage interest rate upon passage of the related anticipated repayment date, as that additional interest may compound in accordance with the terms of that mortgage loan.

     "PREPAYMENT INTEREST EXCESS" means, with respect to any full or partial prepayment of an underlying mortgage loan made by the related borrower or otherwise in connection with a casualty or condemnation during any collection period after the due date for that loan, the amount of any interest collected on that prepayment for the period from and after that due date, less the amount of master servicing fees and primary servicing fees payable from that interest collection, and exclusive of any Default Interest and Post-ARD Additional Interest included in that interest collection.

     "PREPAYMENT INTEREST SHORTFALL" means, with respect to any full or partial prepayment of an underlying mortgage loan made voluntarily by the related borrower or otherwise in connection with a casualty or condemnation during any collection period prior to the due date for that loan, the amount of any uncollected interest that would have accrued on that prepayment to, but not including, such due date, less the amount of master servicing fees and primary servicing fees that

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would have been payable from that uncollected interest, and exclusive of any portion of that uncollected interest that would have been Default Interest or Post-ARD Additional Interest.

     "PRIME RATE" means an annual rate equal to the prime rate as published in the "Money Rates" section of THE WALL STREET JOURNAL, as that prime rate may change from time to time.

     "PRINCIPAL DISTRIBUTION ADJUSTMENT AMOUNT" means, with respect to any distribution date, the sum of (i) the amount of any Nonrecoverable Advance that was reimbursed to the applicable master servicer or the trustee that was deemed to have been so reimbursed out of payments and other collections of principal (as described herein under "The Series 2004-C4 Pooling and Servicing Agreement--Servicing and Other Compensation and Payment of Expenses" or "Description of the Offered Certificates--Advances of Delinquent Monthly Debt Service Payments," as applicable) and (ii) any advance that remained unreimbursed following the time that a defaulted mortgage loan is modified and returned to performing status, that (although not considered a Nonrecoverable Advance) was reimbursed to the applicable master servicer or the trustee, with interest on such advance, and that was deemed to have been so reimbursed out of payments and other collections of principal (as described herein under "The Series 2004-C4 Pooling and Servicing Agreement--Servicing and Other Compensation and Payment of Expenses" or "Description of the Offered Certificates--Advances of Delinquent Monthly Debt Service Payments," as applicable), in each case, during the period since the preceding Distribution Date.

     "PTE" means prohibited transaction exemption.

     "PURCHASE OPTION" means, with respect to any Defaulted Loan, the purchase option described under "The Series 2004-C4 Pooling and Servicing
Agreement--Realization Upon Mortgage Loans" in this prospectus supplement.

     "QUALIFIED SUBSTITUTE MORTGAGE LOAN" means a mortgage loan which must, on the date of substitution: (a) have an outstanding principal balance, after application of all scheduled payments of principal and/or interest due during or prior to the month of substitution, whether or not received, not in excess of the Stated Principal Balance of the deleted mortgage loan as of the due date in the calendar month during which the substitution occurs; (b) have a mortgage rate not less than the mortgage rate of the deleted mortgage loan; (c) have the same due date as the deleted mortgage loan; (d) accrue interest on the same basis as the deleted mortgage loan (for example, on the basis of a 360-day year and the actual number of days elapsed); (e) have a remaining term to stated maturity not greater than, and not more than two years less than, the remaining term to stated maturity of the deleted mortgage loan; (f) with some adjustment for residential cooperative mortgage loans, have an original loan-to-value ratio not higher than that of the deleted mortgage loan and a current loan-to-value ratio not higher than the then current loan-to-value ratio of the deleted mortgage loan; (g) materially comply as of the date of substitution with all of the representations and warranties set forth in the applicable purchase agreement; (h) have an environmental report with respect to the related mortgaged real property that indicates no material adverse environmental conditions with respect to the related mortgaged real property and which will be delivered as a part of the related mortgage file; (i) with some adjustment for residential cooperative mortgage loans, have an original debt service coverage ratio not less than the original debt service coverage ratio of the deleted mortgage loan and a current debt service coverage ratio not less than the current debt service coverage ratio of the deleted mortgage loan; (j) be determined by an opinion of counsel to be a "qualified replacement mortgage" within the meaning of section 860G(a)(4) of the Code; (k) not have a maturity date after the date that is three years prior to the rated final distribution date; (l) not be substituted for a deleted mortgage loan unless the trustee has received prior confirmation in writing by each of Moody's and S&P that the substitution will not result in the withdrawal, downgrade, or qualification of the then-current rating assigned by any of Moody's or S&P to any class of series 2004-C4 certificates then rated by Moody's or S&P, respectively; (m) have been approved by the Series 2004-C4 Directing Certificateholder in its sole discretion; (n) prohibit defeasance within two years of the date of initial issuance of the series 2004-C4 certificates; and (o) not be substituted for a deleted mortgage loan if it would result in the termination of the REMIC status of any REMIC created under the series 2004-C4 pooling and servicing agreement or the imposition of tax on any REMIC created under the series 2004-C4 pooling and servicing agreement other than a tax on income expressly permitted or contemplated to be received by the terms of the series 2004-C4 pooling and servicing agreement. In the event that one or more mortgage loans are substituted for one or more deleted mortgage loans simultaneously, then the amounts described in clause (a) are required to be determined on the basis of aggregate principal balances and the rates described in clause (b) above and the remaining term to stated maturity referred to in clause (e) above are required to be determined on a weighted average basis. When a Qualified Substitute Mortgage Loan is substituted for a deleted mortgage loan, the applicable mortgage loan seller or other responsible party will be required to certify that the mortgage loan meets all of the requirements of the above definition and send the certification to the trustee.

     "REALIZED LOSSES" means losses on or with respect to the underlying mortgage loans arising from the inability of the applicable master servicer and/or the applicable special servicer to collect all amounts due and owing under those mortgage loans, including by reason of the fraud or bankruptcy of a borrower or, to the extent not covered by insurance, a casualty of any nature at a mortgaged real property. We discuss the calculation of Realized Losses under "Description of the Offered

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Certificates--Reductions of Certificate Principal Balances in Connection with
Realized Losses and Additional Trust Fund Expenses" in this prospectus supplement.

     "RELEVANT PERSONS" will have the meaning given to that term under "Notice to Residents of the United Kingdom" in this prospectus supplement.

     "REMIC" means a "real estate mortgage investment conduit" as defined in section 860D of the Code.

     "REMIC I" means the REMIC identified as such, and described under, "Summary of Prospectus Supplement--Legal and Investment Considerations--Federal Income Tax Consequences" in this prospectus supplement.

     "REMIC II" means the REMIC identified as such, and described under, "Summary of Prospectus Supplement--Legal and Investment Considerations--Federal Income Tax Consequences" in this prospectus supplement.

     "RENTAL BASIS LOAN-TO-VALUE RATIO" means, with respect to any residential cooperative mortgage loan in the trust fund, the ratio of--

     1.   the cut-off date principal balance of the mortgage loan, to

     2. the appraised value of the related residential cooperative property, as determined by the appraisal obtained in connection with the origination of that loan, assuming such property was operated as a rental property and was generating an annual net cash flow equal to the Underwritten Net Cash Flow for that property.

     "REO PROPERTY" means any mortgaged real property that is acquired by the applicable special servicer for the benefit of the series 2004-C4 certificateholders (or, if such property relates to the 1201 New York Avenue Total Loan or a CBA A/B Loan Pair, for the benefit of the series 2004-C4 certificateholders and the holder(s) of the related Companion Loan(s)), through foreclosure, deed-in-lieu of foreclosure or otherwise following a default on the corresponding mortgage loan in the trust fund.

     "RESTRICTED GROUP" means, collectively, the following persons and entities--

     -    the trustee,

     -    the Exemption-Favored Parties,

     -    us,

     -    the master servicers,

     -    the special servicers,

     -    any sub-servicers,

     -    the mortgage loan sellers,

     - each borrower, if any, with respect to underlying mortgage loans constituting more than 5.0% of the total unamortized principal balance of the mortgage pool as of the date of initial issuance of the offered certificates, and

     -    any and all affiliates of any of the aforementioned persons.

     "ROOMS" means, in the case of any mortgaged real property that is a hospitality property, the estimated number of rooms and/or suites, without regard to the size of the rooms or the number or size of the rooms in the suites, as reflected in information provided by the related borrower or in the appraisal on which the Most Recent Appraised Value of the property is based.

     "S&P" means Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc.

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     "SALES COMPARISON APPROACH" means a determination of the value of a mortgaged real property based upon a comparison of that property to similar properties that have been sold recently or for which listing prices or offering figures are known. In connection with that determination, data for generally comparable properties are used and comparisons are made to demonstrate a probable price at which the subject mortgaged real property would sell if offered on the market.

     "SEC" means the Securities and Exchange Commission.

     "SENIOR PRINCIPAL DISTRIBUTION CROSS-OVER DATE" means the first distribution date, if any, as of which the total principal balance of the class A-1, A-2, A-3, A-4, A-5, A-6 and A-1-A certificates outstanding immediately prior to that distribution date, equals or exceeds the sum of:

     - the total Stated Principal Balance of the mortgage pool that will be outstanding immediately following that distribution date; plus

     -    the lesser of--

          1. the Total Principal Distribution Amount for that distribution date, and

          2. the portion of the Available P&I Funds for that distribution date that will remain after all required distributions of interest on the class A-X, A-SP, A-Y, A-1, A-2, A-3, A-4, A-5, A-6 and A-1-A certificates have been made on that distribution date.

     "SERIES 2004-C4 DIRECTING CERTIFICATEHOLDER" means the certificateholder (or, in the case of a class of book-entry certificates, a beneficial owner) of the series 2004-C4 controlling class selected by the holders (or beneficial owners) of more than 50% of the total principal balance of the series 2004-C4 controlling class; provided, however, that until a Series 2004-C4 Directing Certificateholder is so selected or after receipt of a notice from the holders (or beneficial owners) of more than 50% of the total principal balance of the series 2004-C4 controlling class that a Series 2004-C4 Directing Certificateholder is no longer designated, the person or entity that beneficially owns the largest aggregate principal balance of the series 2004-C4 controlling class certificates will be the Series 2004-C4 Directing Certificateholder.

     "SERVICING STANDARD" means the standard by which each of the master servicers and special servicers will service and administer the mortgage loans (including the 1201 New York Avenue Total Loan) and, when applicable, a CBA A/B Loan Pair that it is obligated to service and administer pursuant to the series 2004-C4 pooling and servicing agreement on behalf of the trustee and in the best interests of and for the benefit of the certificateholders (and, in the case of the 1201 New York Avenue Total Loan and, when applicable, a CBA A/B Loan Pair, the holder(s) of the related Companion Loan(s)), as a collective whole, as determined by such applicable master servicer or special servicer, as the case may be, in its reasonable judgment, in accordance with applicable law, the terms of the series 2004-C4 pooling and servicing agreement and the terms of the respective mortgage loans (including related intercreditor, co-lender and similar agreements), and, to the extent consistent with the foregoing, further as follows--

     - (a) the same manner in which, and with the same care, skill, prudence and diligence with which the applicable master servicer or special servicer, as the case may be, services and administers similar mortgage loans for other third-party portfolios, giving due consideration to the customary and usual standards of practice of prudent institutional commercial and multifamily mortgage loan servicers servicing mortgage loans for third parties, and (b) the same care, skill, prudence and diligence with which the applicable master servicer or special servicer, as the case may be, services and administers commercial and multifamily mortgage loans owned by it, whichever is higher;

     - with a view to the timely recovery of principal and interest on the mortgage loans or, if a mortgage loan comes into and continues in default and, in the judgment of the applicable special servicer, no satisfactory arrangements can be made for the collection of the delinquent payments, the maximization of recovery thereon to the series 2004-C4 certificateholders and the holders of any related Companion Loan(s), all taken as a collective whole, on a present value basis; and

     -    without regard to--

          (a) any relationship that the applicable master servicer or special servicer, as the case may be, or any affiliate thereof may have with the related borrower, any mortgage loan seller or any other party to the series 2004-C4 pooling and servicing agreement,

     (b) the ownership of any series 2004-C4 certificate, mezzanine loan or subordinate debt by the applicable master servicer or special servicer, as the case may be, or by any affiliate thereof,

     (c)  the applicable master servicer's obligation to make advances,

     (d) the applicable special servicer's obligation to request that the applicable master servicer make servicing advances,

     (e) the right of the applicable master servicer (or any affiliate thereof) or the applicable special servicer (or any affiliate thereof), as the case may be, to receive reimbursement of costs, or the sufficiency of any compensation payable to it, or with respect to any particular transaction,

     (f) the ownership, servicing or management for others of any other mortgage loans or mortgaged properties by the applicable master servicer or special servicer, as the case may be, or any affiliate thereof, as applicable,

     (g) any obligation of the applicable master servicer or any of its affiliates (in their capacity as a mortgage loan seller) to cure a breach of a representation or warranty or repurchase the mortgage loan, or

     (h) any debt that the applicable master servicer or special servicer, as the case may be, or any affiliate thereof has extended to any borrower.

     "SERVICING TRANSFER EVENT" means, with respect to any mortgage loan in the trust fund, any of the following events, among others:

     - a payment default has occurred at its maturity date (except, if the borrower is making its normal monthly payment and is diligently pursuing a refinancing and in connection therewith delivers a firm commitment (within the time period specified in the pooling and servicing agreement) to refinance acceptable to the Series 2004-C4 Directing Certificateholder in which case a Servicing Transfer Event would not occur as to such mortgage loan until the earlier of (1) 60 days after such payment default, which may be extended to 120 days at the 2004-C4 Directing Certificateholder's discretion or (2) the expiration of such commitment);

     - any monthly payment (other than a balloon payment) is more than 60 or more days delinquent;

     -    the related borrower has--

          (1) filed for, or consented to, bankruptcy, appointment of a receiver or conservator or a similar insolvency proceeding;

          (2) become the subject of a decree or order for such a proceeding which is not stayed or discharged within 60 days; or

          (3) has admitted in writing its inability to pay its debts generally as they become due;

     - the applicable master servicer shall have received notice of the foreclosure or proposed foreclosure of any other lien on the mortgaged real property;

     - in the judgment of the applicable master servicer or, with the approval of the Series 2004-C4 Directing Certificateholder, the judgment of the applicable special servicer, a payment default or a material non-monetary default has occurred or is imminent and is not likely to be cured by the borrower within 60 days; or

     - any other default has occurred under the mortgage loan documents that, in the judgment of the applicable master servicer or, with the approval of the Series 2004-C4 Directing Certificateholder, the judgment of the applicable special servicer, has materially and adversely affected the value of the related mortgage loan or otherwise materially and adversely affected the interests of the series 2004-C4 certificateholders and has continued unremedied for 60 days (irrespective of any grace period specified in the related mortgage note) and, in respect of a determination by the special servicer, the 2004-C4 Directing Certificateholder agrees with such determination, provided that failure of the related borrower to obtain all-risk casualty insurance which does not contain any carve-out for terrorist or similar act shall not apply with respect to this clause if the applicable special servicer has determined in accordance with the Servicing Standard that either--

          (1) such insurance is not available at commercially reasonable rates and that such hazards are not commonly insured against for properties similar to the mortgaged real property and located in or around the region in which such mortgaged real property is located, or

          (2)  such insurance is not available at any rate;

     A Servicing Transfer Event will cease to exist, if and when a specially serviced mortgage loan becomes a Corrected Mortgage Loan.

     Notwithstanding the foregoing, a Servicing Transfer Event will not occur based upon a default with respect to any underlying mortgage loan as to which default the holder of any related Companion Loan may exercise cure rights, unless and until the applicable cure period has elapsed without any exercise of such cure.

     "SHADOW ANCHOR" means a store or business that materially affects the draw of customers to a retail property, but which may be located at a nearby property or on a portion of the subject retail property that is not collateral for the related mortgage loan.

     "SIGNIFICANT MORTGAGE LOANS" has the meaning given to that term under "The Series 2004-C4 Pooling and Servicing Agreement--Enforcement of "Due-on-Sale" and "Due-on-Encumbrance" Clauses" in this prospectus supplement.

     "SMMEA" means the Secondary Mortgage Market Enhancement Act of 1984, as amended.

     "STATED PRINCIPAL BALANCE" means, for each mortgage loan in the trust fund, an amount that:

     - will initially equal its unpaid principal balance as of its due date in November 2004 or, in the case of a replacement mortgage loan, as of the date it is added to the trust fund, after application of all payments of principal due during or prior to the month of such addition to the trust fund, whether or not those payments have been received; and

     - will be permanently reduced on each subsequent distribution date, to not less than zero, by--

          1. that portion, if any, of the Total Principal Distribution Amount for that distribution date that is attributable to that mortgage loan (without regard to any adjustments to that Total Principal Distribution Amount in accordance with the last paragraph of the definition of "Total Principal Distribution Amount" below), and

          2. any reduction in the outstanding principal balance of that mortgage loan pursuant to a modification or a bankruptcy proceeding during the related collection period.

     However, the "Stated Principal Balance" of any mortgage loan in the trust fund will, in all cases, be zero as of the distribution date following the collection period in which it is determined that all amounts ultimately collectible with respect to that mortgage loan or any related REO Property have been received.

     "STATIC PREPAYMENT PREMIUM" means a form of prepayment consideration payable in connection with any voluntary or involuntary principal prepayment that is calculated solely as a specified percentage of the amount prepaid, which percentage may change over time.

     "TI/LC," "TI&LC" or "LC&TI" means tenant improvements and leasing commissions.

     "TOTAL AVAILABLE FUNDS" means, with respect to any distribution date, the total amount of funds available to make distributions on the series 2004-C4 certificates on that date as described under "Description of the Offered Certificates--Distribution Account--Withdrawals" in this prospectus supplement.

     "TOTAL PRINCIPAL DISTRIBUTION AMOUNT" means:

     - for any distribution date prior to the final distribution date, an amount equal to the total, without duplication, of the following--

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          1.   all payments of principal, including voluntary principal
               prepayments, received by or on behalf of the trust fund with respect to the underlying mortgage loans during the related collection period, exclusive of any of those payments that represents a late collection of principal for which an advance was previously made for a prior distribution date or that represents a monthly payment of principal due on or before the due date for the related underlying mortgage loan in November 2004 or on a due date for the related underlying mortgage loan subsequent to the end of the related collection period,

          2. all monthly payments of principal received by or on behalf of the trust fund with respect to the underlying mortgage loans prior to, but that are due during, the related collection period,

          3. all other collections, including liquidation proceeds, condemnation proceeds, insurance proceeds and repurchase proceeds, that were received by or on behalf of the trust fund with respect to any of the underlying mortgage loans or any related REO Properties during the related collection period and that were identified and applied as recoveries of principal of the subject mortgage loan or, in the case of an REO Property, of the related underlying mortgage loan, in each case net of any portion of the particular collection that represents a late collection of principal for which an advance of principal was previously made for a prior distribution date or that represents a monthly payment of principal due on or before the due date for the related mortgage loan in November 2004, and

          4. all advances of principal made with respect to the underlying mortgage loans for that distribution date; and

     - for the final distribution date, an amount equal to the total Stated Principal Balance of the mortgage pool outstanding immediately prior to that final distribution date.

     Notwithstanding the foregoing, the Total Principal Distribution Amount will be reduced on any distribution date by an amount equal to the Principal Distribution Adjustment Amount calculated with respect to such distribution date. The Total Principal Distribution Amount will be increased on any distribution date by the amount of any recovery occurring during the related collection period of an amount that was previously advanced with respect to any underlying mortgage loan, but only if and to the extent such advance was previously reimbursed from principal collections that would otherwise have constituted part of the Total Principal Distribution Amount for a prior distribution date in a manner that resulted in a Principal Distribution Adjustment Amount for such prior distribution date. In addition, if any insurance proceeds, condemnation proceeds or liquidation proceeds were received and/or a final recovery determination were made with respect to any underlying mortgage loan during any particular collection period, then the portion of the Total Principal Distribution Amount for the related distribution date that is otherwise allocable to that underlying mortgage loan will be reduced (to not less than zero) by any special servicing fees, liquidation fees or interest on advances previously paid with respect to that underlying mortgage loan from collections on the mortgage pool other than Default Interest and/or late payment charges.

     In no event will any payments or other collections of principal allocable to the Companion Loans be included in the calculation of the Total Principal Distribution Amount.

     "UNDERWRITER EXEMPTION" means PTE 89-90, as amended by PTE 97-34, PTE 2000-58 and PTE 2002-41.

     "UNDERWRITTEN DEBT SERVICE COVERAGE RATIO" or "U/W DSCR" means:

     - with respect to any underlying mortgage loan, other than an underlying mortgage loan secured, including through cross-collateralization with other mortgage loans, by multiple mortgaged real properties, the ratio of--

          1. the Underwritten Net Cash Flow for the related mortgaged real property, to

          2. twelve times the monthly debt service payment for that mortgage loan due on the related due date in November 2004; and

     - with respect to any underlying mortgage loan that is secured, including through cross-collateralization, by multiple mortgaged real properties, the ratio of--

          1.   the total Underwritten Net Cash Flow for those properties, to

          2. twelve times the monthly debt service payment(s) for that mortgage loan, and all other mortgage loans with which it is cross-collateralized, due on the related due date in November 2004;

provided that, if the subject mortgage loan or group of mortgage loans is currently in an interest-only period, then the amount in clause 2. of any of the foregoing bullets of this definition will be either (a) if that interest-only period extends to maturity or, in the case of an ARD Loan, to the related anticipated repayment date, the aggregate of the monthly debt service payments to be due thereon from and including the due date in November 2004 through and including the due date in October 2005 or (b) if that interest-only period ends prior to maturity or, in the case of an ARD Loan, prior to the related anticipated repayment date, twelve times the monthly debt service payment to be due thereon on the first due date after amortization begins.

     "UNDERWRITTEN EFFECTIVE GROSS INCOME" or "U/W EGI" means, with respect to any mortgaged real property securing an underlying mortgage loan, the Estimated Annual Revenues for that property.

     "UNDERWRITTEN NET CASH FLOW" or "U/W NCF" means, with respect to each of the mortgaged real properties securing an underlying mortgage loan, the estimated total cash flow from that property expected to be available for annual debt service on the related underlying mortgage loan. In general, that estimate:

     - was made at the time of origination of the related underlying mortgage loan or in connection with the transactions described in this prospectus supplement; and

     -    is equal to the excess of--

          1.   the Estimated Annual Revenues for the property, over

          2.   the Estimated Annual Operating Expenses for the property.

     The management fees and reserves assumed in calculating Underwritten Net Cash Flow differ in many cases from actual management fees and reserves actually required under the loan documents for the related underlying mortgage loans. In addition, actual conditions at the mortgaged real properties will differ, and may differ substantially, from the conditions assumed in calculating Underwritten Net Cash Flow. In particular, in the case of those mortgaged real properties used for retail, office and industrial purposes, the assumptions regarding tenant vacancies, tenant improvements and leasing commissions, future rental rates, future expenses and other conditions used in calculating Underwritten Net Cash Flow may differ substantially from actual conditions. Furthermore, the Underwritten Net Cash Flow for each of the mortgaged real properties does not reflect the effects of future competition or economic cycles. Accordingly, there can be no assurance that the Underwritten Net Cash Flow for any of the mortgaged real properties shown on Exhibit A-1 to this prospectus supplement will be representative of the actual future net cash flow for the particular property.

     Underwritten Net Cash Flow and the revenues and expenditures used to determine Underwritten Net Cash Flow for each of the mortgaged real properties are derived from generally unaudited information furnished by the related borrower. However, in some cases, an accounting firm performed agreed upon procedures, or employees of the related originator performed cash flow verification procedures, that were intended to identify any errors in the information provided by the related borrower. Audits of information furnished by borrowers could result in changes to the information. These changes could, in turn, result in the Underwritten Net Cash Flow shown on Exhibit A-1 to this prospectus supplement being overstated. Net income for any of the underlying real properties as determined under GAAP would not be the same as the Underwritten Net Cash Flow for the property shown on Exhibit A-1 to this prospectus supplement. In addition, Underwritten Net Cash Flow is not a substitute for or comparable to operating income as determined in accordance with GAAP as a measure of the results of the property's operations nor a substitute for cash flows from operating activities determined in accordance with GAAP as a measure of liquidity.

     Underwritten Net Cash Flow in the case of any underlying mortgage loan that is secured by a residential cooperative property generally equals projected net operating income at the related mortgaged real property, as determined by the appraisal obtained in connection with the origination of that loan, assuming such property was operated as a rental property with rents set at prevailing market rates taking into account the presence of existing rent-controlled or rent-stabilized occupants, reduced by underwritten capital expenditures, property operating expenses, a market-rate vacancy assumption and projected reserves.

     "UNDERWRITTEN NET OPERATING INCOME" or "U/W NOI" means, with respect to each of the mortgaged real properties (other than the residential cooperative properties) securing an underlying mortgage loan in the trust fund, the Underwritten Net Cash Flow for the property, increased by any and all of the following items that were included in the Estimated Annual Operating Expenses for the property for purposes of calculating that Underwritten Net Cash Flow:

     -    underwritten recurring replacement reserve amounts;

     -    capital improvements, including recurring capital improvements;

     - in the case of hospitality properties, expenses for furniture, fixtures and equipment; and

     - in the case of mortgaged real properties used primarily for office, retail and industrial purposes, underwritten leasing commissions and tenant improvements.

     With respect to the residential cooperative properties, Underwritten Net Operating Income equals Underwritten Net Cash Flow.

     "UNITED STATES PERSON" means--

     -    a citizen or resident of the United States,

     -    a domestic partnership,

     -    a domestic corporation,

     - any estate, other than a foreign estate within the meaning of paragraph (31) of section 7701(a) of the Code, and

     -    any trust if--

          1. a court within the United States is able to exercise primary supervision over the administration of the trust fund, and

          2. one or more United States Persons have the authority to control all substantial decisions of the trust fund.

     "UNITS" means--

     - in the case of any mortgaged real property that is a multifamily rental property or a residential cooperative property, the estimated number of apartments at the particular property, regardless of the number or size of rooms in the apartments, and

     - in the case of any mortgaged real property that is a manufactured housing community, the estimated number of Pads,

     in each case, as reflected in information provided by the related borrower or in the appraisal on which the Most Recent Appraised Value is based.

     "USAP" means the Uniform Single Attestation Program for Mortgage Bankers established by the Mortgage Bankers of America.

     "U/W" means underwritten.

     "VALUE CO-OP BASIS" means, with respect to any residential cooperative property securing a mortgage loan in the trust fund, an amount calculated based on the market value, as determined by an appraisal, of that real property, as if operated as a residential cooperative.

     "WEIGHTED AVERAGE NET MORTGAGE PASS-THROUGH RATE" means, for each distribution date, the weighted average of the respective Net Mortgage Pass-Through Rates with respect to all of the mortgage loans in the trust fund for that distribution date, weighted on the basis of their respective Stated Principal Balances immediately prior to that distribution date.

     "WELLS FARGO" means Wells Fargo Bank, N.A.

     "YEAR BUILT" means, with respect to any mortgaged real property securing an underlying mortgage loan, the year when construction of the property was principally completed, as reflected in information provided by the related borrower or in the appraisal on which the Most Recent Appraised Value of the property is based.

     "YEAR RENOVATED" means, with respect to any mortgaged real property securing an underlying mortgage loan, the year when the most recent substantial renovation of the property, if any, was principally completed, as reflected in information provided by the related borrower or in the appraisal on which the Most Recent Appraised Value of the property is based (or, in the case of a residential cooperative property, if later, the date of the conversion to cooperative ownership).

     "YIELD MAINTENANCE CHARGE" means a form of prepayment consideration payable in connection with any voluntary or involuntary principal prepayment that is calculated pursuant to a yield maintenance formula, including any minimum amount equal to a specified percentage of the amount prepaid.

     "YIELD MAINTENANCE PERIOD" means, with respect to any mortgage loan that at any time permits voluntary prepayments of principal, if accompanied by a Yield Maintenance Charge, the period during the loan term when such voluntary principal prepayments may be made if accompanied by such Yield Maintenance Charge.

     "YMx/y" means, with respect to any of the underlying mortgage loans, a duration of y payments for the Yield Maintenance Period during which the loan may be prepaid with a Yield Maintenance Charge that will be no less than x% of the amount prepaid.

     "YM/y" means, with respect to any of the underlying mortgage loans, a duration of y payments for the Yield Maintenance Period during which the loan may be prepaid with a Yield Maintenance Charge that does not have any minimum amount.

     "ZURICH" means Zurich Financial Services Group.

                                   EXHIBIT A-1

                        CHARACTERISTICS OF THE UNDERLYING
            MORTGAGE LOANS AND THE RELATED MORTGAGED REAL PROPERTIES


                       SEE THIS EXHIBIT FOR TABLES TITLED:

                   Locations of the Mortgaged Real Properties

                  Descriptions of the Mortgaged Real Properties

                Characteristics of the Underlying Mortgage Loans

                      Additional Mortgage Loan Information

             Engineering Reserves and Recurring Replacement Reserves

                   Major Tenants of the Commercial Properties

                              Multifamily Schedule

                  Schedule of Cooperative Mortgaged Properties

                        Recurring Reserve Cap Information

                   LOCATIONS OF THE MORTGAGED REAL PROPERTIES

                                                                                   CUT-OFF DATE               MORTGAGE
                    LOAN                                                            PRINCIPAL                  LOAN
   #     CROSSED    GROUP    PROPERTY NAME                                          BALANCE (1)                SELLER
   -     -------    -----    -------------                                         ------------               --------
   1                  1      Brunswick Square                                     $   86,000,000      Column Financial, Inc.
   2                  1      1201 New York Avenue                                     80,000,000(2)   Column Financial, Inc.
  3a                  1      Hyatt Regency Savannah                                   40,000,000      Column Financial, Inc.
  3b                  1      Hilton Garden Inn                                        16,500,000      Column Financial, Inc.
  3c                  1      Portsmouth Renaissance Hotel                             10,500,000      Column Financial, Inc.
   4                  1      469 Seventh Avenue                                       51,000,000      Column Financial, Inc.
   5                  1      Village on the Parkway                                   47,000,000      Column Financial, Inc.
   6                  1      The Shops at Legacy                                      44,500,000      Column Financial, Inc.
  7a                  2      Wellington Estates                                       11,200,000      Column Financial, Inc.
  7b                  2      Willow Point MHP                                          6,500,000      Column Financial, Inc.
  7c                  2      Robbinwood Annex                                          5,700,000      Column Financial, Inc.
  7d                  2      Hidden River North                                        4,700,000      Column Financial, Inc.
  7e                  2      Oak Crest MHP                                             3,100,000      Column Financial, Inc.
  7f                  2      Hidden River South                                        2,700,000      Column Financial, Inc.
  7g                  2      Robbinwood Villa                                          2,600,000      Column Financial, Inc.
   8       (A)        1      Village Square Shopping Center                           19,500,000      Column Financial, Inc.
   9       (A)        1      Deerpath Court Shopping Center                           12,500,000      Column Financial, Inc.
  10                  1      Wayzata Office                                           24,500,000      Column Financial, Inc.
  11                  1      Laurel Mall                                              22,765,174      Column Financial, Inc.
  12                  1      Sweetwater Town & Country Shopping Center                22,500,000      Column Financial, Inc.
  13                  1      Governor's Marketplace Shopping Center                   20,625,000      KeyBank National Association
  14       (B)        2      Timberlake Apartments                                    11,555,000      Column Financial, Inc.
  15       (B)        2      Madison Pointe Apartments                                 7,600,000      Column Financial, Inc.
  16                  1      City Park Retail                                         18,000,000      Column Financial, Inc.
  17                  1      Creekside Plaza                                          17,632,453      Column Financial, Inc.
  18                  2      Oak Grove Apartments                                     17,165,187      KeyBank National Association
  19                  2      Doric Apartment Corporation                              15,471,712      NCB,FSB
  20                  1      Marysville Town Center                                   15,250,000      KeyBank National Association

  21                  1      Grassmere Office Building                                15,200,000      NCB,FSB
  22                  2      Maple Lane Apartments                                    13,960,155      Column Financial, Inc.
  23                  2      Ashford Place Apartments                                 13,920,904      Column Financial, Inc.
  24                  1      Park Place Promenade                                     12,889,167      KeyBank National Association
  25                  2      University Towers Corporation                            11,648,985      Column Financial, Inc.
  26                  1      City Park Office                                         11,000,000      Column Financial, Inc.
  27                  2      Casa Pacifica Apartments                                 10,977,543      KeyBank National Association
  28                  1      Von Karman                                               10,667,991      Column Financial, Inc.
  29                  1      Paradise Shoppes of Prominence Point                      9,954,300      KeyBank National Association
  30                  1      T-Mobile USA Office Building                              8,927,300      Column Financial, Inc.
  31                  1      Saucon Valley Square                                      8,850,900      KeyBank National Association
  32                  2      Avalon Town Center                                        8,669,477      Column Financial, Inc.
  33                  2      Voorhies Avenue & Shore Parkway Owners Corp.              7,948,812      NCB,FSB
  34       (C)        2      Klotzman Portfolio - NRM                                  3,578,741      Column Financial, Inc.
  35       (C)        2      Klotzman Portfolio - KMP1                                 3,280,513      Column Financial, Inc.
  36       (C)        2      Klotzman Portfolio - Kaymar                                 745,571      Column Financial, Inc.
  37                  2      University Townhouses Cooperative                         7,471,739      NCB,FSB
  38                  2      Timber Hollow Apartments                                  7,458,259      Column Financial, Inc.
  39                  1      Delta Airlines Building                                   7,200,000      Column Financial, Inc.
  40                  2      Blendon Square Townhomes                                  6,993,634      KeyBank National Association
  41                  2      Shadowood Apartment                                       6,766,552      Column Financial, Inc.
  42                  2      High Vista Apartments                                     6,482,214      KeyBank National Association
  43                  2      Cabrini Terrace Owners Corp.                              6,480,297      NCB,FSB
  44                  1      Marina Gate Shopping Center                               6,478,174      Column Financial, Inc.
  45                  1      1255 North Avenue Owners Corp.                            6,150,000      NCB,FSB
  46                  1      Wal Mart Super Center - Jonesboro                         6,088,500      KeyBank National Association
  47                  1      Kietzke Plaza                                             5,991,587      KeyBank National Association
  48                  2      Chandler Point Apartments                                 5,755,827      KeyBank National Association
  49                  1      Paseo Fashion Plaza                                       5,500,000      Column Financial, Inc.
  50                  1      Davis Towne Crossing                                      5,365,200      KeyBank National Association
  51                  1      La Quinta Centre                                          5,225,973      Column Financial, Inc.
 52a                  1      KeyBank - Westwood Branch                                 1,429,092      KeyBank National Association
 52b                  1      KeyBank - East Smoky Hill Road Branch                     1,331,824      KeyBank National Association
 52c                  1      KeyBank - Thornton Branch                                 1,324,342      KeyBank National Association
 52d                  1      KeyBank - Ketchikan Branch                                  957,716      KeyBank National Association
  53                  1      Creswell Plaza                                            5,000,000      Column Financial, Inc.
  54                  2      Trousdell Village Owners Corp.                            5,000,000      NCB,FSB
  55                  1      Fleetwood Court Apartments, Inc.                          4,979,710      NCB,FSB
  56                  1      Beacon Center                                             4,900,000      Column Financial, Inc.
  57                  2      Spring Branch Estates                                     4,844,687      Column Financial, Inc.
  58                  1      Pine Ridge Retail Center                                  4,576,661      Column Financial, Inc.
  59                  1      Hoke Landing Shopping Center                              4,553,380      Column Financial, Inc.
  60                  1      135 East 83rd Owners Corp.                                4,489,819      NCB,FSB
  61                  1      Walgreens Federal Way                                     4,252,583      KeyBank National Association
  62                  1      Airport Plaza Shopping Center                             4,144,000      Column Financial, Inc.
  63                  1      Michelangelo Apts., Inc.                                  4,137,062      NCB,FSB
  64                  1      Azalea Plaza                                              4,087,613      NCB,FSB
  65                  2      Minnesota Lake MHC                                        4,078,067      Column Financial, Inc.
  66                  2      Sparrow Run Townhomes                                     3,919,169      Column Financial, Inc.
  67                  2      The Phoenix Apartments                                    3,839,465      Column Financial, Inc.
  68                  2      Garfield North Tenants Corp.                              3,738,483      NCB,FSB
  69                  1      ATYS Industrial Building                                  3,688,160      KeyBank National Association
  70                  1      American Signature Home                                   3,500,000      KeyBank National Association
  71                  1      Village Center Shopping Center                            3,490,798      Column Financial, Inc.

                    LOAN
  #      CROSSED    GROUP    PROPERTY NAME                                                    MANAGEMENT COMPANY
  -      -------    -----    -------------                                                    ------------------
  1                   1      Brunswick Square                               Simon Management Associates, LLC
  2                   1      1201 New York Avenue                           CB Richard Ellis, Inc.
  3a                  1      Hyatt Regency Savannah                         Hyatt Corporation and Crestline Hotels & Resorts, Inc.
  3b                  1      Hilton Garden Inn                              Hyatt Corporation and Crestline Hotels & Resorts, Inc.
  3c                  1      Portsmouth Renaissance Hotel                   Hyatt Corporation and Crestline Hotels & Resorts, Inc.
  4                   1      469 Seventh Avenue                             Sitt Asset Management LLC
  5                   1      Village on the Parkway                         Colonial Properties Services, Inc.
  6                   1      The Shops at Legacy                            K-N Ventures, Inc.
  7a                  2      Wellington Estates                             Bertakis Management Company, Inc.
  7b                  2      Willow Point MHP                               Bertakis Management Company, Inc.
  7c                  2      Robbinwood Annex                               Bertakis Management Company, Inc.
  7d                  2      Hidden River North                             Bertakis Management Company, Inc.
  7e                  2      Oak Crest MHP                                  Bertakis Management Company, Inc.
  7f                  2      Hidden River South                             Bertakis Management Company, Inc.
  7g                  2      Robbinwood Villa                               Bertakis Management Company, Inc.
  8        (A)        1      Village Square Shopping Center                 The Fidelity Group, Ltd.
  9        (A)        1      Deerpath Court Shopping Center                 The Fidelity Group, Ltd.
  10                  1      Wayzata Office                                 Wayzata Bay Management, LLC
  11                  1      Laurel Mall                                    Royce Realty, Inc.
  12                  1      Sweetwater Town & Country Shopping Center      Stepstone Real Estate Services, Inc.
  13                  1      Governor's Marketplace Shopping Center         Inland Northwest Management Corp.
  14       (B)        2      Timberlake Apartments                          CNC Investments, Ltd. L.L.P.
  15       (B)        2      Madison Pointe Apartments                      CNC Investments, Ltd. L.L.P.
  16                  1      City Park Retail                               ECD Company
  17                  1      Creekside Plaza                                Creekside Partners, LLC
  18                  2      Oak Grove Apartments                           IDM Management, Inc
  19                  2      Doric Apartment Corporation                    Madison Management, LLC
  20                  1      Marysville Town Center                         Safeco
  21                  1      Grassmere Office Building                      ARI Commercial Properties, Inc.
  22                  2      Maple Lane Apartments                          Wabash Property Management LLC
  23                  2      Ashford Place Apartments                       Heritage Properties, Inc.
  24                  1      Park Place Promenade                           Paynter Realty & Investments, Inc.
  25                  2      University Towers Corporation                  Ownes, Renz & Lee Co., Inc
  26                  1      City Park Office                               ECD Company
  27                  2      Casa Pacifica Apartments                       PRIME-PM Professional Management
  28                  1      Von Karman                                     ARI Commercial Properties, Inc. and
                                                                              Kearney Property Services, Inc.
  29                  1      Paradise Shoppes of Prominence Point           Inland Northwest Management Corp.
  30                  1      T-Mobile USA Office Building                   Demetree Brothers, Inc.
  31                  1      Saucon Valley Square                           Inland Northwest Management Corp.
  32                  2      Avalon Town Center                             Avalon Associates of Delaware, LP
  33                  2      Voorhies Avenue & Shore Parkway Owners Corp.   Newport Management
  34       (C)        2      Klotzman Portfolio - NRM                       Owner Managed
  35       (C)        2      Klotzman Portfolio - KMP1                      Owner Managed
  36       (C)        2      Klotzman Portfolio - Kaymar                    Owner Managed
  37                  2      University Townhouses Cooperative              Renee B. Cieslak
  38                  2      Timber Hollow Apartments                       CNC Investments, Inc.
  39                  1      Delta Airlines Building                        Owner Managed
  40                  2      Blendon Square Townhomes                       Dragoo and Associates, Inc.
  41                  2      Shadowood Apartment                            CNC Investments, Ltd. L.L.P.
  42                  2      High Vista Apartments                          EMES Management Corp.
  43                  2      Cabrini Terrace Owners Corp.                   Andrea Bunis Management, Inc.
  44                  1      Marina Gate Shopping Center                    Houston Shopping Center Managers, Inc. dba ComRealty
  45                  1      1255 North Avenue Owners Corp.                 John J. Grogan & Associates, Inc.
  46                  1      Wal Mart Super Center - Jonesboro              Inland Southwest Management Corp.
  47                  1      Kietzke Plaza                                  Owner Managed
  48                  2      Chandler Point Apartments                      Tucson Realty & Trust Co. Management Services, LLC
  49                  1      Paseo Fashion Plaza                            J. Hartley Kantor
  50                  1      Davis Towne Crossing                           Inland Southwest Management Corp.
  51                  1      La Quinta Centre                               LM Property Management and Stamko Development
 52a                  1      KeyBank - Westwood Branch                      Zaser & Longston, Inc.
 52b                  1      KeyBank - East Smoky Hill Road Branch          Zaser & Longston, Inc.
 52c                  1      KeyBank - Thornton Branch                      Zaser & Longston, Inc.
 52d                  1      KeyBank - Ketchikan Branch                     Zaser & Longston, Inc.
  53                  1      Creswell Plaza                                 Hauck Holdings, Ltd.
  54                  2      Trousdell Village Owners Corp.                 Preferred Property Management Services Inc.
  55                  1      Fleetwood Court Apartments, Inc.               WRG Management Corp.
  56                  1      Beacon Center                                  Rivercrest Realty Associates, LLC
  57                  2      Spring Branch Estates                          Owner Managed
  58                  1      Pine Ridge Retail Center                       FMA Realty Inc.
  59                  1      Hoke Landing Shopping Center                   Riddle Commercial Properties, Inc.
  60                  1      135 East 83rd Owners Corp.                     Orsid Realty Corporation
  61                  1      Walgreens Federal Way                          Owner Managed
  62                  1      Airport Plaza Shopping Center                  Mid-Atlantic Property Management Company
  63                  1      Michelangelo Apts., Inc.                       Westfair Property Management, Inc.
  64                  1      Azalea Plaza                                   Old Post Realty, Inc.
  65                  2      Minnesota Lake MHC                             Owner Managed
  66                  2      Sparrow Run Townhomes                          Owner Managed
  67                  2      The Phoenix Apartments                         Consolidated Asset Management Company
  68                  2      Garfield North Tenants Corp.                   Advanced Management Services, Ltd.
  69                  1      ATYS Industrial Building                       First Industrial, L.P.
  70                  1      American Signature Home                        Owner Managed
  71                  1      Village Center Shopping Center                 Jenova Land Company

                    LOAN
  #      CROSSED    GROUP    PROPERTY NAME                                                          ADDRESS
  -      -------    -----    -------------                                                          -------
  1                   1      Brunswick Square                               755 State Highway 18
  2                   1      1201 New York Avenue                           1201-1225 New York Avenue, Northwest
  3a                  1      Hyatt Regency Savannah                         2 West Bay Street
  3b                  1      Hilton Garden Inn                              1516 Aero Drive
  3c                  1      Portsmouth Renaissance Hotel                   425 Water Street
  4                   1      469 Seventh Avenue                             469 Seventh Avenue
  5                   1      Village on the Parkway                         5100 Belt Line Road
  6                   1      The Shops at Legacy                            7200 Bishop Road
  7a                  2      Wellington Estates                             16031 Beech Daly Road
  7b                  2      Willow Point MHP                               43400 Lenfesty Drive
  7c                  2      Robbinwood Annex                               26015 Third Street
  7d                  2      Hidden River North                             975 West Beecher Road
  7e                  2      Oak Crest MHP                                  5325 Croix Road (Co. Road 58)
  7f                  2      Hidden River South                             3251 South Adrian Highway
  7g                  2      Robbinwood Villa                               7550 Beech Daly Road
  8        (A)        1      Village Square Shopping Center                 771 West Main Street
  9        (A)        1      Deerpath Court Shopping Center                 700 South Rand Road
  10                  1      Wayzata Office                                 294 Grove Lane East
  11                  1      Laurel Mall                                    106 Laurel Mall Drive
  12                  1      Sweetwater Town & Country Shopping Center      1502-1920 Sweetwater Road
  13                  1      Governor's Marketplace Shopping Center         1415-1654 Governors Square Boulevard
  14       (B)        2      Timberlake Apartments                          8226 60th Street Circle East
  15       (B)        2      Madison Pointe Apartments                      503 Southwest Parkway
  16                  1      City Park Retail                               215 Parkway Drive
  17                  1      Creekside Plaza                                1100 San Leandro Boulevard
  18                  2      Oak Grove Apartments                           15401 NE 6th Avenue
  19                  2      Doric Apartment Corporation                    100 Manhattan Avenue
  20                  1      Marysville Town Center                         251-325 Marysville Mall
  21                  1      Grassmere Office Building                      648 Grassmere Park Drive
  22                  2      Maple Lane Apartments                          2909 Sugar Maple Lane
  23                  2      Ashford Place Apartments                       5201 Lakeland Boulevard
  24                  1      Park Place Promenade                           2016-2226 South Mooney Boulevard
  25                  2      University Towers Corporation                  100 York Street
  26                  1      City Park Office                               250 Parkway Drive
  27                  2      Casa Pacifica Apartments                       1060 Terra Nova Boulevard
  28                  1      Von Karman                                     16842 Von Karman Avenue
  29                  1      Paradise Shoppes of Prominence Point           110-130 Prominence Point Parkway
  30                  1      T-Mobile USA Office Building                   695 Grassmere Park Road
  31                  1      Saucon Valley Square                           3679 Route 378
  32                  2      Avalon Town Center                             13001 Founders Square Drive
  33                  2      Voorhies Avenue & Shore Parkway Owners Corp.   3080/3090 Voorhies Avenue and 3845/3855 Shore Parkway
  34       (C)        2      Klotzman Portfolio - NRM                       Various (3)
  35       (C)        2      Klotzman Portfolio - KMP1                      Various (4)
  36       (C)        2      Klotzman Portfolio - Kaymar                    3842-3912 Oakford Avenue and 5009 Norwood Avenue
  37                  2      University Townhouses Cooperative              3200 Braeburn Circle
  38                  2      Timber Hollow Apartments                       8000 Cook Road
  39                  1      Delta Airlines Building                        2901 Southwest 145th Avenue
  40                  2      Blendon Square Townhomes                       5411 Woodvale Court
  41                  2      Shadowood Apartment                            14500 Marsh Lane
  42                  2      High Vista Apartments                          5041 Alabama Street
  43                  2      Cabrini Terrace Owners Corp.                   900 West 190th Street
  44                  1      Marina Gate Shopping Center                    1010 East NASA Road 1
  45                  1      1255 North Avenue Owners Corp.                 1255 North Avenue
  46                  1      Wal Mart Super Center - Jonesboro              1911 West Parker Road
  47                  1      Kietzke Plaza                                  3300 Kietzke Lane
  48                  2      Chandler Point Apartments                      3175 North Price Road
  49                  1      Paseo Fashion Plaza                            73-130 El Paseo
  50                  1      Davis Towne Crossing                           8528 Davis Boulevard
  51                  1      La Quinta Centre                               79-405 Highway 111
 52a                  1      KeyBank - Westwood Branch                      15590 West 64th Avenue
 52b                  1      KeyBank - East Smoky Hill Road Branch          20290 East Smoky Hill Road
 52c                  1      KeyBank - Thornton Branch                      3505 East 104th Avenue
 52d                  1      KeyBank - Ketchikan Branch                     2501 Tongass Avenue
  53                  1      Creswell Plaza                                 1723 Creswell Lane
  54                  2      Trousdell Village Owners Corp.                 1-109 Glen Keith Road/66-90 Sea Cliff Avenue
  55                  1      Fleetwood Court Apartments, Inc.               808-840 Bronx River Road
  56                  1      Beacon Center                                  8816 Six Forks Road
  57                  2      Spring Branch Estates                          7901 Amelia Road
  58                  1      Pine Ridge Retail Center                       1501 Pine Lake Road
  59                  1      Hoke Landing Shopping Center                   4530 Fayetteville Road
  60                  1      135 East 83rd Owners Corp.                     135 East 83rd Street
  61                  1      Walgreens Federal Way                          28817 Military Road South
  62                  1      Airport Plaza Shopping Center                  13995 Wards Road
  63                  1      Michelangelo Apts., Inc.                       687 Bronx River Road
  64                  1      Azalea Plaza                                   2111 Bemiss Road
  65                  2      Minnesota Lake MHC                             1219 Minnesota Road
  66                  2      Sparrow Run Townhomes                          Various (7)
  67                  2      The Phoenix Apartments                         3633 North Sixth Avenue
  68                  2      Garfield North Tenants Corp.                   195 Garfield Place
  69                  1      ATYS Industrial Building                       375 YKK Drive
  70                  1      American Signature Home                        1924 West International Speedway Boulevard

                    LOAN
   #     CROSSED    GROUP    PROPERTY NAME                                  CITY                             COUNTY
   -     -------    -----    -------------                                  ----                             ------
   1                  1      Brunswick Square                               East Brunswick                   Middlesex
   2                  1      1201 New York Avenue                           Washington                       District of Columbia
  3a                  1      Hyatt Regency Savannah                         Savannah                         Chatham
  3b                  1      Hilton Garden Inn                              Linthicum                        Anne Arundel
  3c                  1      Portsmouth Renaissance Hotel                   Portsmouth                       Portsmouth City
   4                  1      469 Seventh Avenue                             New York                         New York
   5                  1      Village on the Parkway                         Addison                          Dallas
   6                  1      The Shops at Legacy                            Plano                            Collin
  7a                  2      Wellington Estates                             Taylor                           Wayne
  7b                  2      Willow Point MHP                               Harrison Township                Macomb
  7c                  2      Robbinwood Annex                               Taylor                           Wayne
  7d                  2      Hidden River North                             Adrian                           Lenawee
  7e                  2      Oak Crest MHP                                  Manvel                           Brazoria
  7f                  2      Hidden River South                             Adrian                           Lenawee
  7g                  2      Robbinwood Villa                               Taylor                           Wayne
   8       (A)        1      Village Square Shopping Center                 Lake Zurich                      Lake
   9       (A)        1      Deerpath Court Shopping Center                 Lake Zurich                      Lake
  10                  1      Wayzata Office                                 Wayzata                          Hennepin
  11                  1      Laurel Mall                                    Hazleton                         Luzerne
  12                  1      Sweetwater Town & Country Shopping Center      National City                    San Diego
  13                  1      Governor's Marketplace Shopping Center         Tallahassee                      Leon
  14       (B)        2      Timberlake Apartments                          Sarasota                         Manatee
  15       (B)        2      Madison Pointe Apartments                      College Station                  Brazos
  16                  1      City Park Retail                               Lincolnshire                     Lake
  17                  1      Creekside Plaza                                San Leandro                      Alameda
  18                  2      Oak Grove Apartments                           Miami                            Miami-Dade
  19                  2      Doric Apartment Corporation                    Union City                       Hudson
  20                  1      Marysville Town Center                         Marysville                       Snohomish
  21                  1      Grassmere Office Building                      Nashville                        Davidson
  22                  2      Maple Lane Apartments                          South Bend                       St. Joseph
  23                  2      Ashford Place Apartments                       Flowood                          Rankin
  24                  1      Park Place Promenade                           Visalia                          Tulare
  25                  2      University Towers Corporation                  New Haven                        New Haven
  26                  1      City Park Office                               Lincolnshire                     Lake
  27                  2      Casa Pacifica Apartments                       Pacifica                         San Mateo
  28                  1      Von Karman                                     Irvine                           Orange
  29                  1      Paradise Shoppes of Prominence Point           Canton                           Cherokee
  30                  1      T-Mobile USA Office Building                   Nashville                        Davidson
  31                  1      Saucon Valley Square                           Bethlehem                        Northampton
  32                  2      Avalon Town Center                             Orlando                          Orange
  33                  2      Voorhies Avenue & Shore Parkway Owners Corp.   Brooklyn                         Kings
  34       (C)        2      Klotzman Portfolio - NRM                       Baltimore                        Baltimore City
  35       (C)        2      Klotzman Portfolio - KMP1                      Baltimore                        Baltimore City
  36       (C)        2      Klotzman Portfolio - Kaymar                    Baltimore                        Baltimore City
  37                  2      University Townhouses Cooperative              Ann Arbor                        Washtenaw
  38                  2      Timber Hollow Apartments                       Houston                          Harris
  39                  1      Delta Airlines Building                        Miramar                          Broward
  40                  2      Blendon Square Townhomes                       Blendon Township                 Franklin
  41                  2      Shadowood Apartment                            Addison                          Dallas
  42                  2      High Vista Apartments                          El Paso                          El Paso
  43                  2      Cabrini Terrace Owners Corp.                   New York                         New York
  44                  1      Marina Gate Shopping Center                    Webster                          Harris
  45                  1      1255 North Avenue Owners Corp.                 New Rochelle                     Westchester
  46                  1      Wal Mart Super Center - Jonesboro              Jonesboro                        Craighead
  47                  1      Kietzke Plaza                                  Reno                             Washoe
  48                  2      Chandler Point Apartments                      Chandler                         Maricopa
  49                  1      Paseo Fashion Plaza                            Palm Desert                      Riverside
  50                  1      Davis Towne Crossing                           North Richland Hills             Tarrant
  51                  1      La Quinta Centre                               La Quinta                        Riverside
 52a                  1      KeyBank - Westwood Branch                      Arvada                           Jefferson

 52b                  1      KeyBank - East Smoky Hill Road Branch          Centennial                       Arapahoe
 52c                  1      KeyBank - Thornton Branch                      Thornton                         Adams
 52d                  1      KeyBank - Ketchikan Branch                     Ketchikan                        Ketchikan Gateway
  53                  1      Creswell Plaza                                 Opelousas                        Saint Landry
  54                  2      Trousdell Village Owners Corp.                 Glen Cove                        Nassau
  55                  1      Fleetwood Court Apartments, Inc.               Yonkers                          Westchester
  56                  1      Beacon Center                                  Raleigh                          Wake
  57                  2      Spring Branch Estates                          Houston                          Harris
  58                  1      Pine Ridge Retail Center                       Lincoln                          Lancaster
  59                  1      Hoke Landing Shopping Center                   Raeford                          Hoke
  60                  1      135 East 83rd Owners Corp.                     New York                         New York
  61                  1      Walgreens Federal Way                          Federal Way                      King
  62                  1      Airport Plaza Shopping Center                  Lynchburg                        Campbell
  63                  1      Michelangelo Apts., Inc.                       Yonkers                          Westchester
  64                  1      Azalea Plaza                                   Valdosta                         Lowndes
  65                  2      Minnesota Lake MHC                             Port Huron                       Saint Clair
  66                  2      Sparrow Run Townhomes                          Newark                           New Castle
  67                  2      The Phoenix Apartments                         Phoenix                          Maricopa
  68                  2      Garfield North Tenants Corp.                   Brooklyn                         Kings
  69                  1      ATYS Industrial Building                       Centerville                      Hickman
  70                  1      American Signature Home                        Daytona Beach                    Volusia
  71                  1      Village Center Shopping Center                 Cottage Grove                    Lane

                    LOAN
   #     CROSSED    GROUP    PROPERTY NAME                                          STATE          ZIP CODE
   -     -------    -----    -------------                                          -----          --------
   1                  1      Brunswick Square                                         NJ             08816
   2                  1      1201 New York Avenue                                     DC             20005
  3a                  1      Hyatt Regency Savannah                                   GA             31401
  3b                  1      Hilton Garden Inn                                        MD             21090
  3c                  1      Portsmouth Renaissance Hotel                             VA             23704
   4                  1      469 Seventh Avenue                                       NY             10018
   5                  1      Village on the Parkway                                   TX             75254
   6                  1      The Shops at Legacy                                      TX             75024
  7a                  2      Wellington Estates                                       MI             48180
  7b                  2      Willow Point MHP                                         MI             48045
  7c                  2      Robbinwood Annex                                         MI             48180
  7d                  2      Hidden River North                                       MI             49221
  7e                  2      Oak Crest MHP                                            TX             77578
  7f                  2      Hidden River South                                       MI             49221
  7g                  2      Robbinwood Villa                                         MI             48180
   8       (A)        1      Village Square Shopping Center                           IL             60047
   9       (A)        1      Deerpath Court Shopping Center                           IL             60047
  10                  1      Wayzata Office                                           MN             55391
  11                  1      Laurel Mall                                              PA             18201
  12                  1      Sweetwater Town & Country Shopping Center                CA             91950
  13                  1      Governor's Marketplace Shopping Center                   FL             32301
  14       (B)        2      Timberlake Apartments                                    FL             34243
  15       (B)        2      Madison Pointe Apartments                                TX             77840
  16                  1      City Park Retail                                         IL             60069
  17                  1      Creekside Plaza                                          CA             94577
  18                  2      Oak Grove Apartments                                     FL             33162
  19                  2      Doric Apartment Corporation                              NJ             07087
  20                  1      Marysville Town Center                                   WA             98270
  21                  1      Grassmere Office Building                                TN             37211
  22                  2      Maple Lane Apartments                                    IN             46628
  23                  2      Ashford Place Apartments                                 MS             39232
  24                  1      Park Place Promenade                                     CA             93277
  25                  2      University Towers Corporation                            CT             06511
  26                  1      City Park Office                                         IL             60069
  27                  2      Casa Pacifica Apartments                                 CA             94044
  28                  1      Von Karman                                               CA             92606
  29                  1      Paradise Shoppes of Prominence Point                     GA             30114
  30                  1      T-Mobile USA Office Building                             TN             37211
  31                  1      Saucon Valley Square                                     PA             18015
  32                  2      Avalon Town Center                                       FL             32828
  33                  2      Voorhies Avenue & Shore Parkway Owners Corp.             NY             11235
  34       (C)        2      Klotzman Portfolio - NRM                                 MD             21216
  35       (C)        2      Klotzman Portfolio - KMP1                                MD       Various (5)
  36       (C)        2      Klotzman Portfolio - Kaymar                              MD       Various (6)
  37                  2      University Townhouses Cooperative                        MI             48108
  38                  2      Timber Hollow Apartments                                 TX             77072
  39                  1      Delta Airlines Building                                  FL             33027
  40                  2      Blendon Square Townhomes                                 OH             43081
  41                  2      Shadowood Apartment                                      TX             75001
  42                  2      High Vista Apartments                                    TX             79930
  43                  2      Cabrini Terrace Owners Corp.                             NY             10040
  44                  1      Marina Gate Shopping Center                              TX             77058
  45                  1      1255 North Avenue Owners Corp.                           NY             10804
  46                  1      Wal Mart Super Center - Jonesboro                        AR             72404
  47                  1      Kietzke Plaza                                            NV             89502
  48                  2      Chandler Point Apartments                                AZ             85224
  49                  1      Paseo Fashion Plaza                                      CA             92260
  50                  1      Davis Towne Crossing                                     TX             76180
  51                  1      La Quinta Centre                                         CA             92253
 52a                  1      KeyBank - Westwood Branch                                CO             80007
 52b                  1      KeyBank - East Smoky Hill Road Branch                    CO             80015
 52c                  1      KeyBank - Thornton Branch                                CO             80233
 52d                  1      KeyBank - Ketchikan Branch                               AK             99901
  53                  1      Creswell Plaza                                           LA             70570
  54                  2      Trousdell Village Owners Corp.                           NY             11542
  55                  1      Fleetwood Court Apartments, Inc.                         NY             10708
  56                  1      Beacon Center                                            NC             27615
  57                  2      Spring Branch Estates                                    TX             77055
  58                  1      Pine Ridge Retail Center                                 NE             68512
  59                  1      Hoke Landing Shopping Center                             NC             28376
  60                  1      135 East 83rd Owners Corp.                               NY             10028
  61                  1      Walgreens Federal Way                                    WA             98003
  62                  1      Airport Plaza Shopping Center                            VA             24501
  63                  1      Michelangelo Apts., Inc.                                 NY             10704
  64                  1      Azalea Plaza                                             GA             31602
  65                  2      Minnesota Lake MHC                                       MI             48060
  66                  2      Sparrow Run Townhomes                                    DE             19702
  67                  2      The Phoenix Apartments                                   AZ             85013
  68                  2      Garfield North Tenants Corp.                             NY             11215
  69                  1      ATYS Industrial Building                                 TN             37033
  70                  1      American Signature Home                                  FL             32114

                                                                                   CUT-OFF DATE               MORTGAGE
                    LOAN                                                            PRINCIPAL                  LOAN
   #     CROSSED    GROUP    PROPERTY NAME                                          BALANCE (1)                SELLER
   -     -------    -----    -------------                                         ------------               --------
  72                  1      Sun City RV & Mini Storage                           $    3,390,651      KeyBank National Association
  73                  2      Sunnyside Towers Owners Corp.                             3,219,040      NCB,FSB
  74                  1      Diamond Bar Plaza                                         3,147,733      NCB,FSB
  75                  2      Timber Stone and Stone Tree MHP                           3,128,389      Column Financial, Inc.
 76a                  2      New Haven - Pendleton                                     1,176,597      Column Financial, Inc.
 76b                  2      New Haven - Chamberlain                                     944,182      Column Financial, Inc.
 76c                  2      New Haven - George                                          559,247      Column Financial, Inc.
 76d                  2      New Haven - Ellsworth                                       406,725      Column Financial, Inc.
  77                  2      Saunders Apartments                                       2,991,171      NCB,FSB
  78                  1      Richardson Corner Shopping Center                         2,986,705      Column Financial, Inc.
  79                  2      The Village Apartments                                    2,981,009      Column Financial, Inc.
  80                  2      2057-2065 Mission Street                                  2,883,447      Column Financial, Inc.
  81                  1      3 Research Park Office Building                           2,847,850      KeyBank National Association
  82                  1      632 Palmer Road Owners, Inc.                              2,795,140      NCB,FSB
  83                  2      Northridge Arms Apartments                                2,789,889      Column Financial, Inc.
  84                  1      Walnut RV Park                                            2,786,622      Column Financial, Inc.
  85                  1      The Beverly House, Inc.                                   2,691,719      NCB,FSB
  86                  1      230 W. 105 Realty Corp.                                   2,681,072      NCB,FSB
  87                  1      Tyler Shopping Center                                     2,647,745      KeyBank National Association
  88                  1      Lynchburg Crossing Shopping Center                        2,591,609      Column Financial, Inc.
  89                  1      474 Rodeo Drive Retail                                    2,589,995      Column Financial, Inc.
  90                  1      Broadpark Lodge Corp.                                     2,585,023      NCB,FSB
  91                  1      University Medical Plaza                                  2,539,491      Column Financial, Inc.
  92                  2      400 East 17th Street Corp.                                2,490,930      NCB,FSB
  93                  2      Van Buren Owners, Inc.                                    2,482,126      NCB,FSB
  94                  1      Plaza Oak Professional Building                           2,481,597      Column Financial, Inc.
  95                  1      Wendover Landing                                          2,442,425      Column Financial, Inc.
  96                  1      Quail Village Retail                                      2,439,117      Column Financial, Inc.
  97                  1      Cherry Blossom Ctr                                        2,354,491      Column Financial, Inc.
  98                  1      100 Hudson Tenants Corp.                                  2,293,301      NCB,FSB
  99                  1      875 W. 181 Owners Corp.                                   2,291,234      NCB,FSB
 100                  1      60 West Broad Street, Inc.                                2,192,294      NCB,FSB
 101                  2      Temple Gardens                                            2,192,056      Column Financial, Inc.
 102                  1      325 West 86 Corp.                                         2,148,355      NCB,FSB
 103                  1      Securlock at Matlock                                      2,100,000      Column Financial, Inc.
 104                  1      Pinette Housing Corp.                                     2,097,773      NCB,FSB
 105                  1      Crompond Apartment Owners, Inc.                           2,000,000      NCB,FSB
 106                  1      2020 Professional Center                                  1,992,408      Column Financial, Inc.
 107                  2      Parkside Development Company, Inc.                        1,991,597      NCB,FSB
 108                  2      Bridgeview Apartment Corporation                          1,987,567      NCB,FSB
 109                  1      Halsted Retail                                            1,944,501      Column Financial, Inc.
 110                  2      Brighton Manor Apartments                                 1,942,992      Column Financial, Inc.
 111                  1      Alma School Road Office Building                          1,890,788      Column Financial, Inc.
 112                  1      Hammerly Retail Center                                    1,884,812      Column Financial, Inc.
 113                  1      Tanglewood Gardens Owners Corp.                           1,884,227      NCB,FSB
 114                  1      1 Bronxville Owners Corp.                                 1,795,776      NCB,FSB
 115                  1      345 East 77th Street Owners, Inc.                         1,745,493      NCB,FSB
 116                  1      Mears Warehouse                                           1,738,823      Column Financial, Inc.
 117                  1      Hanover River House, Inc.                                 1,690,000      NCB,FSB
 118                  1      Lexington Square Self Storage                             1,678,892      Column Financial, Inc.
 119                  1      210 West 29th St                                          1,671,157      Column Financial, Inc.
 120                  1      718 Apts., Inc.                                           1,662,642      NCB,FSB
 121                  2      Favalora Apartments                                       1,645,639      Column Financial, Inc.
 122                  1      828 Fifth Avenue Owners Corp.                             1,598,318      NCB,FSB
 123                  2      Elmhurst House, Inc.                                      1,498,588      NCB,FSB
 124                  1      35 Park West Corporation                                  1,495,675      NCB,FSB
 125                  1      Irving Park Retail                                        1,495,147      Column Financial, Inc.
 126                  1      2035 Central Park Ave. Owners Corp.                       1,494,082      NCB,FSB
 127                  1      Dobson & Elliott Plaza                                    1,493,598      KeyBank National Association
 128                  1      Vernon Manor Co-operative Apartments,
                             Section II, Incorporated                                  1,484,338      NCB,FSB
 129                  1      95 Sedgwick Owners Corp.                                  1,395,802      NCB,FSB
 130                  2      Mutual Housing Housing Association, Inc.                  1,394,177      NCB,FSB
 131                  1      23 Park Ave. Realty Corp.                                 1,300,000      NCB,FSB
 132                  1      325 House Inc.                                            1,300,000      NCB,FSB
 133                  2      Timberland Apartments                                     1,269,968      Column Financial, Inc.
 134                  1      Gramgar, Inc.                                             1,248,059      NCB,FSB
 135                  1      130 E. 94th Apartments Corp.                              1,246,337      NCB,FSB
 136                  1      60-68 Apartments Corp.                                    1,198,134      NCB,FSB
 137                  2      432-434 West 47th Street Tenants Corp. aka
                             432-434 W. 47 Street Tenants Corp.                        1,197,157      NCB,FSB
 138                  2      Camelot Apartments                                        1,195,688      Column Financial, Inc.
 139                  2      1014-18 North Charles Street                              1,192,361      Column Financial, Inc.
 140                  1      175 East 79 Tenants Corp.                                 1,097,858      NCB,FSB
 141                  1      250 Equities Corp.                                        1,097,800      NCB,FSB
 142                  1      530 Riverdale Owners Corp.                                1,097,783      NCB,FSB
 143                  1      51 West 81st Street Corp.                                 1,093,936      NCB,FSB
 144                  2      Bainbridge House, Inc.                                    1,048,613      NCB,FSB
 145                  1      Costa Mesa                                                1,047,567      Column Financial, Inc.
 146                  2      St. Andrews Apartments                                      997,487      Column Financial, Inc.
 147                  1      Drake Lane Owners, Inc.                                     955,985      NCB,FSB
 148                  2      4295 Webster Avenue Owners, Inc.                            922,132      NCB,FSB
 149                  2      406 West 46th Street Corp.                                  848,740      NCB,FSB
 150                  1      81-87 Owners Corp.                                          846,531      NCB,FSB

                    LOAN
  #      CROSSED    GROUP    PROPERTY NAME                                                    MANAGEMENT COMPANY
  -      -------    -----    -------------                                                    ------------------
  72                  1      Sun City RV & Mini Storage                     Professional Self Storage Management, LLC
  73                  2      Sunnyside Towers Owners Corp.                  The Wavecrest Management Team Ltd.
  74                  1      Diamond Bar Plaza                              PacificWest Asset Management Corporation
  75                  2      Timber Stone and Stone Tree MHP                Owner Managed
 76a                  2      New Haven - Pendleton                          Saturn Rentals
 76b                  2      New Haven - Chamberlain                        Saturn Rentals
 76c                  2      New Haven - George                             Saturn Rentals
 76d                  2      New Haven - Ellsworth                          Saturn Rentals
  77                  2      Saunders Apartments                            Vision Enterprises Company
  78                  1      Richardson Corner Shopping Center              Castlebrook Management, Inc.
  79                  2      The Village Apartments                         Gorman Management Company
  80                  2      2057-2065 Mission Street                       Landmark Realty
  81                  1      3 Research Park Office Building                Caldwell Watson Real Estate Group, Inc.
  82                  1      632 Palmer Road Owners, Inc.                   Gramatan Management, Inc.
  83                  2      Northridge Arms Apartments                     Madison Commercial Group
  84                  1      Walnut RV Park                                 Simi Oaks, LLC
  85                  1      The Beverly House, Inc.                        Century Operating Corporation
  86                  1      230 W. 105 Realty Corp.                        Midboro Management, Inc.
  87                  1      Tyler Shopping Center                          The Spectra Group, Inc.
  88                  1      Lynchburg Crossing Shopping Center             JDH Capital, LLC
  89                  1      474 Rodeo Drive Retail                         Owner Managed
  90                  1      Broadpark Lodge Corp.                          Patriot Management
  91                  1      University Medical Plaza                       Commercial & Investment Properties
  92                  2      400 East 17th Street Corp.                     Tribor Management Inc.
  93                  2      Van Buren Owners, Inc.                         Visutton Management Corp.
  94                  1      Plaza Oak Professional Building                J. Anthony Kershaw
  95                  1      Wendover Landing                               MarketPlace Managment, Inc.
  96                  1      Quail Village Retail                           Owner Managed
  97                  1      Cherry Blossom Ctr                             Prudential Realty Co.
  98                  1      100 Hudson Tenants Corp.                       Andrews Building Corporation
  99                  1      875 W. 181 Owners Corp.                        Century Operating Corporation
 100                  1      60 West Broad Street, Inc.                     WRG Management Corp.
 101                  2      Temple Gardens                                 Madison Commercial Group
 102                  1      325 West 86 Corp.                              Midboro Management, Inc.
 103                  1      Securlock at Matlock                           Houghton Capital Corporation
 104                  1      Pinette Housing Corp.                          Advanced Management Services, Ltd.
 105                  1      Crompond Apartment Owners, Inc.                Hudson River/AKAM North Management LLC
 106                  1      2020 Professional Center                       NAI Rauch, Weaver, Norfleet, Kurtz & Co.
 107                  2      Parkside Development Company, Inc.             Century Management Services, Inc.
 108                  2      Bridgeview Apartment Corporation               Foremost Management Corp.
 109                  1      Halsted Retail                                 NCSPE Halsted Realty, Inc.
 110                  2      Brighton Manor Apartments                      Owned Managed
 111                  1      Alma School Road Office Building               Owner Managed
 112                  1      Hammerly Retail Center                         Owner Managed
 113                  1      Tanglewood Gardens Owners Corp.                RMR Realty
 114                  1      1 Bronxville Owners Corp.                      Westchester Property Management Group, Inc.
 115                  1      345 East 77th Street Owners, Inc.              Dermer Management, Inc.
 116                  1      Mears Warehouse                                Kilbride Management Services, Inc.
 117                  1      Hanover River House, Inc.                      Midboro Management, Inc.
 118                  1      Lexington Square Self Storage                  Owner Managed
 119                  1      210 West 29th St                               Owner Managed
 120                  1      718 Apts., Inc.                                ABC Realty
 121                  2      Favalora Apartments                            Owner Managed
 122                  1      828 Fifth Avenue Owners Corp.                  The Argo Corporation
 123                  2      Elmhurst House, Inc.                           Alexander Wolf & Co., Inc.
 124                  1      35 Park West Corporation                       Peter Burgess Management Co.
 125                  1      Irving Park Retail                             Owner Managed
 126                  1      2035 Central Park Ave. Owners Corp.            WRG Management Corp.
 127                  1      Dobson & Elliott Plaza                         Dobson Plaza LLC
 128                  1      Vernon Manor Co-operative Apartments,
                             Section II, Incorporated                       Owner Managed
 129                  1      95 Sedgwick Owners Corp.                       Anker Management Corp.
 130                  2      Mutual Housing Housing Association, Inc.       Robert E. Hill, Inc.
 131                  1      23 Park Ave. Realty Corp.                      William B. May Co., Inc.
 132                  1      325 House Inc.                                 Dermer Management, Inc.
 133                  2      Timberland Apartments                          London & Stetelman Realtors
 134                  1      Gramgar, Inc.                                  Owner Managed
 135                  1      130 E. 94th Apartments Corp.                   Cooper Square Realty, Inc.
 136                  1      60-68 Apartments Corp.                         Mathew Adam Properties, Inc.
 137                  2      432-434 West 47th Street Tenants Corp. aka
                             432-434 W. 47 Street Tenants Corp.             Merlot Group, Inc. d/b/a Merlot Management
 138                  2      Camelot Apartments                             Owner Managed
 139                  2      1014-18 North Charles Street                   Owner Managed
 140                  1      175 East 79 Tenants Corp.                      Rudd Realty Management Corp.
 141                  1      250 Equities Corp.                             Sandberg Management Corp.
 142                  1      530 Riverdale Owners Corp.                     Anker Management Corp.
 143                  1      51 West 81st Street Corp.                      Eichner Rudd Management Associates, Ltd.
 144                  2      Bainbridge House, Inc.                         Goodman Management
 145                  1      Costa Mesa                                     Owner Managed
 146                  2      St. Andrews Apartments                         Owner Managed
 147                  1      Drake Lane Owners, Inc.                        J.R.D. Management Corp.
 148                  2      4295 Webster Avenue Owners, Inc.               Prime Locations, Inc.
 149                  2      406 West 46th Street Corp.                     A. Michael Tyler Realty Corp.
 150                  1      81-87 Owners Corp.                             Key Real Estate

                    LOAN
  #      CROSSED    GROUP    PROPERTY NAME                                                          ADDRESS
  -      -------    -----    -------------                                                          -------
  71                  1      Village Center Shopping Center                 1141 Pacific Highway North
  72                  1      Sun City RV & Mini Storage                     18900 North 107th Avenue
  73                  2      Sunnyside Towers Owners Corp.                  46-01 39th Avenue
  74                  1      Diamond Bar Plaza                              303-315 South Diamond Bar Boulevard
  75                  2      Timber Stone and Stone Tree MHP                1821 Maryland Drive & 2025 Carl Road
 76a                  2      New Haven - Pendleton                          115-123 Pendleton Street
 76b                  2      New Haven - Chamberlain                        64-80 Chamberlain Street
 76c                  2      New Haven - George                             608-612 George Street
 76d                  2      New Haven - Ellsworth                          349-351 Ellsworth Avenue
  77                  2      Saunders Apartments                            63-89/109 Saunders Street
  78                  1      Richardson Corner Shopping Center              1401 East Spring Valley Road
  79                  2      The Village Apartments                         1565 Kings Drive
  80                  2      2057-2065 Mission Street                       2057-2065 Mission Street
  81                  1      3 Research Park Office Building                1313 Research Parkway
  82                  1      632 Palmer Road Owners, Inc.                   632 Palmer Road
  83                  2      Northridge Arms Apartments                     1811 North Street, 126 Rusk Street and
                                                                              2116 Banita Street
  84                  1      Walnut RV Park                                 19130 Nordhoff Street
  85                  1      The Beverly House, Inc.                        84-51 Beverly Road
  86                  1      230 W. 105 Realty Corp.                        230 West 105th Street
  87                  1      Tyler Shopping Center                          6731-6771 South Broadway
  88                  1      Lynchburg Crossing Shopping Center             5899 to 5943 Highway 11 South
  89                  1      474 Rodeo Drive Retail                         474 Rodeo Drive Retail
  90                  1      Broadpark Lodge Corp.                          2 Westchester Avenue
  91                  1      University Medical Plaza                       9625 Kroger Park Drive
  92                  2      400 East 17th Street Corp.                     400 East 17th Street
  93                  2      Van Buren Owners, Inc.                         102-21 63rd Road
  94                  1      Plaza Oak Professional Building                400 Evelyn Avenue
  95                  1      Wendover Landing                               3815 Tinsley Drive
  96                  1      Quail Village Retail                           4600 South 900 East
  97                  1      Cherry Blossom Ctr                             104 Lawson Drive
  98                  1      100 Hudson Tenants Corp.                       100 Hudson Street
  99                  1      875 W. 181 Owners Corp.                        875 West 181st Street
  100                 1      60 West Broad Street, Inc.                     60 West Broad Street
  101                 2      Temple Gardens                                 620 West Elm Avenue, 611 West French Avenue and
                                                                            611 North 5th Street
  102                 1      325 West 86 Corp.                              325 West 86th Street
  103                 1      Securlock at Matlock                           4840 Matlock Road
  104                 1      Pinette Housing Corp.                          105 Montague Street
  105                 1      Crompond Apartment Owners, Inc.                1840 Crompond Road
  106                 1      2020 Professional Center                       2020 Northeast 163rd Street
  107                 2      Parkside Development Company, Inc.             3856 Bronx Boulevard
  108                 2      Bridgeview Apartment Corporation               326-328 Bridge Plaza North
  109                 1      Halsted Retail                                 7902-7952 South Halsted Street
  110                 2      Brighton Manor Apartments                      2045 Bert Kouns Industrial Loop
  111                 1      Alma School Road Office Building               312 North Alma School Road
  112                 1      Hammerly Retail Center                         8520 Hammerly Boulevard
  113                 1      Tanglewood Gardens Owners Corp.                101 North Broadway and 260 Church Street
  114                 1      1 Bronxville Owners Corp.                      One Bronxville Road
  115                 1      345 East 77th Street Owners, Inc.              345 East 77th Street
  116                 1      Mears Warehouse                                1901 Mears Parkway
  117                 1      Hanover River House, Inc.                      335 Greenwich Street
  118                 1      Lexington Square Self Storage                  24011 and 25222 Aldine Westfield
  119                 1      210 West 29th St                               210 West 29th Street
  120                 1      718 Apts., Inc.                                718 Broadway
  121                 2      Favalora Apartments                            1205-1225 Mehle Street and 1204-1224 Tenebrach Street
  122                 1      828 Fifth Avenue Owners Corp.                  828 Fifth Avenue
  123                 2      Elmhurst House, Inc.                           88-11 Elmhurst Avenue
  124                 1      35 Park West Corporation                       35 Prospect Park West
  125                 1      Irving Park Retail                             3620 West Irving Park Road
  126                 1      2035 Central Park Ave. Owners Corp.            2035 Central Park Avenue
  127                 1      Dobson & Elliott Plaza                         3016 North Dobson Road
  128                 1      Vernon Manor Co-operative Apartments,
                             Section II, Incorporated                       505 East Lincoln Avenue
  129                 1      95 Sedgwick Owners Corp.                       95 Sedgwick Avenue
  130                 2      Mutual Housing Housing Association, Inc.       3850 Sedgwick Avenue
  131                 1      23 Park Ave. Realty Corp.                      23 Park Avenue
  132                 1      325 House Inc.                                 325 East 77th Street
  133                 2      Timberland Apartments                          2310 West 7th Street
  134                 1      Gramgar, Inc.                                  48 Sagamore Road
  135                 1      130 E. 94th Apartments Corp.                   130 East 94th Street
  136                 1      60-68 Apartments Corp.                         60 West 68th Street
  137                 2      432-434 West 47th Street Tenants Corp. aka
                             432-434 W. 47 Street Tenants Corp.             432-434 West 47th Street
  138                 2      Camelot Apartments                             5241 Alamo Drive
  139                 2      1014-18 North Charles Street                   1014, 1016 and 1018 North Charles Street
  140                 1      175 East 79 Tenants Corp.                      175 East 79th Street
  141                 1      250 Equities Corp.                             250 West 22nd Street
  142                 1      530 Riverdale Owners Corp.                     530 Riverdale Avenue
  143                 1      51 West 81st Street Corp.                      51 West 81st Street
  144                 2      Bainbridge House, Inc.                         325 East 201st Street
  145                 1      Costa Mesa                                     690 West 19th Street
  146                 2      St. Andrews Apartments                         6340, 6341, 6395, 6431 St. Andrews Drive
  147                 1      Drake Lane Owners, Inc.                        179-189 Drake Avenue
  148                 2      4295 Webster Avenue Owners, Inc.               4295 Webster Avenue
  149                 2      406 West 46th Street Corp.                     406 West 46th Street
  150                 1      81-87 Owners Corp.                             81-87 Columbia Heights

                    LOAN
   #     CROSSED    GROUP    PROPERTY NAME                                  CITY                             COUNTY
   -     -------    -----    -------------                                  ----                             ------
  72                  1      Sun City RV & Mini Storage                     Peoria                           Maricopa
  73                  2      Sunnyside Towers Owners Corp.                  Sunnyside                        Queens
  74                  1      Diamond Bar Plaza                              Diamond Bar                      Los Angeles
  75                  2      Timber Stone and Stone Tree MHP                Irving                           Dallas
 76a                  2      New Haven - Pendleton                          New Haven                        New Haven
 76b                  2      New Haven - Chamberlain                        New Haven                        New Haven
 76c                  2      New Haven - George                             New Haven                        New Haven
 76d                  2      New Haven - Ellsworth                          New Haven                        New Haven
  77                  2      Saunders Apartments                            Rego Park                        Queens
  78                  1      Richardson Corner Shopping Center              Richardson                       Dallas
  79                  2      The Village Apartments                         Bartlesville                     Washington
  80                  2      2057-2065 Mission Street                       San Francisco                    San Francisco
  81                  1      3 Research Park Office Building                College Station                  Brazos
  82                  1      632 Palmer Road Owners, Inc.                   Yonkers                          Westchester
  83                  2      Northridge Arms Apartments                     Nacogdoches                      Nacogdoches
  84                  1      Walnut RV Park                                 Northridge                       Los Angeles
  85                  1      The Beverly House, Inc.                        Kew Gardens                      Queens
  86                  1      230 W. 105 Realty Corp.                        New York                         New York
  87                  1      Tyler Shopping Center                          Tyler                            Smith
  88                  1      Lynchburg Crossing Shopping Center             Pink Hill                        Lenoir
  89                  1      474 Rodeo Drive Retail                         Beverly Hills                    Los Angeles
  90                  1      Broadpark Lodge Corp.                          White Plains                     Westchester
  91                  1      University Medical Plaza                       Knoxville                        Knox
  92                  2      400 East 17th Street Corp.                     Brooklyn                         Kings
  93                  2      Van Buren Owners, Inc.                         Rego Park                        Queens
  94                  1      Plaza Oak Professional Building                Albany                           Alameda
  95                  1      Wendover Landing                               High Point                       Guilford
  96                  1      Quail Village Retail                           Salt Lake City                   Salt Lake
  97                  1      Cherry Blossom Ctr                             Georgetown                       Scott
  98                  1      100 Hudson Tenants Corp.                       New York                         New York
  99                  1      875 W. 181 Owners Corp.                        New York                         New York
 100                  1      60 West Broad Street, Inc.                     Mt. Vernon                       Westchester
 101                  2      Temple Gardens                                 Temple                           Bell
 102                  1      325 West 86 Corp.                              New York                         New York
 103                  1      Securlock at Matlock                           Arlington                        Tarrant
 104                  1      Pinette Housing Corp.                          Brooklyn                         Kings
 105                  1      Crompond Apartment Owners, Inc.                Peekskill                        Westchester
 106                  1      2020 Professional Center                       North Miami Beach                Miami-Dade
 107                  2      Parkside Development Company, Inc.             Bronx                            Bronx
 108                  2      Bridgeview Apartment Corporation               Fort Lee                         Bergen
 109                  1      Halsted Retail                                 Chicago                          Cook
 110                  2      Brighton Manor Apartments                      Shreveport                       Caddo
 111                  1      Alma School Road Office Building               Chandler                         Maricopa
 112                  1      Hammerly Retail Center                         Houston                          Harris
 113                  1      Tanglewood Gardens Owners Corp.                White Plains                     Westchester
 114                  1      1 Bronxville Owners Corp.                      Bronxville                       Westchester
 115                  1      345 East 77th Street Owners, Inc.              New York                         New York
 116                  1      Mears Warehouse                                Margate                          Broward
 117                  1      Hanover River House, Inc.                      New York                         New York
 118                  1      Lexington Square Self Storage                  Spring                           Harris
 119                  1      210 West 29th St                               New York                         New York
 120                  1      718 Apts., Inc.                                New York                         New York
 121                  2      Favalora Apartments                            Arabi                            Saint Bernard
 122                  1      828 Fifth Avenue Owners Corp.                  New York                         New York
 123                  2      Elmhurst House, Inc.                           Elmhurst                         Queens
 124                  1      35 Park West Corporation                       Brooklyn                         Kings
 125                  1      Irving Park Retail                             Chicago                          Cook
 126                  1      2035 Central Park Ave. Owners Corp.            Yonkers                          Westchester
 127                  1      Dobson & Elliott Plaza                         Chandler                         Maricopa
 128                  1      Vernon Manor Co-operative Apartments,
                             Section II, Incorporated                       Mount Vernon                     Westchester
 129                  1      95 Sedgwick Owners Corp.                       Yonkers                          Westchester
 130                  2      Mutual Housing Housing Association, Inc.       Bronx                            Bronx
 131                  1      23 Park Ave. Realty Corp.                      New York                         New York
 132                  1      325 House Inc.                                 New York                         New York
 133                  2      Timberland Apartments                          Hattiesburg                      Forrest
 134                  1      Gramgar, Inc.                                  Bronxville                       Westchester
 135                  1      130 E. 94th Apartments Corp.                   New York                         New York
 136                  1      60-68 Apartments Corp.
 137                  2      432-434 West 47th Street Tenants Corp. aka     New York                         New York
                             432-434 W. 47 Street Tenants Corp.             New York                         New York
 138                  2      Camelot Apartments                             Abilene                          Taylor
 139                  2      1014-18 North Charles Street                   Baltimore                        Baltimore City
 140                  1      175 East 79 Tenants Corp.                      New York                         New York
 141                  1      250 Equities Corp.                             New York                         New York
 142                  1      530 Riverdale Owners Corp.                     Yonkers                          Westchester
 143                  1      51 West 81st Street Corp.                      New York                         New York
 144                  2      Bainbridge House, Inc.                         Bronx                            Bronx
 145                  1      Costa Mesa                                     Costa Mesa                       Orange
 146                  2      St. Andrews Apartments                         Canfield                         Mahoning
 147                  1      Drake Lane Owners, Inc.                        New Rochelle                     Westchester
 148                  2      4295 Webster Avenue Owners, Inc.               Bronx                            Bronx
 149                  2      406 West 46th Street Corp.                     New York                         New York
 150                  1      81-87 Owners Corp.                             Brooklyn                         Kings

                    LOAN
   #     CROSSED    GROUP    PROPERTY NAME                                          STATE          ZIP CODE
   -     -------    -----    -------------                                          -----          --------
  71                  1      Village Center Shopping Center                           OR             97424
  72                  1      Sun City RV & Mini Storage                               AZ             85373
  73                  2      Sunnyside Towers Owners Corp.                            NY             11104
  74                  1      Diamond Bar Plaza                                        CA             91765
  75                  2      Timber Stone and Stone Tree MHP                          TX             75061
 76a                  2      New Haven - Pendleton                                    CT             06511
 76b                  2      New Haven - Chamberlain                                  CT             06512
 76c                  2      New Haven - George                                       CT             06511
 76d                  2      New Haven - Ellsworth                                    CT             06511
  77                  2      Saunders Apartments                                      NY             11374
  78                  1      Richardson Corner Shopping Center                        TX             75081
  79                  2      The Village Apartments                                   OK             74006
  80                  2      2057-2065 Mission Street                                 CA             94110
  81                  1      3 Research Park Office Building                          TX             77845
  82                  1      632 Palmer Road Owners, Inc.                             NY             10701
  83                  2      Northridge Arms Apartments                               TX             75961
  84                  1      Walnut RV Park                                           CA             91324
  85                  1      The Beverly House, Inc.                                  NY             11415
  86                  1      230 W. 105 Realty Corp.                                  NY             10025
  87                  1      Tyler Shopping Center                                    TX             75703
  88                  1      Lynchburg Crossing Shopping Center                       NC             28572
  89                  1      474 Rodeo Drive Retail                                   CA             90210
  90                  1      Broadpark Lodge Corp.                                    NY             10601
  91                  1      University Medical Plaza                                 TN             37922
  92                  2      400 East 17th Street Corp.                               NY             11226
  93                  2      Van Buren Owners, Inc.                                   NY             11374
  94                  1      Plaza Oak Professional Building                          CA             94706
  95                  1      Wendover Landing                                         NC             27265
  96                  1      Quail Village Retail                                     UT             84117
  97                  1      Cherry Blossom Ctr                                       KY             40324
  98                  1      100 Hudson Tenants Corp.                                 NY             10013
  99                  1      875 W. 181 Owners Corp.                                  NY             10033
 100                  1      60 West Broad Street, Inc.                               NY             10552
 101                  2      Temple Gardens                                           TX             76501
 102                  1      325 West 86 Corp.                                        NY             10024
 103                  1      Securlock at Matlock                                     TX             76018
 104                  1      Pinette Housing Corp.                                    NY             11021
 105                  1      Crompond Apartment Owners, Inc.                          NY             10566
 106                  1      2020 Professional Center                                 FL             33162
 107                  2      Parkside Development Company, Inc.                       NY             10467
 108                  2      Bridgeview Apartment Corporation                         NJ             07024
 109                  1      Halsted Retail                                           IL             60620
 110                  2      Brighton Manor Apartments                                LA             71118
 111                  1      Alma School Road Office Building                         AZ             85224
 112                  1      Hammerly Retail Center                                   TX             77055
 113                  1      Tanglewood Gardens Owners Corp.                          NY             10603
 114                  1      1 Bronxville Owners Corp.                                NY             10708
 115                  1      345 East 77th Street Owners, Inc.                        NY             10021
 116                  1      Mears Warehouse                                          FL             33063
 117                  1      Hanover River House, Inc.                                NY             10013
 118                  1      Lexington Square Self Storage                            TX             77373
 119                  1      210 West 29th St                                         NY             10001
 120                  1      718 Apts., Inc.                                          NY             10003
 121                  2      Favalora Apartments                                      LA             70032
 122                  1      828 Fifth Avenue Owners Corp.                            NY             10021
 123                  2      Elmhurst House, Inc.                                     NY             11373
 124                  1      35 Park West Corporation                                 NY             11215
 125                  1      Irving Park Retail                                       IL             60618
 126                  1      2035 Central Park Ave. Owners Corp.                      NY             10710
 127                  1      Dobson & Elliott Plaza                                   AZ             85224
 128                  1      Vernon Manor Co-operative Apartments,
                             Section II, Incorporated                                 NY             10552
 129                  1      95 Sedgwick Owners Corp.                                 NY             10705
 130                  2      Mutual Housing Housing Association, Inc.                 NY             10463
 131                  1      23 Park Ave. Realty Corp.                                NY             10016
 132                  1      325 House Inc.                                           NY             10021
 133                  2      Timberland Apartments                                    MS             39401
 134                  1      Gramgar, Inc.                                            NY             10708
 135                  1      130 E. 94th Apartments Corp.                             NY             10128
 136                  1      60-68 Apartments Corp.                                   NY             10023
 137                  2      432-434 West 47th Street Tenants Corp. aka
                             432-434 W. 47 Street Tenants Corp.                       NY             10019
 138                  2      Camelot Apartments                                       TX             79605
 139                  2      1014-18 North Charles Street                             MD             21201
 140                  1      175 East 79 Tenants Corp.                                NY             10021
 141                  1      250 Equities Corp.                                       NY             10011
 142                  1      530 Riverdale Owners Corp.                               NY             10705
 143                  1      51 West 81st Street Corp.                                NY             10024
 144                  2      Bainbridge House, Inc.                                   NY             10458
 145                  1      Costa Mesa                                               CA             92627
 146                  2      St. Andrews Apartments                                   OH             44406
 147                  1      Drake Lane Owners, Inc.                                  NY             10805
 148                  2      4295 Webster Avenue Owners, Inc.                         NY             10470
 149                  2      406 West 46th Street Corp.                               NY             10036
 150                  1      81-87 Owners Corp.                                       NY             11201

                                                                                   CUT-OFF DATE               MORTGAGE
                    LOAN                                                            PRINCIPAL                  LOAN
   #     CROSSED    GROUP    PROPERTY NAME                                          BALANCE (1)                SELLER
   -     -------    -----    -------------                                         ------------               --------
 151                  1      Bissonnet Plaza                                     $       806,885      Column Financial, Inc.
 152                  2      Halcyon Apartments                                          798,071      Column Financial, Inc.
 153                  1      Prestige Plaza Shopping Center                              770,095      Column Financial, Inc.
 154                  1      Lafayette Court Apts. Corp.                                 748,600      NCB,FSB
 155                  1      155 East 49th Street Corporation                            746,549      NCB,FSB
 156                  1      491 Broadway Realty                                         699,332      NCB,FSB
 157                  2      Country Haven Mobile Home Park                              690,673      Column Financial, Inc.
 158                  1      Lafayette Lofts, Inc.                                       598,926      NCB,FSB
 159                  1      23830 Owners Corp.                                          549,291      NCB,FSB
 160                  1      228 West 16th Street Housing Corporation                    547,793      NCB,FSB
 161                  1      336 East 50th Street Tenants Corp.                          525,000      NCB,FSB
 162                  1      62 East 87th St. Owners Corp.                               498,485      NCB,FSB
 163                  1      14 Jay Street Owners Corp.                                  487,911      NCB,FSB
 164                  1      238 W. 11th Street Cooperative Corp.                        457,171      NCB,FSB
 165                  2      Eighty-Five Owners Corp.                                    450,000      NCB,FSB
 166                  1      108 Pierrepont Street Housing Corp                          424,579      NCB,FSB
 167                  1      345 East 61st Street Housing Corporation                    422,516      NCB,FSB
 168                  1      22 Pierrepont St. Apartment Corp.                           398,988      NCB,FSB
 169                  2      353 West 29th Street Housing Corporation                    297,262      NCB,FSB
 170                  1      237 East 12 Street Owners Corp.                             296,212      NCB,FSB
 171                  1      304 West 78th Owners Corp.                                  269,668      NCB,FSB
 172                  1      West 99th Street Apartment Corp.                            258,793      NCB,FSB
 173                  1      159 West 78th Street Corp.                                  254,801      NCB,FSB
 174                  2      53 St. Marks Tenants Corporation                            224,246      NCB,FSB
 175                  1      199 Eighth Avenue Housing Corp.                             199,202      NCB,FSB
 176                  2      181-183 Dekalb Owners Corp.                                 197,551      NCB,FSB
 177                  1      76 State St. Owners, Inc. aka
                             76 State Street Owners, Inc.                                168,139      NCB,FSB
 178                  1      Perelandra Realty Corp.                                     150,000      NCB,FSB
 179                  1      483 14th Street Apartment Corporation                       118,609      NCB,FSB
                                                                                 ---------------
TOTAL/WEIGHTED AVERAGE:                                                          $ 1,138,076,748
                                                                                 ===============

                    LOAN
  #      CROSSED    GROUP    PROPERTY NAME                                                    MANAGEMENT COMPANY
  -      -------    -----    -------------                                                    ------------------
 151                  1      Bissonnet Plaza                                Owner Managed
 152                  2      Halcyon Apartments                             Owner Managed
 153                  1      Prestige Plaza Shopping Center                 ARO Real Estate
 154                  1      Lafayette Court Apts. Corp.                    Peter J. Burgess Management Corp.
 155                  1      155 East 49th Street Corporation               Lawrence Properties
 156                  1      491 Broadway Realty                            William Colavito, Inc.
 157                  2      Country Haven Mobile Home Park                 Owner Managed
 158                  1      Lafayette Lofts, Inc.                          Owner Managed
 159                  1      23830 Owners Corp.                             Pride Property Management, Corp.
 160                  1      228 West 16th Street Housing Corporation       Carlton Brokerage, Inc.
 161                  1      336 East 50th Street Tenants Corp.             Maxwell-Kates, Inc.
 162                  1      62 East 87th St. Owners Corp.                  ABC Realty
 163                  1      14 Jay Street Owners Corp.                     Rush Properties, Inc.
 164                  1      238 W. 11th Street Cooperative Corp.           Owner Managed
 165                  2      Eighty-Five Owners Corp.                       Washington Square Management
 166                  1      108 Pierrepont Street Housing Corp             Owner Managed
 167                  1      345 East 61st Street Housing Corporation       Robert Eberhart
 168                  1      22 Pierrepont St. Apartment Corp.              Owner Managed
 169                  2      353 West 29th Street Housing Corporation       Owner Managed
 170                  1      237 East 12 Street Owners Corp.                Buchbinder & Warren
 171                  1      304 West 78th Owners Corp.                     Owner Managed
 172                  1      West 99th Street Apartment Corp.               Owner Managed
 173                  1      159 West 78th Street Corp.                     Owner Managed
 174                  2      53 St. Marks Tenants Corporation               Owner Managed
 175                  1      199 Eighth Avenue Housing Corp.                Owner Managed
 176                  2      181-183 Dekalb Owners Corp.                    Heritage Preservation Management, Inc.
 177                  1      76 State St. Owners, Inc. aka
                             76 State Street Owners, Inc.                   Owner Managed
 178                  1      Perelandra Realty Corp.                        Marbrose Realty, Inc.
 179                  1      483 14th Street Apartment Corporation          Owner Managed

                    LOAN
  #      CROSSED    GROUP    PROPERTY NAME                                                          ADDRESS
  -      -------    -----    -------------                                                          -------
  151                 1      Bissonnet Plaza                                5000-5010 Bissonnet Street
  152                 2      Halcyon Apartments                             2237 9th Street Southeast
  153                 1      Prestige Plaza Shopping Center                 2000 Northwest Highway 7
  154                 1      Lafayette Court Apts. Corp.                    141-147 Lafayette Avenue
  155                 1      155 East 49th Street Corporation               155 East 49th Street
  156                 1      491 Broadway Realty                            491 Broadway
  157                 2      Country Haven Mobile Home Park                 429 Rathburn Road
  158                 1      Lafayette Lofts, Inc.                          439 LaFayette Street
  159                 1      23830 Owners Corp.                             238-240 East 30th Street
  160                 1      228 West 16th Street Housing Corporation       228 West 16th Street
  161                 1      336 East 50th Street Tenants Corp.             336 East 50th Street
  162                 1      62 East 87th St. Owners Corp.                  62 East 87th Street
  163                 1      14 Jay Street Owners Corp.                     14 Jay Street
  164                 1      238 W. 11th Street Cooperative Corp.           238 West 11th Street
  165                 2      Eighty-Five Owners Corp.                       85 Stanton Street
  166                 1      108 Pierrepont Street Housing Corp             108 Pierrepont Street
  167                 1      345 East 61st Street Housing Corporation       345 East 61st Street
  168                 1      22 Pierrepont St. Apartment Corp.              22 Pierrepont Street
  169                 2      353 West 29th Street Housing Corporation       353-355 West 29th Street
  170                 1      237 East 12 Street Owners Corp.                237 East 12th Street
  171                 1      304 West 78th Owners Corp.                     304 West 78th Street
  172                 1      West 99th Street Apartment Corp.               258 West 99th Street
  173                 1      159 West 78th Street Corp.                     159 West 78th Street
  174                 2      53 St. Marks Tenants Corporation               53 St. Mark's Place
  175                 1      199 Eighth Avenue Housing Corp.                199 8th Avenue
  176                 2      181-183 Dekalb Owners Corp.                    181-183 Dekalb Avenue
  177                 1      76 State St. Owners, Inc. aka
                             76 State Street Owners, Inc.                   76 State Street
  178                 1      Perelandra Realty Corp.                        121 West 77th Street
  179                 1      483 14th Street Apartment Corporation          483 14th Street

                    LOAN
   #     CROSSED    GROUP    PROPERTY NAME                                  CITY                             COUNTY
   -     -------    -----    -------------                                  ----                             ------
 151                  1      Bissonnet Plaza                                Bellaire                         Harris
 152                  2      Halcyon Apartments                             Winter  Haven                    Polk
 153                  1      Prestige Plaza Shopping Center                 Blue Springs                     Jackson
 154                  1      Lafayette Court Apts. Corp.                    Brooklyn                         Kings
 155                  1      155 East 49th Street Corporation               New York                         New York
 156                  1      491 Broadway Realty                            New York                         New York
 157                  2      Country Haven Mobile Home Park                 Fulton                           Oswego
 158                  1      Lafayette Lofts, Inc.                          New York                         New York
 159                  1      23830 Owners Corp.                             New York                         New York
 160                  1      228 West 16th Street Housing Corporation       New York                         New York
 161                  1      336 East 50th Street Tenants Corp.             New York                         New York
 162                  1      62 East 87th St. Owners Corp.                  New York                         New York
 163                  1      14 Jay Street Owners Corp.                     New York                         New York
 164                  1      238 W. 11th Street Cooperative Corp.           New York                         New York
 165                  2      Eighty-Five Owners Corp.                       New York                         New York
 166                  1      108 Pierrepont Street Housing Corp             Brooklyn                         Kings
 167                  1      345 East 61st Street Housing Corporation       New York                         New York
 168                  1      22 Pierrepont St. Apartment Corp.              Brooklyn                         Kings
 169                  2      353 West 29th Street Housing Corporation       New York                         New York
 170                  1      237 East 12 Street Owners Corp.                New York                         New York
 171                  1      304 West 78th Owners Corp.                     New York                         New York
 172                  1      West 99th Street Apartment Corp.               New York                         New York
 173                  1      159 West 78th Street Corp.                     New York                         New York
 174                  2      53 St. Marks Tenants Corporation               New York                         New York
 175                  1      199 Eighth Avenue Housing Corp.                Brooklyn                         Kings
 176                  2      181-183 Dekalb Owners Corp.                    Brooklyn                         Kings
 177                  1      76 State St. Owners, Inc. aka
                             76 State Street Owners, Inc.                   Brooklyn                         Kings
 178                  1      Perelandra Realty Corp.                        New York                         New York
 179                  1      483 14th Street Apartment Corporation          Brooklyn

                    LOAN
   #     CROSSED    GROUP    PROPERTY NAME                                          STATE          ZIP CODE
   -     -------    -----    -------------                                          -----          --------
 151                  1      Bissonnet Plaza                                          TX             77401
 152                  2      Halcyon Apartments                                       FL             33880
 153                  1      Prestige Plaza Shopping Center                           MO             64014
 154                  1      Lafayette Court Apts. Corp.                              NY             11238

 155                  1      155 East 49th Street Corporation                         NY             10017
 156                  1      491 Broadway Realty                                      NY             10012
 157                  2      Country Haven Mobile Home Park                           NY             13069
 158                  1      Lafayette Lofts, Inc.                                    NY             10003
 159                  1      23830 Owners Corp.                                       NY             10016
 160                  1      228 West 16th Street Housing Corporation                 NY             10011
 161                  1      336 East 50th Street Tenants Corp.                       NY             10022
 162                  1      62 East 87th St. Owners Corp.                            NY             10128
 163                  1      14 Jay Street Owners Corp.                               NY             10013
 164                  1      238 W. 11th Street Cooperative Corp.                     NY             10014
 165                  2      Eighty-Five Owners Corp.                                 NY             10002
 166                  1      108 Pierrepont Street Housing Corp                       NY             11201
 167                  1      345 East 61st Street Housing Corporation                 NY             10021
 168                  1      22 Pierrepont St. Apartment Corp.                        NY             11201
 169                  2      353 West 29th Street Housing Corporation                 NY             10001
 170                  1      237 East 12 Street Owners Corp.                          NY             10003
 171                  1      304 West 78th Owners Corp.                               NY             10024
 172                  1      West 99th Street Apartment Corp.                         NY             10025
 173                  1      159 West 78th Street Corp.                               NY             10024
 174                  2      53 St. Marks Tenants Corporation                         NY             10003
 175                  1      199 Eighth Avenue Housing Corp.                          NY             11215
 176                  2      181-183 Dekalb Owners Corp.                              NY             11205
 177                  1      76 State St. Owners, Inc. aka
                             76 State Street Owners, Inc.                             NY             11201
 178                  1      Perelandra Realty Corp.                                  NY             10024
 179                  1      483 14th Street Apartment Corporation                    NY             11215

(A) THE UNDERLYING MORTGAGE LOANS SECURED BY VILLAGE SQUARE SHOPPING CENTER AND DEERPATH COURT SHOPPING CENTER ARE CROSS-COLLATERALIZED AND CROSS-DEFAULTED, RESPECTIVELY.
(B) THE UNDERLYING MORTGAGE LOANS SECURED BY TIMBERLAKE APARTMENTS AND MADISON POINTE APARTMENTS ARE CROSS-COLLATERALIZED AND CROSS-DEFAULTED, RESPECTIVELY.
(C) THE UNDERLYING MORTGAGE LOANS SECURED BY KLOTZMAN PORTFOLIO - NRM, KLOTZMAN PORTFOLIO - KMP1 AND KLOTZMAN PORTFOLIO - KAYMAR ARE CROSS-COLLATERALIZED AND CROSS-DEFAULTED, RESPECTIVELY.
(1)  ASSUMES A CUT-OFF DATE IN NOVEMBER 2004.
(2) THE 1201 NEW YORK AVENUE TOTAL LOAN IS $105,000,000, WHICH IS COMPRISED OF AN $80,000,000 POOLED PORTION AND A $25,000,000 B-NOTE.
(3) 3103-3142 ARTABAN PLACE, 3001-3011 CARLISLE AVENUE, 2730-2748 LONGWOOD STREET, 2742-2750 ROSEDALE STREET, 2908-2962 GARRISON BOULEVARD AND 2921-2947 ALLENDALE ROAD
(4) 3915 LIBERTY HEIGHTS AVENUE; 3916 & 3921 MAINE AVENUE; 3401 OAKFIELD AVENUE; 3701 LIBERTY HEIGHTS AVENUE; 5512-5514 HADDON AVENUE; 4503-4515 GARRISON BOULEVARD; 3941-3959 PENHURST AVENUE; 4700-4702 GREENSPRING AVENUE; 2801-2811 VIRGINIA AVENUE
(5)  21207; 21207; 21207; 21215; 21207; 21215; 21215; 21209; 21215
(6)  21215 & 21207
(7)  406, 418, 424, 448, AND 478 KEMPER DRIVE; 140, 148, 150, 184, 186, 201,
     204, 208, 221, 227, AND 231 FLAMINGO DRIVE; 19, 21, 26, 28, 30, 32, 34, 35,
     36, 37, 40, 42, 43, 45, 46, 47, 52, 54, 60, 62, 66, AND 72 EGRET COURT;
     115, 117, 118, 119, 120, 121, 126, 128, 138, AND 140 EAST PLOVER DRIVE; 8,
     9, 10, 11, 12, 14, 18, 25, 26, 30, 33, 35, 36, 40, 203, 205, AND 217 WEST
     PLOVER CIRCLE; 5, 22, 24, AND 28 GULL TURN; 8, 29, 34, 35, 36, 42, AND 44
     HERON COURT; 5, 12, 14, AND 47 RAVEN TURN; AND 9, 14, 16, 21, 23, 25, AND
     45 TEAL CIRCLE.

                  DESCRIPTIONS OF THE MORTGAGED REAL PROPERTIES

                                                        CUT-OFF DATE
              LOAN                                        PRINCIPAL                             PROPERTY          UNITS/SQ. FT./
 #   CROSSED  GROUP  ROPERTY NAME                        BALANCE (1)      PROPERTY TYPE         SUB-TYPE            ROOMS/PADS
 -   -------  -----  ------------                        -----------      -------------         --------           ----------
 1              1    Brunswick Square                   $ 86,000,000      Retail                 Anchored                301,607 (3)
 2              1    1201 New York Avenue                 80,000,000 (4)  Office                   CBD                   419,037
 3a             1    Hyatt Regency Savannah               40,000,000      Hotel                Full Service                  347
 3b             1    Hilton Garden Inn                    16,500,000      Hotel                Full Service                  158
 3c             1    Portsmouth Renaissance Hotel         10,500,000      Hotel                Full Service                  249
 4              1    469 Seventh Avenue                   51,000,000      Office                   CBD                   240,388
 5              1    Village on the Parkway               47,000,000      Retail                 Anchored                381,166
 6              1    The Shops at Legacy                  44,500,000      Retail                 Anchored                266,048
 7a             2    Wellington Estates                   11,200,000      Multifamily      Manufactured Housing              411
 7b             2    Willow Point MHP                      6,500,000      Multifamily      Manufactured Housing              298
 7c             2    Robbinwood Annex                      5,700,000      Multifamily      Manufactured Housing              269
 7d             2    Hidden River North                    4,700,000      Multifamily      Manufactured Housing              211
 7e             2    Oak Crest MHP                         3,100,000      Multifamily      Manufactured Housing              218
 7f             2    Hidden River South                    2,700,000      Multifamily      Manufactured Housing              202
 7g             2    Robbinwood Villa                      2,600,000      Multifamily      Manufactured Housing              114
 8     (A)      1    Village Square Shopping Center       19,500,000      Retail                 Anchored                209,969
 9     (A)      1    Deerpath Court Shopping Center       12,500,000      Retail                 Anchored                153,052
 10             1    Wayzata Office                       24,500,000      Office                 Suburban                 65,626
 11             1    Laurel Mall                          22,765,174      Retail                 Anchored                558,802 (6)
 12             1    Sweetwater Town & Country
                      Shopping Center                     22,500,000      Retail                 Anchored                164,802 (7)
 13             1    Governor's Marketplace Shopping
                      Center                              20,625,000      Retail                 Anchored                244,932
 14    (B)      2    Timberlake Apartments                11,555,000      Multifamily          Conventional                  261
 15    (B)      2    Madison Pointe Apartments             7,600,000      Multifamily          Conventional                  250
 16             1    City Park Retail                     18,000,000      Retail                Unanchored                74,625
 17             1    Creekside Plaza                      17,632,453      Office                 Suburban                 96,978
 18             2    Oak Grove Apartments                 17,165,187      Multifamily          Conventional                  369
 19             2    Doric Apartment Corporation          15,471,712      Multifamily          Cooperative                   434
 20             1    Marysville Town Center               15,250,000      Retail                 Anchored                226,038
 21             1    Grassmere Office Building            15,200,000      Office                 Suburban                224,930
 22             2    Maple Lane Apartments                13,960,155      Multifamily          Conventional                  396
 23             2    Ashford Place Apartments             13,920,904      Multifamily          Conventional                  192
 24             1    Park Place Promenade                 12,889,167      Retail                 Anchored                 83,902
 25             2    University Towers Corporation        11,648,985      Multifamily          Cooperative                   238
 26             1    City Park Office                     11,000,000      Office                 Suburban                 70,856
 27             2    Casa Pacifica Apartments             10,977,543      Multifamily          Conventional                  102

 28             1    Von Karman                           10,667,991      Office                 Suburban                100,462
 29             1    Paradise Shoppes of Prominence
                      Point                                9,954,300      Retail                 Anchored                 78,058
 30             1    T-Mobile USA Office Building          8,927,300      Office                 Suburban                 69,287
 31             1    Saucon Valley Square                  8,850,900      Retail                 Anchored                 80,695
 32             2    Avalon Town Center                    8,669,477      Mixed Use     Multifamily/Retail/Office             51
 33             2    Voorhies Avenue & Shore Parkway
                      Owners Corp.                         7,948,812      Multifamily          Cooperative                   304
 34    (C)      2    Klotzman Portfolio - NRM              3,578,741      Multifamily          Conventional                  190
 35    (C)      2    Klotzman Portfolio - KMP1             3,280,513      Multifamily          Conventional                  176
 36    (C)      2    Klotzman Portfolio - Kaymar             745,571      Multifamily          Conventional                   36
 37             2    University Townhouses Cooperative     7,471,739      Multifamily          Cooperative                   609
 38             2    Timber Hollow Apartments              7,458,259      Multifamily          Conventional                  282
 39             1    Delta Airlines Building               7,200,000      Office                 Suburban                 49,650
 40             2    Blendon Square Townhomes              6,993,634      Multifamily          Conventional                  214
 41             2    Shadowood Apartment                   6,766,552      Multifamily          Conventional                  184
 42             2    High Vista Apartments                 6,482,214      Multifamily          Conventional                  242
 43             2    Cabrini Terrace Owners Corp.          6,480,297      Multifamily          Cooperative                   217
 44             1    Marina Gate Shopping Center           6,478,174      Retail                Unanchored                81,256
 45             1    1255 North Avenue Owners Corp.        6,150,000      Multifamily          Cooperative                   159
 46             1    Wal Mart Super Center - Jonesboro     6,088,500      Retail                 Anchored                149,704
 47             1    Kietzke Plaza                         5,991,587      Retail                 Anchored                104,117
 48             2    Chandler Point Apartments             5,755,827      Multifamily          Conventional                  200
 49             1    Paseo Fashion Plaza                   5,500,000      Retail                Unanchored                21,416
 50             1    Davis Towne Crossing                  5,365,200      Retail                 Anchored                 41,389 (8)
 51             1    La Quinta Centre                      5,225,973      Retail                 Anchored                 19,840
52a             1    KeyBank - Westwood Branch             1,429,092      Retail                 Anchored                  2,796
52b             1    KeyBank - East Smoky Hill Road
                      Branch                               1,331,824      Retail                 Anchored                  2,744
52c             1    KeyBank - Thornton Branch             1,324,342      Retail                 Anchored                  2,777
52d             1    KeyBank - Ketchikan Branch              957,716      Retail                 Anchored                  2,613
 53             1    Creswell Plaza                        5,000,000      Retail                 Anchored                 42,540
 54             2    Trousdell Village Owners Corp.        5,000,000      Multifamily          Cooperative                   205
 55             1    Fleetwood Court Apartments, Inc.      4,979,710      Multifamily          Cooperative                   107
 56             1    Beacon Center                         4,900,000      Office                 Suburban                 32,692
 57             2    Spring Branch Estates                 4,844,687      Multifamily          Conventional                  139
 58             1    Pine Ridge Retail Center              4,576,661      Retail                Unanchored                44,533
 59             1    Hoke Landing Shopping Center          4,553,380      Retail                 Anchored                 52,257
 60             1    135 East 83rd Owners Corp.            4,489,819      Multifamily          Cooperative                    61
 61             1    Walgreens Federal Way                 4,252,583      Retail                 Anchored                 14,238
 62             1    Airport Plaza Shopping Center         4,144,000      Retail                 Anchored                 49,447
 63             1    Michelangelo Apts., Inc.              4,137,062      Multifamily          Cooperative                    89
 64             1    Azalea Plaza                          4,087,613      Retail                 Anchored                106,484
 65             2    Minnesota Lake MHC                    4,078,067      Multifamily      Manufactured Housing              161
 66             2    Sparrow Run Townhomes              $  3,919,169      Multifamily          Conventional                   87
 67             2    The Phoenix Apartments                3,839,465      Multifamily          Conventional                  100
 68             2    Garfield North Tenants Corp.          3,738,483      Multifamily          Cooperative                    64
 69             1    ATYS Industrial Building              3,688,160      Industrial               N/A                    98,150
 70             1    American Signature Home               3,500,000      Retail                 Anchored                 52,665

 71             1    Village Center Shopping Center        3,490,798      Retail                 Anchored                 98,477
 72             1    Sun City RV & Mini Storage            3,390,651      Self Storage             N/A                    74,700
 73             2    Sunnyside Towers Owners Corp.         3,219,040      Multifamily          Cooperative                   158
 74             1    Diamond Bar Plaza                     3,147,733      Retail                 Anchored                 36,454
 75             2    Timber Stone and Stone Tree MHP       3,128,389      Multifamily      Manufactured Housing              179


              LOAN                                         FEE/                      YEAR      OCCUPANCY      DATE OF
 #   CROSSED  GROUP  PROPERTY NAME                      LEASEHOLD      YEAR BUILT  RENOVATED  RATE AT U/W  OCCUPANCY RATE
 -   -------  -----  -------------                      ---------      ----------  ---------  -----------  --------------
 1              1    Brunswick Square                      Fee            1973       2000         92%         6/7/2004
 2              1    1201 New York Avenue                  Fee            1987       2003         89%         7/1/2004
 3a             1    Hyatt Regency Savannah                Fee            1981       2002         N/A            N/A
 3b             1    Hilton Garden Inn                     Fee            1999        N/A         N/A            N/A
 3c             1    Portsmouth Renaissance Hotel       Leasehold (5)     2001        N/A         N/A            N/A
 4              1    469 Seventh Avenue                    Fee            1921       1989         92%         7/1/2004
 5              1    Village on the Parkway                Fee            1981       2002         94%         6/1/2004
 6              1    The Shops at Legacy                   Fee            2002        N/A         86%         6/4/2004
 7a             2    Wellington Estates                    Fee            1988        N/A         96%         7/29/2004
 7b             2    Willow Point MHP                      Fee            1960       1964         90%         7/29/2004
 7c             2    Robbinwood Annex                      Fee            1958        N/A         92%         7/29/2004
 7d             2    Hidden River North                    Fee            1993       1996         95%         7/31/2004
 7e             2    Oak Crest MHP                         Fee            2000        N/A         78%         7/29/2004
 7f             2    Hidden River South                    Fee            2001        N/A         77%         7/30/2004
 7g             2    Robbinwood Villa                      Fee            1964        N/A        100%         7/29/2004
 8     (A)      1    Village Square Shopping Center        Fee            1974       1989        100%         6/30/2004
 9     (A)      1    Deerpath Court Shopping Center        Fee            1990       1995         96%         7/1/2004
 10             1    Wayzata Office                        Fee            1940       2002         89%         8/1/2004
 11             1    Laurel Mall                           Fee            1972       1994         95%         4/30/2004
 12             1    Sweetwater Town & Country
                      Shopping Center                      Fee            1976       1999        100%         9/1/2004
 13             1    Governor's Marketplace Shopping
                      Center                            Leasehold         2001        N/A         91%         7/26/2004
 14    (B)      2    Timberlake Apartments                 Fee            1987       1997         92%         6/1/2004
 15    (B)      2    Madison Pointe Apartments             Fee            1980       1999         92%         4/23/2004
 16             1    City Park Retail                      Fee            2002        N/A         92%         7/1/2004
 17             1    Creekside Plaza                       Fee            2002        N/A        100%         3/31/2004
 18             2    Oak Grove Apartments                  Fee            1972       2002         96%         7/8/2004
 19             2    Doric Apartment Corporation           Fee            1969       1997        100%         7/1/2004
 20             1    Marysville Town Center                Fee            1988       2000         99%         7/1/2004
 21             1    Grassmere Office Building             Fee            1985       2004        100%         7/1/2004
 22             2    Maple Lane Apartments                 Fee            1979       2003         89%         6/10/2004
 23             2    Ashford Place Apartments              Fee            2002        N/A         95%         6/30/2004
 24             1    Park Place Promenade                  Fee            2003        N/A         94%         9/22/2004
 25             2    University Towers Corporation         Fee            1961       1981        100%         1/15/2004
 26             1    City Park Office                      Fee            2001        N/A         94%         7/1/2004
 27             2    Casa Pacifica Apartments              Fee            1978       2001         99%         7/30/2004
 28             1    Von Karman                            Fee            1980       2001         85%         8/20/2004
 29             1    Paradise Shoppes of Prominence

                      Point                                Fee            2004        N/A         95%         6/29/2004
 30             1    T-Mobile USA Office Building          Fee            2002        N/A        100%         6/18/2001
 31             1    Saucon Valley Square                  Fee            1999        N/A        100%         9/1/2004
 32             2    Avalon Town Center                    Fee            1999       2003         94%         6/1/2004
 33             2    Voorhies Avenue & Shore Parkway
                      Owners Corp.                         Fee            1966       2001        100%         5/20/2004
 34    (C)      2    Klotzman Portfolio - NRM              Fee            1958       1969         94%         4/25/2004
 35    (C)      2    Klotzman Portfolio - KMP1             Fee            1960       1970         98%         4/25/2004
 36    (C)      2    Klotzman Portfolio - Kaymar           Fee            1966        N/A         97%         4/25/2004
 37             2    University Townhouses Cooperative     Fee            1969       2003        100%         2/24/2004
 38             2    Timber Hollow Apartments              Fee            1983        N/A         90%         5/20/2004
 39             1    Delta Airlines Building               Fee            2003        N/A        100%         4/16/2004
 40             2    Blendon Square Townhomes              Fee            1970       2004         89%         8/4/2004
 41             2    Shadowood Apartment                   Fee            1976       2003         90%         6/20/2004
 42             2    High Vista Apartments                 Fee            1975        N/A         90%         8/16/2004
 43             2    Cabrini Terrace Owners Corp.          Fee            1955       1989        100%         5/13/2004
 44             1    Marina Gate Shopping Center           Fee            1984       2004         87%         7/1/2004
 45             1    1255 North Avenue Owners Corp.        Fee            1955       2003        100%         6/2/2004
 46             1    Wal Mart Super Center - Jonesboro     Fee            1997        N/A        100%         8/5/2004
 47             1    Kietzke Plaza                         Fee            1977       2004        100%         8/20/2004
 48             2    Chandler Point Apartments             Fee            1983       1999         92%         8/31/2004
 49             1    Paseo Fashion Plaza                   Fee            1990        N/A        100%         7/1/2004
 50             1    Davis Towne Crossing                  Fee            2003        N/A         82%         7/28/2004
 51             1    La Quinta Centre                      Fee            2003        N/A        100%         6/30/2004
52a             1    KeyBank - Westwood Branch             Fee            2004        N/A        100%         8/27/2004
52b             1    KeyBank - East Smoky Hill Road
                      Branch                               Fee            2003        N/A        100%         8/27/2004
52c             1    KeyBank - Thornton Branch             Fee            2003        N/A        100%         8/27/2004
52d             1    KeyBank - Ketchikan Branch            Fee            2004        N/A        100%         8/27/2004
 53             1    Creswell Plaza                        Fee            2003        N/A        100%         9/19/2004
 54             2    Trousdell Village Owners Corp.        Fee            1949       1996        100%         5/19/2004
 55             1    Fleetwood Court Apartments, Inc.      Fee            1925       1999        100%         6/30/2004
 56             1    Beacon Center                         Fee            2001        N/A        100%         6/30/2004
 57             2    Spring Branch Estates                 Fee            1969       1998         94%         8/18/2004
 58             1    Pine Ridge Retail Center              Fee            2002        N/A        100%         8/1/2004
 59             1    Hoke Landing Shopping Center          Fee            2004        N/A         93%         7/30/2004
 60             1    135 East 83rd Owners Corp.            Fee            1961       2001        100%         6/11/2004
 61             1    Walgreens Federal Way                 Fee            2004        N/A        100%         9/5/2004
 62             1    Airport Plaza Shopping Center         Fee            2004        N/A        100%         7/1/2004
 63             1    Michelangelo Apts., Inc.              Fee            1976       1994        100%         7/30/2004
 64             1    Azalea Plaza                          Fee            1966       1996         98%         6/26/2004
 65             2    Minnesota Lake MHC                    Fee            1999        N/A         84%         5/3/2004
 66             2    Sparrow Run Townhomes                 Fee            1974       2004         94%         4/30/2004
 67             2    The Phoenix Apartments                Fee            1962       2003         96%         5/8/2004
 68             2    Garfield North Tenants Corp.          Fee            1884       2001        100%         5/14/2004
 69             1    ATYS Industrial Building              Fee            1996        N/A        100%         6/1/2004
 70             1    American Signature Home               Fee            2004        N/A        100%         8/24/2004
 71             1    Village Center Shopping Center        Fee            1962       2003         96%         6/1/2004
 72             1    Sun City RV & Mini Storage            Fee            1985       1990         98%         7/31/2004
 73             2    Sunnyside Towers Owners Corp.         Fee            1961       2003        100%         4/13/2004
 74             1    Diamond Bar Plaza                     Fee            1980        N/A         96%         7/29/2004
 75             2    Timber Stone and Stone Tree MHP       Fee            1950       2002         98%         4/30/2004

                                                                             MOST RECENT          MOST         MOST
              LOAN                                                       OPERATING STATEMENT      RECENT       RECENT
 #   CROSSED  GROUP  PROPERTY NAME                      APPRAISED VALUE         DATE             REVENUE      EXPENSES
 -   -------  -----  -------------                      ---------------         ----             -------      --------
 1              1    Brunswick Square                   $   110,000,000       4/30/2004       $ 11,715,509   $ 4,283,153
 2              1    1201 New York Avenue                   141,800,000      12/31/2003         14,938,106     5,988,414
 3a             1    Hyatt Regency Savannah                  51,500,000       4/30/2004         21,046,002    15,151,555
 3b             1    Hilton Garden Inn                       22,500,000       4/30/2004          5,534,442     3,347,361
 3c             1    Portsmouth Renaissance Hotel            16,800,000       4/30/2004         11,136,345     9,312,848
 4              1    469 Seventh Avenue                      71,900,000       4/30/2004          7,672,865     3,382,374
 5              1    Village on the Parkway                  62,000,000      12/31/2003          6,708,121     2,385,030
 6              1    The Shops at Legacy                     70,100,000          N/A                   N/A           N/A
 7a             2    Wellington Estates                      17,000,000       6/30/2004          1,800,012       542,340
 7b             2    Willow Point MHP                         9,830,000       6/30/2004          1,162,178       387,120
 7c             2    Robbinwood Annex                         8,550,000       6/30/2004            990,896       334,018
 7d             2    Hidden River North                       7,300,000       6/30/2004            831,700       300,922
 7e             2    Oak Crest MHP                            5,440,000       6/30/2004            731,711       368,698
 7f             2    Hidden River South                       5,920,000       6/30/2004            607,390       310,938
 7g             2    Robbinwood Villa                         3,860,000       6/30/2004            463,048       149,040
 8     (A)      1    Village Square Shopping Center          26,650,000       6/30/2004          3,002,216       747,586
 9     (A)      1    Deerpath Court Shopping Center          17,000,000       6/30/2004          1,896,087       529,911
 10             1    Wayzata Office                          32,900,000          N/A                   N/A           N/A
 11             1    Laurel Mall                             35,400,000      12/31/2003          5,525,467     2,172,924
 12             1    Sweetwater Town & Country
                      Shopping Center                        28,150,000       4/30/2004          2,562,558       714,247
 13             1    Governor's Marketplace Shopping
                      Center                                 33,200,000       3/31/2004          3,084,024       699,888
 14    (B)      2    Timberlake Apartments                   15,600,000       5/31/2004          1,945,365       774,048
 15    (B)      2    Madison Pointe Apartments                9,500,000       3/31/2004          1,498,275       699,192
 16             1    City Park Retail                        24,700,000       7/31/2004          2,187,431       633,117
 17             1    Creekside Plaza                         24,800,000      12/31/2003          2,678,705       817,777
 18             2    Oak Grove Apartments                    21,500,000       6/30/2004          2,902,496     1,529,198
 19             2    Doric Apartment Corporation             86,600,000          N/A                   N/A           N/A
 20             1    Marysville Town Center                  19,500,000       5/31/2004          1,682,230       354,264
 21             1    Grassmere Office Building               21,600,000       3/31/2004          4,195,852     1,875,968
 22             2    Maple Lane Apartments                   18,100,000       3/31/2004          3,098,232     1,735,472
 23             2    Ashford Place Apartments                17,450,000       5/31/2004          1,880,772       643,090
 24             1    Park Place Promenade                    17,000,000          N/A                   N/A           N/A

 25             2    University Towers Corporation           20,000,000          N/A                   N/A           N/A
 26             1    City Park Office                        14,000,000          N/A                   N/A           N/A
 27             2    Casa Pacifica Apartments                14,190,000       6/30/2004          1,457,748       403,476
 28             1    Von Karman                              15,000,000      12/31/2003          1,941,903       727,698
 29             1    Paradise Shoppes of Prominence
                      Point                                  14,700,000          N/A                   N/A           N/A
 30             1    T-Mobile USA Office Building            13,100,000       6/30/2004          1,425,579       248,908
 31             1    Saucon Valley Square                    14,650,000       5/31/2004          1,455,477       315,110
 32             2    Avalon Town Center                      11,500,000          N/A                   N/A           N/A
 33             2    Voorhies Avenue & Shore Parkway
                      Owners Corp.                           36,100,000          N/A                   N/A           N/A
 34    (C)      2    Klotzman Portfolio - NRM                 5,450,000       4/30/2004          1,052,937       578,800
 35    (C)      2    Klotzman Portfolio - KMP1                5,300,000       4/30/2004          1,032,891       561,285
 36    (C)      2    Klotzman Portfolio - Kaymar              1,215,000       4/30/2004            230,097       130,826
 37             2    University Townhouses Cooperative       45,760,000          N/A                   N/A           N/A
 38             2    Timber Hollow Apartments                10,725,000       6/30/2004          1,526,865       804,018
 39             1    Delta Airlines Building                 11,100,000          N/A                   N/A           N/A
 40             2    Blendon Square Townhomes                 8,800,000       8/31/2004          1,383,764       861,794
 41             2    Shadowood Apartment                      8,500,000       6/30/2004          1,154,912       598,139
 42             2    High Vista Apartments                    8,500,000       7/31/2004          1,685,559       996,908
 43             2    Cabrini Terrace Owners Corp.            74,900,000          N/A                   N/A           N/A
 44             1    Marina Gate Shopping Center              9,340,000       5/31/2004          1,019,615       320,962
 45             1    1255 North Avenue Owners Corp.          53,710,000          N/A                   N/A           N/A
 46             1    Wal Mart Super Center - Jonesboro       11,250,000          N/A                   N/A           N/A
 47             1    Kietzke Plaza                            9,700,000          N/A                   N/A           N/A
 48             2    Chandler Point Apartments                8,780,000       8/31/2004          1,082,178       552,746
 49             1    Paseo Fashion Plaza                      9,400,000       3/31/2004            805,004       167,666
 50             1    Davis Towne Crossing                     8,500,000          N/A                   N/A           N/A
 51             1    La Quinta Centre                         7,600,000       6/30/2004            661,171         8,525
52a             1    KeyBank - Westwood Branch                1,910,000          N/A                   N/A           N/A
52b             1    KeyBank - East Smoky Hill Road
                      Branch                                  1,780,000          N/A                   N/A           N/A
52c             1    KeyBank - Thornton Branch                1,770,000          N/A                   N/A           N/A
52d             1    KeyBank - Ketchikan Branch               1,280,000          N/A                   N/A           N/A
 53             1    Creswell Plaza                           6,250,000          N/A                   N/A           N/A
 54             2    Trousdell Village Owners Corp.          37,600,000          N/A                   N/A           N/A
 55             1    Fleetwood Court Apartments, Inc.        22,700,000          N/A                   N/A           N/A
 56             1    Beacon Center                            6,170,000       6/30/2004            682,633       203,486
 57             2    Spring Branch Estates                    6,100,000       3/31/2004            993,708       394,190
 58             1    Pine Ridge Retail Center                 6,240,000          N/A                   N/A           N/A
 59             1    Hoke Landing Shopping Center             5,850,000          N/A                   N/A           N/A
 60             1    135 East 83rd Owners Corp.              59,200,000          N/A                   N/A           N/A
 61             1    Walgreens Federal Way                    6,100,000          N/A                   N/A           N/A
 62             1    Airport Plaza Shopping Center            5,250,000          N/A                   N/A           N/A
 63             1    Michelangelo Apts., Inc.                13,850,000          N/A                   N/A           N/A
 64             1    Azalea Plaza                             5,700,000      12/31/2003            669,245       122,530
 65             2    Minnesota Lake MHC                       6,080,000       6/30/2004            586,850       180,154
 66             2    Sparrow Run Townhomes              $     5,150,000       3/31/2004       $    716,610   $   187,625
 67             2    The Phoenix Apartments                   4,900,000       3/31/2004            706,320       318,412
 68             2    Garfield North Tenants Corp.            16,940,000          N/A                   N/A           N/A
 69             1    ATYS Industrial Building                 5,900,000          N/A                   N/A           N/A
 70             1    American Signature Home                  5,800,000          N/A                   N/A           N/A
 71             1    Village Center Shopping Center           5,600,000       6/30/2004            605,608       155,431
 72             1    Sun City RV & Mini Storage               4,900,000       6/30/2004            664,640       199,112
 73             2    Sunnyside Towers Owners Corp.           20,900,000          N/A                   N/A           N/A
 74             1    Diamond Bar Plaza                        7,050,000       7/31/2004            691,294       141,299
 75             2    Timber Stone and Stone Tree MHP          3,925,000       4/30/2004            622,527       187,208

                                                                 MOST
              LOAN                                              RECENT
 #   CROSSED  GROUP  PROPERTY NAME                                NOI             U/W NOI           U/W NCF (2)
 -   -------  -----  -------------                              ------            ------            -----------
 1              1    Brunswick Square                      $      7,432,356   $      7,997,184   $      7,673,777
 2              1    1201 New York Avenue                         8,949,692          9,308,667          9,245,811
 3a             1    Hyatt Regency Savannah                       5,894,447          5,649,024          4,807,208
 3b             1    Hilton Garden Inn                            2,187,081          2,183,426          1,962,046
 3c             1    Portsmouth Renaissance Hotel                 1,823,497          1,797,547          1,355,578
 4              1    469 Seventh Avenue                           4,290,491          4,844,444          4,512,295
 5              1    Village on the Parkway                       4,323,091          4,617,053          4,330,863
 6              1    The Shops at Legacy                                N/A          4,187,256          4,011,273
 7a             2    Wellington Estates                           1,257,672          1,241,831          1,221,281
 7b             2    Willow Point MHP                               775,058            824,088            809,188
 7c             2    Robbinwood Annex                               656,878            687,976            674,526
 7d             2    Hidden River North                             530,778            502,649            492,099
 7e             2    Oak Crest MHP                                  363,013            378,855            367,955
 7f             2    Hidden River South                             296,452            454,257            444,157
 7g             2    Robbinwood Villa                               314,008            291,417            285,717
 8     (A)      1    Village Square Shopping Center               2,254,630          2,134,501          1,989,143
 9     (A)      1    Deerpath Court Shopping Center               1,366,176          1,300,184          1,192,896
 10             1    Wayzata Office                                     N/A          2,630,855          2,531,055
 11             1    Laurel Mall                                  3,352,543          3,228,862          2,825,280
 12             1    Sweetwater Town & Country
                      Shopping Center                             1,848,311          2,005,997          1,975,362
 13             1    Governor's Marketplace Shopping
                      Center                                      2,384,136          2,198,001          1,944,687
 14    (B)      2    Timberlake Apartments                        1,171,317          1,195,626          1,130,376
 15    (B)      2    Madison Pointe Apartments                      799,083            811,062            736,062
 16             1    City Park Retail                             1,554,314          1,861,290          1,789,118
 17             1    Creekside Plaza                              1,860,928          1,992,444          1,828,400
 18             2    Oak Grove Apartments                         1,373,298          1,527,859          1,435,609
 19             2    Doric Apartment Corporation                        N/A          4,625,771          4,625,771
 20             1    Marysville Town Center                       1,327,966          1,373,112          1,243,221
 21             1    Grassmere Office Building                    2,319,884          1,801,473          1,666,515
 22             2    Maple Lane Apartments                        1,362,760          1,339,306          1,230,406
 23             2    Ashford Place Apartments                     1,237,682          1,320,343          1,281,943
 24             1    Park Place Promenade                               N/A          1,352,580          1,253,797
 25             2    University Towers Corporation                      N/A          1,626,149          1,566,649
 26             1    City Park Office                                   N/A          1,198,071          1,088,038
 27             2    Casa Pacifica Apartments                     1,054,272            993,648            968,148
 28             1    Von Karman                                   1,214,205          1,277,024          1,139,710
 29             1    Paradise Shoppes of Prominence
                      Point                                             N/A            945,051            892,674
 30             1    T-Mobile USA Office Building                 1,176,671          1,331,340          1,320,947
 31             1    Saucon Valley Square                         1,140,367          1,051,753          1,017,621
 32             2    Avalon Town Center                                 N/A            862,452            816,049
 33             2    Voorhies Avenue & Shore Parkway
                      Owners Corp.                                      N/A          1,985,698          1,985,698
 34    (C)      2    Klotzman Portfolio - NRM                       474,137            454,274            406,774
 35    (C)      2    Klotzman Portfolio - KMP1                      471,606            397,614            353,614
 36    (C)      2    Klotzman Portfolio - Kaymar                     99,271            100,746             91,746
 37             2    University Townhouses Cooperative                  N/A          2,208,445          2,208,445
 38             2    Timber Hollow Apartments                       722,847            751,096            680,596
 39             1    Delta Airlines Building                            N/A            827,033            819,585
 40             2    Blendon Square Townhomes                       521,970            650,458            588,337
 41             2    Shadowood Apartment                            556,773            634,453            588,453
 42             2    High Vista Apartments                          688,650            695,412            616,325
 43             2    Cabrini Terrace Owners Corp.                       N/A          2,943,734          2,943,734
 44             1    Marina Gate Shopping Center                    698,653            789,993            712,893
 45             1    1255 North Avenue Owners Corp.                     N/A          1,236,949          1,236,949
 46             1    Wal Mart Super Center - Jonesboro                  N/A            764,524            742,068
 47             1    Kietzke Plaza                                      N/A            750,577            680,376
 48             2    Chandler Point Apartments                      529,432            601,343            536,143
 49             1    Paseo Fashion Plaza                            637,338            606,574            578,255
 50             1    Davis Towne Crossing                               N/A            639,625            595,277
 51             1    La Quinta Centre                               652,646            532,363            508,378
52a             1    KeyBank - Westwood Branch                          N/A            134,331            133,912
52b             1    KeyBank - East Smoky Hill Road
                      Branch                                            N/A            124,860            124,448
52c             1    KeyBank - Thornton Branch                          N/A            124,798            124,382
52d             1    KeyBank - Ketchikan Branch                         N/A             93,122             92,730
 53             1    Creswell Plaza                                     N/A            502,820            466,708
 54             2    Trousdell Village Owners Corp.                     N/A          1,887,380          1,887,380
 55             1    Fleetwood Court Apartments, Inc.                   N/A            886,951            886,951
 56             1    Beacon Center                                  479,147            562,003            525,039
 57             2    Spring Branch Estates                          599,518            576,188            541,688
 58             1    Pine Ridge Retail Center                           N/A            543,334            506,585
 59             1    Hoke Landing Shopping Center                       N/A            466,498            446,424
 60             1    135 East 83rd Owners Corp.                         N/A          1,802,372          1,802,372
 61             1    Walgreens Federal Way                              N/A            412,250            410,114
 62             1    Airport Plaza Shopping Center                      N/A            478,121            461,486
 63             1    Michelangelo Apts., Inc.                           N/A            632,765            632,765
 64             1    Azalea Plaza                                   546,715            574,925            438,625
 65             2    Minnesota Lake MHC                             406,696            386,828            378,778
 66             2    Sparrow Run Townhomes                 $        528,985   $        512,748   $        490,998
 67             2    The Phoenix Apartments                         387,908            384,459            359,459
 68             2    Garfield North Tenants Corp.                       N/A            834,615            834,615
 69             1    ATYS Industrial Building                           N/A            436,137            361,044
 70             1    American Signature Home                            N/A            409,436            369,141
 71             1    Village Center Shopping Center                 450,177            470,645            411,317
 72             1    Sun City RV & Mini Storage                     465,528            392,829            381,654
 73             2    Sunnyside Towers Owners Corp.                      N/A          1,207,300          1,207,300
 74             1    Diamond Bar Plaza                              549,995            512,676            463,099
 75             2    Timber Stone and Stone Tree MHP                435,319            373,852            364,902

                  DESCRIPTIONS OF THE MORTGAGED REAL PROPERTIES

                                                                                   CUT-OFF DATE
              LOAN                                                                  PRINCIPAL                         PROPERTY
 #   CROSSED  GROUP  PROPERTY NAME                                                  BALANCE (1)  PROPERTY TYPE        SUB-TYPE
 -   -------  -----  -------------                                                 -----------   -------------        --------
76a             2    New Haven - Pendleton                                            1,176,597  Multifamily        Conventional
76b             2    New Haven - Chamberlain                                            944,182  Multifamily        Conventional
76c             2    New Haven - George                                                 559,247  Multifamily        Conventional
76d             2    New Haven - Ellsworth                                              406,725  Multifamily        Conventional
 77             2    Saunders Apartments                                              2,991,171  Multifamily        Cooperative
 78             1    Richardson Corner Shopping Center                                2,986,705  Retail               Anchored
 79             2    The Village Apartments                                           2,981,009  Multifamily        Conventional
 80             2    2057-2065 Mission Street                                         2,883,447  Mixed Use       Multifamily/Retail
 81             1    3 Research Park Office Building                                  2,847,850  Office               Suburban
 82             1    632 Palmer Road Owners, Inc.                                     2,795,140  Multifamily        Cooperative
 83             2    Northridge Arms Apartments                                       2,789,889  Multifamily        Conventional
 84             1    Walnut RV Park                                                   2,786,622  Multifamily    Manufactured Housing
 85             1    The Beverly House, Inc.                                          2,691,719  Multifamily        Cooperative
 86             1    230 W. 105 Realty Corp.                                          2,681,072  Multifamily        Cooperative
 87             1    Tyler Shopping Center                                            2,647,745  Retail               Anchored
 88             1    Lynchburg Crossing Shopping Center                               2,591,609  Retail               Anchored
 89             1    474 Rodeo Drive Retail                                           2,589,995  Retail              Unanchored
 90             1    Broadpark Lodge Corp.                                            2,585,023  Multifamily        Cooperative
 91             1    University Medical Plaza                                         2,539,491  Office               Suburban
 92             2    400 East 17th Street Corp.                                       2,490,930  Multifamily        Cooperative
 93             2    Van Buren Owners, Inc.                                           2,482,126  Multifamily        Cooperative
 94             1    Plaza Oak Professional Building                                  2,481,597  Office               Suburban
 95             1    Wendover Landing                                                 2,442,425  Retail              Unanchored
 96             1    Quail Village Retail                                             2,439,117  Retail               Anchored
 97             1    Cherry Blossom Ctr                                               2,354,491  Retail              Unanchored
 98             1    100 Hudson Tenants Corp.                                         2,293,301  Multifamily        Cooperative
 99             1    875 W. 181 Owners Corp.                                          2,291,234  Multifamily        Cooperative
100             1    60 West Broad Street, Inc.                                       2,192,294  Multifamily        Cooperative
101             2    Temple Gardens                                                   2,192,056  Multifamily        Conventional
102             1    325 West 86 Corp.                                                2,148,355  Multifamily        Cooperative
103             1    Securlock at Matlock                                             2,100,000  Self Storage           N/A
104             1    Pinette Housing Corp.                                            2,097,773  Multifamily        Cooperative
105             1    Crompond Apartment Owners, Inc.                                  2,000,000  Multifamily        Cooperative
106             1    2020 Professional Center                                         1,992,408  Office               Suburban
107             2    Parkside Development Company, Inc.                               1,991,597  Multifamily        Cooperative
108             2    Bridgeview Apartment Corporation                                 1,987,567  Multifamily        Cooperative
109             1    Halsted Retail                                                   1,944,501  Retail              Unanchored
110             2    Brighton Manor Apartments                                        1,942,992  Multifamily        Conventional
111             1    Alma School Road Office Building                                 1,890,788  Office               Suburban
112             1    Hammerly Retail Center                                           1,884,812  Retail              Unanchored
113             1    Tanglewood Gardens Owners Corp.                                  1,884,227  Multifamily        Cooperative
114             1    1 Bronxville Owners Corp.                                        1,795,776  Multifamily        Cooperative
115             1    345 East 77th Street Owners, Inc.                                1,745,493  Multifamily        Cooperative
116             1    Mears Warehouse                                                  1,738,823  Industrial             N/A
117             1    Hanover River House, Inc.                                        1,690,000  Multifamily        Cooperative
118             1    Lexington Square Self Storage                                    1,678,892  Self Storage           N/A
119             1    210 West 29th St                                                 1,671,157  Office                 CBD
120             1    718 Apts., Inc.                                                  1,662,642  Multifamily        Cooperative
121             2    Favalora Apartments                                              1,645,639  Multifamily        Conventional
122             1    828 Fifth Avenue Owners Corp.                                    1,598,318  Multifamily        Cooperative
123             2    Elmhurst House, Inc.                                             1,498,588  Multifamily        Cooperative
124             1    35 Park West Corporation                                         1,495,675  Multifamily        Cooperative
125             1    Irving Park Retail                                               1,495,147  Retail              Unanchored
126             1    2035 Central Park Ave. Owners Corp.                              1,494,082  Multifamily        Cooperative
127             1    Dobson & Elliott Plaza                                           1,493,598  Retail              Unanchored
128             1    Vernon Manor Co-operative Apartments, Section II,
                       Incorporated                                                   1,484,338  Multifamily        Cooperative
129             1    95 Sedgwick Owners Corp.                                         1,395,802  Multifamily        Cooperative
130             2    Mutual Housing Housing Association, Inc.                         1,394,177  Multifamily        Cooperative
131             1    23 Park Ave. Realty Corp.                                        1,300,000  Multifamily        Cooperative
132             1    325 House Inc.                                                   1,300,000  Multifamily        Cooperative
133             2    Timberland Apartments                                            1,269,968  Multifamily        Conventional
134             1    Gramgar, Inc.                                                    1,248,059  Multifamily        Cooperative
135             1    130 E. 94th Apartments Corp.                                     1,246,337  Multifamily        Cooperative
136             1    60-68 Apartments Corp.                                           1,198,134  Multifamily        Cooperative
137             2    432-434 West 47th Street Tenants Corp. aka 432-434 W. 47
                       Street Tenants Corp                                            1,197,157  Multifamily        Cooperative
138             2    Camelot Apartments                                               1,195,688  Multifamily        Conventional
139             2    1014-18 North Charles Street                                  $  1,192,361  Mixed Use       Multifamily/Retail
140             1    175 East 79 Tenants Corp.                                        1,097,858  Multifamily        Cooperative
141             1    250 Equities Corp.                                               1,097,800  Multifamily        Cooperative
142             1    530 Riverdale Owners Corp.                                       1,097,783  Multifamily        Cooperative
143             1    51 West 81st Street Corp.                                        1,093,936  Multifamily        Cooperative
144             2    Bainbridge House, Inc.                                           1,048,613  Multifamily        Cooperative
145             1    Costa Mesa                                                       1,047,567  Retail              Unanchored
146             2    St. Andrews Apartments                                             997,487  Multifamily        Conventional
147             1    Drake Lane Owners, Inc.                                            955,985  Multifamily        Cooperative
148             2    4295 Webster Avenue Owners, Inc.                                   922,132  Multifamily        Cooperative
149             2    406 West 46th Street Corp.                                         848,740  Multifamily        Cooperative
150             1    81-87 Owners Corp.                                                 846,531  Multifamily        Cooperative
151             1    Bissonnet Plaza                                                    806,885  Retail              Unanchored
152             2    Halcyon Apartments                                                 798,071  Multifamily        Conventional
153             1    Prestige Plaza Shopping Center                                     770,095  Retail              Unanchored
154             1    Lafayette Court Apts. Corp.                                        748,600  Multifamily        Cooperative
155             1    155 East 49th Street Corporation                                   746,549  Multifamily        Cooperative
156             1    491 Broadway Realty                                                699,332  Multifamily        Cooperative
157             2    Country Haven Mobile Home Park                                     690,673  Multifamily    Manufactured Housing
158             1    Lafayette Lofts, Inc.                                              598,926  Multifamily        Cooperative


              LOAN                                                           UNITS/SQ. FT./        FEE/                   YEAR
 #   CROSSED  GROUP  PROPERTY NAME                                             ROOMS/PADS        LEASEHOLD  YEAR BUILT  RENOVATED
 -   -------  -----  -------------                                           --------------      ---------  ----------  ---------
76a             2    New Haven - Pendleton                                               30         Fee        1926       1999
76b             2    New Haven - Chamberlain                                             22         Fee        1961       1999
76c             2    New Haven - George                                                  12         Fee        1906       2000
76d             2    New Haven - Ellsworth                                                8         Fee        1920       2001
 77             2    Saunders Apartments                                                176         Fee        1941       2002
 78             1    Richardson Corner Shopping Center                               27,640 (9)     Fee        1979       1997
 79             2    The Village Apartments                                             240         Fee        1982       2003
 80             2    2057-2065 Mission Street                                            35         Fee        1914       1984
 81             1    3 Research Park Office Building                                 33,600      Leasehold     2003        N/A
 82             1    632 Palmer Road Owners, Inc.                                       106         Fee        1965       1999
 83             2    Northridge Arms Apartments                                         116         Fee        1958       1982
 84             1    Walnut RV Park                                                     114         Fee        1994        N/A
 85             1    The Beverly House, Inc.                                            128         Fee        1939       1998
 86             1    230 W. 105 Realty Corp.                                             65         Fee        1916       2000
 87             1    Tyler Shopping Center                                           35,840      Leasehold     2004        N/A
 88             1    Lynchburg Crossing Shopping Center                              43,226         Fee        2003        N/A
 89             1    474 Rodeo Drive Retail                                           5,471         Fee        1922       1986
 90             1    Broadpark Lodge Corp.                                               94         Fee        1927       1993
 91             1    University Medical Plaza                                        22,310         Fee        1997        N/A
 92             2    400 East 17th Street Corp.                                          81         Fee        1962       1994
 93             2    Van Buren Owners, Inc.                                              85         Fee        1953       1999
 94             1    Plaza Oak Professional Building                                 17,969         Fee        1964       2003
 95             1    Wendover Landing                                                25,175         Fee        1998        N/A
 96             1    Quail Village Retail                                            15,833         Fee        1985        N/A
 97             1    Cherry Blossom Ctr                                              14,692         Fee        2004        N/A
 98             1    100 Hudson Tenants Corp.                                            35         Fee        1909       2003
 99             1    875 W. 181 Owners Corp.                                             84         Fee        1914       1994
100             1    60 West Broad Street, Inc.                                          81         Fee        1928       1999
101             2    Temple Gardens                                                     153         Fee        1970        N/A
102             1    325 West 86 Corp.                                                   47         Fee        1925       2001
103             1    Securlock at Matlock                                            56,950         Fee        2000        N/A
104             1    Pinette Housing Corp.                                               25         Fee        1888       1981
105             1    Crompond Apartment Owners, Inc.                                    216         Fee        1971       1997
106             1    2020 Professional Center                                        24,451         Fee        1968       2000
107             2    Parkside Development Company, Inc.                                 165         Fee        1957       1999
108             2    Bridgeview Apartment Corporation                                   108         Fee        1958       1997
109             1    Halsted Retail                                                  18,330         Fee        2002        N/A
110             2    Brighton Manor Apartments                                          121         Fee        1967       2003
111             1    Alma School Road Office Building                                24,743         Fee        1968       1975
112             1    Hammerly Retail Center                                          17,200         Fee        2000        N/A
113             1    Tanglewood Gardens Owners Corp.                                     80         Fee        1951       1999
114             1    1 Bronxville Owners Corp.                                          108         Fee        1939       1999
115             1    345 East 77th Street Owners, Inc.                                   60         Fee        1930       1998
116             1    Mears Warehouse                                                 46,201         Fee        1972       2002
117             1    Hanover River House, Inc.                                           25         Fee        1929       2004
118             1    Lexington Square Self Storage                                   65,640         Fee        1983       2002
119             1    210 West 29th St                                                20,700         Fee        1924       1987
120             1    718 Apts., Inc.                                                     39         Fee        1895       2003
121             2    Favalora Apartments                                                 60         Fee        1976       1999
122             1    828 Fifth Avenue Owners Corp.                                        7         Fee        1900       1976
123             2    Elmhurst House, Inc.                                                81         Fee        1935       1999
124             1    35 Park West Corporation                                            72         Fee        1929       1989
125             1    Irving Park Retail                                               6,925         Fee        1973       2003
126             1    2035 Central Park Ave. Owners Corp.                                 69         Fee        1972       1999
127             1    Dobson & Elliott Plaza                                          20,448         Fee        1986        N/A
128             1    Vernon Manor Co-operative Apartments, Section II,
                       Incorporated                                                     234      Leasehold     1951       1992
129             1    95 Sedgwick Owners Corp.                                            59         Fee        1954       1998
130             2    Mutual Housing Housing Association, Inc.                           122         Fee        1955       1999
131             1    23 Park Ave. Realty Corp.                                           16         Fee        1891       1977
132             1    325 House Inc.                                                      59         Fee        1939       1999
133             2    Timberland Apartments                                               48         Fee        1999       2003
134             1    Gramgar, Inc.                                                       18         Fee        1928       1999
135             1    130 E. 94th Apartments Corp.                                        45         Fee        1923       1992
136             1    60-68 Apartments Corp.                                              70         Fee        1919       2001
137             2    432-434 West 47th Street Tenants Corp. aka 432-434 W. 47
                       Street Tenants Corp                                               20         Fee        1900       1987
138             2    Camelot Apartments                                                  84         Fee        1967       2001
139             2    1014-18 North Charles Street                                        16         Fee        1859       1981
140             1    175 East 79 Tenants Corp.                                           61         Fee        1929       2001
141             1    250 Equities Corp.                                                  23         Fee        1889       2001
142             1    530 Riverdale Owners Corp.                                          61         Fee        1955       1989
143             1    51 West 81st Street Corp.                                          102         Fee        1903       1991
144             2    Bainbridge House, Inc.                                              72         Fee        1944       1996
145             1    Costa Mesa                                                       5,013         Fee        1980       2002
146             2    St. Andrews Apartments                                              32         Fee        1986       2001
147             1    Drake Lane Owners, Inc.                                             68         Fee        1962       1983
148             2    4295 Webster Avenue Owners, Inc.                                    78         Fee        1957       1993
149             2    406 West 46th Street Corp.                                          15         Fee        1884       1997
150             1    81-87 Owners Corp.                                                  56         Fee        1916       1989
151             1    Bissonnet Plaza                                                  5,000         Fee        1951       1998
152             2    Halcyon Apartments                                                  21         Fee        1971       1999
153             1    Prestige Plaza Shopping Center                                   6,000         Fee        2003        N/A
154             1    Lafayette Court Apts. Corp.                                         21         Fee        1905       1982
155             1    155 East 49th Street Corporation                                    67         Fee        1924       2003
156             1    491 Broadway Realty                                                 10         Fee        1896       1999
157             2    Country Haven Mobile Home Park                                      91         Fee        1994        N/A
158             1    Lafayette Lofts, Inc.                                                6         Fee        1889       2004

              LOAN                                                               OCCUPANCY        DATE OF
 #   CROSSED  GROUP  PROPERTY NAME                                              RATE AT U/W   OCCUPANCY RATE  APPRAISED VALUE
 -   -------  -----  -------------                                              -----------   --------------  ---------------
76a             2    New Haven - Pendleton                                               97%     6/7/2004           1,620,000
76b             2    New Haven - Chamberlain                                            100%     6/3/2004           1,300,000
76c             2    New Haven - George                                                  83%     6/3/2004             770,000
76d             2    New Haven - Ellsworth                                              100%     6/3/2004             560,000
 77             2    Saunders Apartments                                                100%    7/28/2004          21,900,000
 78             1    Richardson Corner Shopping Center                                  100%    5/31/2004           3,850,000
 79             2    The Village Apartments                                              96%    6/30/2004           5,750,000
 80             2    2057-2065 Mission Street                                            75%     7/8/2004           4,150,000
 81             1    3 Research Park Office Building                                    100%     9/1/2004           3,850,000
 82             1    632 Palmer Road Owners, Inc.                                       100%    6/10/2004          16,000,000
 83             2    Northridge Arms Apartments                                          96%    8/27/2004           3,500,000
 84             1    Walnut RV Park                                                      93%     6/1/2004           5,400,000
 85             1    The Beverly House, Inc.                                            100%     7/7/2004          19,630,000
 86             1    230 W. 105 Realty Corp.                                            100%    4/30/2004          45,300,000
 87             1    Tyler Shopping Center                                              100%    8/24/2004           3,650,000
 88             1    Lynchburg Crossing Shopping Center                                  97%    7/31/2004           3,350,000
 89             1    474 Rodeo Drive Retail                                             100%    8/13/2004           4,700,000
 90             1    Broadpark Lodge Corp.                                              100%    4/30/2004          14,100,000
 91             1    University Medical Plaza                                           100%     7/1/2004           3,450,000
 92             2    400 East 17th Street Corp.                                         100%    4/21/2004           9,100,000
 93             2    Van Buren Owners, Inc.                                             100%    4/22/2004          12,500,000
 94             1    Plaza Oak Professional Building                                    100%     9/1/2004           3,250,000
 95             1    Wendover Landing                                                    89%     7/1/2004           3,250,000
 96             1    Quail Village Retail                                               100%    7/15/2004           3,520,000
 97             1    Cherry Blossom Ctr                                                 100%    8/30/2004           3,270,000
 98             1    100 Hudson Tenants Corp.                                           100%    7/22/2004          36,800,000
 99             1    875 W. 181 Owners Corp.                                            100%    4/27/2004          22,200,000
100             1    60 West Broad Street, Inc.                                         100%    4/19/2004          10,000,000
101             2    Temple Gardens                                                      92%    7/31/2004           2,800,000
102             1    325 West 86 Corp.                                                  100%    5/27/2004          44,600,000
103             1    Securlock at Matlock                                                82%    6/30/2004           3,620,000
104             1    Pinette Housing Corp.                                              100%    6/18/2004          19,800,000
105             1    Crompond Apartment Owners, Inc.                                    100%    6/25/2004          22,600,000
106             1    2020 Professional Center                                            91%     9/1/2004           2,950,000
107             2    Parkside Development Company, Inc.                                 100%    6/17/2004          16,300,000
108             2    Bridgeview Apartment Corporation                                   100%    7/28/2004          12,500,000
109             1    Halsted Retail                                                     100%     6/1/2004           2,600,000
110             2    Brighton Manor Apartments                                           96%    6/30/2004           2,600,000
111             1    Alma School Road Office Building                                    93%    6/30/2004           2,750,000
112             1    Hammerly Retail Center                                             100%     8/1/2004           2,550,000
113             1    Tanglewood Gardens Owners Corp.                                    100%   12/22/2003          10,900,000
114             1    1 Bronxville Owners Corp.                                          100%     6/2/2004          20,360,000
115             1    345 East 77th Street Owners, Inc.                                  100%    5/27/2004          16,420,000
116             1    Mears Warehouse                                                    100%    5/31/2004           2,500,000
117             1    Hanover River House, Inc.                                          100%    7/19/2004          36,990,000
118             1    Lexington Square Self Storage                                       89%    8/24/2004           2,300,000
119             1    210 West 29th St                                                    89%     6/1/2004           3,400,000
120             1    718 Apts., Inc.                                                    100%    7/27/2004          34,780,000
121             2    Favalora Apartments                                                100%    5/31/2004           2,100,000
122             1    828 Fifth Avenue Owners Corp.                                      100%    8/16/2004          26,200,000

123             2    Elmhurst House, Inc.                                               100%    9/13/2004           8,590,000
124             1    35 Park West Corporation                                           100%    4/12/2004          72,150,000
125             1    Irving Park Retail                                                 100%    5/31/2004           2,100,000
126             1    2035 Central Park Ave. Owners Corp.                                100%    6/29/2004           7,300,000
127             1    Dobson & Elliott Plaza                                             100%    6/22/2004           2,000,000
128             1    Vernon Manor Co-operative Apartments, Section II,
                       Incorporated                                                     100%     3/1/2004          20,850,000
129             1    95 Sedgwick Owners Corp.                                           100%    7/14/2004           5,250,000
130             2    Mutual Housing Housing Association, Inc.                           100%    6/28/2004          18,150,000
131             1    23 Park Ave. Realty Corp.                                          100%    5/12/2004          16,260,000
132             1    325 House Inc.                                                     100%    6/23/2004          25,300,000
133             2    Timberland Apartments                                               98%    8/17/2004           1,600,000
134             1    Gramgar, Inc.                                                      100%    7/30/2004           8,950,000
135             1    130 E. 94th Apartments Corp.                                       100%    7/21/2004          25,100,000
136             1    60-68 Apartments Corp.                                             100%    7/26/2004          37,620,000
137             2    432-434 West 47th Street Tenants Corp. aka 432-434 W. 47
                       Street Tenants Corp                                              100%    5/26/2004           7,480,000
138             2    Camelot Apartments                                                  98%    6/30/2004           1,850,000
139             2    1014-18 North Charles Street                                       100%    4/28/2004     $     2,030,000
140             1    175 East 79 Tenants Corp.                                          100%    8/27/2004          55,140,000
141             1    250 Equities Corp.                                                 100%     8/9/2004           7,900,000
142             1    530 Riverdale Owners Corp.                                         100%     8/5/2004           5,600,000
143             1    51 West 81st Street Corp.                                          100%    5/24/2004          47,990,000
144             2    Bainbridge House, Inc.                                             100%    7/22/2004           6,450,000
145             1    Costa Mesa                                                         100%    6/30/2004           1,575,000

146             2    St. Andrews Apartments                                              97%     6/1/2004           1,250,000
147             1    Drake Lane Owners, Inc.                                            100%    2/25/2004          10,300,000
148             2    4295 Webster Avenue Owners, Inc.                                   100%    4/28/2004           5,725,000
149             2    406 West 46th Street Corp.                                         100%    7/27/2004           5,050,000
150             1    81-87 Owners Corp.                                                 100%    7/29/2004          23,800,000
151             1    Bissonnet Plaza                                                    100%     7/1/2004           1,080,000
152             2    Halcyon Apartments                                                 100%     5/1/2004           1,325,000
153             1    Prestige Plaza Shopping Center                                     100%    6/30/2004           1,050,000
154             1    Lafayette Court Apts. Corp.                                        100%    6/24/2004           8,350,000
155             1    155 East 49th Street Corporation                                   100%    6/29/2004          15,160,000
156             1    491 Broadway Realty                                                100%     8/3/2004          24,100,000
157             2    Country Haven Mobile Home Park                                      78%     7/1/2004           1,100,000
158             1    Lafayette Lofts, Inc.                                              100%    6/25/2004          13,700,000

                                                                                    MOST RECENT        MOST             MOST
              LOAN                                                              OPERATING STATEMENT   RECENT           RECENT
 #   CROSSED  GROUP  PROPERTY NAME                                                     DATE           REVENUE         EXPENSES
 -   -------  -----  -------------                                                     ----           -------         --------
76a             2    New Haven - Pendleton                                            4/30/2004        246,246          86,145
76b             2    New Haven - Chamberlain                                          4/30/2004        197,550          44,544
76c             2    New Haven - George                                               4/30/2004         98,604          18,097
76d             2    New Haven - Ellsworth                                            4/30/2004         94,611          22,214
 77             2    Saunders Apartments                                                 N/A               N/A             N/A
 78             1    Richardson Corner Shopping Center                                3/31/2004        477,579         115,736
 79             2    The Village Apartments                                           6/30/2004      1,115,235         551,343
 80             2    2057-2065 Mission Street                                         7/31/2004        376,022          70,433
 81             1    3 Research Park Office Building                                  7/31/2004        246,528         107,841
 82             1    632 Palmer Road Owners, Inc.                                        N/A               N/A             N/A
 83             2    Northridge Arms Apartments                                       6/30/2004        636,856         320,326
 84             1    Walnut RV Park                                                   2/28/2004        684,882         268,738
 85             1    The Beverly House, Inc.                                             N/A               N/A             N/A
 86             1    230 W. 105 Realty Corp.                                             N/A               N/A             N/A
 87             1    Tyler Shopping Center                                               N/A               N/A             N/A
 88             1    Lynchburg Crossing Shopping Center                               5/30/2004        280,246          51,384
 89             1    474 Rodeo Drive Retail                                           4/30/2004        363,176          55,481
 90             1    Broadpark Lodge Corp.                                               N/A               N/A             N/A
 91             1    University Medical Plaza                                         6/30/2004        398,995          79,101
 92             2    400 East 17th Street Corp.                                          N/A               N/A             N/A
 93             2    Van Buren Owners, Inc.                                              N/A               N/A             N/A
 94             1    Plaza Oak Professional Building                                     N/A               N/A             N/A
 95             1    Wendover Landing                                                 3/31/2004        330,602          99,784
 96             1    Quail Village Retail                                             6/30/2004        313,316          78,328
 97             1    Cherry Blossom Ctr                                              12/31/2004        302,020          31,412
 98             1    100 Hudson Tenants Corp.                                            N/A               N/A             N/A
 99             1    875 W. 181 Owners Corp.                                             N/A               N/A             N/A
100             1    60 West Broad Street, Inc.                                          N/A               N/A             N/A
101             2    Temple Gardens                                                   6/30/2004        562,822         302,878
102             1    325 West 86 Corp.                                                   N/A               N/A             N/A
103             1    Securlock at Matlock                                             6/30/2004        412,485         198,439
104             1    Pinette Housing Corp.                                               N/A               N/A             N/A
105             1    Crompond Apartment Owners, Inc.                                     N/A               N/A             N/A
106             1    2020 Professional Center                                         4/30/2004        403,087         189,533
107             2    Parkside Development Company, Inc.                                  N/A               N/A             N/A
108             2    Bridgeview Apartment Corporation                                    N/A               N/A             N/A
109             1    Halsted Retail                                                   6/30/2004        385,700         192,099
110             2    Brighton Manor Apartments                                        3/31/2004        604,868         395,179
111             1    Alma School Road Office Building                                 6/30/2004        331,016          70,916
112             1    Hammerly Retail Center                                           7/31/2004        305,424          47,808
113             1    Tanglewood Gardens Owners Corp.                                     N/A               N/A             N/A
114             1    1 Bronxville Owners Corp.                                           N/A               N/A             N/A
115             1    345 East 77th Street Owners, Inc.                                   N/A               N/A             N/A
116             1    Mears Warehouse                                                  4/30/2004        358,557         144,516
117             1    Hanover River House, Inc.                                           N/A               N/A             N/A
118             1    Lexington Square Self Storage                                    8/25/2004        375,206         168,886
119             1    210 West 29th St                                                 6/30/2004        259,746          97,359
120             1    718 Apts., Inc.                                                     N/A               N/A             N/A
121             2    Favalora Apartments                                              5/31/2004        338,220          89,899
122             1    828 Fifth Avenue Owners Corp.                                       N/A               N/A             N/A
123             2    Elmhurst House, Inc.                                                N/A               N/A             N/A
124             1    35 Park West Corporation                                            N/A               N/A             N/A
125             1    Irving Park Retail                                               3/31/2004        225,485          77,494
126             1    2035 Central Park Ave. Owners Corp.                                 N/A               N/A             N/A
127             1    Dobson & Elliott Plaza                                           6/22/2004        248,607          88,647
128             1    Vernon Manor Co-operative Apartments, Section II,
                       Incorporated                                                      N/A               N/A             N/A
129             1    95 Sedgwick Owners Corp.                                            N/A               N/A             N/A
130             2    Mutual Housing Housing Association, Inc.                            N/A               N/A             N/A
131             1    23 Park Ave. Realty Corp.                                           N/A               N/A             N/A
132             1    325 House Inc.                                                      N/A               N/A             N/A
133             2    Timberland Apartments                                            3/31/2004        240,896          71,805
134             1    Gramgar, Inc.                                                       N/A               N/A             N/A
135             1    130 E. 94th Apartments Corp.                                        N/A               N/A             N/A
136             1    60-68 Apartments Corp.                                              N/A               N/A             N/A
137             2    432-434 West 47th Street Tenants Corp. aka 432-434 W. 47
                       Street Tenants Corp                                               N/A               N/A             N/A
138             2    Camelot Apartments                                               3/31/2004        436,903         278,921
139             2    1014-18 North Charles Street                                     4/30/2004   $    233,612      $   56,719
140             1    175 East 79 Tenants Corp.                                           N/A               N/A             N/A
141             1    250 Equities Corp.                                                  N/A               N/A             N/A
142             1    530 Riverdale Owners Corp.                                          N/A               N/A             N/A
143             1    51 West 81st Street Corp.                                           N/A               N/A             N/A
144             2    Bainbridge House, Inc.                                              N/A               N/A             N/A
145             1    Costa Mesa                                                       3/31/2004        143,429          34,359
146             2    St. Andrews Apartments                                           6/30/2004        203,041          68,597
147             1    Drake Lane Owners, Inc.                                             N/A               N/A             N/A
148             2    4295 Webster Avenue Owners, Inc.                                    N/A               N/A             N/A
149             2    406 West 46th Street Corp.                                          N/A               N/A             N/A
150             1    81-87 Owners Corp.                                                  N/A               N/A             N/A
151             1    Bissonnet Plaza                                                  6/30/2004        129,772          23,864
152             2    Halcyon Apartments                                               6/30/2004        158,576          34,725
153             1    Prestige Plaza Shopping Center                                   6/30/2004        112,249          25,223
154             1    Lafayette Court Apts. Corp.                                         N/A               N/A             N/A
155             1    155 East 49th Street Corporation                                    N/A               N/A             N/A
156             1    491 Broadway Realty                                                 N/A               N/A             N/A
157             2    Country Haven Mobile Home Park                                   7/31/2004        149,858          66,493
158             1    Lafayette Lofts, Inc.                                               N/A               N/A             N/A

                                                                                   MOST
              LOAN                                                                RECENT
 #   CROSSED  GROUP  PROPERTY NAME                                                  NOI           U/W NOI           U/W NCF (2)
 -   -------  -----  -------------                                                  ---           -------           -----------
76a             2    New Haven - Pendleton                                          160,101           124,229           116,729
76b             2    New Haven - Chamberlain                                        153,006           113,132           107,632
76c             2    New Haven - George                                              80,507            52,213            49,213
76d             2    New Haven - Ellsworth                                           72,397            63,211            61,211
 77             2    Saunders Apartments                                                N/A         1,309,213         1,309,213
 78             1    Richardson Corner Shopping Center                              361,843           327,301           300,744
 79             2    The Village Apartments                                         563,892           532,089           472,089
 80             2    2057-2065 Mission Street                                       305,589           288,001           274,514
 81             1    3 Research Park Office Building                                138,687           320,133           287,515
 82             1    632 Palmer Road Owners, Inc.                                       N/A         1,006,433         1,006,433
 83             2    Northridge Arms Apartments                                     316,530           317,961           288,613
 84             1    Walnut RV Park                                                 416,144           422,073           416,373
 85             1    The Beverly House, Inc.                                            N/A           893,255           893,255
 86             1    230 W. 105 Realty Corp.                                            N/A         1,289,106         1,289,106
 87             1    Tyler Shopping Center                                              N/A           288,481           251,596
 88             1    Lynchburg Crossing Shopping Center                             228,862           297,354           285,105
 89             1    474 Rodeo Drive Retail                                         307,695           289,059           271,384
 90             1    Broadpark Lodge Corp.                                              N/A           984,008           984,008
 91             1    University Medical Plaza                                       319,894           296,999           266,170
 92             2    400 East 17th Street Corp.                                         N/A           500,983           500,983
 93             2    Van Buren Owners, Inc.                                             N/A           518,602           518,602
 94             1    Plaza Oak Professional Building                                    N/A           275,152           244,928
 95             1    Wendover Landing                                               230,818           268,726           247,076
 96             1    Quail Village Retail                                           234,988           262,913           244,705
 97             1    Cherry Blossom Ctr                                             270,608           249,176           232,261
 98             1    100 Hudson Tenants Corp.                                           N/A         1,314,166         1,314,166
 99             1    875 W. 181 Owners Corp.                                            N/A           958,941           958,941
100             1    60 West Broad Street, Inc.                                         N/A           594,073           594,073
101             2    Temple Gardens                                                 259,944           258,202           219,952
102             1    325 West 86 Corp.                                                  N/A         1,586,506         1,586,506
103             1    Securlock at Matlock                                           214,046           251,966           243,277
104             1    Pinette Housing Corp.                                              N/A           545,772           545,772
105             1    Crompond Apartment Owners, Inc.                                    N/A         1,255,590         1,255,590
106             1    2020 Professional Center                                       213,554           221,228           194,892
107             2    Parkside Development Company, Inc.                                 N/A         1,273,081         1,273,081
108             2    Bridgeview Apartment Corporation                                   N/A           714,911           714,911
109             1    Halsted Retail                                                 193,601           238,749           224,943
110             2    Brighton Manor Apartments                                      209,689           244,421           213,324
111             1    Alma School Road Office Building                               260,100           254,556           211,642
112             1    Hammerly Retail Center                                         257,616           215,494           195,691
113             1    Tanglewood Gardens Owners Corp.                                    N/A           575,349           575,349
114             1    1 Bronxville Owners Corp.                                          N/A           991,568           991,568
115             1    345 East 77th Street Owners, Inc.                                  N/A           790,264           790,264
116             1    Mears Warehouse                                                214,041           217,168           196,378
117             1    Hanover River House, Inc.                                          N/A         1,695,541         1,695,541
118             1    Lexington Square Self Storage                                  206,320           261,794           252,323
119             1    210 West 29th St                                               162,387           202,460           175,495
120             1    718 Apts., Inc.                                                    N/A         1,696,899         1,696,899
121             2    Favalora Apartments                                            248,321           176,532           176,532
122             1    828 Fifth Avenue Owners Corp.                                      N/A           586,825           586,825
123             2    Elmhurst House, Inc.                                               N/A           580,680           580,680
124             1    35 Park West Corporation                                           N/A         3,233,563         3,233,563
125             1    Irving Park Retail                                             147,991           170,406           159,618
126             1    2035 Central Park Ave. Owners Corp.                                N/A           469,803           469,803
127             1    Dobson & Elliott Plaza                                         159,960           180,530           156,145
128             1    Vernon Manor Co-operative Apartments, Section II,
                       Incorporated                                                     N/A         1,355,709         1,355,709
129             1    95 Sedgwick Owners Corp.                                           N/A           374,555           374,555
130             2    Mutual Housing Housing Association, Inc.                           N/A         1,134,190         1,134,190
131             1    23 Park Ave. Realty Corp.                                          N/A           736,866           736,866
132             1    325 House Inc.                                                     N/A           925,842           925,842
133             2    Timberland Apartments                                          169,091           136,758           122,358
134             1    Gramgar, Inc.                                                      N/A           356,158           356,158
135             1    130 E. 94th Apartments Corp.                                       N/A           725,748           725,748
136             1    60-68 Apartments Corp.                                             N/A         1,671,593         1,671,593
137             2    432-434 West 47th Street Tenants Corp. aka 432-434 W. 47
                       Street Tenants Corp                                              N/A           297,071           297,071
138             2    Camelot Apartments                                             157,982           156,853           135,853
139             2    1014-18 North Charles Street                               $   176,893       $   150,040       $   135,361
140             1    175 East 79 Tenants Corp.                                          N/A         2,053,453         2,053,453
141             1    250 Equities Corp.                                                 N/A           409,502           409,502
142             1    530 Riverdale Owners Corp.                                         N/A           419,774           419,774
143             1    51 West 81st Street Corp.                                          N/A         2,677,680         2,677,680
144             2    Bainbridge House, Inc.                                             N/A           305,719           305,719
145             1    Costa Mesa                                                     109,070           108,848           103,275
146             2    St. Andrews Apartments                                         134,444           111,968           103,968
147             1    Drake Lane Owners, Inc.                                            N/A           693,582           693,582
148             2    4295 Webster Avenue Owners, Inc.                                   N/A           403,297           403,297
149             2    406 West 46th Street Corp.                                         N/A           206,342           206,342
150             1    81-87 Owners Corp.                                                 N/A           935,628           935,628
151             1    Bissonnet Plaza                                                105,908            91,681            85,681
152             2    Halcyon Apartments                                             123,851           103,135            97,885
153             1    Prestige Plaza Shopping Center                                  87,026            97,413            91,491
154             1    Lafayette Court Apts. Corp.                                        N/A           260,657           260,657
155             1    155 East 49th Street Corporation                                   N/A           703,995           703,995
156             1    491 Broadway Realty                                                N/A         1,112,200         1,112,200
157             2    Country Haven Mobile Home Park                                  83,365            75,972            71,422
158             1    Lafayette Lofts, Inc.                                              N/A           530,385           530,385

                  DESCRIPTIONS OF THE MORTGAGED REAL PROPERTIES

                                                                                 CUT-OFF DATE
                 LOAN                                                            PRINCIPAL                        PROPERTY
    #   CROSSED GROUP PROPERTY NAME                                              BALANCE (1)      PROPERTY TYPE   SUB-TYPE
    -   ------- ----- -------------                                              -----------      -------------   --------
   159            1   23830 Owners Corp.                                         $       549,291   Multifamily    Cooperative
   160            1   228 West 16th Street Housing Corporation                           547,793   Multifamily    Cooperative
   161            1   336 East 50th Street Tenants Corp.                                 525,000   Multifamily    Cooperative
   162            1   62 East 87th St. Owners Corp.                                      498,485   Multifamily    Cooperative
   163            1   14 Jay Street Owners Corp.                                         487,911   Multifamily    Cooperative
   164            1   238 W. 11th Street Cooperative Corp.                               457,171   Multifamily    Cooperative
   165            2   Eighty-Five Owners Corp.                                           450,000   Multifamily    Cooperative
   166            1   108 Pierrepont Street Housing Corp                                 424,579   Multifamily    Cooperative
   167            1   345 East 61st Street Housing Corporation                           422,516   Multifamily    Cooperative
   168            1   22 Pierrepont St. Apartment Corp.                                  398,988   Multifamily    Cooperative
   169            2   353 West 29th Street Housing Corporation                           297,262   Multifamily    Cooperative
   170            1   237 East 12 Street Owners Corp.                                    296,212   Multifamily    Cooperative
   171            1   304 West 78th Owners Corp.                                         269,668   Multifamily    Cooperative
   172            1   West 99th Street Apartment Corp.                                   258,793   Multifamily    Cooperative
   173            1   159 West 78th Street Corp.                                         254,801   Multifamily    Cooperative
   174            2   53 St. Marks Tenants Corporation                                   224,246   Multifamily    Cooperative
   175            1   199 Eighth Avenue Housing Corp.                                    199,202   Multifamily    Cooperative
   176            2   181-183 Dekalb Owners Corp.                                        197,551   Multifamily    Cooperative
   177            1   76 State St. Owners, Inc. aka 76 State Street Owners, Inc.         168,139   Multifamily    Cooperative
   178            1   Perelandra Realty Corp.                                            150,000   Multifamily    Cooperative
   179            1   483 14th Street Apartment Corporation                              118,609   Multifamily    Cooperative
                                                                                 ---------------
TOTAL/WEIGHTED AVERAGE:                                                          $ 1,138,076,748
                                                                                 ===============

                 LOAN                                                            UNITS/SQ.FT./      FEE/                   YEAR
    #   CROSSED GROUP PROPERTY NAME                                               ROOMS/PADS     LEASEHOLD   YEAR BUILT  RENOVATED
    -   ------- ----- -------------                                               ----------     ---------   ----------  ---------
   159            1   23830 Owners Corp.                                                    37      Fee         1870        1999
   160            1   228 West 16th Street Housing Corporation                              17      Fee         1885        1994
   161            1   336 East 50th Street Tenants Corp.                                    24      Fee         1960        1992
   162            1   62 East 87th St. Owners Corp.                                         13      Fee         1900        1984
   163            1   14 Jay Street Owners Corp.                                             7      Fee         1900        1984
   164            1   238 W. 11th Street Cooperative Corp.                                   3      Fee         1852        1999
   165            2   Eighty-Five Owners Corp.                                              10      Fee         1902        1999
   166            1   108 Pierrepont Street Housing Corp                                    10      Fee         1840        2001
   167            1   345 East 61st Street Housing Corporation                              15      Fee         1885        2001
   168            1   22 Pierrepont St. Apartment Corp.                                      6      Fee         1890        1995
   169            2   353 West 29th Street Housing Corporation                              13      Fee         1885        1994
   170            1   237 East 12 Street Owners Corp.                                       10      Fee         1902        1994
   171            1   304 West 78th Owners Corp.                                             4      Fee         1900        1989
   172            1   West 99th Street Apartment Corp.                                       5      Fee         1897        1990
   173            1   159 West 78th Street Corp.                                             5      Fee         1880        1986
   174            2   53 St. Marks Tenants Corporation                                       5      Fee         1832        1994
   175            1   199 Eighth Avenue Housing Corp.                                       13      Fee         1908        1998
   176            2   181-183 Dekalb Owners Corp.                                           16      Fee         1900        1999
   177            1   76 State St. Owners, Inc. aka 76 State Street Owners, Inc.             5      Fee         1848        1986
   178            1   Perelandra Realty Corp.                                                4      Fee         1901        1999
   179            1   483 14th Street Apartment Corporation                                  4      Fee         1890        2000
                                                                                                                ----        ----
TOTAL/WEIGHTED AVERAGE:                                                                                         1975        1998
                                                                                                                ====        ====

                      MAXIMUM:                                                                                  2004        2004
                      MINIMUM:                                                                                  1832        1964

                 LOAN                                                             OCCUPANCY      DATE OF
    #   CROSSED GROUP PROPERTY NAME                                              RATE AT U/V OCCUPANCY RATE  APPRAISED VALUE
    -   ------- ----- -------------                                              ----------- --------------  ---------------
   159            1   23830 Owners Corp.                                            100%         3/30/2004   $      0,260,000
   160            1   228 West 16th Street Housing Corporation                      100%         6/29/2004          4,750,000
   161            1   336 East 50th Street Tenants Corp.                            100%         7/22/2004          6,525,000
   162            1   62 East 87th St. Owners Corp.                                 100%         7/29/2004          6,400,000
   163            1   14 Jay Street Owners Corp.                                    100%         6/21/2004          8,000,000
   164            1   238 W. 11th Street Cooperative Corp.                          100%         3/17/2004          4,675,000
   165            2   Eighty-Five Owners Corp.                                      100%         5/24/2004          4,630,000
   166            1   108 Pierrepont Street Housing Corp                            100%         8/26/2004          3,850,000
   167            1   345 East 61st Street Housing Corporation                      100%         4/28/2004          2,625,000
   168            1   22 Pierrepont St. Apartment Corp.                             100%         4/29/2004          4,700,000
   169            2   353 West 29th Street Housing Corporation                      100%         7/23/2004          6,650,000
   170            1   237 East 12 Street Owners Corp.                               100%         6/2/2004           3,000,000
   171            1   304 West 78th Owners Corp.                                    100%         7/8/2004           3,640,000
   172            1   West 99th Street Apartment Corp.                              100%         5/25/2004          3,260,000
   173            1   159 West 78th Street Corp.                                    100%         8/20/2004          3,775,000
   174            2   53 St. Marks Tenants Corporation                              100%         5/25/2004          3,300,000
   175            1   199 Eighth Avenue Housing Corp.                               100%         5/17/2004          4,160,000
   176            2   181-183 Dekalb Owners Corp.                                   100%         6/23/2004          2,070,000
   177            1   76 State St. Owners, Inc. aka 76 State Street Owners, Inc.    100%         6/8/2004           3,130,000
   178            1   Perelandra Realty Corp.                                       100%         4/30/2004          4,150,000
   179            1   483 14th Street Apartment Corporation                         100%         6/30/2004          1,870,000
                                                                                   ------------------------------------------
TOTAL/WEIGHTED AVERAGE:                                                              94%                     $  2,933,800,000
                                                                                   ==========================================

                      MAXIMUM:                                                      100%                     $    141,800,000
                      MINIMUM:                                                       75%                     $        560,000

                                                                                      MOST RECENT        MOST           MOST
                 LOAN                                                            OPERATING STATEMENT    RECENT         RECENT
    #   CROSSED GROUP PROPERTY NAME                                                      DATE           REVENUE       EXPENSES
    -   ------- -------------------                                                      ----           -------       --------
   159            1   23830 Owners Corp.                                                 N/A               N/A           N/A
   160            1   228 West 16th Street Housing Corporation                           N/A               N/A           N/A
   161            1   336 East 50th Street Tenants Corp.                                 N/A               N/A           N/A
   162            1   62 East 87th St. Owners Corp.                                      N/A               N/A           N/A
   163            1   14 Jay Street Owners Corp.                                         N/A               N/A           N/A
   164            1   238 W. 11th Street Cooperative Corp.                               N/A               N/A           N/A
   165            2   Eighty-Five Owners Corp.                                           N/A               N/A           N/A
   166            1   108 Pierrepont Street Housing Corp                                 N/A               N/A           N/A
   167            1   345 East 61st Street Housing Corporation                           N/A               N/A           N/A
   168            1   22 Pierrepont St. Apartment Corp.                                  N/A               N/A           N/A
   169            2   353 West 29th Street Housing Corporation                           N/A               N/A           N/A
   170            1   237 East 12 Street Owners Corp.                                    N/A               N/A           N/A
   171            1   304 West 78th Owners Corp.                                         N/A               N/A           N/A
   172            1   West 99th Street Apartment Corp.                                   N/A               N/A           N/A
   173            1   159 West 78th Street Corp.                                         N/A               N/A           N/A
   174            2   53 St. Marks Tenants Corporation                                   N/A               N/A           N/A
   175            1   199 Eighth Avenue Housing Corp.                                    N/A               N/A           N/A
   176            2   181-183 Dekalb Owners Corp.                                        N/A               N/A           N/A
   177            1   76 State St. Owners, Inc. aka 76 State Street Owners, Inc.         N/A               N/A           N/A
   178            1   Perelandra Realty Corp.                                            N/A               N/A           N/A
   179            1   483 14th Street Apartment Corporation                              N/A               N/A           N/A
                                                                                                     --------------------------
TOTAL/WEIGHTED AVERAGE:                                                                              $ 161,115,197 $ 74,262,067
                                                                                                     ==========================

                      MAXIMUM:                                                                       $  21,046,002 $ 15,151,555
                      MINIMUM:                                                                       $      94,611 $      8,525

                                                                                   MOST
                 LOAN                                                             RECENT
    #   CROSSED GROUP PROPERTY NAME                                                 NOI        U/W NOI        U/W NCF (2)
    -   ------- -------------------                                                 ---        -------       ------------
   159            1   23830 Owners Corp.                                            N/A            525,890         525,890
   160            1   228 West 16th Street Housing Corporation                      N/A            191,858         191,858
   161            1   336 East 50th Street Tenants Corp.                            N/A            256,200         256,200
   162            1   62 East 87th St. Owners Corp.                                 N/A            318,520         318,520
   163            1   14 Jay Street Owners Corp.                                    N/A            365,723         365,723
   164            1   238 W. 11th Street Cooperative Corp.                          N/A            136,870         136,870
   165            2   Eighty-Five Owners Corp.                                      N/A            133,685         133,685

   166            1   108 Pierrepont Street Housing Corp                            N/A            213,506         213,506
   167            1   345 East 61st Street Housing Corporation                      N/A            116,510         116,510
   168            1   22 Pierrepont St. Apartment Corp.                             N/A            153,573         153,573
   169            2   353 West 29th Street Housing Corporation                      N/A            268,312         268,312
   170            1   237 East 12 Street Owners Corp.                               N/A            101,858         101,858
   171            1   304 West 78th Owners Corp.                                    N/A            167,671         167,671
   172            1   West 99th Street Apartment Corp.                              N/A            111,000         111,000
   173            1   159 West 78th Street Corp.                                    N/A            165,063         165,063
   174            2   53 St. Marks Tenants Corporation                              N/A            134,797         134,797
   175            1   199 Eighth Avenue Housing Corp.                               N/A            219,558         219,558
   176            2   181-183 Dekalb Owners Corp.                                   N/A            123,633         123,633
   177            1   76 State St. Owners, Inc. aka 76 State Street Owners, Inc.    N/A             99,750          99,750
   178            1   Perelandra Realty Corp.                                       N/A            100,485         100,485
   179            1   483 14th Street Apartment Corporation                         N/A             72,735          72,735

                                                                                ------------ ------------- ---------------
TOTAL/WEIGHTED AVERAGE:                                                         $ 86,853,129 $ 176,592,234 $   169,278,452
                                                                                ============ ============= ===============

                      MAXIMUM:                                                  $  8,949,692 $   9,308,667 $     9,245,811
                      MINIMUM:                                                  $     72,397 $      52,213 $        49,213

(A) THE UNDERLYING MORTGAGE LOANS SECURED BY VILLAGE SQUARE SHOPPING CENTER AND DEERPATH COURT SHOPPING CENTER ARE CROSS-COLLATERALIZED AND CROSS-DEFAULTED, RESPECTIVELY.
(B) THE UNDERLYING MORTGAGE LOANS SECURED BY TIMBERLAKE APARTMENTS AND MADISON POINTE APARTMENTS ARE CROSS-COLLATERALIZED AND CROSS-DEFAULTED, RESPECTIVELY.
(C) THE UNDERLYING MORTGAGE LOANS SECURED BY KLOTZMAN PORTFOLIO - NRM, KLOTZMAN PORTFOLIO - KMP1 AND KLOTZMAN PORTFOLIO - KAYMAR ARE CROSS-COLLATERALIZED AND CROSS-DEFAULTED, RESPECTIVELY.
(1)  ASSUMES A CUT-OFF DATE IN NOVEMBER 2004.
(2) U/W NCF REFLECTS THE NET CASH FLOW AFTER U/W REPLACEMENT RESERVES, U/W LC'S AND TI'S AND U/W FF&E. WITH RESPECT TO THE RESIDENTIAL COOPERATIVE LOANS, U/W REPLACEMENT RESERVES/FF&E ARE CAPTURED IN U/W EXPENSES; HOWEVER, WE SHOW THEM FOR PRESENTATIONAL PURPOSES ONLY.
(3) 301,607 SF REPRESENTS ONLY THE OWNED GLA, WHICH INCLUDES A 3,669 SF GROUND LEASE TO COMMERCE BANK.
(4)  BASED ON THE $80,000,000 1201 NEW YORK AVENUE POOLED PORTION.
(5) IN THE MORTGAGE, THE BORROWER ALSO GRANTS TO LENDER ALL RIGHT TITLE AND INTEREST IN AND TO THE LAND THAT MAY BE ACQUIRED BY BORROWER IN THE FUTURE. IF BORROWER EXERCISES ITS PURCHASE OPTION UNDER THE GROUND LEASE, BORROWER IS REQUIRED TO IMMEDIATELY NOTI EXECUTE ANY INSTRUMENTS NECESSARY TO PERFECT LENDER'S LIEN ON THE PROPERTY.
(6) SWEETWATER TOWN & COUNTRY SHOPPING CENTER SQUARE FOOTAGE INCLUDES A 24,650 SF GROUND LEASE TO LONG'S DRUG STORE.
(7) DAVIS TOWNE CROSSING SQUARE FOOTAGE INCLUDES A 4,000 SF GROUND LEASE TO WASHINGTON MUTUAL.
(8) RICHARDSON CORNER SHOPPING CENTER SQUARE FOOTAGE INCLUDES A 3,200 SF GROUND LEASE TO BANK OF AMERICA.
(9) THE LOAN AMOUNT, BALANCES, TERMS AND PAYMENTS ON THE ATYS INDUSTRIAL BUILDING REFLECT AN INITIAL FUNDING OF $3,200,000 IN JULY 2004 WITH ADDITIONAL FUNDING OF $500,000 IN OCTOBER 2004, FOR A TOTAL CUT-OFF BALANCE OF $3,692,320.90.

                CHARACTERISTICS OF THE UNDERLYING MORTGAGE LOANS

                                                                                                        PERCENTAGE   ORIGINATION
                                                                    ORIGINAL           CUT-OFF DATE      INITIAL     AMORTIZATION
             LOAN                                                   PRINCIPAL            PRINCIPAL       MORTGAGE        TERM
 #  CROSSED  GROUP  LOAN NAME                                        BALANCE            BALANCE (1)    POOL BALANCE    (MONTHS)
 -  -------  -----  ---------                                     ---------------     ---------------  ------------  ---------------
 1             1    Brunswick Square                              $    86,000,000     $    86,000,000      7.56%          360
 2             1    1201 New York Avenue                               80,000,000(7)       80,000,000      7.03%     Interest Only
 3             1    Highland Hospitality Portfolio                     67,000,000          67,000,000      5.89%          300
 4             1    469 Seventh Avenue                                 51,000,000          51,000,000      4.48%          407
 5             1    Village on the Parkway                             47,000,000          47,000,000      4.13%          360
 6             1    The Shops at Legacy                                44,500,000          44,500,000      3.91%          360
 7             2    Bertakis MHP Portfolio                             36,500,000          36,500,000      3.21%     Interest Only
 8   (A)       1    Village Square Shopping Center                     19,500,000          19,500,000      1.71%          360
 9   (A)       1    Deerpath Court Shopping Center                     12,500,000          12,500,000      1.10%          360
10             1    Wayzata Office                                     24,500,000          24,500,000      2.15%          300
11             1    Laurel Mall                                        23,000,000          22,765,174      2.00%          360
12             1    Sweetwater Town & Country Shopping Center          22,500,000          22,500,000      1.98%          360
13             1    Governor's Marketplace Shopping Center             20,625,000          20,625,000      1.81%     Interest Only
14   (B)       2    Timberlake Apartments                              11,555,000          11,555,000      1.02%          360
15   (B)       2    Madison Pointe Apartments                           7,600,000           7,600,000      0.67%          360
16             1    City Park Retail                                   18,000,000          18,000,000      1.58%          360
17             1    Creekside Plaza                                    18,000,000          17,632,453      1.55%          300
18             2    Oak Grove Apartments                               17,200,000          17,165,187      1.51%          360
19             2    Doric Apartment Corporation                        15,500,000          15,471,712      1.36%          480
20             1    Marysville Town Center                             15,250,000          15,250,000      1.34%          360
21             1    Grassmere Office Building                          15,200,000          15,200,000      1.34%          360
22             2    Maple Lane Apartments                              14,000,000          13,960,155      1.23%          360
23             2    Ashford Place Apartments                           13,960,000          13,920,904      1.22%          360
24             1    Park Place Promenade                               12,900,000          12,889,167      1.13%          360
25             2    University Towers Corporation                      11,700,000          11,648,985      1.02%          360
26             1    City Park Office                                   11,000,000          11,000,000      0.97%          360
27             2    Casa Pacifica Apartments                           11,000,000          10,977,543      0.96%          360
28             1    Von Karman                                         10,750,000          10,667,991      0.94%          360
29             1    Paradise Shoppes of Prominence Point                9,954,300           9,954,300      0.87%     Interest Only
30             1    T-Mobile USA Office Building                        9,050,000           8,927,300      0.78%          149
31             1    Saucon Valley Square                                8,850,900           8,850,900      0.78%     Interest Only
32             2    Avalon Town Center                                  8,700,000           8,669,477      0.76%          360
33             2    Voorhies Avenue & Shore Parkway Owners Corp.        8,000,000           7,948,812      0.70%          360
34   (C)       2    Klotzman Portfolio - NRM                            3,600,000           3,578,741      0.31%          300
35   (C)       2    Klotzman Portfolio - KMP1                           3,300,000           3,280,513      0.29%          300
36   (C)       2    Klotzman Portfolio - Kaymar                           750,000             745,571      0.07%          300
37             2    University Townhouses Cooperative                   7,510,000           7,471,739      0.66%          360
38             2    Timber Hollow Apartments                            7,500,000           7,458,259      0.66%          360
39             1    Delta Airlines Building                             7,200,000           7,200,000      0.63%     Interest Only
40             2    Blendon Square Townhomes                            7,000,000           6,993,634      0.61%          360
41             2    Shadowood Apartment                                 6,800,000           6,766,552      0.59%          360
42             2    High Vista Apartments                               6,500,000           6,482,214      0.57%          300
43             2    Cabrini Terrace Owners Corp.                        6,500,000           6,480,297      0.57%          480
44             1    Marina Gate Shopping Center                         6,500,000           6,478,174      0.57%          360
45             1    1255 North Avenue Owners Corp.                      6,150,000           6,150,000      0.54%     Interest Only
46             1    Wal Mart Super Center - Jonesboro                   6,088,500           6,088,500      0.53%     Interest Only
47             1    Kietzke Plaza                                       6,000,000           5,991,587      0.53%          300
48             2    Chandler Point Apartments                           5,800,000           5,755,827      0.51%          360
49             1    Paseo Fashion Plaza                                 5,500,000           5,500,000      0.48%     Interest Only
50             1    Davis Towne Crossing                                5,365,200           5,365,200      0.47%     Interest Only
51             1    La Quinta Centre                                    5,250,000           5,225,973      0.46%          360
52             1    KeyBank Portfolio #2                                5,055,000           5,042,974      0.44%          324
53             1    Creswell Plaza                                      5,000,000           5,000,000      0.44%          360
54             2    Trousdell Village Owners Corp.                      5,000,000           5,000,000      0.44%     Interest Only
55             1    Fleetwood Court Apartments, Inc.                    5,000,000           4,979,710      0.44%          360
56             1    Beacon Center                                       4,900,000           4,900,000      0.43%          360
57             2    Spring Branch Estates                               4,880,000           4,844,687      0.43%          300
58             1    Pine Ridge Retail Center                            4,600,000           4,576,661      0.40%          360
59             1    Hoke Landing Shopping Center                        4,570,000           4,553,380      0.40%          360
60             1    135 East 83rd Owners Corp.                          4,500,000           4,489,819      0.39%          480
61             1    Walgreens Federal Way                               4,260,000           4,252,583      0.37%          360
62             1    Airport Plaza Shopping Center                       4,144,000           4,144,000      0.36%          360
63             1    Michelangelo Apts., Inc.                            4,150,000           4,137,062      0.36%          360
64             1    Azalea Plaza                                        4,100,000           4,087,613      0.36%          360
65             2    Minnesota Lake MHC                                  4,100,000           4,078,067      0.36%          360
66             2    Sparrow Run Townhomes                               3,940,000           3,919,169      0.34%          360
67             2    The Phoenix Apartments                              3,850,000           3,839,465      0.34%          360
68             2    Garfield North Tenants Corp.                        3,750,000           3,738,483      0.33%          480
69             1    ATYS Industrial Building                            3,692,321(8)        3,688,160      0.32%          310
70             1    American Signature Home                             3,500,000           3,500,000      0.31%          360
71             1    Village Center Shopping Center                      3,500,000           3,490,798      0.31%          360
72             1    Sun City RV & Mini Storage                          3,400,000           3,390,651      0.30%          300
73             2    Sunnyside Towers Owners Corp.                       3,265,000           3,219,040      0.28%          240
74             1    Diamond Bar Plaza                                   3,200,000           3,147,733      0.28%          180
75             2    Timber Stone and Stone Tree MHP                     3,140,000           3,128,389      0.27%          360
76             2    New Haven Portfolio                                 3,100,000           3,086,751      0.27%          300
77             2    Saunders Apartments                                 3,000,000           2,991,171      0.26%          360
78             1    Richardson Corner Shopping Center                   3,000,000           2,986,705      0.26%          360
79             2    The Village Apartments                              3,050,000           2,981,009      0.26%          180
80             2    2057-2065 Mission Street                            2,900,000           2,883,447      0.25%          360
81             1    3 Research Park Office Building                     2,850,000           2,847,850      0.25%          360
82             1    632 Palmer Road Owners, Inc.                        2,800,000           2,795,140      0.25%          480
83             2    Northridge Arms Apartments                          2,800,000           2,789,889      0.25%          360
84             1    Walnut RV Park                                      2,800,000           2,786,622      0.24%          360
85             1    The Beverly House, Inc.                             2,700,000           2,691,719      0.24%          360

86             1    230 W. 105 Realty Corp.                             2,700,000           2,681,072      0.24%          360
87             1    Tyler Shopping Center                               2,650,000           2,647,745      0.23%          360
88             1    Lynchburg Crossing Shopping Center                  2,600,000           2,591,609      0.23%          360
89             1    474 Rodeo Drive Retail                              2,600,000           2,589,995      0.23%          360
90             1    Broadpark Lodge Corp.                               2,600,000           2,585,023      0.23%          360
91             1    University Medical Plaza                            2,550,000           2,539,491      0.22%          360
92             2    400 East 17th Street Corp.                          2,500,000           2,490,930      0.22%          480
93             2    Van Buren Owners, Inc.                              2,500,000           2,482,126      0.22%          360
94             1    Plaza Oak Professional Building                     2,500,000           2,481,597      0.22%          300
95             1    Wendover Landing                                    2,450,000           2,442,425      0.21%          360
96             1    Quail Village Retail                                2,450,000           2,439,117      0.21%          360
97             1    Cherry Blossom Ctr                                  2,362,000           2,354,491      0.21%          360
98             1    100 Hudson Tenants Corp.                            2,300,000           2,293,301      0.20%          360
99             1    875 W. 181 Owners Corp.                             2,300,000           2,291,234      0.20%          480
100            1    60 West Broad Street, Inc.                          2,200,000           2,192,294      0.19%          480
101            2    Temple Gardens                                      2,200,000           2,192,056      0.19%          360
102            1    325 West 86 Corp.                                   2,150,000           2,148,355      0.19%          720

                                                                                                                 INITIAL
                                                                     REMAINING      ORIGINAL      REMAINING      INTEREST
                                                                    AMORTIZATION     TERM TO       TERM TO         ONLY
             LOAN                                                      TERM         MATURITY       MATURITY       PERIOD
 #  CROSSED  GROUP  LOAN NAME                                        (MONTHS)      (MONTHS)(2)  (MONTHS)(1)(2)   (MONTHS)
 -  -------  -----  ---------                                     ---------------  -----------  --------------   --------
 1             1    Brunswick Square                                     360            120           117           24
 2             1    1201 New York Avenue                            Interest Only        60            53           60
 3             1    Highland Hospitality Portfolio                       300             84            80           12
 4             1    469 Seventh Avenue                                   407            120           116           24
 5             1    Village on the Parkway                               360             84            80           36
 6             1    The Shops at Legacy                                  360            120           116           12
 7             2    Bertakis MHP Portfolio                          Interest Only        60            57           60
 8   (A)       1    Village Square Shopping Center                       360            120           115           24
 9   (A)       1    Deerpath Court Shopping Center                       360            120           115           24
10             1    Wayzata Office                                       300            120           116           60
11             1    Laurel Mall                                          349            120           109
12             1    Sweetwater Town & Country Shopping Center            360            120           117           12
13             1    Governor's Marketplace Shopping Center          Interest Only       l60            58           60
14   (B)       2    Timberlake Apartments                                360             84            80           24
15   (B)       2    Madison Pointe Apartments                            360             85            80           25
16             1    City Park Retail                                     360            120           116           60
17             1    Creekside Plaza                                      286            120           106
18             2    Oak Grove Apartments                                 358            120           118
19             2    Doric Apartment Corporation                          476            180           176
20             1    Marysville Town Center                               360            120           120           24
21             1    Grassmere Office Building                            360             72            71           24
22             2    Maple Lane Apartments                                357            120           117
23             2    Ashford Place Apartments                             357            120           117
24             1    Park Place Promenade                                 359            120           119
25             2    University Towers Corporation                        355            120           115
26             1    City Park Office                                     360            120           116           36
27             2    Casa Pacifica Apartments                             358            120           118
28             1    Von Karman                                           353             60            53
29             1    Paradise Shoppes of Prominence Point            Interest Only        60            58           60
30             1    T-Mobile USA Office Building                         146            149           146
31             1    Saucon Valley Square                            Interest Only        60            59           60
32             2    Avalon Town Center                                   356            120           116
33             2    Voorhies Avenue & Shore Parkway Owners Corp.         355            120           115
34   (C)       2    Klotzman Portfolio - NRM                             295            120           115
35   (C)       2    Klotzman Portfolio - KMP1                            295            120           115
36   (C)       2    Klotzman Portfolio - Kaymar                          295            120           115
37             2    University Townhouses Cooperative                    355            120           115
38             2    Timber Hollow Apartments                             354            120           114
39             1    Delta Airlines Building                         Interest Only        60            52           60
40             2    Blendon Square Townhomes                             359            120           119
41             2    Shadowood Apartment                                  355             60            55
42             2    High Vista Apartments                                298            120           118
43             2    Cabrini Terrace Owners Corp.                         475            120           115
44             1    Marina Gate Shopping Center                          356            120           116
45             1    1255 North Avenue Owners Corp.                  Interest Only       120           116          120
46             1    Wal Mart Super Center - Jonesboro               Interest Only        60            58           60
47             1    Kietzke Plaza                                        299            120           119
48             2    Chandler Point Apartments                            352            120           112
49             1    Paseo Fashion Plaza                             Interest Only        60            55           60
50             1    Davis Towne Crossing                            Interest Only        60            58           60
51             1    La Quinta Centre                                     355            120           115
52             1    KeyBank Portfolio #2                                 322            120           118
53             1    Creswell Plaza                                       360            120           117           36
54             2    Trousdell Village Owners Corp.                  Interest Only       180           175          180
55             1    Fleetwood Court Apartments, Inc.                     356            120           116
56             1    Beacon Center                                        360            120           115           36
57             2    Spring Branch Estates                                295             60            55
58             1    Pine Ridge Retail Center                             355            120           115
59             1    Hoke Landing Shopping Center                         356            120           116
60             1    135 East 83rd Owners Corp.                           476            120           116
61             1    Walgreens Federal Way                                358            120           118
62             1    Airport Plaza Shopping Center                        360            120           117           12
63             1    Michelangelo Apts., Inc.                             357            120           117
64             1    Azalea Plaza                                         356            120           116
65             2    Minnesota Lake MHC                                   354            120           114
66             2    Sparrow Run Townhomes                                354            120           114
67             2    The Phoenix Apartments                               357            120           117
68             2    Garfield North Tenants Corp.                         475            120           115
69             1    ATYS Industrial Building                             309            178           177
70             1    American Signature Home                              360            120           119           60
71             1    Village Center Shopping Center                       357            120           117
72             1    Sun City RV & Mini Storage                           298            120           118
73             2    Sunnyside Towers Owners Corp.                        234            240           234
74             1    Diamond Bar Plaza                                    175            180           175
75             2    Timber Stone and Stone Tree MHP                      356            120           116
76             2    New Haven Portfolio                                  297             60            57
77             2    Saunders Apartments                                  357            120           117
78             1    Richardson Corner Shopping Center                    355            120           115
79             2    The Village Apartments                               174            180           174
80             2    2057-2065 Mission Street                             354            120           114
81             1    3 Research Park Office Building                      359            120           119
82             1    632 Palmer Road Owners, Inc.                         477            120           117
83             2    Northridge Arms Apartments                           356             60            56
84             1    Walnut RV Park                                       355            120           115
85             1    The Beverly House, Inc.                              357            120           117
86             1    230 W. 105 Realty Corp.                              354            120           114
87             1    Tyler Shopping Center                                359            120           119
88             1    Lynchburg Crossing Shopping Center                   356            120           116
89             1    474 Rodeo Drive Retail                               356            120           116
90             1    Broadpark Lodge Corp.                                354            120           114
91             1    University Medical Plaza                             355            120           115
92             2    400 East 17th Street Corp.                           474            120           114
93             2    Van Buren Owners, Inc.                               354            120           114
94             1    Plaza Oak Professional Building                      295            120           115
95             1    Wendover Landing                                     356            119           115
96             1    Quail Village Retail                                 355            120           115
97             1    Cherry Blossom Ctr                                   356            120           116
98             1    100 Hudson Tenants Corp.                             357            120           117
99             1    875 W. 181 Owners Corp.                              474            120           114
100            1    60 West Broad Street, Inc.                           474            120           114
101            2    Temple Gardens                                       356             60            56
102            1    325 West 86 Corp.                                    715            180           175

                                                                   MORTGAGE                   FIRST
             LOAN                                                  INTEREST     MONTHLY      PAYMENT      MATURITY
 #  CROSSED  GROUP  LOAN NAME                                       RATE      PAYMENT (3)     DATE         DATE         ARD
 -  -------  -----  ---------                                     ----------  -----------   ----------  -----------  ----------
 1             1    Brunswick Square                                 5.650%   $   496,423    9/11/2004    8/11/2014
 2             1    1201 New York Avenue                             5.485%       370,745    5/11/2004    4/11/2034   4/11/2009
 3             1    Highland Hospitality Portfolio                   6.470%       451,134    8/11/2004    7/11/2011
 4             1    469 Seventh Avenue                               5.873%       289,257    8/11/2004    7/11/2014
 5             1    Village on the Parkway                           5.770%       274,877    8/11/2004    7/11/2011
 6             1    The Shops at Legacy                              5.970%       265,942    8/11/2004    7/11/2014
 7             2    Bertakis MHP Portfolio                           4.930%       152,037    9/11/2004    8/11/2009
 8   (A)       1    Village Square Shopping Center                   5.680%       112,931    7/11/2004    6/11/2014
 9   (A)       1    Deerpath Court Shopping Center                   5.680%        72,392    7/11/2004    6/11/2014
10             1    Wayzata Office                                   5.970%       157,405    8/11/2004    7/11/2014
11             1    Laurel Mall                                      6.000%       137,897    1/11/2004   12/11/2013
12             1    Sweetwater Town & Country Shopping Center        6.080%       136,058    9/11/2004    8/11/2014
13             1    Governor's Marketplace Shopping Center           5.185%        89,117    10/1/2004     9/1/2009
14   (B)       2    Timberlake Apartments                            6.090%        69,948    8/11/2004    7/11/2011
15   (B)       2    Madison Pointe Apartments                        6.090%        46,007    7/11/2004    7/11/2011
16             1    City Park Retail                                 6.000%       107,919    8/11/2004    7/11/2014
17             1    Creekside Plaza                                  5.780%       113,566   10/11/2003    9/11/2013
18             2    Oak Grove Apartments                             5.540%        98,092    10/1/2004     9/1/2034    9/1/2014
19             2    Doric Apartment Corporation                      5.880%        84,869     8/1/2004     7/1/2019
20             1    Marysville Town Center                           5.250%        84,211    12/1/2004    11/1/2014
21             1    Grassmere Office Building                        5.550%        86,781    11/1/2004    10/1/2010
22             2    Maple Lane Apartments                            5.720%        81,434    9/11/2004    8/11/2014
23             2    Ashford Place Apartments                         5.790%        81,822    9/11/2004    8/11/2014
24             1    Park Place Promenade                             5.950%        76,928    11/1/2004    10/1/2014
25             2    University Towers Corporation                    6.160%        71,355    7/11/2004    6/11/2014
26             1    City Park Office                                 6.010%        66,021    8/11/2004    7/11/2014
27             2    Casa Pacifica Apartments                         5.500%        62,457    10/1/2004     9/1/2014
28             1    Von Karman                                       5.200%        59,029    5/11/2004    4/11/2009
29             1    Paradise Shoppes of Prominence Point             5.235%        43,426    10/1/2004     9/1/2009
30             1    T-Mobile USA Office Building                     5.780%        85,259    9/11/2004    1/11/2017
31             1    Saucon Valley Square                             5.115%        37,727    11/1/2004    10/1/2009
32             2    Avalon Town Center                               6.000%        52,161    8/11/2004    7/11/2014
33             2    Voorhies Avenue & Shore Parkway Owners Corp.     4.700%        41,491     7/1/2004     6/1/2014
34   (C)       2    Klotzman Portfolio - NRM                         6.770%        24,918    7/11/2004    6/11/2014
35   (C)       2    Klotzman Portfolio - KMP1                        6.770%        22,842    7/11/2004    6/11/2014
36   (C)       2    Klotzman Portfolio - Kaymar                      6.770%         5,191    7/11/2004    6/11/2014
37             2    University Townhouses Cooperative                5.930%        44,689     7/1/2004     6/1/2014
38             2    Timber Hollow Apartments                         5.850%        44,246    6/11/2004    5/11/2014
39             1    Delta Airlines Building                          5.450%        33,154    4/11/2004    3/11/2014   3/11/2009
40             2    Blendon Square Townhomes                         5.640%        40,362    11/1/2004    10/1/2014
41             2    Shadowood Apartment                              5.630%        39,166    7/11/2004    6/11/2009
42             2    High Vista Apartments                            5.980%        41,800    10/1/2004     9/1/2014
43             2    Cabrini Terrace Owners Corp.                     5.330%        32,777     7/1/2004     6/1/2014
44             1    Marina Gate Shopping Center                      6.180%        39,726    8/11/2004    7/11/2014
45             1    1255 North Avenue Owners Corp.                   5.280%        27,060     8/1/2004     7/1/2014
46             1    Wal Mart Super Center - Jonesboro                5.085%        25,800    10/1/2004     9/1/2009
47             1    Kietzke Plaza                                    5.510%        36,881    11/1/2004    10/1/2014
48             2    Chandler Point Apartments                        5.790%        33,995     4/1/2004     3/1/2014
49             1    Paseo Fashion Plaza                              5.680%        26,395    7/11/2004    6/11/2009
50             1    Davis Towne Crossing                             5.185%        23,182    10/1/2004     9/1/2009
51             1    La Quinta Centre                                 5.950%        31,308    7/11/2004    6/11/2014
52             1    KeyBank Portfolio #2                             6.260%        32,368    10/1/2004     9/1/2014
53             1    Creswell Plaza                                   5.960%        29,849    9/11/2004    8/11/2014
54             2    Trousdell Village Owners Corp.                   6.000%        25,347     7/1/2004     6/1/2019
55             1    Fleetwood Court Apartments, Inc.                 5.940%        29,785     8/1/2004     7/1/2014
56             1    Beacon Center                                    6.000%        29,378    7/11/2004    6/11/2014
57             2    Spring Branch Estates                            5.630%        30,348    7/11/2004    6/11/2009
58             1    Pine Ridge Retail Center                         5.490%        26,089    7/11/2004    6/11/2014

59             1    Hoke Landing Shopping Center                     5.850%        26,960    8/11/2004    7/11/2014
60             1    135 East 83rd Owners Corp.                       5.200%        22,516     8/1/2004     7/1/2014
61             1    Walgreens Federal Way                            6.220%        26,146    10/1/2004     9/1/2034    9/1/2014
62             1    Airport Plaza Shopping Center                    6.090%        25,086    9/11/2004    8/11/2014
63             1    Michelangelo Apts., Inc.                         5.800%        24,350     9/1/2004     8/1/2014
64             1    Azalea Plaza                                     6.600%        26,185     8/1/2004     7/1/2014
65             2    Minnesota Lake MHC                               6.020%        24,634    6/11/2004    5/11/2014
66             2    Sparrow Run Townhomes                            6.070%        23,800    6/11/2004    5/11/2014
67             2    The Phoenix Apartments                           5.890%        22,811    9/11/2004    8/11/2014
68             2    Garfield North Tenants Corp.                     5.280%        18,783     7/1/2004     6/1/2014
69             1    ATYS Industrial Building                         6.250%        24,033    11/1/2004     8/1/2019
70             1    American Signature Home                          5.610%        20,115    11/1/2004    10/1/2034   10/1/2014
71             1    Village Center Shopping Center                   6.060%        21,119    9/11/2004    8/11/2014
72             1    Sun City RV & Mini Storage                       6.330%        22,597    10/1/2004     9/1/2014
73             2    Sunnyside Towers Owners Corp.                    5.410%        22,294     6/1/2004     5/1/2024
74             1    Diamond Bar Plaza                                6.350%        27,612     7/1/2004     6/1/2019
75             2    Timber Stone and Stone Tree MHP                  5.780%        18,384    8/11/2004    7/11/2014
76             2    New Haven Portfolio                              5.650%        19,315    9/11/2004    8/11/2009
77             2    Saunders Apartments                              5.810%        17,776     9/1/2004     8/1/2014
78             1    Richardson Corner Shopping Center                6.090%        18,160    7/11/2004    6/11/2014
79             2    The Village Apartments                           4.750%        23,724    6/11/2004    5/11/2019
80             2    2057-2065 Mission Street                         5.740%        16,905    6/11/2004    5/11/2014
81             1    3 Research Park Office Building                  6.350%        17,734    11/1/2004    10/1/2034   10/1/2014
82             1    632 Palmer Road Owners, Inc.                     5.490%        14,423     9/1/2004     8/1/2014
83             2    Northridge Arms Apartments                       5.880%        16,572    8/11/2004    7/11/2009
84             1    Walnut RV Park                                   5.760%        16,358    7/11/2004    6/11/2014
85             1    The Beverly House, Inc.                          5.610%        15,650     9/1/2004     8/1/2014
86             1    230 W. 105 Realty Corp.                          4.980%        14,575     6/1/2004     5/1/2014
87             1    Tyler Shopping Center                            5.900%        15,718    11/1/2004    10/1/2014
88             1    Lynchburg Crossing Shopping Center               6.340%        16,161    8/11/2004    7/11/2014
89             1    474 Rodeo Drive Retail                           5.610%        14,942    8/11/2004    7/11/2014
90             1    Broadpark Lodge Corp.                            5.950%        15,643     6/1/2004     5/1/2014
91             1    University Medical Plaza                         6.400%        15,950    7/11/2004    6/11/2014
92             2    400 East 17th Street Corp.                       5.060%        12,271     6/1/2004     5/1/2014
93             2    Van Buren Owners, Inc.                           4.880%        13,341     6/1/2004     5/1/2014
94             1    Plaza Oak Professional Building                  5.530%        15,397    7/11/2004    6/11/2014
95             1    Wendover Landing                                 6.510%        15,502    8/11/2004    6/11/2014
96             1    Quail Village Retail                             6.080%        14,815    7/11/2004    6/11/2014
97             1    Cherry Blossom Ctr                               6.400%        14,774    8/11/2004    7/11/2014
98             1    100 Hudson Tenants Corp.                         5.860%        13,703     9/1/2004     8/1/2014
99             1    875 W. 181 Owners Corp.                          5.160%        11,335     6/1/2004     5/1/2014
100            1    60 West Broad Street, Inc.                       5.180%        10,978     6/1/2004     5/1/2014
101            2    Temple Gardens                                   5.880%        13,021    8/11/2004    7/11/2009
102            1    325 West 86 Corp.                                5.850%        10,807     7/1/2004     6/1/2019

             LOAN                                                 PREPAYMENT PROVISION                                  DEFEASANCE
 #  CROSSED  GROUP  LOAN NAME                                     (AS OF ORIGINATION (5)                                OPTION (6)
 -  -------  -----  ---------                                     ----------------------                                ----------
 1             1    Brunswick Square                              Lock/113_0.0%/7                                          Yes
 2             1    1201 New York Avenue                          Lock/55_0.0%/5                                           Yes
 3             1    Highland Hospitality Portfolio                Lock/77_0.0%/7                                           Yes
 4             1    469 Seventh Avenue                            Lock/116_0.0%/4                                          Yes
 5             1    Village on the Parkway                        Lock/78_0.0%/6                                           Yes
 6             1    The Shops at Legacy                           Lock/117_0.0%/3                                          Yes
 7             2    Bertakis MHP Portfolio                        Lock/57_0.0%/3                                           Yes
 8   (A)       1    Village Square Shopping Center                Lock/117_0.0%/3                                          Yes
 9   (A)       1    Deerpath Court Shopping Center                Lock/117_0.0%/3                                          Yes
10             1    Wayzata Office                                Lock/117_0.0%/3                                          Yes
11             1    Laurel Mall                                   Lock/116_0.0%/4                                          Yes
12             1    Sweetwater Town & Country Shopping Center     Lock/114_0.0%/6                                          Yes
13             1    Governor's Marketplace Shopping Center        YM1/56_0.0%/4                                             No
14   (B)       2    Timberlake Apartments                         Lock/81_0.0%/3                                           Yes
15   (B)       2    Madison Pointe Apartments                     Lock/82_0.0%/3                                           Yes
16             1    City Park Retail                              Lock/114_0.0%/6                                          Yes
17             1    Creekside Plaza                               Lock/116_0.0%/4                                          Yes
18             2    Oak Grove Apartments                          Lock/116_0.0%/4                                          Yes
19             2    Doric Apartment Corporation                   Lock/176_0.0%/4                                          Yes
20             1    Marysville Town Center                        Lock/116_0.0%/4                                          Yes
21             1    Grassmere Office Building                     Lock/68_0.0%/4                                           Yes
22             2    Maple Lane Apartments                         Lock/117_0.0%/3                                          Yes
23             2    Ashford Place Apartments                      Lock/117_0.0%/3                                          Yes
24             1    Park Place Promenade                          Lock/117_0.0%/3                                          Yes
25             2    University Towers Corporation                 Lock/117_0.0%/3                                          Yes
26             1    City Park Office                              Lock/114_0.0%/6                                          Yes
27             2    Casa Pacifica Apartments                      Lock/117_0.0%/3                                          Yes
28             1    Von Karman                                    Lock/57_0.0%/3                                           Yes
29             1    Paradise Shoppes of Prominence Point          YM1/56_0.0%/4                                             No
30             1    T-Mobile USA Office Building                  Lock/146_0.0%/3                                          Yes
31             1    Saucon Valley Square                          YM1/56_0.0%/4                                             No
32             2    Avalon Town Center                            Lock/117_0.0%/3                                          Yes
33             2    Voorhies Avenue & Shore Parkway Owners Corp.  Lock/102_1.0%/14_0.0%/4                                   No
34   (C)       2    Klotzman Portfolio - NRM                      Lock/113_0.0%/7                                          Yes
35   (C)       2    Klotzman Portfolio - KMP1                     Lock/113_0.0%/7                                          Yes
36   (C)       2    Klotzman Portfolio - Kaymar                   Lock/113_0.0%/7                                          Yes
37             2    University Townhouses Cooperative             Lock/116_0.0%/4                                          Yes
38             2    Timber Hollow Apartments                      Lock/117_0.0%/3                                          Yes
39             1    Delta Airlines Building                       Lock/55_0.0%/5                                           Yes
40             2    Blendon Square Townhomes                      Lock/116_0.0%/4                                          Yes
41             2    Shadowood Apartment                           Lock/57_0.0%/3                                           Yes
42             2    High Vista Apartments                         Lock/117_0.0%/3                                          Yes
43             2    Cabrini Terrace Owners Corp.                  Lock/84_YM/32_0.0%/4                                      No
44             1    Marina Gate Shopping Center                   Lock/117_0.0%/3                                          Yes
45             1    1255 North Avenue Owners Corp.                Lock/102_1.0%/14_0.0%/4                                   No
46             1    Wal Mart Super Center - Jonesboro             YM1/56_0.0%/4                                             No
47             1    Kietzke Plaza                                 YM1/116_0.0%/4                                            No
48             2    Chandler Point Apartments                     Lock/116_0.0%/4                                          Yes
49             1    Paseo Fashion Plaza                           Lock/57_0.0%/3                                           Yes
50             1    Davis Towne Crossing                          YM1/56_0.0%/4                                             No
51             1    La Quinta Centre                              Lock/113_0.0%/7                                          Yes
52             1    KeyBank Portfolio #2                          Lock/60_YM1/57_0.0%/3                                     No
53             1    Creswell Plaza                                Lock/117_0.0%/3                                          Yes
54             2    Trousdell Village Owners Corp.                Lock/144_3.0%/12_2.0%/12_1.0%/8_0.0%/4                    No
55             1    Fleetwood Court Apartments, Inc.              Lock/102_2.0%/14_0.0%/4                                   No
56             1    Beacon Center                                 Lock/116_0.0%/4                                          Yes
57             2    Spring Branch Estates                         Lock/55_0.0%/5                                           Yes
58             1    Pine Ridge Retail Center                      Lock/117_0.0%/3                                          Yes
59             1    Hoke Landing Shopping Center                  Lock/117_0.0%/3                                          Yes
60             1    135 East 83rd Owners Corp.                    Lock/84_YM/32_0.0%/4                                      No
61             1    Walgreens Federal Way                         Lock/116_0.0%/4                                          Yes
62             1    Airport Plaza Shopping Center                 Lock/117_0.0%/3                                          Yes
63             1    Michelangelo Apts., Inc.                      Lock/102_2.0%/14_0.0%/4                                   No
64             1    Azalea Plaza                                  Lock/116_0.0%/4                                          Yes
65             2    Minnesota Lake MHC                            Lock/117_0.0%/3                                          Yes
66             2    Sparrow Run Townhomes                         Lock/117_0.0%/3                                          Yes
67             2    The Phoenix Apartments                        Lock/113_0.0%/7                                          Yes
68             2    Garfield North Tenants Corp.                  Lock/116_0.0%/4                                          Yes
69             1    ATYS Industrial Building                      Lock/58_YM1/117_0.0%/3                                    No
70             1    American Signature Home                       Lock/116_0.0%/4                                          Yes
71             1    Village Center Shopping Center                Lock/117_0.0%/3                                          Yes
72             1    Sun City RV & Mini Storage                    YM1/36_5.0%/24_4.0%/24_3.0%/12_2.0%/12_1.0%/9_0.0%/3      No
73             2    Sunnyside Towers Owners Corp.                 Lock/236_0.0%/4                                          Yes
74             1    Diamond Bar Plaza                             Lock/176_0.0%/4                                          Yes
75             2    Timber Stone and Stone Tree MHP               Lock/113_0.0%/7                                          Yes
76             2    New Haven Portfolio                           Lock/53_0.0%/7                                           Yes
77             2    Saunders Apartments                           Lock/102_2.0%/14_0.0%/4                                   No
78             1    Richardson Corner Shopping Center             Lock/117_0.0%/3                                          Yes
79             2    The Village Apartments                        Lock/177_0.0%/3                                          Yes
80             2    2057-2065 Mission Street                      Lock/113_0.0%/7                                          Yes
81             1    3 Research Park Office Building               YM5/11_YM4/12_YM3/12_YM2/12_YM1/69_0.0%/4                 No
82             1    632 Palmer Road Owners, Inc.                  Lock/102_2.0%/14_0.0%/4                                   No
83             2    Northridge Arms Apartments                    Lock/53_0.0%/7                                           Yes
84             1    Walnut RV Park                                Lock/117_0.0%/3                                          Yes
85             1    The Beverly House, Inc.                       Lock/102_2.0%/14_0.0%/4                                   No
86             1    230 W. 105 Realty Corp.                       Lock/102_2.0%/14_0.0%/4                                   No
87             1    Tyler Shopping Center                         YM1/116_0.0%/4                                            No
88             1    Lynchburg Crossing Shopping Center            Lock/117_0.0%/3                                          Yes
89             1    474 Rodeo Drive Retail                        Lock/113_0.0%/7                                          Yes
90             1    Broadpark Lodge Corp.                         Lock/102_2.0%/14_0.0%/4                                   No
91             1    University Medical Plaza                      Lock/117_0.0%/3                                          Yes
92             2    400 East 17th Street Corp.                    Lock/102_2.0%/14_0.0%/4                                   No
93             2    Van Buren Owners, Inc.                        Lock/102_2.0%/14_0.0%/4                                   No
94             1    Plaza Oak Professional Building               Lock/117_0.0%/3                                          Yes
95             1    Wendover Landing                              Lock/116_0.0%/3                                          Yes
96             1    Quail Village Retail                          Lock/113_0.0%/7                                          Yes
97             1    Cherry Blossom Ctr                            Lock/113_0.0%/7                                          Yes
98             1    100 Hudson Tenants Corp.                      Lock/102_2.0%/14_0.0%/4                                   No
99             1    875 W. 181 Owners Corp.                       Lock/84_YM/32_0.0%/4                                      No
100            1    60 West Broad Street, Inc.                    Lock/102_2.0%/14_0.0%/4                                   No
101            2    Temple Gardens                                Lock/53_0.0%/7                                           Yes
102            1    325 West 86 Corp.                             Lock/120_YM/56_0.0%/4                                     No

                                                                                                        PERCENTAGE   ORIGINATION
                                                                    ORIGINAL           CUT-OFF DATE      INITIAL     AMORTIZATION
             LOAN                                                   PRINCIPAL            PRINCIPAL       MORTGAGE        TERM
 #  CROSSED  GROUP  LOAN NAME                                        BALANCE            BALANCE (1)    POOL BALANCE    (MONTHS)
 -  -------  -----  ---------                                     ---------------     ---------------  ------------  ---------------
103            1    Securlock at Matlock                          $     2,100,000     $     2,100,000      0.18%          300
104            1    Pinette Housing Corp.                               2,100,000           2,097,773      0.18%          480
105            1    Crompond Apartment Owners, Inc.                     2,000,000           2,000,000      0.18%     Interest Only
106            1    2020 Professional Center                            2,000,000           1,992,408      0.18%          360
107            2    Parkside Development Company, Inc.                  2,000,000           1,991,597      0.17%          360
108            2    Bridgeview Apartment Corporation                    2,000,000           1,987,567      0.17%          240
109            1    Halsted Retail                                      1,950,000           1,944,501      0.17%          360
110            2    Brighton Manor Apartments                           1,950,000           1,942,992      0.17%          360
111            1    Alma School Road Office Building                    1,900,000           1,890,788      0.17%          300
112            1    Hammerly Retail Center                              1,900,000           1,884,812      0.17%          300
113            1    Tanglewood Gardens Owners Corp.                     1,900,000           1,884,227      0.17%          360
114            1    1 Bronxville Owners Corp.                           1,800,000           1,795,776      0.16%          480
115            1    345 East 77th Street Owners, Inc.                   1,750,000           1,745,493      0.15%          480

116            1    Mears Warehouse                                     1,750,000           1,738,823      0.15%          300
117            1    Hanover River House, Inc.                           1,690,000           1,690,000      0.15%     Interest Only
118            1    Lexington Square Self Storage                       1,700,000           1,678,892      0.15%          300
119            1    210 West 29th St                                    1,675,000           1,671,157      0.15%          360
120            1    718 Apts., Inc.                                     1,680,000           1,662,642      0.15%          180
121            2    Favalora Apartments                                 1,650,000           1,645,639      0.14%          300
122            1    828 Fifth Avenue Owners Corp.                       1,600,000           1,598,318      0.14%          480
123            2    Elmhurst House, Inc.                                1,500,000           1,498,588      0.13%          360
124            1    35 Park West Corporation                            1,500,000           1,495,675      0.13%          360
125            1    Irving Park Retail                                  1,500,000           1,495,147      0.13%          360
126            1    2035 Central Park Ave. Owners Corp.                 1,500,000           1,494,082      0.13%          360
127            1    Dobson & Elliott Plaza                              1,500,000           1,493,598      0.13%          300
128            1    Vernon Manor Co-operative Apartments,
                      Section II, Incorporated                          1,500,000           1,484,338      0.13%          240
129            1    95 Sedgwick Owners Corp.                            1,400,000           1,395,802      0.12%          360
130            2    Mutual Housing Housing Association, Inc.            1,400,000           1,394,177      0.12%          360
131            1    23 Park Ave. Realty Corp.                           1,300,000           1,300,000      0.11%     Interest Only
132            1    325 House Inc.                                      1,300,000           1,300,000      0.11%     Interest Only
133            2    Timberland Apartments                               1,275,000           1,269,968      0.11%          360
134            1    Gramgar, Inc.                                       1,250,000           1,248,059      0.11%          480
135            1    130 E. 94th Apartments Corp.                        1,250,000           1,246,337      0.11%          360
136            1    60-68 Apartments Corp.                              1,200,000           1,198,134      0.11%          480
137            2    432-434 West 47th Street Tenants Corp.
                      aka 432-434 W. 47 Street Tenants Corp.            1,200,000           1,197,157      0.11%          480
138            2    Camelot Apartments                                  1,200,000           1,195,688      0.11%          360
139            2    1014-18 North Charles Street                        1,200,000           1,192,361      0.10%          240
140            1    175 East 79 Tenants Corp.                           1,100,000           1,097,858      0.10%          360
141            1    250 Equities Corp.                                  1,100,000           1,097,800      0.10%          360
142            1    530 Riverdale Owners Corp.                          1,100,000           1,097,783      0.10%          360
143            1    51 West 81st Street Corp.                           1,100,000           1,093,936      0.10%          360
144            2    Bainbridge House, Inc.                              1,050,000           1,048,613      0.09%          480
145            1    Costa Mesa                                          1,050,000           1,047,567      0.09%          360
146            2    St. Andrews Apartments                              1,000,000             997,487      0.09%          360
147            1    Drake Lane Owners, Inc.                               970,000             955,985      0.08%          180
148            2    4295 Webster Avenue Owners, Inc.                      925,000             922,132      0.08%          480
149            2    406 West 46th Street Corp.                            850,000             848,740      0.07%          480
150            1    81-87 Owners Corp.                                    850,000             846,531      0.07%          300
151            1    Bissonnet Plaza                                       810,000             806,885      0.07%          300
152            2    Halcyon Apartments                                    800,000             798,071      0.07%          360
153            1    Prestige Plaza Shopping Center                        775,000             770,095      0.07%          360
154            1    Lafayette Court Apts. Corp.                           750,000             748,600      0.07%          480
155            1    155 East 49th Street Corporation                      750,000             746,549      0.07%          360
156            1    491 Broadway Realty                                   700,000             699,332      0.06%          480
157            2    Country Haven Mobile Home Park                        696,000             690,673      0.06%          300
158            1    Lafayette Lofts, Inc.                                 600,000             598,926      0.05%          480
159            1    23830 Owners Corp.                                    550,000             549,291      0.05%          720
160            1    228 West 16th Street Housing Corporation              550,000             547,793      0.05%          360
161            1    336 East 50th Street Tenants Corp.                    525,000             525,000      0.05%     Interest Only
162            1    62 East 87th St. Owners Corp.                         500,000             498,485      0.04%          360
163            1    14 Jay Street Owners Corp.                            500,000             487,911      0.04%          120
164            1    238 W. 11th Street Cooperative Corp.                  460,000             457,171      0.04%          360
165            2    Eighty-Five Owners Corp.                              450,000             450,000      0.04%     Interest Only
166            1    108 Pierrepont Street Housing Corp                    425,000             424,579      0.04%          480
167            1    345 East 61st Street Housing Corporation              425,000             422,516      0.04%          360
168            1    22 Pierrepont St. Apartment Corp.                     400,000             398,988      0.04%          480
169            2    353 West 29th Street Housing Corporation              300,000             297,262      0.03%          180
170            1    237 East 12 Street Owners Corp.                       300,000             296,212      0.03%          180
171            1    304 West 78th Owners Corp.                            270,000             269,668      0.02%          480
172            1    West 99th Street Apartment Corp.                      260,000             258,793      0.02%          360
173            1    159 West 78th Street Corp.                            255,000             254,801      0.02%          480
174            2    53 St. Marks Tenants Corporation                      225,000             224,246      0.02%          360
175            1    199 Eighth Avenue Housing Corp.                       200,000             199,202      0.02%          360
176            2    181-183 Dekalb Owners Corp.                           200,000             197,551      0.02%          180
177            1    76 State St. Owners, Inc. aka 76 State
                      Street Owners, Inc.                                 170,000             168,139      0.01%          180
178            1    Perelandra Realty Corp.                               150,000             150,000      0.01%     Interest Only
179            1    483 14th Street Apartment Corporation                 120,000             118,609      0.01%          180
                                                                  ----------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                                           $ 1,140,498,221     $ 1,138,076,748     100.0%          355
                                                                  ================================================================

MAXIMUM:                                                          $    86,000,000     $    86,000,000      7.56%          720
MINIMUM:                                                          $       120,000     $       118,609      0.01%          120

                                                                                                                 INITIAL
                                                                     REMAINING      ORIGINAL      REMAINING      INTEREST
                                                                    AMORTIZATION     TERM TO       TERM TO         ONLY
             LOAN                                                      TERM         MATURITY       MATURITY       PERIOD
 #  CROSSED  GROUP  LOAN NAME                                        (MONTHS)      (MONTHS)(2)  (MONTHS)(1)(2)   (MONTHS)
 -  -------  -----  ---------                                     ---------------  -----------  --------------   --------
103            1    Securlock at Matlock                                 300            120           114            12
104            1    Pinette Housing Corp.                                478            120           118
105            1    Crompond Apartment Owners, Inc.                 Interest Only       120           116           120
106            1    2020 Professional Center                             355            120           115
107            2    Parkside Development Company, Inc.                   356            120           116
108            2    Bridgeview Apartment Corporation                     237            240           237
109            1    Halsted Retail                                       357            120           117
110            2    Brighton Manor Apartments                            356            120           116
111            1    Alma School Road Office Building                     296            120           116
112            1    Hammerly Retail Center                               294             60            54
113            1    Tanglewood Gardens Owners Corp.                      353            120           113
114            1    1 Bronxville Owners Corp.                            476            120           116
115            1    345 East 77th Street Owners, Inc.                    475            120           115
116            1    Mears Warehouse                                      295            120           115
117            1    Hanover River House, Inc.                       Interest Only       120           117           120
118            1    Lexington Square Self Storage                        290            120           110
119            1    210 West 29th St                                     357            118           115
120            1    718 Apts., Inc.                                      177            120           117
121            2    Favalora Apartments                                  298            120           118
122            1    828 Fifth Avenue Owners Corp.                        478            120           118
123            2    Elmhurst House, Inc.                                 359            120           119
124            1    35 Park West Corporation                             357            180           177
125            1    Irving Park Retail                                   356            120           116
126            1    2035 Central Park Ave. Owners Corp.                  356            120           116
127            1    Dobson & Elliott Plaza                               297            120           117
128            1    Vernon Manor Co-operative Apartments,
                      Section II, Incorporated                           235            240           235
129            1    95 Sedgwick Owners Corp.                             357            120           117
130            2    Mutual Housing Housing Association, Inc.             356            120           116
131            1    23 Park Ave. Realty Corp.                       Interest Only       120           115           120
132            1    325 House Inc.                                  Interest Only       120           116           120
133            2    Timberland Apartments                                355            120           115
134            1    Gramgar, Inc.                                        477            120           117
135            1    130 E. 94th Apartments Corp.                         357            120           117
136            1    60-68 Apartments Corp.                               477            120           117
137            2    432-434 West 47th Street Tenants Corp.
                      aka 432-434 W. 47 Street Tenants Corp.             475            120           115
138            2    Camelot Apartments                                   356            120           116
139            2    1014-18 North Charles Street                         237            120           117
140            1    175 East 79 Tenants Corp.                            358            180           178
141            1    250 Equities Corp.                                   358            120           118
142            1    530 Riverdale Owners Corp.                           358            120           118
143            1    51 West 81st Street Corp.                            355            120           115
144            2    Bainbridge House, Inc.                               477            120           117
145            1    Costa Mesa                                           357            120           117
146            2    St. Andrews Apartments                               357            120           117
147            1    Drake Lane Owners, Inc.                              176            180           176
148            2    4295 Webster Avenue Owners, Inc.                     474            120           114
149            2    406 West 46th Street Corp.                           477            120           117
150            1    81-87 Owners Corp.                                   297            180           177
151            1    Bissonnet Plaza                                      297            120           117
152            2    Halcyon Apartments                                   357            120           117
153            1    Prestige Plaza Shopping Center                       353            120           113
154            1    Lafayette Court Apts. Corp.                          476            120           116
155            1    155 East 49th Street Corporation                     356            120           116
156            1    491 Broadway Realty                                  478            120           118
157            2    Country Haven Mobile Home Park                       294             60            54
158            1    Lafayette Lofts, Inc.                                476            120           116
159            1    23830 Owners Corp.                                   713            120           113
160            1    228 West 16th Street Housing Corporation             356            120           116
161            1    336 East 50th Street Tenants Corp.              Interest Only       120           117           120
162            1    62 East 87th St. Owners Corp.                        357            120           117
163            1    14 Jay Street Owners Corp.                           116            120           116
164            1    238 W. 11th Street Cooperative Corp.                 353            120           113
165            2    Eighty-Five Owners Corp.                        Interest Only       120           115           120
166            1    108 Pierrepont Street Housing Corp                   478            120           118
167            1    345 East 61st Street Housing Corporation             354            120           114
168            1    22 Pierrepont St. Apartment Corp.                    474            120           114
169            2    353 West 29th Street Housing Corporation             177            180           177
170            1    237 East 12 Street Owners Corp.                      176            120           116
171            1    304 West 78th Owners Corp.                           477            120           117
172            1    West 99th Street Apartment Corp.                     355            120           115
173            1    159 West 78th Street Corp.                           478            120           118
174            2    53 St. Marks Tenants Corporation                     355            120           115
175            1    199 Eighth Avenue Housing Corp.                      355            120           115
176            2    181-183 Dekalb Owners Corp.                          176            180           176
177            1    76 State St. Owners, Inc. aka 76 State
                      Street Owners, Inc.                                176            180           176
178            1    Perelandra Realty Corp.                         Interest Only       120           114           120
179            1    483 14th Street Apartment Corporation                176            180           176
                                                                  -------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                                                  353            107           103
                                                                  =======================================================

MAXIMUM:                                                                 715            240           237
MINIMUM:                                                                 116             60            52

                                                                   MORTGAGE                   FIRST
             LOAN                                                  INTEREST     MONTHLY      PAYMENT      MATURITY
 #  CROSSED  GROUP  LOAN NAME                                       RATE      PAYMENT (3)     DATE          DATE        ARD
 -  -------  -----  ---------                                     ----------  -----------   ----------   -----------  ---------
103            1    Securlock at Matlock                             5.100%   $    12,399    6/11/2004     5/11/2014
104            1    Pinette Housing Corp.                            5.640%        11,145    10/1/2004      9/1/2014
105            1    Crompond Apartment Owners, Inc.                  5.540%         9,362     8/1/2004      7/1/2014
106            1    2020 Professional Center                         6.740%        12,959    7/11/2004     6/11/2014
107            2    Parkside Development Company, Inc.               5.430%        11,363     8/1/2004      7/1/2014
108            2    Bridgeview Apartment Corporation                 6.410%        14,806     9/1/2004      8/1/2024
109            1    Halsted Retail                                   5.760%        11,392    9/11/2004     8/11/2014
110            2    Brighton Manor Apartments                        5.900%        11,566    8/11/2004     7/11/2014
111            1    Alma School Road Office Building                 6.490%        12,817    8/11/2004     7/11/2014
112            1    Hammerly Retail Center                           6.070%        12,323    6/11/2004     5/11/2029  5/11/2009
113            1    Tanglewood Gardens Owners Corp.                  5.140%        10,363     5/1/2004      4/1/2014
114            1    1 Bronxville Owners Corp.                        5.080%         8,860     8/1/2004      7/1/2014
115            1    345 East 77th Street Owners, Inc.                5.660%         9,312     7/1/2004      6/1/2014
116            1    Mears Warehouse                                  6.340%        11,642    7/11/2004     6/11/2014
117            1    Hanover River House, Inc.                        5.920%         8,337     9/1/2004      8/1/2014
118            1    Lexington Square Self Storage                    6.660%        11,649    2/11/2004     1/11/2014
119            1    210 West 29th St                                 6.620%        10,720    9/11/2004     6/11/2014
120            1    718 Apts., Inc.                                  6.040%        14,213     9/1/2004      8/1/2014
121            2    Favalora Apartments                              6.180%        10,813   10/11/2004     9/11/2014
122            1    828 Fifth Avenue Owners Corp.                    5.670%         8,525    10/1/2004      9/1/2014
123            2    Elmhurst House, Inc.                             5.720%         8,801    11/1/2004     10/1/2014
124            1    35 Park West Corporation                         6.210%         9,197     9/1/2004      8/1/2019
125            1    Irving Park Retail                               6.330%         9,314    8/11/2004     7/11/2014
126            1    2035 Central Park Ave. Owners Corp.              5.730%         8,810     8/1/2004      7/1/2014
127            1    Dobson & Elliott Plaza                           6.125%         9,779     9/1/2004      8/1/2014
128            1    Vernon Manor Co-operative Apartments,
                      Section II, Incorporated                       6.390%        11,087     7/1/2004      6/1/2024
129            1    95 Sedgwick Owners Corp.                         5.720%         8,214     9/1/2004      8/1/2014
130            2    Mutual Housing Housing Association, Inc.         5.810%         8,223     8/1/2004      7/1/2014
131            1    23 Park Ave. Realty Corp.                        5.250%         5,688     7/1/2004      6/1/2014
132            1    325 House Inc.                                   5.950%         6,535     8/1/2004      7/1/2014
133            2    Timberland Apartments                            6.580%         8,126    7/11/2004     6/11/2014
134            1    Gramgar, Inc.                                    5.560%         6,564     9/1/2004      8/1/2014
135            1    130 E. 94th Apartments Corp.                     5.830%         7,423     9/1/2004      8/1/2014
136            1    60-68 Apartments Corp.                           5.900%         6,519     9/1/2004      8/1/2014
137            2    432-434 West 47th Street Tenants Corp.
                      aka 432-434 W. 47 Street Tenants Corp.         5.940%         6,621     7/1/2004      6/1/2014
138            2    Camelot Apartments                               5.900%         7,118    8/11/2004     7/11/2014
139            2    1014-18 North Charles Street                     5.790%         8,452    9/11/2004     8/11/2014
140            1    175 East 79 Tenants Corp.                        6.130%         6,687    10/1/2004      9/1/2019
141            1    250 Equities Corp.                               5.990%         6,588    10/1/2004      9/1/2014
142            1    530 Riverdale Owners Corp.                       5.800%         6,511    10/1/2004      9/1/2014
143            1    51 West 81st Street Corp.                        5.510%         6,253     7/1/2004      6/1/2014
144            2    Bainbridge House, Inc.                           6.080%         5,898     9/1/2004      8/1/2014
145            1    Costa Mesa                                       6.580%         6,692    9/11/2004     8/11/2014
146            2    St. Andrews Apartments                           6.250%         6,157    9/11/2004     8/11/2014
147            1    Drake Lane Owners, Inc.                          5.500%         7,926     8/1/2004      7/1/2019
148            2    4295 Webster Avenue Owners, Inc.                 5.940%         5,051     6/1/2004      5/1/2014
149            2    406 West 46th Street Corp.                       5.710%         4,553     9/1/2004      8/1/2014
150            1    81-87 Owners Corp.                               6.130%         5,589     9/1/2004      8/1/2019
151            1    Bissonnet Plaza                                  6.240%         5,338    9/11/2004     8/11/2014
152            2    Halcyon Apartments                               6.420%         5,015    9/11/2004     8/11/2014
153            1    Prestige Plaza Shopping Center                   6.050%         4,671    5/11/2004     4/11/2014
154            1    Lafayette Court Apts. Corp.                      5.810%         4,070     8/1/2004      7/1/2014
155            1    155 East 49th Street Corporation                 5.270%         4,151     8/1/2004      7/1/2014
156            1    491 Broadway Realty                              6.010%         3,897    10/1/2004      9/1/2014
157            2    Country Haven Mobile Home Park                   6.310%         4,617    6/11/2004     5/11/2009
158            1    Lafayette Lofts, Inc.                            5.940%         3,311     8/1/2004      7/1/2014
159            1    23830 Owners Corp.                               5.440%         2,593     5/1/2004      4/1/2014
160            1    228 West 16th Street Housing Corporation         5.650%         3,202     8/1/2004      7/1/2014
161            1    336 East 50th Street Tenants Corp.               5.940%         2,599     9/1/2004      8/1/2014
162            1    62 East 87th St. Owners Corp.                    5.950%         2,982     9/1/2004      8/1/2014
163            1    14 Jay Street Owners Corp.                       6.320%         5,632     8/1/2004      7/1/2014
164            1    238 W. 11th Street Cooperative Corp.             6.480%         2,929     5/1/2004      4/1/2014
165            2    Eighty-Five Owners Corp.                         5.220%         1,985     7/1/2004      6/1/2014
166            1    108 Pierrepont Street Housing Corp               6.060%         2,356    10/1/2004      9/1/2014
167            1    345 East 61st Street Housing Corporation         5.880%         2,538     6/1/2004      5/1/2014
168            1    22 Pierrepont St. Apartment Corp.                6.240%         2,293     6/1/2004      5/1/2014
169            2    353 West 29th Street Housing Corporation         7.490%         2,779     9/1/2004      8/1/2019
170            1    237 East 12 Street Owners Corp.                  6.770%         2,674     8/1/2004      7/1/2014
171            1    304 West 78th Owners Corp.                       6.760%         1,631     9/1/2004      8/1/2014
172            1    West 99th Street Apartment Corp.                 6.160%         1,600     7/1/2004      6/1/2014
173            1    159 West 78th Street Corp.                       6.700%         1,546    10/1/2004      9/1/2014
174            2    53 St. Marks Tenants Corporation                 7.680%         1,618     7/1/2004      6/1/2014
175            1    199 Eighth Avenue Housing Corp.                  6.880%         1,327     7/1/2004      6/1/2014
176            2    181-183 Dekalb Owners Corp.                      7.450%         1,848     8/1/2004      7/1/2019
177            1    76 State St. Owners, Inc. aka 76 State
                      Street Owners, Inc.                            8.300%         1,666     8/1/2004      7/1/2019
178            1    Perelandra Realty Corp.                          7.110%           889     6/1/2004      5/1/2014
179            1    483 14th Street Apartment Corporation            8.080%         1,152     8/1/2004      7/1/2019
                                                                  --------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                                              5.772%   $ 6,558,201     8/1/2004     9/18/2015
                                                                  ==================================================

MAXIMUM:                                                             8.300%   $   496,423    12/1/2004     10/1/2034
MINIMUM:                                                             4.700%   $       889   10/11/2003     4/11/2009

             LOAN                                                 PREPAYMENT PROVISION                                  DEFEASANCE
 #  CROSSED  GROUP  LOAN NAME                                     (AS OF ORIGINATION (5)                                OPTION (6)
 -  -------  -----  ---------                                     ----------------------                                ----------
103            1    Securlock at Matlock                          Lock/117_0.0%/3                                           Yes
104            1    Pinette Housing Corp.                         Lock/102_2.0%/14_0.0%/4                                    No
105            1    Crompond Apartment Owners, Inc.               Lock/102_2.0%/14_0.0%/4                                    No
106            1    2020 Professional Center                      Lock/113_0.0%/7                                           Yes
107            2    Parkside Development Company, Inc.            Lock/102_2.0%/14_0.0%/4                                    No
108            2    Bridgeview Apartment Corporation              Lock/236_0.0%/4                                           Yes
109            1    Halsted Retail                                Lock/117_0.0%/3                                           Yes
110            2    Brighton Manor Apartments                     Lock/113_0.0%/7                                           Yes
111            1    Alma School Road Office Building              Lock/113_0.0%/7                                           Yes
112            1    Hammerly Retail Center                        Lock/53_0.0%/7                                            Yes
113            1    Tanglewood Gardens Owners Corp.               Lock/102_2.0%/14_0.0%/4                                    No
114            1    1 Bronxville Owners Corp.                     Lock/102_2.0%/14_0.0%/4                                    No
115            1    345 East 77th Street Owners, Inc.             Lock/102_1.0%/14_0.0%/4                                    No
116            1    Mears Warehouse                               Lock/113_0.0%/7                                           Yes
117            1    Hanover River House, Inc.                     Lock/102_2.0%/14_0.0%/4                                    No
118            1    Lexington Square Self Storage                 Lock/113_0.0%/7                                           Yes
119            1    210 West 29th St                              Lock/111_0.0%/7                                           Yes
120            1    718 Apts., Inc.                               Lock/102_2.0%/14_0.0%/4                                    No
121            2    Favalora Apartments                           Lock/113_0.0%/7                                           Yes
122            1    828 Fifth Avenue Owners Corp.                 Lock/84_YM/32_0.0%/4                                       No
123            2    Elmhurst House, Inc.                          Lock/116_0.0%/4                                           Yes
124            1    35 Park West Corporation                      Lock/120_YM/56_0.0%/4                                      No
125            1    Irving Park Retail                            Lock/40_YM1/77_0.0%/3                                      No
126            1    2035 Central Park Ave. Owners Corp.           Lock/102_2.0%/14_0.0%/4                                    No
127            1    Dobson & Elliott Plaza                        YM1/36_5.0%/36_4.0%/12_3.0%/12_2.0%/12_1.0%/9_0.0%/3       No
128            1    Vernon Manor Co-operative Apartments,
                      Section II, Incorporated                    Lock/236_0.0%/4                                           Yes
129            1    95 Sedgwick Owners Corp.                      Lock/102_2.0%/14_0.0%/4                                    No
130            2    Mutual Housing Housing Association, Inc.      Lock/102_2.0%/14_0.0%/4                                    No
131            1    23 Park Ave. Realty Corp.                     Lock/102_2.0%/14_0.0%/4                                    No
132            1    325 House Inc.                                Lock/102_2.0%/14_0.0%/4                                    No
133            2    Timberland Apartments                         Lock/113_0.0%/7                                           Yes
134            1    Gramgar, Inc.                                 Lock/102_2.0%/14_0.0%/4                                    No
135            1    130 E. 94th Apartments Corp.                  Lock/84_YM/32_0.0%/4                                       No
136            1    60-68 Apartments Corp.                        Lock/102_2.0%/14_0.0%/4                                    No
137            2    432-434 West 47th Street Tenants Corp.
                      aka 432-434 W. 47 Street Tenants Corp.      Lock/102_2.0%/14_0.0%/4                                    No
138            2    Camelot Apartments                            Lock/113_0.0%/7                                           Yes
139            2    1014-18 North Charles Street                  Lock/113_0.0%/7                                           Yes
140            1    175 East 79 Tenants Corp.                     Lock/120_YM/56_0.0%/4                                      No
141            1    250 Equities Corp.                            Lock/102_2.0%/14_0.0%/4                                    No
142            1    530 Riverdale Owners Corp.                    Lock/102_2.0%/14_0.0%/4                                    No
143            1    51 West 81st Street Corp.                     Lock/102_2.0%/14_0.0%/4                                    No
144            2    Bainbridge House, Inc.                        Lock/102_2.0%/14_0.0%/4                                    No
145            1    Costa Mesa                                    Lock/113_0.0%/7                                           Yes
146            2    St. Andrews Apartments                        Lock/113_0.0%/7                                           Yes
147            1    Drake Lane Owners, Inc.                       Lock/176_0.0%/4                                           Yes
148            2    4295 Webster Avenue Owners, Inc.              Lock/102_2.0%/14_0.0%/4                                    No
149            2    406 West 46th Street Corp.                    Lock/102_2.0%/14_0.0%/4                                    No
150            1    81-87 Owners Corp.                            Lock/84_YM/92_0.0%/4                                       No
151            1    Bissonnet Plaza                               Lock/113_0.0%/7                                           Yes
152            2    Halcyon Apartments                            Lock/113_0.0%/7                                           Yes
153            1    Prestige Plaza Shopping Center                Lock/117_0.0%/3                                           Yes
154            1    Lafayette Court Apts. Corp.                   Lock/102_2.0%/14_0.0%/4                                    No
155            1    155 East 49th Street Corporation              Lock/102_2.0%/14_0.0%/4                                    No
156            1    491 Broadway Realty                           Lock/102_2.0%/14_0.0%/4                                    No
157            2    Country Haven Mobile Home Park                Lock/53_0.0%/7                                            Yes
158            1    Lafayette Lofts, Inc.                         Lock/102_2.0%/14_0.0%/4                                    No
159            1    23830 Owners Corp.                            Lock/102_2.0%/14_0.0%/4                                    No
160            1    228 West 16th Street Housing Corporation      Lock/102_2.0%/14_0.0%/4                                    No
161            1    336 East 50th Street Tenants Corp.            Lock/84_YM/32_0.0%/4                                       No
162            1    62 East 87th St. Owners Corp.                 Lock/102_2.0%/14_0.0%/4                                    No
163            1    14 Jay Street Owners Corp.                    Lock/116_0.0%/4                                           Yes
164            1    238 W. 11th Street Cooperative Corp.          Lock/102_2.0%/14_0.0%/4                                    No
165            2    Eighty-Five Owners Corp.                      Lock/102_2.0%/14_0.0%/4                                    No
166            1    108 Pierrepont Street Housing Corp            Lock/102_2.0%/14_0.0%/4                                    No
167            1    345 East 61st Street Housing Corporation      Lock/102_2.0%/14_0.0%/4                                    No
168            1    22 Pierrepont St. Apartment Corp.             Lock/102_2.0%/14_0.0%/4                                    No
169            2    353 West 29th Street Housing Corporation      Lock/144_3.0%/32_0.0%/4                                    No
170            1    237 East 12 Street Owners Corp.               Lock/102_2.0%/14_0.0%/4                                    No
171            1    304 West 78th Owners Corp.                    Lock/102_2.0%/14_0.0%/4                                    No
172            1    West 99th Street Apartment Corp.              Lock/102_2.0%/14_0.0%/4                                    No
173            1    159 West 78th Street Corp.                    Lock/116_0.0%/4                                           Yes
174            2    53 St. Marks Tenants Corporation              Lock/102_2.0%/14_0.0%/4                                    No
175            1    199 Eighth Avenue Housing Corp.               Lock/102_2.0%/14_0.0%/4                                    No
176            2    181-183 Dekalb Owners Corp.                   Lock/176_0.0%/4                                           Yes
177            1    76 State St. Owners, Inc. aka 76 State
                      Street Owners, Inc.                         Lock/144_3.0%/12_2.0%/12_1.0%/8_0.0%/4                     No
178            1    Perelandra Realty Corp.                       Lock/102_2.0%/14_0.0%/4                                    No
179            1    483 14th Street Apartment Corporation         Lock/144_3.0%/12_2.0%/12_1.0%/8_0.0%/4                     No

TOTAL/WEIGHTED AVERAGE:

MAXIMUM:
MINIMUM:

A THE UNDERLYING MORTGAGE LOANS SECURED BY VILLAGE SQUARE SHOPPING CENTER AND DEERPATH COURT SHOPPING CENTER ARE CROSS-COLLATERALIZED AND CROSS-DEFAULTED, RESPECTIVELY.
B THE UNDERLYING MORTGAGE LOANS SECURED BY TIMBERLAKE APARTMENTS AND MADISON POINTE APARTMENTS ARE CROSS-COLLATERALIZED AND CROSS-DEFAULTED, RESPECTIVELY.
C THE UNDERLYING MORTGAGE LOANS SECURED BY KLOTZMAN PORTFOLIO - NRM, KLOTZMAN PORTFOLIO - KMP1 AND KLOTZMAN PORTFOLIO - KAYMAR ARE CROSS-COLLATERALIZED AND CROSS-DEFAULTED, RESPECTIVELY.
(1)  ASSUMES A CUT-OFF DATE IN NOVEMBER 2004.
(2) AT MATURITY WITH RESPECT TO BALLOON LOANS OR AT THE ARD IN THE CASE OF ARD LOANS. THERE CAN BE NO ASSURANCE THAT THE VALUE OF ANY PARTICULAR MORTGAGED PROPERTY WILL NOT HAVE DECLINED FROM THE ORIGINAL APPRAISAL VALUE.
(3) FOR MORTGAGE LOANS CLASSIFIED AS INTEREST ONLY, THE MONTHLY PAYMENT REPRESENTS THE AVERAGE OF ONE FULL YEAR OF INTEREST.
(4)  ANTICIPATED REPAYMENT DATE.
(5)  PREPAYMENT PROVISION AS OF ORIGINATION:
     LOCK/(X) = LOCKOUT OR DEFEASANCE FOR (X) PAYMENTS
     YMA/(Y) = GREATER OF YIELD MAINTENANCE PREMIUM AND A% PREPAYMENT FOR (Y) PAYMENTS
     A%/(Y) = A% PREPAYMENT FOR (Y) PAYMENTS
     0.0%/(X) = PREPAYABLE AT PAR FOR (X) PAYMENTS
(6)  "YES" MEANS THAT DEFEASANCE IS PERMITTED NOTWITHSTANDING THE LOCKOUT
     PERIOD.
(7) THE 1201 NEW YORK AVENUE TOTAL LOAN IS $105,000,000, WHICH IS COMPRISED OF AN $80,000,000 POOLED PORTION AND A $25,000,000 B-NOTE.
(8) THE LOAN AMOUNT, BALANCES, TERMS AND PAYMENTS ON THE ATYS INDUSTRIAL BUILDING REFLECT AN INITIAL FUNDING OF $3,200,000 IN JULY 2004 WITH ADDITIONAL FUNDING OF $500,000 IN OCTOBER 2004, FOR A TOTAL CUT-OFF BALANCE OF $3,692,320.90.

                      ADDITIONAL MORTGAGE LOAN INFORMATION

                                                                          CUT-OFF DATE
                  LOAN                                                     PRINCIPAL             APPRAISED         CUT-OFF DATE
  #    CROSSED   GROUP   LOAN NAME                                         BALANCE(1)              VALUE          LTV RATIO(1)(3)
----   -------   -----   ---------                                      ----------------      ---------------     ---------------
  1                1     Brunswick Square                               $     86,000,000      $   110,000,000          78.2%
  2                1     1201 New York Avenue                                 80,000,000(7)       141,800,000          56.4%     (8)
  3                1     Highland Hospitality Portfolio                       67,000,000           90,800,000          73.8%
  4                1     469 Seventh Avenue                                   51,000,000           71,900,000          70.9%
  5                1     Village on the Parkway                               47,000,000           62,000,000          75.8%
  6                1     The Shops at Legacy                                  44,500,000           70,100,000          63.5%
  7                2     Bertakis MHP Portfolio                               36,500,000           57,900,000          63.0%
  8      (A)       1     Village Square Shopping Center                       19,500,000           26,650,000          73.3%
  9      (A)       1     Deerpath Court Shopping Center                       12,500,000           17,000,000          73.3%
 10                1     Wayzata Office                                       24,500,000           32,900,000          74.5%
 11                1     Laurel Mall                                          22,765,174           35,400,000          64.3%
 12                1     Sweetwater Town & Country Shopping Center            22,500,000           28,150,000          79.9%
 13                1     Governor's Marketplace Shopping Center               20,625,000           33,200,000          62.1%
 14      (B)       2     Timberlake Apartments                                11,555,000           15,600,000          76.3%
 15      (B)       2     Madison Pointe Apartments                             7,600,000            9,500,000          76.3%
 16                1     City Park Retail                                     18,000,000           24,700,000          72.9%
 17                1     Creekside Plaza                                      17,632,453           24,800,000          71.1%
 18                2     Oak Grove Apartments                                 17,165,187           21,500,000          79.8%
 19                2     Doric Apartment Corporation                          15,471,712           86,600,000          17.9%
 20                1     Marysville Town Center                               15,250,000           19,500,000          78.2%
 21                1     Grassmere Office Building                            15,200,000           21,600,000          70.4%
 22                2     Maple Lane Apartments                                13,960,155           18,100,000          77.1%
 23                2     Ashford Place Apartments                             13,920,904           17,450,000          79.8%
 24                1     Park Place Promenade                                 12,889,167           17,000,000          75.8%
 25                2     University Towers Corporation                        11,648,985           20,000,000          58.2%
 26                1     City Park Office                                     11,000,000           14,000,000          78.6%
 27                2     Casa Pacifica Apartments                             10,977,543           14,190,000          77.4%
 28                1     Von Karman                                           10,667,991           15,000,000          71.1%
 29                1     Paradise Shoppes of Prominence Point                  9,954,300           14,700,000          67.7%
 30                1     T-Mobile USA Office Building                          8,927,300           13,100,000          68.1%
 31                1     Saucon Valley Square                                  8,850,900           14,650,000          60.4%
 32                2     Avalon Town Center                                    8,669,477           11,500,000          75.4%
 33                2     Voorhies Avenue & Shore Parkway Owners Corp.          7,948,812           36,100,000          22.0%
 34      (C)       2     Klotzman Portfolio - NRM                              3,578,741            5,450,000          63.6%
 35      (C)       2     Klotzman Portfolio - KMP1                             3,280,513            5,300,000          63.6%
 36      (C)       2     Klotzman Portfolio - Kaymar                             745,571            1,215,000          63.6%
 37                2     University Townhouses Cooperative                     7,471,739           45,760,000          16.3%
 38                2     Timber Hollow Apartments                              7,458,259           10,725,000          69.5%
 39                1     Delta Airlines Building                               7,200,000           11,100,000          64.9%
 40                2     Blendon Square Townhomes                              6,993,634            8,800,000          79.5%
 41                2     Shadowood Apartment                                   6,766,552            8,500,000          79.6%
 42                2     High Vista Apartments                                 6,482,214            8,500,000          76.3%
 43                2     Cabrini Terrace Owners Corp.                          6,480,297           74,900,000           8.7%
 44                1     Marina Gate Shopping Center                           6,478,174            9,340,000          69.4%
 45                1     1255 North Avenue Owners Corp.                        6,150,000           53,710,000          11.5%
 46                1     Wal Mart Super Center - Jonesboro                     6,088,500           11,250,000          54.1%
 47                1     Kietzke Plaza                                         5,991,587            9,700,000          61.8%
 48                2     Chandler Point Apartments                             5,755,827            8,780,000          65.6%
 49                1     Paseo Fashion Plaza                                   5,500,000            9,400,000          58.5%
 50                1     Davis Towne Crossing                                  5,365,200            8,500,000          63.1%
 51                1     La Quinta Centre                                      5,225,973            7,600,000          68.8%
 52                1     KeyBank Portfolio #2                                  5,042,974            6,740,000          74.8%
 53                1     Creswell Plaza                                        5,000,000            6,250,000          80.0%
 54                2     Trousdell Village Owners Corp.                        5,000,000           37,600,000          13.3%
 55                1     Fleetwood Court Apartments, Inc.                      4,979,710           22,700,000          21.9%
 56                1     Beacon Center                                         4,900,000            6,170,000          79.4%
 57                2     Spring Branch Estates                                 4,844,687            6,100,000          79.4%
 58                1     Pine Ridge Retail Center                              4,576,661            6,240,000          73.3%
 59                1     Hoke Landing Shopping Center                          4,553,380            5,850,000          77.8%
 60                1     135 East 83rd Owners Corp.                            4,489,819           59,200,000           7.6%
 61                1     Walgreens Federal Way                                 4,252,583            6,100,000          69.7%
 62                1     Airport Plaza Shopping Center                         4,144,000            5,250,000          78.9%
 63                1     Michelangelo Apts., Inc.                              4,137,062           13,850,000          29.9%
 64                1     Azalea Plaza                                          4,087,613            5,700,000          71.7%
 65                2     Minnesota Lake MHC                                    4,078,067            6,080,000          67.1%
 66                2     Sparrow Run Townhomes                                 3,919,169            5,150,000          76.1%
 67                2     The Phoenix Apartments                                3,839,465            4,900,000          78.4%
 68                2     Garfield North Tenants Corp.                          3,738,483           16,940,000          22.1%

 69                1     ATYS Industrial Building                              3,688,160            5,900,000          62.5%
 70                1     American Signature Home                               3,500,000            5,800,000          60.3%
 71                1     Village Center Shopping Center                        3,490,798            5,600,000          62.3%
 72                1     Sun City RV & Mini Storage                            3,390,651            4,900,000          69.2%
 73                2     Sunnyside Towers Owners Corp.                         3,219,040           20,900,000          15.4%
 74                1     Diamond Bar Plaza                                     3,147,733            7,050,000          44.6%
 75                2     Timber Stone and Stone Tree MHP                       3,128,389            3,925,000          79.7%
 76                2     New Haven Portfolio                                   3,086,751            4,250,000          72.6%
 77                2     Saunders Apartments                                   2,991,171           21,900,000          13.7%
 78                1     Richardson Corner Shopping Center                     2,986,705            3,850,000          77.6%
 79                2     The Village Apartments                                2,981,009            5,750,000          51.8%

                                                                                                 MATURITY/
                  LOAN                                                     MATURITY/ARD           ARD LTV           MOST RECENT
  #    CROSSED   GROUP   LOAN NAME                                           BALANCE           RATIO(2)(3)(4)           NOI
----   -------   -----   ---------                                      ----------------      ---------------     ---------------
  1                1     Brunswick Square                               $     75,606,764            68.7%         $     7,432,356
  2                1     1201 New York Avenue                                 80,000,000            56.4%    (8)        8,949,692
  3                1     Highland Hospitality Portfolio                       59,555,793            65.6%               9,905,025
  4                1     469 Seventh Avenue                                   46,588,415            64.8%               4,290,491
  5                1     Village on the Parkway                               44,543,490            71.8%               4,323,091
  6                1     The Shops at Legacy                                  38,586,620            55.0%                     N/A
  7                2     Bertakis MHP Portfolio                               36,500,000            63.0%               4,193,859
  8      (A)       1     Village Square Shopping Center                       17,155,754            64.5%               2,254,630
  9      (A)       1     Deerpath Court Shopping Center                       10,997,279            64.5%               1,366,176
 10                1     Wayzata Office                                       22,142,596            67.3%                     N/A
 11                1     Laurel Mall                                          19,508,650            55.1%               3,352,543
 12                1     Sweetwater Town & Country Shopping Center            19,563,949            69.5%               1,848,311
 13                1     Governor's Marketplace Shopping Center               20,625,000            62.1%               2,384,136
 14      (B)       2     Timberlake Apartments                                10,822,619            71.5%               1,171,317
 15      (B)       2     Madison Pointe Apartments                             7,118,296            71.5%                 799,083
 16                1     City Park Retail                                     16,838,735            68.2%               1,554,314
 17                1     Creekside Plaza                                      13,836,194            55.8%               1,860,928
 18                2     Oak Grove Apartments                                 14,382,971            66.9%               1,373,298
 19                2     Doric Apartment Corporation                          13,234,464            15.3%                     N/A
 20                1     Marysville Town Center                               13,277,381            68.1%               1,327,966
 21                1     Grassmere Office Building                            14,370,157            66.5%               2,319,884
 22                2     Maple Lane Apartments                                11,772,832            65.0%               1,362,760
 23                2     Ashford Place Apartments                             11,764,033            67.4%               1,237,682
 24                1     Park Place Promenade                                 10,922,502            64.3%                     N/A
 25                2     University Towers Corporation                         9,968,033            49.8%                     N/A
 26                1     City Park Office                                      9,943,976            71.0%                     N/A
 27                2     Casa Pacifica Apartments                              9,187,046            64.7%               1,054,272
 28                1     Von Karman                                            9,943,803            66.3%               1,214,205
 29                1     Paradise Shoppes of Prominence Point                  9,954,300            67.7%                     N/A
 30                1     T-Mobile USA Office Building                             85,604             0.7%               1,176,671
 31                1     Saucon Valley Square                                  8,850,900            60.4%               1,140,367
 32                2     Avalon Town Center                                    7,378,212            64.2%                     N/A
 33                2     Voorhies Avenue & Shore Parkway Owners Corp.          6,447,751            17.9%                     N/A
 34      (C)       2     Klotzman Portfolio - NRM                              2,858,655            50.8%                 474,137
 35      (C)       2     Klotzman Portfolio - KMP1                             2,620,435            50.8%                 471,606
 36      (C)       2     Klotzman Portfolio - Kaymar                             595,554            50.8%                  99,271
 37                2     University Townhouses Cooperative                     6,273,008            13.7%                     N/A
 38                2     Timber Hollow Apartments                              6,332,414            59.0%                 722,847
 39                1     Delta Airlines Building                               7,200,000            64.9%                     N/A
 40                2     Blendon Square Townhomes                              5,871,964            66.7%                 521,970
 41                2     Shadowood Apartment                                   6,328,949            74.5%                 556,773
 42                2     High Vista Apartments                                 5,028,871            59.2%                 688,650
 43                2     Cabrini Terrace Owners Corp.                          5,882,687             7.9%                     N/A
 44                1     Marina Gate Shopping Center                           5,541,492            59.3%                 698,653
 45                1     1255 North Avenue Owners Corp.                        6,150,000            11.5%                     N/A
 46                1     Wal Mart Super Center - Jonesboro                     6,088,500            54.1%                     N/A
 47                1     Kietzke Plaza                                         4,568,066            47.1%                     N/A
 48                2     Chandler Point Apartments                             4,888,367            55.7%                 529,432
 49                1     Paseo Fashion Plaza                                   5,500,000            58.5%                 637,338
 50                1     Davis Towne Crossing                                  5,365,200            63.1%                     N/A
 51                1     La Quinta Centre                                      4,445,430            58.5%                 652,646
 52                1     KeyBank Portfolio #2                                  3,887,423            57.7%                     N/A
 53                1     Creswell Plaza                                        4,515,300            72.2%                     N/A
 54                2     Trousdell Village Owners Corp.                        5,000,000            13.3%                     N/A
 55                1     Fleetwood Court Apartments, Inc.                      4,177,562            18.4%                     N/A

 56                1     Beacon Center                                         4,428,501            71.8%                 479,147
 57                2     Spring Branch Estates                                 4,386,817            71.9%                 599,518
 58                1     Pine Ridge Retail Center                              3,841,109            61.6%                     N/A
 59                1     Hoke Landing Shopping Center                          3,858,459            66.0%                     N/A
 60                1     135 East 83rd Owners Corp.                            4,069,327             6.9%                     N/A
 61                1     Walgreens Federal Way                                 3,635,150            59.6%                     N/A
 62                1     Airport Plaza Shopping Center                         3,604,172            68.7%                     N/A
 63                1     Michelangelo Apts., Inc.                              3,454,226            24.9%                     N/A
 64                1     Azalea Plaza                                          3,537,167            62.1%                 546,715
 65                2     Minnesota Lake MHC                                    3,479,223            57.2%                 406,696
 66                2     Sparrow Run Townhomes                                 3,348,355            65.0%                 528,985
 67                2     The Phoenix Apartments                                3,254,102            66.4%                 387,908
 68                2     Garfield North Tenants Corp.                          3,390,090            20.0%                     N/A
 69                1     ATYS Industrial Building                              2,360,784            40.0%                     N/A
 70                1     American Signature Home                               3,256,620            56.1%                     N/A
 71                1     Village Center Shopping Center                        2,973,150            53.1%                 450,177
 72                1     Sun City RV & Mini Storage                            2,622,125            53.5%                 465,528
 73                2     Sunnyside Towers Owners Corp.                                 0             0.0%                     N/A
 74                1     Diamond Bar Plaza                                        48,848             0.7%                 549,995
 75                2     Timber Stone and Stone Tree MHP                       2,645,540            67.4%                 435,319
 76                2     New Haven Portfolio                                   2,787,566            65.6%                 466,011
 77                2     Saunders Apartments                                   2,504,427            11.4%                     N/A
 78                1     Richardson Corner Shopping Center                     2,550,714            66.3%                 361,843
 79                2     The Village Apartments                                   29,105             0.5%                 563,892

                  LOAN                                                  MOST RECENT           U/W                 U/W
  #    CROSSED   GROUP   LOAN NAME                                          DSCR              NOI                NCF(5)
----   -------   -----   ---------                                      -----------     ---------------    ---------------
  1                1     Brunswick Square                                   1.25x       $     7,997,184    $     7,673,777
  2                1     1201 New York Avenue                               2.00   (8)        9,308,667          9,245,811
  3                1     Highland Hospitality Portfolio                     1.68              9,629,997          8,124,832
  4                1     469 Seventh Avenue                                 1.14              4,844,444          4,512,295
  5                1     Village on the Parkway                             1.22              4,617,053          4,330,863
  6                1     The Shops at Legacy                                 N/A              4,187,256          4,011,273
  7                2     Bertakis MHP Portfolio                             2.25              4,381,073          4,294,923
  8      (A)       1     Village Square Shopping Center                     1.56              2,134,501          1,989,143
  9      (A)       1     Deerpath Court Shopping Center                     1.45              1,300,184          1,192,896
 10                1     Wayzata Office                                      N/A              2,630,855          2,531,055
 11                1     Laurel Mall                                        1.78              3,228,862          2,825,280
 12                1     Sweetwater Town & Country Shopping Center          1.11              2,005,997          1,975,362
 13                1     Governor's Marketplace Shopping Center             2.23              2,198,001          1,944,687
 14      (B)       2     Timberlake Apartments                              1.32              1,195,626          1,130,376
 15      (B)       2     Madison Pointe Apartments                          1.31                811,062            736,062
 16                1     City Park Retail                                   1.14              1,861,290          1,789,118
 17                1     Creekside Plaza                                    1.25              1,992,444          1,828,400
 18                2     Oak Grove Apartments                               0.98              1,527,859          1,435,609
 19                2     Doric Apartment Corporation                         N/A              4,625,771          4,625,771
 20                1     Marysville Town Center                             1.22              1,373,112          1,243,221
 21                1     Grassmere Office Building                          2.23              1,801,473          1,666,515
 22                2     Maple Lane Apartments                              1.28              1,339,306          1,230,406
 23                2     Ashford Place Apartments                           1.22              1,320,343          1,281,943
 24                1     Park Place Promenade                                N/A              1,352,580          1,253,797
 25                2     University Towers Corporation                       N/A              1,626,149          1,566,649
 26                1     City Park Office                                    N/A              1,198,071          1,088,038
 27                2     Casa Pacifica Apartments                           1.39                993,648            968,148
 28                1     Von Karman                                         1.52              1,277,024          1,139,710
 29                1     Paradise Shoppes of Prominence Point                N/A                945,051            892,674
 30                1     T-Mobile USA Office Building                       1.14              1,331,340          1,320,947
 31                1     Saucon Valley Square                               2.52              1,051,753          1,017,621
 32                2     Avalon Town Center                                  N/A                862,452            816,049
 33                2     Voorhies Avenue & Shore Parkway Owners Corp.        N/A              1,985,698          1,985,698
 34      (C)       2     Klotzman Portfolio - NRM                           1.43                454,274            406,774
 35      (C)       2     Klotzman Portfolio - KMP1                          1.56                397,614            353,614
 36      (C)       2     Klotzman Portfolio - Kaymar                        1.45                100,746             91,746
 37                2     University Townhouses Cooperative                   N/A              2,208,445          2,208,445
 38                2     Timber Hollow Apartments                           1.23                751,096            680,596
 39                1     Delta Airlines Building                             N/A                827,033            819,585
 40                2     Blendon Square Townhomes                           0.57                650,458            588,337
 41                2     Shadowood Apartment                                1.09                634,453            588,453
 42                2     High Vista Apartments                              1.37                695,412            616,325
 43                2     Cabrini Terrace Owners Corp.                        N/A              2,943,734          2,943,734
 44                1     Marina Gate Shopping Center                        1.30                789,993            712,893
 45                1     1255 North Avenue Owners Corp.                      N/A              1,236,949          1,236,949
 46                1     Wal Mart Super Center - Jonesboro                   N/A                764,524            742,068
 47                1     Kietzke Plaza                                       N/A                750,577            680,376
 48                2     Chandler Point Apartments                          0.01                601,343            536,143
 49                1     Paseo Fashion Plaza                                1.92                606,574            578,255
 50                1     Davis Towne Crossing                                N/A                639,625            595,277
 51                1     La Quinta Centre                                   1.67                532,363            508,378
 52                1     KeyBank Portfolio #2                                N/A                477,111            475,472
 53                1     Creswell Plaza                                      N/A                502,820            466,708
 54                2     Trousdell Village Owners Corp.                      N/A              1,887,380          1,887,380
 55                1     Fleetwood Court Apartments, Inc.                    N/A                886,951            886,951
 56                1     Beacon Center                                      1.25                562,003            525,039
 57                2     Spring Branch Estates                              1.55                576,188            541,688
 58                1     Pine Ridge Retail Center                            N/A                543,334            506,585
 59                1     Hoke Landing Shopping Center                        N/A                466,498            446,424
 60                1     135 East 83rd Owners Corp.                          N/A              1,802,372          1,802,372
 61                1     Walgreens Federal Way                               N/A                412,250            410,114
 62                1     Airport Plaza Shopping Center                       N/A                478,121            461,486
 63                1     Michelangelo Apts., Inc.                            N/A                632,765            632,765
 64                1     Azalea Plaza                                       1.74                574,925            438,625
 65                2     Minnesota Lake MHC                                 1.35                386,828            378,778
 66                2     Sparrow Run Townhomes                              1.78                512,748            490,998
 67                2     The Phoenix Apartments                             1.33                384,459            359,459
 68                2     Garfield North Tenants Corp.                        N/A                834,615            834,615
 69                1     ATYS Industrial Building                            N/A                436,137            361,044
 70                1     American Signature Home                             N/A                409,436            369,141
 71                1     Village Center Shopping Center                     1.54                470,645            411,317
 72                1     Sun City RV & Mini Storage                         1.72                392,829            381,654
 73                2     Sunnyside Towers Owners Corp.                       N/A              1,207,300          1,207,300
 74                1     Diamond Bar Plaza                                  1.66                512,676            463,099
 75                2     Timber Stone and Stone Tree MHP                    1.93                373,852            364,902
 76                2     New Haven Portfolio                                1.93                352,785            334,785
 77                2     Saunders Apartments                                 N/A              1,309,213          1,309,213
 78                1     Richardson Corner Shopping Center                  1.54                327,301            300,744
 79                2     The Village Apartments                             1.77                532,089            472,089

                  LOAN                                                      U/W         ADMINISTRATIVE
  #    CROSSED   GROUP   LOAN NAME                                        DSCR(6)             FEES
----   -------   -----   ---------                                      -----------     --------------
  1                1     Brunswick Square                                   1.29x           0.0322%
  2                1     1201 New York Avenue                               2.08   (8)      0.0322%
  3                1     Highland Hospitality Portfolio                     1.50            0.0322%
  4                1     469 Seventh Avenue                                 1.30            0.0322%
  5                1     Village on the Parkway                             1.31            0.0322%
  6                1     The Shops at Legacy                                1.26            0.1322%
  7                2     Bertakis MHP Portfolio                             2.35            0.0322%
  8      (A)       1     Village Square Shopping Center                     1.43            0.0322%
  9      (A)       1     Deerpath Court Shopping Center                     1.43            0.0322%
 10                1     Wayzata Office                                     1.34            0.0322%
 11                1     Laurel Mall                                        1.71            0.0322%
 12                1     Sweetwater Town & Country Shopping Center          1.21            0.0322%
 13                1     Governor's Marketplace Shopping Center             1.82            0.0522%
 14      (B)       2     Timberlake Apartments                              1.34            0.0322%
 15      (B)       2     Madison Pointe Apartments                          1.34            0.0322%
 16                1     City Park Retail                                   1.38            0.0322%
 17                1     Creekside Plaza                                    1.34            0.0322%
 18                2     Oak Grove Apartments                               1.22            0.0522%
 19                2     Doric Apartment Corporation                        4.54            0.0822%
 20                1     Marysville Town Center                             1.23            0.0522%
 21                1     Grassmere Office Building                          1.60            0.0822%
 22                2     Maple Lane Apartments                              1.26            0.0322%
 23                2     Ashford Place Apartments                           1.31            0.0322%
 24                1     Park Place Promenade                               1.36            0.1022%
 25                2     University Towers Corporation                      1.83            0.0322%
 26                1     City Park Office                                   1.37            0.0322%
 27                2     Casa Pacifica Apartments                           1.29            0.0822%
 28                1     Von Karman                                         1.61            0.0322%
 29                1     Paradise Shoppes of Prominence Point               1.71            0.0522%
 30                1     T-Mobile USA Office Building                       1.29            0.0322%
 31                1     Saucon Valley Square                               2.25            0.0522%
 32                2     Avalon Town Center                                 1.30            0.0322%
 33                2     Voorhies Avenue & Shore Parkway Owners Corp.       3.99            0.0822%
 34      (C)       2     Klotzman Portfolio - NRM                           1.34            0.0322%
 35      (C)       2     Klotzman Portfolio - KMP1                          1.34            0.0322%
 36      (C)       2     Klotzman Portfolio - Kaymar                        1.34            0.0322%
 37                2     University Townhouses Cooperative                  4.12            0.0822%
 38                2     Timber Hollow Apartments                           1.28            0.0322%
 39                1     Delta Airlines Building                            2.06            0.0322%
 40                2     Blendon Square Townhomes                           1.21            0.0522%
 41                2     Shadowood Apartment                                1.25            0.0322%
 42                2     High Vista Apartments                              1.23            0.0522%
 43                2     Cabrini Terrace Owners Corp.                       7.48            0.0822%
 44                1     Marina Gate Shopping Center                        1.50            0.0322%
 45                1     1255 North Avenue Owners Corp.                     3.81            0.0822%
 46                1     Wal Mart Super Center - Jonesboro                  2.40            0.0522%
 47                1     Kietzke Plaza                                      1.54            0.0522%
 48                2     Chandler Point Apartments                          1.31            0.0522%
 49                1     Paseo Fashion Plaza                                1.83            0.0322%
 50                1     Davis Towne Crossing                               2.14            0.0522%
 51                1     La Quinta Centre                                   1.35            0.0322%
 52                1     KeyBank Portfolio #2                               1.22            0.0522%
 53                1     Creswell Plaza                                     1.30            0.0322%

 54                2     Trousdell Village Owners Corp.                     6.21            0.0822%
 55                1     Fleetwood Court Apartments, Inc.                   2.48            0.0822%
 56                1     Beacon Center                                      1.49            0.0322%
 57                2     Spring Branch Estates                              1.49            0.0322%
 58                1     Pine Ridge Retail Center                           1.62            0.0322%
 59                1     Hoke Landing Shopping Center                       1.38            0.0322%
 60                1     135 East 83rd Owners Corp.                         6.67            0.0822%
 61                1     Walgreens Federal Way                              1.31            0.0522%
 62                1     Airport Plaza Shopping Center                      1.53            0.0322%
 63                1     Michelangelo Apts., Inc.                           2.17            0.0822%
 64                1     Azalea Plaza                                       1.40            0.0822%
 65                2     Minnesota Lake MHC                                 1.28            0.0322%
 66                2     Sparrow Run Townhomes                              1.72            0.0322%
 67                2     The Phoenix Apartments                             1.31            0.0322%
 68                2     Garfield North Tenants Corp.                       3.70            0.0822%
 69                1     ATYS Industrial Building                           1.25            0.0522%
 70                1     American Signature Home                            1.53            0.0522%
 71                1     Village Center Shopping Center                     1.62            0.0322%
 72                1     Sun City RV & Mini Storage                         1.41            0.0522%
 73                2     Sunnyside Towers Owners Corp.                      4.51            0.0822%
 74                1     Diamond Bar Plaza                                  1.40            0.0822%
 75                2     Timber Stone and Stone Tree MHP                    1.65            0.0322%
 76                2     New Haven Portfolio                                1.44            0.0322%
 77                2     Saunders Apartments                                6.14            0.0822%
 78                1     Richardson Corner Shopping Center                  1.38            0.0322%
 79                2     The Village Apartments                             1.66            0.0622%

                                                                          CUT-OFF DATE
                  LOAN                                                     PRINCIPAL             APPRAISED          CUT-OFF DATE
  #    CROSSED   GROUP   LOAN NAME                                         BALANCE(1)              VALUE          LTV RATIO(1)(3)
----   -------   -----   ---------                                      ----------------      ---------------     ---------------
 80                2     2057-2065 Mission Street                       $      2,883,447      $     4,150,000          69.5%
 81                1     3 Research Park Office Building                       2,847,850            3,850,000          74.0%
 82                1     632 Palmer Road Owners, Inc.                          2,795,140           16,000,000          17.5%
 83                2     Northridge Arms Apartments                            2,789,889            3,500,000          79.7%
 84                1     Walnut RV Park                                        2,786,622            5,400,000          51.6%
 85                1     The Beverly House, Inc.                               2,691,719           19,630,000          13.7%
 86                1     230 W. 105 Realty Corp.                               2,681,072           45,300,000           5.9%
 87                1     Tyler Shopping Center                                 2,647,745            3,650,000          72.5%
 88                1     Lynchburg Crossing Shopping Center                    2,591,609            3,350,000          77.4%
 89                1     474 Rodeo Drive Retail                                2,589,995            4,700,000          55.1%
 90                1     Broadpark Lodge Corp.                                 2,585,023           14,100,000          18.3%
 91                1     University Medical Plaza                              2,539,491            3,450,000          73.6%
 92                2     400 East 17th Street Corp.                            2,490,930            9,100,000          27.4%
 93                2     Van Buren Owners, Inc.                                2,482,126           12,500,000          19.9%
 94                1     Plaza Oak Professional Building                       2,481,597            3,250,000          76.4%
 95                1     Wendover Landing                                      2,442,425            3,250,000          75.2%
 96                1     Quail Village Retail                                  2,439,117            3,520,000          69.3%
 97                1     Cherry Blossom Ctr                                    2,354,491            3,270,000          72.0%
 98                1     100 Hudson Tenants Corp.                              2,293,301           36,800,000           6.2%
 99                1     875 W. 181 Owners Corp.                               2,291,234           22,200,000          10.3%
 100               1     60 West Broad Street, Inc.                            2,192,294           10,000,000          21.9%
 101               2     Temple Gardens                                        2,192,056            2,800,000          78.3%
 102               1     325 West 86 Corp.                                     2,148,355           44,600,000           4.8%
 103               1     Securlock at Matlock                                  2,100,000            3,620,000          58.0%
 104               1     Pinette Housing Corp.                                 2,097,773           19,800,000          10.6%
 105               1     Crompond Apartment Owners, Inc.                       2,000,000           22,600,000           8.8%
 106               1     2020 Professional Center                              1,992,408            2,950,000          67.5%
 107               2     Parkside Development Company, Inc.                    1,991,597           16,300,000          12.2%
 108               2     Bridgeview Apartment Corporation                      1,987,567           12,500,000          15.9%
 109               1     Halsted Retail                                        1,944,501            2,600,000          74.8%
 110               2     Brighton Manor Apartments                             1,942,992            2,600,000          74.7%
 111               1     Alma School Road Office Building                      1,890,788            2,750,000          68.8%
 112               1     Hammerly Retail Center                                1,884,812            2,550,000          73.9%
 113               1     Tanglewood Gardens Owners Corp.                       1,884,227           10,900,000          17.3%
 114               1     1 Bronxville Owners Corp.                             1,795,776           20,360,000           8.8%
 115               1     345 East 77th Street Owners, Inc.                     1,745,493           16,420,000          10.6%
 116               1     Mears Warehouse                                       1,738,823            2,500,000          69.6%
 117               1     Hanover River House, Inc.                             1,690,000           36,990,000           4.6%
 118               1     Lexington Square Self Storage                         1,678,892            2,300,000          73.0%
 119               1     210 West 29th St                                      1,671,157            3,400,000          49.2%
 120               1     718 Apts., Inc.                                       1,662,642           34,780,000           4.8%
 121               2     Favalora Apartments                                   1,645,639            2,100,000          78.4%
 122               1     828 Fifth Avenue Owners Corp.                         1,598,318           26,200,000           6.1%
 123               2     Elmhurst House, Inc.                                  1,498,588            8,590,000          17.4%
 124               1     35 Park West Corporation                              1,495,675           72,150,000           2.1%
 125               1     Irving Park Retail                                    1,495,147            2,100,000          71.2%
 126               1     2035 Central Park Ave. Owners Corp.                   1,494,082            7,300,000          20.5%
 127               1     Dobson & Elliott Plaza                                1,493,598            2,000,000          74.7%
 128               1     Vernon Manor Co-operative Apartments,
                         Section II, Incorporated                              1,484,338           20,850,000           7.1%
 129               1     95 Sedgwick Owners Corp.                              1,395,802            5,250,000          26.6%
 130               2     Mutual Housing Housing Association, Inc.              1,394,177           18,150,000           7.7%
 131               1     23 Park Ave. Realty Corp.                             1,300,000           16,260,000           8.0%
 132               1     325 House Inc.                                        1,300,000           25,300,000           5.1%
 133               2     Timberland Apartments                                 1,269,968            1,600,000          79.4%
 134               1     Gramgar, Inc.                                         1,248,059            8,950,000          13.9%
 135               1     130 E. 94th Apartments Corp.                          1,246,337           25,100,000           5.0%
 136               1     60-68 Apartments Corp.                                1,198,134           37,620,000           3.2%
 137               2     432-434 West 47th Street Tenants Corp.
                         aka 432-434 W. 47 Street Tenants Corp.                1,197,157            7,480,000          16.0%
 138               2     Camelot Apartments                                    1,195,688            1,850,000          64.6%
 139               2     1014-18 North Charles Street                          1,192,361            2,030,000          58.7%
 140               1     175 East 79 Tenants Corp.                             1,097,858           55,140,000           2.0%
 141               1     250 Equities Corp.                                    1,097,800            7,900,000          13.9%
 142               1     530 Riverdale Owners Corp.                            1,097,783            5,600,000          19.6%
 143               1     51 West 81st Street Corp.                             1,093,936           47,990,000           2.3%
 144               2     Bainbridge House, Inc.                                1,048,613            6,450,000          16.3%
 145               1     Costa Mesa                                            1,047,567            1,575,000          66.5%
 146               2     St. Andrews Apartments                                  997,487            1,250,000          79.8%
 147               1     Drake Lane Owners, Inc.                                 955,985           10,300,000           9.3%
 148               2     4295 Webster Avenue Owners, Inc.                        922,132            5,725,000          16.1%
 149               2     406 West 46th Street Corp.                              848,740            5,050,000          16.8%
 150               1     81-87 Owners Corp.                                      846,531           23,800,000           3.6%
 151               1     Bissonnet Plaza                                         806,885            1,080,000          74.7%
 152               2     Halcyon Apartments                                      798,071            1,325,000          60.2%
 153               1     Prestige Plaza Shopping Center                          770,095            1,050,000          73.3%
 154               1     Lafayette Court Apts. Corp.                             748,600            8,350,000           9.0%
 155               1     155 East 49th Street Corporation                        746,549           15,160,000           4.9%
 156               1     491 Broadway Realty                                     699,332           24,100,000           2.9%
 157               2     Country Haven Mobile Home Park                          690,673            1,100,000          62.8%
 158               1     Lafayette Lofts, Inc.                                   598,926           13,700,000           4.4%
 159               1     23830 Owners Corp.                                      549,291           10,260,000           5.4%

                                                                                                 MATURITY/
                  LOAN                                                     MATURITY/ARD           ARD LTV           MOST RECENT
  #    CROSSED   GROUP   LOAN NAME                                           BALANCE           RATIO(2)(3)(4)           NOI
----   -------   -----   ---------                                      ----------------      ---------------     ---------------
 80                2     2057-2065 Mission Street                       $      2,440,439            58.8%         $       305,589
 81                1     3 Research Park Office Building                       2,441,227            63.4%                 138,687
 82                1     632 Palmer Road Owners, Inc.                          2,542,929            15.9%                     N/A
 83                2     Northridge Arms Apartments                            2,615,098            74.7%                 316,530
 84                1     Walnut RV Park                                        2,357,472            43.7%                 416,144
 85                1     The Beverly House, Inc.                               2,241,445            11.4%                     N/A
 86                1     230 W. 105 Realty Corp.                               2,200,595             4.9%                     N/A
 87                1     Tyler Shopping Center                                 2,240,445            61.4%                     N/A
 88                1     Lynchburg Crossing Shopping Center                    2,226,786            66.5%                 228,862
 89                1     474 Rodeo Drive Retail                                2,179,278            46.4%                 307,695
 90                1     Broadpark Lodge Corp.                                 2,179,114            15.5%                     N/A
 91                1     University Medical Plaza                              2,187,474            63.4%                 319,894
 92                2     400 East 17th Street Corp.                            2,253,478            24.8%                     N/A
 93                2     Van Buren Owners, Inc.                                2,031,344            16.3%                     N/A
 94                1     Plaza Oak Professional Building                       1,904,794            58.6%                     N/A
 95                1     Wendover Landing                                      2,112,435            65.0%                 230,818
 96                1     Quail Village Retail                                  2,082,475            59.2%                 234,988
 97                1     Cherry Blossom Ctr                                    2,026,393            62.0%                 270,608
 98                1     100 Hudson Tenants Corp.                              1,922,700             5.2%                     N/A
 99                1     875 W. 181 Owners Corp.                               2,073,631             9.3%                     N/A
 100               1     60 West Broad Street, Inc.                            1,988,573            19.9%                     N/A
 101               2     Temple Gardens                                        2,054,720            73.4%                 259,944
 102               1     325 West 86 Corp.                                     2,056,433             4.6%                     N/A
 103               1     Securlock at Matlock                                  1,641,382            45.3%                 214,046
 104               1     Pinette Housing Corp.                                 1,917,056             9.7%                     N/A
 105               1     Crompond Apartment Owners, Inc.                       2,000,000             8.8%                     N/A
 106               1     2020 Professional Center                              1,731,912            58.7%                 213,554
 107               2     Parkside Development Company, Inc.                    1,651,971            10.1%                     N/A
 108               2     Bridgeview Apartment Corporation                              1             0.0%                     N/A
 109               1     Halsted Retail                                        1,641,772            63.1%                 193,601
 110               2     Brighton Manor Apartments                             1,648,847            63.4%                 209,689
 111               1     Alma School Road Office Building                      1,495,410            54.4%                 260,100
 112               1     Hammerly Retail Center                                1,719,805            67.4%                 257,616
 113               1     Tanglewood Gardens Owners Corp.                       1,551,980            14.2%                     N/A
 114               1     1 Bronxville Owners Corp.                             1,623,236             8.0%                     N/A
 115               1     345 East 77th Street Owners, Inc.                     1,598,378             9.7%                     N/A
 116               1     Mears Warehouse                                       1,370,471            54.8%                 214,041
 117               1     Hanover River House, Inc.                             1,690,000             4.6%                     N/A
 118               1     Lexington Square Self Storage                         1,345,379            58.5%                 206,320
 119               1     210 West 29th St                                      1,450,852            42.7%                 162,387
 120               1     718 Apts., Inc.                                        734,474              2.1%                     N/A
 121               2     Favalora Apartments                                   1,285,131            61.2%                 248,321
 122               1     828 Fifth Avenue Owners Corp.                         1,461,529             5.6%                     N/A
 123               2     Elmhurst House, Inc.                                  1,249,065            14.5%                     N/A
 124               1     35 Park West Corporation                              1,075,338             1.5%                     N/A
 125               1     Irving Park Retail                                    1,284,320            61.2%                 147,991
 126               1     2035 Central Park Ave. Owners Corp.                   1,249,572            17.1%                     N/A
 127               1     Dobson & Elliott Plaza                                1,149,679            57.5%                 159,960
 128               1     Vernon Manor Co-operative Apartments,
                         Section II, Incorporated                                      0             0.0%                     N/A
 129               1     95 Sedgwick Owners Corp.                              1,165,822            22.2%                     N/A
 130               2     Mutual Housing Housing Association, Inc.              1,165,600             6.4%                     N/A
 131               1     23 Park Ave. Realty Corp.                             1,300,000             8.0%                     N/A
 132               1     325 House Inc.                                        1,300,000             5.1%                     N/A
 133               2     Timberland Apartments                                 1,099,255            68.7%                 169,091
 134               1     Gramgar, Inc.                                         1,139,276            12.7%                     N/A
 135               1     130 E. 94th Apartments Corp.                          1,044,087             4.2%                     N/A
 136               1     60-68 Apartments Corp.                                1,099,089             2.9%                     N/A
 137               2     432-434 West 47th Street Tenants Corp.
                         aka 432-434 W. 47 Street Tenants Corp.                1,102,280            14.7%                     N/A
 138               2     Camelot Apartments                                    1,014,675            54.8%                 157,982
 139               2     1014-18 North Charles Street                            780,273            38.4%                 176,893
 140               1     175 East 79 Tenants Corp.                               785,910             1.4%                     N/A
 141               1     250 Equities Corp.                                      920,296            11.6%                     N/A
 142               1     530 Riverdale Owners Corp.                              917,940            16.4%                     N/A
 143               1     51 West 81st Street Corp.                               908,209             1.9%                     N/A
 144               2     Bainbridge House, Inc.                                  967,107            15.0%                     N/A
 145               1     Costa Mesa                                              905,242            57.5%                 109,070
 146               2     St. Andrews Apartments                                  854,157            68.3%                 134,444
 147               1     Drake Lane Owners, Inc.                                       0             0.0%                     N/A
 148               2     4295 Webster Avenue Owners, Inc.                        847,886            14.8%                     N/A
 149               2     406 West 46th Street Corp.                              777,147            15.4%                     N/A
 150               1     81-87 Owners Corp.                                      499,175             2.1%                     N/A
 151               1     Bissonnet Plaza                                         632,224            58.5%                 105,908
 152               2     Halcyon Apartments                                      686,633            51.8%                 123,851
 153               1     Prestige Plaza Shopping Center                          658,181            62.7%                  87,026
 154               1     Lafayette Court Apts. Corp.                             687,181             8.2%                     N/A
 155               1     155 East 49th Street Corporation                        614,972             4.1%                     N/A
 156               1     491 Broadway Realty                                     643,806             2.7%                     N/A
 157               2     Country Haven Mobile Home Park                          632,274            57.5%                  83,365
 158               1     Lafayette Lofts, Inc.                                   551,178             4.0%                     N/A
 159               1     23830 Owners Corp.                                      534,119             5.2%                     N/A

                  LOAN                                                  MOST RECENT           U/W                 U/W
  #    CROSSED   GROUP   LOAN NAME                                          DSCR              NOI                NCF(5)
----   -------   -----   ---------                                      -----------     ---------------    ---------------
 80                2     2057-2065 Mission Street                           1.44x       $       288,001    $       274,514
 81                1     3 Research Park Office Building                    0.65                320,133            287,515
 82                1     632 Palmer Road Owners, Inc.                        N/A              1,006,433          1,006,433
 83                2     Northridge Arms Apartments                         1.44                317,961            288,613
 84                1     Walnut RV Park                                     2.09                422,073            416,373
 85                1     The Beverly House, Inc.                             N/A                893,255            893,255
 86                1     230 W. 105 Realty Corp.                             N/A              1,289,106          1,289,106
 87                1     Tyler Shopping Center                               N/A                288,481            251,596
 88                1     Lynchburg Crossing Shopping Center                 1.12                297,354            285,105
 89                1     474 Rodeo Drive Retail                             1.62                289,059            271,384
 90                1     Broadpark Lodge Corp.                               N/A                984,008            984,008
 91                1     University Medical Plaza                           1.51                296,999            266,170
 92                2     400 East 17th Street Corp.                          N/A                500,983            500,983
 93                2     Van Buren Owners, Inc.                              N/A                518,602            518,602
 94                1     Plaza Oak Professional Building                     N/A                275,152            244,928
 95                1     Wendover Landing                                   1.12                268,726            247,076
 96                1     Quail Village Retail                               1.22                262,913            244,705
 97                1     Cherry Blossom Ctr                                 1.43                249,176            232,261
 98                1     100 Hudson Tenants Corp.                            N/A              1,314,166          1,314,166
 99                1     875 W. 181 Owners Corp.                             N/A                958,941            958,941
 100               1     60 West Broad Street, Inc.                          N/A                594,073            594,073
 101               2     Temple Gardens                                     1.42                258,202            219,952
 102               1     325 West 86 Corp.                                   N/A              1,586,506          1,586,506
 103               1     Securlock at Matlock                               1.38                251,966            243,277
 104               1     Pinette Housing Corp.                               N/A                545,772            545,772
 105               1     Crompond Apartment Owners, Inc.                     N/A              1,255,590          1,255,590
 106               1     2020 Professional Center                           1.20                221,228            194,892
 107               2     Parkside Development Company, Inc.                  N/A              1,273,081          1,273,081
 108               2     Bridgeview Apartment Corporation                    N/A                714,911            714,911
 109               1     Halsted Retail                                     1.32                238,749            224,943
 110               2     Brighton Manor Apartments                          1.29                244,421            213,324
 111               1     Alma School Road Office Building                   1.41                254,556            211,642
 112               1     Hammerly Retail Center                             1.61                215,494            195,691
 113               1     Tanglewood Gardens Owners Corp.                     N/A                575,349            575,349
 114               1     1 Bronxville Owners Corp.                           N/A                991,568            991,568
 115               1     345 East 77th Street Owners, Inc.                   N/A                790,264            790,264
 116               1     Mears Warehouse                                    1.38                217,168            196,378
 117               1     Hanover River House, Inc.                           N/A              1,695,541          1,695,541
 118               1     Lexington Square Self Storage                      1.41                261,794            252,323
 119               1     210 West 29th St                                   1.05                202,460            175,495
 120               1     718 Apts., Inc.                                     N/A              1,696,899          1,696,899
 121               2     Favalora Apartments                                1.80                176,532            176,532
 122               1     828 Fifth Avenue Owners Corp.                       N/A                586,825            586,825
 123               2     Elmhurst House, Inc.                                N/A                580,680            580,680
 124               1     35 Park West Corporation                            N/A              3,233,563          3,233,563
 125               1     Irving Park Retail                                 1.23                170,406            159,618
 126               1     2035 Central Park Ave. Owners Corp.                 N/A                469,803            469,803
 127               1     Dobson & Elliott Plaza                             1.21                180,530            156,145
 128               1     Vernon Manor Co-operative Apartments,
                         Section II, Incorporated                            N/A              1,355,709          1,355,709
 129               1     95 Sedgwick Owners Corp.                            N/A                374,555            374,555
 130               2     Mutual Housing Housing Association, Inc.            N/A              1,134,190          1,134,190
 131               1     23 Park Ave. Realty Corp.                           N/A                736,866            736,866
 132               1     325 House Inc.                                      N/A                925,842            925,842
 133               2     Timberland Apartments                              1.59                136,758            122,358
 134               1     Gramgar, Inc.                                       N/A                356,158            356,158
 135               1     130 E. 94th Apartments Corp.                        N/A                725,748            725,748
 136               1     60-68 Apartments Corp.                              N/A              1,671,593          1,671,593
 137               2     432-434 West 47th Street Tenants Corp.
                         aka 432-434 W. 47 Street Tenants Corp.              N/A                297,071            297,071
 138               2     Camelot Apartments                                 1.60                156,853            135,853
 139               2     1014-18 North Charles Street                       1.60                150,040            135,361
 140               1     175 East 79 Tenants Corp.                           N/A              2,053,453          2,053,453
 141               1     250 Equities Corp.                                  N/A                409,502            409,502
 142               1     530 Riverdale Owners Corp.                          N/A                419,774            419,774
 143               1     51 West 81st Street Corp.                           N/A              2,677,680          2,677,680
 144               2     Bainbridge House, Inc.                              N/A                305,719            305,719
 145               1     Costa Mesa                                         1.29                108,848            103,275
 146               2     St. Andrews Apartments                             1.71                111,968            103,968
 147               1     Drake Lane Owners, Inc.                             N/A                693,582            693,582
 148               2     4295 Webster Avenue Owners, Inc.                    N/A                403,297            403,297
 149               2     406 West 46th Street Corp.                          N/A                206,342            206,342
 150               1     81-87 Owners Corp.                                  N/A                935,628            935,628
 151               1     Bissonnet Plaza                                    1.56                 91,681             85,681
 152               2     Halcyon Apartments                                 1.97                103,135             97,885
 153               1     Prestige Plaza Shopping Center                     1.45                 97,413             91,491
 154               1     Lafayette Court Apts. Corp.                         N/A                260,657            260,657
 155               1     155 East 49th Street Corporation                    N/A                703,995            703,995
 156               1     491 Broadway Realty                                 N/A              1,112,200          1,112,200
 157               2     Country Haven Mobile Home Park                     1.42                 75,972             71,422
 158               1     Lafayette Lofts, Inc.                               N/A                530,385            530,385
 159               1     23830 Owners Corp.                                  N/A                525,890            525,890

                  LOAN                                                      U/W         ADMINISTRATIVE
  #    CROSSED   GROUP   LOAN NAME                                        DSCR(6)             FEES
----   -------   -----   ---------                                      -----------     --------------
 80                2     2057-2065 Mission Street                           1.35x           0.0322%
 81                1     3 Research Park Office Building                    1.35            0.1022%
 82                1     632 Palmer Road Owners, Inc.                       5.82            0.0822%
 83                2     Northridge Arms Apartments                         1.45            0.0322%
 84                1     Walnut RV Park                                     2.12            0.0322%
 85                1     The Beverly House, Inc.                            4.76            0.0822%
 86                1     230 W. 105 Realty Corp.                            7.37            0.0822%
 87                1     Tyler Shopping Center                              1.33            0.0522%
 88                1     Lynchburg Crossing Shopping Center                 1.47            0.0322%
 89                1     474 Rodeo Drive Retail                             1.51            0.0322%
 90                1     Broadpark Lodge Corp.                              5.24            0.0822%
 91                1     University Medical Plaza                           1.39            0.0322%
 92                2     400 East 17th Street Corp.                         3.40            0.0822%
 93                2     Van Buren Owners, Inc.                             3.24            0.0822%
 94                1     Plaza Oak Professional Building                    1.33            0.0322%
 95                1     Wendover Landing                                   1.33            0.0322%
 96                1     Quail Village Retail                               1.38            0.0322%
 97                1     Cherry Blossom Ctr                                 1.31            0.0322%
 98                1     100 Hudson Tenants Corp.                           7.99            0.0822%
 99                1     875 W. 181 Owners Corp.                            7.05            0.0822%
 100               1     60 West Broad Street, Inc.                         4.51            0.0822%
 101               2     Temple Gardens                                     1.41            0.0322%
 102               1     325 West 86 Corp.                                 12.23            0.0822%
 103               1     Securlock at Matlock                               1.64            0.0322%
 104               1     Pinette Housing Corp.                              4.08            0.0822%
 105               1     Crompond Apartment Owners, Inc.                   11.18            0.0822%
 106               1     2020 Professional Center                           1.25            0.0322%
 107               2     Parkside Development Company, Inc.                 9.34            0.0822%
 108               2     Bridgeview Apartment Corporation                   4.02            0.0822%
 109               1     Halsted Retail                                     1.65            0.0322%
 110               2     Brighton Manor Apartments                          1.54            0.0322%
 111               1     Alma School Road Office Building                   1.38            0.0322%
 112               1     Hammerly Retail Center                             1.32            0.0322%
 113               1     Tanglewood Gardens Owners Corp.                    4.63            0.0822%
 114               1     1 Bronxville Owners Corp.                          9.33            0.0822%
 115               1     345 East 77th Street Owners, Inc.                  7.07            0.0822%
 116               1     Mears Warehouse                                    1.41            0.0322%
 117               1     Hanover River House, Inc.                         16.95            0.0822%
 118               1     Lexington Square Self Storage                      1.81            0.0322%
 119               1     210 West 29th St                                   1.36            0.0322%
 120               1     718 Apts., Inc.                                    9.95            0.0822%
 121               2     Favalora Apartments                                1.36            0.0322%
 122               1     828 Fifth Avenue Owners Corp.                      5.74            0.0822%
 123               2     Elmhurst House, Inc.                               5.50            0.0822%
 124               1     35 Park West Corporation                          29.30            0.0822%
 125               1     Irving Park Retail                                 1.43            0.0322%
 126               1     2035 Central Park Ave. Owners Corp.                4.44            0.0822%
 127               1     Dobson & Elliott Plaza                             1.33            0.0522%
 128               1     Vernon Manor Co-operative Apartments,
                         Section II, Incorporated                          10.19            0.0822%
 129               1     95 Sedgwick Owners Corp.                           3.80            0.0822%
 130               2     Mutual Housing Housing Association, Inc.          11.49            0.0822%
 131               1     23 Park Ave. Realty Corp.                         10.80            0.0822%
 132               1     325 House Inc.                                    11.81            0.0822%
 133               2     Timberland Apartments                              1.25            0.0322%
 134               1     Gramgar, Inc.                                      4.52            0.0822%
 135               1     130 E. 94th Apartments Corp.                       8.15            0.0822%
 136               1     60-68 Apartments Corp.                            21.37            0.0822%
 137               2     432-434 West 47th Street Tenants Corp.
                         aka 432-434 W. 47 Street Tenants Corp.             3.74            0.0822%
 138               2     Camelot Apartments                                 1.59            0.0322%
 139               2     1014-18 North Charles Street                       1.33            0.0322%
 140               1     175 East 79 Tenants Corp.                         25.59            0.0822%
 141               1     250 Equities Corp.                                 5.18            0.0822%
 142               1     530 Riverdale Owners Corp.                         5.37            0.0822%
 143               1     51 West 81st Street Corp.                         35.69            0.0822%
 144               2     Bainbridge House, Inc.                             4.32            0.0822%
 145               1     Costa Mesa                                         1.29            0.0322%
 146               2     St. Andrews Apartments                             1.41            0.0322%
 147               1     Drake Lane Owners, Inc.                            7.29            0.0822%
 148               2     4295 Webster Avenue Owners, Inc.                   6.65            0.0822%
 149               2     406 West 46th Street Corp.                         3.78            0.0822%
 150               1     81-87 Owners Corp.                                13.95            0.0822%
 151               1     Bissonnet Plaza                                    1.34            0.0322%
 152               2     Halcyon Apartments                                 1.63            0.0322%
 153               1     Prestige Plaza Shopping Center                     1.63            0.0322%
 154               1     Lafayette Court Apts. Corp.                        5.34            0.0822%
 155               1     155 East 49th Street Corporation                  14.13            0.0822%
 156               1     491 Broadway Realty                               23.78            0.0822%
 157               2     Country Haven Mobile Home Park                     1.29            0.0322%
 158               1     Lafayette Lofts, Inc.                             13.35            0.0822%
 159               1     23830 Owners Corp.                                16.90            0.0822%

                                                                          CUT-OFF DATE
                  LOAN                                                     PRINCIPAL             APPRAISED         CUT-OFF DATE
  #    CROSSED   GROUP   LOAN NAME                                         BALANCE(1)              VALUE          LTV RATIO(1)(3)
----   -------   -----   ---------                                      ----------------      ---------------     ---------------
 160               1     228 West 16th Street Housing Corporation       $        547,793      $     4,750,000          11.5%
 161               1     336 East 50th Street Tenants Corp.                      525,000            6,525,000           8.0%
 162               1     62 East 87th St. Owners Corp.                           498,485            6,400,000           7.8%
 163               1     14 Jay Street Owners Corp.                              487,911            8,000,000           6.1%
 164               1     238 W. 11th Street Cooperative Corp.                    457,171            4,675,000           9.8%
 165               2     Eighty-Five Owners Corp.                                450,000            4,630,000           9.7%
 166               1     108 Pierrepont Street Housing Corp                      424,579            3,850,000          11.0%
 167               1     345 East 61st Street Housing Corporation                422,516            2,625,000          16.1%
 168               1     22 Pierrepont St. Apartment Corp.                       398,988            4,700,000           8.5%
 169               2     353 West 29th Street Housing Corporation                297,262            6,650,000           4.5%
 170               1     237 East 12 Street Owners Corp.                         296,212            3,000,000           9.9%
 171               1     304 West 78th Owners Corp.                              269,668            3,640,000           7.4%
 172               1     West 99th Street Apartment Corp.                        258,793            3,260,000           7.9%
 173               1     159 West 78th Street Corp.                              254,801            3,775,000           6.7%
 174               2     53 St. Marks Tenants Corporation                        224,246            3,300,000           6.8%
 175               1     199 Eighth Avenue Housing Corp.                         199,202            4,160,000           4.8%
 176               2     181-183 Dekalb Owners Corp.                             197,551            2,070,000           9.5%
 177               1     76 State St. Owners, Inc. aka 76 State
                         Street Owners, Inc.                                     168,139            3,130,000           5.4%
 178               1     Perelandra Realty Corp.                                 150,000            4,150,000           3.6%
 179               1     483 14th Street Apartment Corporation                   118,609            1,870,000           6.3%
                                                                        ---------------------------------------------------------
Total/Weighted Average:                                                 $  1,138,076,748      $ 2,933,800,000          63.1%
                                                                        =========================================================

                         Maximum:                                       $     86,000,000      $   141,800,000          80.0%
                         Minimum:                                       $        118,609      $     1,050,000           2.0%

                                                                                                 MATURITY/
                  LOAN                                                     MATURITY/ARD           ARD LTV           MOST RECENT
  #    CROSSED   GROUP   LOAN NAME                                           BALANCE           RATIO(2)(3)(4)           NOI
----   -------   -----   ---------                                      ----------------      ---------------     ---------------
 160               1     228 West 16th Street Housing Corporation       $        457,152             9.6%                     N/A
 161               1     336 East 50th Street Tenants Corp.                      525,000             8.0%                     N/A
 162               1     62 East 87th St. Owners Corp.                           417,868             6.5%                     N/A
 163               1     14 Jay Street Owners Corp.                                    1             0.0%                     N/A
 164               1     238 W. 11th Street Cooperative Corp.                    390,894             8.4%                     N/A
 165               2     Eighty-Five Owners Corp.                                450,000             9.7%                     N/A
 166               1     108 Pierrepont Street Housing Corp                      390,480            10.1%                     N/A
 167               1     345 East 61st Street Housing Corporation                355,524            13.5%                     N/A
 168               1     22 Pierrepont St. Apartment Corp.                       369,584             7.9%                     N/A
 169               2     353 West 29th Street Housing Corporation                      1             0.0%                     N/A
 170               1     237 East 12 Street Owners Corp.                         135,643             4.5%                     N/A
 171               1     304 West 78th Owners Corp.                              251,208             6.9%                     N/A
 172               1     West 99th Street Apartment Corp.                        219,114             6.7%                     N/A
 173               1     159 West 78th Street Corp.                              237,486             6.3%                     N/A
 174               2     53 St. Marks Tenants Corporation                        196,648             6.0%                     N/A
 175               1     199 Eighth Avenue Housing Corp.                         171,636             4.1%                     N/A
 176               2     181-183 Dekalb Owners Corp.                                   0             0.0%                     N/A
 177               1     76 State St. Owners, Inc. aka 76 State
                         Street Owners, Inc.                                         248             0.0%                     N/A
 178               1     Perelandra Realty Corp.                                 150,000             3.6%                     N/A
 179               1     483 14th Street Apartment Corporation                         0             0.0%                     N/A
                                                                        ---------------------------------------------------------
Total/Weighted Average:                                                 $    997,538,889            56.8%         $    86,853,129
                                                                        =========================================================

                         Maximum:                                       $     80,000,000            74.7%         $     9,905,025
                         Minimum:                                       $        135,643             1.4%         $        83,365

                  LOAN                                                  MOST RECENT           U/W                 U/W
  #    CROSSED   GROUP   LOAN NAME                                          DSCR              NOI                NCF(5)
----   -------   -----   ---------                                      -----------     ---------------    ---------------
 160               1     228 West 16th Street Housing Corporation           N/A         $       191,858    $       191,858
 161               1     336 East 50th Street Tenants Corp.                 N/A                 256,200            256,200
 162               1     62 East 87th St. Owners Corp.                      N/A                 318,520            318,520
 163               1     14 Jay Street Owners Corp.                         N/A                 365,723            365,723
 164               1     238 W. 11th Street Cooperative Corp.               N/A                 136,870            136,870
 165               2     Eighty-Five Owners Corp.                           N/A                 133,685            133,685
 166               1     108 Pierrepont Street Housing Corp                 N/A                 213,506            213,506
 167               1     345 East 61st Street Housing Corporation           N/A                 116,510            116,510
 168               1     22 Pierrepont St. Apartment Corp.                  N/A                 153,573            153,573
 169               2     353 West 29th Street Housing Corporation           N/A                 268,312            268,312
 170               1     237 East 12 Street Owners Corp.                    N/A                 101,858            101,858
 171               1     304 West 78th Owners Corp.                         N/A                 167,671            167,671
 172               1     West 99th Street Apartment Corp.                   N/A                 111,000            111,000
 173               1     159 West 78th Street Corp.                         N/A                 165,063            165,063
 174               2     53 St. Marks Tenants Corporation                   N/A                 134,797            134,797
 175               1     199 Eighth Avenue Housing Corp.                    N/A                 219,558            219,558
 176               2     181-183 Dekalb Owners Corp.                        N/A                 123,633            123,633
 177               1     76 State St. Owners, Inc. aka 76 State
                         Street Owners, Inc.                                N/A                  99,750             99,750
 178               1     Perelandra Realty Corp.                            N/A                 100,485            100,485
 179               1     483 14th Street Apartment Corporation              N/A                  72,735             72,735
                                                                        --------------------------------------------------
Total/Weighted Average:                                                     1.50x       $   176,592,234    $   169,278,452
                                                                        ==================================================

                         Maximum:                                           2.52x       $     9,629,997    $     9,245,811
                         Minimum:                                           0.01x       $        72,735    $        71,422

                  LOAN                                                      U/W         ADMINISTRATIVE
  #    CROSSED   GROUP   LOAN NAME                                        DSCR(6)             FEES
----   -------   -----   ---------                                      -----------     --------------
 160               1     228 West 16th Street Housing Corporation           4.99x           0.0822%
 161               1     336 East 50th Street Tenants Corp.                 8.22            0.0822%
 162               1     62 East 87th St. Owners Corp.                      8.90            0.0822%
 163               1     14 Jay Street Owners Corp.                         5.41            0.0822%
 164               1     238 W. 11th Street Cooperative Corp.               3.89            0.0822%
 165               2     Eighty-Five Owners Corp.                           5.61            0.0822%
 166               1     108 Pierrepont Street Housing Corp                 7.55            0.0822%
 167               1     345 East 61st Street Housing Corporation           3.83            0.0822%
 168               1     22 Pierrepont St. Apartment Corp.                  5.58            0.0822%
 169               2     353 West 29th Street Housing Corporation           8.04            0.0822%
 170               1     237 East 12 Street Owners Corp.                    3.17            0.0822%
 171               1     304 West 78th Owners Corp.                         8.57            0.0822%
 172               1     West 99th Street Apartment Corp.                   5.78            0.0822%
 173               1     159 West 78th Street Corp.                         8.89            0.0822%
 174               2     53 St. Marks Tenants Corporation                   6.94            0.0822%
 175               1     199 Eighth Avenue Housing Corp.                   13.78            0.0822%
 176               2     181-183 Dekalb Owners Corp.                        5.57            0.0822%
 177               1     76 State St. Owners, Inc. aka 76 State
                         Street Owners, Inc.                                4.99            0.0822%
 178               1     Perelandra Realty Corp.                            9.42            0.0822%
 179               1     483 14th Street Apartment Corporation              5.26            0.0822%
                                                                        -----------
Total/Weighted Average:                                                     2.19x
                                                                        ===========

                         Maximum:                                          35.69x
                         Minimum:                                           1.21x

(A) THE UNDERLYING MORTGAGE LOANS SECURED BY VILLAGE SQUARE SHOPPING CENTER AND DEERPATH COURT SHOPPING CENTER ARE CROSS-COLLATERALIZED AND CROSS-DEFAULTED, RESPECTIVELY.
(B) THE UNDERLYING MORTGAGE LOANS SECURED BY TIMBERLAKE APARTMENTS AND MADISON POINTE APARTMENTS ARE CROSS-COLLATERALIZED AND CROSS-DEFAULTED, RESPECTIVELY.
(C) THE UNDERLYING MORTGAGE LOANS SECURED BY KLOTZMAN PORTFOLIO - NRM, KLOTZMAN PORTFOLIO - KMP1 AND KLOTZMAN PORTFOLIO - KAYMAR ARE CROSS-COLLATERALIZED AND CROSS-DEFAULTED, RESPECTIVELY.
(1)  ASSUMES A CUT-OFF DATE IN NOVEMBER 2004.
(2) AT MATURITY WITH RESPECT TO BALLOON LOANS OR AT THE ARD IN THE CASE OF ARD LOANS. THERE CAN BE NO ASSURANCE THAT THE VALUE OF ANY PARTICULAR MORTGAGED PROPERTY WILL NOT HAVE DECLINED FROM THE ORIGINAL APPRAISAL VALUE.
(3) IN THE CASE OF CROSS-COLLATERALIZED AND CROSS-DEFAULTED UNDERLYING MORTGAGE LOANS, THE COMBINED LTV IS PRESENTED FOR EACH AND EVERY RELATED UNDERLYING MORTGAGE LOAN.
(4) IN THE CASE OF THE ARD LOANS, THE ANTICIPATED REPAYMENT DATE IS ASSUMED TO BE THE MATURITY DATE FOR THE PURPOSES OF THE INDICATED COLUMN.
(5) U/W NCF REFLECTS THE NET CASH FLOW AFTER U/W REPLACEMENT RESERVES, U/W LC'S AND TI'S AND U/W FF&E. WITH RESPECT TO THE RESIDENTIAL COOPERATIVE LOANS, U/W REPLACEMENT RESERVES/FF&E ARE CAPTURED IN U/W EXPENSES; HOWEVER, WE SHOW THEM FOR PRESENTATIONAL PURPOSES ONLY.
(6) U/W DSCR IS BASED ON THE AMOUNT OF THE MONTHLY PAYMENTS PRESENTED. IN THE CASE OF CROSS-COLLATERALIZED AND CROSS-DEFAULTED UNDERLYING MORTGAGE LOANS THE COMBINED U/W DSCR IS PRESENTED FOR EACH AND EVERY RELATED UNDERLYING MORTGAGE LOAN.
(7) THE 1201 NEW YORK AVENUE TOTAL LOAN IS $105,000,000, WHICH IS COMPRISED OF AN $80,000,000 POOLED PORTION AND A $25,000,000 B-NOTE.

             ENGINEERING RESERVES AND RECURRING REPLACEMENT RESERVES

                                                                                            CONTRACTUAL        U/W
                                                                              ENGINEERING    RECURRING      RECURRING
                  LOAN                                                         RESERVE AT   REPLACEMENT    REPLACEMENT
 #     CROSSED    GROUP    LOAN NAME                                          ORIGINATION   RESERVE/FF&E   RESERVE/FF&E
 -     -------    -----    ---------                                          -----------   ------------   ------------
 1                  1      Brunswick Square                                   $         0   $          0   $     45,241
 2                  1      1201 New York Avenue                               $     1,050   $          0   $     62,856
 3                  1      Highland Hospitality Portfolio                     $    25,000   $          0   $          0
 4                  1      469 Seventh Avenue                                 $         0   $     48,000   $     48,078
 5                  1      Village on the Parkway                             $    11,875   $     39,996   $     57,175
 6                  1      The Shops at Legacy                                $         0   $     26,604   $     39,907
 7                  2      Bertakis MHP Portfolio                             $    25,133   $          0   $     86,150
 8       (A)        1      Village Square Shopping Center                     $         0   $          0   $     31,495
 9       (A)        1      Deerpath Court Shopping Center                     $         0   $          0   $     22,958
 10                 1      Wayzata Office                                     $         0   $     19,200   $     19,200
 11                 1      Laurel Mall                                        $         0   $    112,125   $    111,760
 12                 1      Sweetwater Town & Country Shopping Center          $ 1,006,500   $     24,687   $          0
 13                 1      Governor's Marketplace Shopping Center             $         0   $          0   $     36,740
 14      (B)        2      Timberlake Apartments                              $         0   $     65,250   $     65,250
 15      (B)        2      Madison Pointe Apartments                          $         0   $     75,000   $     75,000
 16                 1      City Park Retail                                   $         0   $          0   $     11,194
 17                 1      Creekside Plaza                                    $         0   $     19,298   $     14,547
 18                 2      Oak Grove Apartments                               $   223,125   $     92,256   $     92,250
 19                 2      Doric Apartment Corporation                        $         0   $          0   $    140,000
 20                 1      Marysville Town Center                             $         0   $     47,472   $     47,955
 21                 1      Grassmere Office Building                          $   525,000   $     22,493   $     22,493
 22                 2      Maple Lane Apartments                              $    15,500   $    108,900   $    108,900
 23                 2      Ashford Place Apartments                           $    42,625   $     35,520   $     38,400
 24                 1      Park Place Promenade                               $         0   $     12,180   $     12,585
 25                 2      University Towers Corporation                      $ 3,609,526   $     46,581   $     59,500
 26                 1      City Park Office                                   $         0   $          0   $     10,628
 27                 2      Casa Pacifica Apartments                           $         0   $     25,500   $     25,500
 28                 1      Von Karman                                         $     4,844   $     17,079   $     20,092
 29                 1      Paradise Shoppes of Prominence Point               $         0   $          0   $     11,709
 30                 1      T-Mobile USA Office Building                       $         0   $          0   $     10,393
 31                 1      Saucon Valley Square                               $         0   $          0   $     10,753
 32                 2      Avalon Town Center                                 $         0   $          0   $     16,403
 33                 2      Voorhies Avenue & Shore Parkway Owners Corp.       $         0   $          0   $     78,000
 34      (C)        2      Klotzman Portfolio - NRM                           $    64,063   $     47,500   $     47,500
 35      (C)        2      Klotzman Portfolio - KMP1                          $   221,701   $     44,000   $     44,000
 36      (C)        2      Klotzman Portfolio - Kaymar                        $    83,675   $      9,000   $      9,000
 37                 2      University Townhouses Cooperative                  $         0   $          0   $    312,218
 38                 2      Timber Hollow Apartments                           $    50,000   $     69,420   $     70,500
 39                 1      Delta Airlines Building                            $         0   $          0   $      7,448
 40                 2      Blendon Square Townhomes                           $         0   $     62,060   $     62,121
 41                 2      Shadowood Apartment                                $    10,000   $     46,000   $     46,000
 42                 2      High Vista Apartments                              $   131,250   $     79,087   $     79,087
 43                 2      Cabrini Terrace Owners Corp.                       $         0   $          0   $     65,561
 44                 1      Marina Gate Shopping Center                        $         0   $     12,188   $     12,188
 45                 1      1255 North Avenue Owners Corp.                     $         0   $          0   $     52,200
 46                 1      Wal Mart Super Center - Jonesboro                  $         0   $     22,456   $     22,456

 47                 1      Kietzke Plaza                                      $         0   $          0   $     15,618
 48                 2      Chandler Point Apartments                          $    76,250   $     65,200   $     65,200
 49                 1      Paseo Fashion Plaza                                $         0   $      4,141   $      4,070
 50                 1      Davis Towne Crossing                               $         0   $      6,208   $      5,609
 51                 1      La Quinta Centre                                   $         0   $          0   $      2,952
 52                 1      KeyBank Portfolio #2                               $         0   $          0   $      1,640
 53                 1      Creswell Plaza                                     $         0   $          0   $      6,381
 54                 2      Trousdell Village Owners Corp.                     $         0   $          0   $     50,304
 55                 1      Fleetwood Court Apartments, Inc.                   $         0   $          0   $     33,100
 56                 1      Beacon Center                                      $         0   $      3,264   $      4,904
 57                 2      Spring Branch Estates                              $   105,053   $     34,500   $     34,500
 58                 1      Pine Ridge Retail Center                           $         0   $          0   $      6,680
 59                 1      Hoke Landing Shopping Center                       $         0   $      5,232   $      7,839
 60                 1      135 East 83rd Owners Corp.                         $         0   $          0   $     60,000
 61                 1      Walgreens Federal Way                              $         0   $          0   $      2,136

                                                                                LC & TI      CONTRACTUAL                    TAX &
                  LOAN                                                         RESERVE AT     RECURRING         U/W       INSURANCE
 #     CROSSED    GROUP    LOAN NAME                                          ORIGINATION      LC & TI        LC & TI      ESCROWS
 -     -------    -----    ---------                                          -----------      -------        -------      -------
 1                  1      Brunswick Square                                   $         0   $          0   $    278,166      None
 2                  1      1201 New York Avenue                               $16,478,475   $  1,239,009   $          0      Both
 3                  1      Highland Hospitality Portfolio                     $         0   $          0   $          0      Both
 4                  1      469 Seventh Avenue                                 $         0   $    250,000   $    284,071      Both
 5                  1      Village on the Parkway                             $         0   $    288,000   $    229,015      Both
 6                  1      The Shops at Legacy                                $         0   $          0   $    136,076      Both
 7                  2      Bertakis MHP Portfolio                             $         0   $          0   $          0      None
 8       (A)        1      Village Square Shopping Center                     $         0   $          0   $    113,863      None
 9       (A)        1      Deerpath Court Shopping Center                     $         0   $          0   $     84,330      None
 10                 1      Wayzata Office                                     $         0   $          0   $     80,600      Both
 11                 1      Laurel Mall                                        $         0   $          0   $    291,822      None
 12                 1      Sweetwater Town & Country Shopping Center          $    13,734   $          0   $     30,635      Both
 13                 1      Governor's Marketplace Shopping Center             $         0   $          0   $    216,574      None
 14      (B)        2      Timberlake Apartments                              $         0   $          0   $          0      Both
 15      (B)        2      Madison Pointe Apartments                          $         0   $          0   $          0      Both
 16                 1      City Park Retail                                   $         0   $          0   $     60,978      Both
 17                 1      Creekside Plaza                                    $         0   $     90,000   $    149,497      Both
 18                 2      Oak Grove Apartments                               $         0   $          0   $          0      Both
 19                 2      Doric Apartment Corporation                        $         0   $          0   $          0      Both
 20                 1      Marysville Town Center                             $         0   $          0   $     81,937      Both
 21                 1      Grassmere Office Building                          $ 1,500,000   $    575,004   $    112,466      Both
 22                 2      Maple Lane Apartments                              $         0   $          0   $          0      Both
 23                 2      Ashford Place Apartments                           $         0   $          0   $          0      Both
 24                 1      Park Place Promenade                               $     1,600   $     19,200   $     86,198      Both
 25                 2      University Towers Corporation                      $         0   $     12,000   $          0      Both
 26                 1      City Park Office                                   $         0   $          0   $     99,405      Both
 27                 2      Casa Pacifica Apartments                           $         0   $          0   $          0      Both
 28                 1      Von Karman                                         $   115,000   $     96,000   $    117,222      Both
 29                 1      Paradise Shoppes of Prominence Point               $         0   $          0   $     40,668      None
 30                 1      T-Mobile USA Office Building                       $         0   $          0   $          0      None
 31                 1      Saucon Valley Square                               $         0   $          0   $     23,379      None
 32                 2      Avalon Town Center                                 $         0   $     30,000   $     30,000      Both
 33                 2      Voorhies Avenue & Shore Parkway Owners Corp.       $         0   $          0   $          0       Tax
 34      (C)        2      Klotzman Portfolio - NRM                           $         0   $          0   $          0      Both
 35      (C)        2      Klotzman Portfolio - KMP1                          $         0   $          0   $          0      Both
 36      (C)        2      Klotzman Portfolio - Kaymar                        $         0   $          0   $          0      Both
 37                 2      University Townhouses Cooperative                  $         0   $          0   $          0       Tax
 38                 2      Timber Hollow Apartments                           $         0   $          0   $          0      Both
 39                 1      Delta Airlines Building                            $         0   $          0   $          0      None
 40                 2      Blendon Square Townhomes                           $         0   $          0   $          0      Both
 41                 2      Shadowood Apartment                                $         0   $          0   $          0      Both
 42                 2      High Vista Apartments                              $         0   $          0   $          0      Both
 43                 2      Cabrini Terrace Owners Corp.                       $         0   $          0   $          0       Tax
 44                 1      Marina Gate Shopping Center                        $         0   $     62,506   $     64,912      Both
 45                 1      1255 North Avenue Owners Corp.                     $         0   $          0   $          0       Tax
 46                 1      Wal Mart Super Center - Jonesboro                  $         0   $          0   $          0      None
 47                 1      Kietzke Plaza                                      $         0   $          0   $     54,583      Both
 48                 2      Chandler Point Apartments                          $         0   $          0   $          0      Both
 49                 1      Paseo Fashion Plaza                                $         0   $     21,420   $     24,249      Both
 50                 1      Davis Towne Crossing                               $         0   $          0   $     38,739      None
 51                 1      La Quinta Centre                                   $         0   $     27,778   $     21,033      Both
 52                 1      KeyBank Portfolio #2                               $         0   $          0   $          0      None
 53                 1      Creswell Plaza                                     $         0   $     30,000   $     29,731      Both
 54                 2      Trousdell Village Owners Corp.                     $         0   $          0   $          0       Tax
 55                 1      Fleetwood Court Apartments, Inc.                   $         0   $          0   $          0      None
 56                 1      Beacon Center                                      $         0   $     20,004   $     32,060      Both
 57                 2      Spring Branch Estates                              $         0   $          0   $          0      Both
 58                 1      Pine Ridge Retail Center                           $    54,000   $     30,000   $     30,069      Both
 59                 1      Hoke Landing Shopping Center                       $         0   $     12,000   $     12,235      Both
 60                 1      135 East 83rd Owners Corp.                         $         0   $          0   $          0      None
 61                 1      Walgreens Federal Way                              $         0   $          0   $          0      None

                                                                                            CONTRACTUAL        U/W
                                                                              ENGINEERING    RECURRING      RECURRING
                  LOAN                                                         RESERVE AT   REPLACEMENT    REPLACEMENT
 #     CROSSED    GROUP    LOAN NAME                                          ORIGINATION   RESERVE/FF&E   RESERVE/FF&E
 -     -------    -----    ---------                                          -----------   ------------   ------------
 62                 1      Airport Plaza Shopping Center                      $         0   $          0   $      7,417
 63                 1      Michelangelo Apts., Inc.                           $         0   $          0   $     21,400
 64                 1      Azalea Plaza                                       $    45,000   $     24,529   $     24,491
 65                 2      Minnesota Lake MHC                                 $         0   $          0   $      8,050
 66                 2      Sparrow Run Townhomes                              $         0   $     21,750   $     21,750
 67                 2      The Phoenix Apartments                             $    25,000   $     25,000   $     25,000
 68                 2      Garfield North Tenants Corp.                       $         0   $          0   $      6,500
 69                 1      ATYS Industrial Building                           $         0   $          0   $     53,173
 70                 1      American Signature Home                            $         0   $      7,932   $      7,900
 71                 1      Village Center Shopping Center                     $     7,500   $     19,637   $     19,637
 72                 1      Sun City RV & Mini Storage                         $         0   $          0   $     11,175
 73                 2      Sunnyside Towers Owners Corp.                      $         0   $          0   $     15,900
 74                 1      Diamond Bar Plaza                                  $    84,516   $      7,655   $      7,655
 75                 2      Timber Stone and Stone Tree MHP                    $    13,125   $      8,950   $      8,950
 76                 2      New Haven Portfolio                                $    33,751   $     18,000   $     18,000
 77                 2      Saunders Apartments                                $         0   $          0   $     41,980
 78                 1      Richardson Corner Shopping Center                  $    60,125   $          0   $      4,146
 79                 2      The Village Apartments                             $         0   $     60,000   $     60,000
 80                 2      2057-2065 Mission Street                           $     7,000   $      9,368   $      9,368
 81                 1      3 Research Park Office Building                    $         0   $      5,040   $      5,040
 82                 1      632 Palmer Road Owners, Inc.                       $         0   $          0   $     30,000
 83                 2      Northridge Arms Apartments                         $    53,950   $     29,348   $     29,348
 84                 1      Walnut RV Park                                     $         0   $          0   $      5,700
 85                 1      The Beverly House, Inc.                            $         0   $          0   $     28,500
 86                 1      230 W. 105 Realty Corp.                            $         0   $          0   $     28,000
 87                 1      Tyler Shopping Center                              $         0   $      5,376   $      5,376
 88                 1      Lynchburg Crossing Shopping Center                 $         0   $      4,320   $      4,323
 89                 1      474 Rodeo Drive Retail                             $       875   $          0   $        746
 90                 1      Broadpark Lodge Corp.                              $         0   $          0   $     26,000
 91                 1      University Medical Plaza                           $         0   $      2,232   $      3,347
 92                 2      400 East 17th Street Corp.                         $         0   $          0   $     21,760
 93                 2      Van Buren Owners, Inc.                             $         0   $          0   $     16,700
 94                 1      Plaza Oak Professional Building                    $         0   $      2,695   $      3,594
 95                 1      Wendover Landing                                   $     2,625   $      3,788   $      3,776
 96                 1      Quail Village Retail                               $    48,114   $          0   $      2,375
 97                 1      Cherry Blossom Ctr                                 $         0   $          0   $      2,206
 98                 1      100 Hudson Tenants Corp.                           $         0   $          0   $     22,186
 99                 1      875 W. 181 Owners Corp.                            $         0   $          0   $     27,000
100                 1      60 West Broad Street, Inc.                         $         0   $          0   $     27,000
101                 2      Temple Gardens                                     $   113,100   $     38,862   $     38,250
102                 1      325 West 86 Corp.                                  $         0   $          0   $     21,000
103                 1      Securlock at Matlock                               $       625   $      8,621   $      8,689
104                 1      Pinette Housing Corp.                              $         0   $          0   $     10,000
105                 1      Crompond Apartment Owners, Inc.                    $         0   $          0   $     59,400
106                 1      2020 Professional Center                           $         0   $          0   $      5,999
107                 2      Parkside Development Company, Inc.                 $         0   $          0   $     50,000
108                 2      Bridgeview Apartment Corporation                   $         0   $          0   $     33,600
109                 1      Halsted Retail                                     $         0   $          0   $      2,750
110                 2      Brighton Manor Apartments                          $     4,313   $     31,097   $     31,097
111                 1      Alma School Road Office Building                   $         0   $          0   $      6,131
112                 1      Hammerly Retail Center                             $     2,875   $          0   $      2,583
113                 1      Tanglewood Gardens Owners Corp.                    $         0   $          0   $     22,205
114                 1      1 Bronxville Owners Corp.                          $         0   $          0   $     23,600
115                 1      345 East 77th Street Owners, Inc.                  $         0   $          0   $     21,500
116                 1      Mears Warehouse                                    $    28,150   $          0   $      6,930
117                 1      Hanover River House, Inc.                          $         0   $          0   $     14,000
118                 1      Lexington Square Self Storage                      $    17,435   $          0   $      9,471
119                 1      210 West 29th St                                   $     6,000   $          0   $      3,105
120                 1      718 Apts., Inc.                                    $         0   $          0   $     18,791
121                 2      Favalora Apartments                                $     5,000   $     15,000   $     15,000
122                 1      828 Fifth Avenue Owners Corp.                      $         0   $          0   $     19,800

                                                                                LC & TI      CONTRACTUAL                    TAX &
                  LOAN                                                         RESERVE AT     RECURRING         U/W       INSURANCE
 #     CROSSED    GROUP    LOAN NAME                                          ORIGINATION      LC & TI        LC & TI      ESCROWS
 -     -------    -----    ---------                                          -----------      -------        -------      -------
 62                 1      Airport Plaza Shopping Center                      $         0   $     10,000   $      9,218      Both
 63                 1      Michelangelo Apts., Inc.                           $         0   $          0   $          0      None
 64                 1      Azalea Plaza                                       $         0   $    111,808   $    111,808      Both
 65                 2      Minnesota Lake MHC                                 $         0   $          0   $          0      Both
 66                 2      Sparrow Run Townhomes                              $         0   $          0   $          0      Both
 67                 2      The Phoenix Apartments                             $         0   $          0   $          0      Both
 68                 2      Garfield North Tenants Corp.                       $         0   $          0   $          0      None
 69                 1      ATYS Industrial Building                           $         0   $          0   $     21,920      None
 70                 1      American Signature Home                            $         0   $          0   $     32,395      None
 71                 1      Village Center Shopping Center                     $         0   $     25,000   $     39,691      Both
 72                 1      Sun City RV & Mini Storage                         $         0   $          0   $          0      None
 73                 2      Sunnyside Towers Owners Corp.                      $         0   $          0   $          0      None
 74                 1      Diamond Bar Plaza                                  $         0   $          0   $     41,922      Both
 75                 2      Timber Stone and Stone Tree MHP                    $         0   $          0   $          0      Both
 76                 2      New Haven Portfolio                                $         0   $          0   $          0      Both
 77                 2      Saunders Apartments                                $         0   $          0   $          0       Tax
 78                 1      Richardson Corner Shopping Center                  $    21,000   $     21,000   $     22,411      Both
 79                 2      The Village Apartments                             $         0   $          0   $          0      Both
 80                 2      2057-2065 Mission Street                           $         0   $          0   $      4,119      Both
 81                 1      3 Research Park Office Building                    $     2,500   $     30,000   $     27,579      Both
 82                 1      632 Palmer Road Owners, Inc.                       $         0   $          0   $          0      None
 83                 2      Northridge Arms Apartments                         $         0   $          0   $          0      Both
 84                 1      Walnut RV Park                                     $         0   $          0   $          0      Both
 85                 1      The Beverly House, Inc.                            $         0   $          0   $          0       Tax
 86                 1      230 W. 105 Realty Corp.                            $         0   $          0   $          0      None
 87                 1      Tyler Shopping Center                              $     2,091   $     25,088   $     31,509       Tax
 88                 1      Lynchburg Crossing Shopping Center                 $         0   $      6,960   $      7,926      Both
 89                 1      474 Rodeo Drive Retail                             $         0   $          0   $     16,929      Both
 90                 1      Broadpark Lodge Corp.                              $         0   $          0   $          0      None
 91                 1      University Medical Plaza                           $         0   $     24,000   $     27,482      Both
 92                 2      400 East 17th Street Corp.                         $         0   $          0   $          0      None
 93                 2      Van Buren Owners, Inc.                             $         0   $          0   $          0       Tax
 94                 1      Plaza Oak Professional Building                    $         0   $     27,000   $     26,630      Both
 95                 1      Wendover Landing                                   $         0   $     17,874   $     17,874      Both
 96                 1      Quail Village Retail                               $         0   $      8,727   $     15,833      Both
 97                 1      Cherry Blossom Ctr                                 $    50,000   $     10,909   $     14,709      Both
 98                 1      100 Hudson Tenants Corp.                           $         0   $          0   $          0      None
 99                 1      875 W. 181 Owners Corp.                            $         0   $          0   $          0       Tax
100                 1      60 West Broad Street, Inc.                         $         0   $          0   $          0      None
101                 2      Temple Gardens                                     $         0   $          0   $          0      Both
102                 1      325 West 86 Corp.                                  $         0   $          0   $          0      None
103                 1      Securlock at Matlock                               $         0   $          0   $          0      Both
104                 1      Pinette Housing Corp.                              $         0   $          0   $          0      None
105                 1      Crompond Apartment Owners, Inc.                    $         0   $          0   $          0      None
106                 1      2020 Professional Center                           $   100,000   $          0   $     20,337      Both
107                 2      Parkside Development Company, Inc.                 $         0   $          0   $          0       Tax
108                 2      Bridgeview Apartment Corporation                   $         0   $          0   $          0       Tax
109                 1      Halsted Retail                                     $         0   $      8,280   $     11,056      Both
110                 2      Brighton Manor Apartments                          $         0   $          0   $          0      Both
111                 1      Alma School Road Office Building                   $         0   $     33,600   $     36,783      Both
112                 1      Hammerly Retail Center                             $         0   $          0   $     17,220      Both
113                 1      Tanglewood Gardens Owners Corp.                    $         0   $          0   $          0      None
114                 1      1 Bronxville Owners Corp.                          $         0   $          0   $          0       Tax
115                 1      345 East 77th Street Owners, Inc.                  $         0   $          0   $          0       Tax
116                 1      Mears Warehouse                                    $         0   $          0   $     13,860      Both
117                 1      Hanover River House, Inc.                          $         0   $          0   $          0      None
118                 1      Lexington Square Self Storage                      $         0   $          0   $          0      Both
119                 1      210 West 29th St                                   $   100,000   $          0   $     23,860      Both
120                 1      718 Apts., Inc.                                    $         0   $          0   $          0      None
121                 2      Favalora Apartments                                $         0   $          0   $          0      Both
122                 1      828 Fifth Avenue Owners Corp.                      $         0   $          0   $          0      None

                                                                                            CONTRACTUAL        U/W
                                                                              ENGINEERING    RECURRING      RECURRING
                  LOAN                                                         RESERVE AT   REPLACEMENT    REPLACEMENT
 #     CROSSED    GROUP    LOAN NAME                                          ORIGINATION   RESERVE/FF&E   RESERVE/FF&E
 -     -------    -----    ---------                                          -----------   ------------   ------------
123                 2      Elmhurst House, Inc.                               $         0   $          0   $     45,000
124                 1      35 Park West Corporation                           $         0   $          0   $     11,000
125                 1      Irving Park Retail                                 $     3,688   $          0   $      1,039
126                 1      2035 Central Park Ave. Owners Corp.                $         0   $          0   $     18,000
127                 1      Dobson & Elliott Plaza                             $         0   $          0   $      7,132
128                 1      Vernon Manor Co-operative Apartments,
                           Section II, Incorporated                           $         0   $          0   $     23,800
129                 1      95 Sedgwick Owners Corp.                           $         0   $          0   $     13,410
130                 2      Mutual Housing Housing Association, Inc.           $         0   $          0   $     12,200
131                 1      23 Park Ave. Realty Corp.                          $         0   $          0   $      3,200
132                 1      325 House Inc.                                     $         0   $          0   $     13,693
133                 2      Timberland Apartments                              $     5,938   $     14,400   $     14,400
134                 1      Gramgar, Inc.                                      $         0   $          0   $      6,000
135                 1      130 E. 94th Apartments Corp.                       $         0   $          0   $     14,400
136                 1      60-68 Apartments Corp.                             $         0   $          0   $      7,100
137                 2      432-434 West 47th Street Tenants Corp. aka
                           432-434 W. 47 Street Tenants Corp.                 $         0   $          0   $     10,730
138                 2      Camelot Apartments                                 $         0   $     21,168   $     21,000
139                 2      1014-18 North Charles Street                       $    15,625   $      4,000   $      5,379
140                 1      175 East 79 Tenants Corp.                          $         0   $          0   $      6,200
141                 1      250 Equities Corp.                                 $         0   $          0   $      5,800
142                 1      530 Riverdale Owners Corp.                         $         0   $          0   $     20,000
143                 1      51 West 81st Street Corp.                          $         0   $          0   $     15,450
144                 2      Bainbridge House, Inc.                             $         0   $          0   $     21,200
145                 1      Costa Mesa                                         $         0   $          0   $      1,103
146                 2      St. Andrews Apartments                             $     8,125   $      8,000   $      8,000
147                 1      Drake Lane Owners, Inc.                            $         0   $          0   $     12,000
148                 2      4295 Webster Avenue Owners, Inc.                   $         0   $          0   $     20,244
149                 2      406 West 46th Street Corp.                         $         0   $          0   $      3,000
150                 1      81-87 Owners Corp.                                 $         0   $          0   $     11,784
151                 1      Bissonnet Plaza                                    $     6,468   $          0   $      1,000
152                 2      Halcyon Apartments                                 $     1,250   $      5,250   $      5,250
153                 1      Prestige Plaza Shopping Center                     $         0   $          0   $        900
154                 1      Lafayette Court Apts. Corp.                        $         0   $          0   $      5,000
155                 1      155 East 49th Street Corporation                   $         0   $          0   $      6,800
156                 1      491 Broadway Realty                                $         0   $          0   $     13,000
157                 2      Country Haven Mobile Home Park                     $         0   $      4,550   $      4,550
158                 1      Lafayette Lofts, Inc.                              $         0   $          0   $      6,998
159                 1      23830 Owners Corp.                                 $         0   $          0   $      6,400
160                 1      228 West 16th Street Housing Corporation           $         0   $          0   $      5,000
161                 1      336 East 50th Street Tenants Corp.                 $         0   $          0   $      4,000
162                 1      62 East 87th St. Owners Corp.                      $         0   $          0   $      4,570
163                 1      14 Jay Street Owners Corp.                         $         0   $          0   $      1,050
164                 1      238 W. 11th Street Cooperative Corp.               $         0   $          0   $      2,360
165                 2      Eighty-Five Owners Corp.                           $         0   $          0   $      4,025
166                 1      108 Pierrepont Street Housing Corp                 $         0   $          0   $      1,500
167                 1      345 East 61st Street Housing Corporation           $         0   $          0   $      2,000
168                 1      22 Pierrepont St. Apartment Corp.                  $         0   $          0   $      2,250
169                 2      353 West 29th Street Housing Corporation           $         0   $          0   $      1,300
170                 1      237 East 12 Street Owners Corp.                    $         0   $          0   $      2,000
171                 1      304 West 78th Owners Corp.                         $         0   $          0   $        800
172                 1      West 99th Street Apartment Corp.                   $         0   $          0   $      2,000
173                 1      159 West 78th Street Corp.                         $         0   $          0   $      2,810
174                 2      53 St. Marks Tenants Corporation                   $         0   $          0   $      2,000
175                 1      199 Eighth Avenue Housing Corp.                    $         0   $          0   $      6,220
176                 2      181-183 Dekalb Owners Corp.                        $         0   $          0   $      1,600
177                 1      76 State St. Owners, Inc. aka 76 State Street
                           Owners, Inc.                                       $         0   $          0   $      2,600
178                 1      Perelandra Realty Corp.                            $         0   $          0   $      2,660
179                 1      483 14th Street Apartment Corporation              $         0   $          0   $      1,850

                                                                                LC & TI      CONTRACTUAL                    TAX &
                  LOAN                                                         RESERVE AT     RECURRING         U/W       INSURANCE
 #     CROSSED    GROUP    LOAN NAME                                          ORIGINATION      LC & TI        LC & TI      ESCROWS
 -     -------    -----    ---------                                          -----------      -------        -------      -------
123                 2      Elmhurst House, Inc.                               $         0   $          0   $          0      None
124                 1      35 Park West Corporation                           $         0   $          0   $          0      None
125                 1      Irving Park Retail                                 $         0   $     10,800   $      9,749      Both
126                 1      2035 Central Park Ave. Owners Corp.                $         0   $          0   $          0      None
127                 1      Dobson & Elliott Plaza                             $         0   $          0   $     17,253      None
128                 1      Vernon Manor Co-operative Apartments,
                           Section II, Incorporated                           $         0   $          0   $          0      None
129                 1      95 Sedgwick Owners Corp.                           $         0   $          0   $          0      None
130                 2      Mutual Housing Housing Association, Inc.           $         0   $          0   $          0      None
131                 1      23 Park Ave. Realty Corp.                          $         0   $          0   $          0      None
132                 1      325 House Inc.                                     $         0   $          0   $          0       Tax
133                 2      Timberland Apartments                              $         0   $          0   $          0      Both
134                 1      Gramgar, Inc.                                      $         0   $          0   $          0      None
135                 1      130 E. 94th Apartments Corp.                       $         0   $          0   $          0      None
136                 1      60-68 Apartments Corp.                             $         0   $          0   $          0      None
137                 2      432-434 West 47th Street Tenants Corp. aka
                           432-434 W. 47 Street Tenants Corp.                 $         0   $          0   $          0      None
138                 2      Camelot Apartments                                 $         0   $          0   $          0      Both
139                 2      1014-18 North Charles Street                       $         0   $          0   $      9,300      Both
140                 1      175 East 79 Tenants Corp.                          $         0   $          0   $          0      None
141                 1      250 Equities Corp.                                 $         0   $          0   $          0      None
142                 1      530 Riverdale Owners Corp.                         $         0   $          0   $          0      None
143                 1      51 West 81st Street Corp.                          $         0   $          0   $          0      None
144                 2      Bainbridge House, Inc.                             $         0   $          0   $          0      None
145                 1      Costa Mesa                                         $    24,000   $          0   $      4,470      Both
146                 2      St. Andrews Apartments                             $         0   $          0   $          0      Both
147                 1      Drake Lane Owners, Inc.                            $         0   $          0   $          0      None
148                 2      4295 Webster Avenue Owners, Inc.                   $         0   $          0   $          0      None
149                 2      406 West 46th Street Corp.                         $         0   $          0   $          0       Tax
150                 1      81-87 Owners Corp.                                 $         0   $          0   $          0      None
151                 1      Bissonnet Plaza                                    $    10,000   $      6,429   $      5,000      Both
152                 2      Halcyon Apartments                                 $         0   $          0   $          0      Both
153                 1      Prestige Plaza Shopping Center                     $         0   $      6,000   $      5,022      Both
154                 1      Lafayette Court Apts. Corp.                        $         0   $          0   $          0       Tax
155                 1      155 East 49th Street Corporation                   $         0   $          0   $          0      None
156                 1      491 Broadway Realty                                $         0   $          0   $          0       Tax
157                 2      Country Haven Mobile Home Park                     $         0   $          0   $          0      Both
158                 1      Lafayette Lofts, Inc.                              $         0   $          0   $          0       Tax
159                 1      23830 Owners Corp.                                 $         0   $          0   $          0      None
160                 1      228 West 16th Street Housing Corporation           $         0   $          0   $          0       Tax
161                 1      336 East 50th Street Tenants Corp.                 $         0   $          0   $          0      None
162                 1      62 East 87th St. Owners Corp.                      $         0   $          0   $          0       Tax
163                 1      14 Jay Street Owners Corp.                         $         0   $          0   $          0      None
164                 1      238 W. 11th Street Cooperative Corp.               $         0   $          0   $          0       Tax
165                 2      Eighty-Five Owners Corp.                           $         0   $          0   $          0       Tax
166                 1      108 Pierrepont Street Housing Corp                 $         0   $          0   $          0       Tax
167                 1      345 East 61st Street Housing Corporation           $         0   $          0   $          0       Tax
168                 1      22 Pierrepont St. Apartment Corp.                  $         0   $          0   $          0       Tax
169                 2      353 West 29th Street Housing Corporation           $         0   $          0   $          0      None
170                 1      237 East 12 Street Owners Corp.                    $         0   $          0   $          0       Tax
171                 1      304 West 78th Owners Corp.                         $         0   $          0   $          0       Tax
172                 1      West 99th Street Apartment Corp.                   $         0   $          0   $          0       Tax
173                 1      159 West 78th Street Corp.                         $         0   $          0   $          0       Tax
174                 2      53 St. Marks Tenants Corporation                   $         0   $          0   $          0       Tax
175                 1      199 Eighth Avenue Housing Corp.                    $         0   $          0   $          0      None
176                 2      181-183 Dekalb Owners Corp.                        $         0   $          0   $          0      None
177                 1      76 State St. Owners, Inc. aka 76 State Street
                           Owners, Inc.                                       $         0   $          0   $          0       Tax
178                 1      Perelandra Realty Corp.                            $         0   $          0   $          0       Tax
179                 1      483 14th Street Apartment Corporation              $         0   $          0   $          0       Tax

A THE UNDERLYING MORTGAGE LOANS SECURED BY VILLAGE SQUARE SHOPPING CENTER AND DEERPATH COURT SHOPPING CENTER ARE CROSS-COLLATERALIZED AND CROSS-DEFAULTED, RESPECTIVELY.
B THE UNDERLYING MORTGAGE LOANS SECURED BY TIMBERLAKE APARTMENTS AND MADISON POINTE APARTMENTS ARE CROSS-COLLATERALIZED AND CROSS-DEFAULTED, RESPECTIVELY.
C THE UNDERLYING MORTGAGE LOANS SECURED BY KLOTZMAN PORTFOLIO - NRM, KLOTZMAN PORTFOLIO - KMP1 AND KLOTZMAN PORTFOLIO - KAYMAR ARE CROSS-COLLATERALIZED AND CROSS-DEFAULTED, RESPECTIVELY.

                                                                              CUT-OFF
               LOAN                                                        DATE PRINCIPAL     PROPERTY
 #    CROSSED  GROUP   PROPERTY NAME                                         BALANCE (1)      TYPE          SQ. FT.
 -    -------  -----   -------------                                         -----------      ----          -------
 1               1     Brunswick Square                                    $   86,000,000    Retail         301,607  (2)
 2               1     1201 New York Avenue                                    80,000,000    Office         419,037
 4               1     469 Seventh Avenue                                      51,000,000    Office         240,388
 5               1     Village on the Parkway                                  47,000,000    Retail         381,166
 6               1     The Shops at Legacy                                     44,500,000    Retail         266,048
 8      (A)      1     Village Square Shopping Center                          19,500,000    Retail         209,969
 9      (A)      1     Deerpath Court Shopping Center                          12,500,000    Retail         153,052
10               1     Wayzata Office                                          24,500,000    Office         65,626
11               1     Laurel Mall                                             22,765,174    Retail         558,802  (3)
12               1     Sweetwater Town & Country Shopping Center               22,500,000    Retail         164,802  (4)
13               1     Governor's Marketplace Shopping Center                  20,625,000    Retail         244,932
16               1     City Park Retail                                        18,000,000    Retail         74,625
17               1     Creekside Plaza                                         17,632,453    Office         96,978
20               1     Marysville Town Center                                  15,250,000    Retail         226,038
21               1     Grassmere Office Building                               15,200,000    Office         224,930
24               1     Park Place Promenade                                    12,889,167    Retail         83,902
26               1     City Park Office                                        11,000,000    Office         70,856
28               1     Von Karman                                              10,667,991    Office         100,462
29               1     Paradise Shoppes of Prominence Point                     9,954,300    Retail         78,058
30               1     T-Mobile USA Office Building                             8,927,300    Office         69,287
31               1     Saucon Valley Square                                     8,850,900    Retail         80,695
32               2     Avalon Town Center                                       8,669,477    Mixed Use       9,190
39               1     Delta Airlines Building                                  7,200,000    Office         49,650
44               1     Marina Gate Shopping Center                              6,478,174    Retail         81,256
46               1     Wal Mart Super Center - Jonesboro                        6,088,500    Retail         149,704
47               1     Kietzke Plaza                                            5,991,587    Retail         104,117
49               1     Paseo Fashion Plaza                                      5,500,000    Retail         21,416
50               1     Davis Towne Crossing                                     5,365,200    Retail         41,389   (5)
51               1     La Quinta Centre                                         5,225,973    Retail         19,840
52a              1     KeyBank - Westwood Branch                                1,429,092    Retail          2,796
52b              1     KeyBank - East Smoky Hill Road Branch                    1,331,824    Retail          2,744
52c              1     KeyBank - Thornton Branch                                1,324,342    Retail          2,777
52d              1     KeyBank - Ketchikan Branch                                 957,716    Retail          2,613
53               1     Creswell Plaza                                           5,000,000    Retail         42,540
56               1     Beacon Center                                            4,900,000    Office         32,692
58               1     Pine Ridge Retail Center                                 4,576,661    Retail         44,533
59               1     Hoke Landing Shopping Center                             4,553,380    Retail         52,257
61               1     Walgreens Federal Way                                    4,252,583    Retail         14,238
62               1     Airport Plaza Shopping Center                            4,144,000    Retail         49,447
64               1     Azalea Plaza                                             4,087,613    Retail         106,484
69               1     ATYS Industrial Building                                 3,688,160    Industrial     98,150
70               1     American Signature Home                                  3,500,000    Retail         52,665
71               1     Village Center Shopping Center                           3,490,798    Retail         98,477
74               1     Diamond Bar Plaza                                        3,147,733    Retail         36,454
78               1     Richardson Corner Shopping Center                        2,986,705    Retail         27,640   (6)
80               2     2057-2065 Mission Street                                 2,883,447    Mixed Use       4,119
81               1     3 Research Park Office Building                          2,847,850    Office         33,600
87               1     Tyler Shopping Center                                    2,647,745    Retail         35,840
88               1     Lynchburg Crossing Shopping Center                       2,591,609    Retail         43,226
89               1     474 Rodeo Drive Retail                                   2,589,995    Retail          5,471
91               1     University Medical Plaza                                 2,539,491    Office         22,310
94               1     Plaza Oak Professional Building                          2,481,597    Office         17,969
95               1     Wendover Landing                                         2,442,425    Retail         25,175
96               1     Quail Village Retail                                     2,439,117    Retail         15,833
97               1     Cherry Blossom Ctr                                       2,354,491    Retail         14,692
106              1     2020 Professional Center                                 1,992,408    Office         24,451
109              1     Halsted Retail                                           1,944,501    Retail         18,330
111              1     Alma School Road Office Building                         1,890,788    Office         24,743
112              1     Hammerly Retail Center                                   1,884,812    Retail         17,200
116              1     Mears Warehouse                                          1,738,823    Industrial     46,201
119              1     210 West 29th St                                         1,671,157    Office         20,700
125              1     Irving Park Retail                                       1,495,147    Retail          6,925
127              1     Dobson & Elliott Plaza                                   1,493,598    Retail         20,448
139              2     1014-18 North Charles Street                             1,192,361    Mixed Use       9,190
145              1     Costa Mesa                                               1,047,567    Retail          5,013
151              1     Bissonnet Plaza                                            806,885    Retail          5,000
153              1     Prestige Plaza Shopping Center                             770,095    Retail          6,000

                                                                                          MAJOR                          MAJOR
               LOAN                                                                     TENANT # 1                    TENANT # 1
 #    CROSSED  GROUP   PROPERTY NAME                                                      NAME                          SQ. FT.
 -    -------  -----   -------------                                                      ----                        ----------
 1               1     Brunswick Square                                               Mega Movies                     49,313
 2               1     1201 New York Avenue                                 Corporation for National Service          110,601
 4               1     469 Seventh Avenue                                                 MTA                         59,000
 5               1     Village on the Parkway                                      Bed Bath & Beyond                  127,441
 6               1     The Shops at Legacy                                         Angelika Theaters                  27,125
 8      (A)      1     Village Square Shopping Center                                   TJ Maxx                       28,000
 9      (A)      1     Deerpath Court Shopping Center                                Bay Furniture                    36,000
10               1     Wayzata Office                                           Wachovia Securities, LLC              10,328
11               1     Laurel Mall                                              Boscov's (Ground Lease)               183,000
12               1     Sweetwater Town & Country Shopping Center                      Circuit City                    32,995
13               1     Governor's Marketplace Shopping Center                      Bed Bath & Beyond                  35,000
16               1     City Park Retail                                       Chammps Entertainment, Inc.              9,800
17               1     Creekside Plaza                                           TriNet Employer Group                48,693
20               1     Marysville Town Center                                          Albertsons                     52,497
21               1     Grassmere Office Building                                     Deutsche Bank                    142,371
24               1     Park Place Promenade                                        Ross Stores, Inc.                  30,187
26               1     City Park Office                                              Sauer Danfoss                    12,612
28               1     Von Karman                                               XO Communications, Inc.               35,704
29               1     Paradise Shoppes of Prominence Point                              Publix                       44,840
30               1     T-Mobile USA Office Building                         Voicestream Wireless Corporation          69,287
31               1     Saucon Valley Square                                           Super Fresh                     47,827
32               2     Avalon Town Center                                            Raptors Grille                    5,233
39               1     Delta Airlines Building                                       Delta Airlines                   49,650
44               1     Marina Gate Shopping Center                                 Egret Bay Ballroom                  9,045
46               1     Wal Mart Super Center - Jonesboro                         Wal-Mart Stores, Inc.                149,704
47               1     Kietzke Plaza                                              Sportsmans Warehouse                56,755
49               1     Paseo Fashion Plaza                                               Simic                         3,757
50               1     Davis Towne Crossing                                         Lady USA Fitness                   6,000
51               1     La Quinta Centre                                              Canton Bistro                     3,840
52a              1     KeyBank - Westwood Branch                                        KeyBank                        2,796
52b              1     KeyBank - East Smoky Hill Road Branch                            KeyBank                        2,744
52c              1     KeyBank - Thornton Branch                                        KeyBank                        2,777
52d              1     KeyBank - Ketchikan Branch                                       KeyBank                        2,613
53               1     Creswell Plaza                                                 Dollar Tree                     10,200
56               1     Beacon Center                                                    Captrust                      12,605
58               1     Pine Ridge Retail Center                                Lincoln Pro Baseball, Inc.              4,733
59               1     Hoke Landing Shopping Center                                    Food Lion                      28,657
61               1     Walgreens Federal Way                                           Walgreens                      14,238
62               1     Airport Plaza Shopping Center                                   Food Lion                      33,807
64               1     Azalea Plaza                                                     Harvey's                      44,871
69               1     ATYS Industrial Building                                      ATYS US, Inc.                    98,150
70               1     American Signature Home                                  American Signature Home               52,665
71               1     Village Center Shopping Center                                Price Chopper                    36,147
74               1     Diamond Bar Plaza                                              Ace Hardware                     7,200
78               1     Richardson Corner Shopping Center                                 Petco                        13,768
80               2     2057-2065 Mission Street                                    Mission Smoke Shop                  1,800
81               1     3 Research Park Office Building                               Lynntech, Inc.                   19,200
87               1     Tyler Shopping Center                                          Dollar Tree                     16,940
88               1     Lynchburg Crossing Shopping Center                              Food Lion                      28,842
89               1     474 Rodeo Drive Retail                                   Advanced Fresh Concepts                1,671
91               1     University Medical Plaza                                University Health Systems              22,310
94               1     Plaza Oak Professional Building                               Gary Hale, DDS                    1,496
95               1     Wendover Landing                                                  Azteca                        5,740
96               1     Quail Village Retail                                             CSk Auto                       6,390
97               1     Cherry Blossom Ctr                                           Cato Corporation                   3,900
106              1     2020 Professional Center                                     State of Florida                   3,636
109              1     Halsted Retail                                              Moran Foods, Inc.                  13,830
111              1     Alma School Road Office Building                        East Valley Family Medical              5,400
112              1     Hammerly Retail Center                                    Teloloapan Meat Market                9,200
116              1     Mears Warehouse                                      Razor's Edge Motor Sports, Inc.            5,775
119              1     210 West 29th St                                        Konstantine Leathers Inc.               2,300
125              1     Irving Park Retail                                               Bank One                       3,875
127              1     Dobson & Elliott Plaza                                     Priceless Prime Time                 3,820
139              2     1014-18 North Charles Street                           Matthew Waylett Title, Inc.              4,600
145              1     Costa Mesa                                                   California Stop                    1,965
151              1     Bissonnet Plaza                                             Interim Healthcare                  1,200
153              1     Prestige Plaza Shopping Center                                 Quiznos Subs                     1,680

                                                                           MAJOR                           MAJOR
               LOAN                                                   TENANT # 1 LEASE                  TENANT # 2
 #    CROSSED  GROUP   PROPERTY NAME                                  EXPIRATION DATE                      NAME
 -    -------  -----   -------------                                  ---------------                      ----
 1               1     Brunswick Square                                  1/31/2020                    Barnes & Noble
 2               1     1201 New York Avenue                             10/31/2014         GSA - Department of Homeland Security
 4               1     469 Seventh Avenue                               12/31/2009                  Cranston Printworks
 5               1     Village on the Parkway                            1/31/2010                    24-Hour Fitness
 6               1     The Shops at Legacy                               6/30/2014                Column Financial, Inc.
 8      (A)      1     Village Square Shopping Center                    1/31/2009                   Office Max, Inc.
 9      (A)      1     Deerpath Court Shopping Center                    4/30/2006                       Big Lots
10               1     Wayzata Office                                   12/31/2013            Stonewood Wayzata Partners, LLC
11               1     Laurel Mall                                      10/31/2009                 K-Mart (Ground Lease)
12               1     Sweetwater Town & Country Shopping Center         3/31/2010                  Bally Total Fitness
13               1     Governor's Marketplace Shopping Center            1/31/2017                   Sports Authority
16               1     City Park Retail                                  8/31/2017                        Bin 36
17               1     Creekside Plaza                                   4/14/2017             Kaiser Foundation Health Inc.
20               1     Marysville Town Center                            4/26/2022                      Gottschalks
21               1     Grassmere Office Building                        11/30/2006                        Asurion
24               1     Park Place Promenade                              1/31/2015                 The Dress Barn, Inc.
26               1     City Park Office                                  5/31/2009                  Intelligent Office
28               1     Von Karman                                        6/30/2007                  IP Mobilenet, Inc.
29               1     Paradise Shoppes of Prominence Point              3/31/2024                   Blockbuster, Inc.
30               1     T-Mobile USA Office Building                      1/23/2017                          N/A
31               1     Saucon Valley Square                             12/31/2018                     Starter's Pub
32               2     Avalon Town Center                                1/23/2008             East Orlando Family Medicine
39               1     Delta Airlines Building                           9/18/2018                          N/A
44               1     Marina Gate Shopping Center                      11/30/2007                      West Marine
46               1     Wal Mart Super Center - Jonesboro                 10/1/2017                          N/A
47               1     Kietzke Plaza                                     8/31/2019              Ashley Furniture Homestore
49               1     Paseo Fashion Plaza                               4/30/2009                      JDE Gallery
50               1     Davis Towne Crossing                             10/31/2008                   Cotton Patch Cafe
51               1     La Quinta Centre                                  2/11/2014                   Simmons Mattress
52a              1     KeyBank - Westwood Branch                         8/31/2019                          N/A
52b              1     KeyBank - East Smoky Hill Road Branch             8/31/2019                          N/A
52c              1     KeyBank - Thornton Branch                         8/31/2019                          N/A
52d              1     KeyBank - Ketchikan Branch                        8/31/2019                          N/A
53               1     Creswell Plaza                                    1/31/2009                    Hollywood Video
56               1     Beacon Center                                    12/31/2010                   Rivercrest Realty
58               1     Pine Ridge Retail Center                          2/3/2006                Lincoln Physical Therapy
59               1     Hoke Landing Shopping Center                     12/31/2023                     Family Dollar
61               1     Walgreens Federal Way                             9/30/2064                          N/A
62               1     Airport Plaza Shopping Center                     5/31/2024                     Family Dollar
64               1     Azalea Plaza                                      12/9/2010               Georgia Military College
69               1     ATYS Industrial Building                          2/28/2019                          N/A
70               1     American Signature Home                           2/1/2020                           N/A
71               1     Village Center Shopping Center                    1/31/2013                     Bowling Green
74               1     Diamond Bar Plaza                                11/30/2007                       Auto Zone
78               1     Richardson Corner Shopping Center                 1/31/2014             Veterinary Centers of America
80               2     2057-2065 Mission Street                          7/31/2012                     Order Express
81               1     3 Research Park Office Building                   8/31/2013                   Shell Oil Company
87               1     Tyler Shopping Center                             6/14/2014                         Cato
88               1     Lynchburg Crossing Shopping Center               12/31/2022                    Dollar General
89               1     474 Rodeo Drive Retail                           11/30/2012                      Jamba Juice
91               1     University Medical Plaza                          2/28/2014                          N/A
94               1     Plaza Oak Professional Building                   5/31/2010                  Dr. Kathy Fang, MD
95               1     Wendover Landing                                 11/30/2008                      J. Butler's
96               1     Quail Village Retail                              1/1/2009                      Goodyear Tire
97               1     Cherry Blossom Ctr                                4/30/2014                  Payless Shoesource
106              1     2020 Professional Center                          5/31/2008            Accounts Receivable Mgmt. Inc.
109              1     Halsted Retail                                    5/31/2012             Sharks Fish & Chicken 79, LLC
111              1     Alma School Road Office Building                  8/31/2006                 Central Arizona Heart
112              1     Hammerly Retail Center                            1/31/2011                  La Plaza Restaurant
116              1     Mears Warehouse                                   6/30/2005               Tru-Tec Auto & Alignment
119              1     210 West 29th St                                  1/31/2012                     Daniel Wiener
125              1     Irving Park Retail                                1/31/2013           Chicago SMSA Limited Partnership
127              1     Dobson & Elliott Plaza                           11/30/2006                Diving Lady of Arizona
139              2     1014-18 North Charles Street                     10/31/2004                  Keyser Development
145              1     Costa Mesa                                       11/30/2006                        Subway
151              1     Bissonnet Plaza                                   1/20/2007                    Minuteman Press
153              1     Prestige Plaza Shopping Center                    9/30/2013                      Celsius Tan

                                                                          MAJOR                MAJOR
               LOAN                                                     TENANT # 2       TENANT # 2 LEASE
 #    CROSSED  GROUP   PROPERTY NAME                                     SQ. FT.          EXPIRATION DATE
 -    -------  -----   -------------                                     -------          ---------------
 1               1     Brunswick Square                                  24,833              7/31/2009
 2               1     1201 New York Avenue                              68,963              2/1/2009
 4               1     469 Seventh Avenue                                29,200              6/30/2009
 5               1     Village on the Parkway                            41,601              8/31/2015
 6               1     The Shops at Legacy                               14,637              2/12/2010
 8      (A)      1     Village Square Shopping Center                    23,500              1/31/2014
 9      (A)      1     Deerpath Court Shopping Center                    21,333              1/31/2006
10               1     Wayzata Office                                     7,463              5/31/2014
11               1     Laurel Mall                                       117,521             8/31/2019
12               1     Sweetwater Town & Country Shopping Center         25,000              6/30/2015
13               1     Governor's Marketplace Shopping Center            34,775              8/31/2008
16               1     City Park Retail                                   8,990              9/30/2012
17               1     Creekside Plaza                                   24,715              2/28/2008
20               1     Marysville Town Center                            44,707              7/31/2008
21               1     Grassmere Office Building                         82,559              6/30/2014
24               1     Park Place Promenade                               8,000             12/31/2009
26               1     City Park Office                                   6,598              2/28/2012
28               1     Von Karman                                        13,581             12/31/2007
29               1     Paradise Shoppes of Prominence Point               5,268              1/31/2009
30               1     T-Mobile USA Office Building                        N/A                  N/A
31               1     Saucon Valley Square                               6,208             12/31/2008
32               2     Avalon Town Center                                 5,040              8/31/2008
39               1     Delta Airlines Building                             N/A                  N/A
44               1     Marina Gate Shopping Center                        9,045              7/31/2007
46               1     Wal Mart Super Center - Jonesboro                   N/A                  N/A
47               1     Kietzke Plaza                                     47,362              6/30/2014
49               1     Paseo Fashion Plaza                                2,512              9/30/2006
50               1     Davis Towne Crossing                               4,400             11/30/2008
51               1     La Quinta Centre                                   3,840              7/28/2016
52a              1     KeyBank - Westwood Branch                           N/A                  N/A
52b              1     KeyBank - East Smoky Hill Road Branch               N/A                  N/A
52c              1     KeyBank - Thornton Branch                           N/A                  N/A
52d              1     KeyBank - Ketchikan Branch                          N/A                  N/A
53               1     Creswell Plaza                                     6,300             12/31/2013
56               1     Beacon Center                                      6,182              1/31/2009
58               1     Pine Ridge Retail Center                           4,260              9/2/2008
59               1     Hoke Landing Shopping Center                       8,000             12/31/2013
61               1     Walgreens Federal Way                               N/A                  N/A
62               1     Airport Plaza Shopping Center                      8,040             12/31/2013
64               1     Azalea Plaza                                      10,040              7/1/2005
69               1     ATYS Industrial Building                            N/A                  N/A
70               1     American Signature Home                             N/A                  N/A
71               1     Village Center Shopping Center                    19,466              5/31/2013
74               1     Diamond Bar Plaza                                  5,000              7/3/2005
78               1     Richardson Corner Shopping Center                  3,392              3/31/2007
80               2     2057-2065 Mission Street                            840               9/7/2006
81               1     3 Research Park Office Building                   14,400              8/31/2009
87               1     Tyler Shopping Center                              3,900              4/25/2009
88               1     Lynchburg Crossing Shopping Center                 7,200              2/28/2012
89               1     474 Rodeo Drive Retail                             1,450             11/30/2007
91               1     University Medical Plaza                            N/A                  N/A
94               1     Plaza Oak Professional Building                    1,315              9/30/2014
95               1     Wendover Landing                                   4,684             12/31/2008
96               1     Quail Village Retail                               5,333              12/1/2005
97               1     Cherry Blossom Ctr                                 2,600              6/30/2009
106              1     2020 Professional Center                           3,340              6/30/2005
109              1     Halsted Retail                                     2,750              3/31/2007
111              1     Alma School Road Office Building                   4,103             10/31/2006
112              1     Hammerly Retail Center                             4,000              3/31/2010
116              1     Mears Warehouse                                    3,850              5/31/2004
119              1     210 West 29th St                                   2,300              7/31/2017
125              1     Irving Park Retail                                 2,000              8/31/2008
127              1     Dobson & Elliott Plaza                             2,220              1/31/2005
139              2     1014-18 North Charles Street                       2,400             12/31/2016
145              1     Costa Mesa                                         1,374              3/31/2009
151              1     Bissonnet Plaza                                    1,000              4/30/2008
153              1     Prestige Plaza Shopping Center                     1,560              5/31/2009

                                                                                 MAJOR                   MAJOR          MAJOR
               LOAN                                                           TENANT # 3               TENANT # 3  TENANT # 3 LEASE
 #    CROSSED  GROUP   PROPERTY NAME                                              NAME                   SQ. FT.   EXPIRATION DATE
 -    -------  -----   -------------                                              ----                   -------   ---------------
 1               1     Brunswick Square                                  Old Navy Clothing Co.           15,856       1/31/2009
 2               1     1201 New York Avenue                               Staas & Halsey LLP             34,335       3/31/2015
 4               1     469 Seventh Avenue                                  Value City Stores             15,697       3/31/2008
 5               1     Village on the Parkway                          Brooks Mays Music Company         20,039       1/31/2009
 6               1     The Shops at Legacy                              Marriott International           14,600       10/31/2007
 8      (A)      1     Village Square Shopping Center                 Petco Animal Supplies, Inc.        18,810       1/31/2009
 9      (A)      1     Deerpath Court Shopping Center                    Sears Roebuck and Co.           21,069       10/17/2005
10               1     Wayzata Office                                   Morgan Stanley DW, Inc.           7,324       5/31/2012
11               1     Laurel Mall                                    J.C. Penney (Ground Lease)         49,802       10/31/2009
12               1     Sweetwater Town & Country Shopping Center   Long's Drug Store (Ground Lease)      24,650       2/28/2007
13               1     Governor's Marketplace Shopping Center                 Marshall's                 30,000       5/31/2011
16               1     City Park Retail                                      Putting Edge                 8,749       4/30/2012
17               1     Creekside Plaza                                 Every Child Counts (ECC)          19,101       4/30/2013
20               1     Marysville Town Center                                  JC Penney                 29,842       9/30/2011
21               1     Grassmere Office Building                                  N/A                      N/A           N/A
24               1     Park Place Promenade                            The Men's Warehouse, Inc.          4,500       9/30/2014
26               1     City Park Office                                   Calpine Corporation             6,213       3/31/2009
28               1     Von Karman                                     Westec Interactive Security        12,880       6/30/2008
29               1     Paradise Shoppes of Prominence Point                Dos Palomas Inc.               3,450       4/30/2010

30               1     T-Mobile USA Office Building                               N/A                      N/A           N/A
31               1     Saucon Valley Square                                 Foxes Hallmark                5,200       2/28/2009
32               2     Avalon Town Center                                  Avalon Associates              3,000       12/31/2010
39               1     Delta Airlines Building                                    N/A                      N/A           N/A
44               1     Marina Gate Shopping Center                         Half Price Books               7,137       1/31/2007
46               1     Wal Mart Super Center - Jonesboro                          N/A                      N/A           N/A
47               1     Kietzke Plaza                                              N/A                      N/A           N/A
49               1     Paseo Fashion Plaza                                     Democracy                  2,320       7/31/2007
50               1     Davis Towne Crossing                        Washington Mutual (Ground Lease)       4,000       8/31/2028
51               1     La Quinta Centre                                         Nextel                    1,920       12/28/2010

52a              1     KeyBank - Westwood Branch                                  N/A                      N/A           N/A
52b              1     KeyBank - East Smoky Hill Road Branch                      N/A                      N/A           N/A
52c              1     KeyBank - Thornton Branch                                  N/A                      N/A           N/A
52d              1     KeyBank - Ketchikan Branch                                 N/A                      N/A           N/A
53               1     Creswell Plaza                                          Shoe Show                  5,200       3/31/2009
56               1     Beacon Center                                         Capital Bank                 3,960       12/31/2010
58               1     Pine Ridge Retail Center                         Lincoln Bicycle Company           4,260       5/31/2007
59               1     Hoke Landing Shopping Center                            Video Hut                  4,200       1/31/2009
61               1     Walgreens Federal Way                                      N/A                      N/A           N/A
62               1     Airport Plaza Shopping Center                      Mexican Restaurant              2,800       6/15/2009
64               1     Azalea Plaza                                         Dollar General                9,480        5/1/2006
69               1     ATYS Industrial Building                                   N/A                      N/A           N/A
70               1     American Signature Home                                    N/A                      N/A           N/A
71               1     Village Center Shopping Center                     Goodwill Industries            15,210       2/28/2007
74               1     Diamond Bar Plaza                                  Superior Education              3,200       11/30/2004
78               1     Richardson Corner Shopping Center               Word of Truth Ministries           3,375       7/14/2005
80               2     2057-2065 Mission Street                             Tang, Truc Quoc                765        8/31/2007
81               1     3 Research Park Office Building                            N/A                      N/A           N/A
87               1     Tyler Shopping Center                              Payless Shoe Source             2,800       5/20/2009
88               1     Lynchburg Crossing Shopping Center                 M.G. Midwest, Inc.              3,600       2/12/2010
89               1     474 Rodeo Drive Retail                                  Exoticar                   1,400       5/31/2006
91               1     University Medical Plaza                                   N/A                      N/A           N/A
94               1     Plaza Oak Professional Building               Huang, Huang, Watanabe, M.D.s        1,189       2/29/2014
95               1     Wendover Landing                                  Tinsley Dry Cleaners             3,400       12/31/2011

96               1     Quail Village Retail                                     Arby's                    2,100        8/1/2007
97               1     Cherry Blossom Ctr                                  Friedman's, Inc.               1,750       5/31/2009
106              1     2020 Professional Center                          Buy Kontrol Mortgage             1,656       3/31/2005
109              1     Halsted Retail                             Nationwide Mutual Insurance Company     1,000       4/30/2007
111              1     Alma School Road Office Building                  Chandler Dermatology             2,700       10/31/2005
112              1     Hammerly Retail Center                               Laguna Laundry                4,000       3/31/2009
116              1     Mears Warehouse                                    Thomas Window Wear              3,850       4/30/2007
119              1     210 West 29th St                             David Lazarus Photography, Inc        2,300       5/31/2013
125              1     Irving Park Retail                              Subway Real Estate Corp.           1,050       5/31/2012
127              1     Dobson & Elliott Plaza                             Phoenix Quest Club              2,020       4/30/2005
139              2     1014-18 North Charles Street                           Zena's Hair                 2,190       3/31/2005
145              1     Costa Mesa                                             Sign Depot                   839        3/31/2007
151              1     Bissonnet Plaza                                          E Nails                    750        10/31/2005
153              1     Prestige Plaza Shopping Center                       Pride Cleaners                1,560       8/31/2008

A THE UNDERLYING MORTGAGE LOANS SECURED BY VILLAGE SQUARE SHOPPING CENTER AND DEERPATH COURT SHOPPING CENTER ARE CROSS-COLLATERALIZED AND CROSS-DEFAULTED, RESPECTIVELY.
(1)  ASSUMES A CUT-OFF DATE IN NOVEMBER 2004.
(2) 301,607 SF REPRESENTS ONLY THE OWNED GLA, WHICH INCLUDES A 3,669 SF GROUND LEASE TO COMMERCE BANK.
(3) LAUREL MALL SQUARE FOOTAGE INCLUDES 183,000 SF GROUND LEASED TO BOSCOV'S, 117,521 SF GROUND LEASED TO K-MART AND 49,802 SF GROUND LEASED TO J.C. PENNEY.
(4) SWEETWATER TOWN & COUNTRY SHOPPING CENTER SQUARE FOOTAGE INCLUDES A 24,650 SF GROUND LEASE TO LONG'S DRUG STORE.
(5) DAVIS TOWNE CROSSING SQUARE FOOTAGE INCLUDES A 4,000 SF GROUND LEASE TO WASHINGTON MUTUAL.
(6) RICHARDSON CORNER SHOPPING CENTER SQUARE FOOTAGE INCLUDES A 3,200 SF GROUND LEASE TO BANK OF AMERICA.


                              MULTIFAMILY SCHEDULE

                                                                                                         UTILITIES
              LOAN                                                                                        TENANT
 #   CROSSED  GROUP  PROPERTY NAME                                       PROPERTY SUB-TYPE                 PAYS
 -   -------  -----  -------------                                       -----------------                 ----
7a              2    Wellington Estates                                 Manufactured Housing                N/A
7b              2    Willow Point MHP                                   Manufactured Housing                N/A
7c              2    Robbinwood Annex                                   Manufactured Housing                N/A
7d              2    Hidden River North                                 Manufactured Housing                N/A
7e              2    Oak Crest MHP                                      Manufactured Housing                N/A
7f              2    Hidden River South                                 Manufactured Housing                N/A
7g              2    Robbinwood Villa                                   Manufactured Housing                N/A
14     (B)      2    Timberlake Apartments                                  Conventional          Electric, Water, Sewer
15     (B)      2    Madison Pointe Apartments                              Conventional          Electric, Water, Sewer
18              2    Oak Grove Apartments                                   Conventional                 Electric
19              2    Doric Apartment Corporation                            Cooperative                  Electric
22              2    Maple Lane Apartments                                  Conventional                    N/A
23              2    Ashford Place Apartments                               Conventional              Electric, Water
25              2    University Towers Corporation                          Cooperative                  Electric
27              2    Casa Pacifica Apartments                               Conventional               Electric, Gas
32              2    Avalon Town Center                              Multifamily/Retail/Office           Electric
33              2    Voorhies Avenue & Shore Parkway Owners Corp.           Cooperative                  Electric
34     (C)      2    Klotzman Portfolio - NRM                               Conventional               Electric, Gas
35     (C)      2    Klotzman Portfolio - KMP1                              Conventional                 Electric
36     (C)      2    Klotzman Portfolio - Kaymar                            Conventional               Electric, Gas
37              2    University Townhouses Cooperative                      Cooperative                  Electric
38              2    Timber Hollow Apartments                               Conventional               Water, Sewer
40              2    Blendon Square Townhomes                               Conventional                   None
41              2    Shadowood Apartment                                    Conventional              Electric, Water
42              2    High Vista Apartments                                  Conventional              Electric, Water
43              2    Cabrini Terrace Owners Corp.                           Cooperative                  Electric
45              1    1255 North Avenue Owners Corp.                         Cooperative                Electric, Gas
48              2    Chandler Point Apartments                              Conventional                 Electric
54              2    Trousdell Village Owners Corp.                         Cooperative                Electric, Gas
55              1    Fleetwood Court Apartments, Inc.                       Cooperative                  Electric
57              2    Spring Branch Estates                                  Conventional          Electric, Water, Sewer
60              1    135 East 83rd Owners Corp.                             Cooperative                Electric, Gas
63              1    Michelangelo Apts., Inc.                               Cooperative                  Electric
65              2    Minnesota Lake MHC                                 Manufactured Housing                N/A
66              2    Sparrow Run Townhomes                                  Conventional        Electric, Gas, Water, Sewer
67              2    The Phoenix Apartments                                 Conventional                 Electric
68              2    Garfield North Tenants Corp.                           Cooperative                  Electric
73              2    Sunnyside Towers Owners Corp.                          Cooperative                Electric, Gas
75              2    Timber Stone and Stone Tree MHP                    Manufactured Housing                N/A
76a             2    New Haven - Pendleton                                  Conventional                 Electric
76b             2    New Haven - Chamberlain                                Conventional        Electric, Gas, Water, Sewer
76c             2    New Haven - George                                     Conventional        Electric, Gas, Water, Sewer
76d             2    New Haven - Ellsworth                                  Conventional        Electric, Gas, Water, Sewer
77              2    Saunders Apartments                                    Cooperative                Electric, Gas

79              2    The Village Apartments                                 Conventional               Electric, Gas
80              2    2057-2065 Mission Street                            Multifamily/Retail                None
82              1    632 Palmer Road Owners, Inc.                           Cooperative                Electric, Gas
83              2    Northridge Arms Apartments                             Conventional                 Electric
84              1    Walnut RV Park                                     Manufactured Housing                N/A
85              1    The Beverly House, Inc.                                Cooperative                Electric, Gas
86              1    230 W. 105 Realty Corp.                                Cooperative                Electric, Gas
90              1    Broadpark Lodge Corp.                                  Cooperative                Electric, Gas
92              2    400 East 17th Street Corp.                             Cooperative                  Electric
93              2    Van Buren Owners, Inc.                                 Cooperative                  Electric
98              1    100 Hudson Tenants Corp.                               Cooperative                Electric, Gas
99              1    875 W. 181 Owners Corp.                                Cooperative                  Electric
100             1    60 West Broad Street, Inc.                             Cooperative                Electric, Gas
101             2    Temple Gardens                                         Conventional              Electric, Water
102             1    325 West 86 Corp.                                      Cooperative                Electric, Gas
104             1    Pinette Housing Corp.                                  Cooperative                  Electric
105             1    Crompond Apartment Owners, Inc.                        Cooperative                Electric, Gas
107             2    Parkside Development Company, Inc.                     Cooperative                  Electric
108             2    Bridgeview Apartment Corporation                       Cooperative                Electric, Gas
110             2    Brighton Manor Apartments                              Conventional               Electric, Gas
113             1    Tanglewood Gardens Owners Corp.                        Cooperative                Electric, Gas
114             1    1 Bronxville Owners Corp.                              Cooperative                Electric, Gas
115             1    345 East 77th Street Owners, Inc.                      Cooperative                Electric, Gas
117             1    Hanover River House, Inc.                              Cooperative                Electric, Gas
120             1    718 Apts., Inc.                                        Cooperative                Electric, Gas
121             2    Favalora Apartments                                    Conventional               Electric, Gas
122             1    828 Fifth Avenue Owners Corp.                          Cooperative                Electric, Gas
123             2    Elmhurst House, Inc.                                   Cooperative                Electric, Gas
124             1    35 Park West Corporation                    (1)        Cooperative                Electric, Gas
126             1    2035 Central Park Ave. Owners Corp.                    Cooperative                Electric, Gas
128             1    Vernon Manor Co-operative Apartments,
                     Section II, Incorporated                               Cooperative                Electric, Gas
129             1    95 Sedgwick Owners Corp.                               Cooperative                Electric, Gas
130             2    Mutual Housing Housing Association, Inc.               Cooperative                  Electric
131             1    23 Park Ave. Realty Corp.                              Cooperative                  Electric
132             1    325 House Inc.                                         Cooperative                  Electric
133             2    Timberland Apartments                                  Conventional                 Electric
134             1    Gramgar, Inc.                                          Cooperative                Electric, Gas
135             1    130 E. 94th Apartments Corp.                           Cooperative                Electric, Gas
136             1    60-68 Apartments Corp.                                 Cooperative                Electric, Gas
137             2    432-434 West 47th Street Tenants Corp. aka
                     432-434 W. 47 Street Tenants Corp.                     Cooperative                Electric, Gas
138             2    Camelot Apartments                                     Conventional               Electric, Gas
139             2    1014-18 North Charles Street                        Multifamily/Retail            Electric, Gas
140             1    175 East 79 Tenants Corp.                              Cooperative                Electric, Gas
141             1    250 Equities Corp.                                     Cooperative                  Electric
142             1    530 Riverdale Owners Corp.                             Cooperative                Electric, Gas
143             1    51 West 81st Street Corp.                              Cooperative                  Electric
144             2    Bainbridge House, Inc.                                 Cooperative                  Electric
146             2    St. Andrews Apartments                                 Conventional               Electric, Gas
147             1    Drake Lane Owners, Inc.                                Cooperative                  Electric
148             2    4295 Webster Avenue Owners, Inc.                       Cooperative                Electric, Gas

                                                                                SUBJECT   SUBJECT    SUBJECT   SUBJECT   SUBJECT
              LOAN                                                       #       STUDIO    STUDIO     STUDIO    1 BR      1 BR
 #   CROSSED  GROUP  PROPERTY NAME                                   ELEVATORS   UNITS   AVG. RENT  MAX. RENT   UNITS   AVG. RENT
 -   -------  -----  -------------                                   ---------   -----   ---------  ---------   -----   ---------
7a              2    Wellington Estates                                    N/A      N/A        N/A        N/A      N/A        N/A
7b              2    Willow Point MHP                                      N/A      N/A        N/A        N/A      N/A        N/A
7c              2    Robbinwood Annex                                      N/A      N/A        N/A        N/A      N/A        N/A
7d              2    Hidden River North                                    N/A      N/A        N/A        N/A      N/A        N/A
7e              2    Oak Crest MHP                                         N/A      N/A        N/A        N/A      N/A        N/A
7f              2    Hidden River South                                    N/A      N/A        N/A        N/A      N/A        N/A
7g              2    Robbinwood Villa                                      N/A      N/A        N/A        N/A      N/A        N/A
14     (B)      2    Timberlake Apartments                                   0      N/A        N/A        N/A      176  $     657

15     (B)      2    Madison Pointe Apartments                               0      N/A        N/A        N/A      120  $     466
18              2    Oak Grove Apartments                                    3      N/A        N/A        N/A      176  $     618
19              2    Doric Apartment Corporation                             5       13  $     825  $     825      234  $   1,304
22              2    Maple Lane Apartments                                   0      N/A        N/A        N/A      N/A        N/A
23              2    Ashford Place Apartments                                0      N/A        N/A        N/A       40  $     741
25              2    University Towers Corporation                           3       70  $     834  $     834       93  $     994
27              2    Casa Pacifica Apartments                                3      N/A        N/A        N/A      101  $   1,209
32              2    Avalon Town Center                                      3      N/A        N/A        N/A       15  $     828
33              2    Voorhies Avenue & Shore Parkway Owners Corp.            4       28  $     770  $     800       74  $     942
34     (C)      2    Klotzman Portfolio - NRM                                0      N/A        N/A        N/A      N/A        N/A
35     (C)      2    Klotzman Portfolio - KMP1                               0      N/A        N/A        N/A       43  $     476
36     (C)      2    Klotzman Portfolio - Kaymar                             0      N/A        N/A        N/A       11  $     495
37              2    University Townhouses Cooperative                       0      N/A        N/A        N/A       59  $     575
38              2    Timber Hollow Apartments                                0      N/A        N/A        N/A      112  $     464
40              2    Blendon Square Townhomes                                0      N/A        N/A        N/A      N/A        N/A
41              2    Shadowood Apartment                                     0       24  $     431  $     510       96  $     542
42              2    High Vista Apartments                                   0      N/A        N/A        N/A      140  $     502
43              2    Cabrini Terrace Owners Corp.                            2       13  $     961  $   1,250       83  $   1,397
45              1    1255 North Avenue Owners Corp.                          3        5  $     800  $     800       69  $   1,218
48              2    Chandler Point Apartments                               0      N/A        N/A        N/A       80  $     541
54              2    Trousdell Village Owners Corp.                          0      N/A        N/A        N/A      122  $   1,101
55              1    Fleetwood Court Apartments, Inc.                        5      N/A        N/A        N/A       51  $     810
57              2    Spring Branch Estates                                   0      N/A        N/A        N/A       53  $     502
60              1    135 East 83rd Owners Corp.                              2      N/A        N/A        N/A       21  $   2,678
63              1    Michelangelo Apts., Inc.                                2       18  $     752  $     820       36  $     705
65              2    Minnesota Lake MHC                                    N/A      N/A        N/A        N/A      N/A        N/A
66              2    Sparrow Run Townhomes                                   0      N/A        N/A        N/A      N/A        N/A
67              2    The Phoenix Apartments                                  0        8  $     537  $     590       22  $     565
68              2    Garfield North Tenants Corp.                            1       30  $     928  $   1,050       22  $   1,655
73              2    Sunnyside Towers Owners Corp.                           2       33  $     685  $     850       59  $   1,105
75              2    Timber Stone and Stone Tree MHP                       N/A      N/A        N/A        N/A      N/A        N/A
76a             2    New Haven - Pendleton                                   0      N/A        N/A        N/A       18  $     639
76b             2    New Haven - Chamberlain                                 0      N/A        N/A        N/A      N/A        N/A
76c             2    New Haven - George                                      0      N/A        N/A        N/A      N/A        N/A
76d             2    New Haven - Ellsworth                                   0      N/A        N/A        N/A        1  $     700
77              2    Saunders Apartments                                     3       26  $     730  $     800      135  $   1,056
79              2    The Village Apartments                                  0      N/A        N/A        N/A      112  $     329
80              2    2057-2065 Mission Street                                0       30  $     751  $   1,040        4  $   1,039
82              1    632 Palmer Road Owners, Inc.                            2        1  $     750  $     750       37  $     947
83              2    Northridge Arms Apartments                              0      N/A        N/A        N/A       25  $     395
84              1    Walnut RV Park                                        N/A      N/A        N/A        N/A      N/A        N/A
85              1    The Beverly House, Inc.                                 3       10  $     930  $     950       70  $   1,056
86              1    230 W. 105 Realty Corp.                                 3        3  $   1,400  $   1,400       23  $   1,919
90              1    Broadpark Lodge Corp.                                   2       14  $     878  $     900       38  $   1,156
92              2    400 East 17th Street Corp.                              1        1  $     825  $     825       75  $     821
93              2    Van Buren Owners, Inc.                                  2      N/A        N/A        N/A       37  $     989
98              1    100 Hudson Tenants Corp.                                2      N/A        N/A        N/A       26  $   3,417
99              1    875 W. 181 Owners Corp.                                 2        6  $     900  $     900       18  $   1,088
100             1    60 West Broad Street, Inc.                              2      N/A        N/A        N/A       52  $     991
101             2    Temple Gardens                                          0      N/A        N/A        N/A       86  $     332
102             1    325 West 86 Corp.                                       2      N/A        N/A        N/A        4  $   1,627
104             1    Pinette Housing Corp.                                   1      N/A        N/A        N/A        1  $   2,025
105             1    Crompond Apartment Owners, Inc.                         0        3  $     825  $     825      165  $     996
107             2    Parkside Development Company, Inc.                      2       26  $     750  $     750       55  $     932
108             2    Bridgeview Apartment Corporation                        2       18  $     826  $     850       47  $     922
110             2    Brighton Manor Apartments                               0      N/A        N/A        N/A       68  $     420
113             1    Tanglewood Gardens Owners Corp.                         0      N/A        N/A        N/A       40  $     975
114             1    1 Bronxville Owners Corp.                               4        2  $     750  $     750       72  $   1,120
115             1    345 East 77th Street Owners, Inc.                       1        8  $   1,139  $   1,300       41  $   1,820
117             1    Hanover River House, Inc.                               1      N/A        N/A        N/A      N/A        N/A
120             1    718 Apts., Inc.                                         2      N/A        N/A        N/A      N/A        N/A
121             2    Favalora Apartments                                     0      N/A        N/A        N/A      N/A        N/A
122             1    828 Fifth Avenue Owners Corp.                           1      N/A        N/A        N/A      N/A        N/A
123             2    Elmhurst House, Inc.                                    2       12  $     885  $     900       56  $   1,093
124             1    35 Park West Corporation                    (1)         4      N/A        N/A        N/A        3  $   3,915
126             1    2035 Central Park Ave. Owners Corp.                     1       18  $     788  $     841       21  $     861
128             1    Vernon Manor Co-operative Apartments,
                     Section II, Incorporated                                4      N/A        N/A        N/A      158  $     942
129             1    95 Sedgwick Owners Corp.                                1        3  $     650  $     650       44  $     885
130             2    Mutual Housing Housing Association, Inc.                2      N/A        N/A        N/A       41  $   1,002
131             1    23 Park Ave. Realty Corp.                               1      N/A        N/A        N/A        2  $   3,500
132             1    325 House Inc.                                          1       11  $   1,668  $   1,750       24  $   2,059
133             2    Timberland Apartments                                   0      N/A        N/A        N/A       20  $     386
134             1    Gramgar, Inc.                                           1        2  $   1,200  $   1,200        2  $   1,995
135             1    130 E. 94th Apartments Corp.                            2      N/A        N/A        N/A       27  $   2,448
136             1    60-68 Apartments Corp.                                  2        1  $   1,700  $   1,700       56  $   2,606
137             2    432-434 West 47th Street Tenants Corp. aka
                     432-434 W. 47 Street Tenants Corp.                      0      N/A        N/A        N/A      N/A        N/A
138             2    Camelot Apartments                                      0      N/A        N/A        N/A       37  $     401
139             2    1014-18 North Charles Street                            0        1  $     475  $     475       13  $     688
140             1    175 East 79 Tenants Corp.                               2      N/A        N/A        N/A       29  $   2,850
141             1    250 Equities Corp.                                      1        4  $   1,456  $   1,700       19  $   2,294
142             1    530 Riverdale Owners Corp.                              1      N/A        N/A        N/A       42  $     934
143             1    51 West 81st Street Corp.                               2       44  $   2,075  $   2,075       34  $   2,912
144             2    Bainbridge House, Inc.                                  2      N/A        N/A        N/A       48  $     597
146             2    St. Andrews Apartments                                  0      N/A        N/A        N/A       15  $     502
147             1    Drake Lane Owners, Inc.                                 0      N/A        N/A        N/A       20  $   1,120
148             2    4295 Webster Avenue Owners, Inc.                        2       20  $     709  $     750       38  $     834

                                                                      SUBJECT   SUBJECT   SUBJECT    SUBJECT   SUBJECT   SUBJECT
              LOAN                                                     1 BR       2 BR     2 BR        2 BR     3 BR       3 BR
 #   CROSSED  GROUP  PROPERTY NAME                                   MAX. RENT   UNITS   AVG. RENT  MAX. RENT   UNITS   AVG. RENT
 -   -------  -----  -------------                                   ---------   -----   ---------  ---------   -----   ---------
7a              2    Wellington Estates                                    N/A      N/A        N/A        N/A      N/A        N/A
7b              2    Willow Point MHP                                      N/A      N/A        N/A        N/A      N/A        N/A
7c              2    Robbinwood Annex                                      N/A      N/A        N/A        N/A      N/A        N/A
7d              2    Hidden River North                                    N/A      N/A        N/A        N/A      N/A        N/A
7e              2    Oak Crest MHP                                         N/A      N/A        N/A        N/A      N/A        N/A
7f              2    Hidden River South                                    N/A      N/A        N/A        N/A      N/A        N/A
7g              2    Robbinwood Villa                                      N/A      N/A        N/A        N/A      N/A        N/A
14     (B)      2    Timberlake Apartments                           $     750       85  $     846  $     985      N/A        N/A
15     (B)      2    Madison Pointe Apartments                       $     535      122  $     580  $     730        8  $     875
18              2    Oak Grove Apartments                            $     730      192  $     778  $   1,550      N/A        N/A
19              2    Doric Apartment Corporation                     $   1,440      155  $   1,649  $   1,740       32  $   2,202
22              2    Maple Lane Apartments                                 N/A      396  $     670  $     865      N/A        N/A
23              2    Ashford Place Apartments                        $     835      128  $     858  $     960       24  $    959
25              2    University Towers Corporation                   $     994       52  $   1,325  $   1,325       21  $   1,646
27              2    Casa Pacifica Apartments                        $   1,209        1  $   1,543  $   1,543      N/A        N/A
32              2    Avalon Town Center                              $     915       24  $   1,002  $   1,295       12  $   1,308
33              2    Voorhies Avenue & Shore Parkway Owners Corp.    $   1,080      178  $   1,150  $   1,400       24  $   1,085
34     (C)      2    Klotzman Portfolio - NRM                              N/A      169  $     465  $     585       21  $     564
35     (C)      2    Klotzman Portfolio - KMP1                       $     575      131  $     496  $     625        2  $     525
36     (C)      2    Klotzman Portfolio - Kaymar                     $     600       25  $     507  $     585      N/A        N/A
37              2    University Townhouses Cooperative               $     575      377  $     700  $     700      173  $     800
38              2    Timber Hollow Apartments                        $     499      154  $     574  $     629       16  $     751
40              2    Blendon Square Townhomes                              N/A      214  $     657  $     733      N/A        N/A
41              2    Shadowood Apartment                             $     680       64  $     693  $     799      N/A        N/A
42              2    High Vista Apartments                           $     575       70  $     712  $   1,200       32  $     748
43              2    Cabrini Terrace Owners Corp.                    $   1,800       80  $   1,884  $   2,250       41  $   2,375
45              1    1255 North Avenue Owners Corp.                  $   1,300       73  $   1,487  $   1,600       12  $   1,806
48              2    Chandler Point Apartments                       $     615      108  $     639  $     730       12  $   1,075
54              2    Trousdell Village Owners Corp.                  $   1,295       83  $   1,650  $   1,800      N/A        N/A
55              1    Fleetwood Court Apartments, Inc.                $   1,000       48  $   1,284  $   1,450        6  $   1,650
57              2    Spring Branch Estates                           $     575       73  $     641  $     690       13  $     703
60              1    135 East 83rd Owners Corp.                      $   3,200       16  $   3,085  $   5,500       24  $   5,888
63              1    Michelangelo Apts., Inc.                        $     950       35  $   1,198  $   1,250      N/A        N/A
65              2    Minnesota Lake MHC                                    N/A      N/A        N/A        N/A      N/A        N/A
66              2    Sparrow Run Townhomes                                 N/A       42  $     692  $     750       37  $     756
67              2    The Phoenix Apartments                          $     615       50  $     681  $     830       20  $     795
68              2    Garfield North Tenants Corp.                    $   1,680        7  $   2,875  $   2,875        4  $   3,522

73              2    Sunnyside Towers Owners Corp.                   $   1,275       42  $   1,255  $   1,400       24  $   1,605
75              2    Timber Stone and Stone Tree MHP                       N/A      N/A        N/A        N/A      N/A        N/A
76a             2    New Haven - Pendleton                           $     700       12  $     782  $     850      N/A        N/A
76b             2    New Haven - Chamberlain                               N/A       22  $     766  $     800      N/A        N/A
76c             2    New Haven - George                                    N/A        8  $     765  $     790        4  $     850
76d             2    New Haven - Ellsworth                           $     700        1  $     780  $     780        3  $     942
77              2    Saunders Apartments                             $   1,260       15  $   1,323  $   1,740      N/A        N/A
79              2    The Village Apartments                          $     380      128  $     415  $     465      N/A        N/A
80              2    2057-2065 Mission Street                        $   1,250        1  $   1,400  $   1,400      N/A        N/A
82              1    632 Palmer Road Owners, Inc.                    $     980       62  $   1,049  $   1,705        6  $   2,080
83              2    Northridge Arms Apartments                      $     395       87  $     499  $     560        4  $     545
84              1    Walnut RV Park                                        N/A      N/A        N/A        N/A      N/A        N/A
85              1    The Beverly House, Inc.                         $   1,100       47  $   1,380  $   1,800        1  $   2,400
86              1    230 W. 105 Realty Corp.                         $   2,100       22  $   3,127  $   3,250       16  $   3,859
90              1    Broadpark Lodge Corp.                           $   1,260       42  $   1,658  $   1,925      N/A        N/A
92              2    400 East 17th Street Corp.                      $     960        5  $   1,223  $   1,350      N/A        N/A
93              2    Van Buren Owners, Inc.                          $   1,465       48  $   1,182  $   1,695      N/A        N/A
98              1    100 Hudson Tenants Corp.                        $   3,417      N/A        N/A        N/A        8  $   6,500
99              1    875 W. 181 Owners Corp.                         $   1,400       55  $   1,537  $   2,000        5  $   1,577
100             1    60 West Broad Street, Inc.                      $   1,103       16  $   1,235  $   1,350       11  $   1,709
101             2    Temple Gardens                                  $     425       59  $     427  $     475        8  $     600
102             1    325 West 86 Corp.                               $   2,400       43  $   4,772  $   5,700      N/A        N/A
104             1    Pinette Housing Corp.                           $   2,025       24  $   2,805  $   3,375      N/A        N/A
105             1    Crompond Apartment Owners, Inc.                 $    996        48  $   1,350  $   1,350      N/A        N/A
107             2    Parkside Development Company, Inc.              $   1,000       56  $   1,065  $   1,125       28  $   2,101
108             2    Bridgeview Apartment Corporation                $     950       43  $   1,207  $   1,250      N/A        N/A
110             2    Brighton Manor Apartments                       $     435       49  $     559  $     590        4  $     649
113             1    Tanglewood Gardens Owners Corp.                 $     975       40  $   1,200  $   1,200      N/A        N/A
114             1    1 Bronxville Owners Corp.                       $   1,350       22  $   1,517  $   1,800       12  $   2,100
115             1    345 East 77th Street Owners, Inc.               $   2,250       10  $   2,011  $   3,000        1  $   3,600
117             1    Hanover River House, Inc.                             N/A       16  $   5,831  $   6,365        7  $   9,820
120             1    718 Apts., Inc.                                       N/A       36  $   4,129  $   4,449        2  $   7,606
121             2    Favalora Apartments                                   N/A       60  $     471  $     600      N/A        N/A
122             1    828 Fifth Avenue Owners Corp.                         N/A        7  $  13,429  $  14,000      N/A        N/A
123             2    Elmhurst House, Inc.                            $   1,120       13  $   1,600  $   1,600      N/A        N/A
124             1    35 Park West Corporation                    (1) $   3,915       13  $   4,350  $   4,350       28  $   5,220
126             1    2035 Central Park Ave. Owners Corp.             $     980       30  $   1,177  $   1,305      N/A        N/A
128             1    Vernon Manor Co-operative Apartments,
                     Section II, Incorporated                        $     980       76  $   1,324  $   2,250    N/A          N/A
129             1    95 Sedgwick Owners Corp.                        $     953       12  $   1,191  $   1,413    N/A          N/A
130             2    Mutual Housing Housing Association, Inc.        $   1,050       54  $   1,350  $   1,350    27     $   1,650
131             1    23 Park Ave. Realty Corp.                       $   3,500        7  $   4,875  $   5,625     6     $   6,438
132             1    325 House Inc.                                  $   2,200       24  $   2,297  $   2,800    N/A          N/A
133             2    Timberland Apartments                           $     395       28  $     444  $     495    N/A          N/A
134             1    Gramgar, Inc.                                   $   1,995       11  $   2,616  $   3,000     3     $   3,617
135             1    130 E. 94th Apartments Corp.                    $   2,900       18  $   3,388  $   4,000    N/A          N/A
136             1    60-68 Apartments Corp.                          $   3,400        8  $   4,050  $   4,050     5     $   6,030
137             2    432-434 West 47th Street Tenants Corp. aka
                     432-434 W. 47 Street Tenants Corp.                    N/A       20  $   1,872  $   2,200    N/A          N/A
138             2    Camelot Apartments                              $     450       43  $     510  $     600     4     $     676
139             2    1014-18 North Charles Street                    $     860        2  $     865  $     875    N/A          N/A
140             1    175 East 79 Tenants Corp.                       $   2,850        2  $   6,000  $   6,000    30     $   6,000
141             1    250 Equities Corp.                              $   3,300      N/A        N/A        N/A    N/A          N/A
142             1    530 Riverdale Owners Corp.                      $     963       19  $   1,186  $   1,350    N/A          N/A
143             1    51 West 81st Street Corp.                       $   3,150       16  $   4,373  $   5,550     7     $   6,774
144             2    Bainbridge House, Inc.                          $     875       24  $     912  $   1,013    N/A          N/A
146             2    St. Andrews Apartments                          $     535       17  $     580  $     650    N/A          N/A
147             1    Drake Lane Owners, Inc.                         $   1,225       24  $   1,367  $   1,400    24     $   1,661
148             2    4295 Webster Avenue Owners, Inc.                $     875       20  $   1,017  $   1,125    N/A          N/A

                                                                      SUBJECT   SUBJECT   SUBJECT    SUBJECT   SUBJECT   SUBJECT
              LOAN                                                     3 BR      4 BR       4 BR      4 BR       5 BR     5 BR
 #   CROSSED  GROUP  PROPERTY NAME                                   MAX. RENT   UNITS   AVG. RENT  MAX. RENT   UNITS   AVG. RENT
 -   -------  -----  -------------                                   ---------   -----   ---------  ---------   -----   ---------
7a              2    Wellington Estates                                    N/A      N/A        N/A        N/A      N/A        N/A
7b              2    Willow Point MHP                                      N/A      N/A        N/A        N/A      N/A        N/A
7c              2    Robbinwood Annex                                      N/A      N/A        N/A        N/A      N/A        N/A
7d              2    Hidden River North                                    N/A      N/A        N/A        N/A      N/A        N/A
7e              2    Oak Crest MHP                                         N/A      N/A        N/A        N/A      N/A        N/A
7f              2    Hidden River South                                    N/A      N/A        N/A        N/A      N/A        N/A
7g              2    Robbinwood Villa                                      N/A      N/A        N/A        N/A      N/A        N/A
14     (B)      2    Timberlake Apartments                                 N/A      N/A        N/A        N/A      N/A        N/A
15     (B)      2    Madison Pointe Apartments                       $     875      N/A        N/A        N/A      N/A        N/A
18              2    Oak Grove Apartments                                  N/A        1  $   1,250  $   1,250      N/A        N/A
19              2    Doric Apartment Corporation                     $   2,250      N/A        N/A        N/A      N/A        N/A
22              2    Maple Lane Apartments                                 N/A      N/A        N/A        N/A      N/A        N/A
23              2    Ashford Place Apartments                        $     960      N/A        N/A        N/A      N/A        N/A
25              2    University Towers Corporation                   $   1,646        1  $   1,646  $   1,646        1  $   1,646
27              2    Casa Pacifica Apartments                              N/A      N/A        N/A        N/A      N/A        N/A
32              2    Avalon Town Center                              $   1,340      N/A        N/A        N/A      N/A        N/A
33              2    Voorhies Avenue & Shore Parkway Owners Corp.    $   1,470      N/A        N/A        N/A      N/A        N/A
34     (C)      2    Klotzman Portfolio - NRM                        $     675      N/A        N/A        N/A      N/A        N/A
35     (C)      2    Klotzman Portfolio - KMP1                       $     625      N/A        N/A        N/A      N/A        N/A
36     (C)      2    Klotzman Portfolio - Kaymar                           N/A      N/A        N/A        N/A      N/A        N/A
37              2    University Townhouses Cooperative               $     800      N/A        N/A        N/A      N/A        N/A
38              2    Timber Hollow Apartments                        $     789      N/A        N/A        N/A      N/A        N/A
40              2    Blendon Square Townhomes                              N/A      N/A        N/A        N/A      N/A        N/A
41              2    Shadowood Apartment                                   N/A      N/A        N/A        N/A      N/A        N/A
42              2    High Vista Apartments                           $     882      N/A        N/A        N/A      N/A        N/A
43              2    Cabrini Terrace Owners Corp.                    $   3,250      N/A        N/A        N/A      N/A        N/A
45              1    1255 North Avenue Owners Corp.                  $   2,000      N/A        N/A        N/A      N/A        N/A
48              2    Chandler Point Apartments                       $     997      N/A        N/A        N/A      N/A        N/A
54              2    Trousdell Village Owners Corp.                        N/A      N/A        N/A        N/A      N/A        N/A
55              1    Fleetwood Court Apartments, Inc.                $   1,650        2  $   1,850  $   1,850      N/A        N/A
57              2    Spring Branch Estates                           $     725      N/A        N/A        N/A      N/A        N/A
60              1    135 East 83rd Owners Corp.                      $   7,800      N/A        N/A        N/A      N/A        N/A
63              1    Michelangelo Apts., Inc.                              N/A      N/A        N/A        N/A      N/A        N/A
65              2    Minnesota Lake MHC                                    N/A      N/A        N/A        N/A      N/A        N/A
66              2    Sparrow Run Townhomes                           $     875        8  $     827  $     950      N/A        N/A
67              2    The Phoenix Apartments                          $   1,000      N/A        N/A        N/A      N/A        N/A
68              2    Garfield North Tenants Corp.                    $   3,738        1  $   5,400  $   5,400      N/A        N/A
73              2    Sunnyside Towers Owners Corp.                   $   1,750      N/A        N/A        N/A      N/A        N/A
75              2    Timber Stone and Stone Tree MHP                       N/A      N/A        N/A        N/A      N/A        N/A
76a             2    New Haven - Pendleton                                 N/A      N/A        N/A        N/A      N/A        N/A
76b             2    New Haven - Chamberlain                               N/A      N/A        N/A        N/A      N/A        N/A
76c             2    New Haven - George                              $     875      N/A        N/A        N/A      N/A        N/A
76d             2    New Haven - Ellsworth                           $     975        3  $   1,312  $   1,325      N/A        N/A
77              2    Saunders Apartments                                   N/A      N/A        N/A        N/A      N/A        N/A
79              2    The Village Apartments                                N/A      N/A        N/A        N/A      N/A        N/A
80              2    2057-2065 Mission Street                              N/A      N/A        N/A        N/A      N/A        N/A
82              1    632 Palmer Road Owners, Inc.                    $   2,080      N/A        N/A        N/A      N/A        N/A
83              2    Northridge Arms Apartments                      $     545      N/A        N/A        N/A      N/A        N/A
84              1    Walnut RV Park                                        N/A      N/A        N/A        N/A      N/A        N/A
85              1    The Beverly House, Inc.                         $   2,400      N/A        N/A        N/A      N/A        N/A
86              1    230 W. 105 Realty Corp.                         $   4,800        1  $   5,400  $   5,400      N/A        N/A
90              1    Broadpark Lodge Corp.                                 N/A      N/A        N/A        N/A      N/A        N/A
92              2    400 East 17th Street Corp.                            N/A      N/A        N/A        N/A      N/A        N/A
93              2    Van Buren Owners, Inc.                                N/A      N/A        N/A        N/A      N/A        N/A
98              1    100 Hudson Tenants Corp.                        $   6,500        1  $  11,250  $  11,250      N/A        N/A
99              1    875 W. 181 Owners Corp.                         $   2,250      N/A        N/A        N/A      N/A        N/A
100             1    60 West Broad Street, Inc.                      $   1,733        1  $   2,667  $   2,667      N/A        N/A
101             2    Temple Gardens                                  $     600      N/A        N/A        N/A      N/A        N/A
102             1    325 West 86 Corp.                                     N/A      N/A        N/A        N/A      N/A        N/A
104             1    Pinette Housing Corp.                                 N/A      N/A        N/A        N/A      N/A        N/A
105             1    Crompond Apartment Owners, Inc.                       N/A      N/A        N/A        N/A      N/A        N/A
107             2    Parkside Development Company, Inc.              $   2,113      N/A        N/A        N/A      N/A        N/A
108             2    Bridgeview Apartment Corporation                      N/A      N/A        N/A        N/A      N/A        N/A
110             2    Brighton Manor Apartments                       $     650      N/A        N/A        N/A      N/A        N/A
113             1    Tanglewood Gardens Owners Corp.                       N/A      N/A        N/A        N/A      N/A        N/A
114             1    1 Bronxville Owners Corp.                       $   2,100      N/A        N/A        N/A      N/A        N/A

115             1    345 East 77th Street Owners, Inc.               $   3,600      N/A        N/A        N/A      N/A        N/A
117             1    Hanover River House, Inc.                       $  13,512        2  $  14,002  $  14,002      N/A        N/A
120             1    718 Apts., Inc.                                 $   7,671      N/A        N/A        N/A        1  $  35,000
121             2    Favalora Apartments                                   N/A      N/A        N/A        N/A      N/A        N/A
122             1    828 Fifth Avenue Owners Corp.                         N/A      N/A        N/A        N/A      N/A        N/A
123             2    Elmhurst House, Inc.                                  N/A      N/A        N/A        N/A      N/A        N/A
124             1    35 Park West Corporation                    (1) $   5,220       13  $   6,090  $   6,090       10  $   6,960
126             1    2035 Central Park Ave. Owners Corp.                   N/A      N/A        N/A        N/A      N/A        N/A
128             1    Vernon Manor Co-operative Apartments,
                     Section II, Incorporated                              N/A      N/A        N/A        N/A      N/A        N/A
129             1    95 Sedgwick Owners Corp.                              N/A      N/A        N/A        N/A      N/A        N/A
130             2    Mutual Housing Housing Association, Inc.        $   1,650      N/A        N/A        N/A      N/A        N/A
131             1    23 Park Ave. Realty Corp.                       $   7,500        1  $  10,000  $  10,000      N/A        N/A
132             1    325 House Inc.                                        N/A      N/A        N/A        N/A      N/A        N/A
133             2    Timberland Apartments                                 N/A      N/A        N/A        N/A      N/A        N/A
134             1    Gramgar, Inc.                                   $   3,675      N/A        N/A        N/A      N/A        N/A
135             1    130 E. 94th Apartments Corp.                          N/A      N/A        N/A        N/A      N/A        N/A
136             1    60-68 Apartments Corp.                          $   6,300      N/A        N/A        N/A      N/A        N/A
137             2    432-434 West 47th Street Tenants Corp. aka
                     432-434 W. 47 Street Tenants Corp.                    N/A      N/A        N/A        N/A      N/A        N/A
138             2    Camelot Apartments                              $     679      N/A        N/A        N/A      N/A        N/A
139             2    1014-18 North Charles Street                          N/A      N/A        N/A        N/A      N/A        N/A
140             1    175 East 79 Tenants Corp.                       $   6,000      N/A        N/A        N/A      N/A        N/A
141             1    250 Equities Corp.                                    N/A      N/A        N/A        N/A      N/A        N/A
142             1    530 Riverdale Owners Corp.                            N/A      N/A        N/A        N/A      N/A        N/A
143             1    51 West 81st Street Corp.                       $   8,265      N/A        N/A        N/A        1  $  11,310
144             2    Bainbridge House, Inc.                                N/A      N/A        N/A        N/A      N/A        N/A
146             2    St. Andrews Apartments                                N/A      N/A        N/A        N/A      N/A        N/A
147             1    Drake Lane Owners, Inc.                         $   1,750      N/A        N/A        N/A      N/A        N/A
148             2    4295 Webster Avenue Owners, Inc.                      N/A      N/A        N/A        N/A      N/A        N/A

                                                                      SUBJECT
              LOAN                                                     5 BR
 #   CROSSED  GROUP  PROPERTY NAME                                   MAX. RENT
 -   -------  -----  -------------                                   ---------
7a              2    Wellington Estates                                    N/A
7b              2    Willow Point MHP                                      N/A
7c              2    Robbinwood Annex                                      N/A
7d              2    Hidden River North                                    N/A
7e              2    Oak Crest MHP                                         N/A
7f              2    Hidden River South                                    N/A
7g              2    Robbinwood Villa                                      N/A
14     (B)      2    Timberlake Apartments                                 N/A
15     (B)      2    Madison Pointe Apartments                             N/A
18              2    Oak Grove Apartments                                  N/A
19              2    Doric Apartment Corporation                           N/A
22              2    Maple Lane Apartments                                 N/A
23              2    Ashford Place Apartments                              N/A
25              2    University Towers Corporation                   $   1,646
27              2    Casa Pacifica Apartments                              N/A
32              2    Avalon Town Center                                    N/A
33              2    Voorhies Avenue & Shore Parkway Owners Corp.          N/A
34     (C)      2    Klotzman Portfolio - NRM                              N/A
35     (C)      2    Klotzman Portfolio - KMP1                             N/A
36     (C)      2    Klotzman Portfolio - Kaymar                           N/A
37              2    University Townhouses Cooperative                     N/A
38              2    Timber Hollow Apartments                              N/A
40              2    Blendon Square Townhomes                              N/A
41              2    Shadowood Apartment                                   N/A
42              2    High Vista Apartments                                 N/A
43              2    Cabrini Terrace Owners Corp.                          N/A
45              1    1255 North Avenue Owners Corp.                        N/A
48              2    Chandler Point Apartments                             N/A
54              2    Trousdell Village Owners Corp.                        N/A
55              1    Fleetwood Court Apartments, Inc.                      N/A
57              2    Spring Branch Estates                                 N/A
60              1    135 East 83rd Owners Corp.                            N/A
63              1    Michelangelo Apts., Inc.                              N/A
65              2    Minnesota Lake MHC                                    N/A
66              2    Sparrow Run Townhomes                                 N/A
67              2    The Phoenix Apartments                                N/A
68              2    Garfield North Tenants Corp.                          N/A
73              2    Sunnyside Towers Owners Corp.                         N/A
75              2    Timber Stone and Stone Tree MHP                       N/A
76a             2    New Haven - Pendleton                                 N/A
76b             2    New Haven - Chamberlain                               N/A
76c             2    New Haven - George                                    N/A
76d             2    New Haven - Ellsworth                                 N/A
77              2    Saunders Apartments                                   N/A
79              2    The Village Apartments                                N/A
80              2    2057-2065 Mission Street                              N/A
82              1    632 Palmer Road Owners, Inc.                          N/A
83              2    Northridge Arms Apartments                            N/A
84              1    Walnut RV Park                                        N/A
85              1    The Beverly House, Inc.                               N/A
86              1    230 W. 105 Realty Corp.                               N/A
90              1    Broadpark Lodge Corp.                                 N/A
92              2    400 East 17th Street Corp.                            N/A
93              2    Van Buren Owners, Inc.                                N/A
98              1    100 Hudson Tenants Corp.                              N/A
99              1    875 W. 181 Owners Corp.                               N/A
100             1    60 West Broad Street, Inc.                            N/A
101             2    Temple Gardens                                        N/A
102             1    325 West 86 Corp.                                     N/A
104             1    Pinette Housing Corp.                                 N/A
105             1    Crompond Apartment Owners, Inc.                       N/A
107             2    Parkside Development Company, Inc.                    N/A
108             2    Bridgeview Apartment Corporation                      N/A
110             2    Brighton Manor Apartments                             N/A
113             1    Tanglewood Gardens Owners Corp.                       N/A
114             1    1 Bronxville Owners Corp.                             N/A
115             1    345 East 77th Street Owners, Inc.                     N/A
117             1    Hanover River House, Inc.                             N/A
120             1    718 Apts., Inc.                                 $  35,000
121             2    Favalora Apartments                                   N/A
122             1    828 Fifth Avenue Owners Corp.                         N/A
123             2    Elmhurst House, Inc.                                  N/A
124             1    35 Park West Corporation                    (1) $   6,960
126             1    2035 Central Park Ave. Owners Corp.                   N/A
128             1    Vernon Manor Co-operative Apartments,
                     Section II, Incorporated                              N/A
129             1    95 Sedgwick Owners Corp.                              N/A
130             2    Mutual Housing Housing Association, Inc.              N/A
131             1    23 Park Ave. Realty Corp.                             N/A

132             1    325 House Inc.                                        N/A
133             2    Timberland Apartments                                 N/A
134             1    Gramgar, Inc.                                         N/A
135             1    130 E. 94th Apartments Corp.                          N/A
136             1    60-68 Apartments Corp.                                N/A
137             2    432-434 West 47th Street Tenants Corp. aka
                     432-434 W. 47 Street Tenants Corp.                    N/A
138             2    Camelot Apartments                                    N/A
139             2    1014-18 North Charles Street                          N/A
140             1    175 East 79 Tenants Corp.                             N/A
141             1    250 Equities Corp.                                    N/A
142             1    530 Riverdale Owners Corp.                            N/A
143             1    51 West 81st Street Corp.                       $  11,310
144             2    Bainbridge House, Inc.                                N/A
146             2    St. Andrews Apartments                                N/A
147             1    Drake Lane Owners, Inc.                               N/A
148             2    4295 Webster Avenue Owners, Inc.                      N/A

                                                                                                         UTILITIES
              LOAN                                                                                        TENANT
 #   CROSSED  GROUP  PROPERTY NAME                                       PROPERTY SUB-TYPE                 PAYS
 -   -------  -----  -------------                                       -----------------                 ----
149             2    406 West 46th Street Corp.                             Cooperative                Electric, Gas
150             1    81-87 Owners Corp.                                     Cooperative                Electric, Gas
152             2    Halcyon Apartments                                     Conventional        Electric, Gas, Water, Sewer
154             1    Lafayette Court Apts. Corp.                            Cooperative                Electric, Gas
155             1    155 East 49th Street Corporation                       Cooperative                  Electric
156             1    491 Broadway Realty                                    Cooperative                Electric, Gas
157             2    Country Haven Mobile Home Park                     Manufactured Housing                N/A
158             1    Lafayette Lofts, Inc.                                  Cooperative                Electric, Gas
159             1    23830 Owners Corp.                                     Cooperative                Electric, Gas
160             1    228 West 16th Street Housing Corporation               Cooperative                Electric, Gas
161             1    336 East 50th Street Tenants Corp.                     Cooperative                  Electric
162             1    62 East 87th St. Owners Corp.                          Cooperative                Electric, Gas
163             1    14 Jay Street Owners Corp.                             Cooperative                Electric, Gas
164             1    238 W. 11th Street Cooperative Corp.                   Cooperative                Electric, Gas
165             2    Eighty-Five Owners Corp.                               Cooperative                Electric, Gas
166             1    108 Pierrepont Street Housing Corp                     Cooperative                Electric, Gas
167             1    345 East 61st Street Housing Corporation               Cooperative                  Electric
168             1    22 Pierrepont St. Apartment Corp.                      Cooperative                Electric, Gas
169             2    353 West 29th Street Housing Corporation               Cooperative                  Electric
170             1    237 East 12 Street Owners Corp.                        Cooperative                  Electric
171             1    304 West 78th Owners Corp.                             Cooperative                Electric, Gas
172             1    West 99th Street Apartment Corp.                       Cooperative                  Electric
173             1    159 West 78th Street Corp.                             Cooperative                Electric, Gas
174             2    53 St. Marks Tenants Corporation                       Cooperative                Electric, Gas
175             1    199 Eighth Avenue Housing Corp.                        Cooperative                Electric, Gas
176             2    181-183 Dekalb Owners Corp.                            Cooperative                Electric, Gas
177             1    76 State St. Owners, Inc. aka 76 State
                     Street Owners, Inc.                                    Cooperative                Electric, Gas
178             1    Perelandra Realty Corp.                                Cooperative                Electric, Gas
179             1    483 14th Street Apartment Corporation                  Cooperative                Electric, Gas

                                                                                SUBJECT   SUBJECT    SUBJECT   SUBJECT   SUBJECT
              LOAN                                                       #       STUDIO    STUDIO     STUDIO    1 BR      1 BR
 #   CROSSED  GROUP  PROPERTY NAME                                   ELEVATORS   UNITS   AVG. RENT  MAX. RENT   UNITS   AVG. RENT
 -   -------  -----  -------------                                   ---------   -----   ---------  ---------   -----   ---------
149             2    406 West 46th Street Corp.                              0      N/A        N/A        N/A       15  $   1,843
150             1    81-87 Owners Corp.                                      0        2  $   1,252  $   1,410       45  $   1,960
152             2    Halcyon Apartments                                      0        2  $     400  $     400      N/A        N/A
154             1    Lafayette Court Apts. Corp.                             0      N/A        N/A        N/A       12  $   1,225
155             1    155 East 49th Street Corporation                        2       35  $   1,596  $   1,875       28  $   2,143
156             1    491 Broadway Realty                                     2      N/A        N/A        N/A      N/A        N/A
157             2    Country Haven Mobile Home Park                        N/A      N/A        N/A        N/A      N/A        N/A
158             1    Lafayette Lofts, Inc.                                   2      N/A        N/A        N/A      N/A        N/A
159             1    23830 Owners Corp.                                      1       12  $   1,500  $   1,950       17  $   1,900
160             1    228 West 16th Street Housing Corporation                0        2  $     650  $     700        9  $   1,199
161             1    336 East 50th Street Tenants Corp.                      1        7  $   1,386  $   1,600       17  $   1,672
162             1    62 East 87th St. Owners Corp.                           1        1  $   1,300  $   1,300        9  $   2,578
163             1    14 Jay Street Owners Corp.                              1      N/A        N/A        N/A      N/A        N/A
164             1    238 W. 11th Street Cooperative Corp.                    0      N/A        N/A        N/A        1  $   3,150
165             2    Eighty-Five Owners Corp.                                0      N/A        N/A        N/A       10  $   1,840
166             1    108 Pierrepont Street Housing Corp                      0      N/A        N/A        N/A       10  $   2,625
167             1    345 East 61st Street Housing Corporation                1       10  $   1,256  $   1,530        5  $   1,508
168             1    22 Pierrepont St. Apartment Corp.                       1      N/A        N/A     N/A           2  $   1,950
169             2    353 West 29th Street Housing Corporation                0      N/A        N/A     N/A           6  $   2,162
170             1    237 East 12 Street Owners Corp.                         0        1  $   1,200  $   1,200        8  $   1,275
171             1    304 West 78th Owners Corp.                              0      N/A        N/A        N/A      N/A        N/A
172             1    West 99th Street Apartment Corp.                        0      N/A        N/A        N/A      N/A        N/A
173             1    159 West 78th Street Corp.                              0      N/A        N/A        N/A      N/A        N/A
174             2    53 St. Marks Tenants Corporation                        0      N/A        N/A        N/A      N/A        N/A
175             1    199 Eighth Avenue Housing Corp.                         0      N/A        N/A        N/A        9  $   1,550
176             2    181-183 Dekalb Owners Corp.                             0        2  $     750  $     750       14  $   1,157
177             1    76 State St. Owners, Inc. aka 76 State
                     Street Owners, Inc.                                     0      N/A        N/A        N/A      N/A        N/A
178             1    Perelandra Realty Corp.                                 0      N/A        N/A        N/A      N/A        N/A
179             1    483 14th Street Apartment Corporation                   0      N/A        N/A        N/A      N/A        N/A

                                                                      SUBJECT   SUBJECT   SUBJECT    SUBJECT   SUBJECT   SUBJECT
              LOAN                                                     1 BR       2 BR     2 BR        2 BR     3 BR       3 BR
 #   CROSSED  GROUP  PROPERTY NAME                                   MAX. RENT   UNITS   AVG. RENT  MAX. RENT   UNITS   AVG. RENT
 -   -------  -----  -------------                                   ---------   -----   ---------  ---------   -----   ---------
149             2    406 West 46th Street Corp.                      $   2,440      N/A        N/A        N/A      N/A        N/A
150             1    81-87 Owners Corp.                              $   2,058        9  $   2,563  $   2,752      N/A        N/A
152             2    Halcyon Apartments                                    N/A        9  $     657  $     750        8  $     763
154             1    Lafayette Court Apts. Corp.                     $   1,520        9  $   1,836  $   2,375      N/A        N/A
155             1    155 East 49th Street Corporation                $   2,250        4  $   3,625  $   4,500      N/A        N/A
156             1    491 Broadway Realty                                   N/A      N/A        N/A        N/A       10  $   9,900
157             2    Country Haven Mobile Home Park                        N/A      N/A        N/A        N/A      N/A        N/A
158             1    Lafayette Lofts, Inc.                                 N/A      N/A        N/A        N/A        5  $   9,653
159             1    23830 Owners Corp.                              $   2,200        8  $   2,300  $   2,400      N/A        N/A
160             1    228 West 16th Street Housing Corporation        $   1,650        6  $   2,031  $   2,400      N/A        N/A
161             1    336 East 50th Street Tenants Corp.              $   2,025      N/A        N/A        N/A      N/A        N/A
162             1    62 East 87th St. Owners Corp.                   $   3,200        3  $   4,867  $   5,500      N/A        N/A
163             1    14 Jay Street Owners Corp.                            N/A        6  $   5,700  $   5,700        1  $   7,002
164             1    238 W. 11th Street Cooperative Corp.            $   3,150        2  $   6,875  $   7,700      N/A        N/A
165             2    Eighty-Five Owners Corp.                        $   2,000      N/A        N/A        N/A      N/A        N/A
166             1    108 Pierrepont Street Housing Corp              $   3,000      N/A        N/A        N/A      N/A        N/A
167             1    345 East 61st Street Housing Corporation        $   1,525      N/A        N/A        N/A      N/A        N/A
168             1    22 Pierrepont St. Apartment Corp.               $   2,100        4  $   4,000  $   4,500      N/A        N/A
169             2    353 West 29th Street Housing Corporation        $   2,250        7  $   3,114  $   4,000      N/A        N/A
170             1    237 East 12 Street Owners Corp.                 $   1,750        1  $   3,000  $   3,000      N/A        N/A
171             1    304 West 78th Owners Corp.                            N/A        4  $   5,075  $   9,500      N/A        N/A
172             1    West 99th Street Apartment Corp.                      N/A        3  $   2,067  $   2,200        2  $   3,150
173             1    159 West 78th Street Corp.                            N/A        5  $   3,853  $   4,500      N/A        N/A
174             2    53 St. Marks Tenants Corporation                      N/A        5  $   3,000  $   3,000      N/A        N/A
175             1    199 Eighth Avenue Housing Corp.                 $   1,650        1  $   2,320  $   2,320        3  $   2,900
176             2    181-183 Dekalb Owners Corp.                     $   1,313      N/A        N/A        N/A      N/A        N/A
177             1    76 State St. Owners, Inc. aka 76 State
                     Street Owners, Inc.                                   N/A        5  $   2,680  $   2,800      N/A        N/A
178             1    Perelandra Realty Corp.                               N/A        2  $   3,038  $   3,150        2  $   4,350
179             1    483 14th Street Apartment Corporation                 N/A        4  $   2,132  $   2,700      N/A        N/A

                                                                      SUBJECT   SUBJECT   SUBJECT    SUBJECT   SUBJECT   SUBJECT
              LOAN                                                     3 BR      4 BR       4 BR      4 BR       5 BR     5 BR
 #   CROSSED  GROUP  PROPERTY NAME                                   MAX. RENT   UNITS   AVG. RENT  MAX. RENT   UNITS   AVG. RENT
 -   -------  -----  -------------                                   ---------   -----   ---------  ---------   -----   ---------
149             2    406 West 46th Street Corp.                            N/A    N/A          N/A        N/A      N/A        N/A
150             1    81-87 Owners Corp.                                    N/A    N/A          N/A        N/A      N/A        N/A
152             2    Halcyon Apartments                              $   1,000      2    $     730  $     800      N/A        N/A
154             1    Lafayette Court Apts. Corp.                           N/A    N/A          N/A        N/A      N/A        N/A
155             1    155 East 49th Street Corporation                      N/A    N/A          N/A        N/A      N/A        N/A
156             1    491 Broadway Realty                             $   9,900    N/A          N/A        N/A      N/A        N/A
157             2    Country Haven Mobile Home Park                        N/A    N/A          N/A        N/A      N/A        N/A
158             1    Lafayette Lofts, Inc.                           $   9,867      1    $  11,667  $  11,667      N/A        N/A
159             1    23830 Owners Corp.                                    N/A    N/A          N/A        N/A      N/A        N/A
160             1    228 West 16th Street Housing Corporation              N/A    N/A          N/A        N/A      N/A        N/A
161             1    336 East 50th Street Tenants Corp.                    N/A    N/A          N/A        N/A      N/A        N/A
162             1    62 East 87th St. Owners Corp.                         N/A    N/A          N/A        N/A      N/A        N/A
163             1    14 Jay Street Owners Corp.                      $   7,002    N/A          N/A        N/A      N/A        N/A
164             1    238 W. 11th Street Cooperative Corp.                  N/A    N/A          N/A        N/A      N/A        N/A
165             2    Eighty-Five Owners Corp.                              N/A    N/A          N/A        N/A      N/A        N/A
166             1    108 Pierrepont Street Housing Corp                    N/A    N/A          N/A        N/A      N/A        N/A
167             1    345 East 61st Street Housing Corporation              N/A    N/A          N/A        N/A      N/A        N/A
168             1    22 Pierrepont St. Apartment Corp.                     N/A    N/A          N/A        N/A      N/A        N/A
169             2    353 West 29th Street Housing Corporation              N/A    N/A          N/A        N/A      N/A        N/A
170             1    237 East 12 Street Owners Corp.                       N/A    N/A          N/A        N/A      N/A        N/A
171             1    304 West 78th Owners Corp.                            N/A    N/A          N/A        N/A      N/A        N/A
172             1    West 99th Street Apartment Corp.                $   3,300    N/A          N/A        N/A      N/A        N/A
173             1    159 West 78th Street Corp.                            N/A    N/A          N/A        N/A      N/A        N/A
174             2    53 St. Marks Tenants Corporation                      N/A    N/A          N/A        N/A      N/A        N/A
175             1    199 Eighth Avenue Housing Corp.                 $   3,000    N/A          N/A        N/A      N/A        N/A
176             2    181-183 Dekalb Owners Corp.                           N/A    N/A          N/A        N/A      N/A        N/A
177             1    76 State St. Owners, Inc. aka 76 State
                     Street Owners, Inc.                                   N/A    N/A          N/A        N/A      N/A        N/A
178             1    Perelandra Realty Corp.                         $   4,500    N/A          N/A        N/A      N/A        N/A
179             1    483 14th Street Apartment Corporation                 N/A    N/A          N/A        N/A      N/A        N/A

                                                                      SUBJECT
              LOAN                                                     5 BR
 #   CROSSED  GROUP  PROPERTY NAME                                   MAX. RENT
 -   -------  -----  -------------                                   ---------
149             2    406 West 46th Street Corp.                            N/A
150             1    81-87 Owners Corp.                                    N/A
152             2    Halcyon Apartments                                    N/A
154             1    Lafayette Court Apts. Corp.                           N/A
155             1    155 East 49th Street Corporation                      N/A
156             1    491 Broadway Realty                                   N/A
157             2    Country Haven Mobile Home Park                        N/A
158             1    Lafayette Lofts, Inc.                                 N/A
159             1    23830 Owners Corp.                                    N/A
160             1    228 West 16th Street Housing Corporation              N/A
161             1    336 East 50th Street Tenants Corp.                    N/A
162             1    62 East 87th St. Owners Corp.                         N/A
163             1    14 Jay Street Owners Corp.                            N/A
164             1    238 W. 11th Street Cooperative Corp.                  N/A
165             2    Eighty-Five Owners Corp.                              N/A
166             1    108 Pierrepont Street Housing Corp                    N/A
167             1    345 East 61st Street Housing Corporation              N/A
168             1    22 Pierrepont St. Apartment Corp.                     N/A
169             2    353 West 29th Street Housing Corporation              N/A
170             1    237 East 12 Street Owners Corp.                       N/A
171             1    304 West 78th Owners Corp.                            N/A
172             1    West 99th Street Apartment Corp.                      N/A
173             1    159 West 78th Street Corp.                            N/A
174             2    53 St. Marks Tenants Corporation                      N/A
175             1    199 Eighth Avenue Housing Corp.                       N/A
176             2    181-183 Dekalb Owners Corp.                           N/A
177             1    76 State St. Owners, Inc. aka 76 State
                     Street Owners, Inc.                                   N/A
178             1    Perelandra Realty Corp.                               N/A
179             1    483 14th Street Apartment Corporation                 N/A

(B) THE UNDERLYING MORTGAGE LOANS SECURED BY TIMBERLAKE APARTMENTS AND MADISON POINTE APARTMENTS ARE CROSS-COLLATERALIZED AND CROSS-DEFAULTED, RESPECTIVELY.

(C) THE UNDERLYING MORTGAGE LOANS SECURED BY KLOTZMAN PORTFOLIO - NRM, KLOTZMAN PORTFOLIO - KMP1 AND KLOTZMAN PORTFOLIO - KAYMAR ARE CROSS-COLLATERALIZED AND CROSS-DEFAULTED, RESPECTIVELY.

(1) The 35 Park West Corporation property has one six-bedroom unit with an average and maximum rent of $7,830, two seven-bedroom units with an average and maximum rent of $10,440 and two eight-bedroom units with an average and maximum rent of $11,310.

                  SCHEDULE OF COOPERATIVE MORTGAGED PROPERTIES

                                                                      CO-OP BASIS   CUT-OFF DATE   RENTAL BASIS     CUT-OFF DATE
                                                         PROPERTY      APPRAISED    CO-OP BASIS     APPRAISED       RENTAL BASIS
 #   CROSSED  PROPERTY NAME                              SUBTYPE         VALUE      LTV RATIO(1)    VALUE (2)     LTV RATIO (1) (2)
 -   -------  -------------                              -------         -----      ------------  --------------  -----------------
 19           Doric Apartment Corporation               Cooperative  $  86,600,000      17.9%     $   56,100,000        27.6%
 25           University Towers Corporation             Cooperative     20,000,000      58.2%         20,000,000        58.2%
 33           Voorhies Avenue & Shore Parkway Owners
               Corp.                                    Cooperative     36,100,000      22.0%         23,400,000        34.0%
 37           University Townhouses Cooperative         Cooperative     45,760,000      16.3%         27,400,000        27.3%
 43           Cabrini Terrace Owners Corp.              Cooperative     74,900,000       8.7%         35,800,000        18.1%
 45           1255 North Avenue Owners Corp.            Cooperative     53,710,000      11.5%         15,500,000        39.7%
 54           Trousdell Village Owners Corp.            Cooperative     37,600,000      13.3%         22,200,000        22.5%
 55           Fleetwood Court Apartments, Inc.          Cooperative     22,700,000      21.9%         11,100,000        44.9%
 60           135 East 83rd Owners Corp.                Cooperative     59,200,000       7.6%         21,200,000        21.2%
 63           Michelangelo Apts., Inc.                  Cooperative     13,850,000      29.9%          7,900,000        52.4%
 68           Garfield North Tenants Corp.              Cooperative     16,940,000      22.1%         10,130,000        36.9%
 73           Sunnyside Towers Owners Corp.             Cooperative     20,900,000      15.4%         14,200,000        22.7%
 77           Saunders Apartments                       Cooperative     21,900,000      13.7%         15,900,000        18.8%
 82           632 Palmer Road Owners, Inc.              Cooperative     16,000,000      17.5%         11,500,000        24.3%
 85           The Beverly House, Inc.                   Cooperative     19,630,000      13.7%          9,930,000        27.1%
 86           230 W. 105 Realty Corp.                   Cooperative     45,300,000       5.9%         15,200,000        17.6%
 90           Broadpark Lodge Corp.                     Cooperative     14,100,000      18.3%         11,200,000        23.1%
 92           400 East 17th Street Corp.                Cooperative      9,100,000      27.4%          5,900,000        42.2%
 93           Van Buren Owners, Inc.                    Cooperative     12,500,000      19.9%          6,100,000        40.7%
 98           100 Hudson Tenants Corp.                  Cooperative     36,800,000       6.2%         16,400,000        14.0%
 99           875 W. 181 Owners Corp.                   Cooperative     22,200,000      10.3%         11,000,000        20.8%
100           60 West Broad Street, Inc.                Cooperative     10,000,000      21.9%          7,000,000        31.3%
102           325 West 86 Corp.                         Cooperative     44,600,000       4.8%         19,800,000        10.9%
104           Pinette Housing Corp.                     Cooperative     19,800,000      10.6%          6,800,000        30.8%
105           Crompond Apartment Owners, Inc.           Cooperative     22,600,000       8.8%         14,800,000        13.5%
107           Parkside Development Company, Inc.        Cooperative     16,300,000      12.2%         14,600,000        13.6%
108           Bridgeview Apartment Corporation          Cooperative     12,500,000      15.9%          8,670,000        22.9%
113           Tanglewood Gardens Owners Corp.           Cooperative     10,900,000      17.3%          6,800,000        27.7%
114           1 Bronxville Owners Corp.                 Cooperative     20,360,000       8.8%         11,670,000        15.4%
115           345 East 77th Street Owners, Inc.         Cooperative     16,420,000      10.6%          9,000,000        19.4%
117           Hanover River House, Inc.                 Cooperative     36,990,000       4.6%         21,200,000         8.0%
120           718 Apts., Inc.                           Cooperative     34,780,000       4.8%         20,000,000         8.3%
122           828 Fifth Avenue Owners Corp.             Cooperative     26,200,000       6.1%          7,300,000        21.9%
123           Elmhurst House, Inc.                      Cooperative      8,590,000      17.4%          7,260,000        20.6%
124           35 Park West Corporation                  Cooperative     72,150,000       2.1%         41,700,000         3.6%
126           2035 Central Park Ave. Owners Corp.       Cooperative      7,300,000      20.5%          5,400,000        27.7%
128           Vernon Manor Co-operative Apartments,
               Section II, Incorporated                 Cooperative     20,850,000       7.1%         15,950,000         9.3%
129           95 Sedgwick Owners Corp.                  Cooperative      5,250,000      26.6%          4,500,000        31.0%
130           Mutual Housing Housing Association, Inc.  Cooperative     18,150,000       7.7%         13,350,000        10.4%
131           23 Park Ave. Realty Corp.                 Cooperative     16,260,000       8.0%          8,930,000        14.6%
132           325 House Inc.                            Cooperative     25,300,000       5.1%         11,200,000        11.6%
134           Gramgar, Inc.                             Cooperative      8,950,000      13.9%          4,100,000        30.4%
135           130 E. 94th Apartments Corp.              Cooperative     25,100,000       5.0%          9,100,000        13.7%
136           60-68 Apartments Corp.                    Cooperative     37,620,000       3.2%         21,570,000         5.6%
137           432-434 West 47th Street Tenants Corp.
               aka 432-434 W. 47 Street Tenants Corp.   Cooperative      7,480,000      16.0%          3,700,000        32.4%
140           175 East 79 Tenants Corp.                 Cooperative     55,140,000       2.0%         25,670,000         4.3%
141           250 Equities Corp.                        Cooperative      7,900,000      13.9%          4,800,000        22.9%
142           530 Riverdale Owners Corp.                Cooperative      5,600,000      19.6%          5,100,000        21.5%
143           51 West 81st Street Corp.                 Cooperative     47,990,000       2.3%         31,500,000         3.5%
144           Bainbridge House, Inc.                    Cooperative      6,450,000      16.3%          3,600,000        29.1%
147           Drake Lane Owners, Inc.                   Cooperative     10,300,000       9.3%          8,280,000        11.5%
148           4295 Webster Avenue Owners, Inc.          Cooperative      5,725,000      16.1%          4,650,000        19.8%
149           406 West 46th Street Corp.                Cooperative      5,050,000      16.8%          2,600,000        32.6%
150           81-87 Owners Corp.                        Cooperative     23,800,000       3.6%         11,300,000         7.5%
154           Lafayette Court Apts. Corp.               Cooperative      8,350,000       9.0%          3,100,000        24.1%
155           155 East 49th Street Corporation          Cooperative     15,160,000       4.9%          8,800,000         8.5%
156           491 Broadway Realty                       Cooperative     24,100,000       2.9%         13,900,000         5.0%
158           Lafayette Lofts, Inc.                     Cooperative     13,700,000       4.4%          6,600,000         9.1%
159           23830 Owners Corp.                        Cooperative     10,260,000       5.4%          6,200,000         8.9%
160           228 West 16th Street Housing Corporation  Cooperative      4,750,000      11.5%          2,200,000        24.9%
161           336 East 50th Street Tenants Corp.        Cooperative      6,525,000       8.0%          3,200,000        16.4%
162           62 East 87th St. Owners Corp.             Cooperative      6,400,000       7.8%          4,000,000        12.5%
163           14 Jay Street Owners Corp.                Cooperative      8,000,000       6.1%          4,570,000        10.7%
164           238 W. 11th Street Cooperative Corp.      Cooperative      4,675,000       9.8%          1,560,000        29.3%
165           Eighty-Five Owners Corp.                  Cooperative      4,630,000       9.7%          1,530,000        29.4%
166           108 Pierrepont Street Housing Corp        Cooperative      3,850,000      11.0%          2,500,000        17.0%
167           345 East 61st Street Housing Corporation  Cooperative      2,625,000      16.1%          1,300,000        32.5%
168           22 Pierrepont St. Apartment Corp.         Cooperative      4,700,000       8.5%          1,800,000        22.2%

                                                                        SPONSOR                      INVESTOR        COOPERATIVE
                                                          SPONSOR        CARRY        INVESTOR        CARRY             OWNED
 #   CROSSED  PROPERTY NAME                                UNITS        AMOUNT         UNITS          AMOUNT            UNITS
 -   -------  -------------                                -----        ------         -----          ------            -----
 19           Doric Apartment Corporation                   103      $     332,993       0                   N/A          0
 25           University Towers Corporation                   4      $      15,907       0                   N/A          0
              Voorhies Avenue & Shore Parkway Owners
 33            Corp.                                        120      $     230,333       0                   N/A          0
 37           University Townhouses Cooperative               0                N/A       0                   N/A          0
 43           Cabrini Terrace Owners Corp.                   41      $      72,618       0                   N/A          0
 45           1255 North Avenue Owners Corp.                  0                N/A      30        $       76,374          0
 54           Trousdell Village Owners Corp.                  0                N/A       0                   N/A         26
 55           Fleetwood Court Apartments, Inc.               29      $     (27,888)      0                   N/A          0
 60           135 East 83rd Owners Corp.                     10      $      (6,698)      0                   N/A          0
 63           Michelangelo Apts., Inc.                       35      $     137,075       0                   N/A          0
 68           Garfield North Tenants Corp.                    0                N/A       0                   N/A          0
 73           Sunnyside Towers Owners Corp.                  34      $     104,960       0                   N/A          0
 77           Saunders Apartments                            46      $     135,661       0                   N/A          0
 82           632 Palmer Road Owners, Inc.                    7      $       4,753       0                   N/A          0
 85           The Beverly House, Inc.                        26      $      30,509       0                   N/A          0
 86           230 W. 105 Realty Corp.                         3      $     (15,960)      0                   N/A          0
 90           Broadpark Lodge Corp.                           0                N/A      12                   NAV          1
 92           400 East 17th Street Corp.                     25      $      38,342       0                   N/A          0
 93           Van Buren Owners, Inc.                         26      $     (22,620)      0                   N/A          0
 98           100 Hudson Tenants Corp.                        0                N/A       0                   N/A          0
 99           875 W. 181 Owners Corp.                         0                N/A      17        $      (19,356)         0
100           60 West Broad Street, Inc.                     26      $      91,647       0                   N/A          0
102           325 West 86 Corp.                              15      $      77,941       0                   N/A          0
104           Pinette Housing Corp.                           0                N/A       0                   N/A          0
105           Crompond Apartment Owners, Inc.                 0                N/A      10                   NAV          0
107           Parkside Development Company, Inc.              0                N/A       0                   N/A          0
108           Bridgeview Apartment Corporation                0                N/A       0                   N/A          4
113           Tanglewood Gardens Owners Corp.                 0                N/A       0                   N/A          0
114           1 Bronxville Owners Corp.                      24      $      37,766       0                   N/A          0
115           345 East 77th Street Owners, Inc.              19      $      27,127       0                   N/A          0
117           Hanover River House, Inc.                       0                N/A       0                   N/A          0
120           718 Apts., Inc.                                 0                N/A       0                   N/A          0
122           828 Fifth Avenue Owners Corp.                   0                N/A       0                   N/A          0
123           Elmhurst House, Inc.                           39      $     297,214       0                   N/A          0
124           35 Park West Corporation                        0                N/A       0                   N/A          0
126           2035 Central Park Ave. Owners Corp.            18      $      50,458       0                   N/A          0
128           Vernon Manor Co-operative Apartments,
               Section II, Incorporated                       0                N/A       0                   N/A          0
129           95 Sedgwick Owners Corp.                       10      $      (9,083)      0                   N/A          1
130           Mutual Housing Housing Association, Inc.        0                N/A       0                   N/A          0
131           23 Park Ave. Realty Corp.                       0                N/A       0                   N/A          0
132           325 House Inc.                                  0                N/A      16        $      133,229          0
134           Gramgar, Inc.                                   0                N/A       0                   N/A          0
135           130 E. 94th Apartments Corp.                    7      $     (35,277)      0                   N/A          0
136           60-68 Apartments Corp.                          0                N/A       0                   N/A          0
137           432-434 West 47th Street Tenants Corp.
               aka 432-434 W. 47 Street Tenants Corp.         4      $     (13,764)      0                   N/A          0
140           175 East 79 Tenants Corp.                       0                N/A       0                   N/A          0
141           250 Equities Corp.                              6      $     (13,874)      0                   N/A          0
142           530 Riverdale Owners Corp.                      7      $      23,688       0                   N/A          0
143           51 West 81st Street Corp.                       0                N/A       0                   N/A          0
144           Bainbridge House, Inc.                          0                N/A      16        $       24,717          0
147           Drake Lane Owners, Inc.                         0                N/A       0                   N/A          3
148           4295 Webster Avenue Owners, Inc.               26      $      50,125       0                   N/A          0
149           406 West 46th Street Corp.                      0                N/A       0                   N/A          0
150           81-87 Owners Corp.                              0                N/A       1        $            0          0
154           Lafayette Court Apts. Corp.                     2      $       8,142       0                   N/A          0
155           155 East 49th Street Corporation                0                N/A       0                   N/A          0
156           491 Broadway Realty                             0                N/A       0                   N/A          0
158           Lafayette Lofts, Inc.                           0                N/A       0                   N/A          0
159           23830 Owners Corp.                              0                N/A       5                   NAV          0
160           228 West 16th Street Housing Corporation        4      $     (18,286)      0                   N/A          0
161           336 East 50th Street Tenants Corp.              0                N/A       0                   N/A          0
162           62 East 87th St. Owners Corp.                   0                N/A       0                   N/A          0
163           14 Jay Street Owners Corp.                      0                N/A       0                   N/A          0
164           238 W. 11th Street Cooperative Corp.            0                N/A       0                   N/A          0
165           Eighty-Five Owners Corp.                        0                N/A       0                   N/A          0
166           108 Pierrepont Street Housing Corp              0                N/A       0                   N/A          0
167           345 East 61st Street Housing Corporation        2      $      (5,667)      0                   N/A          0
168           22 Pierrepont St. Apartment Corp.               0                N/A       0                   N/A          0

                                                         NON-OWNER     NON-OWNER      COOPERATIVE    COOPERATIVE
                                                         OCCUPIED    OCCUPIED UNITS   COMMERCIAL     CONVERSION
 #   CROSSED  PROPERTY NAME                              UNITS (3)      PERCENT      SQUARE FOOTAGE      YEAR        TOTAL UNITS
 -   -------  -------------                              ---------      -------      --------------      ----        -----------
 19           Doric Apartment Corporation                   103          23.7%            8,800          1981            434
 25           University Towers Corporation                   4           1.7%           24,448          1981            238
 33           Voorhies Avenue & Shore Parkway Owners
               Corp.                                        120          39.5%                0          1989            304
 37           University Townhouses Cooperative               0           0.0%                0          1967            609
 43           Cabrini Terrace Owners Corp.                   41          18.9%                0          1986            217
 45           1255 North Avenue Owners Corp.                 30          18.9%                0          1983            159
 54           Trousdell Village Owners Corp.                 26          12.7%                0          1987            205
 55           Fleetwood Court Apartments, Inc.               29          27.1%                0          1984            107
 60           135 East 83rd Owners Corp.                     10          16.4%            6,000          1989             61
 63           Michelangelo Apts., Inc.                       35          39.3%                0          1987             89
 68           Garfield North Tenants Corp.                    0           0.0%            3,000          1981             64
 73           Sunnyside Towers Owners Corp.                  34          21.5%                0          1985            158
 77           Saunders Apartments                            46          26.1%              700          1987            176
 82           632 Palmer Road Owners, Inc.                    7           6.6%                0          1983            106
 85           The Beverly House, Inc.                        26          20.3%                0          1984            128
 86           230 W. 105 Realty Corp.                         3           4.6%            4,300          1982             65
 90           Broadpark Lodge Corp.                          13          13.8%            3,000          1983             94
 92           400 East 17th Street Corp.                     25          30.9%                0          1983             81
 93           Van Buren Owners, Inc.                         26          30.6%                0          1988             85
 98           100 Hudson Tenants Corp.                        0           0.0%            4,114          1978             35
 99           875 W. 181 Owners Corp.                        17          20.2%            1,800          1986             84
100           60 West Broad Street, Inc.                     26          32.1%            3,900          1982             81
102           325 West 86 Corp.                              15          31.9%                0          1988             47
104           Pinette Housing Corp.                           0           0.0%              450          1981             25
105           Crompond Apartment Owners, Inc.                10           4.6%                0          1982            216
107           Parkside Development Company, Inc.              0           0.0%                0          1962            165
108           Bridgeview Apartment Corporation                4           3.7%                0          1984            108
113           Tanglewood Gardens Owners Corp.                 0           0.0%                0          1982             80
114           1 Bronxville Owners Corp.                      24          22.2%                0          1983            108
115           345 East 77th Street Owners, Inc.              19          31.7%                0          1982             60
117           Hanover River House, Inc.                       0           0.0%            2,200          1979             25
120           718 Apts., Inc.                                 0           0.0%                0          1980             39
122           828 Fifth Avenue Owners Corp.                   0           0.0%                0          1976              7
123           Elmhurst House, Inc.                           39          48.1%                0          1981             81
124           35 Park West Corporation                        0           0.0%                0          1929             72
126           2035 Central Park Ave. Owners Corp.            18          26.1%                0          1982             69
128           Vernon Manor Co-operative Apartments,           0           0.0%                0          1951            234
               Section II, Incorporated
129           95 Sedgwick Owners Corp.                       11          18.6%                0          1985             59
130           Mutual Housing Housing Association, Inc.        0           0.0%                0          1955            122
131           23 Park Ave. Realty Corp.                       0           0.0%                0          1977             16
132           325 House Inc.                                 16          27.1%                0          1981             59
134           Gramgar, Inc.                                   0           0.0%                0          1982             18
135           130 E. 94th Apartments Corp.                    7          15.6%                0          1984             45
136           60-68 Apartments Corp.                          0           0.0%                0          1978             70
137           432-434 West 47th Street Tenants Corp.
               aka 432-434 W. 47 Street Tenants Corp.         4          20.0%                0          1987             20
140           175 East 79 Tenants Corp.                       0           0.0%                0          1960             61
141           250 Equities Corp.                              6          26.1%                0          1989             23
142           530 Riverdale Owners Corp.                      7          11.5%                0          1987             61
143           51 West 81st Street Corp.                       0           0.0%            5,500          1979            102
144           Bainbridge House, Inc.                         16          22.2%                0          1986             72
147           Drake Lane Owners, Inc.                         3           4.4%                0          1983             68
148           4295 Webster Avenue Owners, Inc.               26          33.3%                0          1986             78
149           406 West 46th Street Corp.                      0           0.0%                0          1945             15
150           81-87 Owners Corp.                              1           1.8%                0          1982             56
154           Lafayette Court Apts. Corp.                     2           9.5%                0          1982             21
155           155 East 49th Street Corporation                0           0.0%                0          1924             67
156           491 Broadway Realty                             0           0.0%            7,200          1977             10
158           Lafayette Lofts, Inc.                           0           0.0%                0          1978              6
159           23830 Owners Corp.                              5          13.5%                0          1982             37
160           228 West 16th Street Housing Corporation        4          23.5%                0          1986             17
161           336 East 50th Street Tenants Corp.              0           0.0%                0          1982             24
162           62 East 87th St. Owners Corp.                   0           0.0%                0          1984             13
163           14 Jay Street Owners Corp.                      0           0.0%            2,162          1984              7
164           238 W. 11th Street Cooperative Corp.            0           0.0%                0          1987              3
165           Eighty-Five Owners Corp.                        0           0.0%              900          1987             10
166           108 Pierrepont Street Housing Corp              0           0.0%                0          1979             10
167           345 East 61st Street Housing Corporation        2          13.3%                0          1983             15
168           22 Pierrepont St. Apartment Corp.               0           0.0%                0          1983              6

                  SCHEDULE OF COOPERATIVE MORTGAGED PROPERTIES

                                                                      CO-OP BASIS   CUT-OFF DATE   RENTAL BASIS     CUT-OFF DATE
                                                         PROPERTY      APPRAISED    CO-OP BASIS     APPRAISED       RENTAL BASIS
 #   CROSSED  PROPERTY NAME                              SUBTYPE         VALUE      LTV RATIO(1)    VALUE (2)     LTV RATIO (1) (2)
 -   -------  -------------                              -------         -----      ------------  --------------  -----------------
169           353 West 29th Street Housing Corporation  Cooperative  $   6,650,000       4.5%     $    3,580,000         8.3%
170           237 East 12 Street Owners Corp.           Cooperative      3,000,000       9.9%          1,300,000        22.8%
171           304 West 78th Owners Corp.                Cooperative      3,640,000       7.4%          2,100,000        12.8%
172           West 99th Street Apartment Corp.          Cooperative      3,260,000       7.9%          1,350,000        19.2%
173           159 West 78th Street Corp.                Cooperative      3,775,000       6.7%          2,100,000        12.1%
174           53 St. Marks Tenants Corporation          Cooperative      3,300,000       6.8%          1,700,000        13.2%
175           199 Eighth Avenue Housing Corp.           Cooperative      4,160,000       4.8%          2,580,000         7.7%
176           181-183 Dekalb Owners Corp.               Cooperative      2,070,000       9.5%          1,370,000        14.4%
177           76 State St. Owners, Inc. aka 76 State
               Street Owners, Inc.                      Cooperative      3,130,000       5.4%          1,250,000        13.5%
178           Perelandra Realty Corp.                   Cooperative      4,150,000       3.6%          1,200,000        12.5%
179           483 14th Street Apartment Corporation     Cooperative      1,870,000       6.3%            860,000        13.8%

                                                                        SPONSOR                      INVESTOR        COOPERATIVE
                                                          SPONSOR        CARRY        INVESTOR        CARRY             OWNED
 #   CROSSED  PROPERTY NAME                                UNITS        AMOUNT         UNITS          AMOUNT            UNITS
 -   -------  -------------                                -----        ------         -----          ------            -----
169           353 West 29th Street Housing Corporation       0                 N/A       0                   N/A          0
170           237 East 12 Street Owners Corp.                4       $       4,009       0                   N/A          0
171           304 West 78th Owners Corp.                     0                 N/A       0                   N/A          0
172           West 99th Street Apartment Corp.               0                 N/A       0                   N/A          0
173           159 West 78th Street Corp.                     0                 N/A       0                   N/A          0
174           53 St. Marks Tenants Corporation               0                 N/A       0                   N/A          0
175           199 Eighth Avenue Housing Corp.                0                 N/A       0                   N/A          4
176           181-183 Dekalb Owners Corp.                    2       $       1,962       0                   N/A          0
177           76 State St. Owners, Inc. aka 76 State
               Street Owners, Inc.                           0                 N/A       0                   N/A          0
178           Perelandra Realty Corp.                        0                 N/A       0                   N/A          0
179           483 14th Street Apartment Corporation          0                 N/A       0                   N/A          0

                                                         NON-OWNER     NON-OWNER      COOPERATIVE     COOPERATIVE
                                                         OCCUPIED    OCCUPIED UNITS   COMMERCIAL     CONVERSION
 #   CROSSED  PROPERTY NAME                              UNITS (3)      PERCENT      SQUARE FOOTAGE      YEAR        TOTAL UNITS
 -   -------  -------------                              ---------      -------      --------------      ----        -----------
169           353 West 29th Street Housing Corporation       0            0.0%             0             1979            13
170           237 East 12 Street Owners Corp.                4           40.0%             0             1983            10
171           304 West 78th Owners Corp.                     0            0.0%             0             1989             4
172           West 99th Street Apartment Corp.               0            0.0%             0             1988             5
173           159 West 78th Street Corp.                     0            0.0%             0             1986             5
174           53 St. Marks Tenants Corporation               0            0.0%             0             1980             5
175           199 Eighth Avenue Housing Corp.                4           30.8%             0             1989            13
176           181-183 Dekalb Owners Corp.                    2           12.5%             0             1986            16
177           76 State St. Owners, Inc. aka 76 State
               Street Owners, Inc.                           0            0.0%             0             1986             5
178           Perelandra Realty Corp.                        0            0.0%             0             1973             4
179           483 14th Street Apartment Corporation          0            0.0%             0             1991             4

(1)  ASSUMES A CUT-OFF DATE IN NOVEMBER 2004.
(2) FOR COOPERATIVE PROPERTIES, APPRAISED VALUE AS RENTAL AND LOAN TO VALUE AS RENTAL FIGURES LISTED IN THE SCHEDULE ABOVE ARE BASED ON THE APPRAISER'S ESTIMATE OF MARKET RENT.
(3) NON-OWNER OCCUPIED UNITS, IS THE SUM OF THE SPONSOR UNITS, INVESTOR UNITS AND THE COOPERATIVE UNITS.

                        RECURRING RESERVE CAP INFORMATION

                                                                            CONTRACTUAL      CONTRACTUAL     CONTRACTUAL
                                                          CUT-OFF DATE       RECURRING        RECURRING       RECURRING
              LOAN                                         PRINCIPAL        REPLACEMENT      REPLACEMENT       LC & TI
 #   CROSSED  GROUP  LOAN NAME                            BALANCE (1)         RESERVE        RESERVE CAP       RESERVE
 -   -------  -----  ---------                            -----------         -------        -----------       -------
 5              1    Village on the Parkway              $   47,000,000   $       39,996              N/A   $      288,000
 17             1    Creekside Plaza                         17,632,453   $       19,298              N/A   $       90,000
 20             1    Marysville Town Center                  15,250,000   $       47,472   $      142,404   $            0
 24             1    Park Place Promenade                    12,889,167   $       12,180   $       60,000   $       19,200
 28             1    Von Karman                              10,667,991   $       17,079              N/A   $       96,000
 32             2    Avalon Town Center                       8,669,477   $            0              N/A   $       30,000
 40             2    Blendon Square Townhomes                 6,993,634   $       62,060   $      186,180   $            0
 44             1    Marina Gate Shopping Center              6,478,174   $       12,188              N/A   $       62,506
 51             1    La Quinta Centre                         5,225,973   $            0              N/A   $       27,778
 53             1    Creswell Plaza                           5,000,000   $            0              N/A   $       30,000
 56             1    Beacon Center                            4,900,000   $        3,264              N/A   $       20,004
 58             1    Pine Ridge Retail Center                 4,576,661   $            0              N/A   $       30,000
 59             1    Hoke Landing Shopping Center             4,553,380   $        5,232              N/A   $       12,000
 62             1    Airport Plaza Shopping Center            4,144,000   $            0              N/A   $       10,000
 64             1    Azalea Plaza                             4,087,613   $       24,529              N/A   $      111,808
 66             2    Sparrow Run Townhomes                    3,919,169   $       21,750   $       65,250   $            0
 70             1    American Signature Home                  3,500,000   $        7,932   $       15,864   $            0
 71             1    Village Center Shopping Center           3,490,798   $       19,637              N/A   $       25,000
 78             1    Richardson Corner Shopping Center        2,986,705   $            0              N/A   $       21,000
 79             2    The Village Apartments                   2,981,009   $       60,000   $      120,000   $            0
 81             1    3 Research Park Office Building          2,847,850   $        5,040              N/A   $       30,000
 87             1    Tyler Shopping Center                    2,647,745   $        5,376   $       26,880   $       25,088
 88             1    Lynchburg Crossing Shopping Center       2,591,609   $        4,320   $       12,600   $        6,960
 94             1    Plaza Oak Professional Building          2,481,597   $        2,695              N/A   $       27,000
111             1    Alma School Road Office Building         1,890,788   $            0              N/A   $       33,600
125             1    Irving Park Retail                       1,495,147   $            0              N/A   $       10,800
153             1    Prestige Plaza Shopping Center             770,095   $            0              N/A   $        6,000
157             2    Country Haven Mobile Home Park             690,673   $        4,550   $        4,550   $            0

                                                                    CONTRACTUAL
                                                                     RECURRING            CONTRACTUAL  CONTRACTUAL     CONTRACTUAL
              LOAN                                                    LC & TI               OTHER      OTHER RESERVE   OTHER RESERVE
 #   CROSSED  GROUP  LOAN NAME                                      RESERVE CAP            RESERVE     DESCRIPTION       CAP
 -   -------  -----  ---------                                      -----------            -------     -----------       ---
 5              1    Village on the Parkway                         $    288,000          $         0       N/A             N/A
 17             1    Creekside Plaza                                $    450,000          $         0       N/A             N/A
 20             1    Marysville Town Center                                  N/A          $         0       N/A             N/A
 24             1    Park Place Promenade                           $     76,800          $         0       N/A             N/A
 28             1    Von Karman                          $750,000.00 minus amount of any
                                                             XO Partial Disbursement      $         0       N/A             N/A
                                                                    $    150,000          $         0       N/A             N/A
 32             2    Avalon Town Center                                      N/A          $         0       N/A             N/A
 40             2    Blendon Square Townhomes                       $    150,000          $         0       N/A             N/A
 44             1    Marina Gate Shopping Center                    $    125,000          $         0       N/A             N/A
 51             1    La Quinta Centre                               $    120,000          $         0       N/A             N/A
 53             1    Creswell Plaza                                 $    125,000          $         0       N/A             N/A
 56             1    Beacon Center                                  $     50,000          $         0       N/A             N/A
 58             1    Pine Ridge Retail Center                       $     25,000          $         0       N/A             N/A
 59             1    Hoke Landing Shopping Center                   $     20,000          $         0       N/A             N/A
 62             1    Airport Plaza Shopping Center                  $    250,000          $         0       N/A             N/A
 64             1    Azalea Plaza                                            N/A          $         0       N/A             N/A
 66             2    Sparrow Run Townhomes                                   N/A          $         0       N/A             N/A
 70             1    American Signature Home                        $     75,000          $         0       N/A             N/A
 71             1    Village Center Shopping Center                 $     84,000          $         0       N/A             N/A
 78             1    Richardson Corner Shopping Center                       N/A          $         0       N/A             N/A
 79             2    The Village Apartments                         $    150,000          $         0       N/A             N/A
 81             1    3 Research Park Office Building                $    125,440          $         0       N/A             N/A
 87             1    Tyler Shopping Center                          $     21,000          $         0       N/A             N/A
 88             1    Lynchburg Crossing Shopping Center             $     54,000          $         0       N/A             N/A
 94             1    Plaza Oak Professional Building                $     70,000          $         0       N/A             N/A
111             1    Alma School Road Office Building               $     45,000          $         0       N/A             N/A
125             1    Irving Park Retail                             $     24,000          $         0       N/A             N/A
153             1    Prestige Plaza Shopping Center                          N/A          $         0       N/A             N/A
157             2    Country Haven Mobile Home Park

(1) ASSUMES A CUT-OFF DATE IN NOVEMBER 2004.

                                   EXHIBIT A-2

                            MORTGAGE POOL INFORMATION

                       SEE THIS EXHIBIT FOR TABLES TITLED:


                        Large Mortgage Loan Concentration

                         Underlying Mortgage Loan Seller

                             Mortgage Interest Rates

                         Cut-off Date Principal Balances

                           Original Amortization Terms

                        Original Terms to Stated Maturity

                          Remaining Amortization Terms

                       Remaining Terms to Stated Maturity

                           Years Built/Years Renovated

                         Occupancy Rates at Underwriting

                    Underwritten Debt Service Coverage Ratios

                        Cut-off Date Loan-to-Value Ratios

                       Mortgaged Real Properties by State

                     Underlying Mortgage Loans by Loan Type

                   Mortgaged Real Properties by Property Type

                 Mortgaged Real Properties by Property Sub-Type

                     Prepayment Provision as of Cut-off Date

                                Prepayment Option

                        Mortgage Pool Prepayment Profile

          Range of Cut-off Date Rental Basis Loan-to-Value Ratios for
           Cooperative Mortgage Loans

          Range of Cut-off Date Co-op Basis Loan-to-Value Ratios for Cooperative
           Mortgage Loans

              Sponsor Owned Units in the Cooperative Mortgage Loans

           Underlying Mortgaged Real Properties by Ownership Interest

NOTE 1: The above-referenced tables in this Exhibit A-2 are presented in respect of the Mortgage Pool, Loan Group No. 1 and Loan Group No. 2.

                                      A-2-1

                        LARGE MORTGAGE LOAN CONCENTRATION

                                                                   WEIGHTED
                                               PERCENTAGE OF       AVERAGE                              WEIGHTED
                             CUT-OFF DATE         INITIAL          MORTGAGE          WEIGHTED           AVERAGE
                               PRINCIPAL       MORTGAGE POOL       INTEREST           AVERAGE        CUT-OFF DATE
CONCENTRATION (1)             BALANCE (2)         BALANCE            RATE            U/W DSCR        LTV RATIO (2)
------------------------------------------------------------------------------------------------------------------
Top 1                       $    86,000,000         7.6%            5.650%             1.29x             78.2%
Top 3                           233,000,000        20.5%            5.829%             1.62              69.4%
Top 5                           331,000,000        29.1%            5.827%             1.53              70.6%
Top 7                           412,000,000        36.2%            5.763%             1.57              69.1%
Top 10                          491,265,174        43.2%            5.779%             1.56              69.5%
ENTIRE POOL                 $ 1,138,076,748       100.0%            5.772%             2.19x             63.1%

(1) FOR THE PURPOSE OF THIS CALCULATION, VILLAGE SQUARE SHOPPING CENTER AND DEERPATH COURT SHOPPING CENTER ARE TREATED AS ONE LOAN, AS THEY ARE CROSS-COLLATERALIZED AND CROSS-DEFAULTED.
(2) ASSUMES A CUT-OFF DATE IN NOVEMBER 2004.

                         UNDERLYING MORTGAGE LOAN SELLER

                                                                                       WEIGHTED
                                       NUMBER OF                      PERCENTAGE OF     AVERAGE                   WEIGHTED
                                      UNDERLYING     CUT-OFF DATE        INITIAL       MORTGAGE     WEIGHTED       AVERAGE
                                       MORTGAGE       PRINCIPAL       MORTGAGE POOL    INTEREST     AVERAGE     CUT-OFF DATE
MORTGAGE LOAN SELLER                    LOANS        BALANCE (1)         BALANCE         RATE       U/W DSCR    LTV RATIO (1)
-----------------------------------------------------------------------------------------------------------------------------
Column Financial, Inc.                    77       $    805,954,999        70.8%        5.838%        1.51x         70.6%
NCB, FSB                                  81            172,869,128        15.2%        5.664%        6.02          20.9%
KeyBank National Association              21            159,252,622        14.0%        5.557%        1.51          70.4%
                                      ---------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                  179       $  1,138,076,748       100.0%        5.772%        2.19x         63.1%
                                      =======================================================================================

(1)  ASSUMES A CUT-OFF DATE IN NOVEMBER 2004.

                             MORTGAGE INTEREST RATES

                                                                                       WEIGHTED
                                       NUMBER OF                      PERCENTAGE OF     AVERAGE                   WEIGHTED
                                      UNDERLYING     CUT-OFF DATE        INITIAL       MORTGAGE     WEIGHTED       AVERAGE
              RANGE OF                 MORTGAGE       PRINCIPAL       MORTGAGE POOL    INTEREST     AVERAGE     CUT-OFF DATE
      MORTGAGE INTEREST RATES            LOANS        BALANCE (1)        BALANCE         RATE       U/W DSCR    LTV RATIO (1)
-----------------------------------------------------------------------------------------------------------------------------
    4.700%   -   5.000%                    5       $     52,593,019        4.6%         4.885%        2.86x         51.2%
    5.001%   -   5.500%                   29            225,176,757       19.8%         5.340%        2.71          53.2%
    5.501%   -   5.750%                   28            227,223,894       20.0%         5.637%        1.85          70.3%
    5.751%   -   6.000%                   51            393,854,958       34.6%         5.893%        2.09          62.9%
    6.001%   -   6.500%                   46            215,257,576       18.9%         6.256%        2.07          69.1%
    6.501%   -   7.000%                   14             22,814,738        2.0%         6.671%        1.67          64.8%
    7.001%   -   8.300%                    6              1,155,806        0.1%         7.649%        6.85           6.0%
                                      ---------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                  179       $  1,138,076,748      100.0%         5.772%        2.19x         63.1%
                                      =======================================================================================

MAXIMUM MORTGAGE INTEREST RATE:                               8.300%
MINIMUM MORTGAGE INTEREST RATE:                               4.700%
WTD. AVG. MORTGAGE INTEREST RATE:                             5.772%

(1) ASSUMES A CUT-OFF DATE IN NOVEMBER 2004.

                         CUT-OFF DATE PRINCIPAL BALANCES

                                                                                       WEIGHTED
                                       NUMBER OF                      PERCENTAGE OF     AVERAGE                   WEIGHTED
                                      UNDERLYING     CUT-OFF DATE        INITIAL       MORTGAGE     WEIGHTED       AVERAGE
       RANGE OF CUT-OFF DATE           MORTGAGE       PRINCIPAL       MORTGAGE POOL    INTEREST     AVERAGE     CUT-OFF DATE
      PRINCIPAL BALANCES (1)            LOANS        BALANCE (1)         BALANCE         RATE       U/W DSCR    LTV RATIO (1)
-----------------------------------------------------------------------------------------------------------------------------
    $ 118,609    -          750,000       27       $     11,425,869        1.0%         6.205%        8.18x         14.6%
      750,001    -        1,000,000        8              6,945,926        0.6%         6.021%        4.77          41.1%
    1,000,001    -        1,500,000       23             29,382,667        2.6%         5.950%        8.99          26.4%
    1,500,001    -        2,000,000       18             32,745,631        2.9%         5.976%        5.04          40.2%
    2,000,001    -        2,500,000       13             30,005,699        2.6%         5.627%        3.84          41.4%
    2,500,001    -        3,000,000       15             41,388,489        3.6%         5.770%        2.95          50.1%
    3,000,001    -        4,000,000       13             45,007,892        4.0%         6.017%        1.86          59.4%
    4,000,001    -        5,000,000       13             59,043,583        5.2%         5.900%        2.37          57.4%
    5,000,001    -        6,000,000        6             32,881,561        2.9%         5.719%        1.57          65.2%
    6,000,001    -        7,000,000        7             45,439,372        4.0%         5.597%        2.67          54.9%
    7,000,001    -        8,000,000        5             37,678,811        3.3%         5.595%        2.58          49.4%
    8,000,001    -       12,000,000        9             92,251,497        8.1%         5.692%        1.55          70.5%
   12,000,001    -       15,000,000        4             53,270,225        4.7%         5.785%        1.34          76.6%
   15,000,001    -       20,000,000        7            118,219,353       10.4%         5.677%        1.78          66.9%
   20,000,001    -       40,000,000        5            126,890,174       11.1%         5.568%        1.75          68.3%
   40,000,001    -       65,000,000        3            142,500,000       12.5%         5.869%        1.29          70.2%
   65,000,001    -     $ 86,000,000        3            233,000,000       20.5%         5.829%        1.62          69.4%
                                      ---------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                  179       $  1,138,076,748      100.0%         5.772%        2.19x         63.1%
                                      =======================================================================================

MAXIMUM CUT-OFF DATE PRINCIPAL BALANCE (1):        $     86,000,000
MINIMUM CUT-OFF DATE PRINCIPAL BALANCE (1):        $        118,609
AVERAGE CUT-OFF DATE PRINCIPAL BALANCE (1):        $      6,357,971

(1) ASSUMES A CUT-OFF DATE IN NOVEMBER 2004.

                           ORIGINAL AMORTIZATION TERMS

                                                                                       WEIGHTED
                                       NUMBER OF                      PERCENTAGE OF     AVERAGE                   WEIGHTED
             RANGE OF                 UNDERLYING     CUT-OFF DATE        INITIAL       MORTGAGE     WEIGHTED      AVERAGE
       ORIGINAL AMORTIZATION           MORTGAGE       PRINCIPAL       MORTGAGE POOL    INTEREST     AVERAGE     CUT-OFF DATE
          TERMS (MONTHS)                LOANS        BALANCE (1)         BALANCE         RATE       U/W DSCR    LTV RATIO (1)
-----------------------------------------------------------------------------------------------------------------------------
           Interest Only                  18       $    198,648,900       17.5%          5.321%       2.62x         55.1%
       120       -      300               37            184,915,065       16.2%          6.133%       1.78          67.5%
       301       -      720              124            754,512,783       66.3%          5.802%       2.18          64.1%
                                      ---------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                  179       $  1,138,076,748      100.0%          5.772%       2.19x         63.1%

                                      =======================================================================================

MAXIMUM ORIGINAL AMORTIZATION TERM (MONTHS) (2):                720
MINIMUM ORIGINAL AMORTIZATION TERM (MONTHS) (2):                120
WTD. AVG. ORIGINAL AMORTIZATION TERM (MONTHS) (2):              355

(1) ASSUMES A CUT-OFF DATE IN NOVEMBER 2004.
(2) DOES NOT INCLUDE LOANS WITH INTEREST ONLY PAYMENTS UNTIL THE MATURITY DATE.

                      ORIGINAL TERMS TO STATED MATURITY (1)

                                                                                       WEIGHTED
                                       NUMBER OF                      PERCENTAGE OF     AVERAGE                   WEIGHTED
             RANGE OF                 UNDERLYING     CUT-OFF DATE        INITIAL       MORTGAGE     WEIGHTED      AVERAGE
          ORIGINAL TERMS               MORTGAGE       PRINCIPAL       MORTGAGE POOL    INTEREST     AVERAGE     CUT-OFF DATE
  TO STATED MATURITY (MONTHS) (1)       LOANS        BALANCE (2)         BALANCE         RATE       U/W DSCR    LTV RATIO (2)
-----------------------------------------------------------------------------------------------------------------------------
        60       -       84               21       $    353,762,312       31.1%          5.640%       1.77x         67.0%
        85       -      120              140            731,081,613       64.2%          5.826%       2.16          63.6%
       121       -      240               18             53,232,824        4.7%          5.908%       5.38          30.1%
                                      ---------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                  179       $  1,138,076,748      100.0%          5.772%       2.19x         63.1%
                                      =======================================================================================

MAXIMUM ORIGINAL TERM TO STATED MATURITY (MONTHS) (1):          240
MINIMUM ORIGINAL TERM TO STATED MATURITY (MONTHS) (1):           60
WTD. AVG. ORIGINAL TERM TO STATED MATURITY (MONTHS) (1):        107

(1) IN THE CASE OF ARD LOANS, THE ANTICIPATED REPAYMENT DATE IS ASSUMED TO BE THE MATURITY DATE FOR THE PURPOSE OF THE FOREGOING TABLE.
(2) ASSUMES A CUT-OFF DATE IN NOVEMBER 2004.

                          REMAINING AMORTIZATION TERMS

                                                                                       WEIGHTED
                                       NUMBER OF                      PERCENTAGE OF     AVERAGE                   WEIGHTED
             RANGE OF                 UNDERLYING     CUT-OFF DATE        INITIAL       MORTGAGE     WEIGHTED      AVERAGE
      REMAINING AMORTIZATION           MORTGAGE       PRINCIPAL       MORTGAGE POOL    INTEREST     AVERAGE     CUT-OFF DATE
        TERMS (MONTHS) (1)              LOANS        BALANCE (1)         BALANCE         RATE       U/W DSCR    LTV RATIO (1)
-----------------------------------------------------------------------------------------------------------------------------
           Interest Only                  18       $    198,648,900       17.5%         5.321%        2.62x         55.1%
       116       -      250               15             27,123,658        2.4%         5.852%        3.40          40.3%
       251       -      300               22            157,791,407       13.9%         6.181%        1.50          72.2%
       301       -      355               32            136,970,508       12.0%         5.802%        2.39          57.6%
       356       -      715               92            617,542,275       54.3%         5.802%        2.14          65.5%
                                      ---------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                  179       $  1,138,076,748      100.0%         5.772%        2.19x         63.1%
                                      =======================================================================================

MAXIMUM REMAINING AMORTIZATION TERM (MONTHS) (1)(2):            715
MINIMUM REMAINING AMORTIZATION TERM (MONTHS) (1)(2):            116
WTD. AVG. REMAINING AMORTIZATION TERM (MONTHS) (1)(2):          353

(1) ASSUMES A CUT-OFF DATE IN NOVEMBER 2004.
(2) DOES NOT INCLUDE MORTGAGE LOANS WITH INTEREST ONLY PAYMENTS UNTIL ARD/MATURITY DATE.

                     REMAINING TERMS TO STATED MATURITY (1)

                                                                                       WEIGHTED
                                       NUMBER OF                      PERCENTAGE OF     AVERAGE                   WEIGHTED
             RANGE OF                 UNDERLYING     CUT-OFF DATE        INITIAL       MORTGAGE     WEIGHTED      AVERAGE
          REMAINING TERMS              MORTGAGE       PRINCIPAL       MORTGAGE POOL    INTEREST     AVERAGE     CUT-OFF DATE
TO STATED MATURITY (MONTHS) (1)(2)      LOANS        BALANCE (2)         BALANCE         RATE       U/W DSCR    LTV RATIO (2)
-----------------------------------------------------------------------------------------------------------------------------
        52       -       84               22       $    361,362,312       31.8%         5.649%        1.76x         67.2%
        85       -      114               23             88,548,387        7.8%         5.767%        2.37          56.5%
       115       -      120              116            634,933,226       55.8%         5.831%        2.14          64.4%
       121       -      237               18             53,232,824        4.7%         5.908%        5.38          30.1%
                                      ---------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                  179       $  1,138,076,748      100.0%         5.772%        2.19x         63.1%
                                      =======================================================================================

MAXIMUM REMAINING TERM TO STATED MATURITY (MONTHS) (1)(2):      237
MINIMUM REMAINING TERM TO STATED MATURITY (MONTHS) (1)(2):       52
WTD. AVG. REMAINING TERM TO STATED MATURITY (MONTHS) (1)(2):    103

(1) IN THE CASE OF ARD LOANS, THE ANTICIPATED REPAYMENT DATE IS ASSUMED TO BE THE MATURITY DATE FOR THE PURPOSE OF THE FOREGOING TABLE.
(2) ASSUMES A CUT-OFF DATE IN NOVEMBER 2004.

                           YEARS BUILT/YEARS RENOVATED

                                                                                       WEIGHTED
                                       NUMBER OF                      PERCENTAGE OF     AVERAGE                   WEIGHTED
                                       MORTGAGED     CUT-OFF DATE        INITIAL       MORTGAGE     WEIGHTED       AVERAGE
          RANGE OF YEARS                 REAL         PRINCIPAL       MORTGAGE POOL    INTEREST     AVERAGE     CUT-OFF DATE
        BUILT/RENOVATED (1)           PROPERTIES     BALANCE (2)         BALANCE         RATE       U/W DSCR    LTV RATIO (2)
-----------------------------------------------------------------------------------------------------------------------------
       1958      -      1985              23       $     72,216,747        6.3%         5.841%        2.17x         59.2%
       1986      -      1994              33            152,798,219       13.4%         5.780%        2.88          57.1%
       1995      -      1998              22             89,027,304        7.8%         5.852%        2.96          50.7%
       1999      -      2000              37            211,094,552       18.5%         5.720%        2.10          66.9%
       2001      -      2002              35            345,288,639       30.3%         5.832%        1.84          68.1%
       2003      -      2004              43            267,651,288       23.5%         5.685%        2.09          62.1%
                                      ---------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                  193       $  1,138,076,748      100.0%         5.772%        2.19x         63.1%
                                      =======================================================================================

MOST RECENT YEAR BUILT/RENOVATED (1):                          2004
OLDEST YEAR BUILT/RENOVATED (1):                               1958
WTD. AVG. YEAR BUILT/RENOVATED (1):                            1998

(1) YEARS BUILT/RENOVATED REFLECTS THE LATER OF THE YEAR BUILT AND YEAR RENOVATED OR CO-OP CONVERSION DATES IN THE CASE OF CO-OP MORTGAGED PROPERTIES.
(2) ASSUMES A CUT-OFF DATE IN NOVEMBER 2004.

                       OCCUPANCY RATES AT UNDERWRITING (1)

                                                                                       WEIGHTED
                                       NUMBER OF                      PERCENTAGE OF     AVERAGE                   WEIGHTED
                                       MORTGAGED     CUT-OFF DATE        INITIAL       MORTGAGE     WEIGHTED       AVERAGE
             RANGE OF                    REAL         PRINCIPAL       MORTGAGE POOL    INTEREST     AVERAGE     CUT-OFF DATE
    OCCUPANCY RATES AT U/W (1)        PROPERTIES     BALANCE (2)         BALANCE         RATE       U/W DSCR    LTV RATIO (2)
-----------------------------------------------------------------------------------------------------------------------------
       75%       -       85%               9       $     32,144,625        2.8%          5.326%       1.76x         66.6%

       86%       -       90%              13            209,431,462       18.4%          5.733%       1.63          64.9%
       91%       -       93%              13            219,651,080       19.3%          5.735%       1.40          73.1%
       94%       -       95%              11            143,241,619       12.6%          5.821%       1.46          73.4%
       96%       -       97%              13             64,568,338        5.7%          5.598%       1.55          71.0%
       98%       -      100%             131            402,039,624       35.3%          5.742%       3.44          49.5%
                                      ---------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                  190       $  1,071,076,748       94.1%          5.728%       2.24x         62.4%
                                      =======================================================================================

MAXIMUM OCCUPANCY RATE AT U/W (1):                              100%
MINIMUM OCCUPANCY RATE AT U/W (1):                               75%
WTD. AVG. OCCUPANCY RATE AT U/W (1):                             94%

(1) HOTEL PROPERTIES ARE NOT INCLUDED.
(2) ASSUMES A CUT-OFF DATE IN NOVEMBER 2004.

                    UNDERWRITTEN DEBT SERVICE COVERAGE RATIOS

                                                                                       WEIGHTED
                                       NUMBER OF                      PERCENTAGE OF     AVERAGE                   WEIGHTED
                                      UNDERLYING     CUT-OFF DATE        INITIAL       MORTGAGE     WEIGHTED       AVERAGE
             RANGE OF                  MORTGAGE       PRINCIPAL       MORTGAGE POOL    INTEREST     AVERAGE     CUT-OFF DATE
             U/W DSCRs                  LOANS        BALANCE (1)         BALANCE         RATE       U/W DSCR    LTV RATIO (1)
-----------------------------------------------------------------------------------------------------------------------------
       1.21x     -      1.30              22       $    329,460,137       28.9%         5.794%        1.27x         74.2%
       1.31      -      1.35              23            169,922,244       14.9%         5.938%        1.33          73.9%
       1.36      -      1.40              12             66,850,790        5.9%         6.091%        1.38          72.9%
       1.41      -      1.45               9             47,690,805        4.2%         5.802%        1.43          73.5%
       1.46      -      1.50               5             85,814,471        7.5%         6.370%        1.50          74.2%
       1.51      -      1.60               7             34,564,262        3.0%         5.650%        1.56          67.8%
       1.61      -      1.70               9             30,457,516        2.7%         5.440%        1.63          68.5%
       1.71      -      2.00               7             76,091,520        6.7%         5.699%        1.77          63.6%
       2.01      -      35.69x            85            297,225,004       26.1%         5.470%        4.46          36.1%
                                      ---------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                  179       $  1,138,076,748      100.0%         5.772%        2.19x         63.1%
                                      =======================================================================================

MAXIMUM U/W DSCR:                                             35.69x
MINIMUM U/W DSCR:                                              1.21x
WTD. AVG. U/W DSCR:                                            2.19x

(1) ASSUMES A CUT-OFF DATE IN NOVEMBER 2004.

                        CUT-OFF DATE LOAN-TO-VALUE RATIOS

                                                                                        WEIGHTED
                                       NUMBER OF                      PERCENTAGE OF     AVERAGE                    WEIGHTED
                                      UNDERLYING     CUT-OFF DATE        INITIAL        MORTGAGE    WEIGHTED       AVERAGE
       RANGE OF CUT-OFF DATE           MORTGAGE       PRINCIPAL       MORTGAGE POOL     INTEREST    AVERAGE     CUT-OFF DATE
     LOAN-TO-VALUE RATIOS (1)           LOANS        BALANCE (1)         BALANCE         RATE       U/W DSCR    LTV RATIO (1)
-----------------------------------------------------------------------------------------------------------------------------
        2.0%     -      60.0%             89       $    270,140,144       23.7%         5.604%        4.61x         32.6%
       60.1%     -      70.0%             32            240,279,361       21.1%         5.683%        1.66          64.5%
       70.1%     -      72.5%              8            105,085,441        9.2%         5.790%        1.39          71.0%
       72.6%     -      74.5%             12            158,884,553       14.0%         6.128%        1.45          73.7%
       74.6%     -      75.5%              7             22,342,852        2.0%         6.102%        1.34          75.1%
       75.6%     -      77.5%             10            119,456,454       10.5%         5.839%        1.33          76.3%
       77.6%     -      78.5%              7            116,467,245       10.2%         5.636%        1.29          78.2%
       78.6%     -      80.0%             14            105,420,698        9.3%         5.852%        1.31          79.6%
                                      ---------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                  179       $  1,138,076,748      100.0%         5.772%        2.19x         63.1%
                                      =======================================================================================

MAXIMUM CUT-OFF DATE LTV RATIO (1):                            80.0%
MINIMUM CUT-OFF DATE LTV RATIO (1):                             2.0%
WTD. AVG. CUT-OFF DATE LTV RATIO (1):                          63.1%

(1) ASSUMES A CUT-OFF DATE IN NOVEMBER 2004.

                       MORTGAGED REAL PROPERTIES BY STATE

                                                                                       WEIGHTED
                                       NUMBER OF                      PERCENTAGE OF     AVERAGE                   WEIGHTED
                                       MORTGAGED     CUT-OFF DATE        INITIAL       MORTGAGE     WEIGHTED       AVERAGE
                                         REAL         PRINCIPAL       MORTGAGE POOL    INTEREST     AVERAGE     CUT-OFF DATE
STATE                                 PROPERTIES     BALANCE (1)         BALANCE         RATE       U/W DSCR    LTV RATIO (1)
-----------------------------------------------------------------------------------------------------------------------------
New York                                  78       $    178,864,593       15.7%         5.673%        5.40x         30.3%
Texas                                     21            163,853,999       14.4%         5.851%        1.37          71.3%
New Jersey                                 3            103,459,279        9.1%         5.699%        1.83          68.0%
California                                13            100,330,088        8.8%         5.794%        1.39          71.8%
    Northern California (2)               11             84,293,188        7.4%         5.750%        1.40          72.2%
    Southern California (2)                2             16,036,899        1.4%         6.029%        1.37          69.7%
District of Columbia                       1             80,000,000        7.0%         5.485%        2.08          56.4%
Florida                                    9             73,243,966        6.4%         5.637%        1.52          70.6%
Illinois                                   6             64,439,648        5.7%         5.843%        1.41          74.1%
Georgia                                    3             54,041,913        4.7%         6.252%        1.53          72.5%
Michigan                                   8             44,949,806        3.9%         5.195%        2.55          55.6%
Pennsylvania                               2             31,616,074        2.8%         5.752%        1.86          63.2%
Tennessee                                  4             30,354,952        2.7%         5.774%        1.45          69.0%
Maryland                                   5             25,297,187        2.2%         6.528%        1.44          70.0%
Minnesota                                  1             24,500,000        2.2%         5.970%        1.34          74.5%
Washington                                 2             19,502,583        1.7%         5.462%        1.25          76.3%
Arizona                                    5             16,370,329        1.4%         6.037%        1.34          70.5%
Mississippi                                2             15,190,871        1.3%         5.856%        1.30          79.8%
Connecticut                                5             14,735,736        1.3%         6.053%        1.75          61.2%
Virginia                                   2             14,644,000        1.3%         6.362%        1.51          75.2%
North Carolina                             4             14,487,415        1.3%         6.100%        1.42          77.8%
Indiana                                    1             13,960,155        1.2%         5.720%        1.26          77.1%
Louisiana                                  3              8,588,632        0.8%         5.989%        1.37          78.5%
Ohio                                       2              7,991,122        0.7%         5.716%        1.23          79.5%
Arkansas                                   1              6,088,500        0.5%         5.085%        2.40          54.1%
Nevada                                     1              5,991,587        0.5%         5.510%        1.54          61.8%
Nebraska                                   1              4,576,661        0.4%         5.490%        1.62          73.3%
Colorado                                   3              4,085,257        0.4%         6.260%        1.22          74.8%
Delaware                                   1              3,919,169        0.3%         6.070%        1.72          76.1%
Oregon                                     1              3,490,798        0.3%         6.060%        1.62          62.3%
Oklahoma                                   1              2,981,009        0.3%         4.750%        1.66          51.8%
Utah                                       1              2,439,117        0.2%         6.080%        1.38          69.3%
Kentucky                                   1              2,354,491        0.2%         6.400%        1.31          72.0%
Alaska                                     1                957,716        0.1%         6.260%        1.22          74.8%
Missouri                                   1                770,095        0.1%         6.050%        1.63          73.3%
                                      ---------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                  193       $  1,138,076,748      100.0%         5.772%        2.19x         63.1%
                                      =======================================================================================

(1) ASSUMES A CUT-OFF DATE IN NOVEMBER 2004.
(2) SOUTHERN CALIFORNIA CONSISTS OF MORTGAGED REAL PROPERTIES LOCATED IN CALIFORNIA WITH ZIP CODES LESS THAN OR EQUAL TO 93600. NORTHERN CALIFORNIA CONSISTS OF MORTGAGED REAL PROPERTIES LOCATED IN CALIFORNIA WITH ZIP CODES GREATER THAN 93600.

                     UNDERLYING MORTGAGE LOANS BY LOAN TYPE

                                                                            WEIGHTED
                           NUMBER OF                      PERCENTAGE OF      AVERAGE                    WEIGHTED       WEIGHTED
                          UNDERLYING     CUT-OFF DATE        INITIAL        MORTGAGE      WEIGHTED       AVERAGE        AVERAGE
                           MORTGAGE        PRINCIPAL      MORTGAGE POOL     INTEREST       AVERAGE    CUT-OFF DATE     REMAINING
LOAN TYPE                   LOANS         BALANCE (1)        BALANCE          RATE        U/W DSCR    LTV RATIO (1)   IO PERIOD (1)
-----------------------------------------------------------------------------------------------------------------------------------
Balloons without IO Term     125       $    416,555,971       36.6%          5.835%         2.95x         54.7%           N/A
Balloons with Partial
  IO Term                     19            469,249,000       41.2%          5.905%         1.35          74.1%            22
Interest Only
  Balloon Loans               16            111,448,900        9.8%          5.195%         3.05          53.5%            70
ARD Loans without
  IO Periods                   4             26,150,433        2.3%          5.777%         1.26          77.1%           N/A
ARD Loans with Partial
  IO Periods                   1              3,500,000        0.3%          5.610%         1.53          60.3%            59
Interest Only ARD Loans        2             87,200,000        7.7%          5.482%         2.08          57.1%            53
Fully Amortizing              12             23,972,444        2.1%          5.831%         3.05          42.2%           N/A
                          ---------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:      179       $  1,138,076,748      100.0%          5.772%         2.19x         63.1%           N/A
                          =========================================================================================================

(1) ASSUMES A CUT-OFF DATE IN NOVEMBER 2004.

                   MORTGAGED REAL PROPERTIES BY PROPERTY TYPE

                                                                                       WEIGHTED
                                       NUMBER OF                      PERCENTAGE OF     AVERAGE                   WEIGHTED
                                       MORTGAGED     CUT-OFF DATE        INITIAL       MORTGAGE     WEIGHTED       AVERAGE
                                         REAL          PRINCIPAL      MORTGAGE POOL    INTEREST     AVERAGE     CUT-OFF DATE
PROPERTY TYPE                         PROPERTIES     BALANCE (1)         BALANCE         RATE       U/W DSCR    LTV RATIO (1)
-----------------------------------------------------------------------------------------------------------------------------
Retail                                    46       $    444,274,411       39.0%         5.767%        1.43x         71.6%
Multifamily                              120            357,009,492       31.4%         5.666%        3.72          47.6%
Office                                    16            244,451,035       21.5%         5.717%        1.63          66.7%
Hotel                                      3             67,000,000        5.9%         6.470%        1.50          73.8%
Mixed Use                                  3             12,745,285        1.1%         5.922%        1.31          72.5%
Self Storage                               3              7,169,543        0.6%         6.047%        1.57          66.8%
Industrial                                 2              5,426,983        0.5%         6.279%        1.30          64.8%
                                      ---------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                  193       $  1,138,076,748      100.0%         5.772%        2.19x         63.1%
                                      =======================================================================================

(1) ASSUMES A CUT-OFF DATE IN NOVEMBER 2004.

                 MORTGAGED REAL PROPERTIES BY PROPERTY SUB-TYPE

                                                                                       WEIGHTED
                                       NUMBER OF                      PERCENTAGE OF     AVERAGE                   WEIGHTED
                                       MORTGAGED     CUT-OFF DATE        INITIAL       MORTGAGE     WEIGHTED       AVERAGE
                        PROPERTY         REAL         PRINCIPAL       MORTGAGE POOL    INTEREST     AVERAGE     CUT-OFF DATE
PROPERTY TYPE           SUB-TYPE      PROPERTIES     BALANCE (1)         BALANCE         RATE       U/W DSCR    LTV RATIO (1)
-----------------------------------------------------------------------------------------------------------------------------
RETAIL
                       Anchored           32       $    392,890,058       34.5%         5.738%        1.43x         71.7%
                       Unanchored         14             51,384,353        4.5%         5.989%        1.47          70.1%
                                      ---------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                   46       $    444,274,411       39.0%         5.767%        1.43x         71.6%
                                      =======================================================================================

(1) ASSUMES A CUT-OFF DATE IN NOVEMBER 2004.

                                                                                       WEIGHTED
                                       NUMBER OF                      PERCENTAGE OF     AVERAGE                   WEIGHTED
                                       MORTGAGED     CUT-OFF DATE        INITIAL       MORTGAGE     WEIGHTED       AVERAGE
                        PROPERTY         REAL         PRINCIPAL       MORTGAGE POOL    INTEREST     AVERAGE     CUT-OFF DATE
PROPERTY TYPE           SUB-TYPE      PROPERTIES     BALANCE (1)         BALANCE         RATE       U/W DSCR    LTV RATIO (1)
-----------------------------------------------------------------------------------------------------------------------------
MULTIFAMILY
                       Cooperative        79       $    162,082,767       14.2%         5.673%        6.34x         17.2%
                       Conventional       30            147,742,974       13.0%         5.823%        1.32          75.6%
                       Manufactured
                         Housing          11             47,183,751        4.1%         5.150%        2.18          63.8%
                                      ---------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                  120       $    357,009,492       31.4%         5.666%        3.72x         47.6%
                                      =======================================================================================

(1) ASSUMES A CUT-OFF DATE IN NOVEMBER 2004.

                     PREPAYMENT PROVISION AS OF CUT-OFF DATE

                                                                                       WEIGHTED       WEIGHTED
                                                                                        AVERAGE        AVERAGE        WEIGHTED
                                                                      PERCENTAGE OF    REMAINING     REMAINING        AVERAGE
             RANGE OF                 NUMBER OF      CUT-OFF DATE        INITIAL        LOCKOUT       LOCKOUT        REMAINING
        REMAINING TERMS TO             MORTGAGE       PRINCIPAL       MORTGAGE POOL     PERIOD     PLUS YM PERIOD     MATURITY
     STATED MATURITY (MONTHS)           LOANS        BALANCE (1)         BALANCE       (MONTHS)       (MONTHS)      (MONTHS) (2)
--------------------------------------------------------------------------------------------------------------------------------
        52       -       59               17       $    213,007,312        18.7%          50             51               55
        60       -       84                5            148,355,000        13.0%          73             73               79
        85       -      120              139            723,481,613        63.6%         108            109              116
       121       -      237               18             53,232,824         4.7%         157            171              178
                                      ------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                  179       $  1,138,076,748       100.0%          97             97              103
                                      ==========================================================================================

(1) ASSUMES A CUT-OFF DATE IN NOVEMBER 2004.
(2) IN THE CASE OF THE ARD LOANS, THE ANTICIPATED REPAYMENT DATE IS ASSUMED TO BE THE MATURITY DATE FOR THE PURPOSES OF THE INDICATED COLUMN.

                                PREPAYMENT OPTION

                                                                                       WEIGHTED       WEIGHTED
                                                                                        AVERAGE        AVERAGE        WEIGHTED
                                                                      PERCENTAGE OF    REMAINING      REMAINING        AVERAGE
                                      NUMBER OF      CUT-OFF DATE        INITIAL       LOCKOUT        LOCKOUT         REMAINING
                                       MORTGAGE       PRINCIPAL       MORTGAGE POOL     PERIOD     PLUS YM PERIOD     MATURITY
         PREPAYMENT OPTION              LOANS        BALANCE (1)         BALANCE       (MONTHS)       (MONTHS)      (MONTHS) (2)
--------------------------------------------------------------------------------------------------------------------------------
Lockout / Defeasance                      99       $    946,929,069        83.2%          97             97              102
Lockout / Static                          57             91,446,644         8.0%         100            100              119
Yield Maintenance                          8             62,371,083         5.5%           0             65               69
Lockout / Yield Maintenance               13             32,445,704         2.9%          77            130              133
Yield Maintenance / Static                 2              4,884,249         0.4%           0             34              118
                                      ------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                  179       $  1,138,076,748       100.0%          97             97              103
                                      ==========================================================================================

(1) ASSUMES A CUT-OFF DATE IN NOVEMBER 2004.
(2) IN THE CASE OF THE ARD LOANS, THE ANTICIPATED REPAYMENT DATE IS ASSUMED TO BE THE MATURITY DATE FOR THE PURPOSES OF THE INDICATED COLUMN.

                      MORTGAGE POOL PREPAYMENT PROFILE (1)

                                 NUMBER OF
               MONTHS SINCE      MORTGAGE       OUTSTANDING      % OF POOL      YIELD      PREPAYMENT   % OF POOL
   DATE        CUT-OFF DATE        LOANS        BALANCE (MM)      LOCKOUT    MAINTENANCE    PREMIUM       OPEN        TOTAL
----------------------------------------------------------------------------------------------------------------------------
  NOV-04             0              179         $    1,138.1        94.09%        5.91%       0.00%       0.00%       100.0%

  NOV-05            12              179         $    1,130.8        94.08%        5.92%       0.00%       0.00%       100.0%

  NOV-06            24              179         $    1,121.2        94.05%        5.95%       0.00%       0.00%       100.0%

  NOV-07            36              179         $    1,108.9        94.01%        5.58%       0.42%       0.00%       100.0%

  NOV-08            48              179         $    1,095.3        92.96%        5.76%       0.41%       0.87%       100.0%

  NOV-09            60              162         $      870.3        97.21%        2.29%       0.51%       0.00%       100.0%

  NOV-10            72              161         $      840.5        97.18%        2.31%       0.51%       0.00%       100.0%

  NOV-11            84              157         $      703.2        94.40%        5.01%       0.59%       0.00%       100.0%

  NOV-12            96              157         $      688.7        94.03%        5.01%       0.96%       0.00%       100.0%

  NOV-13           108              156         $      659.6        79.28%        5.12%      12.06%       3.54%       100.0%

  NOV-14           120               18         $       36.6        78.60%       21.40%       0.00%       0.00%       100.0%

  NOV-15           132               18         $       34.4        77.77%       22.23%       0.00%       0.00%       100.0%

  NOV-16           144               18         $       32.0        59.83%       23.24%      16.14%       0.79%       100.0%

  NOV-17           156               17         $       30.2        59.26%       23.85%      16.89%       0.00%       100.0%

  NOV-18           168               17         $       28.6        58.03%       24.34%      17.63%       0.00%       100.0%

  NOV-19           180                3         $        2.3       100.00%        0.00%       0.00%       0.00%       100.0%

  NOV-20           192                3         $        1.9       100.00%        0.00%       0.00%       0.00%       100.0%

  NOV-21           204                3         $        1.4       100.00%        0.00%       0.00%       0.00%       100.0%

  NOV-22           216                3         $        0.9       100.00%        0.00%       0.00%       0.00%       100.0%

  NOV-23           228                3         $        0.3       100.00%        0.00%       0.00%       0.00%       100.0%

(1) CALCULATED ASSUMING THAT NO MORTGAGE LOAN PREPAYS, DEFAULTS OR IS REPURCHASED PRIOR TO STATED MATURITY, EXCEPT THAT THE ARD LOANS ARE ASSUMED TO PAY IN FULL ON THEIR RESPECTIVE ANTICIPATED REPAYMENT DATES. OTHERWISE CALCULATED BASED ON MATURITY ASSUMPTIONS TO BE SET FORTH IN THE FINAL PROSPECTUS SUPPLEMENT.

RANGE OF CUT-OFF DATE RENTAL BASIS LOAN TO VALUE RATIOS FOR COOPERATIVE MORTGAGE
                                      LOANS

                                                                            WEIGHTED                    WEIGHTED       WEIGHTED
       RANGE OF           NUMBER OF                       PERCENTAGE OF     AVERAGE                     AVERAGE        AVERAGE
        CUT-OFF           UNDERLYING     CUT-OFF DATE        INITIAL        MORTGAGE      WEIGHTED    CUT-OFF DATE   CUT-OFF DATE
     RENTAL BASIS          MORTGAGE       PRINCIPAL       MORTGAGE POOL     INTEREST      AVERAGE     CO-OP BASIS    RENTAL BASIS
        LTV (1)             LOANS        BALANCE (1)         BALANCE          RATE        U/W DSCR    LTV RATIO (1)  LTV RATIO (1)
----------------------------------------------------------------------------------------------------------------------------------
    3.5%   -   9.9%           14       $     13,659,676        1.2%          6.012%        18.91x         4.0%           6.8%
   10.0%   -  19.9%           27             34,823,474        3.1%          5.637%         8.50          8.6%          15.4%
   20.0%   -  29.9%           23             60,621,167        5.3%          5.755%         5.05         15.1%          25.0%
   30.0%   -  58.2%           15             52,978,448        4.7%          5.515%         3.15         28.7%          42.9%
                          --------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:       79       $    162,082,767       14.2%          5.673%         6.34x        17.2%          27.3%
                          ========================================================================================================

MAXIMUM CUT-OFF DATE RENTAL BASIS LTV RATIO (1):              58.2%
MINIMUM CUT-OFF DATE RENTAL BASIS LTV RATIO (1):               3.5%
WTD. AVG. CUT-OFF DATE RENTAL BASIS LTV RATIO (1):            27.3%

(1) ASSUMES A CUT-OFF DATE IN NOVEMBER 2004.

RANGE OF CUT-OFF DATE CO-OP BASIS LOAN TO VALUE RATIOS FOR COOPERATIVE MORTGAGE
                                      LOANS

                                                                            WEIGHTED                    WEIGHTED       WEIGHTED
       RANGE OF            NUMBER OF                      PERCENTAGE OF     AVERAGE                     AVERAGE        AVERAGE
        CUT-OFF           UNDERLYING     CUT-OFF DATE        INITIAL        MORTGAGE      WEIGHTED    CUT-OFF DATE   CUT-OFF DATE
      CO-OP BASIS          MORTGAGE       PRINCIPAL       MORTGAGE POOL     INTEREST      AVERAGE     CO-OP BASIS    RENTAL BASIS
        LTV (1)             LOANS        BALANCE (1)         BALANCE          RATE        U/W DSCR    LTV RATIO (1)  LTV RATIO (1)
----------------------------------------------------------------------------------------------------------------------------------
    2.0%   -   9.9%           43       $     48,847,286        4.3%          5.709%        11.18x         6.5%          13.9%
   10.0%   -  19.9%           27             73,209,322        6.4%          5.705%         4.96         15.4%          26.7%
   20.0%   -  29.9%            8             28,377,175        2.5%          5.327%         3.42         23.8%          39.0%
   30.0%   -  58.2%            1             11,648,985        1.0%          6.160%         1.83         58.2%          58.2%
                          --------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:       79       $    162,082,767       14.2%          5.673%         6.34x        17.2%          27.3%
                          ========================================================================================================

MAXIMUM CUT-OFF DATE CO-OP BASIS LTV RATIO: (1)               58.2%
MINIMUM CUT-OFF DATE CO-OP BASIS LTV RATIO: (1)                2.0%
WTD. AVG. CUT-OFF DATE CO-OP BASIS LTV RATIO: (1)             17.2%

(1) ASSUMES A CUT-OFF DATE IN NOVEMBER 2004.

              SPONSOR OWNED UNITS IN THE COOPERATIVE MORTGAGE LOANS

                                                              WEIGHTED               WEIGHTED       WEIGHTED       WEIGHTED
                     NUMBER OF                 PERCENTAGE OF  AVERAGE                AVERAGE        AVERAGE        AVERAGE
    PERCENTAGE      UNDERLYING  CUT-OFF DATE      INITIAL     MORTGAGE  WEIGHTED   CUT-OFF DATE  CUT-OFF DATE     PERCENT OF
    OF SPONSOR-      MORTGAGE     PRINCIPAL    MORTGAGE POOL  INTEREST  AVERAGE    CO-OP BASIS   RENTAL BASIS   SPONSOR OWNED
    OWNED UNITS       LOANS      BALANCE (1)      BALANCE       RATE    U/W DSCR  LTV RATIO (1)  LTV RATIO (1)      UNITS
-----------------------------------------------------------------------------------------------------------------------------
        None           48       $  67,530,903       5.9%       5.781%     8.56x       11.0%           21.0%          0.0%
  1.7%   -   10.0%      4          17,873,796       1.6%       5.864%     3.43        41.9%           45.4%          3.2%
 10.0%   -   20.0%      7          15,330,104       1.3%       5.444%     6.69        10.7%           20.4%         17.0%
 20.0%   -   30.0%     10          35,485,961       3.1%       5.774%     4.64        16.9%           28.2%         23.9%
 30.0%   -   40.0%      8          24,067,202       2.1%       5.208%     4.65        21.1%           34.8%         35.5%
 40.0%   -   48.1%      2           1,794,799       0.2%       5.893%     5.12        16.2%           21.0%         46.8%
                    ---------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED
  AVERAGE:             79       $ 162,082,767      14.2%       5.673%     6.34x       17.2%           27.3%         13.0%
                    =========================================================================================================

MAXIUM PERCENTAGE OF SPONSOR-OWNED UNITS:                          48.1%
MINIMUM PERCENTAGE OF SPONSOR-OWNED UNITS (2):                      1.7%
WTD. AVG. PERCENTAGE OF SPONSOR-OWNED UNITS:                       13.0%

(1) ASSUMES A CUT-OFF DATE IN NOVEMBER 2004.
(2) DOES NOT INCLUDE COOPERATIVE MORTGAGE LOANS WITHOUT ANY SPONSOR-OWNED UNITS

          UNDERLYING MORTGAGED REAL PROPERTIES BY OWNERSHIP INTEREST

                                                                                       WEIGHTED
                                       NUMBER OF                      PERCENTAGE OF     AVERAGE                       WEIGHTED
                                      MORTGAGED      CUT-OFF DATE        INITIAL       MORTGAGE       WEIGHTED        AVERAGE
                                         REAL         PRINCIPAL       MORTGAGE POOL    INTEREST       AVERAGE       CUT-OFF DATE
FEE/LEASEHOLD                         PROPERTIES     BALANCE (1)         BALANCE        RATES         U/W DSCR      LTV RATIO (1)
---------------------------------------------------------------------------------------------------------------------------------
Fee                                       188      $  1,099,971,815       96.7%         5.774%          2.20x           63.0%
Leasehold                                   5            38,104,934        3.3%         5.723%          1.99            64.8%
                                      -------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                   193      $  1,138,076,748      100.0%         5.772%          2.19x           63.1%
                                      ===========================================================================================

(1)  ASSUMES A CUT-OFF DATE IN NOVEMBER 2004.

                        LARGE MORTGAGE LOAN CONCENTRATION

                                                                         WEIGHTED
                                                    PERCENTAGE OF         AVERAGE                             WEIGHTED
                                  CUT-OFF DATE         INITIAL           MORTGAGE           WEIGHTED           AVERAGE
                                    PRINCIPAL      LOAN GROUP NO. 1      INTEREST            AVERAGE        CUT-OFF DATE
     CONCENTRATION (1)             BALANCE (2)         BALANCE             RATE             U/W DSCR        LTV RATIO (2)
------------------------------------------------------------------------------------------------------------------------
Top 1                            $    86,000,000              10.1%         5.650%              1.29x               78.2%
Top 3                                233,000,000              27.3%         5.829%              1.62                69.4%
Top 5                                331,000,000              38.8%         5.827%              1.53                70.6%
Top 7                                407,500,000              47.8%         5.831%              1.49                70.0%
Top 10                               477,265,174              56.0%         5.858%              1.48                70.4%
ENTIRE POOL                      $   852,190,435             100.0%         5.804%              2.13x               64.5%

(1) FOR THE PURPOSE OF THIS CALCULATION, VILLAGE SQUARE SHOPPING CENTER AND DEERPATH COURT SHOPPING CENTER ARE TREATED AS ONE LOAN, AS THEY ARE CROSS-COLLATERALIZED AND CROSS-DEFAULTED.
(2) ASSUMES A CUT-OFF DATE IN NOVEMBER 2004.

                         UNDERLYING MORTGAGE LOAN SELLER

                                                                                       WEIGHTED
                                   NUMBER OF                      PERCENTAGE OF         AVERAGE                        WEIGHTED
                                  UNDERLYING     CUT-OFF DATE        INITIAL           MORTGAGE        WEIGHTED         AVERAGE
                                   MORTGAGE        PRINCIPAL    LOAN GROUP NO. 1       INTEREST         AVERAGE      CUT-OFF DATE
MORTGAGE LOAN SELLER                 LOANS        BALANCE (1)        BALANCE             RATE          U/W DSCR      LTV RATIO (1)
---------------------------------------------------------------------------------------------------------------------------------
Column Financial, Inc.                      47   $ 636,795,032              74.7%         5.869%           1.48x             70.6%
KeyBank National Association                16     111,878,215              13.1%         5.523%           1.63              67.6%
NCB, FSB                                    59     103,517,187              12.1%         5.707%           6.65              23.8%
                                 ------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                    122   $ 852,190,435             100.0%         5.804%           2.13x             64.5%
                                 ================================================================================================

(1)  ASSUMES A CUT-OFF DATE IN NOVEMBER 2004.

                             MORTGAGE INTEREST RATES

                                                                                   WEIGHTED
                              NUMBER OF                        PERCENTAGE OF        AVERAGE                         WEIGHTED
                             UNDERLYING       CUT-OFF DATE        INITIAL          MORTGAGE         WEIGHTED        AVERAGE
        RANGE OF              MORTGAGE         PRINCIPAL     LOAN GROUP NO. 1      INTEREST          AVERAGE      CUT-OFF DATE
MORTGAGE INTEREST RATE          LOANS         BALANCE (1)         BALANCE            RATE           U/W DSCR      LTV RATIO (1)
------------------------------------------------------------------------------------------------------------------------------
  4.980%     -     5.000%         1         $     2,681,072               0.3%        4.980%            7.37x              5.9%
  5.001%     -     5.500%        22             195,828,867              23.0%        5.335%            2.51              55.4%
  5.501%     -     5.750%        19             169,176,154              19.9%        5.637%            1.99              68.4%
  5.751%     -     6.000%        32             300,839,346              35.3%        5.896%            1.88              65.9%
  6.001%     -     6.500%        35             169,288,304              19.9%        6.290%            2.18              69.8%
  6.501%     -     7.000%        10              13,939,944               1.6%        6.625%            1.89              64.1%
  7.001%     -     8.300%         3                 436,748               0.1%        7.832%            6.58               5.0%

                            --------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:          122        $   852,190,435             100.0%        5.804%            2.13x             64.5%
                            ==================================================================================================

MAXIMUM MORTGAGE INTEREST RATE:                                8.300%
MINIMUM MORTGAGE INTEREST RATE:                                4.980%
WTD. AVG. MORTGAGE INTEREST RATE:                              5.804%

(1)  ASSUMES A CUT-OFF DATE IN NOVEMBER 2004.


                         CUT-OFF DATE PRINCIPAL BALANCES

                                                                                      WEIGHTED

                                    NUMBER OF                     PERCENTAGE OF       AVERAGE                        WEIGHTED
                                    UNDERLYING   CUT-OFF DATE       INITIAL           MORTGAGE        WEIGHTED       AVERAGE
      RANGE OF CUT-OFF DATE          MORTGAGE      PRINCIPAL    LOAN GROUP NO. 1      INTEREST        AVERAGE      CUT-OFF DATE
      PRINCIPAL BALANCES (1)          LOANS       BALANCE (1)        BALANCE            RATE          U/W DSCR     LTV RATIO (1)

-------------------------------------------------------------------------------------------------------------------------------
    $118,609     -        750,000       21       $   8,820,566               1.0%        6.091%           9.53x             7.5%
     750,001     -      1,000,000        4           3,379,496               0.4%        5.960%           6.25             38.1%
   1,000,001     -      1,500,000       16          20,586,115               2.4%        5.944%          10.97             22.1%
   1,500,001     -      2,000,000       14          25,177,835               3.0%        5.977%           5.29             39.1%
   2,000,001     -      2,500,000       10          22,840,587               2.7%        5.746%           4.19             41.7%
   2,500,001     -      3,000,000       11          29,742,972               3.5%        5.861%           3.06             49.0%
   3,000,001     -      4,000,000        5          17,217,341               2.0%        6.115%           1.44             60.1%
   4,000,001     -      5,000,000       10          45,120,828               5.3%        5.907%           2.14             59.0%
   5,000,001     -      6,000,000        5          27,125,734               3.2%        5.704%           1.62             65.2%
   6,000,001     -      7,000,000        3          18,716,674               2.2%        5.528%           2.55             45.4%
   7,000,001     -      8,000,000        1           7,200,000               0.8%        5.450%           2.06             64.9%
   8,000,001     -     12,000,000        5          49,400,492               5.8%        5.477%           1.63             69.6%
  12,000,001     -     15,000,000        2          25,389,167               3.0%        5.817%           1.39             74.6%
  15,000,001     -     20,000,000        5          85,582,453              10.0%        5.668%           1.40             73.1%
  20,000,001     -     50,000,000        6         181,890,174              21.3%        5.847%           1.40             70.1%
  50,000,001     -     65,000,000        1          51,000,000               6.0%        5.873%           1.30             70.9%
  65,000,001     -    $86,000,000        3         233,000,000              27.3%        5.829%           1.62             69.4%

                                    -------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                 122      $ 852,190,435             100.0%        5.804%           2.13x            64.5%
                                    ===========================================================================================

MAXIMUM CUT-OFF DATE PRINCIPAL BALANCE (1):                    $86,000,000
MINIMUM CUT-OFF DATE PRINCIPAL BALANCE (1):                       $118,609
AVERAGE CUT-OFF DATE PRINCIPAL BALANCE (1):                     $6,985,167

(1)  ASSUMES A CUT-OFF DATE IN NOVEMBER 2004.

                           ORIGINAL AMORTIZATION TERMS

                                                                                   WEIGHTED
                              NUMBER OF                        PERCENTAGE OF        AVERAGE                         WEIGHTED
          RANGE OF           UNDERLYING      CUT-OFF DATE         INITIAL          MORTGAGE         WEIGHTED        AVERAGE
    ORIGINAL AMORTIZATION     MORTGAGE         PRINCIPAL     LOAN GROUP NO. 1      INTEREST         AVERAGE       CUT-OFF DATE
       TERMS (MONTHS)           LOANS         BALANCE (1)         BALANCE            RATE           U/W DSCR      LTV RATIO (1)
------------------------------------------------------------------------------------------------------------------------------
       Interest Only             15         $   156,698,900              18.4%        5.390%            2.56x             54.7%
    120      -       300         23             150,685,485              17.7%        6.170%            1.74              69.1%
    301      -       720         84             544,806,050              63.9%        5.822%            2.11              66.0%

                            --------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:          122        $   852,190,435             100.0%        5.804%            2.13x             64.5%
                            ==================================================================================================

MAXIMUM ORIGINAL AMORTIZATION TERM (MONTHS) (2):                       720
MINIMUM ORIGINAL AMORTIZATION TERM (MONTHS) (2):                       120
WTD. AVG. ORIGINAL AMORTIZATION TERM (MONTHS) (2):                     352

(1)  ASSUMES A CUT-OFF DATE IN NOVEMBER 2004.
(2) DOES NOT INCLUDE LOANS WITH INTEREST ONLY PAYMENTS UNTIL THE MATURITY DATE.

                      ORIGINAL TERMS TO STATED MATURITY (1)

                                                                                     WEIGHTED
                                                 NUMBER OF       PERCENTAGE OF       AVERAGE                            WEIGHTED
           RANGE OF             UNDERLYING      CUT-OFF DATE        INITIAL          MORTGAGE          WEIGHTED         AVERAGE
       ORIGINAL TERMS            MORTGAGE        PRINCIPAL      LOAN GROUP NO. 1     INTEREST          AVERAGE       CUT-OFF DATE
TO STATED MATURITY (MONTHS)(1)    LOANS         BALANCE (2)         BALANCE            RATE            U/W DSCR      LTV RATIO (2)
----------------------------------------------------------------------------------------------------------------------------------
       60      -        84         13         $   285,336,704              33.5%        5.707%             1.75x             66.4%
       85      -       120         98             542,775,049              63.7%        5.845%             2.14              64.5%
      121      -       240         11              24,078,682               2.8%        6.043%             6.40              42.3%

                                -------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:           122         $   852,190,435             100.0%        5.804%             2.13x             64.5%
                                =================================================================================================

MAXIMUM ORIGINAL TERM TO STATED MATURITY (MONTHS) (1):                 240
MINIMUM ORIGINAL TERM TO STATED MATURITY (MONTHS) (1):                  60
WTD. AVG. ORIGINAL TERM TO STATED MATURITY (MONTHS) (1):               105

(1) IN THE CASE OF ARD LOANS, THE ANTICIPATED REPAYMENT DATE IS ASSUMED TO BE THE MATURITY DATE FOR THE PURPOSE OF THE FOREGOING TABLE.
(2) ASSUMES A CUT-OFF DATE IN NOVEMBER 2004.

                          REMAINING AMORTIZATION TERMS

                                                                                   WEIGHTED
                              NUMBER OF                        PERCENTAGE OF        AVERAGE                          WEIGHTED
         RANGE OF            UNDERLYING      CUT-OFF DATE         INITIAL           MORTGAGE         WEIGHTED        AVERAGE
  REMAINING AMORTIZATION      MORTGAGE         PRINCIPAL     LOAN GROUP NO. 1      INTEREST          AVERAGE      CUT-OFF DATE
    TERMS (MONTHS) (1)          LOANS         BALANCE (1)         BALANCE            RATE           U/W DSCR      LTV RATIO (1)
-------------------------------------------------------------------------------------------------------------------------------
       Interest Only             15         $   156,698,900              18.4%         5.390%            2.56x             54.7%
    116      -       250          9              17,248,868               2.0%         6.019%            3.46              45.4%
    251      -       300         14             133,436,617              15.7%         6.189%            1.52              72.2%
    301      -       355         20              75,063,311               8.8%         5.851%            2.54              60.7%
    356      -       715         64             469,742,739              55.1%         5.817%            2.04              66.9%

                            ---------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:          122        $   852,190,435             100.0%         5.804%            2.13x             64.5%
                            ===================================================================================================

MAXIMUM REMAINING AMORTIZATION TERM (MONTHS) (1)(2):                   715
MINIMUM REMAINING AMORTIZATION TERM (MONTHS) (1)(2):                   116
WTD. AVG. REMAINING AMORTIZATION TERM (MONTHS) (1)(2):                 351

(1) ASSUMES A CUT-OFF DATE IN NOVEMBER 2004.
(2) DOES NOT INCLUDE LOANS WITH INTEREST ONLY PAYMENTS UNTIL THE MATURITY DATE.

                     REMAINING TERMS TO STATED MATURITY (1)

                                                                                        WEIGHTED
                                                   NUMBER OF        PERCENTAGE OF        AVERAGE                     WEIGHTED
          RANGE OF                 UNDERLYING     CUT-OFF DATE         INITIAL          MORTGAGE       WEIGHTED      AVERAGE
       REMAINING TERMS              MORTGAGE       PRINCIPAL      LOAN GROUP NO. 1      INTEREST       AVERAGE     CUT-OFF DATE
TO STATED MATURITY (MONTHS)(1)(2)    LOANS        BALANCE (2)          BALANCE            RATE         U/W DSCR    TV RATIO (2)
-------------------------------------------------------------------------------------------------------------------------------
     52      -        84               13       $   285,336,704              33.5%         5.707%        1.75x           66.4%
     85      -       114               15            58,558,429               6.9%         5.783%        2.64            54.7%
    115      -       120               83           484,216,620              56.8%         5.852%        2.08            65.7%
    121      -       235               11            24,078,682               2.8%         6.043%        6.40            42.3%

                                  ---------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:               122       $   852,190,435             100.0%         5.804%        2.13x           64.5%
                                  =============================================================================================

MAXIMUM REMAINING TERM TO STATED MATURITY (MONTHS) (1)(2):             235
MINIMUM REMAINING TERM TO STATED MATURITY (MONTHS) (1)(2):              52
WTD. AVG. REMAINING TERM TO STATED MATURITY (MONTHS) (1)(2):           100

(1) IN THE CASE OF ARD LOANS, THE ANTICIPATED REPAYMENT DATE IS ASSUMED TO BE THE MATURITY DATE FOR THE PURPOSE OF THE FOREGOING TABLE.
(2) ASSUMES A CUT-OFF DATE IN NOVEMBER 2004.

                           YEARS BUILT/YEARS RENOVATED

                                                                                   WEIGHTED
                              NUMBER OF                        PERCENTAGE OF       AVERAGE                          WEIGHTED
                              MORTGAGED      CUT-OFF DATE         INITIAL          MORTGAGE          WEIGHTED       AVERAGE
      RANGE OF YEARS            REAL           PRINCIPAL     LOAN GROUP NO. 1      INTEREST          AVERAGE      CUT-OFF DATE
    BUILT/RENOVATED (1)      PROPERTIES       BALANCE (2)         BALANCE            RATE            U/W DSCR     LTV RATIO (2)
------------------------------------------------------------------------------------------------------------------------------
   1975      -      1985         10         $    15,164,709               1.8%        5.965%             3.97x            33.3%
   1986      -      1994         25             129,295,521              15.2%        5.877%             2.64             60.4%
   1995      -      1998         14              43,570,985               5.1%        5.859%             2.58             58.4%
   1999      -      2000         22             177,422,883              20.8%        5.716%             1.98             68.8%
   2001      -      2002         24             280,118,249              32.9%        5.912%             1.79             68.8%
   2003      -      2004         32             206,618,088              24.2%        5.663%             2.16             61.1%

                            --------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:         127         $   852,190,435             100.0%        5.804%             2.13x            64.5%
                            ==================================================================================================

MOST RECENT YEAR BUILT/RENOVATED (1):                                 2004
OLDEST YEAR BUILT/RENOVATED (1):                                      1975
WTD. AVG. YEAR BUILT/RENOVATED (1):                                   1999

(1) YEARS BUILT/RENOVATED REFLECTS THE LATER OF THE YEAR BUILT AND YEAR RENOVATED OR CO-OP CONVERSION DATES IN THE CASE OF CO-OP MORTGAGED PROPERTIES.
(2) ASSUMES A CUT-OFF DATE IN NOVEMBER 2004.

                       OCCUPANCY RATES AT UNDERWRITING (1)

                                                                                   WEIGHTED
                              NUMBER OF                        PERCENTAGE OF        AVERAGE         WEIGHTED
                              MORTGAGED       CUT-OFF DATE        INITIAL          MORTGAGE         WEIGHTED         AVERAGE
          RANGE OF              REAL           PRINCIPAL     LOAN GROUP NO. 1      INTEREST          AVERAGE      CUT-OFF DATE
OCCUPANCY RATES AT U/W (1)   PROPERTIES       BALANCE (2)         BALANCE            RATE           U/W DSCR      LTV RATIO (2)
------------------------------------------------------------------------------------------------------------------------------
     82%     -        85%         3         $    18,133,191               2.1%        5.184%             1.77x            67.2%
     86%     -        90%         7             161,270,648              18.9%        5.760%             1.70             62.0%
     91%     -        93%         8             186,848,197              21.9%        5.720%             1.37             73.3%
     94%     -        95%         5             103,608,641              12.2%        5.817%             1.45             72.8%
     96%     -        97%         4              21,730,140               2.5%        5.917%             1.46             67.9%
     98%     -       100%        97             293,599,619              34.5%        5.755%             3.30             54.8%

                            --------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:         124         $   785,190,435              92.1%        5.747%             2.18x            63.7%
                            ==================================================================================================

MAXIMUM OCCUPANCY RATE AT U/W (1):                                     100%
MINIMUM OCCUPANCY RATE AT U/W (1):                                      82%
WTD. AVG. OCCUPANCY RATE AT U/W (1):                                    94%

(1)  HOTEL PROPERTIES ARE NOT INCLUDED.
(2)  ASSUMES A CUT-OFF DATE IN NOVEMBER 2004.

                    UNDERWRITTEN DEBT SERVICE COVERAGE RATIOS

                                                                                                                     WEIGHTED
                              NUMBER OF                        PERCENTAGE OF        AVERAGE                          WEIGHTED
                             UNDERLYING      CUT-OFF DATE         INITIAL           MORTGAGE        WEIGHTED         AVERAGE
         RANGE OF             MORTGAGE        PRINCIPAL      LOAN GROUP NO. 1       INTEREST        AVERAGE       CUT-OFF DATE
        U/W DSCRS              LOANS          BALANCE (1)        BALANCE             RATE           U/W DSCR      LTV RATIO (1)
------------------------------------------------------------------------------------------------------------------------------
   1.21x     -      1.30         11         $   244,948,408              28.7%         5.815%           1.27x             73.4%
   1.31      -      1.35         13             115,570,414              13.6%         5.892%           1.33              74.0%
   1.36      -      1.40         11              65,205,150               7.7%         6.089%           1.38              72.7%
   1.41      -      1.45          5              38,624,621               4.5%         5.792%           1.43              72.7%
   1.46      -      1.50          4              80,969,783               9.5%         6.414%           1.50              73.9%
   1.51      -      1.60          5              31,425,582               3.7%         5.625%           1.56              67.5%
   1.61      -      1.70          6              23,550,046               2.8%         5.449%           1.62              69.4%
   1.71      -      2.00          5              60,523,366               7.1%         5.586%           1.76              63.8%
   2.01      -    35.69x         62             191,373,063              22.5%         5.527%           4.64              38.1%

                            --------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:         122         $   852,190,435             100.0%         5.804%           2.13x             64.5%
                            ==================================================================================================

MAXIMUM U/W DSCR:                                                    35.69x
MINIMUM U/W DSCR:                                                     1.21x
WTD. AVG. U/W DSCR:                                                   2.13x

(1) ASSUMES A CUT-OFF DATE IN NOVEMBER 2004.

                        CUT-OFF DATE LOAN-TO-VALUE RATIOS

                                                                                   WEIGHTED
                              NUMBER OF                        PERCENTAGE OF        AVERAGE                         WEIGHTED
                             UNDERLYING       CUT-OFF DATE        INITIAL           MORTGAGE         WEIGHTED       AVERAGE
 RANGE OF CUT-OFF DATE        MORTGAGE         PRINCIPAL     LOAN GROUP NO. 1       INTEREST         AVERAGE      CUT-OFF DATE
LOAN-TO-VALUE RATIOS (1)        LOANS         BALANCE (1)         BALANCE             RATE           U/W DSCR     LTV RATIO (1)
-------------------------------------------------------------------------------------------------------------------------------
    2.0%     -      60.0%        64         $   184,965,848              21.7%         5.584%            4.68x            36.5%
   60.1%     -      70.0%        21             173,314,503              20.3%         5.767%            1.57             64.5%
   70.1%     -      72.5%         8             105,085,441              12.3%         5.790%            1.39             71.0%
   72.6%     -      74.5%        11             155,797,802              18.3%         6.138%            1.45             73.7%
   74.6%     -      75.5%         5              11,730,383               1.4%         6.211%            1.34             74.9%
   75.6%     -      77.5%         4              64,962,373               7.6%         5.819%            1.33             75.9%
   77.6%     -      78.5%         4             108,790,085              12.8%         5.614%            1.29             78.2%
   78.6%     -      80.0%         5              47,544,000               5.6%         6.044%            1.31             79.5%

                            --------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:         122         $   852,190,435             100.0%         5.804%            2.13x            64.5%
                            ==================================================================================================

MAXIMUM CUT-OFF DATE LTV RATIO (1):                                   80.0%
MINIMUM CUT-OFF DATE LTV RATIO (1):                                    2.0%
WTD. AVG. CUT-OFF DATE LTV RATIO (1):                                 64.5%

(1) ASSUMES A CUT-OFF DATE IN NOVEMBER 2004.

                       MORTGAGED REAL PROPERTIES BY STATE

                                                                                     WEIGHTED
                                   NUMBER OF                      PERCENTAGE OF      AVERAGE                        WEIGHTED
                                   MORTGAGED     CUT-OFF DATE        INITIAL         MORTGAGE       WEIGHTED        AVERAGE
                                     REAL         PRINCIPAL      LOAN GROUP NO. 1    INTEREST        AVERAGE      CUT-OFF DATE
STATE                             PROPERTIES     BALANCE (1)         BALANCE           RATE          U/W DSCR     LTV RATIO (1)
-------------------------------------------------------------------------------------------------------------------------------
New York                              58        $  133,752,998             15.7%        5.757%           5.40x            34.8%
Texas                                 11           118,296,264             13.9%        5.875%           1.36             69.8%
New Jersey                             1            86,000,000             10.1%        5.650%           1.29             78.2%
California                            11            86,469,097             10.1%        5.833%           1.41             71.2%
   Northern California (2)             9            70,432,198              8.3%        5.789%           1.41             71.5%
   Southern California (2)             2            16,036,899              1.9%        6.029%           1.37             69.7%
District of Columbia                   1            80,000,000              9.4%        5.485%           2.08             56.4%
Illinois                               6            64,439,648              7.6%        5.843%           1.41             74.1%
Georgia                                3            54,041,913              6.3%        6.252%           1.53             72.5%
Florida                                5            35,056,231              4.1%        5.428%           1.79             63.2%
Pennsylvania                           2            31,616,074              3.7%        5.752%           1.86             63.2%
Tennessee                              4            30,354,952              3.6%        5.774%           1.45             69.0%
Minnesota                              1            24,500,000              2.9%        5.970%           1.34             74.5%
Washington                             2            19,502,583              2.3%        5.462%           1.25             76.3%
Maryland                               1            16,500,000              1.9%        6.470%           1.50             73.8%
Virginia                               2            14,644,000              1.7%        6.362%           1.51             75.2%
North Carolina                         4            14,487,415              1.7%        6.100%           1.42             77.8%
Arizona                                3             6,775,036              0.8%        6.329%           1.38             70.3%
Arkansas                               1             6,088,500              0.7%        5.085%           2.40             54.1%
Nevada                                 1             5,991,587              0.7%        5.510%           1.54             61.8%
Louisiana                              1             5,000,000              0.6%        5.960%           1.30             80.0%
Nebraska                               1             4,576,661              0.5%        5.490%           1.62             73.3%
Colorado                               3             4,085,257              0.5%        6.260%           1.22             74.8%
Oregon                                 1             3,490,798              0.4%        6.060%           1.62             62.3%
Utah                                   1             2,439,117              0.3%        6.080%           1.38             69.3%
Kentucky                               1             2,354,491              0.3%        6.400%           1.31             72.0%
Alaska                                 1               957,716              0.1%        6.260%           1.22             74.8%
Missouri                               1               770,095              0.1%        6.050%           1.63             73.3%

                                 ----------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:               127       $  852,190,435            100.0%        5.804%           2.13x            64.5%
                                 ==============================================================================================

(1)  ASSUMES A CUT-OFF DATE IN NOVEMBER 2004.
(2) SOUTHERN CALIFORNIA CONSISTS OF MORTGAGED REAL PROPERTIES LOCATED IN CALIFORNIA WITH ZIP CODES LESS THAN OR EQUAL TO 93600. NORTHERN CALIFORNIA CONSISTS OF MORTGAGED REAL PROPERTIES LOCATED IN CALIFORNIA WITH ZIP CODES GREATER THAN 93600.

                     UNDERLYING MORTGAGE LOANS BY LOAN TYPE

                                                                               WEIGHTED
                                NUMBER OF                    PERCENTAGE OF     AVERAGE                   WEIGHTED       WEIGHTED
                                UNDERLYING   CUT-OFF DATE       INITIAL        MORTGAGE     WEIGHTED      AVERAGE       AVERAGE
                                MORTGAGE      PRINCIPAL     LOAN GROUP NO. 1   INTEREST     AVERAGE    CUT-OFF DATE    REMAINING
LOAN TYPE                         LOANS       BALANCE (1)       BALANCE          RATE       U/W DSCR   LTV RATIO (1)  IO PERIOD (1)
----------------------------------------------------------------------------------------------------------------------------------
Balloons without IO Term            79      $  217,622,274             25.5%       5.881%        3.42x         52.6%           N/A
Balloons with Partial IO Term       17         450,094,000             52.8%       5.897%        1.35          74.0%            22
Interest Only Balloon Loans         13          69,498,900              8.2%       5.276%        3.17          51.8%            69
ARD Loans without IO Periods         3           8,985,246              1.1%       6.230%        1.32          71.9%           N/A
ARD Loans with Partial IO
  Periods                            1           3,500,000              0.4%       5.610%        1.53          60.3%            59
Interest Only ARD Loans              2          87,200,000             10.2%       5.482%        2.08          57.1%            53
Fully Amortizing                     7          15,290,015              1.8%       6.002%        2.75          50.5%           N/A

                                --------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:            122      $  852,190,435            100.0%       5.804%        2.13x         64.5%           N/A
                                ==================================================================================================

(1) ASSUMES A CUT-OFF DATE IN NOVEMBER 2004.

                   MORTGAGED REAL PROPERTIES BY PROPERTY TYPE

                                                                                      WEIGHTED
                                   NUMBER OF                      PERCENTAGE OF       AVERAGE                        WEIGHTED
                                   MORTGAGED     CUT-OFF DATE        INITIAL          MORTGAGE        WEIGHTED       AVERAGE
                                     REAL         PRINCIPAL      LOAN GROUP NO. 1     INTEREST        AVERAGE      CUT-OFF DATE
PROPERTY TYPE                     PROPERTIES     BALANCE (1)         BALANCE            RATE          U/W DSCR     LTV RATIO (1)
-------------------------------------------------------------------------------------------------------------------------------
Retail                                46        $  444,274,411              52.1%        5.767%           1.43x            71.6%
Office                                16           244,451,035              28.7%        5.717%           1.63             66.7%
Multifamily                           57            83,868,463               9.8%        5.670%           7.87             13.2%
Hotel                                  3            67,000,000               7.9%        6.470%           1.50             73.8%
Self Storage                           3             7,169,543               0.8%        6.047%           1.57             66.8%
Industrial                             2             5,426,983               0.6%        6.279%           1.30             64.8%

                                 ----------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:              127        $  852,190,435             100.0%        5.804%           2.13x            64.5%
                                 ==============================================================================================

(1) ASSUMES A CUT-OFF DATE IN NOVEMBER 2004.

                 MORTGAGED REAL PROPERTIES BY PROPERTY SUB-TYPE

                                                                                 WEIGHTED
                                NUMBER OF                       PERCENTAGE OF    AVERAGE                  WEIGHTED
                                MORTGAGED     CUT-OFF DATE         INITIAL       MORTGAGE   WEIGHTED      AVERAGE
                   PROPERTY        REAL         PRINCIPAL     LOAN GROUP NO. 1   INTEREST   AVERAGE    CUT-OFF DATE
PROPERTY TYPE      SUB-TYPE     PROPERTIES     BALANCE (1)         BALANCE         RATE     U/W DSCR   LTV RATIO (1)
--------------------------------------------------------------------------------------------------------------------
RETAIL

                 Anchored           32       $  392,890,058               46.1%     5.738%      1.43x           71.7%
                 Unanchored         14           51,384,353                6.0%     5.989%      1.47            70.1%

                                ------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:             46       $  444,274,411               52.1%     5.767%      1.43x           71.6%
                                ====================================================================================

(1) ASSUMES A CUT-OFF DATE IN NOVEMBER 2004.

                                                                                 WEIGHTED
                                 NUMBER OF                      PERCENTAGE OF    AVERAGE                  WEIGHTED
                                 MORTGAGED    CUT-OFF DATE        INITIAL        MORTGAGE   WEIGHTED      AVERAGE
                   PROPERTY        REAL        PRINCIPAL      LOAN GROUP NO. 1   INTEREST   AVERAGE    CUT-OFF DATE
PROPERTY TYPE      SUB-TYPE     PROPERTIES     BALANCE (1)         BALANCE         RATE     U/W DSCR   LTV RATIO (1)
--------------------------------------------------------------------------------------------------------------------
MULTIFAMILY

                 Cooperative        56       $   81,081,842                9.5%     5.667%      8.07x           11.8%
                 Manufactured
                 Housing             1            2,786,622                0.3%     5.760%      2.12            51.6%

                                ------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:             57       $   83,868,463                9.8%     5.670%      7.87x           13.2%
                                ====================================================================================

(1) ASSUMES A CUT-OFF DATE IN NOVEMBER 2004.

                     PREPAYMENT PROVISION AS OF CUT-OFF DATE

                                                                            WEIGHTED      WEIGHTED
                                                                            AVERAGE       AVERAGE        WEIGHTED
                                                         PERCENTAGE OF     REMAINING     REMAINING       AVERAGE
        RANGE OF           NUMBER OF    CUT-OFF DATE        INITIAL         LOCKOUT       LOCKOUT       REMAINING
  REMAINING TERMS TO       MORTGAGE      PRINCIPAL     LOAN GROUP NO. 1     PERIOD     PLUS YM PERIOD    MATURITY
STATED MATURITY (MONTHS)    LOANS        BALANCE (1)        BALANCE         (MONTHS)      (MONTHS)     (MONTHS) (2)
-------------------------------------------------------------------------------------------------------------------
     52     -        59       10       $  156,136,704              18.3%        48           50             55
     60     -        84        3          129,200,000              15.2%        73           73             79
     85     -       120       98          542,775,049              63.7%       108          109            116
    121     -       235       11           24,078,682               2.8%       133          165            169

                          -----------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:      122       $  852,190,435             100.0%        95           95            100
                          =========================================================================================

(1)  ASSUMES A CUT-OFF DATE IN NOVEMBER 2004
(2) IN THE CASE OF THE ARD LOANS, THE ANTICIPATED REPAYMENT DATE IS ASSUMED TO BE THE MATURITY DATE FOR THE PURPOSES OF THE INDICATED COLUMN.

                                PREPAYMENT OPTION

                                                                                   WEIGHTED        WEIGHTED
                                                                                   AVERAGE         AVERAGE         WEIGHTED
                                                              PERCENTAGE OF       REMAINING       REMAINING        AVERAGE
                             NUMBER OF       CUT-OFF DATE        INITIAL           LOCKOUT         LOCKOUT         REMAINING
                             MORTGAGE         PRINCIPAL      LOAN GROUP NO. 1       PERIOD      PLUS YM PERIOD     MATURITY
   PREPAYMENT OPTION           LOANS         BALANCE (1)         BALANCE           (MONTHS)       (MONTHS)       (MONTHS) (2)
------------------------------------------------------------------------------------------------------------------------------
Lockout / Defeasance            57         $   696,810,016               81.8%        95              95             100
Yield Maintenance                8              62,371,083                7.3%         0              65              69
Lockout / Static                43              62,159,680                7.3%        98              98             116
Lockout / Yield Maintenance     12              25,965,406                3.0%        77             134             138
Yield Maintenance / Static       2               4,884,249                0.6%         0              34             118

                            --------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:        122         $   852,190,435              100.0%        88              94             100
                            ==================================================================================================

(1)  ASSUMES A CUT-OFF DATE IN NOVEMBER 2004
(2) IN THE CASE OF THE ARD LOANS, THE ANTICIPATED REPAYMENT DATE IS ASSUMED TO BE THE MATURITY DATE FOR THE PURPOSES OF THE INDICATED COLUMN.

              LOAN GROUP NO.1 MORTGAGE POOL PREPAYMENT PROFILE (1)

                           NUMBER OF
           MONTHS SINCE     MORTGAGE     OUTSTANDING     % OF POOL         YIELD         PREPAYMENT      % OF POOL
DATE       CUT-OFF DATE       LOANS      BALANCE (MM)     LOCKOUT       MAINTENANCE       PREMIUM           OPEN         TOTAL
--------------------------------------------------------------------------------------------------------------------------------
NOV-04           0            122        $      852.2          92.11%           7.89%           0.00%           0.00%      100.0%

NOV-05          12            122        $      847.9          92.10%           7.90%           0.00%           0.00%      100.0%

NOV-06          24            122        $      841.5          92.07%           7.93%           0.00%           0.00%      100.0%

NOV-07          36            122        $      832.7          92.02%           7.42%           0.55%           0.00%      100.0%

NOV-08          48            122        $      822.9          90.70%           7.66%           0.55%           1.09%      100.0%

NOV-09          60            112        $      657.0          96.30%           3.03%           0.67%           0.00%      100.0%

NOV-10          72            111        $      631.0          96.24%           3.08%           0.68%           0.00%      100.0%

NOV-11          84            109        $      515.5          93.54%           5.66%           0.81%           0.00%      100.0%

NOV-12          96            109        $      505.1          93.05%           5.64%           1.30%           0.00%      100.0%

NOV-13         108            108        $      480.1          77.59%           5.79%          12.26%           4.35%      100.0%

NOV-14         120             11        $       12.8          38.80%          61.20%           0.00%           0.00%      100.0%

NOV-15         132             11        $       11.3          32.17%          67.83%           0.00%           0.00%      100.0%

NOV-16         144             11        $        9.6          19.33%          77.19%           0.84%           2.64%      100.0%

NOV-17         156             10        $        8.7          16.22%          83.17%           0.61%           0.00%      100.0%

NOV-18         168             10        $        7.9          11.65%          88.07%           0.28%           0.00%      100.0%

NOV-19         180              1        $        0.5         100.00%           0.00%           0.00%           0.00%      100.0%

NOV-20         192              1        $        0.4         100.00%           0.00%           0.00%           0.00%      100.0%

NOV-21         204              1        $        0.3         100.00%           0.00%           0.00%           0.00%      100.0%

NOV-22         216              1        $        0.2         100.00%           0.00%           0.00%           0.00%      100.0%

NOV-23         228              1        $        0.1         100.00%           0.00%           0.00%           0.00%      100.0%

(1) CALCULATED ASSUMING THAT NO MORTGAGE LOAN PREPAYS, DEFAULTS OR IS REPURCHASED PRIOR TO STATED MATURITY, EXCEPT THAT THE ARD LOANS ARE ASSUMED TO PAY IN FULL ON THEIR RESPECTIVE ANTICIPATED REPAYMENT DATES. OTHERWISE CALCULATED BASED ON MATURITY ASSUMPTIONS TO BE SET FORTH IN THE FINAL PROSPECTUS SUPPLEMENT.

RANGE OF CUT-OFF DATE RENTAL BASIS LOAN TO VALUE RATIOS FOR COOPERATIVE MORTGAGE
                                      LOANS

                                                                           WEIGHTED                    WEIGHTED        WEIGHTED
        RANGE OF         NUMBER OF                       PERCENTAGE OF     AVERAGE                     AVERAGE         AVERAGE
        CUT-OFF         UNDERLYING     CUT-OFF DATE         INITIAL        MORTGAGE      WEIGHTED    CUT-OFF DATE    CUT-OFF DATE
     RENTAL BASIS        MORTGAGE        PRINCIPAL     LOAN GROUP NO. 1    INTEREST      AVERAGE     CO-OP BASIS     RENTAL BASIS
        LTV (1)            LOANS        BALANCE (1)         BALANCE          RATE        U/W DSCR    LTV RATIO (1)   LTV RATIO (1)
---------------------------------------------------------------------------------------------------------------------------------
  3.5%     -     9.9%       13        $   13,362,414                1.6%       5.979%       19.15x            4.0%            6.7%
 10.0%     -    19.9%       20            20,622,303                2.4%       5.664%        9.01             7.2%           14.4%
 20.0%     -    29.9%       15            24,473,908                2.9%       5.563%        5.58            13.3%           23.8%
 30.0%     -    52.4%        8            22,623,216                2.7%       5.598%        3.35            19.2%           40.3%

                        ---------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:     56        $   81,081,842                9.5%       5.667%        8.07x           11.8%           23.2%
                        =========================================================================================================

MAXIMUM CUT-OFF DATE RENTAL BASIS LTV RATIO (1):                      52.4%
MINIMUM CUT-OFF DATE RENTAL BASIS LTV RATIO (1):                       3.5%
WTD. AVG. CUT-OFF DATE RENTAL BASIS LTV RATIO (1):                    23.2%

(1) ASSUMES A CUT-OFF DATE IN NOVEMBER 2004.

RANGE OF CUT-OFF DATE CO-OP BASIS LOAN TO VALUE RATIOS FOR COOPERATIVE MORTGAGE
                                      LOANS

                                                                            WEIGHTED                    WEIGHTED        WEIGHTED
       RANGE OF          NUMBER OF                       PERCENTAGE OF      AVERAGE                     AVERAGE         AVERAGE
       CUT-OFF          UNDERLYING     CUT-OFF DATE        INITIAL          MORTGAGE      WEIGHTED    CUT-OFF DATE    CUT-OFF DATE
     CO-OP BASIS         MORTGAGE        PRINCIPAL     LOAN GROUP NO. 1     INTEREST      AVERAGE     CO-OP BASIS     RENTAL BASIS
       LTV (1)            LOANS         BALANCE (1)        BALANCE            RATE        U/W DSCR    LTV RATIO (1)   LTV RATIO (1)
----------------------------------------------------------------------------------------------------------------------------------
  2.0%     -     9.9%       37        $   39,803,752                4.7%        5.740%        11.92x           6.0%           13.2%
 10.0%     -    19.9%       14            27,079,140                3.2%        5.523%         5.05           13.8%           28.2%
 20.0%     -    29.9%        5            14,198,950                1.7%        5.738%         3.04           24.5%           41.8%

                        ----------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:     56        $   81,081,842                9.5%        5.667%         8.07x          11.8%           23.2%
                        ==========================================================================================================

MAXIMUM CUT-OFF DATE CO-OP BASIS LTV RATIO: (1)                       29.9%
MINIMUM CUT-OFF DATE CO-OP BASIS LTV RATIO: (1)                        2.0%
WTD. AVG. CUT-OFF DATE CO-OP BASIS LTV RATIO: (1)                     11.8%

(1)  ASSUMES A CUT-OFF DATE IN NOVEMBER 2004.

              SPONSOR-OWNED UNITS IN THE COOPERATIVE MORTGAGE LOANS

                                                                  WEIGHTED                WEIGHTED       WEIGHTED        WEIGHTED
                    NUMBER OF                    PERCENTAGE OF    AVERAGE                  AVERAGE        AVERAGE        AVERAGE
     PERCENTAGE     UNDERLYING   CUT-OFF DATE      INITIAL        MORTGAGE    WEIGHTED   CUT-OFF DATE   CUT-OFF DATE   PERCENT OF
     OF SPONSOR-     MORTGAGE      PRINCIPAL   LOAN GROUP NO. 1   INTEREST     AVERAGE   CO-OP BASIS    RENTAL BASIS  SPONSOR OWNED
    OWNED UNITS       LOANS       BALANCE (1)      BALANCE          RATE      U/W DSCR   LTV RATIO (1)  LTV RATIO (1)     UNITS
-----------------------------------------------------------------------------------------------------------------------------------
       None             37       $ 43,078,478               5.1%     5.737%      10.35x          8.5%          18.6%          0.0%
 4.6%    -  10.0%        3          6,224,812               0.7%     5.309%       6.43          11.5%          21.4%          6.1%
10.0%    -  20.0%        5          8,652,256               1.0%     5.484%       6.12          12.2%          22.3%         15.6%
20.0%    -  30.0%        6         12,606,881               1.5%     5.714%       4.52          17.0%          32.1%         24.6%
30.0%    -  40.0%        4         10,223,203               1.2%     5.654%       5.62          19.6%          33.5%         34.9%
40.0%    -  40.0%        1            296,212               0.0%     6.770%       3.17           9.9%          22.8%         40.0%

                   --------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED
  AVERAGE:              56       $ 81,081,842               9.5%     5.667%       8.07x         11.8%          23.2%         10.5%
                   ==============================================================================================================

MAXIUM PERCENTAGE OF SPONSOR-OWNED UNITS:                             40.0%
MINIMUM PERCENTAGE OF SPONSOR-OWNED UNITS (2):                         4.6%
WTD. AVG. PERCENTAGE OF SPONSOR-OWNED UNITS:                          10.5%

(1)  ASSUMES A CUT-OFF DATE IN NOVEMBER 2004.
(2)  DOES NOT INCLUDE COOPERATIVE MORTGAGE LOANS WITHOUT ANY SPONSOR-OWNED UNITS

           UNDERLYING MORTGAGED REAL PROPERTIES BY OWNERSHIP INTEREST

                                                                                  WEIGHTED
                             NUMBER OF                       PERCENTAGE OF        AVERAGE                        WEIGHTED
                             MORTGAGED      CUT-OFF DATE        INITIAL           MORTGAGE        WEIGHTED       AVERAGE
                               REAL           PRINCIPAL     LOAN GROUP NO. 1      INTEREST        AVERAGE      CUT-OFF DATE
FEE/LEASEHOLD                PROPERTIES      BALANCE (1)        BALANCE             RATES         U/W DSCR     LTV RATIO (1)
---------------------------------------------------------------------------------------------------------------------------
Fee                             122        $  814,085,501               95.5%          5.808%           2.13x          64.5%
Leasehold                         5            38,104,934                4.5%          5.723%           1.99           64.8%

                            -----------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:         127        $  852,190,435              100.0%          5.804%           2.13x          64.5%
                            ===============================================================================================

(1)  ASSUMES A CUT-OFF DATE IN NOVEMBER 2004.

                        LARGE MORTGAGE LOAN CONCENTRATION

                                                              WEIGHTED
                                            PERCENTAGE OF      AVERAGE                WEIGHTED
                            CUT-OFF DATE       INITIAL        MORTGAGE   WEIGHTED      AVERAGE
                              PRINCIPAL    LOAN GROUP NO. 2   INTEREST   AVERAGE     CUT-OFF DATE
CONCENTRATION (1)            BALANCE (2)       BALANCE          RATE     U/W DSCR   LTV RATIO (2)
-------------------------------------------------------------------------------------------------
Top 1                    $    36,500,000          12.8%        4.930%       2.35x       63.0%
Top 3                         72,820,187          25.5%        5.379%       1.82        70.5%
Top 5                        102,252,054          35.8%        5.501%       2.15        63.4%
Top 7                        127,821,943          44.7%        5.593%       2.03        64.7%
Top 10                       155,417,775          54.4%        5.563%       2.04        64.0%
ENTIRE POOL              $   285,886,314         100.0%        5.676%       2.39x       58.7%

(1) FOR THE PURPOSE OF THIS CALCULATION, TIMBERLAKE APARTMENTS AND MADISON POINTE APARTMENTS ARE TREATED AS ONE LOAN, AS THEY ARE CROSS-COLLATERALIZED AND CROSS-DEFAULTED.
(2) ASSUMES A CUT-OFF DATE IN NOVEMBER 2004.

                         UNDERLYING MORTGAGE LOAN SELLER

                                                                                         WEIGHTED
                                       NUMBER OF                     PERCENTAGE OF       AVERAGE                     WEIGHTED
                                      UNDERLYING    CUT-OFF DATE        INITIAL          MORTGAGE      WEIGHTED       AVERAGE
                                       MORTGAGE      PRINCIPAL      LOAN GROUP NO. 2     INTEREST      AVERAGE     CUT-OFF DATE
MORTGAGE LOAN SELLER                     LOANS      BALANCE (1)         BALANCE            RATE        U/W DSCR    LTV RATIO (1)
--------------------------------------------------------------------------------------------------------------------------------
Column Financial, Inc.                    30       $  169,159,967         59.2%            5.719%        1.61x          70.9%
NCB, FSB                                  22           69,351,940         24.3%            5.598%        5.08           16.6%
KeyBank National Association               5           47,374,407         16.6%            5.636%        1.25           77.0%
                                      ------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                   57       $  285,886,314        100.0%            5.676%        2.39x          58.7%
                                      ==========================================================================================

(1)  ASSUMES A CUT-OFF DATE IN NOVEMBER 2004.

                             MORTGAGE INTEREST RATES

                                                                                         WEIGHTED
                                       NUMBER OF                     PERCENTAGE OF       AVERAGE                     WEIGHTED
                                      UNDERLYING    CUT-OFF DATE         INITIAL         MORTGAGE      WEIGHTED      AVERAGE
             RANGE OF                  MORTGAGE      PRINCIPAL      LOAN GROUP NO. 2     INTEREST       AVERAGE    CUT-OFF DATE
      MORTGAGE INTEREST RATES            LOANS      BALANCE (1)          BALANCE           RATE        U/W DSCR    LTV RATIO (1)
--------------------------------------------------------------------------------------------------------------------------------
     4.700%      -       5.000%            4       $   49,911,947         17.5%            4.880%         2.61x         53.7%
     5.001%      -       5.500%            7           29,347,890         10.3%            5.378%         4.11          38.7%
     5.501%      -       5.750%            9           58,047,741         20.3%            5.636%         1.42          75.6%
     5.751%      -       6.000%           19           93,015,612         32.5%            5.882%         2.75          53.1%
     6.001%      -       6.500%           11           45,969,272         16.1%            6.129%         1.68          66.6%
     6.501%      -       7.000%            4            8,874,793          3.1%            6.743%         1.33          65.9%
     7.001%      -       7.680%            3              719,059          0.3%            7.538%         7.02           6.6%
                                      -------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                   57       $  285,886,314        100.0%            5.676%         2.39x         58.7%
                                      ===========================================================================================

MAXIMUM MORTGAGE INTEREST RATE:                              7.680%
MINIMUM MORTGAGE INTEREST RATE:                              4.700%
WTD. AVG. MORTGAGE INTEREST RATE:                            5.676%

(1)  ASSUMES A CUT-OFF DATE IN NOVEMBER 2004.

                         CUT-OFF DATE PRINCIPAL BALANCES

                                                                                         WEIGHTED
                                       NUMBER OF                     PERCENTAGE OF       AVERAGE                     WEIGHTED
                                      UNDERLYING    CUT-OFF DATE         INITIAL         MORTGAGE      WEIGHTED      AVERAGE
      RANGE OF CUT-OFF DATE            MORTGAGE      PRINCIPAL      LOAN GROUP NO. 2     INTEREST       AVERAGE    CUT-OFF DATE
      PRINCIPAL BALANCES (1)             LOANS      BALANCE (1)          BALANCE           RATE        U/W DSCR    LTV RATIO (1)
--------------------------------------------------------------------------------------------------------------------------------
    $197,551   -       750,000             6       $    2,605,303          0.9%            6.592%        3.63x          38.3%
     750,001   -     1,000,000             4            3,566,430          1.2%            6.079%        3.38           44.0%
   1,000,001   -     1,500,000             7            8,796,552          3.1%            5.965%        4.36           36.5%
   1,500,001   -     2,000,000             4            7,567,796          2.6%            5.971%        4.20           43.6%
   2,000,001   -     2,500,000             3            7,165,111          2.5%            5.249%        2.74           40.4%
   2,500,001   -     3,000,000             4           11,645,517          4.1%            5.538%        2.68           53.1%
   3,000,001   -     4,000,000             8           27,790,551          9.7%            5.956%        2.12           59.1%
   4,000,001   -     5,000,000             3           13,922,754          4.9%            5.877%        3.12           52.1%
   5,000,001   -     6,000,000             1            5,755,827          2.0%            5.790%        1.31           65.6%
   6,000,001   -     7,000,000             4           26,722,698          9.3%            5.645%        2.75           61.6%
   7,000,001   -     8,000,000             4           30,478,811         10.7%            5.630%        2.70           45.8%
   8,000,001   -    12,000,000             4           42,851,005         15.0%            5.940%        1.45           71.5%
  12,000,001   -    15,000,000             2           27,881,058          9.8%            5.755%        1.28           78.4%
  15,000,001   -    20,000,000             2           32,636,900         11.4%            5.701%        2.79           50.5%
  20,000,001   -   $36,500,000             1           36,500,000         12.8%            4.930%        2.35           63.0%
                                      ------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                   57       $  285,886,314        100.0%            5.676%        2.39x          58.7%
                                      ==========================================================================================

MAXIMUM CUT-OFF DATE PRINCIPAL BALANCE (1):                          $ 36,500,000
MINIMUM CUT-OFF DATE PRINCIPAL BALANCE (1):                          $    197,551
AVERAGE CUT-OFF DATE PRINCIPAL BALANCE (1):                          $  5,015,549

(1)  ASSUMES A CUT-OFF DATE IN NOVEMBER 2004.

                           ORIGINAL AMORTIZATION TERMS

                                                                                         WEIGHTED
                                      NUMBER OF                      PERCENTAGE OF       AVERAGE                      WEIGHTED
       RANGE OF                       UNDERLYING    CUT-OFF DATE        INITIAL          MORTGAGE      WEIGHTED       AVERAGE
ORIGINAL AMORTIZATION                  MORTGAGE      PRINCIPAL      LOAN GROUP NO. 2     INTEREST       AVERAGE    CUT-OFF DATE
    TERMS (MONTHS)                       LOANS      BALANCE (1)          BALANCE           RATE        U/W DSCR    LTV RATIO (1)
--------------------------------------------------------------------------------------------------------------------------------
     Interest Only                         3       $   41,950,000         14.7%            5.061%        2.85x          56.5%
  180      -      300                     14           34,229,580         12.0%            5.972%        1.91           60.4%
  301      -      480                     40          209,706,733         73.4%            5.751%        2.38           58.9%

                                       -----------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                   57       $  285,886,314        100.0%            5.676%        2.39x          58.7%
                                       =========================================================================================

MAXIMUM ORIGINAL AMORTIZATION TERM (MONTHS) (2):                 480
MINIMUM ORIGINAL AMORTIZATION TERM (MONTHS) (2):                 180
WTD. AVG. ORIGINAL AMORTIZATION TERM (MONTHS) (2):               364

(1)  ASSUMES A CUT-OFF DATE IN NOVEMBER 2004.
(2)  DOES NOT INCLUDE LOANS WITH INTEREST ONLY PAYMENTS UNTIL THE MATURITY DATE.

                      ORIGINAL TERMS TO STATED MATURITY (1)

                                                                                         WEIGHTED
                                       NUMBER OF                      PERCENTAGE OF      AVERAGE                     WEIGHTED
           RANGE OF                   UNDERLYING    CUT-OFF DATE         INITIAL         MORTGAGE      WEIGHTED       AVERAGE
        ORIGINAL TERMS                 MORTGAGE       PRINCIPAL     LOAN GROUP NO. 2     INTEREST      AVERAGE     CUT-OFF DATE
TO STATED MATURITY (MONTHS) (1)         LOANS        BALANCE (2)         BALANCE           RATE        U/W DSCR    LTV RATIO (2)
--------------------------------------------------------------------------------------------------------------------------------
      60      -       84                  8        $   68,425,608              23.9%        5.360%         1.89x           69.7%
      85      -      120                 42           188,306,564              65.9%        5.772%         2.24            60.8%
     121      -      240                  7            29,154,141              10.2%        5.796%         4.54            20.0%

                                      ------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                  57        $  285,886,314             100.0%        5.676%         2.39x           58.7%
                                      ==========================================================================================

MAXIMUM ORIGINAL TERM TO STATED MATURITY (MONTHS) (1):                         240
MINIMUM ORIGINAL TERM TO STATED MATURITY (MONTHS) (1):                          60
WTD. AVG. ORIGINAL TERM TO STATED MATURITY (MONTHS) (1):                       113

(1) IN THE CASE OF ARD LOANS, THE ANTICIPATED REPAYMENT DATE IS ASSUMED TO BE THE MATURITY DATE FOR THE PURPOSE OF THE FOREGOING TABLE.
(2)  ASSUMES A CUT-OFF DATE IN NOVEMBER 2004.

                          REMAINING AMORTIZATION TERMS

                                                                                         WEIGHTED
                                       NUMBER OF                      PERCENTAGE OF      AVERAGE                     WEIGHTED
           RANGE OF                   UNDERLYING    CUT-OFF DATE         INITIAL         MORTGAGE      WEIGHTED       AVERAGE
    REMAINING AMORTIZATION             MORTGAGE       PRINCIPAL     LOAN GROUP NO. 2     INTEREST      AVERAGE     CUT-OFF DATE
      TERMS (MONTHS) (1)                LOANS        BALANCE (1)         BALANCE           RATE        U/W DSCR    LTV RATIO (1)
--------------------------------------------------------------------------------------------------------------------------------
        Interest Only                      3       $   41,950,000          14.7%           5.061%        2.85x         56.5%
     174      -      250                   6            9,874,790           3.5%           5.561%        3.29          31.3%
     251      -      300                   8           24,354,790           8.5%           6.138%        1.35          72.2%
     301      -      355                  12           61,907,197          21.7%           5.743%        2.20          53.8%
     356      -      477                  28          147,799,536          51.7%           5.754%        2.45          61.1%

                                      ------------------------------------------------------------------------------------------
TOTAL/WEIGHTED                            57       $  285,886,314         100.0%           5.676%        2.39x         58.7%
                                      ==========================================================================================

MAXIMUM REMAINING AMORTIZATION TERM (MONTHS) (1)(2):                  477
MINIMUM REMAINING AMORTIZATION TERM (MONTHS) (1)(2):                  174
WTD. AVG. REMAINING AMORTIZATION TERM (MONTHS) (1)(2):                360

(1)  ASSUMES A CUT-OFF DATE IN NOVEMBER 2004.
(2)  DOES NOT INCLUDE LOANS WITH INTEREST ONLY PAYMENTS UNTIL THE MATURITY DATE.

                       REMAINING TERMS TO STATED MATURITY

                                                                                         WEIGHTED
                                       NUMBER OF                      PERCENTAGE OF      AVERAGE                     WEIGHTED
              RANGE OF                UNDERLYING    CUT-OFF DATE         INITIAL         MORTGAGE      WEIGHTED       AVERAGE
          REMAINING TERMS              MORTGAGE       PRINCIPAL     LOAN GROUP NO. 2     INTEREST      AVERAGE     CUT-OFF DATE
TO STATED MATURITY (MONTHS) (1)(2)      LOANS        BALANCE (2)         BALANCE           RATE        U/W DSCR    LTV RATIO (2)
--------------------------------------------------------------------------------------------------------------------------------
      54      -       84                    9      $   76,025,608         26.6%            5.433%        1.84x          70.3%
      85      -      114                    8          29,989,958         10.5%            5.737%        1.85           60.0%
     115      -      120                   33         150,716,607         52.7%            5.763%        2.36           60.2%
     121      -      237                    7          29,154,141         10.2%            5.796%        4.54           20.0%

                                      ------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                    57      $  285,886,314        100.0%            5.676%        2.39x          58.7%
                                      ==========================================================================================

MAXIMUM REMAINING TERM TO STATED MATURITY (MONTHS) (1)(2):                237
MINIMUM REMAINING TERM TO STATED MATURITY (MONTHS) (1)(2):                 54
WTD. AVG. REMAINING TERM TO STATED MATURITY (MONTHS) (1)(2):              109

(1) IN THE CASE OF ARD LOANS, THE ANTICIPATED REPAYMENT DATE IS ASSUMED TO BE THE MATURITY DATE FOR THE PURPOSE OF THE FOREGOING TABLE.
(2)  ASSUMES A CUT-OFF DATE IN NOVEMBER 2004.

                           YEARS BUILT/YEARS RENOVATED

                                                                                         WEIGHTED
                                       NUMBER OF                      PERCENTAGE OF      AVERAGE                     WEIGHTED
                                       MORTGAGED    CUT-OFF DATE         INITIAL         MORTGAGE      WEIGHTED       AVERAGE
           RANGE OF YEARS                REAL         PRINCIPAL     LOAN GROUP NO. 2     INTEREST      AVERAGE     CUT-OFF DATE
         BUILT/RENOVATED (1)          PROPERTIES     BALANCE (2)         BALANCE           RATE        U/W DSCR    LTV RATIO (2)
--------------------------------------------------------------------------------------------------------------------------------
     1958     -      1985                 13       $     57,052,038      20.0%             5.808%        1.69x          66.1%
     1986     -      1994                  8             23,502,698       8.2%             5.244%        4.20           38.7%
     1995     -      1998                  8             45,456,320      15.9%             5.846%        3.32           43.3%
     1999     -      2000                 15             33,671,669      11.8%             5.741%        2.74           56.9%
     2001     -      2002                 11             65,170,390      22.8%             5.486%        2.04           65.0%
     2003     -      2004                 11             61,033,200      21.3%             5.759%        1.84           65.5%

                                      ------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                   66       $    285,886,314     100.0%             5.676%        2.39x          58.7%
                                      ==========================================================================================

MOST RECENT YEAR BUILT/RENOVATED (1):                        2004
OLDEST YEAR BUILT/RENOVATED (1):                             1958
WTD. AVG. YEAR BUILT/RENOVATED (1):                          1994

(1) YEARS BUILT/RENOVATED REFLECTS THE LATER OF THE YEAR BUILT AND YEAR RENOVATED OR CO-OP CONVERSION DATES IN THE CASE OF CO-OP MORTGAGED PROPERTIES.
(2)  ASSUMES A CUT-OFF DATE IN NOVEMBER 2004.

                         OCCUPANCY RATES AT UNDERWRITING

                                                                                         WEIGHTED
                                       NUMBER OF                      PERCENTAGE OF      AVERAGE                     WEIGHTED
                                       MORTGAGED    CUT-OFF DATE         INITIAL         MORTGAGE      WEIGHTED       AVERAGE
           RANGE OF                      REAL         PRINCIPAL     LOAN GROUP NO. 2     INTEREST      AVERAGE     CUT-OFF DATE
    OCCUPANCY RATES AT U/W            PROPERTIES     BALANCE (1)         BALANCE           RATE        U/W DSCR    LTV RATIO (1)
--------------------------------------------------------------------------------------------------------------------------------
     75%       -      85%                  6       $   14,011,433         4.9%             5.511%        1.74x          65.9%
     86%       -      90%                  6           48,160,814        16.8%             5.644%        1.40           74.6%
     91%       -      93%                  5           32,802,883        11.5%             5.822%        1.51           72.2%
     94%       -      95%                  6           39,632,979        13.9%             5.831%        1.50           75.0%
     96%       -      97%                  9           42,838,199        15.0%             5.436%        1.60           72.6%
     98%       -     100%                 34          108,440,005        37.9%             5.706%        3.82           35.3%

                                      ------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                   66       $  285,886,314       100.0%             5.676%        2.39x          58.7%
                                      ==========================================================================================

MAXIMUM OCCUPANCY RATE AT U/W :                                  100%
MINIMUM OCCUPANCY RATE AT U/W :                                   75%
WTD. AVG. OCCUPANCY RATE AT U/W :                                 95%

(1)  ASSUMES A CUT-OFF DATE IN NOVEMBER 2004.

                    UNDERWRITTEN DEBT SERVICE COVERAGE RATIOS

                                                                                         WEIGHTED
                                       NUMBER OF                      PERCENTAGE OF      AVERAGE                     WEIGHTED
                                      UNDERLYING    CUT-OFF DATE         INITIAL         MORTGAGE      WEIGHTED       AVERAGE
          RANGE OF                     MORTGAGE       PRINCIPAL     LOAN GROUP NO. 2     INTEREST      AVERAGE     CUT-OFF DATE
          U/W DSCRs                     LOANS        BALANCE (1)         BALANCE           RATE        U/W DSCR    LTV RATIO (1)
--------------------------------------------------------------------------------------------------------------------------------
     1.21x    -       1.30                11       $   84,511,729        29.6%             5.733%        1.26x          76.6%
     1.31     -       1.35                10           54,351,830        19.0%             6.037%        1.33           73.7%
     1.36     -       1.40                 1            1,645,639         0.6%             6.180%        1.36           78.4%
     1.41     -       1.45                 4            9,066,184         3.2%             5.842%        1.43           77.0%
     1.46     -       1.50                 1            4,844,687         1.7%             5.630%        1.49           79.4%
     1.51     -       1.60                 2            3,138,680         1.1%             5.900%        1.56           70.9%
     1.61     -       1.70                 3            6,907,470         2.4%             5.409%        1.65           65.4%
     1.71     -       2.00                 2           15,568,154         5.4%             6.137%        1.80           62.7%
     2.01     -      11.49x               23          105,851,940        37.0%             5.368%        4.14           32.6%

                                      ------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                   57       $  285,886,314       100.0%             5.676%        2.39x          58.7%
                                      ==========================================================================================

MAXIMUM U/W DSCR:                     11.49x
MINIMUM U/W DSCR:                      1.21x
WTD. AVG. U/W DSCR:                    2.39x

(1)  ASSUMES A CUT-OFF DATE IN NOVEMBER 2004.

                        CUT-OFF DATE LOAN-TO-VALUE RATIOS

                                                                                         WEIGHTED
                                       NUMBER OF                      PERCENTAGE OF      AVERAGE                     WEIGHTED
                                      UNDERLYING    CUT-OFF DATE         INITIAL         MORTGAGE      WEIGHTED       AVERAGE
     RANGE OF CUT-OFF DATE             MORTGAGE       PRINCIPAL     LOAN GROUP NO. 2     INTEREST      AVERAGE     CUT-OFF DATE
    LOAN-TO-VALUE RATIOS (1)            LOANS        BALANCE (1)         BALANCE           RATE        U/W DSCR    LTV RATIO (1)
--------------------------------------------------------------------------------------------------------------------------------
      4.5%    -      60.0%                25       $   85,174,295        29.8%             5.648%        4.46x          24.1%
     60.1%    -      70.0%                11           66,964,858        23.4%             5.466%        1.89           64.5%
     70.1%    -      74.5%                 1            3,086,751         1.1%             5.650%        1.44           72.6%
     74.6%    -      75.5%                 2           10,612,469         3.7%             5.982%        1.34           75.3%
     75.6%    -      77.5%                 6           54,494,081        19.1%             5.862%        1.32           76.7%
     77.6%    -      78.5%                 3            7,677,160         2.7%             5.949%        1.35           78.4%
     78.6%    -      79.8%                 9           57,876,698        20.2%             5.695%        1.30           79.7%
                                      ------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                   57       $  285,886,314       100.0%             5.676%        2.39x          58.7%
                                      ==========================================================================================

MAXIMUM CUT-OFF DATE LTV RATIO (1):      79.8%
MINIMUM CUT-OFF DATE LTV RATIO (1):       4.5%
WTD. AVG. CUT-OFF DATE LTV RATIO (1):    58.7%

(1)  ASSUMES A CUT-OFF DATE IN NOVEMBER 2004.

                       MORTGAGED REAL PROPERTIES BY STATE

                                                                                         WEIGHTED
                                       NUMBER OF                      PERCENTAGE OF      AVERAGE                     WEIGHTED
                                       MORTGAGED    CUT-OFF DATE         INITIAL         MORTGAGE      WEIGHTED       AVERAGE
                                         REAL         PRINCIPAL     LOAN GROUP NO. 2     INTEREST      AVERAGE     CUT-OFF DATE
STATE                                    LOANS        BALANCE (1)        BALANCE           RATE        U/W DSCR    LTV RATIO (2)
--------------------------------------------------------------------------------------------------------------------------------
Texas                                     10       $   45,557,735        15.9%             5.790%        1.42x          75.3%
New York                                  20           45,111,594        15.8%             5.422%        5.41           17.0%
Michigan                                   8           44,949,806        15.7%             5.195%        2.55           55.6%
Florida                                    4           38,187,736        13.4%             5.829%        1.28           77.3%
New Jersey                                 2           17,459,279         6.1%             5.940%        4.48           17.7%
Mississippi                                2           15,190,871         5.3%             5.856%        1.30           79.8%
Connecticut                                5           14,735,736         5.2%             6.053%        1.75           61.2%
Indiana                                    1           13,960,155         4.9%             5.720%        1.26           77.1%
California                                 2           13,860,990         4.8%             5.550%        1.30           75.8%
  Northern California (2)                  2           13,860,990         4.8%             5.550%        1.30           75.8%
Arizona                                    2            9,595,292         3.4%             5.830%        1.31           70.7%
Maryland                                   4            8,797,187         3.1%             6.637%        1.34           62.9%
Ohio                                       2            7,991,122         2.8%             5.716%        1.23           79.5%
Delaware                                   1            3,919,169         1.4%             6.070%        1.72           76.1%
Louisiana                                  2            3,588,632         1.3%             6.028%        1.46           76.4%
Oklahoma                                   1            2,981,009         1.0%             4.750%        1.66           51.8%

                                      ------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                   66       $  285,886,314       100.0%             5.676%        2.39x          58.7%
                                      ==========================================================================================

(1)  ASSUMES A CUT-OFF DATE IN NOVEMBER 2004.
(2) NORTHERN CALIFORNIA CONSISTS OF MORTGAGED REAL PROPERTIES LOCATED IN CALIFORNIA WITH ZIP CODES GREATER THAN 93600.

                     UNDERLYING MORTGAGE LOANS BY LOAN TYPE

                                                                             WEIGHTED
                                NUMBER OF                   PERCENTAGE OF     AVERAGE               WEIGHTED         WEIGHTED
                               UNDERLYING   CUT-OFF DATE       INITIAL       MORTGAGE  WEIGHTED      AVERAGE         AVERAGE
                                MORTGAGE      PRINCIPAL    LOAN GROUP NO. 2  INTEREST  AVERAGE    CUT-OFF DATE      REMAINING
LOAN TYPE                         LOANS      BALANCE (1)       BALANCE         RATE    U/W DSCR   LTV RATIO (1)   IO PERIOD (1)
--------------------------------------------------------------------------------------------------------------------------------
Balloons without IO Term           46      $  198,933,697         69.6%       5.784%     2.44x         57.1%            N/A
Balloons with Partial IO Term       2          19,155,000          6.7%       6.090%     1.34          76.3%             20
Interest Only Balloon Loans         3          41,950,000         14.7%       5.061%     2.85          56.5%             72
ARD Loans without IO Periods        1          17,165,187          6.0%       5.540%     1.22          79.8%            N/A
Fully Amortizing                    5           8,682,429          3.0%       5.530%     3.56          27.5%            N/A

                               -------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:            57      $  285,886,314        100.0%       5.676%     2.39x         58.7%            N/A
                               =================================================================================================

(1)  ASSUMES A CUT-OFF DATE IN NOVEMBER 2004.

                   MORTGAGED REAL PROPERTIES BY PROPERTY TYPE

                                                                                        WEIGHTED
                                       NUMBER OF                      PERCENTAGE OF     AVERAGE                 WEIGHTED
                                       MORTGAGED     CUT-OFF DATE        INITIAL        MORTGAGE   WEIGHTED      AVERAGE
                                          REAL        PRINCIPAL      LOAN GROUP NO. 2   INTEREST   AVERAGE    CUT-OFF DATE
PROPERTY TYPE                          PROPERTIES    BALANCE (1)         BALANCE          RATE     U/W DSCR   LTV RATIO (1)
---------------------------------------------------------------------------------------------------------------------------
Multifamily                                63       $  273,141,028         95.5%         5.665%      2.44x        58.1%
Mixed Use                                   3           12,745,285          4.5%         5.922%      1.31         72.5%

                                       ------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                    66       $  285,886,314        100.0%         5.676%      2.39x        58.7%
                                       ====================================================================================

(1)  ASSUMES A CUT-OFF DATE IN NOVEMBER 2004.

                 MORTGAGED REAL PROPERTIES BY PROPERTY SUB-TYPE

                                                                                        WEIGHTED
                                       NUMBER OF                      PERCENTAGE OF     AVERAGE                 WEIGHTED
                                       MORTGAGED     CUT-OFF DATE        INITIAL        MORTGAGE   WEIGHTED      AVERAGE
                    PROPERTY             REAL         PRINCIPAL      LOAN GROUP NO. 2   INTEREST   AVERAGE    CUT-OFF DATE
PROPERTY TYPE       SUB-TYPE           PROPERTIES    BALANCE (1)         BALANCE          RATE     U/W DSCR   LTV RATIO (1)
---------------------------------------------------------------------------------------------------------------------------
MULTIFAMILY
                Conventional               30       $  147,742,974        51.7%          5.823%      1.32x        75.6%
                Cooperative                23           81,000,925        28.3%          5.679%      4.61         22.6%
                Manufactured Housing       10           44,397,129        15.5%          5.111%      2.19         64.6%

                                       ------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                    63       $  273,141,028        95.5%          5.665%      2.44x        58.1%
                                       ====================================================================================

(1)  ASSUMES A CUT-OFF DATE IN NOVEMBER 2004.

                     PREPAYMENT PROVISION AS OF CUT-OFF DATE

                                                                                         WEIGHTED       WEIGHTED
                                                                                         AVERAGE        AVERAGE        WEIGHTED
                                                                      PERCENTAGE OF     REMAINING      REMAINING       AVERAGE
              RANGE OF                 NUMBER OF     CUT-OFF DATE        INITIAL         LOCKOUT        LOCKOUT       REMAINING
        REMAINING TERMS TO             MORTGAGE       PRINCIPAL      LOAN GROUP NO. 2     PERIOD    PLUS YM PERIOD     MATURITY
      STATED MATURITY (MONTHS)           LOANS        BALANCE (1)        BALANCE         (MONTHS)       (MONTHS)     (MONTHS) (2)
---------------------------------------------------------------------------------------------------------------------------------
        54      -       59                 7        $   56,870,608        19.9%             53            53               56
        60      -       84                 2            19,155,000         6.7%             77            77               80
        85      -      120                41           180,706,564        63.2%            109           110              116
       121      -      237                 7            29,154,141        10.2%            176           176              186

                                       ------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                   57        $  285,886,314       100.0%            103           103              109
                                       ==========================================================================================

(1)  ASSUMES A CUT-OFF DATE IN NOVEMBER 2004.
(2) IN THE CASE OF THE ARD LOANS, THE ANTICIPATED REPAYMENT DATE IS ASSUMED TO BE THE MATURITY DATE FOR THE PURPOSES OF THE INDICATED COLUMN.

                                PREPAYMENT OPTION

                                                                                         WEIGHTED      WEIGHTED
                                                                                         AVERAGE       AVERAGE         WEIGHTED
                                                                      PERCENTAGE OF     REMAINING     REMAINING        AVERAGE
                                       NUMBER OF     CUT-OFF DATE        INITIAL         LOCKOUT       LOCKOUT        REMAINING
                                        MORTGAGE      PRINCIPAL      LOAN GROUP NO. 2     PERIOD    PLUS YM PERIOD     MATURITY
        PREPAYMENT OPTION                 LOANS       BALANCE (1)        BALANCE         (MONTHS)       (MONTHS)     (MONTHS) (2)
---------------------------------------------------------------------------------------------------------------------------------
Lockout / Defeasance                      42        $  250,119,053        87.5%            103           103              107
Lockout / Static                          14            29,286,964        10.2%            105           105              126
Lockout / Yield Maintenance                1             6,480,297         2.3%             79           111              115

                                       ------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                   57        $  285,886,314       100.0%            103           103              109
                                       ==========================================================================================

(1)  ASSUMES A CUT-OFF DATE IN NOVEMBER 2004.

(2) IN THE CASE OF THE ARD LOANS, THE ANTICIPATED REPAYMENT DATE IS ASSUMED TO BE THE MATURITY DATE FOR THE PURPOSES OF THE INDICATED COLUMN.

              LOAN GROUP NO. 2 MORTGAGE POOL PREPAYMENT PROFILE (1)

                        NUMBER OF
         MONTHS SINCE    MORTGAGE   OUTSTANDING    % OF POOL      YIELD      PREPAYMENT   % OF POOL
 DATE    CUT-OFF DATE     LOANS     BALANCE (MM)    LOCKOUT    MAINTENANCE     PREMIUM      OPEN       TOTAL
--------------------------------------------------------------------------------------------------------------
NOV-04          0           57      $      285.9    100.00%       0.00%         0.00%        0.00%     100.0%

NOV-05         12           57      $      282.9    100.00%       0.00%         0.00%        0.00%     100.0%

NOV-06         24           57      $      279.7    100.00%       0.00%         0.00%        0.00%     100.0%

NOV-07         36           57      $      276.2    100.00%       0.00%         0.00%        0.00%     100.0%

NOV-08         48           57      $      272.5     99.77%       0.00%         0.00%        0.23%     100.0%

NOV-09         60           50      $      213.3    100.00%       0.00%         0.00%        0.00%     100.0%

NOV-10         72           50      $      209.5    100.00%       0.00%         0.00%        0.00%     100.0%

NOV-11         84           48      $      187.6     96.76%       3.24%         0.00%        0.00%     100.0%

NOV-12         96           48      $      183.7     96.73%       3.27%         0.00%        0.00%     100.0%

NOV-13        108           48      $      179.5     83.79%       3.30%        11.53%        1.38%     100.0%

NOV-14        120            7      $       23.8    100.00%       0.00%         0.00%        0.00%     100.0%

NOV-15        132            7      $       23.1    100.00%       0.00%         0.00%        0.00%     100.0%

NOV-16        144            7      $       22.4     77.27%       0.00%        22.73%        0.00%     100.0%

NOV-17        156            7      $       21.6     76.56%       0.00%        23.44%        0.00%     100.0%

NOV-18        168            7      $       20.7     75.75%       0.00%        24.25%        0.00%     100.0%

NOV-19        180            2      $        1.8    100.00%       0.00%         0.00%        0.00%     100.0%

NOV-20        192            2      $        1.4    100.00%       0.00%         0.00%        0.00%     100.0%

NOV-21        204            2      $        1.1    100.00%       0.00%         0.00%        0.00%     100.0%

NOV-22        216            2      $        0.7    100.00%       0.00%         0.00%        0.00%     100.0%

NOV-23        228            2      $        0.3    100.00%       0.00%         0.00%        0.00%     100.0%

(1) CALCULATED ASSUMING THAT NO MORTGAGE LOAN PREPAYS, DEFAULTS OR IS REPURCHASED PRIOR TO STATED MATURITY, EXCEPT THAT THE ARD LOANS ARE ASSUMED TO PAY IN FULL ON THEIR RESPECTIVE ANTICIPATED REPAYMENT DATES. OTHERWISE CALCULATED BASED ON MATURITY ASSUMPTIONS TO BE SET FORTH IN THE FINAL PROSPECTUS SUPPLEMENT.

     RANGE OF CUT-OFF DATE RENTAL BASIS LOAN TO VALUE RATIOS FOR COOPERATIVE
                                 MORTGAGE LOANS

                                                                        WEIGHTED                 WEIGHTED       WEIGHTED
         RANGE OF         NUMBER OF                    PERCENTAGE OF     AVERAGE                 AVERAGE        AVERAGE
         CUT-OFF         UNDERLYING   CUT-OFF DATE       INITIAL        MORTGAGE   WEIGHTED    CUT-OFF DATE   CUT-OFF DATE
       RENTAL BASIS       MORTGAGE      PRINCIPAL    LOAN GROUP NO. 2   INTEREST   AVERAGE     CO-OP BASIS    RENTAL BASIS
         LTV (1)           LOANS       BALANCE (1)       BALANCE          RATE     U/W DSCR   LTV RATIO (1)   LTV RATIO (1)
---------------------------------------------------------------------------------------------------------------------------
   8.3%    -     9.9%         1       $    297,262         0.1%          7.490%      8.04x         4.5%            8.3%
  10.0%    -    19.9%         7         14,201,171         5.0%          5.598%      7.76         10.6%           16.8%
  20.0%    -    29.9%         8         36,147,259        12.6%          5.885%      4.70         16.4%           25.9%
  30.0%    -    58.2%         7         30,355,232        10.6%          5.453%      3.00         35.8%           44.8%

                         --------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:      23       $ 81,000,925        28.3%          5.679%      4.61x        22.6%           31.3%
                         ==================================================================================================

MAXIMUM CUT-OFF DATE RENTAL BASIS LTV RATIO (1):          58.2%
MINIMUM CUT-OFF DATE RENTAL BASIS LTV RATIO (1):           8.3%
WTD. AVG. CUT-OFF DATE RENTAL BASIS LTV RATIO (1):        31.3%

(1)  ASSUMES A CUT-OFF DATE IN NOVEMBER 2004.

     RANGE OF CUT-OFF DATE CO-OP BASIS LOAN TO VALUE RATIOS FOR COOPERATIVE
                                 MORTGAGE LOANS

                                                                        WEIGHTED                WEIGHTED        WEIGHTED
         RANGE OF        NUMBER OF                    PERCENTAGE OF     AVERAGE                  AVERAGE        AVERAGE
         CUT-OFF         UNDERLYING   CUT-OFF DATE       INITIAL        MORTGAGE   WEIGHTED   CUT-OFF DATE    CUT-OFF DATE
       CO-OP BASIS       MORTGAGE      PRINCIPAL    LOAN GROUP NO. 2    INTEREST   AVERAGE     CO-OP BASIS    RENTAL BASIS
         LTV (1)           LOANS       BALANCE (1)       BALANCE          RATE     U/W DSCR   LTV RATIO (1)   LTV RATIO (1)
---------------------------------------------------------------------------------------------------------------------------
   4.5%    -     9.9%         6       $  9,043,533         3.2%          5.574%      7.97x         8.4%           17.0%
  10.0%    -    19.9%        13         46,130,182        16.1%          5.812%      4.90         16.3%           25.9%
  20.0%    -    29.9%         3         14,178,225         5.0%          4.916%      3.81         23.0%           36.2%
  30.0%    -    58.2%         1         11,648,985         4.1%          6.160%      1.83         58.2%           58.2%

                         --------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:      23       $ 81,000,925        28.3%          5.679%      4.61x        22.6%           31.3%
                         ==================================================================================================

MAXIMUM CUT-OFF DATE CO-OP BASIS LTV RATIO: (1)           58.2%
MINIMUM CUT-OFF DATE CO-OP BASIS LTV RATIO: (1)            4.5%
WTD. AVG. CUT-OFF DATE CO-OP BASIS LTV RATIO: (1)         22.6%

(1)  ASSUMES A CUT-OFF DATE IN NOVEMBER 2004.

              SPONSOR-OWNED UNITS IN THE COOPERATIVE MORTGAGE LOANS

                                                                 WEIGHTED                WEIGHTED         WEIGHTED        WEIGHTED
                   NUMBER OF                    PERCENTAGE OF     AVERAGE                 AVERAGE         AVERAGE         AVERAGE
  PERCENTAGE      UNDERLYING   CUT-OFF DATE        INITIAL       MORTGAGE   WEIGHTED   CUT-OFF DATE     CUT-OFF DATE     PERCENT OF
  OF SPONSOR-      MORTGAGE     PRINCIPAL     LOAN GROUP NO. 2   INTEREST   AVERAGE     CO-OP BASIS     RENTAL BASIS   SPONSOR OWNED
  OWNED UNITS       LOANS      BALANCE (1)         BALANCE         RATE     U/W DSCR   LTV RATIO (1)   LTV RATIO (1)       UNITS
------------------------------------------------------------------------------------------------------------------------------------
      None            11       $ 24,452,425         8.6%          5.857%      5.42x        15.4%            25.3%           0.0%
   1.7% - 10.0%        1         11,648,985         4.1%          6.160%      1.83         58.2%            58.2%           1.7%
  10.0% - 20.0%        2          6,677,848         2.3%          5.393%      7.42          8.7%            18.0%          18.7%
  20.0% - 30.0%        4         22,879,080         8.0%          5.808%      4.70         16.9%            26.0%          23.5%
  30.0% - 40.0%        4         13,844,000         4.8%          4.880%      3.93         22.2%            35.7%          35.9%
  40.0% - 48.1%        1          1,498,588         0.5%          5.720%      5.50         17.4%            20.6%          48.1%

                  ------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED
  AVERAGE:            23       $ 81,000,925        28.3%          5.679%      4.61x        22.6%            31.3%          15.5%
                  ==================================================================================================================


MAXIUM PERCENTAGE OF SPONSOR-OWNED UNITS:                 48.1%
MINIMUM PERCENTAGE OF SPONSOR-OWNED UNITS (2):             1.7%
WTD. AVG. PERCENTAGE OF SPONSOR-OWNED UNITS:              15.5%

(1)  ASSUMES A CUT-OFF DATE IN NOVEMBER 2004.
(2)  DOES NOT INCLUDE COOPERATIVE MORTGAGE LOANS WITHOUT ANY SPONSOR-OWNED UNITS

           UNDERLYING MORTGAGED REAL PROPERTIES BY OWNERSHIP INTEREST

                                                                          WEIGHTED
                           NUMBER OF                    PERCENTAGE OF     AVERAGE                 WEIGHTED
                           MORTGAGED   CUT-OFF DATE        INITIAL        MORTGAGE   WEIGHTED     AVERAGE
                             REAL        PRINCIPAL     LOAN GROUP NO. 2   INTEREST    AVERAGE   CUT-OFF DATE
FEE/LEASEHOLD             PROPERTIES    BALANCE (1)         BALANCE        RATES     U/W DSCR   LTV RATIO (1)

-------------------------------------------------------------------------------------------------------------
Fee                           66       $ 285,886,314        100.0%         5.676%     2.39x         58.7%

                          -----------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:       66       $ 285,886,314        100.0%         5.676%     2.39x         58.7%
                          ===================================================================================

(1)  ASSUMES A CUT-OFF DATE IN NOVEMBER 2004.

                                    EXHIBIT B

                             FORM OF TRUSTEE REPORT

                                                                                    For Additional Information, please contact
                                                                                             CTSLink Customer Service
[WELLS FARGO LOGO]                                                                                (301) 815-6600
WELLS FARGO BANK, N.A.      CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.      Reports Available on the World Wide Web
CORPORATE TRUST SERVICES        COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                 @ www.ctslink.com/cmbs
9062 OLD ANNAPOLIS ROAD                        SERIES 2004-C4                       PAYMENT DATE:          12/17/2004
COLUMBIA, MD 21045                                                                  RECORD DATE:           11/30/2004

                           DISTRIBUTION DATE STATEMENT

                                TABLE OF CONTENTS

          STATEMENT SECTIONS                                                       PAGE(S)
          ------------------                                                       -------
          Certificate Distribution Detail                                             2
          Certificate Factor Detail                                                   3
          Reconciliation Detail                                                       4
          Other Required Information                                                  5
          Ratings Detail                                                              6
          Current Mortgage Loan and Property Stratification Tables                  7 - 9
          Mortgage Loan Detail                                                       10
          Principal Prepayment Detail                                                11
          Historical Detail                                                          12
          Delinquency Loan Detail                                                    13
          Specially Serviced Loan Detail                                           14 - 15
          Modified Loan Detail                                                       16
          Liquidated Loan Detail                                                     17

               DEPOSITOR                          MASTER SERVICER          MASTER & SPECIAL SERVICER         SPECIAL SERVICER
Credit Suisse First Boston Mortgage        KeyCorp Real Estate Capital    National Cooperative          J.E. Robert Company, Inc.
Securities Corp.                           Markets, Inc.                  Bank, FSB                     1650 Tysons Blvd Suite 1600
11 Madison Avenue, 5th Floor               911 Main Street, Suite 1500    1725 Eye Street, NW           McLean, VA 22102
New York, NY 10010                         Kansas City, MO 64105          Washington, DC 20006

Contact:      General Information Number   Contact:       Marty O'Conner  Contact:      Kathleen Luzik  Contact:      Keith Belcher
Phone Number: (212) 325-2000               Phone Number: (816) 221-8800   Phone Number: (202) 336-7633  Phone Number: (703) 714-8022

     This report has been compiled from information provided to Wells Fargo Bank, N.A. by various third parties, which may include the Master Servicers, Special Servicers and others. Wells Fargo Bank, N.A. has not independently confirmed the accuracy of information received from these third parties and assumes no duty to do so. Wells Fargo Bank, N.A. expressly disclaims any responsibility for the accuracy or completeness of information furnished by third parties.

Copyright, Wells Fargo Bank, N.A.                                   Page 1 of 17

                                                                                    For Additional Information, please contact
                                                                                             CTSLink Customer Service
[WELLS FARGO LOGO]                                                                                (301) 815-6600
WELLS FARGO BANK, N.A.      CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.      Reports Available on the World Wide Web
CORPORATE TRUST SERVICES        COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                 @ www.ctslink.com/cmbs
9062 OLD ANNAPOLIS ROAD                        SERIES 2004-C4                       PAYMENT DATE:          12/17/2004
COLUMBIA, MD 21045                                                                  RECORD DATE:           11/30/2004

                         CERTIFICATE DISTRIBUTION DETAIL

 Class\                Pass-Through    Original   Beginning     Principal       Interest     Prepayment
Component     CUSIP        Rate        Balance     Balance     Distribution   Distribution     Premium
-------------------------------------------------------------------------------------------------------
   A-1                     0.000000%       0.00        0.00            0.00           0.00         0.00
   A-2                     0.000000%       0.00        0.00            0.00           0.00         0.00
   A-3                     0.000000%       0.00        0.00            0.00           0.00         0.00
   A-4                     0.000000%       0.00        0.00            0.00           0.00         0.00
   A-5                     0.000000%       0.00        0.00            0.00           0.00         0.00
   A-6                     0.000000%       0.00        0.00            0.00           0.00         0.00
  A-1-A                    0.000000%       0.00        0.00            0.00           0.00         0.00
   A-J                     0.000000%       0.00        0.00            0.00           0.00         0.00
    B                      0.000000%       0.00        0.00            0.00           0.00         0.00
    C                      0.000000%       0.00        0.00            0.00           0.00         0.00
    D                      0.000000%       0.00        0.00            0.00           0.00         0.00
    E                      0.000000%       0.00        0.00            0.00           0.00         0.00
    F                      0.000000%       0.00        0.00            0.00           0.00         0.00
    G                      0.000000%       0.00        0.00            0.00           0.00         0.00
    H                      0.000000%       0.00        0.00            0.00           0.00         0.00
    J                      0.000000%       0.00        0.00            0.00           0.00         0.00
    K                      0.000000%       0.00        0.00            0.00           0.00         0.00
    L                      0.000000%       0.00        0.00            0.00           0.00         0.00
    M                      0.000000%       0.00        0.00            0.00           0.00         0.00
    N                      0.000000%       0.00        0.00            0.00           0.00         0.00
    O                      0.000000%       0.00        0.00            0.00           0.00         0.00
    R                      0.000000%       0.00        0.00            0.00           0.00         0.00
    V                      0.000000%       0.00        0.00            0.00           0.00         0.00
-------------------------------------------------------------------------------------------------------
   Totals
-------------------------------------------------------------------------------------------------------

                        Realized Loss /                                Current
 Class\                Additional Trust       Total      Ending    Subordination
Component     CUSIP     Fund Expenses     Distribution   Balance       Level
--------------------------------------------------------------------------------
   A-1                             0.00           0.00      0.00            0.00%
   A-2                             0.00           0.00      0.00            0.00%
   A-3                             0.00           0.00      0.00            0.00%
   A-4                             0.00           0.00      0.00            0.00%
   A-5                             0.00           0.00      0.00            0.00%
   A-6                             0.00           0.00      0.00            0.00%
  A-1-A                            0.00           0.00      0.00            0.00%
   A-J                             0.00           0.00      0.00            0.00%
    B                              0.00           0.00      0.00            0.00%
    C                              0.00           0.00      0.00            0.00%
    D                              0.00           0.00      0.00            0.00%
    E                              0.00           0.00      0.00            0.00%
    F                              0.00           0.00      0.00            0.00%
    G                              0.00           0.00      0.00            0.00%
    H                              0.00           0.00      0.00            0.00%
    J                              0.00           0.00      0.00            0.00%
    K                              0.00           0.00      0.00            0.00%
    L                              0.00           0.00      0.00            0.00%
    M                              0.00           0.00      0.00            0.00%
    N                              0.00           0.00      0.00            0.00%
    O                              0.00           0.00      0.00            0.00%
    R                              0.00           0.00      0.00            0.00%
    V                              0.00           0.00      0.00            0.00%
--------------------------------------------------------------------------------
  Totals
--------------------------------------------------------------------------------

                                       Original   Beginning                                                Ending
                       Pass-Through    Notional   Notional       Interest     Prepayment       Total      Notional
  Class      CUSIP         Rate         Amount     Amount      Distribution     Premium    Distribution    Amount
------------------------------------------------------------------------------------------------------------------
   A-X                     0.000000%       0.00        0.00            0.00         0.00           0.00       0.00
  A-SP                     0.000000%       0.00        0.00            0.00         0.00           0.00       0.00
   A-Y                     0.000000%       0.00        0.00            0.00         0.00           0.00       0.00

(1) Calculated by taking (A) the sum of the ending certificate balance of all classes less (B) the sum of (i) the ending certificate balance of the designated class and (ii) the ending certificate balance of all classes which are not subordinate to the designated class and dividing the result by (A).

Copyright, Wells Fargo Bank, N.A.                                   Page 2 of 17

                                                                                    For Additional Information, please contact
                                                                                             CTSLink Customer Service
[WELLS FARGO LOGO]                                                                                (301) 815-6600
WELLS FARGO BANK, N.A.      CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.      Reports Available on the World Wide Web
CORPORATE TRUST SERVICES        COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                 @ www.ctslink.com/cmbs
9062 OLD ANNAPOLIS ROAD                        SERIES 2004-C4                       PAYMENT DATE:          12/17/2004
COLUMBIA, MD 21045                                                                  RECORD DATE:           11/30/2004

                            CERTIFICATE FACTOR DETAIL

                                                                               Realized Loss /
                      Beginning     Principal      Interest      Prepayment   Additional Trust   Ending
  Class      CUSIP     Balance    Distribution   Distribution     Premium       Fund Expenses    Balance
-------------------------------------------------------------------------------------------------------------
   A-1               0.00000000     0.00000000     0.00000000    0.00000000         0.00000000   0.00000000
   A-2               0.00000000     0.00000000     0.00000000    0.00000000         0.00000000   0.00000000
   A-3               0.00000000     0.00000000     0.00000000    0.00000000         0.00000000   0.00000000
   A-4               0.00000000     0.00000000     0.00000000    0.00000000         0.00000000   0.00000000
   A-5               0.00000000     0.00000000     0.00000000    0.00000000         0.00000000   0.00000000
   A-6               0.00000000     0.00000000     0.00000000    0.00000000         0.00000000   0.00000000
  A-1-A              0.00000000     0.00000000     0.00000000    0.00000000         0.00000000   0.00000000
   A-J               0.00000000     0.00000000     0.00000000    0.00000000         0.00000000   0.00000000
    B                0.00000000     0.00000000     0.00000000    0.00000000         0.00000000   0.00000000
    C                0.00000000     0.00000000     0.00000000    0.00000000         0.00000000   0.00000000
    D                0.00000000     0.00000000     0.00000000    0.00000000         0.00000000   0.00000000
    E                0.00000000     0.00000000     0.00000000    0.00000000         0.00000000   0.00000000
    F                0.00000000     0.00000000     0.00000000    0.00000000         0.00000000   0.00000000
    G                0.00000000     0.00000000     0.00000000    0.00000000         0.00000000   0.00000000
    H                0.00000000     0.00000000     0.00000000    0.00000000         0.00000000   0.00000000
    J                0.00000000     0.00000000     0.00000000    0.00000000         0.00000000   0.00000000
    K                0.00000000     0.00000000     0.00000000    0.00000000         0.00000000   0.00000000
    L                0.00000000     0.00000000     0.00000000    0.00000000         0.00000000   0.00000000
    M                0.00000000     0.00000000     0.00000000    0.00000000         0.00000000   0.00000000
    N                0.00000000     0.00000000     0.00000000    0.00000000         0.00000000   0.00000000
    O                0.00000000     0.00000000     0.00000000    0.00000000         0.00000000   0.00000000
    R                0.00000000     0.00000000     0.00000000    0.00000000         0.00000000   0.00000000
    V                0.00000000     0.00000000     0.00000000    0.00000000         0.00000000   0.00000000

                        Beginning                                      Ending
                        Notional        Interest      Prepayment      Notional
  Class      CUSIP       Amount       Distribution      Premium        Amount
------------------------------------------------------------------------------
  A-X                  0.00000000       0.00000000    0.00000000    0.00000000
 A-SP                  0.00000000       0.00000000    0.00000000    0.00000000
  A-Y                  0.00000000       0.00000000    0.00000000    0.00000000

Copyright, Wells Fargo Bank, N.A.                                   Page 3 of 17

                                                                                    For Additional Information, please contact
                                                                                             CTSLink Customer Service
[WELLS FARGO LOGO]                                                                                (301) 815-6600
WELLS FARGO BANK, N.A.      CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.      Reports Available on the World Wide Web
CORPORATE TRUST SERVICES        COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                 @ www.ctslink.com/cmbs
9062 OLD ANNAPOLIS ROAD                        SERIES 2004-C4                       PAYMENT DATE:          12/17/2004
COLUMBIA, MD 21045                                                                  RECORD DATE:           11/30/2004

                              RECONCILIATION DETAIL

                                 ADVANCE SUMMARY

P & I Advances Outstanding                                        0.00

Servicing Advances Outstanding                                    0.00

Reimbursement for Interest on P & I
Advances paid from general collections                            0.00

Reimbursement for Interest on Servicing
Advances paid from general collections                            0.00

                          MASTER SERVICING FEE SUMMARY

Current Period Accrued Master Servicing Fees                      0.00

Less Master Servicing Fees on Delinquent Payments                 0.00

Less Reductions to Master Servicing Fees                          0.00

Plus Master Servicing Fees for Delinquent Payments Received       0.00

Plus Adjustments for Prior Master Servicing Calculation           0.00

Total Master Servicing Fees Collected                             0.00

          Accrued          Uncovered                            Certificate
        Certificate       Prepayment       Indemnification   Deferred Interest
Class     Interest    Interest Shortfall      Expenses              Amount
--------------------------------------------------------------------------------
 A-1
 A-2
 A-3
 A-4
 A-5
 A-6
A-1-A
 A-J
 A-X
 A-SP
 A-Y
  B
  C
  D
  E
  F
  G
  H
  J
  K
  L
  M
  N
  O
--------------------------------------------------------------------------------
 Total
--------------------------------------------------------------------------------

               Unpaid        Optimal Interest   Interest                   Appraisal
              Interest         Distribution     Shortfall     Interest     Reduction
Class     Shortfall Amount        Amount         Amount     Distribution     Amount
-------------------------------------------------------------------------------------
 A-1
 A-2
 A-3
 A-4
 A-5
 A-6
A-1-A
 A-J
 A-X
 A-SP
 A-Y
  B
  C
  D
  E
  F
  G
  H
  J
  K
  L
  M
  N
  O
-------------------------------------------------------------------------------------
 Total
-------------------------------------------------------------------------------------

Copyright, Wells Fargo Bank, N.A.                                   Page 4 of 17

                                                                                    For Additional Information, please contact
                                                                                             CTSLink Customer Service
[WELLS FARGO LOGO]                                                                                (301) 815-6600
WELLS FARGO BANK, N.A.      CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.      Reports Available on the World Wide Web
CORPORATE TRUST SERVICES        COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                 @ www.ctslink.com/cmbs
9062 OLD ANNAPOLIS ROAD                        SERIES 2004-C4                       PAYMENT DATE:          12/17/2004
COLUMBIA, MD 21045                                                                  RECORD DATE:           11/30/2004

                           OTHER REQUIRED INFORMATION

           Available Distribution Amount                                    0.00

           Aggregate Number of Outstanding Loans                               0

           Aggregate Unpaid Principal Balance of Loans                      0.00

           Aggregate Stated Principal Balance of Loans                      0.00

           Aggregate Amount of Servicing Fee                                0.00

           Aggregate Amount of Special Servicing Fee                        0.00

           Aggregate Amount of Trustee Fee                                  0.00

           Aggregate Amount of Primary Servicing Fee Fee                    0.00

           Aggregate Trust Fund Expenses                                    0.00

           Specially Serviced Loans not Delinquent

               Number of Outstanding Loans                                     0

               Aggregate Unpaid Principal Balance                           0.00

Appraisal Reduction Amount

                   Appraisal        Cumulative        Most Recent
   Loan            Reduction           ASER            App. Red.
  Number            Amount            Amount             Date
----------------------------------------------------------------





----------------------------------------------------------------
   Total
----------------------------------------------------------------

Copyright, Wells Fargo Bank, N.A.                                   Page 5 of 17

                                                                                    For Additional Information, please contact
                                                                                             CTSLink Customer Service
[WELLS FARGO LOGO]                                                                                (301) 815-6600
WELLS FARGO BANK, N.A.      CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.      Reports Available on the World Wide Web
CORPORATE TRUST SERVICES        COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                 @ www.ctslink.com/cmbs
9062 OLD ANNAPOLIS ROAD                        SERIES 2004-C4                       PAYMENT DATE:          12/17/2004
COLUMBIA, MD 21045                                                                  RECORD DATE:           11/30/2004

                                 RATINGS DETAIL

                                      Original Ratings              Current Ratings (1)
                                --------------------------------------------------------------
           Class      CUSIP       Fitch    Moody's    S & P       Fitch    Moody's    S & P
           -----------------------------------------------------------------------------------
           A-1
           A-2
           A-3
           A-4
           A-5
           A-6
          A-1-A
           A-J
           A-X
          A-SP
           A-Y
            B
            C
            D
            E
            F
            G
            H
            J
            K
            L
            M
            N
            O

          NR  -  Designates that the class was not rated by the above agency at the time of original issuance.
          X   -  Designates that the above rating agency did not rate any classes in this transaction at the time of original issuance.
          N/A -  Data not available this period.

     1) For any class not rated at the time of original issuance by any particular rating agency, no request has been made subsequent to issuance to obtain rating information, if any, from such rating agency. The current ratings were obtained directly from the applicable rating agency within 30 days of the payment date listed above. The ratings may have changed since they were obtained. Because the ratings may have changed, you may want to obtain current ratings directly from the rating agencies.

   Fitch, Inc.                     Moody's Investors Service      Standard & Poor's Rating Services
   One State Street Plaza          99 Church Street               55 Water Street
   New York, New York 10004        New York, New York 10007       New York, New York 10041
   (212) 908-0500                  (212) 553-0300                 (212) 438-2430

Copyright, Wells Fargo Bank, N.A.                                   Page 6 of 17

                                                                                    For Additional Information, please contact
                                                                                             CTSLink Customer Service
[WELLS FARGO LOGO]                                                                                (301) 815-6600
WELLS FARGO BANK, N.A.      CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.      Reports Available on the World Wide Web
CORPORATE TRUST SERVICES        COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                 @ www.ctslink.com/cmbs
9062 OLD ANNAPOLIS ROAD                        SERIES 2004-C4                       PAYMENT DATE:          12/17/2004
COLUMBIA, MD 21045                                                                  RECORD DATE:           11/30/2004

            CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES

                                SCHEDULED BALANCE

                                     % of
  Scheduled     # of     Scheduled   Agg.        WAM                Weighted
   Balance      Loans     Balance    Bal.        (2)      WAC     Avg DSCR (1)
--------------------------------------------------------------------------------





--------------------------------------------------------------------------------
   Totals
--------------------------------------------------------------------------------

                                    STATE (3)

                                     % of
             # of     Scheduled      Agg.      WAM                Weighted
  State      Props     Balance       Bal.      (2)      WAC     Avg DSCR (1)
--------------------------------------------------------------------------------





--------------------------------------------------------------------------------
   Totals
--------------------------------------------------------------------------------

See footnotes on last page of this section.

Copyright, Wells Fargo Bank, N.A.                                   Page 7 of 17

                                                                                    For Additional Information, please contact
                                                                                             CTSLink Customer Service
[WELLS FARGO LOGO]                                                                                (301) 815-6600
WELLS FARGO BANK, N.A.      CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.      Reports Available on the World Wide Web
CORPORATE TRUST SERVICES        COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                 @ www.ctslink.com/cmbs
9062 OLD ANNAPOLIS ROAD                        SERIES 2004-C4                       PAYMENT DATE:          12/17/2004
COLUMBIA, MD 21045                                                                  RECORD DATE:           11/30/2004

            CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES

                         DEBT SERVICE COVERAGE RATIO (1)

                                         % of
   Debt Service    # of     Scheduled    Agg.        WAM              Weighted
  Coverage Ratio   Loans     Balance     Bal.        (2)      WAC   Avg DSCR (1)
--------------------------------------------------------------------------------





--------------------------------------------------------------------------------
   Totals
--------------------------------------------------------------------------------

                                PROPERTY TYPE (3)

                                     % of
  Property      # of     Scheduled   Agg.        WAM                  Weighted
    Type        Props     Balance    Bal.        (2)      WAC       Avg DSCR (1)
--------------------------------------------------------------------------------





--------------------------------------------------------------------------------
   Totals
--------------------------------------------------------------------------------

                                    NOTE RATE

                                        % of
  Note          # of     Scheduled      Agg.      WAM               Weighted
  Rate          Loans     Balance       Bal.      (2)      WAC    Avg DSCR (1)
--------------------------------------------------------------------------------





--------------------------------------------------------------------------------
   Totals
--------------------------------------------------------------------------------

                                    SEASONING

                                        % of
                # of     Scheduled      Agg.      WAM               Weighted
  Seasoning     Loans     Balance       Bal.      (2)      WAC    Avg DSCR (1)
--------------------------------------------------------------------------------





--------------------------------------------------------------------------------
   Totals
--------------------------------------------------------------------------------

See footnotes on last page of this section.

Copyright, Wells Fargo Bank, N.A.                                   Page 8 of 17

                                                                                    For Additional Information, please contact
                                                                                             CTSLink Customer Service
[WELLS FARGO LOGO]                                                                                (301) 815-6600
WELLS FARGO BANK, N.A.      CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.      Reports Available on the World Wide Web
CORPORATE TRUST SERVICES        COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                 @ www.ctslink.com/cmbs
9062 OLD ANNAPOLIS ROAD                        SERIES 2004-C4
COLUMBIA, MD 21045                                                                  PAYMENT DATE:          12/17/2004
                                                                                    RECORD DATE:           11/30/2004

            CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES

               ANTICIPATED REMAINING TERM (ARD AND BALLOON LOANS)

                                                       % of
       Anticipated Remaining   # of     Scheduled      Agg.      WAM                 Weighted
             Term (2)          Loans     Balance       Bal.      (2)      WAC      Avg DSCR (1)
     ------------------------------------------------------------------------------------------





     ------------------------------------------------------------------------------------------
        Totals
     ------------------------------------------------------------------------------------------

                 REMAINING STATED TERM (FULLY AMORTIZING LOANS)

                                                       % of
       Remaining Stated        # of     Scheduled      Agg.      WAM                 Weighted
            Term               Loans     Balance       Bal.      (2)      WAC      Avg DSCR (1)
     ------------------------------------------------------------------------------------------





     ------------------------------------------------------------------------------------------
        Totals
     ------------------------------------------------------------------------------------------

               REMAINING AMORTIZATION TERM (ARD AND BALLOON LOANS)

                                                       % of
       Remaining Amortization  # of     Scheduled      Agg.      WAM                 Weighted
                Term           Loans     Balance       Bal.      (2)      WAC      Avg DSCR (1)
     ------------------------------------------------------------------------------------------





     ------------------------------------------------------------------------------------------
        Totals
     ------------------------------------------------------------------------------------------

                             AGE OF MOST RECENT NOI

                                                  % of
       Age of Most        # of     Scheduled      Agg.      WAM                 Weighted
        Recent NOI        Loans     Balance       Bal.      (2)      WAC      Avg DSCR (1)
     ---------------------------------------------------------------------------------------





     ---------------------------------------------------------------------------------------
        Totals
     ---------------------------------------------------------------------------------------

(1) Debt Service Coverage Ratios are updated periodically as new NOI figures become available from borrowers on an asset level. In all cases the most current DSCR provided by the Servicer is used. To the extent that no DSCR is provided by the Servicer, information from the offering document is used. The Trustee makes no representations as to the accuracy of the data provided by the borrower for this calculation.

(2) Anticipated Remaining Term and WAM are each calculated based upon the term from the current month to the earlier of the Anticipated Repayment Date, if applicable, and the Maturity Date.

(3) Data in this table was calculated by allocating pro-rata the current loan information to the properties based upon the Cut-off Date balance of each property as disclosed in the offering document.

Copyright, Wells Fargo Bank, N.A.                                   Page 9 of 17

                                                                                    For Additional Information, please contact
                                                                                             CTSLink Customer Service
[WELLS FARGO LOGO]                                                                                (301) 815-6600
WELLS FARGO BANK, N.A.      CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.      Reports Available on the World Wide Web
CORPORATE TRUST SERVICES        COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                 @ www.ctslink.com/cmbs
9062 OLD ANNAPOLIS ROAD                        SERIES 2004-C4                       PAYMENT DATE:          12/17/2004
COLUMBIA, MD 21045                                                                  RECORD DATE:           11/30/2004

                              MORTGAGE LOAN DETAIL

                                                                                        Anticipated
   Loan                 Property                       Interest   Principal    Gross     Repayment
  Number       ODCR     Type (1)     City     State    Payment     Payment    Coupon       Date
------------------------------------------------------------------------------------------------------





------------------------------------------------------------------------------------------------------
   Totals
------------------------------------------------------------------------------------------------------

                                   Neg.    Beginning     Ending      Paid    Appraisal   Appraisal   Res.   Mod.
   Loan                 Maturity   Amort    Scheduled   Scheduled    Thru    Reduction   Reduction   Strt   Code
  Number       ODCR      Date      (Y/N)     Balance     Balance     Date       Date       Amount     (2)    (3)
-----------------------------------------------------------------------------------------------------------------





------------------------------------------------------------------------------------------------------------------
   Totals
------------------------------------------------------------------------------------------------------------------

                             (1) PROPERTY TYPE CODE

MF - Multi-Family
RT - Retail
HC - Health Care
IN - Industrial
WH - Warehouse
MH - Mobile Home Park
OF - Office
MU - Mixed Use
LO - Lodging
SS - Self Storage
OT - Other

                          (2) RESOLUTION STRATEGY CODE

1  - Modification
2  - Foreclosure
3  - Bankruptcy
4  - Extension
5  - Note Sale
6  - DPO
7  - REO
8  - Resolved
9  - Pending Return to Master Servicer
10 - Deed in Lieu Of Foreclosure
11 - Full Payoff
12 - Reps and Warranties
13 - Other or TBD

                              (3) MODIFICATION CODE

1 - Maturity Date Extension
2 - Amortization Change
3 - Principal Write-Off
4 - Combination

Copyright, Wells Fargo Bank, N.A.                                  Page 10 of 17

                                                                                    For Additional Information, please contact
                                                                                             CTSLink Customer Service
[WELLS FARGO LOGO]                                                                                (301) 815-6600
WELLS FARGO BANK, N.A.      CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.      Reports Available on the World Wide Web
CORPORATE TRUST SERVICES        COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                 @ www.ctslink.com/cmbs
9062 OLD ANNAPOLIS ROAD                        SERIES 2004-C4
COLUMBIA, MD 21045                                                                  PAYMENT DATE:          12/17/2004
                                                                                    RECORD DATE:           11/30/2004

                           PRINCIPAL PREPAYMENT DETAIL

                                               Principal Prepayment Amount                      Prepayment Premium
                      Offering Document    ---------------------------------------------------------------------------------------
       Loan Number     Cross-Reference     Payoff Amount    Curtailment Amount    Percentage Premium    Yield Maintenance Charge
     -----------------------------------------------------------------------------------------------------------------------------





     -----------------------------------------------------------------------------------------------------------------------------
          Totals
     -----------------------------------------------------------------------------------------------------------------------------

Copyright, Wells Fargo Bank, N.A.                                  Page 11 of 17

                                                                                    For Additional Information, please contact
                                                                                             CTSLink Customer Service
[WELLS FARGO LOGO]                                                                                (301) 815-6600
WELLS FARGO BANK, N.A.      CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.      Reports Available on the World Wide Web
CORPORATE TRUST SERVICES        COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                 @ www.ctslink.com/cmbs
9062 OLD ANNAPOLIS ROAD                        SERIES 2004-C4
COLUMBIA, MD 21045                                                                  PAYMENT DATE:          12/17/2004
                                                                                    RECORD DATE:           11/30/2004

                                HISTORICAL DETAIL

                                                   Delinquencies
     -------------------------------------------------------------------------------------------------------------
       Distribution    30-59 Days     60-89 Days    90 Days or More   Foreclosure        REO       Modifications
           Date       #    Balance   #    Balance   #    Balance      #  Balance    #    Balance    #  Balance
     -------------------------------------------------------------------------------------------------------------





             Prepayments           Rate and Maturities
     -----------------------------------------------------------------------
       Distribution   Curtailments     Payoff    Next Weighted Avg.
           Date       #    Amount    #  Amount   Coupon      Remit     WAM
     -----------------------------------------------------------------------






Note: Foreclosure and REO Totals are excluded from the delinquencies aging categories.

Copyright, Wells Fargo Bank, N.A.                                  Page 12 of 17

                                                                                    For Additional Information, please contact
                                                                                             CTSLink Customer Service
[WELLS FARGO LOGO]                                                                                (301) 815-6600
WELLS FARGO BANK, N.A.      CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.      Reports Available on the World Wide Web
CORPORATE TRUST SERVICES        COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                 @ www.ctslink.com/cmbs
9062 OLD ANNAPOLIS ROAD                        SERIES 2004-C4
COLUMBIA, MD 21045                                                                  PAYMENT DATE:          12/17/2004
                                                                                    RECORD DATE:           11/30/2004

                             DELINQUENCY LOAN DETAIL

                     Offering       # of                    Current    Outstanding   Status of   Resolution
                     Document      Months    Paid Through    P & I        P & I      Mortgage     Strategy
  Loan Number     Cross-Referenc   Delinq.       Date       Advances   Advances **   Loan (1)     Code (2)
------------------------------------------------------------------------------------------------------------





------------------------------------------------------------------------------------------------------------
     Totals
------------------------------------------------------------------------------------------------------------

                                                Actual    Outstanding
                  Servicing     Foreclosure   Principal    Servicing    Bankruptcy   REO
  Loan Number   Transfer Date       Date       Balance     Advances        Date      Date
-------------------------------------------------------------------------------------------





-------------------------------------------------------------------------------------------
     Totals
-------------------------------------------------------------------------------------------

                           (1) STATUS OF MORTGAGE LOAN

A - Payment Not Received But Still in Grace Period
B - Late Payment But Less Than 1 Month Delinquent
0 - Current
1 - One Month Delinquent
2 - Two Months Delinquent
3 - Three or More Months Delinquent
4 - Assumed Scheduled Payment (Performing Matured Balloon)
7 - Foreclosure
9 - REO

                          (2) RESOLUTION STRATEGY CODE

1  - Modification
2  - Foreclosure
3  - Bankruptcy
4  - Extension
5  - Note Sale
6  - DPO
7  - REO
8  - Resolved
9  - Pending Return to Master Servicer
10 - Deed In Lieu Of Foreclosure
11 - Full Payoff
12 - Reps and Warranties
13 - Other or TBD

** Outstanding P & I Advances include the current period advance.

Copyright, Wells Fargo Bank, N.A.                                  Page 13 of 17

                                                                                    For Additional Information, please contact
                                                                                             CTSLink Customer Service
[WELLS FARGO LOGO]                                                                                (301) 815-6600
WELLS FARGO BANK, N.A.      CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.      Reports Available on the World Wide Web
CORPORATE TRUST SERVICES        COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                 @ www.ctslink.com/cmbs
9062 OLD ANNAPOLIS ROAD                        SERIES 2004-C4                       PAYMENT DATE:          12/17/2004
COLUMBIA, MD 21045                                                                  RECORD DATE:           11/30/2004

                     SPECIALLY SERVICED LOAN DETAIL - PART 1

               Offering      Servicing   Resolution
   Loan        Document      Transfer     Strategy    Scheduled   Property
  Number   Cross-Reference     Date       Code (1)     Balance    Type (2)   State
-------------------------------------------------------------------------------------





                                   Net                                       Remaining
   Loan    Interest   Actual    Operating   DSCR          Note   Maturity   Amortization
  Number     Rate     Balance     Income    Date   DSCR   Date     Date         Term
------------------------------------------------------------------------------------------






                        (1) RESOLUTION STRATEGY CODE

1  - Modification
2  - Foreclosure
3  - Bankruptcy
4  - Extension
5  - Note Sale
6  - DPO
7  - REO
8  - Resolved
9  - Pending Return to Master Servicer
10 - Deed in Lieu Of Foreclosure
11 - Full Payoff
12 - Reps and Warranties
13 - Other or TBD

                             (2) PROPERTY TYPE CODE

MF - Multi-Family
RT - Retail
HC - Health Care
IN - Industrial
WH - Warehouse
MH - Mobile Home Park
OF - Office
MU - Mixed Use
LO - Lodging
SS - Self Storage
OT - Other

Copyright, Wells Fargo Bank, N.A.                                  Page 14 of 17

                                                                                    For Additional Information, please contact
                                                                                             CTSLink Customer Service
[WELLS FARGO LOGO]                                                                                (301) 815-6600
WELLS FARGO BANK, N.A.      CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.      Reports Available on the World Wide Web
CORPORATE TRUST SERVICES        COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                 @ www.ctslink.com/cmbs
9062 OLD ANNAPOLIS ROAD                        SERIES 2004-C4                       PAYMENT DATE:          12/17/2004
COLUMBIA, MD 21045                                                                  RECORD DATE:           11/30/2004

                     SPECIALLY SERVICED LOAN DETAIL - PART 2

              Offering       Resolution      Site
   Loan       Document        Strategy    Inspection                  Appraisal   Appraisal      Other REO
  Number   Cross-Reference    Code (1)       Date      Phase 1 Date      Date       Value     Property Revenue      Comment
-----------------------------------------------------------------------------------------------------------------------------






                          (1) RESOLUTION STRATEGY CODE

1  - Modification
2  - Foreclosure
3  - Bankruptcy
4  - Extension
5  - Note Sale
6  - DPO
7  - REO
8  - Resolved
9  - Pending Return to Master Servicer
10 - Deed in Lieu Of Foreclosure
11 - Full Payoff
12 - Reps and Warranties
13 - Other or TBD

Copyright, Wells Fargo Bank, N.A.                                  Page 15 of 17

                                                                                    For Additional Information, please contact
                                                                                             CTSLink Customer Service
[WELLS FARGO LOGO]                                                                                (301) 815-6600
WELLS FARGO BANK, N.A.      CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.      Reports Available on the World Wide Web
CORPORATE TRUST SERVICES        COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                 @ www.ctslink.com/cmbs
9062 OLD ANNAPOLIS ROAD                        SERIES 2004-C4                       PAYMENT DATE:          12/17/2004
COLUMBIA, MD 21045                                                                  RECORD DATE:           11/30/2004

                              MODIFIED LOAN DETAIL

                Offering
   Loan         Document       Pre-Modification
  Number     Cross-Reference        Balance       Modification Date   Modification Description
------------------------------------------------------------------------------------------------





------------------------------------------------------------------------------------------------
   Totals
------------------------------------------------------------------------------------------------

Copyright, Wells Fargo Bank, N.A.                                  Page 16 of 17

                                                                                    For Additional Information, please contact
                                                                                             CTSLink Customer Service
[WELLS FARGO LOGO]                                                                                (301) 815-6600
WELLS FARGO BANK, N.A.      CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.      Reports Available on the World Wide Web
CORPORATE TRUST SERVICES        COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                 @ www.ctslink.com/cmbs
9062 OLD ANNAPOLIS ROAD                        SERIES 2004-C4                       PAYMENT DATE:          12/17/2004
COLUMBIA, MD 21045                                                                  RECORD DATE:           11/30/2004

                             LIQUIDATED LOAN DETAIL

                    Final Recovery      Offering
 Loan                Determinatio       Document       Appraisal   Appraisal   Actual
Number                   Date        Cross-Reference      Date       Value     Balance
-------------------------------------------------------------------------------------------





-------------------------------------------------------------------------------------------
 Current Total
-------------------------------------------------------------------------------------------
Cumulative Total
-------------------------------------------------------------------------------------------

                               Gross Proceeds    Aggregate        Net         Net Proceeds               Repurchased
 Loan                 Gross      as a % of       Liquidation   Liquidation      as a % of      Realized    by Seller
Number              Proceeds   Actual Balance    Expenses *     Proceeds     Actual Balance     Loss        (Y/N)
----------------------------------------------------------------------------------------------------------------------





----------------------------------------------------------------------------------------------------------------------
 Current Total
----------------------------------------------------------------------------------------------------------------------
Cumulative Total
----------------------------------------------------------------------------------------------------------------------

  * Aggregate liquidation expenses also include outstanding P & I advances and unpaid fees (servicing, trustee, etc.).

Copyright, Wells Fargo Bank, N.A.                                  Page 17 of 17

                                    EXHIBIT C

                  DECREMENT TABLES FOR THE OFFERED CERTIFICATES

         PERCENTAGE OF INITIAL TOTAL PRINCIPAL BALANCE OUTSTANDING FOR:

                             CLASS A-1 CERTIFICATES

                                   PREPAYMENTS

FOLLOWING THE DISTRIBUTION DATE IN--                  0% CPR         25% CPR         50% CPR        75% CPR        100% CPR
----------------------------------------------      ---------       ---------       ---------      ---------      ----------
Issue Date....................................         100%            100%           100%            100%           100%
November 2005.................................          87              87             87              87             87
November 2006.................................          67              67             67              67             67
November 2007.................................          40              39             38              37             26
November 2008.................................          10              5               1              0               0
November 2009 and thereafter                             0              0               0              0               0
WEIGHTED AVERAGE LIFE (IN YEARS)..............          2.6            2.5             2.5            2.5             2.4

                             CLASS A-2 CERTIFICATES

                                   PREPAYMENTS

FOLLOWING THE DISTRIBUTION DATE IN--                  0% CPR         25% CPR         50% CPR        75% CPR        100% CPR
----------------------------------------------      ---------       ---------       ---------      ---------      ----------
Issue Date....................................         100%            100%           100%            100%           100%
November 2005.................................          100            100             100            100             100
November 2006.................................          100            100             100            100             100
November 2007.................................          100            100             100            100             100
November 2008.................................          100            100             100             99             94
November 2009 and thereafter..................           0              0               0              0               0
WEIGHTED AVERAGE LIFE (IN YEARS)..............          4.6            4.6             4.5            4.5             4.3

                             CLASS A-3 CERTIFICATES

                                   PREPAYMENTS

FOLLOWING THE DISTRIBUTION DATE IN--                  0% CPR         25% CPR         50% CPR        75% CPR        100% CPR
----------------------------------------------      ---------       ---------       ---------      ---------      ----------
Issue Date....................................         100%            100%           100%            100%           100%
November 2005.................................          100            100             100            100             100
November 2006.................................          100            100             100            100             100
November 2007.................................          100            100             100            100             100
November 2008.................................          100            100             100            100             100
November 2009.................................          97              91             87              85             84
November 2010.................................          21              13             10              8               8
November 2011 and thereafter..................           0              0               0              0               0
WEIGHTED AVERAGE LIFE (IN YEARS)..............          5.9            5.7             5.7            5.6             5.5

                             CLASS A-4 CERTIFICATES

                                   PREPAYMENTS

FOLLOWING THE DISTRIBUTION DATE IN--                  0% CPR         25% CPR         50% CPR        75% CPR        100% CPR
----------------------------------------------      ---------       ---------       ---------      ---------      ----------
Issue Date....................................         100%            100%           100%            100%           100%
November 2005.................................          100            100             100            100             100
November 2006.................................          100            100             100            100             100
November 2007.................................          100            100             100            100             100
November 2008.................................          100            100             100            100             100
November 2009.................................          100            100             100            100             100
November 2010.................................          100            100             100            100             100
November 2011 and thereafter..................           0              0               0              0               0
WEIGHTED AVERAGE LIFE (IN YEARS)..............          6.7            6.6             6.6            6.5             6.2

                             CLASS A-5 CERTIFICATES

                                   PREPAYMENTS

FOLLOWING THE DISTRIBUTION DATE IN--                  0% CPR         25% CPR         50% CPR        75% CPR        100% CPR
----------------------------------------------      ---------       ---------       ---------      ---------      ----------
Issue Date....................................         100%            100%           100%            100%           100%
November 2005.................................          100            100             100            100             100
November 2006.................................          100            100             100            100             100
November 2007.................................          100            100             100            100             100
November 2008.................................          100            100             100            100             100
November 2009.................................          100            100             100            100             100
November 2010.................................          100            100             100            100             100
November 2011.................................          86              74             70              69             69
November 2012.................................          43              30             26              25             15
November 2013 and thereafter..................           0              0               0              0               0
WEIGHTED AVERAGE LIFE (IN YEARS)..............          7.9            7.6             7.5            7.5             7.4

                             CLASS A-6 CERTIFICATES

                                   PREPAYMENTS

FOLLOWING THE DISTRIBUTION DATE IN--                  0% CPR         25% CPR         50% CPR        75% CPR        100% CPR
----------------------------------------------      ---------       ---------       ---------      ---------      ----------
Issue Date....................................         100%            100%           100%            100%           100%
November 2005.................................          100            100             100            100             100
November 2006.................................          100            100             100            100             100
November 2007.................................          100            100             100            100             100
November 2008.................................          100            100             100            100             100
November 2009.................................          100            100             100            100             100
November 2010.................................          100            100             100            100             100
November 2011.................................          100            100             100            100             100
November 2012.................................          100            100             100            100             100
November 2013.................................          95              88             83              77             65
November 2014 and thereafter..................           0              0               0              0               0
WEIGHTED AVERAGE LIFE (IN YEARS)..............          9.5            9.5             9.4            9.3             9.0

                            CLASS A-1-A CERTIFICATES

                                   PREPAYMENTS

FOLLOWING THE DISTRIBUTION DATE IN--                  0% CPR         25% CPR         50% CPR        75% CPR        100% CPR
----------------------------------------------      ---------       ---------       ---------      ---------      ----------
Issue Date....................................         100%            100%           100%            100%           100%
November 2005.................................          99              99             99              99             99
November 2006.................................          98              98             98              98             98
November 2007.................................          97              97             97              97             97
November 2008.................................          95              95             95              95             95
November 2009.................................          75              75             75              75             75
November 2010.................................          73              73             73              73             73
November 2011.................................          66              66             66              66             66
November 2012.................................          64              64             64              64             64
November 2013.................................          63              61             59              58             55
November 2014 and thereafter..................           0              0               0              0               0
WEIGHTED AVERAGE LIFE (IN YEARS)..............          7.9            7.9             7.9            7.8             7.6

                             CLASS A-J CERTIFICATES

                                   PREPAYMENTS

FOLLOWING THE DISTRIBUTION DATE IN--                  0% CPR         25% CPR         50% CPR        75% CPR        100% CPR
----------------------------------------------      ---------       ---------       ---------      ---------      ----------
Issue Date....................................         100%            100%           100%            100%           100%
November 2005.................................          100            100             100            100             100
November 2006.................................          100            100             100            100             100
November 2007.................................          100            100             100            100             100
November 2008.................................          100            100             100            100             100
November 2009.................................          100            100             100            100             100
November 2010.................................          100            100             100            100             100
November 2011.................................          100            100             100            100             100
November 2012.................................          100            100             100            100             100
November 2013.................................          100            100             100            100             100
November 2014 and thereafter..................           0              0               0              0               0
WEIGHTED AVERAGE LIFE (IN YEARS)..............          9.8            9.8             9.8            9.7             9.5

                              CLASS B CERTIFICATES

                                   PREPAYMENTS

FOLLOWING THE DISTRIBUTION DATE IN--                  0% CPR         25% CPR         50% CPR        75% CPR        100% CPR
----------------------------------------------      ---------       ---------       ---------      ---------      ----------
Issue Date....................................         100%            100%           100%            100%           100%
November 2005.................................          100            100             100            100             100
November 2006.................................          100            100             100            100             100
November 2007.................................          100            100             100            100             100
November 2008.................................          100            100             100            100             100
November 2009.................................          100            100             100            100             100
November 2010.................................          100            100             100            100             100
November 2011.................................          100            100             100            100             100
November 2012.................................          100            100             100            100             100
November 2013.................................          100            100             100            100             100
November 2014 and thereafter..................           0              0               0              0               0
WEIGHTED AVERAGE LIFE (IN YEARS)..............          9.8            9.8             9.8            9.8             9.6

                              CLASS C CERTIFICATES

                                   PREPAYMENTS

FOLLOWING THE DISTRIBUTION DATE IN--                  0% CPR         25% CPR         50% CPR        75% CPR        100% CPR
----------------------------------------------      ---------       ---------       ---------      ---------      ----------
Issue Date....................................         100%            100%           100%            100%           100%
November 2005.................................          100            100             100            100             100
November 2006.................................          100            100             100            100             100
November 2007.................................          100            100             100            100             100
November 2008.................................          100            100             100            100             100
November 2009.................................          100            100             100            100             100
November 2010.................................          100            100             100            100             100
November 2011.................................          100            100             100            100             100
November 2012.................................          100            100             100            100             100
November 2013.................................          100            100             100            100             100
November 2014 and thereafter..................           0              0               0              0               0
WEIGHTED AVERAGE LIFE (IN YEARS)..............          9.8            9.8             9.8            9.8             9.6

                                    EXHIBIT D

                           SCHEDULE OF REFERENCE RATES

        DISTRIBUTION DATE                REFERENCE RATE
-------------------------------        ------------------
December 2004                               5.67447%
January 2005                                5.67446%
February 2005                               5.67444%
March 2005                                  5.67464%
April 2005                                  5.84338%
May 2005                                    5.67439%
June 2005                                   5.84336%
July 2005                                   5.67436%
August 2005                                 5.84334%
September 2005                              5.84327%
October 2005                                5.67420%
November 2005                               5.84311%
December 2005                               5.67404%
January 2006                                5.67395%
February 2006                               5.67387%
March 2006                                  5.67410%
April 2006                                  5.84266%
May 2006                                    5.67360%
June 2006                                   5.84249%
July 2006                                   5.67342%
August 2006                                 5.84232%
September 2006                              5.84223%
October 2006                                5.67316%
November 2006                               5.84204%
December 2006                               5.67298%
January 2007                                5.67289%
February 2007                               5.67281%
March 2007                                  5.67316%
April 2007                                  5.84157%
May 2007                                    5.67254%
June 2007                                   5.84139%
July 2007                                   5.67236%
August 2007                                 5.84121%
September 2007                              5.84112%
October 2007                                5.67162%
November 2007                               5.83948%
December 2007                               5.66976%
January 2008                                5.83927%
February 2008                               5.66957%
March 2008                                  5.66964%
April 2008                                  5.83895%
May 2008                                    5.66926%
June 2008                                   5.83874%
July 2008                                   5.66906%
August 2008                                 5.83852%
September 2008                              5.83842%
October 2008                                5.66876%
November 2008                               5.83820%
December 2008                               5.66947%
January 2009                                5.67057%
February 2009                               5.67047%
March 2009                                  5.67089%
April 2009                                  5.84082%
May 2009                                    5.69454%
June 2009                                   5.86246%
July 2009                                   5.69821%
August 2009                                 5.86458%
September 2009                              5.89763%
October 2009                                5.76046%
November 2009                               5.93929%
December 2009                               5.76252%
January 2010                                5.76308%
February 2010                               5.76349%
March 2010                                  5.76628%
April 2010                                  5.94187%
May 2010                                    5.76464%
June 2010                                   5.94272%
July 2010                                   5.76538%
August 2010                                 5.94439%
September 2010                              5.94436%
October 2010                                5.76742%
November 2010                               5.94836%
December 2010                               5.77063%
January 2011                                5.77062%
February 2011                               5.72111%
March 2011                                  5.76412%
April 2011                                  5.89572%
May 2011                                    5.72187%
June 2011                                   5.88718%
July 2011                                   5.71403%
August 2011                                 5.88714%
September 2011                              5.88713%
October 2011                                5.71397%
November 2011                               5.88709%

                                    EXHIBIT E

          GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

     Except in limited circumstances, the globally offered Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2004-C4, Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class A-1-A, Class A-J, Class B and Class C will be available only in book-entry form.

     The book-entry certificates will be tradable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

     Secondary market trading between investors holding book-entry certificates through Clearstream, Luxembourg and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional Eurobond practice, which is seven calendar days' settlement.

     Secondary market trading between investors holding book-entry certificates through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

     Secondary cross-market trading between member organizations of Clearstream, Luxembourg or Euroclear and DTC participants holding book-entry certificates will be accomplished on a delivery against payment basis through the respective depositaries of Clearstream, Luxembourg and Euroclear, in that capacity, as DTC participants.

     As described under "U.S. Federal Income Tax Documentation Requirements" below, non-U.S. holders of book-entry certificates will be subject to U.S. withholding taxes unless those holders meet specific requirements and deliver appropriate U.S. tax documents to the securities clearing organizations of their participants.

INITIAL SETTLEMENT

     All certificates of each class of offered certificates will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors' interests in the book-entry certificates will be represented through financial institutions acting on their behalf as direct and indirect DTC participants. As a result, Clearstream, Luxembourg and Euroclear will hold positions on behalf of their member organizations through their respective depositaries, which in turn will hold positions in accounts as DTC participants.

     Investors' securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

     Investors electing to hold their book-entry certificates through Clearstream, Luxembourg or Euroclear accounts will follow the settlement procedures applicable to conventional Eurobonds, except that there will be no temporary global security and no "lock up" or restricted period. Global securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

SECONDARY MARKET TRADING

     Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

     TRADING BETWEEN DTC PARTICIPANTS. Secondary market trading between DTC participants will be settled in same-day funds.

     TRADING BETWEEN CLEARSTREAM, LUXEMBOURG AND/OR EUROCLEAR PARTICIPANTS. Secondary market trading between member organizations of Clearstream, Luxembourg or Euroclear will be settled using the procedures applicable to conventional Eurobonds in same-day funds.

     TRADING BETWEEN DTC SELLER AND CLEARSTREAM, LUXEMBOURG OR EUROCLEAR PURCHASER. When book-entry certificates are to be transferred from the account of a DTC participant to the account of a member organization of Clearstream, Luxembourg or Euroclear, the purchaser will send instructions to Clearstream, Luxembourg or Euroclear through that member organization at least one business day prior to settlement. Clearstream, Luxembourg or Euroclear, as the case may be, will instruct the respective depositary to receive the book-entry certificates against payment. Payment will include interest accrued on the book-entry certificates from and including the first day of the month in which the last coupon distribution date occurs (or, if no coupon distribution date has occurred, from and including November 1, 2004) to and excluding the settlement date, calculated on the basis of a year of 360 days consisting of twelve 30-day months. Payment will then be made by the respective depositary to the DTC participant's account against delivery of the book-entry certificates. After settlement has been completed, the book-entry certificates will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the account of the member organization of Clearstream, Luxembourg or Euroclear, as the case may be. The securities credit will appear the next day, European time, and the cash debit will be back-valued to, and the interest on the book-entry certificates will accrue from, the value date, which would be the preceding day when settlement occurred in New York. If settlement is not completed on the intended value date, which means the trade fails, the Clearstream, Luxembourg or Euroclear cash debit will be valued instead as of the actual settlement date.

     Member organizations of Clearstream, Luxembourg and Euroclear will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to pre-position funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream, Luxembourg or Euroclear. Under this approach, they may take on credit exposure to Clearstream, Luxembourg or Euroclear until the book-entry certificates are credited to their accounts one day later.

     As an alternative, if Clearstream, Luxembourg or Euroclear has extended a line of credit to them, member organizations of Clearstream, Luxembourg or Euroclear can elect not to pre-position funds and allow that credit line to be drawn upon to finance settlement. Under this procedure, the member organizations purchasing book-entry certificates would incur overdraft charges for one day, assuming they cleared the overdraft when the book-entry certificates were credited to their accounts. However, interest on the book-entry certificates would accrue from the value date. Therefore, in many cases the investment income on the book-entry certificates earned during that one-day period may substantially reduce or offset the amount of those overdraft charges, although this result will depend on the cost of funds of the respective member organization of Clearstream, Luxembourg or Euroclear.

     Since the settlement is taking place during New York business hours, DTC participants can employ their usual procedures for sending book-entry certificates to the respective depositary for the benefit of member organizations of Clearstream, Luxembourg or Euroclear. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC participant a cross-market transaction will settle no differently than a trade between two DTC participants.

     TRADING BETWEEN CLEARSTREAM, LUXEMBOURG OR EUROCLEAR SELLER AND DTC PURCHASER. Due to time zone differences in their favor, member organizations of Clearstream, Luxembourg or Euroclear may employ their customary procedures for transactions in which book-entry certificates are to be transferred by the respective clearing system, through the respective depositary, to a DTC participant. The seller will send instructions to Clearstream, Luxembourg or Euroclear through a member organization of Clearstream, Luxembourg or Euroclear at least one business day prior to settlement. In these cases, Clearstream, Luxembourg or Euroclear, as appropriate, will instruct the respective depositary to deliver the book-entry certificates to the DTC participant's account against payment. Payment will include interest accrued on the book-entry certificates from and including the first day of the month in which the last coupon distribution date occurs (or, if no coupon distribution date has occurred, from and including November 1, 2004) to and excluding the settlement date, calculated on the basis of a year of 360 days consisting of twelve 30-day months. The payment will then be reflected in the account of the member organization of Clearstream, Luxembourg or Euroclear the following day, and receipt of the cash proceeds in the account of that member organization of Clearstream, Luxembourg or Euroclear would be back-valued to the value date, which would be the preceding day, when settlement occurred in New York. Should the member organization of Clearstream, Luxembourg or Euroclear have a line of credit with its respective clearing system and elect to be in debit in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft charges incurred over the one-day period. If settlement is not completed on the intended value date, which means the trade fails, receipt of the cash proceeds in the account of the member organization of Clearstream, Luxembourg or Euroclear would be valued instead as of the actual settlement date.

     Finally, day traders that use Clearstream, Luxembourg or Euroclear and that purchase book-entry certificates from DTC participants for delivery to member organizations of Clearstream, Luxembourg or Euroclear should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

     - borrowing through Clearstream, Luxembourg or Euroclear for one day, until the purchase side of the day trade is reflected in their Clearstream, Luxembourg or Euroclear accounts, in accordance with the clearing system's customary procedures;

     - borrowing the book-entry certificates in the United States from a DTC participant no later than one day prior to settlement, which would allow sufficient time for the book-entry certificates to be reflected in their Clearstream, Luxembourg or Euroclear accounts in order to settle the sale side of the trade; or

     - staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC participant is at least one day prior to the value date for the sale to the member organization of Clearstream, Luxembourg or Euroclear.

CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

     A holder that is not a "United States person" (a "U.S. person") within the meaning of section 7701(a)(30) of the Code (a "non-U.S. holder") holding a book-entry certificate through Clearstream, Luxembourg, Euroclear or DTC will be subject to U.S. withholding tax unless such holder provides certain documentation to the issuer of such holder's book-entry certificate, the paying agent or any other entity required to withhold tax (any of the foregoing, a "U.S. withholding agent") establishing an exemption from withholding. A non-U.S. holder will be subject to 30% withholding unless each U.S. withholding agent receives:

     1. from a non-U.S. holder that is classified as a corporation for U.S. federal income tax purposes or is an individual, and is eligible for the benefits of the portfolio interest exemption or an exemption (or reduced rate) based on a treaty, a duly completed and executed IRS Form W-8BEN (or any successor form);

     2. from a non-U.S. holder that is eligible for an exemption on the basis that the holder's income from the certificate is effectively connected to its U.S. trade or business, a duly completed and executed IRS Form W-8ECI (or any successor form);

  3. from a non-U.S. holder that is classified as a partnership for U.S. federal income tax purposes, a duly completed and executed IRS Form W-8IMY (or any successor form) with all supporting documentation (as specified in the U.S. Treasury regulations) required to substantiate exemptions from withholding on behalf of its partners; certain partnerships may enter into agreements with the IRS providing for different documentation requirements and it is recommended that such partnerships consult their tax advisors with respect to these certification rules;

     4. from a non-U.S. holder that is an intermediary (I.E., a person acting as a custodian, a broker, nominee or otherwise as an agent for the beneficial owner of a certificate):

          (a) if the intermediary is a "qualified intermediary" within the meaning of section 1.1441-1(e)(5)(ii) of the U.S. Treasury regulations (a "qualified intermediary"), a duly completed and executed IRS Form W-8IMY (or any successor or substitute form)--

               (i) stating the name, permanent residence address and qualified intermediary employer identification number of the qualified intermediary and the country under the laws of which the qualified intermediary is created, incorporated or governed,

               (ii) certifying that the qualified intermediary has provided, or will provide, a withholding statement as required under section 1.1441-1(e)(5)(v) of the U.S. Treasury regulations,

               (iii) certifying that, with respect to accounts it identifies on its withholding statement, the qualified intermediary is not acting for its own account but is acting as a qualified intermediary, and

               (iv) providing any other information, certifications, or statements that may be required by the IRS Form W-8IMY or accompanying instructions in addition to, or in lieu of, the information and certifications described in section 1.1441-1(e)(3)(ii) or 1.1441-1(e)(5)(v) of the U.S.
                      Treasury regulations; or

          (b) if the intermediary is not a qualified intermediary (a "nonqualified intermediary"), a duly completed and executed IRS Form W-8IMY (or any successor or substitute form)--

               (i) stating the name and permanent residence address of the nonqualified intermediary and the country under the laws of which the nonqualified intermediary is created, incorporated or governed,

               (ii) certifying that the nonqualified intermediary is not acting for its own account,

               (iii) certifying that the nonqualified intermediary has provided, or will provide, a withholding statement that is associated with the appropriate IRS Forms W-8 and W-9 required to substantiate exemptions from withholding on behalf of such nonqualified intermediary's beneficial owners, and

               (iv) providing any other information, certifications or statements that may be required by the IRS Form W-8IMY or accompanying instructions in addition to, or in lieu of, the information, certifications, and statements described in section 1.1441-1(e)(3)(iii) or (iv) of the U.S. Treasury regulations; or

          5. from a non-U.S. holder that is a trust, depending on whether the trust is classified for U.S. federal income tax purposes as the beneficial owner of the certificate, either an IRS Form W-8BEN or W-8IMY; any non-U.S. holder that is a trust should consult its tax advisors to determine which of these forms it should provide.

     All non-U.S. holders will be required to update the above-listed forms and any supporting documentation in accordance with the requirements under the U.S. Treasury regulations. These forms generally remain in effect for a period starting on the date the form is signed and ending on the last day of the third succeeding calendar year, unless a change in circumstances makes any information on the form incorrect. Under certain circumstances, an IRS Form W-8BEN, if furnished with a taxpayer identification number, remains in effect until the status of the beneficial owner changes, or a change in circumstances makes any information on the form incorrect.

     In addition, all holders, including holders that are U.S. persons, holding book-entry certificates through Clearstream, Luxembourg, Euroclear or DTC may be subject to backup withholding unless the holder--

     - provides the appropriate IRS Form W-8 (or any successor or substitute form), duly completed and executed, if the holder is a non-U.S. holder;

     - provides a duly completed and executed IRS Form W-9, if the holder is a U.S. person; or

     - can be treated as a "exempt recipient" within the meaning of section 1.6049-4(c)(1)(ii) of the U.S. Treasury regulations (E.G., a corporation or a financial institution such as a bank).

     This summary does not deal with all of the aspects of U.S. federal income tax withholding or backup withholding that may be relevant to investors that are non-U.S. holders. Such holders are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of book-entry certificates.

PROSPECTUS

       CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP., THE DEPOSITOR COMMERCIAL/MULTIFAMILY MORTGAGE PASS-THROUGH CERTIFICATES, ISSUABLE IN SERIES

     Our name is Credit Suisse First Boston Mortgage Securities Corp. We intend to offer from time to time commercial/multifamily mortgage pass-through certificates. These offers may be made through one or more different methods, including offerings through underwriters. We do not currently intend to list the offered certificates of any series on any national securities exchange or the NASDAQ stock market. See "Plan of Distribution."

                  THE OFFERED CERTIFICATES:                                        THE TRUST ASSETS:

The offered certificates will be issuable in series. Each    The assets of each of our trusts will include--
series of offered certificates will--
                                                             -    mortgage loans secured by first and junior liens on, or
-    have its own series designation;                             security interests in, various interests in commercial
                                                                  and multifamily real properties;
-    consist of one or more classes with various payment
     characteristics; indirectly evidence interests in, or   -    mortgage-backed securities that directly or or
     are directly                                                 indirectly secured by, those types of mortgage loans;
                                                                  or
-    evidence beneficial ownership interests in a trust
     established by us; and                                  -    some combination of those types of mortgage loans and
                                                                  mortgage-backed securities.
-    be payable solely out of the related trust assets.

No governmental agency or instrumentality will insure or     Trust assets may also include letters of credit, surety
guarantee payment on the offered certificates. Neither we    bonds, insurance policies, guarantees, credit derivatives,
nor any of our affiliates are responsible for making         reserve funds, guaranteed investment contracts, interest
payments on the offered certificates if collections on the   rate exchange agreements, interest rate cap or floor
related trust assets are insufficient.                       agreements, currency exchange agreements, or other similar instruments and agreements.

     In connection with each offering, we will prepare a supplement to this prospectus in order to describe in more detail the particular certificates being offered and the related trust assets. In that document, we will also state the price to public for each class of offered certificates or explain the method for determining that price. In that document, we will also identify the applicable lead or managing underwriter(s), if any, and provide information regarding the relevant underwriting arrangements and the underwriters' compensation. You may not purchase the offered certificates of any series unless you have also received the prospectus supplement for that series. You should carefully consider the risk factors beginning on page 12 in this prospectus, as well as those set forth in the related prospectus supplement, prior to investing.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the offered certificates or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                The date of this prospectus is October 18, 2004.

                                TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
IMPORTANT NOTICE ABOUT THE INFORMATION PRESENTED IN THIS PROSPECTUS ...........3
AVAILABLE INFORMATION; INCORPORATION BY REFERENCE .............................3
SUMMARY OF PROSPECTUS .........................................................4
RISK FACTORS .................................................................12
CAPITALIZED TERMS USED IN THIS PROSPECTUS ....................................29
CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP ..........................29
USE OF PROCEEDS ..............................................................29
DESCRIPTION OF THE TRUST ASSETS ..............................................30
YIELD AND MATURITY CONSIDERATIONS ............................................53
DESCRIPTION OF THE CERTIFICATES ..............................................59
DESCRIPTION OF THE GOVERNING DOCUMENTS .......................................67
DESCRIPTION OF CREDIT SUPPORT ................................................77
LEGAL ASPECTS OF MORTGAGE LOANS ..............................................79
FEDERAL INCOME TAX CONSEQUENCES ..............................................90
STATE AND OTHER TAX CONSEQUENCES ............................................124
ERISA CONSIDERATIONS ........................................................124
LEGAL INVESTMENT ............................................................127
PLAN OF DISTRIBUTION ........................................................128
LEGAL MATTERS ...............................................................130
FINANCIAL INFORMATION .......................................................130
RATING ......................................................................130
GLOSSARY ....................................................................131

       IMPORTANT NOTICE ABOUT THE INFORMATION PRESENTED IN THIS PROSPECTUS

     When deciding whether to invest in any of the offered certificates, you should only rely on the information contained in this prospectus and the related prospectus supplement. We have not authorized any dealer, salesman or other person to give any information or to make any representation that is different. In addition, information in this prospectus or any related prospectus supplement is current only as of the date on its cover. By delivery of this prospectus and any related prospectus supplement, we are not offering to sell any securities, and are not soliciting an offer to buy any securities, in any state where the offer and sale is not permitted.

                AVAILABLE INFORMATION; INCORPORATION BY REFERENCE

     We have filed with the SEC a registration statement under the Securities Act of 1933, as amended, with respect to the certificates offered by this prospectus. This prospectus forms a part of the registration statement. This prospectus and the related prospectus supplement do not contain all of the information with respect to an offering that is contained in the registration statement. For further information regarding the documents referred to in this prospectus and the related prospectus supplement, you should refer to the registration statement and its exhibits. You can inspect the registration statement and its exhibits, and make copies of these documents at prescribed rates, at the public reference facilities maintained by the SEC at its Public Reference Room, 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. You can also obtain copies of these materials electronically through the SEC's Web site (http://www.sec.gov).

     In connection with each series of offered certificates, we will file or arrange to have filed with the SEC with respect to the related trust any periodic reports that are required under the Securities Exchange Act of 1934, as amended. All documents and reports that are so filed for the related trust prior to the termination of an offering of certificates are incorporated by reference into, and should be considered a part of, this prospectus. Upon request, we will provide without charge to each person receiving this prospectus in connection with an offering, a copy of any or all documents or reports that are so incorporated by reference. All requests should be directed to us in writing at Eleven Madison Avenue, New York, New York 10010, telephone number (212) 325-2000.

                              SUMMARY OF PROSPECTUS

     This summary contains selected information from this prospectus. It does not contain all of the information you need to consider in making your investment decision. To understand all of the terms of a particular offering of certificates, you should read carefully this prospectus and the related prospectus supplement in full.

WHO WE ARE .................  Credit Suisse First Boston Mortgage Securities
                              Corp. Our principal offices are located at Eleven Madison Avenue, New York, New York 10010, telephone number (212) 325-2000. We are a wholly-owned subsidiary of Credit Suisse First Boston Management Corporation, which in turn is a wholly-owned subsidiary of Credit Suisse First Boston, Inc. See "Credit Suisse First Boston Mortgage Securities Corp."

THE SECURITIES BEING
OFFERED ....................  The securities that will be offered by this prospectus and the related prospectus supplements consist of commercial/multifamily mortgage pass-through certificates. These certificates will be issued in series, and each series will, in turn, consist of one or more classes. Each class of offered certificates must, at the time of issuance, be assigned an investment grade rating by at least one nationally recognized statistical rating organization. Typically, the four highest rating categories, within which there may be sub-categories or gradations to indicate relative standing, signify investment grade. See "Rating."

                              Each series of offered certificates will evidence beneficial ownership interests in a trust established by us and containing the assets described in this prospectus and the related prospectus supplement.

THE OFFERED CERTIFICATES
MAY BE ISSUED WITH OTHER
CERTIFICATES ...............  We may not publicly offer all the commercial/multifamily mortgage pass-through certificates evidencing interests in one of our trusts. We may elect to retain some of those certificates, to place some privately with institutional investors or to deliver some to the applicable seller as partial consideration for the related mortgage assets. In addition, some of those certificates may not satisfy the rating requirement for offered certificates described under "--The Securities Being Offered" above.

THE GOVERNING DOCUMENTS ....  In general, a pooling and servicing agreement or other similar agreement or collection of agreements will govern, among other things--

                              -   the issuance of each series of offered
                                  certificates;

                              - the creation of and transfer of assets to the related trust; and

                              - the servicing and administration of those assets.

                              The parties to the governing document(s) for a series of offered certificates will always include us and a trustee. We will be responsible for establishing the trust relating to each series of offered certificates. In addition, we will transfer or arrange for the transfer of the initial trust assets to that trust. In general, the trustee for a series of offered certificates will be responsible for, among other things, making payments and preparing and disseminating various reports to the holders of those offered certificates.

                              If the trust assets for a series of offered certificates include mortgage loans, the parties to the governing document(s) will also include--

                              - a master servicer that will generally be responsible for performing customary servicing duties with respect to those mortgage loans that are not defaulted or otherwise problematic in any material respect; and

                              - a special servicer that will generally be responsible for servicing and administering those mortgage loans that are defaulted or otherwise problematic in any material respect and real estate assets acquired as part of the related trust with respect to defaulted mortgage loans.

                              The same person or entity, or affiliated entities, may act as both master servicer and special servicer for any trust.

                              If the trust assets for a series of offered certificates include mortgage-backed securities, the parties to the governing document(s) may also include a manager that will be responsible for performing various administrative duties with respect to those mortgage-backed securities. If the related trustee assumes those duties, however, there will be no manager.

                              In the related prospectus supplement, we will identify the trustee and any master servicer, special servicer or manager for each series of offered certificates and their respective duties. See "Description of the Governing Documents."

CHARACTERISTICS OF THE
MORTGAGE ASSETS ............  The trust assets with respect to any series of offered certificates will, in general, include mortgage loans. Each of those mortgage loans will constitute the obligation of one or more persons to repay a debt. The performance of that obligation will be secured by a first or junior lien on, or security interest in, the ownership, leasehold or other interest(s) of the related borrower or another person in or with respect to one or more commercial or multifamily real properties. In particular, those properties may include--

                              - rental or cooperatively-owned buildings with multiple dwelling units;

                              - retail properties related to the sale of consumer goods and other products, or related to providing entertainment, recreational or personal services, to the general public;

                              -   office buildings;

                              -   hospitality properties;

                              -   casino properties;

                              -   health care-related facilities;

                              -   industrial facilities;

                              -   warehouse facilities, mini-warehouse
                                  facilities and self-storage facilities;

                              - restaurants, taverns and other establishments involved in the food and beverage industry;

                              - manufactured housing communities, mobile home parks and recreational vehicle parks;

                              -   recreational and resort properties;

                              -   arenas and stadiums;

                              -   churches and other religious facilities;

                              -   parking lots and garages;

                              -   mixed use properties;

                              -   other income-producing properties; and/or

                              -   unimproved land.

                              The mortgage loans underlying a series of offered certificates may have a variety of payment terms. For example, any of those mortgage loans--

                              - may provide for the accrual of interest at a mortgage interest rate that is fixed over its term, that resets on one or more specified dates or that otherwise adjusts from time to time;

                              - may provide for the accrual of interest at a mortgage interest rate that may be converted at the borrower's election from an adjustable to a fixed interest rate or from a fixed to an adjustable interest rate;

                              -   may provide for no accrual of interest;

                              - may provide for level payments to stated maturity, for payments that reset in amount on one or more specified dates or for payments that otherwise adjust from time to time to accommodate changes in the mortgage interest rate or to reflect the occurrence of specified events;

                              - may be fully amortizing or, alternatively, may be partially amortizing or nonamortizing, with a substantial payment of principal due on its stated maturity date;

                              -   may permit the negative amortization or
                                  deferral of accrued interest;

                              - may prohibit some or all voluntary prepayments or require payment of a premium, fee or charge in connection with those prepayments;

                              - may permit defeasance and the release of real property collateral in connection with that defeasance;

                              -   may provide for payments of principal,
                                  interest or both, on due dates that occur monthly, bi-monthly, quarterly, semi-annually, annually or at some other interval; and/or

                              - may have two or more component parts, each having characteristics that are otherwise described in this prospectus as being attributable to separate and distinct mortgage loans.

                              Most, if not all, of the mortgage loans underlying a series of offered certificates will be secured by liens on real properties located in the United States, its territories and possessions. However, some of those mortgage loans may be secured by liens on real properties located outside the United States, its territories and possessions, provided that foreign mortgage loans do not represent more than 10% of the related mortgage asset pool, by balance.

                              We do not originate mortgage loans. However, some or all of the mortgage loans included in one of our trusts may be originated by our affiliates.

                              Neither we nor any of our affiliates will guarantee or insure repayment of any of the mortgage loans underlying a series of offered certificates. Unless we expressly state otherwise in the related prospectus supplement, no governmental agency or instrumentality will guarantee or insure repayment of any of the mortgage loans underlying a series of offered certificates. See "Description of the Trust Assets--Mortgage Loans."

                              The trust assets with respect to any series of offered certificates may also include mortgage participations, mortgage pass-through certificates, collateralized mortgage obligations and other mortgage-backed securities, that evidence an interest in, or are secured by a pledge of, one or more mortgage loans of the type described above. We will not include a mortgage-backed security among the trust assets with respect to any series of offered certificates unless--

                              - the security has been registered under the Securities Act of 1933, as amended; or

                              -   we would be free to publicly resell the
                                  security without registration.

                              See "Description of the Trust
                              Assets--Mortgage-Backed Securities."

                              We will describe the specific characteristics of the mortgage assets underlying a series of offered certificates in the related prospectus supplement.

                              In general, the total outstanding principal balance of the mortgage assets transferred by us to any particular trust will equal or exceed the initial total outstanding principal balance of the related series of certificates. In the event that the total outstanding principal balance of the related mortgage assets initially delivered by us to the related trustee is less than the initial total outstanding principal balance of any series of certificates, we may deposit or arrange for the deposit of cash or liquid investments on an interim basis with the related trustee to cover the shortfall. For 90 days following the date of initial issuance of that series of certificates, we will be entitled to obtain a release of the deposited cash or investments if we deliver or arrange for delivery of a corresponding amount of mortgage assets. If we fail, however, to deliver mortgage assets sufficient to make up the entire shortfall, any of the cash or, following liquidation, investments remaining on deposit with the related trustee will be used by the related trustee to pay down the total principal balance of the related series of certificates, as described in the related prospectus supplement.

SUBSTITUTION, ACQUISITION
AND REMOVAL OF MORTGAGE
ASSETS .....................  If so specified in the related prospectus supplement, we or another specified person or entity may be permitted, at our or its option, but subject to the conditions specified in that prospectus supplement, to acquire from the related trust particular mortgage assets underlying a series of certificates in exchange for--

                              - cash that would be applied to pay down the principal balances of certificates of that series; and/or

                              -   other mortgage loans or mortgage-backed
                                  securities that--

                                  1.  conform to the description of mortgage
                                      assets in this prospectus; and

                                  2.  satisfy the criteria set forth in the
                                      related prospectus supplement.

                              In addition, if so specified in the related prospectus supplement, the related trustee may be authorized or required, to apply collections on the mortgage assets underlying a series of offered certificates to acquire new mortgage loans or mortgage-backed securities that--

                              - conform to the description of mortgage assets in this prospectus; and

                              - satisfy the criteria set forth in the related prospectus supplement.

                              No replacement of mortgage assets or acquisition of new mortgage assets will be permitted if it would result in a qualification, downgrade or withdrawal of the then-current rating assigned by any rating agency to any class of affected offered certificates.

CHARACTERISTICS OF THE
OFFERED CERTIFICATES .......  An offered certificate may entitle the holder to receive--

                              -   a stated principal amount;

                              - interest on a principal balance or notional amount, at a fixed, variable or adjustable pass-through rate;

                              - specified, fixed or variable portions of the interest, principal or other amounts received on the related mortgage assets;

                              - payments of principal, with disproportionate, nominal or no payments of interest;

                              - payments of interest, with disproportionate, nominal or no payments of principal;

                              -   payments of interest or principal that
                                  commence only as of a specified date or only after the occurrence of specified events, such as the payment in full of the interest and principal outstanding on one or more other classes of certificates of the same series;

                              - payments of principal to be made, from time to time or for designated periods, at a rate that is--

                                  1. faster and, in some cases, substantially faster, or

                                  2. slower and, in some cases, substantially slower,

                                  than the rate at which payments or other collections of principal are received on the related mortgage assets;

                              - payments of principal to be made, subject to available funds, based on a specified principal payment schedule or other methodology; or

                              - payments of all or part of the prepayment or repayment premiums, fees and charges, equity participations payments or other similar items received on the related mortgage assets.

                              Any class of offered certificates may be senior or subordinate to one or more other classes of certificates of the same series, including a non-offered class of certificates of that series, for purposes of some or all payments and/or allocations of losses.

                              A class of offered certificates may have two or more component parts, each having characteristics that are otherwise described in this prospectus as being attributable to separate and distinct classes.

                              We will describe the specific characteristics of each class of offered certificates in the related prospectus supplement. See "Description of the Certificates."

CREDIT SUPPORT AND
REINVESTMENT, INTEREST RATE
AND CURRENCY RELATED
PROTECTION FOR THE OFFERED
CERTIFICATES ...............  Some classes of offered certificates may be protected in full or in part against defaults and losses, or select types of defaults and losses, on the related mortgage assets through the subordination of one or more other classes of certificates of the same series or by other types of credit support. The other types of credit support may include a letter of credit, a surety bond, an insurance policy, a guarantee, a credit derivative or a reserve fund. We will describe the credit support, if any, for each class of offered certificates in the related prospectus supplement.

                              The trust assets with respect to any series of offered certificates may also include any of the following agreements--

                              - guaranteed investment contracts in accordance with which moneys held in the funds and accounts established with respect to those offered certificates will be invested at a specified rate;

                              - interest rate exchange agreements, interest rate cap or floor agreements, or other agreements and arrangements designed to reduce the effects of interest rate fluctuations on the related mortgage assets or on one or more classes of those offered certificates; or

                              -   currency exchange agreements or other
                                  agreements and arrangements designed to reduce the effects of currency exchange rate fluctuations with respect to the related mortgage assets and one or more classes of those offered certificates.

                              We will describe the types of reinvestment, interest rate and currency related protection, if any, for each class of offered certificates in the related prospectus supplement.

                              See "Risk Factors," "Description of the Trust Assets" and "Description of Credit Support."

ADVANCES WITH RESPECT TO
THE MORTGAGE ASSETS ........  If the trust assets for a series of offered certificates include mortgage loans, then, as and to the extent described in the related prospectus supplement, the related master servicer, the related special servicer, the related trustee, any related provider of credit support and/or any other specified person may be obligated to make, or may have the option of making, advances with respect to those mortgage loans to cover--

                              - delinquent scheduled payments of principal and/or interest, other than balloon payments;

                              -   property protection expenses;

                              -   other servicing expenses; or

                              - any other items specified in the related prospectus supplement.

                              Any party making advances will be entitled to reimbursement from subsequent recoveries on the related mortgage loan and as otherwise described in this prospectus or the related prospectus supplement. That party may also be entitled to receive interest on its advances for a specified period. See "Description of the Certificates--Advances."

                              If the trust assets for a series of offered certificates include mortgage-backed securities, we will describe in the related prospectus supplement any comparable advancing obligations with respect to those mortgage-backed securities or the underlying mortgage loans.

OPTIONAL TERMINATION .......  We will describe in the related prospectus supplement any circumstances in which a specified party is permitted or obligated to purchase or sell any of the mortgage assets underlying a series of offered certificates. In particular, a master servicer, special servicer or other designated party may be permitted or obligated to purchase or sell--

                              - all the mortgage assets in any particular trust, thereby resulting in a termination of the trust; or

                              - that portion of the mortgage assets in any particular trust as is necessary or sufficient to retire one or more classes of offered certificates of the related series.

                              See "Description of the
                              Certificates--Termination."

CERTAIN FEDERAL INCOME TAX
CONSEQUENCES ...............  Any class of offered certificates will constitute or evidence ownership of--

                              - regular interests or residual interests in a real estate mortgage investment conduit under Sections 860A through 860G of the Internal Revenue Code of 1986; or

                              - interests in a grantor trust under subpart E of Part I of subchapter J of the Internal Revenue Code of 1986.

                              See "Federal Income Tax Consequences."

CERTAIN ERISA
CONSIDERATIONS .............  If you are a fiduciary of a retirement plan or other employee benefit plan or arrangement, you should review with your legal advisor whether the purchase or holding of offered certificates could give rise to a transaction that is prohibited or is not otherwise permissible under applicable law. See "ERISA Considerations."

LEGAL INVESTMENT ...........  If your investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities, then you may be subject to restrictions on investment in the offered certificates. You should consult your own legal advisors for assistance in determining the suitability of and consequences to you of the purchase, ownership, and sale of the offered certificates. See "Legal Investment" herein.

                                  RISK FACTORS

     You should consider the following factors, as well as the factors set forth under "Risk Factors" in the related prospectus supplement, in deciding whether to purchase any offered certificates.

LIMITED LIQUIDITY OF YOUR CERTIFICATES MAY HAVE AN ADVERSE IMPACT ON YOUR ABILITY TO SELL YOUR OFFERED CERTIFICATES

     The offered certificates may have limited or no liquidity. We cannot assure you that a secondary market for your offered certificates will develop. There will be no obligation on the part of anyone to establish a secondary market. Even if a secondary market does develop for your offered certificates, it may provide you with less liquidity than you anticipated and it may not continue for the life of your offered certificates.

     We will describe in the related prospectus supplement the information that will be available to you with respect to your offered certificates. The limited nature of the information may adversely affect the liquidity of your offered certificates.

     We do not currently intend to list the offered certificates on any national securities exchange or the NASDAQ stock market.

     Lack of liquidity will impair your ability to sell your offered certificates and may prevent you from doing so at a time when you may want or need to. Lack of liquidity could adversely affect the market value of your offered certificates. We do not expect that you will have any redemption rights with respect to your offered certificates.

     If you decide to sell your offered certificates, you may have to sell them at a discount from the price you paid for reasons unrelated to the performance of your offered certificates or the related mortgage assets. Pricing information regarding your offered certificates may not be generally available on an ongoing basis.

THE MARKET VALUE OF YOUR CERTIFICATES WILL BE SENSITIVE TO FACTORS UNRELATED TO THE PERFORMANCE OF YOUR CERTIFICATES AND THE UNDERLYING MORTGAGE ASSETS.

     The market value of your certificates can decline even if those certificates and the underlying mortgage assets are performing at or above your expectations.

     The market value of your certificates will be sensitive to fluctuations in current interest rates. However, a change in the market value of your certificates as a result of an upward or downward movement in current interest rates may not equal the change in the market value of your certificates as a result of an equal but opposite movement in interest rates.

     The market value of your certificates will also be influenced by the supply of and demand for commercial mortgage-backed securities generally. The supply of commercial mortgage-backed securities will depend on, among other things, the amount of commercial and multifamily mortgage loans, whether newly originated or held in portfolio, that are available for securitization. A number of factors will affect investors' demand for commercial mortgage-backed securities, including--

     - the availability of alternative investments that offer high yields or are perceived as being a better credit risk, having a less volatile market value or being more liquid;

     - legal and other restrictions that prohibit a particular entity from investing in commercial mortgage-backed securities or limit the amount or types of commercial mortgage-backed securities that it may acquire;

     - investors' perceptions regarding the commercial and multifamily real estate markets which may be adversely affected by, among other things, a decline in real estate values or an increase in defaults and foreclosures on mortgage loans secured by income-producing properties; and

     - investors' perceptions regarding the capital markets in general, which may be adversely affected by political, social and economic events completely unrelated to the commercial and multifamily real estate markets.

     If you decide to sell your certificates, you may have to sell at discount from the price you paid for reasons unrelated to the performance of your certificates or the related mortgage assets. Pricing information regarding your certificates may not be generally available on an ongoing basis.

LIMITED ASSETS OF EACH TRUST MAY ADVERSELY IMPACT YOUR ABILITY TO RECOVER YOUR INVESTMENT IN THE EVENT OF LOSS ON THE UNDERLYING MORTGAGE ASSETS

     The offered certificates do not represent obligations of any person or entity and do not represent a claim against any assets other than those of the related trust. Unless the related prospectus supplement states otherwise, no governmental agency or instrumentality will guarantee or insure payment on the offered certificates. In addition, neither we nor our affiliates are responsible for making payments on the offered certificates if collections on the related trust assets are insufficient. If the related trust assets are insufficient to make payments on your offered certificates, no other assets will be available to you for payment of the deficiency, and you will bear the resulting loss. Any advances made by a master servicer or other party with respect to the mortgage assets underlying your offered certificates are intended solely to provide liquidity and not credit support. The party making those advances will have a right to reimbursement, probably with interest, which is senior to your right to receive payment on your offered certificates.

PREPAYMENT CONSIDERATIONS; VARIABILITY IN AVERAGE LIFE OF OFFERED CERTIFICATES; SPECIAL YIELD CONSIDERATIONS

     THE TERMS OF THE UNDERLYING MORTGAGE LOANS WILL AFFECT PAYMENTS ON YOUR OFFERED CERTIFICATES. Each of the mortgage loans underlying the offered certificates will specify the terms on which the related borrower must repay the outstanding principal amount of the loan. The rate, timing and amount of scheduled payments of principal may vary, and may vary significantly, from mortgage loan to mortgage loan. The rate at which the underlying mortgage loans amortize will directly affect the rate at which the principal balance or notional amount of your offered certificates is paid down or otherwise reduced.

     In addition, any mortgage loan underlying the offered certificates may permit the related borrower during some or all of the loan term to prepay the loan. In general, a borrower will be more likely to prepay its mortgage loan when it has an economic incentive to do so, such as obtaining a larger loan on the same underlying real property or a lower or otherwise more advantageous interest rate through refinancing. If a mortgage loan includes some form of prepayment restriction, the likelihood of prepayment should decline. These restrictions may include--

     - an absolute or partial prohibition against voluntary prepayments during some or all of the loan term; or

     - a requirement that voluntary prepayments be accompanied by some form of prepayment premium, fee or charge during some or all of the loan term.

In many cases, however, there will be no restriction associated with the application of insurance proceeds or condemnation proceeds as a prepayment of principal.

     THE TERMS OF THE UNDERLYING MORTGAGE LOANS DO NOT PROVIDE ABSOLUTE CERTAINTY AS REGARDS THE RATE, TIMING AND AMOUNT OF PAYMENTS ON YOUR OFFERED CERTIFICATES. Notwithstanding the terms of the mortgage loans backing your offered certificates, the amount, rate and timing of payments and other collections on those mortgage loans will, to some degree, be unpredictable because of borrower defaults and because of casualties and condemnations with respect to the underlying real properties.

     The investment performance of your offered certificates may vary materially and adversely from your expectations due to--

     - the rate of prepayments and other unscheduled collections of principal on the underlying mortgage loans being faster or slower than you anticipated; or

     - the rate of defaults on the underlying mortgage loans being faster, or the severity of losses on the underlying mortgage loans being greater, than you anticipated.

     The actual yield to you, as a holder of an offered certificate, may not equal the yield you anticipated at the time of your purchase, and the total return on investment that you expected may not be realized. In deciding whether to purchase any offered certificates, you should make an independent decision as to the appropriate prepayment, default and loss assumptions to be used. If the trust assets underlying your offered certificates include mortgage-backed securities, the terms of those securities may lessen or increase the effects to you that may result from prepayments, defaults and losses on the mortgage loans that ultimately back those securities.

     PREPAYMENTS ON THE UNDERLYING MORTGAGE LOANS WILL AFFECT THE AVERAGE LIFE OF YOUR OFFERED CERTIFICATES; AND THE RATE AND TIMING OF THOSE PREPAYMENTS MAY BE HIGHLY UNPREDICTABLE. Payments of principal and/or interest on your offered certificates will depend upon, among other things, the rate and timing of payments on the related mortgage assets. Prepayments on the underlying mortgage loans may result in a faster rate of principal payments on your offered certificates, thereby resulting in a shorter average life for your offered certificates than if those prepayments had not occurred. The rate and timing of principal prepayments on pools of mortgage loans varies among pools and is influenced by a variety of economic, demographic, geographic, social, tax and legal factors. Accordingly, neither you nor we can predict the rate and timing of principal prepayments on the mortgage loans underlying your offered certificates. As a result, repayment of your offered certificates could occur significantly earlier or later, and the average life of your offered certificates could be significantly shorter or longer, than you expected.

     The extent to which prepayments on the underlying mortgage loans ultimately affect the average life of your offered certificates depends on the terms and provisions of your offered certificates. A class of offered certificates may entitle the holders to a pro rata share of any prepayments on the underlying mortgage loans, to all or a disproportionately large share of those prepayments, or to none or a disproportionately small share of those prepayments. If you are entitled to a disproportionately large share of any prepayments on the underlying mortgage loans, your offered certificates may be retired at an earlier date. If, however, you are only entitled to a small share of the prepayments on the underlying mortgage loans, the average life of your offered certificates may be extended. Your entitlement to receive payments, including prepayments, of principal of the underlying mortgage loans may--

     - vary based on the occurrence of specified events, such as the retirement of one or more other classes of certificates of the same series; or

     - be subject to various contingencies, such as prepayment and default rates with respect to the underlying mortgage loans.

     We will describe the terms and provisions of your offered certificates more fully in the related prospectus supplement.

     CERTIFICATES PURCHASED AT A PREMIUM OR A DISCOUNT WILL BE SENSITIVE TO THE RATE OF PRINCIPAL PAYMENT. A series of certificates may include one or more classes of offered certificates offered at a premium or discount. Yields on those classes of certificates will be sensitive, and in some cases extremely sensitive, to prepayments on the underlying mortgage loans. Where the amount of interest payable with respect to a class is disproportionately large, as compared to the amount of principal, as with certain classes of interest-only certificates, you might fail to recover your original investment under some prepayment scenarios. The extent to which the yield to maturity of any class of offered certificates may vary from the anticipated yield will depend upon the degree to which they are purchased at a discount or premium and the amount and timing of distributions on those certificates. You should consider, in the case of any offered certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on the mortgage loans could result in an actual yield that is lower than the anticipated yield and, in the case of any offered certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments could result in an actual yield that is lower than the anticipated yield.

THE NATURE OF RATINGS ARE LIMITED AND WILL NOT GUARANTEE THAT YOU WILL RECEIVE ANY PROJECTED RETURN ON YOUR OFFERED CERTIFICATES

     Any rating assigned to a class of offered certificates by a rating agency will only reflect its assessment of the probability that you will receive payments to which you are entitled. This rating will not constitute an assessment of the probability--

     -    that principal prepayments on the related mortgage loans will be made;

     - of the degree to which the rate of prepayments might differ from the rate of prepayments that was originally anticipated; or

     - of the likelihood of early optional termination of the related trust fund.

     Furthermore, the rating will not address the possibility that prepayment of the related mortgage loans at a higher or lower rate than you anticipated may cause you to experience a lower than anticipated yield or that if you purchase a certificate at a significant premium you might fail to recover your initial investment under certain prepayment scenarios.

     The amount, type and nature of credit support, if any, provided with respect to a series of certificates will be determined on the basis of criteria established by each rating agency rating classes of the certificates of that series. These criteria are sometimes based upon analysis of the behavior of mortgage loans in a larger group. However, we cannot assure you that the historical data supporting that analysis will accurately reflect future experience, or that the data derived from a large pool of mortgage loans will accurately predict the delinquency, foreclosure or loss experience of any particular pool of mortgage loans. In other cases, the criteria may be based upon determinations of the values of the mortgaged properties that provide security for the mortgage loans in the related trust fund. However, we cannot assure you that those values will not decline in the future.

RISKS ASSOCIATED WITH COMMERCIAL OR MULTIFAMILY MORTGAGE LOANS

     MANY OF THE MORTGAGE LOANS UNDERLYING YOUR OFFERED CERTIFICATES WILL BE NONRECOURSE. You should consider all of the mortgage loans underlying your offered certificates to be nonrecourse loans. This means that, in the event of a default, recourse will be limited to the related real property or properties securing the defaulted mortgage loan. In those cases where recourse to a borrower or guarantor is permitted by the loan documents, we generally will not undertake any evaluation of the financial condition of that borrower or guarantor. Consequently, full and timely payment on each mortgage loan underlying your offered certificates will depend on one or more of the following--

     - the sufficiency of the net operating income of the applicable real property;

     - the market value of the applicable real property at or prior to maturity; and

     - the ability of the related borrower to refinance or sell the applicable real property.

     In general, the value of a multifamily or commercial property will depend on its ability to generate net operating income. The ability of an owner to finance a multifamily or commercial property will depend, in large part, on the property's value and ability to generate net operating income.

     Unless we state otherwise in the related prospectus supplement, none of the mortgage loans underlying your offered certificates will be insured or guaranteed by any governmental entity or private mortgage insurer.

     The risks associated with lending on multifamily and commercial properties are inherently different from those associated with lending on the security of single-family residential properties. This is because multifamily rental and commercial real estate lending involves larger loans and, as described above, repayment is dependent upon the successful operation and value of the related real estate project.

     MANY RISK FACTORS ARE COMMON TO MOST OR ALL MULTIFAMILY AND COMMERCIAL PROPERTIES. The following factors, among others, will affect the ability of a multifamily or commercial property to generate net operating income and, accordingly, its value--

     -    the age, design and construction quality of the property;

     - perceptions regarding the safety, convenience and attractiveness of the property;

     -    the characteristics of the neighborhood where the property is located;

     -    the proximity and attractiveness of competing properties;

     -    the existence and construction of competing properties;

     -    the adequacy of the property's management and maintenance;

     - national, regional or local economic conditions, including plant closings, industry slowdowns and unemployment rates;

     - local real estate conditions, including an increase in or oversupply of comparable commercial or residential space;

     -    demographic factors;

     -    customer tastes and preferences;

     -    retroactive changes in building codes; and

     - changes in governmental rules, regulations and fiscal policies, including environmental legislation.

     Particular factors that may adversely affect the ability of a multifamily or commercial property to generate net operating income include--

     - an increase in interest rates, real estate taxes and other operating expenses;

     - an increase in the capital expenditures needed to maintain the property or make improvements;

     - a decline in the financial condition of a major tenant and, in particular, a sole tenant or anchor tenant;

     -    an increase in vacancy rates;

     -    a decline in rental rates as leases are renewed or replaced; and

     - natural disasters and civil disturbances such as earthquakes, hurricanes, floods, eruptions or riots.

     The volatility of net operating income generated by a multifamily or commercial property over time will be influenced by many of the foregoing factors, as well as by--

     -    the length of tenant leases;

     -    the creditworthiness of tenants;

     -    the rental rates at which leases are renewed or replaced;

     -    the percentage of total property expenses in relation to revenue;

     - the ratio of fixed operating expenses to those that vary with revenues; and

     - the level of capital expenditures required to maintain the property and to maintain or replace tenants.

     Therefore, commercial and multifamily properties with short-term or less creditworthy sources of revenue and/or relatively high operating costs, such as those operated as hospitality and self-storage properties, can be expected to have more volatile cash flows than commercial and multifamily properties with medium- to long-term leases from creditworthy tenants and/or relatively low operating costs. A decline in the real estate market will tend to have a more immediate effect on the net operating income of commercial and multifamily properties with short-term revenue sources and may lead to higher rates of delinquency or defaults on the mortgage loans secured by those properties.

     THE SUCCESSFUL OPERATION OF A MULTIFAMILY OR COMMERCIAL PROPERTY DEPENDS ON TENANTS. Generally, multifamily and commercial properties are subject to leases. The owner of a multifamily or commercial property typically uses lease or rental payments for the following purposes--

     - to pay for maintenance and other operating expenses associated with the property;

     - to fund repairs, replacements and capital improvements at the property; and

     - to service mortgage loans secured by, and any other debt obligations associated with operating, the property.

     Factors that may adversely affect the ability of a multifamily or commercial property to generate net operating income from lease and rental payments include--

     - an increase in vacancy rates, which may result from tenants deciding not to renew an existing lease or discontinuing operations;

     -    an increase in tenant payment defaults;

     - a decline in rental rates as leases are entered into, renewed or extended at lower rates;

     - an increase in the capital expenditures needed to maintain the property or to make improvements; and

     -    a decline in the financial condition of a major or sole tenant.

     Various factors that will affect the operation and value of a commercial property include--

     -    the business operated by the tenants;

     -    the creditworthiness of the tenants; and

     -    the number of tenants.

     DEPENDENCE ON A SINGLE TENANT OR A SMALL NUMBER OF TENANTS MAKES A PROPERTY RISKIER COLLATERAL. In those cases where an income-producing property is leased to a single tenant or is primarily leased to one or a small number of major tenants, a deterioration in the financial condition or a change in the plan of operations of any of those tenants can have particularly significant effects on the net operating income generated by the property. If any of those tenants defaults under or fails to renew its lease, the resulting adverse financial effect on the operation of the property will be substantially more severe than would be the case with respect to a property occupied by a large number of less significant tenants.

     An income-producing property operated for retail, office or industrial purposes also may be adversely affected by a decline in a particular business or industry if a concentration of tenants at the property is engaged in that business or industry.

     TENANT BANKRUPTCY ADVERSELY AFFECTS PROPERTY PERFORMANCE. The bankruptcy or insolvency of a major tenant, or a number of smaller tenants, at a commercial property may adversely affect the income produced by the property. Under the U.S. Bankruptcy Code, a tenant has the option of assuming or rejecting any unexpired lease. If the tenant rejects the lease, the landlord's claim for breach of the lease would be a general unsecured claim against the tenant unless there is collateral securing the claim. The claim would be limited to--

     - the unpaid rent reserved under the lease for the periods prior to the bankruptcy petition or any earlier surrender of the leased premises; plus

     - an amount, not to exceed three years' rent, equal to the greater of one year's rent and 15% of the remaining reserved rent.

     THE SUCCESS OF AN INCOME-PRODUCING PROPERTY DEPENDS ON RELETTING VACANT SPACES. The operations at an income-producing property will be adversely affected if the owner or property manager is unable to renew leases or relet space on comparable terms when existing leases expire and/or become defaulted. Even if vacated space is successfully relet, the costs associated with reletting, including tenant improvements and leasing commissions in the case of income-producing properties operated for retail, office or industrial purposes, can be substantial and could reduce cash flow from the income-producing properties. Moreover, if a tenant at a income-producing property defaults in its lease obligations, the landlord may incur substantial costs and experience significant delays associated with enforcing its rights and protecting its investment, including costs incurred in renovating and reletting the property.

     If an income-producing property has multiple tenants, re-leasing expenditures may be more frequent than in the case of a property with fewer tenants, thereby reducing the cash flow generated by the multi-tenanted property. Multi-tenanted properties may also experience higher continuing vacancy rates and greater volatility in rental income and expenses.

     PROPERTY VALUE MAY BE ADVERSELY AFFECTED EVEN WHEN CURRENT OPERATING INCOME IS NOT. Various factors may affect the value of multifamily and commercial properties without affecting their current net operating income, including---

     -    changes in interest rates;

     -    the availability of refinancing sources;

     -    changes in governmental regulations, licensing or fiscal policy;

     -    changes in zoning or tax laws; and

     -    potential environmental or other legal liabilities.

     PROPERTY MANAGEMENT MAY AFFECT PROPERTY OPERATIONS AND VALUE. The operation of an income-producing property will depend upon the property manager's performance and viability. The property manager generally is responsible for--

     -    responding to changes in the local market;

     - planning and implementing the rental structure, including staggering durations of leases and establishing levels of rent payments;

     -    operating the property and providing building services;

     -    managing operating expenses; and

     - ensuring that maintenance and capital improvements are carried out in a timely fashion.

     Income-producing properties that derive revenues primarily from short-term rental commitments, such as hospitality or self-storage properties, generally require more intensive management than properties leased to tenants under long-term leases.

     By controlling costs, providing appropriate and efficient services to tenants and maintaining improvements in good condition, a property manager can--

     -    maintain or improve occupancy rates, business and cash flow;

     -    reduce operating and repair costs; and

     -    preserve building value.

On the other hand, management errors can, in some cases, impair the long term viability of an income-producing property.

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     MAINTAINING A PROPERTY IN GOOD CONDITION MAY BE COSTLY. The owner may be required to expend a substantial amount to maintain, renovate or refurbish a commercial or multifamily property. Failure to do so may materially impair the property's ability to generate cash flow. The effects of poor construction quality will increase over time in the form of increased maintenance and capital improvements. Even superior construction will deteriorate over time if management does not schedule and perform adequate maintenance in a timely fashion. There can be no assurance that an income-producing property will generate sufficient cash flow to cover the increased costs of maintenance and capital improvements in addition to paying debt service on the mortgage loan(s) that may encumber that property.

     COMPETITION WILL ADVERSELY AFFECT THE PROFITABILITY AND VALUE OF AN INCOME-PRODUCING PROPERTY. Some income-producing properties are located in highly competitive areas. Comparable income-producing properties located in the same area compete on the basis of a number of factors including--

     -    rental rates;

     -    location;

     -    type of business or services and amenities offered; and

     -    nature and condition of the particular property.

     The profitability and value of an income-producing property may be adversely affected by a comparable property that--

     -    offers lower rents;

     -    has lower operating costs;

     -    offers a more favorable location; or

     -    offers better facilities.

     Costs of renovating, refurbishing or expanding an income-producing property in order to remain competitive can be substantial.

     VARIOUS TYPES OF INCOME-PRODUCING PROPERTIES MAY PRESENT SPECIAL RISKS. The relative importance of any factor affecting the value or operation of an income-producing property will depend on the type and use of the property. In addition, the type and use of a particular income-producing property may present special risks. For example--

     - Health care-related facilities and casinos are subject to significant governmental regulation of the ownership, operation, maintenance and/or financing of those properties;

     - Multifamily rental properties, manufactured housing communities and mobile home parks may be subject to rent control or rent stabilization laws and laws governing landlord/tenant relationships;

     - Hospitality and restaurant properties are often operated under franchise, management or operating agreements, which may be terminable by the franchisor or operator. Moreover, the transferability of a hotel's or restaurant's operating, liquor and other licenses upon a transfer of the hotel or restaurant is subject to local law requirements;

     - Depending on their location, recreational and resort properties, properties that provide entertainment services, hospitality properties, restaurants and taverns, mini-warehouses and self-storage facilities tend to be adversely affected more quickly by a general economic downturn than other types of commercial properties;

     - Marinas will be affected by various statutes and government regulations that govern the use of, and construction on, rivers, lakes and other waterways;

     - Some recreational and hospitality properties may have seasonal fluctuations and/or may be adversely affected by prolonged unfavorable weather conditions;

     - Churches and other religious facilities may be highly dependent on donations which are likely to decline as economic conditions decline; and

     - Properties used as gas stations, automotive sales and service centers, dry cleaners, warehouses and industrial facilities may be more likely to have environmental issues.

     Additionally, many types of commercial properties are not readily convertible to alternative uses if the original use is not successful or may require significant capital expenditures to effect any conversion to an alternative use. For example, a mortgaged real property may not be readily convertible due to restrictive covenants related to the property. In addition, converting commercial properties to alternate uses generally requires substantial capital expenditures. As a result, the liquidation value of any of those types of property would be substantially less than would otherwise be the case. See "Description of the Trust Assets--Mortgage Loans--Various Types of Multifamily and Commercial Properties May Secure Mortgage Loans Underlying a Series of Offered Certificates."

     BORROWERS MAY BE UNABLE TO MAKE BALLOON PAYMENTS. Any of the mortgage loans underlying your offered certificates may be nonamortizing or only partially amortizing. The borrower under a mortgage loan of that type is required to make substantial payments of principal and interest, which are commonly called balloon payments, on the maturity date of the loan. The ability of the borrower to make a balloon payment depends upon the borrower's ability to refinance or sell the real property securing the loan. The ability of the borrower to refinance or sell the property will be affected by a number of factors, including--

     -    the fair market value and condition of the underlying real property;

     -    the level of interest rates;

     -    the borrower's equity in the underlying real property;

     -    the borrower's financial condition;

     -    the operating history of the underlying real property;

     -    changes in zoning and tax laws;

     -    changes in competition in the relevant area;

     -    changes in rental rates in the relevant area;

     -    changes in governmental regulation and fiscal policy;

     -    prevailing general and regional economic conditions;

     -    the state of the fixed income and mortgage markets; and

     - the availability of credit for multifamily rental or commercial properties.

     Neither we nor any of our affiliates will be obligated to refinance any mortgage loan underlying your offered certificates.

     The related master servicer or special servicer may, within prescribed limits, extend and modify mortgage loans underlying your offered certificates that are in default or as to which a payment default is imminent in order to maximize recoveries on the defaulted loans. The related master servicer or special servicer is only required to determine that any extension or modification is reasonably likely to produce a greater recovery than a liquidation of the real property securing the defaulted loan. There is a risk that the decision of the master servicer or special servicer to extend or modify a mortgage loan may not in fact produce a greater recovery.

BORROWER CONCENTRATION WITHIN A TRUST EXPOSES INVESTORS TO GREATER RISK OF DEFAULT AND LOSS

     A particular borrower or group of related borrowers may be associated with multiple real properties securing the mortgage loans underlying a series of offered certificates. The bankruptcy or insolvency of, or other financial problems with respect to, that borrower or group of borrowers could have an adverse effect on the operation of all of the related real properties and on the ability of those properties to produce sufficient cash flow to make required payments on the related mortgage loans. For example, if a borrower or group of related borrowers that owns or controls several real properties experiences financial difficulty at one of those properties, it could defer maintenance at another of those properties in order to satisfy current expenses with respect to the first property. That borrower or group of related borrowers could also attempt to avert foreclosure by filing a bankruptcy petition that might have the effect of interrupting debt service payments on all the related mortgage loans for an indefinite period. In addition, multiple real properties owned by the same borrower or related borrowers are likely to have common management. This would increase the risk that financial or other difficulties experienced by the property manager could have a greater impact on the owner of the related loans.

LOAN CONCENTRATION WITHIN A TRUST EXPOSES INVESTORS TO GREATER RISK OF DEFAULT AND LOSS

     Any of the mortgage assets in one of our trusts may be substantially larger than the other assets in that trust. In general, the inclusion in a trust of one or more mortgage assets that have outstanding principal balances that are substantially larger than the other mortgage assets in the trust can result in losses that are more severe, relative to the size of the related mortgage asset pool, than would be the case if the aggregate balances of that pool were distributed more evenly.

GEOGRAPHIC CONCENTRATION WITHIN A TRUST EXPOSES INVESTORS TO GREATER RISK OF DEFAULT AND LOSS

     If a material concentration of mortgage loans underlying a series of offered certificates is secured by real properties in a particular locale, state or region, then the holders of those certificates will have a greater exposure to--

     - any adverse economic developments that occur in the locale, state or region where the properties are located;

     -    changes in the real estate market where the properties are located;

     - changes in governmental rules and fiscal policies in the governmental jurisdiction where the properties are located; and

     - acts of nature, including floods, tornadoes and earthquakes, in the areas where properties are located.

CHANGES IN POOL COMPOSITION WILL CHANGE THE NATURE OF YOUR INVESTMENT

     The mortgage loans underlying any series of offered certificates will amortize at different rates and mature on different dates. In addition, some of those mortgage loans may be prepaid or liquidated. As a result, the relative composition of the related mortgage asset pool will change over time.

     If you purchase certificates with a pass-through rate that is equal to or calculated based upon a weighted average of interest rates on the underlying mortgage loans, your pass-through rate will be affected, and may decline, as the relative composition of the mortgage pool changes.

     In addition, as payments and other collections of principal are received with respect to the underlying mortgage loans, the remaining mortgage pool backing your certificates may exhibit an increased concentration with respect to property type, number and affiliation of borrowers and geographic location.

ADJUSTABLE RATE MORTGAGE LOANS MAY ENTAIL GREATER RISKS OF DEFAULT TO LENDERS THAN FIXED RATE MORTGAGE LOANS

     Some or all of the mortgage loans underlying a series of offered certificates may provide for adjustments to their respective mortgage interest rates and corresponding adjustments to their respective periodic debt service payments. As the periodic debt service payment for any of those mortgage loans increases, the likelihood that cash flow from the underlying real property will be insufficient to make that periodic debt service payment and pay operating expenses also increases.

SUBORDINATE DEBT INCREASES THE LIKELIHOOD THAT A BORROWER WILL DEFAULT ON A MORTGAGE LOAN BACKING YOUR CERTIFICATES

     Certain mortgage loans included in one of our trusts may either-

     - prohibit the related borrower from encumbering the related real property with additional secured debt, or

     - require the consent of the holder of the mortgage loan prior to so encumbering the related real property.

     However, a violation of this prohibition may not become evident until the affected mortgage loan otherwise defaults, and a lender, such as one of our trusts, may not realistically be able to prevent a borrower from incurring subordinate debt.

     The existence of any secured subordinated indebtedness increases the difficulty of refinancing a mortgage loan at the loan's maturity. In addition, the related borrower may have difficulty repaying multiple loans. Moreover, the filing of a petition in bankruptcy by, or on behalf of, a junior lienholder may stay the senior lienholder from taking action to foreclose out the junior lien. See "Legal Aspects of Mortgage Loans--Subordinate Financing".

JUNIOR MORTGAGE LOANS MAY UNDERLIE YOUR OFFERED CERTIFICATES AND WILL CAUSE GREATER RISKS OF LOSS THAN FIRST MORTGAGE LOAN

     To the extent specified in the related prospectus supplement, certain mortgage loans may be secured primarily by junior mortgages. In the case of liquidation, mortgage loans underlying the offered certificates are entitled to satisfaction from proceeds that remain from the sale of the related mortgaged property after the mortgage loans senior to those junior mortgage loans have been satisfied. If there are not sufficient funds to satisfy those junior mortgage loans and senior mortgage loans, the junior mortgage loan would suffer a loss and, accordingly, one or more classes of certificates would bear that loss. Therefore, any risks of deficiencies associated with first mortgage loans will be greater with respect to junior mortgage loans.

THE TYPE OF MORTGAGOR MAY ENTAIL RISK

     Mortgage loans made to partnerships, corporations or other entities may entail risks of loss from delinquency and foreclosure that are greater than those of mortgage loans made to individuals. The mortgagor's sophistication and form of organization may increase the likelihood of protracted litigation or bankruptcy in default situations.

CREDIT SUPPORT IS LIMITED AND MAY NOT BE SUFFICIENT TO PREVENT LOSS ON YOUR OFFERED CERTIFICATES

     The prospectus supplement for a series of certificates will describe any credit support provided for that series. Any use of credit support will be subject to the conditions and limitations described in this prospectus and in the related prospectus supplement, and may not cover all potential losses or risks. For example, it may or may not cover fraud or negligence by a mortgage loan originator or other parties.

     A series of certificates may include one or more classes of subordinate certificates, if so provided in the related prospectus supplement. Although subordination is intended to reduce the risk to holders of senior certificates of delinquent distributions or ultimate losses, the amount of subordination will be limited and may decline under certain circumstances described in the related prospectus supplement. In addition, if principal payments on one or more classes of certificates of a series are made in a specified order or priority, any limits with respect to the aggregate amount of claims under any related credit support may be exhausted before the principal of the later paid classes of certificates of that series has been repaid in full. As a result, the impact of losses and shortfalls experienced with respect to the mortgage assets may fall primarily upon those subordinate classes of certificates. Moreover, if a form of credit support covers more than one series of certificates, holders of certificates of one series will be subject to the risk that the credit support will be exhausted by the claims of the holders of certificates of one or more other series.

     The amount of any applicable credit support for one or more classes of offered certificates, including the subordination of one or more other classes of certificates, will be determined on the basis of criteria established by each rating agency rating those classes of certificates. Such criteria will be based on a assumed level of defaults, delinquencies and losses on the underlying mortgage assets and certain other factors. However, we cannot assure you that the default, delinquency or loss experience on the related mortgage assets will not exceed the assumed levels. See "--The Nature of Ratings Are Limited and Will Not Guarantee that You Will Receive Any Projected Return on Your Offered Certificates" above and "Description of the Certificates" and "Description of Credit Support" in this prospectus.

THE ENFORCEABILITY OF SOME PROVISIONS IN THE MORTGAGE LOANS UNDERLYING YOUR OFFERED CERTIFICATES MAY BE CHALLENGED

     CROSS-COLLATERALIZATION ARRANGEMENTS. It may be possible to challenge cross-collateralization arrangements involving more than one borrower as a fraudulent conveyance, even if the borrowers are related. If one of those borrowers were to become a debtor in a bankruptcy case, creditors of the bankrupt party or the representative of the bankruptcy estate of the bankrupt party could seek to have the bankruptcy court avoid any lien granted by the bankrupt party to secure repayment of another borrower's loan. In order to do so, the court would have to determine that--

     -    the bankrupt party--

          1.   was insolvent at the time of granting the lien,

          2.   was rendered insolvent by the granting of the lien,

          3.   was left with inadequate capital, or

          4.   was not able to pay its debts as they matured; and

     - the bankrupt party did not, when it allowed its property to be encumbered by a lien securing the other borrower's loan, receive fair consideration or reasonably equivalent value for pledging its property for the equal benefit of the other borrower.

If the court were to conclude that the granting of the lien was an avoidable fraudulent conveyance, it could nullify the lien or security instrument effecting the cross-collateralization. The court could also allow the bankrupt party to recover payments it made under the avoided cross-collateralization.

     PREPAYMENT PREMIUMS, FEES AND CHARGES. Under the laws of a number of states, the enforceability of any mortgage loan provisions that require payment of a prepayment premium, fee or charge upon an involuntary prepayment, is unclear. If those provisions were unenforceable, borrowers would have an incentive to default in order to prepay their loans.

     DUE-ON-SALE AND DEBT ACCELERATION CLAUSES. Some or all of the mortgage loans included in one of our trusts may contain a due-on-sale clause, which permits the lender, with some exceptions, to accelerate the maturity of the mortgage loan upon the sale, transfer or conveyance of--

     -    the related real property; or

     -    a majority ownership interest in the related borrower.

     We anticipate that all of the mortgage loans included in one of our trusts will contain some form of debt-acceleration clause, which permits the lender to accelerate the debt upon specified monetary or non-monetary defaults by the related borrower.

     The courts of all states will enforce acceleration clauses in the event of a material payment default. The equity courts of any state, however, may refuse to allow the foreclosure of a mortgage, deed of trust or other security instrument or to permit the acceleration of the indebtedness if--

     -    the default is deemed to be immaterial;

     -    the exercise of those remedies would be inequitable or unjust; or

     -    the circumstances would render the acceleration unconscionable.

     ASSIGNMENTS OF LEASES. Some or all of the mortgage loans included in one of our trusts may be secured by, among other things, an assignment of leases and rents. Under that document, the related borrower will assign its right, title and interest as landlord under the leases on the related real property and the income derived from those leases to the lender as further security for the related mortgage loan, while retaining a license to collect rents for so long as there is no default. In the event the borrower defaults, the license terminates and the lender is entitled to collect rents. In some cases, those assignments may not be perfected as security interests prior to actual possession of the cash flow. Accordingly, state law may require that the lender take possession of the property and obtain a judicial appointment of a receiver before becoming entitled to collect the rents. In addition, the commencement of bankruptcy or similar proceedings by or with respect to the borrower will adversely affect the lender's ability to collect the rents. See "Legal Aspects of Mortgage Loans--Bankruptcy Laws."

     DEFEASANCE. A mortgage loan underlying a series of offered certificates may permit the related borrower, during the periods specified and subject to the conditions set forth in the loan, to pledge to the holder of the mortgage loan a specified amount of direct, non-callable United States government securities and thereby obtain a release of the related mortgaged property. The cash amount which a borrower must expend to purchase, or must deliver to a master servicer in order for the master servicer to purchase, the required United States government securities may be in excess of the principal balance of the mortgage loan. A court could interpret that excess amount as a form of prepayment premium or could take it into account for usury purposes. In some states, some forms of prepayment premiums are unenforceable. If the payment of that excess amount were held to be unenforceable, the remaining portion of the cash amount to be delivered may be insufficient to purchase the requisite amount of United States government securities.

CHANGES IN ZONING LAWS MAY ADVERSELY AFFECT THE USE OR VALUE OF A REAL PROPERTY

     Due to changes in zoning requirements since the construction thereof, an income-producing property may not comply with current zoning laws, including density, use, parking and set back requirements. Accordingly, the property may be a permitted non-conforming structure or the operation of the property may be a permitted non-conforming use. This means that the owner is not required to alter the property's structure or use to comply with the new law, but the owner may be limited in its ability to rebuild the premises "as is" in the event of a substantial casualty loss. This may adversely affect the cash flow available following the casualty. If a substantial casualty were to occur, insurance proceeds may not be sufficient to pay a mortgage loan secured by the property in full. In addition, if the property were repaired or restored in conformity with the current law, its value or revenue-producing potential may be less than that which existed before the casualty.

COMPLIANCE WITH THE AMERICANS WITH DISABILITIES ACT OF 1990 MAY BE EXPENSIVE

     Under the Americans with Disabilities Act of 1990, all public accommodations are required to meet certain federal requirements related to access and use by disabled persons. If a property does not currently comply with that Act, the owner of the non-conforming property may be required to incur significant costs in order to effect compliance with that Act. This will reduce the amount of cash flow available to cover other required maintenance and capital improvements and to pay debt service on the mortgage loan(s) that may encumber that property. There can be no assurance that the owner will have sufficient funds to cover the costs necessary to comply with that Act. In addition, noncompliance could result in the imposition of fines by the federal government or an award of damages to private litigants.

LITIGATION MAY ADVERSELY AFFECT A BORROWER'S ABILITY TO REPAY ITS MORTGAGE LOAN

     The owner of a multifamily or commercial property may be a defendant in a litigation arising out of, among other things, the following--

     -    breach of contract involving a tenant, a supplier or other party;

     -    negligence resulting in a personal injury; or

     -    responsibility for an environmental problem.

     Litigation will divert the owner's attention from operating its property. If the litigation were decided adversely to the owner, the award to the plaintiff may adversely affect the owner's ability to repay a mortgage loan secured by the property.

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

SPECIAL HAZARD LOSSES MAY CAUSE YOU TO SUFFER LOSSES ON YOUR OFFERED
CERTIFICATES

     In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of a property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in the related policy. Most insurance policies typically do not cover any physical damage resulting from, among other things--

     -    war;

     -    revolution;

     -    governmental actions;

     -    floods and other water-related causes;

     -    earth movement, including earthquakes, landslides and mudflows;

     -    wet or dry rot;

     -    vermin; and

     -    domestic animals.

     Unless the related mortgage loan documents specifically require the borrower to insure against physical damage arising from these causes, then the resulting losses may be borne by you as a holder of offered certificates.

ENVIRONMENTAL RISKS

     We cannot provide any assurance--

     - as to the degree of environmental testing conducted at any of the real properties securing the mortgage loans that back your offered certificates;

     - that the environmental testing conducted by or on behalf of the applicable originators or any other parties in connection with the origination of those mortgage loans or otherwise identified all adverse environmental conditions and risks at the related real properties;

     - that the results of the environmental testing were accurately evaluated in all cases;

     - that the related borrowers have implemented or will implement all operations and maintenance plans and other remedial actions recommended by any environmental consultant that may have conducted testing at the related real properties; or

     - that the recommended action will fully remediate or otherwise address all the identified adverse environmental conditions and risks.

     Environmental site assessments vary considerably in their content, quality and cost. Even when adhering to good professional practices, environmental consultants will sometimes not detect significant environmental problems because to do an exhaustive environmental assessment would be far too costly and time-consuming to be practical.

     In addition, the current environmental condition of a real property securing a mortgage loan underlying your offered certificates could be adversely affected by--

     -    tenants at the property, such as gasoline stations or dry cleaners; or

     - conditions or operations in the vicinity of the property, such as leaking underground storage tanks at another property nearby.

     Various environmental laws may make a current or previous owner or operator of real property liable for the costs of removal or remediation of hazardous or toxic substances on, under or adjacent to the property. Those laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of the hazardous or toxic substances. For example, there are laws that impose liability for release of asbestos containing materials into the air or require the removal or containment of the materials. The owner's liability for any required remediation generally is unlimited and could exceed the value of the property and/or the total assets of the owner. In addition, the presence of hazardous or toxic substances, or the failure to remediate the adverse environmental condition, may adversely affect the owner's or operator's ability to use the affected property. In some states, contamination of a property may give rise to a lien on the property to ensure the costs of cleanup. Depending on the state, this lien may have priority over the lien of an existing mortgage, deed of trust or other security instrument. In addition, third parties may seek recovery from owners or operators of real property for personal injury associated with exposure to hazardous substances, including asbestos and lead-based paint. Persons who arrange for the disposal or treatment of hazardous or toxic substances may be liable for the costs of removal or remediation of the substances at the disposal or treatment facility.

     The federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, as well as other federal and state laws, provide that a secured lender, such as one of our trusts, may be liable as an "owner" or "operator" of the real property, regardless of whether the borrower or a previous owner caused the environmental damage, if--

     - agents or employees of the lender are deemed to have participated in the management of the borrower; or

     - the lender actually takes possession of a borrower's property or control of its day-to-day operations, including through the appointment of a receiver or foreclosure.

     Although recently enacted legislation clarifies the activities in which a lender may engage without becoming subject to liability under the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, and similar federal laws, that legislation has no applicability to state environmental laws. Moreover, future laws, ordinances or regulations could impose material environmental liability.

     Federal law requires owners of residential housing constructed prior to 1978 to disclose to potential residents or purchasers--

     - any condition on the property that causes exposure to lead-based paint; and

     - the potential hazards to pregnant women and young children, including that the ingestion of lead-based paint chips and/or the inhalation of dust particles from lead-based paint by children can cause permanent injury, even at low levels of exposure.

     Property owners may be liable for injuries to their tenants resulting from exposure under various laws that impose affirmative obligations on property owners of residential housing containing lead-based paint.

DELINQUENT MORTGAGE LOANS MAY UNDERLIE YOUR OFFERED CERTIFICATES AND ADVERSELY AFFECT THE YIELD ON YOUR OFFERED CERTIFICATES

     The related prospectus supplement may provide that certain delinquent mortgage loans underlie a series of offered certificates. Unless the related prospectus supplement provides otherwise, the special servicer may service these mortgage loans. The same entity may act as both master servicer and special servicer. Any credit enhancement provided with respect to a particular series of certificates may not cover all losses related to delinquent mortgage loans, and you should consider the risk that the inclusion of delinquent mortgage loans in the trust may adversely affect the rate of defaults and prepayments on the mortgage loans and accordingly the yield on your certificates.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES REGARDING RESIDUAL CERTIFICATES

     INCLUSION OF TAXABLE INCOME IN EXCESS OF CASH RECEIVED. If you own a certificate that is a residual interest in a real estate mortgage investment conduit, or REMIC, for federal income tax purposes, you will have to report on your income tax return as ordinary income your pro rata share of the taxable income of that REMIC, regardless of the amount or timing of your possible receipt of any cash on the certificate. As a result, your offered certificate may have phantom income early in the term of the REMIC because the taxable income from the certificate may exceed the amount of economic income, if any, attributable to the certificate. While you will have a corresponding amount of tax losses later in the term of the REMIC, the present value of the phantom income may significantly exceed the present value of the tax losses. Therefore, the after-tax yield on any REMIC residual certificate may be significantly less than that of a corporate bond or other instrument having similar cash flow characteristics. In fact, some offered certificates that are residual interests, may have a negative value.

     You will have to report your share of the taxable income and net loss of the REMIC until all the certificates in the related series have a principal balance of zero. See "Federal Income Tax Consequences--REMICs."

     SOME TAXABLE INCOME OF A RESIDUAL INTEREST CAN NOT BE OFFSET UNDER THE INTERNAL REVENUE CODE OF 1986. A portion of the taxable income from a REMIC residual certificate may be treated as excess inclusions under the Internal Revenue Code of 1986. You will have to pay tax on the excess inclusions regardless of whether you have other credits, deductions or losses. In particular, the tax on excess inclusion--

     -    generally will not be reduced by losses from other activities;

     - for a tax-exempt holder, will be treated as unrelated business taxable income; and

     - for a foreign holder, will not qualify for any exemption from withholding tax.

     INDIVIDUALS AND CERTAIN ENTITIES SHOULD NOT INVEST IN REMIC RESIDUAL CERTIFICATES. The fees and non-interest expenses of a REMIC will be allocated pro rata to certificates that are residual interests in the REMIC. However, individuals will only be able to deduct these expenses as miscellaneous itemized deductions, which are subject to numerous restrictions and limitations under the Internal Revenue Code of 1986. Therefore, the certificates that are residual interests generally are not appropriate investments for--

     -    individuals;

     -    estates;

     -    trusts beneficially owned by any individual or estate; and

     - pass-through entities having any individual, estate or trust as a shareholder, member or partner.

     TRANSFER LIMITATIONS. In addition, the REMIC residual certificates will be subject to numerous transfer restrictions. These restrictions will reduce your ability to liquidate a REMIC residual certificate. For example, unless we indicate otherwise in the related prospectus supplement, you will not be able to transfer a REMIC residual certificate to a foreign person under the Internal Revenue Code of 1986 or to partnerships that have any non-United States persons as partners.

     See "Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Residual Certificates."

BORROWER BANKRUPTCY PROCEEDINGS CAN DELAY AND IMPAIR RECOVERY ON A MORTGAGE LOAN UNDERLYING YOUR OFFERED CERTIFICATES

     Under the U.S. Bankruptcy Code, the filing of a petition in bankruptcy by or against a borrower will stay the sale of a real property owned by that borrower, as well as the commencement or continuation of a foreclosure action.

     In addition, if a court determines that the value of a real property is less than the principal balance of the mortgage loan it secures, the court may reduce the amount of secured indebtedness to the then-value of the property. This would make the lender a general unsecured creditor for the difference between the then-value of the property and the amount of its outstanding mortgage indebtedness.

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

     A bankruptcy court also may--

     - grant a debtor a reasonable time to cure a payment default on a mortgage loan;

     -    reduce monthly payments due under a mortgage loan;

     -    change the rate of interest due on a mortgage loan; or

     -    otherwise alter a mortgage loan's repayment schedule.

     Furthermore, the borrower, as debtor-in-possession, or its bankruptcy trustee has special powers to avoid, subordinate or disallow debts. In some circumstances, the claims of a secured lender, such as one of our trusts, may be subordinated to financing obtained by a debtor-in-possession subsequent to its bankruptcy.

     Under the U.S. Bankruptcy Code, a lender will be stayed from enforcing a borrower's assignment of rents and leases. The U.S. Bankruptcy Code also may interfere with a lender's ability to enforce lockbox requirements. The legal proceedings necessary to resolve these issues can be time consuming and may significantly delay the receipt of rents. Rents also may escape an assignment to the extent they are used by borrower to maintain its property or for other court authorized expenses.

     As a result of the foregoing, the related trust's recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the total amount ultimately collected may be substantially less than the amount owed.

TAXES ON FORECLOSURE PROPERTY WILL REDUCE AMOUNTS AVAILABLE TO MAKE PAYMENTS ON THE OFFERED CERTIFICATES

     One of our trusts may be designated, in whole or in part, as a real estate mortgage investment conduit for federal income tax purposes. If that trust acquires a real property through a foreclosure or deed in lieu of foreclosure, then the related special servicer may be required to retain an independent contractor to operate and manage the property. Receipt of the following types of income on that property will subject the trust to federal, and possibly state or local, tax on that income at the highest marginal corporate tax rate--

     - any net income from that operation and management that does not consist of qualifying rents from real property within the meaning of
          Section 856(d) of the Internal Revenue Code of 1986; and

     - any rental income based on the net profits of a tenant or sub-tenant or allocable to a service that is non-customary in the area and for the type of building involved.

These taxes would reduce the net proceeds available for payment with respect to the related offered certificates.

BOOK-ENTRY REGISTRATION MAY LIMIT YOUR ABILITY TO EXERCISE YOUR RIGHTS, PROVIDE ONLY LIMITED INFORMATION, AND AFFECT PAYMENT AND TRANSFERABILITY OF YOUR OFFERED CERTIFICATES

     Your offered certificates may be issued in book-entry form through the facilities of the Depository Trust Company. As a result--

     - you will be able to exercise your rights as a certificateholder only indirectly through the Depository Trust Company and its participating organizations;

     - you may have only limited access to information regarding your offered certificates;

     - you may suffer delays in the receipt of payments on your offered certificates; and

     - your ability to pledge or otherwise take action with respect to your offered certificates may be limited due to the lack of a physical certificate evidencing your ownership of those certificates.

     See "Description of the Certificates--Book-Entry Registration."

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POTENTIAL CONFLICTS OF INTEREST CAN AFFECT A PERSON'S PERFORMANCE

     The master servicer or special servicer for one of our trusts, or any of their respective affiliates, may purchase certificates evidencing interests in that trust.

     In addition, the master servicer or special servicer for one of our trusts, or any of their respective affiliates, may have interests in, or other financial relationships with, borrowers under the related mortgage loans.

     In servicing the mortgage loans in any of our trusts, the related master servicer and special servicer will each be required to observe the terms of the governing document(s) for the related series of offered certificates and, in particular, to act in accordance with the servicing standard described in the related prospectus supplement. You should consider, however, that either of these parties, if it or an affiliate owns certificates, or has financial interests in or other financial dealings with any of the related borrowers, may have interests when dealing with the mortgage loans underlying your offered certificates that are in conflict with your interests. For example, if the related special servicer owns any certificates, it could seek to mitigate the potential loss on its certificates from a troubled mortgage loan by delaying enforcement in the hope of realizing greater proceeds in the future. However, this action by a special servicer could result a lower recovery to the related trust than would have been the case if the special servicer had not delayed in taking enforcement action.

     Furthermore, the master servicer or special servicer for any of our trusts may service existing and new loans for third parties, including portfolios of loans similar to the mortgage loans included in that trust. The properties securing these other loans may be in the same markets as and compete with the properties securing mortgage loans in our trust. Accordingly, that master servicer or special servicer may be acting on behalf of parties with conflicting interests.

                    CAPITALIZED TERMS USED IN THIS PROSPECTUS

     From time to time we use capitalized terms in this prospectus. Each of those capitalized terms will have the meaning assigned to it in the "Glossary" attached to this prospectus.

              CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.

     We were incorporated in Delaware on December 31, 1985. We were organized, among other things, for the purpose of serving as a private secondary mortgage market conduit.

     We are a wholly-owned subsidiary of Credit Suisse First Boston Management Corporation, who is a wholly-owned subsidiary of Credit Suisse First Boston, Inc. Our principal executive offices are located at Eleven Madison Avenue, New York, New York 10010. Our telephone number is 212-325-2000.

     We do not have, and do not expect to have in the future, any significant assets.

     Neither we nor any of our affiliates will guarantee any of the mortgage assets included in one of our trusts. Furthermore, unless we indicate otherwise in the related prospectus supplement, no governmental agency or instrumentality will guarantee or insure any of those mortgage assets.

                                 USE OF PROCEEDS

     Unless otherwise specified in the related prospectus supplement, the net proceeds to be received from the sale of the offered certificates of any series will be applied by us to the purchase of assets for the related trust or will be used by us to cover expenses related to that purchase and the issuance of those certificates. You may review a breakdown of the estimated expenses of issuing and distributing the certificates in Part II, Item 14 of the registration statement of which this prospectus forms a part. See "Available Information; Incorporation by Reference" for information concerning obtaining a copy of the registration statement. Also see "Underwriting" in the related prospectus supplement for information concerning the proceeds to us from the sale of the particular offered certificates. We expect to sell the offered certificates from time to time, but the timing and amount of offerings of those certificates will depend on a number of factors, including the volume of mortgage assets acquired by us, prevailing interest rates, availability of funds and general market conditions.

     We expect to sell the offered certificates from time to time, but the timing and amount of offerings of those certificates will depend on a number of factors, including the volume of mortgage assets acquired by us, prevailing interest rates, availability of funds and general market conditions.

                         DESCRIPTION OF THE TRUST ASSETS

GENERAL

     We will be responsible for establishing the trust underlying each series of offered certificates. The assets of the trust will primarily consist of--

     -    various types of multifamily and/or commercial mortgage loans;

     - mortgage participations, pass-through certificates, collateralized mortgage obligations or other mortgage-backed securities that directly or indirectly evidence interests in, or are secured by pledges of, one or more of various types of multifamily and/or commercial mortgage loans; or

     - a combination of mortgage loans and mortgage-backed securities of the types described above.

     We do not originate mortgage loans. Accordingly, we must acquire each of the mortgage loans to be included in one of our trusts from the originator or a subsequent assignee. In some cases, that originator or subsequent assignee will be one of our affiliates.

     Unless we indicate otherwise in the related prospectus supplement, we will acquire, directly or through one of our affiliates, in the secondary market, any mortgage-backed security to be included in one of our trusts.

MORTGAGE LOANS

     GENERAL. Each mortgage loan underlying the offered certificates will constitute the obligation of one or more persons to repay a debt. That obligation will be evidenced by a promissory note or bond. In addition, that obligation will be secured by a mortgage, deed of trust or other security instrument that creates a first or junior lien on, or security interest in, an interest in one or more of the following types of real property--

     -    rental or cooperatively-owned buildings with multiple dwelling units;

     - retail properties related to the sale of consumer goods and other products to the general public, such as shopping centers, malls, factory outlet centers, automotive sales centers, department stores and other retail stores, grocery stores, specialty shops, convenience stores and gas stations;

     - retail properties related to providing entertainment, recreational and personal services to the general public, such as movie theaters, fitness centers, bowling alleys, salons, dry cleaners and automotive service centers;

     -    office properties;

     - hospitality properties, such as hotels, motels and other lodging facilities;

     -    casino properties;

     - health care-related properties, such as hospitals, skilled nursing facilities, nursing homes, congregate care facilities and, in some cases, assisted living centers and senior housing;

     -    industrial properties;

     - warehouse facilities, mini-warehouse facilities and self-storage facilities;

     - restaurants, taverns and other establishments involved in the food and beverage industry;

     - manufactured housing communities, mobile home parks and recreational vehicle parks;

     - recreational and resort properties, such as recreational vehicle parks, golf courses, marinas, ski resorts and amusement parks;

     -    arenas and stadiums;

     -    churches and other religious facilities;

     -    parking lots and garages;

     -    mixed use properties;

     -    other income-producing properties; and

     -    unimproved land.

     The real property interests that may be encumbered in order to secure a mortgage loan underlying your offered certificates, include--

     - a fee interest or estate, which consists of ownership of the property for an indefinite period;

     - an estate for years, which consists of ownership of the property for a specified period of years;

     - a leasehold interest or estate, which consists of a right to occupy and use the property for a specified period of years, subject to the terms and conditions of a lease;

     -    shares in a cooperative corporation which owns the property; or

     -    any other real estate interest under applicable local law.

Any of these real property interests may be subject to deed restrictions, easements, rights of way and other matters of public record with respect to the related property. In addition, the use of, and improvements that may be constructed on, any particular real property will, in most cases, be subject to zoning laws and other legal restrictions.

     Most, if not all, of the mortgage loans underlying a series of offered certificates will be secured by liens on real properties located in the United States, its territories and possessions. However, some of those mortgage loans may be secured by liens on real properties located outside the United States, its territories and possessions, provided that foreign mortgage loans do not represent more than 10% of the related mortgage asset pool, by balance.

     If we so indicate in the related prospectus supplement, one or more of the mortgage loans underlying a series of offered certificates may be secured by a junior lien on the related real property. However, the loan or loans secured by the more senior liens on that property may not be included in the related trust. The primary risk to the holder of a mortgage loan secured by a junior lien on a real property is the possibility that the foreclosure proceeds remaining after payment of the loans secured by more senior liens on that property will be insufficient to pay the junior loan in full. In a foreclosure proceeding, the sale proceeds are applied--

     - first, to the payment of court costs and fees in connection with the foreclosure;

     -    second, to the payment of real estate taxes; and

     - third, to the payment of any and all principal, interest, prepayment or acceleration penalties, and other amounts owing to the holder of the senior loans.

The claims of the holders of the senior loans must be satisfied in full before the holder of the junior loan receives any payments with respect to the junior loan. If a lender forecloses on a junior loan, it does so subject to any related senior loans.

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     If we so indicate in the related prospectus supplement, the mortgage loans underlying a series of offered certificates may be delinquent as of the date the certificates are initially issued. In those cases, we will describe in the related prospectus supplement--

     -    the period of the delinquency;

     -    any forbearance arrangement then in effect;

     -    the condition of the related real property; and

     - the ability of the related real property to generate income to service the mortgage debt.

We will not, however, transfer any mortgage loan to a trust if we know that the mortgage loan is, at the time of transfer, more than 90 days delinquent with respect to any scheduled payment of principal or interest or in foreclosure.

     VARIOUS TYPES OF MULTIFAMILY AND COMMERCIAL PROPERTIES MAY SECURE MORTGAGE LOANS UNDERLYING A SERIES OF OFFERED CERTIFICATES. The mortgage loans underlying a series of offered certificates may be secured by numerous types of multifamily and commercial properties. As we discuss below under "--Mortgage Loans--Default and Loss Considerations with Respect to Commercial and Multifamily Mortgage Loans," the adequacy of an income-producing property as security for a mortgage loan depends in large part on its value and ability to generate net operating income. Set forth below is a discussion of some of the various factors that may affect the value and operations of the indicated types of multifamily and commercial properties.

     MULTIFAMILY RENTAL PROPERTIES. Factors affecting the value and operation of a multifamily rental property include--

     - the physical attributes of the property, such as its age, appearance, amenities and construction quality;

     -    the types of services offered at the property;

     -    the location of the property;

     - the characteristics of the surrounding neighborhood, which may change over time;

     - the rents charged for dwelling units at the property relative to the rents charged for comparable units at competing properties;

     - the ability of management to provide adequate maintenance and insurance;

     -    the property's reputation;

     - the level of mortgage interest rates, which may encourage tenants to purchase rather than lease housing;

     - the existence or construction of competing or alternative residential properties, including other apartment buildings and complexes, manufactured housing communities, mobile home parks and single-family housing;

     -    the ability of management to respond to competition;

     - the tenant mix and whether the property is primarily occupied by workers from a particular company or type of business, personnel from a local military base or students;

     - adverse local, regional or national economic conditions, which may limit the amount that may be charged for rents and may result in a reduction in timely rent payments or a reduction in occupancy levels;

     - state and local regulations, which may affect the property owner's ability to increase rent to the market rent for an equivalent apartment;

     - the extent to which the property is subject to land use restrictive covenants or contractual covenants that require that units be rented to low income tenants;

     - the extent to which the cost of operating the property, including the cost of utilities and the cost of required capital expenditures, may increase; and

     - the extent to which increases in operating costs may be passed through to tenants.

     Because units in a multifamily rental property are leased to individuals, usually for no more than a year, the property is likely to respond relatively quickly to a downturn in the local economy or to the closing of a major employer in the area.

     Some states regulate the relationship of an owner and its tenants at a multifamily rental property. Among other things, these states may--

     -    require written leases;

     -    require good cause for eviction;

     -    require disclosure of fees;

     -    prohibit unreasonable rules;

     -    prohibit retaliatory evictions;

     -    prohibit restrictions on a resident's choice of unit vendors;

     -    limit the bases on which a landlord may increase rent; or

     - prohibit a landlord from terminating a tenancy solely by reason of the sale of the owner's building.

     Apartment building owners have been the subject of suits under state Unfair and Deceptive Practices Acts and other general consumer protection statutes for coercive, abusive or unconscionable leasing and sales practices.

     Some counties and municipalities also impose rent control regulations on apartment buildings. These regulations may limit rent increases to--

     -    fixed percentages;

     -    percentages of increases in the consumer price index;

     -    increases set or approved by a governmental agency; or

     -    increases determined through mediation or binding arbitration.

     In many cases, the rent control laws do not provide for decontrol of rental rates upon vacancy of individual units. Any limitations on a landlord's ability to raise rents at a multifamily rental property may impair the landlord's ability to repay a mortgage loan secured by the property or to meet operating costs.

     Some multifamily rental properties are subject to land use restrictive covenants or contractual covenants in favor of federal or state housing agencies. These covenants generally require that a minimum number or percentage of units be rented to tenants who have incomes that are substantially lower than median incomes in the area or region. These covenants may limit the potential rental rates that may be charged at a multifamily rental property, the potential tenant base for the property or both. An owner may subject a multifamily rental property to these covenants in exchange for tax credits or rent subsidies. When the credits or subsidies cease, net operating income will decline.

     Some mortgage loans underlying the offered certificates will be secured by--

     - the related borrower's interest in multiple units in a residential condominium project; and

     -    the related voting rights in the owners' association for the project.

Due to the nature of condominiums, a default on any of those mortgage loans will not allow the related special servicer the same flexibility in realizing on the real property collateral as is generally available with respect to multifamily rental properties that are not condominiums. The rights of other unit owners, the governing documents of the owners' association and the state and local laws applicable to condominiums must be considered and respected. Consequently, servicing and realizing upon the collateral for those mortgage loans could subject the related trust to greater delay, expense and risk than a loan secured by a multifamily rental property that is not a condominium.

     COOPERATIVELY-OWNED APARTMENT BUILDINGS. Some multifamily properties are owned or leased by cooperative corporations. In general, each shareholder in the corporation is entitled to occupy a particular apartment unit under a long-term proprietary lease or occupancy agreement.

     A tenant/shareholder of a cooperative corporation must make a monthly maintenance payment to the corporation. The monthly maintenance payment represents a tenant/shareholder's PRO RATA share of the corporation's--

     -    mortgage loan payments;

     -    real property taxes;

     -    maintenance expenses; and

     -    other capital and ordinary expenses of the property.

These monthly maintenance payments are in addition to any payments of principal and interest the tenant/shareholder must make on any loans of the tenant/shareholder secured by its shares in the corporation.

     A cooperative corporation is directly responsible for building maintenance and payment of real estate taxes and hazard and liability insurance premiums. A cooperative corporation's ability to meet debt service obligations on a mortgage loan secured by, and to pay all other operating expenses of, the cooperatively owned property depends primarily upon the receipt of--

     -    maintenance payments from the tenant/shareholders; and

     - any rental income from units or commercial space that the cooperative corporation might control.

     A cooperative corporation may have to impose special assessments on the tenant/shareholders in order to pay unanticipated expenditures. Accordingly, a cooperative corporation is highly dependent on the financial well being of its tenant/shareholders. A cooperative corporation's ability to pay the amount of any balloon payment due at the maturity of a mortgage loan secured by the cooperatively owned property depends primarily on its ability to refinance the property.

     In a typical cooperative conversion plan, the owner of a rental apartment building contracts to sell the building to a newly formed cooperative corporation. Shares are allocated to each apartment unit by the owner or sponsor. The current tenants have a specified period to subscribe at prices discounted from the prices to be offered to the public after that period. As part of the consideration for the sale, the owner or sponsor receives all the unsold shares of the cooperative corporation. In general the sponsor controls the corporation's board of directors and management for a limited period of time. If the sponsor holds the shares allocated to a large number of apartment units, the lender on a mortgage loan secured by a cooperatively owned property may be adversely affected by a decline in the creditworthiness of the sponsor.

     Many cooperative conversion plans are non-eviction plans. Under a non-eviction plan, a tenant at the time of conversion who chooses not to purchase shares is entitled to reside in its apartment unit as a subtenant from the owner of the shares allocated to that unit. Any applicable rent control or rent stabilization laws would continue to be applicable to the subtenancy. In addition, the subtenant may be entitled to renew its lease for an indefinite number of years with continued protection from rent increases above those permitted by any applicable rent control and rent stabilization laws. The owner/shareholder is responsible for the maintenance payments to the cooperative corporation without regard to whether it receives rent from the subtenant or whether the rent payments are lower than maintenance payments on the unit. Newly-formed cooperative corporations typically have the greatest concentration of non-tenant/shareholders.

     RETAIL PROPERTIES. The term "retail property" encompasses a broad range of properties at which businesses sell consumer goods and other products and provide various entertainment, recreational or personal services to the general public. Some examples of retail properties include--

     -    shopping centers;

     -    factory outlet centers;

     -    malls;

     -    automotive sales and service centers;

     -    consumer oriented businesses;

     -    department stores;

     -    grocery stores;

     -    convenience stores;

     -    specialty shops;

     -    gas stations;

     -    movie theaters;

     -    fitness centers;

     -    bowling alleys;

     -    salons; and

     -    dry cleaners.

     Unless owner occupied, retail properties generally derive all or a substantial percentage of their income from lease payments from commercial tenants. Therefore, it is important for the owner of a retail property to attract and keep tenants, particularly significant tenants, that are able to meet their lease obligations. In order to attract tenants, the owner of a retail property may be required--

     -    to lower rents;

     -    to grant a potential tenant a free rent or reduced rent period;

     -    to improve the condition of the property generally; or

     - to make at its own expense, or grant a rent abatement to cover, tenant improvements for a potential tenant.

     A prospective tenant will also be interested in the number and type of customers that it will be able to attract at a particular retail property. The ability of a tenant at a particular retail property to attract customers will be affected by a number of factors related to the property and the surrounding area, including--

     -    competition from other retail properties;

     - perceptions regarding the safety, convenience and attractiveness of the property;

     -    perceptions regarding the safety of the surrounding area;

     -    demographics of the surrounding area;

     - the strength and stability of the local, regional and national economies;

     -    traffic patterns and access to major thoroughfares;

     -    the visibility of the property;

     -    availability of parking;

     - the particular mixture of the goods and services offered at the property;

     -    customer tastes, preferences and spending patterns; and

     -    the drawing power of other tenants.

     The success of a retail property is often dependent on the success of its tenants' businesses. A significant component of the total rent paid by tenants of retail properties is often tied to a percentage of gross sales or revenues. Declines in sales or revenues of the tenants will likely cause a corresponding decline in percentage rents and/or impair the tenants' ability to pay their rent or other occupancy costs. A default by a tenant under its lease could result in delays and costs in enforcing the landlord's rights. Retail properties would be directly and adversely affected by a decline in the local economy and reduced consumer spending.

     Repayment of a mortgage loan secured by a retail property will be affected by the expiration of space leases at the property and the ability of the borrower to renew or relet the space on comparable terms. Even if vacant space is successfully relet, the costs associated with reletting, including tenant improvements, leasing commissions and free rent, may be substantial and could reduce cash flow from a retail property.

     The presence or absence of an anchor tenant in a multi-tenanted retail property can be important. Anchor tenants play a key role in generating customer traffic and making the center desirable for other tenants. An anchor tenant is, in general, a retail tenant whose space is substantially larger in size than that of other tenants at the same retail property and whose operation is vital in attracting customers to the property. At some retail properties, the anchor tenant owns the space it occupies. In those cases where the property owner does not control the space occupied by the anchor tenant, the property owner may not be able to take actions with respect to the space that it otherwise typically would, such as granting concessions to retain an anchor tenant or removing an ineffective anchor tenant. In some cases, an anchor tenant may cease to operate at the property, thereby leaving its space unoccupied even though it continues to own or pay rent on the vacant space. If an anchor tenant ceases operations at a retail property, other tenants at the property may be entitled to terminate their leases prior to the scheduled termination date or to pay rent at a reduced rate for the remaining term of the lease.

     Various factors will adversely affect the economic performance of an anchored retail property, including--

     -    an anchor tenant's failure to renew its lease;

     -    termination of an anchor tenant's lease;

     - the bankruptcy or economic decline of an anchor tenant or a self-owned anchor;

     - the cessation of the business of a self-owned anchor or of an anchor tenant, notwithstanding its continued ownership of the previously occupied space or its continued payment of rent, as the case may be; or

     -    a loss of an anchor tenant's ability to attract shoppers.

     Retail properties may also face competition from sources outside a given real estate market or with lower operating costs. For example, all of the following compete with more traditional department stores and specialty shops for consumer dollars--

     -    factory outlet centers;

     -    discount shopping centers and clubs;

     -    catalogue retailers;

     -    television shopping networks and programs;

     -    internet web sites; and

     -    telemarketing.

     Similarly, home movie rentals and pay-per-view movies provide alternate sources of entertainment to movie theaters. Continued growth of these alternative retail outlets and entertainment sources, which are often characterized by lower operating costs, could adversely affect the rents collectible at retail properties.

     Gas stations, automotive sales and service centers and dry cleaners also pose unique environmental risks because of the nature of their businesses and the types of products used or sold in those businesses.

     OFFICE PROPERTIES. Factors affecting the value and operation of an office property include--

     - the number and quality of the tenants, particularly significant tenants, at the property;

     - the physical attributes of the building in relation to competing buildings;

     - the location of the property with respect to the central business district or population centers;

     - demographic trends within the metropolitan area to move away from or towards the central business district;

     - social trends combined with space management trends, which may change towards options such as telecommuting or hoteling to satisfy space needs;

     - tax incentives offered to businesses or property owners by cities or suburbs adjacent to or near where the building is located;

     - local competitive conditions, such as the supply of office space or the existence or construction of new competitive office buildings;

     -    the quality and philosophy of building management;

     -    access to mass transportation; and

     -    changes in zoning laws.

     Office properties may be adversely affected by an economic decline in the business operated by their tenants. The risk associated with that economic decline is increased if revenue is dependent on a single tenant or if there is a significant concentration of tenants in a particular business or industry.

     Office properties are also subject to competition with other office properties in the same market. Competitive factors affecting an office property include--

     -    rental rates;

     - the building's age, condition and design, including floor sizes and layout;

     -    access to public transportation and availability of parking; and

     - amenities offered to its tenants, including sophisticated building systems, such as fiber optic cables, satellite communications or other basic building technological features.

     The cost of refitting office space for a new tenant is often higher than for other property types.

     The success of an office property also depends on the local economy. Factors influencing a company's decision to locate in a given area include--

     -    the cost and quality of labor;

     -    tax incentives; and

     -    quality of life matters, such as schools and cultural amenities.

     The strength and stability of the local or regional economy will affect an office property's ability to attract stable tenants on a consistent basis. A central business district may have a substantially different economy from that of a suburb.

     HOSPITALITY PROPERTIES. Hospitality properties may involve different types of hotels and motels, including--

     -    full service hotels;

     -    resort hotels with many amenities;

     -    limited service hotels;

     - hotels and motels associated with national or regional franchise chains;

     - hotels that are not affiliated with any franchise chain but may have their own brand identity; and

     -    other lodging facilities.

     Factors affecting the economic performance of a hospitality property include--

     - the location of the property and its proximity to major population centers or attractions;

     -    the seasonal nature of business at the property;

     -    the level of room rates relative to those charged by competitors;

     -    quality and perception of the franchise affiliation;

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     -    economic conditions, either local, regional or national, which may limit the amount that can be charged for a room and may result in a reduction in occupancy levels;

     -    the existence or construction of competing hospitality properties;

     -    nature and quality of the services and facilities;

     -    financial strength and capabilities of the owner and operator;

     - the need for continuing expenditures for modernizing, refurbishing and maintaining existing facilities;

     - increases in operating costs, which may not be offset by increased room rates;

     - the property's dependence on business and commercial travelers and tourism; and

     - changes in travel patterns caused by changes in access, energy prices, labor strikes, relocation of highways, the reconstruction of additional highways or other factors.

     Because limited service hotels and motels are relatively quick and inexpensive to construct and may quickly reflect a positive value, an over-building of these hotels and motels could occur in any given region, which would likely adversely affect occupancy and daily room rates. Further, because rooms at hospitality properties are generally rented for short periods of time, hospitality properties tend to be more sensitive to adverse economic conditions and competition than many other types of commercial properties. Additionally, the revenues of some hospitality properties, particularly those located in regions whose economies depend upon tourism, may be highly seasonal in nature.

     Hospitality properties may be operated under franchise agreements. The continuation of a franchise is typically subject to specified operating standards and other terms and conditions. The franchisor periodically inspects its licensed properties to confirm adherence to its operating standards. The failure of the hospitality property to maintain those standards or adhere to those other terms and conditions could result in the loss or cancellation of the franchise license. It is possible that the franchisor could condition the continuation of a franchise license on the completion of capital improvements or the making of capital expenditures that the owner of the hospitality property determines are too expensive or are otherwise unwarranted in light of the operating results or prospects of the property. In that event, the owner of the hospitality property may elect to allow the franchise license to lapse. In any case, if the franchise is terminated, the owner of the hospitality property may seek to obtain a suitable replacement franchise or to operate property independently of a franchise license. The loss of a franchise license could have a material adverse effect upon the operations or value of the hospitality property because of the loss of associated name recognition, marketing support and centralized reservation systems provided by the franchisor.

     The viability of any hospitality property that is a franchise of a national or a regional hotel or motel chain is dependent upon--

     -    the continued existence and financial strength of the franchisor;

     -    the public perception of the franchise service mark; and

     -    the duration of the franchise licensing agreement.

     The transferability of franchise license agreements may be restricted. The consent of the franchisor would be required for the continued use of the franchise license by the hospitality property following a foreclosure. Conversely, a lender may be unable to remove a franchisor that it desires to replace following a foreclosure. Further, in the event of a foreclosure on a hospitality property, the lender or other purchaser of the hospitality property may not be entitled to the rights under any associated liquor license. That party would be required to apply in its own right for a new liquor license. There can be no assurance that a new license could be obtained or that it could be obtained promptly.

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     CASINO PROPERTIES. Factors affecting the economic performance of a casino property include--

     - location, including proximity to or easy access from major population centers;

     -    appearance;

     - economic conditions, either local, regional or national, which may limit the amount of disposable income that potential patrons may have for gambling;

     -    the existence or construction of competing casinos;

     -    dependence on tourism; and

     -    local or state governmental regulation.

     Competition among major casinos may involve attracting patrons by--

     - providing alternate forms of entertainment, such as performers and sporting events; and

     -    offering low-priced or free food and lodging.

     Casino owners may expend substantial sums to modernize, refurbish and maintain existing facilities.

     The ownership and operation of casino properties is often subject to local or state governmental regulation. A government agency or authority may have jurisdiction over or influence with respect to the foreclosure of a casino property or the bankruptcy of its owner or operator. In some jurisdictions, it may be necessary to receive governmental approval before foreclosing, thereby resulting in substantial delays to a lender. Gaming licenses are not transferable, including in connection with a foreclosure. There can be no assurance that a lender or another purchaser in foreclosure or otherwise will be able to obtain the requisite approvals to continue operating the foreclosed property as a casino.

     Any given state or municipality that currently allows legalized gambling could pass legislation banning it.

     The loss of a gaming license for any reason would have a material adverse effect on the value of a casino property.

     HEALTH CARE-RELATED PROPERTIES. Health-care related properties include--

     -    hospitals;

     -    skilled nursing facilities;

     -    nursing homes;

     -    congregate care facilities; and

     -    in some cases, assisted living centers and housing for seniors.

     Health care-related facilities, particularly nursing homes, may receive a substantial portion of their revenues from government reimbursement programs, primarily Medicaid and Medicare. Medicaid and Medicare are subject to--

     -    statutory and regulatory changes;

     -    retroactive rate adjustments;

     -    administrative rulings;

     -    policy interpretations;

     -    delays by fiscal intermediaries; and

     -    government funding restrictions.

All of the foregoing can adversely affect revenues from the operation a health care-related facility. Moreover, governmental payors have employed cost-containment measures that limit payments to health care providers. In addition, there are currently under consideration various proposals for national health care relief that could further limit these payments.

     Providers of long-term nursing care and other medical services are highly regulated by federal, state and local law. They are subject to numerous factors which can increase the cost of operation, limit growth and, in extreme cases, require or result in suspension or cessation of operations, including--

     -    federal and state licensing requirements;

     -    facility inspections;

     -    rate setting;

     -    reimbursement policies; and

     - laws relating to the adequacy of medical care, distribution of pharmaceuticals, use of equipment, personnel operating policies and maintenance of and additions to facilities and services.

     Under applicable federal and state laws and regulations, Medicare and Medicaid reimbursements generally may not be made to any person other than the provider who actually furnished the related material goods and services. Accordingly, in the event of foreclosure on a health care-related facility, neither a lender nor other subsequent lessee or operator of the property would generally be entitled to obtain from federal or state governments any outstanding reimbursement payments relating to services furnished at the property prior to foreclosure. Furthermore, in the event of foreclosure, there can be no assurance that a lender or other purchaser in a foreclosure sale would be entitled to the rights under any required licenses and regulatory approvals. The lender or other purchaser may have to apply in its own right for those licenses and approvals. There can be no assurance that a new license could be obtained or that a new approval would be granted.

     Health care-related facilities are generally special purpose properties that could not be readily converted to general residential, retail or office use. This will adversely affect their liquidation value. Furthermore, transfers of health care-related facilities are subject to regulatory approvals under state, and in some cases federal, law not required for transfers of most other types of commercial properties.

     INDUSTRIAL PROPERTIES. Industrial properties may be adversely affected by reduced demand for industrial space occasioned by a decline in a particular industry segment and/or by a general slowdown in the economy. In addition, an industrial property that suited the particular needs of its original tenant may be difficult to relet to another tenant or may become functionally obsolete relative to newer properties.

     The value and operation of an industrial property depends on--

     - location of the property, the desirability of which in a particular instance may depend on--

          1.   availability of labor services,

          2.   proximity to supply sources and customers, and

          3. accessibility to various modes of transportation and shipping, including railways, roadways, airline terminals and ports;

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

     - building design of the property, the desirability of which in a particular instance may depend on--

          1.   ceiling heights,

          2.   column spacing,

          3.   number and depth of loading bays,

          4.   divisibility,

          5.   floor loading capacities,

          6.   truck turning radius,

          7.   overall functionality, and

          8. adaptability of the property, because industrial tenants often need space that is acceptable for highly specialized activities; and

     - the quality and creditworthiness of individual tenants, because industrial properties frequently have higher tenant concentrations.

     Industrial properties are generally special purpose properties that could not be readily converted to general residential, retail or office use. This will adversely affect their liquidation value.

     WAREHOUSE, MINI-WAREHOUSE AND SELF-STORAGE FACILITIES. Warehouse, mini-warehouse and self-storage properties are considered vulnerable to competition because both acquisition costs and break-even occupancy are relatively low. In addition, it would require substantial capital expenditures to convert a warehouse, mini-warehouse or self-storage property to an alternative use. This will materially impair the liquidation value of the property if its operation for storage purposes becomes unprofitable due to decreased demand, competition, age of improvements or other factors.

     Successful operation of a warehouse, mini-warehouse or self-store property depends on--

     -    building design;

     -    location and visibility;

     -    tenant privacy;

     -    efficient access to the property;

     - proximity to potential users, including apartment complexes or commercial users;

     -    services provided at the property, such as security;

     -    age and appearance of the improvements; and

     -    quality of management.

     RESTAURANTS AND TAVERNS. Factors affecting the economic viability of individual restaurants, taverns and other establishments that are part of the food and beverage service industry include--

     - competition from facilities having businesses similar to a particular restaurant or tavern;

     - perceptions by prospective customers of safety, convenience, services and attractiveness;

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

     -    the cost, quality and availability of food and beverage products;

     - negative publicity, resulting from instances of food contamination, food-borne illness and similar events;

     -    changes in demographics, consumer habits and traffic patterns;

     -    the ability to provide or contract for capable management; and

     - retroactive changes to building codes, similar ordinances and other legal requirements.

     Adverse economic conditions, whether local, regional or national, may limit the amount that may be charged for food and beverages and the extent to which potential customers dine out. Because of the nature of the business, restaurants and taverns tend to respond to adverse economic conditions more quickly than do many other types of commercial properties. Furthermore, the transferability of any operating, liquor and other licenses to an entity acquiring a bar or restaurant, either through purchase or foreclosure, is subject to local law requirements.

     The food and beverage service industry is highly competitive. The principal means of competition are--

     -    segment;

     -    product;

     -    price;

     -    value;

     -    quality;

     -    service;

     -    convenience;

     -    location; and

     -    the nature and condition of the restaurant facility.

     A restaurant or tavern operator competes with the operators of comparable establishments in the area in which its restaurant or tavern is located. Other restaurants could have--

     -    lower operating costs;

     -    more favorable locations;

     -    more effective marketing;

     -    more efficient operations; or

     -    better facilities.

     The location and condition of a particular restaurant or tavern will affect the number of customers and, to an extent, the prices that may be charged. The characteristics of an area or neighborhood in which a restaurant or tavern is located may change over time or in relation to competing facilities. Also, the cleanliness and maintenance at a restaurant or tavern will affect its appeal to customers. In the case of a regionally- or nationally-known chain restaurant, there may be costly expenditures for renovation, refurbishment or expansion, regardless of its condition.

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

     Factors affecting the success of a regionally- or nationally-known chain restaurant include--

     - actions and omissions of any franchisor, including management practices that--

          1.   adversely affect the nature of the business, or

          2. require renovation, refurbishment, expansion or other expenditures;

     - the degree of support provided or arranged by the franchisor, including its franchisee organizations and third-party providers of products or services; and

     - the bankruptcy or business discontinuation of the franchisor or any of its franchisee organizations or third-party providers.

     Chain restaurants may be operated under franchise agreements. Those agreements typically do not contain provisions protective of lenders. A borrower's rights as franchisee typically may be terminated without informing the lender, and the borrower may be precluded from competing with the franchisor upon termination. In addition, a lender that acquires title to a restaurant site through foreclosure or similar proceedings may be restricted in the use of the site or may be unable to succeed to the rights of the franchisee under the related franchise agreement. The transferability of a franchise may be subject to other restrictions. Also, federal and state franchise regulations may impose additional risk, including the risk that the transfer of a franchise acquired through foreclosure or similar proceedings may require registration with governmental authorities or disclosure to prospective transferees.

     MANUFACTURED HOUSING COMMUNITIES, MOBILE HOME PARKS AND RECREATIONAL VEHICLE PARKS. Manufactured housing communities and mobile home parks consist of land that is divided into "spaces" or "home sites" that are primarily leased to owners of the individual mobile homes or other housing units. The home owner often invests in site-specific improvements such as carports, steps, fencing, skirts around the base of the home, and landscaping. The land owner typically provides private roads within the park, common facilities and, in many cases, utilities.

     Due to relocation costs and, in some cases, demand for homesites, the value of a mobile home or other housing unit in place in a manufactured housing community or mobile home park is generally higher, and can be significantly higher, than the value of the same unit not placed in a manufactured housing community or mobile home park. As a result, a well-operated manufactured housing community or mobile home park that has achieved stabilized occupancy is typically able to maintain occupancy at or near that level. For the same reason, a lender that provided financing for the home of a tenant who defaulted in his or her space rent generally has an incentive to keep rental payments current until the home can be resold in place, rather than to allow the unit to be removed from the park. In general, the individual mobile homes and other housing units will not constitute collateral for a mortgage loan underlying a series of offered certificates.

     Recreational vehicle parks lease spaces primarily or exclusively for motor homes, travel trailers and portable truck campers, primarily designed for recreational, camping or travel use. In general, parks that lease recreational vehicle spaces can be viewed as having a less stable tenant population than parks occupied predominantly by mobile homes. However, it is not unusual for the owner of a recreational vehicle to leave the vehicle at the park on a year-round basis or to use the vehicle as low cost housing and reside in the park indefinitely.

     Factors affecting the successful operation of a manufactured housing community, mobile home park or recreational vehicle park include--

     -    the number of comparable competing properties in the local market;

     -    the age, appearance and reputation of the property;

     -    the quality of management; and

     -    the types of facilities and services it provides.

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

     Manufactured housing communities and mobile home parks also compete against alternative forms of residential housing, including--

     -    multifamily rental properties;

     -    cooperatively-owned apartment buildings;

     -    condominium complexes; and

     -    single-family residential developments.

     Recreational vehicle parks also compete against alternative forms of recreation and short-term lodging, such as staying at a hotel at the beach.

     Manufactured housing communities, mobile home parks and recreational vehicle parks are special purpose properties that could not be readily converted to general residential, retail or office use. This will adversely affect the liquidation value of the property if its operation as a manufactured housing community, mobile home park or recreational vehicle park, as the case may be, becomes unprofitable due to competition, age of the improvements or other factors.

     Some states regulate the relationship of an owner of a manufactured housing community or mobile home park and its tenants in a manner similar to the way they regulate the relationship between a landlord and tenant at a multifamily rental property. In addition, some states also regulate changes in the use of a manufactured housing community or mobile home park and require that the owner give written notice to its tenants a substantial period of time prior to the projected change.

     In addition to state regulation of the landlord-tenant relationship, numerous counties and municipalities impose rent control on manufactured housing communities and mobile home parks. These ordinances may limit rent increases to--

     -    fixed percentages;

     -    percentages of increases in the consumer price index;

     -    increases set or approved by a governmental agency; or

     -    increases determined through mediation or binding arbitration.

     In many cases, the rent control laws either do not permit vacancy decontrol or permit vacancy decontrol only in the relatively rare event that the mobile home or manufactured housing unit is removed from the homesite. Local authority to impose rent control on manufactured housing communities and mobile home parks is pre-empted by state law in some states and rent control is not imposed at the state level in those states. In some states, however, local rent control ordinances are not pre-empted for tenants having short-term or month-to-month leases, and properties there may be subject to various forms of rent control with respect to those tenants.

     RECREATIONAL AND RESORT PROPERTIES. Any mortgage loan underlying a series of offered certificates may be secured by a golf course, marina, ski resort, amusement park or other property used for recreational purposes or as a resort. Factors affecting the economic performance of a property of this type include--

     -    the location and appearance of the property;

     -    the appeal of the recreational activities offered;

     - the existence or construction of competing properties, whether are not they offer the same activities;

     - the need to make capital expenditures to maintain, refurbish, improve and/or expand facilities in order to attract potential patrons;

     -    geographic location and dependence on tourism;

     - changes in travel patterns caused by changes in energy prices, strikes, location of highways, construction of additional highways and similar factors;

     - seasonality of the business, which may cause periodic fluctuations in operating revenues and expenses;

     -    sensitivity to weather and climate changes; and

     -    local, regional and national economic conditions.

     A marina or other recreational or resort property located next to water will also be affected by various statutes and government regulations that govern the use of, and construction on, rivers, lakes and other waterways.

     Because of the nature of the business, recreational and resort properties tend to respond to adverse economic conditions more quickly than do many other types of commercial properties.

     Recreational and resort properties are generally special purpose properties that are not readily convertible to alternative uses. This will adversely affect their liquidation value.

     ARENAS AND STADIUMS. The success of an arena or stadium generally depends on its ability to attract patrons to a variety of events, such as sporting events, musical events, theatrical events, animal shows, and circuses. The ability to attract patrons is dependent on, among others, the following factors--

     -    the appeal of the particular event;

     -    the cost of admission;

     - perceptions by prospective patrons of the safety, convenience, services and attractiveness of the arena or stadium;

     - perceptions by prospective patrons of the safety of the surrounding area; and

     - the alternative forms of entertainment available in the particular locale.

     In some cases, an arena's or stadium's success will depend on its ability to attract and keep a sporting team as a tenant. An arena or stadium may become unprofitable, or unacceptable to a tenant of that type, due to decreased attendance, competition and age of improvements. Often, substantial expenditures must be made to modernize, refurbish and/or maintain existing facilities.

     Arenas and stadiums are special purpose properties which cannot be readily convertible to alternative uses. This will adversely affect their liquidation value.

     CHURCHES AND OTHER RELIGIOUS FACILITIES. Churches and other religious facilities generally depend on charitable donations to meet expenses and pay for maintenance and capital expenditures. The extent of those donations is dependent on the attendance at any particular religious facility and the extent to which attendees are prepared to make donations, which is influenced by a variety of social, political and economic factors. Donations may be adversely affected by economic conditions, whether local, regional or national. Religious facilities are special purpose properties that are not readily convertible to alternative uses. This will adversely affect their liquidation value.

     PARKING LOTS AND GARAGES. The primary source of income for parking lots and garages is the rental fees charged for parking spaces. Factors affecting the success of a parking lot or garage include--

     -    the number of rentable parking spaces and rates charged;

     - the location of the lot or garage and, in particular, its proximity to places where large numbers of people work, shop or live;

     -    the amount of alternative parking spaces in the area;

     -    the availability of mass transit; and

     - the perceptions of the safety, convenience and services of the lot or garage.

     UNIMPROVED LAND. The value of unimproved land is largely a function of its potential use. This may depend on--

     -    its location;

     -    its size;

     -    the surrounding neighborhood; and

     -    local zoning laws.

     DEFAULT AND LOSS CONSIDERATIONS WITH RESPECT TO COMMERCIAL AND MULTIFAMILY MORTGAGE LOANS. Mortgage loans secured by liens on income-producing properties are substantially different from mortgage loans made on the security of owner-occupied single-family homes. The repayment of a loan secured by a lien on an income-producing property is typically dependent upon--

     -    the successful operation of the property; and

     - its ability to generate income sufficient to make payments on the loan.

This is particularly true because most or all of the mortgage loans underlying the offered certificates will be nonrecourse loans.

     The debt service coverage ratio of a multifamily or commercial mortgage loan is an important measure of the likelihood of default on the loan. In general, the debt service coverage ratio of a multifamily or commercial mortgage loan at any given time is the ratio of--

     - the amount of income derived or expected to be derived from the related real property for a twelve-month period that is available to pay debt service; to

     - the annualized scheduled payments of principal and/or interest on the mortgage loan and any other senior loans that are secured by the related real property.

The amount described in the first bullet point of the preceding sentence is often a highly subjective number based on a variety of assumptions regarding, and adjustments to, revenues and expenses with respect to the related real property. We will provide a more detailed discussion of its calculation in the related prospectus supplement.

     The cash flow generated by a multifamily or commercial property will generally fluctuate over time and may or may not be sufficient to--

     -    make the loan payments on the related mortgage loan;

     -    cover operating expenses; and

     -    fund capital improvements at any given time.

     Operating revenues of a nonowner-occupied, income-producing property may be affected by the condition of the applicable real estate market and/or area economy. Properties leased, occupied or used on a short-term basis, such as--

     -    some health care-related facilities;

     -    hotels and motels;

     -    recreational vehicle parks; and

     -    mini-warehouse and self-storage facilities,

tend to be affected more rapidly by changes in market or business conditions than do properties typically leased for longer periods, such as--

     -    warehouses;

     -    retail stores;

     -    office buildings; and

     -    industrial facilities.

     Some commercial properties may be owner-occupied or leased to a small number of tenants. Accordingly, the operating revenues may depend substantially on the financial condition of the borrower or one or a few tenants. Mortgage loans secured by liens on owner-occupied and single tenant properties may pose a greater likelihood of default and loss than loans secured by liens on multifamily properties or on multi-tenant commercial properties.

     Increases in property operating expenses can increase the likelihood of a borrower default on a multifamily or commercial mortgage loan secured by the property. Increases in property operating expenses may result from--

     -    increases in energy costs and labor costs;

     -    increases in interest rates and real estate tax rates; and

     -    changes in governmental rules, regulations and fiscal policies.

     Some net leases of commercial properties may provide that the lessee, rather than the borrower/landlord, is responsible for payment of operating expenses. However, a net lease will result in stable net operating income to the borrower/landlord only if the lessee is able to pay the increased operating expense while also continuing to make rent payments.

     Lenders also look to the loan-to-value ratio of a mortgage loan as a factor in evaluating the likelihood of loss if a property is liquidated following a default. In general, the loan-to-value ratio of a multifamily or commercial mortgage loan at any given time is the ratio, expressed as a percentage, of--

     - the then outstanding principal balance of the mortgage loan and any other senior loans that are secured by the related real property; to

     - the estimated value of the related real property based on an appraisal, a cash flow analysis, a recent sales price or another method or benchmark of valuation.

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

     A low loan-to-value ratio means the borrower has a large amount of its own equity in the multifamily or commercial property that secures its loan. In these circumstances--

     - the borrower has a greater incentive to perform under the terms of the related mortgage loan in order to protect that equity; and

     - the lender has greater protection against loss on liquidation following a borrower default.

     Loan-to-value ratios are not necessarily an accurate measure of the likelihood of liquidation loss in a pool of multifamily and commercial mortgage loans. For example, the value of a multifamily or commercial property as of the date of initial issuance of a series of offered certificates may be less than the estimated value determined at loan origination. The value of any real property, in particular a multifamily or commercial property, will likely fluctuate from time to time. Moreover, even a current appraisal is not necessarily a reliable estimate of value. Appraised values of income-producing properties are generally based on--

     - the market comparison method, which takes into account the recent resale value of comparable properties at the date of the appraisal;

     - the cost replacement method, which takes into account the cost of replacing the property at the date of the appraisal;

     - the income capitalization method, which takes into account the property's projected net cash flow; or

     -    a selection from the values derived from the foregoing methods.

     Each of these appraisal methods presents analytical difficulties. For example--

     - it is often difficult to find truly comparable properties that have recently been sold;

     - the replacement cost of a property may have little to do with its current market value; and

     - income capitalization is inherently based on inexact projections of income and expense and the selection of an appropriate capitalization rate and discount rate.

     If more than one appraisal method is used and significantly different results are produced, an accurate determination of value and, correspondingly, a reliable analysis of the likelihood of default and loss, is even more difficult.

     The value of a multifamily or commercial property will be affected by property performance. As a result, if a multifamily or commercial mortgage loan defaults because the income generated by the related property is insufficient to pay operating costs and expenses as well as debt service, then the value of the property will decline and a liquidation loss may occur.

     We believe that the foregoing considerations are important factors that generally distinguish mortgage loans secured by liens on income-producing real estate from single-family mortgage loans. However, the originators of the mortgage loans underlying your offered certificates may not have considered all of those factors for all or any of those loans.

     PAYMENT PROVISIONS OF THE MORTGAGE LOANS. Each of the mortgage loans included in one of our trusts will have the following features--

     -    an original term to maturity of not more than approximately 40 years;
          and

     - scheduled payments of principal, interest or both, to be made on specified dates, that occur monthly, bi-monthly, quarterly, semi-annually, annually or at some other interval.

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

     A mortgage loan included in one of our trusts may also include terms that--

     - provide for the accrual of interest at a mortgage interest rate that is fixed over its term, that resets on one or more specified dates or that otherwise adjusts from time to time;

     - provide for the accrual of interest at a mortgage interest rate that may be converted at the borrower's election from an adjustable to a fixed interest rate or from a fixed to an adjustable interest rate;

     -    provide for no accrual of interest;

     - provide for level payments to stated maturity, for payments that reset in amount on one or more specified dates or for payments that otherwise adjust from time to time to accommodate changes in the coupon rate or to reflect the occurrence of specified events;

     - be fully amortizing or, alternatively, may be partially amortizing or nonamortizing, with a substantial payment of principal due on its stated maturity date;

     -    permit the negative amortization or deferral of accrued interest;

     - permit defeasance and the release of the real property collateral in connection with that defeasance; and/or

     - prohibit some or all voluntary prepayments or require payment of a premium, fee or charge in connection with those prepayments.

     MORTGAGE LOAN INFORMATION IN PROSPECTUS SUPPLEMENTS. We will describe in the related prospectus supplement the characteristics of the mortgage loans that we will include in any of our trusts. In general, we will provide in the related prospectus supplement, among other items, the following information on the particular mortgage loans in one of our trusts--

     - the total outstanding principal balance and the largest, smallest and average outstanding principal balance of the mortgage loans;

     - the type or types of property that provide security for repayment of the mortgage loans;

     - the earliest and latest origination date and maturity date of the mortgage loans;

     - the original and remaining terms to maturity of the mortgage loans, or the range of each of those terms to maturity, and the weighted average original and remaining terms to maturity of the mortgage loans;

     - loan-to-value ratios of the mortgage loans either at origination or as of a more recent date, or the range of those loan-to-value ratios, and the weighted average of those loan-to-value ratios;

     - the mortgage interest rates of the mortgage loans, or the range of those mortgage interest rates, and the weighted average mortgage interest rate of the mortgage loans;

     - if any mortgage loans have adjustable mortgage interest rates, the index or indices upon which the adjustments are based, the adjustment dates, the range of gross margins and the weighted average gross margin, and any limits on mortgage interest rate adjustments at the time of any adjustment and over the life of the loan;

     - information on the payment characteristics of the mortgage loans, including applicable prepayment restrictions;

     - debt service coverage ratios of the mortgage loans either at origination or as of a more recent date, or the range of those debt service coverage ratios, and the weighted average of those debt service coverage ratios; and

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     -    the geographic distribution of the properties securing the mortgage loans on a state-by-state basis.

     If we are unable to provide the specific information described above at the time a series of offered certificates is initially offered, we will provide--

     -    more general information in the related prospectus supplement; and

     - specific information in a report which will be filed with the SEC as part of a Current Report on Form 8-K within 15 days following the issuance of those certificates.

     If any mortgage loan, or group of related mortgage loans, included in one of our trusts represents a material concentration of credit risk, we will include in the related prospectus supplement financial statements or other financial information on the related real property or properties.

MORTGAGE-BACKED SECURITIES

     The mortgage backed-securities underlying a series of offered certificates may include--

     - mortgage participations, mortgage pass-through certificates, collateralized mortgage obligations or other mortgage-backed securities that are not insured or guaranteed by any governmental agency or instrumentality; or

     - certificates issued and/or insured or guaranteed by Freddie Mac, Fannie Mae, Ginnie Mae, Farmer Mac, or another federal or state governmental agency or instrumentality.

     In addition, each of those mortgage-backed securities will directly or indirectly evidence an interest in, or be secured by a pledge of, multifamily and/or commercial mortgage loans.

     Each mortgage-backed security included in one of our trusts--

     - will have been registered under the Securities Act of 1933, as amended;

     -    will be exempt from the registration requirements of that Act;

     - will have been held for at least the holding period specified in Rule 144(k) under that Act; or

     - may otherwise be resold by us publicly without registration under that Act.

     We will describe in the related prospectus supplement the characteristics of the mortgage-backed securities that we will include in any of our trusts. In general, we will provide in the related prospectus supplement, among other items, the following information on the particular mortgage-backed securities included in one of our trusts--

     - the initial and outstanding principal amount(s) and type of the securities;

     - the original and remaining term(s) to stated maturity of the securities;

     - the pass-through or bond rate(s) of the securities or the formula for determining those rate(s);

     -    the payment characteristics of the securities;

     - the identity of the issuer(s), servicer(s) and trustee(s) for the securities;

     -    a description of the related credit support, if any;

     -    the type of mortgage loans underlying the securities;

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

     - the circumstances under which the related underlying mortgage loans, or the securities themselves, may be purchased prior to maturity;

     - the terms and conditions for substituting mortgage loans backing the securities; and

     - the characteristics of any agreements or instruments providing interest rate protection to the securities.

     With respect to any mortgage-backed security included in one of our trusts, we will provide in our reports filed under the Securities Exchange Act of 1934, as amended, the same information regarding the security as is provided by the issuer of the security in its own reports filed under that Act, if the security was publicly offered, or in the reports the issuer of the security provides to the related trustee, if the security was privately issued.

SUBSTITUTION, ACQUISITION AND REMOVAL OF MORTGAGE ASSETS

     If so specified in the related prospectus supplement, we or another specified person or entity may be permitted, at our or its option, but subject to the conditions specified in that prospectus supplement, to acquire from the related trust particular mortgage assets underlying a series of offered certificates in exchange for--

     - cash that would be applied to pay down the principal balances of the certificates of that series; and/or

     -    other mortgage loans or mortgage-backed securities that--

          1. conform to the description of mortgage assets in this prospectus, and

          2. satisfy the criteria set forth in the related prospectus supplement.

     In addition, if so specified in the related prospectus supplement, the trustee may be authorized or required to apply collections on the related mortgage assets to acquire new mortgage loans or mortgage-backed securities that--

     -    conform to the description of mortgage assets in this prospectus; and

     -    satisfy the criteria set forth in the related prospectus supplement.

     No replacement of mortgage assets or acquisition of new mortgage assets will be permitted if it would result in a qualification, downgrade or withdrawal of the then-current rating assigned by any rating agency to any class of affected offered certificates.

UNDELIVERED MORTGAGE ASSETS

     In general, the total outstanding principal balance of the mortgage assets transferred by us to any particular trust will equal or exceed the initial total outstanding principal balance of the related series of certificates. In the event that the total outstanding principal balance of the related mortgage assets initially delivered by us to the related trustee is less than the initial total outstanding principal balance of any series of certificates, we may deposit or arrange for the deposit of cash or liquid investments on an interim basis with the related trustee to cover the shortfall. For 90 days following the date of initial issuance of that series of certificates, we will be entitled to obtain a release of the deposited cash or investments if we deliver or arrange for delivery of a corresponding amount of mortgage assets. If we fail, however, to deliver mortgage assets sufficient to make up the entire shortfall, any of the cash or, following liquidation, investments remaining on deposit with the related trustee will be used by the related trustee to pay down the total principal balance of the related series of certificates, as described in the related prospectus supplement.

ACCOUNTS

     The trust assets underlying a series of offered certificates will include one or more accounts established and maintained on behalf of the holders. All payments and collections received or advanced on the mortgage assets and other trust assets will be deposited and held in those accounts. We will identify and describe those accounts, and will further describe the deposits to and withdrawals from those accounts, in the related prospectus supplement.

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CREDIT SUPPORT

     The holders of any class of offered certificates may be the beneficiaries of credit support designed to protect them partially or fully against all or particular defaults and losses on the related mortgage assets. The types of credit support that may benefit the holders of a class of offered certificates include--

     - the subordination or one or more other classes of certificates of the same series;

     -    a letter of credit;

     -    a surety bond;

     -    an insurance policy;

     -    a guarantee;

     -    a credit derivative; and/or

     -    a reserve fund.

     In the related prospectus supplement, we will describe the amount and types of any credit support benefiting the holders of a class of offered certificates.

ARRANGEMENTS PROVIDING REINVESTMENT, INTEREST RATE AND CURRENCY RELATED
PROTECTION

     The trust assets for a series of offered certificates may include guaranteed investment contracts in accordance with which moneys held in the funds and accounts established for that series will be invested at a specified rate. Those trust assets may also include--

     -    interest rate exchange agreements;

     -    interest rate cap agreements;

     -    interest rate floor agreements;

     -    currency exchange agreements; or

     - other agreements or arrangements designed to reduce the effects of interest rate or currency exchange rate fluctuations with respect to the related mortgage assets and one or more classes of offered certificates.

     In the related prospectus supplement, we will describe any agreements or other arrangements designed to protect the holders of a class of offered certificates against shortfalls resulting from movements or fluctuations in interest rates or currency exchange rates. If applicable, we will also identify any obligor under the agreement or other arrangement.

                        YIELD AND MATURITY CONSIDERATIONS

GENERAL

     The yield on your offered certificates will depend on--

     -    the price you paid for your offered certificates;

     -    the pass-through rate on your offered certificates; and

     -    the amount and timing of payments on your offered certificates.

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     The following discussion contemplates a trust established by us that consists only of mortgage loans. If one of our trusts also includes a mortgage-backed security, the payment terms of that security will soften or enhance the effects that the characteristics and behavior of mortgage loans backing that security can have on the yield to maturity and/or weighted average life of a class of offered certificates. If one of our trusts includes a mortgage-backed security, we will discuss in the related prospectus supplement the effect, if any, that the security may have on the yield to maturity and weighted average lives of the related offered certificates.

PASS-THROUGH RATE

     A class of interest-bearing offered certificates may have a fixed, variable or adjustable pass-through rate. We will specify in the related prospectus supplement the pass-through rate for each class of interest-bearing offered certificates or, if the pass-through rate is variable or adjustable, the method of determining the pass-through rate.

PAYMENT DELAYS

     There will be a delay between the date on which payments on the underlying mortgage loans are due and the date on which those payments are passed through to you and other investors. That delay will reduce the yield that would otherwise be produced if those payments were passed through on your offered certificates on the same date that they were due.

YIELD AND PREPAYMENT CONSIDERATIONS

     The yield to maturity on your offered certificates will be affected by the rate of principal payments on the underlying mortgage loans and the allocation of those principal payments to reduce the principal balance or notional amount of your offered certificates. The rate of principal payments on those mortgage loans will be affected by the following--

     - the amortization schedules of the mortgage loans, which may change from time to time to reflect, among other things, changes in mortgage interest rates or partial prepayments of principal;

     -    the dates on which any balloon payments are due; and

     - the rate of principal prepayments on the mortgage loans, including voluntary prepayments by borrowers and involuntary prepayments resulting from liquidations, casualties or purchases of mortgage loans.

     Because the rate of principal prepayments on the mortgage loans underlying your offered certificates will depend on future events and a variety of factors, we cannot give you any assurance as to that rate.

     The extent to which the yield to maturity of your offered certificates may vary from your anticipated yield will depend upon--

     - whether you purchased your offered certificates at a discount or premium and, if so, the extent of that discount or premium; and

     - when, and to what degree, payments of principal on the underlying mortgage loans are applied or otherwise result in the reduction of the principal balance or notional amount of your offered certificates.

     If you purchase your offered certificates at a discount, you should consider the risk that a slower than anticipated rate of principal payments on the underlying mortgage loans could result in an actual yield to you that is lower than your anticipated yield. If you purchase your offered certificates at a premium, you should consider the risk that a faster than anticipated rate of principal payments on the underlying mortgage loans could result in an actual yield to you that is lower than your anticipated yield.

     If your offered certificates entitle you to payments of interest, with disproportionate, nominal or no payments of principal, you should consider that your yield will be extremely sensitive to prepayments on the underlying mortgage loans and, under some prepayment scenarios, may be negative.

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

     If a class of offered certificates accrues interest on a notional amount, that notional amount will, in general, either--

     - be based on the principal balances of some or all of the mortgage assets in the related trust; or

     - equal the total principal balance of one or more of the other classes of certificates of the same series.

Accordingly, the yield on that class of certificates will be inversely related to, as applicable, the rate at which--

     - payments and other collections of principal are received on the mortgage assets referred to in the first bullet point of the prior sentence; or

     - payments are made in reduction of the total principal balance of the class or classes of certificates referred to in the second bullet point of the prior sentence.

     The extent of prepayments of principal of the mortgage loans underlying your offered certificates may be affected by a number of factors, including--

     -    the availability of mortgage credit;

     - the relative economic vitality of the area in which the related real properties are located;

     -    the quality of management of the related real properties;

     -    the servicing of the mortgage loans;

     -    possible changes in tax laws; and

     -    other opportunities for investment.

In general, those factors that increase--

     - the attractiveness of selling or refinancing a commercial or multifamily property; or

     - the likelihood of default under a commercial or multifamily mortgage loan,

would be expected to cause the rate of prepayment to accelerate. In contrast, those factors having an opposite effect would be expected to cause the rate of prepayment to slow.

     The rate of principal payments on the mortgage loans underlying your offered certificates may also be affected by the existence and enforceability of prepayment restrictions, such as--

     -    prepayment lock-out periods; and

     - requirements that voluntary principal prepayments be accompanied by prepayment premiums, fees or charges.

If enforceable, those provisions could constitute either an absolute prohibition, in the case of a prepayment lock-out period, or a disincentive, in the case of a prepayment premium, fee or charge, to a borrower's voluntarily prepaying its mortgage loan, thereby slowing the rate of prepayments.

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

     The rate of prepayment on a pool of mortgage loans is likely to be affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. As prevailing market interest rates decline, a borrower may have an increased incentive to refinance its mortgage loan. Even in the case of adjustable rate mortgage loans, as prevailing market interest rates decline, the related borrowers may have an increased incentive to refinance for the following purposes--

     -    to convert to a fixed rate loan and thereby lock in that rate; or

     - to take advantage of a different index, margin or rate cap or floor on another adjustable rate mortgage loan.

     Subject to prevailing market interest rates and economic conditions generally, a borrower may sell a real property in order to--

     -    realize its equity in the property;

     -    meet cash flow needs; or

     -    make other investments.

     Additionally, some borrowers may be motivated by federal and state tax laws, which are subject to change, to sell their properties prior to the exhaustion of tax depreciation benefits.

     We make no representation as to--

     - the particular factors that will affect the prepayment of the mortgage loans underlying any series of offered certificates;

     -    the relative importance of those factors;

     - the percentage of the principal balance of those mortgage loans that will be paid as of any date; or

     -    the overall rate of prepayment on those mortgage loans.

WEIGHTED AVERAGE LIFE AND MATURITY

     The rate at which principal payments are received on the mortgage loans underlying any series of offered certificates will affect the ultimate maturity and the weighted average life of one or more classes of those certificates. In general, weighted average life refers to the average amount of time that will elapse from the date of issuance of an instrument until each dollar allocable as principal of that instrument is repaid to the investor.

     The weighted average life and maturity of a class of offered certificates will be influenced by the rate at which principal on the underlying mortgage loans is paid to that class, whether in the form of--

     -    scheduled amortization; or

     -    prepayments, including--

          1.   voluntary prepayments by borrowers, and

          2. involuntary prepayments resulting from liquidations, casualties or condemnations and purchases of mortgage loans out of the related trust.

     Prepayment rates on loans are commonly measured relative to a prepayment standard or model, such as the CPR prepayment model or the SPA prepayment model. CPR represents an assumed constant rate of prepayment each month, expressed as an annual percentage, relative to the then outstanding principal balance of a pool of mortgage loans for the life of those loans. SPA represents an assumed variable rate of prepayment each month, expressed as an annual percentage, relative to the then outstanding principal balance of a pool of mortgage loans, with different prepayment assumptions often

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

expressed as percentages of SPA. For example, a prepayment assumption of 100% of SPA assumes prepayment rates of 0.2% per annum of the then outstanding principal balance of those loans in the first month of the life of the loans and an additional 0.2% per annum in each month thereafter until the 30th month. Beginning in the 30th month, and in each month thereafter during the life of the loans, 100% of SPA assumes a constant prepayment rate of 6% per annum each month.

     Neither CPR nor SPA nor any other prepayment model or assumption is a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any particular pool of mortgage loans. Moreover, the CPR and SPA models were developed based upon historical prepayment experience for single-family mortgage loans. It is unlikely that the prepayment experience of the mortgage loans underlying your offered certificates will conform to any particular level of CPR or SPA.

     In the prospectus supplement for a series of offered certificates, we will include tables, if applicable, setting forth--

     - the projected weighted average life of each class of those offered certificates with principal balances; and

     - the percentage of the initial total principal balance of each class of those offered certificates that would be outstanding on specified dates,

based on the assumptions stated in that prospectus supplement, including assumptions regarding prepayments on the underlying mortgage loans. Those tables and assumptions illustrate the sensitivity of the weighted average lives of those offered certificates to various assumed prepayment rates and are not intended to predict, or to provide information that will enable you to predict, the actual weighted average lives of your offered certificates.

OTHER FACTORS AFFECTING YIELD, WEIGHTED AVERAGE LIFE AND MATURITY

     BALLOON PAYMENTS; EXTENSIONS OF MATURITY. Some or all of the mortgage loans underlying a series of offered certificates may require that balloon payments be made at maturity. The ability of a borrower to make a balloon payment typically will depend upon its ability either--

     -    to refinance the loan; or

     -    to sell the related real property.

If a borrower is unable to refinance or sell the related real property, there is a possibility that the borrower may default on the mortgage loan or that the maturity of the mortgage loan may be extended in connection with a workout. If a borrower defaults, recovery of proceeds may be delayed by--

     -    the bankruptcy of the borrower; or

     - adverse economic conditions in the market where the related real property is located.

     In order to minimize losses on defaulted mortgage loans, the related master servicer or special servicer may be authorized within prescribed limits to modify mortgage loans that are in default or as to which a payment default is reasonably foreseeable. Any defaulted balloon payment or modification that extends the maturity of a mortgage loan may delay payments of principal on your offered certificates and extend the weighted average life of your offered certificates.

     NEGATIVE AMORTIZATION. The weighted average life of a class of offered certificates can be affected by mortgage loans that permit negative amortization to occur. Those are the mortgage loans that provide for the current payment of interest calculated at a rate lower than the rate at which interest accrues on the mortgage loan, with the unpaid portion of that interest being added to the related principal balance. Negative amortization most commonly occurs with respect to an adjustable rate mortgage loan that--

     - limits the amount by which its scheduled payment may adjust in response to a change in its mortgage interest rate;

     - provides that its scheduled payment will adjust less frequently than its mortgage interest rate; or

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

     - provides for constant scheduled payments regardless of adjustments to its mortgage interest rate.

     Negative amortization on one or more mortgage loans in any of our trusts may result in negative amortization on a related class of offered certificates. We will describe in the related prospectus supplement, if applicable, the manner in which negative amortization with respect to the underlying mortgage loans is allocated among the respective classes of a series of offered certificates.

     The portion of any mortgage loan negative amortization allocated to a class of offered certificates may result in a deferral of some or all of the interest payable on those certificates. Deferred interest may be added to the total principal balance of a class of offered certificates. In addition, an adjustable rate mortgage loan that permits negative amortization would be expected during a period of increasing interest rates to amortize, if at all, at a slower rate than if interest rates were declining or were remaining constant. This slower rate of mortgage loan amortization would be reflected in a slower rate of amortization for one or more classes of certificates of the related series. Accordingly, there may be an increase in the weighted average lives of those classes of certificates to which any mortgage loan negative amortization would be allocated or that would bear the effects of a slower rate of amortization of the underlying mortgage loans.

     The extent to which the yield on your offered certificates may be affected by any negative amortization on the underlying mortgage loans will depend, in part, upon whether you purchase your offered certificates at a premium or a discount.

     During a period of declining interest rates, the scheduled payment on an adjustable rate mortgage loan may exceed the amount necessary to amortize the loan fully over its remaining amortization schedule and pay interest at the then applicable mortgage interest rate. The result is the accelerated amortization of the mortgage loan. The acceleration in amortization of a mortgage loan will shorten the weighted average lives of those classes of certificates that entitle their holders to a portion of the principal payments on the mortgage loan.

     FORECLOSURES AND PAYMENT PLANS. The weighted average life of and yield on your offered certificates will be affected by--

     - the number of foreclosures with respect to the underlying mortgage loans; and

     - the principal amount of the foreclosed mortgage loans in relation to the principal amount of those mortgage loans that are repaid in accordance with their terms.

     Servicing decisions made with respect to the underlying mortgage loans, including the use of payment plans prior to a demand for acceleration and the restructuring of mortgage loans in bankruptcy proceedings or otherwise, may also affect the payment patterns of particular mortgage loans and, as a result, the weighted average life of and yield on your offered certificates.

     LOSSES AND SHORTFALLS ON THE MORTGAGE ASSETS. The yield on your offered certificates will directly depend on the extent to which you are required to bear the effects of any losses or shortfalls in collections on the underlying mortgage loans and the timing of those losses and shortfalls. In general, the earlier that you bear any loss or shortfall, the greater will be the negative effect on the yield of your offered certificates.

     The amount of any losses or shortfalls in collections on the mortgage assets in any of our trusts will, to the extent not covered or offset by draws on any reserve fund or under any instrument of credit support, be allocated among the various classes of certificates of the related series in the priority and manner, and subject to the limitations, that we specify in the related prospectus supplement. As described in the related prospectus supplement, those allocations may be effected by the following--

     - a reduction in the entitlements to interest and/or the total principal balances of one or more classes of certificates; and/or

     - the establishment of a priority of payments among classes of certificates.

     If you purchase subordinated certificates, the yield to maturity on those certificates may be extremely sensitive to losses and shortfalls in collections on the underlying mortgage loans.

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     ADDITIONAL CERTIFICATE AMORTIZATION. If your offered certificates have a principal balance, then they entitle you to a specified portion of the principal payments received on the underlying mortgage loans. They may also entitle you to payments of principal from the following sources--

     - amounts attributable to interest accrued but not currently payable on one or more other classes of certificates of the applicable series;

     - interest received or advanced on the underlying mortgage assets that is in excess of the interest currently accrued on the certificates of the applicable series;

     - prepayment premiums, fees and charges, payments from equity participations or any other amounts received on the underlying mortgage assets that do not constitute interest or principal; or

     -    any other amounts described in the related prospectus supplement.

     The amortization of your offered certificates out of the sources described in the prior paragraph would shorten their weighted average life and, if your offered certificates were purchased at a premium, reduce their yield to maturity.

                         DESCRIPTION OF THE CERTIFICATES

GENERAL

     Each series of offered certificates, together with any non-offered certificates of the same series, will represent the entire beneficial ownership interest in a trust established by us. Each series of offered certificates will consist of one or more classes. Any non-offered certificates of that series will likewise consist of one or more classes.

     A series of certificates consists of all those certificates that--

     -    have the same series designation;

     -    were issued under the same Governing Document; and

     -    represent beneficial ownership interests in the same trust.

     A class of certificates consists of all those certificates of a particular series that--

     -    have the same class designation; and

     -    have the same payment terms.

     The respective classes of offered and non-offered certificates of any series may have a variety of payment terms. An offered certificate may entitle the holder to receive--

     - a stated principal amount, which will be represented by its principal balance;

     - interest on a principal balance or notional amount, at a fixed, variable or adjustable pass-through rate;

     - specified, fixed or variable portions of the interest, principal or other amounts received on the related mortgage assets;

     - payments of principal, with disproportionate, nominal or no payments of interest;

     - payments of interest, with disproportionate, nominal or no payments of principal;

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     -    payments of interest or principal that commence only as of a specified date or only after the occurrence of specified events, such as the payment in full of the interest and principal outstanding on one or more other classes of certificates of the same series;

     - payments of principal to be made, from time to time or for designated periods, at a rate that is--

          1.   faster and, in some cases, substantially faster, or

          2.   slower and, in some cases, substantially slower,

          than the rate at which payments or other collections of principal are received on the related mortgage assets;

     - payments of principal to be made, subject to available funds, based on a specified principal payment schedule or other methodology; or

     - payments of all or part of the prepayment or repayment premiums, fees and charges, equity participations payments or other similar items received on the related mortgage assets.

     Any class of offered certificates may be senior or subordinate to one or more other classes of certificates of the same series, including a non-offered class of certificates of that series, for purposes of some or all payments and/or allocations of losses or other shortfalls.

     A class of offered certificates may have two or more component parts, each having characteristics that are described in this prospectus as being attributable to separate and distinct classes. For example, a class of offered certificates may have a total principal balance on which it accrues interest at a fixed, variable or adjustable rate. That class of offered certificates may also accrue interest on a total notional amount at a different fixed, variable or adjustable rate. In addition, a class of offered certificates may accrue interest on one portion of its total principal balance or notional amount at one fixed, variable or adjustable rate and on another portion of its total principal balance or notional amount at a different fixed, variable or adjustable rate.

     Each class of offered certificates will be issued in minimum denominations corresponding to specified principal balances, notional amounts or percentage interests, as described in the related prospectus supplement. A class of offered certificates may be issued in fully registered, definitive form and evidenced by physical certificates or may be issued in book-entry form through the facilities of The Depository Trust Company. Offered certificates held in fully registered, definitive form may be transferred or exchanged, subject to any restrictions on transfer described in the related prospectus supplement, at the location specified in the related prospectus supplement, without the payment of any service charges, except for any tax or other governmental charge payable in connection with the transfer or exchange. Interests in offered certificates held in book-entry form will be transferred on the book-entry records of DTC and its participating organizations. If we so specify in the related prospectus supplement, we will arrange for clearance and settlement through Clearstream Banking, societe anonyme or the Euroclear System, for so long as they are participants in DTC.

PAYMENTS ON THE CERTIFICATES

     GENERAL. Payments on a series of offered certificates may occur monthly, bi-monthly, quarterly, semi-annually, annually or at any other specified interval. In the prospectus supplement for each series of offered certificates, we will identify--

     -    the periodic payment date for that series; and

     - the record date as of which certificateholders entitled to payments on any particular payment date will be established.

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     All payments with respect to a class of offered certificates on any payment date will be allocated pro rata among the outstanding certificates of that class in proportion to the respective principal balances, notional amounts or percentage interests, as the case may be, of those certificates. Payments on an offered certificate will be made to the holder entitled thereto either--

     - by wire transfer of immediately available funds to the account of that holder at a bank or similar entity, provided that the holder has furnished the party making the payments with wiring instructions no later than the applicable record date and has satisfied any other conditions specified in the related prospectus supplement; or

     - by check mailed to the address of that holder as it appears in the certificate register, in all other cases.

     In general, the final payment on any offered certificate will be made only upon presentation and surrender of that certificate at the location specified to the holder in notice of final payment.

     PAYMENTS OF INTEREST. In the case of each class of interest-bearing offered certificates, interest will accrue from time to time, at the applicable pass-through rate and in accordance with the applicable interest accrual method, on the total outstanding principal balance or notional amount of that class.

     The pass-through rate for a class of interest-bearing offered certificates may be fixed, variable or adjustable. We will specify in the related prospectus supplement the pass-through rate for each class of interest-bearing offered certificates or, in the case of a variable or adjustable pass-through rate, the method for determining that pass-through rate.

     Interest may accrue with respect to any offered certificate on the basis of--

     -    a 360-day year consisting of twelve 30-day months;

     - the actual number of days elapsed during each relevant period in a year assumed to consist of 360 days;

     - the actual number of days elapsed during each relevant period in a normal calendar year; or

     -    any other method identified in the related prospectus supplement.

     We will identify the interest accrual method for each class of offered certificates in the related prospectus supplement.

     Subject to available funds and any adjustments to interest entitlements described in the related prospectus supplement, accrued interest with respect to each class of interest-bearing offered certificates will normally be payable on each payment date. However, in the case of some classes of interest-bearing offered certificates, payments of accrued interest will only begin on a particular payment date or under the circumstances described in the related prospectus supplement. Prior to that time, the amount of accrued interest otherwise payable on that class will be added to its total principal balance on each date or otherwise deferred as described in the related prospectus supplement.

     If a class of offered certificates accrues interest on a total notional amount, that total notional amount, in general, will be either--

     - based on the principal balances of some or all of the related mortgage assets; or

     - equal to the total principal balances of one or more other classes of certificates of the same series.

     Reference to the notional amount of any certificate is solely for convenience in making calculations of interest and does not represent the right to receive any payments of principal.

     We will describe in the related prospectus supplement the extent to which the amount of accrued interest that is payable on, or that may be added to the total principal balance of, a class of interest-bearing offered certificates may be reduced as a result of any contingencies, including shortfalls in interest collections due to prepayments, delinquencies, losses and deferred interest on the related mortgage assets.

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     PAYMENTS OF PRINCIPAL. An offered certificate may or may not have a principal balance. If it does, that principal balance outstanding from time to time will represent the maximum amount that the holder of that certificate will be entitled to receive as principal out of the future cash flow on the related mortgage assets and the other related trust assets.

     The total outstanding principal balance of any class of offered certificates will be reduced by--

     -    payments of principal actually made to the holders of that class; and

     - if and to the extent that we so specify in the related prospectus supplement, losses of principal on the related mortgage assets that are allocated to or are required to be borne by that class.

     A class of interest-bearing offered certificates may provide that payments of accrued interest will only begin on a particular payment date or under the circumstances described in the related prospectus supplement. If so, the total outstanding principal balance of that class may be increased by the amount of any interest accrued, but not currently payable, on that class.

     We will describe in the related prospectus supplement any other adjustments to the total outstanding principal balance of a class of offered certificates.

     Unless we so state in the related prospectus supplement, the initial total principal balance of all classes of a series will not be greater than the total outstanding principal balance of the related mortgage assets transferred by us to the related trust. We will specify the expected initial total principal balance of each class of offered certificates in the related prospectus supplement.

     The payments of principal to be made on a series of offered certificates from time to time will, in general, be a function of the payments, other collections and advances received or made as described in the related prospectus supplement. Payments of principal on a series of offered certificates may also be made from the following sources--

     - amounts attributable to interest accrued but not currently payable on one or more other classes of certificates of the applicable series;

     - interest received or advanced on the underlying mortgage assets that is in excess of the interest currently accrued on the certificates of the applicable series;

     - prepayment premiums, fees and charges, payments from equity participations or any other amounts received on the underlying mortgage assets that do not constitute interest or principal; or

     -    any other amounts described in the related prospectus supplement.

     We will describe in the related prospectus supplement the principal entitlement of each class of offered certificates on each payment date.

ALLOCATION OF LOSSES AND SHORTFALLS

     If and to the extent that any losses or shortfalls in collections on the mortgage assets in any of our trusts are not covered or offset by delinquency advances or draws on any reserve fund or under any instrument of credit support, they will be allocated among the various classes of certificates of the related series in the priority and manner, and subject to the limitations, specified in the related prospectus supplement. As described in the related prospectus supplement, the allocations may be effected as follows--

     - by reducing the entitlements to interest and/or the total principal balances of one or more of those classes; and/or

     -    by establishing a priority of payments among those classes.

     See "Description of Credit Support."

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ADVANCES

     If any trust established by us includes mortgage loans, then as and to the extent described in the related prospectus supplement, the related master servicer, the related special servicer, the related trustee, any related provider of credit support and/or any other specified person may be obligated to make, or may have the option of making, advances with respect to those mortgage loans to cover--

     - delinquent payments of principal and/or interest, other than balloon payments;

     -    property protection expenses;

     -    other servicing expenses; or

     -    any other items specified in the related prospectus supplement.

     If there are any limitations with respect to a party's advancing obligations, we will discuss those limitations in the related prospectus supplement.

     Advances are intended to maintain a regular flow of scheduled interest and principal payments to certificateholders. Advances are not a guarantee against losses. The advancing party will be entitled to recover all of its advances out of--

     - subsequent recoveries on the related mortgage loans, including amounts drawn under any fund or instrument constituting credit support; and

     - any other specific sources identified in the related prospectus supplement.

     If and to the extent that we so specify in the related prospectus supplement, any entity making advances will be entitled to receive interest on some or all of those advances for a specified period during which they are outstanding at the rate specified in that prospectus supplement. That entity may be entitled to payment of interest on its outstanding advances--

     - periodically from general collections on the mortgage assets in the related trust, prior to any payment to the related series of certificateholders; or

     - at any other times and from any other sources as we may describe in the related prospectus supplement.

     If any trust established by us includes mortgage-backed securities, we will discuss in the related prospectus supplement any comparable advancing obligations with respect to those securities or the mortgage loans that back them.

REPORTS TO CERTIFICATEHOLDERS

     On or about each payment date, the related master servicer, manager or trustee will forward to each offered certificateholder a statement substantially in the form, or specifying the information, set forth in the related prospectus supplement. In general, that statement will include information regarding--

     - the payments made on that payment date with respect to the applicable class of offered certificates; and

     -    the recent performance of the mortgage assets.

     Within a reasonable period of time after the end of each calendar year, the related master servicer, manager or trustee, as the case may be, will be required to furnish to each person who at any time during the calendar year was a holder of an offered certificate a statement containing information regarding the principal, interest and other amounts paid on the applicable class of offered certificates, aggregated for--

     -    that calendar year; or

     - the applicable portion of that calendar year during which the person was a certificateholder.

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The obligation to provide that annual statement will be deemed to have been satisfied by the related master servicer, manager or trustee, as the case may be, to the extent that substantially comparable information is provided in accordance with any requirements of the Internal Revenue Code of 1986.

     If one of our trusts includes mortgage-backed securities, the ability of the related master servicer, manager or trustee, as the case may be, to include in any payment date statement information regarding the mortgage loans that back those securities will depend on comparable reports being received with respect to them.

VOTING RIGHTS

     Voting rights will be allocated among the respective classes of offered and non-offered certificates of each series in the manner described in the related prospectus supplement. Certificateholders will generally not have a right to vote, except--

     - with respect to those amendments to the governing documents described under "Description of the Governing Documents--Amendment"; or

     - as otherwise specified in this prospectus or in the related prospectus supplement.

     As and to the extent described in the related prospectus supplement, the certificateholders entitled to a specified amount of the voting rights for a particular series will have the right to act as a group to remove or replace the related trustee, master servicer, special servicer or manager. In general, that removal or replacement must be for cause. We will identify exceptions in the related prospectus supplement.

TERMINATION

     The trust for each series of offered certificates will terminate and cease to exist following--

     - the final payment or other liquidation of the last mortgage asset in that trust; and

     - the payment, or provision for payment, to the certificateholders of that series of all amounts required to be paid to them.

     Written notice of termination of a trust will be given to each affected certificateholder. The final payment will be made only upon presentation and surrender of the certificates of the related series at the location to be specified in the notice of termination.

     If we so specify in the related prospectus supplement, one or more designated parties will be entitled to purchase all of the mortgage assets underlying a series of offered certificates, thereby effecting early retirement of the certificates and early termination of the related trust. We will describe in the related prospectus supplement the circumstances under which that purchase may occur.

     If we so specify in the related prospectus supplement, one or more certificateholders will be entitled to exchange all of the certificates of a particular series for all of the mortgage assets underlying that series, thereby effecting early termination of the related trust. We will describe in the related prospectus supplement the circumstances under which that exchange may occur.

     In addition, if we so specify in the related prospectus supplement, on a specified date or upon the reduction of the total principal balance of a specified class or classes of certificates by a specified percentage or amount, a party designated in the related prospectus supplement may be authorized or required to solicit bids for the purchase of all the mortgage assets of the related trust or of a sufficient portion of the mortgage assets to retire that class or those classes of certificates. The solicitation of bids must be conducted in a commercially reasonable manner, and assets will, in general, be sold at their fair market value. If the fair market value of the mortgage assets being sold is less than their unpaid balance, then the certificateholders of one or more classes of certificates may receive an amount less than the total principal balance of, and accrued and unpaid interest on, their certificates.

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BOOK-ENTRY REGISTRATION

     GENERAL. Any class of offered certificates may be issued in book-entry form through the facilities of DTC. If so, that class will be represented by one or more global certificates registered in the name of DTC or its nominee. If we so specify in the related prospectus supplement, we will arrange for clearance and settlement through the Euroclear System or Clearstream Banking, societe anonyme, for so long as they are participants in DTC.

     DTC, EUROCLEAR AND CLEARSTREAM, LUXEMBOURG. DTC is--

     -    a limited-purpose trust company organized under the New York Banking
          Law;

     -    a "banking corporation" within the meaning of the New York Banking
          Law;

     -    a member of the Federal Reserve System;

     - a "clearing corporation" within the meaning of the New York Uniform Commercial Code; and

     - a "clearing agency" registered under the provisions of Section 17A of the Securities Exchange Act of 1934, as amended.

     DTC was created to hold securities for participants in the DTC system and to facilitate the clearance and settlement of securities transactions between those participants through electronic computerized book-entry changes in their accounts, thereby eliminating the need for physical movement of securities certificates. Organizations that maintain accounts with DTC include securities brokers and dealers, banks, trust companies and clearing corporations and may include other organizations. DTC is owned by a number of its participating organizations and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others such as banks, brokers, dealers and trust companies that directly or indirectly clear through or maintain a custodial relationship with one of the organizations that maintains an account with DTC. The rules applicable to DTC and its participating organizations are on file with the SEC.

     It is our understanding that Clearstream, Luxembourg holds securities for its member organizations and facilitates the clearance and settlement of securities transactions between its member organizations through electronic book-entry changes in accounts of those organizations, thereby eliminating the need for physical movement of certificates. Transactions may be settled in Clearstream, Luxembourg in over 28 currencies, including United States dollars. Clearstream, Luxembourg provides to its member organizations, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream, Luxembourg interfaces with domestic securities markets in over 30 countries through established depository and custodial relationships. Clearstream, Luxembourg is registered as a bank in Luxembourg. It is subject to regulation by the Banque Centrale du Luxembourg, which supervises Luxembourg banks. Clearstream, Luxembourg's customers are world-wide financial institutions including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. Clearstream, Luxembourg's U.S. customers are limited to securities brokers and dealers, and banks. Indirect access to Clearstream, Luxembourg is available to other institutions that clear through or maintain a custodial relationship with an account holder of Clearstream, Luxembourg. Clearstream, Luxembourg and Euroclear have established an electronic bridge between their two systems across which their respective participants may settle trades with each other.

     It is our understanding that Euroclear holds securities for its member organizations and facilitates clearance and settlement of securities transactions between its member organizations through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Over 210,000 different securities are accepted for settlement through Euroclear, the majority of which are domestic securities from over 30 markets. Transactions may be settled in Euroclear in any of over 30 currencies, including United States dollars. The Euroclear system includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described below in this "--Book-Entry Registration" section. Euroclear is operated by Euroclear Bank S.A./N.V., as Euroclear Operator, under a license agreement with Euroclear Clearance System Public Limited Company. All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not Euroclear Clearance System. Indirect access to the Euroclear system is also available to other firms that clear through or maintain a custodial relationship with a member

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organization of Euroclear, either directly or indirectly. Euroclear and
Clearstream, Luxembourg have established an electronic bridge between their two systems across which their respective participants may settle trades with each other.

     Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Euroclear Terms and Conditions. The Euroclear Terms and Conditions govern transfers of securities and cash within the Euroclear system, withdrawal of securities and cash from the Euroclear system, and receipts of payments with respect to securities in the Euroclear system. All securities in the Euroclear system are held on a fungible basis without attribution of specific securities to specific securities clearance accounts. The Euroclear Operator acts under the Euroclear Terms and Conditions only on behalf of member organizations of Euroclear and has no record of or relationship with persons holding through those member organizations.

     The information in this prospectus concerning DTC, Euroclear and Clearstream, Luxembourg, and their book-entry systems, has been obtained from sources believed to be reliable, but we do not take any responsibility for the accuracy or completeness of that information.

     HOLDING AND TRANSFERRING BOOK-ENTRY CERTIFICATES. Purchases of book-entry certificates under the DTC system must be made by or through, and will be recorded on the records of, the Financial Intermediary that maintains the beneficial owner's account for that purpose. In turn, the Financial Intermediary's ownership of those certificates will be recorded on the records of DTC or, alternatively, if the Financial Intermediary does not maintain an account with DTC, on the records of a participating firm that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC. A beneficial owner of book-entry certificates must rely on the foregoing procedures to evidence its beneficial ownership of those certificates. DTC has no knowledge of the actual beneficial owners of the book-entry certificates. DTC's records reflect only the identity of the direct participants to whose accounts those certificates are credited, which may or may not be the actual beneficial owners. The participants in the DTC system will remain responsible for keeping account of their holdings on behalf of their customers.

     Transfers between participants in the DTC system will be effected in the ordinary manner in accordance with DTC's rules and will be settled in same-day funds. Transfers between direct account holders at Euroclear and Clearstream, Luxembourg, or between persons or entities participating indirectly in Euroclear or Clearstream, Luxembourg, will be effected in the ordinary manner in accordance with their respective procedures and in accordance with DTC's rules.

     Cross-market transfers between direct participants in DTC, on the one hand, and member organizations at Euroclear or Clearstream, Luxembourg, on the other, will be effected through DTC in accordance with DTC's rules and the rules of Euroclear or Clearstream, Luxembourg, as applicable. These cross-market transactions will require, among other things, delivery of instructions by the applicable member organization to Euroclear or Clearstream, Luxembourg, as the case may be, in accordance with the rules and procedures and within deadlines, Brussels time, established in Euroclear or Clearstream, Luxembourg, as the case may be. If the transaction complies with all relevant requirements, Euroclear or Clearstream, Luxembourg, as the case may be, will then deliver instructions to its depositary to take action to effect final settlement on its behalf.

     Because of time-zone differences, the securities account of a member organization of Euroclear or Clearstream, Luxembourg purchasing an interest in a global certificate from a DTC participant that is not a member organization, will be credited during the securities settlement processing day, which must be a business day for Euroclear or Clearstream, Luxembourg, as the case may be, immediately following the DTC settlement date. Transactions in interests in a book-entry certificate settled during any securities settlement processing day will be reported to the relevant member organization of Euroclear or Clearstream, Luxembourg on the same day. Cash received in Euroclear or Clearstream, Luxembourg as a result of sales of interests in a book-entry certificate by or through a member organization of Euroclear or Clearstream, Luxembourg, as the case may be, to a DTC participant that is not a member organization will be received with value on the DTC settlement date, but will not be available in the relevant Euroclear or Clearstream, Luxembourg cash account until the business day following settlement in DTC. The related prospectus supplement will contain additional information regarding clearance and settlement procedures for the book-entry certificates and with respect to tax documentation procedures relating to the book-entry certificates.

     Conveyance of notices and other communications by DTC to DTC participants, and by DTC participants to Financial Intermediaries and beneficial owners, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

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     Payments on the book-entry certificates will be made to DTC. DTC's practice is to credit DTC participants' accounts on the related payment date in accordance with their respective holdings shown on DTC's records, unless DTC has reason to believe that it will not receive payment on that date. Disbursement of those payments by DTC participants to Financial Intermediaries and beneficial owners will be--

     - governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in street name; and

     - the sole responsibility of each of those DTC participants, subject to any statutory or regulatory requirements in effect from time to time.

     Under a book-entry system, beneficial owners may receive payments after the related payment date.

     The only "certificateholder" of book-entry certificates will be DTC or its nominee. Parties to the governing documents for any series of offered certificates need not recognize beneficial owners of book-entry certificates as "certificateholders." The beneficial owners of book-entry certificates will be permitted to exercise the rights of "certificateholders" only indirectly through the DTC participants, who in turn will exercise their rights through DTC. We have been informed that DTC will take action permitted to be taken by a "certificateholder" only at the direction of one or more DTC participants. DTC may take conflicting actions with respect to the book-entry certificates to the extent that those actions are taken on behalf of Financial Intermediaries whose holdings include those certificates.

     Because DTC can act only on behalf of DTC participants, who in turn act on behalf of Financial Intermediaries and beneficial owners of the applicable book-entry securities, the ability of a beneficial owner to pledge its interest in a class of book-entry certificates to persons or entities that do not participate in the DTC system, or otherwise to take actions with respect to its interest in a class of book-entry certificates, may be limited due to the lack of a physical certificate evidencing that interest.

     ISSUANCE OF DEFINITIVE CERTIFICATES. Unless we specify otherwise in the related prospectus supplement, beneficial owners of offered certificates initially issued in book-entry form will not be able to obtain physical certificates that represent those offered certificates, unless--

     - we advise the related trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to those offered certificates and we are unable to locate a qualified successor; or

     - we notify DTC of our intent to terminate the book-entry system through DTC and, upon receipt of notice of such intent from DTC, the participants holding beneficial interests in the certificates agree to initiate such termination.

     Upon the occurrence of either of the two events described in the prior paragraph, the related trustee or another designated party will be required to notify all DTC participants of the availability through DTC of physical certificates with respect to the affected offered certificates. Upon surrender by DTC of the certificate or certificates representing a class of book-entry offered certificates, together with instructions for registration, the related trustee or other designated party will be required to issue to the beneficial owners identified in those instructions physical certificates representing those offered certificates.

                     DESCRIPTION OF THE GOVERNING DOCUMENTS

GENERAL

     The "Governing Document" for purposes of issuing the offered certificates of each series will be a pooling and servicing agreement or other similar agreement or collection of agreements. In general, the parties to the Governing Document for a series of offered certificates will include us, a trustee, a master servicer and a special servicer. However, if the related trust assets include mortgage-backed securities, the Governing Document may include a manager as a party, but may not include a master servicer, special servicer or other servicer as a party. We will identify in the related prospectus supplement the parties to the Governing Document for a series of offered certificates.

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     If we so specify in the related prospectus supplement, a party from whom we acquire mortgage assets or one of its affiliates may perform the functions of master servicer, special servicer or manager for the trust to which we transfer those assets. If we so specify in the related prospectus supplement, the same person or entity may act as both master servicer and special servicer for one of our trusts.

     Any party to the Governing Document for a series of offered certificates, or any of its affiliates, may own certificates issued thereunder. However, except in limited circumstances, including with respect to required consents to amendments to the Governing Document for a series of offered certificates, certificates that are held by the related master servicer, special servicer or manager will not be allocated voting rights.

     A form of a pooling and servicing agreement has been filed as an exhibit to the registration statement of which this prospectus is a part. However, the provisions of the Governing Document for each series of offered certificates will vary depending upon the nature of the certificates to be issued thereunder and the nature of the related trust assets. The following summaries describe select provisions that may appear in the Governing Document for each series of offered certificates. The prospectus supplement for each series of offered certificates will provide material additional information regarding the Governing Document for that series. The summaries in this prospectus do not purport to be complete, and you should refer to the provisions of the Governing Document for your offered certificates and, further, to the description of those provisions in the related prospectus supplement. We will provide a copy of the Governing Document, exclusive of exhibits, that relates to your offered certificates, without charge, upon written request addressed to our principal executive offices specified under "Credit Suisse First Boston Mortgage Securities Corp."

ASSIGNMENT OF MORTGAGE ASSETS

     At the time of initial issuance of any series of offered certificates, we will assign or cause to be assigned to the designated trustee the mortgage assets and any other assets to be included in the related trust. We will specify in the related prospectus supplement all material documents to be delivered, and all other material actions to be taken, by us or any prior holder of the related mortgage assets in connection with that assignment. We will also specify in the related prospectus supplement any remedies available to the related certificateholders, or the related trustee on their behalf, in the event that any of those material documents are not delivered or any of those other material actions are not taken as required. Concurrently with that assignment, the related trustee will deliver to us or our designee the certificates of that series in exchange for the mortgage assets and the other assets to be included in the related trust.

     Each mortgage asset included in one of our trusts will be identified in a schedule appearing as an exhibit to the related Governing Document. That schedule generally will include detailed information about each mortgage asset transferred to the related trust, including--

     -    in the case of a mortgage loan--

          1.   the address of the related real property,

          2. the mortgage interest rate and, if applicable, the applicable index, gross margin, adjustment date and any rate cap information,

          3.   the remaining term to maturity,

          4. the remaining amortization term if that mortgage loan is a balloon loan, and

          5.   the outstanding principal balance; and

     -    in the case of a mortgage-backed security--

          1.   the outstanding principal balance, and

          2.   the pass-through rate or coupon rate.

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REPRESENTATIONS AND WARRANTIES WITH RESPECT TO MORTGAGE ASSETS

     Unless otherwise specified in the related prospectus supplement, the unaffiliated seller of a mortgage loan to us or any of our affiliates (or the master servicer, if the unaffiliated seller is also the master servicer under the Governing Document) will have made representations and warranties in respect of the mortgage loans it is selling to us or our affiliates. Those representations and warranties will generally include, among other things--

     - with respect to each mortgaged property, that title insurance or, in the case of mortgaged properties located in areas where title insurance policies are generally not available, an attorney's opinion of title and any required hazard insurance was effective at the origination of each mortgage loan, and that each policy remained in effect on the date of purchase of the mortgage loan from the unaffiliated seller;

     -    that the unaffiliated seller had good title to each mortgage loan;

     - with respect to each mortgaged property, that each mortgage constituted a valid first lien on the mortgaged property, subject only to permissible title insurance exceptions and other permitted encumbrances, unless otherwise specified in the related prospectus supplement;

     - that, to the unaffiliated seller's knowledge, there were no delinquent tax or assessment liens against the mortgaged property; and

     - that each mortgage loan was current as to all required debt service payments (unless otherwise specified in the related prospectus supplement).

     The unaffiliated seller in respect of a mortgage loan will make its representations and warranties to us or our affiliates as of the date of sale. A substantial period of time may have elapsed between such date and the date of the initial issuance a series of offered certificate and the particular mortgage loan. Because the representations and warranties do not address events that may occur following the sale of a mortgage loan by it, its repurchase obligation described below will not arise if, on or after the date of the sale of a mortgage loan by the unaffiliated seller to us or our affiliates, the relevant event occurs that would have given rise to such an obligation. However, we will not include any mortgage loan in the trust fund for any series of certificates if anything has come to our attention that would cause us to believe that the representations and warranties of an unaffiliated seller will not be accurate and complete in all material respects in respect of that mortgage loan as of the date listed in the related prospectus supplement. The related prospectus supplement may provide that we will make certain representations and warranties for the benefit of holders of certificates in respect of a mortgage loan that relate to the period commencing on the date of sale of that mortgage loan to us or our affiliates.

     Unless otherwise set forth or specified in the related prospectus supplement, upon the discovery of the breach of any representation or warranty made by an unaffiliated seller in respect of a mortgage loan that materially and adversely affects the interests of holders of the related series, that unaffiliated seller or, if so specified in the related prospectus supplement, the master servicer will be obligated to repurchase the mortgage loan at a purchase price that, unless otherwise specified in the related prospectus supplement, will equal to 100% of the unpaid principal balance thereof at the date of repurchase or, in the case of a series of certificates as to which the we have elected to treat the related trust as a REMIC, at a price as may be necessary to avoid a tax on a prohibited transaction, as described in Section 860F(a) of the Internal Revenue Code of 1986 as amended, in each case together with accrued interest at the pass-through rate to the first day of the month following the repurchase and the amount of any unreimbursed advances made by the master servicer in respect of such mortgage loan. The master servicer or other specified party to the related Governing Document will be required to enforce this obligation of the unaffiliated seller for the benefit of the trustee and the certificateholders, following the practices it would employ in its good faith business judgment were it the owner of such mortgage loan. Unless otherwise specified in the applicable prospectus supplement and subject to the ability of the unaffiliated seller or the master servicer to deliver substitute mortgage loans for certain mortgage loans as described below, this repurchase obligation constitutes the sole remedy available to the certificateholders of the affected series for a breach of a representation or warranty by an unaffiliated seller.

     Any obligation of the master servicer to purchase a mortgage loan if an unaffiliated seller defaults on its obligation to do so is subject to limitations, and no assurance can be given that an unaffiliated seller will carry out its repurchase obligation with respect to the mortgage loans.

     If and as specified in the related prospectus supplement, we will make representations and warranties with respect to the mortgage loans in a mortgage pool. Upon a breach of any representation or warranty by us that materially and adversely

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affects the interests of the certificateholders, we will be obligated either to cure the breach in all material respects or to purchase the related mortgage loan at the purchase price set forth above. Unless otherwise specified in the applicable prospectus supplement and subject to our ability to deliver substitute mortgage loans for certain mortgage loans as described below, this repurchase obligation constitutes the sole remedy available to the certificateholders or the trustee for a breach of representation or warranty by us.

     The proceeds for the repurchase of a mortgage loan will be distributed into one or more accounts as called for under the related Governing Document.

     Within the period of time specified in the related prospectus supplement, following the issuance of a series of certificates, we, the master servicer or the unaffiliated seller, as the case may be, may deliver to the trustee mortgage loans in substitution for any one or more of the mortgage loans initially included in the trust but which do not conform in one or more respects to the description thereof contained in the related prospectus supplement, as to which a breach of a representation or warranty is discovered, which breach materially and adversely affects the interests of the certificateholders, or as to which a document in the related mortgage loan file is defective in any material respect.

     Unless otherwise specified in the related prospectus supplement, the required characteristics of any substitute mortgage loan will generally include, among other things, that the substitute mortgage loan on the date of substitution, will--

     - have an outstanding principal balance, after deduction of all scheduled payments due in the month of substitution, not in excess of the outstanding principal balance of the removed mortgage loan, with the amount of any shortfall to be distributed to certificateholders in the month of substitution;

     - have a per annum interest rate not less than, and not more than 1% greater than, the per annum interest rate of the removed mortgage loan;

     - have a remaining term to maturity not greater than, and not more than one year less than, that of the removed mortgage loan; and

     - comply with all the representations and warranties set forth in the Governing Document as of the date of substitution.

COLLECTION AND OTHER SERVICING PROCEDURES WITH RESPECT TO MORTGAGE LOANS

     The Governing Document for each series of offered certificates will govern the servicing and administration of any mortgage loans included in the related trust.

     In general, the related master servicer and special servicer, directly or through sub-servicers, will be obligated to service and administer for the benefit of the related certificateholders the mortgage loans in any of our trusts. The master servicer and the special servicer will be required to service and administer those mortgage loans in accordance with applicable law and, further, in accordance with the terms of the related Governing Document, the mortgage loans themselves and any instrument of credit support included in that trust. Subject to the foregoing, the master servicer and the special servicer will each have full power and authority to do any and all things in connection with that servicing and administration that it may deem necessary and desirable.

     As part of its servicing duties, each of the master servicer and the special servicer for one of our trusts will be required to make reasonable efforts to collect all payments called for under the terms and provisions of the related mortgage loans that it services. In general, each of the master servicer and the special servicer for one of our trusts will be obligated to follow the same collection procedures as it would follow for comparable mortgage loans held for its own account, provided that--

     - those procedures are consistent with the terms of the related Governing Document; and

     - they do not impair recovery under any instrument of credit support included in the related trust.

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     Consistent with the foregoing, the master servicer and the special servicer will each be permitted, in its discretion, to waive any default interest or late payment charge in connection with collecting a late payment on any defaulted mortgage loan.

     The master servicer and/or the special servicer for one or our trusts, directly or through sub-servicers, will also be required to perform various other customary functions of a servicer of comparable loans, including--

     - maintaining escrow or impound accounts for the payment of taxes, insurance premiums, ground rents and similar items, or otherwise monitoring the timely payment of those items;

     -    ensuring that the related properties are properly insured;

     -    attempting to collect delinquent payments;

     -    supervising foreclosures;

     -    negotiating modifications;

     - responding to borrower requests for partial releases of the encumbered property, easements, consents to alteration or demolition and similar matters;

     - protecting the interests of certificateholders with respect to senior lienholders;

     - conducting inspections of the related real properties on a periodic or other basis;

     - collecting and evaluating financial statements for the related real properties;

     - managing or overseeing the management of real properties acquired on behalf of the trust through foreclosure, deed-in-lieu of foreclosure or otherwise; and

     -    maintaining servicing records relating to mortgage loans in the trust.

     We will specify in the related prospectus supplement when, and the extent to which, servicing of a mortgage loan is to be transferred from a master servicer to a special servicer. In general, a special servicer for any of our trusts will be responsible for the servicing and administration of--

     - mortgage loans that are delinquent with respect to a specified number of scheduled payments;

     -    mortgage loans as to which there is a material non-monetary default;

     -    mortgage loans as to which the related borrower has--

          1. entered into or consented to bankruptcy, appointment of a receiver or conservator or similar insolvency proceeding, or

          2. become the subject of a decree or order for such a proceeding which has remained in force, undischarged or unstayed for a specified number of days; and

     - real properties acquired as part of the trust with respect to defaulted mortgage loans.

     The related Governing Document also may provide that if a default on a mortgage loan in the related trust has occurred or, in the judgment of the related master servicer, a payment default is reasonably foreseeable, the related master servicer may elect to transfer the servicing of that mortgage loan, in whole or in part, to the related special servicer. When the circumstances no longer warrant a special servicer's continuing to service a particular mortgage loan, such as when the related borrower is paying in accordance with the forbearance arrangement entered into between the special servicer and that borrower, the master servicer will generally resume the servicing duties with respect to the particular mortgage loan.

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     A borrower's failure to make required mortgage loan payments may mean that operating income from the related real property is insufficient to service the mortgage debt, or may reflect the diversion of that income from the servicing of the mortgage debt. In addition, a borrower that is unable to make mortgage loan payments may also be unable to make timely payment of taxes and otherwise to maintain and insure the related real property. In general, with respect to each series of offered certificates, the related special servicer will be required to monitor any mortgage loan in the related trust that is in default, evaluate whether the causes of the default can be corrected over a reasonable period without significant impairment of the value of the related real property, initiate corrective action in cooperation with the mortgagor if cure is likely, inspect the related real property and take any other actions as it deems necessary and appropriate. A significant period of time may elapse before a special servicer is able to assess the success of any corrective action or the need for additional initiatives. The time within which a special servicer can--

     -    make the initial determination of appropriate action;

     -    evaluate the success of corrective action;

     -    develop additional initiatives;

     -    institute foreclosure proceedings and actually foreclose; or

     - accept a deed to a real property in lieu of foreclosure, on behalf of the certificateholders of the related series,

may vary considerably depending on the particular mortgage loan, the related real property, the borrower, the presence of an acceptable party to assume the mortgage loan and the laws of the jurisdiction in which the related real property is located. If a borrower files a bankruptcy petition, the special servicer may not be permitted to accelerate the maturity of the defaulted loan or to foreclose on the related real property for a considerable period of time. See "Legal Aspects of Mortgage Loans--Bankruptcy Laws."

     A special servicer for one of our trusts may also perform limited duties with respect to mortgage loans in that trust for which the related master servicer is primarily responsible, such as--

     -    performing property inspections; and

     -    collecting and evaluating financial statements.

     A master servicer for one of our trusts may perform limited duties with respect to any mortgage loan in that trust for which the related special servicer is primarily responsible, such as--

     -    continuing to receive payments on the mortgage loan;

     -    making calculations with respect to the mortgage loan; and

     - making remittances and preparing reports to the related trustee and/or certificateholders with respect to the mortgage loan.

     The duties of the master servicer and special servicer for your series will be more fully described in the related prospectus supplement.

     Unless we state otherwise in the related prospectus supplement, the master servicer for your series will be responsible for filing and settling claims with respect to particular mortgage loans for your series under any applicable instrument of credit support. See "Description of Credit Support" in this prospectus.

SUB-SERVICERS

     A master servicer or special servicer may delegate its servicing obligations to one or more third-party servicers or sub-servicers. However, unless we specify otherwise in the related prospectus supplement, the master servicer or special servicer will remain obligated under the related Governing Document. Each sub-servicing agreement between a master

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servicer or special servicer, as applicable, and a sub-servicer must provide for servicing of the applicable mortgage loans consistent with the related Governing Document. Any master servicer and special servicer for one of our trusts will each be required to monitor the performance of sub-servicers retained by it.

     Unless we specify otherwise in the related prospectus supplement, any master servicer or special servicer for one of our trusts will be solely liable for all fees owed by it to any sub-servicer, regardless of whether the master servicer's or special servicer's compensation under the related Governing Document is sufficient to pay those fees. Each sub-servicer will be entitled to reimbursement from the master servicer or special servicer, as the case may be, that retained it, for expenditures which it makes, generally to the same extent the master servicer or special servicer would be reimbursed under the related Governing Document.

COLLECTION OF PAYMENTS ON MORTGAGE-BACKED SECURITIES

     Unless we specify otherwise in the related prospectus supplement, if a mortgage-backed security is included among the trust assets underlying any series of offered certificates, then--

     - that mortgage-backed security will be registered in the name of the related trustee or its designee;

     - the related trustee will receive payments on that mortgage-backed security; and

     - subject to any conditions described in the related prospectus supplement, the related trustee or a designated manager will, on behalf and at the expense of the trust, exercise all rights and remedies with respect to that mortgaged-backed security, including the prosecution of any legal action necessary in connection with any payment default.

MATTERS REGARDING THE MASTER SERVICER, THE SPECIAL SERVICER, THE MANAGER AND US

     Unless we specify otherwise in the related prospectus supplement, no master servicer, special servicer or manager for any of our trusts may resign from its obligations in that capacity, except upon--

     - the appointment of, and the acceptance of that appointment by, a successor to the resigning party and receipt by the related trustee of written confirmation from each applicable rating agency that the resignation and appointment will not result in a withdrawal or downgrade of any rating assigned by that rating agency to any class of certificates of the related series; or

     - a determination that those obligations are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by the resigning party.

     In general, no resignation will become effective until the related trustee or other successor has assumed the obligations and duties of the resigning master servicer, special servicer or manager, as the case may be.

     With respect to each series of offered certificates, we and the related master servicer, special servicer and/or manager, if any, will in each case be obligated to perform only those duties specifically required under the related Governing Document.

     In no event will we or any master servicer, special servicer or manager for one of our trusts, or any of our or its respective members, managers, directors, officers, employees or agents, be under any liability to that trust or the related certificateholders for any action taken, or not taken, in good faith under the related Governing Document or for errors in judgment. Neither we nor any of those other persons or entities will be protected, however, against any liability that would otherwise be imposed by reason of--

     - willful misfeasance, bad faith, or negligence in the performance of obligations or duties under the Governing Document for any series of offered certificates; or

     -    reckless disregard of those obligations and duties.

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     Furthermore, the Governing Document for each series of offered certificates will entitle us, the master servicer, special servicer and/or manager for the related trust, and our and their respective members, managers, directors, officers, employees and agents, to indemnification out of the related trust assets for any loss, liability or expense incurred in connection with any claim or legal action that relates to that Governing Document or series of offered certificates or to the related trust. The indemnification will not extend, however, to any loss, liability or expense--

     - specifically required to be borne by the relevant party, without right of reimbursement, under the terms of that Governing Document;

     - incurred in connection with any legal action against the relevant party resulting from any breach of a representation or warranty made in that Governing Document; or

     - incurred in connection with any legal action against the relevant party resulting from any willful misfeasance, bad faith or negligence in the performance of obligations or duties under that Governing Document.

     Neither we nor any master servicer, special servicer or manager for the related trust will be under any obligation to appear in, prosecute or defend any legal action unless--

     - the action is related to the respective responsibilities of that party under the Governing Document for the affected series of offered certificates; and

     -    either--

          1. that party is specifically required to bear the expense of the action, or

          2. the action will not, in its opinion, involve that party in any ultimate expense or liability for which it would not be reimbursed under the Governing Document for the affected series of offered certificates.

     However, we and each of those other parties may undertake any legal action that may be necessary or desirable with respect to the enforcement or protection of the rights and duties of the parties to the Governing Document for any series of offered certificates and the interests of the certificateholders of that series under that Government Document. In that event, the legal expenses and costs of the action, and any liability resulting from the action, will be expenses, costs and liabilities of the related trust and payable out of related trust assets.

     With limited exception, any person or entity--

     - into which we or any related master servicer, special servicer or manager may be merged or consolidated;

     - resulting from any merger or consolidation to which we or any related master servicer, special servicer or manager is a party; or

     - succeeding to our business or the business of any related master servicer, special servicer or manager,

will be the successor of us or that master servicer, special servicer or manager, as the case may be, under the Governing Document for a series of offered certificates.

     The compensation arrangements with respect to any master servicer, special servicer or manager for any of our trusts will be set forth in the related prospectus supplement. In general, that compensation will be payable out of the related trust assets.

EVENTS OF DEFAULT

     We will identify in the related prospectus supplement the various events of default under the Governing Document for each series of offered certificates for which any related master servicer, special servicer or manager may be terminated in that capacity.

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AMENDMENT

     The Governing Document for each series of offered certificates may be amended by the parties thereto, without the consent of any of the holders of those certificates, or of any non-offered certificates of the same series, for the following reasons--

     1.   to cure any ambiguity;

     2. to correct, modify or supplement any provision in the Governing Document which may be inconsistent with any other provision in that document or to correct any error;

     3. to make any other provisions with respect to matters or questions arising under the Governing Document that are not inconsistent with the existing provisions of that document;

     4.   to maintain a rating or ratings assigned to a series of certificates.

     Further, the Governing Document may also provide that the parties to the Governing Document may amend it without the consent of the holders of certificates to modify, eliminate or add provisions that are necessary to maintain the qualification of any REMIC created under the Governing Document as a REMIC while certificates remain outstanding. Any action taken to maintain REMIC status must be necessary or helpful to maintain REMIC status as evidenced by an opinion of counsel acceptable to the related trustee.

     The Governing Document may also provide that any amendment made to it must be accompanied by an opinion of counsel stating that the amendment will not adversely affect the REMIC status of any series of certificates.

     The prospectus supplement for an individual series of certificates may describe other or different provisions concerning the amendment of the Governing Document.

     However, no amendment of the Governing Document for any series of offered certificates covered solely by clause 3. of the first paragraph of this "--Amendment" section, may adversely affect in any material respect the interests of any holders of offered or non-offered certificates of that series as evidenced by an opinion of counsel acceptable to us and the trustee for the related series.

     In general, the Governing Document for a series of offered certificates may also be amended by the parties to that document, with the consent of the holders of offered and non-offered certificates representing, in total, not less than 51%, or any other percentage specified in the related prospectus supplement, of all the voting rights allocated to those classes of that series that are materially affected by the amendment. However, the Governing Document for a series of offered certificates may not be amended to--

     - reduce in any manner the amount of, or delay the timing of, payments received on the related mortgage assets which are required to be distributed on any offered or non-offered certificate of that series without the consent of the holder of that certificate;

     - adversely affect in any material respect the interests of the holders of any class of offered or non-offered certificates of that series in any other manner without the consent of the holders of all certificates of that class;

     - modify the provisions of the Governing Document relating to amendments of that document without the consent of the holders of all offered and non-offered certificates of that series then outstanding; or

     - alter the servicing standard set forth in the Governing Document without the consent of the holders of all offered and non-offered certificates of that series then outstanding.

THE TRUSTEE

     The trustee for each series of offered certificates will be named in the related prospectus supplement. The commercial bank, banking association, banking corporation or trust company that serves as trustee for any series of offered certificates may have typical banking relationships with us and our affiliates and with any of the other parties to the related

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Governing Document and its affiliates. The related Governing Document requires that the trustee may not be affiliated with us, the master servicer or the special servicer, and that it must satisfy additional requirements concerning minimum capital and surplus.

DUTIES OF THE TRUSTEE

     The trustee for each series of offered certificates will not--

     - make any representation as to the validity or sufficiency of those certificates, the related Governing Document or any underlying mortgage asset or related document; or

     - be accountable for the use or application by or on behalf of any other party to the related Governing Document of any funds paid to that party with respect to those certificates or the underlying mortgage assets.

     If no event of default has occurred and is continuing under the related Governing Document, the trustee for each series of offered certificates will be required to perform only those duties specifically required under the related Governing Document. However, upon receipt of any of the various certificates, reports or other instruments required to be furnished to it under the related Governing Document, the trustee must examine those documents and determine whether they conform to the requirements of that Governing Document.

MATTERS REGARDING THE TRUSTEE

     As and to the extent described in the related prospectus supplement, the fees and normal disbursements of the trustee for any series of offered certificates may be the expense of the related master servicer or other specified person or may be required to be paid by the related trust assets.

     The trustee for each series of offered certificates will be entitled to indemnification, out of related trust assets, for any loss, liability or expense incurred by that trustee in connection with its acceptance or administration of its trusts under the related Governing Document.

     No trustee for any series of offered certificates will be liable for any action reasonably taken, suffered or omitted by it in good faith and believed by it to be authorized by the related Governing Document.

     No trustee for any series of offered certificates will be required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties under the related Governing Document, or in the exercise of any of its rights or powers, if it has reasonable grounds for believing that repayment of those funds or adequate indemnity against that risk or liability is not reasonably assured to it.

     The trustee for each series of offered certificates will be entitled to execute any of its trusts or powers and perform any of its duties under the related Governing Document, either directly or by or through agents or attorneys. The trustee will not be responsible for any willful misconduct or gross negligence on the part of any agent or attorney appointed by it with due care.

RESIGNATION AND REMOVAL OF THE TRUSTEE

     The trustee for any series of offered certificates may resign at any time. We will be obligated to appoint a successor to a resigning trustee. We may also remove the trustee for any series of offered certificates if that trustee ceases to be eligible to continue under the related Governing Document or if that trustee becomes insolvent. Unless we indicate otherwise in the related prospectus supplement, the trustee for any series of offered certificates may also be removed at any time by the holders of the offered and non-offered certificates of that series evidencing not less than 51%, or any other percentage specified in the related prospectus supplement, of the voting rights for that series. However, if the removal was without cause, the certificateholders effecting the removal may be responsible for any costs and expenses incurred by the terminated trustee in connection with its removal. Any resignation or removal of a trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee.

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                          DESCRIPTION OF CREDIT SUPPORT

GENERAL

     Credit support may be provided with respect to one or more classes of the offered certificates of any series or with respect to the related mortgage assets. That credit support may be in the form of any of the following--

     - the subordination of one or more other classes of certificates of the same series;

     - the use of a letter of credit, a surety bond, an insurance policy, a guarantee or a credit derivative;

     -    the establishment of one or more reserve funds; or

     -    any combination of the foregoing.

     If and to the extent described in the related prospectus supplement, any of the above forms of credit support may provide credit enhancement for non-offered certificates, as well as offered certificates, or for more than one series of certificates.

     If you are the beneficiary of any particular form of credit support, that credit support may not protect you against all risks of loss and will not guarantee payment to you of all amounts to which you are entitled under your offered certificates. If losses or shortfalls occur that exceed the amount covered by that credit support or that are of a type not covered by that credit support, you will bear your allocable share of deficiencies. Moreover, if that credit support covers the offered certificates of more than one class or series and total losses on the related mortgage assets exceed the amount of that credit support, it is possible that the holders of offered certificates of other classes and/or series will be disproportionately benefited by that credit support to your detriment.

     If you are the beneficiary of any particular form of credit support, we will include in the related prospectus supplement a description of the following--

     -    the nature and amount of coverage under that credit support;

     -    any conditions to payment not otherwise described in this prospectus;

     - any conditions under which the amount of coverage under that credit support may be reduced and under which that credit support may be terminated or replaced; and

     -    the material provisions relating to that credit support.

     Additionally, we will set forth in the related prospectus supplement information with respect to the obligor, if any, under any instrument of credit support.

SUBORDINATE CERTIFICATES

     If and to the extent described in the related prospectus supplement, one or more classes of certificates of any series may be subordinate to one or more other classes of certificates of that series. If you purchase subordinate certificates, your right to receive payments out of collections and advances on the related trust assets on any payment date will be subordinated to the corresponding rights of the holders of the more senior classes of certificates. If and to the extent described in the related prospectus supplement, the subordination of a class of certificates may not cover all types of losses or shortfalls. In the related prospectus supplement, we will set forth information concerning the method and amount of subordination provided by a class or classes of subordinate certificates in a series and the circumstances under which that subordination will be available.

     If the mortgage assets in any trust established by us are divided into separate groups, each supporting a separate class or classes of certificates of the related series, credit support may be provided by cross-support provisions requiring that payments be made on senior certificates evidencing interests in one group of those mortgage assets prior to payments on

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subordinate certificates evidencing interests in a different group of those mortgage assets. We will describe in the related prospectus supplement the manner and conditions for applying any cross-support provisions.

INSURANCE OR GUARANTEES WITH RESPECT TO MORTGAGE LOANS

     The mortgage loans included in any trust established by us may be covered for some default risks by insurance policies or guarantees. If so, we will describe in the related prospectus supplement the nature of those default risks and the extent of that coverage.

LETTERS OF CREDIT

     If and to the extent described in the related prospectus supplement, deficiencies in amounts otherwise payable on a series of offered certificates or select classes of those certificates will be covered by one or more letters of credit, issued by a bank or other financial institution specified in the related prospectus supplement. The issuer of a letter of credit will be obligated to honor draws under that letter of credit in a total fixed dollar amount, net of unreimbursed payments under the letter of credit, generally equal to a percentage specified in the related prospectus supplement of the total principal balance of some or all of the related mortgage assets as of the date the related trust was formed or of the initial total principal balance of one or more classes of certificates of the applicable series. The letter of credit may permit draws only in the event of select types of losses and shortfalls. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments thereunder and may otherwise be reduced as described in the related prospectus supplement. The obligations of the letter of credit issuer under the letter of credit for any series of offered certificates will expire at the earlier of the date specified in the related prospectus supplement or the termination of the related trust.

CERTIFICATE INSURANCE AND SURETY BONDS

     If and to the extent described in the related prospectus supplement, deficiencies in amounts otherwise payable on a series of offered certificates or select classes of those certificates will be covered by insurance policies or surety bonds provided by one or more insurance companies or sureties. Those instruments may cover, with respect to one or more classes of the offered certificates of the related series, timely payments of interest and principal or timely payments of interest and payments of principal on the basis of a schedule of principal payments set forth in or determined in the manner specified in the related prospectus supplement. We will describe in the related prospectus supplement any limitations on the draws that may be made under any of those instruments.

CREDIT DERIVATIVES

     If and to the extent described in the related prospectus supplement, deficiencies in amounts otherwise payable on a series of offered certificates or select classes of those certificates will be covered by credit derivatives, such as credit default swaps and total return swaps. A credit derivative is a financial instrument designed to offset losses and shortfalls derived from the credit risk of an underlying or reference asset or the credit risk of an underlying or reference credit. We will describe in the related prospectus supplement when and how payments are made under the particular instrument and the specific credit risk that is being covered.

RESERVE FUNDS

     If and to the extent described in the related prospectus supplement, deficiencies in amounts otherwise payable on a series of offered certificates or select classes of those certificates will be covered, to the extent of available funds, by one or more reserve funds in which cash, a letter of credit, permitted investments, a demand note or a combination of the foregoing, will be deposited, in the amounts specified in the related prospectus supplement. If and to the extent described in the related prospectus supplement, the reserve fund for the related series of offered certificates may also be funded over time.

     Amounts on deposit in any reserve fund for a series of offered certificates will be applied for the purposes, in the manner, and to the extent specified in the related prospectus supplement. If and to the extent described in the related prospectus supplement, reserve funds may be established to provide protection only against select types of losses and shortfalls. Following each payment date for the related series of offered certificates, amounts in a reserve fund in excess of any required balance may be released from the reserve fund under the conditions and to the extent specified in the related prospectus supplement.

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CREDIT SUPPORT WITH RESPECT TO MBS

     If and to the extent described in the related prospectus supplement, any mortgage-backed security included in one of our trusts and/or the mortgage loans that back that security may be covered by one or more of the types of credit support described in this prospectus. We will specify in the related prospectus supplement, as to each of those forms of credit support, the information indicated above with respect to that mortgage-backed security, to the extent that the information is material and available.

                         LEGAL ASPECTS OF MORTGAGE LOANS

     Most, if not all, of the mortgage loans underlying a series of offered certificates will be secured by multifamily and commercial properties in the United States, its territories and possessions. However, some of those mortgage loans may be secured by multifamily and commercial properties outside the United States, its territories and possessions.

     The following discussion contains general summaries of select legal aspects of mortgage loans secured by multifamily and commercial properties in the United States. Because these legal aspects are governed by applicable state law, which may differ substantially from state to state, the summaries do not purport to be complete, to reflect the laws of any particular state, or to encompass the laws of all jurisdictions in which the security for the mortgage loans underlying the offered certificates is situated. Accordingly, you should be aware that the summaries are qualified in their entirety by reference to the applicable laws of those states. See "Description of the Trust Assets--Mortgage Loans."

     If a significant percentage of mortgage loans underlying a series of offered certificates are secured by properties in a particular state, we will discuss the relevant state laws, to the extent they vary materially from this discussion, in the related prospectus supplement.

GENERAL

     Each mortgage loan underlying a series of offered certificates will be evidenced by a note or bond and secured by an instrument granting a security interest in real property. The instrument granting a security interest in real property may be a mortgage, deed of trust or a deed to secure debt, depending upon the prevailing practice and law in the state in which that real property is located. Mortgages, deeds of trust and deeds to secure debt are often collectively referred to in this prospectus as "mortgages." A mortgage creates a lien upon, or grants a title interest in, the real property covered by the mortgage, and represents the security for the repayment of the indebtedness customarily evidenced by a promissory note. The priority of the lien created or interest granted will depend on--

     -    the terms of the mortgage;

     - the terms of separate subordination agreements or intercreditor agreements with others that hold interests in the real property;

     -    the knowledge of the parties to the mortgage; and

     - in general, the order of recordation of the mortgage in the appropriate public recording office.

     However, the lien of a recorded mortgage will generally be subordinate to later-arising liens for real estate taxes and assessments and other charges imposed under governmental police powers.

TYPES OF MORTGAGE INSTRUMENTS

     There are two parties to a mortgage--

     - a mortgagor, who is the owner of the encumbered interest in the real property; and

     -    a mortgagee, who is the lender.

     In general, the mortgagor is also the borrower.

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     In contrast, a deed of trust is a three-party instrument. The parties to a deed of trust are--

     -    the trustor, who is the equivalent of a mortgagor;

     -    the trustee to whom the real property is conveyed; and

     - the beneficiary for whose benefit the conveyance is made, who is the lender.

     Under a deed of trust, the trustor grants the property, irrevocably until the debt is paid, in trust and generally with a power of sale, to the trustee to secure repayment of the indebtedness evidenced by the related note.

     A deed to secure debt typically has two parties. Under a deed to secure debt, the grantor, who is the equivalent of a mortgagor, conveys title to the real property to the grantee, who is the lender, generally with a power of sale, until the debt is repaid.

     Where the borrower is a land trust, there would be an additional party because legal title to the property is held by a land trustee under a land trust agreement for the benefit of the borrower. At origination of a mortgage loan involving a land trust, the borrower may execute a separate undertaking to make payments on the mortgage note. In no event is the land trustee personally liable for the mortgage note obligation.

     The mortgagee's authority under a mortgage, the trustee's authority under a deed of trust and the grantee's authority under a deed to secure debt are governed by--

     -    the express provisions of the related instrument;

     -    the law of the state in which the real property is located;

     -    various federal laws; and

     -    in some deed of trust transactions, the directions of the beneficiary.

INSTALLMENT CONTRACTS

     The mortgage loans underlying your offered certificates may consist of installment contracts. Under an installment contract the seller retains legal title to the property and enters into an agreement with the purchaser for payment of the purchase price, plus interest, over the term of the installment contract. Only after full performance by the borrower of the contract is the seller obligated to convey title to the real estate to the purchaser. During the period that the installment contract is in effect, the purchaser is generally responsible for maintaining the property in good condition and for paying real estate taxes, assessments and hazard insurance premiums associated with the property.

     The seller's enforcement of an installment contract varies from state to state. Generally, installment contracts provide that upon a default by the purchaser, the purchaser loses his or her right to occupy the property, the entire indebtedness is accelerated, and the purchaser's equitable interest in the property is forfeited. The seller in this situation does not have to foreclose in order to obtain title to the property, although in some cases a quiet title action is in order if the purchaser has filed the installment contract in local land records and an ejectment action may be necessary to recover possession. In a few states, particularly in cases of purchaser default during the early years of an installment contract, the courts will permit ejectment of the purchaser and a forfeiture of his or her interest in the property.

     However, most state legislatures have enacted provisions by analogy to mortgage law protecting borrowers under installment contracts from the harsh consequences of forfeiture. Under those statutes, a judicial or nonjudicial foreclosure may be required, the seller may be required to give notice of default and the borrower may be granted some grace period during which the contract may be reinstated upon full payment of the default amount and the purchaser may have a post-foreclosure statutory redemption right. In other states, courts in equity may permit a purchaser with significant investment in the property under an installment contract for the sale of real estate to share in the proceeds of sale of the property after the indebtedness is repaid or may otherwise refuse to enforce the forfeiture clause. Nevertheless, generally speaking, the seller's procedures for obtaining possession and clear title under an installment contract for the sale of real

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estate in a given state are simpler and less time-consuming and costly than are the procedures for foreclosing and obtaining clear title to a mortgaged property.

LEASES AND RENTS

     A mortgage that encumbers an income-producing property often contains an assignment of rents and leases and/or may be accompanied by a separate assignment of rents and leases. Under an assignment of rents and leases, the borrower assigns to the lender the borrower's right, title and interest as landlord under each lease and the income derived from each lease. However, the borrower retains a revocable license to collect the rents, provided there is no default and the rents are not directly paid to the lender. If the borrower defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents.

     In most states, hotel and motel room rates are considered accounts receivable under the UCC. Room rates are generally pledged by the borrower as additional security for the loan when a mortgage loan is secured by a hotel or motel. In general, the lender must file financing statements in order to perfect its security interest in the room rates and must file continuation statements, generally every five years, to maintain that perfection. Mortgage loans secured by hotels or motels may be included in one of our trusts even if the security interest in the room rates was not perfected or the requisite UCC filings were allowed to lapse. A lender will generally be required to commence a foreclosure action or otherwise take possession of the property in order to enforce its rights to collect the room rates following a default, even if the lender's security interest in room rates is perfected under applicable nonbankruptcy law.

     In the bankruptcy setting, the lender will be stayed from enforcing its rights to collect hotel and motel room rates. However, the room rates will constitute cash collateral and cannot be used by the bankrupt borrower--

     -    without a hearing or the lender's consent; or

     - unless the lender's interest in the room rates is given adequate protection.

     For purposes of the foregoing, the adequate protection may include a cash payment for otherwise encumbered funds or a replacement lien on unencumbered property, in either case equal in value to the amount of room rates that the bankrupt borrower proposes to use. See "--Bankruptcy Laws" below.

PERSONALTY

     Some types of income-producing real properties, such as hotels, motels and nursing homes, may include personal property, which may, to the extent it is owned by the borrower and not previously pledged, constitute a significant portion of the property's value as security. The creation and enforcement of liens on personal property are governed by the UCC. Accordingly, if a borrower pledges personal property as security for a mortgage loan, the lender generally must file UCC financing statements in order to perfect its security interest in the personal property and must file continuation statements, generally every five years, to maintain that perfection. Mortgage loans secured in part by personal property may be included in one of our trusts even if the security interest in the personal property was not perfected or the requisite UCC filings were allowed to lapse.

FORECLOSURE

     GENERAL. Foreclosure is a legal procedure that allows the lender to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the borrower defaults in payment or performance of its obligations under the note or mortgage, the lender has the right to institute foreclosure proceedings to sell the real property security at public auction to satisfy the indebtedness.

     FORECLOSURE PROCEDURES VARY FROM STATE TO STATE. The two primary methods of foreclosing a mortgage are--

     -    judicial foreclosure, involving court proceedings; and

     - nonjudicial foreclosure under a power of sale granted in the mortgage instrument.

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     Other foreclosure procedures are available in some states, but they are either infrequently used or available only in limited circumstances.

     A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are interposed. A foreclosure action sometimes requires several years to complete.

     JUDICIAL FORECLOSURE. A judicial foreclosure proceeding is conducted in a court having jurisdiction over the mortgaged property. Generally, a lender initiates the action by the service of legal pleadings upon--

     - all parties having a subordinate interest of record in the real property; and

     - all parties in possession of the property, under leases or otherwise, whose interests are subordinate to the mortgage.

     Delays in completion of the foreclosure may occasionally result from difficulties in locating defendants. When the lender's right to foreclose is contested, the legal proceedings can be time-consuming. The court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the mortgaged property upon successful completion of a judicial foreclosure proceeding. The proceeds of that public sale are used to satisfy the judgment. The procedures that govern these public sales vary from state to state.

     EQUITABLE AND OTHER LIMITATIONS ON ENFORCEABILITY OF PARTICULAR PROVISIONS. United States courts have traditionally imposed general equitable principles to limit the remedies available to lenders in foreclosure actions. These principles are generally designed to relieve borrowers from the effects of mortgage defaults perceived as harsh or unfair. Relying on these principles, a court may--

     - alter the specific terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching;

     - require the lender to undertake affirmative actions to determine the cause of the borrower's default and the likelihood that the borrower will be able to reinstate the loan;

     - require the lender to reinstate a loan or recast a payment schedule in order to accommodate a borrower that is suffering from a temporary financial disability; or

     - limit the right of the lender to foreclose in the case of a nonmonetary default, such as--

          1.   a failure to adequately maintain the mortgaged property, or

          2.   an impermissible further encumbrance of the mortgaged property.

     Some courts have addressed the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that a borrower receive notice in addition to statutorily-prescribed minimum notice. For the most part, these cases have--

     -    upheld the reasonableness of the notice provisions; or

     - found that a public sale under a mortgage providing for a power of sale does not involve sufficient state action to trigger constitutional protections.

     In addition, some states may have statutory protection such as the right of the borrower to reinstate its mortgage loan after commencement of foreclosure proceedings but prior to a foreclosure sale.

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     NONJUDICIAL FORECLOSURE/POWER OF SALE. In states permitting nonjudicial foreclosure proceedings, foreclosure of a deed of trust is generally accomplished by a nonjudicial trustee's sale under a power of sale typically granted in the deed of trust. A power of sale may also be contained in any other type of mortgage instrument if applicable law so permits. A power of sale under a deed of trust allows a nonjudicial public sale to be conducted generally following--

     - a request from the beneficiary/lender to the trustee to sell the property upon default by the borrower; and

     - notice of sale is given in accordance with the terms of the deed of trust and applicable state law.

     In some states, prior to a nonjudicial public sale, the trustee under the deed of trust must--

     -    record a notice of default and notice of sale; and

     - send a copy of those notices to the borrower and to any other party who has recorded a request for a copy of them.

In addition, in some states, the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders. A notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. Some states require a reinstatement period during which the borrower or junior lienholder may have the right to cure the default by paying the entire actual amount in arrears, without regard to the acceleration of the indebtedness, plus the lender's expenses incurred in enforcing the obligation. In other states, the borrower or the junior lienholder has only the right to pay off the entire debt to prevent the foreclosure sale. Generally, state law governs the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods.

     PUBLIC SALE. A third party may be unwilling to purchase a mortgaged property at a public sale because of--

     - the difficulty in determining the exact status of title to the property due to, among other things, redemption rights that may exist; and

     - the possibility that physical deterioration of the property may have occurred during the foreclosure proceedings.

     As a result of the foregoing, it is common for the lender to purchase the mortgaged property and become its owner, subject to the borrower's right in some states to remain in possession during a redemption period. In that case, the lender will have both the benefits and burdens of ownership, including the obligation to pay debt service on any senior mortgages, to pay taxes, to obtain casualty insurance and to make repairs necessary to render the property suitable for sale. The costs of operating and maintaining a commercial or multifamily residential property may be significant and may be greater than the income derived from that property. The lender also will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale or lease of the property. Whether, the ultimate proceeds of the sale of the property equal the lender's investment in the property depends upon market conditions. Moreover, because of the expenses associated with acquiring, owning and selling a mortgaged property, a lender could realize an overall loss on the related mortgage loan even if the mortgaged property is sold at foreclosure, or resold after it is acquired through foreclosure, for an amount equal to the full outstanding principal amount of the loan plus accrued interest.

     The holder of a junior mortgage that forecloses on a mortgaged property does so subject to senior mortgages and any other prior liens. In addition, it may be obliged to keep senior mortgage loans current in order to avoid foreclosure of its interest in the property. Furthermore, if the foreclosure of a junior mortgage triggers the enforcement of a due-on-sale clause contained in a senior mortgage, the junior mortgagee could be required to pay the full amount of the senior mortgage indebtedness or face foreclosure.

     RIGHTS OF REDEMPTION. The purposes of a foreclosure action are--

     -    to enable the lender to realize upon its security; and

     - to bar the borrower, and all persons who have interests in the property that are subordinate to that of the foreclosing lender, from exercising their equity of redemption.

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     The doctrine of equity of redemption provides that, until the property encumbered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having interests that are subordinate to that of the foreclosing lender have an equity of redemption and may redeem the property by paying the entire debt with interest. Those having an equity of redemption must generally be made parties to the foreclosure proceeding in order for their equity of redemption to be terminated.

     The equity of redemption is a common-law, nonstatutory right which should be distinguished from post-sale statutory rights of redemption. In some states, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property after sale under a deed of trust or foreclosure of a mortgage. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be permitted if the former borrower pays only a portion of the sums due. A statutory right of redemption will diminish the ability of the lender to sell the foreclosed property because the exercise of a right of redemption would defeat the title of any purchaser through a foreclosure. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee's sale under a deed of trust.

     ANTI-DEFICIENCY LEGISLATION. Some or all of the mortgage loans underlying a series of offered certificates may be nonrecourse loans. Recourse in the case of a default on a non-recourse mortgage loan will be limited to the mortgaged property and any other assets that were pledged to secure the mortgage loan. However, even if a mortgage loan by its terms provides for recourse to the borrower's other assets, a lender's ability to realize upon those assets may be limited by state law. For example, in some states, a lender cannot obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes may require the lender to exhaust the security afforded under a mortgage before bringing a personal action against the borrower. In other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting the security, but in doing so, the lender may be deemed to have elected a remedy and thus may be precluded from foreclosing upon the security. Consequently, lenders will usually proceed first against the security in states where an election of remedy provision exists. Finally, other statutory provisions limit any deficiency judgment to the excess of the outstanding debt over the fair market value of the property at the time of the sale. These other statutory provisions are intended to protect borrowers from exposure to large deficiency judgments that might result from bidding at below-market values at the foreclosure sale.

     LEASEHOLD CONSIDERATIONS. Some or all of the mortgage loans underlying a series of offered certificates may be secured by a mortgage on the borrower's leasehold interest under a ground lease. Leasehold mortgage loans are subject to some risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the borrower's leasehold were to be terminated upon a lease default, the leasehold mortgagee would lose its security. This risk may be lessened if the ground lease--

     - requires the lessor to give the leasehold mortgagee notices of lessee defaults and an opportunity to cure them;

     - permits the leasehold estate to be assigned to and by the leasehold mortgagee or the purchaser at a foreclosure sale; and

     - contains other protective provisions typically required by prudent lenders to be included in a ground lease.

     Some mortgage loans underlying a series of offered certificates, however, may be secured by ground leases which do not contain these provisions.

     COOPERATIVE SHARES. Some or all of the mortgage loans underlying a series of offered certificates may be secured by a security interest on the borrower's ownership interest in shares, and the proprietary leases belonging to those shares, allocable to cooperative dwelling units that may be vacant or occupied by nonowner tenants. Loans secured in this manner are subject to some risks not associated with mortgage loans secured by a lien on the fee estate of a borrower in real property. Loans secured in this manner typically are subordinate to the mortgage, if any, on the cooperative's building. That mortgage, if foreclosed, could extinguish the equity in the building and the proprietary leases of the dwelling units derived from ownership of the shares of the cooperative. Further, transfer of shares in a cooperative is subject to various regulations as well as to restrictions under the governing documents of the cooperative. The shares may be canceled in the event that associated maintenance charges due under the related proprietary leases are not paid. Typically, a recognition agreement

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between the lender and the cooperative provides, among other things, that the lender may cure a default under a proprietary lease.

     Under the laws applicable in many states, "foreclosure" on cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the UCC and the security agreement relating to the shares. Article 9 of the UCC requires that a sale be conducted in a commercially reasonable manner, which may be dependent upon, among other things, the notice given the debtor and the method, manner, time, place and terms of the sale. Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. A recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the right of the cooperative corporation to receive sums due under the proprietary leases.

BANKRUPTCY LAWS

     Operation of the U.S. Bankruptcy Code and related state laws may interfere with or affect the ability of a lender to realize upon collateral or to enforce a deficiency judgment. For example, under the U.S. Bankruptcy Code, virtually all actions, including foreclosure actions and deficiency judgment proceedings, to collect a debt are automatically stayed upon the filing of the bankruptcy petition. Often, no interest or principal payments are made during the course of the bankruptcy case. The delay caused by an automatic stay and its consequences can be significant. Also, under the U.S. Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a junior lienor may stay the senior lender from taking action to foreclose out the junior lien.

     Under the U.S. Bankruptcy Code, the amount and terms of a mortgage loan secured by a lien on property of the debtor may be modified provided that substantive and procedural safeguards protective of the lender are met. A bankruptcy court may, among other things--

     - reduce the secured portion of the outstanding amount of the loan to the then-current value of the property, thereby leaving the lender a general unsecured creditor for the difference between the then-current value of the property and the outstanding balance of the loan;

     - reduce the amount of each scheduled payment, by means of a reduction in the rate of interest and/or an alteration of the repayment schedule, with or without affecting the unpaid principal balance of the loan;

     -    extend or shorten the term to maturity of the loan;

     - permit the bankrupt borrower to cure of the subject loan default by paying the arrearage over a number of years; or

     - permit the bankrupt borrower, through its rehabilitative plan, to reinstate the loan payment schedule even if the lender has obtained a final judgment of foreclosure prior to the filing of the debtor's petition.

     Federal bankruptcy law may also interfere with or affect the ability of a secured lender to enforce the borrower's assignment of rents and leases related to the mortgaged property. A lender may be stayed from enforcing the assignment under the U.S. Bankruptcy Code. In addition, the legal proceedings necessary to resolve the issue could be time-consuming, and result in delays in the lender's receipt of the rents. However, recent amendments to the U.S. Bankruptcy Code may minimize the impairment of the lender's ability to enforce the borrower's assignment of rents and leases. In addition to the inclusion of hotel revenues within the definition of cash collateral as noted above, the amendments provide that a pre-petition security interest in rents or hotel revenues is designed to overcome those cases holding that a security interest in rents is unperfected under the laws of some states until the lender has taken some further action, such as commencing foreclosure or obtaining a receiver prior to activation of the assignment of rents.

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     A borrower's ability to make payment on a mortgage loan may be impaired by the commencement of a bankruptcy case relating to the tenant under a lease of the related property. Under the U.S. Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a tenant results in a stay in bankruptcy against the commencement or continuation of any state court proceeding for--

     -    past due rent;

     -    accelerated rent;

     -    damages; or

     - a summary eviction order with respect to a default under the lease that occurred prior to the filing of the tenant's bankruptcy petition.

     In addition, the U.S. Bankruptcy Code generally provides that a trustee or debtor-in-possession may, subject to approval of the court--

     -    assume the lease and either retain it or assign it to a third party;
          or

     -    reject the lease.

     If the lease is assumed, the trustee, debtor-in-possession or assignee, if applicable, must cure any defaults under the lease, compensate the lessor for its losses and provide the lessor with adequate assurance of future performance. These remedies may be insufficient, and any assurances provided to the lessor may be inadequate. If the lease is rejected, the lessor will be treated, except potentially to the extent of any security deposit, as an unsecured creditor with respect to its claim for damages for termination of the lease. The U.S. Bankruptcy Code also limits a lessor's damages for lease rejection to--

     - the rent reserved by the lease without regard to acceleration for the greater of one year, or 15%, not to exceed three years, of the remaining term of the lease; plus

     - unpaid rent to the earlier of the surrender of the property or the lessee's bankruptcy filing.

ENVIRONMENTAL CONSIDERATIONS

     GENERAL. A lender may be subject to environmental risks when taking a security interest in real property. Of particular concern may be properties that are or have been used for industrial, manufacturing, military or disposal activity. Those environmental risks include the possible diminution of the value of a contaminated property or, as discussed below, potential liability for clean-up costs or other remedial actions that could exceed the value of the property or the amount of the lender's loan. In some circumstances, a lender may decide to abandon a contaminated real property as collateral for its loan rather than foreclose and risk liability for clean-up costs.

     SUPERLIEN LAWS. Under the laws of many states, contamination on a property may give rise to a lien on the property for clean-up costs. In several states, that lien has priority over all existing liens, including those of existing mortgages. In these states, the lien of a mortgage may lose its priority to that superlien.

     CERCLA. The federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, imposes strict liability on present and past "owners" and "operators" of contaminated real property for the costs of clean-up. A secured lender may be liable as an "owner" or "operator" of a contaminated mortgaged property if agents or employees of the lender have participated in the management of the property or the operations of the borrower. Liability may exist even if the lender did not cause or contribute to the contamination and regardless of whether the lender has actually taken possession of the contaminated mortgaged property through foreclosure, deed in lieu of foreclosure or otherwise. Moreover, liability is not limited to the original or unamortized principal balance of a loan or to the value of the property securing a loan. Excluded from CERCLA's definition of "owner" or "operator," however, is a person who, without participating in the management of the facility, holds indicia of ownership primarily to protect his security interest. This is the so called "secured creditor exemption."

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     The Asset Conservation, Lender Liability and Deposit Insurance Act of 1996
amended, among other things, the provisions of CERCLA with respect to lender liability and the secured creditor exemption. The Lender Liability Act offers substantial protection to lenders by defining the activities in which a lender can engage and still have the benefit of the secured creditor exemption. In order for a lender to be deemed to have participated in the management of a mortgaged property, the lender must actually participate in the operational affairs of the property of the borrower. The Lender Liability Act provides that "merely having the capacity to influence, or unexercised right to control" operations does not constitute participation in management. A lender will lose the protection of the secured creditor exemption only if--

     - it exercises decision-making control over a borrower's environmental compliance and hazardous substance handling and disposal practices; or

     - assumes day-to-day management of operational functions of a mortgaged property.

     The Lender Liability Act also provides that a lender will continue to have the benefit of the secured creditor exemption even if it forecloses on a mortgaged property, purchases it at a foreclosure sale or accepts a deed-in-lieu of foreclosure, provided that the lender seeks to sell that property at the earliest practicable commercially reasonable time on commercially reasonable terms.

     OTHER FEDERAL AND STATE LAWS. Many states have statutes similar to CERCLA, and not all those statutes provide for a secured creditor exemption. In addition, under federal law, there is potential liability relating to hazardous wastes and underground storage tanks under the federal Resource Conservation and Recovery Act.

     Some federal, state and local laws, regulations and ordinances govern the management, removal, encapsulation or disturbance of asbestos-containing materials. These laws, as well as common law standards, may--

     - impose liability for releases of or exposure to asbestos-containing materials; and

     - provide for third parties to seek recovery from owners or operators of real properties for personal injuries associated with those releases.

     Federal law requires owners of residential housing constructed prior to 1978 to disclose to potential residents or purchasers any known lead-based paint hazards and will impose treble damages for any failure to disclose. In addition, the ingestion of lead-based paint chips or dust particles by children can result in lead poisoning. If lead-based paint hazards exist at a property, then the owner of that property may be held liable for injuries and for the costs of removal or encapsulation of the lead-based paint.

     In a few states, transfers of some types of properties are conditioned upon cleanup of contamination prior to transfer. In these cases, a lender that becomes the owner of a property through foreclosure, deed in lieu of foreclosure or otherwise, may be required to clean up the contamination before selling or otherwise transferring the property.

     Beyond statute-based environmental liability, there exist common law causes of action related to hazardous environmental conditions on a property, such as actions based on nuisance or on toxic tort resulting in death, personal injury or damage to property. While it may be more difficult to hold a lender liable under common law causes of action, unanticipated or uninsured liabilities of the borrower may jeopardize the borrower's ability to meet its loan obligations.

     Federal, state and local environmental regulatory requirements change often. It is possible that compliance with a new regulatory requirement could impose significant compliance costs on a borrower. These costs may jeopardize the borrower's ability to meet its loan obligations.

     ADDITIONAL CONSIDERATIONS. The cost of remediating hazardous substance contamination at a property can be substantial. If a lender becomes liable, it can bring an action for contribution against the owner or operator who created the environmental hazard. However, that individual or entity may be without substantial assets. Accordingly, it is possible that the costs could become a liability of the related trust and occasion a loss to the related certificateholders.

     If the operations on a foreclosed property are subject to environmental laws and regulations, the lender will be required to operate the property in accordance with those laws and regulations. This compliance may entail substantial expense, especially in the case of industrial or manufacturing properties.

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     In addition, a lender may be obligated to disclose environmental conditions on a property to government entities and/or to prospective buyers, including prospective buyers at a foreclosure sale or following foreclosure. This disclosure may decrease the amount that prospective buyers are willing to pay for the affected property, sometimes substantially.

DUE-ON-SALE AND DUE-ON-ENCUMBRANCE PROVISIONS

     Some or all of the mortgage loans underlying a series of offered certificates may contain due-on-sale and due-on-encumbrance clauses that purport to permit the lender to accelerate the maturity of the loan if the borrower transfers or encumbers the a mortgaged property. In recent years, court decisions and legislative actions placed substantial restrictions on the right of lenders to enforce these clauses in many states. However, the Garn-St Germain Depository Institutions Act of 1982 generally preempts state laws that prohibit the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to the limitations prescribed in that Act and the regulations promulgated thereunder.

JUNIOR LIENS; RIGHTS OF HOLDERS OF SENIOR LIENS

     Any of our trusts may include mortgage loans secured by junior liens, while the loans secured by the related senior liens may not be included in that trust. The primary risk to holders of mortgage loans secured by junior liens is the possibility that adequate funds will not be received in connection with a foreclosure of the related senior liens to satisfy fully both the senior loans and the junior loan.

     In the event that a holder of a senior lien forecloses on a mortgaged property, the proceeds of the foreclosure or similar sale will be applied as follows--

     - FIRST, to the payment of court costs and fees in connection with the foreclosure;

     -    SECOND, to real estate taxes;

     - THIRD, in satisfaction of all principal, interest, prepayment or acceleration penalties, if any, and any other sums due and owing to the holder of the senior liens; and

     - LAST, in satisfaction of all principal, interest, prepayment and acceleration penalties, if any, and any other sums due and owing to the holder of the junior liens.

SUBORDINATE FINANCING

     Some mortgage loans underlying a series of offered certificates may not restrict the ability of the borrower to use the mortgaged property as security for one or more additional loans, or the restrictions may be unenforceable. Where a borrower encumbers a mortgaged property with one or more junior liens, the senior lender is subjected to the following additional risks--

     - the borrower may have difficulty servicing and repaying multiple loans;

     - if the subordinate financing permits recourse to the borrower, as is frequently the case, and the senior loan does not, a borrower may have more incentive to repay sums due on the subordinate loan;

     - acts of the senior lender that prejudice the junior lender or impair the junior lender's security, such as the senior lender's agreeing to an increase in the principal amount of or the interest rate payable on the senior loan, may create a superior equity in favor of the junior lender;

     - if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender; and

     - the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

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DEFAULT INTEREST AND LIMITATIONS ON PREPAYMENTS

     Notes and mortgages may contain provisions that obligate the borrower to pay a late charge or additional interest if payments are not timely made. They may also contain provisions that prohibit prepayments for a specified period and/or condition prepayments upon the borrower's payment of prepayment premium, fee or charge. In some states, there are or may be specific limitations upon the late charges that a lender may collect from a borrower for delinquent payments. Some states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. In addition, the enforceability of provisions that provide for prepayment premiums, fees and charges upon an involuntary prepayment is unclear under the laws of many states.

APPLICABILITY OF USURY LAWS

     Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980 provides that state usury limitations shall not apply to various types of residential, including multifamily, first mortgage loans originated by particular lenders after March 31, 1980. Title V authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law. In addition, even where Title V is not rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Some states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

AMERICANS WITH DISABILITIES ACT

     Under Title III of the Americans with Disabilities Act of 1990 and rules promulgated thereunder, in order to protect individuals with disabilities, owners of public accommodations, such as hotels, restaurants, shopping centers, hospitals, schools and social service center establishments, must remove architectural and communication barriers which are structural in nature from existing places of public accommodation to the extent "readily achievable." In addition, under the ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, the altered portions are readily accessible to and usable by disabled individuals. The "readily achievable" standard takes into account, among other factors, the financial resources of the affected property owner, landlord or other applicable person. In addition to imposing a possible financial burden on the borrower in its capacity as owner or landlord, the ADA may also impose requirements on a foreclosing lender who succeeds to the interest of the borrower as owner or landlord. Furthermore, because the "readily achievable" standard may vary depending on the financial condition of the owner or landlord, a foreclosing lender that is financially more capable than the borrower of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the borrower is subject.

SOLDIERS' AND SAILORS' CIVIL RELIEF ACT OF 1940

     Under the terms of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended, a borrower who enters military service after the origination of the borrower's mortgage loan, including a borrower who was in reserve status and is called to active duty after origination of the mortgage loan, may not be charged interest, including fees and charges, above an annual rate of 6% during the period of the borrower's active duty status, unless a court orders otherwise upon application of the lender. The Relief Act applies to individuals who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard and officers of the U.S. Public Health Service assigned to duty with the military. Because the Relief Act applies to individuals who enter military service, including reservists who are called to active duty, after origination of the related mortgage loan, no information can be provided as to the number of loans with individuals as borrowers that may be affected by the Relief Act.

     Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of a master servicer or special servicer to collect full amounts of interest on an affected mortgage loan. Any shortfalls in interest collections resulting from the application of the Relief Act would result in a reduction of the amounts payable to the holders of certificates of the related series, and would not be covered by advances or, unless otherwise specified in the related prospectus supplement, any form of credit support provided in connection with the certificates. In addition, the Relief Act imposes limitations that would impair the ability of a master servicer or special servicer to foreclose on an affected mortgage loan during the borrower's period of active duty status and, under some circumstances, during an additional three month period after the active duty status ceases.

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FORFEITURES IN DRUG AND RICO PROCEEDINGS

     Federal law provides that property owned by persons convicted of drug-related crimes or of criminal violations of the Racketeer Influenced and Corrupt Organizations statute can be seized by the government if the property was used in, or purchased with the proceeds of, those crimes. Under procedures contained in the comprehensive Crime Control Act of 1984, the government may seize the property even before conviction. The government must publish notice of the forfeiture proceeding and may give notice to all parties "known to have an alleged interest in the property," including the holders of mortgage loans.

     A lender may avoid forfeiture of its interest in the property if it establishes that--

     - its mortgage was executed and recorded before commission of the crime upon which the forfeiture is based; or

     - the lender was, at the time of execution of the mortgage, "reasonably without cause to believe" that the property was used in, or purchased with the proceeds of, illegal drug or RICO activities.

                         FEDERAL INCOME TAX CONSEQUENCES

GENERAL

     This is a general discussion of the material federal income tax consequences of owning the offered certificates. To the extent it relates to matters of law or legal conclusions, it represents the opinion of our counsel, subject to any qualifications as may be expressed in this discussion. Unless we otherwise specify in the related prospectus supplement, our counsel for each series will be Cadwalader, Wickersham & Taft LLP or Sidley Austin Brown & Wood LLP (as provided in the related prospectus supplement).

     This discussion is directed to certificateholders that hold the offered certificates as "capital assets" within the meaning of Section 1221 of the Internal Revenue Code of 1986, which we will refer to throughout this "Federal Income Tax Consequences" section as the "Code". It does not discuss all federal income tax consequences that may be relevant to owners of offered certificates, particularly as to investors subject to special treatment under the Code, including--

     -    banks;

     -    insurance companies; and

     -    foreign investors.

     Further, this discussion and any legal opinions referred to in this discussion are based on authorities that can change, or be differently interpreted, with possible retroactive effect. No rulings have been or will be sought from the IRS with respect to any of the federal income tax consequences discussed below. Accordingly, the IRS may take contrary positions.

     Investors and preparers of tax returns should be aware that under applicable Treasury regulations a provider of advice on specific issues of law is not considered an income tax return preparer unless the advice is--

     - given with respect to events that have occurred at the time the advice is rendered; and

     -    is directly relevant to the determination of an entry on a tax return.

     Accordingly, even if this discussion addresses an issue regarding the tax treatment of the owner of the offered certificates, investors should consult their own tax advisors regarding that issue. Investors should do so not only as to federal taxes, but also state and local taxes. See "State and Other Tax Consequences".

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     The following discussion addresses securities of two general types--

     - "REMIC certificates" representing interests in a trust, or a portion thereof, as to which a specified person or entity will make a "real estate mortgage investment conduit", or "REMIC", election under Sections 860A through 860G of the Code; and

     - "grantor trust certificates" representing interests in a trust or a portion thereof, as to which no REMIC election will be made.

     We will indicate in the prospectus supplement for each series whether the related trustee, another party to the related Governing Document or an agent appointed by that trustee or other party, in any event, a tax administrator, will make a REMIC election for the related trust. If the related tax administrator is required to make a REMIC election, we also will identify in the related prospectus supplement all regular interests and residual interests in the resulting REMIC.

     The following discussion is limited to certificates offered under this prospectus. In addition, this discussion applies only to the extent that the related trust or a portion thereof holds only mortgage loans. If a trust holds assets other than mortgage loans, such as mortgage-backed securities, we will disclose in the related prospectus supplement the tax consequences associated with those other assets being included. In addition, if agreements other than guaranteed investment contracts are included in a trust to provide interest rate protection for the related offered certificates, the anticipated material tax consequences associated with those agreements also will be discussed in the related prospectus supplement. See "Description of the Trust Assets--Arrangements Providing Reinvestment, Interest Rate and Currency Related Protection".

     The following discussion is based in part on the rules governing original issue discount in Sections 1271-1273 and 1275 of the Code and in the Treasury regulations issued under those sections. It is also based in part on the rules governing REMICs in Sections 860A-860G of the Code and in the Treasury regulations issued under those sections, which we will refer to as the "REMIC Regulations". The regulations relating to original issue discount do not adequately address certain issues relevant to, and in some instances provide that they are not applicable to, securities such as the offered certificates.

REMICs

     GENERAL. With respect to each series of offered certificates as to which the related tax administrator will make a REMIC election, our counsel will deliver its opinion generally to the effect that, assuming compliance with all provisions of the related Governing Document, and subject to certain assumptions set forth in the opinion--

     - the related trust, or the relevant designated portion of the trust, will qualify as a REMIC; and

     - those offered certificates of that series will be considered to evidence ownership of--

          1.   REMIC "regular interests", or

          2.   REMIC "residual interests".

     We refer in this discussion to--

     - certificates that evidence REMIC "regular interests" as the "REMIC regular certificates"; and

     - certificates that represent REMIC "residual interests" as the "REMIC residual certificates".

     If an entity electing to be treated as a REMIC fails to comply with the ongoing requirements of the Code for REMIC status, it may lose its REMIC status. If so, the entity may become taxable as a corporation. Therefore, the related certificates may not be given the tax treatment summarized below. Although the Code authorizes the Treasury Department to issue regulations providing relief in the event of an inadvertent termination of REMIC status, the Treasury Department has not done so. Any relief mentioned above, moreover, may be accompanied by sanctions. These sanctions could include the imposition of a corporate tax on all or a portion of a trust's income for the period in which the requirements for REMIC status are not satisfied. The Governing Document with respect to each REMIC will include provisions designed to maintain its status as a REMIC under the Code.

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     QUALIFICATION AS A REMIC. In order to qualify as a REMIC, an entity must comply with the requirements set forth in the Code. The REMIC must fulfill an asset test, which requires that no more than a DE MINIMIS portion of the assets of the REMIC, as of the close of the third calendar month beginning after the "Startup Day" and at all times thereafter, may consist of assets other than "qualified mortgages" and "permitted investments". The "Startup Day" for the purposes of this discussion is the date of issuance of the REMIC certificates. The REMIC Regulations provide a safe harbor pursuant to which the DE MINIMIS requirement is met if at all times the aggregate adjusted basis of the nonqualified assets is less than 1% of the aggregate adjusted basis of all the REMIC's assets. An entity that fails to meet the safe harbor may nevertheless demonstrate that it holds no more than a DE MINIMIS amount of nonqualified assets. A REMIC also must provide "reasonable arrangements" to prevent its residual interest from being held by "Disqualified Organizations" and must furnish applicable tax information to transferors or agents that violate this requirement. The Governing Document for each series will contain a provision designed to meet this requirement. See "--Sales of REMIC Certificates" and "--Tax and Restrictions on Transfers of REMIC Residual Certificates to Certain Organizations" below.

     A qualified mortgage is any obligation that is principally secured by an interest in real property and that is either transferred to the REMIC on the Startup Day or is purchased by the REMIC within a three-month period thereafter pursuant to a fixed price contract in effect on the Startup Day. Qualified mortgages include--

     -    whole mortgage loans, such as the mortgage loans;

     - certificates of beneficial interest in a grantor trust that holds mortgage loans, including certain mortgage backed securities;

     - regular interests in another REMIC, such as mortgage backed securities in a trust as to which a REMIC election has been made;

     - loans secured by timeshare interests and loans secured by shares held by a tenant stockholder in a cooperative housing corporation, provided, in general that:

          1. the fair market value of the real property security (including buildings and structural components) is at least 80% of the principal balance of the related mortgage loan or mortgage loan underlying the mortgage certificate either at origination or as of the Startup Day (an original loan-to-value ratio of not more than 125% with respect to the real property security); or

          2. substantially all the proceeds of the mortgage loan or the underlying mortgage loan were used to acquire, improve or protect an interest in real property that, at the origination date, was the only security for the mortgage loan or underlying mortgage loan.

If the mortgage loan has been significantly modified other than in connection with a default or reasonably foreseeable default, it must meet the loan-to-value test in (1) above as of the date of the last significant modification or at closing. A qualified mortgage includes a qualified replacement mortgage, which is any property that would have been treated as a qualified mortgage if it were transferred to the REMIC on the Startup Day and that is received either--

     - in exchange for any qualified mortgage within a three-month period thereafter; or

     - in exchange for a "defective obligation" within a two-year period thereafter.

A "defective obligation" includes--

     - a mortgage in default or as to which default is reasonably foreseeable;

     - a mortgage as to which a customary representation or warranty made at the time of transfer to the REMIC has been breached;

     -    a mortgage that was fraudulently procured by the mortgagor; and

     - a mortgage that was not in fact principally secured by real property (but only if the mortgage is disposed of within 90 days of discovery).

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     Permitted investments include cash flow investments, qualified reserve assets and foreclosure property. A cash flow investment is an investment, earning a return in the nature of interest, of amounts received on or with respect to qualified mortgages for a temporary period, not exceeding 13 months, until the next scheduled distribution to holders of interests in the REMIC. A qualified reserve asset is any intangible property held for investment that is part of any reasonably required reserve maintained by the REMIC to provide for payments of expenses of the REMIC or amounts due on the regular or residual interests in the event of defaults (including delinquencies) on the qualified mortgages, lower than expected reinvestment returns, prepayment interest shortfalls and certain other contingencies. The reserve fund will be disqualified if more than 30% of the gross income from the assets in the fund for the year is derived from the sale or other disposition of property held for less than three months, unless required to prevent a default on the regular interests caused by a default on one or more qualified mortgages. A reserve fund must be reduced "promptly and appropriately" as payments on the mortgage loans are received. Foreclosure property is real property acquired by the REMIC in connection with the default or imminent default of a qualified mortgage, provided that we had no knowledge that the mortgage loan would go into default at the time it was transferred to the REMIC. Foreclosure property generally must be disposed of prior to the close of the third calendar year following the acquisition of the property by the REMIC, with an extension that may be granted by the IRS.

     In addition to the foregoing requirements, the various interests in a REMIC also must meet certain requirements. All of the interests in a REMIC must be either of the following--

     -    one or more classes of regular interests; or

     - a single class of residual interests on which distributions, if any, are made pro rata.

     A regular interest is an interest in a REMIC that is issued on the Startup Day with fixed terms, is designated as a regular interest, and unconditionally entitles the holder to receive a specified principal amount (or other similar amount), and provides that interest payments (or other similar amounts), if any, at or before maturity either are payable based on a fixed rate or a qualified variable rate, or consist of a specified, nonvarying portion of the interest payments on qualified mortgages. The specified portion may consist of--

     -    a fixed number of basis points;

     -    a fixed percentage of the total interest; or

     - a fixed or qualified variable or inverse variable rate on some or all of the qualified mortgages minus a different fixed or qualified variable rate.

     The specified principal amount of a regular interest that provides for interest payments consisting of a specified, nonvarying portion of interest payments on qualified mortgages may be zero. A residual interest is an interest in a REMIC other than a regular interest that is issued on the Startup Day and that is designated as a residual interest. An interest in a REMIC may be treated as a regular interest even if payments of principal with respect to that interest are subordinated to payments on other regular interests or the residual interest in the REMIC, and are dependent on the absence of defaults or delinquencies on qualified mortgages or permitted investments, lower than reasonably expected returns on permitted investments, unanticipated expenses incurred by the REMIC or prepayment interest shortfalls. Accordingly, the REMIC regular certificates of a series will constitute one or more classes of regular interests, and the REMIC residual certificates for each REMIC of that series will constitute a single class of residual interests on which distributions are made PRO RATA.

     CHARACTERIZATION OF INVESTMENTS IN REMIC CERTIFICATES. Unless we state otherwise in the related prospectus supplement, the offered certificates that are REMIC certificates will be treated as--

     - "real estate assets" within the meaning of Section 856(c)(5)(B) of the Code in the hands of a real estate investment trust; and

     - "loans secured by an interest in real property" or other assets described in Section 7701(a)(19)(C) of the Code in the hands of a thrift institution,

in the same proportion that the assets of the related REMIC are so treated.

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     However, to the extent that the REMIC assets constitute mortgage loans on property not used for residential or certain other prescribed purposes, the related offered certificates will not be treated as assets qualifying under
Section 7701(a)(19)(C). If 95% or more of the assets of the REMIC qualify for any of the foregoing characterizations at all times during a calendar year, the related offered certificates will qualify for the corresponding status in their entirety for that calendar year.

     In addition, unless provided otherwise in the related prospectus supplement, offered certificates that are REMIC regular certificates will be--

     - "qualified mortgages" within the meaning of Section 860G(a)(3) of the Code in the hands of another REMIC; and

     - "permitted assets" under Section 860L(c)(1)(G) of the Code for a financial asset securitization investment trust or "FASIT".

     Finally, interest, including original issue discount, on offered certificates that are REMIC regular certificates, and income allocated to offered certificates that are REMIC residual certificates, will be interest described in Section 856(c)(3)(B) of the Code if received by a real estate investment trust, to the extent that these certificates are treated as "real estate assets" within the meaning of Section 856(c)(5)(B) of the Code.

     The related tax administrator will determine the percentage of the REMIC's assets that constitute assets described in the above-referenced sections of the Code with respect to each calendar quarter based on the average adjusted basis of each category of the assets held by the REMIC during that calendar quarter. The related tax administrator will report those determinations to certificateholders in the manner and at the times required by applicable Treasury regulations.

     The assets of the REMIC will include, in addition to mortgage loans, collections on mortgage loans held pending payment on the related offered certificates and any property acquired by foreclosure held pending sale, and may include amounts in reserve accounts. It is unclear whether property acquired by foreclosure held pending sale, and amounts in reserve accounts, would be considered to be part of the mortgage loans, or whether these assets otherwise would receive the same treatment as the mortgage loans for purposes of the above-referenced sections of the Code. In addition, in some instances, the mortgage loans may not be treated entirely as assets described in those sections of the Code. If so, we will describe in the related prospectus supplement those mortgage loans that are characterized differently. The Treasury regulations do provide, however, that cash received from collections on mortgage loans held pending payment is considered part of the mortgage loans for purposes of Section 856(c)(5)(B) of the Code, relating to real estate investment trusts.

     To the extent a REMIC certificate represents ownership of an interest in a mortgage loan that is secured in part by the related borrower's interest in a bank account, that mortgage loan is not secured solely by real estate, and therefore--

     - a portion of that certificate may not represent ownership of "loans secured by an interest in real property" or other assets described in
          Section 7701(a)(19)(C) of the Code;

     - a portion of that certificate may not represent ownership of "real estate assets" under Section 856(c)(5)(B) of the Code; and

     - the interest on that certificate may not constitute "interest on obligations secured by mortgages on real property" within the meaning of Section 856(c)(3)(B) of the Code.

     TIERED REMIC STRUCTURES. For certain series of REMIC certificates, the related tax administrator may make two or more REMIC elections as to the related trust for federal income tax purposes. As to each of these series of REMIC certificates, our counsel will opine that each portion of the related trust as to which a REMIC election is to be made will qualify as a REMIC. Each of these series will be treated as one REMIC solely for purposes of determining--

     - whether the related REMIC certificates will be "real estate assets" within the meaning of Section 856(c)(5)(B) of the Code;

     - whether the related REMIC certificates will be "loans secured by an interest in real property" under Section 7701(a)(19)(C) of the Code; and

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     -    whether the interest/income on the related REMIC certificates is interest described in Section 856(c)(3)(B) of the Code.

     TAXATION OF OWNERS OF REMIC REGULAR CERTIFICATES.

     GENERAL. Except as otherwise stated in this discussion, the Code treats REMIC regular certificates as debt instruments issued by the REMIC and not as ownership interests in the REMIC or its assets. Holders of REMIC regular certificates that otherwise report income under the cash method of accounting must nevertheless report income with respect to REMIC regular certificates under the accrual method.

     ORIGINAL ISSUE DISCOUNT. Certain REMIC regular certificates may be issued with "original issue discount" within the meaning of Section 1273(a) of the Code. Any holders of REMIC regular certificates issued with original issue discount generally will have to include original issue discount in income as it accrues, in accordance with the constant yield method described below, prior to the receipt of the cash attributable to that income. The IRS has issued regulations under Sections 1271 to 1275 of the Code generally addressing the treatment of debt instruments issued with original issue discount. Section 1272(a)(6) of the Code provides special rules applicable to the accrual of original issue discount on, among other things, REMIC regular certificates. The Treasury Department has not issued regulations under that section. You should be aware, however, that Section 1272(a)(6) and the regulations under Sections 1271 to 1275 of the Code do not adequately address certain issues relevant to, or are not applicable to, prepayable securities such as the offered certificates. We recommend that you consult with your own tax advisor concerning the tax treatment of your certificates.

     The Code requires, in computing the accrual of original issue discount on REMIC regular certificates, that a reasonable assumption be used concerning the rate at which borrowers will prepay the mortgage loans held by the related REMIC. Further, adjustments must be made in the accrual of that original issue discount to reflect differences between the prepayment rate actually experienced and the assumed prepayment rate. The prepayment assumption is to be determined in a manner prescribed in Treasury regulations that the Treasury Department has not yet issued. The Conference Committee Report accompanying the Tax Reform Act of 1986 (the "Committee Report") indicates that the regulations should provide that the prepayment assumption used with respect to a REMIC regular certificate is determined once, at initial issuance, and must be the same as that used in pricing. The prepayment assumption used in reporting original issue discount for each series of REMIC regular certificates will be consistent with this standard and will be disclosed in the related prospectus supplement. However, neither we nor any other person will make any representation that the mortgage loans underlying any series of REMIC regular certificates will in fact prepay at a rate conforming to the prepayment assumption or at any other rate or that the IRS will not challenge on audit the prepayment assumption used.

     The original issue discount, if any, on a REMIC regular certificate will be the excess of its stated redemption price at maturity over its issue price.

     The issue price of a particular class of REMIC regular certificates will be the first cash price at which a substantial amount of those certificates are sold, excluding sales to bond houses, brokers and underwriters. If less than a substantial amount of a particular class of REMIC regular certificates is sold for cash on or prior to the related date of initial issuance of those certificates, the issue price for that class will be the fair market value of that class on the date of initial issuance.

     Under the Treasury regulations, the stated redemption price of a REMIC regular certificate is equal to the total of all payments to be made on that certificate other than qualified stated interest. Qualified stated interest is interest that is unconditionally payable at least annually, during the entire term of the instrument, at--

     -    a single fixed rate;

     -    a qualified floating rate;

     -    an objective rate;

     - a combination of a single fixed rate and one or more qualified floating rates;

     - a combination of a single fixed rate and one qualified inverse floating rate; or

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     -    a combination of qualified floating rates that does not operate in a manner that accelerates or defers interest payments on the REMIC regular certificate.

     In the case of REMIC regular certificates bearing adjustable interest rates, the determination of the total amount of original issue discount and the timing of the inclusion thereof will vary according to the characteristics of those certificates. If the original issue discount rules apply to those certificates, we will describe in the related prospectus supplement the manner in which those rules will be applied with respect to those certificates in preparing information returns to the certificateholders and the IRS.

     Certain classes of REMIC regular certificates may provide that the first interest payment with respect to those certificates be made more than one month after the date of initial issuance, a period that is longer than the subsequent monthly intervals between interest payments. Assuming the accrual period for original issue discount is the monthly period that ends on each payment date, then, as a result of this long first accrual period, some or all interest payments may be required to be included in the stated redemption price of the REMIC regular certificate and accounted for as original issue discount. Because interest on REMIC regular certificates must in any event be accounted for under an accrual method, applying this analysis would result in only a slight difference in the timing of the inclusion in income of the yield on the REMIC regular certificates.

     In addition, if the accrued interest to be paid on the first payment date is computed with respect to a period that begins prior to the date of initial issuance, a portion of the purchase price paid for a REMIC regular certificate will reflect that accrued interest. In those cases, information returns provided to the certificateholders and the IRS will be based on the position that the portion of the purchase price paid for the interest accrued prior to the date of initial issuance is treated as part of the overall cost of the REMIC regular certificate. Therefore, the portion of the interest paid on the first payment date in excess of interest accrued from the date of initial issuance to the first payment date is included in the stated redemption price of the REMIC regular certificate. However, the Treasury regulations state that all or some portion of this accrued interest may be treated as a separate asset, the cost of which is recovered entirely out of interest paid on the first payment date. It is unclear how an election to do so would be made under these regulations and whether this election could be made unilaterally by a certificateholder.

     Notwithstanding the general definition of original issue discount, original issue discount on a REMIC regular certificate will be considered to be DE MINIMIS if it is less than 0.25% of the stated redemption price of the certificate multiplied by its weighted average maturity. For this purpose, the weighted average maturity of a REMIC regular certificate is computed as the sum of the amounts determined, as to each payment included in the stated redemption price of the certificate, by multiplying--

     - the number of complete years, rounding down for partial years, from the date of initial issuance, until that payment is expected to be made, presumably taking into account the prepayment assumption; by

     -    a fraction--

          1.   the numerator of which is the amount of the payment, and

          2. the denominator of which is the stated redemption price at maturity of the certificate.

     Under the Treasury regulations, original issue discount of only a DE MINIMIS amount, other than DE MINIMIS original issue discount attributable to a so-called teaser interest rate or an initial interest holiday, will be included in income as each payment of stated principal is made, based on the product of:

     -    the total amount of the DE MINIMIS original issue discount, and

     -    a fraction--

          1. the numerator of which is the amount of the principal payment, and

          2. the denominator of which is the outstanding stated principal amount of the subject REMIC regular certificate.

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

     The Treasury regulations also would permit you to elect to accrue DE MINIMIS original issue discount into income currently based on a constant yield method. See "--REMICs--Taxation of Owners of REMIC Regular Certificates--Market Discount" below for a description of that election under the applicable Treasury regulations.

     If original issue discount on a REMIC regular certificate is in excess of a DE MINIMIS amount, the holder of the certificate must include in ordinary gross income the sum of the daily portions of original issue discount for each day during its taxable year on which it held the certificate, including the purchase date but excluding the disposition date. In the case of an original holder of a REMIC regular certificate, the daily portions of original issue discount will be determined as described below.

     As to each accrual period, the related tax administrator will calculate the original issue discount that accrued during that accrual period. For these purposes, an accrual period is, unless we otherwise state in the related prospectus supplement, the period that begins on a date that corresponds to a payment date, or in the case of the first accrual period, begins on the date of initial issuance, and ends on the day immediately preceding the following payment date. The portion of original issue discount that accrues in any accrual period will equal the excess, if any, of--

     -    the sum of--

          1. the present value, as of the end of the accrual period, of all of the payments remaining to be made on the subject REMIC regular certificate, if any, in future periods, presumably taking into account the prepayment assumption, and

          2. the payments made on that certificate during the accrual period of amounts included in the stated redemption price; over

     - the adjusted issue price of the subject REMIC regular certificate at the beginning of the accrual period.

The adjusted issue price of a REMIC regular certificate is--

     -    the issue price of the certificate; increased by

     - the aggregate amount of original issue discount previously accrued on the certificate; reduced by

     - the amount of all prior payments of amounts included in its stated redemption price.

The present value of the remaining payments referred to in item 1 of the second preceding sentence, will be calculated--

     - assuming that payments on the REMIC regular certificate will be received in future periods based on the related mortgage loans being prepaid at a rate equal to the prepayment assumption;

     - using a discount rate equal to the original yield to maturity of the certificate, based on its issue price and the assumption that the related mortgage loans will be prepaid at a rate equal to the prepayment assumption; and

     - taking into account events, including actual prepayments, that have occurred before the close of the accrual period.

     The original issue discount accruing during any accrual period, computed as described above, will be allocated ratably to each day during the accrual period to determine the daily portion of original issue discount for that day.

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     A subsequent purchaser of a REMIC regular certificate that purchases the certificate at a cost, excluding any portion of that cost attributable to accrued qualified stated interest, that is less than its remaining stated redemption price, will also be required to include in gross income the daily portions of any original issue discount with respect to the certificate. However, the daily portion will be reduced, if the cost is in excess of its adjusted issue price, in proportion to the ratio that the excess bears to the aggregate original issue discount remaining to be accrued on the certificate. The adjusted issue price of a REMIC regular certificate, as of any date of determination, equals the sum of:

     - the adjusted issue price or, in the case of the first accrual period, the issue price, of the certificate at the beginning of the accrual period which includes that date of determination; and

     - the daily portions of original issue discount for all days during the accrual period prior to that date of determination.

     If the foregoing method for computing original issue discount results in a negative amount of original issue discount as to any accrual period with respect to a REMIC regular certificate held by you, the amount of original issue discount accrued for that accrual period will be zero. You may not deduct the negative amount currently. Instead, you will only be permitted to offset the negative amount against future positive original issue discount, if any, attributable to the certificate. Although not free from doubt, it is possible that you may be permitted to recognize a loss to the extent your basis in the certificate exceeds the maximum amount of payments that you could ever receive with respect to the certificate. However, any such loss may be a capital loss, which is limited in its deductibility. The foregoing considerations are particularly relevant to certificates that have no, or a disproportionately small, amount of principal because they can have negative yields if the mortgage loans held by the related REMIC prepay more quickly than anticipated. See "Risk Factors--Prepayment Considerations; Variability in Average Life of Offered Certificates; Special Yield Considerations".

     The Treasury regulations in some circumstances permit the holder of a debt instrument to recognize original issue discount under a method that differs from that used by the issuer. Accordingly, it is possible that you may be able to select a method for recognizing original issue discount that differs from that used by the trust in preparing reports to you and the IRS. Prospective purchasers of the REMIC regular certificates should consult their tax advisors concerning the tax treatment of these certificates in this regard.

     MARKET DISCOUNT. You will be considered to have purchased a REMIC regular certificate at a market discount if--

     - in the case of a certificate issued without original issue discount, you purchased the certificate at a price less than its remaining stated principal amount; or

     - in the case of a certificate issued with original issue discount, you purchased the certificate at a price less than its adjusted issue price.

     If you purchase a REMIC regular certificate with more than a DE MINIMIS amount of market discount, you will recognize gain upon receipt of each payment representing stated redemption price. Under Section 1276 of the Code, you generally will be required to allocate the portion of each payment representing some or all of the stated redemption price first to accrued market discount not previously included in income. You must recognize ordinary income to that extent. You may elect to include market discount in income currently as it accrues rather than including it on a deferred basis in accordance with the foregoing. If made, this election will apply to all market discount bonds acquired by you on or after the first day of the first taxable year to which this election applies.

     The Treasury regulations also permit you to elect to accrue all interest and discount, including DE MINIMIS market or original issue discount, in income as interest, and to amortize premium, based on a constant yield method. Your making this election with respect to a REMIC regular certificate with market discount would be deemed to be an election to include market discount in income currently with respect to all other debt instruments with market discount that you acquire during the taxable year of the election or thereafter, and possibly previously acquired instruments. Similarly, your making this election as to a certificate acquired at a premium would be deemed to be an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that you own or acquire. See "--REMICs--Taxation of Owners of REMIC Regular Certificates--Premium" below.

     Each of the elections described above to accrue interest and discount and to amortize premium, with respect to a certificate on a constant yield method or as interest would be irrevocable except with the approval of the IRS.

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

     However, market discount with respect to a REMIC regular certificate will be considered to be DE MINIMIS for purposes of Section 1276 of the Code if the market discount is less than 0.25% of the remaining stated redemption price of the certificate multiplied by the number of complete years to maturity remaining after the date of its purchase. In interpreting a similar rule with respect to original issue discount on obligations payable in installments, the Treasury regulations refer to the weighted average maturity of obligations. It is likely that the same rule will be applied with respect to market discount, presumably taking into account the prepayment assumption. If market discount is treated as DE MINIMIS under this rule, it appears that the actual discount would be treated in a manner similar to original issue discount of a DE MINIMIS amount. See "--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount" above. This treatment would result in discount being included in income at a slower rate than discount would be required to be included in income using the method described above.

     Section 1276(b)(3) of the Code specifically authorizes the Treasury Department to issue regulations providing for the method for accruing market discount on debt instruments, the principal of which is payable in more than one installment. Until regulations are issued by the Treasury Department, certain rules described in the Committee Report apply. The Committee Report indicates that in each accrual period, you may accrue market discount on a REMIC regular certificate held by you, at your option--

     -    on the basis of a constant yield method;

     - in the case of a certificate issued without original issue discount, in an amount that bears the same ratio to the total remaining market discount as the stated interest paid in the accrual period bears to the total amount of stated interest remaining to be paid on the certificate as of the beginning of the accrual period; or

     - in the case of a certificate issued with original issue discount, in an amount that bears the same ratio to the total remaining market discount as the original issue discount accrued in the accrual period bears to the total amount of original issue discount remaining on the certificate at the beginning of the accrual period.

     The prepayment assumption used in calculating the accrual of original issue discount is also used in calculating the accrual of market discount.

     To the extent that REMIC regular certificates provide for monthly or other periodic payments throughout their term, the effect of these rules may be to require market discount to be includible in income at a rate that is not significantly slower than the rate at which the discount would accrue if it were original issue discount. Moreover, in any event a holder of a REMIC regular certificate generally will be required to treat a portion of any gain on the sale or exchange of the certificate as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income.

     Further, Section 1277 of the Code may require you to defer a portion of your interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry a REMIC regular certificate purchased with market discount. For these purposes, the DE MINIMIS rule referred to above applies. Any deferred interest expense would not exceed the market discount that accrues during the related taxable year and is, in general, allowed as a deduction not later than the year in which the related market discount is includible in income. If you have elected, however, to include market discount in income currently as it accrues, the interest deferral rule described above would not apply.

     PREMIUM. A REMIC regular certificate purchased at a cost, excluding any portion of the cost attributable to accrued qualified stated interest, that is greater than its remaining stated redemption price will be considered to be purchased at a premium. You may elect under Section 171 of the Code to amortize the premium under the constant yield method over the life of the certificate. If you elect to amortize bond premium, bond premium would be amortized on a constant yield method and would be applied as an offset against qualified stated interest. If made, this election will apply to all debt instruments having amortizable bond premium that you own or subsequently acquire. The IRS has issued regulations on the amortization of bond premium, but they specifically do not apply to holders of REMIC regular certificates.

     The Treasury regulations also permit you to elect to include all interest, discount and premium in income based on a constant yield method, further treating you as having made the election to amortize premium generally. See "-- REMICs --Taxation of Owners of REMIC Regular Certificates--Market Discount" above. The Committee Report states that the same rules that apply to accrual of market discount and require the use of a prepayment assumption in accruing market discount with respect to REMIC regular certificates without regard to whether those certificates have original issue discount, will also apply in amortizing bond premium under Section 171 of the Code.

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

     Whether you will be treated as holding a REMIC regular certificate with amortizable bond premium will depend on--

     -    the purchase price paid for your certificate; and

     - the payments remaining to be made on your certificate at the time of its acquisition by you.

     If you acquire an interest in any class of REMIC regular certificates issued at a premium, you should consider consulting your own tax advisor regarding the possibility of making an election to amortize the premium.

     REALIZED LOSSES. Under Section 166 of the Code, if you are either a corporate holder of a REMIC regular certificate or a noncorporate holder of a REMIC regular certificate that acquires the certificate in connection with a trade or business, you should be allowed to deduct, as ordinary losses, any losses sustained during a taxable year in which your certificate becomes wholly or partially worthless as the result of one or more realized losses on the related mortgage loans. However, if you are a noncorporate holder that does not acquire a REMIC regular certificate in connection with a trade or business, it appears that--

     - you will not be entitled to deduct a loss under Section 166 of the Code until your certificate becomes wholly worthless; and

     -    the loss will be characterized as a short-term capital loss.

     You will also have to accrue interest and original issue discount with respect to your REMIC regular certificate, without giving effect to any reductions in payments attributable to defaults or delinquencies on the related mortgage loans, until it can be established that those payment reductions are not recoverable. As a result, your taxable income in a period could exceed your economic income in that period. If any amounts previously included in taxable income are not ultimately received due to a loss on the related mortgage loans, you should be able to recognize a loss or reduction in income. However, the law is unclear with respect to the timing and character of this loss or reduction in income.

     TAXATION OF OWNERS OF REMIC RESIDUAL CERTIFICATES.

     GENERAL. Although a REMIC is a separate entity for federal income tax purposes, the Code does not subject a REMIC to entity-level taxation, except with regard to prohibited transactions and certain other transactions. See "--REMICs--Prohibited Transactions Tax and Other Taxes" below. Rather, a holder of REMIC residual certificates must generally take in income the taxable income or net loss of the related REMIC. Accordingly, the Code treats the REMIC residual certificates much differently than it would if they were direct ownership interests in the related mortgage loans or debt instruments issued by the related REMIC.

     Holders of REMIC residual certificates generally will be required to report their daily portion of the taxable income or, subject to the limitations noted in this discussion, the net loss of the related REMIC for each day during a calendar quarter that they own those certificates. For this purpose, the taxable income or net loss of the REMIC will be allocated to each day in the calendar quarter ratably using a "30 days per month/90 days per quarter/360 days per year" convention unless we otherwise disclose in the related prospectus supplement. These daily amounts then will be allocated among the holders of the REMIC residual certificates in proportion to their respective ownership interests on that day. Any amount included in the certificateholders' gross income or allowed as a loss to them by virtue of this paragraph will be treated as ordinary income or loss. The taxable income of the REMIC will be determined under the rules described below in "--REMICs--Taxation of Owners of REMIC Residual Certificates--Taxable Income of the REMIC". Holders of REMIC residual certificates must report the taxable income of the related REMIC without regard to the timing or amount of cash payments by the REMIC until the REMIC's termination. Income derived from the REMIC residual certificates will be "portfolio income" for the purposes of the limitations under Section 469 of the Code on the deductibility of "passive losses".

     A holder of a REMIC residual certificate that purchased the certificate from a prior holder also will be required to report on its federal income tax return amounts representing its daily share of the taxable income, or net loss, of the related REMIC for each day that it holds the REMIC residual certificate. These daily amounts generally will equal the amounts of taxable income or net loss determined as described above. The Committee Report indicates that certain modifications of the general rules may be made, by regulations, legislation or otherwise, to reduce or increase the income of a holder of a REMIC residual certificate. These modifications would occur when a holder purchases the REMIC residual certificate from a prior holder at a price other than the adjusted basis that the REMIC residual certificate would have had in the hands of an original holder of that certificate. The Treasury regulations, however, do not provide for these modifications.

     Any payments that you receive from the seller of a REMIC residual certificate in connection with the acquisition of that certificate will be income to you. Although it is possible that these payments would be includible in income immediately upon receipt, the IRS might assert that you should include these payments in income over time according to an amortization schedule or according to some other method. Because of the uncertainty concerning the treatment of these payments, we recommend that you consult your tax advisor concerning the treatment of these payments for income tax purposes.

     Tax liability with respect to the amount of income that holders of REMIC residual certificates will be required to report, will often exceed the amount of cash payments received from the related REMIC for the corresponding period. Consequently, you should have--

     - other sources of funds sufficient to pay any federal income taxes due as a result of your ownership of REMIC residual certificates; or

     -    unrelated deductions against which income may be offset.

See, however, the rules discussed below relating to--

     -    "excess inclusions";

     -    residual interests without "significant value"; and

     -    "noneconomic" residual interests.

     The fact that the tax liability associated with this income allocated to you may exceed the cash payments received by you for the corresponding period may significantly and adversely affect their after-tax rate of return. This disparity between income and payments may not be offset by corresponding losses or reductions of income attributable to your certificates until subsequent tax years. Even then, the extra income may not be completely offset due to changes in the Code, tax rates or character of the income or loss. Therefore, the REMIC residual certificates will ordinarily have a negative value at the time of issuance. See "Risk Factors--Certain Federal Income Tax Consequences Regarding Residual Certificates".

     TAXABLE INCOME OF THE REMIC. The taxable income of a REMIC will equal--

     -    the income from the mortgage loans and other assets of the REMIC; plus

     - any cancellation of indebtedness income due to the allocation of realized losses to those REMIC certificates, constituting "regular interests" in the REMIC; less

     -    the following items--

          1. the deductions allowed to the REMIC for interest, including original issue discount but reduced by any premium on issuance, on any class of REMIC certificates constituting "regular interests" in the REMIC, whether offered or not,

          2. amortization of any premium on the mortgage loans held by the REMIC,

          3. bad debt losses with respect to the mortgage loans held by the REMIC, and

          4. except as described below, servicing, administrative and other expenses.

     For purposes of determining its taxable income, a REMIC will have an initial aggregate basis in its assets equal to the sum of the issue prices of all REMIC certificates, or in the case of REMIC certificates not sold initially, their fair market values. The aggregate basis will be allocated among the mortgage loans and the other assets of the REMIC in proportion to their respective fair market values. The issue price of any REMIC certificates offered hereby will be determined in the manner described above under "--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue

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

Discount". The issue price of a REMIC certificate received in exchange for an interest in mortgage loans or other property will equal the fair market value of the interests in the mortgage loans or other property. Accordingly, if one or more classes of REMIC certificates are retained initially rather than sold, the related tax administrator may be required to estimate the fair market value of these interests in order to determine the basis of the REMIC in the mortgage loans and other property held by the REMIC.

     Subject to possible application of the DE MINIMIS rules, the method of accrual by a REMIC of original issue discount income and market discount income with respect to mortgage loans that it holds will be equivalent to the method for accruing original issue discount income for holders of REMIC regular certificates. That method is a constant yield method taking into account the prepayment assumption. However, a REMIC that acquires loans at a market discount must include that market discount in income currently, as it accrues, on a constant yield basis. See "--REMICs--Taxation of Owners of REMIC Regular Certificates" above, which describes a method for accruing the discount income that is analogous to that required to be used by a REMIC as to mortgage loans with market discount that it holds.

     A REMIC will acquire a mortgage loan with discount, or premium, to the extent that the REMIC's basis, determined as described in the preceding paragraph, is different from its stated redemption price. Discount will be includible in the income of the REMIC as it accrues, in advance of receipt of the cash attributable to that income, under a method similar to the method described above for accruing original issue discount on the REMIC regular certificates. A REMIC probably will elect under Section 171 of the Code to amortize any premium on the mortgage loans that it holds. Premium on any mortgage loan to which this election applies may be amortized under a constant yield method, presumably taking into account the prepayment assumption.

     A REMIC will be allowed deductions for interest, including original issue discount, on all of the certificates that constitute "regular interests" in the REMIC, whether or not offered hereby, as if those certificates were indebtedness of the REMIC. Original issue discount will be considered to accrue for this purpose as described above under "--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount". However, the DE MINIMIS rule described in that section will not apply in determining deductions.

     If a class of REMIC regular certificates is issued at a price in excess of the stated redemption price of that class, the net amount of interest deductions that are allowed to the REMIC in each taxable year with respect to those certificates will be reduced by an amount equal to the portion of that excess that is considered to be amortized in that year. It appears that this excess should be amortized under a constant yield method in a manner analogous to the method of accruing original issue discount described above under "--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount".

     As a general rule, the taxable income of a REMIC will be determined as if the REMIC were an individual having the calendar year as its taxable year and using the accrual method of accounting. However, no item of income, gain, loss or deduction allocable to a prohibited transaction will be taken into account. See "--REMICs--Prohibited Transactions Tax and Other Taxes" below. Further, the limitation on miscellaneous itemized deductions imposed on individuals by
Section 67 of the Code will not be applied at the REMIC level so that the REMIC will be allowed full deductions for servicing, administrative and other noninterest expenses in determining its taxable income. All those expenses will be allocated as a separate item to the holders of the related REMIC certificates, subject to the limitation of Section 67 of the Code. See "--REMICs--Taxation of Owners of REMIC Residual Certificates--Pass-Through of Miscellaneous Itemized Deductions" below. If the deductions allowed to the REMIC exceed its gross income for a calendar quarter, the excess will be the net loss for the REMIC for that calendar quarter.

     BASIS RULES, NET LOSSES AND DISTRIBUTIONS. The adjusted basis of a REMIC residual certificate will be equal to--

     -    the amount paid for that REMIC residual certificate; increased by

     - amounts included in the income of the holder of that REMIC residual certificate; and decreased, but not below zero, by

     - distributions made, and by net losses allocated, to the holder of that REMIC residual certificate.

     A holder of a REMIC residual certificate is not allowed to take into account any net loss for any calendar quarter to the extent that the net loss exceeds the adjusted basis to that holder as of the close of that calendar quarter, determined without regard to that net loss. Any loss that is not currently deductible by reason of this limitation may be carried forward

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indefinitely to future calendar quarters and, subject to the same limitation, may be used only to offset income from the REMIC residual certificate.

     Any distribution on a REMIC residual certificate will be treated as a nontaxable return of capital to the extent it does not exceed the holder's adjusted basis in the REMIC residual certificate. To the extent a distribution on a REMIC residual certificate exceeds the holder's adjusted basis, it will be treated as gain from the sale of that REMIC residual certificate.

     A holder's basis in a REMIC residual certificate will initially equal the amount paid for the certificate and will be increased by that holder's allocable share of taxable income of the related REMIC. However, these increases in basis may not occur until the end of the calendar quarter, or perhaps the end of the calendar year, with respect to which the related REMIC's taxable income is allocated to that holder. To the extent the initial basis of the holder of a REMIC residual certificate is less than the payments to that holder, and increases in the initial basis either occur after these distributions or, together with the initial basis, are less than the amount of these distributions, gain will be recognized to that holder on these distributions. This gain will be treated as gain from the sale of its REMIC residual certificate.

     The effect of these rules is that a holder of a REMIC residual certificate may not amortize its basis in a REMIC residual certificate, but may only recover its basis--

     -    through distributions;

     -    through the deduction of any net losses of the REMIC; or

     - upon the sale of its REMIC residual certificate. See "--REMICs--Sales of REMIC Certificates" below.

     For a discussion of possible modifications of these rules that may require adjustments to income of a holder of a REMIC residual certificate other than an original holder, see "--REMICs--Taxation of Owners of REMIC Residual Certificates--General" above. These adjustments could require a holder of a REMIC residual certificate to account for any difference between the cost of the certificate to the holder and the adjusted basis if the certificate would have been in the hands of an original holder.

     Regulations have been issued addressing the federal income tax treatment of "inducement fees" received by transferees of noneconomic REMIC residual interests. These regulations require inducement fees to be included in income over a period reasonably related to the period in which the related REMIC residual interest is expected to generate taxable income or net loss to its holder. Under two safe harbor methods, inducement fees are permitted to be included in income (a) in the same amounts and over the same period that the taxpayer uses for financial reporting purposes, provided that such period is not shorter than the period the REMIC is expected to generate taxable income, or (b) ratably over the remaining anticipated weighted average life of all the regular and residual interests issued by the REMIC, determined based on actual distributions projected as remaining to be made on such interests under the prepayment assumption. If the holder of a REMIC residual interest sells or otherwise disposes of the residual interest, any unrecognized portion of the inducement fee generally is required to be taken into account at the time of the sale or disposition. Prospective purchasers of the REMIC residual certificates should consult with their tax advisors regarding the effect of these regulations.

     EXCESS INCLUSIONS. Any excess inclusions with respect to a REMIC residual certificate will be subject to federal income tax in all events. In general, the excess inclusions with respect to a REMIC residual certificate for any calendar quarter will be the excess, if any, of--

     - the daily portions of REMIC taxable income allocable to that certificate; over

     - the sum of the daily accruals for each day during the quarter that the certificate was held by that holder.

     The daily accruals of a holder of a REMIC residual certificate will be determined by allocating to each day during a calendar quarter its ratable portion of a numerical calculation. That calculation is the product of the adjusted issue price of the REMIC residual certificate at the beginning of the calendar quarter and 120% of the long-term Federal rate in effect on the date of initial issuance. For this purpose, the adjusted issue price of a REMIC residual certificate as of the beginning of any calendar quarter will be equal to--

     -    the issue price of the certificate; increased by

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     -    the sum of the daily accruals for all prior quarters; and decreased, but not below zero; by

     - any payments made with respect to the certificate before the beginning of that quarter.

     The issue price of a REMIC residual certificate is the initial offering price to the public at which a substantial amount of the REMIC residual certificates were sold, but excluding sales to bond houses, brokers and underwriters or, if no sales have been made, their initial value. The long-term Federal rate is an average of current yields on Treasury securities with a remaining term of greater than nine years, computed and published monthly by the IRS.

     Although it has not done so, the Treasury Department has authority to issue regulations that would treat the entire amount of income accruing on a REMIC residual certificate as excess inclusions if the REMIC residual interest evidenced by that certificate is considered not to have significant value.

     For holders of REMIC residual certificates, excess inclusions--

     - will not be permitted to be offset by deductions, losses or loss carryovers from other activities;

     - will be treated as unrelated business taxable income to an otherwise tax-exempt organization; and

     - will not be eligible for any rate reduction or exemption under any applicable tax treaty with respect to the United States withholding tax imposed on payments to holders of REMIC residual certificates that are foreign investors. See, however, "--REMICs--Foreign Investors in REMIC Certificates" below.

     Furthermore, for purposes of the alternative minimum tax--

     - excess inclusions will not be permitted to be offset by the alternative tax net operating loss deduction; and

     - alternative minimum taxable income may not be less than the taxpayer's excess inclusions.

     This last rule has the effect of preventing non-refundable tax credits from reducing the taxpayer's income tax to an amount lower than the alternative minimum tax on excess inclusions.

     In the case of any REMIC residual certificates held by a real estate investment trust, or REIT, the aggregate excess inclusions with respect to these REMIC residual certificates will be allocated among the shareholders of the REIT in proportion to the dividends received by the shareholders from the REIT. Any amount so allocated will be treated as an excess inclusion with respect to a REMIC residual certificate as if held directly by the shareholder. The aggregate excess inclusions referred to in the previous sentence will be reduced, but not below zero, by any REIT taxable income, within the meaning of Section 857(b)(2) of the Code, other than any net capital gain. Treasury regulations yet to be issued could apply a similar rule to--

     -    regulated investment companies;

     -    common trust funds; and

     -    certain cooperatives.

The Treasury regulations, however, currently do not address this subject.

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     NONECONOMIC REMIC RESIDUAL CERTIFICATES. Under the Treasury regulations, transfers of "noneconomic" REMIC residual certificates will be disregarded for all federal income tax purposes if "a significant purpose of the transfer was to enable the transferor to impede the assessment or collection of tax". If a transfer is disregarded, the purported transferor will continue to remain liable for any taxes due with respect to the income on the "noneconomic" REMIC residual certificate. The Treasury regulations provide that a REMIC residual certificate is noneconomic unless, based on the prepayment assumption and on any required or permitted clean up calls, or required liquidation provided for in the related Governing Document--

     - the present value of the expected future payments on the REMIC residual certificate equals at least the present value of the expected tax on the anticipated excess inclusions; and

     - the transferor reasonably expects that the transferee will receive payments with respect to the REMIC residual certificate at or after the time the taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes.

The present value calculation referred to above is calculated using the applicable Federal rate for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the REMIC residual certificate. This rate is computed and published monthly by the IRS.

     Accordingly, all transfers of REMIC residual certificates that may constitute noneconomic residual interests will be subject to certain restrictions under the terms of the related Governing Document that are intended to reduce the possibility of any transfer being disregarded. These restrictions will require an affidavit--

     - from each party to the transfer, stating that no purpose of the transfer is to impede the assessment or collection of tax;

     - from the prospective transferee, providing certain representations as to its financial condition and providing a representation that it understands that, as the holder of the noneconomic interest, the transferee may incur tax liabilities in excess of cash flows generated by the residual interest and the transferee intends to pay the taxes associated with the residual interest as they become due; and

     - from the prospective transferor, stating that it has made a reasonable investigation to determine the transferee's historic payment of its debts and ability to continue to pay its debts as they come due in the future; and

     - from the prospective transferee, stating that it will not cause income from the REMIC residual certificate to be attributable to a foreign permanent establishment or fixed base, within the meaning of an applicable income tax treaty, of the transferee or any other person, and the REMIC residual certificate, is, in fact, not transferred to such permanent establishment or fixed base.

     In addition, the Treasury has issued final regulations, which require that one of the following two tests be satisfied in order to obtain safe harbor protection from possible disregard of a transfer of a REMIC residual certificate:

     - the present value of the anticipated tax liabilities associated with holding the REMIC residual interest were less than or equal to the sum of--

          1. the present value of any consideration given to the transferee to acquire the interest;

          2. the present value of the expected future distributions on the interest; and

          3. the present value of the anticipated tax savings associated with the holding of the interest as the REMIC generates losses.

For purposes of these computations, the transferee is assumed to pay tax at the highest corporate rate of tax (currently 35%) or, in certain circumstances, the alternative minimum tax rate. Present values would be computed using a discount rate equal to a short-term Federal rate set forth in Section 1274(d) of the Code for the month of such transfer and the compounding period used by the transferee; or

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     -    1.   the transferee must be a domestic "C" corporation (other than a corporation exempt from taxation or a regulated investment company or real estate investment trust) that meets certain gross and net asset tests (generally, $100 million of gross assets and $10 million of net assets for the current year and the two preceding fiscal years);

          2. the transferee must agree in writing that any subsequent transfer of the residual interest would meet the requirements for a safe harbor transfer; and

          3. the facts and circumstances known to the transferor on or before the date of the transfer must not reasonably indicate that the taxes associated with ownership of the REMIC residual interest will not be paid by the transferee.

Unless otherwise stated in the related prospectus supplement, the Governing Document requires that all transferees of residual certificates furnish an affidavit as to the applicability of the safe harbor, unless the transferor waives the requirement that the transferee do so.

     Prospective investors should consult their own tax advisors as to the applicability and effect of these safe harbor tests.

     Prior to purchasing a REMIC residual certificate, prospective purchasers should consider the possibility that a purported transfer of a REMIC residual certificate to another party at some future date may be disregarded in accordance with the above-described rules. This would result in the retention of tax liability by the transferor in respect of that purported transfer.

     We will disclose in the related prospectus supplement whether the offered REMIC residual certificates may be considered "noneconomic" residual interests under the Treasury regulations. However, we will base any disclosure that a REMIC residual certificate will not be considered "noneconomic" upon certain assumptions. Further, we will make no representation that a REMIC residual certificate will not be considered "noneconomic" for purposes of the above-described rules.

     See "--REMICs --Taxation of Owners of REMIC Residual
Certificates--Foreigners May Not Hold REMIC Residual Certificates" below for additional restrictions applicable to transfers of certain REMIC residual certificates to foreign persons and to United States partnerships that have any non-United States persons as partners.

     MARK-TO-MARKET RULES. Regulations under Section 475 of the Code provide a REMIC residual certificate is not treated as a security for purposes of Section 475 of the Code. Thus, a REMIC residual certificate is not subject to the mark-to-market rules.

     FOREIGNERS MAY NOT HOLD REMIC RESIDUAL CERTIFICATES. Unless we otherwise state in the related prospectus supplement, transfers of REMIC residual certificates to investors that are foreign persons under the Code and to United States partnerships that have any non-United States persons as partners will be prohibited under the related Governing Document. If transfers of REMIC residual certificates to investors that are foreign persons are permitted pursuant to the related Governing Document, we will describe in the related prospectus supplement additional restrictions applicable to transfers of certain REMIC residual certificates to these persons.

     PASS-THROUGH OF MISCELLANEOUS ITEMIZED DEDUCTIONS. Fees and expenses of a REMIC generally will be allocated to the holders of the related REMIC residual certificates. The applicable Treasury regulations indicate, however, that in the case of a REMIC that is similar to a single class grantor trust, all or a portion of these fees and expenses should be allocated to the holders of the related REMIC regular certificates. Unless we state otherwise in the related prospectus supplement, however, these fees and expenses will be allocated to holders of the related REMIC residual certificates in their entirety and not to the holders of the related REMIC regular certificates.

     If the holder of a REMIC certificate receives an allocation of fees and expenses in accordance with the preceding discussion, and if that holder is--

     -    an individual;

     -    an estate or trust; or

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     -    a pass-through entity beneficially owned by one or more individuals, estates or trusts,

then--

     - an amount equal to this individual's, estate's or trust's share of these fees and expenses will be added to the gross income of this holder; and

     - the individual's, estate's or trust's share of these fees and expenses will be treated as a miscellaneous itemized deduction allowable subject to the limitation of Section 67 of the Code, which permits the deduction of these fees and expenses only to the extent they exceed in the aggregate 2% of a taxpayer's adjusted gross income.

     In addition, Section 68 of the Code provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount will be reduced by the lesser of--

     - 3% of the excess, if any, of adjusted gross income over a statutory inflation-adjusted amount, or;

     - 80% of the amount of itemized deductions otherwise allowable for such year.

Such limitations will be phased out beginning in 2006 and eliminated in 2009.

     Furthermore, in determining the alternative minimum taxable income of a holder of a REMIC certificate that is--

     -    an individual,

     -    an estate or trust, or

     - a pass-through entity beneficially owned by one or more individuals, estates or trusts,

     no deduction will be allowed for the holder's allocable portion of servicing fees and other miscellaneous itemized deductions of the REMIC, even though an amount equal to the amount of these fees and other deductions will be included in the holder's gross income.

     The amount of additional taxable income reportable by holders of REMIC certificates that are subject to the limitations of either Section 67 or Section 68 of the Code, or the complete disallowance of the related expenses for alternative minimum tax purposes, may be substantial.

     Accordingly, REMIC certificates to which these expenses are allocated will generally not be appropriate investments for--

     -    an individual;

     -    an estate or trust; or

     - a pass-through entity beneficially owned by one or more individuals, estates or trusts.

     We recommend that prospective investors consult with their tax advisors prior to making an investment in a REMIC certificate to which these expenses are allocated.

     SALES OF REMIC CERTIFICATES. If a REMIC certificate is sold, the selling certificateholder will recognize gain or loss equal to the difference between the amount realized on the sale and its adjusted basis in the REMIC certificate. The adjusted basis of a REMIC regular certificate generally will equal--

     -    the cost of the certificate to that certificateholder; increased by

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     -    income reported by that certificateholder with respect to the certificate, including original issue discount and market discount income; and reduced, but not below zero, by

     - payments on the certificate received by that certificateholder, amortized premium and realized losses allocated to the certificate and previously deducted by the certificateholder.

     The adjusted basis of a REMIC residual certificate will be determined as described above under "--REMICs--Taxation of Owners of REMIC Residual Certificates--Basis Rules, Net Losses and Distributions". Except as described below, any gain or loss from your sale of a REMIC certificate will be capital gain or loss, provided that you hold the certificate as a capital asset within the meaning of Section 1221 of the Code, which is generally property held for investment.

     In addition to the recognition of gain or loss on actual sales, the Code requires the recognition of gain, but not loss, upon the "constructive sale of an appreciated financial position". A constructive sale of an appreciated financial position occurs if a taxpayer enters into certain transactions or series of transactions that have the effect of substantially eliminating the taxpayer's risk of loss and opportunity for gain with respect to the financial instrument. Debt instruments that--

     -    entitle the holder to a specified principal amount;

     -    pay interest at a fixed or variable rate; and

     -    are not convertible into the stock of the issuer or a related party,

cannot be the subject of a constructive sale for this purpose. Because most REMIC regular certificates meet this exception, Section 1259 will not apply to most REMIC regular certificates. However, REMIC regular certificates that have no, or a disproportionately small amount of, principal, can be the subject of a constructive sale.

     Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include the net capital gain in total net investment income for the taxable year. A taxpayer would do so because of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer's net investment income.

     The Code provides for lower rates as to long-term capital gains than those applicable to the short-term capital gains and ordinary income recognized or received by individuals. No rate differential exists for corporations. In addition, the distinction between a capital gain or loss and ordinary income or loss is relevant for other purposes to both individuals and corporations.

     Gain from the sale of a REMIC regular certificate that might otherwise be a capital gain will be treated as ordinary income to the extent that the gain does not exceed the excess, if any, of--

     - the amount that would have been includible in the seller's income with respect to that REMIC regular certificate assuming that income had accrued thereon at a rate equal to 110% of the applicable Federal rate determined as of the date of purchase of the certificate, which is a rate based on an average of current yields on Treasury securities having a maturity comparable to that of the certificate based on the application of the prepayment assumption to the certificate; over

     - the amount of ordinary income actually includible in the seller's income prior to that sale.

     In addition, gain recognized on the sale of a REMIC regular certificate by a seller who purchased the certificate at a market discount will be taxable as ordinary income in an amount not exceeding the portion of that discount that accrued during the period the certificate was held by the seller, reduced by any market discount included in income under the rules described above under "--REMICs--Taxation of Owners of REMIC Regular Certificates--Market Discount" and "--Premium".

     REMIC certificates will be "evidences of indebtedness" within the meaning of Section 582(c)(1) of the Code, so that gain or loss recognized from the sale of a REMIC certificate by a bank or thrift institution to which that section of the Code applies will be ordinary income or loss.

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

     A portion of any gain from the sale of a REMIC regular certificate that might otherwise be capital gain may be treated as ordinary income to the extent that a holder holds the certificate as part of a "conversion transaction" within the meaning of Section 1258 of the Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk, if substantially all of the taxpayer's return is attributable to the time value of the taxpayer's net investment in that transaction. The amount of gain so realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the appropriate applicable Federal rate at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction.

     Holders that recognize a loss on a sale or exchange of a REMIC regular certificate for federal income tax purposes in excess of certain threshold amounts should consult their tax advisors as to the need to file IRS Form 8886 (disclosing certain potential tax shelters) on their federal income tax returns.

     Except as may be provided in Treasury regulations yet to be issued, a loss realized on the sale of a REMIC residual certificate will be subject to the "wash sale" rules of Section 1091 of the Code, if during the period beginning six months before, and ending six months after, the date of that sale, the seller of that certificate--

     -    reacquires that same REMIC residual certificate;

     -    acquires any other residual interest in a REMIC; or

     - acquires any similar interest in a "taxable mortgage pool", as defined in Section 7701(i) of the Code.

     In that event, any loss realized by the holder of a REMIC residual certificate on the sale will not be recognized or deductible currently, but instead will be added to that holder's adjusted basis in the newly-acquired asset.

     PROHIBITED TRANSACTIONS TAX AND OTHER TAXES. The Code imposes a tax on REMICs equal to 100% of the net income derived from prohibited transactions. In general, subject to certain specified exceptions, a prohibited transaction includes--

     -    the disposition of a non-defaulted mortgage loan,

     - the receipt of income from a source other than a mortgage loan or certain other permitted investments,

     -    the receipt of compensation for services, or

     - the gain from the disposition of an asset purchased with collections on the mortgage loans for temporary investment pending payment on the REMIC certificates.

     It is not anticipated that any REMIC will engage in any prohibited transactions as to which it would be subject to this tax.

     In addition, certain contributions to a REMIC made after the day on which the REMIC issues all of its interests could result in the imposition of a tax on the REMIC equal to 100% of the value of the contributed property. The related Governing Document will include provisions designed to prevent the acceptance of any contributions that would be subject to this tax.

     REMICs also are subject to federal income tax at the highest corporate rate on net income from foreclosure property, determined by reference to the rules applicable to REITs. Net income from foreclosure property generally means income from foreclosure property other than qualifying rents and other qualifying income for a REIT. Under certain circumstances, the special servicer may be authorized to conduct activities with respect to a mortgaged property acquired by a trust that causes the trust to incur this tax if doing so would, in the reasonable discretion of the special servicer, maximize the net after-tax proceeds to certificateholders. However, under no circumstance will the special servicer cause the acquired mortgaged property to cease to be a "permitted investment" under Section 860G(a)(5) of the Code.

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     Unless we otherwise disclose in the related prospectus supplement, it is not anticipated that any material state or local income or franchise tax will be imposed on any REMIC.

     Unless we state otherwise in the related prospectus supplement, and to the extent permitted by then applicable laws, any tax on prohibited transactions, certain contributions or net income from foreclosure property, and any state or local income or franchise tax, that may be imposed on the REMIC will be borne by the related trustee, tax administrator, master servicer, special servicer or manager, in any case out of its own funds, provided that--

     -    the person has sufficient assets to do so; and

     - the tax arises out of a breach of that person's obligations under select provisions of the related Governing Document.

     Any tax not borne by one of these persons would be charged against the related trust resulting in a reduction in amounts payable to holders of the related REMIC certificates.

     TAX AND RESTRICTIONS ON TRANSFERS OF REMIC RESIDUAL CERTIFICATES TO CERTAIN ORGANIZATIONS. If a REMIC residual certificate is transferred to a disqualified organization, a tax will be imposed in an amount equal to the product of--

     - the present value of the total anticipated excess inclusions with respect to the REMIC residual certificate for periods after the transfer; and

     - the highest marginal federal income tax rate applicable to corporations.

     The value of the anticipated excess inclusions is discounted using the applicable Federal rate for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the REMIC residual certificate.

     The anticipated excess inclusions must be determined as of the date that the REMIC residual certificate is transferred and must be based on--

     -    events that have occurred up to the time of the transfer;

     -    the prepayment assumption; and

     - any required or permitted clean up calls or required liquidation provided for in the related Governing Document.

     The tax on transfers to disqualified organizations generally would be imposed on the transferor of the REMIC residual certificate, except when the transfer is through an agent for a disqualified organization. In that case, the tax would instead be imposed on the agent. However, a transferor of a REMIC residual certificate would in no event be liable for the tax with respect to a transfer if--

     - the transferee furnishes to the transferor an affidavit that the transferee is not a disqualified organization; and

     - as of the time of the transfer, the transferor does not have actual knowledge that the affidavit is false.

     In addition, if a pass-through entity includes in income excess inclusions with respect to a REMIC residual certificate, and a disqualified organization is the record holder of an interest in that entity, then a tax will be imposed on that entity equal to the product of--

     - the amount of excess inclusions on the certificate that are allocable to the interest in the pass-through entity held by the disqualified organization; and

     -    the highest marginal federal income tax rate imposed on corporations.

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     A pass-through entity will not be subject to this tax for any period, however, if each record holder of an interest in that pass-through entity furnishes to that pass-through entity--

     - the holder's social security number and a statement under penalties of perjury that the social security number is that of the record holder; or

     - a statement under penalties of perjury that the record holder is not a disqualified organization.

     If an electing large partnership holds a REMIC residual certificate, all interests in the electing large partnership are treated as held by disqualified organizations for purposes of the tax imposed on pass-through entities described in the second preceding paragraph. This tax on electing large partnerships must be paid even if each record holder of an interest in that partnership provides a statement mentioned in the prior paragraph.

     For these purposes, a "disqualified organization" means--

     -    the United States;

     -    any State or political subdivision thereof;

     -    any foreign government;

     -    any international organization;

     - any agency or instrumentality of the foregoing, except for instrumentalities described in Section 168(h)(2)(D) of the Code or Freddie Mac;

     - any organization, other than a cooperative described in Section 521 of the Code, that is exempt from federal income tax, except if it is subject to the tax imposed by Section 511 of the Code; or

     -    any organization described in Section 1381(a)(2)(C) of the Code.

     For these purposes, a "pass-through entity" means any--

     -    regulated investment company;

     -    real estate investment trust;

     -    trust;

     -    partnership; or

     -    certain other entities described in Section 860E(e)(6) of the Code.

     For these purposes, an "electing large partnership" means any partnership having more than 100 members during the preceding tax year which elects to apply simplified reporting provisions under the Code, except for certain service partnerships and commodity pools.

     In addition, a person holding an interest in a pass-through entity as a nominee for another person will, with respect to that interest, be treated as a pass-through entity.

     Moreover, an entity will not qualify as a REMIC unless there are reasonable arrangements designed to ensure that--

     - the residual interests in the entity are not held by disqualified organizations; and

     - the information necessary for the application of the tax described herein will be made available.

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     We will include in the related Governing Document restrictions on the transfer of REMIC residual certificates and certain other provisions that are intended to meet this requirement, and we will discuss those restrictions and provisions in any prospectus supplement relating to the offering of any REMIC residual certificate.

     TERMINATION. A REMIC will terminate immediately after the payment date following receipt by the REMIC of the final payment in respect of the related mortgage loans or upon a sale of the REMIC's assets following the adoption by the REMIC of a plan of complete liquidation. The last payment on a REMIC regular certificate will be treated as a payment in retirement of a debt instrument. In the case of a REMIC residual certificate, if the last payment on that certificate is less than the REMIC residual certificateholder's adjusted basis in the certificate, that holder should, but may not, be treated as realizing a capital loss equal to the amount of that difference.

     REPORTING AND OTHER ADMINISTRATIVE MATTERS. Solely for purposes of the administrative provisions of the Code, a REMIC will be treated as a partnership and holders of the related REMIC residual certificates will be treated as partners. Unless we otherwise state in the related prospectus supplement, the related tax administrator will file REMIC federal income tax returns on behalf of the REMIC, and will be designated as and will act as or on behalf of the tax matters person with respect to the REMIC in all respects.

     As, or as agent for, the tax matters person, the related tax administrator, subject to certain notice requirements and various restrictions and limitations, generally will have the authority to act on behalf of the REMIC and the holders of the REMIC residual certificates in connection with the administrative and judicial review of the REMIC's--

     -    income;

     -    deductions;

     -    gains;

     -    losses; and

     -    classification as a REMIC.

     Holders of REMIC residual certificates generally will be required to report these REMIC items consistently with their treatment on the related REMIC's tax return. In addition, these holders may in some circumstances be bound by a settlement agreement between the related tax administrator, as, or as agent for, the tax matters person, and the IRS concerning any REMIC item. Adjustments made to the REMIC's tax return may require these holders to make corresponding adjustments on their returns. An audit of the REMIC's tax return, or the adjustments resulting from that audit, could result in an audit of a holder's return.

     No REMIC will be registered as a tax shelter pursuant to Section 6111 of the Code. Any person that holds a REMIC residual certificate as a nominee for another person may be required to furnish to the related REMIC, in a manner to be provided in Treasury regulations, the name and address of that other person, as well as other information.

     Reporting of interest income, including any original issue discount, with respect to REMIC regular certificates is required annually, and may be required more frequently under Treasury regulations. These information reports generally are required to be sent or made readily available through electronic means to individual holders of REMIC regular certificates and the IRS. Holders of REMIC regular certificates that are--

     -    corporations;

     -    trusts;

     -    securities dealers; and

     -    certain other non-individuals,

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will be provided interest and original issue discount income information and the information set forth in the following paragraphs. This information will be provided upon request in accordance with the requirements of the applicable regulations. The information must be provided by the later of--

     - 30 days after the end of the quarter for which the information was requested; or

     -    two weeks after the receipt of the request.

     Reporting with respect to REMIC residual certificates, including--

     -    income;

     -    excess inclusions;

     -    investment expenses; and

     -    relevant information regarding qualification of the REMIC's assets,

will be made as required under the Treasury regulations, generally on a quarterly basis.

     As applicable, the REMIC regular certificate information reports will include a statement of the adjusted issue price of the REMIC regular certificate at the beginning of each accrual period. In addition, the reports will include information required by regulations with respect to computing the accrual of any market discount. Because exact computation of the accrual of market discount on a constant yield method would require information relating to the holder's purchase price that the REMIC may not have, the regulations only require that information pertaining to the appropriate proportionate method of accruing market discount be provided. See "--REMICs--Taxation of Owners of REMIC Regular Certificates--Market Discount".

     Unless we otherwise specify in the related prospectus supplement, the responsibility for complying with the foregoing reporting rules will be borne by the tax administrator for the subject REMIC.

     BACKUP WITHHOLDING WITH RESPECT TO REMIC CERTIFICATES. Payments of interest and principal, as well as payments of proceeds from the sale of REMIC certificates, may be subject to the "backup withholding tax" under Section 3406 of the Code if recipients of these payments--

     - fail to furnish to the payor certain information, including their taxpayer identification numbers; or

     -    otherwise fail to establish an exemption from this tax.

     Any amounts deducted and withheld from a payment to a recipient would be allowed as a credit against the recipient's federal income tax. Furthermore, certain penalties may be imposed by the IRS on a recipient of payments that is required to supply information but that does not do so in the proper manner.

     FOREIGN INVESTORS IN REMIC CERTIFICATES. A holder of an offered certificate that is--

     -    a foreign person; and

     - not subject to federal income tax as a result of any direct or indirect connection to the United States in addition to its ownership of that certificate;

will normally not be subject to United States federal income or withholding tax in respect of a payment on an offered certificate. To avoid withholding tax, that holder must comply with certain identification requirements. These requirements include delivery of a statement, signed by the certificateholder under penalties of perjury, certifying that the certificateholder is a foreign person and providing the name, address and such other information with respect to the certificateholder as may be required by regulations issued by the Treasury Department.

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     For these purposes, a "foreign person" is anyone other than a United States person. A "United States person" is--

     -    a citizen or resident of the United States;

     - a corporation, partnership or other entity created or organized in, or under the laws of, the United States, any state or the District of Columbia;

     - an estate whose income from sources without the United States is includible in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States; or

     -    a trust as to which--

          1. a court in the United States is able to exercise primary supervision over the administration of the trust, and

          2. one or more United States persons have the authority to control all substantial decisions of the trust.

     In addition, to the extent provided in the Treasury Regulations, a trust will be a United States person if it was in existence on August 20, 1996 and it elected to be treated as a United States person.

     It is possible that the IRS may assert that the foregoing tax exemption should not apply with respect to a REMIC regular certificate held by a person or entity that owns directly or indirectly a 10% or greater interest in the related REMIC residual certificates. If the holder does not qualify for exemption, payments of interest, including payments in respect of accrued original issue discount, to that holder may be subject to a tax rate of 30%, subject to reduction under any applicable tax treaty.

     It is possible, under regulations promulgated under Section 881 of the Code concerning conduit financing transactions, that the exemption from withholding taxes described above may also not be available to a holder who is a foreign person and either--

     -    owns 10% or more of one or more underlying mortgagors; or

     - if the holder is a controlled foreign corporation, is related to one or more mortgagors in the applicable trust.

     Further, it appears that a REMIC regular certificate would not be included in the estate of a nonresident alien individual and would not be subject to United States estate taxes. However, it is recommended that certificateholders who are nonresident alien individuals consult their tax advisors concerning this question.

     Unless we otherwise state in the related prospectus supplement, the related Governing Document will prohibit transfers of REMIC residual certificates to investors that are--

     -    foreign persons, or

     - United States persons, if classified as a partnership under the Code, unless all of their beneficial owners are United States persons.

GRANTOR TRUSTS

     CLASSIFICATION OF GRANTOR TRUSTS. With respect to each series of grantor trust certificates, our counsel will deliver its opinion to the effect that, assuming compliance with all provisions of the related Governing Document, the related trust, or relevant portion thereof, will be classified as a grantor trust under subpart E, part I of subchapter J of the Code and not as a partnership or an association taxable as a corporation.

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     For purposes of the following discussion--

     - A grantor trust certificate representing an undivided equitable ownership interest in the principal of the mortgage loans constituting the related grantor trust, together with interest (if any) thereon at a pass-through rate, will be referred to as a "grantor trust fractional interest certificate"; and

     - A grantor trust certificate representing ownership of all or a portion of the difference between--

          1. interest paid on the mortgage loans constituting the related grantor trust, minus

          2.   the sum of--

               -    normal administration fees, and

               - interest paid to the holders of grantor trust fractional interest certificates issued with respect to that grantor trust,

          will be referred to as a "grantor trust strip certificate". A grantor trust strip certificate may also evidence a nominal ownership interest in the principal of the mortgage loans constituting the related grantor trust.

     CHARACTERIZATION OF INVESTMENTS IN GRANTOR TRUST CERTIFICATES.

     GRANTOR TRUST FRACTIONAL INTEREST CERTIFICATES. Unless we otherwise disclose in the related prospectus supplement, any offered certificates that are grantor trust fractional interest certificates will generally represent interests in--

     - "loans . . . secured by an interest in real property" within the meaning of Section 7701(a)(19)(C)(v) of the Code, but only to the extent that the underlying mortgage loans have been made with respect to property that is used for residential or certain other prescribed purposes;

     - "obligation[s] (including any participation or certificate of beneficial ownership therein) which . . . [are] principally secured by an interest in real property" within the meaning of Section 860G(a)(3) of the Code;

     -    "permitted assets" within the meaning of Section 860L(c) of the Code;
          and

     - "real estate assets" within the meaning of Section 856(c)(5)(B) of the Code.

     In addition, interest on offered certificates that are grantor trust fractional interest certificates will, to the same extent, be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Section 856(c)(3)(B) of the Code.

     GRANTOR TRUST STRIP CERTIFICATES. Even if grantor trust strip certificates evidence an interest in a grantor trust--

     - consisting of mortgage loans that are "loans . . . secured by an interest in real property" within the meaning of Section 7701(a)(19)(C)(v) of the Code;

     - consisting of mortgage loans that are "real estate assets" within the meaning of Section 856(c)(5)(B) of the Code; and

     - the interest on which is "interest on obligations secured by mortgages on real property" within the meaning of Section 856(c)(3)(A) of the Code,

it is unclear whether the grantor trust strip certificates, and the income therefrom, will be so characterized. We recommend that prospective purchasers to which the characterization of an investment in grantor trust strip certificates is material consult their tax advisors regarding whether the grantor trust strip certificates, and the income therefrom, will be so characterized.

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     The grantor trust strip certificates will be--

     - "obligation[s] (including any participation or certificate of beneficial ownership therein) which . . . [are] principally secured by an interest in real property" within the meaning of Section 860G(a)(3)(A) of the Code; and

     - in general, "permitted assets" within the meaning of Section 860L(c) of the Code.

     TAXATION OF OWNERS OF GRANTOR TRUST FRACTIONAL INTEREST CERTIFICATES.

     GENERAL. Holders of a particular series of grantor trust fractional interest certificates generally--

     - will be required to report on their federal income tax returns their shares of the entire income from the mortgage loans, including amounts used to pay reasonable servicing fees and other expenses, and

     - will be entitled to deduct their shares of any reasonable servicing fees and other expenses.

     Because of stripped interests, market or original issue discount, or premium, the amount includible in income on account of a grantor trust fractional interest certificate may differ significantly from interest paid or accrued on the underlying mortgage loans.

     Section 67 of the Code allows an individual, estate or trust holding a grantor trust fractional interest certificate directly or through certain pass-through entities a deduction for any reasonable servicing fees and expenses only to the extent that the aggregate of the holder's miscellaneous itemized deductions exceeds two percent of the holder's adjusted gross income.

     Section 68 of the Code reduces the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount.

     The amount of additional taxable income reportable by holders of grantor trust fractional interest certificates who are subject to the limitations of either Section 67 or Section 68 of the Code may be substantial. Further, certificateholders, other than corporations, subject to the alternative minimum tax may not deduct miscellaneous itemized deductions in determining their alternative minimum taxable income.

     Although it is not entirely clear, it appears that in transactions in which multiple classes of grantor trust certificates, including grantor trust strip certificates, are issued, any fees and expenses should be allocated among those classes of grantor trust certificates. The method of this allocation should recognize that each class benefits from the related services. In the absence of statutory or administrative clarification as to the method to be used, we currently expect that information returns or reports to the IRS and certificateholders will be based on a method that allocates these fees and expenses among classes of grantor trust certificates with respect to each period based on the payments made to each class during that period.

     The federal income tax treatment of grantor trust fractional interest certificates of any series will depend on whether they are subject to the stripped bond rules of Section 1286 of the Code. Grantor trust fractional interest certificates may be subject to those rules if--

     - a class of grantor trust strip certificates is issued as part of the same series; or

     - we or any of our affiliates retain, for our or its own account or for purposes of resale, a right to receive a specified portion of the interest payable on an underlying mortgage loan.

     Further, the IRS has ruled that an unreasonably high servicing fee retained by a seller or servicer will be treated as a retained ownership interest in mortgage loans that constitutes a stripped coupon. We will include in the related prospectus supplement information regarding servicing fees paid out of the assets of the related trust to--

     -    a master servicer;

     -    a special servicer;

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     -    any sub-servicer; or

     -    their respective affiliates.

     With respect to certain categories of debt instruments, Section 1272(a)(6) of the Code requires the use of a reasonable prepayment assumption in accruing original issue discount, and adjustments in the accrual of original issue discount when prepayments do not conform to the prepayment assumption.

     Legislation enacted in 1997 extended the section to cover investments in any pool of debt instruments the yield on which may be affected by reason of prepayments. The precise application of Section 1272(a)(6) of the Code to pools of debt instruments, is unclear in certain respects. For example, it is uncertain whether a prepayment assumption will be applied collectively to all of a taxpayer's investments in these pools of debt instruments, or on an investment-by-investment basis. Similarly, it is not clear whether the assumed prepayment rate as to investments in grantor trust fractional interest certificates is to be determined based on conditions at the time of the first sale of the certificate or, with respect to any holder, at the time of purchase of the certificate by that holder.

     We recommend that certificateholders consult their tax advisors concerning reporting original issue discount, market discount and premium with respect to grantor trust fractional interest certificates.

     IF STRIPPED BOND RULES APPLY. If the stripped bond rules apply, each grantor trust fractional interest certificate will be treated as having been issued with "original issue discount" within the meaning of Section 1273(a) of the Code. This is subject, however, to the discussion below regarding--

     -    the treatment of certain stripped bonds as market discount bonds; and

     -    DE MINIMIS market discount.

See "--Grantor Trusts--Taxation of Owners of Grantor Trust Fractional Interest Certificates--Market Discount" below.

     The holder of a grantor trust fractional interest certificate will report interest income from its grantor trust fractional interest certificate for each month, to the extent it constitutes "qualified stated interest," in accordance with its normal method of accounting. See "--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount" above for a definition of "qualified stated interest".

     The original issue discount on a grantor trust fractional interest certificate will be the excess of the certificate's stated redemption price over its issue price. The issue price of a grantor trust fractional interest certificate as to any purchaser will be equal to the price paid by that purchaser of the grantor trust fractional interest certificate. The stated redemption price of a grantor trust fractional interest certificate will be--

     -    the sum of all payments to be made on that certificate;

     -    other than qualified stated interest, if any; and

     - the certificate's share of reasonable servicing fees and other expenses.

     See "--Grantor Trusts--Taxation of Owners of Grantor Trust Fractional Interest Certificates--If Stripped Bond Rules Do Not Apply" for a definition of qualified stated interest. In general, the amount of income that accrues in any month would equal the product of--

     - the holder's adjusted basis in the grantor trust fractional interest certificate at the beginning of the related month, as defined in "--Grantor Trusts--Sales of Grantor Trust Certificates"; and

     - the yield of that grantor trust fractional interest certificate to the holder.

     The yield would be computed as the rate, that, if used to discount the holder's share of future payments on the related mortgage loans, would cause the present value of those future payments to equal the price at which the holder purchased the certificate. This rate is compounded based on the regular interval between payment dates. In computing yield

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under the stripped bond rules, a certificateholder's share of future payments on the related mortgage loans will not include any payments made in respect of any ownership interest in those mortgage loans retained by us, a master servicer, a special servicer, a sub-servicer, or our or their respective affiliates, but will include the certificateholder's share of any reasonable servicing fees and other expenses, and is based generally on the method described in Section 1272(a)(6) of the Code. The precise means of applying that method is uncertain in various respects, however. See "--Grantor Trusts--Taxation of Owners of Grantor Trust Fractional Interest Certificates--General."

     In the case of a grantor trust fractional interest certificate acquired at a price equal to the principal amount of the related mortgage loans allocable to that certificate, the use of a prepayment assumption generally would not have any significant effect on the yield used in calculating accruals of interest income. In the case, however, of a grantor trust fractional interest certificate acquired at a price less than or greater than the principal amount, respectively, the use of a reasonable prepayment assumption would increase or decrease the yield. Therefore, the use of this prepayment assumption would accelerate or decelerate, respectively, the reporting of income.

     In the absence of statutory or administrative clarification, we currently expect that information reports or returns to the IRS and certificateholders will be based on--

     - a prepayment assumption determined when certificates are offered and sold hereunder, which we will disclose in the related prospectus supplement; and

     - a constant yield computed using a representative initial offering price for each class of certificates.

     However, neither we nor any other person will make any representation that--

     - the mortgage loans in any of our trusts will in fact prepay at a rate conforming to the prepayment assumption used or any other rate; or

     -    the prepayment assumption will not be challenged by the IRS on audit.

     Certificateholders also should bear in mind that the use of a representative initial offering price will mean that the information returns or reports that we send, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders of each series who bought at that price.

     Under Treasury Regulation Section 1.1286-1, certain stripped bonds are to be treated as market discount bonds. Accordingly, any purchaser of this type of bond is to account for any discount on the bond as market discount rather than original issue discount. This treatment only applies, however, if immediately after the most recent disposition of the bond by a person stripping one or more coupons from the bond and disposing of the bond or coupon--

     - there is no original issue discount or only a DE MINIMIS amount of original issue discount; or

     - the annual stated rate of interest payable on the original bond is no more than one percentage point lower than the gross interest rate payable on the related mortgage loans, before subtracting any servicing fee or any stripped coupon.

     If interest payable on a grantor trust fractional interest certificate is more than one percentage point lower than the gross interest rate payable on the related mortgage loans, we will disclose that fact in the related prospectus supplement. If the original issue discount or market discount on a grantor trust fractional interest certificate determined under the stripped bond rules is less than the product of--

     -    0.25% of the stated redemption price; and

     -    the weighted average maturity of the related mortgage loans,

then the original issue discount or market discount will be considered to be DE MINIMIS. Original issue discount or market discount of only a DE MINIMIS amount will be included in income in the same manner as DE MINIMIS original issue discount and market discount described in "--Grantor Trusts--Taxation of Owners of Grantor Trust Fractional Interest Certificates--If Stripped Bond Rules Do Not Apply" and "--Market Discount" below.

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     IF STRIPPED BOND RULES DO NOT APPLY. Subject to the discussion below on original issue discount, if the stripped bond rules do not apply to a grantor trust fractional interest certificate, the certificateholder will be required to report its share of the interest income on the related mortgage loans in accordance with the certificateholder's normal method of accounting. In that case, the original issue discount rules will apply, even if the stripped bond rules do not apply, to a grantor trust fractional interest certificate to the extent it evidences an interest in mortgage loans issued with original issue discount.

     The original issue discount, if any, on mortgage loans will equal the difference between--

     -    the stated redemption price of the mortgage loans; and

     -    their issue price.

     For a definition of "stated redemption price", see "--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount" above. In general, the issue price of a mortgage loan will be the amount received by the borrower from the lender under the terms of the mortgage loan. If the borrower separately pays points to the lender that are not paid for services provided by the lender, such as commitment fees or loan processing costs, the amount of points paid reduces the issue price.

     The stated redemption price of a mortgage loan will generally equal its principal amount. The determination as to whether original issue discount will be considered to be DE MINIMIS will be calculated using the same test as in the REMIC discussion. See "--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount" above.

     In the case of mortgage loans bearing adjustable or variable interest rates, we will describe in the related prospectus supplement the manner in which these rules will be applied with respect to the mortgage loans by the related trustee or master servicer, as applicable, in preparing information returns to certificateholders and the IRS.

     If original issue discount is in excess of a DE MINIMIS amount, all original issue discount with respect to a mortgage loan will be required to be accrued and reported in income each month, based generally on the method described in Section 1272(a)(6) of the Code. The precise means of applying that method is uncertain in various respects, however. See "--Grantor
Trusts--Taxation of Owners of Grantor Trust Fractional Interest
Certificates--General."

     A purchaser of a grantor trust fractional interest certificate may purchase the grantor trust fractional interest certificate at a cost less than the certificate's allocable portion of the aggregate remaining stated redemption price of the underlying mortgage loans. In that case, the purchaser will also be required to include in gross income the certificate's daily portions of any original issue discount with respect to those mortgage loans. However, each daily portion will be reduced, if the cost of the grantor trust fractional interest certificate to the purchaser is in excess of the certificate's allocable portion of the aggregate adjusted issue prices of the underlying mortgage loans. The reduction will be approximately in proportion to the ratio that the excess bears to the certificate's allocable portion of the aggregate original issue discount remaining to be accrued on those mortgage loans.

     The adjusted issue price of a mortgage loan on any given day equals the sum of--

     - the adjusted issue price or the issue price, in the case of the first accrual period, of the mortgage loan at the beginning of the accrual period that includes that day, and

     - the daily portions of original issue discount for all days during the accrual period prior to that day.

     The adjusted issue price of a mortgage loan at the beginning of any accrual period will equal--

     -    the issue price of the mortgage loan; increased by

     - the aggregate amount of original issue discount with respect to the mortgage loan that accrued in prior accrual periods; and reduced by

     - the amount of any payments made on the mortgage loan in prior accrual periods of amounts included in its stated redemption price.

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     In the absence of statutory or administrative clarification, we currently expect that information reports or returns to the IRS and certificateholders will be based on--

     - a prepayment assumption determined when the certificates are offered and sold hereunder and disclosed in the related prospectus supplement; and

     - a constant yield computed using a representative initial offering price for each class of certificates.

     However, neither we nor any other person will make any representation that--

     - the mortgage loans will in fact prepay at a rate conforming to the prepayment assumption or any other rate; or

     -    the prepayment assumption will not be challenged by the IRS on audit.

     Certificateholders also should bear in mind that the use of a representative initial offering price will mean that the information returns or reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders of each series who bought at that price.

     MARKET DISCOUNT. If the stripped bond rules do not apply to a grantor trust fractional interest certificate, a certificateholder may be subject to the market discount rules of Sections 1276 through 1278 of the Code to the extent an interest in a mortgage loan is considered to have been purchased at a market discount. A mortgage loan is considered to have been purchased at a market discount if--

     - in the case of a mortgage loan issued without original issue discount, it is purchased at a price less than its remaining stated redemption price; or

     - in the case of a mortgage loan issued with original issue discount, it is purchased at a price less than its adjusted issue price.

     If market discount is in excess of a DE MINIMIS amount, the holder generally must include in income in each month the amount of the discount that has accrued, under the rules described below, through that month that has not previously been included in income. However, the inclusion will be limited, in the case of the portion of the discount that is allocable to any mortgage loan, to the payment of stated redemption price on the mortgage loan that is received by or, for accrual method certificateholders, due to, the trust in that month. A certificateholder may elect to include market discount in income currently as it accrues, under a constant yield method based on the yield of the certificate to the holder, rather than including it on a deferred basis in accordance with the foregoing. This market discount will be accrued generally on the method described in Section 1272(a)(6) of the Code. The precise means of applying that method is uncertain in various respects, however. See "--Grantor Trusts--Taxation of Owners of Grantor Trust Fractional Interest Certificates--General."

     We recommend that certificateholders consult their own tax advisors concerning accrual of market discount with respect to grantor trust fractional interest certificates. Certificateholders should also refer to the related prospectus supplement to determine whether and in what manner the market discount will apply to the underlying mortgage loans purchased at a market discount.

     To the extent that the underlying mortgage loans provide for periodic payments of stated redemption price, you may be required to include market discount in income at a rate that is not significantly slower than the rate at which that discount would be included in income if it were original issue discount.

     Market discount with respect to mortgage loans may be considered to be DE MINIMIS and, if so, will be includible in income under DE MINIMIS rules similar to those described under "--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount" above.

     Further, under the rules described under "--REMICs--Taxation of Owners of REMIC Regular Certificates--Market Discount" above, any discount that is not original issue discount and exceeds a DE MINIMIS amount may require the deferral of interest expense deductions attributable to accrued market discount not yet includible in income, unless an election

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has been made to report market discount currently as it accrues. This rule applies without regard to the origination dates of the underlying mortgage loans.

     PREMIUM. If a certificateholder is treated as acquiring the underlying mortgage loans at a premium, which is a price in excess of their remaining stated redemption price, the certificateholder may elect under Section 171 of the Code to amortize the portion of that premium allocable to mortgage loans originated after September 27, 1985 using a constant yield method. Amortizable premium is treated as an offset to interest income on the related debt instrument, rather than as a separate interest deduction. However, premium allocable to mortgage loans originated before September 28, 1985 or to mortgage loans for which an amortization election is not made, should--

     - be allocated among the payments of stated redemption price on the mortgage loan; and

     - be allowed as a deduction as those payments are made or, for an accrual method certificateholder, due.

     It appears that a prepayment assumption should be used in computing amortization of premium allowable under Section 171 of the Code similar to that described for calculating the accrual of market discount of grantor trust fractional interest certificates, based generally on the method described in
Section 1272(a)(6) of the Code. The precise means of applying that method is uncertain in various respects, however. See "--Grantor Trusts--Taxation of Owners of Grantor Trust Fractional Interest Certificates--General."

     TAXATION OF OWNERS OF GRANTOR TRUST STRIP CERTIFICATES. The "stripped coupon" rules of Section 1286 of the Code will apply to the grantor trust strip certificates. Except as described above under "--Grantor Trust Funds--Taxation of Owners of Grantor Trust Fractional Interest Certificates--If Stripped Bond Rules Apply", no regulations or published rulings under Section 1286 of the Code have been issued and some uncertainty exists as to how it will be applied to securities, such as the grantor trust strip certificates. Accordingly, we recommend that you consult your tax advisors concerning the method to be used in reporting income or loss with respect to those certificates.

     The Treasury regulations promulgated under the original discount rules do not apply to stripped coupons, although they provide general guidance as to how the original issue discount sections of the Code will be applied.

     Under the stripped coupon rules, it appears that original issue discount will be required to be accrued in each month on the grantor trust strip certificates based on a constant yield method. In effect, you would include as interest income in each month an amount equal to the product of your adjusted basis in the grantor trust strip certificate at the beginning of that month and the yield of the grantor trust strip certificate to you. This yield would be calculated based on--

     -    the price paid for that grantor trust strip certificate by you; and

     - the projected payments remaining to be made thereon at the time of the purchase; plus

     - an allocable portion of the projected servicing fees and expenses to be paid with respect to the underlying mortgage loans.

Such yield will accrue generally on the method described in Section 1272(a)(6) of the Code. The precise means of applying that method is uncertain in various respects, however. See "--Grantor Trusts--Taxation of Owners of Grantor Trust Fractional Interest Certificates--General."

     If the method for computing original issue discount under Section 1272(a)(6) results in a negative amount of original issue discount as to any accrual period with respect to a grantor trust strip certificate, the amount of original issue discount allocable to that accrual period will be zero. That is, no current deduction of the negative amount will be allowed to you. You will instead only be permitted to offset that negative amount against future positive original issue discount, if any, attributable to that certificate. Although not free from doubt, it is possible that you may be permitted to deduct a loss to the extent your basis in the certificate exceeds the maximum amount of payments you could ever receive with respect to that certificate. However, any loss may be a capital loss, which is limited in its deductibility. The foregoing considerations are particularly relevant to grantor trust certificates with no, or disproportionately small, amounts of principal, which can have negative yields under circumstances that are not default related. See "Risk Factors--Prepayment Considerations; Variability in Average Life of Offered Certificates; Special Yield Considerations" above.

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     The accrual of income on the grantor trust strip certificates will be significantly slower using a prepayment assumption than if yield is computed assuming no prepayments. In the absence of statutory or administrative clarification, we currently expect that information returns or reports to the IRS and certificateholders will be based on--

     - the prepayment assumption we will disclose in the related prospectus supplement; and

     - a constant yield computed using a representative initial offering price for each class of certificates.

     However, neither we nor any other person will make any representation that--

     - the mortgage loans in any of our trusts will in fact prepay at a rate conforming to the prepayment assumption or at any other rate; or

     -    the prepayment assumption will not be challenged by the IRS on audit.

     We recommend that prospective purchasers of the grantor trust strip certificates consult their tax advisors regarding the use of the prepayment assumption.

     Certificateholders also should bear in mind that the use of a representative initial offering price will mean that the information returns or reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders of each series who bought at that price.

     SALES OF GRANTOR TRUST CERTIFICATES. Any gain or loss recognized on the sale or exchange of a grantor trust certificate by an investor who holds that certificate as a capital asset, will be capital gain or loss, except as described below. The amount recognized equals the difference between--

     - the amount realized on the sale or exchange of a grantor trust certificate; and

     -    its adjusted basis.

     The adjusted basis of a grantor trust certificate generally will equal--

     -    its cost; increased by

     - any income reported by the seller, including original issue discount and market discount income; and reduced, but not below zero, by

     -    any and all--

          1.   previously reported losses,

          2.   amortized premium, and

          3.   payments with respect to that grantor trust certificate.

     As of the date of this prospectus, the Code provides for lower rates as to long-term capital gains than those applicable to the short-term capital gains and ordinary income realized or received by individuals. No rate differential exists for corporations. In addition, the distinction between a capital gain or loss and ordinary income or loss remains relevant for other purposes.

     Gain or loss from the sale of a grantor trust certificate may be partially or wholly ordinary and not capital in certain circumstances. Gain attributable to accrued and unrecognized market discount will be treated as ordinary income. Gain or loss recognized by banks and other financial institutions subject to
Section 582(c) of the Code will be treated as ordinary income.

     Furthermore, a portion of any gain that might otherwise be capital gain may be treated as ordinary income to the extent that the grantor trust certificate is held as part of a "conversion transaction" within the meaning of Section 1258 of the

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Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk, if substantially all of the taxpayer's return is attributable to the time value of the taxpayer's net investment in the transaction. The amount of gain realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the appropriate applicable Federal rate, at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction.

     The Code requires the recognition of gain upon the constructive sale of an appreciated financial position. A constructive sale of an appreciated financial position occurs if a taxpayer enters into certain transactions or series of transactions that have the effect of substantially eliminating the taxpayer's risk of loss and opportunity for gain with respect to the financial instrument. Debt instruments that--

     -    entitle the holder to a specified principal amount;

     -    pay interest at a fixed or variable rate; and

     -    are not convertible into the stock of the issuer or a related party,

cannot be the subject of a constructive sale for this purpose. Because most grantor trust certificates meet this exception, this Section will not apply to most grantor trust certificates. However, certain grantor trust certificates have no, or a disproportionately small, amount of principal and these certificates can be the subject of a constructive sale.

     Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include the net capital gain in total net investment income for the relevant taxable year. This election would be done for purposes of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer's net investment income.

     Holders that recognize a loss on a sale or exchange of a grantor trust certificate for federal income tax purposes in excess of certain threshold amounts should consult their tax advisors as to the need to file IRS Form 8886 (disclosing certain potential tax shelters) on their federal income tax returns.

     GRANTOR TRUST REPORTING. Unless otherwise provided in the related prospectus supplement, the related tax administrator will furnish or make readily available through electronic means to each holder of a grantor trust certificate with each payment a statement setting forth the amount of the payment allocable to principal on the underlying mortgage loans and to interest thereon at the related pass-through rate. In addition, the related tax administrator will furnish, within a reasonable time after the end of each calendar year, to each person or entity that was the holder of a grantor trust certificate at any time during that year, information regarding--

     - the amount of servicing compensation received by a master servicer or special servicer; and

     - all other customary factual information the reporting party deems necessary or desirable to enable holders of the related grantor trust certificates to prepare their tax returns.

     The reporting party will furnish comparable information to the IRS as and when required by law to do so.

     Because the rules for accruing discount and amortizing premium with respect to grantor trust certificates are uncertain in various respects, there is no assurance the IRS will agree with the information reports of those items of income and expense. Moreover, those information reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders that bought their certificates at the representative initial offering price used in preparing the reports.

     On June 30, 2002, the Service published proposed regulations, which will, when effective, establish a reporting framework for interests in widely held fixed investment trusts similar to that for regular interests in REMICs. A widely-held fixed investment trust is defined as any entity that is a United States person and is classified as a trust under Treasury Regulation Section 301.7701-4(c) in which any interest is held by a middleman, which includes, but is not limited to--

     -    a custodian of a person's account;

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     -    a nominee; and

     -    a broker holding an interest for a customer in street name.

     These regulations are proposed to be effective for calendar years beginning on or after the date that the final regulations are published in the Federal Register.

     BACKUP WITHHOLDING. In general, the rules described under "--REMICs--Backup Withholding with Respect to REMIC Certificates" above will also apply to grantor trust certificates.

     FOREIGN INVESTORS. In general, the discussion with respect to REMIC regular certificates under "--REMICs--Foreign Investors in REMIC Certificates" above applies to grantor trust certificates. However, unless we otherwise specify in the related prospectus supplement, grantor trust certificates will be eligible for exemption from U.S. withholding tax, subject to the conditions described in the discussion above, only to the extent the related mortgage loans were originated after July 18, 1984.

     To the extent that interest on a grantor trust certificate would be exempt under Sections 871(h)(1) and 881(c) of the Code from United States withholding tax, and the certificate is not held in connection with a certificateholder's trade or business in the United States, the certificate will not be subject to United States estate taxes in the estate of a nonresident alien individual.

                        STATE AND OTHER TAX CONSEQUENCES

     In addition to the federal income tax consequences described in "Federal Income Tax Consequences", potential investors should consider the state and local tax consequences concerning the offered certificates. State tax law may differ substantially from the corresponding federal law, and the discussion above does not purport to describe any aspect of the tax laws of any state or other jurisdiction. Therefore, we recommend that prospective investors consult their tax advisors with respect to the various tax consequences of investments in the offered certificates.

                              ERISA CONSIDERATIONS

GENERAL

     Title I of ERISA and Section 4975 of the Code impose various requirements on--

     -    Plans; and

     -    persons that are fiduciaries with respect to Plans,

in connection with the investment of the assets of a Plan. For purposes of this discussion, Plans may include individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts, including as applicable, insurance company general accounts, in which other Plans are invested.

     Governmental plans and, if they have not made an election under Section 410(d) of the Code, church plans, are not subject to ERISA requirements. However, these plans may be subject to provisions of other applicable federal and state law that are materially similar to the provisions of ERISA and the Code. Any of those plans which is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code, however, is subject to the prohibited transaction rules in Section 503 of the Code.

     ERISA imposes general fiduciary requirements on a fiduciary that is investing the assets of a Plan, including--

     -    investment prudence and diversification; and

     -    compliance with the investing Plan's governing the documents.

     Section 406 of ERISA and Section 4975 of the Code also prohibit a broad range of transactions involving the assets of a Plan and a Party in Interest with respect to that Plan, unless a statutory or administrative exemption exists.

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     The types of transactions between Plans and Parties in Interest that are prohibited include--

     -    sales, exchanges or leases of property;

     -    loans or other extensions of credit; and

     -    the furnishing of goods and services.

     Parties in Interest that participate in a prohibited transaction may be subject to an excise tax imposed under Section 4975 of the Code or a penalty imposed under Section 502(i) of ERISA, unless a statutory or administrative exemption is available. In addition, the persons involved in the prohibited transaction may have to cancel the transaction and pay an amount to the affected Plan for any losses realized by that Plan or profits realized by those persons. In addition, individual retirement accounts involved in the prohibited transaction may be disqualified, which would result in adverse tax consequences to the owner of the account.

PLAN ASSET REGULATIONS

     A Plan's investment in offered certificates may cause the underlying mortgage assets and other assets of the related trust to be deemed assets of that Plan. The Plan Asset Regulations provide that when a Plan acquires an equity interest in an entity, the assets of that Plan or arrangement include both that equity interest and an undivided interest in each of the underlying assets of the entity, unless an exception applies. One such exception occurs when the equity participation in the entity by benefit plan investors, which include both Plans and some employee benefit plans not subject to ERISA, is not significant. The equity participation by benefit plan investors will be significant on any date if 25% or more of the value of any class of equity interests in the entity is held by benefit plan investors. The percentage owned by benefit plan investors is determined by excluding the investments of the following persons--

     - those with discretionary authority or control over the assets of the entity;

     - those who provide investment advice directly or indirectly for a fee with respect to the assets of the entity; and

     - those who are affiliates of the persons described in the preceding two bullets.

     In the case of one of our trusts, investments by us, by the related trustee, the related master servicer, the related special servicer or any other party with discretionary authority over the related trust assets, or by the affiliates of these persons, will be excluded.

     A fiduciary of an investing Plan is any person who--

     - has discretionary authority or control over the management or disposition of the assets of that Plan; or

     - provides investment advice with respect to the assets of that Plan for a fee.

     If the mortgages and other assets included in one of our trusts are Plan assets, then any party exercising management or discretionary control regarding those assets, such as the related trustee, master servicer or special servicer, or affiliates of any of these parties, may be--

     -    deemed to be a fiduciary with respect to the investing Plan; and

     -    subject to the fiduciary responsibility provisions of ERISA.

     In addition, if the mortgages and other assets included in one of our trusts are Plan assets, then the operation of that trust may involve prohibited transactions under ERISA or the Code. For example, if a borrower with respect to a mortgage loan in that trust is a Party in Interest to an investing Plan, then the purchase by that Plan of offered certificates evidencing interests in that trust, could be a prohibited loan between that Plan and the Party in Interest.

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

     The Plan Asset Regulations provide that where a Plan purchases a "guaranteed governmental mortgage pool certificate," the assets of that Plan include the certificate but do not include any of the mortgages underlying the certificate. The Plan Asset Regulations include in the definition of a "guaranteed governmental mortgage pool certificate" some certificates issued and/or guaranteed by Freddie Mac, Ginnie Mae, Fannie Mae, or Farmer Mac. Accordingly, even if these types of mortgaged-backed securities were deemed to be assets of a Plan, the underlying mortgages would not be treated as assets of that Plan. Private label mortgage participations, mortgage pass-through certificates or other mortgage-backed securities are not "guaranteed governmental mortgage pool certificates" within the meaning of the Plan Asset Regulations.

     In addition, the acquisition or holding of offered certificates by or on behalf of a Plan could give rise to a prohibited transaction if we or the related trustee, master servicer or special servicer or any related underwriter, sub-servicer, tax administrator, manager, borrower or obligor under any credit enhancement mechanism, or one of their affiliates, is or becomes a Party in Interest with respect to an investing Plan.

     If you are the fiduciary of a Plan, you should consult your counsel and review the ERISA discussion in the related prospectus supplement before purchasing any offered certificates.

UNDERWRITER'S EXEMPTION

     It is expected that Credit Suisse First Boston LLC will be the sole, lead or co-lead underwriter in each underwritten offering of certificates made by this prospectus. The U.S. Department of Labor issued PTE 89-90 to a predecessor in interest to Credit Suisse First Boston LLC. Subject to the satisfaction of the conditions specified in that exemption, as amended, including by PTE 97-34, PTE 2000-58 and PTE 2002-41, PTE 89-90 generally exempts from the application of the prohibited transaction provisions of ERISA and the Code, various transactions relating to, among other things--

     - the servicing and operation of some mortgage assets pools, such as the types of mortgage asset pools that will be included in our trusts; and

     - the purchase, sale and holding of some certificates evidencing interests in those pools that are underwritten by Credit Suisse First Boston LLC or any person affiliated with Credit Suisse First Boston LLC, such as particular classes of the offered certificates.

     The related prospectus supplement will state whether PTE 89-90 or other similar exemption is or may be available with respect to any offered certificates underwritten by Credit Suisse First Boston LLC or other underwriters.

INSURANCE COMPANY GENERAL ACCOUNTS

     The Small Business Job Protection Act of 1996 added a new Section 401(c) to ERISA, which provides relief from the fiduciary and prohibited transaction provisions of ERISA and the Code for transactions involving an insurance company general account. This relief is in addition to any exemption that may be available under PTCE 95-60 for the purchase and holding of certain classes of offered certificates by an insurance company general account.

     Under Section 401(c) of ERISA, the U.S. Department of Labor issued a final regulation on January 5, 2000, providing guidance for determining, in cases where insurance policies supported by an insurer's general account are issued to or for the benefit of a Plan on or before December 31, 1998, which general account assets are Plan assets. That regulation generally provides that, if the specified requirements are satisfied with respect to insurance policies issued on or before December 31, 1998, the assets of an insurance company general account will not be Plan assets.

     Any assets of an insurance company general account which support insurance policies issued to a Plan after December 31, 1998, or issued to a Plan on or before December 31, 1998 for which the insurance company does not comply with the requirements set forth in the final regulation under Section 401(c) of ERISA, may be treated as Plan assets. In addition, because Section 401(c) of ERISA and the regulation issued under Section 401(c) of ERISA do not relate to insurance company separate accounts, separate account assets are still treated as Plan assets, invested in the separate account. If you are an insurance company are contemplating the investment of general account assets in offered certificates, you should consult your legal counsel as to the applicability of
Section 401(c) of ERISA and PTCE 95-60.

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CONSULTATION WITH COUNSEL

     If you are a fiduciary for a Plan and you intend to purchase offered certificates on behalf of or with assets of that Plan, you should--

     -    consider your general fiduciary obligations under ERISA; and

     -    consult with your legal counsel as to--

          1. the potential applicability of ERISA and the Code to investment, and

          2. the availability of any prohibited transaction exemption in connection with investment.

TAX EXEMPT INVESTORS

     A Plan that is exempt from federal income taxation under Section 501 of the Code will be subject to federal income taxation to the extent that its income is "unrelated business taxable income" within the meaning of Section 512 of the Code.

                                LEGAL INVESTMENT

     If so specified in the Prospectus Supplement, certain Classes of offered certificates will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended ("SMMEA"). Generally, the only Classes of offered certificates which will qualify as "mortgage related securities" will be those that (1) are rated in one of two highest rating categories by at least one nationally recognized statistical rating organization; and (2) are part of a series evidencing interests in a Trust Fund consisting of loans originated by certain types of originators specified in SMMEA and secured by first liens on real estate. The appropriate characterization of those offered certificates not qualifying as "mortgage related securities" for purposes of SMMEA ("Non-SMMEA offered certificates") under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase such offered certificates, may be subject to significant interpretive uncertainties. Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Non-SMMEA offered certificates constitute legal investments for them.

     Those classes of offered certificates qualifying as "mortgage related securities" will constitute legal investments for persons, trusts, corporations, partnerships, associations, business trusts, and business entities, including depository institutions, insurance companies, trustees, and pension funds, created pursuant to or existing under the laws of the United States or of any state, including the District of Columbia and Puerto Rico, whose authorized investments are subject to state regulation to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any of its agencies or instrumentalities constitute legal investments for those entities.

     Under SMMEA, a number of states enacted legislation, on or prior to the October 3, 1991 cut off for those enactments, limiting to various extents the ability of certain entities (in particular, insurance companies) to invest in "mortgage related securities" secured by liens on residential, or mixed residential and commercial properties, in most cases by requiring the affected investors to rely solely upon existing state law, and not SMMEA. Pursuant to
Section 347 of the Riegle Community Development and Regulatory Improvement Act of 1994, which amended the definition of "mortgage related security" to include, in relevant part, offered certificates satisfying the rating and qualified originator requirements for "mortgage related securities," but evidencing interests in a Trust Fund consisting, in whole or in part, of first liens on one or more parcels of real estate upon which are located one or more commercial structures, states were authorized to enact legislation, on or before September 23, 2001, specifically referring to Section 347 and prohibiting or restricting the purchase, holding or investment by state regulated entities in those types of offered certificates. Accordingly, the investors affected by any state legislation overriding the preemptive effect of SMMEA will be authorized to invest in offered certificates qualifying as "mortgage related securities" only to the extent provided in that legislation.

     SMMEA also amended the legal investment authority of federally chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell, or otherwise deal in "mortgage related securities" without limitation as to the percentage of their assets represented thereby, federal credit unions may invest in those securities, and national banks may purchase those securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. Section 24 (Seventh), subject in each case to those regulations as the applicable federal regulatory authority may prescribe. In this connection, the Office of the Comptroller of the Currency (the "OCC") has amended 12 C.F.R.
Part 1 to authorize national banks to purchase and sell for their own account, without limitation as to a percentage of the bank's capital and surplus (but subject to compliance with certain general standards in 12 C.F.R. Section 1.5 concerning "safety and soundness" and retention of credit information), certain "Type IV securities," defined in 12 C.F.R. Section 1.2(m) to include certain "commercial mortgage related securities." As so defined, "commercial mortgage related security" means, in relevant part, "mortgage related security" within the meaning of SMMEA, provided that it "represents ownership of a promissory note or certificate of interest or participation that is directly secured by a first lien on one or more parcels of real estate upon which one or more commercial structures are located and that is fully secured by interests in a pool of loans to numerous obligors." In the absence of any rule or administrative interpretation by the OCC defining the term "numerous obligors," no representation is made as to whether any of the offered certificates will qualify as "commercial mortgage-related securities," and thus as "Type IV securities," for investment by national banks. The National Credit Union Administration (the "NCUA") has adopted rules, codified at 12 C.F.R. Part 703, which permit federal credit unions to invest in "mortgage related securities," other than stripped mortgage related securities, residual interests in mortgage related securities, and commercial mortgage related securities, subject to compliance with general rules governing investment policies and practices; however, credit unions approved for the NCUA's "investment pilot program" under 12 C.F.R. Section 703.19 may be able to invest in those prohibited forms of securities, while "RegFlex credit unions" may invest in commercial mortgage related securities under certain conditions pursuant to 12 C.F.R. Section 742.4(b)(2). The Office of Thrift Supervision (the "OTS") has issued Thrift Bulletin 13a (December 1, 1998), "Management of Interest Rate Risk, Investment Securities, and Derivatives Activities," and Thrift Bulletin 73a (December 18,
2001), "Investing in Complex Securities," which thrift institutions subject to the jurisdiction of the OTS should consider before investing in any of the offered certificates.

     All depository institutions considering an investment in the offered certificates should review the "Supervisory Policy Statement on Investment Securities and End User Derivatives Activities" (the "1998 Policy Statement") of the Federal Financial Institutions Examination Council, which has been adopted by the Board of Governors of the Federal Reserve System, the OCC, the Federal Deposit Insurance Corporation and the OTS, effective May 26, 1998, and by the NCUA, effective October 1, 1998. The 1998 Policy Statement sets forth general guidelines which depository institutions must follow in managing risks (including market, credit, liquidity, operational (transaction), and legal risks) applicable to all securities (including mortgage pass through securities and mortgage derivative products) used for investment purposes.

     Investors whose investment activities are subject to regulation by federal or state authorities should review rules, policies, and guidelines adopted from time to time by those authorities before purchasing any offered certificates, as certain classes may be deemed unsuitable investments, or may otherwise be restricted, under those rules, policies, or guidelines (in certain instances irrespective of SMMEA).

     The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines, or agreements generally governing investments made by a particular investor, including, but not limited to, "prudent investor" provisions, percentage of assets limits, provisions which may restrict or prohibit investment in securities which are not "interest-bearing" or "income-paying," and, with regard to any offered certificates issued in book entry form, provisions which may restrict or prohibit investments in securities which are issued in book entry form.

     Except as to the status of certain classes of the offered certificates as "mortgage related securities," no representations are made as to the proper characterization of the offered certificates for legal investment purposes, financial institution regulatory purposes, or other purposes, or as to the ability of particular investors to purchase offered certificates under applicable legal investment restrictions. The uncertainties described above (and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the offered certificates) may adversely affect the liquidity of the offered certificates.

     Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the offered certificates constitute legal investments or are subject to investment, capital, or other restrictions, and, if applicable, whether SMMEA has been overridden in any jurisdiction relevant to that investor.

                              PLAN OF DISTRIBUTION

     The certificates offered by this prospectus and the related prospectus supplements will be offered in series through one or more of the methods described in the next paragraph. The prospectus supplement prepared for the offered certificates

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

of each series will describe the method of offering being utilized for those certificates and will state the net proceeds to us from the sale of those certificates.

     We intend that offered certificates will be offered through the following methods from time to time. We further intend that offerings may be made concurrently through more than one of these methods or that an offering of the offered certificates of a particular series may be made through a combination of two or more of these methods. The methods are as follows--

     - by negotiated firm commitment or best efforts underwriting and public offering by one or more underwriters which may include one of our affiliate corporations, Credit Suisse First Boston LLC, as specified in the related prospectus supplement;

     -    by placements by us with institutional investors through dealers; and

     -    by direct placements by us with institutional investors.

     In addition, if specified in the related prospectus supplement, the offered certificates of a series may be offered in whole or in part to the seller of the mortgage assets that would back those certificates. Furthermore, the related trust assets for any series of offered certificates may include other securities, the offering of which was registered under the registration statement of which this prospectus is a part.

     If underwriters are used in a sale of any offered certificates, other than in connection with an underwriting on a best efforts basis, the offered certificates will be acquired by the underwriters for their own account. These certificates may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices to be determined at the time of sale or at the time of commitment therefor. The managing underwriter or underwriters with respect to the offer and sale of offered certificates of a particular series will be described on the cover of the prospectus supplement relating to the series and the members of the underwriting syndicate, if any, will be named in the relevant prospectus supplement.

     Underwriters may receive compensation from us or from purchasers of the offered certificates in the form of discounts, concessions or commissions. Underwriters and dealers participating in the payment of the offered certificates may be deemed to be underwriters in connection with those certificates. In addition, any discounts or commissions received by them from us and any profit on the resale of those offered certificates by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended.

     It is anticipated that the underwriting agreement pertaining to the sale of the offered certificates of any series will provide that--

     - the obligations of the underwriters will be subject to various conditions precedent;

     - the underwriters will be obligated to purchase all the certificates if any are purchased, other than in connection with an underwriting on a best efforts basis; and

     - in limited circumstances, we will indemnify the several underwriters and the underwriters will indemnify us against civil liabilities relating to disclosure in our registration statement, this prospectus or any of the related prospectus supplements, including liabilities under the Securities Act of 1933, as amended, or will contribute to payments required to be made with respect to any liabilities.

     The prospectus supplement with respect to any series offered by placements through dealers will contain information regarding the nature of the offering and any agreements to be entered into between us and purchasers of offered certificates of that series.

     We anticipate that the offered certificates will be sold primarily to institutional investors. Purchasers of offered certificates, including dealers, may, depending on the facts and circumstances of the purchases, be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended, in connection with reoffers and sales by them of offered certificates. Holders of offered certificates should consult with their legal advisors in this regard prior to any reoffer or sale.

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                                  LEGAL MATTERS

     Unless otherwise specified in the related prospectus supplement, particular legal matters in connection with the certificates of each series, including some federal income tax consequences, will be passed upon for us by--

     -    Cadwalader, Wickersham & Taft LLP; or

     -    Sidley Austin Brown & Wood LLP.

                              FINANCIAL INFORMATION

     A new trust will be formed with respect to each series of offered certificates. None of those trusts will engage in any business activities or have any assets or obligations prior to the issuance of the related series of offered certificates. Accordingly, no financial statements with respect to any trust will be included in this prospectus or in the related prospectus supplement. We have determined that our financial statements will not be material to the offering of any offered certificates.

                                     RATING

     It is a condition to the issuance of any class of offered certificates that, at the time of issuance, at least one nationally recognized statistical rating organization has rated those certificates in one of its generic rating categories which signifies investment grade. Typically, the four highest rating categories, within which there may be sub-categories or gradations indicating relative standing, signify investment grade.

     Ratings on mortgage pass-through certificates address the likelihood of receipt by the holders of all payments of interest and/or principal to which they are entitled. These ratings address the structural, legal and issuer-related aspects associated with the certificates, the nature of the underlying mortgage assets and the credit quality of any third-party credit enhancer. The rating(s) on a class of offered certificates will not represent any assessment of--

     -    whether the price paid for those certificates is fair;

     - whether those certificates are a suitable investment for any particular investor;

     -    the tax attributes of those certificates or of the related trust;

     - the yield to maturity or, if they have principal balances, the average life of those certificates;

     - the likelihood or frequency of prepayments of principal on the underlying mortgage loans;

     - the degree to which the amount or frequency of prepayments on the underlying mortgage loans might differ from those originally anticipated;

     - whether or to what extent the interest payable on those certificates may be reduced in connection with interest shortfalls resulting from the timing of voluntary prepayments;

     - the likelihood that any amounts other than interest at the related mortgage interest rates and principal will be received with respect to the underlying mortgage loans; or

     - if those certificates provide solely or primarily for payments of interest, whether the holders, despite receiving all payments of interest to which they are entitled, would ultimately recover their initial investments in those certificates.

     A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating.

                                    GLOSSARY

     The following capitalized terms will have the respective meanings assigned to them in this "Glossary" section whenever they are used in this prospectus.

     "ADA" means the Americans with Disabilities Act of 1990, as amended.

     "CERCLA" means the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended.

     "CODE" means the Internal Revenue Code of 1986, as amended.

     "COMMITTEE REPORT" means the Conference Committee Report accompanying the Tax Reform Act of 1986.

     "CPR" means an assumed constant rate of prepayment each month, which is expressed on a per annum basis, relative to the then-scheduled principal balance of a pool of mortgage loans for the life of those loans.

     "DISQUALIFIED ORGANIZATION" means--

     -    the United States;

     -    any State or political subdivision of the United States;

     -    any foreign government;

     -    any international organization;

     - any agency or instrumentality of the foregoing, except for instrumentalities described in Section 168(h)(2)(D) of the Code or Freddie Mac;

     - any organization, other than a cooperative described in Section 521 of the Code, that is exempt from federal income tax, except if it is subject to the tax imposed by Section 511 of the Code; or

     -    any organization described in Section 1381(a)(2)(C) of the Code.

     "ELECTING LARGE PARTNERSHIP" means any partnership having more than 100 members during the preceding tax year which elects to apply simplified reporting provisions under the Code, except for some service partnerships and commodity pools.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

     "EUROCLEAR OPERATOR" means Euroclear Bank, Brussels, Belgium office, as operator of the Euroclear System.

     "EUROCLEAR TERMS AND CONDITIONS" means the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and, to the extent that it applies to the operation of the Euroclear System, Belgian law.

     "FANNIE MAE" means the Federal National Mortgage Association.

     "FARMER MAC" means the Federal Agricultural Mortgage Corporation.

     "FASIT" means a financial asset securitization trust, within the meaning of, and formed in accordance with, the Small Business Job Protection Act of 1996 and Sections 860I through 860L of the Code.

     "FDIC" means the Federal Deposit Insurance Corporation.

     "FINANCIAL INTERMEDIARY" means a brokerage firm, bank, thrift institution or other financial intermediary that maintains an account of a beneficial owner of securities.

     "FREDDIE MAC" means the Federal Home Loan Mortgage Corporation.

     "GINNIE MAE" means the Government National Mortgage Association.

     "GOVERNING DOCUMENT" means the pooling and servicing agreement or other similar agreement or collection of agreements, which governs the issuance of a series of offered certificates.

     "IRS" means the Internal Revenue Service.

     "LENDER LIABILITY ACT" means the Asset Conservation, Lender Liability and Deposit Insurance Act of 1996, as amended.

     "NET INCOME FROM FORECLOSURE PROPERTY" means income from foreclosure property other than qualifying rents and other qualifying income for a REIT.

     "NCUA" means the National Credit Union Administration.

     "OCC" means the Office of the Comptroller of the Currency.

     "OTS" means the Office of Thrift Supervision.

     "PARTY IN INTEREST" means any person that is a "party in interest" within the meaning of ERISA or a "disqualified person" within the meaning of the Code.

     "PASS-THROUGH ENTITY" means any--

     -    regulated investment company;

     -    real estate investment trust;

     -    trust;

     -    partnership; or

     - other entities described in Section 860E(e)(6) of the Internal Revenue Code.

     "PLAN" means any retirement plan or other employee benefit plan, arrangement or account that is subject to the fiduciary responsibility provisions of the ERISA or Section 4975 of the Code.

     "PLAN ASSET REGULATIONS" means the regulations of the U.S. Department of Labor promulgated under ERISA relating to what constitutes assets of a Plan.

     "PTCE" means a prohibited transaction class exemption issued by the U.S. Department of Labor.

     "PTE" means a prohibited transaction exemption issued by the U.S. Department of Labor.

     "REIT" means a real estate investment trust within the meaning of Section 856(a) of the Code.

     "RELIEF ACT" means the Soldiers' and Sailors' Civil Relief Act of 1940, as amended.

     "REMIC" means a real estate mortgage investment conduit, within the meaning of, and formed in accordance with, the Tax Reform Act of 1986 and Sections 860A through 860G of the Code.

     "SEC" means the Securities and Exchange Commission.

     "SMMEA" means the Secondary Mortgage Market Enhancement Act of 1984, as amended.

     "SPA" means standard prepayment assumption.

     "UCC" means, for any jurisdiction, the Uniform Commercial Code as in effect in that jurisdiction.

     "U.S. PERSON" means--

     -    a citizen or resident of the United States;

     - a corporation, partnership or other entity created or organized in, or under the laws of, the United States, any state or the District of Columbia;

     - an estate whose income from sources without the United States is includible in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States; or

     -    a trust as to which--

          1. a court in the United States is able to exercise primary supervision over the administration of the trust, and

          2. one or more United States persons have the authority to control all substantial decisions of the trust.

In addition, to the extent provided in the Treasury Regulations, a trust will be a U.S. Person if it was in existence on August 20, 1996 and it elected to be treated as a U.S. Person.

                                           [PHOTO OMITTED]

                                           HYATT REGENCY SAVANNAH
                                           SAVANNAH, GA

[PHOTO OMITTED]                            [PHOTO OMITTED]

100 HUDSON TENANTS CORP.                   WAYZATA OFFICE
NEW YORK, NY                               WAYZATA, MN

[PHOTO OMITTED]                            [PHOTO OMITTED]

HILTON GARDEN INN                          BEACON CENTER
LINTHICUM, MD                              RALEIGH, NC

[PHOTO OMITTED]                            [PHOTO OMITTED]

CITY PARK RETAIL                           OAK CREST MHP
LINCOLNSHIRE, IL                           MANVEL, TX

                                           [PHOTO OMITTED]

                                           PARADISE SHOPPES OF PROMINENCE POINT
                                           CANTON, GA

[PHOTO OMITTED]

135 EAST 83RD OWNERS CORP.
NEW YORK, NY

                                           [PHOTO OMITTED]

                                           THE SHOPS AT LEGACY
                                           PLANO, TX

[PHOTO OMITTED]

DEERPATH COURT SHOPPING CENTER
LAKE ZURICH, IL

[PHOTO OMITTED]                            [PHOTO OMITTED]

VILLAGE ON THE PARKWAY                     PORTSMOUTH RENAISSANCE HOTEL
ADDISON, TX                                PORTSMOUTH, VA

     The attached diskette contains one spreadsheet file that can be put on a user-specified hard drive or network drive. This spreadsheet file is "CSFBMSC 2004-C4.xls." The spreadsheet file "CSFBMSC 2004-C4.xls" is Microsoft Excel(1), Version 5.0 spreadsheet. The spreadsheet file provides, in electronic format, statistical information that is used to present the information presented in and on Exhibits A-1 and A-2 to this prospectus supplement. Defined terms used, but not otherwise defined, in the spreadsheet file will have the respective meanings assigned to them in the glossary to this prospectus supplement. All the information contained in the spreadsheet file is subject to the same limitations and qualifications contained in this prospectus supplement. Prospective investors are strongly urged to read this prospectus supplement and accompanying prospectus in its entirety prior to accessing the spreadsheet file.

----------
(1)  Microsoft Excel is a registered trademark of Microsoft Corporation.